FILED PURSUANT TO RULE 424(b)(2)
REGISTRATION FILE NO.: 333-228375-01

$869,210,000 (Approximate)

BANK 2019-BNK18
(Central Index Key Number 0001774962)

as Issuing Entity

Banc of America Merrill Lynch Commercial Mortgage Inc.
(Central Index Key Number 0001005007)

as Depositor

Wells Fargo Bank, National Association
(Central Index Key Number 0000740906)

Morgan Stanley Mortgage Capital Holdings LLC
(Central Index Key Number 0001541557)

Bank of America, National Association
(Central Index Key Number 0001102113)

National Cooperative Bank, N.A.
(Central Index Key Number 0001577313)

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates, Series 2019-BNK18

Banc of America Merrill Lynch Commercial Mortgage Inc. is offering certain classes of the Commercial Mortgage Pass-Through Certificates, Series 2019-BNK18 consisting of the certificate classes identified in the table below. The certificates being offered by this prospectus (and the non-offered Class X-D, Class X-F, Class X-G, Class X-H, Class D, Class E, Class F, Class G, Class H, Class V and Class R certificates and the RR Interest) represent the beneficial ownership interests in the issuing entity, which will be a New York common law trust named BANK 2019-BNK18. The assets of the issuing entity will primarily consist of a pool of fixed rate commercial mortgage loans, which are generally the sole source of payments on the certificates. Credit enhancement will be provided solely by certain classes of subordinate certificates that will be subordinate to certain classes of senior certificates as described under “Description of the Certificates—Subordination; Allocation of Realized Losses”. Each class of certificates will be entitled to receive monthly distributions of interest and/or principal on the 4th business day following the 11th day of each month (or if the 11th day is not a business day, the next business day), commencing in June 2019. The rated final distribution date for the certificates is the distribution date in May 2062.

Class	Approximate Initial Certificate Balance or Notional Amount(1)		Approximate Initial Pass-Through Rate	Pass-Through Rate Description	Assumed Final Distribution Date(3)
Class A-1	$17,790,000		2.61000%	Fixed(5)	May 2024
Class A-2	$32,774,000		3.47400%	Fixed(5)	May 2024
Class A-SB	$30,145,000		3.43200%	Fixed(5)	February 2029
Class A-3	$265,700,000		3.32500%	Fixed(5)	April 2029
Class A-4	$343,049,000		3.58400%	Fixed(5)	May 2029
Class X-A	$689,458,000	(6)	1.05280%	Variable(7)	NAP
Class X-B	$179,752,000	(8)	0.51192%	Variable(9)	NAP
Class A-S	$89,876,000		3.82600%	WAC Cap(10)	May 2029
Class B	$49,247,000		3.97700%	WAC Cap(10)	May 2029
Class C	$40,629,000		4.35998%	WAC – 0.14000%(11)	May 2029

(Footnotes to this table begin on page 3)

You should carefully consider the risk factors beginning on page 63 of this prospectus.

Neither the certificates nor the mortgage loans are insured or guaranteed by any governmental agency, instrumentality or private issuer or any other person or entity.

The certificates will represent interests in the issuing entity only. They will not represent interests in or obligations of the sponsors, depositor, any of their affiliates or any other entity.

The United States Securities and Exchange Commission and state regulators have not approved or disapproved of the offered certificates or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense. Banc of America Merrill Lynch Commercial Mortgage Inc. will not list the offered certificates on any securities exchange or on any automated quotation system of any securities association.

The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended, contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus).

The underwriters, BofA Securities, Inc., Wells Fargo Securities, LLC, Morgan Stanley & Co. LLC, Academy Securities, Inc. and Drexel Hamilton, LLC, will purchase the offered certificates from Banc of America Merrill Lynch Commercial Mortgage Inc. and will offer them to the public at negotiated prices, plus, in certain cases, accrued interest, determined at the time of sale. BofA Securities, Inc., Wells Fargo Securities, LLC and Morgan Stanley & Co. are acting as co-lead managers and joint bookrunners in the following manner: BofA Securities, Inc. is acting as sole bookrunning manager with respect to 22.8% of each class of offered certificates, Wells Fargo Securities, LLC is acting as sole bookrunning manager with respect to 50.7% of each class of offered certificates and Morgan Stanley & Co. LLC is acting as sole bookrunning manager with respect to 26.5% of each class of offered certificates. Academy Securities, Inc. and Drexel Hamilton, LLC are acting as co-managers.

The underwriters expect to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company in the United States and Clearstream Banking, S.A. and Euroclear Bank, as operator of the Euroclear System, in Europe, against payment in New York, New York on or about May 31, 2019. Banc of America Merrill Lynch Commercial Mortgage Inc. expects to receive from this offering approximately 108.9% of the aggregate certificate balance of the offered certificates, plus accrued interest from May 1, 2019, before deducting expenses payable by the depositor.

BofA Merrill Lynch	Morgan Stanley	Wells Fargo Securities
Co-Lead Manager and Joint Bookrunner	Co-Lead Manager and Joint Bookrunner	Co-Lead Manager and Joint Bookrunner

Academy Securities, Inc. Co-Manager		Drexel Hamilton Co-Manager

May 22, 2019

BANK 2019-BNK18

Commercial Mortgage Pass-Through Certificates, Series BANK 2019-BNK18

Geographic Overview of Mortgage Pool

Kansas
1 property
$3,944,623
0.4% of total
Minnesota
1 property
$10,100,000
1.0% of total
Illinois
2 properties
$7,950,000
0.8% of total
Indiana
1 property
$6,991,241
0.7% of total
Michigan
2 properties
$29,355,000
2.8% of total
Ohio
3 properties
$21,010,250
2.0% of total
New York
18 properties
$94,389,642
9.1% of total
Washington
1 property
$73,800,000
7.1% of total
Nevada
1 property
$11,000,000
1.1% of total
California
12 properties
$510,820,000
49.3% of total
New Jersey
1 property
$60,000,000
5.8% of total
Georgia
3 properties
$55,406,999
5.3% of total
Hawaii
186 properties
$40,000,000
3.9% of total
Arizona
1 property
$6,742,214
0.7% of total
Florida
3 properties
$30,525,000
2.9% of total
Texas
6 properties
$74,745,000
7.2% of total
Mortgaged Properties by Property Type
Industrial 2.0%
Self Storage 3.5%
Mixed Use 1.5%
Leased Fee 3.6%
Parking 0.0%
Multifamily 8.4%
Retail 9.2%
Office 55.3%
Hospitality 16.6%
% of Cut-Off Date Balance
< 1.0%
1.0% – 10.0%
> 10.0%

Summary of Certificates

Class or Interest	Approx. Initial Certificate Balance or Notional Amount(1)		Approx. Initial Credit Support(2)	Approx. Initial Pass-Through Rate	Pass-Through Rate Description	Assumed Final Distribution Date(3)	Weighted Average Life (Years)(4)	Expected Principal Window (Months)(4)
Offered Certificates
Class A-1	$17,790,000		30.000%	2.61000%	Fixed(5)	May 2024	2.79	1-60
Class A-2	$32,774,000		30.000%	3.47400%	Fixed(5)	May 2024	4.96	60-60
Class A-SB	$30,145,000		30.000%	3.43200%	Fixed(5)	February 2029	7.47	60-117
Class A-3	$265,700,000		30.000%	3.32500%	Fixed(5)	April 2029	9.83	117-119
Class A-4	$343,049,000		30.000%	3.58400%	Fixed(5)	May 2029	9.93	119-120
Class X-A	$689,458,000	(6)	NAP	1.05280%	Variable(7)	NAP	NAP	NAP
Class X-B	$179,752,000	(8)	NAP	0.51192%	Variable(9)	NAP	NAP	NAP
Class A-S	$89,876,000		20.875%	3.82600%	WAC Cap(10)	May 2029	9.96	120-120
Class B	$49,247,000		15.875%	3.97700%	WAC Cap(10)	May 2029	9.96	120-120
Class C	$40,629,000		11.750%	4.35998%	WAC – 0.14000%(11)	May 2029	9.96	120-120

Non-Offered Certificates
Class X-D	$52,940,000	(12)	NAP	1.49998%	Variable(13)	NAP	NAP	NAP
Class X-F	$19,699,000	(12)	NAP	1.17498%	Variable(13)	NAP	NAP	NAP
Class X-G	$9,850,000	(12)	NAP	1.17498%	Variable(13)	NAP	NAP	NAP
Class X-H	$33,241,971	(12)	NAP	1.17498%	Variable(13)	NAP	NAP	NAP
Class D	$29,548,000		8.750%	3.00000%	Fixed(5)	May 2029	9.96	120-120
Class E	$23,392,000		6.375%	3.00000%	Fixed(5)	May 2029	9.96	120-120
Class F	$19,699,000		4.375%	3.32500%	Fixed(5)	May 2029	9.96	120-120
Class G	$9,850,000		3.375%	3.32500%	Fixed(5)	May 2029	9.96	120-120
Class H	$33,241,971		0.000%	3.32500%	Fixed(5)	June 2029	9.97	120-121
Class V(14)	NAP		NAP	NAP	NAP	NAP	NAP	NAP
Class R(15)	NAP		NAP	NAP	NAP	NAP	NAP	NAP
Non-Offered Eligible Vertical Interest
RR Interest	$51,838,998.48		NAP	4.49998%	(16)	June 2029	9.54	1-121

(1)	Approximate, subject to a permitted variance of plus or minus 5%. The Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-H certificates are collectively referred to herein as “Class X certificates”.

(2)	The approximate initial credit support percentages set forth for the certificates are approximate and, for the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, are represented in the aggregate. The RR Interest provides credit support only to the limited extent that it is allocated a portion of any losses incurred on the underlying mortgage loans, which such losses are allocated between it, on the one hand, and the non-retained certificates, on the other hand, pro rata in accordance with their respective percentage allocation entitlements. See “Credit Risk Retention”.

(3)	The assumed final distribution dates set forth in this prospectus have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”.

(4)	The weighted average life and expected principal window during which distributions of principal would be received as set forth in the foregoing table with respect to each class of certificates having a certificate balance are based on the assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans and that there are no extensions or forbearances of maturity dates or anticipated repayment dates of the mortgage loans.

(5)	The pass-through rate for each class of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class D, Class E, Class F, Class G and Class H certificates will be a fixed rate per annum equal to the pass-through rate set forth opposite such class of certificates in the table.

(6)	The Class X-A certificates are notional amount certificates. The notional amount of the Class X-A certificates will be equal to the aggregate certificate balance of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates outstanding from time to time. The Class X-A certificates will not be entitled to distributions of principal.

(7)	The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates for the related distribution date, weighted on the basis of their respective aggregate certificate balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(8)	The Class X-B certificates are notional amount certificates. The notional amount of the Class X-B certificates will be equal to the aggregate certificate balance of the Class A-S, Class B and Class C certificates outstanding from time to time. The Class X-B certificates will not be entitled to distributions of principal.

(9)	The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S, Class B and Class C certificates for the related distribution date, weighted on the basis of their respective aggregate certificate balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(10)	The pass-through rate for each class of the Class A-S and Class B certificates will be a variable rate per annum equal to the lesser of (a) the pass-through rate set forth opposite such class of certificates in the table and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(11)	The pass-through rate for the Class C certificates will be a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date minus 0.14000%. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(12)	The Class X-D, Class X-F, Class X-G and Class X-H certificates are notional amount certificates and will not be entitled to distributions of principal. The notional amount of the Class X-D certificates will be equal to the aggregate certificate balance of the Class D and Class E certificates outstanding from time to time. The notional amount of each class of the Class X-F, Class X-G and Class X-H certificates will be equal to the certificate balance of the class of principal balance certificates that, with the addition of “X-”, has the same alphabetical designation as the subject class of Class X certificates.

(13)	The pass-through rate for the Class X-D certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class D and Class E certificates for the related distribution date, weighted on the basis of their respective aggregate certificate balances outstanding immediately prior to that distribution date. The pass-through rate for each class of the Class X-F, Class X-G and Class X-H certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate for the related distribution date on the class of principal balance certificates that, with the addition of “X-”, has the same alphabetical designation as the subject class of Class X certificates. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(14)	The Class V certificates will not have a certificate balance, notional amount, credit support, pass-through rate, assumed final distribution date, rated final distribution date or rating. The Class V certificates will only be entitled to a specified portion of distributions of excess interest accrued on the mortgage loans with an anticipated repayment date. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—ARD Loans” in this prospectus.

(15)	The Class R certificates will not have a certificate balance, notional amount, credit support, pass-through rate, assumed final distribution date, rated final distribution date or rating. The Class R certificates represent the residual interest in each Trust REMIC as further described in this prospectus. The Class R certificates will not be entitled to distributions of principal or interest.

(16)	Although it does not have a specified pass-through rate (other than for tax reporting purposes), the effective RR Interest rate will be a per annum rate equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, which mortgage interest rates will be adjusted as necessary to a 30/360 basis.

The Class X-D, Class X-F, Class X-G, Class X-H, Class D, Class E, Class F, Class G, Class H, Class V and Class R certificates and the RR Interest are not offered by this prospectus. Any information in this prospectus concerning these certificates or the RR Interest is presented solely to enhance your understanding of the offered certificates.

Summary of Certificates	3
Important Notice Regarding the Offered Certificates	14
Important Notice About Information Presented in this Prospectus	14
Summary of Terms	23
Risk Factors	63
The Certificates May Not Be a Suitable Investment for You	63
Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss	63
Risks Related to Market Conditions and Other External Factors	63
The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue To Adversely Affect the Value of CMBS	63
Other Events May Affect the Value and Liquidity of Your Investment	64
Risks Relating to the Mortgage Loans	64
Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed	64
Risks of Commercial and Multifamily Lending Generally	65
Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases	67
Office Properties Have Special Risks	72
Hospitality Properties Have Special Risks	72
Risks Relating to Affiliation with a Franchise or Hotel Management Company	75
Retail Properties Have Special Risks	76
Leased Fee Properties Have Special Risks	78
Multifamily Properties Have Special Risks	79
Residential Cooperative Properties Have Special Risks	81
Self Storage Properties Have Special Risks	84
Industrial Properties Have Special Risks	85
Mixed Use Properties Have Special Risks	86
Condominium Ownership May Limit Use and Improvements	86
Operation of a Mortgaged Property Depends on the Property Manager’s Performance	88
Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses	88
Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses	90
Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties	91
Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses	92
Risks Related to Zoning Non-Compliance and Use Restrictions	95
Risks Relating to Inspections of Properties	96
Risks Relating to Costs of Compliance with Applicable Laws and Regulations	96
Insurance May Not Be Available or Adequate	97
Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates	98
Terrorism Insurance May Not Be Available for All Mortgaged Properties	98
Risks Associated with Blanket Insurance Policies or Self-Insurance	100
Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates	100
Limited Information Causes Uncertainty	100

Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions	101
Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment	102
The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria	103
Static Pool Data Would Not Be Indicative of the Performance of this Pool	104
Appraisals May Not Reflect Current or Future Market Value of Each Property	104
The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property	107
The Borrower’s Form of Entity May Cause Special Risks	107
A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans	110
Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions	111
Other Financings or Ability to Incur Other Indebtedness Entails Risk	112
Tenancies-in-Common May Hinder Recovery	114
Risks Relating to Enforceability of Cross-Collateralization	115
Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions	115
Risks Associated with One Action Rules	116
State Law Limitations on Assignments of Leases and Rents May Entail Risks	116
Various Other Laws Could Affect the Exercise of Lender’s Rights	116
Risks of Anticipated Repayment Date Loans	117
The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Certificates	117
Borrower May Be Unable To Repay Remaining Principal Balance on Maturity Date or Anticipated Repayment Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk	117
Increases in Real Estate Taxes May Reduce Available Funds	119
State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed-in-Lieu of Foreclosure and Reduce Net Proceeds	119
Risks Related to Conflicts of Interest	119
Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests	119
Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests	122
Potential Conflicts of Interest of the Master Servicers and the Special Servicers	124
Potential Conflicts of Interest of the Operating Advisor	127
Potential Conflicts of Interest of the Asset Representations Reviewer	128
Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders	128
Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans	131
Conflicts of Interest May Occur as a Result of the Rights of the Applicable Directing Certificateholder To Terminate the Special Servicer of the Applicable Whole Loan	133
Other Potential Conflicts of Interest May Affect Your Investment	133
Other Risks Relating to the Certificates	133
The Certificates Are Limited Obligations	133

The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline	134
Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates	134
EU Risk Retention and Due Diligence Requirements	136
Recent Developments Concerning the Proposed Japanese Retention Requirements.	137
Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded	138
Your Yield May Be Affected by Defaults, Prepayments and Other Factors	141
Subordination of the Subordinated Certificates Will Affect the Timing of Distributions and the Application of Losses on the Subordinated Certificates	145
Payments Allocated to the RR Interest or the Non-Retained Certificates Will Not Be Available to the Non-Retained Certificates or the RR Interest, Respectively	145
Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment	146
Risks Relating to Modifications of the Mortgage Loans	152
Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan	153
Risks Relating to Interest on Advances and Special Servicing Compensation	153
Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer	154
The Sponsors, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans	154
The Requirement of the Special Servicers to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity	155
Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment	156
Description of the Mortgage Pool	158
General	158
Co-Originated and Third-Party Originated Mortgage Loans	159
Certain Calculations and Definitions	160
Definitions	160
Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives	174
Mortgage Pool Characteristics	177
Overview	177
Property Types	179
Significant Obligors	183
Mortgage Loan Concentrations	184
Multi-Property Mortgage Loans and Related Borrower Mortgage Loans	185
Geographic Concentrations	186
Mortgaged Properties With Limited Prior Operating History	187
Tenancies-in-Common or Diversified Ownership	187
Condominium and Other Shared Interests	187
Residential Cooperatives	188
Fee & Leasehold Estates; Ground Leases	188

Environmental Considerations	188
Redevelopment, Renovation and Expansion	191
Assessment of Property Value and Condition	192
Litigation and Other Considerations	192
Condemnations	194
Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings	194
Tenant Issues	195
Tenant Concentrations	195
Lease Expirations and Terminations	195
Purchase Options and Rights of First Refusal	198
Affiliated Leases	200
Insurance Considerations	200
Use Restrictions	202
Appraised Value	203
Non-Recourse Carveout Limitations	203
Real Estate and Other Tax Considerations	205
Delinquency Information	205
Certain Terms of the Mortgage Loans	205
Amortization of Principal	205
Due Dates; Mortgage Rates; Calculations of Interest	206
ARD Loans	207
Single-Purpose Entity Covenants	207
Prepayment Protections and Certain Involuntary Prepayments and Voluntary Prepayments	208
“Due-On-Sale” and “Due-On-Encumbrance” Provisions	211
Defeasance	212
Partial Releases; Substitutions; Additions	213
Escrows	214
Mortgaged Property Accounts	215
Exceptions to Underwriting Guidelines	217
Additional Indebtedness	218
General	218
Whole Loans	219
Mezzanine Indebtedness	219
Other Secured Indebtedness	222
Preferred Equity	225
Other Unsecured Indebtedness	226
The Whole Loans	227
General	227
The Serviced Pari Passu Whole Loans	232
The Non-Serviced Pari Passu Whole Loans	235
The Newport Corporate Center A/B Whole Loan	238
The Great Wolf Lodge Southern California A/B Whole Loan	252
Additional Information	263
Transaction Parties	264
The Sponsors and Mortgage Loan Sellers	264
Wells Fargo Bank, National Association	264
Morgan Stanley Mortgage Capital Holdings LLC	276
Bank of America, National Association	290
National Cooperative Bank, N.A.	305
The Depositor	314
The Issuing Entity	314
The Trustee	315

The Certificate Administrator	316
The Master Servicers	318
Wells Fargo Bank, National Association	318
National Cooperative Bank, N.A.	323
The Special Servicers	327
Rialto Capital Advisors, LLC	327
National Cooperative Bank, N.A.	331
Situs Holdings, LLC	335
The Operating Advisor and Asset Representations Reviewer	338
Credit Risk Retention	340
General	340
RR Interest	341
Qualifying CRE Loans	343
Description of the Certificates	343
General	343
Distributions	345
Method, Timing and Amount	345
Available Funds	346
Priority of Distributions	348
Pass-Through Rates	351
Interest Distribution Amount	353
Principal Distribution Amount	353
Certain Calculations with Respect to Individual Mortgage Loans	355
Excess Interest	357
Application Priority of Mortgage Loan Collections or Whole Loan Collections	357
Allocation of Yield Maintenance Charges and Prepayment Premiums	360
Assumed Final Distribution Date; Rated Final Distribution Date	362
Prepayment Interest Shortfalls	362
Subordination; Allocation of Realized Losses	364
Reports to Certificateholders; Certain Available Information	367
Certificate Administrator Reports	367
Information Available Electronically	374
Voting Rights	379
Delivery, Form, Transfer and Denomination	379
Book-Entry Registration	379
Definitive Certificates	383
Certificateholder Communication	383
Access to Certificateholders’ Names and Addresses	383
Requests to Communicate	383
List of Certificateholders	384
Description of the Mortgage Loan Purchase Agreements	385
General	385
Dispute Resolution Provisions	394
Asset Review Obligations	394
Pooling and Servicing Agreement	395
General	395
Assignment of the Mortgage Loans	395
Servicing Standard	396
Subservicing	398
Advances	399
P&I Advances	399
Servicing Advances	400
Nonrecoverable Advances	401

Recovery of Advances	402
Accounts	404
Withdrawals from the Collection Accounts	406
Servicing and Other Compensation and Payment of Expenses	409
General	409
Master Servicing Compensation	415
Special Servicing Compensation	419
Disclosable Special Servicer Fees	423
Certificate Administrator and Trustee Compensation	424
Operating Advisor Compensation	425
Asset Representations Reviewer Compensation	425
CREFC® Intellectual Property Royalty License Fee	426
Appraisal Reduction Amounts	427
Maintenance of Insurance	435
Modifications, Waivers and Amendments	439
Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions	446
Inspections	449
Collection of Operating Information	449
Special Servicing Transfer Event	450
Asset Status Report	453
Realization Upon Mortgage Loans	457
Sale of Defaulted Loans and REO Properties	459
The Directing Certificateholder	463
General	463
Major Decisions	465
Asset Status Report	469
Replacement of a Special Servicer	470
Control Termination Event and Consultation Termination Event	470
Servicing Override	473
Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans or Servicing Shift Whole Loans	474
Rights of the Holders of Serviced Pari Passu Companion Loans	474
Limitation on Liability of Directing Certificateholder	475
The Operating Advisor	475
General	475
Duties of Operating Advisor While No Control Termination Event Has Occurred and Is Continuing	476
Duties of Operating Advisor While a Control Termination Event Has Occurred and Is Continuing	477
Recommendation of the Replacement of a Special Servicer	480
Eligibility of Operating Advisor	480
Other Obligations of Operating Advisor	481
Delegation of Operating Advisor’s Duties	482
Termination of the Operating Advisor With Cause	482
Rights Upon Operating Advisor Termination Event	483
Waiver of Operating Advisor Termination Event	484
Termination of the Operating Advisor Without Cause	484
Resignation of the Operating Advisor	484
Operating Advisor Compensation	485
The Asset Representations Reviewer	485
Asset Review	485
Eligibility of Asset Representations Reviewer	490
Other Obligations of Asset Representations Reviewer	491

Delegation of Asset Representations Reviewer’s Duties	492
Asset Representations Reviewer Termination Events	492
Rights Upon Asset Representations Reviewer Termination Event	493
Termination of the Asset Representations Reviewer Without Cause	493
Resignation of Asset Representations Reviewer	494
Asset Representations Reviewer Compensation	494
Limitation on Liability of Risk Retention Consultation Party	494
Replacement of a Special Servicer Without Cause	495
Replacement of a Special Servicer After Operating Advisor Recommendation and Certificateholder Vote	498
Termination of a Master Servicer or Special Servicer for Cause	499
Servicer Termination Events	499
Rights Upon Servicer Termination Event	501
Waiver of Servicer Termination Event	502
Resignation of a Master Servicer or Special Servicer	503
Limitation on Liability; Indemnification	504
Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA	507
Dispute Resolution Provisions	508
Certificateholder’s Rights When a Repurchase Request Is Initially Delivered by a Certificateholder	508
Repurchase Request Delivered by a Party to the PSA	508
Resolution of a Repurchase Request	509
Mediation and Arbitration Provisions	511
Servicing of the Non-Serviced Mortgage Loans	513
General	513
Servicing of the ILPT Hawaii Portfolio Mortgage Loan	516
Servicing of the Great Wolf Lodge Southern California Mortgage Loan	517
Rating Agency Confirmations	518
Evidence as to Compliance	520
Limitation on Rights of Certificateholders to Institute a Proceeding	521
Termination; Retirement of Certificates	522
Amendment	524
Resignation and Removal of the Trustee and the Certificate Administrator	526
Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction	528
Certain Legal Aspects of Mortgage Loans	528
General	529
Types of Mortgage Instruments	529
Leases and Rents	530
Personalty	530
Foreclosure	531
General	531
Foreclosure Procedures Vary from State to State	531
Judicial Foreclosure	531
Equitable and Other Limitations on Enforceability of Certain Provisions	531
Nonjudicial Foreclosure/Power of Sale	532
Public Sale	532
Rights of Redemption	533
Anti-Deficiency Legislation	534
Leasehold Considerations	534
Cooperative Shares	535
Bankruptcy Laws	535
Environmental Considerations	542
General	542

Superlien Laws	542
CERCLA	542
Certain Other Federal and State Laws	543
Additional Considerations	543
Due-on-Sale and Due-on-Encumbrance Provisions	544
Subordinate Financing	544
Default Interest and Limitations on Prepayments	544
Applicability of Usury Laws	544
Americans with Disabilities Act	545
Servicemembers Civil Relief Act	545
Anti-Money Laundering, Economic Sanctions and Bribery	546
Potential Forfeiture of Assets	546
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	547
Pending Legal Proceedings Involving Transaction Parties	549
Use of Proceeds	549
Yield and Maturity Considerations	549
Yield Considerations	549
General	549
Rate and Timing of Principal Payments	549
Losses and Shortfalls	551
Certain Relevant Factors Affecting Loan Payments and Defaults	552
Delay in Payment of Distributions	553
Yield on the Certificates with Notional Amounts	553
Weighted Average Life	553
Pre-Tax Yield to Maturity Tables	558
Material Federal Income Tax Considerations	562
General	562
Qualification as a REMIC	563
Status of Offered Certificates	565
Taxation of Regular Interests	566
General	566
Original Issue Discount	566
Acquisition Premium	569
Market Discount	569
Premium	570
Election To Treat All Interest Under the Constant Yield Method	570
Treatment of Losses	571
Yield Maintenance Charges and Prepayment Premiums	572
Sale or Exchange of Regular Interests	572
Taxes That May Be Imposed on a REMIC	573
Prohibited Transactions	573
Contributions to a REMIC After the Startup Day	573
Net Income from Foreclosure Property	573
Bipartisan Budget Act of 2015	574
Administrative Matters	574
Taxation of Certain Foreign Investors	575
FATCA	576
Backup Withholding	576
Information Reporting	576
3.8% Medicare Tax on “Net Investment Income”	576
Reporting Requirements	577
Certain State and Local Tax Considerations	578

Method of Distribution (Underwriter)	579
Incorporation of Certain Information by Reference	582
Where You Can Find More Information	583
Financial Information	583
Certain ERISA Considerations	583
General	583
Plan Asset Regulations	584
Administrative Exemptions	585
Insurance Company General Accounts	587
Legal Investment	588
Legal Matters	589
Ratings	589
Index of Defined Terms	592

Annex A-1:	Certain Characteristics of the Mortgage Loans and Mortgaged Properties	A-1-1
Annex A-2:	Mortgage Pool Information (Tables)	A-2-1
Annex A-3:	Summaries of the Fifteen Largest Mortgage Loans	A-3-1
Annex B:	Form of Distribution Date Statement	B-1
Annex C:	Form of Operating Advisor Annual Report	C-1
Annex D-1:	Mortgage Loan Representations and Warranties	D-1-1
Annex D-2:	Exceptions to Mortgage Loan Representations and Warranties	D-2-1
Annex E:	Class A-SB Planned Principal Balance Schedule	E-1

Important Notice Regarding the Offered Certificates

WE HAVE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, WITH RESPECT TO THE CERTIFICATES OFFERED IN THIS PROSPECTUS. HOWEVER, THIS PROSPECTUS DOES NOT CONTAIN ALL OF THE INFORMATION CONTAINED IN OUR REGISTRATION STATEMENT. FOR FURTHER INFORMATION REGARDING THE DOCUMENTS REFERRED TO IN THIS PROSPECTUS, YOU SHOULD REFER TO OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT. OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT CAN BE OBTAINED ELECTRONICALLY THROUGH THE SECURITIES AND EXCHANGE COMMISSION’S INTERNET WEBSITE (HTTP://WWW.SEC.GOV).

THIS PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE OR OTHER JURISDICTION WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

THE OFFERED CERTIFICATES REFERRED TO IN THIS PROSPECTUS ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS.

THE UNDERWRITERS DESCRIBED IN THESE MATERIALS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS. THE UNDERWRITERS AND/OR THEIR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CONTRACT OR CERTIFICATE DISCUSSED IN THESE MATERIALS.

THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPERSEDES ANY PREVIOUS SUCH INFORMATION DELIVERED TO ANY PROSPECTIVE INVESTOR.

THE OFFERED CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSORS, THE MORTGAGE LOAN SELLERS, EITHER MASTER SERVICER, ANY SPECIAL SERVICER, THE TRUSTEE, THE OPERATING ADVISOR, THE ASSET REPRESENTATIONS REVIEWER, THE CERTIFICATE ADMINISTRATOR, THE DIRECTING CERTIFICATEHOLDER, THE RISK RETENTION CONSULTATION PARTY, THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

THERE IS CURRENTLY NO SECONDARY MARKET FOR THE OFFERED CERTIFICATES. WE CANNOT ASSURE YOU THAT A SECONDARY MARKET WILL DEVELOP OR, IF A SECONDARY MARKET DOES DEVELOP, THAT IT WILL PROVIDE HOLDERS OF THE OFFERED CERTIFICATES WITH LIQUIDITY OF INVESTMENT OR THAT IT WILL CONTINUE FOR THE TERM OF THE OFFERED CERTIFICATES. THE UNDERWRITERS CURRENTLY INTEND TO MAKE A MARKET IN THE OFFERED CERTIFICATES BUT ARE UNDER NO OBLIGATION TO DO SO. ACCORDINGLY, PURCHASERS MUST BE PREPARED TO BEAR THE RISKS OF THEIR INVESTMENTS FOR AN INDEFINITE PERIOD. SEE “RISK FACTORS—Other Risks Relating to the Certificates—The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline” IN THIS PROSPECTUS.

Important Notice About Information Presented in this Prospectus

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus.

This prospectus begins with several introductory sections describing the certificates and the issuing entity in abbreviated form:

●	Summary of Certificates, which sets forth important statistical information relating to the certificates;

●	Summary of Terms, which gives a brief introduction of the key features of the certificates and a description of the mortgage loans; and

●	Risk Factors, which describes risks that apply to the certificates.

This prospectus includes cross references to sections in this prospectus where you can find further related discussions. The table of contents in this prospectus identifies the pages where these sections are located.

Certain capitalized terms are defined and used in this prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus are defined on the pages indicated under the caption “Index of Defined Terms” in this prospectus.

All annexes and schedules attached to this prospectus are a part of this prospectus.

In this prospectus:

●	the terms “depositor”, “we”, “us” and “our” refer to Banc of America Merrill Lynch Commercial Mortgage Inc.;

●	references to any specified mortgaged property (or portfolio of mortgaged properties) refer to the mortgaged property (or portfolio of mortgaged properties) with the same name identified on Annex A-1;

●	references to any specified mortgage loan should be construed to refer to the mortgage loan secured by the mortgaged property (or portfolio of mortgaged properties) with the same name identified on Annex A-1, representing the approximate percentage of the initial pool balance set forth on Annex A-1;

●	any parenthetical with a percentage next to a mortgage loan name or a group of mortgage loans indicates the approximate percentage (or approximate aggregate percentage) of the initial pool balance that the outstanding principal balance of such mortgage loan (or the aggregate outstanding principal balance of such group of mortgage loans) represents, as set forth on Annex A-1;

●	any parenthetical with a percentage next to a mortgaged property (or portfolio of mortgaged properties) indicates the approximate percentage (or approximate aggregate percentage) of the initial pool balance that the outstanding principal balance of the related mortgage loan (or, if applicable, the allocated loan amount or aggregate allocated loan amount with respect to such mortgaged property or mortgaged properties) represents, as set forth on Annex A-1;

●	references to a “pooling and servicing agreement” (other than the BANK 2019-BNK18 pooling and servicing agreement) governing the servicing of any mortgage loan should be construed to refer to any relevant pooling and servicing agreement, trust and servicing agreement or other primary transaction agreement governing the servicing of such mortgage loan; and

●	references to “lender” or “mortgage lender” with respect to a mortgage loan generally should be construed to mean, from and after the date of initial issuance of the offered certificates, the trustee on behalf of the issuing entity as the holder of record title to the mortgage loans or the applicable master servicer or special servicer, as applicable, with respect to the obligations and rights of the lender as described under “Pooling and Servicing Agreement”.

Until ninety days after the date of this prospectus, all dealers that buy, sell or trade the offered certificates, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

NOTICE TO RESIDENTS WITHIN EUROPEAN ECONOMIC AREA

THIS PROSPECTUS IS NOT A PROSPECTUS FOR THE PURPOSES OF THE PROSPECTUS DIRECTIVE (AS DEFINED BELOW).

THE CERTIFICATES ARE NOT INTENDED TO BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO AND SHOULD NOT BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO ANY RETAIL INVESTOR IN THE EUROPEAN ECONOMIC AREA (THE “EEA”). FOR THESE PURPOSES, A RETAIL INVESTOR MEANS A PERSON WHO IS ONE (OR MORE) OF: (I) A RETAIL CLIENT AS DEFINED IN POINT (11) OF ARTICLE 4(1) OF DIRECTIVE 2014/65/EU (AS AMENDED, “MIFID II”); OR (II) A CUSTOMER WITHIN THE MEANING OF DIRECTIVE (EU) 2016/97 (AS AMENDED), WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT AS DEFINED IN POINT (10) OF ARTICLE 4(1) OF MIFID II; OR (III) NOT A QUALIFIED INVESTOR AS DEFINED IN DIRECTIVE 2003/71/EC (AS AMENDED OR SUPERSEDED, THE “PROSPECTUS DIRECTIVE”). CONSEQUENTLY NO KEY INFORMATION DOCUMENT REQUIRED BY REGULATION (EU) NO 1286/2014 (AS AMENDED, THE “PRIIPS REGULATION” ) FOR OFFERING OR SELLING THE CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO RETAIL INVESTORS IN THE EEA HAS BEEN PREPARED AND THEREFORE OFFERING OR SELLING THE CERTIFICATES OR OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO ANY RETAIL INVESTOR IN THE EEA MAY BE UNLAWFUL UNDER THE PRIIPS REGULATION.

FURTHERMORE, THIS PROSPECTUS HAS BEEN PREPARED ON THE BASIS THAT ANY OFFER OF OFFERED CERTIFICATES IN THE EEA WILL ONLY BE MADE TO A LEGAL ENTITY WHICH IS A QUALIFIED INVESTOR UNDER THE PROSPECTUS DIRECTIVE (“QUALIFIED INVESTOR”). ACCORDINGLY, ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN THE EEA OF THE CERTIFICATES MAY ONLY DO SO WITH RESPECT TO QUALIFIED INVESTORS. NONE OF THE ISSUING ENTITY, THE DEPOSITOR, OR THE UNDERWRITERS HAS AUTHORIZED, NOR DOES ANY OF THEM AUTHORIZE, THE MAKING OF ANY OFFER OF CERTIFICATES OR OFFERED CERTIFICATES OTHER THAN TO QUALIFIED INVESTORS.

ANY DISTRIBUTOR SUBJECT TO MIFID II THAT IS OFFERING, SELLING OR RECOMMENDING THE OFFERED CERTIFICATES IS RESPONSIBLE FOR UNDERTAKING ITS OWN TARGET MARKET ASSESSMENT IN RESPECT OF THE OFFERED CERTIFICATES AND DETERMINING ITS OWN DISTRIBUTION CHANNELS FOR THE PURPOSES OF THE MIFID II PRODUCT GOVERNANCE RULES UNDER COMMISSION DELEGATED DIRECTIVE (EU) 2017/593 (AS AMENDED, THE “DELEGATED DIRECTIVE”). NEITHER THE ISSUING ENTITY, THE DEPOSITOR NOR ANY UNDERWRITER MAKES ANY REPRESENTATIONS OR WARRANTIES AS TO A DISTRIBUTOR’S COMPLIANCE WITH THE DELEGATED DIRECTIVE.

EUROPEAN ECONOMIC AREA SELLING RESTRICTIONS

EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT:

it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Offered Certificates to any retail investor in the European Economic Area. For the purposes of this provision:

(i) the expression “retail investor” means a person who is one (or more) of the following:

(A) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or

(B) a customer within the meaning of Directive (EU) 2016/97 (AS AMENDED), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(C) not a qualified investor as defined in Directive 2003/71/EC (as amended or SUPERSEDED, the “Prospectus Directive”); and

(ii) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Offered Certificates to be offered so as to enable an investor to decide to purchase or subscribe to the Offered Certificates.

NOTICE TO RESIDENTS OF THE UNITED KINGDOM

THE ISSUING ENTITY MAY CONSTITUTE A “COLLECTIVE INVESTMENT SCHEME” AS DEFINED BY SECTION 235 OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (AS AMENDED, “FSMA”) THAT IS NOT A “RECOGNIZED COLLECTIVE INVESTMENT SCHEME” FOR THE PURPOSES OF THE FSMA AND THAT HAS NOT BEEN AUTHORIZED, REGULATED OR OTHERWISE RECOGNIZED OR APPROVED. AS AN UNREGULATED SCHEME, THE OFFERED CERTIFICATES CANNOT BE MARKETED IN THE UNITED KINGDOM TO THE GENERAL PUBLIC, EXCEPT IN ACCORDANCE WITH THE FSMA.

THE DISTRIBUTION OF THIS PROSPECTUS (A) IF MADE BY A PERSON WHO IS NOT AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (AS AMENDED, THE “FINANCIAL PROMOTION ORDER”), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 49(2)(A) THROUGH (D) (“HIGH NET WORTH COMPANIES”, “UNINCORPORATED ASSOCIATIONS”, ETC.) OF THE FINANCIAL PROMOTION ORDER (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “FPO PERSONS”); AND (B) IF MADE BY A PERSON WHO IS AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE OF PARTICIPATING IN UNREGULATED SCHEMES (AS DEFINED FOR PURPOSES OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (PROMOTION OF COLLECTIVE INVESTMENT SCHEMES) (EXEMPTIONS) ORDER 2001 (AS AMENDED, THE “PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER”)) AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 14(5) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (III) ARE PERSONS FALLING WITHIN ARTICLE 22(2)(A)

THROUGH (D) (“HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.”) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (IV) ARE PERSONS TO WHOM THE ISSUING ENTITY MAY LAWFULLY BE PROMOTED IN ACCORDANCE WITH SECTION 4.12 OF THE UK FINANCIAL CONDUCT AUTHORITY’S CONDUCT OF BUSINESS SOURCEBOOK (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “PCIS PERSONS” AND, TOGETHER WITH THE FPO PERSONS, THE “RELEVANT PERSONS”).

THIS PROSPECTUS MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS. ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS PROSPECTUS RELATES, INCLUDING THE OFFERED CERTIFICATES, IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS.

POTENTIAL INVESTORS IN THE UNITED KINGDOM ARE ADVISED THAT ALL, OR MOST, OF THE PROTECTIONS AFFORDED BY THE UNITED KINGDOM REGULATORY SYSTEM WILL NOT APPLY TO AN INVESTMENT IN THE OFFERED CERTIFICATES AND THAT COMPENSATION WILL NOT BE AVAILABLE UNDER THE UNITED KINGDOM FINANCIAL SERVICES COMPENSATION SCHEME.

UNITED KINGDOM SELLING RESTRICTIONS

EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT:

(A) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of THE FSMA received by it in connection with the issue or sale of the Offered Certificates in circumstances in which Section 21(1) of the FSMA does not apply to the issuing entity or the depositor; and

(B) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Offered Certificates in, from or otherwise involving the United Kingdom.

PEOPLE’S REPUBLIC OF CHINA

THE OFFERED CERTIFICATES WILL NOT BE OFFERED OR SOLD IN THE PEOPLE’S REPUBLIC OF CHINA (EXCLUDING HONG KONG, MACAU AND TAIWAN, THE “PRC”) AS PART OF THE INITIAL DISTRIBUTION OF THE OFFERED CERTIFICATES BUT MAY BE AVAILABLE FOR PURCHASE BY INVESTORS RESIDENT IN THE PRC FROM OUTSIDE THE PRC.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN THE PRC TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE THE OFFER OR SOLICITATION IN THE PRC.

THE DEPOSITOR DOES NOT REPRESENT THAT THIS PROSPECTUS MAY BE LAWFULLY DISTRIBUTED, OR THAT ANY OFFERED CERTIFICATES MAY BE LAWFULLY OFFERED, IN COMPLIANCE WITH ANY APPLICABLE REGISTRATION OR OTHER REQUIREMENTS IN THE PRC, OR PURSUANT TO AN EXEMPTION AVAILABLE THEREUNDER, OR ASSUME ANY RESPONSIBILITY FOR FACILITATING ANY SUCH DISTRIBUTION OR OFFERING. IN PARTICULAR, NO ACTION HAS BEEN TAKEN BY THE DEPOSITOR WHICH WOULD PERMIT AN OFFERING OF ANY OFFERED CERTIFICATES OR THE DISTRIBUTION OF THIS PROSPECTUS IN THE PRC. ACCORDINGLY, THE OFFERED CERTIFICATES ARE NOT BEING OFFERED OR SOLD WITHIN THE PRC BY MEANS OF THIS PROSPECTUS OR ANY OTHER DOCUMENT. NEITHER THIS PROSPECTUS NOR ANY ADVERTISEMENT OR OTHER OFFERING MATERIAL MAY BE

DISTRIBUTED OR PUBLISHED IN THE PRC, EXCEPT UNDER CIRCUMSTANCES THAT WILL RESULT IN COMPLIANCE WITH ANY APPLICABLE LAWS AND REGULATIONS.

HONG KONG

THIS PROSPECTUS HAS NOT BEEN DELIVERED FOR REGISTRATION TO THE REGISTRAR OF COMPANIES IN HONG KONG AND THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY ANY REGULATORY AUTHORITY IN HONG KONG. THIS PROSPECTUS DOES NOT CONSTITUTE NOR INTEND TO BE AN OFFER OR INVITATION TO THE PUBLIC IN HONG KONG TO ACQUIRE THE OFFERED CERTIFICATES.

EACH UNDERWRITER HAS REPRESENTED, WARRANTED AND AGREED THAT: (1) IT HAS NOT OFFERED OR SOLD AND WILL NOT OFFER OR SELL IN HONG KONG, BY MEANS OF ANY DOCUMENT, ANY OFFERED CERTIFICATES (EXCEPT FOR CERTIFICATES WHICH ARE A “STRUCTURED PRODUCT” AS DEFINED IN THE SECURITIES AND FUTURES ORDINANCE (CAP. 571) (THE “SFO”) OF HONG KONG) OTHER THAN (A) TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES OR REGULATIONS MADE UNDER THE SFO; OR (B) IN OTHER CIRCUMSTANCES WHICH DO NOT RESULT IN THE DOCUMENT BEING A “PROSPECTUS” AS DEFINED IN THE COMPANIES (WINDING UP AND MISCELLANEOUS PROVISIONS) ORDINANCE (CAP. 32) (THE “C(WUMP)O”) OF HONG KONG OR WHICH DO NOT CONSTITUTE AN OFFER TO THE PUBLIC WITHIN THE MEANING OF THE C(WUMP)O; AND (2) IT HAS NOT ISSUED OR HAD IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, AND WILL NOT ISSUE OR HAVE IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, WHETHER IN HONG KONG OR ELSEWHERE, ANY ADVERTISEMENT, INVITATION OR DOCUMENT RELATING TO THE OFFERED CERTIFICATES, WHICH IS DIRECTED AT, OR THE CONTENTS OF WHICH ARE LIKELY TO BE ACCESSED OR READ BY, THE PUBLIC OF HONG KONG (EXCEPT IF PERMITTED TO DO SO UNDER THE SECURITIES LAWS OF HONG KONG) OTHER THAN WITH RESPECT TO OFFERED CERTIFICATES WHICH ARE OR ARE INTENDED TO BE DISPOSED OF ONLY TO PERSONS OUTSIDE HONG KONG OR ONLY TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES MADE UNDER THE SFO.

W A R N I N G

THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY ANY REGULATORY AUTHORITY IN HONG KONG. YOU ARE ADVISED TO EXERCISE CAUTION IN RELATION TO THE OFFER. IF YOU ARE IN ANY DOUBT ABOUT ANY OF THE CONTENTS OF THIS PROSPECTUS, YOU SHOULD OBTAIN INDEPENDENT PROFESSIONAL ADVICE.

SINGAPORE

NEITHER THIS PROSPECTUS NOR ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH ANY OFFER OF THE OFFERED CERTIFICATES HAS BEEN REGISTERED AS A PROSPECTUS WITH THE MONETARY AUTHORITY OF SINGAPORE (“MAS”) UNDER THE SECURITIES AND FUTURES ACT (CAP. 289) OF SINGAPORE (THE “SFA”). ACCORDINGLY, MAS ASSUMES NO RESPONSIBILITY FOR THE CONTENTS OF THIS PROSPECTUS. THIS PROSPECTUS IS NOT A PROSPECTUS AS DEFINED IN THE SFA AND STATUTORY LIABILITY UNDER THE SFA IN RELATION TO THE CONTENTS OF PROSPECTUSES WOULD NOT APPLY. ANY PROSPECTIVE INVESTOR SHOULD CONSIDER CAREFULLY WHETHER THE INVESTMENT IS SUITABLE FOR IT. THIS PROSPECTUS AND ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH THE OFFER OR SALE, OR INVITATION FOR SUBSCRIPTION OR PURCHASE, OF THE OFFERED CERTIFICATES MAY NOT BE CIRCULATED OR DISTRIBUTED, NOR MAY THE OFFERED CERTIFICATES BE OFFERED OR SOLD, OR BE MADE THE SUBJECT OF AN INVITATION FOR SUBSCRIPTION OR PURCHASE, WHETHER DIRECTLY OR INDIRECTLY, TO PERSONS IN SINGAPORE OTHER THAN (I) TO AN INSTITUTIONAL INVESTOR (AS DEFINED IN SECTION

4A(1)(c) OF THE SFA) PURSUANT TO SECTION 274 OF THE SFA (EACH AN “INSTITUTIONAL INVESTOR”), (II) TO A RELEVANT PERSON (AS DEFINED IN SECTION 275(2) OF THE SFA) PURSUANT TO SECTION 275(1), OR ANY PERSON PURSUANT TO SECTION 275(1A) OF THE SFA, AND IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275 OF THE SFA, PROVIDED ALWAYS THAT NONE OF SUCH PERSON SHALL BE AN INDIVIDUAL OTHER THAN AN INDIVIDUAL WHO IS AN ACCREDITED INVESTOR (AS DEFINED IN SECTION 4A(1)(a) OF THE SFA) (EACH, A “RELEVANT INVESTOR”).

NO CERTIFICATES ACQUIRED BY (I) AN INSTITUTIONAL INVESTOR; OR (II) A RELEVANT INVESTOR IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275 OF THE SFA MAY BE OFFERED OR SOLD, MADE THE SUBJECT OF AN INVITATION FOR SUBSCRIPTION OR PURCHASE, OR OTHERWISE TRANSFERRED, WHETHER DIRECTLY OR INDIRECTLY, TO PERSONS IN SINGAPORE, OTHER THAN TO (I) AN INSTITUTIONAL INVESTOR; OR (II) A RELEVANT INVESTOR IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275 OF THE SFA.

WHERE THE OFFERED CERTIFICATES ARE SUBSCRIBED OR PURCHASED UNDER SECTION 275 OF THE SFA BY A RELEVANT PERSON WHICH IS: (A) A CORPORATION (WHICH IS NOT AN ACCREDITED INVESTOR (AS DEFINED IN SECTION 4A OF THE SFA)) THE SOLE BUSINESS OF WHICH IS TO HOLD INVESTMENTS AND THE ENTIRE SHARE CAPITAL OF WHICH IS OWNED BY ONE OR MORE INDIVIDUALS, EACH OF WHOM IS AN ACCREDITED INVESTOR; OR (B) A TRUST (WHERE THE TRUSTEE IS NOT AN ACCREDITED INVESTOR) WHOSE SOLE PURPOSE IS TO HOLD INVESTMENTS AND EACH BENEFICIARY IS AN ACCREDITED INVESTOR, SECURITIES (AS DEFINED IN SECTION 239(1) OF THE SFA) OF THAT CORPORATION OR THE BENEFICIARIES’ RIGHTS AND INTEREST (HOWSOEVER DESCRIBED) IN THAT TRUST SHALL NOT BE TRANSFERABLE FOR 6 MONTHS AFTER THAT CORPORATION OR THAT TRUST HAS ACQUIRED THE OFFERED CERTIFICATES UNDER SECTION 275 OF THE SFA EXCEPT: (1) TO AN INSTITUTIONAL INVESTOR UNDER SECTION 274 OF THE SFA OR TO A RELEVANT PERSON (AS DEFINED IN SECTION 275(2) OF THE SFA), OR TO ANY PERSON PURSUANT TO AN OFFER THAT IS MADE ON TERMS THAT SUCH SHARES, DEBENTURES AND UNITS OF SHARES AND DEBENTURES OF THAT CORPORATION OR SUCH RIGHTS OR INTEREST IN THAT TRUST ARE ACQUIRED AT A CONSIDERATION OF NOT LESS THAN 200,000 SINGAPORE DOLLARS (OR ITS EQUIVALENT IN A FOREIGN CURRENCY) FOR EACH TRANSACTION, WHETHER SUCH AMOUNT IS TO BE PAID FOR IN CASH OR BY EXCHANGE OF SECURITIES OR OTHER ASSETS, AND FURTHER FOR CORPORATIONS, IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275(1A) OF THE SFA; (2) WHERE NO CONSIDERATION IS GIVEN FOR THE TRANSFER; (3) WHERE THE TRANSFER IS BY OPERATION OF LAW; OR (4) AS SPECIFIED IN SECTION 276(7) OF THE SFA.

REPUBLIC OF KOREA

THESE CERTIFICATES HAVE NOT BEEN REGISTERED WITH THE FINANCIAL SERVICES COMMISSION OF THE REPUBLIC OF KOREA FOR A PUBLIC OFFERING IN THE REPUBLIC OF KOREA. THE UNDERWRITERS HAVE THEREFORE REPRESENTED AND AGREED THAT THE CERTIFICATES HAVE NOT BEEN AND WILL NOT BE OFFERED, SOLD OR DELIVERED DIRECTLY OR INDIRECTLY, OR OFFERED, SOLD OR DELIVERED TO ANY PERSON FOR RE-OFFERING OR RESALE, DIRECTLY OR INDIRECTLY, IN THE REPUBLIC OF KOREA OR TO ANY RESIDENT OF THE REPUBLIC OF KOREA, EXCEPT AS OTHERWISE PERMITTED UNDER APPLICABLE LAWS AND REGULATIONS OF THE REPUBLIC OF KOREA, INCLUDING THE FINANCIAL INVESTMENT SERVICES AND CAPITAL MARKETS ACT AND THE FOREIGN EXCHANGE TRANSACTIONS LAW AND THE DECREES AND REGULATIONS THEREUNDER.

JAPAN

THE OFFERED CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INSTRUMENTS AND EXCHANGE LAW OF JAPAN, AS AMENDED (THE “FIEL”), AND DISCLOSURE UNDER THE FIEL HAS NOT BEEN AND WILL NOT BE MADE WITH RESPECT TO THE OFFERED CERTIFICATES. ACCORDINGLY, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT IT HAS NOT, DIRECTLY OR INDIRECTLY, OFFERED OR SOLD AND WILL NOT, DIRECTLY OR INDIRECTLY, OFFER OR SELL ANY OFFERED CERTIFICATES IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN (WHICH TERM AS USED IN THIS PROSPECTUS MEANS ANY PERSON RESIDENT IN JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS OF JAPAN) OR TO OTHERS FOR REOFFERING OR RE-SALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE FIEL AND OTHER RELEVANT LAWS, REGULATIONS AND MINISTERIAL GUIDELINES OF JAPAN. AS PART OF THIS OFFERING OF THE OFFERED CERTIFICATES, THE UNDERWRITERS MAY OFFER THE OFFERED CERTIFICATES IN JAPAN TO UP TO 49 OFFEREES IN ACCORDANCE WITH THE ABOVE PROVISIONS.

JAPANESE RETENTION REQUIREMENT

The Japanese Financial Services Agency (“JFSA”) published a risk retention rule as part of the regulatory capital regulation of certain categories of Japanese investors seeking to invest in securitization transactions (the “JRR Rule”). The JRR Rule mandates an “indirect” compliance requirement, meaning that certain categories of Japanese investors will be required to apply higher risk weighting to securitization exposures they hold unless the relevant originator commits to hold a retention interest in the securities issued in the securitization transaction equal to at least 5% of the exposure of the total underlying assets in the securitization transaction (the “Japanese Retention Requirement”), or such investors determine that the underlying assets were not “inappropriately originated.” In the absence of such a determination by such investors that such underlying assets were not “inappropriately originated,” the Japanese Retention Requirement would apply to an investment by such investors in such securities.

No party to the transaction described in this PROSPECTUS has committed to hold a risk retention interest in compliance with the Japanese Retention Requirement, and we make no representation as to whether the transaction described in this PROSPECTUS would otherwise comply with the JRR Rule.

NOTICE TO RESIDENTS OF CANADA

THE OFFERED CERTIFICATES MAY BE SOLD IN CANADA ONLY TO PURCHASERS PURCHASING, OR DEEMED TO BE PURCHASING, AS PRINCIPAL THAT ARE ACCREDITED INVESTORS, AS DEFINED IN NATIONAL INSTRUMENT 45-106 PROSPECTUS EXEMPTIONS OR SUBSECTION 73.3(1) OF THE SECURITIES ACT (ONTARIO), AND ARE PERMITTED CLIENTS, AS DEFINED IN NATIONAL INSTRUMENT 31-103 REGISTRATION REQUIREMENTS, EXEMPTIONS AND ONGOING REGISTRANT OBLIGATIONS. ANY RESALE OF THE OFFERED CERTIFICATES MUST BE MADE IN ACCORDANCE WITH AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE PROSPECTUS REQUIREMENTS OF APPLICABLE SECURITIES LAWS.

SECURITIES LEGISLATION IN CERTAIN PROVINCES OR TERRITORIES OF CANADA MAY PROVIDE A PURCHASER WITH REMEDIES FOR RESCISSION OR DAMAGES IF THIS PROSPECTUS (INCLUDING ANY AMENDMENT THERETO) CONTAINS A MISREPRESENTATION, PROVIDED THAT THE REMEDIES FOR RESCISSION OR DAMAGES ARE EXERCISED BY THE PURCHASER WITHIN THE TIME LIMIT PRESCRIBED BY THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY. THE PURCHASER SHOULD REFER TO ANY APPLICABLE PROVISIONS OF THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY FOR PARTICULARS OF THESE RIGHTS OR CONSULT WITH A LEGAL ADVISOR.

PURSUANT TO SECTION 3A.3 OF NATIONAL INSTRUMENT 33-105 UNDERWRITING CONFLICTS (“NI 33-105”), THE UNDERWRITERS ARE NOT REQUIRED TO COMPLY WITH THE DISCLOSURE REQUIREMENTS OF NI 33-105 REGARDING UNDERWRITER CONFLICTS OF INTEREST IN CONNECTION WITH THIS OFFERING.

Summary of Terms

This summary highlights selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, read this entire document carefully.

Relevant Parties

Title of Certificates	Commercial Mortgage Pass-Through Certificates, Series 2019-BNK18.

Depositor	Banc of America Merrill Lynch Commercial Mortgage Inc., a Delaware corporation, and a wholly owned subsidiary of Bank of America, National Association, a national banking association organized under the laws of the United States of America, which is a subsidiary of Bank of America Corporation. The depositor’s address is One Bryant Park, New York, New York 10036 and its telephone number is (980) 388-7451. See “Transaction Parties—The Depositor”.

Issuing Entity	BANK 2019-BNK18, a New York common law trust, to be established on the closing date under the pooling and servicing agreement. For more detailed information, see “Transaction Parties—The Issuing Entity”.

Sponsors and Originators	The sponsors of this transaction are:

●	Wells Fargo Bank, National Association, a national banking association

●	Morgan Stanley Mortgage Capital Holdings LLC, a New York limited liability company

●	Bank of America, National Association, a national banking association

●	National Cooperative Bank, N.A., a national banking association

These entities are sometimes also referred to in this prospectus as the “mortgage loan sellers”.

The originators of this transaction are:

●	Wells Fargo Bank, National Association, a national banking association

●	Morgan Stanley Bank, N.A., a national banking association

●	Bank of America, National Association, a national banking association

●	National Consumer Cooperative Bank, a federally chartered corporation

●	National Cooperative Bank, N.A., a national banking association

The sponsors originated, co-originated or acquired and will transfer to the depositor the mortgage loans set forth in the following chart:

Sellers of the Mortgage Loans

Mortgage Loan Seller	Originator(1)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	17	$485,082,214	46.8%

Morgan Stanley Mortgage Capital Holdings LLC	Morgan Stanley Bank, N.A.	10	253,127,619	24.4

Bank of America, National Association	Bank of America, National Association	10	217,570,250	21.0

National Cooperative Bank, N.A.	National Cooperative Bank, N.A. or National Consumer Cooperative Bank(2)	19	80,999,886	7.8
Total		56	$1,036,779,969	100.0%

(1)	Certain of the mortgage loans are part of whole loans that were co-originated by the related mortgage loan seller (or one of its affiliates) and another entity. See “Description of the Mortgage Pool—Co-Originated and Third-Party Originated Mortgage Loans”.

(2)	With respect to the mortgage loans to be contributed by National Cooperative Bank, N.A., 17 of such mortgage loans (7.2%) were originated by National Consumer Cooperative Bank, and 2 of such mortgage loans (0.6%) were originated by National Cooperative Bank, N.A.

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

Master Servicers

Wells Fargo Bank, National Association will be the master servicer with respect to 37 of the mortgage loans, representing approximately 92.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. National Cooperative Bank, N.A. will act as the master servicer under the pooling and servicing agreement with respect to 19 of the mortgage loans (namely, those mortgage loans that are expected to be sold to the depositor by National Cooperative Bank, N.A.), representing approximately 7.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. Each master servicer will be responsible for the master servicing and administration of the applicable mortgage loans and any related companion loan serviced pursuant to the pooling and servicing agreement. The principal west coast commercial mortgage master servicing offices of Wells Fargo Bank, National Association are located at MAC A0227-020, 1901 Harrison Street, Oakland, California 94612. The principal east coast commercial mortgage master servicing offices of Wells Fargo Bank, National Association are located at Three Wells Fargo, MAC D1050-084, 401 South Tryon Street, Charlotte, North Carolina 28202. The principal servicing offices of National Cooperative Bank, N.A. are located at 2011 Crystal Drive, Suite 800, Arlington, VA 22202. See “Transaction Parties—The Master Servicers” and “Pooling and Servicing Agreement”.

Prior to the applicable servicing shift securitization date, any servicing shift whole loan will be serviced by the applicable master servicer under the pooling and servicing agreement. From and after the related servicing shift securitization date, any such servicing shift whole loan will be serviced under, and by the master servicer designated in, the related servicing shift pooling and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Certain mortgage loans will be serviced by the master servicer under another pooling and servicing agreement as set forth in the table below under the heading “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Special Servicers

Rialto Capital Advisors, LLC, a Delaware limited liability company, is expected to act as the initial general special servicer under the pooling and servicing agreement with respect to 36 of the mortgage loans, representing approximately 85.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (with respect to two of such mortgaged loans, Rialto Capital Advisors, LLC is acting as special servicer pursuant to related non-serviced pooling and servicing agreements), together with any related serviced companion loans. National Cooperative Bank, N.A. will act as the special servicer under the pooling and servicing agreement with respect to 19 of the mortgage loans (namely, those mortgage loans that are secured by residential cooperative properties and are expected to be sold to the depositor by National Cooperative Bank, N.A.), representing approximately 7.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. Situs Holdings, LLC, a Delaware limited liability company, will act as the special servicer with respect to the Newport Corporate Center whole loan, representing approximately 7.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. The applicable special servicer will be primarily responsible for (i) making decisions and performing certain servicing functions with respect to such mortgage loans and related companion loans as to which a special servicing transfer event (such as a default or an imminent default) has occurred and (ii) in certain circumstances, reviewing, evaluating and processing and/or providing or withholding consent as to certain special servicer decisions and major decisions relating to such mortgage loans and related companion loans as to which a special servicing transfer event has not occurred, in each case pursuant to the pooling and servicing agreement for this transaction. The principal servicing offices of Rialto Capital Advisors, LLC are located at 790 NW 107th Avenue, 4th Floor, Miami, Florida 33172. The principal servicing offices of National Cooperative Bank, N.A. are located at 2011 Crystal Drive, Suite 800, Arlington, VA 22202. The principal servicing offices of Situs Holdings, LLC are located at 101 Montgomery Street, Suite 2250, San Francisco, California 94104. See “Transaction Parties—The Special Servicers” and “Pooling and Servicing Agreement”.

If the applicable special servicer obtains knowledge that it has become a borrower party with respect to any mortgage loan (such mortgage loan referred to herein as an “excluded special servicer loan”), the applicable special servicer will be required to resign as special servicer of that excluded special servicer loan. Prior to the occurrence of a control termination event under the pooling and servicing agreement, the directing certificateholder will be required to select a separate special servicer that is not a borrower party (referred to herein as an “excluded special servicer”) with respect to any excluded special servicer loan, unless such excluded special servicer loan is also an excluded loan (as to the directing certificateholder or the holder of the majority of the controlling class of certificates). For the avoidance of doubt, with respect to a mortgage loan secured by a residential cooperative property, a person will not be considered a borrower party solely by reason of such person holding one or more cooperative unit loans that are secured by direct equity interests in the related borrower or owning one or more residential cooperative units comprising the related mortgaged property as a result of any foreclosure, transfer in lieu of foreclosure or other exercise of remedies with respect to any such unit loan(s). After the occurrence and during the continuance of a control termination event, if at any time the applicable excluded special servicer loan is also an excluded loan (as to the directing certificateholder or the holder of the majority of the controlling class of certificates) or if the directing certificateholder is entitled to appoint the excluded special servicer but does not so appoint within 30 days of notice of resignation, the resigning special servicer will be required to use reasonable efforts to select the related excluded special servicer. See “—Directing Certificateholder” below and “Pooling and Servicing Agreement—Termination of a Master Servicer or Special Servicer for Cause”. Any excluded special servicer will be required to perform all of the obligations of the applicable special servicer and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned during such time as the related mortgage loan is an excluded special servicer loan.

Rialto Capital Advisors, LLC is expected to be appointed a special servicer by RREF III Debt AIV, LP (or another affiliate of Rialto Capital Advisors, LLC), which, on the closing date, is expected to be appointed (or to appoint an affiliate) as the initial directing certificateholder. RREF III Debt AIV, LP also consented to the appointment of National Cooperative Bank, N.A. as special servicer with respect to the mortgage loans secured by residential cooperative properties that are expected to be sold to the depositor by National Cooperative Bank, N.A., and may replace National Cooperative Bank, N.A. in such capacity pursuant to the terms of the pooling and servicing agreement. Additionally, RREF III Debt AIV, LP may, under certain circumstances, replace Situs Holdings, LLC in its capacity as special servicer of the Newport Corporate Center whole loan pursuant to the terms of the pooling and servicing agreement and the related intercreditor agreement. See “Description of the Mortgage Pool—The Whole Loans—The Newport Corporate Center A/B Whole Loan” and “Pooling and Servicing Agreement—The Directing Certificateholder”.

Prior to the applicable servicing shift securitization date, any servicing shift whole loan, if necessary, will be specially serviced by the applicable special servicer under the pooling and servicing agreement. From and after the related servicing shift securitization date, any such servicing shift whole loan will be specially serviced, if necessary, under, and by the special servicer designated in, the related servicing shift pooling and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Certain mortgage loans will be specially serviced, if necessary, by the special servicer under another pooling and servicing agreement as set forth in the table below entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Trustee	Wilmington Trust, National Association will act as trustee. The corporate trust office of the trustee is located at 1100 North Market Street, Wilmington, Delaware 19890, Attention: CMBS Trustee BANK 2019-BNK18. Following the transfer of the mortgage loans, the trustee, on behalf of the issuing entity, will become the mortgagee of record for each mortgage loan (other than a non-serviced mortgage loan) and any related companion loan. See “Transaction Parties—The Trustee” and “Pooling and Servicing Agreement”.

The trustee under the pooling and servicing agreement will become the mortgagee of record with respect to any servicing shift mortgage loans if the related whole loan becomes a specially serviced loan prior to the related servicing shift securitization date. From and after the related servicing shift securitization date, the mortgagee of record with respect to any servicing shift mortgage loan will be the trustee designated in the related servicing shift pooling and servicing agreement.

With respect to each non-serviced mortgage loan, the entity set forth in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below, in its capacity as trustee under the pooling and servicing agreement for the indicated transaction, is the mortgagee of record for that non-serviced mortgage loan and any related companion loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Certificate Administrator	Wells Fargo Bank, National Association will act as certificate administrator. The certificate administrator will also be required to act as custodian, certificate registrar, REMIC administrator, 17g-5 information provider and authenticating agent. The corporate trust offices of Wells Fargo Bank, National Association are located at 9062 Old Annapolis Road, Columbia, Maryland 21045, and for certificate transfer purposes are located at 600 South 4th Street, 7th Floor, MAC N9300-070, Minneapolis, Minnesota 55479. See “Transaction Parties—The Certificate Administrator” and “Pooling and Servicing Agreement”.

The custodian with respect to any servicing shift mortgage loans will be the certificate administrator, in its capacity as custodian under the pooling and servicing agreement. After the related servicing shift securitization date, the custodian of the mortgage file for a servicing shift mortgage loan (other than the promissory note evidencing the related servicing shift mortgage loan) will be the custodian under the related servicing shift pooling and servicing agreement. See “Description of the Mortgage Pool—Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

The custodian with respect to any non-serviced mortgage loan will be the entity set forth in the table below entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Operating Advisor	Pentalpha Surveillance LLC, a Delaware limited liability company, will be the operating advisor. The operating advisor will have certain review and reporting responsibilities with respect to the performance of the special servicers, and in certain circumstances may recommend to the certificateholders that a special servicer be replaced. The operating advisor will generally have no obligations or consultation rights as operating advisor under the pooling and servicing agreement for this transaction with respect to a non-serviced mortgage loan or any related REO property. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Operating Advisor”.

Asset Representations

Reviewer	Pentalpha Surveillance LLC, a Delaware limited liability company, will also be serving as the asset representations reviewer. The asset representations reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and the required percentage of certificateholders vote to direct a review of such delinquent mortgage loans. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Asset Representations Reviewer”.

Directing Certificateholder	Subject to the rights of the holders of subordinate companion loans solely with respect to any serviced A/B whole loan, described under “Description of the Mortgage Pool—The Whole Loans”, the directing certificateholder will have certain consent and consultation rights in certain circumstances with respect to the mortgage loans (other than (i) any servicing shift mortgage loan and (ii) any excluded loans as described in the next paragraph), as further described in this prospectus. The directing certificateholder will generally be the controlling class certificateholder (or its representative) selected by more than a specified percentage (by certificate balance) of the controlling class certificateholders. In certain circumstances (such as when no directing certificateholder has been appointed and no one holder owns the largest aggregate certificate balance of the controlling class) there may be no directing certificateholder even though there is a controlling class. See “Pooling and Servicing Agreement—The Directing Certificateholder”.

With respect to the directing certificateholder or the holder of the majority of the controlling class certificates, an “excluded loan” is a mortgage loan or whole loan with respect to which such party is a borrower, a mortgagor, a manager of a mortgaged property, the holder of a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure the related mezzanine loan, or certain affiliates thereof, or (with respect to the Central Tower whole loan) a party prohibited from serving as the directing certificateholder or the holder of the majority of the controlling class certificates under the related mortgage loan documents.

The controlling class will be the most subordinate class of the Class G and Class H certificates then-outstanding that has an aggregate certificate balance, as notionally reduced by any cumulative appraisal reduction amounts allocable to such class, at least equal to 25% of the initial certificate balance of that class; provided, however, that if at any time the certificate balances of the principal balance certificates other than the control eligible certificates and the RR Interest have been reduced to zero as a result of principal payments on the mortgage loans, then the controlling class will be the most subordinate class of control eligible certificates that has a certificate balance greater than zero without regard to any cumulative appraisal reduction amounts. Notwithstanding the preceding sentence, during such time as the Class G certificates would be the controlling class, the holders of such certificates will have the right to irrevocably waive their right to appoint a directing certificateholder or to exercise any of the rights of the controlling class certificateholder. No class of certificates, other than as described above, will be eligible to act as the controlling class or appoint a directing certificateholder. As of the closing date, the controlling class will be the Class H certificates.

It is anticipated that on the closing date (i) RREF III Debt AIV, LP (or another affiliate of Rialto Capital Advisors, LLC) will purchase the Class X-F, Class X-G, Class X-H, Class G, Class H and Class V certificates, (ii) RREF III Debt AIV, LP (or another affiliate of Rialto Capital Advisors, LLC) will be appointed as the initial directing certificateholder and (iii) Situs Holdings, LLC, an affiliate of Rialto Capital Advisors, LLC through common control by Stone Point Capital LLC, will be appointed as special servicer of the Newport Corporate Center whole loan. For the avoidance of doubt, RREF III Debt AIV, LP (or another affiliate of Rialto Capital Advisors, LLC) will not purchase the Class F certificates and Rialto Capital Advisors, LLC has been informed that certain entities managed by Ellington Management Group, LLC or affiliates, which are not affiliated with Rialto Capital Advisors, LLC, will purchase 100% of the Class F certificates (and may purchase other classes of certificates). In addition, Rialto Capital Advisors, LLC was appointed as the initial special servicer under (i) the ILPT Trust 2019-SURF trust and servicing agreement, which governs the servicing and administration of the ILPT Hawaii Portfolio whole loan, and (ii) the WFCM 2019-C50 pooling and servicing agreement, which governs the servicing and administration of the Great Wolf Lodge Southern California whole loan. Rialto Capital Advisors, LLC is also an affiliate of the entity that is the controlling class certificateholder and the initial directing certificateholder under the WFCM 2019-C50 pooling and servicing agreement and of the entities that are the retaining sponsor and the initial risk retention consultation party under the WFCM 2019-C50 pooling and servicing agreement; provided that the control note for the Great Wolf Lodge Southern California whole loan is not held in the WFCM 2019-C50 securitization and therefore the rights of the directing certificateholder with respect to such loan are subject to the rights of the holder of such control note.

With respect to a servicing shift whole loan, the holder of the related companion loan identified in the related intercreditor agreement as the controlling note will be the controlling noteholder with respect to such servicing shift whole loan, and will be entitled to certain consent and consultation rights with respect to such servicing shift whole loan, which are substantially similar, but not identical, to those of the directing certificateholder under the pooling and servicing agreement for this securitization. From and after the servicing shift securitization date, the rights of the controlling noteholder of the related servicing shift whole loan (if the related control note is included in the related future securitization) are expected to be exercisable by the directing certificateholder under the related servicing shift pooling and servicing agreement. The directing certificateholder of this securitization will generally only have limited consultation rights with respect to certain servicing matters or mortgage loan modifications affecting a servicing shift mortgage loan. See “Description of the Mortgage Pool—The Whole Loans”.

With respect to any serviced subordinate companion loan described under “Description of the Mortgage Pool—The Whole Loans”, during such time as the holder of such subordinate companion loan is no longer permitted to exercise control or consultation rights under the related intercreditor agreement, the directing certificateholder will have generally similar (although not necessarily identical) consent and consultation rights with respect to the related mortgage loan as it does for the other mortgage loans in the pool. See “Description of the Mortgage Pool—The Whole Loans”.

With respect to any non-serviced whole loan, the entity identified in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below is the initial directing certificateholder (or the equivalent) under the pooling and servicing agreement for the indicated transaction and will have certain consent and consultation rights with respect to such whole loan, which are substantially similar, but not identical, to those of the directing certificateholder under the pooling and servicing agreement for this securitization, subject to similar appraisal mechanics. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

As of the closing date, there will be no servicing shift whole loans. Accordingly, all references in this prospectus to any servicing shift whole loan, servicing shift mortgage loan and any related terms should be disregarded.

Risk Retention

Consultation Party	The risk retention consultation party will have certain non-binding consultation rights in certain circumstances with respect to the mortgage loans (other than certain excluded loans as described in the next paragraph), as further described in this prospectus. The risk retention consultation party will generally be the party selected by the holder or holders of more than 50% of the RR Interest (by certificate balance). Bank of America, National Association is expected to be appointed as the initial risk retention consultation party.

With respect to the risk retention consultation party or the holder of the majority of the RR Interest, an “excluded loan” is a mortgage loan or whole loan with respect to which such party is a borrower, a mortgagor, a manager of a mortgaged property, the holder of a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure the related mezzanine loan, or certain affiliates thereof.

Certain Affiliations

and Relationships	The originators, the sponsors, the underwriters, and parties to the pooling and servicing agreement have various roles in this transaction as well as certain relationships with parties to this transaction and certain of their affiliates. These roles and other potential relationships may give rise to conflicts of interest as further described in this prospectus under “Risk Factors—Risks Related to Conflicts of Interest” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Significant Obligor	There are no significant obligors related to the issuing entity.

Relevant Dates And Periods

Cut-off Date	The mortgage loans will be considered part of the trust fund as of their respective cut-off dates. The cut-off date with respect to each mortgage loan is the respective due date for the monthly debt service payment that is due in May 2019 (or, in the case of any mortgage loan that has its first due date after May 2019, the date that would have been its due date in May 2019 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).

Closing Date	On or about May 31, 2019.

Distribution Date	The 4th business day following each determination date. The first distribution date will be in June 2019.

Determination Date	The 11th day of each month or, if the 11th day is not a business day, then the business day immediately following such 11th day.

Record Date	With respect to any distribution date, the last business day of the month preceding the month in which that distribution date occurs.

Business Day	Under the pooling and servicing agreement, a business day will be any day other than a Saturday, a Sunday or a day on which banking institutions in California, New York, North Carolina or any of the jurisdictions in which the respective primary servicing offices of either master servicer or any special servicer or the corporate trust offices of either the certificate administrator or the trustee are located, or the New York Stock Exchange or the Federal Reserve System of the United States of America, are authorized or obligated by law or executive order to remain closed.

Interest Accrual Period	The interest accrual period for each class of offered certificates for each distribution date will be the calendar month immediately preceding the month in which that distribution date occurs.

Collection Period	For any mortgage loan and any distribution date, the collection period will be the period beginning with the day after the determination date in the month preceding the month in which such distribution date occurs (or, in the case of the first distribution date, commencing immediately following the cut-off date) and ending with the determination date occurring in the month in which such distribution date occurs.

Assumed Final
Distribution Date; Rated

Final Distribution Date	The assumed final distribution dates set forth below for each class have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”:

Class	Assumed Final Distribution Date
Class A-1	May 2024
Class A-2	May 2024
Class A-SB	February 2029
Class A-3	April 2029
Class A-4	May 2029
Class X-A	NAP
Class X-B	NAP
Class A-S	May 2029
Class B	May 2029
Class C	May 2029

The rated final distribution date will be the distribution date in May 2062.

Transaction Overview

On the closing date, each sponsor will sell its respective mortgage loans to the depositor, which will in turn deposit the mortgage loans into the issuing entity, a common law trust created on the closing date. The issuing entity will be formed by a pooling and servicing agreement to be entered into among the depositor, the master servicers, the special servicers, the certificate administrator, the trustee, the operating advisor and the asset representations reviewer. The transfers of the mortgage loans from the sponsors to the depositor and from the depositor to the issuing entity in exchange for the offered certificates are illustrated below:

Offered Certificates

General	We are offering the following classes of commercial mortgage pass-through certificates as part of Series 2019-BNK18:

●	Class A-1

●	Class A-2

●	Class A-SB

●	Class A-3

●	Class A-4

●	Class X-A

●	Class X-B

●	Class A-S

●	Class B

●	Class C

The certificates of this Series will consist of the above classes and the RR Interest and the following classes that are not being offered by this prospectus: Class X-D, Class X-F, Class X-G, Class X-H, Class D, Class E, Class F, Class G, Class H, Class V and Class R. The RR Interest is not being offered by this prospectus.

Certificate Balances and

Notional Amounts	Your certificates will have the approximate aggregate initial certificate balance or notional amount set forth below, subject to a variance of plus or minus 5%:

Class	Approx. Initial Aggregate Certificate Balance or Notional Amount	Approx. % of Initial Pool Balance	Approx. Initial Credit Support(1)
Class A-1	$17,790,000	1.716%	30.000%
Class A-2	$32,774,000	3.161%	30.000%
Class A-SB	$30,145,000	2.908%	30.000%
Class A-3	$265,700,000	25.627%	30.000%
Class A-4	$343,049,000	33.088%	30.000%
Class X-A	$689,458,000	NAP	NAP
Class X-B	$179,752,000	NAP	NAP
Class A-S	$89,876,000	8.669%	20.875%
Class B	$49,247,000	4.750%	15.875%
Class C	$40,629,000	3.919%	11.750%

(1)	The approximate initial credit support with respect to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates represents the approximate credit enhancement for the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates in the aggregate. The RR Interest provides credit support only to the limited extent that it is allocated a portion of any losses incurred on the underlying mortgage loans, which such losses are allocated between it, on the one hand, and the non-retained certificates, on the other hand, pro rata in accordance with their respective percentage allocation entitlements. See “Credit Risk Retention”.

Pass-Through Rates

A. Offered Certificates	Your certificates will accrue interest at an annual rate called a pass-through rate. The initial approximate pass-through rate is set forth below for each class of certificates:

Class	Approx. Initial Pass-Through Rate(1)
Class A-1	2.61000%
Class A-2	3.47400%
Class A-SB	3.43200%
Class A-3	3.32500%
Class A-4	3.58400%
Class X-A	1.05280%
Class X-B	0.51192%
Class A-S	3.82600%
Class B	3.97700%
Class C	4.35998%

(1)	The pass-through rate for each class of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates will be a fixed rate per annum equal to the pass-through rate set forth opposite such class in the table. The pass-through rate for each class of the Class A-S and Class B certificates will be a variable rate per annum equal to the lesser of (a) the pass-through rate set forth opposite such class in the table and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date. The pass-through rate for the Class C certificates will be a variable rate per annum equal to the weighted average of the net mortgage interest rates for the related distribution date minus 0.14000%. The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates for the related distribution date, weighted on the basis of their respective aggregate certificate balances outstanding immediately prior to that distribution date. The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S, Class B and Class C certificates for the related distribution date, weighted on the basis of their respective aggregate certificate balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

B. Interest Rate

Calculation Convention	Interest on the offered certificates at their applicable pass-through rates will be calculated based on a 360-day year consisting of twelve 30-day months, or a “30/360 basis”.

For purposes of calculating the pass-through rates on the Class X-A and Class X-B certificates and any other class of certificates that has a pass-through rate limited by, equal to or based on the weighted average net mortgage interest rate, the mortgage loan interest rates will not reflect any default interest rate, any loan term modifications agreed to by any special servicer or any modifications resulting from a borrower’s bankruptcy or insolvency.

For purposes of calculating the pass-through rates on the offered certificates, the interest rate for each mortgage loan that accrues interest based on the actual number of days in each month and assuming a 360-day year, or an “actual/360 basis”, will be recalculated, if necessary, so that the amount of interest that would accrue at that recalculated rate in the applicable month, calculated on a 30/360 basis, will equal the amount of interest that is required to be paid on that mortgage loan in that month, subject to certain adjustments as described in “Description of the Certificates—Distributions—Pass-Through Rates” and “—Interest Distribution Amount”.

C. Servicing and

Administration Fees	Each of the master servicers and the special servicers is entitled to a servicing fee or special servicing fee, as the case may be, from the interest payments on each mortgage loan (other than any non-serviced mortgage loan with respect to the special servicing fee only), any related serviced companion loan and any related REO loans and, with respect to the special servicing fees, if the related mortgage loan interest payments (or other collections in respect of the related mortgage loan or mortgaged property) are insufficient, then from general collections on all mortgage loans.

The servicing fee for each distribution date, including the master servicing fee and the portion of the servicing fee payable to any primary servicer or subservicer, is calculated on the outstanding principal amount of each mortgage loan (including any non-serviced mortgage loan) at a servicing fee rate equal to a per annum rate ranging from 0.00375% to 0.08250%.

The special servicing fee for each distribution date is calculated based on the outstanding principal amount of each mortgage loan (other than any non-serviced mortgage loan) and any related serviced companion loan as to which a special servicing transfer event has occurred (including any REO loans), on a loan-by-loan basis at the special servicing fee rate equal to (a) with respect to Rialto Capital Advisors, LLC, the greater of 0.25% and the per annum rate that would result in a special servicing fee for the related month of (i) $3,500 or (ii) with respect to any mortgage loan with respect to which the risk retention consultation party is entitled to consult with the special servicer, for so long as the related mortgage loan is a specially serviced loan during the occurrence and continuance of a consultation termination event, $5,000, (b) with respect to National Cooperative Bank, N.A., the greater of 0.25% and the per annum rate that would result in a special servicing fee of $1,000 for the related month and (c) with respect to Situs Holdings, LLC, the greater of 0.25% and the per annum rate that would result in a special servicing fee for the related month of (i) $3,500 or (ii) with respect to any mortgage loan with respect to which the risk retention consultation party is entitled to consult with the special servicer, for so long as the related mortgage loan is a specially serviced loan during the occurrence and continuance of a consultation termination event, $5,000. None of the special servicers will be entitled to a special servicing fee with respect to any non-serviced mortgage loan.

Any primary servicing fees or sub-servicing fees with respect to each serviced mortgage loan and any related serviced companion loan will be paid by the applicable master servicer or special servicer, respectively, out of the fees described above.

The master servicers and special servicers are also entitled to additional fees and amounts, including income on the amounts held in certain accounts and certain permitted investments, liquidation fees and workout fees. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”.

The certificate administrator fee for each distribution date is calculated on the outstanding principal amount of each mortgage loan (including any REO loan and any non-serviced mortgage loan) at a per annum rate equal to 0.00693%. The trustee fee is payable by the certificate administrator from the certificate administrator fee.

The operating advisor will be entitled to an upfront fee of $5,000 on the closing date. As compensation for the performance of its routine duties, the operating advisor will be entitled to a fee on each distribution date calculated on the outstanding principal amount of each mortgage loan and successor REO loan (excluding any related companion loan) at a per annum rate equal to 0.00120%. The operating advisor will also be entitled under certain circumstances to a consulting fee.

The asset representations reviewer will be entitled to an upfront fee of $5,000 on the closing date. As compensation for the performance of its routine duties, the asset representations reviewer will be entitled to a fee on each distribution date calculated on the outstanding principal amount of each mortgage loan and successor REO loan at a per annum rate equal to 0.00025%. Upon the completion of any asset review with respect to each delinquent loan, the asset representations reviewer will be entitled to a per loan fee in an amount described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Asset Representations Reviewer Compensation”.

Each party to the pooling and servicing agreement will also be entitled to be reimbursed by the issuing entity for costs, expenses and liabilities borne by them in certain circumstances.

Additionally, with respect to each distribution date, an amount equal to the product of 0.00050% per annum multiplied by the outstanding principal amount of each mortgage loan and any successor REO loan will be payable to CRE Finance Council® as a license fee for use of their names and trademarks, including an investor reporting package.

Payment of the fees and reimbursement of the costs and expenses described above will generally have priority over the distribution of amounts payable to the certificateholders. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” and “—Limitation on Liability; Indemnification”.

With respect to each non-serviced mortgage loan set forth in the table below, the master servicer under the related pooling and servicing agreement governing the servicing of that mortgage loan will be entitled to a primary servicing fee at a per annum rate set forth in the table below, and the special servicer under the related pooling and servicing agreement will be entitled to a special servicing fee at the per annum rate set forth below. In addition, each party to the pooling and servicing agreement governing the servicing of a non-serviced mortgage loan will be entitled to receive other fees and reimbursements with respect to such non-serviced mortgage loan in amounts, from sources, and at frequencies, that are similar, but not necessarily identical, to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to the related non-serviced whole loan), such amounts will be reimbursable from general collections on the mortgage loans to the extent not recoverable from the related non-serviced whole loan and to the extent allocable to such non-serviced mortgage loan pursuant to the related intercreditor agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Great Wolf Lodge Southern California A/B Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

NON-SERVICED MORTGAGE LOANS

Non-Serviced Mortgage Loan	Primary Servicing Fee Rate(1)	Special Servicing Fee Rate
ILPT Hawaii Portfolio	0.00125%	0.25000%
Great Wolf Lodge Southern California	0.00250%	0.25000%(2)

(1)	Included as part of the servicing fee rate.

(2)	Such fee rate is expected to be subject to a minimum amount equal to $3,500 for any month in which such fee is payable.

Distributions

A. Allocation between
RR Interest and

Non-Retained Certificates	The aggregate amount available for distributions to holders of the certificates (including the RR Interest) on each distribution date (net of specified expenses of the issuing entity, including fees payable to, and costs and expenses reimbursable to, the master servicers, the special servicers, the certificate administrator, the trustee, the operating advisor and the asset representations reviewer) will be allocated between amounts available for distribution to the holders of the RR Interest, on the one hand, and for distribution to all other certificates, on the other hand. The certificates other than the Class R certificates and other than the RR Interest are referred to in this prospectus as the “non-retained certificates”. The portion of such amount allocable to (a) the RR Interest will at all times be the product of such amount multiplied by 5% and (b) the non-retained certificates will at all times be the product of such amount multiplied by the difference between 100% and the percentage referenced in clause (a), in each case such percentages being referred to in this prospectus as the respective “percentage allocation entitlements”.

B. Amount and Order
of Distributions
on Non-Retained

Certificates	On each distribution date, funds available for distribution to the non-retained certificates (other than (i) any yield maintenance charges and prepayment premiums and (ii) any excess interest) will be distributed in the following amounts and order of priority:

First, to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-H certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those classes;

Second, to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates as follows: (i) to the extent of funds allocated to principal and available for distribution: (a) first, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates is reduced to the planned principal balance for the related distribution date set forth in Annex E, (b) second, to principal on the Class A-1 certificates, until the certificate balance of the Class A-1 certificates has been reduced to zero, (c) third, to principal on the Class A-2 certificates, until the certificate balance of the Class A-2 certificates has been reduced to zero, (d) fourth, to principal on the Class A-3 certificates, until the certificate balance of the Class A-3 certificates has been reduced to zero, (e) fifth, to principal on the Class A-4 certificates, until the certificate balance of the Class A-4 certificates has been reduced to zero and (f) sixth, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates has been reduced to zero, or (ii) if the certificate balance of each class of certificates other than the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates and the RR Interest has been reduced to zero as a result of the allocation of mortgage loan losses to those certificates, funds available for distributions of principal will be distributed to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, pro rata, without regard to the distribution priorities described above or the planned principal balance of the Class A-SB certificates;

Third, to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, to reimburse the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, pro rata, based upon the aggregate unreimbursed losses previously allocated to each such class, first, in an amount equal to any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes, and then in an amount equal to interest on that amount at the pass-through rate for such class;

Fourth, to the Class A-S certificates as follows: (a) to interest on the Class A-S certificates in the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class A-S certificates until its certificate balance has been reduced to zero; and (c) to reimburse the Class A-S certificates, first in an amount equal to any previously unreimbursed losses on the mortgage loans that were previously allocated to those certificates, and then in an amount equal to interest on that amount at the pass-through rate for such class;

Fifth, to the Class B certificates as follows: (a) to interest on the Class B certificates in the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class B certificates until its certificate balance has been reduced to zero; and (c) to reimburse the Class B certificates, first in an amount equal to any previously unreimbursed losses on the mortgage loans that were previously allocated to those certificates, and then in an amount equal to interest on that amount at the pass-through rate for such class;

Sixth, to the Class C certificates as follows: (a) to interest on the Class C certificates in the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class C certificates until its certificate balance has been reduced to zero; and (c) to reimburse the Class C certificates, first in an amount equal to any previously unreimbursed losses on the mortgage loans that were previously allocated to those certificates, and then in an amount equal to interest on that amount at the pass-through rate for such class;

Seventh, to the non-offered certificates (other than the Class X-D, Class X-F, Class X-G, Class X-H, Class V and Class R certificates and the RR Interest) in the amounts and order of priority described in “Description of the Certificates—Distributions”; and

Eighth, to the Class R certificates, any remaining amounts.

For more detailed information regarding distributions on the non-retained certificates, see “Description of the Certificates—Distributions—Priority of Distributions”.

C. Interest and Principal

Entitlements	A description of the interest entitlement of each class of certificates (other than the Class V and Class R certificates) and the RR Interest can be found in “Description of the Certificates—Distributions—Interest Distribution Amount” and “Credit Risk Retention—RR Interest—Priority of Distributions”. As described in that section, there are circumstances in which your interest entitlement for a distribution date could be less than one full month’s interest at the pass-through rate on your certificate’s balance or notional amount.

A description of the amount of principal required to be distributed to each class of the non-retained certificates entitled to principal on a particular distribution date and the RR Interest can be found in “Description of the Certificates—Distributions—Principal Distribution Amount” and “Credit Risk Retention—RR Interest—Priority of Distributions”, respectively.

D. Yield Maintenance
Charges, Prepayment

Premiums	Yield maintenance charges and prepayment premiums with respect to the mortgage loans will be allocated to the RR Interest, on the one hand, and the non-retained certificates, on the other hand, in accordance with their respective percentage allocation entitlements. Yield maintenance charges and prepayment premiums with respect to the mortgage loans allocated to the non-retained certificates will be further allocated as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”.

For an explanation of the calculation of yield maintenance charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

E. Subordination,
Allocation of Losses

and Certain Expenses	The chart below describes the manner in which the payment rights of certain classes of non-retained certificates will be senior or subordinate, as the case may be, to the payment rights of other classes of non-retained certificates. The chart also shows the allocation between the RR Interest and the non-retained certificates and the corresponding entitlement to receive principal and/or interest of certain classes of non-retained certificates (other than excess interest that accrues on each mortgage loan that has an anticipated repayment date) on any distribution date in descending order. It also shows the manner in which mortgage loan losses are allocated between the RR Interest and the non-retained certificates and the manner in which the losses allocated to non-retained certificates are further allocated to certain classes of those certificates in ascending order (beginning with the non-offered certificates, other than the Class X-D, Class X-F, Class X-G, Class X-H, Class V and Class R certificates and the RR Interest) to reduce the balance of each such class to zero; provided that no principal payments or mortgage loan losses will be allocated to the Class X-A, Class X-B, Class X-D, Class X-F, Class X-G, Class X-H, Class V or Class R certificates, although principal payments and mortgage loan losses may reduce the notional amounts of the Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-H certificates and, therefore, the amount of interest they accrue.

(1)	The Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-H certificates are interest-only certificates.

(2)	The Class X-D, Class X-F, Class X-G and Class X-H certificates and the RR Interest are non-offered certificates.

(3)	Other than the Class X-D, Class X-F, Class X-G, Class X-H, Class V and Class R certificates and the RR Interest.

Other than the subordination of certain classes of non-retained certificates, as described above, no other form of credit enhancement will be available for the benefit of the holders of the offered certificates. The right to payment of holders of the RR Interest is pro rata and pari passu with the right to payment of holders of the non-retained certificates (as a collective whole), and as described above any losses incurred on the mortgage loans will be allocated between the RR Interest, on the one hand, and the non-retained certificates, on the other hand, pro rata in accordance with their respective percentage allocation entitlements.

The notional amount of the Class X-A certificates will be reduced by the amount of principal losses or principal payments, if any, allocated to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates. The notional amount of the Class X-B certificates will be reduced by the amount of principal losses or principal payments, if any, allocated to the Class A-S, Class B and Class C certificates.

To the extent funds are available on a subsequent distribution date for distribution on your offered certificates, you will be reimbursed for any losses allocated to your offered certificates with interest at the pass-through rate on those offered certificates in accordance with the distribution priorities.

See “Description of the Certificates—Subordination; Allocation of Realized Losses” and “Credit Risk Retention—RR Interest—Allocation of Retained Certificate Realized Losses” for more detailed information regarding the subordination provisions applicable to the certificates and the allocation of losses to the certificates.

F. Shortfalls in Available

Funds	Shortfalls will reduce the aggregate available funds and will correspondingly reduce the amount allocated to the RR Interest and non-retained certificates. The reduction in amounts available for distribution to the non-retained certificates will reduce distributions to the classes of certificates with the lowest payment priorities. Shortfalls may occur as a result of:

●	the payment of special servicing fees and other additional compensation that any special servicer is entitled to receive;

●	interest on advances made by either master servicer, any special servicer or the trustee (to the extent not covered by late payment charges or default interest paid by the related borrower);

●	the application of appraisal reductions to reduce interest advances;

●	extraordinary expenses of the issuing entity including indemnification payments payable to the parties to the pooling and servicing agreement;

●	a modification of a mortgage loan’s interest rate or principal balance; and

●	other unanticipated or default-related expenses of the issuing entity.

In addition, prepayment interest shortfalls on the mortgage loans that are not covered by certain compensating interest payments made by either master servicer will be allocated between the RR Interest, on the one hand, and the non-retained certificates, on the other hand, in accordance with their respective percentage allocation entitlements. The prepayment interest shortfalls allocated to the non-retained certificates are required to be further allocated among the classes of non-retained certificates (other than the Class V certificates) entitled to interest, on a pro rata basis, to reduce the amount of interest payable on each such class of certificates to the extent described in this prospectus. See “Description of the Certificates—Prepayment Interest Shortfalls”.

G. Excess Interest	On each distribution date, any excess interest in respect of the increase in the interest rate on any mortgage loan with an anticipated repayment date after the related anticipated repayment date to the extent actually collected and applied as interest during a collection period will be distributed to the holders of the Class V certificates and the RR Interest on the related distribution date as set forth in “Description of the Certificates—Distributions—Excess Interest”. This excess interest will not be available to make distributions to any other class of certificates or to provide credit support for other classes of certificates or offset any interest shortfalls or to pay any other amounts to any other party under the pooling and servicing agreement.

Advances

A. P&I Advances	Each master servicer is required to advance a delinquent periodic payment on each mortgage loan (including any non-serviced mortgage loan) or any successor REO loan (other than any portion of an REO loan related to a companion loan) serviced by such master servicer, unless in each case, such master servicer or the applicable special servicer determines that the advance would be non-recoverable. None of the master servicers or the trustee will be required to advance balloon payments due at maturity or outstanding on the related anticipated repayment date in excess of the regular periodic payment, interest in excess of a mortgage loan’s regular interest rate, default interest, late payment charges, prepayment premiums or yield maintenance charges.

The amount of the interest portion of any advance will be subject to reduction to the extent that an appraisal reduction of the related mortgage loan has occurred (and with respect to any mortgage loan that is part of a whole loan, to the extent such appraisal reduction amount is allocated to the related mortgage loan). There may be other circumstances in which a master servicer will not be required to advance a full month of principal and/or interest. If the applicable master servicer fails to make a required advance, the trustee will be required to make the advance, unless the trustee or the special servicer determines that the advance would be non-recoverable. If an interest advance is made by the applicable master servicer, such master servicer will not advance the portion of interest that constitutes its servicing fee, but will advance the portion of interest that constitutes the monthly fees payable to the certificate administrator, the trustee, the operating advisor and the asset representations reviewer and the CREFC® license fee.

None of the master servicers, the special servicers or the trustee will make, or be permitted to make, any principal or interest advance with respect to any companion loan.

See “Pooling and Servicing Agreement—Advances”.

B. Property Protection

Advances	Each master servicer may be required to make advances with respect to the mortgage loans (other than any non-serviced mortgage loan) and any related companion loan that it is required to service to pay delinquent real estate taxes, assessments and hazard insurance premiums and similar expenses necessary to:

●	protect and maintain (and in the case of REO properties, lease and manage) the related mortgaged property;

●	maintain the lien on the related mortgaged property; and/or

●	enforce the related mortgage loan documents.

The special servicers will have no obligation to make any property protection advances (although they may elect to make them in an emergency circumstance in their sole discretion). If any special servicer makes a property protection advance, the applicable master servicer will be required to reimburse such special servicer for that advance (unless the applicable master servicer determines that the advance would be non-recoverable, in which case the advance will be reimbursed out of the related collection account) and such master servicer will be deemed to have made that advance as of the date made by the applicable special servicer.

If the applicable master servicer fails to make a required advance of this type, the trustee will be required to make this advance. None of the master servicers, the special servicers or the trustee is required to advance amounts determined by such party to be non-recoverable.

See “Pooling and Servicing Agreement—Advances”.

With respect to each non-serviced mortgage loan, the applicable master servicer (and the trustee, as applicable) under the pooling and servicing agreement governing the servicing of that non-serviced whole loan will be required to make similar advances with respect to delinquent real estate taxes, assessments and hazard insurance premiums as described above.

C. Interest on Advances	The master servicers, the special servicers and the trustee, as applicable, will be entitled to interest on the above described advances at the “Prime Rate” as published in The Wall Street Journal, as described in this prospectus. Interest accrued on outstanding advances may result in reductions in amounts otherwise payable on the certificates. Neither the master servicers nor the trustee will be entitled to interest on advances made with respect to principal and interest due on a mortgage loan until the related due date has passed and any grace period for late payments applicable to the mortgage loan has expired. See “Pooling and Servicing Agreement—Advances”.

With respect to any non-serviced mortgage loan, the applicable makers of advances under the related pooling and servicing agreement governing the servicing of the non-serviced whole loan will similarly be entitled to interest on advances, and any accrued and unpaid interest on property protection advances made in respect of such non-serviced mortgage loan may be reimbursed from general collections on the other mortgage loans included in the issuing entity to the extent not recoverable from such non-serviced whole loan and to the extent allocable to such non-serviced mortgage loan in accordance with the related intercreditor agreement.

The Mortgage Pool

The Mortgage Pool	The issuing entity’s primary assets will be 56 fixed rate commercial mortgage loans, each evidenced by one or more promissory notes secured by first mortgages, deeds of trust, deeds to secure debt or similar security instruments on the fee and/or leasehold estate of the related borrower in 242 commercial and multifamily properties. See “Description of the Mortgage Pool—General”.

The aggregate principal balance of the mortgage loans as of the cut-off date will be approximately $1,036,779,969.

Whole Loans

Unless otherwise expressly stated in this prospectus, the term “mortgage loan” refers to each of the 56 commercial mortgage loans to be held by the issuing entity. Of the mortgage loans, each mortgage loan in the table below is part of a larger “whole loan”, which is comprised of the related mortgage loan and one or more loans that are pari passu in right of payment to the related mortgage loan (each referred to in this prospectus as a “pari passu companion loan” or a “companion loan”) and, in certain cases, one or more loans that are subordinate in right of payment to the related mortgage loan (each referred to in this prospectus as a “subordinate companion loan” or a “companion loan”). The companion loans, together with their related mortgage loan, are referred to in this prospectus as a “whole loan”. For further information regarding the whole loans, see “Description of the Mortgage Pool—The Whole Loans”.

Whole Loan Summary

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	Pari Passu Companion Loan Cut-off Date Balance	Subordinate Companion Loan Cut-off Date Balance	Mortgage Loan LTV Ratio(1)(3)(4)	Whole Loan LTV Ratio(2)(3)(4)	Mortgage Loan Underwritten NCF DSCR(1)	Whole Loan Underwritten NCF DSCR(2)
350 Bush Street	$100,000,000	9.6%	$85,000,000	N/A	35.4%	35.4%	3.42x	3.42x
The Alhambra	$100,000,000	9.6%	$50,000,000	N/A	65.1%	65.1%	2.36x	2.36x
Ford Factory	$95,000,000	9.2%	$40,000,000	N/A	57.0%	57.0%	1.81x	1.81x
Newport Corporate Center	$73,800,000	7.1%	$90,200,000	$148,000,000	34.5%	65.5%	5.63x	2.34x
9201 West Sunset Boulevard	$70,000,000	6.8%	$65,000,000	N/A	64.6%	64.6%	1.87x	1.87x
Central Tower	$63,700,000	6.1%	$34,300,000	N/A	52.6%	52.6%	2.32x	2.32x
Westin Atlanta Airport	$45,441,378	4.4%	$14,980,674	N/A	69.1%	69.1%	2.07x	2.07x
ILPT Hawaii Portfolio	$40,000,000	3.9%	$610,000,000	N/A	45.2%	45.2%	2.40x	2.40x
Great Wolf Lodge Southern California	$40,000,000	3.9%	$110,000,000	$20,000,000	49.5%	56.1%	2.41x	1.89x

(1)	Calculated including any related pari passu companion loans but excluding any related subordinate companion loans or mezzanine debt.

(2)	Calculated including any related pari passu companion loans and any related subordinate companion loans but excluding any mezzanine debt.

(3)	With respect to the 350 Bush Street mortgage loan, the Mortgage Loan LTV Ratio and Whole Loan LTV Ratio are based on an appraised value that is other than an “as-is” value, as set forth in the definition of “Appraised Value.” See “—Certain Calculations and Definitions—Definitions”.

(4)	With respect to the Great Wolf Lodge Southern California mortgage loan, the Mortgage Loan LTV Ratio and Whole Loan LTV Ratio are based on an appraised value that includes the present value of a tax abatement or development incentives, as set forth in the definition of “Appraised Value”. See “—Certain Calculations and Definitions—Definitions”.

Each of the 350 Bush Street whole loan, The Alhambra whole loan, the Ford Factory whole loan, the Newport Corporate Center whole loan, the 9201 West Sunset Boulevard whole loan, the Central Tower whole loan and the Westin Atlanta Airport whole loan will be serviced by Wells Fargo Bank, National Association, as the applicable master servicer, and Rialto Capital Advisors, LLC (or, with respect to the Newport Corporate Center whole loan, Situs Holdings, LLC), as the applicable special servicer, pursuant to the pooling and servicing agreement for this transaction and is referred to in this prospectus as a “serviced whole loan”, and each related companion loan or mortgage loan is referred to in this prospectus as a “serviced companion loan” or “serviced mortgage loan”, respectively.

Each servicing shift whole loan (a “servicing shift whole loan”, and the related mortgage loan, a “servicing shift mortgage loan”) will initially be serviced by the applicable master servicer and the applicable special servicer pursuant to the pooling and servicing agreement for this transaction. From and after the date on which the related controlling companion loan is securitized (each, a “servicing shift securitization date”), it is anticipated that each servicing shift whole loan will be serviced under, and by the master servicer (a “servicing shift master servicer”) and the special servicer (a “servicing shift special servicer”) designated in, the related pooling and servicing agreement entered into in connection with such securitization (a “servicing shift pooling and servicing agreement”). Prior to the applicable servicing shift securitization date, each servicing shift whole loan will be a “serviced whole loan”, the related mortgage loan will be a “serviced mortgage loan” and the related companion loans will be “serviced companion loans”. On and after the applicable servicing shift securitization date, each servicing shift whole loan will be a “non-serviced whole loan”, the related mortgage loan will be a “non-serviced mortgage loan” and the related companion loans will be “non-serviced companion loans”. As of the Closing Date, there are no servicing shift whole loans related to the trust fund.

Each whole loan identified in the table below will not be serviced under the pooling and servicing agreement for this transaction and instead will be serviced under a separate pooling and servicing agreement identified in the table below entered into in connection with the securitization of one or more related companion loan(s) and is referred to in this prospectus as a “non-serviced whole loan”. The related mortgage loan is referred to as a “non-serviced mortgage loan” and the related companion loans are each referred to in this prospectus as a “non-serviced companion loan” or collectively, as the “non-serviced companion loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Non-Serviced Whole Loans(1)

Whole Loan Name	Transaction/Pooling Agreement	% of Initial Pool Balance	Master Servicer	Special Servicer	Trustee
ILPT Hawaii Portfolio	ILPT Trust 2019-SURF	3.9%	Midland Loan Services, a Division of PNC Bank, National Association(2)	Rialto Capital Advisors, LLC	Wells Fargo Bank, National Association

Great Wolf Lodge Southern California	WFCM 2019-C50	3.9%	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC	Wilmington Trust, National Association

Whole Loan Name	Certificate Administrator	Custodian	Operating Advisor	Directing Certificateholder (or equivalent)(3)
ILPT Hawaii Portfolio	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Park Bridge Lender Services LLC	Prima Capital Advisors LLC

Great Wolf Lodge Southern California	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Park Bridge Lender Services LLC	KSL Capital Partners Co Trust II

(1)	Information in this table is presented as of the closing date of the related securitization or, if such securitization has not yet closed, reflects information regarding the expected parties to such securitization.

(2)	Midland Loan Services, a Division of PNC Bank, National Association, is also servicing the Newport Corporate Center whole loan (7.1%).

(4)	The related transaction documents may provide that the directing certificateholder may either be the entity specified or an affiliate thereof.

Mortgage Loan Characteristics

The following tables set forth certain anticipated characteristics of the mortgage loans as of the cut-off date (unless otherwise indicated). Except as specifically provided in this prospectus, various information presented in this prospectus (including loan-to-value ratios, debt service coverage ratios, debt yields and cut-off date balances per net rentable square foot, pad, room or unit, as applicable) with respect to any mortgage loan with a pari passu companion loan or subordinate companion loan is calculated including the principal balance and debt service payment of the related pari passu companion loan(s), but is calculated excluding the principal balance and debt service payment of any related subordinate companion loan (or any subordinate debt encumbering the related mortgaged property or any related mezzanine debt or preferred equity).

The sum of the numerical data in any column may not equal the indicated total due to rounding. Unless otherwise indicated, all figures and percentages presented in this “Summary of Terms” are calculated as described under “Description of the Mortgage Pool—Certain Calculations and Definitions” and, unless otherwise indicated, such figures and percentages are approximate and in each case, represent the indicated figure or percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. The principal balance of each mortgage loan as of the cut-off date assumes the timely receipt of principal scheduled to be paid on or before the cut-off date and no defaults, delinquencies or prepayments on, or modifications of, any mortgage loan on or prior to the cut-off date. Whenever percentages and other information in this prospectus are presented on the mortgaged property level rather than the mortgage loan level, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A-1.

The mortgage loans will have the following approximate characteristics as of the cut-off date:

Cut-off Date Mortgage Loan Characteristics

All Mortgage Loans
Initial Pool Balance(1)	$1,036,779,969
Number of mortgage loans	56
Number of mortgaged properties	242
Range of Cut-off Date Balances	$1,294,778 to $100,000,000
Average Cut-off Date Balance	$18,513,928
Range of Mortgage Rates	3.5432% to 5.7000%
Weighted average Mortgage Rate	4.3770%
Range of original terms to maturity(2)	60 months to 121 months
Weighted average original term to maturity(2)	118 months
Range of remaining terms to maturity(2)	60 months to 121 months
Weighted average remaining term to maturity(2)	117 months
Range of original amortization terms(3)	240 months to 480 months
Weighted average original amortization term(3)	360 months
Range of remaining amortization terms(3)	237 months to 480 months
Weighted average remaining amortization term(3)	360 months
Range of Cut-off Date LTV Ratios(4)(5)(6)	1.5% to 75.0%
Weighted average Cut-off Date LTV Ratio(4)(5)(6)	52.2%
Range of LTV Ratios as of the maturity date(2)(4)(5)(6)	1.5% to 66.4%
Weighted average LTV Ratio as of the maturity date(2)(4)(5)(6)	49.7%
Range of U/W NCF DSCRs(5)(6)(7)	1.34x to 53.49x
Weighted average U/W NCF DSCR(5)(6)(7)	2.80x
Range of U/W NOI Debt Yields(5)(6)	8.5% to 237.1%
Weighted average U/W NOI Debt Yield(5)(6)	14.0%
Percentage of Initial Pool Balance consisting of:
Interest-only	59.8%
Amortizing	16.7%
Partial Interest-only	16.4%
Interest-only, ARD	7.1%

(1)	Subject to a permitted variance of plus or minus 5%.

(2)	With respect to any mortgage loan with an anticipated repayment date, calculated as of the related anticipated repayment date.

(3)	Excludes 20 mortgage loans identified on Annex A-1 (66.9%), which are interest-only for the entire term or until the anticipated repayment date, as applicable.

(4)	Loan-to-value ratios (such as, for example, the loan-to-value ratios as of the cut-off date and the loan-to-value ratios at the maturity date) with respect to the mortgage loans were generally calculated using “as-is” values (or any equivalent term) as described under “Description of the Mortgage Pool—Certain Calculations and Definitions”; provided, that with respect to certain mortgage loans, the related loan-to-value ratios have been calculated using “as-complete”, “as-stabilized” or similar hypothetical values. Such mortgage loans are identified under the definition of “Appraised Value” set forth under “Description of the Mortgage Pool—Certain Calculations and Definitions—Definitions”. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

(5)	In the case of mortgage loans that have one or more pari passu companion loans and/or subordinate companion loans that are not included in the issuing entity, the debt service coverage ratio, loan-to-value ratio and debt yield have been calculated including the related pari passu companion loan(s) but excluding any related subordinate companion loan. With respect to the Newport Corporate Center mortgage loan (7.1%), the related cut-off date loan-to-value ratio, maturity date loan-to-value ratio, underwritten net cash flow debt service coverage ratio and underwritten net operating income debt yield calculated including the related subordinate companion loans are 65.5%, 65.5%, 2.34x and 10.6%, respectively. With respect to the Great Wolf Lodge Southern California mortgage loan (3.9%), the related cut-off date loan-to-value ratio, maturity date loan-to-value ratio, underwritten net cash flow debt service coverage ratio and underwritten net operating income debt yield calculated including the related subordinate companion loan are 56.1%, 56.1%, 1.89x and 12.9%, respectively.

(6)	For mortgage loans secured by residential cooperative properties, debt service coverage ratios and debt yield information are calculated using the projected net operating income and the projected net cash flow reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the cut-off date assuming such mortgaged property is operated as a rental property. The loan-to-value ratio information for mortgage loans secured by residential cooperative properties is based upon the appraised value of the residential cooperative property reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the cut-off date determined as if such residential cooperative property is operated as a residential cooperative and, in general, such value equals the sum of (i) the gross share value of all cooperative units in such residential cooperative property (generally applying a discount for sponsor or investor held units that are rent regulated, rent stabilized or rent controlled units, and in certain instances, for market rate units as and if deemed appropriate by the appraiser), based in part on various comparable sales of cooperative apartment units in the market, plus (ii) the amount of the underlying debt encumbering such residential cooperative property. See “Risk Factors—Risks Relating to the Mortgage Loans—Residential Cooperative Properties Have Special Risks”.

(7)	Debt service coverage ratios (such as, for example, underwritten net cash flow debt service coverage ratios or underwritten net operating income debt service coverage ratios) are calculated based on “Annual Debt Service”, as defined under “Description of the Mortgage Pool—Certain Calculations and Definitions—Definitions”.

All of the mortgage loans accrue interest on an actual/360 basis.

For further information regarding the mortgage loans, see “Description of the Mortgage Pool”.

Modified and Refinanced

Loans	None of the mortgage loans were modified due to a delinquency or were refinancings of loans in default at the time of refinancing and/or otherwise involved discounted pay-offs in connection with the origination of the mortgage loan. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings”.

Properties with Limited

Operating History	10 of the mortgaged properties (27.6%) (i) were constructed or the subject of a major renovation that was completed within 12 calendar months prior to the cut-off date or are leased fee properties and, therefore, the related mortgaged property has no or limited prior operating history, (ii) have a borrower or an affiliate under the related mortgage loan that acquired the related mortgaged property within 12 calendar months prior to the cut-off date and such borrower or affiliate was unable to provide the related mortgage loan seller with historical financial information for such acquired mortgaged property or (iii) are single tenant properties subject to triple-net leases with the related tenant where the related borrower did not provide the related mortgage loan seller with historical financial information for the related mortgaged property.

See “Description of the Mortgage Pool—Certain Calculations and Definitions” and “Description of the Mortgage Pool—Mortgage Pool Characteristics—Mortgaged Properties With Limited Prior Operating History”.

Certain Variances from

Underwriting Standards	Each sponsor maintains its own set of underwriting guidelines, which typically relate to credit and collateral analysis, loan approval, debt service coverage ratio and loan-to-value ratio analysis, assessment of property condition, escrow requirements and requirements regarding title insurance policy and property insurance. Certain of the mortgage loans may vary from the related mortgage loan seller’s underwriting guidelines described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”.

Additional Aspects of Certificates

Denominations	The offered certificates with certificate balances that are initially offered and sold to purchasers will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The certificates with notional amounts will be issued, maintained and transferred only in minimum denominations of authorized initial notional amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Registration, Clearance

and Settlement	Each class of offered certificates will initially be registered in the name of Cede & Co., as nominee of The Depository Trust Company, or DTC.

You may hold offered certificates through: (1) DTC in the United States; or (2) Clearstream Banking, S.A. or Euroclear Bank, as operator of the Euroclear System.

Transfers within DTC, Clearstream Banking, S.A. or Euroclear Bank, as operator of the Euroclear System, will be made in accordance with the usual rules and operating procedures of those systems.

We may elect to terminate the book-entry system through DTC (with the consent of the DTC participants), Clearstream Banking, S.A. or Euroclear Bank, as operator of the Euroclear System, with respect to all or any portion of any class of the offered certificates.

See “Description of the Certificates—Delivery, Form, Transfer and Denomination—Book-Entry Registration”.

Credit Risk Retention	For a discussion of the manner in which the U.S. credit risk retention requirements will be satisfied by Bank of America, National Association, as retaining sponsor, see “Credit Risk Retention”.

None of the sponsors, the depositor or the underwriters or any other person is required or intends to retain a material net economic interest in the securitization constituted by the issue of the offered certificates, or to take any other action in respect of such securitization, in a manner prescribed or contemplated by the European Union’s Securitization Regulation (Regulation (EU) 2017/2402). In particular, no such person undertakes to take any action which may be required by any investor for the purposes of their compliance with such Regulation or similar requirements. See “Risk Factors—Other Risks Relating to the Certificates—Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates”.

Information Available to

Certificateholders	On each distribution date, the certificate administrator will prepare and make available to each certificateholder of record, initially expected to be Cede & Co., a statement as to the distributions being made on that date. Additionally, under certain circumstances, certificateholders of record may be entitled to certain other information regarding the issuing entity. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

Deal Information/Analytics	Certain information concerning the mortgage loans and the certificates may be available to subscribers through the following services:

●	Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., Interactive Data Corp., Markit Group Limited, BlackRock Financial Management, Inc., CMBS.com,

Inc., Moody’s Analytics and Thomson Reuters Corporation.

Certain information concerning the mortgage loans and the certificates may be available to certificateholders through:

●	The certificate administrator’s website initially located at www.ctslink.com; and

●	The master servicers’ websites initially located at www.wellsfargo.com/com/comintro (with respect to Wells Fargo Bank, National Association) and www.ncb.coop (with respect to National Cooperative Bank, N.A.).

Optional Termination	On any distribution date on which the aggregate principal balance of the pool of mortgage loans is less than 1.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (solely for the purposes of this calculation, if such right is being exercised after June 2029 and the Newport Corporate Center mortgage loan is still an asset of the trust, then such mortgage loan will be excluded from the then-aggregate principal balance of the pool of mortgage loans and from the initial pool balance), certain entities specified in this prospectus will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in this prospectus.

The issuing entity may also be terminated in connection with a voluntary exchange of all the then-outstanding certificates (other than the Class V and Class R certificates and the RR Interest) and deemed payment of a price specified in this prospectus for the mortgage loans then held by the issuing entity, provided that (i) the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B, Class C, Class D and Class E certificates are no longer outstanding, (ii) there is only one holder (or multiple holders acting unanimously) of the outstanding certificates (other than the Class V and Class R certificates and the RR Interest), (iii) such holder (or holders) pay an amount equal to the RR Interest’s proportionate share of the price specified in this prospectus and (iv) the master servicers consent to the exchange.

See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

Required Repurchases or
Substitutions of Mortgage
Loans; Loss of Value

Payment	Under certain circumstances, the related mortgage loan seller may be obligated to (i) repurchase (without payment of any yield maintenance charge or prepayment premium) or substitute an affected mortgage loan from the issuing entity or (ii) make a cash payment that would be deemed sufficient to compensate the issuing entity in the event of a document defect or a breach of a representation and warranty made by the related mortgage loan seller with respect to the mortgage loan in the related mortgage loan purchase agreement that materially and adversely affects the value of the mortgage loan, the value of the related mortgaged property or the interests of any certificateholders in the mortgage loan or mortgaged property or causes the mortgage loan to be other than a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Internal Revenue Code of 1986, as amended (but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective loan to be treated as a “qualified mortgage”). See “Description of the Mortgage Loan Purchase Agreements—General”.

Sale of Defaulted Loans	Pursuant to the pooling and servicing agreement, under certain circumstances the applicable special servicer is required to use reasonable efforts to solicit offers for defaulted serviced mortgage loans (or a defaulted serviced whole loan and/or related REO properties) and, in the absence of a cash offer at least equal to its outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other amounts under the pooling and servicing agreement, may accept the first (and, if multiple offers are received, the highest) cash offer from any person that constitutes a fair price for the defaulted serviced mortgage loan (or defaulted serviced whole loan) or related REO property, determined as described in “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Sale of Defaulted Loans and REO Properties”, unless the applicable special servicer determines, in accordance with the servicing standard (and subject to the requirements of any related intercreditor agreement), that rejection of such offer would be in the best interests of the certificateholders and any related companion loan holder (as a collective whole as if such certificateholders and such companion loan holder constituted a single lender).

With respect to any non-serviced mortgage loan, if a related pari passu companion loan becomes a defaulted mortgage loan under the pooling and servicing agreement for the related pari passu companion loan and the special servicer under the related pooling and servicing agreement for the related pari passu companion loan(s) determines to sell such pari passu companion loan(s), then that special servicer will be required to sell such non-serviced mortgage loan together with the related pari passu companion loan(s) and, in certain cases, any related subordinate companion loan(s) in a manner similar to that described above. See “Description of the Mortgage Pool—The Whole Loans”.

Tax Status	Elections will be made to treat designated portions of the issuing entity (exclusive of interest that is deferred after the anticipated repayment date of each mortgage loan with an anticipated repayment date and the excess interest distribution account) as two separate REMICs – the lower-tier REMIC and the upper-tier REMIC – for federal income tax purposes.

In addition, the portion of the issuing entity consisting of the excess interest accrued on any mortgage loan with an anticipated repayment date, beneficial ownership of which is represented by the Class V certificates and the RR Interest, will be treated as a grantor trust for federal income tax purposes (a “grantor trust”).

Pertinent federal income tax consequences of an investment in the offered certificates include:

●	Each class of offered certificates will constitute REMIC “regular interests”.

●	The offered certificates will be treated as newly originated debt instruments for federal income tax purposes.

●	You will be required to report income on your offered certificates using the accrual method of accounting.

●	It is anticipated that the Class X-A and Class X-B certificates will be issued with original issue discount and that the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B and Class C certificates will be issued at a premium for federal income tax purposes.

See “Material Federal Income Tax Considerations”.

Certain ERISA

Considerations	Subject to important considerations described under “Certain ERISA Considerations”, the offered certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

Legal Investment	None of the certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.

If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the certificates.

The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended, contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus).

See “Legal Investment”.

Ratings	The offered certificates will not be issued unless each of the offered classes receives a credit rating from one or more of the nationally recognized statistical rating organizations engaged by the depositor to rate the offered certificates. The decision not to engage one or more other rating agencies in the rating of certain classes of certificates was due, in part, to their initial subordination levels for the various classes of the certificates to be issued in connection with this transaction and may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of certificates after the date of this prospectus.

See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the

Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings”.

Risk Factors

You should carefully consider the following risks before making an investment decision. In particular, distributions on your certificates will depend on payments received on, and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected. We note that additional risks and uncertainties not presently known to us may also impair your investment.

This prospectus also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus.

The Certificates May Not Be a Suitable Investment for You

The certificates will not be suitable investments for all investors. In particular, you should not purchase any class of certificates unless you understand and are able to bear the risk that the yield to maturity and the aggregate amount and timing of distributions on the certificates will be subject to material variability from period to period and give rise to the potential for significant loss over the life of the certificates. The interaction of the foregoing factors and their effects are impossible to predict and are likely to change from time to time. As a result, an investment in the certificates involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans, the mortgaged properties and the certificates.

Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss

Although the various risks discussed in this prospectus are generally described separately, you should consider the potential effects of the interplay of multiple risk factors. Where more than one significant risk factor is present, the risk of loss to an investor in the certificates may be significantly increased.

Risks Related to Market Conditions and Other External Factors

The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue To Adversely Affect the Value of CMBS

In recent years, the real estate and securitization markets, including the market for commercial mortgage-backed securities (“CMBS”), experienced significant dislocations, illiquidity and volatility. We cannot assure you that another dislocation in CMBS will not occur.

Any economic downturn may adversely affect the financial resources of borrowers under commercial mortgage loans and may result in their inability to make payments on, or refinance, their outstanding mortgage debt when due or to sell their mortgaged properties for an aggregate amount sufficient to pay off the outstanding debt when due. As a result, distributions of principal and interest on your certificates, and the value of your certificates, could be adversely affected.

Other Events May Affect the Value and Liquidity of Your Investment

Moreover, other types of events, domestic or international, may affect general economic conditions and financial markets:

●	Wars, revolts, terrorist attacks, armed conflicts, energy supply or price disruptions, political crises, natural disasters and man-made disasters may have an adverse effect on the mortgaged properties and/or your certificates; and

●	Trading activity associated with indices of CMBS may drive spreads on those indices wider than spreads on CMBS, thereby resulting in a decrease in value of such CMBS, including your certificates, and spreads on those indices may be affected by a variety of factors, and may or may not be affected for reasons involving the commercial and multifamily real estate markets and may be affected for reasons that are unknown and cannot be discerned.

You should consider that the foregoing factors may adversely affect the performance of the mortgage loans and accordingly the performance of the offered certificates.

Risks Relating to the Mortgage Loans

Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed

The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

Investors should treat each mortgage loan as a non-recourse loan, except for residential cooperative loans sold to the trust by National Cooperative Bank, N.A., which are generally fully recourse to the borrower but do not have separate guarantors for non-recourse carveouts. If a default occurs on a non-recourse loan, recourse generally may be had only against the specific mortgaged properties and other assets that have been pledged to secure the mortgage loan. Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity or an anticipated repayment date is primarily dependent upon the market value of the mortgaged property or the borrower’s ability to refinance or sell the mortgaged property.

Although the mortgage loans (except for residential cooperative loans sold to the trust by National Cooperative Bank, N.A., which are generally full recourse to the related borrower but do not have separate guarantors for non-recourse carveouts) generally are non-recourse in nature, certain mortgage loans contain non-recourse carveouts for liabilities such as liabilities as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters. Certain mortgage loans set forth under “Description of the Mortgage Pool—Non-Recourse Carveout Limitations” either do not contain non-recourse carveouts or contain material limitations to non-recourse carveouts. Often these obligations are guaranteed by an affiliate of the related borrower, although liability under any such guaranty may be capped or otherwise limited in amount or scope. Furthermore, certain guarantors may be foreign entities or individuals which, while subject to the domestic governing law provisions in the guaranty and related mortgage loan documents, could nevertheless require enforcement of any judgment in relation to a guaranty in a foreign jurisdiction, which could, in turn, cause a significant time delay or result in the inability to enforce the guaranty under foreign law. Additionally, the guarantor’s net worth and liquidity may be less (and in some cases, materially and substantially less) than amounts due under the related mortgage loan or the guarantor’s sole asset may be its interest in the related borrower. Moreover, certain mortgage loans may permit the replacement of the guarantor subject to the requirements set forth in the related mortgage loan documents. Certain mortgage loans may have the benefit of a general payment guaranty of a portion of the indebtedness under the mortgage loan.

With respect to certain of the mortgage loans the related guaranty and/or environmental indemnity contains provisions to the effect that, provided certain conditions are satisfied, the recourse liability of the guarantor will not apply to any action, event or condition arising after the foreclosure, delivery of a deed-in-lieu of foreclosure, or appointment of a receiver, of the mortgaged property, pursuant to such mortgage loan and/or after the foreclosure, acceptance of a transfer in lieu of foreclosure or appointment of a receiver by a mezzanine lender under any related mezzanine loan.

The non-recourse carveout provisions contained in certain of the mortgage loan documents may also limit the liability of the non-recourse carveout guarantor for certain monetary obligations or covenants related to the use and operation of the mortgaged property to the extent that there is sufficient cash flow generated by the mortgaged property and made available to the related borrower and/or non-recourse carveout guarantor to take or prevent such required action.

In all cases, the mortgage loans should be considered to be non-recourse obligations because neither the depositor nor the sponsors make any representation or warranty as to the obligation or ability of any borrower or guarantor to pay any deficiencies between any foreclosure proceeds and the mortgage loan indebtedness.

Risks of Commercial and Multifamily Lending Generally

The mortgage loans will be secured by various income-producing commercial and multifamily properties. The repayment of a commercial or multifamily loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property’s ability to produce cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the loan at any given time.

The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the properties themselves, such as:

●	the age, design and construction quality of the properties;

●	perceptions regarding the safety, convenience and attractiveness of the properties;

●	the characteristics and desirability of the area where the property is located;

●	the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees;

●	the proximity and attractiveness of competing properties;

●	the adequacy of the property’s management and maintenance;

●	increases in interest rates, real estate taxes and operating expenses at the property and in relation to competing properties;

●	an increase in the capital expenditures needed to maintain the properties or make improvements;

●	the dependence upon a single tenant or concentration of tenants in a particular business or industry;

●	a decline in the businesses operated by tenants or in their financial condition;

●	an increase in vacancy rates; and

●	a decline in rental rates as leases are renewed or entered into with new tenants.

Other factors are more general in nature, such as:

●	national or regional economic conditions, including plant closings, military base closings, industry slowdowns, oil and/or gas drilling facility slowdowns or closings and unemployment rates;

●	local real estate conditions, such as an oversupply of competing properties, retail space, office space, multifamily housing or hotel capacity;

●	demographic factors;

●	consumer confidence;

●	consumer tastes and preferences;

●	political factors;

●	environmental factors;

●	seismic activity risk;

●	retroactive changes in building codes;

●	changes or continued weakness in specific industry segments;

●	location of certain mortgaged properties in less densely populated or less affluent areas; and

●	the public perception of safety for customers and clients.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

●	the length of tenant leases (including that in certain cases, all or substantially all of the tenants, or one or more sole, anchor or other major tenants, at a particular mortgaged property may have leases that expire or permit the tenant(s) to terminate its lease during the term of the loan);

●	the quality and creditworthiness of tenants;

●	tenant defaults;

●	in the case of rental properties, the rate at which new rentals occur;

●	with respect to residential cooperative loans, the discretion afforded to the cooperative board of directors to establish maintenance charges payable by tenant-shareholders; and

●	the property’s “operating leverage”, which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with relatively higher operating leverage or short term revenue sources, such as short term or month to month leases, and may lead to higher rates of delinquency or defaults.

Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases

General

Any tenant may, from time to time, experience a downturn in its business, which may weaken its financial condition and result in a reduction or failure to make rental payments when due. Tenants under certain leases included in the underwritten net cash flow, underwritten net operating income or occupancy may nonetheless be in financial distress. If tenants’ sales were to decline, percentage rents may decline and, further, tenants may be unable to pay their base rent or other occupancy costs. If a tenant defaults in its obligations to a property owner, that property owner may experience delays in enforcing its rights as lessor and may incur substantial costs and experience significant delays associated with protecting its investment, including costs incurred in renovating and reletting the property.

Additionally, the income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

●	space in the mortgaged properties could not be leased or re-leased or substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;

●	leasing or re-leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;

●	a significant tenant were to become a debtor in a bankruptcy case;

●	rental payments could not be collected for any other reason; or

●	a borrower fails to perform its obligations under a lease resulting in the related tenant having a right to terminate such lease.

In addition, certain tenants may be part of a chain that is in financial distress as a whole, or the tenant’s parent company may have implemented or expressed an intent to implement a plan to consolidate or reorganize its operations, close a number of stores in the chain, reduce exposure, relocate stores or otherwise reorganize its business to cut costs.

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, certain tenants and/or their parent companies that may have a material adverse effect on the related tenant’s ability to pay rent or remain open for business. We cannot assure you that any such litigation or dispute will not result in a material decline in net operating income at the related mortgaged property.

Certain tenants currently may be in a rent abatement period. We cannot assure you that such tenants will be in a position to pay full rent when the abatement period expires. We cannot assure you that the net operating income contributed by the mortgaged properties will remain at its current or past levels.

A Tenant Concentration May Result in Increased Losses

Mortgaged properties that are owner-occupied or leased to a single tenant, or a tenant that makes up a significant portion of the rental income, also are more susceptible to interruptions of cash flow if that tenant’s business operations are negatively impacted or if such tenant fails to renew its lease. This is so because:

●	the financial effect of the absence of rental income may be severe;

●	more time may be required to re-lease the space; and

●	substantial capital costs may be incurred to make the space appropriate for replacement tenants.

In the event of a default by that tenant, if the related lease expires prior to the mortgage loan maturity date and the related tenant fails to renew its lease or if such tenant exercises an early termination option, there would likely be an interruption of rental payments under the lease and, accordingly, insufficient funds available to the borrower to pay the debt service on the mortgage loan. In certain cases where the tenant owns the improvements on the mortgaged property, the related borrower may be required to purchase such improvements in connection with the exercise of its remedies.

With respect to certain of these mortgaged properties that are leased to a single tenant, the related leases may expire prior to, or soon after, the maturity dates of the mortgage loans or the related tenant may have the right to terminate the lease prior to the maturity date of the mortgage loan. If the current tenant does not renew its lease on comparable economic terms to the expired lease, if a single tenant terminates its lease or if a suitable replacement tenant does not enter into a new lease on similar economic terms, there could be a negative impact on the payments on the related mortgage loan.

A deterioration in the financial condition of a tenant, the failure of a tenant to renew its lease or the exercise by a tenant of an early termination right can be particularly significant if a mortgaged property is owner-occupied, leased to a single tenant, or if any tenant makes up a significant portion of the rental income at the mortgaged property.

Concentrations of particular tenants among the mortgaged properties or within a particular business or industry at one or multiple mortgaged properties increase the possibility that financial problems with such tenants or such business or industry sectors could affect the mortgage loans. In addition, the mortgage loans may be adversely affected if a tenant at the mortgaged property is highly specialized, or dependent on a single industry or only a few customers for its revenue. See “—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” below, and “Description of the Mortgage Pool—Tenant Issues—Tenant Concentrations” for information on tenant concentrations in the mortgage pool.

Mortgaged Properties Leased to Multiple Tenants Also Have Risks

If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for payments on the related mortgage loan. Multi-tenant mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses. See Annex A-1 for tenant lease expiration dates for the 5 largest tenants at each mortgaged property.

Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks

If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, there may be conflicts of interest. For instance, it is more likely a landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant. We cannot assure you that the conflicts of interest arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan.

In certain cases, an affiliated lessee may be a tenant under a master lease with the related borrower, under which the tenant is obligated to make rent payments but does not occupy any space at the mortgaged property. Master leases in these circumstances may be used to bring occupancy to a “stabilized” level with the intent of finding additional tenants to occupy some or all of the master leased space, but may not provide additional economic support for the mortgage loan. If a mortgaged property is leased in whole or substantial part to the borrower or to an affiliate of the borrower, a deterioration in the financial condition of the borrower or its affiliate could significantly affect the borrower’s ability to perform under the mortgage loan as it would directly interrupt the cash flow from the mortgaged property if the borrower’s or its affiliate’s financial condition worsens. We cannot assure you that any space leased by a borrower or an affiliate of the borrower will eventually be occupied by third party tenants.

Tenant Bankruptcy Could Result in a Rejection of the Related Lease

The bankruptcy or insolvency of a major tenant or a number of smaller tenants, such as in retail properties, may have an adverse impact on the mortgaged properties affected and the income produced by such mortgaged properties. Under the federal bankruptcy code, a tenant has the option of assuming or rejecting or, subject to certain conditions, assuming and assigning to a third party, any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim against the tenant and a lessor’s damages for lease rejection are generally subject to certain limitations. We cannot assure you that tenants of the mortgaged properties will continue making payments under their leases or that tenants will not file for bankruptcy protection in the future or, if any tenants do file, that they will continue to make rental payments in a timely manner. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” for information regarding bankruptcy issues with respect to certain mortgage loans.

In the case of certain mortgage loans included in the mortgage pool, it may be possible that the related master lease could be construed in a bankruptcy as a financing lease or other arrangement under which the related master lessee (and/or its affiliates) would be deemed as effectively the owner of the related mortgaged property, rather than a tenant, which could result in potentially adverse consequences for the trust, as the holder of such mortgage loan, including treatment of the mortgage loan as an unsecured obligation, a potentially greater risk of an unfavorable plan of reorganization and competing claims of creditors of the related master lessee and/or its affiliates.

Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure

In certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions that require the tenant to recognize a successor owner, the tenants may terminate their leases upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated. This is particularly likely if those tenants were paying above-market rents or could not be replaced. If a lease is not subordinate to a mortgage, the issuing entity will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property (unless otherwise agreed to with the tenant). Also, if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage. Not all leases were reviewed to ascertain the existence of attornment or subordination provisions.

With respect to certain of the mortgage loans, the related borrower may have given to certain tenants or others an option to purchase, a right of first refusal and/or a right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated, and such right is not subordinate to the related mortgage. This may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property. See “Description of the Mortgage Pool—Tenant Issues—Purchase Options and Rights of First Refusal” for information regarding material purchase options and/or rights of first refusal, if any, with respect to mortgaged properties securing certain mortgage loans.

Early Lease Termination Options May Reduce Cash Flow

Leases often give tenants the right to terminate the related lease, abate or reduce the related rent, and/or exercise certain remedies against the related borrower for various reasons or upon various conditions, including:

●	if the borrower for the applicable mortgaged property allows uses at the mortgaged property in violation of use restrictions in current tenant leases,

●	if the borrower or any of its affiliates owns other properties within a certain radius of the mortgaged property and allows uses at those properties in violation of use restrictions,

●	if the related borrower fails to provide a designated number of parking spaces,

●	if there is construction at the related mortgaged property or an adjacent property (whether or not such adjacent property is owned or controlled by the borrower or any of its affiliates) that may interfere with visibility of, access to or a tenant’s use of the mortgaged property or otherwise violate the terms of a tenant’s lease,

●	upon casualty or condemnation with respect to all or a portion of the mortgaged property that renders such mortgaged property unsuitable for a tenant’s use or if the borrower fails to rebuild such mortgaged property within a certain time,

●	if a tenant’s use is not permitted by zoning or applicable law,

●	if the tenant is unable to exercise an expansion right,

●	if the landlord defaults on its obligations under the lease,

●	if a landlord leases space at the mortgaged property or within a certain radius of the mortgaged property to a competitor,

●	if the tenant fails to meet certain sales targets or other business objectives for a specified period of time,

●	if significant tenants at the subject property go dark or terminate their leases, or if a specified percentage of the mortgaged property is unoccupied,

●	if the landlord violates the tenant’s exclusive use rights for a specified period of time,

●	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations,

●	in the case of government sponsored tenants, at any time or for lack of appropriations, or

●	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations.

In certain cases, compliance or satisfaction of landlord covenants may be the responsibility of a third party affiliated with the borrower or, in the event that partial releases of the applicable mortgaged property are permitted, an unaffiliated or affiliated third party.

Any exercise of a termination right by a tenant at a mortgaged property could result in vacant space at the related mortgaged property, renegotiation of the lease with the related tenant or re-letting of the space. Any such vacated space may not be re-let. Furthermore, such foregoing termination and/or abatement rights may arise in the future or materially adversely affect the related borrower’s ability to meet its obligations under the related mortgage loan documents. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations” for information on material tenant lease expirations and early termination options.

Mortgaged Properties Leased to Not-for-Profit Tenants Also Have Risks

Certain mortgaged properties may have tenants that are charitable institutions that generally rely on contributions from individuals and government grants or other subsidies to pay rent on office space and other operating expenses. We cannot assure you that the rate, frequency and level of individual contributions or governmental grants and subsidies will continue with respect to any such institution. A reduction in contributions or grants may impact the ability of the related institution to pay rent, and we cannot assure you that the related borrower will be in a position to meet its obligations under the related mortgage loan documents if such tenant fails to pay its rent.

Office Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of office properties, including:

●	the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, appearance, access to transportation and ability to offer certain amenities, such as sophisticated building systems and/or business wiring requirements);

●	the adaptability of the building to changes in the technological needs of the tenants;

●	an adverse change in population, patterns of telecommuting or sharing of office space, and employment growth (which creates demand for office space); and

●	in the case of a medical office property, (a) the proximity of such property to a hospital or other healthcare establishment, (b) reimbursements for patient fees from private or government sponsored insurers, (c) its ability to attract doctors and nurses to be on staff, and (d) its ability to afford and acquire the latest medical equipment. Issues related to reimbursement (ranging from nonpayment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged property.

Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of properties for new tenants.

Certain office tenants at the mortgaged properties may use their leased space to create shared workspaces that they lease to other businesses. Shared workspaces are rented by customers on a short term basis. Short term space users may be more impacted by economic fluctuations compared to traditional long term office leases, which has the potential to impact operating profitability of the company offering the shared space and, in turn, its ability to maintain its lease payments. This may subject the related mortgage loan to increased risk of default and loss.

If one or more major tenants at a particular office property were to close or remain vacant, we cannot assure you that such tenants would be replaced in a timely manner or without incurring material additional costs to the related borrower and resulting in an adverse effect on the financial performance of the property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Office Properties”.

Hospitality Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” above, various other factors may adversely affect the financial performance and value of hospitality properties, including:

●	adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

●	continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;

●	ability to convert to alternative uses which may not be readily made;

●	a deterioration in the financial strength or managerial capabilities of the owner or operator of a hospitality property;

●	changes in travel patterns caused by general adverse economic conditions, fear of terrorist attacks, adverse weather conditions and changes in access, energy prices, strikes, travel costs, relocation of highways, the construction of additional highways, concerns about travel safety or other factors; and

●	relative illiquidity of hospitality investments which limits the ability of the borrowers and property managers to respond to changes in economic or other conditions.

Because hotel rooms are generally rented for short periods of time, the financial performance of hospitality properties tends to be affected by adverse economic conditions and competition more quickly than other commercial properties. Additionally, as a result of high operating costs, relatively small decreases in revenue can cause significant stress on a property’s cash flow.

Moreover, the hospitality and lodging industry is generally seasonal in nature and different seasons affect different hospitality properties differently depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hospitality property’s room and restaurant revenues, occupancy levels, room rates and operating expenses. We cannot assure you that cash flow will be sufficient to offset any shortfalls that occur at the mortgaged property during slower periods or that the related mortgage loans provide for seasonality reserves, or if seasonality reserves are provided for, that such reserves will be funded or will be sufficient or available to fund such shortfalls.

In addition, certain hospitality properties are limited-service, select service or extended stay hotels. Hospitality properties that are limited-service, select service or extended stay hotels may subject a lender to more risk than full-service hospitality properties as they generally require less capital for construction than full-service hospitality properties. In addition, as limited-service, select service or extended stay hotels generally offer fewer amenities than full-service hospitality properties, they are less distinguishable from each other. As a result, it is easier for limited-service, select service or extended stay hotels to experience increased or unforeseen competition.

In addition to hotel operations, some hospitality properties also operate entertainment complexes that include restaurants, lounges, nightclubs, banquet and meeting spaces and/or waterparks and may derive a significant portion of the related property’s revenue from such operations. Consumer demand for entertainment resorts is particularly sensitive to downturns in the economy and the corresponding impact on discretionary spending on leisure activities. Changes in discretionary consumer spending or consumer preferences could be driven by factors such as perceived or actual general economic conditions, high energy, fuel and food costs, the increased cost of travel, the weakened job market, perceived or actual disposable consumer income and wealth, fears of recession and changes in consumer confidence in the economy, or fears of war and future acts of terrorism. These factors could reduce consumer demand for the leisure activities that the property offers, thus imposing practical limits on pricing and harming operations. Restaurants and nightclubs are particularly vulnerable to changes in consumer preferences. In addition, a nightclub’s, restaurant’s, bar’s or waterpark’s revenue is extremely dependent on its popularity and perception. These characteristics are subject to change rapidly and we cannot assure you that any of a hospitality property’s nightclubs, restaurants, bars or waterparks will maintain their current level of popularity or perception in the market. Any such change could have a material adverse effect on the net cash flow of the property.

Some of the hospitality properties have liquor licenses associated with the mortgaged property. The liquor licenses for these mortgaged properties are generally held by affiliates of the related borrowers, unaffiliated managers or operating lessees. The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses to any person, or condition such transfer on the prior approval of the governmental authority that issued the license. In the event of a foreclosure of a hospitality property that holds a liquor license, the applicable special servicer on behalf of the issuing entity or a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay that could be significant. We cannot assure you that a new license could be obtained promptly or at all. The lack of a liquor license in a hospitality property could have an adverse impact on the revenue from the related mortgaged property or on the hospitality property’s occupancy rate.

In addition, there may be risks associated with hospitality properties that have not entered into or become a party to any franchise agreement, license agreement or other “flag”. Hospitality properties often enter into these types of agreements in order to align the hospitality property with a certain public perception or to benefit from a centralized reservation system. We cannot assure you that hospitality properties that lack such benefits will be able to operate successfully on an independent basis.

Some of the hospitality properties operate family entertainment resorts that include waterparks. There are inherent risks of accidents or injuries at family entertainment resorts, including accidents or injuries at waterparks, particularly for young children. Potential waterpark accidents and injuries include falls, cuts or other abrasions, concussions and other head injuries, sickness from contaminated water, chlorine-related irritation, injuries resulting from equipment malfunctions and drownings. One or more accidents, injuries or incidents of sicknesses at any of the waterparks at the mortgaged properties or at other waterparks could adversely affect the related borrower’s safety reputation among potential customers, decrease overall occupancy rates, increase the cost of or make unavailable the appropriate liability insurance policies and increase operating costs by requiring additional measures to make safety precautions even more visible and effective.

In addition, such hospitality properties are subject to the potential risks associated with concentration of the resorts under the same brand. A negative public image or other adverse event that becomes associated with such brand could adversely affect the related borrowers’ business and revenues.

If accidents, injuries or sicknesses occur at any such hospitality properties, the related borrowers may be held liable for costs related to the injuries or face litigation proceedings relating to such accidents and sicknesses. There can be no assurance that any liability insurance maintained by the related borrowers against such risks will be adequate or available at all times and in all circumstances to cover any liability for these costs. In addition, many jurisdictions do not insure against punitive damages, and the related borrowers would not be covered if they experienced a judgment including punitive damages. Such borrowers’ business, financial condition and results of operations would be adversely affected to the extent claims and associated expenses resulting from accidents or injuries exceed insurance recoveries. See “—Insurance May Not Be Available or Adequate” and “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hospitality Properties”.

Risks Relating to Affiliation with a Franchise or Hotel Management Company

The performance of a hospitality property affiliated with a franchise or hotel management company depends in part on:

●	the continued existence and financial strength of the franchisor or hotel management company;

●	the public perception of the franchise or hotel chain service mark; and

●	the duration of the franchise licensing or management agreements.

The continuation of a franchise agreement, license agreement or management agreement is subject to specified operating standards and other terms and conditions set forth in such agreements. The failure of a borrower to maintain such standards or adhere to other applicable terms and conditions, such as property improvement plans, could result in the loss or cancellation of their rights under the franchise, license or hotel management agreement. We cannot assure you that a replacement franchise affiliation (either through a franchise, license or management agreement, as the case may be) could be obtained in the event of termination or that such replacement franchise affiliation would be of equal quality to the terminated franchise affiliation. In addition, a replacement franchise, license and/or hospitality property manager may require significantly higher fees as well as the investment of capital to bring the hospitality property into compliance with the requirements of the replacement franchisor, licensor and/or hospitality property manager. Any provision in a franchise agreement, license agreement or management agreement providing for termination because of a bankruptcy of a franchisor, licensor or manager generally will not be enforceable.

The transferability of franchise agreements, license agreements and property management agreements may be restricted. In the event of a foreclosure, the lender may not have the right to use the franchise license without the franchisor’s consent or the manager might be able to terminate the management agreement. Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor/licensor or a hotel management company that it desires to replace following a foreclosure and, further, may be limited as regards the pool of potential transferees for a foreclosure or real estate owned property.

In some cases where a hospitality property is subject to a license, franchise or management agreement, the licensor, franchisor or manager has required or may in the future require the completion of various repairs and/or renovations pursuant to a property improvement plan issued by the licensor, franchisor or manager. Failure to complete those repairs and/or renovations in accordance with the plan could result in the hospitality property losing its license or franchise or in the termination of the management agreement. Annex A-1 and the related footnotes set forth the amount of reserves, if any, established under the related mortgage loans in connection with any of those repairs and/or renovations. We cannot assure you that any amounts reserved will be sufficient to complete the repairs and/or renovations required with respect to any affected hospitality property. In addition, in some cases, those reserves will be maintained by the franchisor, licensor or property manager. Furthermore, the lender may not require a reserve for repairs and/or renovations in all instances.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hospitality Properties”.

Retail Properties Have Special Risks

Certain of the mortgage loans are secured by retail properties. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Retail Properties”. The value of retail properties is significantly affected by the quality of the tenants as well as fundamental aspects of real estate, such as location and market demographics, as well as changes in shopping methods and choices. Some of the risks related to these matters are further described in “—Risks of Commercial and Multifamily Lending Generally” and
“—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, “—Changes in the Retail Sector, Such as Online Shopping and Other Uses of Technology, Could Affect the Business Models and Viability of Retailers”, “—The Performance of the Retail Properties is Subject to Conditions Affecting the Retail Sector” and “—Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants” below.

Rental payments from tenants of retail properties typically comprise the largest portion of the net operating income of those mortgaged properties. The correlation between success of tenant business and a retail property’s value may be more direct with respect to retail properties than other types of commercial property because a component of the total rent paid by certain retail tenants is often tied to a percentage of gross sales. We cannot assure you that the net operating income contributed by the mortgaged retail properties or the rates of occupancy at the retail stores will remain at the levels specified in this prospectus or remain consistent with past performance.

Changes in the Retail Sector, Such as Online Shopping and Other Uses of Technology, Could Affect the Business Models and Viability of Retailers.

Online shopping and the use of technology, such as smartphone shopping applications, to transact purchases or to aid purchasing decisions have increased in recent years and are expected to continue to increase in the future. This trend is affecting business models, sales and profitability of some retailers and could adversely affect the demand for retail real estate and occupancy at retail properties securing the mortgage loans. Any resulting decreases in rental revenue could have a material adverse effect on the value of retail properties securing the mortgage loans.

Some of these developments in the retail sector have led to retail companies, including several national retailers, filing for bankruptcy and/or voluntarily closing certain of their stores. Borrowers may be unable to re-lease such space or to re-lease it on comparable or more favorable terms. As a result, the bankruptcy or closure of a national tenant may adversely affect a retail borrower’s revenues. In addition, such closings may allow other tenants to modify their leases to terms that are less favorable for borrowers or to terminate their leases, also adversely impacting their revenues. See also “—Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants” below.

In addition to competition from online shopping, retail properties face competition from sources outside a specific geographical real estate market. For example, all of the following compete with more traditional retail properties for consumers: factory outlet centers, discount shopping centers and clubs, catalogue retailers, home shopping networks and telemarketing. Continued growth of these alternative retail outlets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the pool of mortgage loans, as well as the income from, and market value of, the mortgaged properties and the related borrower’s ability to refinance such property. Moreover, additional competing retail properties may be built in the areas where the retail properties are located.

We cannot assure you that these developments in the retail sector will not adversely affect the performance of retail properties securing the mortgage loans.

The Performance of the Retail Properties is Subject to Conditions Affecting the Retail Sector.

Retail properties are also subject to conditions that could negatively affect the retail sector, such as increased unemployment, increased federal income and payroll taxes, increased health care costs, increased state and local taxes, increased real estate taxes, industry slowdowns, lack of availability of consumer credit, weak income growth, increased levels of consumer debt, poor housing market conditions, adverse weather conditions, natural disasters, plant closings, and other factors. Similarly, local real estate conditions, such as an oversupply of, or a reduction in demand for, retail space or retail goods, and the supply and creditworthiness of current and prospective tenants may negatively impact those retail properties.

In addition, the limited adaptability of certain shopping malls or strip centers that have proven unprofitable may result in high (and possibly extremely high) loss severities on mortgage loans secured by those shopping malls or strip centers. For example, it is possible that a significant amount of advances made by the applicable servicer(s) of a mortgage loan secured by a shopping mall or strip center property, combined with low liquidation proceeds in respect of that property, may result in a loss severity exceeding 100% of the outstanding principal balance of that mortgage loan.

Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants.

The presence or absence of an “anchor tenant” or a “shadow anchor tenant” in or near a retail property also can be important to the performance of a retail property because anchors play a key role in generating customer traffic and making a retail property desirable for other tenants. Retail properties may also have shadow anchor tenants. An “anchor tenant” is located on the related mortgaged property, usually proportionately larger in size than most or all other tenants at the mortgaged property, and is vital in attracting customers to a retail property. A “shadow anchor tenant” is usually proportionally larger in size than most tenants at the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property so as to influence and attract potential customers, but is not located on the mortgaged property.

If anchor stores in a mortgaged property were to close, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences. In addition, anchor tenants and non-anchor tenants at anchored or shadow anchored retail centers may have co-tenancy clauses and/or operating covenants in their leases or operating agreements that permit those tenants or anchor stores to cease operating, reduce rent or terminate their leases if the anchor or shadow anchor tenant goes dark or if the subject store is not meeting the minimum sales requirement under its lease.

Even if non-anchor tenants do not have termination or rent abatement rights, the loss of an anchor tenant or a shadow anchor tenant may have a material adverse impact on the non-anchor tenant’s ability to operate because the anchor or shadow anchor tenant plays a key role in generating customer traffic and making a center desirable for other tenants. This, in turn, may adversely impact the borrower’s ability to meet its obligations under the related mortgage loan. In addition, in the event that a “shadow anchor” fails to renew its lease, terminates its lease or otherwise ceases to conduct business within a close proximity to the mortgaged property, customer traffic at the mortgaged property may be substantially reduced. If an anchor tenant goes dark, generally the borrower’s only remedy may be to terminate that lease after the anchor tenant has been dark for a specified amount of time.

Certain anchor tenants may have the right to demolish and rebuild, or substantially alter, their premises, which may result in disruptions similar to those described above.

Certain anchor tenant and tenant estoppels will have been obtained in connection with the origination of the mortgage loans. These estoppels may identify disputes between the related borrower and the applicable anchor tenant or tenant, or alleged defaults or potential defaults by the applicable property owner under the lease or a reciprocal easement and/or operating agreement (each, an “REA”). Such disputes, defaults or potential defaults, could lead to a termination or attempted termination of the applicable lease or REA by the anchor tenant or tenant or to the tenant withholding some or all of its rental payments or to litigation against the related borrower. We cannot assure you that the anchor tenant or tenant estoppels obtained identify all potential disputes that may arise with respect to the mortgaged retail properties, or that anchor tenant or tenant disputes will not have a material adverse effect on the ability of borrowers to repay their mortgage loans.

Certain retail properties may have specialty use tenants. See “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” below. See also “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Retail Properties” and “—Mortgage Pool Characteristics—Property Types—Specialty Use Concentrations”.

Leased Fee Properties Have Special Risks

Land subject to a ground lease presents special risks. In such cases, where the borrower owns the fee interest but not the related improvements, such borrower will only receive the rental income from the ground lease and not from the operation of any related improvements. Any default by the ground lessee would adversely affect the borrower's ability to make payments on the related mortgage loan. While ground leases may contain certain restrictions on the use and operation of the related mortgaged property, the ground lessee generally enjoys the rights and privileges of a fee owner, including the right to construct, alter and remove improvements and fixtures from the land and to assign and sublet the ground leasehold interest. However, the borrower has the same risk of interruptions in cash flow if such ground lessee defaults under its lease as it would on another single tenant commercial property, without the control over the premises that it would ordinarily have as landlord. In addition, in the event of a condemnation, the borrower would only be entitled to an allocable share of the condemnation proceeds. Furthermore, the insurance requirements are often governed by the terms of the ground lease and, in some cases, certain tenants or subtenants may be allowed to self-insure. The ground lessee is commonly permitted to mortgage its ground leasehold interest, and the leasehold lender will often have notice and cure rights with respect to material defaults under the ground lease. In addition, leased fee interests are less frequently purchased and sold than other interests in commercial real property. It may be difficult for the issuing entity, if it became a foreclosing lender, to sell the fee interests if the tenant and its improvements remain on the land. In addition, if the improvements are nearing the end of their useful life, there could be a risk that the tenant defaults in lieu of performing any obligations it may otherwise have to raze the structure and return the land in raw form to the developer. Furthermore, leased fee interests are generally subject to the same risks associated with the property type of the ground lessee's use of the premises because that use is a source of revenue for the payment of ground rent.

Multifamily Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of multifamily properties, including:

●	the quality of property management;

●	the ability of management to provide adequate maintenance and insurance;

●	the types of services or amenities that the property provides;

●	the property’s reputation;

●	the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

●	the generally short terms of residential leases and the need for continued reletting;

●	rent concessions and month-to-month leases, which may impact cash flow at the property;

●	the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or industry or personnel from or workers related to a local military base or oil and/or gas drilling industries;

●	in the case of student housing facilities or properties leased primarily to students, which may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial well-being of the college or university to which it relates, competition from on campus housing units, which may adversely affect occupancy, the physical layout of the housing, which may not be readily convertible to traditional multifamily use, and that student tenants have a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months;

●	certain multifamily properties may be considered to be “flexible apartment properties”. Such properties have a significant percentage of units leased to tenants under short-term leases (less than one year in term), which creates a higher turnover rate than for other types of multifamily properties;

●	restrictions on the age or income of tenants who may reside at the property;

●	dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs, which vouchers may be used at other properties and influence tenant mobility;

●	adverse local, regional or national economic conditions, which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels;

●	state and local regulations, which may affect the building owner’s ability to increase rent to market rent for an equivalent apartment; and

●	the existence of government assistance/rent subsidy programs, and whether or not they continue and provide the same level of assistance or subsidies.

Certain states regulate the relationship between an owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident’s choice of unit vendors. Apartment building owners have been the subject of suits under state “Unfair and Deceptive Practices Acts” and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, in some states, there are provisions that limit the bases on which a landlord may terminate a tenancy or increase a tenant’s rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

In addition to state regulation of the landlord tenant relationship, numerous counties and municipalities impose rent regulation, rent stabilization or rent control on apartment buildings. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. Any limitations on a borrower’s ability to raise property rents may impair such borrower’s ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property.

Certain of the mortgage loans may be secured in the future by mortgaged properties that are subject to certain affordable housing covenants and other covenants and restrictions with respect to various tax credit, city, state and federal housing subsidies, rent stabilization or similar programs, in respect of various units within the mortgaged properties. The limitations and restrictions imposed by these programs could result in losses on the mortgage loans. In addition, in the event that the program is cancelled, it could result in less income for the project. These programs may include, among others:

●	rent limitations that would adversely affect the ability of borrowers to increase rents to maintain the condition of their mortgaged properties and satisfy operating expenses;

●	tenant income restrictions that may reduce the number of eligible tenants in those mortgaged properties and result in a reduction in occupancy rates; and

●	with respect to residential cooperative properties, restrictions on the sale price for which units may be re-sold.

The difference in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of such property.

Certain of the multifamily properties may be residential cooperative buildings where the land under such building is owned or leased by a non-profit residential cooperative corporation. The cooperative owns all the units in the building and all common areas. Its tenants own stock, shares or membership certificates in the corporation. This ownership entitles the tenant-stockholders to proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, the tenant-stockholders make monthly maintenance payments which represent their share of the cooperative corporation’s mortgage loan payments, real property taxes, reserve contributions and capital expenditures, maintenance and other expenses, less any income the corporation may receive. These payments are in addition to any payments of principal and interest the tenant-stockholder may be required to make on any loans secured by its shares in the cooperative.

A number of factors may adversely affect the value and successful operation of a residential cooperative property. See “—Residential Cooperative Properties Have Special Risks” below.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Multifamily Properties”.

Residential Cooperative Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of residential cooperative properties, including:

●	the ability of tenants to remain in a cooperative property after its conversion from a rental property, at below market rents and subject to applicable law, including rent regulation, rent stabilization and rent control laws;

●	the primary dependence of a borrower upon maintenance payments and any rental income from units or commercial areas to meet debt service obligations and the discretion afforded to the cooperative board of directors to establish maintenance charges payable by tenant-shareholders;

●	the concentration of shares relating to units of the sponsor, owner or investor after conversion from rental housing, which may result in an inability to meet debt service obligations on the corporation’s mortgage loan if the sponsor, owner or investor is unable to make the required maintenance payments;

●	the failure of a borrower to qualify for favorable tax treatment as a “cooperative housing corporation” in any one or more years, which may reduce the cash flow available to make payments on the related mortgage loan; and

●

that, upon foreclosure, in the event a residential cooperative property becomes a rental property, all or certain units at that rental property could be subject to rent regulation, rent stabilization or rent control laws, at below market rents, which may affect rental income levels and the marketability and sale proceeds of the rental property as a whole. Certain of the residential cooperative mortgaged properties have a substantial number of units that are owned by the related coop sponsor or an investor, and leased by it to rental tenants, which units are currently subject to rent regulation, rent stabilization or rent control laws and are expected to continue to be subject to such laws following a foreclosure, and accordingly the rental income that can be expected to be earned from such units (and any other units that are or become subject to such laws) will be limited by the provisions of such laws. In addition, to the extent that other units at a residential cooperative mortgaged property were subject to rent regulation, rent stabilization or rent control laws prior to the conversion to a cooperative (which is likely to be the case if sponsor or investor units are subject to such laws), if the related residential cooperative mortgage loan were to be foreclosed, such units would again be subject to rent regulation, rent stabilization or rent control laws. However, the “Coop-Rental Value” Appraised Values of the residential cooperative mortgaged properties assume that if the mortgaged property were operated as a multifamily rental property all units (other than, in some cases, sponsor or investor units that are subject to rent regulation, rent stabilization or rent control laws) will be rented at market rates.

The value and successful operation of a residential cooperative property may be impacted by the same factors which may impact the economic performance of a multifamily property; see “—Multifamily Properties Have Special Risks”.

With respect to the mortgage loans secured by residential cooperative properties, each mortgaged property is owned or leased by the borrower, which is a non-profit residential cooperative corporation. The borrower’s tenants own stock, shares or membership certificates in the corporation. This ownership entitles the tenant-stockholders to proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, the tenant-stockholders make monthly maintenance payments which represent their share of the cooperative corporation’s mortgage loan payments, real property taxes, maintenance, contributions to reserves and other expenses, less any income the corporation may receive. These payments are in addition to any payments of principal and interest the tenant-stockholder may be required to make on any loans secured by its shares in the cooperative. No individual or entity (other than the borrower) has recourse obligations with respect to the related mortgage loans, including pursuant to any guaranty or environmental indemnity.

With respect to the mortgage loans secured by residential cooperative properties sold to the trust by National Cooperative Bank, N.A., due to attributes particular to residential housing cooperatives, certain information presented with respect to such mortgage loans differs from that presented for other mortgage loans included in the trust. Several of these differences are particularly relevant to your consideration of an investment in the offered certificates. In particular, the manner in which loan-to-value ratios, debt service coverage ratios and debt yields are calculated for the mortgage loans secured by residential cooperative properties sold to the trust by National Cooperative Bank, N.A. differs from the manner in which such calculations are made for other mortgage loans included in the trust. See “Description of the Mortgage Pool—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives” for information regarding the calculations made herein with respect to mortgage loans secured by residential cooperative properties.

In addition, due to the specialized nature of residential housing cooperatives, certain information presented in and shown on Annex A-1 with respect to mortgage loans (other than such mortgage loans secured by residential cooperative properties) is not presented with respect to the mortgage loans secured by residential cooperative properties sold to the depositor by National Cooperative Bank, N.A. for inclusion in the trust and is, instead, reflected as not applicable (N/A). See “—Appraisals May Not Reflect Current or Future Market Value of Each Property” and “Description of the Mortgage Pool—Certain Calculations and Definitions—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives”.

In addition, mortgage loans secured by residential cooperative properties are uniquely structured and, in certain cases, permit the borrower to incur (1) one or more loans to the related mortgage borrower that are secured, on a subordinated basis, by a mortgage lien on a mortgaged property that also secures a mortgage loan included in the trust and (2) unsecured loans to the related borrower. With respect to the mortgage loans sold by National Cooperative Bank, N.A., National Cooperative Bank, N.A. commonly acts as the lender in such arrangements and is permitted pursuant to the pooling and servicing agreement to engage in such lending with respect to the mortgage loans secured by residential cooperative properties included in the trust. Each of the mortgage loans secured by residential cooperative properties permit cooperative unit loans that are secured by direct equity interests in the related borrower. See “—Risks Related to Conflicts of Interest—Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests”, “—Potential Conflicts of Interest of the Master Servicers and the Special Servicers”, “Description of the Mortgage Pool—Additional Indebtedness—Other Secured Indebtedness—Additional Debt Financing for Mortgage Loans Secured by Residential Cooperatives”, “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Cooperative Shares”.

In certain instances, a residential cooperative borrower may not own the entire apartment building and the land under the building, but rather owns a condominium unit that is generally comprised of the residential portions of that apartment building. The other condominium units in that apartment building will generally comprise commercial space and will generally be owned by persons or entities other than the residential cooperative borrower. In instances where an apartment building has been converted to the condominium form of ownership, certain of the common areas in that building may be owned by the residential cooperative borrower and other common areas (often including the land under the building) may constitute common elements of the condominium, which common elements are owned in common by the residential cooperative borrower and the owners of the other condominium units. Where the apartment building is subject to the condominium form of ownership, each condominium unit owner will be directly responsible for the payment of real estate taxes on that owner’s unit. Certain specified maintenance and other obligations, including hazard and liability insurance premiums, may not be the direct responsibility of the residential cooperative borrower but rather will be the responsibility of the condominium board of managers. The ability of the condominium board of managers to pay certain expenses of the building will be dependent upon the payment by all condominium unit owners of common charges assessed by the condominium board of managers. As with other condominium structures, with respect to any such mortgage loan, the borrower may not control the appointment and voting of the condominium board or the condominium owners may be able to take actions or cause the condominium association to take actions that would affect the borrower’s unit without the borrower’s consent. Even if the borrower or its designated board members, either through control of the appointment and voting of sufficient members of the condominium board or by virtue of other provisions in the condominium documents, has consent rights over actions by the condominium associations or owners, we cannot assure you that the condominium board will not take actions that would materially adversely affect the borrower’s unit.

In the case of the residential cooperative properties included in the trust, information regarding the five largest tenants has not been reflected on Annex A-1 or otherwise reflected in the portions of this prospectus that discuss characteristics of the five largest tenants at each mortgaged property. Notwithstanding the exclusion of the residential cooperative properties from such discussion, certain residential cooperative properties are heavily dependent on income from commercial tenancies and may, in certain instances, have space that is devoted to specialty uses. These uses may include, without limitation, dental or medical offices, restaurants, and/or parking garages. The specialty use spaces may not be readily convertible (or convertible at all) to alternative uses if those uses were to become unprofitable, or the spaces were to become vacant, for any reason. See “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”. To the extent that a residential cooperative property is dependent upon income from the operation of commercial spaces, the value and successful operation of such residential cooperative property may be impacted by the same factors which may impact the economic performance of a retail property or office property. See “—Office Properties Have Special Risks” and “—Retail Properties Have Special Risks”.

Certain of the residential cooperative properties securing mortgage loans included in the trust may be operated as limited equity cooperatives in which eligible members purchase shares at below market prices and are subject to various restrictions, including restrictions on the sale price for which units may be re-sold and/or restrictions upon the income or other characteristics of purchasers of such units. Such restrictions may negatively impact the value and operation of such a mortgaged property.

In addition, certain of the residential cooperative properties are also subject to government rent regulation, rent stabilization or rent control regulations which limit the rental payments payable by subtenants of unit owners and which would be applicable to the Mortgaged Property in whole or in part if the same were operated as a multifamily rental property. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types”.

Self Storage Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” above, other factors may adversely affect the financial performance and value of self storage properties, including:

●	decreased demand;

●	lack of proximity to apartment complexes or commercial users;

●	apartment tenants moving to single family homes;

●	decline in services rendered, including security;

●	dependence on business activity ancillary to renting units;

●	security concerns;

●	age of improvements; or

●	competition or other factors.

Self storage properties are considered vulnerable to competition, because both acquisition costs and break-even occupancy are relatively low. The conversion of self storage facilities to alternative uses would generally require substantial capital expenditures. Thus, if the operation of any of the self storage properties becomes unprofitable, the liquidation value of that self storage mortgaged property may be substantially less, relative to the amount owing on the mortgage loan, than if the self storage mortgaged property were readily adaptable to other uses.

Tenants at self storage properties tend to require and receive privacy, anonymity and efficient access, each of which may heighten environmental and other risks related to such property as the borrower may be unaware of the contents in any self storage unit. No environmental assessment of a self storage mortgaged property included an inspection of the contents of the self storage units at that mortgaged property, and there is no assurance that all of the units included in the self storage mortgaged properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future.

Certain mortgage loans secured by self storage properties may be affiliated with a franchise company through a franchise agreement. The performance of a self storage property affiliated with a franchise company may be affected by the continued existence and financial strength of the franchisor, the public perception of a service mark, and the duration of the franchise agreement. The transferability of franchise license agreements is restricted. In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor’s consent. In addition, certain self storage properties may derive a material portion of revenue from business activities ancillary to self storage such as truck rentals, parking fees and similar activities which require special use permits or other discretionary zoning approvals. See Annex A-1 and the footnotes related thereto.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Self Storage Properties”.

Industrial Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of industrial properties, including:

●	reduced demand for industrial space because of a decline in a particular industry segment;

●	the property becoming functionally obsolete;

●	building design and adaptability;

●	unavailability of labor sources;

●	changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;

●	changes in proximity of supply sources;

●	the expenses of converting a previously adapted space to general use; and

●	the location of the property.

Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment in which the related tenants conduct their businesses (for example, a decline in consumer demand for products sold by a tenant using the property as a distribution center). In addition, a particular industrial or warehouse property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. Furthermore, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property. In addition, mortgaged properties used for many industrial purposes are more prone to environmental concerns than other property types.

Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics that are generally desirable to a warehouse/industrial property include high clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, a layout that can accommodate large truck minimum turning radii and overall functionality and accessibility.

In addition, because of unique construction requirements of many industrial properties, any vacant industrial property space may not be easily converted to other uses. Thus, if the operation of any of the industrial properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that industrial property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the industrial property were readily adaptable to other uses.

Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Industrial Properties”.

Mixed Use Properties Have Special Risks

Certain properties are mixed use properties. Such mortgaged properties are subject to the risks relating to the property types described in “—Office Properties Have Special Risks”, “—Retail Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”, as applicable. See Annex A-1 for the 5 largest tenants (by net rentable area leased) at each mixed use property. A mixed use property may be subject to additional risks, including the property manager’s inexperience in managing the different property types that comprise such mixed use property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Mixed Use Properties”.

Condominium Ownership May Limit Use and Improvements

The management and operation of a condominium is generally controlled by a condominium board representing the owners of the individual condominium units, subject to the terms of the related condominium rules or by-laws. Generally, the consent of a majority of the board members is required for any actions of the condominium board and a unit owner’s ability to control decisions of the board are generally related to the number of units owned by such owner as a percentage of the total number of units in the condominium. In certain cases, the related borrower does not have a majority of votes on the condominium board, which result in the related borrower not having control of the related condominium or owners association.

The board of managers or directors of the related condominium generally has discretion to make decisions affecting the condominium, and we cannot assure you that the related borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers or directors. Even if a borrower or its designated board members, either through control of the appointment and voting of sufficient members of the related condominium board or by virtue of other provisions in the related condominium documents, has consent rights over actions by the related condominium associations or owners, we cannot assure you that the related condominium board will not take actions that would materially adversely affect the related borrower’s unit. Thus, decisions made by that board of managers or directors, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of that condominium, may have a significant adverse impact on the related mortgage loans in the issuing entity that are secured by mortgaged properties consisting of such condominium interests. We cannot assure you that the related board of managers or directors will always act in the best interests of the related borrower under the related mortgage loans.

The condominium board is generally responsible for administration of the affairs of the condominium, including providing for maintenance and repair of common areas, adopting rules and regulations regarding common areas, and obtaining insurance and repairing and restoring the common areas of the property after a casualty. Notwithstanding the insurance and casualty provisions of the related mortgage loan documents, the condominium board may have the right to control the use of casualty proceeds.

In addition, the condominium board generally has the right to assess individual unit owners for their share of expenses related to the operation and maintenance of the common elements. In the event that an owner of another unit fails to pay its allocated assessments, the related borrower may be required to pay such assessments in order to properly maintain and operate the common elements of the property. Although the condominium board generally may obtain a lien against any unit owner for common expenses that are not paid, such lien generally is extinguished if a lender takes possession pursuant to a foreclosure. Each unit owner is responsible for maintenance of its respective unit and retains essential operational control over its unit.

In addition, due to the nature of condominiums, a default on the part of the borrower with respect to such mortgaged properties will not allow the applicable special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominium units. The rights of other unit or property owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to a condominium, due to the possible existence of multiple loss payees on any insurance policy covering such property, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon the collateral described above could subject the certificateholders to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium unit.

Certain condominium declarations and/or local laws provide for the withdrawal of a property from a condominium structure under certain circumstances. For example, the New York Condominium Act provides for a withdrawal of the property from a condominium structure by vote of 80% of unit owners. If the condominium is terminated, the building will be subject to an action for partition by any unit owner or lienor as if owned in common. This could cause an early and unanticipated prepayment of the mortgage loan. We cannot assure you that the proceeds from partition would be sufficient to satisfy borrower’s obligations under the mortgage loan. See also “—Risks Related to Zoning Non-Compliance and Use Restrictions” for certain risks relating to use restrictions imposed pursuant to condominium declarations or other condominium especially in a situation where the mortgaged property does not represent the entire condominium building.

A condominium regime can also be established with respect to land only, as an alternative to land subdivision in those jurisdictions where it is so permitted. In such circumstances, the condominium board’s responsibilities are typically limited to matters such as landscaping and maintenance of common areas, including private roadways, while individual unit owners have responsibility for the buildings constructed on their respective land units. Likewise, in land condominium regimes, individual unit owners would typically have responsibility for property insurance, although the condominium board might maintain liability insurance for the common areas. Accordingly, while some attributes of a building condominium form are shared by a land condominium, the latter would have a more limited scope of board responsibilities and shared costs.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Condominium and Other Shared Interests”.

Operation of a Mortgaged Property Depends on the Property Manager’s Performance

The successful operation of a real estate project depends upon the property manager’s performance and viability. The property manager is responsible for:

●	responding to changes in the local market;

●	planning and implementing the rental structure;

●	operating the property and providing building services;

●	managing operating expenses; and

●	assuring that maintenance and capital improvements are carried out in a timely fashion.

Properties deriving revenues primarily from short term sources, such as hotel guests or short term or month to month leases, are generally more management intensive than properties leased to creditworthy tenants under long term leases.

Certain of the mortgaged properties will be managed by affiliates of the related borrower. If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the related mortgaged property, which may adversely affect cash flow. However, the related mortgage loans will generally permit, in the case of mortgaged properties managed by borrower affiliates, the lender to remove the related property manager upon the occurrence of an event of default under the related mortgage loan beyond applicable cure periods (or, in some cases, in the event of a foreclosure following such default), and in some cases a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger.

Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses

The effect of mortgage pool loan losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance. As mortgage loans pay down or properties are released, the remaining certificateholders may face a higher risk with respect to the diversity of property types and property characteristics and with respect to the number of borrowers.

See the tables entitled “Remaining Term to Maturity/ARD in Months” in Annex A-2 for a stratification of the remaining terms to maturity of the mortgage loans. Because principal on the certificates is payable in sequential order of payment priority, and a class receives principal only after the preceding class(es) have been paid in full, classes that have a lower sequential priority are more likely to face these types of risks of concentration than classes with a higher sequential priority.

Several of the mortgage loans have cut-off date balances that are substantially higher than the average cut-off date balance. In general, concentrations in mortgage loans with larger-than-average balances can result in losses that are more severe, relative to the size of the mortgage loan pool, than would be the case if the aggregate balance of the mortgage loan pool were more evenly distributed.

A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans. Mortgaged property types representing more than 5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are: office, hospitality, retail and multifamily. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types” for information on the types of mortgaged properties securing the mortgage loans in the mortgage pool.

Repayments by borrowers and the market value of the related mortgaged properties could be affected by economic conditions generally or specific to particular geographic areas or regions of the United States, and concentrations of mortgaged properties in particular geographic areas may increase the risk that conditions in the real estate market where the mortgaged property is located, or other adverse economic or other developments or natural disasters (e.g., earthquakes, floods, forest fires, tornadoes or hurricanes or changes in governmental rules or fiscal policies) affecting a particular region of the country, could increase the frequency and severity of losses on mortgage loans secured by those mortgaged properties. As a result, areas affected by such events may experience disruptions in travel, transportation and tourism, loss of jobs, an overall decrease in consumer activity, or a decline in real estate-related investments. We cannot assure you that the economies in such impacted areas will recover sufficiently to support income producing real estate at pre-event levels or that the costs of the related clean-up will not have a material adverse effect on the local or national economy. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations” in this prospectus. We cannot assure you that any hurricane damage would be covered by insurance.

Mortgaged properties securing 5.0% or more of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are located in California, New York, Texas, Washington, New Jersey and Georgia. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”.

Some of the mortgaged properties are located in areas that, based on low population density, poor economic demographics (such as higher than average unemployment rates, lower than average annual household income and/or overall loss of jobs) and/or negative trends in such regards, would be considered secondary or tertiary markets.

A concentration of mortgage loans with the same borrower or related borrowers also can pose increased risks, such as:

●	if a borrower that owns or controls several mortgaged properties (whether or not all of them secure mortgage loans in the mortgage pool) experiences financial difficulty at one such property, it could defer maintenance at a mortgaged property or debt service payments on the related mortgage loan in order to satisfy current expenses with respect to the first property;

●	a borrower could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on the mortgage loans in the mortgage pool secured by that borrower’s mortgaged properties (subject to the applicable master servicer’s and the trustee’s obligation to make advances for monthly payments) for an indefinite period; and

●	mortgaged properties owned by the same borrower or related borrowers are likely to have common management, common general partners and/or common managing members, thereby increasing the risk that financial or other difficulties experienced by such related parties could have a greater impact on the pool of mortgage loans. See “—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” below.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics” for information on the composition of the mortgage pool by property type and geographic distribution and loan concentration.

Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses

The issuing entity could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.

Each of the mortgaged properties was either (i) subject to environmental site assessments prior to the time of origination of the related mortgage loan (or, in certain limited cases, after origination) including Phase I environmental site assessments or updates of previously performed Phase I environmental site assessments, or (ii) subject to a secured creditor environmental insurance policy or other environmental insurance policy. See “Description of the Mortgage Pool—Environmental Considerations”.

We cannot assure you that the environmental assessments revealed all existing or potential environmental risks or that all adverse environmental conditions have been or will be completely abated or remediated or that any reserves, insurance or operations and maintenance plans will be sufficient to remediate the environmental conditions. Moreover, we cannot assure you that:

●	future laws, ordinances or regulations will not impose any material environmental liability; or

●	the current environmental condition of the mortgaged properties will not be adversely affected by tenants or by the condition of land or operations in the vicinity of the mortgaged properties (such as underground storage tanks).

We cannot assure you that with respect to any mortgaged property any remediation plan or any projected remedial costs or time is accurate or sufficient to complete the remediation objectives, or that no additional contamination requiring environmental investigation or remediation will be discovered on any mortgaged property. Likewise, all environmental policies naming the lender as named insured cover certain risks or events specifically identified in the policy, but the coverage is limited by its terms, conditions, limitations and exclusions, and does not purport to cover all environmental conditions whatsoever affecting the applicable mortgaged property, and we cannot assure you that any environmental conditions currently known, suspected, or unknown and discovered in the future will be covered by the terms of the policy.

Before the trustee or the applicable special servicer, as applicable, acquires title to a mortgaged property on behalf of the issuing entity or assumes operation of the property, it will be required to obtain an environmental assessment of such mortgaged property, or rely on a recent environmental assessment. This requirement is intended to mitigate the risk that the issuing entity will become liable under any environmental law. There is accordingly some risk that the mortgaged property will decline in value while this assessment is being obtained or remedial action is being taken. Moreover, we cannot assure you that this requirement will effectively insulate the issuing entity from potential liability under environmental laws. Any such potential liability could reduce or delay distributions to certificateholders.

See “Description of the Mortgage Pool—Environmental Considerations” for additional information on environmental conditions at mortgaged properties securing certain mortgage loans in the issuing entity. See also representation and warranty no. 43 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”; “—Morgan Stanley Mortgage Capital Holdings LLC—The Morgan Stanley Group’s Underwriting Standards”; “—Bank of America, National Association—Bank of America’s Commercial Mortgage Loan Underwriting Standards”; and “—National Cooperative Bank, N.A.—National Cooperative Bank, N.A.’s Underwriting Standards and Processes”.

See “Certain Legal Aspects of Mortgage Loans—Environmental Considerations”.

Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties

Certain of the mortgaged properties are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. In addition, the related borrower may be permitted under the related mortgage loan documents, at its option and cost but subject to certain conditions, to undergo future construction, renovation or alterations of the mortgaged property. To the extent applicable, we cannot assure you that any escrow or reserve collected, if any, will be sufficient to complete the current renovation or be otherwise sufficient to satisfy any tenant improvement expenses at a mortgaged property. Failure to complete those planned improvements may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

Certain of the hospitality properties securing the mortgage loans are currently undergoing or are scheduled to undergo renovations or property improvement plans. In some circumstances, these renovations or property improvement plans may necessitate taking a portion of the available guest rooms temporarily offline, temporarily decreasing the number of available rooms and the revenue generating capacity of the related hospitality property. In other cases, these renovations may involve renovations of common spaces or external features of the related hospitality property, which may cause disruptions or otherwise decrease the attractiveness of the related hospitality property to potential guests. These property improvement plans may be required under the related franchise or management agreement and a failure to timely complete them may result in a termination or expiration of a franchise or management agreement and may be an event of default under the related mortgage loan.

Certain of the properties securing the mortgage loans may currently be undergoing or are scheduled to undergo renovations or property expansions. Such renovations or expansions may be required under tenant leases and a failure to timely complete such renovations or expansions may result in a termination of such lease and may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

We cannot assure you that current or planned redevelopment, expansion or renovation will be completed at all, that such redevelopment, expansion or renovation will be completed in the time frame contemplated, or that, when and if such redevelopment, expansion or renovation is completed, such redevelopment, expansion or renovation will improve the operations at, or increase the value of, the related mortgaged property. Failure of any of the foregoing to occur could have a material negative impact on the related mortgaged property, which could affect the ability of the related borrower to repay the related mortgage loan.

In the event the related borrower fails to pay the costs for work completed or material delivered in connection with such ongoing redevelopment, expansion or renovation, the portion of the mortgaged property on which there are renovations may be subject to mechanic’s or materialmen’s liens that may be senior to the lien of the related mortgage loan.

The existence of construction or renovation at a mortgaged property may take rental units or rooms or leasable space “off-line” or otherwise make space unavailable for rental, impair access or traffic at or near the mortgaged property, or, in general, make that mortgaged property less attractive to tenants or their customers, and accordingly could have a negative effect on net operating income. In addition, any such construction or renovation at a mortgaged property may temporarily interfere with the use and operation of any portion of such mortgaged property. See “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion” for information regarding mortgaged properties which are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. See also Annex A-3 for additional information on redevelopment, renovation and expansion at the mortgaged properties securing the 15 largest mortgage loans.

Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses

Certain mortgaged properties securing the mortgage loans may have specialty use tenants and may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable for any reason.

For example, retail, mixed use or office properties may have theater tenants. Properties with theater tenants are exposed to certain unique risks. Aspects of building site design and adaptability affect the value of a theater. In addition, decreasing attendance at a theater could adversely affect revenue of such theater, which may, in turn, cause the tenant to experience financial difficulties, resulting in downgrades in their credit ratings and, in certain cases, bankruptcy filings. In addition, because of unique construction requirements of theaters, any vacant theater space would not easily be converted to other uses.

Retail, mixed use or office properties may also have health clubs as tenants. Several factors may adversely affect the value and successful operation of a health club, including:

●	the physical attributes of the health club (e.g., its age, appearance and layout);

●	the reputation, safety, convenience and attractiveness of the property to users;

●	management’s ability to control membership growth and attrition;

●	competition in the tenant’s marketplace from other health clubs and alternatives to health clubs; and

●	adverse changes in economic and social conditions and demographic changes (e.g., population decreases or changes in average age or income), which may result in decreased demand.

In addition, there may be significant costs associated with changing consumer preferences (e.g., multipurpose clubs from single-purpose clubs or varieties of equipment, classes, services and amenities). In addition, health clubs may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. The liquidation value of any such health club consequently may be less than would be the case if the property were readily adaptable to changing consumer preferences for other uses.

Certain properties may be partially comprised of a parking garage, or certain properties may be entirely comprised of a parking garage. Parking garages and parking lots present risks not associated with other properties. The primary source of income for parking lots and garages is the rental fees charged for parking spaces.

Factors affecting the success of a parking lot or garage include:

●	the number of rentable parking spaces and rates charged;

●	the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;

●	the amount of alternative parking spaces in the area;

●	the availability of mass transit; and

●	the perceptions of the safety, convenience and services of the lot or garage.

In instances where a parking garage does not have a long-term leasing arrangement with a parking lessee, but rather relies on individual short-term (i.e., daily or weekly) parking tenants for parking revenues, variations in any or all of the foregoing factors can result in increased volatility in the net operating income for such parking garage.

Aspects of building site design and adaptability affect the value of a parking garage facility. Site characteristics that are valuable to a parking garage facility include location, clear ceiling heights, column spacing, zoning restrictions, number of spaces and overall functionality and accessibility.

In addition, because of the unique construction requirements of many parking garages and because a parking lot is often vacant paved land without any structure, a vacant parking garage facility or parking lot may not be easily converted to other uses.

Mortgaged properties may have other specialty use tenants, such as medical and dental offices, gas stations, data centers, urgent care facilities, daycare centers and/or restaurants, as part of the mortgaged property.

In the case of specialty use tenants such as restaurants and theaters, aspects of building site design and adaptability affect the value of such properties and other retailers at the mortgaged property. Decreasing patronage at such properties could adversely affect revenue of the property, which may, in turn, cause the tenants to experience financial difficulties, resulting in downgrades in their credit ratings, lease defaults and, in certain cases, bankruptcy filings. See “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above. Additionally, receipts at such properties are also affected not only by objective factors but by subjective factors. For instance, restaurant receipts are affected by such varied influences as the current personal income levels in the community, an individual consumer’s preference for type of food, style of dining and restaurant atmosphere, the perceived popularity of the restaurant, food safety concerns related to personal health with the handling of food items at the restaurant or by food suppliers and the actions and/or behaviors of staff and management and level of service to the customers. In addition, because of unique construction requirements of such properties, any vacant space would not easily be converted to other uses.

Mortgaged properties with specialty use tenants may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason due to their unique construction requirements. In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such properties.

In addition, a mortgaged property may not be readily convertible due to restrictive covenants related to such mortgaged property, including in the case of mortgaged properties that are subject to a condominium regime or subject to a ground lease, the use and other restrictions imposed by the condominium declaration and other related documents, especially in a situation where a mortgaged property does not represent the entire condominium regime. See “—Condominium Ownership May Limit Use and Improvements” above.

Some of the mortgaged properties may be part of tax-reduction programs that apply only if the mortgaged properties are used for certain purposes. Such properties may be restricted from being converted to alternative uses because of such restrictions.

Some of the mortgaged properties have government tenants or other tenants which may have space that was “built to suit” that particular tenant’s uses and needs. For example, a government tenant may require enhanced security features that required additional construction or renovation costs and for which the related tenant may pay above market rent. However, such enhanced features may not be necessary for a new tenant (and such new tenant may not be willing to pay the higher rent associated with such features). While a government office building or government leased space may be usable as a regular office building or tenant space, the rents that may be collected in the event the government tenant does not renew its lease may be significantly lower than the rent currently collected.

Additionally, zoning, historical preservation or other restrictions also may prevent alternative uses. See “—Risks Related to Zoning Non-Compliance and Use Restrictions” below.

Risks Related to Zoning Non-Compliance and Use Restrictions

Certain of the mortgaged properties may not comply with current zoning laws, including use, density, parking, height, landscaping, open space and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued or for which non-conformity with current zoning laws is otherwise permitted, are considered to be a “legal non-conforming use” and/or the improvements are considered to be “legal non-conforming structures”. This means that the borrower is not required to alter its structure to comply with the existing or new law; however, the borrower may not be able to rebuild the premises “as-is” in the event of a substantial casualty loss. This may adversely affect the cash flow of the property following the loss. If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if a non-conforming use were to be discontinued and/or the property were repaired or restored in conformity with the current law, the value of the property or the revenue-producing potential of the property may not be equal to that before the casualty.

In some cases, the related borrower has obtained law and ordinance insurance to cover additional costs that result from rebuilding the mortgaged property in accordance with current zoning requirements, including, within the policy’s limitations, demolition costs, increased costs of construction due to code compliance and loss of value to undamaged improvements resulting from the application of zoning laws. However, if as a result of the applicable zoning laws the rebuilt improvements are smaller or less attractive to tenants than the original improvements, you should not assume that the resulting loss in income will be covered by law and ordinance insurance. Zoning protection insurance, if obtained, will generally reimburse the lender for the difference between (i) the mortgage loan balance on the date of damage loss to the mortgaged property from an insured peril and (ii) the total insurance proceeds at the time of the damage to the mortgaged property if such mortgaged property cannot be rebuilt to its former use due to new zoning ordinances.

In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be “legal non-conforming uses” or “legal non-conforming structures”, thus constituting a zoning violation. The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming use” or “legal non-conforming structure” may adversely affect the market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities. See representation and warranty no. 26 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

The limited availability of zoning information and/or extent of zoning diligence may also present risks. Zoning information contained in appraisals may be based on limited investigation, and zoning comfort letters obtained from jurisdictions, while based on available records, do not customarily involve any contemporaneous site inspection. The extent of zoning diligence will also be determined based on perceived risk and the cost and benefit of obtaining additional information. For loans secured by residential cooperative properties, for example, the zoning diligence is typically limited to appraisals, available zoning comfort letters from the jurisdiction, certificates of occupancy and/or review of the municipal reports accompanying the title insurance commitment, and third party-prepared zoning reports are not customarily obtained. Even if law and ordinance insurance is required to mitigate rebuilding-related risks, we cannot assure you that other risks related to material zoning violations will have been identified under such circumstances, and that appropriate borrower covenants or other structural mitigants will have been required as a result.

In addition, certain of the mortgaged properties may be subject to certain use restrictions and/or operational requirements imposed pursuant to development agreements, regulatory agreements, ground leases, restrictive covenants, environmental restrictions, reciprocal easement agreements or operating agreements or historical landmark designations or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius. These limitations impose upon the borrower stricter requirements with respect to repairs and alterations, including following a casualty loss. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan. In addition, any alteration, reconstruction, demolition, or new construction affecting a mortgaged property designated a historical landmark may require prior approval. Any such approval process, even if successful, could delay any redevelopment or alteration of a related property. The liquidation value of such property, to the extent subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if such property was readily adaptable to other uses or redevelopment. See “Description of the Mortgage Pool—Use Restrictions” for examples of mortgaged properties that are subject to restrictions relating to the use of the mortgaged properties.

Risks Relating to Inspections of Properties

Licensed engineers or consultants inspected the mortgaged properties at or about the time of the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged property, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the issuance of the offered certificates.

Risks Relating to Costs of Compliance with Applicable Laws and Regulations

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws and the Americans with Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities. See “Certain Legal Aspects of Mortgage Loans—Americans with Disabilities Act”. The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower’s noncompliance could negatively impact the borrower’s cash flow and, consequently, its ability to pay its mortgage loan.

Insurance May Not Be Available or Adequate

Although the mortgaged properties are required to be insured, or self-insured by a sole tenant of a related building or group of buildings, against certain risks, there is a possibility of casualty loss with respect to the mortgaged properties for which insurance proceeds may not be adequate or which may result from risks not covered by insurance.

In addition, certain types of mortgaged properties, such as manufactured housing and recreational vehicle communities, have few or no insurable buildings or improvements and thus do not have casualty insurance or low limits of casualty insurance in comparison with the related mortgage loan balances.

In addition, hazard insurance policies will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the related mortgaged property in order to recover the full amount of any partial loss. As a result, even if insurance coverage is maintained, if the insured’s coverage falls below this specified percentage, those clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

Certain of the mortgaged properties may be located in areas that are considered a high earthquake risk (seismic zones 3 or 4). See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”.

Furthermore, with respect to certain mortgage loans, the insurable value of the related mortgaged property as of the origination date of the related mortgage loan was lower than the principal balance of the related mortgage loan. In the event of a casualty when a borrower is not required to rebuild or cannot rebuild, we cannot assure you that the insurance required with respect to the related mortgaged property will be sufficient to pay the related mortgage loan in full and there is no “gap” insurance required under such mortgage loan to cover any difference. In those circumstances, a casualty that occurs near the maturity date may result in an extension of the maturity date of the mortgage loan if the applicable special servicer, in accordance with the servicing standard, determines that such extension was in the best interest of certificateholders.

The mortgage loans do not all require flood insurance on the related mortgaged properties unless they are in a flood zone and flood insurance is available and, in certain instances, even where the related mortgaged property was in a flood zone and flood insurance was available, flood insurance was not required.

The National Flood Insurance Program (“NFIP”) is scheduled to expire May 31, 2019. We cannot assure you if or when NFIP will be reauthorized by Congress. If NFIP is not reauthorized, it could have an adverse effect on the value of properties in flood zones or their ability to repair or rebuild after flood damage.

We cannot assure you that the borrowers will in the future be able to comply with requirements to maintain adequate insurance with respect to the mortgaged properties, and any uninsured loss could have a material adverse impact on the amount available to make payments on the related mortgage loan, and consequently, the offered certificates. As with all real estate, if reconstruction (for example, following fire or other casualty) or any major repair or improvement is required to the damaged property, changes in laws and governmental regulations may be applicable and may materially affect the cost to, or ability of, the borrowers to effect such reconstruction, major repair or improvement. As a result, the amount realized with respect to the mortgaged properties, and the amount available to make payments on the related mortgage loan, and consequently, the offered certificates, could be reduced. In addition, we cannot assure you that the amount of insurance required or provided would be sufficient to cover damages caused by any casualty, or that such insurance will be available in the future at commercially reasonable rates. See representation and warranty no. 18 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates

Title insurance for a mortgaged property generally insures a lender against risks relating to a lender not having a first lien with respect to a mortgaged property, and in some cases can insure a lender against specific other risks. The protection afforded by title insurance depends on the ability of the title insurer to pay claims made upon it. We cannot assure you that with respect to any mortgage loan:

●	a title insurer will have the ability to pay title insurance claims made upon it;

●	the title insurer will maintain its present financial strength; or

●	a title insurer will not contest claims made upon it.

Certain of the mortgaged properties are either completing initial construction or undergoing renovation or redevelopment. Under such circumstances, there may be limitations to the amount of coverage or other exceptions to coverage that could adversely affect the issuing entity if losses are suffered.

Terrorism Insurance May Not Be Available for All Mortgaged Properties

The occurrence or the possibility of terrorist attacks could (1) lead to damage to one or more of the mortgaged properties if any terrorist attacks occur or (2) result in higher costs for security and insurance premiums or diminish the availability of insurance coverage for losses related to terrorist attacks, particularly for large properties, which could adversely affect the cash flow at those mortgaged properties.

After the September 11, 2001 terrorist attacks in New York City and the Washington, D.C. area, all forms of insurance were impacted, particularly from a cost and availability perspective, including comprehensive general liability and business interruption or rent loss insurance policies required by typical mortgage loans. To give time for private markets to develop a pricing mechanism for terrorism risk and to build capacity to absorb future losses that may occur due to terrorism, the Terrorism Risk Insurance Act of 2002 was enacted on November 26, 2002, establishing the Terrorism Insurance Program. The Terrorism Insurance Program was extended through December 31, 2014 by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and was subsequently reauthorized on January 12, 2015 for a period of six years through December 31, 2020 pursuant to the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”).

The Terrorism Insurance Program requires insurance carriers to provide terrorism coverage in their basic “all-risk” policies. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically void to the extent that it excluded losses that would otherwise be insured losses. Any state approval of those types of exclusions in force on November 26, 2002 is also void.

Under the Terrorism Insurance Program, the federal government shares in the risk of losses occurring within the United States resulting from acts committed in an effort to influence or coerce United States civilians or the United States government. The federal share of compensation for insured losses of an insurer equals 81% in 2019 (subject to annual 1% decreases until such percentage equals 80%) of the portion of such insured losses that exceed a deductible equal to 20% of the value of the insurer’s direct earned premiums over the calendar year immediately preceding that program year. Federal compensation in any program year is capped at $100 billion (with insurers being liable for any amount that exceeds such cap), and no compensation is payable with respect to a terrorist act unless the aggregate industry losses relating to such act exceed $180 million in 2019 (subject to annual $20 million increases thereafter until such threshold equals $200 million). The Terrorism Insurance Program does not cover nuclear, biological, chemical or radiological attacks. Unless a borrower obtains separate coverage for events that do not meet the thresholds or other requirements above, such events will not be covered.

If the Terrorism Insurance Program is not reenacted after its expiration in 2020, premiums for terrorism insurance coverage will likely increase and the terms of such insurance policies may be materially amended to increase stated exclusions or to otherwise effectively decrease the scope of coverage available (perhaps to the point where it is effectively not available). In addition, to the extent that any insurance policies contain “sunset clauses” (i.e., clauses that void terrorism coverage if the federal insurance backstop program is not renewed), such policies may cease to provide terrorism insurance upon the expiration of the Terrorism Insurance Program. We cannot assure you that the Terrorism Insurance Program or any successor program will create any long term changes in the availability and cost of such insurance. Moreover, future legislation, including regulations expected to be adopted by the Treasury Department pursuant to TRIPRA, may have a material effect on the availability of federal assistance in the terrorism insurance market. To the extent that uninsured or underinsured casualty losses occur with respect to the related mortgaged properties, losses on the mortgage loans may result. In addition, the failure to maintain such terrorism insurance may constitute a default under the related mortgage loan.

Some of the mortgage loans do not require the related borrower to maintain terrorism insurance. In addition, most of the mortgage loans contain limitations on the related borrower’s obligation to obtain terrorism insurance, such as (i) waiving the requirement that such borrower maintain terrorism insurance if such insurance is not available at commercially reasonable rates, (ii) providing that the related borrower is not required to spend in excess of a specified dollar amount (or in some cases, a specified multiple of what is spent on other insurance) in order to obtain such terrorism insurance, (iii) requiring coverage only for as long as the TRIPRA is in effect, or (iv) requiring coverage only for losses arising from domestic acts of terrorism or from terrorist acts certified by the federal government as “acts of terrorism” under the TRIPRA. See Annex A-3 for a summary of the terrorism insurance requirements under each of the 15 largest mortgage loans. See representation and warranty no. 31 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

We cannot assure you that all of the mortgaged properties will be insured against the risks of terrorism and similar acts. As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Other mortgaged properties securing mortgage loans may also be insured under a blanket policy or self-insured or insured by a sole tenant. See “—Risks Associated with Blanket Insurance Policies or Self-Insurance” below.

Risks Associated with Blanket Insurance Policies or Self-Insurance

Certain of the mortgaged properties are covered by blanket insurance policies, which also cover other properties of the related borrower or its affiliates (including certain properties in close proximity to the mortgaged properties). In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies would thereby be reduced and could be insufficient to cover each mortgaged property’s insurable risks.

Certain mortgaged properties may also be insured or self-insured by a sole or significant tenant, as further described under “Description of the Mortgage Pool—Tenant Issues—Insurance Considerations”. We cannot assure you that any insurance obtained by a sole or significant tenant will be adequate or that such sole or significant tenant will comply with any requirements to maintain adequate insurance. Additionally, to the extent that insurance coverage relies on self-insurance, there is a risk that the “insurer” will not be willing or have the financial ability to satisfy a claim if a loss occurs. See also representation and warranty no. 18 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Additionally, the risks related to blanket or self-insurance may be aggravated if the mortgage loans that allow such coverage are part of a group of mortgage loans with related borrowers, some or all of which are covered under the same self-insurance or blanket insurance policy, and which may also cover other properties owned by affiliates of such borrowers.

Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates

From time to time, there may be condemnations pending or threatened against one or more of the mortgaged properties securing the mortgage loans. The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generated by, the affected mortgaged property. Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon distributions on your offered certificates.

Limited Information Causes Uncertainty

Historical Information

Some of the mortgage loans that we intend to include in the issuing entity are secured in whole or in part by mortgaged properties for which limited or no historical operating information is available. As a result, you may find it difficult to analyze the historical performance of those mortgaged properties.

A mortgaged property may lack prior operating history or historical financial information because it is newly constructed or renovated, it is a recent acquisition by the related borrower or it is a single-tenant property that is subject to a triple-net lease. In addition, a tenant’s lease may contain confidentiality provisions that restrict the sponsors’ access to or disclosure of such tenant’s financial information. The underwritten net cash flows and underwritten net operating income for such mortgaged properties are derived principally from current rent rolls or tenant leases and historical expenses, adjusted to account for inflation, significant occupancy increases and a market rate management fee. In some cases, underwritten net cash flows and underwritten net operating income for mortgaged properties are based all or in part on leases (or letters of intent) that are not yet in place (and may still be under negotiation) or on tenants that may have signed a lease (or letter of intent), or lease amendment expanding the leased space, but are not yet in occupancy and/or paying rent, which present certain risks described in “—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions” below.

See Annex A-1 for certain historical financial information relating to the mortgaged properties, including net operating income for the most recent reporting period and prior three calendar years, to the extent available.

Ongoing Information

The primary source of ongoing information regarding the offered certificates, including information regarding the status of the related mortgage loans and any credit support for the offered certificates, will be the periodic reports delivered to you. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. We cannot assure you that any additional ongoing information regarding the offered certificates will be available through any other source. The limited nature of the available information in respect of the offered certificates may adversely affect their liquidity, even if a secondary market for the offered certificates does develop.

We are not aware of any source through which pricing information regarding the offered certificates will be generally available on an ongoing basis or on any particular date.

Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions

As described under “Description of the Mortgage Pool—Certain Calculations and Definitions”, underwritten net cash flow generally includes cash flow (including any cash flow from master leases) adjusted based on a number of assumptions used by the sponsors. We make no representation that the underwritten net cash flow set forth in this prospectus as of the cut-off date or any other date represents actual future net cash flows. For example, with respect to certain mortgage loans included in the issuing entity, the occupancy of the related mortgaged property reflects tenants that (i) may not have yet actually executed leases (but have in some instances signed letters of intent), (ii) have signed leases but have not yet taken occupancy and/or are not paying full contractual rent, (iii) are seeking or may in the future seek to sublet all or a portion of their respective spaces, (iv) are “dark” tenants but paying rent, or (v) are affiliates of the related borrower and are leasing space pursuant to a master lease or a space lease. Similarly, with respect to certain mortgage loans included in the issuing entity, the underwritten net cash flow may be based on certain tenants that have not yet executed leases or that have signed leases but are not yet in place and/or are not yet paying rent, or have a signed lease or lease amendment expanding the leased space, but are not yet in occupancy of all or a portion of their space and/or paying rent, or may assume that future contractual rent steps (during some or all of the remaining term of a lease) have occurred. In many cases, co-tenancy provisions were assumed to be satisfied and vacant space was assumed to be occupied and space that was due to expire was assumed to have been re-let, in each case at market rates that may have exceeded current rent. In addition, the “underwritten net cash flow” for a residential cooperative property is the projected net cash flow reflected in an appraisal of such residential cooperative property and, in general, equals projected operating income at the property assuming such property is operated as a rental property with rents and other income set at prevailing market rates (but taking into account the presence of existing rent regulated, rent stabilized or rent controlled rental tenants), reduced by underwritten property operating expenses, a market-rate vacancy and, if applicable, collection loss assumption and projected replacement reserves, in each case as determined by the appraiser. As a result, the projected rental income used to determine underwritten net cash flow for a residential cooperative property may differ materially from the scheduled monthly maintenance payments from the tenant-stockholders upon which residential cooperatives depend. You should review these and other similar assumptions and make your own determination of the appropriate assumptions to be used in determining underwritten net cash flow.

In addition, underwritten or adjusted cash flows, by their nature, are speculative and are based upon certain assumptions and projections. The failure of these assumptions or projections in whole or in part could cause the underwritten net operating income (calculated as described in “Description of the Mortgage Pool—Certain Calculations and Definitions”) to vary substantially from the actual net operating income of a mortgaged property.

In the event of the inaccuracy of any assumptions or projections used in connection with the calculation of underwritten net cash flow, the actual net cash flow could be significantly different (and, in some cases, may be materially less) than the underwritten net cash flow presented in this prospectus, and this would change other numerical information presented in this prospectus based on or derived from the underwritten net cash flow, such as the debt service coverage ratios or debt yield presented in this prospectus. We cannot assure you that any such assumptions or projections made with respect to any mortgaged property will, in fact, be consistent with that mortgaged property’s actual performance.

Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment

If you calculate the anticipated yield of your offered certificates based on a rate of default or amount of losses lower than that actually experienced on the mortgage loans and those additional losses result in a reduction of the total distributions on, or the certificate balance of, your offered certificates, your actual yield to maturity will be lower than expected and could be negative under certain extreme scenarios. The timing of any loss on a liquidated mortgage loan that results in a reduction of the total distributions on or the certificate balance of your offered certificates will also affect the actual yield to maturity of your offered certificates, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier a loss is borne by you, the greater the effect on your yield to maturity.

Delinquencies on the mortgage loans, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the holders of the offered certificates for the current month. Furthermore, no interest will accrue on this shortfall during the period of time that the payment is delinquent. Additionally, in instances where the principal portion of any balloon payment scheduled with respect to a mortgage loan is collected by the applicable master servicer following the end of the related collection period, no portion of the principal received on such payment will be passed through for distribution to the certificateholders until the subsequent distribution date, which may result in shortfalls in distributions of interest to the holders of the offered certificates in the following month. Furthermore, in such instances no provision is made for either master servicer or any other party to cover any such interest shortfalls that may occur as a result. In addition, if interest and/or principal advances and/or servicing advances are made with respect to a mortgage loan after a default and the related mortgage loan is thereafter worked out under terms that do not provide for the repayment of those advances in full at the time of the workout, then any reimbursements of those advances prior to the actual collection of the amount for which the advance was made may also result in shortfalls in distributions of principal to the holders of the offered certificates with certificate balances for the current month. Even if losses on the mortgage loans are not allocated to a particular class of offered certificates with certificate balances, the losses may affect the weighted average life and yield to maturity of that class of offered certificates. In the case of any material monetary or material non-monetary default, the applicable special servicer may accelerate the maturity of the related mortgage loan, which could result in an acceleration of principal distributions to the certificateholders. The applicable special servicer may also extend or modify a mortgage loan, which could result in a substantial delay in principal distributions to the certificateholders. In addition, losses on the mortgage loans, even if not allocated to a class of offered certificates with certificate balances, may result in a higher percentage ownership interest evidenced by those offered certificates in the remaining mortgage loans than would otherwise have resulted absent the loss. The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of those remaining mortgage loans in the trust fund.

The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria

Although the sponsors have conducted a review of the mortgage loans to be sold to us for this securitization transaction, we, as the depositor for this securitization transaction, have neither originated the mortgage loans nor conducted a review or re-underwriting of the mortgage loans. Instead, we have relied on the representations and warranties made by the applicable sponsors and the remedies for breach of a representation and warranty as described under “Description of the Mortgage Loan Purchase Agreements” and the sponsor’s description of its underwriting criteria and the review conducted by each sponsor for this securitization transaction described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”; “—Morgan Stanley Mortgage Capital Holdings LLC—The Morgan Stanley Group’s Underwriting Standards”; “—Bank of America, National Association—Bank of America’s Commercial Mortgage Loan Underwriting Standards”; and “—National Cooperative Bank, N.A.—National Cooperative Bank, N.A.’s Underwriting Standards and Processes”.

The representations and warranties made by the sponsors may not cover all of the matters that one would review in underwriting a mortgage loan and you should not view them as a substitute for re-underwriting the mortgage loans. Furthermore, these representations and warranties in some respects represent an allocation of risk rather than a confirmed description of the mortgage loans. If we had re-underwritten the mortgage loans, it is possible that the re-underwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty or may have revealed inaccuracies in the representations and warranties. See “—Other Risks Relating to the Certificates—Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan” below, and “Description of the Mortgage Loan Purchase Agreements”.

In addition, we cannot assure you that all of the mortgage loans would have complied with the underwriting criteria of the other originators or, accordingly, that each originator would have made the same decision to originate every mortgage loan included in the issuing entity or, if they did decide to originate an unrelated mortgage loan, that they would have been underwritten on the same terms and conditions.

As a result of the foregoing, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

Static Pool Data Would Not Be Indicative of the Performance of this Pool

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by any sponsor of assets of the type to be securitized (known as “static pool data”). In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors.

While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related commercial mortgage loan. Each income-producing real property represents a separate and distinct business venture and, as a result, each of the mortgage loans requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions.

Therefore, you should evaluate this offering on the basis of the information set forth in this prospectus with respect to the mortgage loans, and not on the basis of the performance of other pools of securitized commercial mortgage loans.

Appraisals May Not Reflect Current or Future Market Value of Each Property

Appraisals were obtained with respect to each of the mortgaged properties at or about the time of origination of the related mortgage loan (or whole loan, if applicable) or at or around the time of the acquisition of the mortgage loan (or whole loan, if applicable) by the related sponsor. See Annex A-1 for the dates of the latest appraisals for the mortgaged properties. We have not obtained new appraisals of the mortgaged properties or assigned new valuations to the mortgage loans in connection with the offering of the offered certificates. The market values of the mortgaged properties could have declined since the origination of the related mortgage loans.

In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value. One appraiser may reach a different conclusion than that of a different appraiser with respect to the same property. The appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. The amount could be significantly higher than the amount obtained from the sale of a mortgaged property in a distress or liquidation sale.

Information regarding the appraised values of the mortgaged properties (including loan-to-value ratios) presented in this prospectus is not intended to be a representation as to the past, present or future market values of the mortgaged properties. For example, in some cases, a borrower or its affiliate may have acquired the related mortgaged property for a price or otherwise for consideration in an amount that is less than the related appraised value specified on Annex A-1, including at a foreclosure sale or through acceptance of a deed-in-lieu of foreclosure. Historical operating results of the mortgaged properties used in these appraisals, as adjusted by various assumptions, estimates and subjective judgments on the part of the appraiser, may not be comparable to future operating results. In addition, certain appraisals may be based on extraordinary assumptions, including without limitation, that certain tenants are in-place and paying rent when such tenants have not yet taken occupancy or that certain renovations or property improvement plans have been completed. Additionally, certain appraisals with respect to mortgage loans secured by multiple mortgaged properties may have been conducted on a portfolio basis rather than on an individual property basis, and the sum of the values of the individual properties may be different from (and in some cases may be less than) the appraised value of the aggregate of such properties on a portfolio basis. In addition, other factors may impair the mortgaged properties’ value without affecting their current net operating income, including:

●	changes in governmental regulations, zoning or tax laws;

●	potential environmental or other legal liabilities;

●	the availability of refinancing; and

●	changes in interest rate levels.

In certain cases, appraisals may reflect both the “as-is” value and an “as-stabilized”, “as-complete” or other hypothetical value. However, the appraised value reflected in this prospectus with respect to each mortgaged property reflects only the “as-is” value unless otherwise specified. Any non-“as-is” value may be based on certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. We cannot assure you that those assumptions are or will be accurate or that any such non-“as-is” value will be the value of the related mortgaged property at maturity or other specified date. In addition, with respect to certain mortgage loans secured by multiple mortgaged properties, the appraised value may be an “as portfolio” value that assigns a premium to the value of the mortgaged properties as a whole, which value exceeds the sum of their individual appraised values. See “Description of the Mortgage Pool—Appraised Value”.

Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”; “—Morgan Stanley Mortgage Capital Holdings LLC—The Morgan Stanley Group’s Underwriting Standards”; “—Bank of America, National Association—Bank of America’s Commercial Mortgage Loan Underwriting Standards”; and “—National Cooperative Bank, N.A.—National Cooperative Bank, N.A.’s Underwriting Standards and Processes” for additional information regarding the appraisals. We cannot assure you that the information set forth in this prospectus regarding the appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties or the amount that would be realized upon a sale of the related mortgaged property.

In addition, with respect to each mortgage loan secured by a residential cooperative property, the “Appraised Value” presented on Annex A-1 is the appraised value of such property assuming such property is operated as a residential cooperative and, in general, equals the sum of (i) the gross share value of all cooperative units in such residential cooperative property, based in part on various comparable sales of cooperative apartment units in the market, plus (ii) the amount of the underlying debt encumbering such residential cooperative property. There is generally a limited market for the sale of sponsor or investor held units that are rent regulated, rent stabilized or rent controlled units, and in certain instances, for the sale of market rate units. Therefore, the appraiser typically applies a discount when deriving a gross share value for such units as and if the appraiser deems appropriate. The amount of such discount will depend on such factors as location, condition, tenancy profile (age of the tenants), and the amount of positive or negative cash flow. In certain instances, in determining the gross share value of market rate sponsor or investor held units occupied by rental tenants, the appraiser has taken into consideration a value for such units determined by capitalizing the anticipated net operating income to be realized from such occupied units. The comparable sales considered in the appraisers’ estimates of gross share values may have occurred at properties where the cooperative entity’s underlying mortgage debt per cooperative unit was substantially more or less than that at the applicable mortgaged property. The appraisers generally made no adjustments to comparable sales statistics to account for any such differences, although monthly unit maintenance obligations may have been considered. With respect to limited equity cooperatives (i.e., housing cooperatives in which eligible members purchase shares at below market prices and are subject to various restrictions, including restrictions on the sale price for which units may be re-sold and/or restrictions upon the income or other characteristics of purchasers of such units), the gross share value is calculated without regard to any applicable sale price restrictions. With respect to residential cooperative properties, the “Appraised Value” does not constitute a market value, and should not be considered to be the value that would be realized following a foreclosure of a mortgage loan secured by a residential cooperative property. Upon a foreclosure of a mortgage loan secured by a residential cooperative property, it is likely that the operation of such mortgaged property as a residential cooperative property would terminate, and it is likely that the mortgaged property would be operated and sold as a multifamily rental property. The “Coop-Rental Value” of a residential cooperative property presented on Annex A-1 is the appraised value of such property assuming such property is operated as a multifamily rental property and, in general, is derived by applying an appropriate capitalization rate (as determined by the appraiser) to the underwritten net cash flow for such residential cooperative property. Such underwritten net cash flow is the projected net cash flow reflected in such appraisal and, in general, equals projected operating income at the property assuming such property is operated as a multifamily rental property with rents and other income set at prevailing market rates (but taking into account the presence of existing rent regulated, rent stabilized or rent controlled rental tenants), reduced by underwritten property operating expenses, a market-rate vacancy and, if applicable, collection loss assumption and further reduced by projected replacement reserves, in each case as determined by the appraiser. However, the projected rental income used in such determinations may differ materially from the scheduled monthly maintenance payments from the tenant-stockholders upon which residential cooperatives depend. In certain instances, the appraiser may have made adjustments to increase or decrease such capitalized value as deemed appropriate by the appraiser (for example, the appraiser may have reduced such capitalized value to reflect the cost of completing material deferred maintenance or may have increased such capitalized value to reflect the existence of certain tax abatements or incentives). Except where otherwise specified, all relevant loan-to-value information with respect to mortgage loans secured by residential cooperative properties is based on the “Appraised Value” of such property as described above, and assumes that such property is operated as a residential cooperative. Certain of the residential cooperative mortgaged properties have a substantial number of units that are owned by the related coop sponsor or an investor, and leased by it to rental tenants, which units are currently subject to rent regulation, rent stabilization or rent control laws and are expected to continue to be subject to such laws following a foreclosure, and accordingly the rental income that can be expected to be earned from such units (and any other units that are or become subject to such laws) will be limited by the provisions of such laws. In addition, to the extent that other units at a residential cooperative mortgaged property were subject to rent regulation, rent stabilization or rent control laws prior to the conversion to a cooperative (which is likely to be the case if sponsor or investor units are subject to such laws), if the related residential cooperative mortgage loan were to be foreclosed, such units would again be subject to rent regulation, rent stabilization or rent control laws. However, the “Coop-Rental Value” Appraised Values of the residential cooperative mortgaged properties assume that if the mortgaged property were operated as a multifamily rental property all units (other than, in some cases, sponsor or investor units that are subject to rent regulation, rent stabilization or rent control laws) will be rented at market rates. See the footnotes to Annex A-1 and see “—Residential Cooperative Properties Have Special Risks” and “Description of the Mortgage Pool—Certain Calculations and Definitions—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives”.

The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property

The operation and performance of a mortgage loan will depend in part on the identity of the persons or entities who control the borrower and the mortgaged property. The performance of a mortgage loan may be adversely affected if control of a borrower changes, which may occur, for example, by means of transfers of direct or indirect ownership interests in the borrower, or if the mortgage loan is assigned to and assumed by another person or entity along with a transfer of the property to that person or entity.

Many of the mortgage loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, although some have current or permit future mezzanine or subordinate debt. We cannot assure you the ownership of any of the borrowers would not change during the term of the related mortgage loan and result in a material adverse effect on your certificates. See “Description of the Mortgage Pool—Additional Indebtedness” and “—Certain Terms of the Mortgage Loans—“Due-On-Sale” and “Due-On-Encumbrance” Provisions”.

In addition, the mortgage loans secured by residential cooperative properties that are expected to be sold to the depositor by National Cooperative Bank, N.A. generally do not restrict the transfer or pledge of interests in the related cooperative borrower in connection with the transfer or financing of cooperative apartment units. For these reasons, we cannot assure you that the ownership of any of the borrowers would not change during the term of the related mortgage loan and result in a material adverse effect on your certificates.

The Borrower’s Form of Entity May Cause Special Risks

The borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail greater risks of loss than those associated with mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most entities generally, but not in all cases, do not have personal assets and creditworthiness at stake.

The terms of certain of the mortgage loans require that the borrowers be single-purpose entities and, in most cases, such borrowers’ organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or mortgaged properties and limit the borrowers’ ability to incur additional indebtedness. Such provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related mortgaged property and mortgage loan. Such borrower may also have previously owned property other than the related mortgaged property or may be a so-called “recycled” single-purpose entity that previously had other business activities and liabilities. However, we cannot assure you that such borrowers have in the past complied, or in the future will comply, with such requirements. Additionally, in some cases unsecured debt exists and/or is allowed in the future. Furthermore, in many cases such borrowers (including each of the borrowers with respect to the residential cooperative loans expected to be sold to the depositor by National Cooperative Bank, N.A. included in the trust) are not required to observe all covenants and conditions which typically are required in order for such borrowers to be viewed under standard rating agency criteria as “single-purpose entities”.

Although a borrower may currently be a single-purpose entity, in certain cases the borrowers were not originally formed as single-purpose entities, but at origination of the related mortgage loan their organizational documents were amended. Such borrower may have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a “single-purpose entity” and thus may have liabilities arising from events prior to becoming a single-purpose entity.

In addition, certain mortgage loans may have been structured similarly to a Maryland indemnity deed of trust (an “IDOT”). An IDOT is structured so that the lender makes the loan to the owner of the property owner and the property owner guarantees in full the payment of the loan and secures such guaranty with a mortgage on the property owner’s property. Accordingly, the mortgagor/payment guarantor and the borrower are two different, but affiliated, entities. In the case of a mortgage loan structured as an IDOT, references herein to “borrower” will mean the actual borrower or the mortgagor/payment guarantor, as the context may require.

The organizational documents of a borrower or the direct or indirect managing partner or member of a borrower may also contain requirements that there be one or two independent directors, managers or trustees (depending on the entity form of such borrower) whose vote is required before the borrower files a voluntary bankruptcy or insolvency petition or otherwise institutes insolvency proceedings. Generally, but not always, the independent directors, managers or trustees may only be replaced with certain other independent successors. Although the requirement of having independent directors, managers or trustees is designed to mitigate the risk of a voluntary bankruptcy filing by a solvent borrower, a borrower could file for bankruptcy without obtaining the consent of its independent director(s) (and we cannot assure you that such bankruptcy would be dismissed as an unauthorized filing), and in any case the independent directors, managers or trustees may determine that a bankruptcy filing is an appropriate course of action to be taken by such borrower. Although the independent directors, managers or trustees generally owe no fiduciary duties to entities other than the borrower itself, such determination might take into account the interests and financial condition of such borrower’s parent entities and such parent entities’ other subsidiaries in addition to those of the borrower. Consequently, the financial distress of an affiliate of a borrower might increase the likelihood of a bankruptcy filing by a borrower.

The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage loan. Certain of the mortgage loans have been made to single-purpose limited partnerships that have a general partner or general partners that are not themselves single-purpose entities. Such loans are subject to additional bankruptcy risk. The organizational documents of the general partner in such cases do not limit it to acting as the general partner of the partnership. Accordingly there is a greater risk that the general partner may become insolvent for reasons unrelated to the mortgaged property. The bankruptcy of a general partner may dissolve the partnership under applicable state law. In addition, even if the partnership itself is not insolvent, actions by the partnership and/or a bankrupt general partner that are outside the ordinary course of their business, such as refinancing the related mortgage loan, may require prior approval of the bankruptcy court in the general partner’s bankruptcy case. The proceedings required to resolve these issues may be costly and time-consuming.

Any borrower, even an entity structured as a single-purpose entity, as an owner of real estate, will be subject to certain potential liabilities and risks as an owner of real estate. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

Certain borrowers’ organizational documents or the terms of certain mortgage loans permit an affiliated property manager to maintain a custodial account on behalf of such borrower and certain affiliates of such borrower into which funds available to such borrower under the terms of the related mortgage loans and funds of such affiliates are held, but which funds are and will continue to be separately accounted for as to each item of income and expense for each related mortgaged property and each related borrower. A custodial account structure for affiliated entities, while common among certain REITs, institutions or independent owners of multiple properties, presents a risk for consolidation of the assets of such affiliates as commingling of funds is a factor a court may consider in considering a request by other creditors for substantive consolidation. Substantive consolidation is an equitable remedy that could result in an otherwise solvent company becoming subject to the bankruptcy proceedings of an insolvent affiliate, making its assets available to repay the debts of affiliated companies. A court has the discretion to order substantive consolidation in whole or in part and may include non-debtor affiliates of the bankrupt entity in the proceedings. In particular, consolidation may be ordered when corporate funds are commingled and used for a principal’s personal purposes, inadequate records of transfers are made and corporate entities are deemed an alter ego of a principal. Strict adherence to maintaining separate books and records, avoiding commingling of assets and otherwise maintaining corporate policies designed to preserve the separateness of corporate assets and liabilities make it less likely that a court would order substantive consolidation, but we cannot assure you that the related borrowers, property managers or affiliates will comply with these requirements as set forth in the related mortgage loans.

Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates.

See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Single-Purpose Entity Covenants” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

In addition, borrowers may own a mortgaged property as Delaware statutory trust or tenants-in-common. Delaware statutory trusts may be restricted in their ability to actively operate a property, and in the case of a mortgaged property that is owned by a Delaware statutory trust or by tenants-in-common, there is a risk that obtaining the consent of the holders of the beneficial interests in the Delaware statutory trust or the consent of the tenants-in-common will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related mortgaged property. See “—Tenancies-in-Common May Hinder Recovery” below. See also “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common or Diversified Ownership” in this prospectus.

In addition, certain of the mortgage loans may have borrowers that are wholly or partially (directly or indirectly) owned by one or more crowd funding investor groups or other diversified ownership structures. Investments in the commercial real estate market through crowd funding investor groups are a relatively recent development and there may be certain unanticipated risks to this new ownership structure which may adversely affect the related mortgage loan. Typically, the crowd funding investor group is made up of a large number of individual investors who invest relatively small amounts in the group pursuant to a securities offering. With respect to an equity investment in the borrower, the crowd funding investor group in turn purchases a stake in the borrower. Accordingly, equity in the borrower is indirectly held by the individual investors in the crowd funding group. We cannot assure you that either the crowd funding investor group or the individual investors in the crowd funding investor group or other diversified ownership structure have relevant expertise in the commercial real estate market. Additionally, crowd funding investor groups are required to comply with various securities regulations related to offerings of securities and we cannot assure you that any enforcement action or legal proceeding regarding failure to comply with such securities regulations would not delay enforcement of the related mortgage loan. Furthermore, we cannot assure you that a bankruptcy proceeding by the crowd funding investor group or other diversified ownership structure will not delay enforcement of the related mortgage loan. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common or Diversified Ownership” in this prospectus. See “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”, “—Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment” and “—The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property”.

A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans

Numerous statutory provisions, including the federal bankruptcy code and state laws affording relief to debtors, may interfere with and delay the ability of a secured mortgage lender to obtain payment of a loan, to realize upon collateral and/or to enforce a deficiency judgment. For example, under the federal bankruptcy code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and, often, no interest or principal payments are made during the course of the bankruptcy proceeding. Also, under federal bankruptcy law, the filing of a petition in bankruptcy by or on behalf of a junior lien holder may stay the senior lender from taking action to foreclose out such junior lien. Certain of the mortgage loans have sponsors that have previously filed bankruptcy and we cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related mortgage loan documents. As a result, the issuing entity’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed. See “—Other Financings or Ability To Incur Other Indebtedness Entails Risk” below, “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

See also “—Performance of the Mortgage Loan Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above.

Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, the borrowers, the borrower sponsors, the managers of the mortgaged properties and their respective affiliates arising out of their ordinary business. We have not undertaken a search for all legal proceedings that relate to the borrowers, borrower sponsors, managers for the mortgaged properties or their respective affiliates. Potential investors are advised and encouraged to perform their own searches related to such matters to the extent relevant to their investment decision. Any such litigation or dispute may materially impair distributions to certificateholders if borrowers must use property income to pay judgments, legal fees or litigation costs. We cannot assure you that any litigation or dispute or any settlement of any litigation or dispute will not have a material adverse effect on your investment.

Additionally, a borrower or a principal of a borrower or affiliate may have been a party to a bankruptcy, foreclosure, litigation or other proceeding, particularly against a lender, or may have been convicted of a crime in the past. In addition, certain of the borrower sponsors, property managers, affiliates of any of the foregoing and/or entities controlled thereby have been a party to bankruptcy proceedings, mortgage loan defaults and restructures, discounted payoffs, foreclosure proceedings or deed-in-lieu of foreclosure transactions, or other material proceedings (including criminal proceedings) in the past, whether or not related to the mortgaged property securing a mortgage loan in this securitization transaction. In some cases, mortgaged properties securing certain of the mortgage loans previously secured other loans that had been in default, restructured or the subject of a discounted payoff, foreclosure or deed-in-lieu of foreclosure.

Certain of the borrower sponsors may have a history of litigation or other proceedings against their lender, in some cases involving various parties to a securitization transaction. We cannot assure you that the borrower sponsors that have engaged in litigation or other proceedings in the past will not commence action against the issuing entity in the future upon any attempt by the applicable special servicer to enforce the mortgage loan documents. Any such actions by the borrower or borrower sponsor may result in significant expense and potential loss to the issuing entity and a shortfall in funds available to make payments on the offered certificates. In addition, certain principals or borrower sponsors may have in the past been convicted of, or pled guilty to, a felony. We cannot assure you that such borrower or principal will not be more likely than other borrowers or principals to avail itself or cause a borrower to avail itself of its legal rights, under the federal bankruptcy code or otherwise, in the event of an action or threatened action by the lender or its servicer to enforce the related mortgage loan documents, or otherwise conduct its operations in a manner that is in the best interests of the lender and/or the mortgaged property. We cannot assure you that any such proceedings or actions will not have a material adverse effect upon distributions on your certificates. Further, borrowers, principals of borrowers, property managers and affiliates of such parties may, in the future, be involved in bankruptcy proceedings, foreclosure proceedings or other material proceedings (including criminal proceedings), whether or not related to the mortgage loans. We cannot assure you that any such proceedings will not negatively impact a borrower’s or borrower sponsor’s ability to meet its obligations under the related mortgage loan and, as a result could have a material adverse effect upon your certificates.

Often it is difficult to confirm the identity of owners of all of the equity in a borrower, which means that past issues may not be discovered as to such owners. See “Description of the Mortgage Pool—Litigation and Other Considerations” and “—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” for additional information on certain mortgage loans in the issuing entity. Accordingly, we cannot assure you that there are no undisclosed bankruptcy proceedings, foreclosure proceedings, deed-in-lieu-of-foreclosure transaction and/or mortgage loan workout matters that involved one or more mortgage loans or mortgaged properties, and/or a guarantor, borrower sponsor or other party to a mortgage loan.

In addition, in the event the owner of a borrower experiences financial problems, we cannot assure you that such owner would not attempt to take actions with respect to the mortgaged property that may adversely affect the borrower’s ability to fulfill its obligations under the related mortgage loan. See “Description of the Mortgage Pool—Litigation and Other Considerations” for information regarding litigation matters with respect to certain mortgage loans.

Other Financings or Ability to Incur Other Indebtedness Entails Risk

When a borrower (or its constituent members) also has one or more other outstanding loans (even if they are pari passu, subordinated, mezzanine, preferred equity or unsecured loans or another type of equity pledge), the issuing entity is subjected to additional risk such as:

●	the borrower (or its constituent members) may have difficulty servicing and repaying multiple financings;

●	the existence of other financings will generally also make it more difficult for the borrower to obtain refinancing of the related mortgage loan (or whole loan, if applicable) or sell the related mortgaged property and may thereby jeopardize repayment of the mortgage loan (or whole loan, if applicable);

●	the need to service additional financings may reduce the cash flow available to the borrower to operate and maintain the mortgaged property and the value of the mortgaged property may decline as a result;

●	if a borrower (or its constituent members) defaults on its mortgage loan and/or any other financing, actions taken by other lenders such as a suit for collection, foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the issuing entity, including the mortgaged property, or stay the issuing entity’s ability to foreclose during the course of the bankruptcy case;

●	the bankruptcy of another lender also may operate to stay foreclosure by the issuing entity; and

●	the issuing entity may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

Although no companion loan related to a whole loan will be an asset of the issuing entity, the related borrower is still obligated to make interest and principal payments on such companion loan. As a result, the issuing entity is subject to additional risks, including:

●	the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the borrower to pay the required debt service on these other obligations and that the value of the mortgaged property may fall as a result; and

●	the risk that it may be more difficult for the borrower to refinance these loans or to sell the related mortgaged property for purposes of making any balloon payment on the entire balance of such loans and the related additional debt at maturity or anticipated repayment date.

With respect to mezzanine financing (if any), while a mezzanine lender has no security interest in the related mortgaged properties, a default under a mezzanine loan could cause a change in control of the related borrower. With respect to mortgage loans that permit mezzanine financing, the relative rights of the mortgagee and the related mezzanine lender will generally be set forth in an intercreditor agreement, which agreements typically provide that the rights of the mezzanine lender (including the right to payment) against the borrower and mortgaged property are subordinate to the rights of the mortgage lender and that the mezzanine lender may not take any enforcement action against the mortgage borrower and mortgaged property.

In addition, the mortgage loan documents related to certain mortgage loans may have or permit future “preferred equity” structures, where one or more special limited partners or members receive a preferred return in exchange for an infusion of capital or other type of equity pledge that may require payments of a specified return or of excess cash flow. Such arrangements can present risks that resemble mezzanine debt, including dilution of the borrower’s equity in the mortgaged property, stress on the cash flow in the form of a preferred return or excess cash payments, and/or potential changes in the management of the related mortgaged property in the event the preferred return is not satisfied.

Additionally, the terms of certain mortgage loans permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the related mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

In addition, borrowers under most of the mortgage loans are generally permitted to incur trade payables and equipment financing, which may not be limited or may be significant, in order to operate the related mortgaged properties. Also, with respect to certain mortgage loans the related borrower either has incurred or is permitted to incur unsecured debt from an affiliate of either the borrower or the sponsor of the borrower. See “Description of the Mortgage Pool—Additional Indebtedness—Other Unsecured Indebtedness”.

For additional information, see “Description of the Mortgage Pool—Additional Indebtedness” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Additionally, with respect to certain mortgage loans secured by residential cooperative properties, National Cooperative Bank, N.A., an affiliate thereof, or a third-party lender may be the lender, now or in the future, with respect to one or more (1) loans to the related mortgage borrower that are secured, on a subordinated basis, by a mortgage lien upon a mortgaged property that also secures a mortgage loan included in the trust, (2) unsecured loans to the related mortgage borrower and/or (3) cooperative unit loans that are secured by direct equity interests in the related mortgage borrower. See “Description of the Mortgage Pool—Additional Indebtedness—Other Secured Indebtedness—Additional Debt Financing for Mortgage Loans Secured by Residential Cooperatives”, “Certain Affiliations, Relationships And Related Transactions Involving Transaction Parties” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Cooperative Shares”. In addition to being the lender under certain such arrangements, subject to the servicing standard and to the criteria described in “Pooling and Servicing Agreement—Modifications, Waivers and Amendments”, National Cooperative Bank, N.A. is also permitted to approve, without the consent of the directing certificateholder or any party to the pooling and servicing agreement, the incurrence such additional secured and/or other indebtedness by the borrowers under mortgage loans secured by residential cooperative properties expected to be sold to the depositor by National Cooperative Bank, N.A. See “Risk Factors—Risks Related to Conflicts of Interest—Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests” and “—Potential Conflicts of Interest of the Master Servicers and the Special Servicers”.

In addition, with respect to certain additional secured indebtedness related to mortgage loans secured by residential cooperative properties to be sold to the depositor by National Cooperative Bank, N.A. described above, such additional secured indebtedness bears interest at a floating rate based on the Prime Rate. Similarly, future additional secured indebtedness related to mortgage loans secured by residential cooperative properties to be sold to the depositor by National Cooperative Bank, N.A. described above may also bear interest at a floating rate based on the Prime Rate. Accordingly, debt service for such additional secured indebtedness will generally increase as the Prime Rate rises and the debt service coverage ratio of such additional secured indebtedness may be adversely affected by rising interest rates, and the related borrower’s ability to make all payments due on their respective obligations, including those related to the mortgage loans included in the trust, may be adversely affected.

Tenancies-in-Common May Hinder Recovery

Certain of the mortgage loans included in the issuing entity have borrowers that own the related mortgaged properties as tenants-in-common. In general, with respect to a tenant-in-common ownership structure, each tenant-in-common owns an undivided share in the property and if such tenant-in-common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition) the tenant-in-common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant in common proportionally. As a result, if a tenant-in-common that has not waived its right of partition or similar right exercises a right of partition, the related mortgage loan may be subject to prepayment. The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, significant delay in recovery against the tenant-in-common borrowers, particularly if the tenant-in-common borrowers file for bankruptcy separately or in series (because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated), a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common under the mortgage loans will be single-purpose entities. Each tenant-in-common borrower has waived its right to partition, reducing the risk of partition. However, we cannot assure you that, if challenged, this waiver would be enforceable. In addition, in some cases, the related mortgage loan documents may provide for full recourse (or in an amount equal to its pro rata share of the debt) to the related tenant-in-common borrower or the guarantor if a tenant-in-common files for partition. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies in Common or Diversified Ownership”.

Risks Relating to Enforceability of Cross-Collateralization

Cross-collateralization arrangements may be terminated in certain circumstances under the terms of the related mortgage loan documents. Cross-collateralization arrangements whereby multiple borrowers grant their respective mortgaged properties as security for one or more mortgage loans could be challenged as fraudulent conveyances by the creditors or the bankruptcy estate of any of the related borrowers.

Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by that borrower from the respective mortgage loan proceeds, as well as the overall cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could subordinate all or part of the mortgage loan to other debt of that borrower, recover prior payments made on that mortgage loan, or take other actions such as invalidating the mortgage loan or the mortgages securing the cross-collateralization. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

In addition, when multiple real properties secure a mortgage loan, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of the related aggregate mortgage loan indebtedness, to minimize recording tax. This mortgage amount is generally established at 100% to 150% of the appraised value or allocated loan amount for the mortgaged property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics” for a description of any mortgage loans that are cross-collateralized and cross-defaulted with each other or that are secured by multiple properties owned by multiple borrowers.

Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions

Provisions requiring yield maintenance charges, prepayment premiums or lockout periods may not be enforceable in some states and under federal bankruptcy law. Provisions requiring prepayment premiums or yield maintenance charges also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium.

Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as the equivalent of a yield maintenance charge or prepayment premium. In certain jurisdictions those collateral substitution provisions might therefore be deemed unenforceable or usurious under applicable law or public policy.

Risks Associated with One Action Rules

Several states (such as California) have laws that prohibit more than one “judicial action” to enforce a mortgage obligation, and some courts have construed the term “judicial action” broadly. Accordingly, the applicable special servicer will be required to obtain advice of counsel prior to enforcing any of the issuing entity’s rights under any of the mortgage loans that include mortgaged properties where a “one action” rule could be applicable. In the case of a multi-property mortgage loan which is secured by mortgaged properties located in multiple states, the applicable special servicer may be required to foreclose first on properties located in states where “one action” rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

State Law Limitations on Assignments of Leases and Rents May Entail Risks

Generally mortgage loans included in an issuing entity secured by mortgaged properties that are subject to leases typically will be secured by an assignment of leases and rents pursuant to which the related borrower (or with respect to any indemnity deed of trust structure, the related property owner) assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged properties, and the income derived from those leases, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the related property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected. See “Certain Legal Aspects of Mortgage Loans—Leases and Rents” and “—Bankruptcy Laws”.

Various Other Laws Could Affect the Exercise of Lender’s Rights

The laws of the jurisdictions in which the mortgaged properties are located (which laws may vary substantially) govern many of the legal aspects of the mortgage loans. These laws may affect the ability to foreclose on, and, in turn the ability to realize value from, the mortgaged properties securing the mortgage loans. For example, state law determines:

●	what proceedings are required for foreclosure;

●	whether the borrower and any foreclosed junior lienors may redeem the property and the conditions under which these rights of redemption may be exercised;

●	whether and to what extent recourse to the borrower is permitted; and

●	what rights junior mortgagees have and whether the amount of fees and interest that lenders may charge is limited.

In addition, the laws of some jurisdictions may render certain provisions of the mortgage loans unenforceable or subject to limitations which may affect lender’s rights under the mortgage loans. Delays in liquidations of defaulted mortgage loans and shortfalls in amounts realized upon liquidation as a result of the application of these laws may create delays and shortfalls in payments to certificateholders. See “Certain Legal Aspects of Mortgage Loans”.

In addition, Florida statutes render unenforceable provisions that allow for acceleration and other unilateral modifications solely as a result of a property owner entering into an agreement for a property-assessed clean energy (“PACE”) financing. Consequently, given that certain remedies in connection therewith are not enforceable in Florida, we cannot assure you that any borrower owning assets in Florida will not obtain PACE financing notwithstanding any prohibition on such financing set forth in the related mortgage loan documents.

Risks of Anticipated Repayment Date Loans

Certain of the mortgage loans provide that, if after a certain date (referred to as the anticipated repayment date) the related borrower has not prepaid the mortgage loan in full, any principal outstanding after that anticipated repayment date will accrue interest at an increased interest rate rather than the stated mortgage loan rate. Generally, from and after the anticipated repayment date, cash flow in excess of that required for debt service (and in some cases, mezzanine debt service), the funding of reserves and certain approved operating expenses with respect to the related mortgaged property will be applied toward the payment of principal (without payment of a yield maintenance charge) of the related mortgage loan (or in some cases, provided no event of default under the related mortgage loan is continuing, may be applied pro rata to payment of principal of the related mortgage loan and a related mezzanine loan) until its principal balance has been reduced to zero. Although these provisions may create an incentive for the borrower to repay the mortgage loan in full on its anticipated repayment date, a substantial payment would be required and the borrower has no obligation to do so. With respect to any anticipated repayment date mortgage loan which has a related mezzanine loan, the payment of debt service on the related mezzanine loan will reduce the amount of excess cash flow available to pay down the principal. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—ARD Loans”.

The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Certificates

Certain of the mortgage loans may not require the related borrower to cause rent and other payments to be made into a lockbox account maintained on behalf of the mortgagee, although some of those mortgage loans do provide for a springing lockbox. If rental payments are not required to be made directly into a lockbox account, there is a risk that the borrower will divert such funds for other purposes.

Borrower May Be Unable To Repay Remaining Principal Balance on Maturity Date or Anticipated Repayment Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk

Mortgage loans with substantial remaining principal balances at their stated maturity date or anticipated repayment date, as applicable, involve greater risk than fully-amortizing mortgage loans because the borrower may be unable to repay the mortgage loan at that time. In addition, fully amortizing mortgage loans which may pay interest on an “actual/360” basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity or anticipated repayment date.

Most of the mortgage loans have amortization schedules that are significantly longer than their respective terms to maturity or anticipated repayment date, as applicable, and many of the mortgage loans require only payments of interest for part or all of their respective terms. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Due Dates; Mortgage Rates; Calculations of Interest”. A longer amortization schedule or an interest-only provision in a mortgage loan will result in a higher amount of principal outstanding under the mortgage loan at any particular time, including at the maturity date or anticipated repayment date of the mortgage loan, than would have otherwise been the case had a shorter amortization schedule been used or had the mortgage loan had a shorter interest-only period or not included an interest-only provision at all. That higher principal amount outstanding could both (i) make it more difficult for the related borrower to make the required balloon payment at maturity or to repay the outstanding principal amount at the anticipated repayment date and (ii) lead to increased losses for the issuing entity either during the loan term or at maturity or anticipated repayment date if the mortgage loan becomes a defaulted mortgage loan.

A borrower’s ability to repay a mortgage loan on its stated maturity date or anticipated repayment date, as applicable, typically will depend upon its ability either to refinance the mortgage loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower’s ability to achieve either of these goals will be affected by a number of factors, including:

●	the availability of, and competition for, credit for commercial, multifamily or manufactured housing community real estate projects, which fluctuate over time;

●	the prevailing interest rates;

●	the net operating income generated by the mortgaged property;

●	the fair market value of the related mortgaged property;

●	the borrower’s equity in the related mortgaged property;

●	significant tenant rollover at the related mortgaged properties (see “—Office Properties Have Special Risks” and “—Retail Properties Have Special Risks” above);

●	the borrower’s financial condition;

●	the operating history and occupancy level of the mortgaged property;

●	reductions in applicable government assistance/rent subsidy programs;

●	the tax laws; and

●	prevailing general and regional economic conditions.

With respect to any mortgage loan that is part of a whole loan, the risks relating to balloon payment obligations are enhanced by the existence and amount of any related companion loan.

None of the sponsors, any party to the pooling and servicing agreement or any other person will be under any obligation to refinance any mortgage loan. However, in order to maximize recoveries on defaulted mortgage loans, the pooling and servicing agreement permits the special servicers (and the pooling and servicing agreement governing the servicing of a non-serviced whole loan may permit the related special servicer) to extend and modify mortgage loans in a manner consistent with the servicing standard, subject to the limitations described under “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Modifications, Waivers and Amendments”.

None of the master servicers or the special servicers will have the ability to extend or modify a non-serviced mortgage loan because such mortgage loan is being serviced by a master servicer or special servicer pursuant to the pooling and servicing agreement governing the servicing of the applicable non-serviced whole loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

We cannot assure you that any extension or modification will increase the present value of recoveries in a given case. Whether or not losses are ultimately sustained, any delay in collection of a balloon payment that would otherwise be distributable on your certificates, whether such delay is due to borrower default or to modification of the related mortgage loan, will likely extend the weighted average life of your certificates.

In any event, we cannot assure you that each borrower under a balloon loan will have the ability to repay the principal balance of such mortgage loan on the related maturity date or anticipated repayment date, as applicable.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics”.

Increases in Real Estate Taxes May Reduce Available Funds

Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes in connection with a local government “payment in lieu of taxes” program or other tax abatement arrangements. Upon expiration of such program or if such programs were otherwise terminated, the related borrower would be required to pay higher, and in some cases substantially higher, real estate taxes. Prior to expiration of such program, the tax benefit to the mortgaged property may decrease throughout the term of the expiration date until the expiration of such program. An increase in real estate taxes may impact the ability of the borrower to pay debt service on the mortgage loan.

State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed-in-Lieu of Foreclosure and Reduce Net Proceeds

Many jurisdictions impose recording taxes on mortgages which, if not paid at the time of the recording of the mortgage, may impair the ability of the lender to foreclose the mortgage. Such taxes, interest, and penalties could be significant in amount and would, if imposed, reduce the net proceeds realized by the issuing entity in liquidating the real property securing the related mortgage loan.

Risks Related to Conflicts of Interest

Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests

The originators, the sponsors and their affiliates (including certain of the underwriters) expect to derive ancillary benefits from this offering and their respective incentives may not be aligned with those of purchasers of the offered certificates. The sponsors originated or purchased the mortgage loans in order to securitize the mortgage loans by means of a transaction such as the offering of the offered certificates. The sponsors will sell the mortgage loans to the depositor (an affiliate of Bank of America, National Association, one of the sponsors, originators and the anticipated initial risk retention consultation party, and of BofA Securities, Inc., one of the underwriters) on the closing date in exchange for cash, derived from the sale of the offered certificates to investors and/or in exchange for offered certificates. A completed offering would reduce the originators’ exposure to the mortgage loans. The originators made the mortgage loans with a view toward securitizing them and distributing the exposure by means of a transaction such as this offering of offered certificates. In addition, certain mortgaged properties may have tenants that are affiliated with the related originator. This offering of offered certificates will effectively transfer the originators’ exposure to the mortgage loans to purchasers of the offered certificates.

The originators, the sponsors and their affiliates expect to receive various benefits, including compensation, commissions, payments, rebates, remuneration and business opportunities, in connection with or as a result of this offering of offered certificates and their interests in the mortgage loans. The sponsors and their affiliates will effectively receive compensation, and may record a profit, in an amount based on, among other things, the amount of proceeds (net of transaction expenses) received from the sale of the offered certificates to investors relative to their investment in the mortgage loans. The benefits to the originators, the sponsors and their affiliates arising from the decision to securitize the mortgage loans may be greater than they would have been had other assets been selected.

Furthermore, the sponsors and/or their affiliates may benefit from a completed offering of the offered certificates because the offering would establish a market precedent and a valuation data point for securities similar to the offered certificates, thus enhancing the ability of the sponsors and their affiliates to conduct similar offerings in the future and permitting them to adjust the fair value of the mortgage loans or other similar assets or securities held on their balance sheet, including increasing the carrying value or avoiding decreasing the carrying value of some or all of such similar positions.

In some cases, the originators, the sponsors or their affiliates are the holders of the mezzanine loans, subordinate loans, unsecured loans and/or companion loans related to their mortgage loans. The originators, the sponsors and/or their respective affiliates may retain existing mezzanine loans, subordinate loans, unsecured loans and/or companion loans or originate future permitted mezzanine indebtedness, subordinate indebtedness or unsecured indebtedness with respect to the mortgage loans. These transactions may cause the originators, the sponsors and their affiliates or their clients or counterparties who purchase the mezzanine loans, subordinate loans, unsecured loans and/or companion loans, as applicable, to have economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the offered certificates. In addition, these transactions or actions taken to maintain, adjust or unwind any positions in the future, may, individually or in the aggregate, have a material effect on the market for the offered certificates (if any), including adversely affecting the value of the offered certificates, particularly in illiquid markets. The originators, the sponsors and their affiliates will have no obligation to take, refrain from taking or cease taking any action with respect to such companion loans or any existing or future mezzanine loans, subordinate loans and/or unsecured loans, based on the potential effect on an investor in the offered certificates, and may receive substantial returns from these transactions. In addition, the originators, the sponsors or any of their respective affiliates may benefit from certain relationships, including financial dealings, with any borrower, any non-recourse carveout guarantor or any of their respective affiliates, aside from the origination of mortgage loans or contribution of mortgage loans into this securitization. Conflicts may also arise because the sponsors and their respective affiliates intend to continue to actively acquire, develop, operate, finance and dispose of real estate-related assets in the ordinary course of their businesses. During the course of their business activities, the sponsors and their respective affiliates may acquire, sell or lease properties, or finance loans secured by properties, which may include the properties securing the mortgage loans or properties that are in the same markets as the mortgaged properties. Such other properties, similar to other third-party owned real estate, may compete with the mortgaged properties for existing and potential tenants. The sponsors may also, from time to time, be among the tenants at the mortgaged properties, and they should be expected to make occupancy-related decisions based on their self-interest and not that of the issuing entity. We cannot assure you that the activities of these parties with respect to such other properties will not adversely impact the performance of the mortgaged properties.

In addition, certain of the mortgage loans included in the issuing entity may have been refinancings of debt previously held by a sponsor, an originator or one of their respective key employees or affiliates, or a sponsor, an originator or one of their respective key employees or affiliates may have or have had equity investments in the borrowers or mortgaged properties under certain of the mortgage loans included in the issuing entity. Each of the sponsors, the originators and their respective key employees and affiliates have made and/or may make loans to, or equity investments in, affiliates of the borrowers under the related mortgage loans. In the circumstances described above, the interests of the sponsors, the originators and their respective key employees and affiliates may differ from, and compete with, the interests of the issuing entity.

In addition, Bank of America, National Association, Wells Fargo Bank, National Association and Morgan Stanley Bank, N.A., each an originator, are each expected to hold a portion of the RR Interest as described in “Credit Risk Retention”, and Bank of America, National Association is expected to be appointed as the initial risk retention consultation party by the holder of the majority of the RR Interest. The risk retention consultation party may, on a strictly non-binding basis, consult with a special servicer and recommend that a special servicer take actions that conflict with the interests of holders of certain classes of the certificates. However, no special servicer is required to follow any such recommendations or take directions from the risk retention consultation party and is not permitted to take actions that are prohibited by law or that violate the servicing standard or the terms of the mortgage loan documents. The risk retention consultation party and the holder of the majority of the RR Interest by whom it is appointed may have interests that are in conflict with those of certain other certificateholders, in particular if the risk retention consultation party or such certificateholder holds companion loan securities, or has financial interests in or other financial dealings (as a lender or otherwise) with a borrower or an affiliate of a borrower under any of the mortgage loans. In order to minimize the effect of certain of these conflicts of interest, for so long as any borrower party is the risk retention consultation party or the holder of the majority of the RR Interest by whom the risk retention consultation party was appointed (any such mortgage loan referred to in this context as an “excluded loan” as to such party), then the risk retention consultation party will not have consultation rights solely with respect to any such excluded loan. See “Credit Risk Retention”.

In addition, for so long as any of Bank of America, National Association, Wells Fargo Bank, National Association or Morgan Stanley Bank, N.A. (in each case as holders of the RR Interest) is a borrower party with respect to any mortgage loan or whole loan, such party will be required to certify that it will not directly or indirectly provide any information related to any such mortgage loan or whole loan to the related borrower party, any of its employees, personnel or affiliates, in each case, involved in the management of any investment in the related borrower party or the related mortgaged property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related borrower party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations. For the avoidance of doubt, the above covenants and restrictions will not apply to Wells Fargo Bank, National Association, in its capacity as master servicer or certificate administrator. Notwithstanding those restrictions, there can be no assurance that the related borrower party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to any such mortgage loan or whole loan. Nor can there be any assurance that any of Bank of America, National Association, Wells Fargo Bank, National Association or Morgan Stanley Bank, N.A. (in each case as holders of the RR Interest) or the risk retention consultation party will not seek to exert its influence over the special servicer in the event such mortgage loan or whole loan becomes subject to a workout or liquidation. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information” in this prospectus.

Further, various originators, sponsors and their respective affiliates are acting in multiple capacities in or with respect to this transaction, which may include, without limitation, acting as one or more transaction parties or a subcontractor or vendor of such party, participating in or contracting for interim servicing and/or custodial services with certain transaction parties, providing warehouse financing to, or receiving warehouse financing from, certain other originators or sponsors prior to transfer of the related mortgage loans to the issuing entity, and/or conducting due diligence on behalf of an investor with respect to the mortgage loans prior to their transfer to the issuing entity.

Each of these relationships may create a conflict of interest.

For a description of certain of the foregoing relationships and arrangements that exist among the parties to this securitization, see “Certain Affiliations, Relationships And Related Transactions Involving Transaction Parties” and “Transaction Parties”.

These roles and other potential relationships may give rise to conflicts of interest as described in “—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests”, ”—Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans” and “—Other Potential Conflicts of Interest May Affect Your Investment” below. Each of the foregoing relationships and related interests should be considered carefully by you before you invest in any offered certificates.

Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests

The activities and interests of the underwriters and their respective affiliates (collectively, the “Underwriter Entities”) will not align with, and may in fact be directly contrary to, those of the certificateholders. The Underwriter Entities are each part of separate global investment banking, securities and investment management firms that provide a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals. As such, they actively make markets in and trade financial instruments for their own account and for the accounts of customers. These financial instruments include debt and equity securities, currencies, commodities, bank loans, indices, baskets and other products. The Underwriter Entities’ activities include, among other things, executing large block trades and taking long and short positions directly and indirectly, through derivative instruments or otherwise. The securities and instruments in which the Underwriter Entities take positions, or expect to take positions, include loans similar to the mortgage loans, securities and instruments similar to the offered certificates and other securities and instruments. Market making is an activity where the Underwriter Entities buy and sell on behalf of customers, or for their own account, to satisfy the expected demand of customers. By its nature, market making involves facilitating transactions among market participants that have differing views of securities and instruments. Any short positions taken by the Underwriter Entities and/or their clients through marketing or otherwise will increase in value if the related securities or other instruments decrease in value, while positions taken by the Underwriter Entities and/or their clients in credit derivative or other derivative transactions with other parties, pursuant to which the Underwriter Entities and/or their clients sell or buy credit protection with respect to one or more classes of the offered certificates, may increase in value if the offered certificates default, are expected to default, or decrease in value.

The Underwriter Entities and their clients acting through them may execute such transactions, modify or terminate such derivative positions and otherwise act with respect to such transactions, and may exercise or enforce, or refrain from exercising or enforcing, any or all of their rights and powers in connection therewith, without regard to whether any such action might have an adverse effect on the offered certificates or the certificateholders. Additionally, none of the Underwriter Entities will have any obligation to disclose any of these securities or derivatives transactions to you in your capacity as a certificateholder. As a result, you should expect that the Underwriter Entities will take positions that are inconsistent with, or adverse to, the investment objectives of investors in the offered certificates.

As a result of the Underwriter Entities’ various financial market activities, including acting as a research provider, investment advisor, market maker or principal investor, you should expect that personnel in various businesses throughout the Underwriter Entities will have and express research or investment views and make recommendations that are inconsistent with, or adverse to, the objectives of investors in the offered certificates.

If an Underwriter Entity becomes a holder of any of the certificates, through market-making activity or otherwise, any actions that it takes in its capacity as a certificateholder, including voting, providing consents or otherwise will not necessarily be aligned with the interests of other holders of the same class or other classes of the certificates. Similarly, each expected holder of the RR Interest and the party expected to be designated to consult with the special servicers on their behalf as the risk retention consultation party is affiliated with an Underwriter Entity. There can be no assurance that any actions that such party takes in either such capacity will necessarily be aligned with the interests of the holders of other classes of certificates. To the extent an Underwriter Entity makes a market in the certificates (which it is under no obligation to do), it would expect to receive income from the spreads between its bid and offer prices for the certificates. The price at which an Underwriter Entity may be willing to purchase certificates, if it makes a market, will depend on market conditions and other relevant factors and may be significantly lower than the issue price for the certificates and significantly lower than the price at which it may be willing to sell certificates.

Similarly, there can be no assurance that any actions Bank of America, National Association, Wells Fargo Bank, National Association or Morgan Stanley Bank, N.A., each an affiliate of an Underwriting Entity, takes in its capacity as the holder of the RR Interest or as the risk retention consultation party will necessarily be aligned with the interests of the holders of other classes of certificates.

In addition, none of the Underwriter Entities will have any obligation to monitor the performance of the certificates or the actions of the parties to the pooling and servicing agreement and will have no authority to advise any party to the pooling and servicing agreement or to direct their actions.

Furthermore, each Underwriter Entity expects that a completed offering will enhance its ability to assist clients and counterparties in the transaction or in related transactions (including assisting clients in additional purchases and sales of the certificates and hedging transactions). The Underwriter Entities expect to derive fees and other revenues from these transactions. In addition, participating in a successful offering and providing related services to clients may enhance the Underwriter Entities’ relationships with various parties, facilitate additional business development, and enable them to obtain additional business and generate additional revenue.

Each of the Underwriter Entities is an affiliate of one or more other parties involved in this transaction, as described under “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”. Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Master Servicers and the Special Servicers

The pooling and servicing agreement provides that the mortgage loans serviced thereunder are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the applicable master servicer, the applicable special servicer or any of their respective affiliates. See “Pooling and Servicing Agreement—Servicing Standard”. The pooling and servicing agreement governing the servicing of a non-serviced whole loan provides that such non-serviced whole loan is required to be administered in accordance with a servicing standard that is substantially similar in all material respect but not necessary identical to the servicing standard set forth in the pooling and servicing agreement. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Notwithstanding the foregoing, each master servicer, each sub-servicer and each special servicer or any of their respective affiliates and, as it relates to servicing and administration of a non-serviced mortgage loan, each applicable master servicer, sub-servicer, special servicer or any of their respective affiliates under the pooling and servicing agreement governing the servicing of a non-serviced whole loan, may have interests when dealing with the mortgage loans that are in conflict with those of holders of the certificates, especially if such master servicer, sub-servicer, special servicer or any of their respective affiliates holds certificates or securities relating to any applicable companion loan, or has financial interests in or financial dealings with a borrower or a borrower sponsor.

National Cooperative Bank, N.A. is a mortgage loan seller and also will act as the master servicer with respect to the mortgage loans sold to the trust by National Cooperative Bank, N.A. and as the special servicer responsible for servicing the mortgage loans secured by residential cooperative properties sold to the trust by National Cooperative Bank, N.A. Under these circumstances, because it is both a master servicer and special servicer and also a mortgage loan seller, National Cooperative Bank, N.A. may have interests that conflict with the interests of the holders of the certificates. However, the pooling and servicing agreement will provide that the mortgage loans are to be serviced in accordance with the servicing standard and without regard to any obligation of any mortgage loan seller to cure a breach of a representation or warranty or repurchase any mortgage loan.

In addition, with respect to certain mortgage loans secured by residential cooperative properties, National Cooperative Bank, N.A. or an affiliate thereof may hold, now or in the future, one or more (a) loans to the related mortgage borrower that are secured, on a subordinated basis, by a mortgage lien upon a mortgaged property that also secures a mortgage loan included in the trust, (b) unsecured loans to the related mortgage borrower and/or (c) cooperative unit loans that are secured by direct equity interests in the related mortgage borrower. See “Description of the Mortgage Pool—Additional Indebtedness—Other Secured Indebtedness—Additional Debt Financing for Mortgage Loans Secured by Residential Cooperatives”, “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Cooperative Shares”. Additionally, subject to the servicing standard and to the criteria described in “Pooling and Servicing Agreement—Modifications, Waivers and Amendments”, National Cooperative Bank, N.A. is also permitted to approve, without the consent of the directing certificateholder or any party to the pooling and servicing agreement, the incurrence of additional and/or other additional secured indebtedness by the borrowers under mortgage loans secured by residential cooperative properties expected to be sold to the depositor by National Cooperative Bank, N.A. only, and if it so elects, to act as lender in such instances.

Furthermore, nothing in the pooling and servicing agreement or otherwise will prohibit a master servicer or special servicer or an affiliate thereof from soliciting the refinancing of any of the mortgage loans for which it is acting as master servicer or special servicer. In the event that a master servicer or special servicer or an affiliate thereof refinances any of the mortgage loans included in the mortgage pool, an earlier than expected payoff of any such mortgage loan could occur, which would result in a prepayment, which such prepayment could have an adverse effect on the yield of the certificates. See “—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” in this prospectus.

In order to minimize the effect of certain of these conflicts of interest as they relate to the special servicers, for so long as any special servicer obtains knowledge that it has become a borrower party with respect to an excluded special servicer loan, such special servicer will be required to resign as special servicer with respect to that mortgage loan and, prior to the occurrence of a control termination event under the pooling and servicing agreement, the directing certificateholder will be required to select a separate special servicer that is not a borrower party (referred to herein as an “excluded special servicer”) with respect to any excluded special servicer loan, unless such excluded special servicer loan is also an excluded loan (as to the directing certificateholder or the holder of the majority of the controlling class). After the occurrence and during the continuance of a control termination event, if at any time the applicable excluded special servicer loan is also an excluded loan (as to the directing certificateholder or the holder of the majority of the controlling class) or if the directing certificateholder is entitled to appoint the excluded special servicer but does not so appoint within 30 days of notice of resignation, the resigning special servicer will be required to use reasonable efforts to select the related excluded special servicer. See “Pooling and Servicing Agreement—Replacement of a Special Servicer Without Cause”. Any excluded special servicer will be required to perform all of the obligations of the applicable special servicer with respect to such excluded special servicer loan and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned during such time as the related mortgage loan is an excluded special servicer loan. While such special servicer will have the same access to information related to the excluded special servicer loan as it does with respect to the other mortgage loans, such special servicer will covenant in the pooling and servicing agreement that it will not directly or indirectly provide any information related to any excluded special servicer loan to the related borrower party, any of such special servicer’s employees or personnel or any of its affiliates involved in the management of any investment in the related borrower party or the related mortgaged property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related borrower party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations. Notwithstanding those restrictions, there can be no assurance that the related borrower party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to an excluded special servicer loan.

Each of these relationships may create a conflict of interest. For instance, if any special servicer or its affiliate holds a subordinate class of certificates, such special servicer might seek to reduce the potential for losses allocable to those certificates from the mortgage loans by deferring acceleration in hope of maximizing future proceeds. However, that action could result in less proceeds to the issuing entity than would be realized if earlier action had been taken. In addition, no servicer is required to act in a manner more favorable to the offered certificates or any particular class of certificates than to the BANK 2019-BNK18 non-offered certificates, any serviced companion loan holder or the holder of any serviced companion loan securities.

The master servicers and the special servicers service and are expected to continue to service, in the ordinary course of their respective businesses, existing and new mortgage loans for third parties, including portfolios of mortgage loans similar to the mortgage loans. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans. Consequently, personnel of the master servicers or the special servicers, as applicable, may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. In addition, the mortgage loan sellers will determine who will service mortgage loans that the mortgage loan sellers originate in the future, and that determination may be influenced by the mortgage loan seller’s opinion of servicing decisions made by the applicable master servicer or the applicable special servicer under the pooling and servicing agreement including, among other things, the manner in which such master servicer or special servicer enforces breaches of representations and warranties against the related mortgage loan seller. This may pose inherent conflicts for such master servicer or special servicer.

Each special servicer may enter into one or more arrangements with the directing certificateholder, a controlling class certificateholder, a serviced companion loan holder or other certificateholders (or an affiliate or a third party representative of one or more of the preceding parties) to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, such special servicer’s appointment (or continuance) as special servicer under the pooling and servicing agreement and/or the related intercreditor agreement and limitations on the right of such person to replace the special servicer. See “—Other Potential Conflicts of Interest May Affect Your Investment” below.

Similarly, it is expected that the master servicers and the special servicers for this transaction also act in one or more other capacities in the securitizations governing the servicing of non-serviced mortgage loans. See “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Although each master servicer and special servicer will be required to service and administer the mortgage loan pool in accordance with the servicing standard and, accordingly, without regard to their rights to receive compensation under the pooling and servicing agreement and without regard to any potential obligation to repurchase or substitute a mortgage loan if the applicable master servicer or special servicer is a mortgage loan seller, the possibility of receiving additional servicing compensation in the nature of assumption and modification fees, the continuation of receiving fees to service or specially service a mortgage loan, or the desire to avoid a repurchase demand resulting from a breach of a representation and warranty or material document default may under certain circumstances provide the applicable master servicer or the applicable special servicer, as the case may be, with an economic disincentive to comply with this standard.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Operating Advisor

Pentalpha Surveillance LLC, has been appointed as the initial operating advisor with respect to all of the mortgage loans other than any non-serviced mortgage loan or servicing shift mortgage loan. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”. In the normal course of conducting its business, the initial operating advisor and its affiliates may have rendered services to, performed surveillance of, provided valuation services to, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicers, the special servicers, the directing certificateholder, the risk retention consultation party, collateral property owners and their vendors or affiliates of any of those parties. Each of these relationships, to the extent they exist, may continue in the future and may involve a conflict of interest with respect to the initial operating advisor’s duties as operating advisor. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which the initial operating advisor performs its duties under the pooling and servicing agreement.

The operating advisor or its affiliates may have duties with respect to existing and new mortgage loans for itself, its affiliates or third parties, including portfolios of mortgage loans similar to the mortgage loans included in the issuing entity. These other mortgage loans and the related mortgaged properties may be in the same markets as, or have owners, obligors or property managers in common with, one or more of the mortgage loans in the issuing entity and the related mortgaged properties. Consequently, personnel of Pentalpha Surveillance LLC or any successor operating advisor may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. As a result of the investments and activities described above, the interests of the operating advisor and its affiliates and their clients may differ from, and conflict with, the interests of the issuing entity. This may pose inherent conflicts of interest for the initial operating advisor. Although the operating advisor is required to consider the servicing standard in connection with its activities under the pooling and servicing agreement, the operating advisor will not itself be bound by the servicing standard.

In addition, the operating advisor and its affiliates may acquire or have interests that are in conflict with those of certificateholders if the operating advisor or any of its affiliates has financial interests in or financial dealings with a borrower, a parent or a sponsor of a borrower, a servicer or any of their affiliates. Each of these relationships may also create a conflict of interest.

Potential Conflicts of Interest of the Asset Representations Reviewer

Pentalpha Surveillance LLC has been appointed as the initial asset representations reviewer with respect to all of the mortgage loans. See “Transaction Parties—The Operating Advisor and the Asset Representations Reviewer”. In the normal course of conducting its business, the initial asset representations reviewer and its affiliates may have rendered services to, performed surveillance of, provided valuation services to, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicers, the special servicers, the directing certificateholder, the risk retention consultation party, collateral property owners and their vendors or affiliates of any of those parties. Each of these relationships, to the extent they exist, may continue in the future and may involve a conflict of interest with respect to the initial asset representations reviewer’s duties as asset representations reviewer. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which the initial asset representations reviewer performs its duties under the pooling and servicing agreement.

The asset representations reviewer or its affiliates may have duties with respect to existing and new mortgage loans for itself, its affiliates or third parties, including portfolios of mortgage loans similar to the mortgage loans included in the issuing entity. These other mortgage loans and the related mortgaged properties may be in the same markets as, or have owners, obligors or property managers in common with, one or more of the mortgage loans in the issuing entity and the related mortgaged properties. Consequently, personnel of Pentalpha Surveillance LLC or any successor asset representations reviewer may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. As a result of the investments and activities described above, the interests of the asset representations reviewer and its affiliates and their clients may differ from, and conflict with, the interests of the issuing entity. This may pose inherent conflicts of interest for the initial asset representations reviewer.

In addition, the asset representations reviewer and its affiliates may acquire or have interests that are in conflict with those of certificateholders if the asset representations reviewer or any of its affiliates has financial interests in or financial dealings with a borrower, a parent or a sponsor of a borrower, a servicer or any of their affiliates. Each of these relationships may also create a conflict of interest.

Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders

It is expected that RREF III Debt AIV, LP (or another affiliate of Rialto Capital Advisors, LLC), will be appointed as the initial directing certificateholder. The special servicers may, at the direction of the directing certificateholder (for so long as a control termination event does not exist and is not continuing and, at all times, other than with respect to certain excluded loans) (or, in the case of the servicing shift mortgage loans, at the direction of the related controlling noteholder, prior to the applicable servicing shift securitization date), take actions with respect to the specially serviced loans for which it acts as special servicer under the pooling and servicing agreement that could adversely affect the holders of some or all of the classes of certificates. The directing certificateholder will be controlled by the controlling class certificateholders.

The controlling class certificateholders and the holder of any companion loan or securities backed by such companion loan may have interests in conflict with those of the other certificateholders. As a result, it is possible that (i) the directing certificateholder on behalf of the controlling class certificateholders (for so long as a control termination event does not exist and, at all times, other than with respect to any applicable excluded loans or non-serviced whole loans), (ii) the controlling noteholder of any servicing shift whole loan prior to the applicable servicing shift securitization date or (iii) the directing certificateholder (or equivalent entity) under the pooling and servicing agreement governing the servicing of a non-serviced whole loan, may direct the applicable special servicer or the special servicer under such pooling and servicing agreement relating to the other securitization transaction, as the case may be, to take actions that conflict with the interests of holders of certain classes of the certificates. Set forth in the table entitled “Non-Serviced Whole Loans” under “Summary of Terms—Non-Serviced Whole Loans” is the identity of the initial directing certificateholder (or equivalent entity) for each non-serviced whole loan, the securitization trust or other entity holding the controlling note in such non-serviced whole loan and the pooling and servicing agreement under which it is being serviced.

The controlling noteholder or directing certificateholder indicated in such table has certain consent and/or consultation rights with respect to the related non-serviced whole loan under the pooling and servicing agreement governing the servicing of that non-serviced whole loan. Such controlling noteholder or directing certificateholder does not have any duties to the holders of any class of certificates and may have similar conflicts of interest with the holders of other certificates backed by the companion loans. As a result, it is possible that a non-serviced companion loan holder (solely with respect to the related non-serviced whole loan) may advise a non-serviced special servicer to take actions that conflict with the interests of holders of certain classes of the certificates. However, such non-serviced special servicer is not permitted to take actions that are prohibited by law or that violate its servicing standard or the terms of the related mortgage loan documents. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”. In addition, except as limited by certain conditions described under “Description of the Mortgage Pool—The Whole Loans”, a non-serviced special servicer may be replaced by the related directing certificateholder or controlling noteholder for cause at any time and without cause for so long as a control termination event (or its equivalent) does not exist (or, in the case of a servicing shift mortgage loan, prior to the applicable servicing shift securitization date, by the holder of the controlling companion loan at any time, for cause or without cause). See “Pooling and Servicing Agreement —Servicing of the Non-Serviced Mortgage Loans” below and “Description of the Mortgage Pool—The Whole Loans”.

With respect to a servicing shift whole loan, prior to the applicable servicing shift securitization date, the related controlling companion loan holder will have certain consent and/or consultation rights, and the related non-controlling companion loan holders will have non-binding consultation rights, in each case with respect to such servicing shift whole loan under the pooling and servicing agreement. Such companion loan holders do not have any duties to the holders of any class of certificates and may have similar conflicts of interest with the holders of other certificates backed by the companion loans, if any. As a result, it is possible that such controlling companion loan holder (solely with respect to the related servicing shift whole loan and prior to the applicable servicing shift securitization date) may advise the applicable special servicer to take actions that conflict with the interests of holders of certain classes of the certificates. Additionally, it is possible that such non-controlling companion loan holder (solely with respect to the related servicing shift whole loan and prior to the applicable servicing shift securitization date) may, on a strictly non-binding basis, consult with the applicable special servicer and recommend that such special servicer take actions that conflict with the interests of holders of certain classes of the certificates. Accordingly, prior to the applicable servicing shift securitization date, the applicable special servicer may take actions with respect to the related serviced whole loan that could adversely affect the holders of some or all of the classes of certificates, to the extent described under “Description of the Mortgage Pool—The Whole Loans”. However, such special servicer is not permitted to take actions that are prohibited by law or that violate its servicing standard or the terms of the related mortgage loan documents. After the related servicing shift securitization date, the related servicing shift whole loan will become a non-serviced whole loan and, thereafter, be subject to the conflicts described herein applicable to non-serviced mortgage loans. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

In addition, except as limited by certain conditions described under “Pooling and Servicing Agreement—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events”, and subject to the rights of the holders of subordinate companion loans related to a serviced A/B whole loan, any special servicer may be replaced by the directing certificateholder at any time for cause or without cause (for so long as a control termination event does not exist and other than in respect of any applicable excluded loan). See “Pooling and Servicing Agreement—The Directing Certificateholder” and “—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events”. With respect to the right of the directing certificateholder to replace each special servicer under certain circumstances, investors should consider that National Cooperative Bank, N.A., the initial special servicer with respect to each of the mortgage loans included in the pool that are secured by residential cooperative properties to be sold to the depositor by National Cooperative Bank, N.A., is experienced in acting as a lender and a servicer with respect to mortgage loans secured by residential cooperative properties. Should the directing certificateholder elect to replace such special servicer, we cannot assure you that any successor special servicer selected pursuant to the terms of the pooling and servicing agreement would have the same familiarity or experience with the servicing of mortgage loans secured by residential cooperative properties.

With respect to serviced whole loans other than any servicing shift whole loan, each special servicer, upon strictly non-binding consultation with a serviced companion loan holder or its representative, may take actions with respect to the related serviced whole loan that could adversely affect the holders of some or all of the classes of certificates, to the extent described under “Description of the Mortgage Pool—The Whole Loans”. In connection with the whole loans serviced under the pooling and servicing agreement for this securitization, a serviced companion loan holder does not have any duties to the holders of any class of certificates, and it may have interests in conflict with those of the certificateholders. As a result, it is possible that a serviced companion loan holder with respect to a serviced whole loan other than any servicing shift whole loan (solely with respect to the related serviced whole loan) may, on a strictly non-binding basis, consult with the applicable special servicer and recommend that the special servicer take actions that conflict with the interests of holders of certain classes of the certificates. However, the applicable special servicer is not required to follow such recommendations and is not permitted to take actions that are prohibited by law or that violate the servicing standard or the terms of the mortgage loan documents and is otherwise under no obligation to take direction from a serviced companion loan holder. In addition, except as limited by certain conditions described under “Pooling and Servicing Agreement—Termination of a Master Servicer or Special Servicer for Cause—Rights Upon Servicer Termination Events”, each special servicer may be replaced by the directing certificateholder for cause or without cause (for so long as a control termination event does not exist and other than in respect of any applicable excluded loans). See “Pooling and Servicing Agreement—The Directing Certificateholder” and “—Termination of a Master Servicer or Special Servicer for Cause—

Servicer Termination Events”. Notwithstanding the foregoing, with respect to a servicing shift whole loan, prior to the applicable servicing shift securitization date, the applicable special servicer may be replaced by the holder of the related controlling companion loan at any time, for cause or without cause.

The directing certificateholder, any controlling noteholder or their respective affiliates (and the directing certificateholder (or equivalent entity) under the pooling and servicing agreement governing the servicing of a non-serviced whole loan and their respective affiliates) may have interests that are in conflict with those of certain certificateholders, especially if the applicable directing certificateholder, controlling noteholder or their respective affiliates holds certificates or companion loan securities, or has financial interests in or other financial dealings (as lender or otherwise) with a borrower or an affiliate of a borrower. In order to minimize the effect of certain of these conflicts of interest, for so long as any borrower party or (with respect to the Central Tower whole loan) any party prohibited from serving as the directing certificateholder or the holder of the majority of the controlling class certificates under the related mortgage loan documents, is the directing certificateholder or the holder of the majority of the controlling class (any such loan referred to herein as an “excluded loan” with respect to the directing certificateholder), the directing certificateholder will not have consent or consultation rights solely with respect to such excluded loan (however, the directing certificateholder will be provided certain notices and certain information relating to any such excluded loan as described in the pooling and servicing agreement). In addition, for so long as any borrower party is the directing certificateholder or a controlling class certificateholder, as applicable, the directing certificateholder or such controlling class certificateholder, as applicable, will not be given access to any “excluded information” solely relating to any such mortgage loan and/or the related mortgaged properties pursuant to the terms of the pooling and servicing agreement. Notwithstanding those restrictions, there can be no assurance that the directing certificateholder or any controlling class certificateholder will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to any such mortgage loan or otherwise seek to exert its influence over the applicable special servicer in the event any such mortgage loan becomes subject to a workout or liquidation. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information” in this prospectus. Each of these relationships may create a conflict of interest.

Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans

The anticipated initial investor in the Class X-F, Class X-G, Class X-H, Class G and Class H certificates, which is referred to in this prospectus as the “b-piece buyer” (see “Pooling and Servicing Agreement—The Directing Certificateholder—General”), was given the opportunity by the sponsors to perform due diligence on the mortgage loans originally identified by the sponsors for inclusion in the issuing entity, and to request the removal, re-sizing or change in the expected repayment dates or other features of some or all of the mortgage loans. The mortgage pool as originally proposed by the sponsors was adjusted based on certain of these requests. In addition, the b-piece buyer received or may have received price adjustments or cost mitigation arrangements in connection with accepting certain mortgage loans in the mortgage pool.

We cannot assure you that you or another investor would have made the same requests to modify the original pool as the b-piece buyer or that the final pool as influenced by the b-piece buyer’s feedback will not adversely affect the performance of your certificates and benefit the performance of the b-piece buyer’s certificates. Because of the differing subordination levels, the b-piece buyer has interests that may, in some circumstances, differ from those of purchasers of other classes of certificates, and may desire a portfolio composition that benefits the b-piece buyer but that does not benefit other investors. In addition, the b-piece buyer may enter into hedging or other transactions or otherwise have business objectives that also could cause its interests with respect to the mortgage pool to diverge from those of other purchasers of the certificates. The b-piece buyer performed due diligence solely for its own benefit and has no liability to any person or entity for conducting its due diligence. The b-piece buyer is not required to take into account the interests of any other investor in the certificates in exercising remedies or voting or other rights in its capacity as owner of its certificates or in making requests or recommendations to the sponsors as to the selection of the mortgage loans and the establishment of other transaction terms. Investors are not entitled to rely on in any way the b-piece buyer’s acceptance of a mortgage loan. The b-piece buyer’s acceptance of a mortgage loan does not constitute, and may not be construed as, an endorsement of such mortgage loan, the underwriting for such mortgage loan or the originator of such mortgage loan.

The b-piece buyer will have no liability to any certificateholder for any actions taken by it as described in the preceding two paragraphs and the pooling and servicing agreement will provide that each certificateholder, by its acceptance of a certificate, waives any claims against such buyers in respect of such actions.

The b-piece buyer, or an affiliate, will constitute the initial directing certificateholder. The directing certificateholder will have certain rights to direct and consult with each master servicer and special servicer. In addition, the directing certificateholder will generally have certain consultation rights with regard to the non-serviced mortgage loans under the pooling and servicing agreement governing the servicing of such non-serviced whole loan and the related intercreditor agreement, and with regard to any servicing shift whole loan following the applicable servicing shift securitization date, under the related pooling and servicing agreement governing the servicing of such servicing shift whole loan. See “Pooling and Servicing Agreement—The Directing Certificateholder” and “Description of the Mortgage Pool—The Whole Loans”.

It is expected that RREF III Debt AIV, LP or another affiliate of Rialto Capital Advisors, LLC, will be the initial directing certificateholder. Rialto Capital Advisors, LLC is expected to act as a special servicer and it or an affiliate assisted RREF III Debt AIV, LP and/or one or more of its affiliates with its due diligence of the mortgage loans prior to the closing date. In addition, Rialto Capital Advisors, LLC was appointed as the initial special servicer under (i) the ILPT Trust 2019-SURF trust and servicing agreement, which governs the servicing and administration of the ILPT Hawaii Portfolio whole loan, and (ii) the WFCM 2019-C50 pooling and servicing agreement, which governs the servicing and administration of the Great Wolf Lodge Southern California whole loan. Rialto Capital Advisors, LLC is also an affiliate of the entity that is the controlling class certificateholder and the initial directing certificateholder under the WFCM 2019-C50 pooling and servicing agreement and of the entities that are the retaining sponsor and the initial risk retention consultation party under the WFCM 2019-C50 pooling and servicing agreement; provided that the control note for the Great Wolf Lodge Southern California whole loan is not held in the WFCM 2019-C50 securitization and therefore the rights of the directing certificateholder with respect to such loan are subject to the rights of the holder of such control note. Rialto Capital Advisors, LLC is also affiliated with Situs Holdings, LLC, the expected special servicer of the Newport Corporate Center whole loan, through common control by Stone Point Capital LLC.

Because the incentives and actions of the b-piece buyer may, in some circumstances, differ from or be adverse to those of purchasers of the offered certificates, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

Conflicts of Interest May Occur as a Result of the Rights of the Applicable Directing Certificateholder To Terminate the Special Servicer of the Applicable Whole Loan

With respect to any whole loan, the directing certificateholder exercising control rights over that whole loan (or, with respect to a servicing shift whole loan, the holder of the related controlling companion loan) will be entitled, under certain circumstances, to remove the special servicer under the applicable pooling and servicing agreement governing the servicing of such whole loan and, in such circumstances, appoint a successor special servicer for such whole loan (or have certain consent rights with respect to such removal or replacement). The party with this appointment power may have special relationships or interests that conflict with those of the holders of one or more classes of certificates. In addition, that party does not have any duties to the holders of any class of certificates, may act solely in its own interests, and will have no liability to any certificateholders for having done so. No certificateholder may take any action against the directing certificateholder or, with respect to a servicing shift whole loan, the holder of the related controlling companion loan, under the pooling and servicing agreement for this securitization or under the pooling and servicing agreement governing the servicing of a non-serviced whole loan, or against any other parties for having acted solely in their respective interests. See “Description of the Mortgage Pool—The Whole Loans” for a description of these rights to terminate the special servicer.

Other Potential Conflicts of Interest May Affect Your Investment

The managers of the mortgaged properties and the borrowers may experience conflicts in the management and/or ownership of the mortgaged properties because:

●	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

●	these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; and

●	affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.

None of the borrowers, property managers or any of their affiliates or any employees of the foregoing has any duty to favor the leasing of space in the mortgaged properties over the leasing of space in other properties, one or more of which may be adjacent to or near the mortgaged properties.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Other Risks Relating to the Certificates

The Certificates Are Limited Obligations

The certificates, when issued, will only represent ownership interests in the issuing entity. The certificates will not represent an interest in or obligation of, and will not be guaranteed by, the sponsors, the depositor, or any other person. The primary assets of the issuing entity will be the mortgage loans, and distributions on any class of certificates will depend solely on the amount and timing of payments and other collections in respect of the mortgage loans, and the subsequent allocation of such amounts between the RR Interest, on one hand, and the non-retained certificates, on the other hand, as described in “Credit Risk Retention—RR Interest”. We cannot assure you that the cash flow from the mortgaged properties and the proceeds of any sale or refinancing of the mortgaged properties will be sufficient to pay the principal of, and interest on, the mortgage loans or to distribute in full the amounts of interest and principal to which the certificateholders will be entitled. See “Description of the Certificates—General”.

The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline

Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates. The underwriters have no obligation to make a market in the offered certificates. We cannot assure you that an active secondary market for the certificates will develop. Additionally, one or more investors may purchase substantial portions of one or more classes of certificates. Accordingly, you may not have an active or liquid secondary market for your certificates.

The market value of the certificates will also be influenced by the supply of and demand for CMBS generally. A number of factors will affect investors’ demand for CMBS, including:

●	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk than CMBS, or as having a less volatile market value or being more liquid than CMBS;

●	legal and other restrictions that prohibit a particular entity from investing in CMBS or limit the amount or types of CMBS that it may acquire or require it to maintain increased capital or reserves as a result of its investment in CMBS;

●	increased regulatory compliance burdens imposed on CMBS or securitizations generally, or on classes of securitizers, that may make securitization a less attractive financing option for commercial mortgage loans; and

●	investors’ perceptions of commercial real estate lending or CMBS, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on commercial mortgage loans.

We cannot assure you that your certificates will not decline in value.

Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates

We make no representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions. We note that changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors or other participants in the asset-backed securities markets including the CMBS market. While the general effects of such changes are uncertain, regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire CMBS, which in turn may adversely affect the ability of investors in the offered certificates who are not subject to those provisions to resell their certificates in the secondary market. For example:

●	Recent changes in federal banking and securities laws, including those resulting from the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) enacted in the United States, may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets. In particular, new capital regulations were issued by the U.S. banking regulators in July 2013; these regulations implement the increased capital requirements established under the Basel Accord and are being phased in over time. These new capital regulations eliminate reliance on credit ratings and otherwise alter, and in most cases increase, the capital requirements imposed on depository institutions and their holding companies, including with respect to ownership of asset-backed securities such as CMBS. Further changes in capital requirements have been announced by the Basel Committee on Banking Supervision and it is uncertain when such changes will be implemented in the United States. When fully implemented in the United States, these changes may have an adverse effect with respect to investments in asset-backed securities, including CMBS. As a result of these regulations, investments in CMBS such as the certificates by financial institutions subject to bank capital regulations may result in greater capital charges to these financial institutions and these new regulations may otherwise adversely affect the treatment of CMBS for their regulatory capital purposes.

●	Regulations were adopted on December 10, 2013 to implement Section 619 of the Dodd-Frank Act (such statutory provision, together with such implementing regulations, the “Volcker Rule”). The Volcker Rule generally prohibits “banking entities” (which is broadly defined to include U.S. banks and bank holding companies and many non-U.S. banking entities, together with their respective subsidiaries and other affiliates) from (i) engaging in proprietary trading, (ii) acquiring or retaining an ownership interest in or sponsoring a “covered fund” and (iii) entering into certain relationships with such funds. The Volcker Rule became effective on July 21, 2012, and final regulations implementing the Volcker Rule were adopted on December 10, 2013. Banking entities were required to be in conformance with the Volcker Rule by July 21, 2015, although ownership interests or sponsorships in covered funds in existence prior to December 31, 2013 were not required to be brought into conformance until July 21, 2017 (with the possibility of an additional five-year extension for certain illiquid funds). Prior to the applicable conformance date expiration, banking entities must make good faith efforts to conform their activities and investments to the Volcker Rule. Under the Volcker Rule, unless otherwise jointly determined otherwise by specified federal regulators, a “covered fund” does not include an issuer that may rely on an exclusion or exemption from the definition of “investment company” under the Investment Company Act other than the exclusions contained in Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act.

The issuing entity will be relying on an exclusion or exemption under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The Issuing Entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule. The general effects of the Volcker Rule remain uncertain. Any prospective investor in the certificates, including a U.S. or foreign bank or a subsidiary or other bank affiliate, should consult its own legal advisors regarding such matters and other effects of the Volcker Rule.

●	The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products. These changes, or any future changes, may affect the accounting for entities such as the issuing entity, could under certain circumstances require an investor or its owner generally to consolidate the assets of the issuing entity in its financial statements and record third parties’ investments in the issuing entity as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in CMBS for financial reporting purposes.

●	For purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, no class of offered certificates will constitute “mortgage related securities”.

●	In addition, compliance with legal requirements, such as the credit risk retention regulations under the Dodd-Frank Act, could cause commercial real estate lenders to tighten their lending standards and reduce the availability of debt financing for commercial real estate borrowers. This, in turn, may adversely affect a borrower’s ability to refinance the related mortgage loan or sell the related mortgaged property on such mortgage loan’s maturity date. We cannot assure you that a borrower will be able to generate sufficient cash from the sale or refinancing of the related mortgaged property to make the balloon payment on such mortgage loan.

Further changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets (including the CMBS market) and may have adverse effect on the liquidity, market value and regulatory characteristics of the certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal, accounting and other advisors in determining whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment or other restrictions, unfavorable accounting treatment, capital charges or reserve requirements. See “Legal Investment”.

EU Risk Retention and Due Diligence Requirements

Investors should be aware and in some cases are required to be aware of the risk retention and due diligence requirements (the “EU Risk Retention and Due Diligence Requirements”) which apply in respect of institutional investors as defined in specified EU Directives and Regulations (“EU Institutional Investors”) including: institutions for occupational retirement provision; credit institutions; alternative investment fund managers who manage or market alternative investment funds in the EU; investment firms; insurance and reinsurance undertakings; and management companies of UCITS funds (or internally managed UCITS), as set out in Regulation (EU) 2017/2402 (the “EU Securitization Regulation”), as supplemented by certain related regulatory technical standards, implementing technical standards and official guidance. The EU Risk Retention and Due Diligence Requirements restrict EU Institutional Investors from investing in securitizations unless, amongst other things, such EU Institutional Investors have verified that: (i) if established in a non-EU country, the originator, sponsor or original lender retains, on an ongoing basis, a material net economic interest of not less than five percent in the securitization determined in accordance with Article 6 of the EU Securitization Regulation and the risk retention is disclosed to EU Institutional Investors; (ii) the originator, sponsor or securitization special purpose entity (i.e., the issuer special purpose vehicle) has, where applicable, made available the information required by Article 7 of the EU Securitization Regulation in accordance with the frequency and modalities provided for in that Article; and (iii) where the originator or original lender is established in a non-EU country, the originator or original lender grants all the credits giving rise to the underlying exposures on the basis of sound and well-defined criteria and clearly established processes for approving, amending, renewing and financing those credits and has effective systems in place to apply those criteria and processes to ensure that credit-granting is based on thorough assessment of the obligor’s creditworthiness.

Pursuant to Article 14 of Regulation (EU) No 575/2013 (the “CRR”) consolidated subsidiaries of credit institutions and investment firms subject to the CRR may also be subject to the EU Risk Retention and Due Diligence Requirements.

Failure to comply with one or more of the EU Risk Retention and Due Diligence Requirements may result in various penalties including, in the case of those EU Institutional Investors subject to regulatory capital requirements, the imposition of a punitive capital charge in respect of the securitization position acquired by the relevant EU Institutional Investor. Aspects of the EU Risk Retention and Due Diligence Requirements and what is or will be required to demonstrate compliance to EU national regulators remain unclear.

The Retaining Parties have informed the underwriters that none of the sponsors, the depositor, their respective affiliates or any other person intends to retain a material net economic interest in such transaction, or to take any other action in connection with such transaction, in a manner prescribed or contemplated by the EU Securitization Regulation. In particular, no such person undertakes to take any action for purposes of, or in connection with, compliance by any EU Institutional Investor with any applicable EU Risk Retention and Due Diligence Requirement. None of the sponsors, the depositor or the underwriters or any of their respective affiliates or any other party provides any assurances regarding, or assumes any responsibility for, compliance by any investor or any other person with any EU Risk Retention and Due Diligence Requirements.

Consequently, the offered certificates may not be a suitable investment for any EU Institutional Investor; and this may, amongst other things, have a negative impact on the value and liquidity of the offered certificates, and otherwise affect the secondary market for the offered certificates.

Prospective investors and certificateholders are responsible for analyzing their own legal and regulatory position; and are encouraged (where relevant) to consult their own legal, accounting and other advisors and/or any relevant regulator or other authority regarding the suitability of the offered certificates for investment, and, in particular, the scope and applicability of the EU Risk Retention and Due Diligence Requirements and their compliance with any applicable EU Risk Retention and Due Diligence Requirements.

Recent Developments Concerning the Proposed Japanese Retention Requirements.

The Japanese Financial Services Agency the (“JFSA”) recently published a risk retention rule as part of the regulatory capital regulation of certain categories of Japanese investors seeking to invest in securitization transactions (the “JRR Rule”). The JRR Rule mandates an “indirect” compliance requirement, meaning that certain categories of Japanese investors will be required to apply higher risk weighting to securitization exposures they hold unless the relevant originator commits to hold a retention interest in the certificates equal to at least 5% of the exposure of the total underlying assets in the transaction (the “Japanese Retention Requirement”) or such investors determine that the underlying assets were not “inappropriately originated.” In the absence of such a determination with respect to the Mortgage Loans by such investors, the Japanese Retention Requirement as set out in the JRR Rule will apply to an investment by such investors in the offered certificates.  The Japanese investors to which the JRR Rule applies include banks, bank holding companies, credit unions (shinyo kinko), credit cooperatives (shinyo kumiai), labour credit unions (rodo kinko), agricultural credit cooperatives (nogyo kyodo kumiai), ultimate parent companies of large securities companies and certain other financial institutions regulated in Japan (such investors, “Japanese Affected Investors”). Such Japanese Affected Investors may be subject to punitive capital requirements and/or other regulatory penalties with respect to investments in securitizations that fail to comply with the Japanese Retention Requirement.

The JRR Rule became effective on March 31, 2019.  At this time, each Person receiving this prospectus should understand that there are a number of unresolved questions and no established line of authority, precedent or market practice that provides definitive guidance with respect to the JRR Rule, and no assurances can be made as to the content, impact or interpretation of the JRR Rule. In particular, the basis for the determination of whether an asset is “inappropriately originated” remains unclear, and therefore unless the JFSA provides further specific clarification, it is possible that this transaction may contain assets deemed to be “inappropriately originated” and as a result may not be exempt from the Japanese Retention Requirement. The JRR Rule or other similar requirements may deter Japanese Affected Investors from purchasing offered certificate, which may limit the liquidity of the offered certificates and adversely affect the price of the offered certificates in the secondary market. Whether and to what extent the JFSA may provide further clarification or interpretation as to the JRR Rule is unknown.

Each purchaser or prospective purchaser of offered certificates is itself responsible for monitoring and assessing any changes to Japanese risk retention laws and regulations, including any delegated or implementing legislation made pursuant to the JRR Rule, and for analyzing its own regulatory position. Each purchaser or prospective purchaser of offered certificates advised to consult with its own advisers regarding the suitability of the offered certificates for investment and the applicability of the JRR Rule and the Japanese Retention Requirements to this transaction. None of the sponsors, the depositor or the underwriters or any of their respective affiliates or any other party makes any representation or agreement regarding compliance with the JRR Rule or the consequences of the JRR Rule for any Person, including any Japanese Affected Investor, and none of the sponsors, the depositor or the underwriters or any of their respective affiliates or any other party intends to take any steps to comply (or facilitate compliance by any Person, including any Japanese Affected Investor) with the JRR Rule or makes any representation, warranty or agreement regarding compliance with the JRR Rule or the consequences of the JRR Rule for any Person.

Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded

Ratings assigned to the offered certificates by the nationally recognized statistical rating organizations engaged by the depositor:

●	are based on, among other things, the economic characteristics of the mortgaged properties and other relevant structural features of the transaction;

●	do not represent any assessment of the yield to maturity that a certificateholder may experience;

●	reflect only the views of the respective rating agencies as of the date such ratings were issued;

●	may be reviewed, revised, suspended, downgraded, qualified or withdrawn entirely by the applicable rating agency as a result of changes in or unavailability of information;

●	may have been determined based on criteria that included an analysis of historical mortgage loan data that may not reflect future experience;

●	may reflect assumptions by such rating agencies regarding performance of the mortgage loans that are not accurate, as evidenced by the significant amount of downgrades, qualifications and withdrawals of ratings assigned to previously issued CMBS by the hired rating agencies and other nationally recognized statistical rating organizations during the recent credit crisis; and

●	do not consider to what extent the offered certificates will be subject to prepayment or that the outstanding principal amount of any class of offered certificates will be prepaid.

The nationally recognized statistical rating organizations that assign ratings to any class of offered certificates will establish the amount of credit support, if any, for such class of offered certificates based on, among other things, an assumed level of defaults, delinquencies and losses with respect to the mortgage loans. Actual losses may, however, exceed the assumed levels. If actual losses on the mortgage loans exceed the assumed levels, you may be required to bear the additional losses.

In addition, the rating of any class of offered certificates below an investment grade rating by any nationally recognized statistical rating organization, whether upon initial issuance of such class of certificates or as a result of a ratings downgrade, could adversely affect the ability of an employee benefit plan or other investor to purchase or retain those offered certificates. See “Certain ERISA Considerations” and “Legal Investment”.

Nationally recognized statistical rating organizations that were not engaged by the depositor to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates, relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by a rating agency engaged by the depositor. The issuance of unsolicited ratings by any nationally recognized statistical rating organization on a class of the offered certificates that are lower than ratings assigned by a rating agency engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class.

As part of the process of obtaining ratings for the offered certificates, the depositor had initial discussions with and submitted certain materials to six nationally recognized statistical rating organizations. Based on preliminary feedback from those nationally recognized statistical rating organizations at that time, the depositor selected three of those nationally recognized statistical rating organizations to rate certain classes of the certificates and not the other nationally recognized statistical rating organizations, due in part to their initial subordination levels for the various classes of the certificates. If the depositor had selected the other nationally recognized statistical rating organizations to rate the certificates, we cannot assure you that the ratings such other nationally recognized statistical rating organizations would have assigned to the certificates would not have been lower than the ratings assigned by the nationally recognized statistical rating organizations engaged by the depositor. Further, in the case of one nationally recognized statistical rating organization engaged by the depositor, the depositor only requested ratings for certain classes of offered certificates, due in part to the final subordination levels provided by such nationally recognized statistical rating organization for such classes of certificates. If the depositor had selected such nationally recognized statistical rating organization to rate those classes of offered certificates not rated by it, its ratings on those other certificates may have been different, and potentially lower, than those ratings ultimately assigned to those certificates by the other nationally recognized statistical rating organizations hired by the depositor. In addition, the decision not to engage one or more other rating agencies in the rating of certain classes of certificates to be issued in connection with this transaction may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Although unsolicited ratings may be issued by any nationally recognized statistical rating organization, a nationally recognized statistical rating organization might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, consolidated ratings on one or more classes of certificates after the date of this prospectus.

Furthermore, the Securities and Exchange Commission may determine that any or all of the rating agencies engaged by the depositor to rate the certificates no longer qualifies as a nationally recognized statistical rating organization, or is no longer qualified to rate the certificates or may no longer rate similar securities for a limited period as a result of an enforcement action, and that determination may also have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates. To the extent that the provisions of any mortgage loan or the pooling and servicing agreement condition any action, event or circumstance on the delivery of a rating agency confirmation, the pooling and servicing agreement will require delivery or deemed delivery of a rating agency confirmation only from the rating agencies engaged by the depositor to rate the certificates or, in the case of a serviced whole loan, any related companion loan securities.

We are not obligated to maintain any particular rating with respect to the certificates, and the ratings initially assigned to the certificates by any or all of the rating agencies engaged by the depositor to rate the certificates could change adversely as a result of changes affecting, among other things, the mortgage loans, the mortgaged properties, the parties to the pooling and servicing agreement, or as a result of changes to ratings criteria employed by any or all of the rating agencies engaged by the depositor to rate the certificates. Although these changes would not necessarily be or result from an event of default on any mortgage loan, any adverse change to the ratings of the offered certificates would likely have an adverse effect on the market value, liquidity and/or regulatory characteristics of those certificates.

Further, certain actions provided for in loan agreements may require a rating agency confirmation be obtained from the rating agencies engaged by the depositor to rate the certificates and, in the case of a serviced whole loan, any companion loan securities as a precondition to taking such action. In certain circumstances, this condition may be deemed to have been met or waived without such a rating agency confirmation being obtained. In the event such an action is taken without a rating agency confirmation being obtained, we cannot assure you that the applicable rating agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—“Due-On-Sale” and “Due-On-Encumbrance” Provisions”, “Pooling and Servicing Agreement—Rating Agency Confirmations” and “Ratings” for additional considerations regarding the ratings, including a description of the process of obtaining confirmations of ratings for the offered certificates.

Your Yield May Be Affected by Defaults, Prepayments and Other Factors

General

The yield to maturity on each class of offered certificates will depend in part on the following:

●	the purchase price for the certificates;

●	the rate and timing of principal payments on the mortgage loans (both voluntary and involuntary), and the allocation of principal prepayments to the respective classes of offered certificates with certificate balances; and

●	the allocation of shortfalls and losses on the mortgage loans to the respective classes of offered certificates.

For this purpose, principal payments include voluntary and involuntary prepayments, such as prepayments resulting from the application of loan reserves, property releases, casualty or condemnation, defaults and liquidations as well as principal payments resulting from repurchases due to material breaches of representations and warranties or material document defects or purchases by a companion loan holder or mezzanine lender (if any) pursuant to a purchase option or sales of defaulted mortgage loans.

Any changes in the weighted average lives of your certificates may adversely affect your yield. In general, if you buy a certificate at a premium, and principal distributions occur faster than expected, your actual yield to maturity will be lower than expected. If principal distributions are very high, holders of certificates purchased at a premium might not fully recover their initial investment. Conversely, if you buy a certificate at a discount and principal distributions occur more slowly than expected, your actual yield to maturity will be lower than expected.

Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

In addition, the extent to which prepayments on the mortgage loans in the issuing entity ultimately affect the weighted average life of the certificates will depend on the terms of the certificates, more particularly:

●	a class of certificates that entitles the holders of those certificates to a disproportionately larger share of the prepayments on the mortgage loans increases the “call risk” or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and

●	a class of certificates that entitles the holders of the certificates to a disproportionately smaller share of the prepayments on the mortgage loans increases the likelihood of “extension risk” or an extended average life of that class if the rate of prepayment is relatively slow.

The Timing of Prepayments and Repurchases May Change Your Anticipated Yield

The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

●	the terms of the mortgage loans, including, the length of any prepayment lockout period and the applicable yield maintenance charges and prepayment premiums and the extent to which the related mortgage loan terms may be practically enforced;

●	the level of prevailing interest rates;

●	the availability of credit for commercial real estate;

●	the applicable master servicer’s or special servicer’s ability to enforce yield maintenance charges and prepayment premiums;

●	the failure to meet certain requirements for the release of escrows;

●	the occurrence of casualties or natural disasters; and

●	economic, demographic, tax, legal or other factors.

Although a yield maintenance charge or other prepayment premium provision of a mortgage loan is intended to create an economic disincentive for a borrower to prepay voluntarily a mortgage loan, we cannot assure you that mortgage loans that have such provisions will not prepay.

The extent to which the applicable special servicer forecloses upon, takes title to and disposes of any mortgaged property related to a mortgage loan or sells defaulted mortgage loans will affect the weighted average lives of your certificates. If the applicable special servicer forecloses upon a significant number of the related mortgage loans, and depending upon the amount and timing of recoveries from the related mortgaged properties or sells defaulted mortgage loans, your certificates may have a shorter weighted average life.

Delays in liquidations of defaulted mortgage loans and modifications extending the maturity of mortgage loans will tend to delay the payment of principal on the mortgage loans. The ability of the related borrower to make any required balloon payment typically will depend upon its ability either to refinance the mortgage loan or to sell the related mortgaged property. A significant number of the mortgage loans require balloon payments at maturity or anticipated repayment date and there is a risk that a number of those mortgage loans may default at maturity or anticipated repayment date, or that the applicable special servicer may extend the maturity of a number of those mortgage loans in connection with workouts. We cannot assure you as to the borrowers’ abilities to make mortgage loan payments on a full and timely basis, including any balloon payments at maturity or anticipated repayment date. Bankruptcy of the borrower or adverse conditions in the market where the mortgaged property is located may, among other things, delay the recovery of proceeds in the case of defaults. Losses on the mortgage loans due to uninsured risks or insufficient hazard insurance proceeds may create shortfalls in distributions to certificateholders. Any required indemnification of a party to the pooling and servicing agreement in connection with legal actions relating to the issuing entity, the related agreements or the certificates may also result in shortfalls.

See “—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” above and “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Protections and Certain Involuntary Prepayments and Voluntary Prepayments” and “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion”.

In addition, if a sponsor repurchases a mortgage loan from the issuing entity due to a material breach of one or more of its representations or warranties or a material document defect, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge or other prepayment premium would be payable. Additionally, any mezzanine lender (if any) may have the option to purchase the related mortgage loan after certain defaults, and the purchase price may not include any yield maintenance charges or prepayment premiums. As a result of such a repurchase or purchase, investors in the Class X-A and Class X-B certificates and any other certificates purchased at a premium might not fully recoup their initial investment. A repurchase, a prepayment or the exercise of a purchase option may adversely affect the yield to maturity on your certificates. In this respect, see “Description of the Mortgage Loan Purchase Agreements” and “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”.

The certificates with notional amounts will not be entitled to distributions of principal but instead will accrue interest on their respective notional amounts. Because the notional amount of the certificates indicated in the table below is based upon the outstanding certificate balances of the related class of certificates, the yield to maturity on the indicated certificates will be extremely sensitive to the rate and timing of prepayments of principal, liquidations and principal losses on the mortgage loans to the extent allocated to the related certificates.

Interest-Only Class of Certificates	Underlying Classes
Class X-A	Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates
Class X-B	Class A-S, Class B and Class C certificates

A rapid rate of principal prepayments, liquidations and/or principal losses on the mortgage loans could result in the failure to recoup the initial investment in the Class X-A and/or Class X-B certificates. Investors in the Class X-A or Class X-B certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans could result in the failure of such investors to recoup fully their initial investments. The yield to maturity of the certificates with notional amounts may be adversely affected by the prepayment of mortgage loans with higher net mortgage loan rates. See “Yield and Maturity Considerations—Yield on the Certificates with Notional Amounts”.

In addition, with respect to the Class A-SB certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-SB certificates to principal prepayments on the mortgage loans will depend in part on the period of time during which the Class A-1, Class A-2, Class A-3 and Class A-4 certificates remain outstanding. As such, the Class A-SB certificates will become more sensitive to the rate of prepayments on the mortgage loans than they were when the Class A-1, Class A-2, Class A-3 and Class A-4 certificates were outstanding.

Your Yield May Be Adversely Affected By Prepayments Resulting From Earnout Reserves

With respect to certain mortgage loans, earnout escrows may have been established at origination, which funds may be released to the related borrower upon satisfaction of certain conditions. If such conditions with respect to any such mortgage loan are not satisfied, the amounts reserved in such escrows may be, or may be required to be, applied to the payment of the mortgage loan, which would have the same effect on the offered certificates as a prepayment of the mortgage loan, except that such application of funds would not generally be accompanied by any prepayment premium or yield maintenance charge. See Annex A-1. The pooling and servicing agreement will provide that unless required by the mortgage loan documents, the applicable master servicer will not apply such amounts as a prepayment if no event of default has occurred.

Losses and Shortfalls May Change Your Anticipated Yield

If losses on the mortgage loans allocated to the non-retained certificates exceed the aggregate certificate balance of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding certificate balance of that class). Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates.

For example, certain shortfalls in interest as a result of involuntary prepayments may reduce the funds available to make payments on your certificates. In addition, if either master servicer, any special servicer or the trustee reimburses itself (or a master servicer, special servicer, trustee or other party to a pooling and servicing agreement governing the servicing of a non-serviced whole loan) out of general collections on the mortgage loans included in the issuing entity for any advance that it (or any such other party) has determined is not recoverable out of collections on the related mortgage loan, then to the extent that this reimbursement is made from collections of principal on the mortgage loans in the issuing entity, that reimbursement will reduce the amount of principal ultimately available to be distributed on the certificates and will result in a reduction of the certificate balance (or notional amount) of a class of non-retained certificates and the RR Interest, pro rata based on their respective percentage allocation entitlements as described in this prospectus. See “Description of the Certificates—Distributions”. Likewise, if either master servicer or the trustee reimburses itself out of principal collections on the mortgage loans for any workout-delayed reimbursement amounts, that reimbursement will reduce the amount of principal available to be distributed on the non-retained certificates and the RR Interest, pro rata based on their respective percentage allocation entitlements as described in this prospectus, on that distribution date. This reimbursement would have the effect of reducing current payments of principal on the offered certificates (other than the certificates with notional amounts and the Class R certificates) and extending the weighted average lives of the offered certificates with certificate balances. See “Description of the Certificates—Distributions”.

In addition, to the extent of the portion of losses that are realized on the mortgage loans and allocated to the non-retained certificates, first the Class H certificates, then the Class G certificates, then the Class F certificates, then the Class E certificates, then the Class D certificates, then the Class C certificates, then the Class B certificates, then the Class A-S certificates and, then, pro rata, the Class A-1, Class A-2, Class A-SB, Class A-3 and

Class A-4 certificates, based on their respective certificate balances, will bear such losses up to an amount equal to the respective outstanding certificate balance of that class. A reduction in the certificate balance of the Class A-1, Class A-2, Class A-SB, Class A-3 or Class A-4 certificates will result in a corresponding reduction in the notional amount of the Class X-A certificates, and a reduction of the certificate balance of the Class A-S, Class B or Class C certificates will result in a corresponding reduction of the notional amount of the Class X-B certificates. We make no representation as to the anticipated rate or timing of prepayments (voluntary or involuntary) or rate, timing or amount of liquidations or losses on the mortgage loans or as to the anticipated yield to maturity of any such offered certificate. See “Yield and Maturity Considerations”.

Risk of Early Termination

The issuing entity is subject to optional termination under certain circumstances. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”. In the event of this termination, you might receive some principal payments earlier than otherwise expected, which could adversely affect your anticipated yield to maturity.

Subordination of the Subordinated Certificates Will Affect the Timing of Distributions and the Application of Losses on the Subordinated Certificates

As described in this prospectus, the rights of the holders of Class A-S, Class B and Class C certificates to receive payments of principal and interest in respect of the non-retained certificates and otherwise payable on the certificates they hold will be subordinated to such rights of the holders of the more senior certificates having an earlier alphabetical or alphanumeric class designation. If you acquire any Class A-S, Class B or Class C certificates, then your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans that are allocable to the non-retained certificates will generally be subordinated to those of the holders of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-H certificates and, if your certificates are Class B or Class C certificates, to those of the holders of the Class A-S certificates and, if your certificates are Class C certificates, to those of the holders of the Class B certificates. See “Description of the Certificates”. As a result, investors in those classes of certificates that are subordinated in whole or part to other classes of certificates will generally bear the effects of losses on the mortgage loans and unreimbursed expenses of the issuing entity before the holders of such other classes of certificates. See “Description of the Certificates—Distributions” and “—Subordination; Allocation of Realized Losses”.

Payments Allocated to the RR Interest or the Non-Retained Certificates Will Not Be Available to the Non-Retained Certificates or the RR Interest, Respectively

As described in this prospectus, payments of principal and interest in respect of the mortgage loans will be distributed to the holders of the non-retained certificates and the RR Interest, pro rata, based upon their respective percentage allocation entitlements. Amounts received and allocated to the non-retained certificates will not be available to satisfy any amounts due and payable to the RR Interest. Likewise, amounts received and allocated to the RR Interest will not be available to satisfy any amounts due and payable to the non-retained certificates. As a result of this allocation of payments, any losses incurred by the issuing entity will also be effectively allocated between the non-retained certificates and the RR Interest, pro rata, based upon their respective percentage allocation entitlements. See “Description of the Certificates—Distributions” and “Credit Risk Retention”.

Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment

You Have Limited Voting Rights

Except as described in this prospectus, you and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the issuing entity and the mortgage loans. With respect to mortgage loans (other than the mortgage loans that will be serviced under a separate pooling and servicing agreement), those decisions are generally made, subject to the express terms of the pooling and servicing agreement for this transaction, by the applicable master servicer, the applicable special servicer, the trustee or the certificate administrator, as applicable, subject to any rights of the directing certificateholder or the risk retention consultation party under the pooling and servicing agreement for this transaction and the rights of the holders of any related companion loan and mezzanine debt under the related intercreditor agreement. With respect to a non-serviced mortgage loan, you will generally not have any right to vote or make decisions with respect a non-serviced mortgage loan, and those decisions will generally be made by the master servicer or the special servicer under the pooling and servicing agreement governing the servicing of such non-serviced mortgage loan and the related companion loan, subject to the rights of the directing certificateholder appointed under such pooling and servicing agreement. See “Pooling and Servicing Agreement” and “Description of the Mortgage Pool—The Whole Loans”. In particular, with respect to the risks relating to a modification of a mortgage loan, see “—Risks Relating to Modifications of the Mortgage Loans” below.

In certain limited circumstances where certificateholders have the right to vote on matters affecting the issuing entity, in some cases, these votes are by certificateholders taken as a whole and in others the vote is by class. Your interests as an owner of certificates of a particular class may not be aligned with the interests of owners of one or more other classes of certificates in connection with any such vote. In addition, in all cases voting is based on the outstanding certificate balance, which is reduced by realized losses. In certain cases with respect to the termination of a special servicer and the operating advisor, certain voting rights will also be reduced by allocated cumulative appraisal reduction amounts, as described below. These limitations on voting could adversely affect your ability to protect your interests with respect to matters voted on by certificateholders. See “Description of the Certificates—Voting Rights”. You will have no rights to vote on any servicing matters related to the mortgage loan that will be serviced under the pooling and servicing agreement governing the servicing of a non-serviced whole loan.

In general, a certificate beneficially owned by any borrower affiliate, any property manager, any master servicer, any special servicer, the trustee, the certificate administrator, the depositor, any mortgage loan seller or respective affiliates or agents will be deemed not to be outstanding and a holder of such certificate will not have the right to vote, subject to certain exceptions, as further described in the definition of “Certificateholder” under “Description of the Certificates—Reports to Certificateholders; Certain Available Information—Certificate Administrator Reports”.

The Class V and Class R certificates and the RR Interest will not have any voting rights; however, the holders of the RR Interest will be entitled to consent to amendments to the pooling and servicing agreement that would adversely affect the rights of such certificateholders.

The Rights of the Directing Certificateholder, the Risk Retention Consultation Party and the Operating Advisor Could Adversely Affect Your Investment

The directing certificateholder will have certain consent and consultation rights with respect to certain matters relating to the mortgage loans (other than any applicable excluded loans and, with respect to any non-serviced mortgage loan or servicing shift mortgage loan, will have certain limited consultation rights) and the right to replace each special servicer (other than with respect to a non-serviced mortgage loan or a servicing shift mortgage loan) with or without cause, except that if a control termination event occurs and is continuing (other than with respect to servicing shift mortgage loans, with respect to which the holder of the related controlling companion loan prior to the applicable servicing shift securitization date will have the rights and powers of the directing certificateholder under the pooling and servicing agreement), the directing certificateholder will lose the consent rights and the right to replace each special servicer, and if a consultation termination event occurs and is continuing, then the directing certificateholder will no longer have any consultation rights with respect to any mortgage loans. The holder of the controlling companion loan for each servicing shift whole loan will, prior to the related servicing shift securitization date, be entitled to replace the applicable special servicer with or without cause, regardless of whether a control termination event exists. See “Pooling and Servicing Agreement—The Directing Certificateholder”.

With respect to any serviced A/B whole loan, prior to the occurrence of a control appraisal period with respect to the related subordinate companion loan, the directing certificateholder will not be entitled to exercise the above-described rights, and those rights will be held by the holder of the subordinate companion loan in accordance with the pooling and servicing agreement and the related intercreditor agreement. However, during a control appraisal period with respect to any serviced A/B whole loan, the directing certificateholder will have the same rights (including the rights described above) with respect to such serviced A/B whole loan as it does for the other mortgage loans in the issuing entity. See “Description of the Mortgage Pool—The Whole Loans”.

In addition, the risk retention consultation party will have certain consultation rights with respect to certain matters relating to the mortgage loans (other than any applicable excluded loans). See “Pooling and Servicing Agreement—The Directing Certificateholder—Major Decisions”.

These actions and decisions with respect to which the directing certificateholder has consent or consultation rights and the risk retention consultation party has consultation rights include, among others, certain modifications to the mortgage loans or any serviced whole loan (other than any servicing shift whole loan), including modifications of monetary terms, foreclosure or comparable conversion of the related mortgaged properties, and certain sales of mortgage loans or REO properties for less than the outstanding principal amount plus accrued interest, fees and expenses. As a result of the exercise of these rights by the directing certificateholder and the risk retention consultation party, the applicable special servicer may take actions with respect to a mortgage loan that could adversely affect the interests of investors in one or more classes of offered certificates.

Similarly, with respect to any non-serviced mortgage loan, the master servicer or the special servicer under the pooling and servicing agreement governing the servicing of a non-serviced mortgage loan may, at the direction or upon the advice of the directing certificateholder (or equivalent) of the related securitization trust holding the controlling note for a non-serviced whole loan, take actions with respect to such non-serviced mortgage loan and related companion loans that could adversely affect such non-serviced mortgage loan, and therefore, the holders of some or all of the classes of certificates.

Similarly, with respect to any servicing shift whole loan, prior to the related servicing shift securitization date, the applicable special servicer or the applicable master servicer may, at the direction or upon the advice of the holder of the related controlling companion loan, take actions with respect to such whole loan that could adversely affect such whole loan and, therefore, the holders of some or all of the classes of certificates. The issuing entity (as the holder of a non-controlling note) will have limited consultation rights with respect to major decisions and the implementation of any recommended actions outlined in an asset status report relating to a non-serviced whole loan (and each servicing shift whole loan) and in connection with a sale of a defaulted loan, and such rights will be exercised by the directing certificateholder (as determined under clause (ii) of the definition thereof) so long as no control termination event has occurred and is continuing and by the required party set forth in the pooling and servicing agreement if a control termination event has occurred and is continuing. Additionally, with respect to each non-serviced whole loan, in circumstances similar to those described above, the directing certificateholder (or the equivalent) of the related securitization trust will have the right to replace the special servicer of such securitization with or without cause, and without the consent of the issuing entity. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Although the master servicers and the special servicers under the pooling and servicing agreement and the master servicer and the special servicer for a non-serviced mortgage loan are not permitted to take actions which are prohibited by law or violate the servicing standard under the applicable pooling and servicing agreement or the terms of the related mortgage loan documents, it is possible that the directing certificateholder (or the equivalent) under such pooling and servicing agreement may direct or advise, as applicable, the related special servicer to take actions with respect to such mortgage loan that conflict with the interests of the holders of certain classes of the certificates.

You will be acknowledging and agreeing, by your purchase of offered certificates, that the directing certificateholder, the controlling companion loan holder with respect to any servicing shift whole loan, the risk retention consultation party and the directing certificateholder (or the equivalent) under the pooling and servicing agreement governing the servicing of a non-serviced mortgage loan:

(i)    may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(ii)    may act solely in the interests of the holders of the controlling class or the RR Interest, as applicable (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the pooling and servicing agreement governing the servicing of a non-serviced mortgage loan) or, in the case of any servicing shift mortgage loan, the related controlling companion loan holder may act solely in its own best interests;

(iii)    does not have any duties to the holders of any class of certificates other than the controlling class or the RR Interest, as applicable (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the pooling and servicing agreement governing the servicing of a non-serviced mortgage loan) or, in the case of any servicing shift mortgage loan, the related controlling companion loan holder does not have any duties to any other person;

(iv)    may take actions that favor the interests of the holders of the controlling class or the RR Interest, as applicable (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the pooling and servicing agreement governing the servicing of a non-serviced mortgage loan) over the interests of the holders of one or more other classes of certificates, or in the case of any servicing shift mortgage loan, the related controlling companion loan holder may take actions that favor only its own interests; and

(v)    will have no liability whatsoever (other than to a controlling class certificateholder) for having so acted as set forth in clauses (i) – (iv) above, and that no certificateholder may take any action whatsoever against the directing certificateholder, the risk retention consultation party or the directing certificateholder (or the equivalent) under the pooling and servicing agreement governing the servicing of a non-serviced mortgage loan, or the controlling companion loan holder of any servicing shift whole loan, or any of their respective affiliates, directors, officers, employees, shareholders, members, partners, agents or principals for having so acted.

In addition, if a control termination event has occurred and is continuing, the operating advisor will have certain consultation rights with respect to certain matters relating to the mortgage loans (other than any non-serviced mortgage loan). Further, if a consultation termination event has occurred and is continuing, the operating advisor will have the right to recommend a replacement of a special servicer, as described under “Pooling and Servicing Agreement—The Operating Advisor”. The operating advisor is generally required to act on behalf of the issuing entity and in the best interest of, and for the benefit of, the certificateholders and, with respect to any serviced whole loan (other than a servicing shift whole loan), for the benefit of any holder of a related companion loan (as a collective whole as if the certificateholders and the companion loan holder constituted a single lender). We cannot assure you that any actions taken by the applicable master servicer or the applicable special servicer as a result of a recommendation or consultation by the operating advisor will not adversely affect the interests of investors in one or more classes of certificates. With respect to any non-serviced mortgage loan, the operating advisor, if any, appointed under the related pooling and servicing agreement governing the servicing of such non-serviced mortgage loan will have similar rights and duties under such pooling and servicing agreement. Further, the operating advisor will generally have no obligations or consultation rights under the pooling and servicing agreement for this transaction with respect to any non-serviced mortgage loan or any related REO Property. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

You Have Limited Rights to Replace the Master Servicers, the Special Servicers, the Trustee, the Certificate Administrator, the Operating Advisor or the Asset Representations Reviewer

In general, the directing certificateholder will have the right to terminate and replace each special servicer with or without cause so long as no control termination event has occurred and is continuing and other than in respect of any applicable excluded loans or any servicing shift whole loan as described in this prospectus. After the occurrence and during the continuance of a control termination event under the pooling and servicing agreement, each special servicer (other than with respect to a servicing shift whole loan) may also be removed in certain circumstances (x) if a request is made by certificateholders evidencing not less than 25% of the voting rights (taking into account the application of appraisal reductions to notionally reduce the respective certificate balances) and (y) upon receipt of approval by certificateholders holding at least 66-2/3% of a quorum of the certificateholders (which quorum consists of the holders of certificates evidencing at least 50% of the aggregate voting rights (taking into account the application of realized losses and the application of appraisal reductions to notionally reduce the respective certificate balances). See “Pooling and Servicing Agreement—Replacement of a Special Servicer Without Cause”.

The certificateholders will generally have no right to replace and terminate any of the master servicers, the trustee and the certificate administrator without cause. The vote of the requisite percentage of certificateholders may terminate the operating advisor or the asset representations reviewer without cause. The vote of the requisite percentage of the certificateholders will be required to replace either master servicer, any special servicer, the operating advisor and the asset representations reviewer even for cause, and certain termination events may be waived by the vote of the requisite percentage of the certificateholders. With respect to each non-serviced whole loan, in circumstances similar to those described above, the directing certificateholder (or the equivalent), or with respect to any servicing shift whole loan, the holders of the controlling notes related to such whole loans, and the certificateholders of the securitization trust related to such other pooling and servicing agreement will have the right to replace the special servicer of such securitization with or without cause, and without the consent of the issuing entity. The certificateholders generally will have no right to replace the master servicer or the special servicer of a pooling and servicing agreement relating to any non-serviced mortgage loan, though under certain circumstances the certificateholders may have a limited right to replace the master servicer or special servicer for cause solely with respect to such non-serviced whole loan under such pooling and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans” in this prospectus. We cannot assure that your lack of control over the replacement of these parties will not have an adverse impact on your investment.

The Rights of Companion Holders and Mezzanine Debt May Adversely Affect Your Investment

The holders of a serviced pari passu companion loan relating to a serviced mortgage loan (including, in the case of a servicing shift mortgage loan, the holder of any related non-controlling serviced pari passu companion loan) will have certain consultation rights (on a non-binding basis) with respect to major decisions and implementation of any recommended actions outlined in an asset status report relating to the related whole loan under the related intercreditor agreement. Such companion loan holder and its representative may have interests in conflict with those of the holders of some or all of the classes of certificates, and may advise the applicable special servicer to take actions that conflict with the interests of the holders of certain classes of the certificates. Although any such consultation is non-binding and the applicable special servicer may not be required to consult with such a companion loan holder unless required to do so under the servicing standard, we cannot assure you that the exercise of the rights of such companion loan holder will not delay any action to be taken by the applicable special servicer and will not adversely affect your investment.

With respect to any serviced A/B whole loan, the holder of the related subordinate companion loan will have the right under certain limited circumstances to (i) cure certain defaults with respect to the related mortgage loan and to purchase (without payment of any yield maintenance charge or prepayment premium) the related mortgage loan and (ii) prior to the occurrence and continuance of a control appraisal period with respect to the related subordinate companion loan, approve certain modifications and consent to certain actions to be taken with respect to the related whole loan. The rights of the holder of such subordinate companion loan could adversely affect your ability to protect your interests with respect to matters relating to the related mortgage loan. See “Description of the Mortgage Pool—The Whole Loans”.

With respect to mortgage loans that have mezzanine debt, the related mezzanine lender will have the right under certain limited circumstances to (i) cure certain defaults with respect to, and under certain default scenarios, purchase (without payment of any yield maintenance charge or prepayment premium) the related mortgage loan and (ii) so long as no event of default with respect to the related mortgage loan continues after the mezzanine lender’s cure right has expired, approve certain modifications and consent to certain actions to be taken with respect to the related mortgage loan. See “Description of the Mortgage Pool—Mortgage Pool Characteristics” and “—Additional Indebtedness”.

The purchase option that the holder of mezzanine debt holds pursuant to the related intercreditor agreement generally permits such holder to purchase its related defaulted mortgage loan for a purchase price generally equal to the outstanding principal balance of the related defaulted mortgage loan, together with accrued and unpaid interest (exclusive of default interest) on, and unpaid servicing expenses, protective advances and interest on advances related to, such defaulted mortgage loan. However, in the event such holder is not obligated to pay some or all of those fees and additional expenses, including any liquidation fee payable to the applicable special servicer under the terms of the pooling and servicing agreement, then the exercise of such holder’s rights under the intercreditor agreement to purchase the related mortgage loan from the issuing entity may result in a loss to the issuing entity in the amount of those fees and additional expenses. In addition, such holder’s right to cure defaults under the related defaulted mortgage loan could delay the issuing entity’s ability to realize on or otherwise take action with respect to such defaulted mortgage loan.

In addition, with respect to any non-serviced mortgage loan or servicing shift mortgage loan, you will generally not have any right to vote or consent with respect to any matters relating to the servicing and administration of such non-serviced mortgage loan or servicing shift mortgage loan; however, the directing certificateholder (or equivalent) of the related securitization trust holding the controlling note for the related non-serviced whole loan (or the holder of the related controlling companion loan in the case of a servicing shift whole loan), will have the right to vote or consent with respect to certain specified matters relating to the servicing and administration of such non-serviced mortgage loan or servicing shift mortgage loan, as applicable. The interests of the securitization trust holding the controlling note (or the holder of the related controlling companion loan in the case of a servicing shift whole loan) may conflict with those of the holders of some or all of the classes of certificates, and accordingly the directing certificateholder (or the equivalent) of such securitization trust (or the holder of the related controlling companion loan in the case of a servicing shift whole loan) may direct or advise the special servicer for the related securitization trust (or, with respect to a servicing shift whole loan prior to the related servicing shift securitization date, the applicable special servicer under the pooling and servicing agreement for this securitization) to take actions that conflict with the interests of the holders of certain classes of the certificates. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

You will be acknowledging and agreeing, by your purchase of offered certificates, that any companion loan holder:

●	may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

●	may act solely in its own interests, without regard to your interests;

●	do not have any duties to any other person, including the holders of any class of certificates;

●	may take actions that favor its interests over the interests of the holders of one or more classes of certificates; and

●	will have no liability whatsoever for having so acted and that no certificateholder may take any action whatsoever against the companion loan holder or its representative or any director, officer, employee, agent or principal of the companion loan holder or its representative for having so acted.

Risks Relating to Modifications of the Mortgage Loans

As delinquencies or defaults occur, the related special servicer will be required to utilize an increasing amount of resources to work with borrowers to maximize collections on the mortgage loans serviced by it. This may include modifying the terms of such mortgage loans that are in default or whose default is reasonably foreseeable. At each step in the process of trying to bring a defaulted mortgage loan current or in maximizing proceeds to the issuing entity, the applicable special servicer will be required to invest time and resources not otherwise required when collecting payments on performing mortgage loans. Modifications of mortgage loans implemented by the applicable special servicer in order to maximize ultimate proceeds of such mortgage loans to the issuing entity may have the effect of, among other things, reducing or otherwise changing the mortgage rate, forgiving or forbearing payments of principal, interest or other amounts owed under the mortgage loan, extending the final maturity date of the mortgage loan, capitalizing or deferring delinquent interest and other amounts owed under the mortgage loan, forbearing payment of a portion of the principal balance of the mortgage loan or any combination of these or other modifications.

Any modified mortgage loan may remain in the issuing entity, and the modification may result in a reduction in (or may eliminate) the funds received in respect of such mortgage loan. In particular, any modification to reduce or forgive the amount of interest payable on the mortgage loan will reduce the amount of cash flow available to make distributions of interest on the certificates, which will likely impact the most subordinated classes of certificates that suffer the shortfall. To the extent the modification defers principal payments on the mortgage loan (including as a result of an extension of its stated maturity date), certificates entitled to principal distributions will likely be repaid more slowly than anticipated, and if principal payments on the mortgage loan are forgiven, the reduction will cause a write-down of the certificate balances of the certificates in reverse order of seniority. See “Description of the Certificates—Subordination; Allocation of Realized Losses”.

The ability to modify mortgage loans by the special servicers may be limited by several factors. First, if a special servicer has to consider a large number of modifications, operational constraints may affect the ability of such special servicer to adequately address all of the needs of the borrowers. Furthermore, the terms of the related servicing agreement may prohibit a special servicer from taking certain actions in connection with a loan modification, such as an extension of the loan term beyond a specified date such as a specified number of years prior to the rated final distribution date. You should consider the importance of the role of the special servicers in maximizing collections for the transaction and the impediments the special servicers may encounter when servicing delinquent or defaulted mortgage loans. In some cases, failure by a special servicer to timely modify the terms of a defaulted mortgage loan may reduce amounts available for distribution on the certificates in respect of such mortgage loan, and consequently may reduce amounts available for distribution to the related certificates. In addition, even if a loan modification is successfully completed, we cannot assure you that the related borrower will continue to perform under the terms of the modified mortgage loan.

Modifications that are designed to maximize collections in the aggregate may adversely affect a particular class of certificates. The pooling and servicing agreement obligates the special servicers not to consider the interests of individual classes of certificates. You should note that in connection with considering a modification or other type of loss mitigation, the special servicers may incur or bear related out-of-pocket expenses, such as appraisal fees, which would be reimbursed to the applicable special servicer from the transaction as servicing advances and paid from amounts received on the modified loan or from other mortgage loans in the mortgage pool but in each case, prior to distributions being made on the certificates.

Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan

Each sponsor is the sole warranting party in respect of the mortgage loans (or portion thereof) sold by such sponsor to us. Neither we nor any of our affiliates (except Bank of America, National Association in its capacity as a sponsor, in respect of the mortgage loans it will contribute to this securitization) is obligated to repurchase or substitute any mortgage loan or make any payment to compensate the issuing entity in connection with a breach of any representation or warranty of a sponsor or any document defect, if the sponsor defaults on its obligation to do so. We cannot assure you that the sponsors or, notwithstanding the existence of any guarantee, any related guarantor, will effect such repurchases or substitutions or make such payment to compensate the issuing entity. Although a loss of value payment may only be made by the related mortgage loan seller to the extent that the applicable special servicer deems such amount to be sufficient to compensate the issuing entity for such material defect or material breach, we cannot assure you that such loss of value payment will fully compensate the issuing entity for such material defect or material breach in all respects. In particular, in the case of a non-serviced whole loan that is serviced under the related non-serviced pooling and servicing agreement entered into in connection with the securitization of the related pari passu companion loan, the asset representations reviewer under that pooling and servicing agreement, if any, may review the diligence file relating to such pari passu companion loan concurrently with the review of the asset representations reviewer of the related mortgage loan for this transaction, and their findings may be inconsistent, and such inconsistency may allow the related mortgage loan seller to challenge the findings of the asset representations reviewer of the affected mortgage loan. In addition, the sponsors may have various legal defenses available to them in connection with a repurchase or substitution obligation or an obligation to pay the loss of value payment. Any mortgage loan that is not repurchased or substituted and that is not a “qualified mortgage” for a REMIC may cause designated portions of the issuing entity to fail to qualify as a REMIC or cause the issuing entity to incur a tax.

Each sponsor has only limited assets with which to fulfill any obligations on its part that may arise as a result of a material document defect or a material breach of any of the sponsor’s representations or warranties. We cannot assure you that a sponsor has or will have sufficient assets with which to fulfill any obligations on its part that may arise, or that any such entity will maintain its existence.

See “Description of the Mortgage Loan Purchase Agreements”.

Risks Relating to Interest on Advances and Special Servicing Compensation

To the extent described in this prospectus, each master servicer, each special servicer and the trustee will each be entitled to receive interest on unreimbursed advances made by it at the “Prime Rate” as published in The Wall Street Journal. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and/or interest, a mortgage loan will be specially serviced and the applicable special servicer will be entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. The payment of interest on advances and the payment of compensation to the applicable special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.

Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer

Each master servicer or special servicer may be eligible to become a debtor under the federal bankruptcy code or enter into receivership under the Federal Deposit Insurance Act (“FDIA”). If a master servicer or special servicer, as applicable, were to become a debtor under the federal bankruptcy code or enter into receivership under the FDIA, although the pooling and servicing agreement provides that such an event would entitle the issuing entity to terminate the applicable master servicer or special servicer, as applicable, the provision would most likely not be enforceable. However, a rejection of the pooling and servicing agreement by a master servicer or special servicer, as applicable, in a bankruptcy proceeding or repudiation of the pooling and servicing agreement in a receivership under the FDIA would be treated as a breach of the pooling and servicing agreement and give the issuing entity a claim for damages and the ability to appoint a successor master servicer or special servicer, as applicable. An assumption under the federal bankruptcy code would require the applicable master servicer or special servicer, as applicable, to cure its pre-bankruptcy defaults, if any, and demonstrate that it is able to perform following assumption. The bankruptcy court may permit the applicable master servicer or special servicer, as applicable, to assume the servicing agreement and assign it to a third party. An insolvency by an entity governed by state insolvency law would vary depending on the laws of the particular state. We cannot assure you that a bankruptcy or receivership of a master servicer or special servicer, as applicable, would not adversely impact the servicing of the related mortgage loans or the issuing entity would be entitled to terminate the applicable master servicer or special servicer, as applicable, in a timely manner or at all.

If any master servicer or special servicer, as applicable, becomes the subject of bankruptcy or similar proceedings, the issuing entity claim to collections in that master servicer or special servicer’s, as applicable, possession at the time of the bankruptcy filing or other similar filing may not be perfected. In this event, funds available to pay principal and interest on your certificates may be delayed or reduced.

The Sponsors, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans

In the event of the bankruptcy or insolvency of a sponsor or the depositor, it is possible the issuing entity’s right to payment from or ownership of the mortgage loans could be challenged, and if such challenge were successful, delays, reductions in payments and/or losses on the certificates could occur.

The transfer of the mortgage loans by the sponsors in connection with this offering is not expected to qualify for the securitization safe harbor adopted by the Federal Deposit Insurance Corporation (the “FDIC”) for securitizations sponsored by insured depository institutions. However, the safe harbor is non-exclusive.

In the case of each sponsor, an opinion of counsel will be rendered on the closing date, based on certain facts and assumptions and subject to certain qualifications, to the effect that the transfer of the related mortgage loans by such sponsor to the depositor would generally be respected in the event of a bankruptcy or insolvency of such sponsor. A legal opinion is not a guaranty as to what any particular court would actually decide, but rather an opinion as to the decision a court would reach if the issues are competently presented and the court followed existing precedent as to legal and equitable principles applicable in bankruptcy cases. In any event, we cannot assure you that the Federal Deposit Insurance Corporation, a bankruptcy trustee or another interested party, as applicable, would not attempt to assert that such transfer was not a sale. Even if a challenge were not successful, it is possible that payments on the certificates would be delayed while a court resolves the claim.

In addition, since the issuing entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the issuing entity would be characterized as a “business trust”. Regardless of whether a bankruptcy court ultimately determines that the issuing entity is a “business trust”, it is possible that payments on the offered certificates would be delayed while the court resolved the issue.

Title II of the Dodd-Frank Act provides for an orderly liquidation authority (“OLA”) under which the FDIC can be appointed as receiver of certain systemically important non-bank financial companies and their direct or indirect subsidiaries in certain cases. We make no representation as to whether this would apply to any of the sponsors. In January 2011, the then-acting general counsel of the FDIC issued a letter (the “Acting General Counsel’s Letter”) in which he expressed his view that, under then-existing regulations, the FDIC, as receiver under the OLA, would not, in the exercise of its OLA repudiation powers, recover as property of a financial company assets transferred by the financial company, provided that the transfer satisfies the conditions for the exclusion of assets from the financial company’s estate under the federal bankruptcy code. The letter further noted that, while the FDIC staff may be considering recommending further regulations under OLA, the acting general counsel would recommend that such regulations incorporate a 90-day transition period for any provisions affecting the FDIC’s statutory power to disaffirm or repudiate contracts. If, however, the FDIC were to adopt a different approach than that described in the Acting General Counsel’s Letter, delays or reductions in payments on the offered certificates would occur.

The Requirement of the Special Servicers to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity

Each appraisal obtained pursuant to the pooling and servicing agreement is required to contain a statement, or is accompanied by a letter from the appraiser, to the effect that the appraisal was performed in accordance with the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (“FIRREA”), as in effect on the date such appraisal was obtained. Any such appraisal is likely to be more expensive than an appraisal that is not FIRREA compliant. Such increased cost could result in losses to the issuing entity. Additionally, FIRREA compliant appraisals are required to assume a value determined by a typically motivated buyer and seller, and could result in a higher appraised value than one not prepared assuming a forced liquidation or other distress situation. In addition, because a FIRREA compliant appraisal may result in a higher valuation than a non-FIRREA compliant appraisal, there may be a delay in calculating and applying appraisal reductions, which could result in the holders of a given class of certificates continuing to hold the full non-notionally reduced amount of such certificates for a longer period of time than would be the case if a non-FIRREA compliant appraisal were obtained.

Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment

Tax Considerations Relating to Foreclosure

If the issuing entity acquires a mortgaged property (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) subsequent to a default on the related mortgage loan pursuant to a foreclosure or deed-in-lieu of foreclosure, the applicable special servicer (or, in the case of a non-serviced mortgage loan, the related non-serviced special servicer) would be required to retain an independent contractor to operate and manage such mortgaged property. Among other restrictions, the independent contractor generally will not be able to perform construction work other than repair, maintenance or certain types of tenant build-outs, unless the construction was more than 10% completed when the mortgage loan defaulted or when the default of the mortgage loan became imminent. Generally, any (i) net income from such operation (other than qualifying “rents from real property”), (ii) rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of property involved and (iii) rental income attributable to personal property leased in connection with a lease of real property, if the rent attributable to the personal property exceeds 15% of the total rent for the taxable year, will subject the Lower-Tier REMIC to federal tax (and possibly state or local tax) on such income at the corporate tax rate. No determination has been made whether any portion of the income from the mortgaged properties constitutes “rent from real property”. Any such imposition of tax will reduce the net proceeds available for distribution to certificateholders. The applicable special servicer (or, in the case of a non-serviced mortgage loan, the related non-serviced special servicer) may permit the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to holders of certificates and any related companion loan holder, as a collective whole, could reasonably be expected to be greater than under another method of operating or leasing the mortgaged property. See “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”. In addition, if the issuing entity were to acquire one or more mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) pursuant to a foreclosure or deed-in-lieu of foreclosure, upon acquisition of those mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property), the issuing entity may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders.

When foreclosing on a real estate mortgage, a REMIC is generally limited to taking only the collateral that will qualify as “foreclosure property” within the meaning of the REMIC provisions. Foreclosure property includes only the real property (ordinarily the land and structures) securing the real estate mortgage and personal property incident to such real property.

REMIC Status

If an entity intended to qualify as a REMIC fails to satisfy one or more of the REMIC provisions of the United States Internal Revenue Code of 1986, as amended, during any taxable year, the United States Internal Revenue Code of 1986, as amended, provides that such entity will not be treated as a REMIC for such year and any year thereafter. In such event, the relevant entity would likely be treated as an association taxable as a corporation under the United States Internal Revenue Code of 1986, as amended. If designated portions of the issuing entity are so treated, the offered certificates may be treated as stock interests in an association and not as debt instruments.

Material Federal Tax Considerations Regarding Original Issue Discount

One or more classes of offered certificates may be issued with “original issue discount” for federal income tax purposes, which generally would result in the holder recognizing taxable income in advance of the receipt of cash attributable to that income. Accordingly, investors must have sufficient sources of cash to pay any federal, state or local income taxes with respect to the original issue discount. In addition, such original issue discount will be required to be accrued and included in income based on the assumption that no defaults will occur and no losses will be incurred with respect to the mortgage loans. This could lead to the inclusion of amounts in ordinary income early in the term of the certificate that later prove uncollectible, giving rise to a bad debt deduction. In the alternative, an investor may be required to treat such uncollectible amount as a capital loss under Section 166 of the United States Internal Revenue Code of 1986, as amended.

Description of the Mortgage Pool

General

The assets of the issuing entity will consist of a pool of 56 fixed rate mortgage loans (the “Mortgage Loans” or, collectively, the “Mortgage Pool”) with an aggregate principal balance as of the Cut-off Date of $1,036,779,969 (the “Initial Pool Balance”). The “Cut-off Date” means the respective due dates for such Mortgage Loans in May 2019 (or, in the case of any Mortgage Loan that has its first due date after May 2019, the date that would have been its due date in May 2019 under the terms of that Mortgage Loan if a monthly debt service payment were scheduled to be due in that month).

9 Mortgage Loans (60.6%) are each part of a larger whole loan, each of which is comprised of the related Mortgage Loan and one or more loans that are pari passu in right of payment to the related Mortgage Loan (collectively referred to in this prospectus as “Pari Passu Companion Loans”) and/or are subordinate in right of payment to the related Mortgage Loan (referred to in this prospectus as “Subordinate Companion Loans”). The Pari Passu Companion Loans and the Subordinate Companion Loans are collectively referred to as the “Companion Loans”. Each Mortgage Loan and the related Companion Loans are collectively referred to as a “Whole Loan”. Each Companion Loan is secured by the same mortgage and the same single assignment of leases and rents securing the related Mortgage Loan. See “—The Whole Loans” below for more information regarding the rights of the holders of any Companion Loan.

The Mortgage Loans were selected for this transaction from mortgage loans specifically originated for securitizations of this type by the mortgage loan sellers and their respective affiliates, or originated by others and acquired by the mortgage loan sellers specifically for a securitization of this type, in either case, taking into account, among other factors, rating agency criteria and anticipated feedback from investors in the most subordinate certificates, property type and geographic location.

The Mortgage Loans were originated, co-originated or acquired by the mortgage loan sellers set forth in the following chart and such entities will sell their respective Mortgage Loans to the depositor, which will in turn sell the Mortgage Loans to the issuing entity:

Sellers of the Mortgage Loans

Mortgage Loan Seller	Originator(1)	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	17	18	$485,082,214	46.8%

Morgan Stanley Mortgage Capital Holdings LLC	Morgan Stanley Bank, N.A.	10	195	253,127,619	24.4

Bank of America, National Association	Bank of America, National Association	10	10	217,570,250	21.0

National Cooperative Bank, N.A.	National Cooperative Bank, N.A. or National Consumer Cooperative Bank(2)	19	19	80,999,886	7.8
Total		56	242	$1,036,779,969	100.0%

(1)	Certain of the Mortgage Loans are part of Whole Loans that were co-originated by the related mortgage loan seller (or one of its affiliates) and another entity. See “—Co-Originated and Third-Party Originated Mortgage Loans” below.

(2)	With respect to the Mortgage Loans to be contributed by National Cooperative Bank, N.A., 17 of such Mortgage Loans (7.2%), were originated by National Consumer Cooperative Bank, and 2 of such Mortgage Loans (0.6%), were originated by National Cooperative Bank, N.A.

Each Mortgage Loan is evidenced by one or more promissory notes or similar evidence of indebtedness (each a “Mortgage Note”) and, in each case, is secured by (or, in the case of an indemnity deed of trust, backed by a guaranty that is secured by) one or more mortgages, deeds of trust or other similar security instruments (each, a “Mortgage”) creating a first lien on a fee simple and/or leasehold interest in one or more commercial, multifamily or residential cooperative real properties (each, a “Mortgaged Property”).

The Mortgage Loans are generally non-recourse loans. In the event of a borrower default on a non-recourse Mortgage Loan, recourse may be had only against the specific Mortgaged Property or Mortgaged Properties and the other limited assets securing such Mortgage Loan, and not against the related borrower’s other assets. The Mortgage Loans are not insured or guaranteed by the sponsors, the mortgage loan sellers or any other person or entity unrelated to the respective borrower. You should consider all of the Mortgage Loans to be non-recourse loans as to which recourse in the case of default will be limited to the specific property and other assets, if any, pledged to secure the related Mortgage Loan.

Co-Originated and Third-Party Originated Mortgage Loans

The following Mortgage Loans were co-originated or were part of the Whole Loans that were co-originated by the related mortgage loan seller (or one of its affiliates) and another entity or were originated by another entity that is not affiliated with the mortgage loan seller and transferred to the mortgage loan seller:

●	The Newport Corporate Center Mortgage Loan (7.1%) is part of a Whole Loan that was co-originated by Wells Fargo Bank, National Association in conjunction with Deutsche Bank AG, New York Branch.

●	The Central Tower Mortgage Loan (6.1%) is part of a Whole Loan that was co-originated by Morgan Stanley Bank, N.A. in conjunction with Deutsche Bank AG, New York Branch.

●	The ILPT Hawaii Portfolio Mortgage Loan (3.9%) is part of a Whole Loan that was co-originated by Morgan Stanley Bank, N.A. in conjunction with UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York, Citi Real Estate Funding Inc. and JPMorgan Chase Bank, National Association.

Certain Calculations and Definitions

This prospectus sets forth certain information with respect to the Mortgage Loans and the Mortgaged Properties. The sum in any column of the tables presented in Annex A-2 or Annex A-3 may not equal the indicated total due to rounding. The information in Annex A-1 with respect to the Mortgage Loans (or Whole Loans, if applicable) and the Mortgaged Properties is based upon the pool of the Mortgage Loans as it is expected to be constituted as of the close of business on May 31, 2019 (the “Closing Date”), assuming that (i) all scheduled principal and interest payments due on or before the Cut-off Date will be made and (ii) there will be no principal prepayments on or before the Closing Date. The statistics in Annex A-1, Annex A-2 and Annex A-3 were primarily derived from information provided to the depositor by each sponsor, which information may have been obtained from the borrowers.

From time to time, a particular Mortgage Loan or Whole Loan may be identified in this prospectus by name (for example, the 350 Bush Street Mortgage Loan or the 350 Bush Street Whole Loan); when that occurs, we are referring to the Mortgage Loan or Whole Loan, as the case may be, secured by the Mortgaged Property or portfolio of Mortgaged Properties identified by that name on Annex A-1. From time to time, a particular Mortgaged Property may be referred to by name (for example, the 350 Bush Street Mortgaged Property); when that occurs, we are referring to the Mortgaged Property or portfolio of Mortgaged Properties identified by that name on Annex A-1. From time to time, a particular Companion Loan may be identified by name (for example, the 350 Bush Street Companion Loan); when that occurs, we are referring to the (or, if applicable, an individual) Companion Loan secured by the Mortgaged Property or portfolio of Mortgaged Properties identified by that name on Annex A-1.

All percentages of the Mortgage Loans and Mortgaged Properties, or of any specified group of Mortgage Loans and Mortgaged Properties, referred to in this prospectus without further description are approximate percentages of the Initial Pool Balance by Cut-off Date Balances and/or the allocated loan amount allocated to such Mortgaged Properties as of the Cut-off Date.

All information presented in this prospectus with respect to each Mortgage Loan with one or more Pari Passu Companion Loans is calculated in a manner that reflects the aggregate indebtedness evidenced by that Mortgage Loan and the related Pari Passu Companion Loan(s), unless otherwise indicated. All information presented in this prospectus with respect to the Mortgage Loans with a related Subordinate Companion Loan is calculated without regard to any such Subordinate Companion Loan, unless otherwise indicated.

Definitions

For purposes of this prospectus, including the information presented in the Annexes, the indicated terms have the following meanings (with respect to the Mortgage Loans secured by residential cooperative properties, the following is supplemented and modified as provided in “—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives” below):

“ADR” means, for any hospitality property, average daily rate.

“Annual Debt Service” generally means, for any Mortgage Loan, 12 times the monthly payment in effect as of the Cut-off Date, provided that:

●	in the case of a Mortgage Loan that provides for interest-only payments through maturity or the Anticipated Repayment Date, as applicable, such term means the aggregate interest payments scheduled to be due on the Due Date following the Cut-off Date and the 11 Due Dates thereafter for such Mortgage Loan;

●	in the case of a Mortgage Loan that provides for an initial interest-only period and provides for scheduled amortization payments after the expiration of such interest-only period prior to the maturity date or the Anticipated Repayment Date, as applicable, such terms means 12 times the monthly payment of principal and interest payable during the amortization period; and

●	in the case of a Mortgage Loan that provides for monthly payments in accordance with a specified payment schedule, “Annual Debt Service” means 12 times the average of the principal and interest payments for the first 12 payment periods of the Mortgage Loan following the Cut-off Date, or, if such Mortgage Loan provides for an initial interest-only period and provides for amortization payments in accordance with a specified payment schedule after the expiration of such interest-only period prior to the maturity date or the Anticipated Repayment Date, as applicable, such terms means 12 times the average of the principal and interest payments for the first 12 payment periods during the amortization period.

Monthly debt service and the debt service coverage ratios are also calculated using the monthly payment in effect as of the Cut-off Date, subject to the proviso to the prior sentence. Annual Debt Service is calculated with regard to the related Mortgage Loan included in the issuing entity only, unless otherwise expressly indicated.

“Appraised Value” means, for any Mortgaged Property, the appraiser’s adjusted value of such Mortgaged Property as determined by the most recent third party appraisal of the Mortgaged Property available to the related mortgage loan seller as set forth under “Appraised Value” on Annex A-1. The Appraised Value set forth on Annex A-1 is the “as-is” value unless otherwise specified in this prospectus, on Annex A-1 and/or the related footnotes. In certain cases, appraisals may reflect both the “as-is” value and an “as-stabilized”, “as-complete” or other hypothetical value. However, the appraised value reflected in this prospectus with respect to each mortgaged property reflects only the “as-is” value unless otherwise specified. Any non-“as-is” value may be based on certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. We cannot assure you that those assumptions are or will be accurate or that any such non-“as-is” value will be the value of the related mortgaged property at maturity or other specified date. In addition, with respect to certain mortgage loans secured by multiple mortgaged properties, the appraised value may be an “as portfolio” value that assigns a premium to the value of the mortgaged properties as a whole, which value exceeds the sum of their individual appraised values. With respect to any Mortgage Loan that is a part of a Whole Loan, the Appraised Value is based on the appraised value of the related Mortgaged Property that secures the entire Whole Loan. See “Description of the Mortgage Pool—Appraised Value”. For additional information related to calculation of

“Appraised Value” for Mortgage Loans secured by residential cooperatives see “—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives” below.

In the following cases, the Appraised Value set forth in this prospectus and on Annex A-1 is not the “as-is” appraised value, but is instead calculated based on the condition(s) set forth in the table below:

Mortgage Loan or Mortgaged Property Name	% of Initial Pool Balance by Allocated Loan Amount	Cut-off Date LTV Ratio (Other Than “As-Is”)	LTV Ratio at Maturity or ARD (“Other Than As-Is”)	Other than “As-Is” Appraised Value	Cut-off Date LTV Ratio (“As-Is”)	LTV Ratio at Maturity or ARD (“As-Is”)	“As-Is” Appraised Value
350 Bush Street(1)	9.6%	35.4%	35.4%	$522,000,000	37.5%	37.5%	$493,000,000
Marriott Hanover(2)	5.8%	58.1%	53.5%	$103,300,000	70.6%	65.1%	$85,000,000
Hilton Garden Inn Las Colinas(3)	1.8%	60.1%	53.2%	$31,600,000	68.1%	60.3%	$27,900,000
CVS Office(4)	1.1%	55.3%	55.3%	$19,900,000	64.9%	64.9%	$16,950,000
Buda Shops(5)	0.3%	61.4%	56.6%	$5,700,000	63.6%	58.7%	$5,500,000

(1)	The Appraised Value assumes that all outstanding free rent, tenant improvements and leasing commissions have been completed for the three tenants occupying the entire Mortgaged Property. Reserves were taken at close for all outstanding free rent, tenant improvements and leasing commissions.

(2)	The Appraised Value assumes the in process property improvement plan (“PIP”) has been completed. The PIP is anticipated to be completed in May 2020 and a reserve for all outstanding PIP work was taken at loan origination.

(3)	The Appraised Value assumes the in process PIP has been completed. The PIP is anticipated to be completed in February 2020 and a reserve for all outstanding PIP work was taken at loan origination.

(4)	The Appraised Value assumes that the sole tenant (58,950 square feet), representing 100.0% of net rentable square feet, is in occupancy of its space and paying full, unabated rent. The sole tenant is anticipated to be in occupancy of its space by June 2019 and begin paying unabated rent by May 2020. Reserves were taken at loan origination for all outstanding free rent, tenant improvements and leasing commissions.

(5)	The Appraised Value assumes the largest tenant (2,285 square feet), representing 19.4% of net rentable square feet, has commenced paying rent and all outstanding tenant improvements have been completed for the fourth largest tenant (1,655 square feet), representing 14.0% of net rentable square feet. The largest tenant is anticipated to begin paying rent in September 2019 and outstanding tenant improvements are anticipated to be completed for the fourth largest tenant in July 2019. Reserves for the gap rent and outstanding tenant improvement work were taken at closing.

With respect to the Great Wolf Lodge Southern California Mortgage Loan (3.9%), the Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD of 49.5% and 49.5%, respectively, were calculated based on an Appraised Value which includes $9,600,000 attributable to the disposition and development agreement and transient occupancy tax rebates at the Mortgaged Property. See “—Real Estate and Other Tax Considerations”. The Appraised Value, Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD without including such amount are $293,300,000, 51.1% and 51.1%, respectively.

“Balloon Balance” means, with respect to any Mortgage Loan, the principal amount that will be due at maturity (or, in the case of any ARD Loan, at the related Anticipated Repayment Date) for such Mortgage Loan, assuming no payment defaults or principal prepayments.

“Cash Flow Analysis” is, with respect to one or more of the Mortgaged Properties securing a Mortgage Loan among the 15 largest Mortgage Loans, a summary presentation of certain adjusted historical financial information provided by the related borrower, and a calculation of the Underwritten Net Cash Flow expressed as (a) “Effective Gross Income” minus (b) “Total Operating Expenses” and underwritten replacement reserves and (if applicable) tenant improvements and leasing commissions. For this purpose:

●

“Effective Gross Income” means, with respect to any Mortgaged Property, the revenue derived from the use and operation of that property, less allowances for vacancies, concessions and credit losses. The “revenue” component of such calculation was generally determined on the basis of the information described with respect to the “revenue” component described under “Underwritten Net Cash Flow” below. In general, any non-recurring revenue items and non-property related revenue are eliminated from the calculation of Effective Gross Income.

●	“Total Operating Expenses” means, with respect to any Mortgaged Property, all operating expenses associated with that property, including, but not limited to, utilities, administrative expenses, repairs and maintenance, management fees, advertising costs, insurance premiums, real estate taxes and (if applicable) ground rent. Such expenses were generally determined on the basis of the same information as the “expense” component described under “Underwritten Net Cash Flow” below.

To the extent available, selected historical income, expenses and net income associated with the operation of the related Mortgaged Property securing each Mortgage Loan appear in each cash flow summary contained in Annex A-3. Such information is one of the sources (but not the only source) of information on which calculations of Underwritten Net Cash Flow are based. The historical information presented is derived from audited and/or unaudited financial statements provided by the borrowers. The historical information in the cash flow summaries reflects adjustments made by the mortgage loan seller to exclude certain items contained in the related financial statements that were not considered in calculating Underwritten Net Cash Flow and is presented in a different format from the financial statements to show a comparison to the Underwritten Net Cash Flow. In general, solely for purposes of the presentation of historical financial information, the amount set forth under the caption “gross income” consists of the “total revenues” set forth in the applicable financial statements (including (as and to the extent stated) rental revenues, tenant reimbursements and recovery income (and, in the case of hospitality properties and certain other property types, parking income, telephone income, food and beverage income, laundry income and other income), with adjustments to exclude amounts recognized on the financial statements under a straight-line method of recognizing rental income (including increases in minimum rents and rent abatements) from operating leases over their lives and items indicated as extraordinary or one-time revenue collections or considered nonrecurring in property operations. The amount set forth under the caption “expenses” in the historical financial information consists of the total expenses set forth in the applicable financial statements, with adjustments to exclude allocated parent company expenses, restructuring charges and charges associated with employee severance and termination benefits, interest expenses paid to company affiliates or unrelated third parties, charges for depreciation and amortization and items indicated as extraordinary or one-time losses or considered nonrecurring in property operations.

The selected historical information presented in the cash flow summaries is derived from audited and/or unaudited financial statements furnished by the respective borrowers which have not been verified by the depositor, any underwriters, the mortgage loan sellers or any other person. Audits or other verification of such financial statements could result in changes thereto, which could in turn result in the historical net income presented herein being overstated or understated.

The “Cut-off Date Balance” of any Mortgage Loan will be the unpaid principal balance of that Mortgage Loan, as of the Cut-off Date for such Mortgage Loan, after application of all payments due on or before that date, whether or not received.

An “LTV Ratio” for any Mortgage Loan, as of any date of determination, is a fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of the

Mortgage Loan as of that date (assuming no defaults or prepayments on the Mortgage Loan prior to that date), and the denominator of which is the Appraised Value.

With respect to Mortgage Loans which have an Appraised Value other than an “as-is” appraised value, or have an “as portfolio” value, as set forth in the definition of “Appraised Value” above, the LTV Ratio is, unless otherwise expressly indicated, based on such non-“as-is” or “as portfolio” Appraised Value.

With respect to a Mortgage Loan that is part of a Whole Loan, unless otherwise expressly indicated, LTV Ratios were calculated based on the aggregate principal balance of such Mortgage Loan and any related Pari Passu Companion Loan(s) (but excluding any related Subordinate Companion Loan).

The LTV Ratio as of the related maturity date or, if applicable, the Anticipated Repayment Date, set forth in Annex A-2 was calculated based on the principal balance of the related Mortgage Loan on the related maturity date or Anticipated Repayment Date, as the case may be, assuming all principal payments required to be made on or prior to the related maturity date or, if applicable, the Anticipated Repayment Date (in either case, not including the balloon payment) are made. In addition, because it is based on the value of a Mortgaged Property determined as of loan origination, the information set forth in this prospectus in Annex A-1 and in Annex A-2 is not necessarily a reliable measure of the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property could have decreased from the appraised value determined at origination and the current actual LTV Ratio of a Mortgage Loan and the LTV Ratio at maturity or anticipated repayment date may be higher than its LTV Ratio at origination even after taking into account amortization since origination. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

“Cut-off Date Loan-to-Value Ratio” or “Cut-off Date LTV Ratio” generally means the ratio, expressed as a percentage, of the Cut-off Date Balance of a Mortgage Loan to the Appraised Value of the related Mortgaged Property or Mortgaged Properties determined as described under “—Appraised Value”.

With respect to Mortgage Loans which have an Appraised Value other than an “as-is” appraised value, or have an “as portfolio” value, as set forth in the definition of “Appraised Value” above, the Cut-off Date LTV Ratio is, unless otherwise expressly indicated, based on such non-“as-is” or “as portfolio” Appraised Value.

With respect to a Mortgage Loan that is part of a Whole Loan, unless otherwise expressly indicated, the Cut-off Date LTV Ratio was calculated based on the aggregate principal balance of such Mortgage Loan and any related Pari Passu Companion Loan(s) (but excluding any related Subordinate Companion Loan) as of the Cut-off Date.

Because the Appraised Values of the Mortgaged Properties were determined prior to origination, the information set forth in this prospectus, including the Annexes hereto, is not necessarily a reliable measure of property value or the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property may have decreased from the appraised value determined at origination and the current actual cut-off date loan-to-value ratio of a Mortgage Loan may be higher than the Cut-off Date LTV Ratio that we present in this prospectus, even after taking into account any amortization since origination. No representation is made that any Appraised Value presented in this prospectus would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale of that property. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

“Debt Service Coverage Ratio”, “DSCR”, “Underwritten Debt Service Coverage Ratio”, “U/W NCF DSCR” or “U/W DSCR” generally means the ratio of the Underwritten Net Cash Flow for the related Mortgaged Property or Mortgaged Properties to the Annual Debt Service as shown on Annex A-1.

With respect to a Mortgage Loan that is part of a Whole Loan, unless otherwise expressly indicated, such debt service coverage ratio was calculated based on the aggregate Annual Debt Service of the Mortgage Loan and the related Pari Passu Companion Loan(s) (but excluding any related Subordinate Companion Loan).

In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property or expected to be generated by a property based upon executed leases that is available for debt service to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property’s ability to service the mortgage debt over the entire remaining loan term. See the definition of “Underwritten Net Cash Flow” below.

The Underwritten Debt Service Coverage Ratios presented in this prospectus appear for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a Mortgaged Property or Mortgaged Properties to generate sufficient cash flow to repay the related Mortgage Loan. No representation is made that the Underwritten Debt Service Coverage Ratios presented in this prospectus accurately reflect that ability.

“GLA” means gross leasable area.

“In-Place Cash Management” means, for funds directed into a lockbox, such funds are generally not made immediately available to the related borrower, but instead are forwarded to a cash management account controlled by the lender and the funds are disbursed according to the related Mortgage Loan documents with any excess remitted to the related borrower (unless an event of default under the Mortgage Loan documents or one or more specified trigger events have occurred and are continuing) generally on a daily basis.

“Loan Per Unit” means the principal balance per unit of measure (as applicable) as of the Cut-off Date. With respect to any Mortgage Loan that is part of a Whole Loan structure, the Loan Per Unit is calculated with regard to both the related Pari Passu Companion Loan(s) and the related Mortgage Loan included in the issuing entity, but without regard to any related Subordinate Companion Loan, unless otherwise expressly indicated.

“LTV Ratio at Maturity or ARD”, “LTV Ratio at Maturity or Anticipated Repayment Date” and “Balloon or ARD LTV Ratio” generally means the ratio, expressed as a percentage, of (a) the principal balance of a balloon Mortgage Loan scheduled to be outstanding on the stated maturity date (or, in the case of an ARD Loan, scheduled to be outstanding on the Anticipated Repayment Date), assuming (among other things) no prepayments or defaults, to (b) the Appraised Value of the related Mortgaged Property or Mortgaged Properties determined as described under “—Appraised Value”. Each Mortgage Loan requires that a regular monthly debt service payment be made on the stated maturity date or Anticipated Repayment Date, as applicable, and accordingly the principal balance referenced in clause (a) of the immediately preceding sentence will be net of the principal portion, if any, of the monthly debt service payment due on such date.

With respect to Mortgage Loans which have an Appraised Value other than an “as-is” appraised value, or have an “as portfolio” value, as set forth in the definition of “Appraised Value” above, the LTV Ratio at Maturity or ARD is, unless otherwise expressly indicated, based on such non-“as-is” or “as portfolio” Appraised Value.

With respect to a Mortgage Loan that is part of a Whole Loan, unless otherwise expressly indicated, the LTV Ratio at Maturity or ARD was calculated based on the aggregate principal balance of such Mortgage Loan and any related Pari Passu Companion Loan(s) (but excluding any related Subordinate Companion Loan) as of the stated maturity date or Anticipated Repayment Date, as applicable.

Because the Appraised Values of the Mortgaged Properties were determined prior to origination, the information set forth in this prospectus, including the Annexes hereto, is not necessarily a reliable measure of the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property may have decreased from the appraised value determined at origination and the actual loan-to-value ratio at maturity of a Mortgage Loan may be higher than the LTV Ratio at Maturity or ARD that we present in this prospectus. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

“Maturity Date Balloon or ARD Payment” or “Balloon or ARD Payment” means, for any balloon Mortgage Loan or ARD Loan, the payment of principal due upon its stated maturity date or Anticipated Repayment Date. Each Mortgage Loan requires that a regular monthly debt service payment be made on the stated maturity date or Anticipated Repayment Date, as applicable, and accordingly the payment of principal referenced in the immediately preceding sentence will be net of the principal portion, if any, of the monthly debt service payment due on such date.

“Net Operating Income” generally means (other than as set forth in the proviso to this definition), for any given period (ending on the “NOI Date”), the total operating revenues derived from a Mortgaged Property during that period, minus the total operating expenses incurred in respect of that Mortgaged Property during that period other than:

●	non-cash items such as depreciation and amortization,

●	capital expenditures, and

●	debt service on the related Mortgage Loan or on any other loans that are secured by that Mortgaged Property.

“NRA” means net rentable area.

“Occupancy Rate” means (i) in the case of multifamily rental properties (other than residential cooperative properties) and manufactured housing community properties, the percentage of rental units or pads, as applicable, that are rented (generally without regard to the length of the lease or rental period) as of the date of determination; (ii) in the case of office, retail and industrial/warehouse properties, the percentage of the net rentable square footage rented as of the date of determination (subject to, in the case of certain Mortgage

Loans, one or more of the additional lease-up assumptions); (iii) in the case of hospitality properties, the percentage of available rooms occupied for the trailing 12-month period ending on the date of determination; (iv) in the case of self storage facilities, either the percentage of the net rentable square footage rented or the percentage of units rented as of the date of determination, depending on borrower reporting and (v) in the case of residential cooperative properties, the property vacancy assumption and, if applicable, the collection loss assumption reflected in the related appraisal for purposes of determining the appraised value of the related Mortgaged Property as a multifamily rental property (i.e., the “Coop-Rental Value” reflected in Annex A-1); such property vacancy assumption and, if applicable, collection loss assumption for residential cooperative properties does not reflect actual occupancy. In the case of some of the Mortgage Loans, the calculation of Occupancy Rate for one or more related properties was based on assumptions regarding occupancy, such as: the assumption that a particular tenant at the subject Mortgaged Property that has executed a lease (or, in some cases, a letter of intent to execute a lease), but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy on a future date generally expected to occur within 12 months of the Cut-off Date; assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the subject Mortgaged Property; and certain additional lease-up assumptions as may be described in the footnotes to Annex A-1. For information regarding the determination of the occupancy rates with respect to the 15 largest Mortgage Loans and related Mortgaged Properties, see the individual Mortgage Loan and portfolio descriptions in Annex A-3.

“Occupancy As Of Date” means the date of determination of the Occupancy Rate of a Mortgaged Property. With respect to a Mortgage Loan secured by a residential cooperative property, the Occupancy As Of Date is the date as of which the value of the related Mortgaged Property is determined pursuant to the appraisal from which the Occupancy Rate is derived.

“Prepayment Provisions” denotes a general summary of the provisions of a Mortgage Loan that restrict the ability of the related borrower to voluntarily prepay the Mortgage Loan. In each case, some exceptions may apply that are not described in the general summary, such as provisions that permit a voluntary partial prepayment in connection with the release of a portion of a Mortgaged Property, or require the application of tenant holdback reserves to a partial prepayment, in each case notwithstanding any lockout period or yield maintenance charge that may otherwise apply. In describing Prepayment Provisions, we use the following symbols with the indicated meanings:

●	“@%(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of a Prepayment Premium (equal to @% of the prepaid amount).

●	“DEF(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which voluntary prepayments of principal are prohibited, but the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property.

●	“LO(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which voluntary prepayments of principal are prohibited and defeasance is not permitted.

●	“O(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted without the payment of any Prepayment Premium or Yield Maintenance Charge and the lender is not entitled to require a defeasance in lieu of prepayment.

●	“YM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of a Yield Maintenance Charge and the lender is not entitled to require a defeasance in lieu of prepayment.

●	“DEF/@(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of a Prepayment Premium (equal to @% of the prepaid amount).

●	“DEF/YM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of a Yield Maintenance Charge.

●	“DEF/YM@(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of the greater of a Yield Maintenance Charge and a Prepayment Premium (equal to @% of the prepaid amount).

●	“YM@(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of the greater of a Yield Maintenance Charge and a Prepayment Premium (equal to @% of the prepaid amount) and the lender is not entitled to require a defeasance in lieu of prepayment.

“Remaining Term to Maturity or ARD” means, with respect to any Mortgage Loan, the number of months from the Cut-off Date to the related stated maturity date or Anticipated Repayment Date.

“RevPAR” means, with respect to any hospitality property, revenue per available room.

“Square Feet”, “SF” or “Sq. Ft.” means, in the case of a Mortgaged Property operated as a retail center, office, self storage, industrial/warehouse facility, any combination of the foregoing or other single-purpose property, the square footage of the net rentable or leasable area.

“T-12” and “TTM” each means trailing 12 months.

“Term to Maturity” means, with respect to any Mortgage Loan, the remaining term, in months, from the Cut-off Date for such Mortgage Loan to the related maturity date or, in the case of an ARD Loan, the related Anticipated Repayment Date, as applicable. Annex A-1 indicates which Mortgage Loans are ARD Loans.

“Underwritten Expenses” or “U/W Expenses” means, with respect to any Mortgage Loan or Mortgaged Property, an estimate of (a) operating expenses (such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising); and (b) estimated fixed expenses (such as insurance, real estate taxes and, if applicable, ground, space or air rights lease payments), as determined by the related Mortgage Loan seller and generally derived from historical expenses at the Mortgaged Property, the borrower’s budget or appraiser’s estimate, in some cases adjusted for significant occupancy increases and a market rate management fee and subject to certain assumptions and subjective judgments of each Mortgage Loan seller as described under the definition of “Underwritten Net Operating Income” in this prospectus.

“Underwritten Net Cash Flow”, “Underwritten NCF” or “U/W NCF” means an amount based on assumptions relating to cash flow available for debt service. In general, it is the Underwritten Net Operating Income less all reserves for capital expenditures, including tenant improvement costs and leasing commissions. Underwritten Net Cash Flow generally does not reflect interest expenses, non-cash items such as depreciation and amortization and other non-reoccurring expenses. For certain additional information related to calculation of “Underwritten Net Cash Flow”, “Underwritten NCF” or “U/W NCF” for the Mortgage Loans secured by residential cooperative properties, see “—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives”.

In determining the “revenue” component of Underwritten Net Cash Flow for each Mortgaged Property (other than a residential cooperative property), the related mortgage loan seller generally relied on a rent roll and/or other known, signed tenant leases, executed extension options, property financial statements, estimates in the related appraisal, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied by the related borrower and, where the actual vacancy shown thereon and, if available, the market vacancy was less than 5%, assumed a minimum 5% vacancy in determining revenue from rents (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hospitality property, room rent, food and beverage revenues and other hospitality property income), except that in the case of certain non-multifamily and non-manufactured housing community properties, space occupied by such anchor or single tenants or other large creditworthy tenants may have been disregarded (or a rate of less than 5% has been assumed) in performing the vacancy adjustment due to the length of the related leases or creditworthiness of such tenants. Where the actual or market vacancy was greater than 5%, the mortgage loan seller determined revenue from rents (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hospitality property, room rent, food and beverage revenues and other hospitality property income) by generally relying on a rent roll and/or other known, signed leases, executed lease extension options, property financial statements, estimates in the related appraisal, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied and generally (but not in all cases) the greatest of (a) actual current vacancy at the related Mortgaged Property or a vacancy otherwise based on performance of the related Mortgaged Property (e.g., an economic vacancy based on actual collections for a specified trailing period), (b) if available, current vacancy according to third-party-provided market information or at comparable properties in the same or similar market as the related Mortgaged Property, subject to adjustment to address special considerations (such as where market vacancy may have been ignored with respect to space covered by long-term leases or because it was deemed inapplicable by reason of, among other things, below market rents at or unique characteristics of the subject Mortgaged Property) and/or to reflect the appraiser’s conclusion of a supportable or stabilized occupancy rate, and (c) subject to the discussion above, 5%. In some cases involving a multi-property Mortgage Loan, the foregoing vacancy assumptions may be applied to the portfolio of the related Mortgaged Properties in the entirety, but may not apply to each related Mortgaged Property. In addition, for some Mortgaged Properties, the actual vacancy may reflect the average vacancy over the course of a year (or trailing 12-month period). In determining revenue for multifamily, manufactured housing community and self storage properties, the mortgage loan sellers generally reviewed rental revenue shown on the rolling one-to-twelve month (or some combination thereof) operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or operating statements with respect to the prior one-to-twelve-month periods. In the case of hospitality properties, gross receipts were generally determined based upon the average occupancy not to exceed 80% and daily rates based on third-party-provided market information or average daily rates achieved during the prior one-to-three year annual reporting period.

In determining the “expense” component of Underwritten Net Cash Flow for each Mortgaged Property, the related mortgage loan seller generally relied on, to the extent available, historical operating statements, full-year or year-to-date financial statements, rolling 12-month operating statements, year-to-date financial statements and/or budgets supplied by the related borrower, as well as estimates in the related appraisal, except that: (i) if tax or insurance expense information more current than that reflected in the financial statements was available and verified, the newer information was generally used; (ii) property management fees were generally assumed to be 1% to 6% (depending on the property type) of effective gross revenue (or, in the case of a hospitality property, gross receipts); (iii) in general, depending on the property type, assumptions were made with respect to the average amount of reserves for leasing commissions, tenant improvement expenses and capital expenditures; (iv) expenses were assumed to include annual replacement reserves; and (v) recent changes in circumstances at the Mortgaged Properties were taken into account (for example, physical changes that would be expected to reduce utilities costs). Annual replacement reserves were generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or minimum requirements by property type designated by the mortgage loan seller, and are: (a) in the case of retail, office, self storage and industrial/warehouse properties, generally not more than $0.40 per square foot of net rentable commercial area (and may be zero); (b) in the case of multifamily rental apartments, generally not more than approximately $400 per residential unit per year, depending on the condition of the property (and may be zero); (c) in the case of manufactured housing community properties, generally not more than approximately $80 per pad per year, depending on the condition of the property (and may be zero); and (d) in the case of hospitality properties, generally 4% to 5%, inclusive, of gross revenues (and may be zero). In addition, in some cases, the mortgage loan seller recharacterized as capital expenditures items that are reported by borrowers as operating expenses (thus increasing the “net cash flow”).

Historical operating results may not be available for Mortgaged Properties with newly constructed improvements, Mortgaged Properties with triple-net leases, Mortgaged Properties that have recently undergone substantial renovations and newly acquired Mortgaged Properties. In such cases, items of revenue and expense used in calculating Underwritten Net Cash Flow were generally derived from rent rolls, estimates set forth in the related appraisal, leases with tenants, other third-party-provided market information or from other borrower-supplied information. We cannot assure you with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by the related mortgage loan seller in determining the presented operating information.

For purposes of calculating Underwritten Net Cash Flow for Mortgage Loans where leases have been executed by one or more affiliates of the borrower, the rents under some of such leases, if applicable, have been adjusted downward to reflect market rents for similar properties if the rent actually paid under the lease was significantly higher than the market rent for similar properties.

The amounts described as revenue and expense above are often highly subjective values. In the case of some of the Mortgage Loans, the calculation of Underwritten Net Cash Flow for the related Mortgaged Properties was based on assumptions regarding projected rental income, expenses and/or occupancy, including, without limitation, one or more of the following: (i) the assumption that a particular tenant at a Mortgaged Property that has executed a lease or letter of intent, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date generally expected to occur within 12 months of the Cut-off Date; (ii) the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period, will be paid commencing on such future date; (iii) assumptions regarding the probability of renewal or extension of particular leases and/or the re-leasing of certain space at a Mortgaged Property and the anticipated effect on capital and re-leasing expenditures; (iv) assumptions regarding the costs and expenses, including leasing commissions and tenant improvements, associated with leasing vacant space or releasing occupied space at a future date; and (v) assumptions regarding future increases or decreases in expenses, or whether certain expenses are capital expenses or should be treated as expenses which are not recurring. In addition, in the case of some commercial properties, the underwritten revenues were adjusted upward to account for a portion or average of the additional rents provided for under any rent step-ups scheduled to occur over the terms of the executed leases. We cannot assure you that the assumptions made with respect to any Mortgage Loan will, in fact, be consistent with actual property performance. Actual annual net cash flow for a Mortgaged Property may be less than the Underwritten Net Cash Flow presented with respect to that property in this prospectus. In addition, the underwriting analysis of any particular Mortgage Loan as described herein by a particular Mortgage Loan seller may not conform to an analysis of the same property by other persons or entities.

See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions”. See also Annex A-1 and the footnotes thereto and “—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives” below.

The “Underwritten Net Cash Flow Debt Service Coverage Ratio” or “U/W NCF DSCR” for any Mortgage Loan for any period, as presented in this prospectus, including the tables presented on Annex A-1 and Annex A-2 attached hereto, is the ratio of Underwritten Net Cash Flow calculated for the related Mortgaged Property to the amount of Annual Debt Service on such Mortgage Loan.

With respect to a Mortgage Loan that is part of a Whole Loan, unless otherwise expressly indicated, such debt service coverage ratio was calculated based on the aggregate Annual Debt Service of such Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-off Date (but excluding any related Subordinate Companion Loan).

“Underwritten NCF Debt Yield” or “U/W NCF Debt Yield” generally means, with respect to any Mortgage Loan, the related Underwritten NCF divided by the Cut-off Date Balance of that Mortgage Loan.

With respect to a Mortgage Loan that is part of a Whole Loan, unless otherwise expressly indicated, such debt yield was calculated based on the aggregate principal balance of such Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-off Date (but excluding any related Subordinate Companion Loan).

No Mortgage Loan included in the Trust has an Underwritten NCF Debt Yield calculated based on the related Cut-off Date Balance less a related earnout or holdback reserve.

“Underwritten Net Operating Income”, “Underwritten NOI” or “U/W NOI” means an amount based on assumptions of the cash flow available for debt service before deductions for capital expenditures, including replacement reserves, tenant improvement costs and leasing commissions. In general, Underwritten Net Operating Income is the assumed revenue derived from the use and operation of a Mortgaged Property, consisting primarily of rental income, less the sum of (a) assumed operating expenses (such as utilities, administrative expenses, repairs and maintenance, management fees and advertising) and (b) fixed expenses, such as insurance, real estate taxes and, if applicable, ground lease payments. Underwritten Net Operating Income is generally estimated in the same manner as Underwritten Net Cash Flow, except that no deduction is made for capital expenditures, including replacement reserves, tenant improvement costs and leasing commissions. For certain additional information related to calculation of “Underwritten Net Operating Income”, “Underwritten NOI” or “U/W NOI” for the Mortgage Loans secured by residential cooperative properties, see “—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives” below. See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions”.

“Underwritten Net Operating Income Debt Service Coverage Ratio” or “U/W NOI DSCR” for any Mortgage Loan for any period, as presented in this prospectus, including the tables presented on Annex A-1 and Annex A-2, is the ratio of Underwritten NOI calculated for the related Mortgaged Property to the amount of total Annual Debt Service on such Mortgage Loan except that the Underwritten Net Operating Income Debt Service Coverage Ratio for all partial interest-only loans, if any, was calculated based on the first principal and interest payment required to be made to the issuing entity during the term of the Mortgage Loan. The Underwritten Net Operating Income Debt Service Coverage Ratios for all interest-only Mortgage Loans were calculated based on the sum of the first 12 interest payments following the Cut-off Date.

With respect to a Mortgage Loan that is part of a Whole Loan, unless otherwise expressly indicated, such debt service coverage ratio was calculated based on the aggregate Annual Debt Service of such Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-off Date (but excluding any related Subordinate Companion Loan).

“Underwritten NOI Debt Yield” or “U/W NOI Debt Yield” means, with respect to any Mortgage Loan, the related Underwritten NOI divided by the Cut-off Date Balance of that Mortgage Loan.

With respect to a Mortgage Loan that is part of a Whole Loan, unless otherwise expressly indicated, such debt yield was calculated based on the aggregate principal balance of such Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-off Date (but excluding any related Subordinate Companion Loan).

“Underwritten Revenues” or “U/W Revenues” with respect to any Mortgage Loan means the gross potential rent (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hospitality property, room rent, food and beverage revenues and other hospitality property income), subject to the assumptions and subjective judgments of each mortgage loan seller as described under the definition of “Underwritten Net Operating Income” above.

“Units”, “Rooms”, “Beds” or “Pads” means (a) in the case of a Mortgaged Property operated as multifamily housing or as residential cooperative properties, the number of apartments, regardless of the size of or number of rooms in such apartment, (b) in the case of a Mortgaged Property operated as a hospitality property, the number of guest rooms, (c) in the case of a Mortgaged Property operated as a manufactured housing community property, the number of pads for manufactured homes, (d) in the case of certain Mortgaged Properties operated as self storage properties, the number of self storage units or (e) in the case of certain Mortgaged Properties operated as student housing properties, the number of beds.

“Weighted Average Mortgage Rate” means the weighted average of the Mortgage Rates as of the Cut-off Date.

You should review the footnotes to Annex A-1 in this prospectus for information regarding certain other loan-specific adjustments regarding the calculation of debt service coverage ratio information, loan-to-value ratio information, debt yield information and/or loan per net rentable square foot or unit with respect to certain of the Mortgage Loans.

Except as otherwise specifically stated, the Cut-off Date LTV Ratio, Underwritten Debt Service Coverage Ratio, LTV Ratio at Maturity or ARD, Underwritten NCF Debt Yield, Underwritten NOI Debt Yield and loan per net rentable square foot or unit statistics with respect to each Mortgage Loan are calculated and presented without regard to any indebtedness other than the Mortgage Loan, whether or not secured by the related Mortgaged Property, ownership interests in the related borrower or otherwise, that currently exists or that may be incurred by the related borrower or its owners in the future.

References to “Weighted Averages” of the Mortgage Loans in the Mortgage Pool or any particular sub-group of the mortgage loans are references to averages weighted on the basis of the Cut-off Date Balances of the subject Mortgage Loans.

If we present a debt rating for some tenants and not others in the tables, you should assume that the other tenants are not rated and/or have below-investment grade ratings. If a tenant has a rated parent or affiliate, we present the rating of that parent or affiliate, notwithstanding that the parent or affiliate may itself have no obligations under the lease. Presentation of a rating opposite a tenant should not be construed as a statement that the relevant tenant will perform or be able to perform its obligations.

The sum in any column of any of the tables in Annex A-2 may not equal the indicated total due to rounding.

Historical information presented in this prospectus, including information in Annex A-1 and Annex A-3, is derived from audited and/or unaudited financial statements provided by the borrowers. In each case, the historical information is taken from the same source with respect to a Mortgage Loan and subject to the same adjustments and considerations as described above with respect to the 15 largest Mortgage Loans under the definition of “Cash Flow Analysis”.

Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives

With respect to any Mortgage Loans secured by residential cooperative properties that are sold to the Trust by National Cooperative Bank, N.A., due to attributes particular to residential housing cooperatives, certain information presented in this prospectus and in Annex A-1 differs from that presented for other Mortgage Loans included in the Trust. Several of these differences are particularly relevant to your consideration of an investment in the Offered Certificates.

In particular, the manner in which loan-to-value ratios, debt service coverage ratios and debt yields are calculated for Mortgage Loans secured by residential cooperative properties sold to the Trust by National Cooperative Bank, N.A. differs from the manner in which such calculations are made for other Mortgage Loans included in the Trust.

For example, the appraised value of such a residential cooperative property used for purposes of determining the loan-to-value ratio for the related Mortgage Loan as of any date is the value estimate reflected in an appraisal of such residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative and, in general, such value equals the sum of (i) the gross share value of all cooperative units in such residential cooperative property, based in part on various comparable sales of cooperative apartment units in the market, plus (ii) the amount of the underlying debt encumbering such residential cooperative property. This value, based upon the most recent appraisal as of the Cut-off Date, is reflected as the “Appraised Value” of a residential cooperative property on Annex A-1. There is generally a limited market for the sale of sponsor or investor held units that are rent regulated, rent stabilized or rent controlled units, and in certain instances, for the sale of market rate units. Therefore, the appraiser typically applies a discount when deriving a gross share value for such units as and if the appraiser deems appropriate. The amount of such discount will depend on such factors as location, condition, tenancy profile (age of the tenants), and the amount of positive or negative cash flow. In certain instances, in determining the gross share value of market rate sponsor or investor held units occupied by rental tenants, the appraiser has taken into consideration a value for such units determined by capitalizing the anticipated net operating income to be realized from such occupied units. The comparable sales considered in the appraisers’ estimates of gross share values may have occurred at properties where the cooperative entity’s underlying mortgage debt per cooperative unit was substantially more or less than that at the applicable Mortgaged Property. The appraisers generally made no adjustments to comparable sales statistics to account for any such differences, although monthly unit maintenance obligations may have been considered. With respect to limited equity cooperatives (i.e., housing cooperatives in which eligible members purchase shares at below market prices and are subject to various restrictions, including restrictions on the sale price for which units may be re-sold and/or restrictions upon the income or other characteristics of purchasers of such units), the gross share value is calculated without regard to any applicable sale price restrictions. With respect to residential cooperative properties, the “Appraised Value” does not constitute a market value, and should not be considered to be the value that would be realized following a foreclosure of a mortgage loan secured by a residential cooperative property. Upon a foreclosure of a mortgage loan secured by a residential cooperative property, it is likely that the operation of such mortgaged property as a residential cooperative property would terminate, and it is likely that the mortgaged property would be operated and sold as a multifamily rental property. A residential cooperative property is also valued as a multifamily rental property to determine a “Coop-Rental Value” as set forth on Annex A-1. The value of a residential cooperative property as a multifamily rental property is the value estimate reflected in an appraisal of such residential cooperative property and, in general, is derived by applying an appropriate capitalization rate (as determined by the appraiser) to the Underwritten Net Cash Flow for such residential cooperative property. In certain instances, the appraiser may have made adjustments to increase or decrease such capitalized value as deemed appropriate by the appraiser (for example, the appraiser may have reduced such capitalized value to reflect the cost of completing material deferred maintenance or may have increased such capitalized value to reflect the existence of certain tax abatements or incentives). Certain of the residential cooperative mortgaged properties have a substantial number of units that are owned by the related coop sponsor or an investor, and leased by it to rental tenants, which units are currently subject to rent regulation, rent stabilization or rent control laws and are expected to continue to be subject to such laws following a foreclosure, and accordingly the rental income that can be expected to be earned from such units (and any other units that are or become subject to such laws) will be limited by the provisions of such laws. In addition, to the extent that other units at a residential cooperative mortgaged property were subject to rent regulation, rent stabilization or rent control laws prior to the conversion to a cooperative (which is likely to be the case if sponsor or investor units are subject to such laws), if the related residential cooperative mortgage loan were to be foreclosed, such units would again be subject to rent regulation, rent stabilization or rent control laws. However, the “Coop-Rental Value” Appraised Values of the residential cooperative mortgaged properties assume that if the mortgaged property were operated as a multifamily rental property all units (other than, in some cases, sponsor or investor units that are subject to rent regulation, rent stabilization or rent control laws) will be rented at market rates.

In addition, for purposes of determining the debt service coverage ratio and debt yield for a Mortgage Loan secured by a residential cooperative property and for the purpose of determining the value of a residential cooperative property as a multifamily rental property, the “U/W Net Cash Flow” or “U/W NCF” for a residential cooperative property and the “U/W Net Operating Income” or “U/W NOI” for a residential cooperative property, in each case as set forth on Annex A-1, is the projected operating income of such residential cooperative property as set forth in the appraisal assuming such property is operated as a rental property with rents and other income set at prevailing market rates (but taking into account the presence of existing rent regulated, rent stabilized or rent controlled rental tenants), reduced by underwritten property operating expenses and a market-rate vacancy and, if applicable, collection loss assumption and, in the case of “U/W Net Cash Flow” or “U/W NCF”, further reduced by projected replacement reserves for capital expenditures, in each case as determined by the appraiser. Accordingly, U/W Revenues, U/W Expenses, U/W Net Operating Income, U/W Replacement and U/W Net Cash Flow, in each case as set forth on Annex A-1, are derived from the appraisal. However, the projected rental income used in such determinations may differ materially from the scheduled monthly maintenance payments from the tenant-stockholders upon which residential cooperatives depend.

The loan-to-value ratios, debt service coverage ratios and debt yields presented herein with respect to Mortgage Loans secured by residential cooperative properties may differ from the loan-to-value ratios, debt service coverage ratios and debt yields that would have been determined for such Mortgage Loans secured by residential cooperative properties had a different methodology (including the methodology used for calculating such values with respect to the other Mortgage Loans sold to the depositor) been used.

With respect to information presented in Annex A-1 with respect to mortgage loans secured by residential cooperative properties that have existing subordinate secured indebtedness in the form of a second priority line of credit (each, a “Subordinate LOC”), (1) the Cut-off Date Subordinate Mortgage Debt Balance indicates the balance of the Subordinate LOC as of the Cut-off Date, (2) the Total Mortgage Debt Cut-off Date LTV Ratio

and the Total Mortgage Debt U/W NOI Debt Yield are calculated assuming that the Subordinate LOC has been fully advanced and the entire amount thereof is outstanding as of the Cut-off Date, (3) the Total Mortgage Debt U/W NCF DSCR is calculated assuming (A) that the Subordinate LOC has been fully advanced and the entire amount thereof is outstanding as of the Cut-off Date, (B) that interest on the Subordinate LOC is accruing pursuant to the applicable mortgage loan document (with the applicable interest rate determined using the Prime Rate in effect as of the Cut-off Date and giving effect to any applicable interest rate floor) and (C) that, in the case of each Subordinate LOC that has an interest-only period that does not extend through the maturity date of such Subordinate LOC, such initial interest-only period has expired and the related borrower is required to make scheduled principal plus interest payments as set forth in the corresponding promissory note and (4) the Coop – Committed Secondary Debt equals the balance of such Subordinate LOC, based on the full face amount of such Subordinate LOC.

With respect to the Mortgage Loans secured by residential cooperative properties, each related Mortgaged Property is owned or leased by the borrower, which is a cooperative housing corporation. No individual or entity (other than the borrower) has recourse obligations with respect to the loans, including pursuant to any guaranty or environmental indemnity. Accordingly, no information is presented in the column labeled Sponsor in Annex A-1 with respect to the Mortgage Loans secured by residential cooperative properties sold to the depositor by National Cooperative Bank, N.A. for inclusion in the Trust. In addition, with respect to information presented in Annex A-1 with respect to mortgage loans secured by residential cooperative properties: (1) Coop – Sponsor Units refers to the number of units owned by the original sponsor responsible for the mortgaged property’s conversion into cooperative ownership; such sponsor may rent its units or opt to market them for sale (either individually or as a whole); (2) Coop – Investor Units refers to a bulk number of units owned by a non-tenant investor(s), who can rent or sell the units; (3) Coop – Coop Units refers to the number of units owned by the borrower, which is a cooperative corporation; In this capacity, the cooperative may manage its units as an investor would or use the units for the benefit of its cooperative members; (4) Coop – Unsold Percent refers to the ratio of the total number of units collectively owned by the original sponsor, a non-tenant investor or the cooperative corporation to the number of units with shares allocated; and (5) Coop – Sponsor/Investor Carry is the sponsor’s or the investor’s net cash flow calculated by subtracting maintenance charges on the sponsor or investor owned units from the actual rents payable on such units, to the extent available.

In addition, due to the specialized nature of residential housing cooperatives, certain information presented in and shown on Annex A-1 with respect to Mortgage Loans (other than such Mortgage Loans secured by residential cooperative properties) is not presented on Annex A-1 with respect to the Mortgage Loans secured by residential cooperative properties sold to the depositor by National Cooperative Bank, N.A. for inclusion in the Trust. For example, since residential cooperatives are not-for-profit entities that generally set maintenance fees to cover current expenses and plan for future capital needs and a residential cooperative is generally able to increase or decrease maintenance fees according to its anticipated expenses and level of cash reserves, historical Net Operating Income figures for residential cooperative properties are generally not representative of the cash flow generated by the property if it were operated as a multifamily rental property. Accordingly, the Most Recent NOI, Second Most Recent NOI, Third Most Recent NOI, and the related fields shown on Annex A-1 for the Mortgage Loans secured by residential cooperative properties are not presented on Annex A-1 with respect to the Mortgage Loans secured by residential cooperative properties sold to the depositor by National Cooperative Bank, N.A. for inclusion in the Trust.

Mortgage Pool Characteristics

Overview

Cut-off Date Mortgage Loan Characteristics

All Mortgage Loans
Initial Pool Balance(1)	$1,036,779,969
Number of mortgage loans	56
Number of mortgaged properties	242
Range of Cut-off Date Balances	$1,294,778 to $100,000,000
Average Cut-off Date Balance	$18,513,928
Range of Mortgage Rates	3.5432% to 5.7000%
Weighted average Mortgage Rate	4.3770%
Range of original terms to maturity(2)	60 months to 121 months
Weighted average original term to maturity(2)	118 months
Range of remaining terms to maturity(2)	60 months to 121 months
Weighted average remaining term to maturity(2)	117 months
Range of original amortization terms(3)	240 months to 480 months
Weighted average original amortization term(3)	360 months
Range of remaining amortization terms(3)	237 months to 480 months
Weighted average remaining amortization term(3)	360 months
Range of Cut-off Date LTV Ratios(4)(5)(6)	1.5% to 75.0%
Weighted average Cut-off Date LTV Ratio(4)(5)(6)	52.2%
Range of LTV Ratios as of the maturity date(2)(4)(5)(6)	1.5% to 66.4%
Weighted average LTV Ratio as of the maturity date(2)(4)(5)(6)	49.7%
Range of U/W NCF DSCRs(5)(6)(7)	1.34x to 53.49x
Weighted average U/W NCF DSCR(5)(6)(7)	2.80x
Range of U/W NOI Debt Yields(5)(6)	8.5% to 237.1%
Weighted average U/W NOI Debt Yield(5)(6)	14.0%
Percentage of Initial Pool Balance consisting of:
Interest-only	59.8%
Amortizing	16.7%
Partial Interest-only	16.4%
Interest-only, ARD	7.1%

(1)	Subject to a permitted variance of plus or minus 5%.

(2)	With respect to any Mortgage Loan with an Anticipated Repayment Date, calculated as of the related Anticipated Repayment Date.

(3)	Excludes 20 Mortgage Loans identified on Annex A-1 (66.9%), which are interest-only for the entire term or until the Anticipated Repayment Date, as applicable.

(4)	LTV Ratios (such as, for example, the Cut-off Date LTV Ratios and LTV Ratios at Maturity) with respect to the Mortgage Loans were generally calculated using “as-is” values (or any equivalent term) as described under “Description of the Mortgage Pool—Certain Calculations and Definitions”; provided, that with respect to certain Mortgage Loans, the related LTV Ratios have been calculated using “as-complete”, “as-stabilized” or similar hypothetical values. Such Mortgage Loans are identified under the definition of “Appraised Value” set forth under “Description of the Mortgage Pool—Certain Calculations and Definitions—Definitions”. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

(5)	In the case of Mortgage Loans that have one or more Pari Passu Companion Loans and/or Subordinate Companion Loans that are not included in the issuing entity, the debt service coverage ratio, loan-to-value ratio and debt yield have been calculated including the related Pari Passu Companion Loan(s) but excluding any related Subordinate Companion Loan. With respect to the Newport Corporate Center Mortgage Loan (7.1%), the related Cut-off Date LTV Ratio, Maturity Date LTV Ratio, Underwritten Net Cash Flow Debt Service Coverage Ratio and U/W NOI Debt Yield calculated including the related Subordinate Companion Loans are 65.5%, 65.5%, 2.34x and 10.6%, respectively. With respect to the Great Wolf Lodge Southern California Mortgage Loan (3.9%), the related Cut-off Date LTV Ratio, Maturity Date LTV Ratio, Underwritten Net Cash Flow Debt Service Coverage Ratio and U/W NOI Debt Yield calculated including the related Subordinate Companion Loan are 56.1%, 56.1%, 1.89x and 12.9%, respectively.

(6)	For Mortgage Loans secured by residential cooperative properties, the debt service coverage ratio and debt yield information are calculated using the projected net operating income and the projected net cash flow reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the Cut-off Date assuming such Mortgaged Property is operated as a rental property. The loan-to-value ratio information for Mortgage Loans secured by residential cooperative properties is based upon the Appraised Value of the residential cooperative property reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the Cut-off Date determined as if such residential cooperative property is operated as a residential cooperative and, in general, such value equals the sum of (i) the gross share value of all cooperative units in such residential cooperative property (generally applying a discount for sponsor or investor held units that are rent regulated, rent stabilized or rent controlled units, and in certain instances, for market rate units as and if deemed appropriate by the appraiser), based in part on various comparable sales of cooperative apartment units in the market, plus (ii) the amount of the underlying debt encumbering such residential cooperative property. See “Risk Factors—Risks Relating to the Mortgage Loans—Residential Cooperative Properties Have Special Risks” and “—Certain Calculations and Definitions—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives”.

(7)	Debt Service Coverage Ratios (such as, for example, U/W NCF DSCRs or U/W NOI DSCRs) are calculated based on “Annual Debt Service”, as defined under “Description of the Mortgage Pool—Certain Calculations and Definitions—Definitions”.

See also “—Certain Calculations and Definitions” above for important general and specific information regarding the manner of calculation of the underwritten debt service coverage ratios and loan-to-value ratios. See also “—Certain Terms of the Mortgage Loans” below for important information relating to certain payment and other terms of the Mortgage Loans.

Property Types

The table below shows the property type concentrations of the Mortgaged Properties:

Property Type Distribution(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Office
CBD	4	$293,200,000	28.3%
Suburban	7	209,975,000	20.3
Medical	1	70,000,000	6.8
Subtotal:	12	$573,175,000	55.3%
Hospitality
Full Service	4	$164,441,378	15.9%
Select Service	1	7,300,000	0.7
Subtotal:	5	$171,741,378	16.6%
Retail
Anchored	5	$56,862,214	5.5%
Unanchored	3	24,611,241	2.4
Single Tenant	1	10,100,000	1.0
Shadow Anchored	1	3,500,000	0.3
Subtotal:	10	$95,073,455	9.2%
Multifamily
Cooperative	19	$80,999,886	7.8%
Garden	1	6,000,000	0.6
Subtotal:	20	$86,999,886	8.4%
Leased Fee
Leased Fee	177	$37,760,349	3.6%
Subtotal:	177	$37,760,349	3.6%
Self Storage
Self Storage	4	$35,780,000	3.5%
Subtotal:	4	$35,780,000	3.5%
Industrial
Manufacturing	1	$11,495,250	1.1%
Warehouse	1	6,800,000	0.7
Warehouse/Distribution	6	1,531,495	0.1
Flex	2	567,014	0.1
Subtotal:	10	$20,393,759	2.0%
Mixed Use
Office/Retail	2	$9,515,000	0.9%
Retail/Office	1	6,200,000	0.6
Subtotal:	3	$15,715,000	1.5%
Parking
Parking	1	$141,142	0.0%
Subtotal:	1	$141,142	0.0%

Total	242	$1,036,779,969	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth in Annex A-1.

Office Properties

In the case of the office properties and mixed use properties with office components set forth in the above chart, we note the following:

●	With respect to The Alhambra Mortgage Loan (9.6%), the collateral of Mortgaged Property contains two parking garages and one surface parking lot (known as the “South Parking Area”). The Mortgaged Property also has the right to access and use surface parking areas along the north and east of the property (known as the “North Parking Area” and the “Southeast Parcel”; not part of the collateral) pursuant to an easement. In total, the office component of the Mortgaged Property currently has access to 3,254 parking spaces, resulting in a parking ratio of 3.5 parking spaces per 1,000 net rentable square feet (there are an additional 135 surface parking spaces for the retail component). The loan sponsors have submitted an application to pursue the entitlement of the North Parking Area and the Southeast Parcel in order to construct a mixed-use development consisting of for-sale residential townhomes, for-rent apartments, and ground floor retail space. According to the appraisal, the application was submitted in May 2017 and has not yet received entitlements. The construction of this development would result in the loss of approximately 973 parking spaces; however, part of the entitlement entails the loan sponsors developing a replacement 5-story parking structure, containing 490 parking spaces (the “Date Avenue Parking Structure”), resulting in an estimated total of approximately 2,771 parking spaces, equating to a parking ratio of 3.0 parking spaces per 1,000 net rentable square feet. The loan sponsors also have the right to release the South Parking Area from the Mortgaged Property, which would result in the loss of 503 parking spaces; however, such release requires the completion of and commencement of operations at the Date Avenue Parking Structure as well as evidence that the Mortgaged Property complies with all applicable zoning laws and major leases, among other requirements. Assuming the loss of parking from the North Parking Area, Southeast Parcel and South Parking Area as well as the completion of the Date Avenue Parking Structure, the Mortgaged Property would have access to 2,268 parking spaces, which equates to 2.4 parking spaces per 1,000 net rentable square feet. In addition, the loan documents required the borrower to deposit $6,000,000 into a land entitlement contingency reserve held by the lender, which represents the estimated maximum amount of the borrower’s contingent obligations to its third party transferor in connection with obtaining the related residential entitlements. We cannot assure you, however, that the proposed development, if approved, including the release of the parking parcel and the overall reduction of available parking to the tenants and users at the Mortgaged Property, and the potential disruption to tenant operations resulting from the development proposal, will not adversely affect the operations of the Mortgaged Property or its post-development value. See “—Partial Releases; Substitutions; Additions” below.

●	With respect to the 801 Barton Springs Mortgaged Property (3.3%), the sole tenant operates a co-working business under the WeWork brand in the entirety of the property. The tenant lease expires on March 31, 2038, with 2 five-year renewal options. The tenant rents out space in the Mortgaged Property to various WeWork members for shorter timeframes. A lease guaranty from the tenant’s parent company, WeWork Companies Inc., is in place, with a current liability cap of $18,359,073, which amount reduces annually during the lease term and extension periods.

See “Risk Factors—Risks Relating to the Mortgage Loans—Office Properties Have Special Risks”.

Hospitality Properties

In the case of the hospitality properties set forth in the above chart, we note the following:

●	With respect to the Marriott Hanover Mortgage Loan (5.8%), the Mortgaged Property derives 29.8% of its revenue from food and beverage operations.

●	With respect to the Westin Atlanta Airport Mortgage Loan (4.4%), 32.3% of the Mortgaged Property’s total income is comprised of food and beverage revenues and “Other Income”, which, in turn, includes income from parking and miscellaneous other income.

●	With respect to the Great Wolf Lodge Southern California Mortgage Loan (3.9%), the borrower sponsor (McWhinney Real Estate Services, Inc.) acquired the site to construct the related project through a disposition and development agreement (the “DDA”) with the Garden Grove Agency for Community Development (the “Agency”) in 2009. The borrower sponsor-affiliated developers have completed the construction requirements contemplated by the DDA, and a release of construction covenants has been recorded. The DDA provides, following the release of the construction covenants, that the borrower’s right to transfer the Great Wolf Lodge Southern California Mortgaged Property is subject to the transferee’s net worth, development and operational qualifications and experience, and financial commitments and resources being reasonably satisfactory to the Agency. The Agency’s approval is not required, however, in connection with any transfer that is a result of a foreclosure or deed-in-lieu thereof, or the lender’s transfer to a third party purchaser thereafter. In addition, the Mortgaged Property derives 22.0% of its revenue from food and beverage operations.

The following table shows the breakdown of each Mortgaged Property associated with a hotel brand through a license agreement, franchise agreement, operating agreement or management agreement.

Mortgaged Property Name	Mortgage Loan Cut-off Date Balance ($)(1)	Percentage (%) of the Initial Pool Balance by Allocated Loan Amount	Expiration/Termination of Related License/ Franchise Agreement, Operating Agreement or Management Agreement	Maturity Date of the Related Mortgage Loan
Marriott Hanover	$60,000,000	5.8%	3/28/2039	4/11/2029
Westin Atlanta Airport	$45,441,378	4.4%	3/31/2037	4/1/2029
Great Wolf Lodge Southern California	$40,000,000	3.9%	2/16/2041	3/11/2029
Hilton Garden Inn Las Colinas	$19,000,000	1.8%	4/30/2034	5/11/2029
Wyndham Garden Duluth	$7,300,000	0.7%	7/14/2031	5/1/2029

(1)	With respect to any Mortgaged Property that is part of a Mortgage Loan secured by multiple Mortgaged Properties, the Cut-off Date Balance shown in the table above represents the allocated loan amount.

See “Risk Factors—Risks Relating to the Mortgage Loans—Hospitality Properties Have Special Risks”, “—Risks Relating to Affiliation with a Franchise or Hotel Management Company”, “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this prospectus as well as “—Specialty Use Concentrations”.

Retail Properties

In the case of the retail properties and mixed use properties with retail components set forth in the above chart, see “Risk Factors—Risks Relating to the Mortgage Loans—Retail Properties Have Special Risks”, and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this prospectus, and “—Specialty Use Concentrations” below.

Multifamily Properties

With respect to the multifamily properties set forth in the above chart, see “Risk Factors—Risks Relating to the Mortgage Loans—Multifamily Properties Have Special Risks” and “—Residential Cooperative Properties Have Special Risks”.

Leased Fee Properties

In the case of the leased fee properties set forth in the above chart, see “Risk Factors—Risks Relating to the Mortgage Loans—Leased Fee Properties Have Special Risks”.

Self Storage Properties

With respect to the self storage properties set forth in the above chart, see “Risk Factors—Risks Relating to the Mortgage Loans—Self Storage Properties Have Special Risks”.

Industrial Properties

With respect to the industrial properties set forth in the above chart, we note the following:

●	With respect to the Revere Plastics Mortgage Loan (1.1%), the related Mortgaged Property is located approximately 1.7 miles from Whirlpool’s largest worldwide production plant and the sole tenant at the Mortgaged Property, Revere Plastics Systems, Inc., is Whirlpool’s top supplier of plastic injection molded parts, deriving approximately 81% of its revenue from its relationship with Whirlpool. The Revere Plastics’ facility houses over $20 million of highly-automated heavy machinery and equipment and employs “just-in-time” production and delivery to fulfill Whirlpool’s requests within the hour. In the event that Whirlpool terminates or reduces its relationship with Revere Plastics—for example, due to Whirlpool building in-house injection molding capabilities, sourcing from other third-party suppliers, relocating or closing the applicable manufacturing plant or losing market share in the applicable product lines—there could be a material adverse effect on the Mortgaged Property and the ability of the applicable borrower to satisfy its obligations with respect to the Mortgage Loan.

See “Risk Factors—Risks Relating to the Mortgage Loans—Industrial Properties Have Special Risks”.

Mixed Use Properties

In the case of the mixed use properties set forth in the above chart, we note the following:

●	Each such mixed use Mortgaged Property has one or more office and retail components.

See “Risk Factors—Risks Relating to the Mortgage Loans—Office Properties Have Special Risks” and “—Retail Properties Have Special Risks”.

Certain of the mixed use Mortgaged Properties may have specialty uses. See “—Specialty Use Concentrations” below.

See “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Specialty Use Concentrations

Certain Mortgaged Properties have one of the 5 largest tenants by NRA that operates its space as a specialty use that may not allow the space to be readily converted to be suitable for another type of tenant, as set forth in the following table.

Specialty Use	Number of Mortgaged Properties	Approx. % of Initial Pool Balance by allocated loan amount
Grocery	1	0.7%
Restaurant	9	11.9%
Theater/entertainment facility	1	0.6%
Gym, fitness center, indoor climbing center or a health club	3	2.4%
Bank branch	1	0.7%
Medical/laboratory/technical training center	7	10.2%
Schools	1	1.1%

With respect to the Mortgage Loans secured by residential cooperative properties, information regarding the 5 largest tenants has not been reflected on Annex A-1 or in the chart above. Notwithstanding the exclusion of the residential cooperative properties from the figures presented in the chart above or its corresponding footnotes, certain residential cooperative properties are heavily dependent on income from commercial tenancies and may, in certain instances, have space that is devoted to specialty uses. These uses may include, without limitation, dental or medical offices or clinics, data centers, restaurants, and/or parking garages. The specialty use spaces may not be readily convertible (or convertible at all) to alternative uses if those uses were to become unprofitable, or if the spaces were to become vacant, for any reason. See “Risk Factors—Risks Relating to the Mortgage Loans—Residential Cooperative Properties Have Special Risks”.

See “Risk Factors—Risks Relating to the Mortgage Loans—Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Significant Obligors

There are no significant obligors related to the issuing entity.

Mortgage Loan Concentrations

Top Fifteen Mortgage Loans

The following table shows certain information regarding the 15 largest Mortgage Loans by Cut-off Date Balance:

Loan Name	Mortgage Loan Cut-off Date Balance	Approx. % of Initial Pool Balance	Loan per Unit(1)	U/W NCF DSCR(1)	Cut-off Date LTV Ratio(1)(2)	Property Type
350 Bush Street	$100,000,000	9.6%	$477.30	3.42x	35.4%	Office
The Alhambra	$100,000,000	9.6%	$160.96	2.36x	65.1%	Office
Ford Factory	$95,000,000	9.2%	$525.23	1.81x	57.0%	Office
Newport Corporate Center	$73,800,000	7.1%	$164.28	5.63x	34.5%	Office
9201 West Sunset Boulevard	$70,000,000	6.8%	$810.33	1.87x	64.6%	Office
Central Tower	$63,700,000	6.1%	$594.49	2.32x	52.6%	Office
Marriott Hanover	$60,000,000	5.8%	$169,971.67	1.85x	58.1%	Hospitality
Westin Atlanta Airport	$45,441,378	4.4%	$120,844.10	2.07x	69.1%	Hospitality
ILPT Hawaii Portfolio	$40,000,000	3.9%	$67.77	2.40x	45.2%	Various
Great Wolf Lodge Southern California	$40,000,000	3.9%	$248,756.22	2.41x	49.5%	Hospitality
801 Barton Springs	$34,500,000	3.3%	$385.14	2.52x	54.6%	Office
Millennium Park	$23,000,000	2.2%	$140.34	1.49x	67.6%	Retail
Cubesmart - Brooklyn	$20,000,000	1.9%	$225.47	2.12x	59.2%	Self Storage
Hilton Garden Inn Las Colinas	$19,000,000	1.8%	$109,826.59	1.72x	60.1%	Hospitality
Regency Gardens Apartment Corp.	$16,675,000	1.6%	$30,652.57	6.05x	11.0%	Multifamily
Top 3 Total/Weighted Average	$295,000,000	28.5%		2.54x	52.4%
Top 5 Total/Weighted Average	$438,800,000	42.3%		2.95x	51.4%
Top 10 Total/Weighted Average	$687,941,378	66.4%		2.68x	52.8%
Top 15 Total/Weighted Average	$801,116,378	77.3%		2.67x	52.7%

(1)	In the case of each of the Mortgage Loans that is part of a Whole Loan, the calculation of the Loan per Unit, U/W NCF DSCR and Cut-off Date LTV Ratio for each such Mortgage Loan is calculated based on the principal balance, debt service payment and Underwritten Net Cash Flow for the Mortgage Loan included in the issuing entity and the related Pari Passu Companion Loan in the aggregate, but unless otherwise expressly stated, excludes any Subordinate Companion Loan.

(2)	See the definition of “Appraised Value” under “—Certain Calculations and Definitions—Definitions” for additional information regarding the calculation of the Cut-off Date LTV Ratio, including any such values calculated using non-“as-is” values.

For more information regarding the 15 largest Mortgage Loans and/or loan concentrations and related Mortgaged Properties, see the individual Mortgage Loan and portfolio descriptions in Annex A-3. Other than with respect to the top 15 Mortgage Loans identified in the table above, each of the other Mortgage Loans represents no more than 1.2% of the Initial Pool Balance.

See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

Multi-Property Mortgage Loans and Related Borrower Mortgage Loans

Certain Mortgage Loans set forth in the table below (4.8%) are each secured by two or more properties. In some cases, however, the amount of the mortgage lien encumbering a particular property or group of those properties may be less than the full amount of indebtedness under the Mortgage Loan, generally to minimize recording tax. In such instances, the mortgage amount may equal a specified percentage (generally ranging from 100% to 150%, inclusive) of the appraised value or allocated loan amount for the particular Mortgaged Property. This would limit the extent to which proceeds from that property would be available to offset declines in value of the other Mortgaged Properties securing the same Mortgage Loan.

The table below shows each individual Mortgage Loan that is secured by two or more Mortgaged Properties.

Multi-Property Mortgage Loans(1)(2)

Mortgage Loan/Property Portfolio Names	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
ILPT Hawaii Portfolio(3)	$40,000,000	3.9%
50 South Liberty & 925 North State	9,515,000	0.9
Total	$49,515,000	4.8%

(1)	Total may not equal the sum of such amounts listed due to rounding.

(2)	In some cases, an individual Mortgaged Property may be comprised of two or more parcels that may not be contiguous or may be owned by separate borrowers.

(3)	The ILPT Hawaii Portfolio Mortgage Loan is secured by multiple parcels which are not subject to partial release. For certain purposes of this prospectus, the ILPT Hawaii Mortgaged Properties have been treated as a single Mortgaged Property.

In some cases, an individual Mortgaged Property may be comprised of two or more parcels that may not be contiguous or may be owned by separate borrowers. With respect to the Central Tower Mortgage Loan (6.1%), the related Mortgaged Property is comprised of two separate parcels, each of which is owned by a separate borrower. With respect to the ILPT Hawaii Portfolio Mortgage Loan (3.9%), there are multiple borrowers, each of which owns one or more separate parcels at the related Mortgaged Property. With respect to the Millennium Park Mortgage Loan (2.2%), the related Mortgaged Property is comprised of multiple separate parcels that are each owned by a separate co-borrower. With respect to the Shoppes at 41st Street Mortgage Loan (1.1%), the related Mortgaged Property is comprised of two separate tax parcels, each of which is owned by a separate co-borrower.

One group of Mortgage Loans (7.6%), set forth in the table below entitled “Related Borrower Loans”, are not cross-collateralized but have borrower sponsors related to each other. See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in addition to Annex A-1 and the related footnotes.

Related Borrower Loans (1)(2)

Mortgage Loan Names	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Group A
Marriott Hanover	1	$60,000,000	5.8%
Hilton Garden Inn Las Colinas	1	19,000,000	1.8
Total	2	$79,000,000	7.6%

(1)	Totals may not equal the sum of such amounts listed due to rounding.

(2)	Mortgage Loans with related borrowers are identified under “Related-Borrower Loans” on Annex A-1. See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in addition to Annex A-1 and the related footnotes.

Geographic Concentrations

The table below shows the states that have concentrations of Mortgaged Properties that secure 5.0% or more of the Initial Pool Balance:

Geographic Distribution(1)

State	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
California	12	$510,820,000	49.3%
New York	18	$94,389,642	9.1%
Texas	6	$74,745,000	7.2%
Washington	1	$73,800,000	7.1%
New Jersey	1	$60,000,000	5.8%
Georgia	3	$55,406,999	5.3%

(1)	Because this table presents information relating to Mortgaged Properties and not the Mortgage Loans, the information for any Mortgaged Property that is one of multiple Mortgaged Properties securing a particular Mortgage Loan is based on an allocated loan amount as stated in Annex A-1.

The remaining Mortgaged Properties are located throughout 10 other states, with no more than 3.9% of the Initial Pool Balance by allocated loan amount secured by Mortgaged Properties located in any such jurisdiction.

In addition, with respect to the Mortgaged Properties in the Mortgage Pool, we note the following in respect of their geographic concentration:

●	13 Mortgaged Properties (56.4%) are located in areas that are considered a high earthquake risk (seismic zones 3 or 4), and seismic reports were prepared with respect to these Mortgaged Properties, and based on those reports, no Mortgaged Property has a seismic expected loss greater than 19%.

●	192 Mortgaged Properties (12.1%) are each located within approximately 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida or Georgia or in Hawaii, which areas are more susceptible to hurricanes. See representation and warranty no. 18 in Annex D-1 (subject to the limitations and qualifications set forth in the preamble in Annex D-1).

●	Mortgaged Properties located in California, Texas, Florida and Arizona, among others, are more susceptible to wildfires than properties in other parts of the country.

Mortgaged Properties With Limited Prior Operating History

10 of the Mortgaged Properties (27.6%) are Mortgaged Properties that (i) were constructed or the subject of a major renovation that was completed within 12 calendar months prior to the Cut-off Date or are leased fee properties and, therefore, the related Mortgaged Property has no or limited prior operating history, (ii) have a borrower or an affiliate under the related Mortgage Loan that acquired the related Mortgaged Property within 12 calendar months prior to the Cut-off Date and such borrower or affiliate was unable to provide the related mortgage loan seller with historical financial information for such acquired Mortgaged Property or (iii) are single tenant properties subject to triple net leases with the related tenant where the related borrower did not provide the related mortgage loan seller with historical financial information for the related Mortgaged Property.

See Annex A-3 for more information on the Mortgaged Properties with limited prior operating history relating to the largest 15 Mortgage Loans.

See “Risk Factors—Risks Relating to the Mortgage Loans—Limited Information Causes Uncertainty”.

Tenancies-in-Common or Diversified Ownership

With respect to the CVS Office Mortgage Loan (1.1%), the related borrowers own all or a portion of the related Mortgaged Property as tenants-in-common, and the respective tenants-in-common have agreed to a waiver of their rights of partition. In addition, with respect to the 9201 West Sunset Boulevard Mortgage Loan (6.8%), the borrower has the right to enter into a tenant-in-common structure so long as various conditions are satisfied, including (i) the guarantors continue to control the borrower and own at least a 51% tenant-in-common interest, and (ii) the loan agreement must be amended to include the lender’s standard tenant-in-common provisions, including a waiver of partition. See “Risk Factors—Risks Relating to the Mortgage Loans—The Borrower’s Form of Entity May Cause Special Risks” and “—Tenancies-in-Common May Hinder Recovery”.

Condominium and Other Shared Interests

Three Mortgage Loans identified on Annex A-1 as 9201 West Sunset Boulevard, ILPT Hawaii Portfolio and Millennium Park (12.8%) are secured in whole or in part by the related borrower’s interest in one or more units in a condominium. With respect to each such Mortgage Loan, except as described below, the borrower generally controls the appointment and voting of the condominium board or the condominium owners cannot take actions or cause the condominium association to take actions that would affect the borrower’s unit without the borrower’s consent.

With respect to the Millennium Park Mortgage Loan (2.2%), the Mortgaged Property is comprised of three units that are part of a land condominium (an alternative to land subdivision). The related unit has a 53.19% voting rights’ interest in the owners’ association. Each unit owner has sole responsibility for the maintenance of its respective property and the owners’ association’s duties are limited solely to any common areas. The loan documents provide for recourse liability to the borrower and the guarantor for springing full recourse if the condominium documents are amended, modified without lender’s prior written consent and if the condominium is cancelled, terminated or withdrawn, or the Mortgaged Property is made subject to any partition, in each case, without lender’s prior written consent.

See “Risk Factors—Risks Relating to the Mortgage Loans—Condominium Ownership May Limit Use and Improvements”.

Residential Cooperatives

Nineteen (19) of the Mortgage Loans (7.8%) are secured by Mortgaged Properties structured as residential cooperatives. See “Risk Factors—Risks Relating to the Mortgage Loans—Residential Cooperative Properties Have Special Risks” and “—Property Types—Multifamily Properties”.

Fee & Leasehold Estates; Ground Leases

The table below shows the distribution of underlying interests encumbered by the mortgages related to the Mortgaged Properties:

Underlying Estate Distribution(1)

Underlying Estate	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Fee	242	$1,036,779,969	100.0%
Total	242	$1,036,779,969	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth in Annex A-1.

In general, except as noted in the exceptions to representation and warranty no. 36 in Annex D-1 indicated on Annex D-2 or otherwise discussed below, and unless the related fee interest is also encumbered by the related Mortgage, each of the ground leases: (i) has a term that extends at least 20 years beyond the maturity date of the Mortgage Loan (taking into account all freely exercisable extension options); and (ii) contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

Environmental Considerations

An environmental report was prepared for each Mortgaged Property securing a Mortgage Loan no more than 13 months prior to the Cut-off Date (except the Buda Shops and Coachella Valley Storage Mortgaged Properties, each of which has environmental insurance in lieu of a Phase I environmental site assessment). See Annex A-1 for the date of the environmental report for each Mortgaged Property. The environmental reports were generally prepared pursuant to the ASTM International (“ASTM”) standard for a Phase I environmental site assessment (the “ESA”). In addition to the Phase I standards, some of the environmental reports will include additional research, such as limited sampling for asbestos-containing material, lead-based paint, radon or water damage with limited areas of potential or identified mold, depending on the property use and/or age. Additionally, as warranted pursuant to ASTM standards, supplemental Phase II site investigations have been completed for some Mortgaged Properties to further evaluate certain environmental issues, including certain recognized environmental conditions (each, a “REC”). A Phase II investigation generally consists of sampling and laboratory analysis. Unless expressly indicated below, the borrower was not required to remediate the RECs and other conditions described below.

See “Risk Factors—Risks Relating to the Mortgage Loans—Adverse Environmental Conditions at or Near Mortgaged Properties May Result In Losses” in this prospectus. See also representation and warranty no. 43 in Annex D-1 and the exceptions thereto in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Described below is certain additional information regarding environmental issues at the Mortgaged Properties:

●	With respect to the Ford Factory Mortgaged Property (9.2%), the ESA noted that the property was previously occupied by environmentally sensitive industries, including the Ford Motor Company (1913-1927), a print shop (1930s-1950s), a chemical warehouse (1950s), a machine shop with plating operations (1950s), an automotive repair facility (1950s) and machine shop and gear manufacturing (1960s-1970s). The ESA noted that sub-surface investigations were conducted in 2014 and 2015 to assess portions of the Mortgaged Property for total petroleum hydrocarbons (TPH), metals, volatile organic compounds (VOCs) and semi-VOCs (SVOCs), and that results of the testing did not identify detectable concentrations of chemicals of concern above background levels. However, the ESA noted that these sub-surface investigations were limited to the basement area of the building constructed in 2013, areas currently occupied by the northern portion of the courtyard, and the parking structure constructed in 2016, and that such investigations did not include the buildings constructed in 1923 and 1988 where the Ford Motor Company assembly operations were conducted, and where the prior machine shop with plating, automotive repair, and machine shop and gear manufacturing operations were located (the “Areas for Further Investigation”). The absence of sub-surface sampling in the Areas for Further Investigation represents a REC. The ESA recommended a Phase II site investigation to evaluate the potential for impacts to soil, soil vapor, and groundwater associated with the historical operations at the Areas for Further Investigation. In lieu of completing such Phase II assessment, an opinion of probable cost was obtained, which concluded a worst case cost scenario estimate of $3,350,000, and the loan documents required the borrower to obtain an environmental insurance policy in connection with the origination of the Mortgage Loan. The borrower obtained an environmental insurance policy issued by Great American Insurance Company (rated “A+” by S&P) naming the lender as an additional insured, with an aggregate limit of liability of $10,000,000, a self-insured retention amount of $25,000 and a term extending 3 years beyond the loan term. The insurance premiums were paid in full at loan origination.

●

With respect to the ILPT Hawaii Portfolio Mortgage Loan (3.9%), the related Phase I ESAs identified 14 RECs and 5 controlled RECs at the Mortgaged Properties related to current or past uses and operations which utilized hazardous substances and/or wastes. These conditions were evaluated by the related environmental consultant for reasonable worst-case cost to cure if needed and were estimated to cumulatively amount to less than 1% of the equity associated with the related Mortgage Loan. At loan origination, the borrowers obtained an environmental insurance policy issued by Beazley (Lloyd’s of London Syndicates 623-2623) (rated A+ by S&P and AXV by A.M. Best Company) in the name of the borrower, with the lender as additional named insured with its successors, assigns and/or affiliates, with per incident and aggregate limits of $10,000,000, a deductible of $50,000 and a term expiring on February 28, 2029.

●	With respect to the Millennium Park Mortgage Loan (2.2%), the Phase I environmental site assessment ESA identified CRECs in connection with soil contamination, soil vapor and groundwater contamination from the prior operations of an off-site maintenance facility and six related underground storage tanks (since removed), located to the south of the Mortgaged Property. The borrower filed a Baseline Environmental Assessment (BEA) and Due Care Plan with the Michigan Department of Environmental Quality (MDEQ) that were approved in 2017. The Due Care Plan includes restrictions on any construction activities involving dewatering or excavation of soils, including requiring the use of clean fill material and disposal of excavated soils at an MDEQ-licensed landfill, as well as notice to affected construction workers of the potential for unacceptable exposure risks.

●	With respect to the Lincoln Square Mortgage Loan (1.1%), the related environmental indemnity agreement excludes liability for mold from the scope of the guarantor’s liability under such agreement. An environmental insurance policy was obtained in connection with the closing of the Mortgage Loan. Such policy was issued by Sirius International Insurance Corporation (rated A- by S&P and A/XIV by A.M. Best Company) to the lender as named insured with its successors, assigns and/or affiliates, with per incident and aggregate limits of $2,000,000, a deductible of $10,000 and a term expiring on April 26, 2031.

●	With respect to the Buda Shops and Coachella Valley Storage Mortgage Loans (0.5%), in lieu of obtaining a Phase I environmental site assessment, the lender obtained a $3,750,000 group lender environmental collateral protection and liability-type environmental insurance policy with a $3,750,000 sublimit per claim from Steadfast Insurance Company, a member company of Zurich North America with a 10 year term (equal to the loan term) and a 3 year policy tail and having no deductible. The policy premium was pre-paid at closing. Zurich North America has an S&P rating of “AA-”.

●	With respect to the Courtview Owners Corp. Mortgage Loan (0.4%), the Phase I Environmental Report identified a Recognized Environmental Condition related to a site that is adjacent to the Mortgaged Property, which was previously occupied by a multi-tenant retail building with a dry cleaner. The adjacent site is listed on the New York State Department of Environmental Conservation (“NYSDEC”) Brownfield Database as Site ID #C241177 for subsurface impacts resulting from the former dry cleaner, and as Site ID #C241177A for possible migration of contamination off-site. Velocity Consulting, Inc. did not recommend any follow-up investigation at the Mortgaged Property because the NYSDEC will investigate and remediate possible impacts to off-site properties using the New York State Superfund.

●

With respect to the City Centre Apartment Corp. Mortgage Loan (0.1%), according to the Phase I Environmental Report and an addendum letter thereto, the Mortgaged Property is listed on the New York State Department of Environmental Conservation (“NYSDEC”) Leaking Storage Tank and Spills Database under open spill case #1308221 (the “Open Case”) due in part to the presence of a 10,000 gallon #4 fuel oil underground storage tank (“UST”) at the Mortgaged Property. At closing, the borrower executed and delivered a Collateral Security Agreement For Environmental Items pursuant to which the borrower deposited with the lender the sum of $135,000.00 to collaterally secure its obligation to complete the recommended mitigation and remedial measures associated with the Open Case, to cause the removal of the UST and to cause NYSDEC to close the Open Case through the issuance of a “no further action letter” and/or other similar evidence satisfactory to the lender that the Open Case has been removed from the NYSDEC spills database.

Redevelopment, Renovation and Expansion

Certain of the Mortgaged Properties are properties which are currently undergoing or are expected to undergo material redevelopment, renovation or expansion, including with respect to hotel properties, executing property improvement plans (“PIPs”) required by the franchisors. Below are descriptions of certain of such Mortgaged Properties related to the 15 largest Mortgage Loans and Mortgage Loans with PIP amounts exceeding 10% of the related Cut-off Date Balance:

●	With respect to the Marriott Hanover Mortgage Loan (5.8%), an up-front PIP Reserve in amount of $14,224,584 was collected at closing for required PIP work including renovating guestrooms and suites, corridors, restaurant, meeting space, lobby and outside courtyard, which such PIP work is expected to be completed by the borrower by May 2020. An additional reserve deposit of $670,000 was collected at closing for costs associated with adding 2 guestrooms and converting 6 additional guestrooms. The loan documents provide for springing full recourse for License Agreement termination until borrower has entered into an acceptable license agreement with a replacement franchisor satisfactory to lender.

●	With respect to the Westin Atlanta Airport Mortgage Loan (4.4%), the related Mortgaged Property is scheduled to undergo an approximately $3,500,000, or $7,000 per key, pending change-of-ownership PIP. At origination, the borrower deposited $3,500,000 into a reserve for such PIP.

●	With respect to the Hilton Garden Inn Las Colinas Mortgage Loan (1.8%), an up-front PIP Reserve in the amount of $1,966,005 was collected at closing for required PIP work including renovating lobby area, corridor/elevators/stairwells, exterior components, business center, pavilion, public restrooms, food and beverage and the meeting and restaurant facilities, which such PIP work is to be completed by the borrower within 18 months of loan closing. The loan documents provide for springing full recourse for License Agreement termination until borrower has entered into an acceptable license agreement with a replacement franchisor satisfactory to lender.

●	With respect to the Wyndham Garden Duluth Mortgage Loan (0.7%), the related Mortgaged Property is scheduled to undergo an approximately $732,665 PIP. At origination, the borrower deposited $732,665 into a reserve for such PIP.

We cannot assure you that any of these redevelopments, renovations or expansions will be completed, that any amounts reserved in connection therewith will be sufficient to complete any such redevelopment, renovation or expansion or that the failure to do so will not have a material adverse impact on the related Mortgaged Properties. Additionally, other Mortgaged Properties may, and likely do, have property improvement or renovation plans in various stages of completion or planning.

Certain risks related to redevelopment, renovation and expansion at a Mortgaged Property are described in “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties”.

Assessment of Property Value and Condition

In connection with the origination or acquisition of each Mortgage Loan or otherwise in connection with this offering, an appraisal was conducted in respect of the related Mortgaged Property by an independent appraiser or an update of an existing appraisal was obtained. In each case, the appraisal complied, or the appraiser certified that it complied, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended. In general, those appraisals represent the analysis and opinion of the person performing the appraisal and are not guarantees of, and may not be indicative of, present or future value. We cannot assure you that another person would not have arrived at a different valuation, even if such person used the same general approach to and same method of valuing the property or that different valuations would not have been reached separately by the mortgage loan sellers based on their internal review of such appraisals. The appraisals obtained as described above sought to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale.

In addition, in general, a licensed engineer, architect or consultant inspected the related Mortgaged Property, in connection with the origination or acquisition of each of the Mortgage Loans or otherwise in connection with this offering, to assess the condition of the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. Engineering reports by licensed engineers, architects or consultants generally were prepared, except for newly constructed properties, certain manufactured housing community properties and properties for which the borrower’s interest consists of a fee interest solely on the land and not any improvements, for the Mortgaged Properties in connection with the origination of the related Mortgage Loan or in connection with this offering. None of these engineering reports are more than 10 months old as of the Cut-off Date. In certain cases where material deficiencies were noted in such reports, the related borrower was required to establish reserves for replacement or repair or remediate the deficiency.

See Annex A-1 and the footnotes related thereto and the definition of “LTV Ratio” for additional information.

Litigation and Other Considerations

There may be material pending or threatened legal proceedings against, or other past or present material criminal or material adverse regulatory circumstances experienced by, the borrowers, their sponsors and managers of the Mortgaged Properties and their respective affiliates. For example:

●

With respect to the Cubesmart - Brooklyn Mortgage Loan (1.9%), Gerald Sprayregen, the borrower sponsor and non-recourse carveout guarantor, was convicted in 1977 for conspiracy, fraud and falsifying financial statements relating to his role as Chairman of Stratton Group, Ltd. (“Stratton”). The indictment in the matter charged that Mr. Sprayregen, together with other Stratton employees, prepared false financial statements overstating Stratton’s income by $1.8 million to conceal operating losses. Using these false financial statements, a subsidiary of Stratton allegedly obtained a $2.1 million loan from the First Pennsylvania Banking and Trust Company. Mr. Sprayregen was sentenced to serve one year in prison, of which he served 9 months. Three others, Stratton’s former President, Vice

President and an accountant, pleaded guilty to felony charges for their participation in the scheme.

Separately, in October 1968, Mr. Sprayregen was charged with selling unregistered securities in the form of limited partnership interests and, from January 1969 to November 1972, effecting transactions for those partnerships in which he failed to disclose affiliations and adverse interests. Pursuant to a settlement in which there was no admission of guilt, the U.S. Securities and Exchange Commission suspended the broker-dealer registrations of two companies affiliated with Mr. Sprayregen, Sprayregen & Co., Inc. and Sprayregen Securities, Inc., and barred Mr. Sprayregen from association with any broker-dealer for two years.

●	With respect to the CLC-EZ Storage Utica Mortgage Loan (0.6%), one of three guarantors (Lawrence Kaplan) for the related Mortgage Loan is a named defendant in a lawsuit filed by a former manager (Alexander Meshechok) arising out of the plaintiff’s ouster from the management of various companies in which Kaplan holds a majority stake. The complaint, filed in December 2018, alleges breach of contract, breach of fiduciary duty, unjust enrichment, and conversion, among other things. The plaintiff first sought a temporary restraining order, which the court denied. Rulings are pending on March hearings related to the plaintiff’s application for a preliminary injunction, and the defendant’s motion to dismiss. The plaintiff asserts damages in an amount not less than $10,000,000. The lawsuit is in its early pleading stages, and discovery has not been completed. XL Specialty Insurance Company has acknowledged that coverage is potentially available for Kaplan with respect to claims asserted in the complaint under an insurance policy maintained by CSG Partners, LLC. The policy provides coverage for Kaplan’s defense costs subject to a $50,000 retention for each claim. The maximum aggregate coverage of such policy is $1,000,000. The defendant has indicated his intention to contest the plaintiff’s claims. As of February 2019, the aggregate stated net worth of the guarantors other than Mr. Kaplan exceeds the loan amount.

●	With respect to the Greenwood Arms Cooperative Corp. Mortgage Loan (0.6%), the borrower is a defendant in a lawsuit commenced by a woman alleging, among other items, unlawful age-based and marital-status-based discrimination in connection with the borrower’s rejection of her application to purchase a residential cooperative unit. The plaintiff seeks certain equitable and monetary relief. The case has been tendered to the borrower’s liability insurance carrier, and the carrier has assumed defense with certain reservations. Simultaneously with the closing of the Mortgage Loan, the borrower entered into a subordinate line of credit mortgage loan in the amount of $250,000, the proceeds of which are available to the borrower for the payment of adverse claims associated with the case. We cannot assure you that such litigation will not be adversely adjudicated, or that there will not be any adverse effects on the borrower as a result of such adjudication.

See “Risk Factors—Risks Relating to the Mortgage Loans—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”. See also “—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” below and representation and warranty no. 15 in Annex D-1 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Condemnations

There may be Mortgaged Properties as to which there have been or are currently condemnations, takings and/or grant of easements affecting portions of such Mortgaged Properties, or property adjacent to such Mortgaged Properties, which, in general, would not and do not materially affect the use, value or operation of such Mortgaged Property.

Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings

●	42 of the Mortgage Loans (62.7%) were originated in connection with the borrower’s refinancing of a previous mortgage loan.

●	12 of the Mortgage Loans (32.7%) were originated in connection with the borrower’s acquisition of the related Mortgaged Property.

●	2 of the Mortgage Loans (4.5%) were originated in connection with the borrower’s recapitalization of the related Mortgaged Property.

Certain of the borrowers, principals of the borrowers and other entities under the control of such principals or single tenants at the related Mortgaged Properties or in certain cases a Mortgaged Property that secures a Mortgage Loan are, or previously have been, parties to bankruptcy proceedings, foreclosure proceedings, deed-in-lieu of foreclosure transactions and/or mortgage loan workouts resulting from mortgage loan defaults, which in some cases involved a Mortgaged Property that secures a Mortgage Loan to be included in the Trust. For example:

●	With respect to seven Mortgage Loans (15.8%), (a) within approximately the last 10 years, related borrowers, sponsors and/or key principals (or affiliates thereof) have previously (i) sponsored, been a key principal with respect to, or been a payment or non-recourse carveout guarantor on mortgage loans secured by, real estate projects (including in some such cases, the particular Mortgaged Property or Mortgaged Properties referenced above in this sentence) that became the subject of foreclosure proceedings or a deed-in-lieu of foreclosure or bankruptcy proceedings or directly or indirectly secured a real estate loan or a real estate related mezzanine loan that was the subject of a discounted payoff or modification, or (ii) been the subject of personal bankruptcy proceedings, (b) the related Mortgage Loan refinanced a prior loan secured by, or a mezzanine loan secured by interests in the owner of, the Mortgaged Property which prior loan was the subject of a maturity default, a maturity extension or a discounted payoff, short sale or other restructuring, (c) the Mortgaged Property was acquired by the related borrower or an affiliate thereof from a foreclosing lender or through foreclosure or a deed-in-lieu of foreclosure, as part of an REO transaction, at a foreclosure sale or out of receivership, or (d) the Mortgaged Property has been or currently is involved in a borrower, principal or tenant bankruptcy.

In particular, with respect to the 15 largest Mortgage Loans we note the following:

●	With respect to the Marriott Hanover and Hilton Garden Inn Las Colinas Mortgage Loans (7.6%), affiliates of the sponsor and guarantor, Allan V. Rose, were involved in various mortgage defaults that resulted in a foreclosure or deed-in-lieu of foreclosure, including: (i) transfer of an unrelated office property via deed-in-lieu of foreclosure in October 2010, (ii) the foreclosure of two unrelated hotel properties in 2011, and (ii) an assignment of ground lease in lieu of foreclosure in 2015.

●	With respect to the Westin Atlanta Airport Mortgage Loan (4.4%), Columbia Sussex Corporation (“CSC”), the borrower sponsor and an affiliate of the non-recourse carveout guarantor (CSC Holdings, LLC), and its affiliates entered into a deed-in-lieu of foreclosure transaction in October 2010 in connection with a portfolio of 14 Wyndham properties acquired in October 2005. In 2007, CSC contributed $550 million of cash equity and its existing casino business in order to facilitate the acquisition of Aztar Corporation, including the Tropicana casinos. The New Jersey casino control commission subsequently denied a gaming license to the acquiring entity, Tropicana Entertainment. As a result, CSC placed Tropicana Entertainment into bankruptcy and the assets were later sold to unaffiliated parties. In addition, in recent years CSC and its affiliates have been subject to foreclosure, receivership and/or discounted pay offs on other commercial mortgage loans.

●	With respect to the Millennium Park Mortgage Loan (2.2%), affiliates of the sponsor and guarantor, Gary Sakwa, were involved in various mortgage defaults regarding retail properties located in Farmington Hills, Michigan and Lexington, Kentucky, respectively, that resulted in a 2015 note sale and a September 2017 foreclosure, respectively.

Certain risks relating to bankruptcy proceedings are described in “Risk Factors—Risks Relating to the Mortgage Loans—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” and “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Tenant Issues

Tenant Concentrations

The Mortgaged Properties have tenant concentrations as set forth below:

●	6 Mortgaged Properties (16.3%) are each leased entirely (or substantially in its entirety) to a single tenant.

●	4 Mortgaged Properties (15.1%) are leased to multiple tenants; however, one such tenant occupies 50% or more of the NRA of each such Mortgaged Property.

See “—Lease Expirations and Terminations” below, “Risk Factors—Risks Relating to the Mortgage Loans—Risks of Commercial and Multifamily Lending Generally”, “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—A Tenant Concentration May Result in Increased Losses” and “—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

Lease Expirations and Terminations

Expirations

Certain of the Mortgaged Properties are subject to tenant leases that expire before the maturity date of the related Mortgage Loan. For tenant lease expiration information in the form of a lease rollover chart relating to each of the top 15 Mortgage Loans, see the related summaries attached as Annex A-3. In addition, see Annex A-1 for tenant lease expiration dates for the 5 largest tenants (based on NRA leased) at each retail, office, mixed use and industrial Mortgaged Property. Whether or not any of the 5 largest tenants at a particular

Mortgaged Property have leases that expire before, or shortly after, the maturity of the related Mortgage Loan, there may be a significant percentage of leases at a particular Mortgaged Property that expire in a single calendar year, a rolling 12-month period or prior to, or shortly after, the maturity of a Mortgage Loan. Furthermore, some of the Mortgaged Properties have significant leases or a significant concentration of leases that expire before, or shortly following, the maturity of the related Mortgage Loan. In addition, certain other Mortgaged Properties may have a significant portion of the leases that expire or can be terminated in a particular year, or portion thereof, at the related Mortgaged Property. Prospective investors are encouraged to review the tables entitled “Tenant Summary” and “Lease Rollover Schedule” for the 15 largest Mortgage Loans presented on Annex A-3.

If a Mortgaged Property loses its sole tenant, whether upon expiration of the related lease or otherwise, the “dark value” of such property may be materially below the “as-is” value of such property or even the unpaid principal balance of the related Mortgage Loan because of the difficulties of finding a new tenant that will lease the space on comparable terms as the old tenant. Such difficulties may arise from an oversupply of comparable space, high vacancy rates, low rental rates or the Mortgaged Property’s lack of suitability for most potential replacement tenants.

In addition, with respect to certain other Mortgaged Properties, there are leases that represent in the aggregate a material (greater than 25%) portion (but less than 100%) of the NRA of the related Mortgaged Property that expire in a single calendar year prior to, or shortly after, the maturity of the related Mortgage Loan.

See Annex A-1 for tenant lease expiration dates for the 5 largest tenants (based on NRA leased) at each office, retail, mixed use and industrial Mortgaged Property.

Terminations

In addition to termination options tied to certain triggers as described in “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Early Lease Termination Options May Reduce Cash Flow” that are common with respect to retail properties, certain tenant leases permit the related tenant to unilaterally terminate its lease. For example (with respect to (i) the largest 15 Mortgage Loans and the largest 5 tenants at each related Mortgaged Property or portfolio of Mortgaged Properties and (ii) Mortgaged Properties where any tenant occupies 50% or more of the NRA):

●	With respect to the 350 Bush Street Mortgage Loan (9.6%), the second largest tenant, Atlassian, leasing approximately 37.5% of the net rentable area, has a one-time termination right effective in June 2027 of the Phase I lease commencement date with 12 months’ prior written notice and payment of a termination fee in an amount equal to the present value of the remaining base rent obligations for the duration of the term discounted at 7.5% annually. The loan documents provide that the borrower will pay the termination fee payable by Atlassian to lender which will be placed into a reserve and (i) if an event of default exists, will be disbursed by lender for tenant improvements and leasing commission costs with respect to the Mortgaged Property and/or for payment of the debt or otherwise in connection with the loan and/or the Mortgaged Property, as determined by lender in its sole discretion, or (ii) if no event of default exists, lender will retain $16,000,000 for tenant improvement and leasing commission related to the space that was subject to the Atlassian lease and promptly disburse the balance to the borrower.

●	With respect to The Alhambra Mortgage Loan (9.6%), the third largest tenant, CLA-Public Health, leasing approximately 11.8% of the net rentable area, has the right to terminate its lease with respect to its 50,525 SF of space effective January 1, 2025 with 12 months’ prior notice, subject to a termination fee in an amount equal to the unamortized tenant improvement allowance.

●	With respect to the Central Tower Mortgage Loan (6.1%), the largest tenant at the Mortgaged Property, Unity Technologies (“Unity”), leasing approximately 52.0% of the net rentable area and representing approximately 49.3% of underwritten rent is leasing two spaces, one at each of the two buildings comprising the Mortgaged Property (the “703 Market Lease” and the “26 Third Street Lease”). If the 26 Third Lease is terminated on account of an event of casualty or condemnation or default by the borrowers under the 26 Third lease, then Unity may terminate the 703 Market Street Lease without penalty, subject to notice within 30 days following the termination of the 26 Third Lease.

●	With respect to the Walgreens - St. Paul Mortgage Loan (1.0%), the sole tenant, Walgreens, has a recurring right to terminate its lease every month beginning April 30, 2036 with 12 months’ prior notice.

With respect to certain retail properties, some or all of the related tenants may not be required to continue to operate (i.e. such tenants may “go dark”) at such properties. With respect to any such tenant that has a right to go dark, if such tenant elects to go dark, such election may trigger co-tenancy clauses in other tenants’ leases.

For more information related to tenant termination options held by the 5 largest tenants (by NRA leased) at certain of the 15 largest Mortgage Loans, see the charts entitled “Tenant Summary” and “Lease Rollover Schedule” presented on Annex A-3.

Other

Tenants under certain leases included in the Underwritten Net Cash Flow, Underwritten NOI and/or Occupancy Rate may not be in physical occupancy, may not have begun paying rent, may have subleased their spaces in whole or part or may be in negotiation.

For example, with respect to single tenant properties or properties with tenants that (i) with respect to the largest 15 Mortgage Loans, are one of the largest 5 tenants at each related Mortgaged Property or portfolio of Mortgaged Properties or (ii) occupy 50% or more of the NRA, certain of such tenants have not taken occupancy or commenced paying rent, may have subleased their spaces, may be in negotiation or have rent underwritten on a straight-lined basis as set forth below:

●	With respect to the 350 Bush Street Mortgage Loan (9.6%), Atlassian, the second largest tenant at the Mortgaged Property, leasing approximately 37.5% of the net rentable area, is not in occupancy of its Phase II leased space but is paying full unabated rent for such leased space. Atlassian is expected to take occupancy of the Phase II leased space in October 2019. In addition, underwritten rent includes the straight-line average of rents for Twitch, the largest tenant, and Publicis, the third largest tenant.

●	With respect to The Alhambra Mortgage Loan (9.6%), underwritten rent includes the straight-line average of rents for the University of Southern California, the County of Los Angeles, ELARC and Allstate.

●	With respect to the Newport Corporate Center Mortgage Loan (7.1%), underwritten rent includes the straight-line average of rents for T-Mobile, the largest tenant at the Mortgaged Property, leasing approximately 92.1% of the net rentable area.

●	With respect to the Central Tower Mortgage Loan (6.1%), Maru Group, the second largest tenant at the Mortgaged Property, leasing approximately 3.2% of the net rentable area and representing approximately 3.6% of underwritten rent, subleases its entire space to Vision Critical Communications through March 15, 2021 at rent of $83.50 per square foot compared to $82.16 per square foot in the prime lease. The sublease is coterminous with the primary lease. Seven Cities PTE, Ltd., the third largest tenant at the Mortgaged Property, leasing approximately 3.2% of the net rentable area and representing approximately 3.6% of underwritten rent, had its lease expire in January 2019 and is occupying its space on a month-to-month basis. Google, the fifth largest tenant at the Mortgaged Property, leasing approximately 3.2% of the net rentable area and representing approximately 3.5% of underwritten rent, subleases its entire space to Civic Technologies through September 30, 2021 at rent of $75.19 per square foot compared to $78.68 per square foot in the prime lease. The sublease is coterminous with the primary lease. The Mortgage Loan was underwritten based on the rent for the primary leases.

●	With respect to the ILPT Hawaii Portfolio Mortgage Loan (3.9%), underwritten rent includes the straight-line average of ground rent payments to the borrower from January 2020 through January 2030. The Mortgage Loan maturity date is February 7, 2029.

●	With respect to the Millennium Park Mortgage Loan (2.2%), Bob's Discount Furniture, the largest tenant at the Mortgaged Property, leasing approximately 21.4% of the net rentable area, has free rent through May 2019. A $78,840 rent concession reserve was obtained for related for related concession amount at closing.

●	With respect to the CVS Office Mortgage Loan (1.1%), Caremark RX, LLC, the sole tenant, has free rent through April 30, 2020. A $1,234,650 rent concession reserve was obtained at closing for the related concession amount. In addition, rents for the CVS Office Mortgage Loan were underwritten on a straight-line rent averaging basis over the lease term.

●	With respect to the Scott Labs - Petaluma Mortgage Loan (0.7%), Scott Laboratories, Inc., the sole tenant, subleases 4,081 square feet (4.8%) of its leased space to Devcon Construction, Inc. The sublease commenced December 1, 2016 with a 7 year term at current rent of $10.80 per square foot, and may be terminated at any time after year 4 with 9 months’ notice.

See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions”.

Purchase Options and Rights of First Refusal

Below are certain purchase options and rights of first refusal to purchase all or a portion of the Mortgaged Property with respect to certain of the Mortgaged Properties.

●	With respect to seven of the Mortgage Loans (31.3%), one or more of the related Mortgaged Properties is subject to a purchase option, right of first refusal or right of first offer to purchase such Mortgaged Property, a portion thereof or a related pad site; such rights are held by either a tenant at the related property, a tenant at a neighboring property, a developer, a hotel franchisor, a licensee, a homeowner’s association, another unit owner of the related condominium, a neighboring property owner or another third party. See “Yield and Maturity Considerations” in this prospectus. See also representation and warranty no. 7 and no. 8 in Annex D-1 and the exceptions thereto in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

In addition, with respect to the 15 largest Mortgage Loans presented on Annex A-3, we note the following:

●	With respect to the 350 Bush Street Mortgage Loan (9.6%), the largest tenant, Twitch/Amazon, has a right of first refusal (“ROFR”) to purchase the Mortgaged Property if the borrower receives an offer from a “Competitor” (as to the purchasing or leasing the entirety of the property or conveying of a controlling ownership in the borrower) that it is otherwise willing to accept. “Competitor” means the following companies or their wholly-owned subsidiaries whose primary business is directly competitive with the business being operated by Twitch at the Mortgaged Property (i.e., video and video game distribution, production, and streaming and associated social media development and production): Microsoft Corporation, Alphabet, Inc., Apple Inc., Facebook, Inc., Valve Corporation, Zynga, inc., Netflix, Inc, Samsung Electronics Co. Ltd., Tencent Holdings Limited, and Sony Corporation. For purposes of the ROFR only, “Competitor” is also deemed to include any affiliate of any of the above listed Competitors that is generally used by such Competitor as a real estate holding company (including an SPE formed for this purpose) or operating company.

●	With respect to The Alhambra Mortgage Loan (9.6%), the City of Los Angeles (agencies of which represent the third, fourth and fifth largest tenants) has a right of first refusal to purchase the Mortgaged Property if borrower decides to market the property for sale. The ROFR is not extinguished by foreclosure; however, the ROFR does not apply to a foreclosure or deed in lieu thereof.

●	With respect to the Marriott Hanover Mortgage Loan (5.8%), Marriott International, Inc., as franchisor, has right of first refusal (“ROFR”) to acquire related property if there is transfer of the hotel or controlling direct or indirect interest in the related borrower to a competitor (generally, any person that exclusively develops, operates or franchises through or with a competitor of franchisor comprising at least 10 luxury service hotels, 20 full service hotels or 50 limited service hotels). The ROFR is not extinguished by foreclosure or deed-in-lieu thereof, and if the transfer to competitor is by foreclosure, or if franchisee or its affiliates become a competitor, franchisor has right to purchase hotel upon notice to franchisee. The franchisor comfort letter provides that, if lender exercises remedies against franchisee, lender may appoint a lender affiliate to acquire the property and enter into a management or franchise agreement if it is not competitor or competitor affiliate; provided, however, that a lender affiliate will not be deemed a competitor simply due to its ownership of multiple or competing hotels or having engaged managers to manage such other hotels.

●

With respect to the ILPT Hawaii Portfolio Mortgage Loan (3.9%), a tenant at each of the 1052 Ahua Street, 2828 Paa Street, 2831 Kaihikapu Street, 2826 Kaihikapu Street, 1045 Mapunapuna Street and 918 Ahua Street properties has a right of first refusal and/or right of first offer to purchase the related property in the event of a proposed transfer of such property. None of such rights of first refusal are applicable to a transfer of (i) any of the related properties in connection with any foreclosure sale, deed-in-lieu of foreclosure or other similar sale, or the initial sale thereafter or (ii) the entire portfolio of properties. However, such rights of first refusal would apply to a subsequent transfer.

See “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure”.

Affiliated Leases

Certain of the Mortgaged Properties are leased in whole or in part by borrowers or borrower affiliates. Set forth below are examples of Mortgaged Properties or portfolios of Mortgaged Properties at which at least 20% of (i) the gross income at the Mortgaged Property or portfolio of Mortgaged Properties relates to leases between the borrower and an affiliate of the borrower or (ii) the NRA at the Mortgaged Property or portfolio of Mortgaged Properties is leased to an affiliate of the borrower:

●	With respect to the Ford Factory Mortgaged Property (9.2%), the sole tenant, WMG Acquisition Corp., is under common control with the borrower, the guarantor and the borrower sponsor.

●	With respect to the 801 Barton Springs Mortgaged Property (3.3%), the sole tenant, 801 Barton Springs Tenant LLC, is a subsidiary of WeWork Companies Inc., the lease guarantor and an indirect partial owner of the related borrower and non-recourse guarantors.

●	With respect to the Scott Labs - Petaluma Mortgage Loan (0.7%), Scott Laboratories Inc., the sole tenant, is an affiliate of the borrower.

●	With respect to the 104 North Avenue 56 and 124 North Avenue 55 Mortgage Loan (0.6%), the largest tenant, Lodge Room HLP, comprising 49.9% of the net rentable area is a bar and restaurant, which is operated as a music venue and event space for concerts, banquets and other events and is owned by an affiliate of the sponsor. The related 15-year lease is personally guaranteed by the sponsor and carve-out guarantor, Stanley Gerlach, Jr.

See “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks”.

Insurance Considerations

The Mortgage Loans generally require that each Mortgaged Property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of the outstanding principal balance of the related Mortgage Loan and 100% of the replacement cost of the improvements located on the related Mortgaged Property, and if applicable, that the related hazard insurance policy contain appropriate endorsements or have been issued in an amount sufficient to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that, in the case of certain of the Mortgage Loans, the hazard insurance may be in such other amounts as was required by the related originators.

In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy. Each Mortgage Loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount generally equal to at least $1,000,000. Each Mortgage Loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related Mortgaged Property for not less than 12 months. In general, the Mortgage Loans (including those secured by Mortgaged Properties located in California and Washington) do not require earthquake insurance. 13 of the Mortgaged Properties (56.4%) are located in areas that are considered a high earthquake risk (seismic zones 3 and 4). Seismic reports were prepared with respect to these Mortgaged Properties, and based on those reports, no Mortgaged Property has a probable maximum loss greater than 19.0%.

With respect to certain of the Mortgaged Properties, the related borrowers (or, in some cases, tenants which are permitted to maintain insurance in lieu of the related borrowers) maintain insurance under blanket policies.

Certain of the Mortgaged Properties may permit the borrower’s obligations to provide required insurance (including property, rent loss, liability and terrorism coverage) to be suspended if a sole or significant tenant or the property manager elects to provide third party insurance or self-insurance in accordance with its lease or management agreement. Described below are Mortgage Loans having such self-insurance conditions:

●	With respect to the Ford Factory Mortgage Loan (9.2%), the related Mortgage Loan documents contemplate that the borrower will not be required to maintain the insurance coverage otherwise required of it, so long as (i) the sole tenant at the Mortgaged Property, WMG Acquisition Corp. (“WMG”), maintains insurance policies with respect to the Mortgaged Property meeting the requirements of the Mortgage Loan agreement, and (ii) no event of default exists under the WMG lease.

●	With respect to the Revere Plastics Mortgage Loan (1.1%), the related Mortgage Loan documents provide that the borrower will not be required to maintain the insurance coverage otherwise required of it, so long as (i) the sole tenant at the Mortgaged Property, Revere Plastics Systems, Inc. (“Revere”), maintains insurance policies with respect to the Mortgaged Property meeting the requirements of the Mortgage Loan agreement, (ii) Revere delivers certificates of insurance acceptable to the lender of such coverage no less frequently than annually, and (iii) the lender is named as a mortgagee/loss payee on property insurance policies and additional insured on liability insurance policies maintained by the tenant.

●	With respect to the Walgreens - St. Paul Mortgage Loan (1.0%), the borrower’s obligation to provide required insurance (including property, rent loss, liability and terrorism coverage) is suspended if Walgreens elects to self-insure in accordance with its lease, and satisfies certain other conditions, including the tenant’s maintaining a net worth of $200 million or greater. The tenant has provided notice of its election to self-insure. The tenant has no rent abatement or termination remedies for any reason during the loan term, and is obligated to restore the premises following casualty irrespective of available insurance proceeds. Further, in the event of a casualty, the tenant controls the disbursement of available insurance proceeds.

Further, with respect to Mortgaged Properties that are part of condominium regimes, the insurance may be maintained by the condominium association rather than the related borrower. Many Mortgage Loans contain limitations on the obligation to obtain terrorism insurance. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”. See also representation and warranty nos. 18 and 31 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with Blanket Insurance Policies or Self-Insurance”.

Use Restrictions

Certain of the Mortgaged Properties are subject to restrictions that restrict the use of such Mortgaged Properties to its current use, place other use restrictions on such Mortgaged Property or limit the related borrower’s ability to make changes to such Mortgaged Property.

In certain cases, use of a Mortgaged Property may be restricted due to environmental conditions at the Mortgaged Property. See “—Environmental Considerations”.

In the case of such Mortgage Loans subject to such restrictions, the related borrower is generally required pursuant to the related Mortgage Loan documents to maintain law or ordinance insurance coverage if any of the improvements or the use of a Mortgaged Property constitutes a legal non-conforming structure or use, which provides coverage for loss to the undamaged portion of such property, demolition costs and the increased cost of construction. However, such law and ordinance insurance coverage does not provide any coverage for lost future rents or other damages from the inability to restore the property to its prior use or structure or for any loss of value to the related property. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Zoning Non-Compliance and Use Restrictions” and representation and warranty nos. 8 and 26 on Annex D-1 and the exceptions thereto on Annex D-2.

In addition, certain of the Mortgaged Properties are subject to "historic" or "landmark" designations, which results in restrictions and in some cases prohibitions on modification of certain aspects of the related Mortgaged Property. For example:

●	With respect to the 350 Bush Street Mortgage Loan (9.6%), construction of the improvements at the Mortgaged Property was completed in 2018. The San Francisco Mining Exchange Building, which is designated as a historic landmark, was incorporated into the lobby of the Mortgaged Property, as construction was allowed around, above and under the historic landmark, but not on it.

●	With respect to the Central Tower Mortgage Loan (6.1%), the Mortgaged Property is designated as a Category III Article 11 Historic Preservation Site, which designation requires that the borrowers obtain the approval of the San Francisco Planning Department prior to commencing reconstructions, major alterations and demolitions.

●

With respect to the 104 North Avenue 56 and 124 North Avenue 55 Mortgage Loan (0.6%), the Mortgaged Property was declared a Los Angeles Historic-Cultural Monument in 1984 and was added to the National Register of Historic Places in 1990. Subsequently, in November 2018, the Mortgaged Property was accepted into the Mills Act Historical Property Contract Program with the City of Los Angeles (the “City”), whereby the owner agrees to certain covenants for the use, maintenance and restoration of historical properties in exchange for property tax reductions. The initial term of the Mills Act contract expires November 27, 2028, effecting reduced property valuation beginning in the 2019 tax year, and renews annually absent a notice of non-renewal. If the owner fails to comply with the Mills Act contract, the City may terminate the agreement and require the owner to pay a cancellation fee of 12.5% of the current fair market value of the subject property at the time of cancellation, as determined by the county assessor, without regard to any restrictions on the subject property imposed by the Contract. The loan documents provide for personal liability to the borrower and guarantor for losses arising out of or in connection with the Mills Act contract. The loan underwriting incorporated the reduced property tax expenses.

Appraised Value

In certain cases, appraisals may reflect “as-is” values and values other than an “as-is” value. However, the Appraised Value reflected in this prospectus with respect to each Mortgaged Property reflects only the “as-is” value, except as set forth under the definition of “Appraised Value” set forth under “Description of the Mortgage Pool—Definitions”. The values other than the “as-is” value may be based on certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. We cannot assure you that those assumptions are or will be accurate or that any such non-“as-is” value will be the value of the related Mortgaged Property at maturity or other specified date. In addition, with respect to certain Mortgage Loans secured by multiple Mortgaged Properties, the appraised value may be an “as portfolio” value that assigns a premium to the value of the Mortgaged Properties as a whole, which value exceeds the sum of their individual appraised values. Such appraised values, the related “as-is” appraised values, and the Cut-off Date LTV Ratio and LTV Ratio at Maturity based on both such hypothetical value and the “as-is” appraised value, are set forth under the definition of “Appraised Value” set forth under “Description of the Mortgage Pool—Definitions”.

In the case of Mortgage Loans secured by residential cooperative properties expected to be sold to the depositor by National Cooperative Bank, N.A., information regarding the value of such Mortgaged Properties is based upon the appraised value of such property assuming such property is operated as a residential cooperative which value, in general, equals the sum of (x) the gross share value of all cooperative units in such residential cooperative property (generally applying a discount for sponsor or investor held units that are rent regulated, rent stabilized or rent controlled units, and in certain instances, for market rate units as and if deemed appropriate by the appraiser), based in part on various comparable sales of cooperative apartment units in the market, plus (y) the amount of the underlying debt encumbering such residential cooperative property. Such appraised values for Mortgage Loans secured by residential cooperative properties are calculated as set forth under the definition of “Appraised Value” set forth under “Description of the Mortgage Pool—Definitions”.

See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”. See also “Risk Factors—Risks Relating to the Mortgage Loans—Residential Cooperative Properties Have Special Risks”.

Non-Recourse Carveout Limitations

While the Mortgage Loans generally contain non-recourse carveouts for liabilities such as liabilities as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters, certain of the Mortgage Loans may not contain such carveouts or contain limitations to such carveouts. In general, the liquidity and net worth of a non-recourse guarantor under a Mortgage Loan will be less, and may be materially and substantially less, than the outstanding principal amount of that Mortgage Loan. In addition, certain Mortgage Loans have additional limitations to the non-recourse carveouts or may not have a separate non-recourse carveout guarantor or environmental indemnitor. See representation and warranty no. 28 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1). For example:

●	With respect to the ILPT Hawaii Portfolio Mortgage Loan (3.9%), the guarantor's liability for any guaranteed obligations for which the Mortgage Loan documents provide full recourse is limited to an amount equal to 15% of the outstanding principal balance of the related Whole Loan as of the date of occurrence of any full recourse trigger event. In addition, the Mortgage Loan documents do not provide full recourse for voluntary transfers made in violation of the Mortgage Loan documents; however, the Mortgage Loan documents do provide recourse for losses to the lender in connection with such transfers.

●	With respect to the Lincoln Square Mortgage Loan (1.1%), the liability of the non-recourse carveout guarantor with respect to the full recourse carveouts relating to involuntary bankruptcy filings and appointment of a custodian, receiver, trustee or examiner for the borrower or Mortgaged Property is limited to acts that were performed by, at the direction of or with the consent of the guarantor or an entity under the control of the guarantor.

●	A substantial portion of the Mortgage Loans, including several of the 15 largest Mortgage Loans, provide, with respect to liability for breaches of the environmental covenants in the Mortgage Loan documents, that the recourse obligations for environmental indemnification may terminate immediately (or in some cases, following a specified period, such as two years) after payment or defeasance in full of such Mortgage Loans (or in some cases, after a permitted transfer of the Mortgaged Property) if certain conditions more fully set forth in the related Mortgage Loan documents are satisfied, such as that the holder of the Mortgage Loan must have received an environmental inspection report for the related Mortgaged Property meeting criteria set forth in such Mortgage Loan documents, or that the holder must have received comprehensive record searches evidencing that there are no RECs at the Mortgaged Property.

●	With respect to certain of the Mortgage Loans the related guaranty and/or environmental indemnity contains provisions to the effect that, provided certain conditions are satisfied, the recourse liability of the guarantor will not apply to any action, event or condition arising after the foreclosure, delivery of a deed in lieu of foreclosure, or appointment of a receiver, of the Mortgaged Property, pursuant to such Mortgage Loan and/or after the foreclosure, acceptance of a transfer in lieu of foreclosure or appointment of a receiver by a mezzanine lender under any related mezzanine loan.

●	The non-recourse carveout provisions contained in certain of the Mortgage Loan documents may also limit the liability of the non-recourse carveout guarantor for certain monetary obligations or covenants related to the use and operation of the Mortgaged Property to the extent that there is sufficient cash flow generated by the Mortgaged Property and made available to the related borrower and/or non-recourse carveout guarantor to take or prevent such required action.

●	The Mortgage Loans secured by residential cooperative properties sold to the depositor by National Cooperative Bank, N.A. are generally full recourse to the related borrower and do not have separate guarantors for non-recourse carveouts or separate environmental guarantors.

In addition, there may be impediments and/or difficulties in enforcing some or all of the non-recourse carveout liability obligations of individual guarantors depending on the domicile or citizenship of the guarantor.

See “Risk Factors—Risks Relating to the Mortgage Loans—Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed”.

Real Estate and Other Tax Considerations

Below are descriptions of real estate tax matters relating to certain Mortgaged Properties.

●	With respect to the Great Wolf Lodge Southern California Mortgage Loan (3.9%), as part of various agreements related to the borrower sponsor’s commitment to develop the Mortgaged Property, the Garden Grove Agency of Community Development (the “Agency”) agreed to pay the borrower sponsor, on an ongoing basis, an annual transient occupancy tax (“TOT”) reimbursement based on differences in the TOT between the City of Anaheim and the City of Garden Grove as applied to total annual room revenue. For 2018, the TOT reimbursement was $743,272. We cannot assure you that the TOT reimbursement will be comparable in the future, or, if total annual room revenues decrease or differences in the TOT between the jurisdictions reduce or no longer exist, that the reimbursement will have any ongoing benefit to the Mortgaged Property.

See “Risk Factors—Risks Relating to the Mortgage Loans—Increases in Real Estate Taxes May Reduce Available Funds”.

Delinquency Information

As of the Cut-off Date, none of the Mortgage Loans will be 30 days or more delinquent and none of the Mortgage Loans have been 30 days or more delinquent since origination. A Mortgage Loan will be treated as 30 days delinquent if the scheduled payment for a due date is not received from the related borrower by the immediately following due date.

Certain Terms of the Mortgage Loans

Amortization of Principal

The Mortgage Loans provide for one or more of the following:

20 Mortgage Loans (66.9%) provide for interest-only payments for the entire term to stated maturity or Anticipated Repayment Date, with no scheduled amortization prior to that date.

12 Mortgage Loans (16.4%) provide for an initial interest-only period that expires between 13 and 84 months following the related origination date and thereafter require monthly payments of principal and interest based on amortization schedules significantly longer than the remaining term to stated maturity.

24 Mortgage Loans (16.7%) require monthly payments of interest and principal based on amortization schedules significantly longer than the remaining term to stated maturity or Anticipated Repayment Date.

Amortization Type	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance (%)
Interest Only	19	$619,870,000	59.8%
Amortizing	24	173,209,719	16.7
Partial Interest Only	12	169,900,250	16.4
Interest Only, ARD	1	73,800,000	7.1
Total:	56	$1,036,779,969	100.0%

Information regarding the scheduled amortization characteristics of each Mortgage Loan is set forth on Annex A-1 and the footnotes thereto.

Due Dates; Mortgage Rates; Calculations of Interest

Subject in some cases to a next business day convention, all of the Mortgage Loans have due dates upon which scheduled payments of principal, interest or both are required to be made by the related borrower under the related Mortgage Note (each such date, a “Due Date”) that occur as described in the following table:

Overview of Due Dates

Due Date	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Eleventh	16	$411,282,214	39.7%
First	36	377,997,755	36.5
Sixth	2	137,500,000	13.3
Fifth	1	70,000,000	6.8
Seventh	1	40,000,000	3.9
Total:	56	$1,036,779,969	100.0%

The Mortgage Loans have grace periods as set forth in the following table:

Overview of Grace Periods

Grace Period (Days)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
0	20	$658,782,214	63.5%
5	9	208,927,619	20.2
4	8	88,070,250	8.5
10	19	80,999,886	7.8
Total:	56	$1,036,779,969	100.0%

As used in this prospectus, “grace period” is the number of days before a payment default is an event of default under the terms of each Mortgage Loan. See Annex A-1 for information on the number of days before late payment charges are due under the Mortgage Loans. The information on Annex A-1 regarding the number of days before a late payment charge is due is based on the express terms of the Mortgage Loans. Some jurisdictions may impose a statutorily longer period.

All of the Mortgage Loans are secured by first liens on, or security interests in fee simple, leasehold or a similar interest in the related Mortgaged Properties, subject to the permitted exceptions reflected in the related title insurance policy. All of the Mortgage Loans bear fixed interest rates.

All of the Mortgage Loans accrue interest on the basis of the actual number of days in a month, assuming a 360-day year (“Actual/360 Basis”).

ARD Loans

The Mortgage Pool includes one ARD Loan, the Newport Corporate Center Mortgage Loan (7.1%). An “ARD Loan” is a Mortgage Loan that provides that, after a certain date (an “Anticipated Repayment Date”), if the related borrower has not prepaid such Mortgage Loan in full, any principal outstanding on that date will accrue interest at an increased interest rate (the “Revised Rate”) rather than the original Mortgage Rate (the “Initial Rate”) for such Mortgage Loan. Annex A-1 will set forth the Anticipated Repayment Date and the Revised Rate for each ARD Loan (if any). “Excess Interest” with respect to an ARD Loan is the interest accrued at the Revised Rate in respect of such ARD Loan in excess of the interest accrued at the Initial Rate, plus any related interest accrued on such amounts, to the extent permitted by applicable law and the related Mortgage Loan documents.

After its Anticipated Repayment Date, an ARD Loan further requires that all cash flow available from the related Mortgaged Properties after payment of the monthly debt service payments required under the terms of the related Mortgage Loan documents (and in some cases, debt service under a related mezzanine loan) and all escrows and property expenses required under the related Mortgage Loan documents be used to accelerate amortization of principal (without payment of any Yield Maintenance Charge or Prepayment Premium) on such ARD Loan. While interest at the Initial Rate continues to accrue and be payable on a current basis on each ARD Loan after the related Anticipated Repayment Date, the payment of Excess Interest will be deferred and will be required to be paid (if and to the extent permitted under applicable law and the related Mortgage Loan documents), only after the outstanding principal balance of such ARD Loan has been paid in full, at which time the Excess Interest, to the extent actually collected, will be paid to the holders of the Class V certificates.

Single-Purpose Entity Covenants

With respect to the 350 Bush Street Mortgage Loan (9.6%), the related borrower is a recycled SPE that previously owned property other than the Mortgaged Property. The prior owned property consists of rooftop property that is located on top of the improvements at 500 Pine Street, San Francisco, CA (the remainder of 500 Pine Street is owned by a borrower affiliate). The borrower transferred such rooftop property to the city and county of San Francisco for public park purposes on October 16, 2017. The loan documents include borrower representations that, to the borrower’s knowledge, (i) no environmental condition related to hazardous substances or violations of environmental law existed with respect to the rooftop property during the period of borrower’s ownership and no such conditions or violations currently exist and (ii) there is no condition or circumstance related to the rooftop property which, but for the passage of time or the giving of notice or both, is reasonably likely to result in any dispute or legal proceeding involving the borrower. The loan documents provide for (i) personal liability to the borrower and guarantors for losses related to the breach of single purpose entity-related representations that do not otherwise result in the substantive consolidation of the assets and liabilities of Borrower with any other entity and (ii) full recourse for any breach of single purpose entity-related representations that do result in the substantive consolidation of the assets and liabilities of borrower with any other entity.

With respect to The Alhambra Mortgage Loan (9.6%), the related borrower is a recycled SPE that previously owned property other than the Mortgaged Property. The prior owned property consists of the so-called “North Parcel” that is adjacent to the Mortgaged Property and was conveyed to a borrower affiliate prior to loan origination. A Phase I environmental site assessment was obtained with respect to the prior owned property that indicated no recognized environmental conditions. The loan documents include borrower representations that the borrower has never owned property other than the Mortgaged Property and the North Parcel, that it has never been party to any lawsuit resulting in unpaid judgments, and that a Phase I environmental site assessment has been delivered to lender covering the Mortgaged Property and North Parcel, and that no recognized environmental conditions requiring further investigation have been identified. Further, the loan documents provide for personal liability to the borrower and guarantor for losses related to any breach of the foregoing representations.

With respect to the Mortgage Loans secured by residential cooperative properties, the related borrower does not have independent directors, no non-consolidation opinion was delivered in connection with the origination of the related Mortgage Loan, and the organizational documents of the related borrower do not contain single purpose entity covenants. In addition, see representation and warranty no. 33 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

See “—Additional Indebtedness” below. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Prepayment Protections and Certain Involuntary Prepayments and Voluntary Prepayments

All of the Mortgage Loans have a degree of voluntary prepayment protection in the form of defeasance or prepayment lockout provisions and/or yield maintenance provisions. Voluntary prepayments, if permitted, generally require the payment of a Yield Maintenance Charge or a Prepayment Premium unless the Mortgage Loan (or Whole Loan, if applicable) is prepaid within a specified period up to and including the stated maturity date. See Annex A-1 and Annex A-2 for more information on the prepayment protections attributable to the Mortgage Loans on a loan-by-loan basis and a pool basis.

Additionally, certain Mortgage Loans may provide that in the event of the exercise of a purchase option by a tenant or the sale of real property or the release of a portion of the Mortgaged Property, that the related Mortgage Loans may be prepaid or defeased in part prior to the expiration of a prepayment/defeasance lockout provision. See “—Partial Releases; Substitutions; Additions” below.

Generally, no Yield Maintenance Charge will be required for prepayments in connection with a casualty or condemnation, unless, in the case of most of the Mortgage Loans, an event of default has occurred and is continuing. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” in the prospectus. In addition, certain of the Mortgage Loans permit the related borrower, after a total or partial casualty or partial condemnation, to prepay the remaining principal balance of the Mortgage Loan or the remaining allocated loan amount of the related Mortgaged Property (in each case, after application of the related insurance proceeds or condemnation award to pay the principal balance of the Mortgage Loan), which may not be accompanied by any prepayment consideration.

Certain of the Mortgage Loans are secured in part by letters of credit and/or cash reserves that in each such case:

●	will be released to the related borrower upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and

●	if not so released, may, at the discretion of the lender, prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay the subject Mortgage Loan if such performance related conditions are not satisfied within specified time periods.

See Annex A-1 and Annex A-3 for more information on reserves relating to the largest 15 Mortgage Loans.

With respect to the Mortgage Loans secured by residential cooperative properties sold to the depositor by National Cooperative Bank, N.A., which are described as being encumbered by subordinate mortgage liens under “—Additional Indebtedness—Other Secured Indebtedness—Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives”, each such Mortgage Loan is cross-defaulted with such subordinate mortgage lien(s) in the amounts described in this prospectus under “—Additional Indebtedness—Other Secured Indebtedness—Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives”. In each case, the subordinate lender is subject to a subordination agreement, which generally subordinates the subordinate lender’s rights and remedies to those of the lender under the Mortgage Loan; however, the subordinate lender is generally not subject to a standstill agreement. We cannot assure you that the foregoing circumstances, including with respect to the subordinate lender’s right to independently pursue a foreclosure action, will not result in a prepayment of the Mortgage Loan at a time when the applicable special servicer might otherwise have elected to modify the related Mortgage Loan or take other action with respect to the Mortgage Loan. In addition, we cannot assure you that foreclosure by the subordinate lender will not result in a material reduction in the liquidation proceeds that otherwise might have been realized by the applicable special servicer if such special servicer were able to elect a different course of action.

Voluntary Prepayments

As of origination, the following prepayment restrictions and defeasance provisions applied to the Mortgage Loans:

●

31 of the Mortgage Loans (83.7%) prohibit voluntary principal prepayments during a specified period of time (each, a “Lock-out Period”) but permit the related borrower, for a specified period of time (after an initial period of at least two years following the date of initial issuance of the Offered Certificates), to defease the related Mortgage Loan by pledging non-callable United States Treasury obligations and other non-callable government securities within the meaning of Section 2(a)(16) of the Investment Company Act, as amended (“Government Securities”) that provide for payment on or prior to each Due Date through and including the maturity date or Anticipated Repayment Date, as applicable (or, in some cases, such earlier Due Date on which the Mortgage Loan becomes freely prepayable), of amounts at least equal to the amounts that would have been payable on those dates under the terms of the subject Mortgage Loan (or, in the case of an Anticipated Repayment Date or open prepayment date, in the amount of the then-remaining principal balance) and obtaining the release of the related

Mortgaged Property from the lien of the related mortgage, and thereafter such Mortgage Loan is freely prepayable.

●	19 of the Mortgage Loans (7.8%) permit the related borrower to make voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or a Prepayment Premium for a period, thereafter permit voluntary principal prepayments upon the payment of a Prepayment Premium for a specified period of time, and thereafter such Mortgage Loan is freely prepayable.

●	3 of the Mortgage Loans (6.1%) prohibits voluntary principal prepayments during a Lock-out Period, and following such Lock-out Period, permits either voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or a Prepayment Premium for a specified period of time or permits the related borrower to defease such Mortgage Loan by the pledging of Government Securities that provide for payment on or prior to each Due Date through and including the maturity date or Anticipated Repayment Date, as applicable (or, in some cases, such earlier Due Date on which the Mortgage Loan becomes freely prepayable), of amounts at least equal to the amounts that would have been payable on those dates under the terms of the subject Mortgage Loan (or, in the case of an Anticipated Repayment Date or open prepayment date, in the amount of the then-remaining principal balance), and thereafter such Mortgage Loan is freely prepayable.

●	3 of the Mortgage Loans (2.4%) prohibit voluntary principal prepayments during a Lock-out Period, and following such Lock-out Period, permit voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or a Prepayment Premium for a specified period of time and thereafter such Mortgage Loan is freely prepayable.

With respect to the Central Tower Mortgage Loan (6.1%), in order to avoid a cash sweep event period commencing upon the debt service coverage ratio falling below 1.70x, the borrowers may prepay a portion of the outstanding principal balance of the related Whole Loan in accordance with the Whole Loan documents in an amount sufficient to end such cash sweep event. Such prepayment does not require yield maintenance.

The Mortgage Loans generally permit voluntary prepayment without payment of a Yield Maintenance Charge or any Prepayment Premium during a limited “open period” immediately prior to and including the stated maturity date, as follows:

Prepayment Open Periods

Open Periods (Payments)	Number of Mortgage Loans	% of Initial Pool Balance
4	41	48.0%
5	5	7.9
7	10	44.1
Total	56	100.0%

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions”.

“Due-On-Sale” and “Due-On-Encumbrance” Provisions

The Mortgage Loans generally contain “due-on-sale” and “due-on-encumbrance” clauses, which in each case permits the holder of the Mortgage Loan to accelerate the maturity of the related Mortgage Loan if the related borrower sells or otherwise transfers or encumbers (subject to certain exceptions set forth in the Mortgage Loan documents) the related Mortgaged Property or a controlling interest in the borrower without the consent of the mortgagee (which, in some cases, may not be unreasonably withheld). Many of the Mortgage Loans place certain restrictions (subject to certain exceptions set forth in the Mortgage Loan documents) on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations. The terms of the mortgages generally permit, subject to certain limitations, affiliate, estate planning and family transfers, transfers at death, transfers of interest in a public company, the transfer or pledge of less than a controlling portion of the partnership, members’ or other equity interests in a borrower, the transfer or pledge of passive equity interests in a borrower (such as limited partnership interests and non-managing member interests in a limited liability company) and transfers to persons specified in or satisfying qualification criteria set forth in the related Mortgage Loan documents. Certain of the Mortgage Loans do not restrict the pledging of direct or indirect ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage, a control limitation or requiring the consent of the mortgagee to any such transfer. Generally, the Mortgage Loans do not prohibit transfers of non-controlling interests so long as no change of control results or, with respect to Mortgage Loans to tenant-in-common borrowers, transfers to new tenant-in-common borrowers. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners. Additionally, with respect to the Mortgage Loans included in the Trust that are secured by residential cooperative properties, the owners of cooperative units underlying the cooperative properties are permitted, generally without restriction, to sell such cooperative units (including such owner’s interest in the underlying borrower) and/or to obtain loans secured by a pledge of such owner’s interest in the underlying borrower.

Additionally, certain of the Mortgage Loans (excluding the Mortgage Loans secured by residential cooperative properties sold to the depositor by National Cooperative Bank, N.A.) provide that transfers of the Mortgaged Property are permitted if certain conditions are satisfied, which may include one or more of the following:

●	no event of default has occurred;

●	the proposed transferee is creditworthy and has sufficient experience in the ownership and management of properties similar to the Mortgaged Property;

●	a Rating Agency Confirmation has been obtained from each of the Rating Agencies;

●	the transferee has executed and delivered an assumption agreement evidencing its agreement to abide by the terms of the Mortgage Loan together with legal opinions and title insurance endorsements; and

●	the assumption fee has been received (which assumption fee will be paid as described under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, but will in no event be paid to the Certificateholders); however, certain of the Mortgage Loans allow the borrower to sell or otherwise transfer the related Mortgaged Property a limited number of times without paying an assumption fee.

Transfers resulting from the foreclosure of a pledge of the collateral for a mezzanine loan (if any) will also result in a permitted transfer. See “—Additional Indebtedness” below.

In addition, with respect to the Mortgage Loans secured by residential cooperative properties sold to the depositor by National Cooperative Bank, N.A., the applicable master servicer will be permitted to waive the enforcement of “due-on-encumbrance” clauses to permit subordinate debt secured by the related mortgaged property subject to the satisfaction of various conditions and subject to certain parameters set forth in the PSA. See “—Additional Indebtedness—Other Secured Indebtedness—Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives”.

Defeasance

The terms of 34 of the Mortgage Loans (the “Defeasance Loans”) (89.8%) permit the applicable borrower at any time (in most cases, provided that no event of default exists) after a specified period (the “Defeasance Lock-Out Period”) to obtain a release of a Mortgaged Property from the lien of the related Mortgage (a “Defeasance Option”) in connection with a defeasance. With respect to all of the Defeasance Loans, the Defeasance Lock-Out Period ends at least two years after the Closing Date.

Exercise of a Defeasance Option is also generally conditioned on, among other things, (a) the borrower providing the mortgagee with at least 30 days prior written notice of the date on which such defeasance will occur (such date, the “Release Date”), and (b) the borrower (A) paying on any Release Date (i) all accrued and unpaid interest on the principal balance of the Mortgage Loan (or, the related Whole Loan) up to and including the Release Date, (ii) all other sums (excluding scheduled interest or principal payments due following the Release Date), due under the Mortgage Loan (or Whole Loan, if applicable) and under all other Mortgage Loan documents executed in connection with the Defeasance Option, (iii) an amount (the “Defeasance Deposit”) that will be sufficient to (x) purchase non-callable obligations of, or backed by the full faith and credit of, the United States of America or, in certain cases, other “government securities” (within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 and otherwise satisfying REMIC requirements for defeasance collateral), that provide payments (1) on or prior to, but as close as possible to, all successive scheduled due dates occurring during the period from the Release Date to the related maturity date or Anticipated Repayment Date (or to the first day of the open period for such Mortgage Loan) (or Whole Loan, if applicable) (or in certain cases, the borrower may be required to provide such government securities rather than the Defeasance Deposit) and (2) in amounts equal to the scheduled payments due on such due dates under the Mortgage Loan (or Whole Loan, if applicable), or under the defeased portion of the Mortgage Loan (or Whole Loan, if applicable) in the case of a partial defeasance, including in the case of a Mortgage Loan with a balloon payment due at maturity or Anticipated Repayment Date or the first day of an open period, the balloon payment, and (y) pay any costs and expenses incurred in connection with the purchase of such government securities, and (B) delivering a security agreement granting the issuing entity a first priority lien on the Defeasance Deposit and, in certain cases, the government securities purchased with the Defeasance Deposit and an opinion of counsel to such effect. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded”.

For additional information on Mortgage Loans that permit partial defeasance, see “—Partial Releases; Substitutions; Additions” below.

In general, if consistent with the related Mortgage Loan documents, a successor borrower established, designated or approved by the applicable master servicer will assume the obligations of the related borrower exercising a Defeasance Option and the borrower will be relieved of its obligations under the Mortgage Loan. If a Mortgage Loan (or Whole Loan, if applicable) is partially defeased, if consistent with the related Mortgage Loan documents, generally the related promissory note will be split and only the defeased portion of the borrower’s obligations will be transferred to the successor borrower.

Partial Releases; Substitutions; Additions

The Mortgage Loans described below permit the release of one or more of the Mortgaged Properties or a portion of a single Mortgaged Property in connection with a partial defeasance, a partial prepayment or a partial substitution, subject to the satisfaction of certain specified conditions, including the REMIC requirements. Additionally, certain Mortgage Loans permit the addition of real property to the Mortgage Loan collateral.

●	With respect to The Alhambra Mortgage Loan (9.6%), following the defeasance lockout date, the borrower has the right to obtain the release of a retail parcel consisting of approximately 17,841 square feet of gross leasable area (located on the opposite side of Fremont Avenue from the office improvements) in connection with a bona fide sale of that parcel to an unaffiliated third-party, subject to certain conditions, including: (i) no event of default has occurred and is continuing; (ii) partial defeasance of the Mortgage Loan in an amount equal to $8,590,022; (iii) the post-release NCF DSCR is no less than the greater of (A) the NCF DSCR immediately prior to the release or (B) 2.20x; (iv) the post-release LTV is no greater than the lesser of (A) the LTV immediately prior to the release or (B) 65.1%; (v) the post-release debt yield is no less than the greater of (A) the debt yield immediately prior to the release or (B) 9.4%; and (vi) if requested by lender, an opinion of counsel that the partial release satisfies REMIC requirements. In addition, following the defeasance lockout date, the borrower has the right to obtain the partial release of the 7.62 acre south parking lot parcel, currently a surface parking lot but proposed for residential redevelopment, subject to certain conditions, including: (i) no event of default has occurred and is continuing; (ii) partial defeasance of the Mortgage Loan (if necessary) in an amount such that (1) the post-release NCF DSCR is greater than 2.20x and (2) the post-release LTV is less than 65.1%; (iii) evidence that all construction has been completed and operations have commenced at the proposed Date Avenue parking structure; (iv) evidence that all zoning and subdivision approvals have been obtained; and (v) if requested by lender, an opinion of counsel that the partial release satisfies REMIC requirements.

●	With respect to the Gardena Plaza Mortgaged Property (1.1%), the related Mortgage Loan documents permit the free release of a specified 7,670 square foot portion of the Mortgaged Property, subject to satisfaction of the following conditions, among others, (i) no event of default exists, (ii) the release parcel is vacant, non-income producing and improved only by parking, landscaping or utility facilities that are readily relocatable, and constitutes a portion of the Mortgaged Property that was given no value in the appraisal delivered in connection with the closing of the Mortgage Loan, (iii) after giving effect to the release, the debt service coverage ratio is greater than or equal to the debt service coverage ratio as of the loan origination date, 1.79x, (iv) delivery of an updated title insurance policy acceptable to the lender and a revised survey, and (v) delivery of a REMIC opinion to the lender.

●	With respect to the 50 South Liberty & 925 North State Mortgage Loan (0.9%), following the lockout period, the borrower has the one-time right to obtain the partial release of either the 50 South Liberty Mortgaged Property or 925 North State Mortgaged Property, subject to certain conditions, including: (i) payment of a release price equal to 125% of the allocated amount for the release property, together with the related yield maintenance premium therefor; (ii) the post-release DSCR for the remaining properties is no less than the greater of (A) the DSCR for all properties prior to the release or (B) 1.50x; (iii) the post-release LTV for the remaining properties is no greater than the lesser of (A) the LTV for all properties prior to the release or (B) 75%; (iv) the post-release debt yield for the remaining properties is no less than the greater of (A) the debt yield for all properties prior to the release or (B) 10.0%; (v) an opinion of counsel that the partial defeasance satisfies REMIC requirements; and (vi) a rating agency confirmation.

Furthermore, some of the Mortgage Loans may permit the release or substitution of specified parcels of real estate or improvements that secure the Mortgage Loans but were not assigned any material value or considered a source of any material cash flow for purposes of determining the related Appraised Value or Underwritten Net Cash Flow or considered material to the use or operation of the property, or permit the general right to release as yet unidentified parcels if they are non-income producing so long as such release does not materially adversely affect the use or value of the remaining property, among other things. Such real estate may be permitted to be released, subject to certain REMIC rules, without payment of a release price and consequent reduction of the principal balance of the subject Mortgage Loan or substitution of additional collateral if zoning and other conditions are satisfied. We cannot assure you that the development of a release parcel, even if approved by the applicable special servicer as having no material adverse effect to the remaining property, may not for some period of time either disrupt operations or lessen the value of the remaining property.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions”. Also see representation and warranty no. 2 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Escrows

19 of the Mortgage Loans, representing approximately 62.6% of the principal balance of the Mortgage Loans that are secured in whole or in part by office, retail, mixed use and industrial properties, provide for upfront or monthly escrows (or credit) for the full term or a portion of the term of the related Mortgage Loan to cover anticipated re-leasing costs, including tenant improvements and leasing commissions or other lease termination or occupancy issues. Such escrows are typically considered for office, retail, mixed use and industrial properties only.

38 of the Mortgage Loans (62.5%) provide for monthly or upfront escrows to cover property taxes on the Mortgaged Properties.

26 of the Mortgage Loans (52.2%) provide for monthly or upfront escrows to cover planned capital expenditures, ongoing replacements and capital repairs or franchise-mandated property improvement plans.

13 of the Mortgage Loans (27.0%) provide for monthly or upfront escrows to cover insurance premiums on the Mortgaged Properties.

In certain cases, the related borrower may not be required to maintain the escrows described above until the occurrence of a specified trigger. In addition, certain of the Mortgage Loans described above permit the related borrower to post a guaranty in lieu of maintaining cash reserves.

Many of the Mortgage Loans provide for other escrows and reserves, including, in certain cases, reserves for debt service, operating expenses, vacancies at the related Mortgaged Property and other shortfalls or reserves to be released under circumstances described in the related Mortgage Loan documents.

See footnotes to Annex A-1 for more information regarding escrows under the Mortgage Loan documents.

Mortgaged Property Accounts

Cash Management. The Mortgage Loan documents prescribe the manner in which the related borrowers are permitted to collect rents from tenants at each Mortgaged Property. The following table sets forth the account mechanics prescribed for the Mortgage Loans:

Cash Management Types

Type of Lockbox	Mortgage Loans	Aggregate Cut-off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance (%)
Hard/Springing Cash Management	9	$418,541,378	40.4%
Hard/In Place Cash Management	5	252,195,250	24.3
Springing	18	197,573,455	19.1
None	21	96,869,886	9.3
Soft/Springing Cash Management	3	71,600,000	6.9
Total:	56	$1,036,779,969	100.0%

The following is a description of the types of cash management provisions to which the borrowers under the Mortgage Loans are subject:

●	Hard/In Place Cash Management. The related borrower is required to instruct the tenants and other payors (including any third party property managers) to pay all rents and other revenue directly to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Funds are then swept into a cash management account controlled by the applicable servicer on behalf of the issuing entity and then applied by the applicable servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Generally, excess funds may then be remitted to the related borrower.

●	Hard/Springing Cash Management. The related borrower is required to instruct the tenants and other payors (including any third party property managers) to pay all rents and other revenue directly to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Until the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, such funds are forwarded to an account controlled by the related borrower or are otherwise made available to the related borrower. From and after the occurrence of such a “trigger” event, only the portion of such funds remaining after the payment of current debt service, the funding of reserves and, in some cases, expenses at the related Mortgaged Property are to be forwarded or otherwise made available to the related borrower or, in some cases, maintained in an account controlled by the servicer as additional collateral for the loan until the “trigger” event ends or terminates in accordance with the loan documentation.

●	Soft/In Place Cash Management. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors to the related borrower or the property manager. The related borrower or property manager, as applicable, then forwards such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Funds are then swept into a cash management account controlled by the applicable servicer on behalf of the issuing entity and applied by the servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Generally, excess funds may then be remitted to the related borrower.

●	Soft/Springing Cash Management. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors (including any third party property managers) to the related borrower or the property manager. The related borrower or property manager, as applicable, then forwards such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Until the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, such funds are forwarded to an account controlled by the related borrower or are otherwise made available to the related borrower. In some cases, upon the occurrence of such a “trigger” event, the Mortgage Loan documents will require the related borrower to instruct tenants and/or other payors to pay directly into an account controlled by the applicable servicer on behalf of the issuing entity. All funds held in such lockbox account controlled by the applicable servicer following such “trigger” event will be applied by the applicable servicer in accordance with the related Mortgage Loan documents. From and after the occurrence of such a trigger event, only the portion of such funds remaining after the payment of current debt service and, in some cases, expenses at the related Mortgaged Property are to be forwarded or otherwise made available to the related borrower.

●	Springing. A lockbox account is established at origination or upon the occurrence of certain “trigger” events. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors to the related borrower or property manager. The Mortgage Loan documents provide that, upon the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, the related borrower would be required to instruct tenants to pay directly into such lockbox account or, if tenants are directed to pay to the related borrower or the property manager, the related borrower or property manager, as applicable, would then forward such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Funds are then swept into a cash management account controlled by the servicer on behalf of the issuing entity and applied by the servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Excess funds may then be remitted to the related borrower.

●	None. Revenue from the related Mortgaged Property is paid to the related borrower and is not subject to a lockbox account as of the Closing Date, and no lockbox account is required to be established during the term of the related Mortgage Loan.

In connection with any hard lockbox cash management, income deposited directly into the related lockbox account may not include amounts paid in cash and/or checks that are paid directly to the related property manager, notwithstanding requirements to the contrary. Furthermore, with respect to certain multifamily and hospitality properties considered to have a hard lockbox, cash, checks and “over-the-counter” receipts may be deposited into the lockbox account by the property manager. With respect to certain hotel Mortgage Loans, rents deposited into the lockbox account may be net of management fees, hotel operating expenses, and reserves (or custodial funds (employee tips) and occupancy taxes may be remitted back to the borrower from the lockbox prior to payments to the lender), and with respect to certain other Mortgage Loans, rents may be net of certain other de minimis receipts or expenses. Mortgage Loans whose terms call for the establishment of a lockbox account require that the amounts paid to the property manager will be deposited into the applicable lockbox account on a regular basis. Lockbox accounts will not be assets of the issuing entity. See the footnotes to Annex A-1 for more information regarding lockbox provisions for the Mortgage Loans.

Exceptions to Underwriting Guidelines

Two Mortgage Loans, representing 15.4% of the Initial Pool Balance, were originated by Wells Fargo Bank, National Association with exceptions to the underwriting guidelines as described in the following bullet points:

●	With respect to the 350 Bush Street Mortgage Loan (9.6%), the underwritten management fee (2.5%) is less than 3.0%, which represents an exception to the underwriting guidelines for Wells Fargo Bank, National Association. Wells Fargo Bank, National Association’s decision to include the Mortgage Loan notwithstanding this exception was supported by the following: (a) the Mortgaged Property is 99.0% leased to three tenants as of April 22, 2019 (with approximately 61.5% of the NRA and 60.9% of underwritten base rent attributed to investment grade tenants); (b) U/W NOI Debt Yield and U/W NCF DSCR are 14.2% and 3.42x, respectively and if the Mortgage Loan underwriting utilized a 3.0% management fee, the U/W NOI Debt Yield and U/W NCF DSCR would be approximately 14.1% and 3.39x, respectively; (c) the 350 Bush Street Property is one of only two office buildings in the San Francisco Financial District built since 2016; and (d) the Mortgaged Property’s manager, LPC West, Inc. is a subsidiary of Lincoln Property Group, a privately-owned real estate firm founded in 1965 which focuses on real estate investment, development, property management and leasing and whose portfolio currently consists of 19 commercial properties in Arizona, California, Colorado, Florida, Georgia, New York, North Carolina, Tennessee, Texas and Washington D.C. In addition, certain characteristics of the Mortgage Loan can be found in Annex A-1 to this prospectus. Based on the foregoing, Wells Fargo Bank, National Association approved inclusion of the Mortgage Loan into this transaction.

●	With respect to the Marriott Hanover Mortgage Loan (5.8%), the underwritten room revenue ($19,651,219) is greater than the February 28, 2019 trailing twelve-month revenue ($18,099,528), which represents an exception to the Wells Fargo Bank, National Association’s underwriting guidelines. Wells Fargo Bank, National Association’s decision to include the Mortgage Loan notwithstanding these exceptions was supported by the following: (a) the Mortgage Loan has strong metrics with an U/W NOI Debt Yield, U/W NCF DSCR and Cut-off Date LTV Ratio of 13.6%, 1.85x and 58.1%, respectively; (b) if the Mortgaged Property was underwritten to the February 28, 2019 trailing twelve month revenue, the resulting U/W NOI Debt Yield and U/W NCF DSCR would be 11.8% and 1.58x, respectively; (c) for the February 28, 2019 trailing twelve month period, the Mortgaged Property’s reported ADR and RevPAR penetration rates of 110.8% and 109.8%, respectively; (d) the Mortgaged Property is expected to undergo a brand-mandated property improvement plan (“PIP”) in 2019 totaling approximately $14.2 million ($40,296 per key) in connection with a new 20-year franchise agreement with Marriott International, Inc., which is expected to be completed in May 2020; (e) the borrower sponsor plans to add eight guestrooms to the Mortgaged Property for a total of 361 rooms and the borrower has budgeted approximately $2.5 million in capital expenditures outside of the scope of the PIP; and (f) the borrower sponsor and non-recourse carveout guarantor is Allan V. Rose, owner and chief executive officer of AVR Realty, a privately held real estate development and management company which has built, acquired, and developed more than 30 million SF of commercial and residential space, including office complexes, shopping centers, corporate and industrial parks, apartment complexes, residential communities and hotels and whose current portfolio includes 23 full service and limited service hotels in California, Colorado, Florida, Georgia, Louisiana, New Jersey, New York, Texas and Virginia. In addition, certain characteristics of the Mortgage Loan can be found in Annex A-1 to this prospectus. Based on the foregoing, Wells Fargo Bank, National Association approved inclusion of the Mortgage Loan into this transaction.

None of the other Mortgage Loans were originated with material exceptions to the related mortgage loan seller’s underwriting guidelines. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”; “—Morgan Stanley Mortgage Capital Holdings LLC—The Morgan Stanley Group’s Underwriting Standards”; “—Bank of America, National Association—Bank of America’s Commercial Mortgage Loan Underwriting Standards”; and “—National Cooperative Bank, N.A.—National Cooperative Bank, N.A.’s Underwriting Standards and Processes”.

Additional Indebtedness

General

The Mortgage Loans generally prohibit borrowers from incurring any additional debt secured by their Mortgaged Property without the consent of the lender. However:

●	substantially all of the Mortgage Loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property;

●	the borrowers under certain of the Mortgage Loans have incurred and/or may incur in the future unsecured debt other than in the ordinary course of business;

●	any borrower that is not required pursuant to the terms of the related Mortgage Loan documents to meet single-purpose entity criteria may not be restricted from incurring unsecured debt or mezzanine debt;

●	the terms of certain Mortgage Loans permit the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee under the Mortgage Loans, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee;

●	although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of the limited partnership or non-managing membership equity interests in a borrower or less than a controlling interest of any other equity interests in a borrower;

●	certain of the Mortgage Loans do not restrict the pledging of ownership interests in the borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests;

●	with respect to the Mortgage Loans secured by residential cooperative properties, the related borrower may have incurred, be permitted in the future to incur, or in the future be granted consent to incur, additional indebtedness secured by the related Mortgaged Property as further described in “Other Secured Indebtedness—Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives”; and

●	with respect to the Mortgage Loans secured by residential cooperative properties, the owners of cooperative units underlying the residential cooperative properties are permitted, generally without restriction, to obtain loans secured by a pledge of such owner’s interest in the respective cooperative units underlying the cooperative properties.

Whole Loans

Certain Mortgage Loans are subject to the rights of a related Companion Holder, as further described in “—The Whole Loans” below.

Mezzanine Indebtedness

Although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of less than a controlling portion of the equity interests in a borrower or the pledge of limited partnership or non-managing membership equity interests in a borrower. Certain Mortgage Loans described below permit the incurrence of mezzanine debt subject to satisfaction of certain conditions including a certain maximum combined loan-to-value ratio and/or a minimum combined debt service coverage ratio. Also, certain of the Mortgage Loans do not restrict the pledging of ownership interests in the related borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests. In addition, in general, a borrower (or its direct or indirect owners) that does not meet single-purpose entity criteria may not be restricted in any way from incurring mezzanine debt.

As of the Cut-off Date, each sponsor has informed us that it is aware of the following existing mezzanine indebtedness with respect to the Mortgage Loans it is selling to the depositor:

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Percentage of Initial Pool Balance	Mezzanine Debt Cut-off Date Balance	Subordinate Debt Cut-off Date Balance	Pari Passu Companion Loan Cut-off Date Balance	Cut-off Date Total Debt Balance	Cut-off Date Wtd. Avg. Total Debt Interest Rate(1)	Cut-off Date Mortgage Loan LTV Ratio(2)	Cut-off Date Total Debt LTV Ratio(1)	Cut-off Date Mortgage Loan Underwritten NCF DSCR(2)	Cut-off Date Total Debt Underwritten NCF DSCR(1)
350 Bush Street	$100,000,000	9.6%	$100,000,000	N/A	$85,000,000	$285,000,000	3.76754%	35.4%	54.6%	3.42x	2.30x

(1)	Calculated including the mezzanine debt and any related Companion Loan.

(2)	Calculated including any related Companion Loan (but excluding any related mezzanine debt).

In each case, the mezzanine indebtedness is coterminous with the related Mortgage Loan, except that with respect to the 350 Bush Street Mortgage Loan, the related $35,000,000 EB-5 mezzanine loan matures on October 31, 2020 (with a fully extended maturity of October 31, 2023), which is prior to the maturity of the related Mortgage Loan.

The mezzanine loans related to the Mortgage Loans identified in the table above are each subject to an intercreditor agreement between the holder of the related mezzanine loan and the lender under the related Mortgage Loan that sets forth the relative priorities between the related Mortgage Loan and the related mezzanine loan. Each related intercreditor agreement provides, among other things, generally that (a) all payments due under the related mezzanine loan are subordinate after an event of default under the related Mortgage Loan (taking into account the cure rights of the related mezzanine lender) to any and all payments required to be made under the related Mortgage Loan (except for any payments from funds other than the related Mortgaged Property or proceeds of any enforcement upon the mezzanine loan collateral and any mezzanine loan guarantees), (b) so long as there is no event of default under the related Mortgage Loan (taking into account the cure rights of the related mezzanine lender), the related mezzanine lender may accept payments on and, in certain cases, permitted prepayments or cure payments of the related mezzanine loan, prior to the prepayment or repayment in full of the Mortgage Loan, provided (in some, but not all cases) that such prepayment or cure payment is from a source of funds other than the respective Mortgaged Property (unless such funds are derived from excess cash) and, subject to certain exceptions, the Mortgage Loan borrower, and/or other collateral for the Mortgage Loan, (c) the related mezzanine lender will have certain rights to receive notice of and cure defaults under the related Mortgage Loan prior to any acceleration or enforcement of the related Mortgage Loan, (d) the related mezzanine lender may amend or modify the related mezzanine loan in certain respects without the consent of the related Mortgage Loan lender, and the Mortgage Loan lender must obtain the mezzanine lender’s consent to amend or modify the related Mortgage Loan in certain respects, (e) upon the occurrence of an event of default under the related mezzanine loan documents, the related mezzanine lender may foreclose upon the membership interests in the related Mortgage Loan borrower, which could result in a change of control with respect to the related Mortgage Loan borrower and a change in the management of the related Mortgaged Property, (f) if the related Mortgage Loan is accelerated or, in some cases, becomes specially serviced or if a monetary or material non-monetary default occurs (or in certain cases, if any event of default occurs) and continues for a specified period of time under the related Mortgage Loan or if the related Mortgage Loan borrower becomes a debtor in a bankruptcy or if the related Mortgage Loan lender exercises any enforcement action under the related Mortgage Loan documents with respect to the related Mortgage Loan borrower or the related Mortgaged Property, the related mezzanine lender has the right to purchase the related Mortgage Loan, in whole but not in part, for a price generally equal to the outstanding principal balance of the related Mortgage Loan, together with all accrued and unpaid interest and other amounts due thereon, plus any servicing advances made by the related Mortgage Loan lender or its servicer and any interest thereon, and interest on any principal and interest advances made by the Mortgage Loan lender or its servicer, plus, subject to certain limitations, any Liquidation Fees and Special Servicing Fees payable under the PSA (net of certain amounts and subject to certain other limitations, each as specified in the related intercreditor agreement), and generally excluding any late charges, default interest, exit fees, spread maintenance charges payable in connection with a prepayment or yield maintenance charges and prepayment premiums, and (g) an event of default under the related Mortgage Loan will trigger an event of default under the related mezzanine loan.

The Mortgage Loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations as described under “—Certain Terms of the Mortgage Loans—“Due-On-Sale” and “Due-On-Encumbrance” Provisions” above. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

With respect to the Mortgage Loans listed in the following chart, the direct and indirect equity owners of the borrower are permitted to incur future mezzanine debt, subject to the satisfaction of conditions contained in the related Mortgage Loan documents, including, among other things, a combined maximum loan-to-value ratio, a combined minimum debt service coverage ratio and/or a combined minimum debt yield, as listed in the following chart and determined in accordance with the related Mortgage Loan documents:

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Maximum Principal Amount Permitted (If Specified)(1)	Combined Maximum LTV Ratio(2)	Combined Minimum DSCR(2)	Combined Minimum Debt Yield(2)	Intercreditor Agreement Required	Mortgage Lender Allowed to Require Rating Agency Confirmation(3)
The Alhambra(4)	$100,000,000	N/A	65.1%	2.20x	N/A	Yes	Yes
Ford Factory(5)	$95,000,000	$175,000,000	57.0%	1.80x	8.3%	Yes	Yes
Central Tower(6)	$63,700,000	N/A	57.0%	2.15x	9.25%	Yes	Yes
Revere Plastics	$11,495,250	N/A	65.0%	1.55x	N/A	Yes	Yes

(1)	Indicates the maximum aggregate principal amount of the Mortgage Loan and the related mezzanine loan (if any) that is specifically stated in the Mortgage Loan documents and does not take account of any restrictions that may be imposed at any time by operation of any debt yield, debt service coverage ratio or loan-to-value ratio conditions.

(2)	Debt service coverage ratios, loan-to-value ratios and debt yields are to be calculated in accordance with definitions set forth in the related Mortgage Loan documents. Except as otherwise noted in connection with a Mortgage Loan, the determination of the loan-to-value ratio must be, or may be required by the lender to be, based on a recent appraisal.

(3)	Indicates whether the conditions to the financing include (a) delivery of Rating Agency Confirmation that the proposed financing will not, in and of itself, result in the downgrade, withdrawal or qualification of the then-current rating assigned to any class of certificates and/or (b) acceptability of any related intercreditor or mezzanine loan documents to the Rating Agencies.

(4)	Permitted only in connection with an assumption related to the acquisition of the Mortgaged Property.

(5)	Permitted only after March 29, 2021. The borrower may incur mezzanine financing no more than three times during the term of the Mortgage Loan.

(6)	A floating rate mezzanine loan is permitted so long as the mezzanine borrower purchases an interest rate cap with a notional amount equal to the original principal balance of the mezzanine loan and a strike price such that the debt service coverage ratio as of the date the mezzanine loan is advanced is not less than 2.15x.

The specific rights of the related mezzanine lender with respect to any such future mezzanine loan will be specified in the related intercreditor agreement and may include cure rights and repurchase rights. The intercreditor agreement required to be entered into in connection with any future mezzanine loan will either be substantially in the form attached to the related loan agreement or be subject to receipt of a Rating Agency Confirmation or to the related lender’s approval. The direct and/or indirect owners of a borrower under a Mortgage Loan are also generally permitted to pledge their interest in such borrower as security for a mezzanine loan in circumstances where the ultimate transfer of such interest to the mezzanine lender would be a permitted transfer under the related Mortgage Loan documents.

Generally, upon a default under a mezzanine loan, subject to the terms of any applicable intercreditor or subordination agreement, the holder of the mezzanine loan would be entitled to foreclose upon the equity in the related borrower, which has been pledged to secure payment of such debt. Although this transfer of equity may not trigger the due-on-sale clause under the related Mortgage Loan, it could cause a change in control of the borrower and/or cause the obligor under the mezzanine loan to file for bankruptcy, which could negatively affect the operation of the related Mortgaged Property and the related borrower’s ability to make payments on the related Mortgage Loan in a timely manner.

Other Secured Indebtedness

The Mortgage Loans generally permit a pledge of the same direct and indirect ownership interests in any borrower that could be transferred without the lender’s consent. See “—Certain Terms of the Mortgage Loans—Due-on-Sale” and “—Due-on-Encumbrance Provisions” above.

With respect to the 350 Bush Street Mortgage Loan (9.6%), the loan documents permit the borrower to enter into any “Property-Assessed Clean Energy” (“PACE”) loan or similar indebtedness which is incurred for improvements to the Mortgaged Property for the purpose of increasing energy efficiency, increasing use of renewable energy resources, resource conservation or any combination of the foregoing and is repaid through multi-year assessments against the Mortgaged Property, in an amount not to exceed $500,000 subject to such PACE loan or similar indebtedness being on terms and conditions reasonably acceptable to lender and, at lender’s discretion, a Rating Agency Confirmation. The lender has not received any request for approving PACE loan. Failure to make timely PACE loan payments could give rise to tax liens that are superior to the lien of the subject mortgage.

The borrowers under some of the Mortgage Loans have incurred or are permitted to incur other secured subordinate debt subject to the terms of the related Mortgage Loan document or otherwise expressly permitted by applicable law.

The Mortgage Loans secured by residential cooperative properties permit cooperative unit loans that are secured by direct equity interests in the related borrower. See “Risk Factors—Risks Relating to the Mortgage Loans—Residential Cooperative Properties Have Special Risks” above and “—Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives” below.

With respect to each of the Mortgaged Properties located in Florida (2.9%), a Florida statute renders unenforceable any provision in the loan documents that prohibits the borrower from incurring PACE loans in connection with the related Mortgaged Property.

Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives

The Mortgage Loans secured by residential cooperative properties permit cooperative unit loans that are secured by direct equity interests in the related borrower. See “Risk Factors—Risks Relating to the Mortgage Loans—Residential Cooperative Properties Have Special Risks” above and “—Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives” below.

In addition, with respect to Mortgage Loans secured by residential cooperative properties, many of the related borrowers have incurred additional indebtedness secured by the related Mortgaged Property. Such additional secured indebtedness in existence as of the Cut-off Date is expressly subordinate to the related Mortgage Loan and is described on

Annex A-1. The following table presents certain information with respect to existing subordinate mortgage indebtedness encumbering residential cooperative properties securing the related Mortgage Loans.

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance ($)	Non-Trust Mortgage Loan Maximum Balance Allowed ($)(1)	Non-Trust Mortgage Loan Cut-off Date Balance ($)	Total Cut-off Date Debt Balance ($)(2)	Total Maximum Debt Balance ($)(3)	Total Maximum Debt LTV Ratio (%)(3)	Non-Trust Mortgage Loan Interest Rate	Total Maximum Debt U/W NCF DSCR(4)
Regency Gardens Apartment Corp.	$16,675,000	$1,000,000	$0	$16,675,000	$17,675,000	11.7%	greater of 4.00% or Prime Rate	5.71x
Park Lane North Owners, Inc.	$9,973,266	$500,000	$0	$9,973,266	$10,473,266	14.1%	greater of 4.00% or Prime Rate	3.89x
Greenwood Arms Cooperative Corp.	$5,994,757	$250,000	$0	$5,994,757	$6,244,757	17.4%	greater of 3.90% or Prime Rate	7.05x
Talbot Apartments, Inc.	$5,500,000	$500,000	$0	$5,500,000	$6,000,000	19.0%	greater of 4.00% or Prime Rate	2.79x
Queens Boulevard Tenants Corp.	$5,236,322	$500,000	$0	$5,236,322	$5,736,322	10.6%	greater of 4.25% or Prime Rate	4.99x
Sea Cliff Towers Owners Corp.	$4,986,921	$500,000	$0	$4,986,921	$5,486,921	15.1%	greater of 3.90% or Prime Rate	5.65x
Courtview Owners Corp.	$4,513,500	$750,000	$0	$4,513,500	$5,263,500	10.4%	greater of 3.90% or Prime Rate	4.66x
Alden Properties Tenants Corp.	$4,000,000	$500,000	$0	$4,000,000	$4,500,000	35.7%	greater of 4.00% or Prime Rate +0.25%	4.04x
Boulevard Apartments, Inc.	$2,800,000	$500,000	$0	$2,800,000	$3,300,000	12.8%	greater of 3.90% or Prime Rate	5.48x
201 W. 89 Owners Inc. A/K/A 201 W. 89 Owners, Inc.	$2,250,000	$500,000	$0	$2,250,000	$2,750,000	1.9%	greater of 3.90% or Prime Rate	41.73x
Park Terrace Arms Corp.	$1,994,841	$500,000	$0	$1,994,841	$2,494,841	11.6%	greater of 3.90% or Prime Rate	4.32x
130 West 16 Owners Inc.	$1,750,000	$500,000	$0	$1,750,000	$2,250,000	5.6%	greater of 3.90% or Prime Rate	9.66x
Emerald Court, Inc. F/K/A 836-840 Palisade Avenue Owners, Inc.	$1,500,000	$250,000	$0	$1,500,000	$1,750,000	17.7%	greater of 4.25% or Prime Rate +0.25%	7.43x
111-117 West 96th Street Owners, Inc.	$1,493,841	$300,000	$0	$1,493,841	$1,793,841	5.5%	greater of 4.00% or Prime Rate +0.25%	8.73x
220 Chestnut Street Owners Corp.	$1,396,417	$250,000	$0	$1,396,417	$1,646,417	29.5%	greater of 4.00% or Prime Rate	4.48x
City Centre Apartment Corp.	$1,294,778	$350,000	$300,000	$1,594,778	$1,644,778	17.9%	greater of 4.25% or Prime Rate +0.25%	5.36x

(1)	For Subordinate LOC non-trust mortgage loans, the Non-Trust Mortgage Loan Maximum Balance Allowed assumes that the non-trust mortgage loan has been fully advanced and the entire amount thereof is outstanding as of the Cut-off Date.

(2)	The Total Cut-off Date Debt Balance is calculated using the Cut-off Date Balance of the Mortgage Loan and the actual outstanding balance of the non-trust mortgage loan(s) as of the Cut-off Date.

(3)	For Subordinate LOC non-trust mortgage loans, the Total Maximum Debt Balance and the Total Maximum Debt LTV Ratio are calculated (i) using the Cut-off Date Balance of the Mortgage Loan and (ii) assuming that the corresponding non-trust mortgage loan has been fully advanced and the entire amount thereof is outstanding as the Cut-off Date.

(4)	For Subordinate LOC non-trust mortgage loans, the Total Maximum Debt U/W NCF DSCR is calculated (i) assuming that interest on the non-trust mortgage loan is accruing pursuant to the applicable loan document (with the applicable interest rate determined using the Prime Rate in effect as of the Cut-off Date and giving effect to any applicable interest rate floor), (ii) assuming that the non-trust mortgage loan has been fully advanced and the entire amount thereof is outstanding as of the Cut-off Date and (iii) assuming that any initial interest-only period for such non-trust mortgage loan has expired and the related borrower is required to make scheduled principal plus interest payments as set forth in the corresponding promissory note.

With respect to the 111-117 West 96th Street Owners, Inc. Mortgage Loan (0.1%), the related borrower is permitted to incur additional future indebtedness secured by the related Mortgaged Property, subject to the satisfaction of various conditions, including that (a) the combined loan-to-value ratio of the Mortgage Loan included in the trust and the total of such additional secured indebtedness does not exceed the lesser of (x) twenty (20%) percent of the value of the Mortgaged Property as a residential cooperatively owned apartment building and (y) thirty-five (35%) percent of the value of the Mortgaged Property as a multi-family residential rental apartment building and (b) such additional secured indebtedness be expressly subordinate to the related Mortgage Loan included in the trust.

In addition, with respect to each of the Mortgage Loans sold by National Cooperative Bank, N.A. and secured by residential cooperative properties, the PSA permits the applicable master servicer to grant consent to additional subordinate financing secured by the related cooperative property (even if such subordinate financing is prohibited by the terms of the related Mortgage Loan documents), subject to the satisfaction of certain conditions, including that (i) the maximum combined loan-to-value ratio not exceed 40% (based on the Value Co-op Basis of the related Mortgaged Property as set forth in an updated appraisal obtained in connection with the proposed indebtedness), (ii) the aggregate of proposed and existing subordinate financing secured by the related Mortgaged Property must not exceed $7.5 million, (iii) the net proceeds of the subordinate debt must be used principally for funding capital expenditures, major repairs or reserves, (iv) the subordinate mortgage loan is not permitted to have a stated maturity date that is prior to the maturity date of the related Mortgage Loan if the subordinate mortgage loan is not fully amortizing and (v) National Cooperative Bank, N.A. or any affiliate thereof that originates (in accordance with its underwriting standards for such loans) the subordinate mortgage loan, executes and delivers to the custodian (on behalf of the trustee) for inclusion in the Mortgage File an intercreditor and subordination agreement with respect to such subordinate mortgage. “Value Co-op Basis” means, with respect to any residential cooperative property securing a Mortgage Loan, the value estimate reflected in the most recent appraisal obtained by or otherwise in the possession of the applicable master servicer determined as if the related Mortgaged Property is operated as a residential cooperative; in general, such value equals the gross share value of all cooperative units in the related Mortgaged Property, based in part on various comparable sales of cooperative apartment units in the market, plus the amount of the underlying debt encumbering the related Mortgaged Property. There is generally a limited market for the sale of sponsor or investor held units that are rent regulated, rent stabilized or rent controlled units, and in certain instances, for the sale of market rate units. Therefore, the appraiser typically applies a discount when deriving a gross share value for such units as and if the appraiser deems appropriate. The amount of such discount will depend on such factors as location, condition, tenancy profile (age of the tenants), and the amount of positive or negative cash flow. In certain instances, in determining the gross share value of market rate sponsor or investor held units occupied by rental tenants, the appraiser has taken into consideration a value for such units determined by capitalizing the anticipated net operating income to be realized from such occupied units. The comparable sales considered in the appraisers’ estimates of gross share values may have occurred at properties where the cooperative entity’s underlying mortgage debt per cooperative unit was substantially more or less than that at the applicable Mortgaged Property. The appraisers generally made no adjustments to comparable sales statistics to account for any such differences, although monthly unit maintenance obligations may have been considered. With respect to limited equity cooperatives (i.e., housing cooperatives in which eligible members purchase shares at below market prices and are subject to various restrictions, including restrictions on the sale price for which units may be re-sold and/or restrictions upon the income or other characteristics of purchasers of such units), the gross share value referenced in the preceding sentence is calculated without regard to any applicable sale price restrictions.

However, the intercreditor agreements that in each instance govern the interaction between the mortgagee under the Mortgage Loan and the lender with respect to any such additional secured debt do not (as to existing additional subordinate debt) and are not likely to (as to future additional secured debt) contain “standstill” provisions in favor of the mortgagee under the Mortgage Loan. As a result, the lender under any such permitted additional debt could foreclose upon its lien and cause a default on the related Mortgage Loan, regardless of whether such Mortgage Loan was otherwise in default.

In each of the aforementioned cases with respect to future subordinate financing, National Cooperative Bank, N.A. or one of its affiliates is likely to be the lender on such subordinate financing, although it is not obligated to provide such financing. In addition, the Mortgage Loans secured by residential cooperative properties do not restrict the pledge of direct equity interests in the related cooperative borrower in connection with the financing of cooperative apartment units and generally permit the related borrowers to incur unsecured subordinate debt subject to the terms of the related Mortgage Loan documents. See “Risk Factors—Risks Related to Conflicts of Interest—Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests” and “—Potential Conflicts of Interest of the Master Servicers and the Special Servicers”. See also “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

Preferred Equity

With respect to the Newport Corporate Center Mortgage Loan (7.1%), Square Mile Bellevue Preferred LLC, a Delaware limited liability company (the “Newport Corporate Center Preferred Equity Holder”), holds an indirect 56.74% preferred equity interest in the related borrower. Newport Corporate Center Preferred Equity Holder has made a $96,000,000 preferred equity investment in the borrower’s sole member. The rights of the Newport Corporate Center Preferred Equity Holder are governed by a certain Recognition Agreement, dated as of April 10, 2019 by and among Deutsche Bank AG, New York Branch, Wells Fargo Bank, National Association, the Newport Corporate Center Preferred Equity Holder, Square Mile PE Partners LP and Square Mile PE Partners A LP. The preferred equity return must be paid currently on a monthly basis (and it is a default and trigger event under the operating agreement of the borrower’s sole member (the “Holdco Organizational Agreement”) if it is not paid currently). However, in the event that property revenue less property expenses (including debt service) is insufficient to make a payment of the monthly current preferred return, any such unpaid monthly current preferred return will accrue and will be deemed added to the preferred equity investment, such that monthly current preferred return will be payable upon such accrued and unpaid amounts. In the event that the aggregate accrued and unpaid monthly current preferred return (inclusive of amounts that are deemed added to the preferred equity investment) exceeds $10,000,000, the same will constitute a default and trigger event under the Holdco Organizational Agreement. The Newport Corporate Center Preferred Equity Holder may receive distributions of excess cash flow pursuant to the terms of the Holdco Organizational Agreement solely with respect to excess net proceeds remitted to the borrower in accordance with the loan agreement and pursuant to the Holdco Organizational Agreement. The Holdco Organizational Agreement contains certain rights of the Newport Corporate Center Preferred Equity Holder upon a trigger event or material default under the Holdco Organizational Agreement, including change of control and economic remedies.

Because preferred equity often provides for a higher rate of return to be paid to the holders of such preferred equity, preferred equity in some respects functions like mezzanine indebtedness, and reduces a principal’s economic stake in the related Mortgaged Property, reduces cash flow on the borrower’s Mortgaged Property after the payment of debt service and payments on the preferred equity and may increase the likelihood that the owner of a borrower will permit the value or income producing potential of a Mortgaged Property to fall and may create a greater risk that a borrower will default on the Mortgage Loan secured by a Mortgaged Property whose value or income is relatively weak.

Other Unsecured Indebtedness

The Mortgage Loans generally permit a pledge of the same direct and indirect ownership interests in any borrower that could be transferred without the lender’s consent. See
“—Certain Terms of the Mortgage Loans—“Due-on-Sale” and “Due-on-Encumbrance” Provisions” above.

Some of the Mortgage Loans permit certain affiliates of the related borrower to pledge their indirect ownership interests in the borrower including, but not limited to, pledges to an institutional lender providing a corporate line of credit or corporate credit facility as collateral for such corporate line of credit or corporate credit facility. In connection with those pledges, the Mortgage Loan documents for such Mortgage Loans may: (i) contain limitations on the amounts that such collateral may secure and prohibit foreclosure of such pledges unless such foreclosure would represent a transfer otherwise permitted under the Mortgage Loan documents but do not prohibit a change in control in the event of a permitted foreclosure; or (ii) require that such financing be secured by at least a certain number of assets other than such ownership interests in the related borrower.

With respect to the 350 Bush Street Mortgage Loan (9.6%), the loan documents permit the pledge (but not the exercise of any rights and/or provisions of the transfer provisions set forth in the loan documents unless such exercise of remedies would otherwise be independently permitted under the transfer provisions of the loan documents) of direct or indirect ownership interests in any indirect (but not direct) owner of the EB-5 borrower (Bush Pine Mezzanine Owner LLC, the sole member of the sole member of the borrower) provided, that, (a) no event of default will have occurred and be continuing, (b) the pledge is given in connection with a credit facility, subscription line or similar indebtedness, provided that the indirect ownership in the borrower comprises not more than 5% of the value of the collateral securing the pledge, (c) after giving effect to the pledge, the guarantor (Gemdale USA Corporation and Vision Real Estate Development, Inc.) will own, in the aggregate, at least 51% director or indirect equity interest in the borrower and control the borrower, (d) the Mortgaged Property will continue to be managed by LPC West, Inc. or a new manager approved in accordance with the loan documents, and (e) after giving effect to the pledge, the borrower will continue to comply with the SPE covenants and the representations and warranties contained in the loan agreement.

With respect to the Central Tower Mortgage Loan (6.1%), any owner of the guarantor may pledge to an “institutional lender” (as defined in the Whole Loan documents) the right to receive distributions, and grant a security interest in and to such distributions, subject to the conditions set forth in the Whole Loan documents, including: (i) such cash flow pledge is made in connection with a line of credit or other similar financing arrangement secured by other material assets of such pledgor, (ii) the cash flow of the Mortgaged Property is not the sole source of repayment of such loan or line of credit, (iii) such pledge does not include any rights to participate in management or control of any borrower or the guarantor or to succeed to the equity interest of the pledgor or become a member of the issuer of the applicable pledged interests and (iv) such pledge may not result in a change of control of any borrower or the guarantor.

In addition, the borrowers under some of the Mortgage Loans have incurred or are permitted to incur unsecured subordinate debt (in addition to trade payables, equipment financing and other debt incurred in the ordinary course) subject to the terms of the related Mortgage Loan documents.

Prospective investors should assume that all or substantially all of the Mortgage Loans permit their borrowers to incur a limited amount (generally in an amount not more than 5%

of the original Mortgage Loan balance or an amount otherwise normal and reasonable under the circumstances) of trade payables, equipment financing and/or other unsecured indebtedness in the ordinary course of business or an unsecured credit line to be used for working capital purposes. In addition, certain of the Mortgage Loans allow the related borrower to receive unsecured loans from equity owners, provided that such loans are subject to and subordinate to the applicable Mortgage Loan.

Certain risks relating to additional debt are described in “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

The Whole Loans

General

The Mortgage Loans secured by the Mortgaged Properties or portfolios of Mortgaged Properties identified on Annex A-1 as 350 Bush Street, The Alhambra, Ford Factory, Newport Corporate Center, 9201 West Sunset Boulevard, Central Tower, Westin Atlanta Airport, ILPT Hawaii Portfolio and Great Wolf Lodge Southern California are each part of a Whole Loan consisting of such Mortgage Loan and the related Companion Loan(s). In connection with each Whole Loan, the rights between the trustee on behalf of the issuing entity and the holder(s) of the related Companion Loan(s) (the “Companion Holder” or “Companion Holders”) are generally governed by an intercreditor agreement or a co-lender agreement (each, an “Intercreditor Agreement”). With respect to each of the Whole Loans, the related Mortgage Loan and the related Companion Loan(s) are cross-collateralized and cross-defaulted.

In this prospectus, references to (i) any specified Whole Loan should be construed to refer to the Whole Loan comprised of the related Mortgage Loan with the same name and any related Companion Loan(s) and (ii) any specified Companion Loan should be construed to refer to the Companion Loan that together with the related Mortgage Loan with the same name comprise the related Whole Loan with the same name.

The following terms are used in reference to the Whole Loans:

“Control Appraisal Period” means, with respect to any Serviced A/B Whole Loan, the period during which a “Control Appraisal Event” (or analogous term) exists under the related Intercreditor Agreement.

“Control Note” means, with respect to any Whole Loan, the “Controlling Note” or other similar term specified in the related Intercreditor Agreement. As of the Closing Date, the Control Note with respect to each Whole Loan will be the promissory note(s) listed as the “Control Note” in the column “Control Note/Non-Control Note” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Controlling Holder” means, with respect to any Whole Loan, the holder of the related Control Note. As of the Closing Date, the Controlling Holder with respect to each Whole Loan will be the holder listed next to the related Control Note in the column “Note Holder” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“ILPT Trust 2019-SURF TSA” means the trust and servicing agreement governing the ILPT Trust 2019-SURF securitization trust, into which the Control Note related to the ILPT Hawaii Portfolio Whole Loan was deposited.

“Non-Control Note” means, with respect to any Whole Loan, any “Non-Controlling Note” or other similar term specified in the related Intercreditor Agreement. As of the Closing Date, the Non-Control Notes with respect to each Whole Loan will be the promissory notes listed as the “Non-Control Notes” in the column “Control Note/Non-Control Note” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Non-Controlling Holder” means, with respect to any Whole Loan, the holder(s) of a Non-Control Note. As of the Closing Date, the Non-Controlling Holders with respect to each Whole Loan will be the holders listed next to the related Non-Control Notes in the column “Note Holder” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Non-Serviced A/B Whole Loan” means the Great Wolf Lodge Southern California Whole Loan.

“Non-Serviced Certificate Administrator” means, with respect to each Non-Serviced Whole Loan, the certificate administrator under the related Non-Serviced PSA.

“Non-Serviced Companion Loan” means, with respect to each Non-Serviced Whole Loan, any promissory note that is a part of such Whole Loan other than the Non-Serviced Mortgage Loan.

“Non-Serviced Custodian” means, with respect to each Non-Serviced Whole Loan, the custodian under the related Non-Serviced PSA.

“Non-Serviced Directing Certificateholder” means, with respect to each Non-Serviced Whole Loan, the directing certificateholder (or the equivalent) under the related Non-Serviced PSA.

“Non-Serviced Master Servicer” means with respect to each Non-Serviced Whole Loan, the master servicer or servicer under the related Non-Serviced PSA.

“Non-Serviced Mortgage Loan” means each of (i) the ILPT Hawaii Portfolio Mortgage Loan, (ii) the Great Wolf Lodge Southern California Mortgage Loan and (iii) each Servicing Shift Mortgage Loan (on and after the related Servicing Shift Securitization Date).

“Non-Serviced Pari Passu Companion Loan” means, with respect to each Non-Serviced Whole Loan, any pari passu promissory note other than the Non-Serviced Mortgage Loan.

“Non-Serviced Pari Passu Whole Loan” means each of (i) the ILPT Hawaii Portfolio Whole Loan and (ii) each Servicing Shift Whole Loan (on and after the related Servicing Shift Securitization Date).

“Non-Serviced PSA” means, (i) with respect to the ILPT Hawaii Portfolio Whole Loan, the ILPT Trust 2019-SURF TSA, (ii) with respect to the Great Wolf Lodge Southern California Whole Loan, the WFCM 2019-C50 PSA and (iii) with respect to each Servicing Shift Whole Loan after the related Servicing Shift Securitization Date, the pooling and servicing agreement that creates the trust whose assets include the related Control Note.

“Non-Serviced Securitization Trust” means a securitization trust that is created and governed by a Non-Serviced PSA.

“Non-Serviced Special Servicer” means with respect to each Non-Serviced Whole Loan, the special servicer under the related Non-Serviced PSA.

“Non-Serviced Trustee” means with respect to each Non-Serviced Whole Loan, the trustee under the related Non-Serviced PSA.

“Non-Serviced Whole Loan” means each of (i) the Non-Serviced A/B Whole Loan, (ii) the Non-Serviced Pari Passu Whole Loans and (iii) each Servicing Shift Whole Loan (on and after the related Servicing Shift Securitization Date).

“Other Master Servicer” means, with respect to each Serviced Whole Loan, the master servicer appointed under the related Other PSA.

“Other Special Servicer” means, with respect to each Serviced Whole Loan, the special servicer appointed under the related Other PSA.

“Other PSA” means, with respect to each Serviced Whole Loan, any pooling and servicing agreement, trust and servicing agreement or other servicing agreement governing the securitization of a related Serviced Companion Loan.

“Pari Passu Mortgage Loan” means any of the Serviced Pari Passu Mortgage Loans or the Non-Serviced Mortgage Loans.

“Serviced A/B Whole Loan” means any Whole Loan serviced pursuant to the PSA comprised of a Serviced Mortgage Loan, a Serviced Subordinate Companion Loan and, in certain cases, one or more Serviced Pari Passu Companion Loans. The Newport Corporate Center Whole Loan is a Serviced A/B Whole Loan related to the Trust.

“Serviced Companion Loan” means any of the Serviced Pari Passu Companion Loans and the Serviced Subordinate Companion Loan.

“Serviced Pari Passu Companion Loan” means, with respect to each Serviced Whole Loan, any pari passu promissory note other than the Serviced Mortgage Loan.

“Serviced Pari Passu Mortgage Loan” means each of (i) the 350 Bush Street Mortgage Loan, (ii) The Alhambra Mortgage Loan, (iii) the Ford Factory Mortgage Loan, (iv) the 9201 West Sunset Boulevard Mortgage Loan, (v) the Central Tower Mortgage Loan, (vi) the Westin Atlanta Airport Mortgage Loan and (vii) each Servicing Shift Mortgage Loan (prior to the related Servicing Shift Securitization Date).

“Serviced Pari Passu Whole Loan” means each of (i) the 350 Bush Street Whole Loan, (ii) The Alhambra Whole Loan, (iii) the Ford Factory Whole Loan, (iv) the 9201 West Sunset Boulevard Whole Loan, (v) the Central Tower Whole Loan, (vi) the Westin Atlanta Airport Whole Loan and (vii) each Servicing Shift Whole Loan (prior to the related Servicing Shift Securitization Date).

“Serviced Subordinate Companion Loan” means, with respect to any Serviced A/B Whole Loan, any Subordinate Companion Loan.

“Serviced Whole Loan” means each Serviced A/B Whole Loan, each Serviced Pari Passu Whole Loan and each Servicing Shift Whole Loan (prior to the related Servicing Shift Securitization Date).

“Servicing Shift Mortgage Loan” means, with respect to any Servicing Shift Whole Loan, a Mortgage Loan included in the issuing entity that will be serviced under the PSA as of the Closing Date, but the servicing of which is expected to shift to the Servicing Shift PSA on and after the applicable Servicing Shift Securitization Date. There are no Servicing Shift

Mortgage Loans related to the Trust. As of the Closing Date, there are no Servicing Shift Mortgage Loans related to the Trust.

“Servicing Shift PSA” means, with respect to any Servicing Shift Mortgage Loan or Servicing Shift Whole Loan, the pooling and servicing agreement or trust and servicing agreement entered into in connection with the securitization of the related Control Note.

“Servicing Shift Securitization Date” means, with respect to each Servicing Shift Whole Loan, the closing date of the securitization of the related Control Note.

“Servicing Shift Whole Loan” means any Whole Loan serviced under the PSA as of the Closing Date, which includes a related Servicing Shift Mortgage Loan included in the issuing entity and one or more Pari Passu Companion Loans not included in the issuing entity, but the servicing of which is expected to shift to the related Servicing Shift PSA on and after the applicable Servicing Shift Securitization Date. As of the Closing Date, there are no Servicing Shift Whole Loans related to the Trust.

“Subordinate Companion Loan” means, with respect to any Whole Loan, any subordinate promissory note that is part of such Whole Loan that is subordinate to the related Mortgage Loan.

“WFCM 2019-C50 PSA” means the pooling and servicing agreement governing the WFCM 2019-C50 securitization trust, into which the “Lead Securitization Note” (as defined in the related Intercreditor Agreement) related to the Great Wolf Lodge Southern California Whole Loan was deposited.

The table entitled “Whole Loan Summary” under “Summary of Terms—Description of the Mortgage Pool” provides certain information with respect to each Mortgage Loan that has a corresponding Companion Loan. With respect to each Whole Loan, the related Control Note and Non-Control Note(s) and the respective holders thereof as of the date hereof are set forth in the table below. In addition, with respect to each Non-Serviced Whole Loan, the lead securitization servicing agreement and master servicer, special servicer and custodian under the related Non-Serviced PSA are set forth in the table titled “Non-Serviced Whole Loans” under “Summary of Terms—Description of the Mortgage Pool”.

Whole Loan Control Notes and Non-Control Notes

Mortgage Loan	Note Name	Control Note/ Non-Control Note	Note Cut-off Date Balance	Note Holder
350 Bush Street	Note A-1 Note A-2 Note A-3	Control Non-Control Non-Control	$100,000,000 $65,000,000 $20,000,000	BANK 2019-BNK18 Wells Fargo Bank, National Association Wells Fargo Bank, National Association
The Alhambra	Note A-1 Note A-2 Note A-3	Control Non-Control Non-Control	$100,000,000 $30,000,000 $20,000,000	BANK 2019-BNK18 Wells Fargo Bank, National Association Wells Fargo Bank, National Association
Ford Factory	Note A-1 Note A-2	Control Non-Control	$95,000,000 $40,000,000	BANK 2019-BNK18 Bank of America, N. A.
Newport Corporate Center	Note A-1-A Note A-1-B Note A-1-C Note A-2-A Note A-2-B Note A-2-C Note B-1-A Note B-1-B Note B-2-A Note B-2-B Note C-1-A Note C-1-B Note C-2-A Note C-2-B Note D-1 Note D-2	Non-Control Non-Control Non-Control Non-Control Non-Control Non-Control Non-Control Non-Control Non-Control Non-Control Non-Control Non-Control Non-Control Non-Control Control Control	$50,000,000 $30,000,000 $10,200,000 $33,800,000 $20,000,000 $20,000,000 $7,150,000 $2,750,000 $5,850,000 $2,250,000 $22,000,000 $18,700,000 $18,000,000 $15,300,000 $30,800,000 $25,200,000

Deutsche Bank AG, New York Branch

Deutsche Bank AG, New York Branch

Deutsche Bank AG, New York Branch

BANK 2019-BNK18

BANK 2019-BNK18

BANK 2019-BNK18

Deutsche Bank AG, New York Branch

Deutsche Bank AG, New York Branch

Wells Fargo Bank, National Association

Wells Fargo Bank, National Association

Prima Mortgage Investment Trust, LLC

NY State Teachers’ Retirement System

Prima Mortgage Investment Trust, LLC

NY State Teachers’ Retirement System

Deutsche Bank AG, New York Branch

Wells Fargo Bank, National Association

9201 West Sunset Boulevard	Note A-1 Note A-2	Control Non-Control	$70,000,000 $65,000,000	BANK 2019-BNK18 Morgan Stanley Bank, N.A.
Central Tower	Note A-1 Note A-2	Control Non-Control	$63,700,000 $34,300,000	BANK 2019-BNK18 Deutsche Bank AG, New York Branch
Westin Atlanta Airport	Note A-1-A Note A-1-B Note A-2	Non-Control Non-Control Control	$14,980,674 $19,974,232 $25,467,146	Morgan Stanley Bank, N.A. BANK 2019-BNK18 BANK 2019-BNK18

Mortgage Loan	Note Name	Control Note/ Non-Control Note	Note Cut-off Date Balance	Note Holder
ILPT Hawaii Portfolio	Note A-1 Note A-2 Note A-3 Note A-4 Note A-5-1 Note A-5-2 Note A-5-3 Note A-5-4 Note A-6-1 Note A-6-2 Note A-6-3 Note A-7-1 Note A-7-2 Note A-8-1 Note A-8-2 Note A-9 Note A-10 Note A-11

Control

Non-Control

Non-Control

Non-Control

Non-Control

Non-Control

Non-Control

Non-Control

Non-Control

Non-Control

Non-Control

Non-Control

Non-Control

Non-Control

Non-Control

Non-Control

Non-Control

Non-Control

$162,500,000

$65,000,000

$35,000,000

$32,500,000

$32,500,000

$50,000,000

$40,000,000

$40,000,000

$13,000,000

$22,000,000

$30,000,000

$13,000,000

$23,000,000

$6,500,000

$26,000,000

$30,000,000

$10,000,000

$19,000,000

ILPT Trust 2019-SURF

ILPT Trust 2019-SURF

ILPT Trust 2019-SURF

ILPT Trust 2019-SURF

ILPT Trust 2019-SURF

BANK 2019-BNK17

Morgan Stanley Bank, N.A.

BANK 2019-BNK18

ILPT Trust 2019-SURF

Citi Real Estate Funding Inc.

Citi Real Estate Funding Inc.

ILPT Trust 2019-SURF

UBS 2019-C16

ILPT Trust 2019-SURF

JPMorgan Chase Bank, National Association

ILPT Trust 2019-SURF

UBS AG, New York Branch

UBS AG, New York Branch

Great Wolf Lodge Southern California	Note A-1 Note A-2 Note A-3 Note A-4 Note A-5 Note B-1	Non-Control Non-Control Non-Control Non-Control Non-Control Control	$35,000,000 $25,000,000 $25,000,000 $50,000,000 $15,000,000 $20,000,000	WFCM 2019-C50 BANK 2019-BNK17 BANK 2019-BNK18 Column Financial, Inc. BANK 2019-BNK18 KSL Capital Partners Co Trust II

The Serviced Pari Passu Whole Loans

Each Serviced Pari Passu Whole Loan will be serviced pursuant to the PSA in accordance with the terms of the PSA and the related Intercreditor Agreement. None of the master servicers, the special servicers or the trustee will be required to make a monthly payment advance on any Serviced Pari Passu Companion Loan, but the applicable master servicer or the trustee, as applicable, will be required to (and the applicable special servicer, at its option in emergency situations, may) make Servicing Advances on the Serviced Pari Passu Whole Loans unless such advancing party (or, even if it is not the advancing party, the applicable special servicer) determines that such a Servicing Advance would be a Nonrecoverable Advance.

Each Servicing Shift Whole Loan will be serviced pursuant to the PSA (and, accordingly, will be a Serviced Whole Loan) prior to the related Servicing Shift Securitization Date, after which such Whole Loan will be serviced pursuant to the related Non-Serviced PSA (and, accordingly, will be a Non-Serviced Whole Loan). With respect to each Servicing Shift Whole Loan, the discussion under this section only applies to the period prior to the related Servicing Shift Securitization Date.

Intercreditor Agreement

The Intercreditor Agreement related to each Serviced Pari Passu Whole Loan provides that:

●	The promissory notes comprising such Serviced Pari Passu Whole Loan (and consequently, the related Serviced Mortgage Loan and each Serviced Pari Passu Companion Loan) are of equal priority with each other and none of such promissory notes (or mortgage loans) will have priority or preference over any other such promissory note (or mortgage loan).

●	All payments, proceeds and other recoveries on the Serviced Pari Passu Whole Loan will be applied to the promissory notes comprising such Serviced Pari Passu Whole Loan on a pro rata and pari passu basis (subject, in each case, to (a) the allocation of certain amounts to escrows and reserves, certain repairs or restorations or payments to the applicable borrower required by the Mortgage Loan documents and (b) certain payment and reimbursement rights of the parties to the PSA, in accordance with the terms of the PSA).

●	The transfer of up to 49% of the beneficial interest of a promissory note comprising the Serviced Pari Passu Whole Loan is generally permitted. The transfer of more than 49% of the beneficial interest of any such promissory note is generally prohibited unless (i) the transferee is a large institutional lender or investment fund (other than a related borrower or an affiliate thereof) that satisfies minimum net worth and/or experience requirements or certain securitization vehicles that satisfy certain ratings and other requirements or (ii)(a) each non-transferring holder has consented to such transfer (which consent may not be unreasonably withheld), and (b) if any such non-transferring holder’s interest in the related Serviced Pari Passu Whole Loan is held in a securitization, a rating agency communication is provided to each applicable rating agency (or, in certain cases, a rating agency confirmation is obtained from each applicable rating agency). The foregoing restrictions do not apply to a sale of the related Serviced Mortgage Loan together with the related Serviced Pari Passu Companion Loans in accordance with the terms of the PSA.

With respect to each Serviced Pari Passu Whole Loan, certain costs and expenses (such as a pro rata share of a Servicing Advance) allocable to a related Serviced Pari Passu Companion Loan may be paid or reimbursed out of payments and other collections on the Mortgage Pool, subject to the Trust’s right to reimbursement from future payments and other collections on such Serviced Pari Passu Companion Loan or from general collections with respect to any securitization of such Serviced Pari Passu Companion Loan.

Control Rights with respect to Serviced Pari Passu Whole Loans Other Than Servicing Shift Whole Loans. With respect to any Serviced Pari Passu Whole Loan (other than a Servicing Shift Whole Loan), the related Control Note will be included in the Trust, and the Directing Certificateholder will have certain consent rights (prior to the occurrence and continuance of a Control Termination Event) and consultation rights (after the occurrence of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event) with respect to such Mortgage Loan as described under “Pooling and Servicing Agreement—The Directing Certificateholder”.

Control Rights with respect to Servicing Shift Whole Loans. With respect to each Servicing Shift Whole Loan prior to the related Servicing Shift Securitization Date, the related Control Note will be held as of the Closing Date by the Controlling Holder listed in the table entitled “Whole Loan Control Notes and Non-Control Notes” above under “—General”. The related Controlling Holder will be entitled (i) to direct the servicing of such Whole Loan in a manner that is substantially similar to the rights of the Directing Certificateholder, (ii) to consent to certain servicing decisions in respect of such Whole Loan and actions set forth in a related asset status report and (iii) to replace the special servicer with respect to such Whole Loan with or without cause; provided, that with respect to each Servicing Shift Whole Loan, if such holder or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the related Control Note is held by the borrower or an affiliate thereof, no party will be entitled to exercise the rights of such “Controlling Holder”, and there will be deemed to be no such “Controlling Holder” under the related Intercreditor Agreement.

Certain Rights of each Non-Controlling Holder. With respect to each Serviced Pari Passu Whole Loan, the holder of any related Non-Control Note (or if such Non-Control Note has been securitized, the directing certificateholder with respect to such securitization or other designated party under the related pooling and servicing agreement) will be entitled to certain consent and consultation rights described below; provided, that if such party or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Non-Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the right of a Non-Controlling Holder and/or there will be deemed to be no such Non-Controlling Holder under the related Intercreditor Agreement with respect to such Non-Control Note. With respect to any Servicing Shift Whole Loan, one or more related Non-Control Notes will be included in the Trust, and the Directing Certificateholder (as determined under clause (ii) of the definition thereof), prior to the occurrence and continuance of a Control Termination Event, or the special servicer (consistent with the Servicing Standard), following the occurrence and during the continuance of a Control Termination Event, will be entitled to exercise the consent or consultation rights described below.

The applicable special servicer will be required (i) to provide to each Non-Controlling Holder copies of any notice, information and report that it is required to provide to the Directing Certificateholder with respect to the implementation of any recommended actions outlined in an Asset Status Report relating to such Serviced Pari Passu Whole Loan or any proposed action to be taken in respect of a Major Decision with respect to such Serviced Pari Passu Whole Loan (for this purpose, without regard to whether such items are actually required to be provided to the Directing Certificateholder due to the occurrence of a Control Termination Event or Consultation Termination Event) and (ii) to use reasonable efforts to consult each Non-Controlling Holder on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions by the applicable special servicer or any proposed action to be taken by such special servicer in respect of such Serviced Pari Passu Whole Loan that constitutes a Major Decision.

Such consultation right will generally expire ten (10) business days after the delivery to such Non-Controlling Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto), whether or not such Non-Controlling Holder has responded within such period (unless the applicable special servicer proposes a new course of action that is materially different from the action previously proposed, in which case such ten (10) business day period will be deemed to begin anew). In no event will the applicable special servicer be obligated to follow or take any alternative actions recommended by any Non-Controlling Holder (or its representative). In addition, if the applicable special servicer determines that immediate action is necessary to protect the interests of the holders of the promissory notes comprising a Serviced Pari Passu Whole Loan, it may take, in accordance with the Servicing Standard, any action constituting a Major Decision with respect to such Serviced Pari Passu Whole Loan or any action set forth in any applicable Asset Status Report before the expiration of the aforementioned ten (10) business day period.

In addition to the aforementioned consultation right, each Non-Controlling Holder will have the right to annual meetings (which may be held telephonically) with the applicable master servicer or special servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the applicable master servicer or special servicer, as applicable, in which servicing issues related to the related Serviced Pari Passu Whole Loan are discussed.

If a Servicer Termination Event has occurred with respect to the applicable special servicer that affects a Non-Controlling Holder, such holder will have the right to direct the trustee to terminate the applicable special servicer under the PSA solely with respect to the related Serviced Pari Passu Whole Loan, other than with respect to any rights such special servicer may have as a Certificateholder, entitlements to amounts payable to such special servicer at the time of termination, entitlements to indemnification amounts and any other entitlements of the terminated party that survive the termination.

Sale of Defaulted Mortgage Loan. If any Serviced Pari Passu Whole Loan becomes a Defaulted Loan, and if the applicable special servicer decides to sell the related Serviced Pari Passu Mortgage Loan, such special servicer will be required to sell such Serviced Pari Passu Mortgage Loan and each related Serviced Pari Passu Companion Loan together as interests evidencing one whole loan. Notwithstanding the foregoing, such special servicer will not be permitted to sell a Serviced Pari Passu Whole Loan without the consent of each Non-Controlling Holder unless it has delivered to such holder (a) at least fifteen (15) business days prior written notice of any decision to attempt to sell the related Serviced Pari Passu Whole Loan, (b) at least ten (10) days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by such special servicer, a copy of the most recent appraisal and certain other supplementary documents (if requested by such holder), and (c) until the sale is completed, and a reasonable period (but no less time than is afforded to other offerors and the Directing Certificateholder) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the applicable master servicer or special servicer in connection with the proposed sale.

The Non-Serviced Pari Passu Whole Loans

Each Non-Serviced Pari Passu Whole Loan will be serviced pursuant to the related Non-Serviced PSA in accordance with the terms of such Non-Serviced PSA and the related Intercreditor Agreement. No Non-Serviced Master Servicer, Non-Serviced Special Servicer or Non-Serviced Trustee will be required to make monthly payment advances on a Non-Serviced Mortgage Loan, but the related Non-Serviced Master Servicer or Non-Serviced Trustee, as applicable, will be required to (and the Non-Serviced Special Servicer, at its option in certain cases, may) make servicing advances on the related Non-Serviced Pari Passu Whole Loan in accordance with the terms of the related Non-Serviced PSA unless such advancing party (or, in certain cases, the related Non-Serviced Special Servicer, even if it is not the advancing party) determines that such a servicing advance would be a nonrecoverable advance. Monthly payment advances on each Non-Serviced Mortgage Loan will be made by the applicable master servicer or the trustee, as applicable, to the extent provided under the PSA. None of the master servicers, the special servicers or the trustee will be obligated to make servicing advances with respect to a Non-Serviced Pari Passu Whole Loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” for a description of the servicing terms of the Non-Serviced PSAs.

With respect to any Servicing Shift Whole Loan, the discussion under this “—The Non-Serviced Pari Passu Whole Loans” section only applies to the period on or after the related Servicing Shift Securitization Date.

Intercreditor Agreement

The Intercreditor Agreement related to each Non-Serviced Pari Passu Whole Loan provides that:

●	The promissory notes comprising such Non-Serviced Pari Passu Whole Loan (and consequently, the related Non-Serviced Mortgage Loan and each Non-Serviced Pari Passu Companion Loan) are of equal priority with each other and none of such promissory notes (or mortgage loans) will have priority or preference over any other such promissory note (or mortgage loan).

●	All payments, proceeds and other recoveries on the Non-Serviced Pari Passu Whole Loan will be applied to the promissory notes comprising such Non-Serviced Pari Passu Whole Loan on a pro rata and pari passu basis (subject, in each case, to (a) the allocation of certain amounts to escrows and reserves required by the Mortgage Loan documents and (b) certain payment and reimbursement rights of the parties to the related Non-Serviced PSA, in accordance with the terms of the related Non-Serviced PSA).

●	The transfer of up to 49% of the beneficial interest of a promissory note comprising the Non-Serviced Pari Passu Whole Loan is generally permitted. The transfer of more than 49% of the beneficial interest of any such promissory note is generally prohibited unless (i) the transferee is a large institutional lender or investment fund (other than a related borrower or an affiliate thereof) that satisfies minimum net worth and/or experience requirements or certain securitization vehicles that satisfy certain ratings and other requirements or (ii)(a) each non-transferring holder has consented to such transfer (which consent may not be unreasonably withheld), and (b) if any such non-transferring holder’s interest in the related Non-Serviced Pari Passu Whole Loan is held in a securitization, a rating agency communication is provided to each applicable rating agency (or, in certain cases, a rating agency confirmation is obtained from each applicable rating agency). The foregoing restrictions do not apply to a sale of the related Non-Serviced Mortgage Loan together with the related Non-Serviced Pari Passu Companion Loans in accordance with the terms of the related Non-Serviced PSA.

Any losses, liabilities, claims, costs and expenses incurred in connection with a Non-Serviced Pari Passu Whole Loan that are not otherwise paid out of collections on such Whole Loan may, to the extent allocable to the related Non-Serviced Mortgage Loan, be payable or reimbursable out of general collections on the mortgage pool for this securitization.

Control Rights. With respect to each Non-Serviced Pari Passu Whole Loan (including any Servicing Shift Whole Loan on or after the related Servicing Shift Securitization Date), the related Control Note will be held as of the Closing Date by the Controlling Holder listed in the table entitled “Whole Loan Control Notes and Non-Control Notes” above under “—General”. The related Controlling Holder (or a designated representative) will be entitled (i) to direct the servicing of such Whole Loan in a manner that is substantially similar to the rights of the Directing Certificateholder, (ii) to consent to certain servicing decisions in respect of such Whole Loan and actions set forth in a related asset status report and (iii) to replace the special servicer with respect to such Whole Loan with or without cause; provided, that with respect to each Non-Serviced Pari Passu Whole Loan, if such holder (or its designated representative) is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the rights of the “Controlling Holder” and/or there will be deemed to be no such “Controlling Holder” under the related Intercreditor Agreement.

Certain Rights of each Non-Controlling Holder. With respect to any Non-Serviced Pari Passu Whole Loan, the holder of any related Non-Control Note (or if such Non-Control Note has been securitized, the directing certificateholder with respect to such securitization (or other designated party under the related pooling and servicing agreement) will be entitled to certain consent and consultation rights described below; provided, that if such party or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Non-Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the rights of a Non-Controlling Holder, and/or there will be deemed to be no “Non-Controlling Holder” with respect to such Non-Control Note under the related Intercreditor Agreement. With respect to each Non-Serviced Pari Passu Whole Loan (including each Servicing Shift Whole Loan after the related Servicing Shift Securitization Date), one or more related Non-Control Notes will be included in the Trust, and the Directing Certificateholder (as determined under clause (ii) of the definition thereof), prior to the occurrence and continuance of a Control Termination Event, or the special servicer (consistent with the Servicing Standard), following the occurrence and during the continuance of a Control Termination Event, will be entitled to exercise the consent or consultation rights described below.

With respect to any Non-Serviced Pari Passu Whole Loan, the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable pursuant to the related Intercreditor Agreement, will be required (i) to provide to each Non-Controlling Holder copies of any notice, information and report that it is required to provide to the related Non-Serviced Directing Certificateholder under the related Non-Serviced PSA with respect to the implementation of any recommended actions outlined in an asset status report relating to the related Non-Serviced Pari Passu Whole Loan or any proposed action to be taken in respect of a major decision under the related Non-Serviced PSA with respect to such Non-Serviced Pari Passu Whole Loan (for this purpose, without regard to whether such items are actually required to be provided to the related Non-Serviced Directing Certificateholder due to the occurrence and continuance of a “control termination event” or a “consultation termination event” (or analogous concepts) under such Non-Serviced PSA) and (ii) to consult (or to use reasonable efforts to consult) each Non-Controlling Holder on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions by such Non-Serviced Special Servicer or any proposed action to be taken by such Non-Serviced Special Servicer in respect of the applicable major decision.

Such consultation right will generally expire ten (10) business days after the delivery to such Non-Controlling Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto), whether or not such Non-Controlling Holder has responded within such period (unless the related Non-Serviced Special Servicer proposes a new course of action that is materially different from the action previously proposed, in which case such ten (10) business day period will be deemed to begin anew). In no event will the related Non-Serviced Special Servicer be obligated to follow or take any alternative actions recommended by any Non-Controlling Holder (or its representative).

If the related Non-Serviced Special Servicer determines that immediate action is necessary to protect the interests of the holders of the promissory notes comprising a Non-Serviced Pari Passu Whole Loan, it may take, in accordance with the servicing standard under the Non-Serviced PSA, any action constituting a major decision with respect to such Non-Serviced Pari Passu Whole Loan or any action set forth in any applicable asset status report before the expiration of the aforementioned ten (10) business day period.

In addition to the aforementioned consultation right, each Non-Controlling Holder will have the right to annual meetings (which may be held telephonically) with the related Non-Serviced Master Servicer or the related Non-Serviced Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to such Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable, in which servicing issues related to the related Non-Serviced Pari Passu Whole Loan are discussed.

If a special servicer termination event under the related Non-Serviced PSA has occurred that affects a Non-Controlling Holder, such holder will have the right to direct the related Non-Serviced Trustee to terminate the related Non-Serviced Special Servicer under such Non-Serviced PSA solely with respect to the related Non-Serviced Pari Passu Whole Loan, other than with respect to any rights such Non-Serviced Special Servicer may have as a certificateholder under such Non-Serviced PSA, entitlements to amounts payable to such Non-Serviced Special Servicer at the time of termination, entitlements to indemnification amounts and any other entitlements of the terminated party that survive the termination.

Custody of the Mortgage File. The Non-Serviced Custodian is the custodian of the mortgage file related to the related Non-Serviced Pari Passu Whole Loan (other than any promissory notes not contributed to the related Non-Serviced Securitization Trust).

Sale of Defaulted Mortgage Loan. If any Non-Serviced Pari Passu Whole Loan becomes a defaulted mortgage loan, and if the related Non-Serviced Special Servicer decides to sell the related Control Note contributed to the Non-Serviced Securitization Trust, such Non-Serviced Special Servicer will be required to sell the related Non-Serviced Mortgage Loan and each Non-Serviced Pari Passu Companion Loan together as interests evidencing one whole loan. Notwithstanding the foregoing, the related Non-Serviced Special Servicer will not be permitted to sell a Non-Serviced Pari Passu Whole Loan without the consent of each Non-Controlling Holder unless it has delivered to such holder (a) at least fifteen (15) business days prior written notice of any decision to attempt to sell the related Non-Serviced Pari Passu Whole Loan, (b) at least ten (10) days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by the related Non-Serviced Special Servicer, a copy of the most recent appraisal and certain other supplementary documents (if requested by such holder), and (c) until the sale is completed, and a reasonable period (but no less time than is afforded to other offerors and the applicable Non-Serviced Directing Certificateholder under the related Non-Serviced PSA) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the related Non-Serviced Master Servicer or Non-Serviced Special Servicer in connection with the proposed sale.

The Newport Corporate Center A/B Whole Loan

General

The Newport Corporate Center Mortgage Loan (7.1%), is part of a Whole Loan that is part of a split loan structure comprised of 6 senior promissory notes and 10 subordinate promissory notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property, with an aggregate initial principal balance of $312,000,000. Three such senior promissory notes, Note A-2-A, Note A-2-B and Note A-2-C, which have an aggregate initial principal balance of $73,800,000 (collectively, the “Newport Corporate Center Mortgage Loan”), will be deposited into this securitization.

The Newport Corporate Center Whole Loan (as defined below), is evidenced by (i) the Newport Corporate Center Mortgage Loan, (ii) 3 senior promissory notes designated as Note A-1-A, Note A-1-B and Note A-1-C (the “Newport Corporate Center Senior Pari Passu Companion Loans”), which have an aggregate initial principal balance of $90,200,000; and (iii) 10 subordinate promissory notes designated as Note B-1-A, Note B-1-B, Note B-2-A and Note B-2-B (together, the “Newport Corporate Center B Notes”), Note C-1-A, Note C-1-B,

Note C-2-A and Note C-2-B (together, the “Newport Corporate Center C Notes”) and Note D-1 and Note D-2 (together, the “Newport Corporate Center D Notes” and, collectively with the Newport Corporate Center B Notes and the Newport Corporate Center C Notes, the “Newport Corporate Center Subordinate Companion Loans”), which have an aggregate initial principal balance of $148,000,000.

The Newport Corporate Center Mortgage Loan, the Newport Corporate Center Senior Pari Passu Companion Loans and the Newport Corporate Center Subordinate Companion Loans are referred to herein, collectively, as the “Newport Corporate Center Whole Loan”, and the Newport Corporate Center Senior Pari Passu Companion Loans and the Newport Corporate Center Subordinate Companion Loans are referred to herein as the “Newport Corporate Center Companion Loans”. The Newport Corporate Center Senior Pari Passu Companion Loans are generally pari passu in right of payment with each other and with the Newport Corporate Center Mortgage Loan and together are referred to herein as the “Newport Corporate Center A Notes”. The Newport Corporate Center B Notes are generally pari passu in right of payment with each other, but subordinate in right of payment with respect to the Newport Corporate Center A Notes. The Newport Corporate Center C Notes are generally pari passu in right of payment with each other, but subordinate in right of payment with respect to the Newport Corporate Center A Notes and the Newport Corporate Center B Notes. The Newport Corporate Center D Notes are generally pari passu in right of payment with each other, but subordinate in right of payment with respect to the Newport Corporate Center A Notes, the Newport Corporate Center B Notes and the Newport Corporate Center C Notes.

Only the Newport Corporate Center Mortgage Loan is included in the issuing entity. The remaining Newport Corporate Center Senior Pari Passu Companion Loans are expected to be contributed to other securitizations from time to time in the future, however, the holders of the related unsecuritized promissory notes are under no obligation to do so. The Newport Corporate Center Subordinate Companion Loans are currently held by third-parties or are expected to be sold to third-parties prior to the Closing Date.

The rights of the holders of the promissory notes evidencing The Newport Corporate Center Whole Loan (the “Newport Corporate Center Noteholders”) are subject to an Intercreditor Agreement (the “Newport Corporate Center Intercreditor Agreement”). The following summaries describe certain provisions of the Newport Corporate Center Intercreditor Agreement.

Servicing

The Newport Corporate Center Whole Loan (including the Newport Corporate Center Mortgage Loan) and any related REO Property will be serviced and administered pursuant to the terms of the PSA for this securitization by the applicable master servicer and, if necessary, the applicable special servicer, subject to the terms of the Newport Corporate Center Intercreditor Agreement. See “Pooling and Servicing Agreement”.

Application of Payments prior to a Newport Corporate Center Triggering Event of Default

Generally, as long as no (i) monetary event of default with respect to the Newport Corporate Center Whole Loan or (ii) non-monetary event of default that results in acceleration of the Newport Corporate Center Whole Loan or results in the Newport Corporate Center Whole Loan becoming a specially serviced mortgage loan under the PSA (a “Newport Corporate Center Triggering Event of Default”) has occurred and is continuing, all amounts available for payment on the Newport Corporate Center Whole Loan (excluding (i) all amounts for required reserves or escrows required by the related mortgage loan documents to be held as reserves or escrows, (ii) all amounts received as reimbursements on account of recoveries in respect of advances then due and payable or reimbursable to the applicable master servicer or the applicable special servicer and (iii) certain amounts payable or reimbursable to the applicable master servicer and applicable special servicer), will be allocated, subject to any deduction, reimbursement, recovery or other payment required or permitted under the Newport Corporate Center Intercreditor Agreement, as follows:

(a) First, to the holders of the Newport Corporate Center Senior Pari Passu Companion Loans and the issuing entity, as holder of the Newport Corporate Center Mortgage Loan, on a pro rata and pari passu basis, based on their respective interest entitlements, in each case in an amount equal to the accrued and unpaid interest on the principal balance of their respective Newport Corporate Center Class A Notes (calculated at a rate net of the primary servicing fee rate);

(b) Second, to the holders of the Newport Corporate Center B Notes, on a pro rata and pari passu basis, based on their respective interest entitlements, in an amount equal to the accrued and unpaid interest on the principal balance of their respective Newport Corporate Center B Notes (calculated at a rate net of the primary servicing fee rate);

(c) Third, to the holders of the Newport Corporate Center C Notes, on a pro rata and pari passu basis, based on their respective interest entitlements, in an amount equal to the accrued and unpaid interest on the principal balance of their respective Newport Corporate Center C Notes (calculated at a rate net of the primary servicing fee rate);

(d) Fourth, to the holders of the Newport Corporate Center D Notes, on a pro rata and pari passu basis, based on their respective interest entitlements, in an amount equal to the accrued and unpaid interest on the principal balance of their respective Newport Corporate Center D Notes (calculated at a rate net of the primary servicing fee rate);

(e) Fifth, to the holders of the Newport Corporate Center Senior Pari Passu Companion Loans and to the issuing entity, as holder of the Newport Corporate Center Mortgage Loan, on a pro rata and pari passu basis, in an amount equal to their respective principal entitlements allocated pursuant to the related mortgage loan documents with respect to the applicable payment date, which amount will be applied in reduction of the principal balances of the Newport Corporate Center Senior Pari Passu Companion Loans and the Newport Corporate Center Mortgage Loan until their principal balances have been reduced to zero;

(f) Sixth, to the holders of the Newport Corporate Center Senior Pari Passu Companion Loans and the issuing entity, as holder of the Newport Corporate Center Mortgage Loan, on a pro rata and pari passu basis, up to the amount of any unreimbursed costs and expenses paid or incurred by such holders (or paid or advanced by the applicable master servicer, applicable special servicer or the trustee, as applicable) with respect to the Newport Corporate Center Whole Loan pursuant to the terms of the Newport Corporate Center Intercreditor Agreement or the PSA, as applicable;

(g) Seventh, if the proceeds of any foreclosure sale or any liquidation of the Newport Corporate Center Whole Loan or the related Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through sixth and, as a result of a workout the aggregate principal balances of the Newport Corporate Center A Notes have been reduced (to the extent such reductions were made in accordance with the terms of the PSA, by reason of the insufficiency of the Newport Corporate Center Subordinate Companion Loans to bear the full economic effect of the workout), such excess amount will be paid to the holders of the Newport Corporate Center Senior Pari Passu Companion Loans and the issuing entity, as holder of the Newport Corporate Center Mortgage Loan, on a pro rata and pari passu basis (x) in an amount up to the reduction, if any, of the aggregate principal balance of the related notes as a result of such workout plus (y) an amount equal to interest on the amount described in clause (x) at the interest rate applicable to the Newport Corporate Center A Notes;

(h) Eighth, to the extent the holders of the Newport Corporate Center B Notes have made any payments or advances to cure defaults pursuant to the Newport Corporate Center Intercreditor Agreement, to reimburse the holders of the Newport Corporate Center B Notes for all such cure payments;

(i) Ninth, to the holders of the Newport Corporate Center B Notes on a pro rata and pari passu basis in an amount equal to their respective principal entitlements allocated pursuant to the related mortgage loan documents with respect to the applicable payment date and remaining after giving effect to the allocation in clause fifth above, which amount will be applied in reduction of the principal balances of the Newport Corporate Center B Notes until their principal balances have been reduced to zero;

(j) Tenth, if the proceeds of any foreclosure sale or any liquidation of the Newport Corporate Center Whole Loan or the related Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through ninth and, as a result of a workout the principal balances of the Newport Corporate Center B Notes have been reduced, such excess amount will be paid to the holders of the Newport Corporate Center B Notes on a pro rata and pari passu basis (x) in an amount up to the reduction, if any, of the aggregate principal balance of the Newport Corporate Center B Notes as a result of such workout plus (y) an amount equal to interest on the amount described in clause (x) at the interest rate applicable to the Newport Corporate Center B Notes;

(k) Eleventh, to the extent the holders of the Newport Corporate Center C Notes have made any payments or advances to cure defaults pursuant to the Newport Corporate Center Intercreditor Agreement, to reimburse the holders of the Newport Corporate Center C Notes for all such cure payments;

(l) Twelfth, to the holders of the Newport Corporate Center C Notes on a pro rata and pari passu basis in an amount equal to their respective principal entitlements allocated pursuant to the related mortgage loan documents with respect to the applicable payment date and remaining after giving effect to the allocation in clause fifth and ninth above, which amount will be applied in reduction of the principal balances of the Newport Corporate Center C Notes until their principal balances have been reduced to zero;

(m) Thirteenth, if the proceeds of any foreclosure sale or any liquidation of the Newport Corporate Center Whole Loan or the related Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through twelfth and, as a result of a workout the principal balances of the Newport Corporate Center C Notes have been reduced, such excess amount will be paid to the holders of the Newport Corporate Center C Notes on a pro rata and pari passu basis (x) in an amount up to the reduction, if any, of the aggregate principal balance of the Newport Corporate Center C Notes as a result of such workout plus (y) an amount equal to interest on the amount described in clause (x) at the interest rate applicable to the Newport Corporate Center C Notes;

(n) Fourteenth, to the extent the holders of the Newport Corporate Center D Notes have made any payments or advances to cure defaults pursuant to the Newport Corporate Center Intercreditor Agreement, to reimburse the holders of the Newport Corporate Center D Notes for all such cure payments;

(o) Fifteenth, to the holders of the Newport Corporate Center D Notes on a pro rata and pari passu basis in an amount equal to their respective principal entitlements allocated pursuant to the related mortgage loan documents with respect to the applicable payment date and remaining after giving effect to the allocation in clause fifth, ninth and twelfth above, which amount will be applied in reduction of the principal balances of the Newport Corporate Center D Notes until their principal balances have been reduced to zero;

(p) Sixteenth, if the proceeds of any foreclosure sale or any liquidation of the Newport Corporate Center Whole Loan or the related Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through fifteenth and, as a result of a workout the principal balances of the Newport Corporate Center D Notes have been reduced, such excess amount will be paid to the holders of the Newport Corporate Center D Notes on a pro rata and pari passu basis (x) in an amount up to the reduction, if any, of the aggregate principal balance of the Newport Corporate Center D Notes as a result of such workout plus (y) an amount equal to interest on the amount described in clause (x) at the interest rate applicable to the Newport Corporate Center D Notes;

(q) Seventeenth, to the holders of the Newport Corporate Center Senior Pari Passu Companion Loans and to the issuing entity, as holder of the Newport Corporate Center Mortgage Loan, on a pro rata and pari passu basis, based on their respective interest entitlements, in an amount equal to that portion of interest accrued on the Newport Corporate Center A Notes after the anticipated repayment date of the Newport Corporate Center Whole Loan that is in excess of the interest that would have been earned at the note interest rate on the Newport Corporate Center A Notes applicable immediately prior to the anticipated repayment date;

(r) Eighteenth, to the holders of the Newport Corporate Center B Notes, on a pro rata and pari passu basis, based on their respective interest entitlements, in an amount equal to that portion of interest accrued on the Newport Corporate Center B Notes after the anticipated repayment date of the Newport Corporate Center Whole Loan that is in excess of the interest that would have been earned at the note interest rate on the Newport Corporate Center B Notes applicable immediately prior to the anticipated repayment date;

(s) Nineteenth, to the holders of the Newport Corporate Center C Notes, on a pro rata and pari passu basis, based on their respective interest entitlements in an amount equal to that portion of interest accrued on the Newport Corporate Center C Notes after the anticipated repayment date of the Newport Corporate Center Whole Loan that is in excess of the interest that would have been earned at the note interest rate on the Newport Corporate Center C Notes applicable immediately prior to the anticipated repayment date;

(t) Twentieth, to the holders of the Newport Corporate Center D Notes, on a pro rata and pari passu basis, based on their respective interest entitlements, in an amount equal to that portion of interest accrued on the Newport Corporate Center D Notes after the anticipated repayment date of the Newport Corporate Center Whole Loan that is in excess of the interest that would have been earned at the note interest rate on the Newport Corporate Center D Notes applicable immediately prior to the anticipated repayment date;

(u) Twenty-first, to the holders of the Newport Corporate Center Senior Pari Passu Companion Loans and the issuing entity, as holder of the Newport Corporate Center Mortgage Loan, pro rata, any prepayment or yield maintenance premium allocable to the Newport Corporate Center A Notes, to the extent paid by the Newport Corporate Center Whole Loan borrower;

(v) Twenty-second, to the holders of the Newport Corporate Center B Notes, pro rata, any prepayment or yield maintenance premium allocable to the Newport Corporate Center B Notes, to the extent paid by the Newport Corporate Center Whole Loan borrower;

(w) Twenty-third, to the holders of the Newport Corporate Center C Notes, pro rata, any prepayment or yield maintenance premium allocable to the Newport Corporate Center C Notes, to the extent paid by the Newport Corporate Center Whole Loan borrower;

(x) Twenty-fourth, to the holders of the Newport Corporate Center D Notes, pro rata, any prepayment or yield maintenance premium allocable to the Newport Corporate Center D Notes, to the extent paid by the Newport Corporate Center Whole Loan borrower;

(y) Twenty-fifth, to the extent assumption fees or transfer fees actually paid by the Newport Corporate Center Whole Loan borrower are not required to be otherwise applied under the PSA, including, without limitation, to provide reimbursement for any interest on any advance, to pay any additional servicing expenses or to compensate the applicable master servicer or applicable special servicer (in each case provided that such reimbursements or payments relate to the Newport Corporate Center Whole Loan), any such fees or expenses, to the extent actually paid by the Newport Corporate Center borrower, will be paid pro rata to the holders of the Newport Corporate Center Senior Pari Passu Companion Loans, the holders of the Newport Corporate Center Subordinate Companion Loans and the issuing entity, as holder of the Newport Corporate Center Mortgage Loan; and

(z) Twenty-sixth, if any excess amount, including without limitation, default interest, is available to be distributed in respect of the Newport Corporate Center Whole Loan, and not otherwise applied in accordance with the foregoing clause first through twenty-fifth, any remaining amounts, if not otherwise subject to allocation pursuant to the terms of the Servicing Agreement, will be paid pro rata to the holders of the Newport Corporate Center Senior Pari Passu Companion Loans, the holders of the Newport Corporate Center Subordinate Companion Loans and the issuing entity, as holder of the Newport Corporate Center Mortgage Loan;

Application of Payments after a Newport Corporate Center Triggering Event of Default

Generally, for so long as a Newport Corporate Center Triggering Event of Default has occurred and is continuing, all amounts available for payment on The Newport Corporate

Center Whole Loan (excluding (i) all amounts for required reserves or escrows required by the related mortgage loan documents to be held as reserves or escrows, (ii) all amounts received as reimbursements on account of recoveries in respect of advances then due and payable or reimbursable to the applicable master servicer or the applicable special servicer and (iii) certain amounts payable or reimbursable to the applicable master servicer and applicable special servicer), will be allocated, subject to any deduction, reimbursement, recovery or other payment required or permitted under the Newport Corporate Center Intercreditor Agreement, as follows:

(a) First, to the holders of the Newport Corporate Center Senior Pari Passu Companion Loans and the issuing entity, as holder of the Newport Corporate Center Mortgage Loan, on a pro rata and pari passu basis, based on their respective interest entitlements, in each case in an amount equal to the accrued and unpaid interest on the principal balance of their respective Newport Corporate Center A Notes (calculated at a rate net of the primary servicing fee rate);

(b) Second, pro rata, to the holders of the Newport Corporate Center Senior Pari Passu Companion Loans and to the issuing entity, as holder of the Newport Corporate Center Mortgage Loan, to apply to the principal balances of the Newport Corporate Center Senior Pari Passu Companion Loans and the Newport Corporate Center Mortgage Loan until their principal balances have been reduced to zero;

(c) Third, to the holders of the Newport Corporate Center Senior Pari Passu Companion Loans and the issuing entity, as holder of the Newport Corporate Center Mortgage Loan, on a pro rata and pari passu basis, up to the amount of any unreimbursed costs and expenses paid by such holders (or paid or advanced by the applicable master servicer, the applicable special servicer or the trustee, as applicable) with respect to the Newport Corporate Center Whole Loan pursuant to the terms of the Newport Corporate Center Intercreditor Agreement or the PSA, as applicable;

(d) Fourth, to the holders of the Newport Corporate Center Senior Pari Passu Companion Loans and the issuing entity, as holder of the Newport Corporate Center Mortgage Loan, pro rata, any prepayment or yield maintenance premium allocable to the Newport Corporate Center A Notes, to the extent paid by the Newport Corporate Center Whole Loan borrower;

(e) Fifth, if the proceeds of any foreclosure sale or any liquidation of the Newport Corporate Center Whole Loan or the related Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through fourth and, as a result of a workout the aggregate principal balances of the Newport Corporate Center A Notes have been reduced (to the extent such reductions were made in accordance with the terms of the PSA by reason of the insufficiency of the Newport Corporate Center Subordinate Companion Loans to bear the full economic effect of the workout), such excess amount will be paid to the holders of the Newport Corporate Center Senior Pari Passu Companion Loans and the issuing entity, as holder of The Newport Corporate Center Mortgage Loan, on a pro rata and pari passu basis (x) in an amount up to the reduction, if any, of the aggregate principal balance of the related notes as a result of such workout plus (y) an amount equal to interest on the amount described in clause (x) at the interest rate applicable to the Newport Corporate Center A Notes;

(f) Sixth, to the extent the holders of the Newport Corporate Center B Notes have made any payments or advances to cure defaults pursuant to the Newport Corporate Center Intercreditor Agreement, to reimburse the holders of the Newport Corporate

Center B Notes for all such cure payments; and to the holders of the Newport Corporate Center B Notes in the amount of any other unreimbursed, reasonable out-of-pocket costs and expenses paid or incurred by such holder, in each case to the extent reimbursable by, but not previously reimbursed by, the Newport Corporate Center borrower;

(g) Seventh, to the holders of the Newport Corporate Center B Notes, on a pro rata and pari passu basis, based on their respective interest entitlements, in an amount equal to the accrued and unpaid interest on the principal balance of their respective Newport Corporate Center B Notes (calculated at a rate net of the primary servicing fee rate);

(h) Eighth, to the holders of the Newport Corporate Center B Notes, on a pro rata and pari passu basis, in reduction of the principal balances of the Newport Corporate Center B Notes until their principal balances have been reduced to zero;

(i) Ninth, to the holders of the Newport Corporate Center B Notes, pro rata, any prepayment or yield maintenance premium, to the extent paid by the Newport Corporate Center Whole Loan borrower and allocated to the Newport Corporate Center B Notes, under the mortgage loan documents based on respective percentage interests;

(j) Tenth, if the proceeds of any foreclosure sale or any liquidation of the Newport Corporate Center Whole Loan or the related Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through ninth and, as a result of a workout the principal balances of the Newport Corporate Center B Notes have been reduced, such excess amount will be paid to the holders of the Newport Corporate Center B Notes on a pro rata and pari passu basis (x) in an amount up to the reduction, if any, of the aggregate principal balance of the Newport Corporate Center B Notes as a result of such workout plus (y) an amount equal to interest on the amount described in clause (x) at the interest rate applicable to the Newport Corporate Center B Notes;

(k) Eleventh, to the extent the holders of the Newport Corporate Center C Notes have made any payments or advances to cure defaults pursuant to the Newport Corporate Center Intercreditor Agreement, to reimburse the holders of the Newport Corporate Center C Notes for all such cure payments; and to the holders of the Newport Corporate Center C Notes in the amount of any other unreimbursed, reasonable out-of-pocket costs and expenses paid or incurred by such holder of a Newport Corporate Center C Note, in each case to the extent reimbursable by, but not previously reimbursed by, the Newport Corporate Center borrower;

(l) Twelfth, to the holders of the Newport Corporate Center C Notes on a pro rata and pari passu basis, based on their respective interest entitlements, in an amount equal to the accrued and unpaid interest on the principal balance of their respective Newport Corporate Center C Notes (calculated at a rate net of the primary servicing fee rate);

(m) Thirteenth, to the holders of the Newport Corporate Center C Notes on a pro rata and pari passu basis in reduction of the principal balances of the Newport Corporate Center C Notes until their principal balances have been reduced to zero;

(n) Fourteenth, to the holders of the Newport Corporate Center C Notes, pro rata, any prepayment or yield maintenance premium, to the extent paid by the Newport Corporate Center Whole Loan borrower and allocated to the Newport Corporate Center C Notes, under the mortgage loan documents based on respective percentage interests;

(o) Fifteenth, if the proceeds of any foreclosure sale or any liquidation of the Newport Corporate Center Whole Loan or the related Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through fourteenth and, as a result of a workout the principal balances of the Newport Corporate Center C Notes have been reduced, such excess amount will be paid to the holders of the Newport Corporate Center C Notes on a pro rata and pari passu basis (x) in an amount up to the reduction, if any, of the aggregate principal balance of The Newport Corporate Center C Notes as a result of such workout plus (y) an amount equal to interest on the amount described in clause (x) at the interest rate applicable to the Newport Corporate Center C Notes;

(p) Sixteenth, to the extent the holders of the Newport Corporate Center D Notes have made any payments or advances to cure defaults pursuant to the Newport Corporate Center Intercreditor Agreement, to reimburse the holders of the Newport Corporate Center D Notes for all such cure payments; and to the holders of the Newport Corporate Center D Notes in the amount of any other unreimbursed, reasonable out-of-pocket costs and expenses paid or incurred by such holder of a Newport Corporate Center D Note, in each case to the extent reimbursable by, but not previously reimbursed by, the Newport Corporate Center borrower;

(q) Seventeenth, to the holders of the Newport Corporate Center D Notes on a pro rata and pari passu basis, based on their respective interest entitlements, in an amount equal to the accrued and unpaid interest on the principal balance of their respective Newport Corporate Center D Notes (calculated at a rate net of the primary servicing fee rate);

(r) Eighteenth, to the holders of the Newport Corporate Center D Notes on a pro rata and pari passu basis in reduction of the principal balances of the Newport Corporate Center D Notes until their principal balances have been reduced to zero;

(s) Nineteenth, to the holders of the Newport Corporate Center D Notes, pro rata, any prepayment or yield maintenance premium, to the extent paid by the Newport Corporate Center Whole Loan borrower and allocated to the Newport Corporate Center D Notes, under the mortgage loan documents based on respective percentage interests;

(t) Twentieth, if the proceeds of any foreclosure sale or any liquidation of the Newport Corporate Center Whole Loan or the related Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through nineteenth and, as a result of a workout the principal balances of the Newport Corporate Center D Notes have been reduced, such excess amount will be paid to the holders of the Newport Corporate Center D Notes on a pro rata and pari passu basis (x) in an amount up to the reduction, if any, of the aggregate principal balance of The Newport Corporate Center D Notes as a result of such workout plus (y) an amount equal to interest on the amount described in clause (x) at the interest rate applicable to the Newport Corporate Center D Notes;

(u) Twenty-first, to the holders of the Newport Corporate Center Senior Pari Passu Companion Loans and to the issuing entity, as holder of the Newport Corporate Center Mortgage Loan, on a pro rata and pari passu basis, based on their respective interest entitlements, in an amount equal to that portion of interest accrued on the Newport Corporate Center A Notes after the anticipated repayment date of the Newport Corporate Center Whole Loan that is in excess of the interest that would have been earned at the note interest rate on the Newport Corporate Center A Notes applicable immediately prior to the anticipated repayment date;

(v) Twenty-second, to the holders of the Newport Corporate Center B Notes, on a pro rata and pari passu basis, based on their respective interest entitlements, in an amount equal to that portion of interest accrued on the Newport Corporate Center B Notes after the anticipated repayment date of the Newport Corporate Center Whole Loan that is in excess of the interest that would have been earned at the note interest rate on the Newport Corporate Center B Notes applicable immediately prior to the anticipated repayment date;

(w) Twenty-third, to the holders of the Newport Corporate Center C Notes, on a pro rata and pari passu basis, based on their respective interest entitlements in an amount equal to that portion of interest accrued on the Newport Corporate Center C Notes after the anticipated repayment date of the Newport Corporate Center Whole Loan that is in excess of the interest that would have been earned at the note interest rate on the Newport Corporate Center C Notes applicable immediately prior to the anticipated repayment date;

(x) Twenty-fourth, to the holders of the Newport Corporate Center D Notes, on a pro rata and pari passu basis, based on their respective interest entitlements, in an amount equal to that portion of interest accrued on the Newport Corporate Center D Notes after the anticipated repayment date of the Newport Corporate Center Whole Loan that is in excess of the interest that would have been earned at the note interest rate on the Newport Corporate Center D Notes applicable immediately prior to the anticipated repayment date;

(y) Twenty-fifth, to the extent assumption fees or transfer fees actually paid by the Newport Corporate Center Whole Loan borrower are not required to be otherwise applied under the PSA, including, without limitation, to provide reimbursement for any interest on any advance, to pay any additional servicing expenses or to compensate the applicable master servicer or applicable special servicer (in each case provided that such reimbursements or payments relate to the Newport Corporate Center Whole Loan), any such fees or expenses, to the extent actually paid by the Newport Corporate Center borrower, will be paid to the holders of the Newport Corporate Center Senior Pari Passu Companion Loans, the holders of the Newport Corporate Center Subordinate Companion Loans and the issuing entity, as holder of the Newport Corporate Center Mortgage Loan, pro rata; and

(z) Twenty-sixth, if any excess amount, including without limitation, default interest, is available to be distributed in respect of the Newport Corporate Center Whole Loan, and not otherwise applied in accordance with the foregoing clause first through twenty-fifth, any remaining amounts, if not otherwise subject to allocation pursuant to the terms of the Servicing Agreement, will be paid pro rata to the holders of the Newport Corporate Center Senior Pari Passu Companion Loans, the holders of the Newport Corporate Center Subordinate Companion Loans and the issuing entity, as holder of the Newport Corporate Center Mortgage Loan.

Consultation and Control

The controlling noteholder under the Newport Corporate Center Intercreditor Agreement will initially be the holder of the majority of the Newport Corporate Center D Notes (by principal balance). If a control appraisal period with respect to the Newport Corporate Center D Notes occurs and is continuing, the holder of the majority of the Newport Corporate Center C Notes (by principal balance) will become the controlling noteholder; and if a control appraisal period with respect to the Newport Corporate Center C Notes has occurred and is continuing, the holder of the majority of the Newport Corporate Center B

Notes (by principal balance) will become the controlling noteholder; and if a control appraisal period with respect to the Newport Corporate Center B Notes has occurred and is continuing, the issuing entity, as holder of promissory note A-2-A, will become the controlling noteholder. If a holder of the Newport Corporate Center Subordinate Companion Loan would be the controlling noteholder with respect to the Newport Corporate Center Whole Loan, but any interest in such Newport Corporate Center Subordinate Companion Loan is held by the related borrower or any other Newport Corporate Center Borrower Related Party, then a control appraisal event will be deemed to have occurred with respect to such Newport Corporate Center Subordinate Companion Loan. The controlling noteholder will have consent and/or consultation rights with respect to the Newport Corporate Center Whole Loan similar, but not necessarily identical, to those held by the directing certificateholder under the terms of the PSA. See “Pooling and Servicing Agreement—The Directing Certificateholder”.

“Newport Corporate Center Borrower Related Party” means, with respect to the Newport Corporate Center Whole Loan, (a) the related borrower, (b) any manager of the Newport Corporate Center Mortgaged Property, (c) any Accelerated Mezzanine Loan Lender with respect to the Newport Corporate Center Whole Loan or (d) any borrower party affiliate (as defined in the Newport Corporate Center Intercreditor Agreement).

Control appraisal periods with respect to the Newport Corporate Center B Notes, the Newport Corporate Center C Notes and the Newport Corporate Center D Notes exist when (a)(1) the sum of the initial principal balance of the Newport Corporate Center B Notes, the Newport Corporate Center C Notes or the Corporate Center D Notes, as applicable, minus, (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on the Newport Corporate Center B Notes, the Newport Corporate Center C Notes or the Newport Corporate Center D Notes, as applicable, after the date of creation of the Newport Corporate Center B Notes, the Newport Corporate Center C Notes or the Newport Corporate Center D Notes, as applicable, (y) any appraisal reduction amount for the Newport Corporate Center Whole Loan that is allocated to the Newport Corporate Center B Notes, the Newport Corporate Center C Notes or the Newport Corporate Center D Notes, as applicable, and (z) any losses realized with respect to the Newport Corporate Center Mortgaged Property or the Newport Corporate Center Whole Loan that are allocated to the Newport Corporate Center B Notes, the Newport Corporate Center C Notes or the Newport Corporate Center D Notes, as applicable, is less than (b) 25% of the remainder of (i) the sum of the initial principal balance of the Newport Corporate Center B Notes, the Newport Corporate Center C Notes or the Newport Corporate Center D Notes, as applicable, less (ii) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received by, the holders of the Newport Corporate Center B Notes, the Newport Corporate Center C Notes or the Newport Corporate Center D Notes, as applicable, after the date of creation of the Newport Corporate Center B Notes, the Newport Corporate Center C Notes or the Newport Corporate Center D Notes, as applicable, provided that a control appraisal period will terminate upon the occurrence of a Newport Corporate Center Threshold Event Cure (as defined below) by the holders of the Newport Corporate Center B Notes, the Newport Corporate Center C Notes or the Newport Corporate Center D Notes, as applicable.

A “Newport Corporate Center Threshold Event Cure” means that the holders of the Newport Corporate Center B Notes, the Newport Corporate Center C Notes or the Newport Corporate Center D Notes, as applicable, acting unanimously within their class, provide Newport Corporate Center Threshold Event Collateral in an amount which, when added to the appraised value of the Newport Corporate Center Mortgaged Property as determined pursuant to the PSA would cause the applicable control appraisal period not to occur and provide the applicable master servicer with documentation acceptable to the applicable master servicer in accordance with the servicing standard to create and perfect a first priority security interest therein.

“Newport Corporate Center Threshold Event Collateral” means either (a) cash collateral for the benefit of, and acceptable to, the applicable master servicer or (b) an unconditional and irrevocable standby letter of credit issued by a bank or other financial institution meeting the ratings requirements as described in the Newport Corporate Center Intercreditor Agreement to be held by the applicable master servicer or applicable special servicer.

Pursuant to the terms of the Newport Corporate Center Intercreditor Agreement, if any consent, modification, amendment or waiver under or other action in respect of the Newport Corporate Center Whole Loan (whether or not a servicing transfer event has occurred and is continuing) that would constitute a “major decision” under the Newport Corporate Center Intercreditor Agreement (a “Newport Corporate Center Major Decision”) has been requested or proposed or any fact or circumstance has occurred requiring that a Newport Corporate Center Major Decision be made, or if the applicable master servicer or the applicable special servicer, as applicable, otherwise intends to make a Newport Corporate Center Major Decision, at least 10 business days prior to taking action with respect to such Newport Corporate Center Major Decision, the applicable master servicer or applicable special servicer, as applicable, must receive the written consent of the Newport Corporate Center Controlling Noteholder (or its representative) before implementing a decision with respect to such Newport Corporate Center Major Decision; provided, that if the applicable master servicer or applicable special servicer, as the case may be, does not receive a response within 5 business days of its delivery of notice of a Newport Corporate Center Major Decision, the applicable master servicer or applicable special servicer, as applicable, is required to deliver a second notice to the Newport Corporate Center Controlling Noteholder, and if the Newport Corporate Center Controlling Noteholder does not respond within 5 business days of receipt of such second notice, it will have no further consent rights with respect to the specific action set forth in such notice and the Newport Corporate Center controlling noteholder’s consent will be deemed to have been given; provided, further, that such failure to reply will not affect the rights of the Newport Corporate Center controlling noteholder to consent to any future actions. Notwithstanding the foregoing, if a failure to take any such action at such time would be inconsistent with the servicing standard set forth in the PSA, the applicable Master Servicer or applicable Special Servicer, as the case may be, may take actions with respect to the Newport Corporate Center Mortgaged Property before obtaining the consent of the Newport Corporate Center controlling noteholder (or its representative) if the applicable special servicer reasonably determines in accordance with the such servicing standard that immediate action is necessary to protect the interests of the Newport Corporate Center Noteholders.

Notwithstanding the foregoing, the applicable master servicer and applicable special servicer, as the case may be, are not required to follow any advice or consultation provided by the Newport Corporate Center Controlling Noteholder (or its representative) that would be inconsistent with the servicing standard set forth in the PSA, require or cause the applicable master servicer or applicable special servicer to violate provisions of the Newport Corporate Center Intercreditor Agreement or the PSA, require or cause a violation of the terms of the Newport Corporate Center Whole Loan or materially expand the scope of the applicable master servicer’s or applicable special servicer’s responsibilities under the PSA or Newport Corporate Center Intercreditor Agreement.

In addition, pursuant to the terms of the Newport Corporate Center Intercreditor Agreement, the issuing entity, as a non-controlling note holder of a Newport Corporate

Center A Note will have the right to be consulted on a strictly non-binding basis to the extent the issuing entity requests consultation with respect to certain Newport Corporate Center Major Decisions or the implementation of any recommended action outlined in an asset status report relating to the Newport Corporate Center Whole Loan. The consultation rights of the issuing entity will expire 10 business days following the delivery of written notice and information relating to the matter subject to consultation whether or not the issuing entity has responded within such period; provided that if, the applicable master servicer or applicable special servicer, as applicable, proposes a new course of action that is materially different from the actions previously proposed, the 10 business day consultation period will be deemed to begin anew from the date of delivery of such new proposal and delivery of all information related to such new proposal. Notwithstanding the consultation rights of the issuing entity as described above, the applicable master servicer or applicable special servicer, as applicable, is permitted to make any Newport Corporate Center Major Decisions or take any action set forth in the asset status report before the expiration of the aforementioned 10 business day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the Newport Corporate Center Noteholders. Neither the applicable master servicer nor applicable special servicer, as applicable, will be obligated at any time to follow or take any alternative actions recommended by the issuer as holder of the Newport Corporate Center Mortgage Loan (or its representative).

The directing certificateholder, prior to the occurrence and continuance of a Control Termination Event, or the operating advisor, following the occurrence and during the continuance of a Control Termination Event, will be entitled to exercise the consent or consultation rights described above.

Sale of Defaulted The Newport Corporate Center Whole Loan

Pursuant to the terms of the Newport Corporate Center Intercreditor Agreement, if the Newport Corporate Center Whole Loan becomes a defaulted loan pursuant to the terms of the PSA, the applicable special servicer may elect to sell (1) the Newport Corporate Center Whole Loan, subject to the consent right of the related controlling noteholder, in which case such sale would include each of Note A-1-A, Note A-1-B, A-1-C, Note A-2-A, Note A-2-B, Note A-2-C, Note B-1, Note B-1, Note C-1, Note C-2, Note D-1 and Note D-2 as determined by the applicable special servicer in accordance with the servicing standard under the PSA (taking into account the subordinate nature of the Newport Corporate Center Subordinate Companion Loans), or (2) the Newport Corporate Center Mortgage Loan together with the Newport Corporate Center Senior Pari Passu Companion Loans and in the event of a sale under this clause (2), and subject to the terms of the PSA, the holder of the Newport Corporate Center Mortgage Loan (or its representative) will be permitted to submit an offer at any sale of the Newport Corporate Center Senior Pari Passu Companion Loans so long as such holder of the Newport Corporate Center Mortgage Loan is not the controlling noteholder. In connection with any such sale, the applicable special servicer will be required to follow the procedures set forth under the PSA. See “Pooling and Servicing Agreement—Sale of Defaulted Loans and REO Properties”. Proceeds of the sale of the Newport Corporate Center Whole Loan will be distributed in accordance with the priority of payments described in “—Application of Payments after a Newport Corporate Center Triggering Event of Default” above.

Purchase Option

Each of the holders of the Newport Corporate Center B Notes, Newport Corporate Center C Notes and Newport Corporate Center D Notes, in each case, acting unanimously, will have the right to purchase, in whole but not in part, (i) the Newport Corporate Center A Notes, (ii) solely in the case of the holders of the Newport Corporate Center C Notes, the Newport Corporate Center A Notes and the Newport Corporate Center B Notes, and (iii) solely in the case of the holders of the Newport Corporate Center D Notes, the Newport Corporate Center A Notes, the Newport Corporate Center B Notes and the Newport Corporate Center C Notes, at the applicable defaulted mortgage loan purchase price, which is generally equal to unpaid principal, interest and expenses (but generally excluding prepayment premiums, default interest or late charges unless the holder is a Newport Corporate Center Borrower Related Party) of the Newport Corporate Center Notes that are being purchased, by delivery of written notice (a “Newport Corporate Center Purchase Notice”) during an event of default under the related mortgage loan documents or a servicing transfer event under the PSA, as applicable. Such purchase is required to comply with all requirements of the PSA and all actual costs and expenses related thereto will be paid by the applicable purchasing noteholder(s). Upon delivery of the Newport Corporate Center Purchase Notice to the selling Newport Corporate Center Noteholders, such Newport Corporate Center Noteholders will be required to sell (and the applicable Newport Corporate Center Subordinate Companion Loan Noteholder delivering the Newport Corporate Center Purchase Notice will be required to purchase) the applicable Newport Corporate Center Notes at the applicable defaulted mortgage loan purchase price, on a date (the “Defaulted Newport Corporate Center Purchase Date”) not less than 10 and not more than 60 days after the date of the Newport Corporate Center Purchase Notice. The failure of the applicable Newport Corporate Center Subordinate Companion Loan Noteholder to purchase the more senior Newport Corporate Center Notes on the Defaulted Newport Corporate Center Purchase Date will result in the termination of such right with respect to the event that gave rise to such right. The right of the Newport Corporate Center Subordinate Companion Loan Noteholder to purchase the more senior Newport Corporate Center Notes as described in this paragraph will automatically terminate upon a foreclosure sale, sale by power of sale or delivery of a deed in lieu of foreclosure with respect to the Newport Corporate Center Mortgaged Property.

Cure Rights

In the event that there is (a) a monetary event of default beyond applicable notice and grace periods with respect to the Newport Corporate Center Whole Loan or (b) a non-monetary event of default beyond applicable notice and grace periods with respect to the Newport Corporate Center Whole Loan, then the holders the holders of (x) the Newport Corporate Center B Notes, acting unanimously, (y) the Newport Corporate Center C Notes, acting unanimously, and (z) the Newport Corporate Center D Notes, acting unanimously, will have the right, but not the obligation, to: (A) cure such monetary event of default within 7 business days following the receipt of notice of such default and (B) cure such nonmonetary event of default within the later of (i) the expiration date of the cure period afforded to the borrower under the mortgage loan documents and (ii) 30 days following receipt of notice of such default; provided that under certain circumstances the cure period with respect to a non-monetary event of default may be extended by up to 90 days. If a Newport Corporate Center Subordinate Companion Loan Noteholder elects to cure a default by way of a payment of money (a “Newport Corporate Center Cure Payment”), the applicable Newport Corporate Center Subordinate Companion Loan Noteholder will be required to also pay, in addition to such Newport Corporate Center Cure Payment, for all out-of-pocket costs, expenses, losses, liabilities, obligations, damages, penalties and disbursements imposed on, incurred by or asserted against the applicable master servicer or applicable special servicer or the holders of the applicable Newport Corporate Center Notes, including all unreimbursed advances and any interest charged thereon. So long as an event of default exists that is being cured by a Newport Corporate Center Subordinate

Companion Loan Noteholder and the applicable cure period has not expired, the default will not be treated as a Newport Corporate Center Triggering Event of Default (i) for purposes of “—Application of Payments after a Newport Corporate Center Triggering Event of Default” above, (ii) modifying, amending or waiving any provisions of the related Mortgage Loan documents, (iii) for purposes of triggering an acceleration of the Newport Corporate Center Whole Loan or commencing foreclosure proceedings or similar legal proceedings with respect to the related Mortgaged Property, or (iv) for purposes of treating the Newport Corporate Center Whole Loan as a specially serviced loan. Notwithstanding the foregoing, such right to cure is limited to a combined total of six (6) monetary defaults, no more than four (4) of which may be consecutive, and six (6) non-monetary defaults.

Special Servicer Appointment Rights

Pursuant to the terms of the Newport Corporate Center Intercreditor Agreement, the controlling noteholder will have the right, with or without cause, to replace the special servicer then acting with respect to the Newport Corporate Center Whole Loan and appoint a replacement special servicer in in lieu thereof without the consent of the holders of the Newport Corporate Center Companion Loans (or their representatives) in a manner that is substantially similar to that as described under “Pooling and Servicing Agreement—Replacement of a Special Servicer Without Cause” and “—Termination of a Master Servicer or Special Servicer for Cause”.

The Great Wolf Lodge Southern California A/B Whole Loan

General

The Great Wolf Lodge Southern California Mortgage Loan (3.9%), is part of a Whole Loan evidenced by six promissory notes, each of which is secured by the same mortgage instrument on the same Mortgaged Property, with an aggregate initial principal amount of $170,000,000. Notes A-3 and A-5, with initial principal balances of $25,000,000 and $15,000,000, respectively (together, the “Great Wolf Lodge Southern California Mortgage Loan”), will be deposited into this securitization.

The Great Wolf Lodge Southern California Whole Loan (as defined below) is evidenced by (i) the Great Wolf Lodge Southern California Mortgage Loan, (ii) 3 senior promissory notes designated as Note A-1, Note A-2 and Note A-4 (the “Great Wolf Lodge Southern California Pari Passu Companion Loans”), which have an aggregate initial principal balance of $110,000,000, and (iii) 1 subordinate promissory note designated as Note B-1 (the “Great Wolf Lodge Southern California Subordinate Companion Loan” and, together with the Great Wolf Lodge Southern California Pari Passu Companion Loans, the “Great Wolf Lodge Southern California Companion Loans”), which has an initial principal balance of $20,000,000.

The Great Wolf Lodge Southern California Mortgage Loan, the Great Wolf Lodge Southern California Pari Passu Companion Loans and the Great Wolf Lodge Southern California Subordinate Companion Loan are collectively referred to as the “Great Wolf Lodge Southern California Whole Loan”. The Great Wolf Lodge Southern California Mortgage Loan and the Great Wolf Lodge Southern California Pari Passu Companion Loans are collectively referred to as the “Great Wolf Lodge Southern California A Notes”. The Great Wolf Lodge Southern California Pari Passu Companion Loans are generally pari passu in right of payment with each other and with the Great Wolf Lodge Southern California Mortgage Loan. The Great Wolf Lodge Southern California Subordinate Companion Loan is generally subordinate in right of payment with respect to the Great Wolf Lodge Southern California Mortgage Loan and the other Great Wolf Lodge Southern California A Notes.

Only the Great Wolf Lodge Southern California Mortgage Loan is included in the issuing entity. The Great Wolf Lodge Southern California Subordinate Companion Loan is currently held by KSL Capital Partners Co Trust II.

The holders of the promissory notes evidencing the Great Wolf Lodge Southern California Whole Loan (the “Great Wolf Lodge Southern California Noteholders”) have entered into an Intercreditor Agreement (the “GWLSC Intercreditor Agreement”) that sets forth the respective rights of each Great Wolf Lodge Southern California Noteholder. The following summaries describe certain provisions of the GWLSC Intercreditor Agreement.

Servicing

The Great Wolf Lodge Southern California Whole Loan is serviced pursuant to the WFCM 2019-C50 PSA and the GWLSC Intercreditor Agreement. The pooling and servicing agreement under which the Great Wolf Lodge Southern California Whole Loan is being serviced at any time is referred to herein as the “GWLSC PSA”.

In servicing the Great Wolf Lodge Southern California Whole Loan, the GWLSC Intercreditor Agreement requires the applicable master servicer and the applicable special servicer then servicing the Whole Loan (respectively, the “GWLSC Master Servicer” and “GWLSC Special Servicer” ) to observe a servicing standard that requires it to take into account the interests of the Certificateholders and the holders of the Great Wolf Lodge Southern California Companion Loans as a collective whole (taking into account that the Great Wolf Lodge Southern California Subordinate Companion Loan is a junior interest).

Amounts payable to the issuing entity as holder of the Great Wolf Lodge Southern California Mortgage Loan pursuant to the GWLSC Intercreditor Agreement will be included in the Available Funds for the related Distribution Date to the extent described in this prospectus and amounts payable to the holders of the Great Wolf Lodge Southern California Companion Loans will be distributed to such holders net of certain fees and expenses on the Great Wolf Lodge Southern California Companion Loans as set forth in the GWLSC Intercreditor Agreement.

Advances

The applicable master servicer or the trustee, as applicable, will be responsible for making any required principal and interest advances on the Great Wolf Lodge Southern California Mortgage Loan (but not on any of the Great Wolf Lodge Southern California Companion Loans) pursuant to the terms of the PSA, unless the applicable master servicer, the applicable special servicer or the trustee, as applicable, determines that such an advance would not be recoverable from collections on the Great Wolf Lodge Southern California Mortgage Loan.

The GWLSC Master Servicer or the trustee under the GWLSC PSA (the “GWLSC Trustee” ), as applicable, will be required to (and the GWLSC Special Servicer, at its option in emergency situations, may) make servicing advances on the Great Wolf Lodge Southern California Whole Loan unless such advancing party (or, even if it is not the advancing party, the GWLSC Special Servicer) determines that such a servicing advance would be nonrecoverable in accordance with the terms of the GWLSC PSA.

Application of Payments

The GWLSC Intercreditor Agreement sets forth the respective rights of the holder of the Great Wolf Lodge Southern California Mortgage Loan and the holders of the Great Wolf Lodge Southern California Companion Loans with respect to distributions of funds received in respect of the Great Wolf Lodge Southern California Whole Loan, and provides, in general, that the Great Wolf Lodge Southern California Subordinate Companion Loan and the rights of the holder of the Great Wolf Lodge Southern California Subordinate Companion Loan (the “Great Wolf Lodge Southern California Subordinate Companion Loan Noteholder”) to receive payments of interest, principal and other amounts with respect to the Great Wolf Lodge Southern California Subordinate Companion Loan, will at all times be junior, subject and subordinate to the Great Wolf Lodge Southern California A Notes and the respective rights of the holders of the Great Wolf Lodge Southern California A Notes to receive payments of interest, principal and other amounts with respect to each Great Wolf Lodge Southern California A Note, respectively, as and to the extent set forth in the GWLSC Intercreditor Agreement.

If no Great Wolf Lodge Southern California Triggering Event of Default has occurred and is continuing, all amounts tendered by the related borrower or otherwise available for payment on the Great Wolf Lodge Southern California Whole Loan (excluding amounts for required reserves, escrows and proceeds, awards or settlements to be applied to the restoration of the related Mortgaged Property or released to the related borrower in accordance with the servicing standard and the mortgage loan documents) will be applied by the GLWSC Master Servicer in the following order of priority:

●	first, to the holders of the Great Wolf Lodge Southern California A Notes (the “Great Wolf Lodge Southern California A Noteholders”), on a pro rata and pari passu basis up to the amount of any unreimbursed costs paid by the Great Wolf Lodge Southern California A Noteholders (or paid or advanced by a servicer, certificate administrator or trustee, as applicable) with respect to the Great Wolf Lodge Southern California Whole Loan pursuant to the GWLSC Intercreditor Agreement or GWLSC PSA, including, without limitation, unreimbursed advances and interest thereon at the applicable advance rate, to the extent such costs and advances and interest thereon are then payable under the GWLSC PSA;

●	second, to the GWLSC Master Servicer, any certificate administrator and any operating advisor under the GWLSC PSA, if applicable, the applicable accrued and unpaid master servicing fee, certificate administrator fee (including the portion that is a trustee fee) and operating advisor fee, if any, respectively, earned by such party with respect to the Great Wolf Lodge Southern California Whole Loan (or, in the case of the certificate administrator fee and the operating advisor fee, the Great Wolf Lodge Southern California A Notes) under the GWLSC Intercreditor Agreement or the GWLSC PSA;

●	third, pro rata, to (i) the Great Wolf Lodge Southern California A Noteholders on a pro rata and pari passu basis in an amount equal to (1) the accrued and unpaid interest on the Great Wolf Lodge Southern California A Note principal balance at the senior net interest rate, minus (2)(x) the certificate administrator fee (including the trustee fee), if any, under the GWLSC Intercreditor Agreement or the GWLSC PSA and (y) the operating advisor fee, if any, under the GWLSC Intercreditor Agreement or the GWLSC PSA and (ii) the Great Wolf Lodge Southern California Subordinate Companion Loan Noteholder, in an amount equal to the accrued and unpaid interest on the Great Wolf Lodge Southern California Subordinate Companion Loan principal balance at the junior net interest rate;

●	fourth, pro rata, to the Great Wolf Lodge Southern California Noteholders in accordance with their respective initial percentage interests in the Great Wolf Lodge Southern California Whole Loan, any principal payments received on the Great Wolf Lodge Southern California Whole Loan for the related interest accrual period, which amounts shall be applied in reduction of the principal balances of the related Great Wolf Lodge Southern California Notes;

●	fifth, to the Great Wolf Lodge Southern California Subordinate Companion Loan Noteholder, pro rata, up to the amount of any unreimbursed costs paid by the Great Wolf Lodge Southern California Subordinate Companion Loan Noteholder with respect to the Great Wolf Lodge Southern California Whole Loan pursuant to the GWLSC Intercreditor Agreement or the GWLSC PSA;

●	sixth, any interest accrued at the related default rate on the principal balance of the Great Wolf Lodge Southern California Whole Loan, to the extent such default interest amount is (i) actually paid by the related borrower and (ii) in excess of interest accrued on the principal balance of the Great Wolf Lodge Southern California Whole Loan at the mortgage interest rate, first, to the Great Wolf Lodge Southern California A Noteholders on a pro rata and pari passu basis (subject to the allocation of such amount pursuant to the terms of the GWLSC PSA) in an amount calculated on the Great Wolf Lodge Southern California A Note principal balance on such date prior to the application of funds pursuant to clause fourth above at the excess of (A) the default rate of interest for the Great Wolf Lodge Southern California A Notes over (B) the non-default rate of interest for the Great Wolf Lodge Southern California A Notes and second, to the Great Wolf Lodge Southern California Subordinate Companion Loan Noteholder in an amount calculated on the Great Wolf Lodge Southern California Subordinate Companion Loan principal balance on such date prior to the application of funds pursuant to clause fourth above at the excess of (A) default rate of interest for the Great Wolf Lodge Southern California Subordinate Companion Loan over (B) the non-default rate of interest for the Great Wolf Lodge Southern California Subordinate Companion Loan;

●	seventh, pro rata, to (i) the Great Wolf Lodge Southern California A Noteholders on a pro rata and pari passu basis, their percentage interest (prior to the application of funds pursuant to clause fourth above) of any prepayment premium and (ii) the Great Wolf Lodge Southern California Subordinate Companion Loan Noteholder, its percentage interest (prior to the application of funds pursuant to clause fourth above) of any prepayment premium, in each case, to the extent actually paid by the related borrower;

●	eighth, pro rata, to (i) the Great Wolf Lodge Southern California A Noteholders, their percentage interest (prior to the application of funds pursuant to clause fourth above) of certain extension fees and (ii) the Great Wolf Lodge Southern California Subordinate Companion Loan Noteholder, its percentage interest (prior to the application of funds pursuant to clause fourth above) of certain extension fees, in the each case, to the extent actually paid by the related borrower;

●	ninth, pro rata, to the extent not payable to the GWLSC Master Servicer or GWLSC Special Servicer as additional servicing compensation to: (i) the Great

Wolf Lodge Southern California A Noteholders, their percentage interest (prior to the application of funds pursuant to clause fourth above) of any extension fees (other than extension fees paid pursuant to clause eighth above), assumption fees and penalty charges and (ii) the Great Wolf Lodge Southern California Subordinate Companion Loan Noteholder, its percentage interest (prior to the application of funds pursuant to clause fourth above) of any extension fees (other than extension fees paid pursuant to clause eighth above), assumption fees and penalty charges, in the each case, to the extent actually paid by the related borrower; and

●	tenth, pro rata, to the Great Wolf Lodge Southern California Noteholders in accordance with their respective initial percentage interests, any excess amount not otherwise applied pursuant to the foregoing clauses first through ninth.

Upon the occurrence and continuance of a Great Wolf Lodge Southern California Triggering Event of Default, all amounts tendered by the related borrower or otherwise available for payment on the Great Wolf Lodge Southern California Whole Loan (excluding amounts for required reserves, escrows and proceeds, awards or settlements to be applied to the restoration of the related Mortgaged Property or released to the related borrower in accordance with the servicing standard and the mortgage loan documents) will be applied by the GLWSC Master Servicer in the following order of priority:

●	first, to the holders of the Great Wolf Lodge Southern California A Noteholders, on a pro rata and pari passu basis up to the amount of any unreimbursed costs paid by the Great Wolf Lodge Southern California A Noteholders (or paid or advanced by a servicer, certificate administrator or trustee, as applicable) with respect to the Great Wolf Lodge Southern California Whole Loan pursuant to the GWLSC Intercreditor Agreement or GWLSC PSA, including, without limitation, unreimbursed advances and interest thereon at the applicable advance rate, to the extent such costs and advances and interest thereon are then payable under the GWLSC PSA;

●	second, to the GWLSC Master Servicer, any certificate administrator and any operating advisor under the GWLSC PSA, if applicable, the applicable accrued and unpaid master servicing fee, certificate administrator fee (including the portion that is a trustee fee) and the operating advisor fee, if any, respectively, earned by such party with respect to the Great Wolf Lodge Southern California Whole Loan (or, in the case of the certificate administrator fee and the operating advisor fee, Great Wolf Lodge Southern California A Notes) under the GWLSC Intercreditor Agreement or the GWLSC PSA;

●	third, pro rata, to (i) the Great Wolf Lodge Southern California A Noteholders on a pro rata and pari passu basis in an amount equal to (1) the accrued and unpaid interest on the Great Wolf Lodge Southern California A Notes principal balance at the senior net interest rate, minus (2)(x) the certificate administrator fee (including the trustee fee), if any, and (y) the operating advisor fee, if any;

●	fourth, to the Great Wolf Lodge Southern California A Noteholders on a pro rata and pari passu basis in an amount equal to the principal balances of the related Great Wolf Lodge Southern California A Notes, which amounts shall be applied in reduction of the principal balances of the related Great Wolf Lodge Southern California A Notes until their principal balances have been paid in full;

●	fifth, in the event the Great Wolf Lodge Southern California Subordinate Companion Loan Noteholder is a Great Wolf Lodge Southern California Borrower Related Party, to the Great Wolf Lodge Southern California A Noteholders on a pro rata and pari passu basis (i) any interest accrued at the default rate of interest on the principal balance of the Great Wolf Lodge Southern California Whole Loan to the extent such default interest amount is actually paid by the related borrower, (ii) any prepayment premium and (iii) any extension fees, assumption fees and penalty charges actually paid by the related borrower;

●	sixth, to the Great Wolf Lodge Southern California Subordinate Companion Loan Noteholder, pro rata, up to the amount of any unreimbursed costs paid by the Great Wolf Lodge Southern California Subordinate Companion Loan Noteholder with respect to the Great Wolf Lodge Southern California Companion Whole Loan pursuant to the GWLSC Intercreditor Agreement or the GWLSC PSA;

●	seventh, to the Great Wolf Lodge Southern California Subordinate Companion Loan Noteholder in an amount equal to the accrued and unpaid interest on the Great Wolf Lodge Southern California Subordinate Companion Loan principal balance at the junior net interest rate;

●	eighth, Great Wolf Lodge Southern California Subordinate Companion Loan Noteholder in an amount equal to principal balance of the Great Wolf Lodge Southern California Subordinate Companion Loan until such principal balance has been paid in full;

●	ninth, any interest accrued at the related default rate on the principal balance of the Great Wolf Lodge Southern California Whole Loan, to the extent such default interest amount is (i) actually paid by the related borrower and (ii) in excess of interest accrued on the principal balance of the Great Wolf Lodge Southern California Whole Loan at the mortgage interest rate, first, to the Great Wolf Lodge Southern California A Noteholders on a pro rata and pari passu basis (subject to the allocation of such amount pursuant to the terms of the GWLSC PSA) in an amount calculated on the Great Wolf Lodge Southern California A Note principal balance on such date prior to the application of funds pursuant to clause fourth above at the excess of (A) the default rate of interest for the Great Wolf Lodge Southern California A Notes over (B) the non-default rate of interest for the Great Wolf Lodge Southern California A Notes and second, to the Great Wolf Lodge Southern California Subordinate Companion Loan Noteholder in an amount calculated on the Great Wolf Lodge Southern California Subordinate Companion Loan principal balance on such date prior to the application of funds pursuant to clause eighth above at the excess of (A) the default rate of interest for the Great Wolf Lodge Southern California Subordinate Companion Loan over (B) the non-default rate of interest for the Great Wolf Lodge Southern California Subordinate Companion Loan;

●	tenth, pro rata, to: to (i) the Great Wolf Lodge Southern California A Noteholders on a pro rata and pari passu basis, its percentage interest (prior to the application of funds pursuant to clause fourth above) of any prepayment premium and (ii) the Great Wolf Lodge Southern California Subordinate Companion Loan Noteholder, its percentage interest (prior to the application of funds pursuant to clause eighth above) of any prepayment premium, in each case, to the extent actually paid by the related borrower;

●	eleventh, pro rata, to (i) the Great Wolf Lodge Southern California A Noteholders, their percentage interest (prior to the application of funds pursuant to clause fourth above) of certain extension fees and (ii) the Great Wolf Lodge Southern California Subordinate Companion Loan Noteholder, its percentage interest (prior to the application of funds pursuant to clause eighth above) of certain extension fees, in the each case, to the extent actually paid by the related borrower;

●	twelfth, pro rata, to the extent not payable to the GWLSC Master Servicer or GWLSC Special Servicer as additional servicing compensation to: (i) the Great Wolf Lodge Southern California A Noteholders, their percentage interest (prior to the application of funds pursuant to clause fourth above) of any extension fees (other than extension fees paid pursuant to clause eleventh above), assumption fees and penalty charges and (ii) the Great Wolf Lodge Southern California Subordinate Companion Loan Noteholder, its percentage interest (prior to the application of funds pursuant to clause eight above) of any extension fees (other than extension fees paid pursuant to clause eleventh above), assumption fees and penalty charges, in the each case, to the extent actually paid by the related borrower; and

●	thirteenth, pro rata, to the Great Wolf Lodge Southern California Noteholders in accordance with their respective initial percentage interests, any excess amount not otherwise applied pursuant to the foregoing clauses first through twelfth.

“Great Wolf Lodge Southern California Triggering Event of Default” means any event of default with respect to an obligation to pay money due under the Great Wolf Lodge Southern California Whole Loan or any other event of default that causes the Great Wolf Lodge Southern California Whole Loan to become a specially serviced mortgage loan. A Great Wolf Lodge Southern California Triggering Event of Default will no longer exist to the extent it has been cured (including any cure payment made by the Great Wolf Lodge Southern California Subordinate Companion Loan Noteholder in accordance with the GWLSC Intercreditor Agreement) and will not be deemed to exist to the extent the Great Wolf Lodge Southern California Subordinate Companion Loan Noteholder is exercising its cure rights under the GWLSC Intercreditor Agreement or the default that led to the occurrence of such Great Wolf Lodge Southern California Triggering Event of Default has otherwise been cured.

Consultation and Control

Pursuant to the GWLSC Intercreditor Agreement, the controlling holder with respect to the Great Wolf Lodge Southern California Mortgaged Property (the “Great Wolf Lodge Southern California Controlling Noteholder”), as of any date of determination, will be (i) the holder of the Great Wolf Lodge Southern California Subordinate Companion Loan, unless a Great Wolf Lodge Southern California Control Appraisal Event has occurred and is continuing, and (ii) if and for so long as a Great Wolf Lodge Southern California Control Appraisal Event has occurred and is continuing, the holder of the Great Wolf Lodge Southern California A Note designated Note A-1 (the “Great Wolf Lodge Southern California Alternate Controlling Noteholder”); provided that, if the Great Wolf Lodge Southern California Subordinate Companion Loan Noteholder would be the Great Wolf Lodge Southern California Controlling Noteholder pursuant to the terms hereof, but any interest in any of the Great Wolf Lodge Southern California Subordinate Companion Loan is held by the related borrower or any other Great Wolf Lodge Southern California Borrower Related Party, then a Great Wolf Lodge Southern California Control Appraisal Event will be deemed to have occurred, and the Great Wolf Lodge Southern California Alternate Controlling Noteholder will become the Great Wolf Lodge Southern California Controlling Noteholder.

“Great Wolf Lodge Southern California Control Appraisal Event” means any period with respect to the Great Wolf Lodge Southern California Whole Loan, if and for so long as:

(a)  (1) the initial principal balance of the Great Wolf Lodge Southern California Subordinate Companion Loan together with any GWLSC Threshold Event Collateral, minus (2) the sum of (x) any payments of principal (whether as scheduled amortization, principal prepayments or otherwise) allocated to, and received on, the Great Wolf Lodge Southern California Subordinate Companion Loan, (y) any appraisal reduction amount for the Great Wolf Lodge Southern California Whole Loan that is allocated to, and received on, the Great Wolf Lodge Southern California Subordinate Companion Loan and (z) any losses realized with respect to the Great Wolf Lodge Southern California Mortgaged Property or the Great Wolf Lodge Southern California Whole Loan that are allocated to the Great Wolf Lodge Southern California Subordinate Companion Loan, is less than

(b)  25% of the remainder of (i) the initial principal balance of the Great Wolf Lodge Southern California Subordinate Companion Loan less (ii) any payments of principal (whether as scheduled amortization, principal prepayments or otherwise) allocated to, and received by, the Great Wolf Lodge Southern California Subordinate Companion Loan Noteholder on Great Wolf Lodge Southern California Subordinate Companion Loan,

provided, that a Great Wolf Lodge Southern California Companion Loan Control Appraisal Event will terminate upon the occurrence of a cure by the Great Wolf Lodge Southern California Subordinate Companion Loan Noteholder pursuant to the terms of the GWLSC Intercreditor Agreement.

“Great Wolf Lodge Southern California Borrower Related Party” means, with respect to the Great Wolf Lodge Southern California Whole Loan, (a) the related borrower, (b) any guarantor of the Great Wolf Lodge Southern California Whole Loan or (c) any affiliate (as defined in the GWLSC Intercreditor Agreement).

The Great Wolf Lodge Southern California Subordinate Companion Loan Noteholder is entitled to avoid a Great Wolf Lodge Southern California Control Appraisal Event caused by application of an appraisal reduction amount upon the satisfaction of certain conditions (within 30 days of the GWLSC Master Servicer’s or GWLSC Special Servicer’s, as applicable, receipt of a third party appraisal that indicates such Great Wolf Lodge Southern California Control Appraisal Event has occurred) including delivery of additional collateral in the form of either (x) cash or (y) an unconditional and irrevocable standby letter of credit issued by a bank or other financial institution(s) that meets the rating requirements as described in the GWLSC Intercreditor Agreement to be held by or on behalf of the GWLSC Master Servicer or GWLSC Special Servicer, as applicable, in each case, in an amount which, when added to the appraised value of the Great Wolf Lodge Southern California Mortgaged Property as determined pursuant to the GWLSC PSA, would cause the applicable Great Wolf Lodge Southern California Control Appraisal Period not to occur (the “GWLSC Threshold Event Collateral”).

“Great Wolf Lodge Southern California Major Decision” means any major decision as defined in the GWLSC Intercreditor Agreement.

Pursuant to the terms of the GWLSC Intercreditor Agreement, if any consent, modification, amendment or waiver under or other action in respect of the Great Wolf Lodge Southern California Whole Loan (whether or not a servicing transfer event has occurred and is continuing) that would constitute a Great Wolf Lodge Southern California Major Decision

has been requested or proposed or any fact or circumstance has occurred requiring that a Great Wolf Lodge Southern California Major Decision be made, or if the GWLSC Master Servicer or GWLSC Special Servicer, as applicable, otherwise intends to make a Great Wolf Lodge Southern California Major Decision, at least 10 business days prior to taking action with respect to such Great Wolf Lodge Southern California Major Decision, the GWLSC Master Servicer of GWLSC Special Servicer, as applicable, must receive the written consent of the Great Wolf Lodge Southern California Controlling Noteholder (or its representative) before implementing a decision with respect to such Great Wolf Lodge Southern California Major Decision; provided, that if the GWLSC Master Servicer or GWLSC Special Servicer, as the case may be, does not receive a response within 10 business days of its delivery of notice of a Great Wolf Lodge Southern California Major Decision, the GWLSC Master Servicer or GWLSC Special Servicer, as applicable, is required to deliver a second notice to the Great Wolf Lodge Southern California Controlling Noteholder, and if the Great Wolf Lodge Southern California Controlling Noteholder does not respond within 5 business days of receipt of such second notice, it will have no further consent rights with respect to the specific action set forth in such notice and the Great Wolf Lodge Southern California Controlling Noteholder’s consent will be deemed to have been given; provided, further, that such failure to reply will not affect the rights of the Great Wolf Lodge Southern California Controlling Noteholder to consent to any future actions. Notwithstanding the foregoing, if a failure to take any such action at such time would be inconsistent with the servicing standard set forth in the GWLSC PSA and GWLSC Intercreditor Agreement, the GWLSC Master Servicer or GWLSC Special Servicer, as the case may be, may take actions with respect to the Great Wolf Lodge Southern California Mortgaged Property before obtaining the consent of the Great Wolf Lodge Southern California Controlling Noteholder (or its representative) if the GWLSC Special Servicer reasonably determines in accordance with the such servicing standard that immediate action is necessary to protect the interests of the Great Wolf Lodge Southern California Noteholders.

Notwithstanding the foregoing, the GWLSC Master Servicer and GWLSC Special Servicer, as the case may be, are not required to follow any advice or consultation provided by the Great Wolf Lodge Southern California Controlling Noteholder (or its representative) that would be inconsistent with the servicing standard set forth in the GWLSC PSA and GWLSC Intercreditor Agreement, require or cause the GWLSC Master Servicer and GWLSC Special Servicer to violate provisions of the GWLSC Intercreditor Agreement or the GWLSC PSA, or require or cause a violation of the terms of the Great Wolf Lodge Southern California Whole Loan.

The GWLSC Special Servicer will be required to provide copies to each Great Wolf Lodge Southern California Noteholder of any notice, information and report that is required to be provided to the directing certificateholder (or its representative) pursuant to the GWLSC PSA with respect to any Great Wolf Lodge Southern California Major Decisions or the implementation of any recommended actions outlined in an Asset Status Report within the same time frame such notice, information and report is required to be provided to the directing certificateholder (or its representative) under the GWLSC PSA, and, the GWLSC Special Servicer will be required to consult with each Great Wolf Lodge Southern California Noteholder (other than the Great Wolf Lodge Southern California Controlling Noteholder) (each, a “Non-Controlling Great Wolf Lodge Southern California Noteholder”) on a strictly non-binding basis, to the extent having received such notices, information and reports, any Non-Controlling Great Wolf Lodge Southern California Noteholder requests consultation with respect to any such Great Wolf Lodge Southern California Major Decisions or the implementation of any recommended actions outlined in an Asset Status Report, and consider alternative actions recommended by such Non-Controlling Great Wolf Lodge Southern California Noteholder; provided that after the expiration of a period of 10 business days from the delivery to any Non-Controlling Great Wolf Lodge Southern California Noteholder by the GWLSC Special Servicer of written notice of a proposed action, together with copies of the notice, information and reports, the GWLSC Special Servicer will no longer be obligated to consult with such Non-Controlling Great Wolf Lodge Southern California Noteholder, whether or not such Non-Controlling Great Wolf Lodge Southern California Noteholder has responded within such 10 business day period (unless, the applicable servicer proposes a new course of action that is materially different from the action previously proposed, in which case such 10 business day period will be deemed to begin anew from the date of such proposal and delivery of all information relating thereto). Upon securitization of the Great Wolf Lodge Southern California Notes other than the Great Wolf Lodge Southern California Mortgage Loan, references in this paragraph to the Non-Controlling Great Wolf Lodge Southern California Noteholder as such term relates to the Great Wolf Lodge Southern California Noteholder will mean the related holders of the majority of the class of securities issued in such securitization designated as the “controlling class” pursuant to the related servicing agreement or their duly appointed representative.

In addition to the consultation rights provided in the immediately preceding paragraph, each Great Wolf Lodge Southern California Noteholder (other than the holder of the Great Wolf Lodge Southern California A Note that is deposited into the securitization related to the GWLSC PSA) will have the right to attend annual meetings (which may be held telephonically or in person, at the discretion of the applicable servicer) with the GWLSC Master Servicer or GWLSC Special Servicer, upon reasonable notice and at times reasonably acceptable to the applicable servicer, in which servicing issues related to the Great Wolf Lodge Southern California Whole Loan are discussed.

Sale of Defaulted Whole Loan

If an event of default under the Great Wolf Lodge Southern California Whole Loan has occurred and is continuing, and the GWLSC Special Servicer, in accordance with the terms and provisions of the GWLSC PSA and subject to the servicing standard set forth in the GWLSC PSA and GWLSC Intercreditor Agreement, elects to sell the Great Wolf Lodge Southern California Whole Loan, the GWLSC Special Servicer will be required to sell both the Great Wolf Lodge Southern California A Notes and Great Wolf Lodge Southern California Subordinate Companion Loan as notes evidencing one whole loan. The GWLSC Special Servicer will not be permitted to sell the notes comprising the Great Wolf Lodge Southern California Whole Loan without the written consent of the issuing entity unless the GWLSC Special Servicer has delivered to the issuing entity: (a) at least 15 business days’ prior written notice of any decision to attempt to sell the Great Wolf Lodge Southern California Whole Loan; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by the GWLSC Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the Great Wolf Lodge Southern California Whole Loan, and any documents in the servicing file reasonably requested by the Non-Controlling Great Wolf Lodge Southern California Noteholders; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the directing certificateholder related to the Controlling Great Wolf Lodge Southern California Noteholder) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the GWLSC Master Servicer or the GWLSC Special Servicer in connection with the proposed sale; provided that the issuing entity (or its representative), as a Non-Controlling Great Wolf Lodge Southern California Noteholder, may waive any of the delivery or timing requirements set forth in this sentence.

Cure Rights

In the event that there is an event of default that has occurred and is continuing with respect to the Great Wolf Lodge Southern California Whole Loan, then the Great Wolf Lodge Southern California Subordinate Companion Loan Noteholder, so long as it is not a Great Wolf Lodge Southern California Borrower Related Party, will have the right, but not the obligation, to: (A) cure such monetary event of default within 5 business days of the later of (i) receipt of notice of such default and (ii) expiration of the applicable grace period and receipt of notice of such default and (B) cure such non-monetary event of default within the 30 days following the later of (i) receipt of notice of such default and (ii) the expiration date of the cure period afforded to the related borrower under the Mortgage Loan documents; provided that under certain circumstances the cure period with respect to a non-monetary event of default may be extended by up to 90 additional days. If the Great Wolf Lodge Southern California Subordinate Companion Loan Noteholder elects to cure a default by way of a payment of money (a “Great Wolf Lodge Southern California Cure Payment”), the Great Wolf Lodge Southern California Subordinate Companion Loan Noteholder will be required to also pay in addition to such Great Wolf Lodge Southern California Cure Payment for all out-of-pocket costs, expenses, losses, liabilities, obligations, damages, penalties and disbursements imposed on, incurred by or asserted against the GWLSC Master Servicer or GWLSC Special Servicer or the holders of the Great Wolf Lodge Southern California A Notes, including all unreimbursed advances and any interest charged thereon. So long as an event of default exists that is being cured by the Great Wolf Lodge Southern California Subordinate Companion Loan Noteholder and the applicable cure period has not expired, the default will not be treated as a Great Wolf Lodge Southern California Triggering Event of Default (i) for purposes of “—Application of Payments” above, (ii) modifying, amending or waiving any provisions of the related Mortgage Loan documents, (iii) for purposes of triggering an acceleration of the Great Wolf Lodge Southern California Whole Loan or commencing foreclosure proceedings or similar legal proceedings with respect to the related Mortgaged Property, or (iv) for purposes of treating the Great Wolf Lodge Southern California Whole Loan as a specially serviced loan. Notwithstanding anything to the contrary, the right of the Great Wolf Lodge Southern California Subordinate Companion Loan Noteholder to cure a default will be limited to a combined total of 6 cures, no more than 4 of which may be consecutive.

Purchase Option

If there is (a) any monetary event of default that has occurred and is continuing with respect to the Great Wolf Lodge Southern California Whole Loan, (b) the Great Wolf Lodge Southern California Whole Loan has been accelerated or any other right or remedy is exercised at law, in equity or otherwise with respect to the related borrower or the Great Wolf Lodge Southern California Mortgaged Property in respect of a material continuing default thereunder, (c) the outstanding principal balance of the Great Wolf Lodge Southern California Whole Loan is not paid at maturity, (d) the commencement, whether voluntary or involuntary, of any case, proceeding or other action by or against the related borrower relating to bankruptcy, insolvency, reorganization or relief from debtors, or (e) the Great Wolf Lodge Southern California Whole Loan shall have become a specially serviced mortgage loan (and the Great Wolf Lodge Southern California Whole Loan is either in default or a default with respect thereto is reasonably foreseeable), the Great Wolf Lodge Southern California Subordinate Companion Loan Noteholder, will have the right, by written notice to the Great Wolf Lodge Southern California A Noteholders (a “Great Wolf Lodge Southern California Purchase Notice”), to purchase in immediately available funds, (x) the Great Wolf Lodge Southern California A Notes in whole, but not in part, at the applicable defaulted mortgage loan purchase price, which is generally equal to unpaid principal, interest and expenses (but generally excluding prepayment premiums, default interest or late charges unless the holder is a Great Wolf Lodge Southern California Borrower Related Party). Upon delivery of the Great Wolf Lodge Southern California Purchase Notice to the Great Wolf Lodge Southern California A Noteholders, such Great Wolf Lodge Southern California A Noteholders will be required to sell (and the Great Wolf Lodge Southern California Subordinate Companion Loan Noteholder will be required to purchase) the Great Wolf Lodge Southern California A Notes at the applicable defaulted mortgage loan purchase price, on a date (the “Defaulted Great Wolf Lodge Southern California Purchase Date”) not less than 5 and not more than 20 business days after the date of the Great Wolf Lodge Southern California Purchase Notice (which may be extended an additional 30 days if the Great Wolf Lodge Southern California Subordinate Companion Loan Noteholder delivers a cash deposit in an amount equal to 10% of the defaulted loan purchase price). The failure of the Great Wolf Lodge Southern California Subordinate Companion Loan Noteholder to purchase the Great Wolf Lodge Southern California A Notes on the Defaulted Great Wolf Lodge Southern California Purchase Date will result in the termination of such right with respect to the event that gave rise to such right. The right of the Great Wolf Lodge Southern California Subordinate Companion Loan Noteholder to purchase the Great Wolf Lodge Southern California A Notes as described in this paragraph will automatically terminate upon a foreclosure sale, sale by power of sale or delivery of a deed in lieu of foreclosure with respect to the Great Wolf Lodge Southern California Mortgaged Property.

Special Servicer Appointment Rights

Pursuant to the GWLSC Intercreditor Agreement, the Great Wolf Lodge Southern California Controlling Noteholder will have the right, at any time, with or without cause, to replace the GWLSC Special Servicer then acting with respect to the Great Wolf Lodge Southern California Whole Loan and appoint a replacement special servicer in lieu thereof without the consent of the issuing entity or any other Non-Controlling Great Wolf Lodge Southern California Noteholder (or their representatives) in a manner that is substantially similar to that as described under “Pooling and Servicing Agreement—Replacement of a Special Servicer Without Cause” and “—Termination of a Master Servicer or Special Servicer for Cause” in this prospectus.

Additional Information

Each of the tables presented in Annex A-2 sets forth selected characteristics of the pool of Mortgage Loans as of the Cut-off Date, if applicable. For a detailed presentation of certain additional characteristics of the Mortgage Loans and the Mortgaged Properties on an individual basis, see Annex A-1. For a brief summary of the largest 15 Mortgage Loans in the pool of Mortgage Loans, see Annex A-3.

The description in this prospectus, including Annex A-1, A-2 and A-3, of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Prior to the issuance of the Offered Certificates, a Mortgage Loan may be removed from the Mortgage Pool if the depositor deems such removal necessary or appropriate or if it is prepaid. This may cause the range of Mortgage Rates and maturities as well as the other characteristics of the Mortgage Loans to vary from those described in this prospectus.

A Form ABS-EE with the information required by Item 1125 of Regulation AB (17 C.F.R. 229.1125), Schedule AL – Asset-Level Information will be filed or caused to be filed by the depositor with respect to the issuing entity on or prior to the date of the filing of this prospectus and will provide such information for a reporting period commencing on the day after the hypothetical Determination Date in April 2019 and ending on the hypothetical Determination Date in May 2019. In addition, a Current Report on Form 8-K containing detailed information regarding the Mortgage Loans will be available to persons (including beneficial owners of the Offered Certificates) who receive this prospectus and will be filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), together with the PSA, with the United States Securities and Exchange Commission (the “SEC”) on or prior to the date of the filing of the final prospectus.

Transaction Parties

The Sponsors and Mortgage Loan Sellers

Wells Fargo Bank, National Association, Morgan Stanley Bank, N.A., Bank of America, National Association, National Consumer Cooperative Bank and National Cooperative Bank, N.A. are referred to in this prospectus as the “originators”. The depositor will acquire the Mortgage Loans from Wells Fargo Bank, National Association, Morgan Stanley Mortgage Capital Holdings LLC, Bank of America, National Association and National Cooperative Bank, N.A. on or about May 31, 2019 (the “Closing Date”). Each mortgage loan seller is a “sponsor” of the securitization transaction described in this prospectus. The depositor will cause the Mortgage Loans in the Mortgage Pool to be assigned to the trustee pursuant to the PSA.

Wells Fargo Bank, National Association

General

Wells Fargo Bank, National Association (“Wells Fargo Bank”), a national banking association, is a wholly-owned subsidiary of Wells Fargo & Company (NYSE: WFC). The principal office of Wells Fargo Bank’s commercial mortgage origination division is located at 4150 E 42nd Street, 38th Floor, New York, New York 10017, and its telephone number is (212) 214-7468. Wells Fargo Bank is engaged in a general consumer banking, commercial banking, and trust business, offering a wide range of commercial, corporate, international, financial market, retail and fiduciary banking services. Wells Fargo Bank is a national banking association chartered by the Office of the Comptroller of the Currency (the “OCC”) and is subject to the regulation, supervision and examination of the OCC. Wells Fargo Bank is also the successor by merger to Wachovia Bank, National Association (“Wachovia Bank”), which, together with Wells Fargo Securities, LLC (formerly known as Wachovia Capital Markets, LLC), was previously a subsidiary of Wachovia Corporation. On December 31, 2008, Wachovia Corporation merged with and into Wells Fargo & Company. As a result of this transaction, the depositor, Wachovia Bank and Wells Fargo Securities, LLC became wholly-owned subsidiaries of Wells Fargo & Company, and affiliates of Wells Fargo Bank. On March 20, 2010, Wachovia Bank merged with and into Wells Fargo Bank.

Wells Fargo Bank, National Association’s Commercial Mortgage Securitization Program

Prior to its merger with Wachovia Bank, Wells Fargo Bank was an active participant in securitizations of commercial and multifamily mortgage loans as a mortgage loan seller and sponsor in securitizations for which unaffiliated entities acted as depositor. Between the inception of its commercial mortgage securitization program in 1995 and December 2007, Wells Fargo Bank originated approximately 5,360 fixed-rate commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $32.4 billion, which were included in approximately 61 securitization transactions.

Prior to its merger into Wells Fargo Bank, one of Wachovia Bank’s primary business lines was the underwriting and origination of mortgage loans secured by commercial or multifamily properties. With its commercial mortgage lending affiliates and predecessors, Wachovia Bank began originating and securitizing commercial mortgage loans in 1995. The total amount of commercial mortgage loans originated and securitized by Wachovia Bank from 1995 through November 2007 was approximately $87.9 billion. Approximately $81.0 billion of such commercial mortgage loans were securitized by an affiliate of Wachovia Bank acting as depositor, and approximately $6.9 billion were securitized by an unaffiliated entity acting as depositor.

Since 2010, and following the merger of Wachovia Bank into Wells Fargo Bank, Wells Fargo Bank has resumed its active participation in the securitization of commercial and multifamily mortgage loans. Wells Fargo Bank originates commercial and multifamily mortgage loans and, together with other mortgage loan sellers and sponsors, participates in the securitization of such mortgage loans by transferring them to the depositor or to an unaffiliated securitization depositor. In coordination with its affiliate, Wells Fargo Securities, LLC, and other underwriters, Wells Fargo Bank works with rating agencies, mortgage loan sellers, subordinated debt purchasers and master servicers in structuring securitizations in which it is a sponsor, mortgage loan seller and originator. For the twelve-month period ended December 31, 2018, Wells Fargo Bank securitized commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $5.8 billion. Since the beginning of 2010, Wells Fargo Bank originated approximately 2,111 fixed-rate commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $41.6 billion, which were included in 131 securitization transactions. The properties securing these loans include multifamily, office, retail, industrial, hospitality and self storage properties. Wells Fargo Bank and certain of its affiliates also originate other commercial and multifamily mortgage loans that are not securitized, including subordinated and mezzanine loans.

In addition to commercial and multifamily mortgage loans, Wells Fargo Bank and its affiliates have originated and securitized residential mortgage loans, auto loans, home equity loans, credit card receivables and student loans. Wells Fargo Bank and its affiliates have also served as sponsors, issuers, master servicers, servicers, certificate administrators, custodians and trustees in a wide array of securitization transactions.

Wells Fargo Bank’s Commercial Mortgage Loan Underwriting

General. Wells Fargo Bank’s commercial real estate finance group has the authority, with the approval from the appropriate credit authority, to originate fixed-rate, first lien commercial, multifamily or manufactured housing community mortgage loans for securitization. Wells Fargo Bank’s commercial real estate finance operation is staffed by real estate professionals. Wells Fargo Bank’s loan underwriting group is an integral component of the commercial real estate finance group which also includes groups responsible for loan origination and closing mortgage loans.

Upon receipt of an executed loan application, Wells Fargo Bank’s loan underwriters commence a review of the borrower’s financial condition and creditworthiness and the real property which will secure the loan.

Notwithstanding the discussion below, given the unique nature of income-producing real properties, the underwriting and origination procedures and the credit analysis with respect to any particular multifamily or commercial mortgage loan may differ significantly from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, physical quality, size, environmental condition, location, market conditions, capital reserve requirements and additional collateral, tenants and leases, borrower identity, borrower sponsorship and/or performance history, and certain other factors. Consequently, we cannot assure you that the underwriting of any particular multifamily or commercial mortgage loan will conform to each of the general procedures described in this “—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting” section. For important information about the circumstances that have affected the underwriting of the mortgage loans in the mortgage pool, see the “Risk Factors” and “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” sections of this prospectus and the other subsections of this “Transaction Parties” section.

If a mortgage loan exhibits any one of the following credit positive characteristics, variances from general underwriting/origination procedures described below may be considered acceptable under the circumstances indicated: (i) low loan-to-value ratio; (ii) high debt service coverage ratio; (iii) experienced sponsor(s)/guarantor(s) with financial wherewithal; and (iv) elements of recourse included in the loan.

Loan Analysis. Generally, Wells Fargo Bank performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure the loan. In general, credit analysis of the borrower and the real estate includes a review of historical financial statements (or, in the case of acquisitions, often only current financial statements), rent rolls, certain leases, third-party credit reports, judgments, liens, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower. Wells Fargo Bank typically performs a qualitative analysis which incorporates independent credit checks and published debt and equity information with respect to certain principals of the borrower as well as the borrower itself. Borrowers are generally required to be single-purpose entities. The collateral analysis typically includes an analysis of the following, to the extent available and applicable based on property type: historical property operating statements, rent rolls, operating budgets, a projection of future performance, and a review of certain tenant leases. Depending on the type of collateral property and other factors, the credit of key tenants may also be reviewed. Each mortgaged property is generally inspected by a Wells Fargo Bank underwriter or qualified designee. Wells Fargo Bank generally requires third-party appraisals, as well as environmental and property condition reports and, if determined by Wells Fargo Bank to be applicable, seismic reports. Each report is reviewed for acceptability by a staff member of Wells Fargo Bank or a third-party consultant. Generally, the results of these reviews are incorporated into the underwriting report. In some instances, one or more of the procedures may be waived or modified by Wells Fargo Bank if it is determined not to adversely affect the mortgage loans originated by it in any material respect.

Loan Approval. Prior to loan closing, all mortgage loans to be originated by Wells Fargo Bank must be approved by one or more officers of Wells Fargo Bank (depending on loan size), who may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratios and Loan-to-Value Ratios. Generally, the debt service coverage ratios for Wells Fargo Bank mortgage loans will be equal to or greater than 1.20x; provided, however, that variances may be made when consideration is given to circumstances particular to the mortgage loan, the related mortgaged property, loan-to-value ratio, reserves or other factors. For example, Wells Fargo Bank may originate a mortgage loan with a debt service coverage ratio below 1.20x based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the mortgaged property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Wells Fargo Bank’s judgment of improved property and/or market performance in the future and/or other relevant factors.

Generally, the loan-to-value ratio for Wells Fargo Bank mortgage loans will be equal to or less than 80%; provided, however, that variances may be made when consideration is given to circumstances particular to the mortgage loan, the related mortgaged property, debt service coverage, reserves or other factors. For example, Wells Fargo Bank may originate a mortgage loan with a loan-to-value ratio above 80% based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the related mortgaged property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Wells Fargo Bank’s judgment of improved property and/or performance in the future and/or other relevant factors.

While the foregoing discussion generally reflects how calculations of debt service coverage ratios are made, it does not necessarily reflect the specific calculations made to determine the debt service coverage ratio disclosed in this prospectus with respect to the mortgage loans to be sold to us by Wells Fargo Bank for deposit into the trust fund.

Additional Debt. When underwriting a multifamily or commercial mortgage loan, Wells Fargo Bank will take into account whether the mortgaged property and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject mortgage loan. It is possible that Wells Fargo Bank or an affiliate will be the lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it in inventory.

The combined debt service coverage ratios and loan-to-value ratios of a mortgage loan and the related additional debt may be significantly below 1.20x and significantly above 80%, notwithstanding that the mortgage loan by itself may satisfy such guidelines.

Assessments of Property Condition. As part of the underwriting process, Wells Fargo Bank will analyze the condition of the real property collateral for a prospective multifamily or commercial mortgage loan. To aid in that analysis, Wells Fargo Bank will typically inspect or retain a third party to inspect the property and will in most cases obtain the property assessments and reports described below.

Appraisals. Wells Fargo Bank will, in most cases, require that the real property collateral for a prospective multifamily or commercial mortgage loan be appraised by a state-certified appraiser, an appraiser belonging to the “Appraisal Institute”, a membership association of professional real estate appraisers, or an otherwise qualified appraiser. In addition, Wells Fargo Bank will generally require that those appraisals be conducted in accordance with the Uniform Standards of Professional Appraisal Practices developed by The Appraisal Foundation, a not-for-profit organization established by the appraisal profession. Furthermore, the appraisal report will usually include or be accompanied by a separate letter that includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal. In some cases, however, Wells Fargo Bank may establish the value of the subject real property collateral based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Environmental Assessments. Wells Fargo Bank will, in most cases, require a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, Wells Fargo Bank may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, Wells Fargo Bank might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint and lead in drinking water will usually be conducted only at multifamily rental properties and only when Wells Fargo Bank or the environmental consultant believes that special circumstances warrant such an analysis.

Depending on the findings of the initial environmental assessment, Wells Fargo Bank may require additional record searches or environmental testing, such as a Phase II environmental assessment with respect to the real property collateral.

Engineering Assessments. In connection with the origination process, Wells Fargo Bank may require that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, Wells Fargo Bank will determine the appropriate response, if any, to any recommended repairs, corrections or replacements and any identified deferred maintenance.

Seismic Report. In general, prospective borrowers seeking loans secured by properties located in California or in seismic zones 3 or 4 obtain a seismic engineering report of the building and, based thereon and on certain statistical information, an estimate of damage based on the percentage of the replacement cost of the building in an earthquake scenario. This percentage of the replacement cost is expressed in terms of probable maximum loss (“PML”), probable loss (“PL”), or scenario expected loss (“SEL”). Generally, any of the mortgage loans as to which the property was estimated to have PML, PL or SEL in excess of 20% of the estimated replacement cost, would either be subject to a lower loan-to-value ratio limit at origination, be conditioned on seismic upgrading (or appropriate reserves or letter of credit for retrofitting), be conditioned on satisfactory earthquake insurance, or be structured with a degree of recourse to a guarantor.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, Wells Fargo Bank will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies, including applicable land use and zoning regulations; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

Where a mortgaged property as currently operated is a permitted nonconforming use and/or the structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, Wells Fargo Bank will consider whether—

●	any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;

●	casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by Wells Fargo Bank to be sufficient to pay off the related mortgage loan in full;

●	the real property collateral, if permitted to be repaired or restored in conformity with current law, would in Wells Fargo Bank’s judgment constitute adequate security for the related mortgage loan;

●	whether a variance or other similar change in applicable zoning restrictions is potentially available, or whether the applicable governing entity is likely to enforce the related limitations; and/or

●	to require the related borrower to obtain law and ordinance insurance and/or alternative mitigant is in place.

Escrow Requirements. Generally, Wells Fargo Bank requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by Wells Fargo Bank are as follows:

●	Taxes—Typically, an initial deposit and monthly escrow deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide Wells Fargo Bank with sufficient funds to satisfy all taxes and assessments. Tax escrows may not be required if a property is a single tenant property and the tenant is required to pay taxes directly. Wells Fargo Bank may waive this escrow requirement under certain circumstances.

●	Insurance—If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12 of the annual property insurance premium are required to provide Wells Fargo Bank with sufficient funds to pay all insurance premiums. Insurance escrows may not be required if (i) the borrower maintains a blanket insurance policy, or (ii) the property is a single tenant property (which may include ground leased tenants) and the tenant is required to maintain property insurance. Wells Fargo Bank may waive this escrow requirement under certain circumstances.

●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type. Replacement reserves may not be required if the related mortgaged property is a single tenant property and the related tenant is responsible for all repairs and maintenance, including those required with respect to the roof and improvement structure. Wells Fargo Bank may waive this escrow requirement under certain circumstances.

●	Completion Repair/Environmental Remediation—Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the related mortgage loan, Wells Fargo Bank generally requires that at least 115%-125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the related mortgage loan. Wells Fargo Bank may waive this escrow requirement or adjust the timing to complete repairs under certain circumstances.

●	Tenant Improvement/Lease Commissions—In most cases, various tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the related mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. Tenant Improvement/Lease Commissions may not be required for single tenant properties with leases that extend beyond the loan term or where rent at the mortgaged property is considered below market. Wells Fargo Bank may waive this escrow requirement under certain circumstances.

Furthermore, Wells Fargo Bank may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being addressed. In some cases, Wells Fargo Bank may determine that establishing an escrow or reserve is not warranted in the event of the existence of one or more of the credit positive characteristics discussed above, or given the amounts that would be involved and Wells Fargo Bank’s evaluation of the ability of the mortgaged property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

Co-Originated or Third Party-Originated Mortgage Loans. From time to time, Wells Fargo Bank originates mortgage loans together with other financial institutions. The resulting mortgage loans are evidenced by two or more promissory notes, at least one of which will reflect Wells Fargo Bank as the payee. Wells Fargo Bank has in the past and may in the future deposit such promissory notes for which it is named as payee with one or more securitization trusts, while its co-originators have in the past and may in the future deposit such promissory notes for which they are named payee into other securitization trusts. The Newport Corporate Center Mortgage Loan is part of a Whole Loan that was co-originated by Wells Fargo Bank, National Association in conjunction with Deutsche Bank AG, New York Branch.

Exceptions. One or more of Wells Fargo Bank’s Mortgage Loans may vary from the specific Wells Fargo Bank’s underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of Wells Fargo Bank’s Mortgage Loans, Wells Fargo Bank or another originator may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. For any material exceptions to Wells Fargo Bank’s underwriting guidelines described above in respect of the Wells Fargo Bank Mortgage Loans, see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Review of Mortgage Loans for Which Wells Fargo Bank is the Sponsor

Overview. Wells Fargo Bank, in its capacity as the sponsor of the Wells Fargo Bank Mortgage Loans, has conducted a review of the Wells Fargo Bank Mortgage Loans it is selling to the depositor designed and effected to provide reasonable assurance that the disclosure related to the Wells Fargo Bank Mortgage Loans is accurate in all material respects. Wells Fargo Bank determined the nature, extent and timing of the review and the level of assistance provided by any third parties. The review of the Wells Fargo Bank Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of Wells Fargo Bank (collectively, the “Wells Fargo Bank

Deal Team”) with the assistance of certain third parties. Wells Fargo Bank has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review of the Mortgage Loans that it is selling to the depositor and the review’s findings and conclusions. The review procedures described below were employed with respect to all of the Wells Fargo Bank Mortgage Loans (rather than relying on sampling procedures), except that certain review procedures were solely relevant to the large loan disclosures in this prospectus, as further described below.

Database. To prepare for securitization, members of the Wells Fargo Bank Deal Team created a database of loan-level and property-level information relating to each Wells Fargo Bank Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, third-party reports (appraisals, environmental site assessments, property condition reports, zoning reports and applicable seismic studies), insurance policies, borrower-supplied information (including, to the extent available, rent rolls, leases, operating statements and budgets) and information collected by Wells Fargo Bank during the underwriting process. Prior to securitization of each Wells Fargo Bank Mortgage Loan, the Wells Fargo Bank Deal Team may have updated the information in the database with respect to such Wells Fargo Bank Mortgage Loan based on current information provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Wells Fargo Bank Deal Team. Such updates were not intended to be, and do not serve as, a re-underwriting of any Mortgage Loan.

A data tape (the “Wells Fargo Bank Data Tape”) containing detailed information regarding each Wells Fargo Bank Mortgage Loan was created from the information in the database referred to in the prior paragraph. The Wells Fargo Bank Data Tape was used by the Wells Fargo Bank Deal Team to provide the numerical information regarding the Wells Fargo Bank Mortgage Loans in this prospectus.

Data Comparisons and Recalculation. The depositor or its affiliate, on behalf of Wells Fargo Bank, engaged a third-party accounting firm to perform certain data comparison and recalculation procedures which were designed or provided by Wells Fargo Bank relating to information in this prospectus regarding the Wells Fargo Bank Mortgage Loans. These procedures included:

●	comparing the information in the Wells Fargo Bank Data Tape against various source documents provided by Wells Fargo Bank;

●	comparing numerical information regarding the Wells Fargo Bank Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the information contained in the Wells Fargo Bank Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the Wells Fargo Bank Mortgage Loans disclosed in this prospectus.

Legal Review. In anticipation of the securitization of each Wells Fargo Bank Mortgage Loan, mortgage loan seller counsel promulgated a form of legal summary to be completed by origination counsel that, among other things, set forth certain material terms and property diligence information, and elicited information concerning potentially outlying attributes of the mortgage loan as well as any related mitigating considerations. Mortgage loan seller’s counsel reviewed the legal summaries for each Wells Fargo Bank Mortgage Loan, together with pertinent parts of the Mortgage Loan documentation and property diligence materials, in connection with preparing or corroborating the accuracy of certain loan disclosure in this prospectus. In addition, mortgage loan seller’s counsel reviewed

Wells Fargo Bank’s representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the Wells Fargo Bank Mortgage Loans. Such assistance included, among other things, a review of a due diligence questionnaire completed by the Wells Fargo Bank Deal Team. Securitization counsel also reviewed the property release provisions, if any, for each Wells Fargo Bank Mortgage Loan with multiple Mortgaged Properties for compliance with the REMIC provisions.

Mortgage loan seller’s counsel or securitization counsel also assisted in the preparation of the mortgage loan summaries set forth in Annex A-3, based on their respective reviews of pertinent sections of the related mortgage loan documents and other loan information.

Other Review Procedures. Prior to securitization, Wells Fargo Bank confirmed with the related servicers for the Wells Fargo Bank Mortgage Loans that, to the best of such servicers’ knowledge and except as previously identified, material events concerning the related Mortgage Loan, the Mortgaged Property and the borrower and guarantor had not occurred since origination, including, but not limited to, (i) loan modifications or assumptions, or releases of the related borrower or Mortgaged Property; (ii) damage to the Mortgaged Property that materially and adversely affects its value as security for the Mortgage Loan; (iii) pending condemnation actions; (iv) litigation, regulatory or other proceedings against the Mortgaged Property, borrower or guarantor, or notice of non-compliance with environmental laws; (v) bankruptcies involving any borrower or guarantor, or any tenant occupying a single tenant property; and (vi) any existing or incipient material defaults.

The Wells Fargo Bank Deal Team also consulted with Wells Fargo Bank personnel responsible for the origination of the Wells Fargo Bank Mortgage Loans to confirm that the Wells Fargo Bank Mortgage Loans were originated in compliance with the origination and underwriting criteria described above under “—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”, as well as to identify any material deviations from those origination and underwriting criteria. See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Findings and Conclusions. Wells Fargo Bank found and concluded with reasonable assurance that the disclosure regarding the Wells Fargo Bank Mortgage Loans in this prospectus is accurate in all material respects. Wells Fargo Bank also found and concluded with reasonable assurance that the Wells Fargo Bank Mortgage Loans were originated in accordance with Wells Fargo Bank’s origination procedures and underwriting criteria, except as described above under “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”.

Review Procedures in the Event of a Mortgage Loan Substitution. Wells Fargo Bank will perform a review of any Wells Fargo Bank Mortgage Loan that it elects to substitute for a Wells Fargo Bank Mortgage Loan in the pool in connection with a material breach of a representation or warranty or a material document defect. Wells Fargo Bank, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related mortgage loan purchase agreement and the related pooling and servicing agreement (the “Qualification Criteria”). Wells Fargo Bank may engage a third party accounting firm to compare the Qualification Criteria against the underlying source documentation to verify the accuracy of the review by Wells Fargo Bank and to confirm any numerical and/or statistical information to be disclosed in any required filings under the

Exchange Act. Legal counsel will also be engaged by Wells Fargo Bank to render any tax opinion required in connection with the substitution.

Compliance with Rule 15Ga-1 under the Exchange Act

The transaction documents for certain prior transactions in which Wells Fargo Bank securitized commercial mortgage loans or participation interests (“CRE Loans”) contain covenants requiring the repurchase or replacement of an underlying CRE Loan for the breach of a related representation or warranty under various circumstances if the breach is not cured. The following table provides information regarding the demand, repurchase and replacement activity with respect to the mortgage loans securitized by Wells Fargo Bank (or a predecessor), which activity occurred during the period from April 1, 2016 to March 31, 2019 (the “Rule 15Ga-1 Reporting Period”) or is still outstanding.

Name of Issuing Entity(1)	Check if Registered	Name of Originator	Total Assets in ABS by Originator(2)(3)			Assets That Were Subject of Demand(3)(4)			Assets That Were Repurchased or Replaced(3)(4)(5)			Assets Pending Repurchase or Replacement (within cure period)(4)(6)(7)			Demand in Dispute(4)(6)(8)			Demand Withdrawn(4)(6)(9)			Demand Rejected(4)(6)
			#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)	(n)	(o)	(p)	(q)	(r)	(s)	(t)	(u)	(v)	(w)	(x)
Asset Class Commercial Mortgages(1)
Wachovia Commercial Mortgage Securities, Inc., Commercial Mortgage Pass-Through Certificates Series 2006-C28	X	Wachovia Bank, National Association	113	2,502,246,884.83	69.60	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
CIK #: 0001376448		Nomura Credit & Capital, Inc.	44	823,722,922.57	22.91	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Artesia Mortgage Capital Corporation(10)	50	269,226,893.21	7.49	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	1	13,687,005.00	24.52	0	0.00	0.00

Issuing Entity Subtotal			207	3,595,196,700.61	100.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	1	13,687,005.00	24.52	0	0.00	0.00

Wachovia Commercial Mortgage Securities, Inc., Commercial Mortgage Pass-Through Certificates Series 2006-C33	X	Wachovia Bank, National Association	88	2,043,814,381.00	56.74	0	0.00	0	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	1	86,311,631.00	57.42
CIK #: 0001406873		Barclays Capital Real Estate Inc.	33	724,003,952.00	20.10	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Nomura Credit & Capital, Inc.	17	639,286,752.00	17.75	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Artesia Mortgage Capital Corporation	28	195,018,502.00	5.41	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

Issuing Entity Subtotal			166	3,602,123,586.00	100.00	0	0.00	0	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	1	86,311,631.00	57.42

Wells Fargo Commercial Mortgage Securities, Inc., Commercial Mortgage Pass-Through Certificates, Series 2015-NXS2	X	Natixis Real Estate Capital LLC(11)	39	503,900,454.00	55.11	1	23,000,000.00	2.52	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	1	22,763,333.00	2.55	0	0.00	0.00
CIK #: 0001643873		Wells Fargo Bank, National Association	14	293,066,224.00	32.05	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Silverpeak Real Estate Finance LLC	10	117,394,863.00	12.84	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

Issuing Entity Subtotal			63	914,361,541.00	100.00	1	23,000,000.00	2.52	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	1	22,763,333.00	2.55	0	0.00	0.00

WFRBS Commercial Mortgage Trust 2014-C22, Commercial Mortgage Pass-Through Certificates, Series 2014-C22	X	Wells Fargo Bank, National Association	34	660,152,359.00	44.38	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
CIK #: 1616666		The Royal Bank of Scotland	18	311,373,307.00	20.93	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Rialto Mortgage Finance, LLC	21	158,381,467.00	10.65	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Prudential Mortgage Capital Company, LLC	9	109,719,609.00	7.38	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		NCB, FSB	20	67,614,088.00	4.55	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		C-III Commercial Mortgage LLC	17	63,291,423.00	4.25	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Basis Real Estate Capital II, LLC(12)	6	58,594,540.00	3.94	1	15,371,874.00	1.06	0	0.00	0.00	0	0.00	0.00	1	15,348,545.00	1.09	0	0.00	0.00	1	15,348,545.00	1.09
		Walker & Dunlop Commercial Property Funding I WF, LLC	4	58,473,000.00	3.93	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

Issuing Entity Subtotal			73	1,487,599,794.00	100.00	1	15,371,874.00	1.06	0	0.00	0.00	0	0.00	0.00	1	15,348,545.00	1.09	0	0.00	0.00	1	15,348,545.00	1.09

Commercial Mortgages Asset Class Total			628	9,599,281,621.61		1	38,371,874.00		0	0.00		0	0.00		1	15,348,545.00		2	36,450,338.00		2	101,660,176.00

(1)	In connection with the preparation of this table, Wells Fargo Bank undertook the following steps to gather the information required by Rule 15Ga-1 (“Rule 15Ga-1”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”): (i) identifying all asset-backed securities transactions in which Wells Fargo Bank (or a predecessor) acted as a securitizer, (ii) performing a diligent search of the records of Wells Fargo Bank and the records of affiliates of Wells Fargo Bank that acted as securitizers in transactions of commercial mortgage loans for all relevant information, (iii) reviewing appropriate documentation from all relevant transactions to determine the parties responsible for enforcing representations and warranties, and any other parties who might have received repurchase requests (such parties, “Demand Entities”), and (iv) making written request of each Demand Entity to provide any information in its possession regarding requests or demands to repurchase any loans for breach of a representation or warranty with respect to any relevant transaction. In this effort, Wells Fargo Bank made written requests of all trustees and unaffiliated co-sponsors of applicable commercial mortgage-backed securities transactions. Wells Fargo Bank followed up written requests made of Demand Entities as it deemed appropriate.

The repurchase activity reported herein is described in terms of a particular loan’s status as of the last day of the Rule 15Ga-1 Reporting Period. (For columns j-x)

(2)	“Originator” generally refers to the party identified in securities offering materials at the time of issuance for purposes of meeting applicable SEC disclosure requirements. (For columns d-f)

(3)	Reflects the number of loans, outstanding principal balance and percentage of principal balance as of the date of the closing of the related securitization. (For columns d-l)

(4)	Includes only new demands received during the Rule 15Ga-1 Reporting Period. (For columns g-i)

In the event demands were received prior to the Rule 15Ga-1 Reporting Period, but activity occurred with respect to one or more loans during the Rule 15Ga-1 Reporting Period, such activity is being reported as assets pending repurchase or replacement within the cure period (columns m/n/o) or as demands in dispute (columns p/q/r), as applicable, until the earlier of the reporting of (i) the repurchase or replacement of such asset (columns j/k/l), (ii) the withdrawal of such demand (columns s/t/u), or (iii) the rejection of such demand (columns v/w/x), as applicable.

(5)	Includes assets for which a reimbursement payment is in process and where the asset has been otherwise liquidated by or on behalf of the issuing entity at the time of initiation of such reimbursement process. Where an underlying asset has paid off or otherwise been liquidated by or on behalf of the issuing entity (other than via a repurchase by the obligated party) during the Rule 15Ga-1 Reporting Period, the corresponding principal balance utilized in calculating columns (g) through (x) will be zero. (For columns j-l)

(6)	Reflects the number of loans, outstanding principal balance and percentage of principal balance as of the last day of the Rule 15Ga-1 Reporting Period. (For columns m-x)

(7)	Includes assets that are subject to a demand and within the cure period. (For columns m-o)

(8)	Includes assets pending repurchase or replacement outside of the cure period. (For columns p-r)

(9)	Includes assets for which a reimbursement payment is in process, and where the asset has not been repurchased or replaced and remains in the transaction. Also includes assets for which the requesting party rescinds or retracts the demand in writing. (For columns s-u)

(10)	U.S. Bank National Association, as Trustee for Registered Holders of Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2006-C28 (“U.S. Bank”) v. Dexia Real Estate Capital Markets (“Dexia”), Case No. 12 Civ 9412, filed in the United States District Court for the Southern District of New York. U.S. Bank filed its complaint against Dexia (on December 27, 2012) arguing that Dexia had breached the terms of the related mortgage loan purchase agreement in light of the determination in a Minnesota enforcement action against the guarantors of Loan #58 Marketplace Retail and Office Center (“Loan #58”) that the form of the guaranty sold to U.S. Bank pursuant to the mortgage loan purchase agreement had not been signed by the guarantors. U.S. Bank, in its complaint, seeks a judgment requiring Dexia to repurchase Loan #58 for approximately $16.5 million. Dexia filed a Notice of Motion to Dismiss and a Memorandum in Support of its Motion to Dismiss on January 25, 2013. Judge Shira A. Scheindlin entered an order denying Dexia’s motion on June 6, 2013. After completion of discovery, U.S. Bank and Dexia filed cross-motions for summary judgment, and on July 9, 2014 Judge Scheindlin entered an Opinion and Order granting the summary judgment motion of U.S. Bank and denying the summary judgment motion of Dexia. On September 12, 2014, the Court entered its judgment directing that Dexia repurchase Loan #58 for $19,627,961.66. On March 16, 2016, the United States Court of Appeals for the Second Circuit reversed, and ordered that judgment be entered in Dexia’s favor. On April 11, 2016, the United States District Court for the Southern District of New York entered judgment for Dexia and against U.S. Bank on U.S. Bank’s claims in the case. Because U.S. Bank did not appeal the District Court’s decision within the required 90-day period, this demand has been classified as “withdrawn”.

(11)	Rialto Capital Advisors, LLC, as special servicer for Loan #8 88 Hamilton Avenue (in such capacity, the “NXS2 Special Servicer”), claimed in a letter dated March 16, 2016, that NREC breached the representations and warranties made in the related mortgage loan purchase agreement due to the existence of a prior $4,000,000 mortgage on the related mortgaged property. On March 31, 2016, NREC rejected the claim for breach of representation or warranty and noted that a title insurance policy was obtained from Chicago Title Insurance Company, which insures the first lien status of such loan. The NXS2 Special Servicer withdrew its repurchase demand on August 15, 2017.

(12)	CWCapital Asset Management LLC, as special servicer for Loan No. 22, Alpha Health Center, claimed in a letter dated December 19, 2017, that Basis Real Estate Capital II, LLC (“Basis”) breached the representations and warranties made in the related mortgage loan purchase agreement due to the existence of a lawsuit that was filed against the sponsor of 300 E. Pulaski, LLC (the “Borrower”). On February 7, 2018, Basis rejected the claim for breach of representation or warranty for several reasons including (i) the lawsuit was filed after Basis had already conducted its due diligence on the Borrower and the sponsor of the Borrower and (ii) the lawsuit in question was served on the sponsor of the Borrower after Basis had originated the Alpha Health Center Loan. Basis has requested that the special servicer rescind its repurchase demand.

The information for Wells Fargo Bank as a securitizer of CRE Loans required to be set forth in a Form ABS-15G for the quarterly reporting period from January 1, 2019 through March 31, 2019 was set forth in (i) a Form ABS-15G filed by Wells Fargo Bank with the SEC on May 14, 2019, if such information relates to asset-backed securities in the CRE Loan asset class in which Wells Fargo Bank (or a predecessor) was a sponsor but Wells Fargo Commercial Mortgage Securities, Inc. (or a predecessor) was not the depositor, and (ii) a Form ABS-15G filed by Wells Fargo Commercial Mortgage Securities, Inc. with the SEC on May 14, 2019, if such information relates to asset-backed securities in the CRE Loan asset class in which Wells Fargo Bank (or a predecessor) was a sponsor and Wells Fargo Commercial Mortgage Securities, Inc. (or a predecessor) was the depositor. Such Forms ABS-15G are available electronically through the SEC’s EDGAR system. The Central Index Key number of Wells Fargo Bank is 0000740906. The Central Index Key number of Wells Fargo Commercial Mortgage Securities, Inc. is 0000850779.

Retained Interests in This Securitization

As of the Closing Date, neither Wells Fargo Bank nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization, except that Wells Fargo Bank will retain $24,254,110.70 Certificate Balance of the RR Interest. However, Wells Fargo Bank or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire additional certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates (other than its portion of the RR Interest) at any time. Wells Fargo Bank will be required to retain its portion of the RR Interest for so long as retention thereof is necessary for it to remain in compliance with the Credit Risk Retention Rules. See “Credit Risk Retention”.

The information set forth under “—Wells Fargo Bank, National Association” has been provided by Wells Fargo Bank.

Morgan Stanley Mortgage Capital Holdings LLC

Morgan Stanley Mortgage Capital Holdings LLC, a New York limited liability company formed in March 2007 (“MSMCH”), is a sponsor of this transaction, one of the mortgage loan sellers and the anticipated initial risk retention consultation party of this securitization. MSMCH is a successor to Morgan Stanley Mortgage Capital Inc., a New York corporation formed in 1984, which was merged into MSMCH on June 15, 2007. Since the merger, MSMCH has continued the business of Morgan Stanley Mortgage Capital Inc. MSMCH is a direct wholly owned subsidiary of Morgan Stanley (NYSE: MS) and its executive offices are located at 1585 Broadway, New York, New York 10036, telephone number (212) 761-4000. MSMCH also has offices in Los Angeles, California, Dallas, Texas and Sterling, Virginia.

Morgan Stanley Bank, N.A., a national banking association (“Morgan Stanley Bank” and, together with MSMCH, the “Morgan Stanley Group”), is the originator of all of the mortgage loans that MSMCH is contributing to this securitization (the “MSMCH Mortgage Loans”), representing approximately 24.4% of the Initial Pool Balance, which MSMCH will acquire on or prior to the Closing Date and contribute to this securitization. Morgan Stanley Bank is also the holder of one or more of the Companion Loans related to the 9201 West Sunset Boulevard Whole Loan, the Westin Atlanta Airport Whole Loan and the ILPT Hawaii Portfolio Whole Loan. Morgan Stanley Bank is an indirect wholly owned subsidiary of Morgan Stanley (NYSE: MS) and its headquarters are located at One Utah Center, 201 Main Street, Salt Lake City, Utah 84111, telephone number (801) 236-3600. Morgan Stanley Bank also has offices in New York, New York.

MSMCH and Morgan Stanley Bank are each an affiliate of each other and of Morgan Stanley & Co. LLC, an underwriter.

Morgan Stanley Group’s Commercial Mortgage Securitization Program

The Morgan Stanley Group originates and purchases multifamily, commercial and manufactured housing community mortgage loans primarily for securitization or resale.

MSMCH. MSMCH has been involved with warehouse and repurchase financing to residential mortgage lenders, has in the past purchased residential mortgage loans for securitization or resale, or for its own investment, and has previously acted as a sponsor of residential mortgage loan securitizations. MSMCH (or its predecessor) has been active as a sponsor of securitizations of commercial mortgage loans since its formation.

As a sponsor, MSMCH originates or acquires mortgage loans and, either by itself or together with other sponsors or mortgage loan sellers, initiates the securitization of the mortgage loans by transferring the mortgage loans to a securitization depositor, including Morgan Stanley Capital I Inc., or another entity that acts in a similar capacity. In coordination with its affiliate, Morgan Stanley & Co. LLC, and other underwriters, MSMCH works with rating agencies, investors, mortgage loan sellers and servicers in structuring securitization transactions. MSMCH has acted as sponsor and mortgage loan seller both in transactions in which it is the sole sponsor or mortgage loan seller and in transactions in which other entities act as sponsor or mortgage loan seller. MSMCH’s previous securitization programs, identified as “IQ”, “HQ” and “TOP”, typically involved multiple mortgage loan sellers.

Substantially all mortgage loans originated or acquired by MSMCH are either sold to securitizations as to which MSMCH acts as either sponsor or mortgage loan seller (or both) or otherwise sold or syndicated. Mortgage loans originated (or acquired) and securitized by MSMCH include both fixed rate and floating rate mortgage loans and both large mortgage loans and conduit mortgage loans (including those shown in the table below), and such mortgage loans may be included in both public and private securitizations. MSMCH also acquires or originates subordinate and mezzanine debt which is generally not securitized.

MSMCH’s large mortgage loan program typically originates mortgage loans larger than $50 million, although MSMCH’s conduit mortgage loan program also sometimes originates such large mortgage loans. MSMCH originates commercial mortgage loans secured by multifamily, office, retail, industrial, hotel, manufactured housing community and self storage properties. The largest property concentrations of MSMCH securitized loans have been in retail and office properties, and the largest geographic concentrations have been in California and New York.

The following table sets forth information with respect to acquisitions or originations and securitizations of multifamily, commercial and manufactured housing community mortgage loans by the Morgan Stanley Group for the five years ending on December 31, 2018.

Period	Total Mortgage Loans(1)(2)	Total Mortgage Loans Securitized with Affiliated Depositor(2)	Total Mortgage Loans Securitized with Non-Affiliated Depositor(2)	Total Mortgage Loans Securitized(2)
Year ending December 31, 2018	11.6	3.5	2.4	5.8
Year ending December 31, 2017	15.6	5.6	3.0	8.6
Year ending December 31, 2016	9.2	2.4	1.6	4.0
Year ending December 31, 2015	10.8	5.6	2.8	8.4
Year ending December 31, 2014	11.9	4.8	0.4	5.2

(1)	Includes all mortgage loans originated or purchased by MSMCH (or its predecessor) in the relevant year. Mortgage loans originated or purchased in a given year that were not securitized in that year generally were held for securitization in the following year or sold to third parties.

(2)	Approximate amounts shown in billions of dollars.

Morgan Stanley Bank. Morgan Stanley Bank has been originating financial assets, including multifamily, commercial and manufactured housing community mortgage loans, both for purposes of holding those assets for investment and for resale, including through securitization, since at least 2011. For the period from January 1, 2011 to March 31, 2019, Morgan Stanley Bank originated or acquired multifamily, commercial and manufactured housing community mortgage loans in the aggregate original principal amount of approximately $61,031,291,857.

Morgan Stanley Bank originates commercial mortgage loans secured by multifamily, office, retail, industrial, hotel, manufactured housing community and self storage properties, which it either holds for investment or sells or otherwise syndicates. The largest property concentrations of commercial mortgage loans originated by Morgan Stanley Bank are in retail and office properties, and the largest geographic concentrations are in California and New York. Commercial mortgage loans originated by Morgan Stanley Bank include both fixed rate and floating rate mortgage loans and both large mortgage loans and conduit mortgage loans, and such mortgage loans are expected to be included in both public and private securitizations. Morgan Stanley Bank also originates subordinate and mezzanine debt, which generally is not expected to be securitized. Morgan Stanley Bank’s large mortgage loan program originates mortgage loans larger than $50 million, although Morgan Stanley Bank’s conduit mortgage loan program also sometimes originates such large mortgage loans.

The Morgan Stanley Group’s Underwriting Standards

Overview. Commercial mortgage loans originated or co-originated by the Morgan Stanley Group are primarily originated in accordance with the procedures and underwriting standards described below. However, given the unique nature of income-producing real properties, variations from these procedures and standards may be implemented as a result of various conditions, including a mortgage loan’s specific terms, the quality or location of the underlying real estate, the mortgaged property’s tenancy profile, the background or financial strength of the borrower or loan sponsor and any other pertinent information deemed material by the member of the Morgan Stanley Group that is the originator of the related mortgage loan (the related “Morgan Stanley Origination Entity”). Therefore, this general description of the Morgan Stanley Group’s origination procedures and underwriting standards is not intended as a representation that every commercial mortgage loan originated by the Morgan Stanley Group (or on its behalf) complies entirely with all standards set forth below. For important information about any circumstances that have affected the underwriting of the MSMCH Mortgage Loans, see “—Exceptions to Underwriting Standards” below.

Process. The credit underwriting process for each commercial mortgage loan is performed by a deal team comprised of real estate professionals that typically includes a commercial loan originator, underwriter and closer subject to the oversight and ultimate review and approval of the related Morgan Stanley Origination Entity. This team conducts a review of the related mortgaged property, which typically includes an examination of the following information, to the extent both applicable and available: historical operating statements, rent rolls, certain tenant leases, current and historical real estate tax information, insurance policies and/or schedules and third party reports pertaining to appraisal, valuation, zoning, environmental status, physical condition and seismic and other engineering characteristics (see “—Escrow Requirements”, “—Zoning and Land Use”, “—Title Insurance Policy”, “—Property Insurance” and “—Third Party Reports” below). In some cases, certain of these documents may not be reviewed due to the nature of the related mortgaged property. For instance, historical operating statements may not be available with respect to a mortgaged property with a limited operating history or that has been recently acquired by its current owner. In addition, rent rolls would not be examined for certain property types (e.g., hospitality properties), and executed tenant leases would not be examined for certain property types (e.g., hospitality, self storage, multifamily and manufactured housing community properties), although forms of leases would typically be reviewed.

A member of the deal team or one of its agents performs an inspection of the mortgaged property as well as a review of the surrounding market environment (including demand generators, competing properties (if any) and proximity to major thoroughfares and transportation centers) in order to confirm tenancy information, assess the physical quality and attributes (e.g., age, renovations, condition, parking, amenities, class, etc.) of the collateral, determine visibility and access characteristics and evaluate the mortgaged property’s competitiveness within its market.

The deal team or one of its agents also performs a detailed review of the financial status, credit history, credit references and background of the borrower and certain key principals using financial statements, income tax returns, criminal and background investigations and searches in select jurisdictions for judgments, liens, bankruptcy and pending litigation. Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants’ ongoing occupancy or ability to pay rent.

After the compilation and review of all documentation and other relevant considerations, the deal team finalizes its detailed underwriting analysis of the mortgaged property’s cash flow in accordance with property-specific, cash flow underwriting guidelines.

Determinations are also made regarding the implementation of appropriate loan terms to address certain risks, resulting in features such as ongoing escrows or up-front reserves, letters of credit, lockboxes, cash management agreements and guarantees. A complete credit committee package is prepared to summarize all of the above referenced information and circulated to credit committee for review.

Credit Approval. All commercial mortgage loans must be presented to one or more credit committees that include senior real estate professionals, among others. After a review of the credit committee package and a discussion of a mortgage loan, the committee may approve the mortgage loan as recommended, request additional due diligence, modify the terms or reject the mortgage loan entirely.

Debt Service Coverage and Loan to Value Requirements. The Morgan Stanley Group’s underwriting standards generally require a minimum debt service coverage ratio of 1.20x and permit a maximum loan-to-value ratio of 80%; however, these thresholds are guidelines, and exceptions may be made based on the merits of each individual mortgage loan, such as the types of tenants, reserves, letters of credit, guarantees and the related Morgan Stanley Origination Entity’s assessment of the mortgaged property’s future performance. The debt service coverage ratio guidelines set forth above are calculated based on underwritten net cash flow at origination. The debt service coverage ratio for each mortgage loan as reported in this prospectus and Annex A-1 hereto may differ from the amount calculated at the time of origination because updates to the information used to calculate such amounts may have become available during the period between origination and the date of this prospectus.

Certain mortgaged properties may also be encumbered by subordinate debt (or the direct or indirect ownership interests in the related borrower may be encumbered by mezzanine debt). It is possible that the related Morgan Stanley Origination Entity or an affiliate thereof will be a lender on such additional debt and may either sell such debt to an unaffiliated third party or hold it in inventory. When such subordinate or mezzanine debt is taken into account, the aggregate debt with respect to the related mortgaged property may not conform to the aforementioned debt service coverage ratio and loan-to-value ratio parameters.

Amortization Requirements. The Morgan Stanley Group’s underwriting guidelines generally permit a maximum amortization period of 30 years. Certain mortgage loans may provide for interest-only payments through maturity or for a portion of the commercial mortgage loan term. If a mortgage loan has a partial interest-only period, the monthly debt service and the U/W NCF DSCR set forth in this prospectus and Annex A-1 reflect a calculation of both the interest-only payments and the future (larger) amortizing loan payment. See “Description of the Mortgage Pool” in this prospectus.

Escrow Requirements. A Morgan Stanley Origination Entity may require borrowers to fund escrows for taxes, insurance, capital expenditures and replacement reserves. In addition, a Morgan Stanley Origination Entity may identify certain risks that warrant additional escrows or holdbacks for items to be released to the borrower upon the satisfaction of certain conditions. Such escrows or holdbacks may cover, among other things, tenant improvements and leasing commissions, deferred maintenance, environmental remediation and unfunded obligations. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. In some cases, in lieu of maintaining a cash reserve, the borrower may be allowed to post a letter of credit or guaranty or provide periodic evidence of timely payment of a typical escrow item. Escrows are evaluated on a case-by-case basis and are not required for all commercial mortgage loans.

Generally, the Morgan Stanley Group requires escrows as follows:

●	Taxes. An initial deposit and monthly escrow deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate; however, if the actual tax amount owing in the upcoming year is not available, the required annual reserve amount will generally be between 100% and 105% of the preceding year’s tax amount) are typically required to satisfy taxes and assessments, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the loan sponsor is an institutional sponsor or a high net worth individual or (ii) the related mortgaged property is a single tenant property with respect to which the related tenant is required to pay taxes directly.

●	Insurance. An initial deposit at origination (which may be equal to one or more months of the required monthly amount) and subsequent monthly escrow deposits equal to 1/12 of an amount generally between 100% and 105% of the annual property insurance premium are typically required to pay insurance premiums, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the loan sponsor is an institutional sponsor or a high net worth individual, (ii) the related borrower maintains a blanket insurance policy or (iii) the related mortgaged property is a single tenant property with respect to which the related tenant self-insures.

●	Replacement Reserves. Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements depending on the property type, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where the related mortgaged property is a single tenant property with respect to which the related tenant is responsible for all repairs and maintenance, including those required with respect to the roof and structure of the improvements.

●	Tenant Improvements and Leasing Commissions. A reserve for tenant improvements and leasing commissions may be required to be funded at loan origination and/or during the term of the mortgage loan to cover anticipated tenant improvements or leasing commissions costs that might be associated with re-leasing certain space, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the related mortgaged property is a single tenant property and the tenant’s lease extends beyond the loan term or (ii) the rent at the related mortgaged property is considered below market.

●	Deferred Maintenance. A reserve for deferred maintenance may be required to be funded at loan origination in an amount generally between 100% and 125% of the estimated cost of material immediate repairs or replacements identified in the physical condition report, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) the deferred maintenance amount does not materially impact the related mortgaged property’s function, performance or value or is de minimis in relation to the loan amount or (iii) the related mortgaged property is a single tenant property and the tenant is responsible for the repairs.

●	Furniture, Fixtures and Equipment. A reserve for furniture, fixtures and equipment expenses may be required to be funded during the term of the mortgage loan based on the suggested reserve amount from an independent, third-party property condition or engineering report, or based on certain minimum requirements depending on the property type.

●	Environmental Remediation. A reserve for environmental remediation may be required to be funded at loan origination in an amount generally between 100% and 150% of the estimated remediation cost identified in the environmental report, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the sponsor of the borrower delivers a guarantee whereby it agrees to take responsibility and pay for identified environmental issues or (ii) environmental insurance has been obtained or is already in place.

For a description of the escrows collected with respect to the MSMCH Mortgage Loans, please see Annex A-1.

Zoning and Land Use. With respect to each mortgage loan, the related Morgan Stanley Origination Entity and its origination counsel will generally examine whether the use and occupancy of the related mortgaged property is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that mortgaged property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, zoning reports and representations by the related borrower. In some cases, a mortgaged property may constitute a legal non-conforming use or structure. In such cases, the related Morgan Stanley Origination Entity may require an endorsement to the title insurance policy or the acquisition of law and ordinance insurance with respect to the particular non-conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild, (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the mortgaged property would be acceptable, (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring or (iv) a cash reserve, a letter of credit or an agreement imposing recourse liability from a principal of the borrower is provided to cover losses.

Title Insurance Policy. Each borrower is required to provide, and the related Morgan Stanley Origination Entity or its origination counsel typically will review, a title insurance policy for the related mortgaged property. Such title insurance policies typically must (i) be written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) be in an amount at least equal to the original principal balance of the mortgage loan, (iii) have protection and benefits run to the mortgagee and its successors and assigns, (iv) be written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) if a survey was prepared, have a legal description of the mortgaged property in the title policy that conforms to that shown on the survey.

Property Insurance. The Morgan Stanley Group requires each borrower to provide evidence of a hazard insurance policy with a customary deductible and coverage in an amount at least equal to the greater of (i) the outstanding principal balance of the mortgage loan or (ii) the amount necessary to prevent the borrower from becoming a co-insurer. Such policies do not permit reduction in insurance proceeds for depreciation, except that a policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.

Third Party Reports. In addition to or as part of applicable origination guidelines or reviews described above, in the course of originating the applicable mortgage loans, the related Morgan Stanley Origination Entity generally considers the results of third party reports as described below. New reports are generally ordered, although existing reports dated no more than twelve (12) months prior to closing may be used (subject, in certain cases, to updates). In many instances, however, one or more provisions of the guidelines were waived or modified in light of the circumstances of the relevant mortgage loan or mortgaged property.

●	Appraisal. The related Morgan Stanley Origination Entity generally obtains an appraisal for each mortgaged property prepared by an appraisal firm approved by it to assess the value of the property. Each report is reviewed by the related Morgan Stanley Origination Entity or its designated agent. The report may utilize one or more approaches to value: (i) cost approach; (ii) sale comparison approach and/or (iii) income approach (including both the direct cap and discount cash flow methods). Each appraisal also includes a statement by the appraiser that the Uniform Standards of Professional Appraisal Practice (USPAP) and the guidelines of Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (FIRREA), as amended, were followed in preparing the appraisal. There can be no assurance that another person would not have arrived at a different valuation, even if such person used the same general approach to, and same method of, valuing the property. Moreover, such appraisals sought to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. Information regarding the values of the mortgaged properties as of the date of the related appraisal is presented in this prospectus for illustrative purposes only.

●	Environmental Report. The related Morgan Stanley Origination Entity generally obtains a Phase I site assessment or an update of a previously obtained site assessment for each mortgaged property generally within the twelve-month period preceding the origination of the related mortgage loan and in each case prepared by an environmental firm approved by such Morgan Stanley Origination Entity. Such Morgan Stanley Origination Entity or its designated agent typically reviews the Phase I site assessment to verify the presence or absence of potential adverse environmental conditions. An environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when the related Morgan Stanley Origination Entity or the environmental consultant believes that such an analysis is warranted under the circumstances. Upon the recommendation of the environmental consultant conducting the Phase I assessment with respect to a mortgaged property, a Phase II assessment will be ordered and/or an operations and maintenance plan with respect to asbestos, mold or lead based paint will be implemented. In certain cases, environmental insurance may be acquired in lieu of further testing. In certain cases, the Phase I or Phase II assessment may have disclosed the existence of or potential for adverse environmental conditions, generally the result of the activities of identified tenants, adjacent property owners or previous owners of the mortgaged property. In certain of such cases, the related borrowers were required to establish operations and maintenance plans, monitor the mortgaged property, abate or remediate the condition and/or provide additional security such as letters of credit, reserves or stand-alone secured creditor impaired property policies.

●	Physical Condition Report. The related Morgan Stanley Origination Entity generally obtains a current physical condition report for each mortgaged property prepared by an engineering firm approved by it to assess the overall physical condition and engineering integrity of the improvements at the mortgaged property, including an inspection of representative property components, systems and elements, an evaluation of their general apparent physical condition and an identification of physical deficiencies associated with structural, fixture, equipment or mechanical building components. Such Morgan Stanley Origination Entity or an agent thereof typically reviews the report to determine the physical condition of the mortgaged property and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan. In cases in which the report identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, the related Morgan Stanley Origination Entity often requires an escrow at the time of origination in an amount sufficient to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves. Such Morgan Stanley Origination Entity also often requires the collection of ongoing escrows for the continued maintenance of the property based on the conclusions of the report. See “—Escrow Requirements” above.

●	Seismic Report. The related Morgan Stanley Origination Entity generally obtains a seismic report for all mortgaged properties located in seismic zones 3 or 4 to assess the estimated damage that may result from a seismic event that has a 10% chance of exceedance in a 50-year exposure period or a 475-year return period. Such reports utilize the ASTM Standard E2026-07 and E2557-07 definitions for Scenario Expected Loss. Generally, any of the mortgage loans as to which the property was estimated to have a scenario expected limit in excess of 20% would be conditioned on satisfactory earthquake insurance.

Servicing. The Morgan Stanley Origination Entities currently contract with third party servicers for servicing the mortgage loans that they originate or acquire. Such interim servicers are assessed based upon the credit quality of the servicing institution and may be reviewed for their systems and reporting capabilities, collection procedures and ability to provide loan-level data. In addition, a Morgan Stanley Origination Entity may meet with senior management to determine whether the servicer complies with industry standards or otherwise monitor the servicer on an ongoing basis. No Morgan Stanley Origination Entity or any of its affiliates currently acts as servicer of the mortgage loans in its commercial or residential mortgage loan securitizations.

Exceptions to Underwriting Standards. One or more of the MSMCH Mortgage Loans may vary from the specific Morgan Stanley Group underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the MSMCH Mortgage Loans, the related Morgan Stanley Origination Entity or another originator may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. None of the MSMCH Mortgage Loans were originated with any material exceptions from the Morgan Stanley Group underwriting guidelines and procedures.

Review of MSMCH Mortgage Loans

General. In connection with the preparation of this prospectus, MSMCH conducted a review of the mortgage loans that it is selling to the depositor designed and effected to provide reasonable assurance that the disclosure related to the MSMCH Mortgage Loans is accurate in all material respects. MSMCH determined the nature, extent and timing of the review and the level of assistance provided by any third party. The review was conducted by a deal team comprised of real estate and securitization professionals and third parties. MSMCH has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review and the findings and conclusions of the review of the mortgage loans that it is selling to the depositor. The review procedures described below were employed with respect to all of the MSMCH Mortgage Loans, except that certain review procedures were only relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Database. MSMCH created a database (the “MSMCH Securitization Database”) of information obtained in connection with the origination or acquisition of the MSMCH Mortgage Loans, including:

●	certain information from the mortgage loan documents;

●	certain borrower-provided information, including certain rent rolls, certain operating statements and certain leases relating to certain mortgaged properties;

●	insurance information for the related mortgaged properties;

●	information from third party reports such as the appraisals, environmental and property condition reports;

●	credit and background searches with respect to the related borrowers; and

●	certain other information and other search results obtained by MSMCH for each of the MSMCH Mortgage Loans during the underwriting process.

MSMCH may have included in the MSMCH Securitization Database certain updates to such information received by MSMCH after origination, such as information from the interim servicer regarding loan payment status, current escrows, updated operating statements and rent rolls and certain other information otherwise brought to the attention of the MSMCH securitization team. Such updates were not intended to be, and do not serve as, a re-underwriting of any mortgage loan.

MSMCH created a data file (the “MSMCH Data File”) using the information in the MSMCH Securitization Database and provided that file to the depositor for use in compiling the numerical information regarding the MSMCH Mortgage Loans in this prospectus (particularly in Annexes A-1, A-2 and A-3).

Data Comparisons and Recalculation. The depositor or an affiliate, on behalf of MSMCH, engaged a third party accounting firm to perform certain data comparison and recalculation procedures which were designed by MSMCH relating to MSMCH Mortgage Loan information in this prospectus. These procedures included:

●	comparing the information in the MSMCH Data File against various source documents provided by MSMCH;

●	comparing numerical information regarding the MSMCH Mortgage Loans and the related mortgaged properties disclosed in this prospectus against the information contained in the MSMCH Data File; and

●	recalculating certain percentages, ratios and other formulas relating to the MSMCH Mortgage Loans disclosed in this prospectus.

Legal Review. For each MSMCH Mortgage Loan originated or co-originated by MSMCH or one of its affiliates (as applicable), MSMCH reviewed a legal loan and property information summary prepared by origination counsel, which summary includes important loan terms and certain property-level information obtained during the origination process. MSMCH also provided to each origination counsel the representations and warranties attached as Annex

D-1 and requested that origination counsel draft exceptions to such representations and warranties. MSMCH compiled and reviewed draft exceptions received from origination counsel, engaged separate counsel to review the exceptions, revised the exceptions and provided them to the depositor for inclusion in Annex D-2.

For MSMCH Mortgage Loans purchased by MSMCH or one of its affiliates from a third party originator, if any, MSMCH reviewed the related purchase agreement, the representations and warranties made by the originator contained therein (together with the exceptions thereto) and certain provisions of the related loan documents and third party reports concerning the related mortgaged property that were provided by the originator of such mortgage loan. With respect to each such MSMCH Mortgage Loan, (i) MSMCH generally re-underwrote such mortgage loan to confirm whether it was originated in accordance with the Morgan Stanley Group’s underwriting guidelines and procedures, and (ii) MSMCH and its counsel prepared exceptions to the representations and warranties attached as Annex D-1 and provided them to the depositor for inclusion in Annex D-2.

In addition, with respect to each MSMCH Mortgage Loan, MSMCH reviewed, and in certain cases, requested that its counsel review, certain loan document provisions in connection with the disclosure of such provisions in this prospectus, such as property release provisions and other provisions specifically disclosed in this prospectus.

Certain Updates. MSMCH requested that each borrower under a MSMCH Mortgage Loan (or such borrower’s origination or litigation counsel, as applicable) provide updates on any material pending litigation that existed at origination. In addition, if MSMCH became aware of a significant natural disaster in the vicinity of a mortgaged property securing a MSMCH Mortgage Loan, MSMCH requested information on the property status from the related borrower in order to confirm whether any material damage to the mortgaged property had occurred.

Large Loan Summaries. MSMCH prepared, and reviewed with origination counsel and securitization counsel, the loan summaries for those of the MSMCH Mortgage Loans included in the ten (10) largest mortgage loans or groups of cross-collateralized mortgage loans in the mortgage pool and the abbreviated loan summaries for those of the MSMCH Mortgage Loans included in the next five (5) largest mortgage loans or groups of cross-collateralized mortgage loans in the mortgage pool, which loan summaries and abbreviated loan summaries are incorporated in Annex A-3.

Underwriting Standards. MSMCH also consulted with origination counsel to confirm that the MSMCH Mortgage Loans were originated in compliance with the origination and underwriting standards described above under “—The Morgan Stanley Group’s Underwriting Standards” as well as to identify any material deviations from those origination and underwriting standards. See “—The Morgan Stanley Group’s Underwriting Standards” above.

Findings and Conclusions. MSMCH found and concluded with reasonable assurance that the disclosure regarding the MSMCH Mortgage Loans in this prospectus is accurate in all material respects. MSMCH also found and concluded with reasonable assurance that the MSMCH Mortgage Loans were originated in accordance with the Morgan Stanley Group’s origination procedures and underwriting standards, except to the extent described above under “—The Morgan Stanley Group’s Underwriting Standards—Exceptions to Underwriting Standards”.

Review Procedures in the Event of a Mortgage Loan Substitution. MSMCH will perform a review of any mortgage loan that it elects to substitute for an MSMCH Mortgage Loan in the pool in connection with a material breach of a representation or warranty or a material document defect. MSMCH, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related MLPA and the PSA (the “MSMCH Qualification Criteria”). MSMCH may engage a third party accounting firm to compare the MSMCH Qualification Criteria against the underlying source documentation to verify the accuracy of the review by MSMCH and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by MSMCH to render any tax opinion required in connection with the substitution.

Repurchases and Replacements

The transaction documents for certain prior transactions in which MSMCH securitized commercial mortgage loans or participation interests (“CRE Loans”) contain covenants requiring the repurchase or replacement of an underlying CRE Loan for the breach of a related representation or warranty under various circumstances if the breach is not cured. The following table sets forth, for the period commencing April 1, 2016 and ending March 31, 2019, the information required by Rule 15Ga-1 under the Exchange Act concerning all assets securitized by MSMCH that were the subject of a demand to repurchase or replace for breach of the representations and warranties concerning the pool assets for all asset-backed securities held by non-affiliates of MSMCH where the underlying transaction agreements included a covenant to repurchase or replace an underlying asset of the CRE Loan asset class. The information for MSMCH as a securitizer of CRE Loans required to be set forth in a Form ABS-15G for the reporting period from January 1, 2019 through March 31, 2019 was set forth in a Form ABS-15G filed by MSMCH on May 14, 2019. The Central Index Key Number of MSMCH is 0001541557.

Repurchases and Replacements1
Asset Class: CMBS

Name of Issuing Entity	Check if Registered	Name of Originator[2]	Total Assets in ABS by Originator at time of securitization			Assets That Were Subject of Demand[3]			Assets That Were Repurchased or Replaced[4]			Assets Pending Repurchase or Replacement (within cure period)[5]			Demand in Dispute[6]			Demand Withdrawn[7]			Demand Rejected[8]
			#	$	%	#	$[9]	%[10]	#	$[9]	%[10]	#	$[9]	%[10]	#	$[9]	%[10]	#	$[9]	%[10]	#	$[9]	%[10]
Morgan Stanley Capital I Series 2006-IQ11 (0001362475)	X	Morgan Stanley Mortgage Capital Inc.	67	772,319,208	47.8%	1	11,164,462	1.68%	0	-	0.00%	0	-	0.00%	0	-	0.00%	0	-	0.00%	1	11,164,462	1.68%

Morgan Stanley Capital I Series 2007-IQ14 (0001398854)(11)	X	Morgan Stanley Mortgage Capital Inc.	34	1,345,579,291	27.4%	1	77,221,468	3.22%	0	-	0.00%	0	-	0.00%	0	-	0.00%	1	77,221,468	3.22%	0	-	0.00%

Aggregate Total			101	2,117,898,499		2	88,385,930		0	-		0	-		0	-		1	77,221,468		1	11,164,462

(1)	In connection with the preparation of this prospectus, MSMCH undertook the following steps to gather the information required by Rule 15Ga-1 under the Exchange Act: (i) identifying all asset-backed securities transactions in which MSMCH acted as a securitizer that were not the subject of a filing on Form ABS-15G by an affiliated securitizer, (ii) performing a diligent search of MSMCH’s records and the records of affiliates of MSMCH that acted as securitizers in its transactions for all relevant information, (iii) reviewing appropriate documentation from all relevant transactions to determine the parties responsible for enforcing representations and warranties, and any other parties to the transaction who might have received repurchase requests (such parties, “Demand Entities”), and (iv) making written request of each Demand Entity to provide any information in its possession regarding requests or demands to repurchase any loans for a breach of a representation or warranty with respect to any relevant transaction that was not previously provided to MSMCH. MSMCH followed up written requests made of Demand Entities as it deemed appropriate. In addition, MSMCH requested information from trustees and other Demand Entities as to investor demands that occurred prior to July 22, 2010. It is possible that this disclosure does not contain information about all investor demands upon those parties made prior to July 22, 2010.

(2)	MSMCH identified the “originator” on the same basis that it would identify the originator for purposes of Regulation AB (Subpart 229.1100 – Asset-Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1125) for registered transactions.

(3)	Reflects aggregate numbers for all demand activity shown in this table.

(4)	Includes loans for which the repurchase price or replacement asset was received during the reporting period from April 1, 2016 to March 31, 2019. The demand related to loans reported in this column may have been received prior to such reporting period.

(5)	Includes loans for which the securitizer is aware that the responsible party has agreed to repurchase or replace the loan but has not yet repurchased or replaced such loans. The demand related to loans reported in this column may have been received prior to the reporting period from April 1, 2016 to March 31, 2019.

(6)	Includes demands received during and prior to the reporting period from April 1, 2016 to March 31, 2019 unless the loan falls into one of the other categories reflected on this chart or the demand was received prior to such reporting period and was finally resolved prior to such reporting period. If the securitizer is not the party responsible for repurchasing a loan subject to a demand, the loan is reflected in this column until the securitizer has been informed by the related trustee that the loan has been repurchased or replaced.

(7)	Includes loans for which the buyback demand was withdrawn by the party submitting the demand during the reporting period from April 1, 2016 to March 31, 2019. The demand related to loans reported in this column may have been received prior to such reporting period.

(8)	Includes loans (i) for which a demand was received, a rebuttal was made and there was no response within 90 days of the rebuttal and (ii) for which the related obligor has repaid the loan in full, in each case during the reporting period from April 1, 2016 to March 31, 2019. The demand related to loans reported in this column may have been received prior to such reporting period.

(9)	Principal balance was determined as of the earlier of (i) the principal balance reported in the March 2019 distribution date report and (ii) the principal balance on the distribution date immediately preceding the period for which the distribution date report reflected that the loan was removed from the pool. Liquidated loans reflect amounts received as borrower payments, insurance proceeds and all other liquidation proceeds. All of the balances and loan counts set forth in the table above are based on MSMCH’s records and, in certain instances, may differ from balance and loan count information publicly available.

(10)	Percentage of principal balance was calculated by using the principal balance as described in footnote 9 divided by the aggregate principal balance of the pool assets reported in the March 2019 distribution date report. Because the aggregate principal balance of the remaining pool assets may be less than the principal balance of the repurchase demands calculated as described in footnote 9, the percentage shown in this column may exceed 100%.

(11)	With respect to the Morgan Stanley Capital I Series 2007-IQ14 securitization, the demand made with respect to one of the underlying mortgage loans was subsequently withdrawn following a settlement payment by MSMCH (or an affiliate thereof) to the related trust in the amount of $62,500,000.

Retained Interests in This Securitization

None of MSMCH, Morgan Stanley Bank or any of their affiliates will retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization, except that Morgan Stanley Bank will retain $12,656,380.94 Certificate Balance of the RR Interest. However, any of MSMCH, Morgan Stanley Bank and their affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire additional certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates (other than its portion of the RR Interest) at any time. Morgan Stanley Bank will be required to retain its portion of the RR Interest in compliance with the Credit Risk Retention Rules. See “Credit Risk Retention”.

Bank of America, National Association

Bank of America, National Association (“Bank of America”), a national banking association, is a subsidiary of Bank of America Corporation.

Bank of America is engaged in a general consumer banking and commercial banking business. Bank of America is a national banking association chartered by the Office of the Comptroller of the Currency (the “OCC”) and is subject to the regulation, supervision and examination of the OCC.

Bank of America and its affiliates have been active in the securitization market since inception and have sponsored publicly and privately offered securitization transactions since 1977. Bank of America and its affiliates have been involved with the origination and securitization of residential and commercial mortgage loans and its affiliates have been involved with the origination of auto loans, student loans, home equity loans and credit card receivables, as well as less traditional asset classes. Bank of America and its affiliates have served as sponsors, issuers, dealers, and servicers in a wide array of securitization transactions.

The tables below indicate the size and history of the commercial mortgage loan origination program for Bank of America and its affiliates. Loans originated by Bank of America and its affiliates have historically included primarily a mix of multifamily, office, retail, hotel and industrial and warehouse properties, though Bank of America and its affiliates have also regularly originated loans on a variety of other commercial property types, including but not limited to self storage facilities, manufactured housing communities, parking garage facilities and golf courses.

Origination Volume
(Dollar Amount of Closed Loans)

Property Type	2015	2016	2017	2018	As of 3/31/2019
Multifamily	$1,104,590,000	$242,008,000	$146,622,500	$398,925,000	$80,099,000
Office	1,863,491,000	1,207,957,250	1,424,716,159	1,760,222,500	261,000,000
Retail	1,254,393,252	1,392,460,000	720,057,794	1,377,112,634	113,800,000
Industrial	1,342,375,000	257,320,721	101,890,000	1,317,920,000	585,870,250
Manufactured Housing	116,618,625	19,987,500	38,835,750	150,480,000	30,550,000
Self Storage	546,593,750	156,775,000	387,370,000	511,986,250	29,075,000
Lodging	2,241,228,600	70,509,000	2,176,576,500	2,076,288,000	300,650,000
Mixed Use	147,725,000	18,362,500	221,600,000	182,040,000	20,700,000
Other	0	150,000,000	283,150,000	192,300,000	0
Total	$8,617,015,227	$3,515,379,971	$5,500,818,703	$7,967,274,384	$1,421,744,250

Bank of America is a sponsor and mortgage loan seller in this transaction. BofA Securities, Inc., one of the underwriters, is an affiliate of Bank of America and assisted Bank of America in connection with the selection of mortgage loans for this transaction. Banc of America Merrill Lynch Commercial Mortgage Inc., the depositor, is a wholly owned subsidiary of Bank of America.

Bank of America’s headquarters and its executive offices are located at 100 North Tryon Street, Charlotte, North Carolina 28255, and the telephone number is (980) 386-8154.

See below for more information about the Bank of America’s solicitation and underwriting standards used to originate mortgage loans similar to the mortgage loans included in the issuing entity and Bank of America’s material roles and duties in each securitization.

Bank of America’s Commercial Mortgage Loan Underwriting Standards

Overview.

Bank of America’s commercial mortgage loans are originated in accordance with the procedures and underwriting standards described below. The loans are primarily originated (i) directly by Bank of America or through affiliates to mortgagor/borrowers; (ii) indirectly through mortgage loan brokers to mortgagor/borrowers; and (iii) through other loan originators. The remainder of the discussion of Bank of America’s loan underwriting practices under this “—Bank of America’s Commercial Mortgage Loan Underwriting Standards” describes the practices of Bank of America and any affiliate of Bank of America with respect to the origination of loans to be sold by Bank of America in this transaction. However, variations from these procedures and standards may be implemented as a result of various conditions, including a mortgage loan’s specific terms, the quality or location of the underlying real estate, the mortgaged property’s tenancy profile, the background or financial strength of the borrower or sponsor and any other pertinent information deemed material by Bank of America. Therefore, this general description of Bank of America’s origination procedures and underwriting standards is not intended as a representation that every commercial mortgage loan originated by it or on its behalf complies entirely with all standards set forth below. For important information about the circumstances that have affected the underwriting of Bank of America mortgage loans, see “—Exceptions to Underwriting Standards” below and Annex D-2.

Process. Each mortgage loan underwritten to Bank of America’s general underwriting standards is underwritten in accordance with guidelines established by Bank of America’s real estate structured finance group (“Bank of America Guidelines”). These underwriting standards applied by Bank of America are intended to evaluate the adequacy of the mortgaged property as collateral for the loan and the mortgagor’s repayment ability and creditworthiness. The underwriting standards as established in the Bank of America Guidelines are continually updated to reflect prevailing conditions in the CMBS market, new mortgage products, and the investment market for commercial loans.

The Application. Regardless of the channel in which the loan was originated, a mortgage application or term sheet is completed by the borrower/mortgagor containing information that assists in evaluating the adequacy of the mortgaged property as collateral for the loan, including the mortgagor’s credit standing and capacity to repay the loan.

Further, the mortgage application requires supporting documentation (or other verification) for all material data provided by the mortgagor described in a checklist, including but not limited to the following:

●	rent roll;

●	existing mortgage verification;

●	credit references;

●	certified financial statements for mortgagor and borrower principals;

●	tenant/resident leases;

●	ground leases;

●	property operating statements;

●	real estate tax bills;

●	purchase contract (if applicable);

●	appraisal;

●	engineering report;

●	seismic report (if applicable);

●	environmental report;

●	site plan;

●	certificate of occupancy;

●	evidence of zoning compliance;

●	insurance policies;

●	borrower structure/authority documents; and

●	underwriting evaluation.

In some cases, certain of these documents may not be reviewed due to the nature of the related mortgaged property. For instance, historical operating statements may not be available with respect to a mortgaged property with a limited operating history or that has been recently acquired by its current owner. In addition, rent rolls would not be examined for certain property types (e.g., hospitality properties), and tenant leases would not be examined for certain property types (e.g., hospitality, self storage, multifamily and manufactured housing community properties).

The credit underwriting process for each Bank of America mortgage loan is performed by Bank of America’s real estate structured finance group which is a vertically integrated entity, staffed by real estate professionals, and includes loan underwriting, origination and closing groups. Bank of America’s review team may also include third parties (for example, Situs Holdings, LLC) which are subject to oversight by Bank of America and ultimate review and approval by Bank of America of such third parties’ work product.

A member of the Bank of America deal team or one of its agents performs a site inspection of the mortgaged property as well as a review of the surrounding market environment (including demand generators, competing properties (if any) and proximity to major thoroughfares and transportation centers) in order to confirm tenancy information, assess the physical quality and attributes (e.g., age, renovations, condition, parking, amenities, class, etc.) of the collateral, determine visibility and access characteristics and evaluate the mortgaged property’s competitiveness within its market.

The Bank of America deal team or one of its agents also performs a detailed review of the financial status, credit history and background of the borrower and certain principals or sponsors of the borrower using financial statements, income tax returns, credit reports, criminal and background review and searches in select jurisdictions for judgments, liens, bankruptcy, pending litigation and, if applicable, the loan payment history of the borrower. Bank of America also performs a qualitative analysis which incorporates independent credit checks and review of published debt and equity information with respect to certain principals of the borrower as well as the borrower itself. Borrowers are generally required to be single-purpose entities although they are not always required to be bankruptcy-remote entities. Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants’ ongoing occupancy or ability to pay rent.

The collateral analysis includes an analysis of the historical property operating statements, rent rolls and a projection of future performance and a review of tenant leases. Bank of America requires third party appraisals, as well as environmental and building condition reports. Each report is reviewed for acceptability by a Bank of America staff member (or, with respect to environmental reports, a third party consultant) for compliance with program standards. Based on their review (or, with respect to environmental reports, a third party consultant’s report), such staff member approves or rejects such report. The results of these reviews are incorporated into the underwriting report.

After the compilation and review of all documentation and other relevant considerations, the deal team finalizes its detailed underwriting analysis of the mortgaged property’s cash flow in accordance with Bank of America’s property-specific, cash flow underwriting guidelines.

Determinations are also made regarding the implementation of appropriate loan terms to structure around risks, resulting in features such as ongoing escrows or up-front reserves, letters of credit, lockboxes, cash management agreements and guarantees. A complete credit committee package is prepared to summarize all of the above referenced information.

Credit Approval. All commercial mortgage loans must be presented to one or more credit committees that include senior real estate professionals, among others. After a review of the credit committee package and a discussion of a mortgage loan, the committee may approve the mortgage loan as recommended, request additional due diligence, modify the terms or reject the mortgage loan entirely.

Debt Service Coverage and Loan-to-Value Requirements. Bank of America’s underwriting standards generally require a minimum debt service coverage ratio of 1.20x and permit a maximum loan-to-value ratio of 80%; however, these thresholds are guidelines, and exceptions are permitted based on the merits of each individual mortgage loan, such as the types of tenants, reserves, letters of credit, guarantees and Bank of America’s assessment of the mortgaged property’s future performance. The debt service coverage ratio guidelines set forth above are calculated based on underwritten net cash flow at origination. As a result, the debt service coverage ratio for each mortgage loan as reported in this prospectus and Annex A-1 hereto may differ from the amount calculated at the time of origination.

Certain mortgaged properties may also be encumbered by subordinate debt (or the direct or indirect ownership interests in the related borrower may be encumbered by mezzanine debt). It is possible that Bank of America or an affiliate thereof will be a lender on such additional debt and may either sell such debt to an unaffiliated third party or hold it in inventory. When such subordinate or mezzanine debt is taken into account, the aggregate debt with respect to the related mortgaged property may not conform to the aforementioned debt service coverage ratio and loan-to-value ratio parameters.

Amortization Requirements. Bank of America’s underwriting guidelines generally permit a maximum amortization period of thirty (30) years. Certain mortgage loans may provide for interest-only payments through maturity or for a portion of the commercial mortgage loan term. If a mortgage loan entails only a partial interest-only period, the monthly debt service, annual debt service and DSCR set forth in this prospectus and Annex A-1 reflect a calculation of the future (larger) amortizing loan payment. See “Description of the Mortgage Pool”.

Escrow Requirements. Bank of America generally requires borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by Bank of America are as follows:

●     Taxes. An initial deposit and monthly escrow deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate; however, if the actual tax amount owing in the upcoming year is not available, the required annual reserve amount will generally be between 100% and 105% of the preceding year’s tax amount) are typically required to satisfy taxes and assessments, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the sponsor is an institutional sponsor or a high net worth individual or (ii) the related mortgaged property is a single tenant property with respect to which the related tenant is required to pay taxes directly.

●     Insurance. An initial deposit at origination (which may be equal to one or more months of the required monthly amount) and subsequent monthly escrow deposits equal to 1/12 of an amount generally between 100% and 105% of the annual property insurance premium are typically required to pay insurance premiums, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the related borrower maintains a blanket insurance policy, (ii) the sponsor is an institutional sponsor or a high net worth individual or (iii) the related mortgaged property is a single tenant property with respect to which the related tenant self-insures.

●     Replacement Reserves. Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan.

●     Deferred Maintenance/Immediate Repair/Environmental Remediation. A deferred maintenance, immediate repair or remediation reserve is required. An initial deposit, upon funding of the applicable mortgage loan, in an amount equal to generally between 100% and 125% of the estimated costs of such deferred maintenance, immediate repairs and/or environmental remediation to be completed within the first (1st) year of the mortgage loan pursuant to the building condition report is required, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) the deferred maintenance amount does not materially impact the related mortgaged property’s function, performance or value or is de minimis in relation to the loan amount or (iii) the related mortgaged property is a single tenant property and the tenant is responsible for the repairs.

●     Tenant Improvements and Leasing Commissions. In some cases, major tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants.

●     Furniture, Fixtures and Equipment. A reserve for furniture, fixtures and equipment expenses may be required to be funded during the term of the mortgage loan based on the suggested reserve amount from an independent, third-party property condition or engineering report, or based on certain minimum requirements depending on the property type.

●     Environmental Remediation. An environmental remediation reserve may be required to be funded at loan origination in an amount generally between 100% and 150% of the estimated remediation cost identified in the environmental report, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the sponsor of the borrower delivers a guarantee whereby it agrees to take responsibility and pay for identified environmental issues, (ii) environmental insurance has been obtained or already in place or (iii) a third party having adequate financial resources has been identified as a responsible party.

For a description of the escrows collected with respect to the Bank of America mortgage loans, please see Annex A-1.

Zoning and Building Code Compliance. Bank of America will generally examine whether the use and operation of the mortgaged properties are in material compliance with zoning and land-use related ordinances, rules, regulations and orders applicable to the use of such mortgaged properties at the time such mortgage loans are originated. Bank of America will consider, among other things, legal opinions, certifications from government officials, zoning consultant’s reports and/or representations by the related borrower contained in the related mortgage loan documents and information which is contained in appraisals and surveys, title insurance endorsements, or property condition assessments undertaken by independent licensed engineers.

Hazard, Liability and Other Insurance. The mortgage loans generally require that each mortgaged property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of the outstanding principal balance of the related mortgage loan and 100% of the replacement cost of the improvements located on the related mortgaged property, and if applicable, that the related hazard insurance policy contain appropriate endorsements to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that, in the case of certain of the mortgage loans, the hazard insurance may be in such other amounts as was required by the related originators.

In addition, if any material improvements on any portion of a mortgaged property securing any mortgage loan was, at the time of the origination of such mortgage loan, in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, and flood insurance was available, a flood insurance policy meeting any requirements of the then-current guidelines of the Federal Insurance Administration is required to be in effect with a generally acceptable insurance carrier, in an amount representing coverage generally not less than the least of (a) the outstanding principal balance of the related mortgage loan, (b) the full insurable value of the related mortgaged property, (c) the maximum amount of insurance available under the National Flood Insurance Act of 1968, as amended, or (d) 100% of the replacement cost of the improvements located on the related mortgaged property.

In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the mortgaged property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy.

Each mortgage loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related mortgaged property in an amount generally equal to at least $1,000,000.

Each mortgage loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related mortgaged property for not less than twelve (12) months. See representation and warranty no. 18 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Third Party Reports. In addition to or as part of applicable origination guidelines or reviews described above, in the course of originating the Bank of America mortgage loans, Bank of America generally considered the results of third party reports as described below. New reports are generally ordered, although existing reports dated no more than 180 days prior to closing may be used (subject, in certain cases, to updates).

●	Appraisal. For each mortgage loan, Bank of America obtains an appraisal that utilizes one (1) of three (3) approaches to valuation: a cost approach, a sales comparison approach or an income approach (including both direct cap and discount cash flow methods). An independent appraiser that is either a member of MAI or state certified is required to perform an appraisal (or update an existing appraisal) of each of the related mortgaged properties in connection with the origination of each mortgage loan to establish the appraised value of the related mortgaged property or properties. Each appraisal also includes (or Bank of America obtains a separate letter that includes) a statement by the appraiser that the Uniform Standards of Professional Appraisal Practice (except for certain mortgaged properties involving operating businesses) and the guidelines in Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended, were followed in preparing the appraisal.

●	Environmental Site Assessments. Bank of America generally obtains a Phase I environmental site assessment or an update of a previously obtained site assessment for each mortgaged property prepared by an environmental firm. Bank of America requires a Phase I environmental site assessment for all properties regardless of age or location and each such report must be in compliance with current standards prescribed by The American Society of Testing and Materials. A Phase I environmental site assessment consists of inquiries, interviews, inspections, and research of public records to identify known or potential environmental concerns. Bank of America or its designated agent typically reviews the Phase I site assessment to verify the presence or absence of potential adverse environmental conditions. An environmental site assessment will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when Bank of America or the environmental consultant believes that such an analysis is warranted under the circumstances. Upon the recommendation of the environmental consultant conducting the Phase I environmental site assessment with respect to a mortgaged property, a Phase II assessment (which is a is a site specific investigation to determine the presence or absence of specified environmental concerns) is performed.

●	Property Condition Assessments. Bank of America generally obtains a current physical condition report for each mortgaged property (other than in the case of mortgaged properties secured solely by an interest in land) prepared by independent licensed engineers to assess the overall physical condition and engineering integrity of the mortgaged property, including an inspection of the exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at a mortgaged property. The resulting reports may indicate deferred maintenance items and recommended capital improvements. The estimated cost of the necessary repairs or replacements at a mortgaged property is included in the related property condition assessment. In cases in which the report identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, Bank of America often requires an escrow at the time of origination in an amount sufficient to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves. See
“—Escrow Requirements” above. In addition, various mortgage loans require monthly deposits into cash reserve accounts to fund property maintenance expenses.

●	Seismic. Bank of America generally obtains a seismic report for all mortgaged properties located in seismic zones 3 or 4 (as determined in accordance with the Uniform Building Code) to assess the estimated damage that may result from a seismic event that has a 10% chance of exceedance in a 50-year exposure period or a 475-year return period. Such reports utilize the ASTM Standard E2026-07 and E2557-07 definitions for Scenario Expected Loss.

Servicing. Bank of America currently services or contracts with third party servicers (for example, Wells Fargo Bank, National Association) for servicing the mortgage loans that it originates or acquires. Such interim servicers are assessed based upon the credit quality of the servicing institution and may be reviewed for their systems and reporting capabilities, collection procedures and ability to provide loan-level data. In addition, Bank of America may conduct background checks, meet with senior management to determine whether the servicer complies with industry standards or otherwise monitor the servicer on an ongoing basis.

Exceptions to Underwriting Standards. One or more of the mortgage loans originated by Bank of America may vary from the specific Bank of America underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the mortgage loans originated by Bank of America, Bank of America may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. None of the Bank of America mortgage loans was originated with any material exceptions to Bank of America’s underwriting guidelines described above.

Review of Bank of America Mortgage Loans

General. In connection with the preparation of this prospectus, Bank of America conducted a review of the mortgage loans that it is selling to the depositor designed and effected to provide reasonable assurance that the disclosure related to the Bank of America mortgage loans is accurate in all material respects. Bank of America determined the nature, extent and timing of the review and the level of assistance provided by any third party. The review was conducted by a deal team comprised of real estate and securitization professionals and third parties. Bank of America has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review and the findings and conclusions of the review of the mortgage loans that it is selling to the depositor. The procedures described below were employed with respect to all of the Bank of America mortgage loans, except that certain procedures were only relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Database. Bank of America created a database (the “Bank of America Securitization Database”) of information obtained in connection with the origination of the Bank of America mortgage loans, including:

●	certain information from the related mortgage loan documents;

●	certain borrower-provided information, including certain rent rolls, certain operating statements and certain leases relating to certain mortgaged properties;

●	insurance information for the related mortgaged properties;

●	information from third party reports such as the appraisals, environmental and property condition reports;

●	credit and background searches with respect to the related borrowers; and

●	certain other information and search results obtained by Bank of America for each of the Bank of America mortgage loans during the underwriting process.

Bank of America may have included in the Bank of America Securitization Database certain updates to such information received by Bank of America after origination, such as information from the interim servicer regarding loan payment status, current escrows, updated operating statements and rent rolls and certain other information otherwise brought to the attention of the Bank of America securitization team. Such updates were not intended to be, and do not serve as, a re-underwriting of any mortgage loan.

Bank of America created a data file (the “Bank of America Data File”) using the information in the Bank of America Securitization Database and provided that file to the depositor for use in compiling the numerical information regarding the Bank of America mortgage loans in this prospectus (particularly in Annexes A-1, A-2 and A-3).

Data Comparisons and Recalculation. The depositor or its affiliate, on behalf of Bank of America, engaged a third party accounting firm to perform certain data comparison and recalculation procedures, which were designed by Bank of America relating to Bank of America mortgage loan information in this prospectus. These procedures included:

●	comparing the information in the Bank of America Data File against various source documents provided by Bank of America;

●	comparing numerical information regarding the Bank of America mortgage loans and the related mortgaged properties disclosed in this prospectus against the information contained in the Bank of America Data File; and

●	recalculating certain percentages, ratios and other formulas relating to the Bank of America mortgage loans disclosed in this prospectus.

Legal Review. For each Bank of America mortgage loan, Bank of America reviewed a legal loan and property information summary prepared by origination counsel, which summary includes important loan terms and certain property-level information obtained during the origination process. Bank of America also provided to each origination counsel a standardized set of representations and warranties similar to those attached as Annex D-1 and requested that origination counsel identify potential exceptions to such standard representations and warranties. Bank of America compiled and reviewed the potential exceptions received from origination counsel, engaged separate counsel to review the exceptions against the actual representations and warranties attached as Annex D-1, revised the exceptions and provided them to the depositor for inclusion in Annex D-2.

For Bank of America mortgage loans purchased by Bank of America or one of its affiliates, if any, from a third party originator, Bank of America reviewed the related purchase agreement, the representations and warranties made by the originator contained therein (together with the exceptions thereto) and certain provisions of the related loan documents and third party reports concerning the related mortgaged property that were provided by the originator of such mortgage loan. With respect to each such Bank of America mortgage loan, Bank of America and its counsel prepared exceptions to the representations and warranties attached as Annex D-1 and provided them to the depositor for inclusion in Annex D-2.

In addition, with respect to each Bank of America mortgage loan, Bank of America reviewed, and in certain cases, requested that its counsel review, certain loan document provisions in connection with the disclosure of such provisions in this prospectus, such as property release provisions and other provisions specifically disclosed in this prospectus.

Certain Updates. Bank of America requested that each borrower under a Bank of America mortgage loan (or such borrower’s origination or litigation counsel, as applicable) provide updates on any significant pending litigation that existed at origination. In addition, if Bank of America became aware of a significant natural disaster in the vicinity of a mortgaged property securing a Bank of America mortgage loan, Bank of America requested information on the property status from the related borrower in order to confirm whether any material damage to the mortgaged property had occurred.

Large Loan Summaries. Bank of America prepared, and reviewed with origination counsel and securitization counsel, the loan summaries for those of the Bank of America mortgage loans included in the ten (10) largest mortgage loans or groups of cross-collateralized mortgage loans in the mortgage pool and the abbreviated loan summaries for those of the Bank of America mortgage loans included in the next five (5) largest mortgage loans or groups of cross-collateralized mortgage loans in the mortgage pool, which loan summaries and abbreviated loan summaries are incorporated in Annex A-3.

Underwriting Standards. Bank of America also consulted with origination counsel to confirm that the Bank of America mortgage loans were originated in compliance with the origination and underwriting standards described above under “—Bank of America’s Commercial Mortgage Loan Underwriting Standards”, as well as to identify any material deviations from those origination and underwriting standards. See “—Bank of America’s

Commercial Mortgage Loan Underwriting Standards—Exceptions to Underwriting Standards” above.

Findings and Conclusions. Bank of America found and concluded with reasonable assurance that the disclosure regarding the Bank of America mortgage loans in this prospectus is accurate in all material respects. Bank of America also found and concluded with reasonable assurance that the Bank of America mortgage loans were originated in accordance with Bank of America’s origination procedures and underwriting standards, except to the extent described above under “—Bank of America’s Commercial Mortgage Loan Underwriting Standards—Exceptions to Underwriting Standards”.

Review Procedures in the Event of a Mortgage Loan Substitution. Bank of America will perform a review of any Bank of America mortgage loan that it elects to substitute for a Bank of America mortgage loan in the pool in connection with a material breach of a representation or warranty or a material document defect. Bank of America, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related mortgage loan purchase agreement and the related pooling and servicing agreement (the “BANA Qualification Criteria”). Bank of America may engage a third party accounting firm to compare the BANA Qualification Criteria against the underlying source documentation to verify the accuracy of the review by Bank of America and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by Bank of America to render any tax opinion required in connection with the substitution.

Repurchases and Replacements. The following table sets forth, for the period commencing April 1, 2016 and ending March 31, 2019, the information required by Rule 15Ga-1 under the Exchange Act concerning all assets securitized by Bank of America that were the subject of a demand to repurchase or replace for breach of the representations and warranties concerning the pool assets for all asset-backed securities held by non-affiliates of Bank of America where the underlying transaction agreements included a covenant to repurchase or replace an underlying asset of the commercial real estate loan asset class. The information for Bank of America as a securitizer of commercial real estate loans required to be set forth in a Form ABS-15G for the reporting period from January 1, 2019, through March 31, 2019, was set forth in a Form ABS-15G filed by Bank of America on May 8, 2019, as amended on May 14, 2019. The Central Index Key Number of Bank of America is 0001102113.

Repurchases and Replacements
Asset Class: Commercial Mortgages

Name of Issuing Entity	Check if Registered	Name of Originator[1]	Total Assets in ABS by Originator			Assets That Were Subject of Demand[2]			Assets That Were Repurchased or Replaced[3]			Assets Pending Repurchase or Replacement (within cure period)			Demand in Dispute[4]			Demand Withdrawn[5]			Demand Rejected[6]
			#	$	%	#	$[7]	%	#	$[7]	%	#	$[7]	%	#	$[7]	%	#	$[7]	%	#	$[7]	%
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2005-4(9) (0001338265)	X	Bear Stearns Commercial Mortgage, Inc.	18	19,433,969.02	87.93	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2005-4(9) (0001338265)	X	Bank of America, N.A.	55	2,668,138.36	12.07	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2005-4(9) (0001338265)	X	Bridger Commercial Funding LLC	55	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	1	0	0.00	0	0	0.00	0	0	0.00
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-3(9) (0001404501)	X	Bank of America, N.A.	85	77,064,892.72	67.17	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-3(9) (0001404501)	X	Bridger Commercial Funding LLC	16	30,483,037.56	26.57	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-3(9) (0001404501)	X	Eurohypo AG New York Branch	22	4,200,000.00	3.66	0	0	0.00	0	0	0.00	0	0	0.00	1	4,200,000	3.66	0	0	0.00	0	0	0.00
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-3(9) (0001404501)	X	SunTrust Bank	25	2,983,226.00	2.60	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00

Name of Issuing Entity	Check if Registered	Name of Originator[1]	Total Assets in ABS by Originator			Assets That Were Subject of Demand[2]			Assets That Were Repurchased or Replaced[3]			Assets Pending Repurchase or Replacement (within cure period)			Demand in Dispute[4]			Demand Withdrawn[5]			Demand Rejected[6]
			#	$	%	#	$[7]	%	#	$[7]	%	#	$[7]	%	#	$[7]	%	#	$[7]	%	#	$[7]	%
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-3(9) (0001404501)	X	Hypo Real Estate Capital Corporation	3	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Citigroup Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-C6(8) (0001403924)	X	Citigroup Global Markets Realty Corp.	119	74,684,767.66	55.36	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Citigroup Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-C6(8) (0001403924)	X	Bank of America, N.A. (as successor by merger to LaSalle Bank National Association)	118	56,323,492.92	41.75	0	0	0.00	0	0	0.00	0	0	0.00	1	8,220,279.30	6.09	0	0	0.00	0	0	0.00
Citigroup Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-C6(8) (0001403924)	X	PNC Bank, National Association	52	3,908,306.63	2.90	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Citigroup Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-C6(8) (0001403924)	X	Capmark Finance Inc.	29	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-5(9) (0001420805)	X	Bank of America, N.A.	80	205,507,611.04	97.03	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	1	0	0.00	0	0	0.00
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-5(9) (0001420805)	X	Bridger Commercial Funding LLC	20	6,300,000.00	2.97	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Morgan Stanley Bank of America Merrill Lynch Commercial Mortgage Pass-Through Certificates, Series 2014-C17(8) (0001612124)	X	Morgan Stanley Mortgage Capital Holdings LLC	31	515,089,173.81	57.44	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00

Name of Issuing Entity	Check if Registered	Name of Originator[1]	Total Assets in ABS by Originator			Assets That Were Subject of Demand[2]			Assets That Were Repurchased or Replaced[3]			Assets Pending Repurchase or Replacement (within cure period)			Demand in Dispute[4]			Demand Withdrawn[5]			Demand Rejected[6]
			#	$	%	#	$[7]	%	#	$[7]	%	#	$[7]	%	#	$[7]	%	#	$[7]	%	#	$[7]	%
Morgan Stanley Bank of America Merrill Lynch Commercial Mortgage Pass-Through Certificates, Series 2014-C17(8) (0001612124)	X	Bank of America, N.A.	20	257,396,941.46	28.70	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Morgan Stanley Bank of America Merrill Lynch Commercial Mortgage Pass-Through Certificates, Series 2014-C17(8) (0001612124)	X	CIBC Inc.	16	124,269,293.02	13.86	0	0	0.00	0	0	0.00	0	0	0.00	1	5,000,000	0.56	0	0	0.00	0	0	0.00
Commercial Mortgages Total			764	1,380,312,850		0	0		0	0		0	0		4	17,420,279		1	0		0	0

(1)	The originator is the party identified by Bank of America using the same methodology as Bank of America would use to identify the originator of assets for purposes of complying with Item 1110 of Regulation AB in connection with registered offerings of asset-backed securities in the same asset class.

(2)	Reflects assets subject to demands to repurchase or replace that were received during the period from April 1, 2016 to March 31, 2019. Activity with respect to demands received during and, if applicable, prior to such period ended March 31, 2019, is reflected elsewhere in this table. If an asset changed status during such period ended March 31, 2019, information regarding the asset will appear in this column and the other applicable column in this table. Bank of America undertook the following steps to gather the information required by Rule 15Ga-1 under the Exchange Act: (i) identifying all asset-backed securities transactions in which we acted as a securitizer that were not the subject of a filing on Form ABS-15G by an affiliated securitizer, (ii) performing a diligent search of our records and the records of affiliates that acted as securitizers in our transactions for all relevant information, (iii) reviewing appropriate documentation from all relevant transactions to determine the parties responsible for enforcing representations and warranties, and any other parties to the transaction who might reasonably be expected to have received repurchase requests (such parties, “Demand Entities”), and (iv) making written request of each Demand Entity to provide any information in its possession regarding requests or demands to repurchase any loans for a breach of a representation or warranty with respect to any relevant transaction that was not previously provided to us. We followed up written requests made of Demand Entities as we deemed appropriate. In addition, we requested information from trustees and other Demand Entities as to investor demands that occurred prior to July 22, 2010. It is possible that this disclosure does not contain information about all investor demands upon those parties made prior to July 22, 2010.

(3)	Reflects assets that were repurchased or replaced during the period from April 1, 2016 to March 31, 2019. Where applicable, the demand for repurchase or replacement relating to any asset reported in this column may have been received prior to such period.

(4)	Includes assets for which any of the following situations apply as of March 31, 2019:

a.	A related demand to repurchase or replace such asset was received by the representing party but not yet responded to by March 31, 2019;

b.	The representing party has responded to one or more related demands to repurchase or replace such asset by refuting the allegations supporting the most recent such demand and rejecting the repurchase demand but the party demanding repurchase or replacement of such asset has responded to such rejection and continues to assert the merits of its demand; or

c.	The representing party and the party demanding repurchase or replacement of such asset acknowledge that the ongoing dispute over the merits of such demand may not be readily resolved.

Where applicable, the demand for repurchase or replacement relating to any asset reported in this column may have been received prior to the period from April 1, 2016 to March 31, 2019.

(5)	Includes assets for which the party demanding the repurchase or replacement of such asset has agreed to rescind its demand. Where applicable, the demand for repurchase or replacement relating to any asset reported in this column may have been received prior to the period ended March 31, 2019.

(6)	Reflects assets for which the representing party has responded to one or more related demands to repurchase or replace such asset by refuting the allegations supporting such demand and rejecting the repurchase demand(s) and the party demanding repurchase or replacement of such asset has not responded to the most recent such rejection as of March 31, 2019.

(7)	An outstanding principal balance shown in this column is calculated (a) for any asset that has not been liquidated, as the remaining outstanding principal balance of the asset at the earlier of the date on which it was repurchased, or replaced, if applicable, and March 31, 2019, or (b) for any asset no longer part of the pool assets at the end of the reporting period, as zero.

(8)	With respect to this securitization transaction, the information for Bank of America as a securitizer of commercial real estate loans required to be set forth in a Form ABS-15G for (a) the initial reporting period from January 1, 2009 through December 31, 2011, was set forth in the Form ABS-15G filed by Bank of America on February 14, 2012 (and subsequently amended by filing on August 23, 2012) and (b) for periods thereafter in the quarterly Form ABS-15G filings by Bank of America. The most recent such quarterly filing by Bank of America was on May 8, 2019, as amended on May 14, 2019. The Central Index Key Number of Bank of America is 0001102113.

(9)	With respect to this securitization transaction, the information for Bank of America as a securitizer of commercial real estate loans required to be set forth in a Form ABS-15G for (a) the initial reporting period from January 1, 2009 through December 31, 2011, was set forth in the Form ABS-15G filed by Banc of America Merrill Lynch Commercial Mortgage, Inc. (“BAMLCM”) on February 14, 2012 (and subsequently amended by filing on November 8, 2012) and (b) for periods thereafter in the quarterly Form ABS-15G filings by BAMLCM. The most recent such quarterly filing by BAMLCM was on May 8, 2019, as amended on May 14, 2019. The Central Index Key Number of BAMLCM is 0001005007.

Retained Interests in This Securitization

Neither Bank of America nor any of its affiliates intends to retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization, except that Bank of America will retain $14,928,506.84 Certificate Balance of the RR Interest and Bank of America or an affiliate thereof will retain the Class R certificates. However, Bank of America or its affiliates may from time to time after the initial sale of the certificates to investors on the Closing Date, acquire additional certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates (other than its portion of the RR Interest) at any time. Bank of America will be required to retain its portion of the RR Interest in compliance with the Credit Risk Retention Rules. See “Credit Risk Retention”.

National Cooperative Bank, N.A.

General

National Cooperative Bank, N.A. is a national banking association regulated by the Office of the Comptroller of the Currency. National Cooperative Bank, N.A. is wholly-owned by National Consumer Cooperative Bank, a federally chartered corporation. The executive offices of National Cooperative Bank, N.A. are located at 2011 Crystal Drive, Suite 800, Arlington, VA 22202. National Cooperative Bank, N.A. is engaged in a wide range of banking, financial and finance-related activities throughout the United States.

National Cooperative Bank, N.A. converted to a national bank charter from a federal thrift charter effective as of December 31, 2014. As a result of the conversion, its name changed from NCB, FSB to National Cooperative Bank, N.A. The conversion permits the bank to increase its commercial lending but does not otherwise impact its commercial real estate lending business or its servicing or deposit platforms. Similarly, the bank’s Board of Directors and senior management did not change as a result of the conversion, and the Office of the Comptroller of the Currency continues to be the primary federal regulator of the bank.

In connection with providing representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties, National Cooperative Bank, N.A. will conduct its own due diligence review. In addition, mortgage loan seller’s counsel will prepare, among other things, initial exception lists to the representations and warranties. Counsel will also review certain loan documentation and perform due diligence procedures. If a cure, repurchase or substitution is required with respect to a mortgage loan sold by National Cooperative Bank, N.A. in the event of a material document defect or material breach of a representation or warranty with respect to such mortgage loan, National Cooperative Bank, N.A. will be the sole party responsible for any repurchase or substitution. See “Pooling and Servicing Agreement—Dispute Resolution Provisions” and “Risk Factors—Other Risks Relating to the Certificates—Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan” in this prospectus. In addition, National Cooperative Bank, N.A. has agreed to indemnify the depositor and the underwriters and certain of their respective affiliates with respect to certain liabilities arising in connection with the issuance and sale of the Offered Certificates.

Neither National Cooperative Bank, N.A. nor any of its affiliates will insure or guarantee distributions on the Certificates. The Certificateholders will have no rights or remedies against National Cooperative Bank, N.A. for any losses or other claims in connection with the Certificates or the mortgage loans except in respect of the repurchase and substitution obligations for material document defects or the material breaches of representations and warranties made by National Cooperative Bank, N.A. in the related MLPA as described under “Pooling and Servicing Agreement—Dispute Resolution Provisions” in this prospectus.

A wholly-owned subsidiary of National Cooperative Bank, N.A. is a party to a repurchase facility with Wells Fargo Bank, National Association pursuant to which Wells Fargo Bank, National Association has agreed to purchase mortgage loans from such subsidiary on a revolving basis and to serve as interim custodian of the loan files for the mortgage loans subject to such repurchase agreement. National Cooperative Bank, N.A. guarantees the performance by its wholly-owned subsidiary of certain obligations under that repurchase facility. None of the National Cooperative Bank, N.A. Mortgage Loans are subject to such repurchase facility or interim custodial arrangement. In addition, National Cooperative Bank, N.A. is party to an interest rate hedging arrangement with Wells Fargo Bank, National Association with respect to certain of the National Cooperative Bank, N.A. Mortgage Loans, which have an aggregate Cut-off Date Balance of $40,978,621 (4.0%), and such hedging arrangements will terminate with respect to such loans that National Cooperative Bank, N.A. will transfer to the depositor in connection with the transfer of those Mortgage Loans pursuant to this securitization transaction. See “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” in this prospectus.

National Cooperative Bank, N.A.’s Securitization Program

National Cooperative Bank, N.A. has been an active participant in securitization of commercial and multifamily mortgage loans as a mortgage loan seller and sponsor since 2002. Its parent, National Consumer Cooperative Bank, has been an active participant in securitization of commercial and multifamily mortgage loans as a mortgage loan seller since 1992. This is the 62nd commercial mortgage loan securitization to which National Cooperative Bank, N.A. and its affiliates are contributing loans. During the period commencing on January 1, 1992 and ending on March 31, 2019, National Cooperative Bank, N.A. and its affiliates sold approximately $6.25 billion of commercial and multifamily mortgage loans into commercial mortgage-backed securitization transactions. Since 1998, National Cooperative Bank, N.A. together with its parent National Consumer Cooperative Bank securitized approximately $3.55 billion of multifamily loans in agency mortgage security backed transactions.

In addition to commercial and multifamily mortgage loans, National Cooperative Bank, N.A. has securitized residential mortgage loans.

National Cooperative Bank, N.A.’s Underwriting Standards and Processes

General. All of the mortgage loans sold to the depositor by National Cooperative Bank, N.A. (the “National Cooperative Bank, N.A. Mortgage Loans”) were originated by National Cooperative Bank, N.A. or an affiliate of National Cooperative Bank, N.A., generally in accordance with the underwriting guidelines described below. Seventeen (17) of the nineteen (19) Mortgage Loans that National Cooperative Bank, N.A. will transfer to the depositor (7.2%), were originated by its parent company, National Consumer Cooperative Bank. National Cooperative Bank, N.A. has implemented general loan policies and guidelines establishing certain procedures with respect to underwriting its mortgage loans. The underwriting and origination procedures and the credit analysis with respect to any particular mortgage loan may significantly differ from one mortgage loan to another, and will be driven by circumstances particular to that mortgage loan and the related mortgaged real property, including, among others, its type, physical quality, size, environmental condition, location, market conditions, reserve requirements and other factors. Accordingly, there is no assurance that every loan will comply in all respects with National Cooperative Bank, N.A.’s general guidelines.

Loan Analysis. In connection with the origination of mortgage loans, National Cooperative Bank, N.A. conducts an extensive review of the related mortgaged real property, which includes an analysis of the appraisal, environmental report, property condition report, seismic reports (where applicable), historical operating statements, ground lease (where applicable), leases, maintenance schedules and rent rolls (where applicable), budgets, sources and uses and related information provided by the borrower. The credit of the borrower and, generally for loans other than those secured by residential cooperative properties, certain of its key principals, are examined for financial strength and character prior to origination of the mortgage loan, which may include a review of annual financial statements and judgment, lien, bankruptcy and outstanding litigation searches. As part of the underwriting process, a site inspection of each mortgaged real property is conducted by National Cooperative Bank, N.A., an affiliate or a third-party engineering firm.

Loan Approval. Prior to commitment, all mortgage loans must be approved by National Cooperative Bank, N.A.’s credit committee (the make-up of which varies by loan size and type) in accordance with its credit policies. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Environmental Assessments. An environmental site assessment (generally a Phase I environmental site assessment) is performed on all mortgaged properties. The environmental assessments are performed during the 12-month period preceding origination of the related mortgage loan. Depending on the findings of the environmental site assessment, any of the following may be required: additional environmental testing, such as a Phase II environmental assessment on the subject mortgaged property; obligating the related borrower to perform remediation as a condition to the closing of such mortgage loan or within a period following the closing of such mortgage loan; and/or the posting of cash reserves, letters of credit or guaranties to secure the performance of any recommended remediation action. Additionally, all borrowers are required to provide customary environmental representations, warranties, covenants and indemnities relating to the existence and use of hazardous substances on the mortgaged properties.

Property Condition Assessments. Independent engineering firms conduct inspections with respect to each mortgaged real property generally within the twelve-month period preceding the origination of the related mortgage loan. The resulting reports on some of the properties may indicate a variety of deferred maintenance items, recommended capital expenditures and/or building code violations. In some instances where deferred maintenance items, recommended capital expenditures and/or building code violations are identified, repairs or maintenance are required to be completed before closing or after closing and, in certain instances, cash reserves, letters of credit or guaranties to secure the performance of the repairs or maintenance items are required or obtained.

Appraisals. An appraisal of each of the mortgaged properties is performed prior to the origination of each such loan. Such appraisal is prepared by an independent appraiser who holds a certified general appraiser license from the state in which the property is located, and who may also possess the MAI designation from the Appraisal Institute. Such appraisals generally complied with (or the appraiser certified that such appraisal complied with) the appraisal guidelines of Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989.

Seismic Report. If the property consists of improvements located in seismic zone 3 or 4, National Cooperative Bank, N.A. typically requires a seismic report to establish the probable maximum or bounded loss for the improvements at the property as a result of an earthquake.

Title Insurance. The borrower is required to provide, and National Cooperative Bank, N.A.’s origination counsel reviews, a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (i) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) in an amount at least equal to the original principal balance of the mortgage loan, (iii) protection and benefits run to the mortgagee and its successors and assigns, (iv) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Additional Debt. Certain of the mortgage loans secured by residential cooperative properties may have or permit in the future certain additional subordinate debt, whether secured or unsecured. The mortgage loans that are other than mortgage loans secured by residential cooperative properties will generally prohibit additional indebtedness secured by the related mortgaged property, but may have or permit additional unsecured indebtedness and trade payables. In many cases, National Cooperative Bank, N.A. or one of its affiliates is and/or will be the lender on that additional debt. The debt service coverage ratios described herein would be lower if the payments related to such additional debt were included in the calculation of such debt service coverage ratios and the loan-to-value ratios described herein would be higher if the amount of any such additional subordinate debt were included in the calculation of such loan-to-value ratios.

Debt Service Coverage Ratio and LTV Ratio. National Cooperative Bank, N.A. evaluates debt service coverage ratios and loan-to-value ratios when underwriting a mortgage loan. Generally, the debt service coverage ratio for mortgage loans (other than mortgage loans secured by residential cooperative properties) originated or acquired by National Cooperative Bank, N.A. will be equal to or greater than 1.20x and the loan-to-value ratio for mortgage loans (other than mortgage loans secured by residential cooperative properties) originated or acquired by National Cooperative Bank, N.A. will be equal to or less than 75%; provided, however, that exceptions may be made when consideration is given to circumstances particular to the mortgage loan, the related property, loan-to-value ratio, reserves or other factors. Debt service coverage ratios are calculated based on Underwritten Net Cash Flow. Underwritten Net Cash Flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy, may be utilized. We cannot assure you that the foregoing assumptions made with respect to any prospective multifamily, manufactured housing community or commercial mortgage loan will, in fact, be consistent with actual property performance. Such underwritten net cash flow may be higher than historical net cash flow reflected in recent financial statements. In the case of a residential cooperative property, Underwritten Net Cash Flow is the projected net cash flow reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the Cut-off Date and, in general, equals projected operating income at the property assuming such property is operated as a rental property with rents and other income set at prevailing market rates (but taking into account the presence of existing rent regulated, rent stabilized or rent controlled rental tenants), reduced by underwritten property operating expenses, a market-rate vacancy and, if applicable, collection loss assumption and projected replacement reserves, in each case as determined by the appraiser. However, the projected rental income used in such determinations may differ materially from the scheduled monthly maintenance payments from the tenant-stockholders upon which residential cooperatives depend. Except in certain limited instances where a residential cooperative property is valued solely as a multifamily rental property (for example, where the value of a residential cooperative property determined as if such property is operated as a residential cooperative is unavailable), the loan-to-value ratio with respect to each mortgage loan secured by a residential cooperative property is calculated using the value estimate reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the Cut-off Date determined as if such residential cooperative property is operated as a residential cooperative. This value, in general, equals the sum of (i) the gross share value of all cooperative units in such residential cooperative property, based in part on various comparable sales of cooperative apartment units in the market, plus (ii) the amount of the underlying debt encumbering the related Mortgaged Property. There is generally a limited market for the sale of sponsor or investor held units that are rent regulated, rent stabilized or rent controlled units, and in certain instances, for the sale of market rate units. Therefore, the appraiser typically applies a discount when deriving a gross share value for such units as and if the appraiser deems appropriate. The amount of such discount will depend on such factors as location, condition, tenancy profile (age of the tenants), and the amount of positive or negative cash flow. In certain instances, in determining the gross share value of market rate sponsor or investor held units occupied by rental tenants, the appraiser has taken into consideration a value for such units determined by capitalizing the anticipated net operating income to be realized from such occupied units. The comparable sales considered in the appraisers’ estimates of gross share values may have occurred at properties where the cooperative entity’s underlying mortgage debt per cooperative unit was substantially more or less than that at the applicable Mortgaged Property. The appraisers generally made no adjustments to comparable sales statistics to account for any such differences, although monthly unit maintenance obligations may have been considered. With respect to limited equity cooperatives (i.e., housing cooperatives in which eligible members purchase shares at below market prices and are subject to various restrictions, including restrictions on the sale price for which units may be re-sold and/or restrictions upon the income or other characteristics of purchasers of such units), the gross share value referenced in the preceding sentence is calculated without regard to any applicable sale price restriction. National Cooperative Bank, N.A. will also calculate a loan-to-value ratio for each mortgage loan secured by a residential cooperative property based upon the value of such residential cooperative property as a multifamily rental property. The value of a residential cooperative property as a multifamily rental property is reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the Cut-off Date and, in general, is derived by applying an appropriate capitalization rate (as determined by the appraiser) to the Underwritten Net Cash Flow for such residential cooperative property. In certain instances, the appraiser may have made adjustments to increase or decrease such capitalized value as deemed appropriate by the appraiser (for example, the appraiser may have reduced such capitalized value to reflect the cost of completing material deferred maintenance or may have increased such capitalized value to reflect the existence of certain tax abatements or incentives). In certain limited instances (for example, where the value of a residential cooperative property determined as if such property is operated as a residential cooperative is unavailable), National Cooperative Bank, N.A. will not determine a value of such a mortgaged property as if operated as a residential cooperative and will instead only calculate the value of such residential cooperative property as a multifamily rental property. In those instances, the “Appraised Value” reflected on Annex A-1 will be the value of such

Mortgaged Property as a multifamily rental property and the loan-to-value ratio for such a mortgage loan secured by a residential cooperative property will be based upon the value of such residential cooperative property as a multifamily rental property.

Zoning and Building Code Compliance. With respect to each mortgage loan, National Cooperative Bank, N.A. will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use and building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent Certificates of occupancy; letters from governmental officials or agencies; title insurance endorsements; information set forth in the appraisal of the related property; and/or representations by the related borrower. In limited instances, National Cooperative Bank, N.A. may obtain third party prepared zoning reports. National Cooperative Bank, N.A. generally requires borrowers to obtain law and ordinance coverage. If a material violation exists with respect to a mortgaged property, National Cooperative Bank, N.A. may require the borrower to remediate such violation and/or to establish a reserve to cover the cost of such remediation.

Hazard, Liability and Other Insurance. The mortgage loans typically require that the related property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser of the outstanding principal balance of the mortgage loan or 100% of the full insurable replacement cost of the improvements located on the property. If applicable, the policy contains appropriate endorsements to avoid the application of coinsurance and does not permit reduction in insurance proceeds for depreciation. Flood insurance, if available, must be in effect for any property that at the time of origination included material improvements in any area identified by the Federal Emergency Management Agency as being situated in a special flood hazard area. The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration and be provided by a generally acceptable insurance carrier in an amount not less than the least of (i) the outstanding principal balance of the mortgage loan, (ii) the full insurable value of the property, and (iii) the maximum amount of insurance available under the National Flood Insurance Program. The standard form of hazard insurance policy typically covers physical damage or destruction of improvements on the mortgaged property caused by fire, lighting, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions of coverage, including exclusions related to acts of terrorism.

Each mortgage loan typically also requires the borrower to maintain comprehensive general liability insurance against claims for bodily injury or property damage occurring on, in or about the property in an amount that is generally consistent with currently prevailing capital market standards.

Each mortgage loan typically further requires the related borrower to maintain business interruption or loss of income insurance in an amount not less than 100% of the projected shareholder or unit owner maintenance income for the related property (in the case of a mortgage loan secured by a residential cooperative property) or projected rental income (in the case of a mortgage loan other than a mortgage loan secured by a residential cooperative property) for a period of not less than twelve months.

The properties are typically not insured for earthquake risk unless a seismic report indicates a PML of greater than 20%.

Escrow Requirements. National Cooperative Bank, N.A. may require a borrower to fund various escrows. Such escrows may include escrows for taxes and insurance premiums (to cover amounts due prior to their respective due dates), reserves to cover the cost of repairs recommended pursuant to a building condition report prepared for National Cooperative Bank, N.A. or an affiliate that originated the loan, and/or reserves to secure the performance of environmental or other remediation work. In the case of mortgage loans that are other than mortgage loans secured by residential cooperative properties, such escrows may also include replacement reserves, reserves to cover the costs of tenant improvements, leasing commissions and other re-tenanting expenses and reserves to cure deficiencies in debt service coverage ratios. In some cases such reserves may only be required upon the occurrence of certain events. A case-by-case analysis will be conducted to determine the need for a particular escrow or reserve. National Cooperative Bank, N.A. may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and National Cooperative Bank, N.A.’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

Exceptions. Notwithstanding the discussion under “National Cooperative Bank, N.A.’s Underwriting Standards and Processes” above, one or more of National Cooperative Bank, N.A.’s mortgage loans may vary from, or not comply with, National Cooperative Bank, N.A.’s underwriting policies and guidelines described above. In addition, in the case of one or more of National Cooperative Bank, N.A.’s mortgage loans, National Cooperative Bank, N.A. or another originator may not have strictly applied the underwriting policies and guidelines described above as the result of a case-by-case permitted exception based upon other compensating factors. None of the National Cooperative Bank, N.A. Mortgage Loans were originated with any material exceptions to National Cooperative Bank, N.A.’s underwriting guidelines and procedures except as described above under “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Review of Mortgage Loans for Which National Cooperative Bank, N.A. is the Sponsor

Overview. National Cooperative Bank, N.A., in its capacity as the sponsor of the National Cooperative Bank, N.A. Mortgage Loans, has conducted a review of the National Cooperative Bank, N.A. Mortgage Loans it is selling to the depositor designed and effected to provide reasonable assurance that the disclosure related to the National Cooperative Bank, N.A. Mortgage Loans is accurate in all material respects. National Cooperative Bank, N.A. determined the nature, extent and timing of the review and the level of assistance provided by any third parties. The review of the National Cooperative Bank, N.A. Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of National Cooperative Bank, N.A. (collectively, the “National Cooperative Bank, N.A. Deal Team”) with the assistance of certain third parties. National Cooperative Bank, N.A. has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review of the mortgage loans that it is selling to the depositor and the review’s findings and conclusions. The review procedures described below were employed with respect to all of the National Cooperative Bank, N.A. Mortgage Loans (rather than relying on sampling procedures).

Database. To prepare for securitization, members of the National Cooperative Bank, N.A. Deal Team created a database of loan-level and property-level information relating to each National Cooperative Bank, N.A. Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, third party reports (appraisals, environmental site assessments and property condition reports), insurance policies, borrower-supplied information (including, to the extent available, maintenance schedules and rent rolls (if applicable), leases and financial or operating statements) and information collected by National Cooperative Bank, N.A. during the underwriting process. Prior to securitization of each National Cooperative Bank, N.A. Mortgage Loan, the National

Cooperative Bank, N.A. Deal Team may have updated the information in the database with respect to such National Cooperative Bank, N.A. Mortgage Loan based on current information brought to the attention of the National Cooperative Bank, N.A. Deal Team relating to loan payment status and escrows, updated operating statements, maintenance schedules and rent rolls (if applicable), leasing activity, and other relevant information. Such updates were not intended to be, and do not serve as, a re-underwriting of any Mortgage Loan.

A data tape (the “National Cooperative Bank, N.A. Data Tape”) containing detailed information regarding each National Cooperative Bank, N.A. Mortgage Loan was created from, among other sources, the information in the database referred to in the prior paragraph. The National Cooperative Bank, N.A. Data Tape was used by the National Cooperative Bank, N.A. Deal Team to provide the numerical information regarding the National Cooperative Bank, N.A. Mortgage Loans in this prospectus.

Data Comparisons and Recalculation. The depositor or its affiliate, on behalf of National Cooperative Bank, N.A., engaged a third party accounting firm to perform certain data comparison and recalculation procedures which were designed or provided by National Cooperative Bank, N.A. relating to information in this prospectus regarding the National Cooperative Bank, N.A. Mortgage Loans. These procedures included:

●	comparing the information in the National Cooperative Bank, N.A. Data Tape against various source documents provided by National Cooperative Bank, N.A.;

●	comparing numerical information regarding the National Cooperative Bank, N.A. Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the information contained in the National Cooperative Bank, N.A. Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the National Cooperative Bank, N.A. Mortgage Loans disclosed in this prospectus.

Legal Review. National Cooperative Bank, N.A. engaged counsel to conduct certain legal reviews of the National Cooperative Bank, N.A. Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each National Cooperative Bank, N.A. Mortgage Loan, counsel reviewed the principal loan documents for each mortgage loan to identify material deviations from National Cooperative Bank, N.A.’s standard form loan documents. In addition, counsel reviewed National Cooperative Bank, N.A.’s representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties.

Other Review Procedures. National Cooperative Bank, N.A. has serviced each National Cooperative Bank, N.A. mortgage loan since origination and has confirmed that it is not aware of any material events, except as previously identified, concerning the related Mortgage Loan, the Mortgaged Property and the borrower occurring since origination, including, but not limited to, (i) loan modifications or assumptions, or releases of the related borrower or Mortgaged Property; (ii) damage to the Mortgaged Property that materially and adversely affects its value as security for the Mortgage Loan; (iii) pending condemnation actions; (iv) litigation, regulatory or other proceedings against the Mortgaged Property or borrower, or notice of non-compliance with environmental laws; (v) bankruptcies involving any borrower; and (vi) any existing or incipient material defaults.

The National Cooperative Bank, N.A. Deal Team also reviewed the National Cooperative Bank, N.A. Mortgage Loans to confirm, with the assistance of counsel, whether any National

Cooperative Bank, N.A. Mortgage Loan materially deviated from the underwriting guidelines set forth under “—National Cooperative Bank, N.A.’s Underwriting Standards and Processes” above. See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Findings and Conclusions. National Cooperative Bank, N.A. found and concluded with reasonable assurance that the disclosure regarding the National Cooperative Bank, N.A. Mortgage Loans in this prospectus is accurate in all material respects. National Cooperative Bank, N.A. also found and concluded with reasonable assurance that the National Cooperative Bank, N.A. Mortgage Loans were originated in accordance with National Cooperative Bank, N.A.’s origination policies, procedures and underwriting guidelines set forth under “—National Cooperative Bank, N.A.’s Underwriting Standards and Processes” above except as described above under “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Review Procedures in the Event of a Mortgage Loan Substitution. National Cooperative Bank, N.A. will perform a review of any National Cooperative Bank, N.A. Mortgage Loan that it elects to substitute for a National Cooperative Bank, N.A. Mortgage Loan in the pool in connection with a material breach of a representation or warranty or a material document defect. National Cooperative Bank, N.A., and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related MLPA and the PSA. National Cooperative Bank, N.A. may engage a third party accounting firm to compare the such criteria against the underlying source documentation to verify the accuracy of the review by National Cooperative Bank, N.A. and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by National Cooperative Bank, N.A. to render any tax opinion required in connection with the substitution.

Compliance with Rule 15Ga-1 under the Exchange Act

As of the date of this prospectus, National Cooperative Bank, N.A. filed its most recent Form ABS-15G with the SEC on February 7, 2019. Such Form ABS-15G is available electronically though the SEC’s EDGAR system. The Central Index Key number of National Cooperative Bank, N.A. is 0001577313. With respect to the period from and including October 1, 2015 to September 30, 2018, National Cooperative Bank, N.A. does not have any activity to report as required by Rule 15Ga-1 with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

Neither National Cooperative Bank, N.A. nor any of its affiliates will retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. However, National Cooperative Bank, N.A. or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates at any time.

The information set forth under “—National Cooperative Bank, N.A.” has been provided by National Cooperative Bank, N.A.

The Depositor

Banc of America Merrill Lynch Commercial Mortgage Inc. is a Delaware corporation and was organized on December 13, 1995 for the limited purpose of acquiring, owning and transferring mortgage assets and selling interests in the mortgage assets or bonds secured by the mortgage assets. The depositor was originally incorporated in the State of Delaware on December 13, 1995 under the name “NationsLink Funding Corporation” and filed Certificates of Amendment to its Certificate of Incorporation changing its name to “Banc of America Commercial Mortgage Inc.” on August 24, 2000 and further changing its name to “Banc of America Merrill Lynch Commercial Mortgage Inc.” on July 1, 2010. The depositor is a subsidiary of Bank of America, National Association. See “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” below. The depositor maintains its principal office at One Bryant Park, New York, New York 10036. The depositor’s telephone number is (980) 388-7451.

The depositor will have minimal ongoing duties with respect to the certificates and the Mortgage Loans. These duties will include, without limitation, (i) appointing a successor trustee or custodian in the event of the resignation or removal of the trustee or custodian, as applicable, (ii) providing information in its possession with respect to the certificates to the certificate administrator to the extent necessary to perform REMIC tax administration and preparing disclosure required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (iii) indemnifying the trustee, the custodian, the certificate administrator and the issuing entity for any liability, assessment or costs arising from the depositor’s willful misconduct, bad faith or negligence in providing such information, (iv) indemnifying the trustee, the custodian and the certificate administrator against certain securities laws liabilities and (v) signing any distribution report on Form 10-D, current report on Form 8-K or annual report on Form 10-K, including the required certification therein under the Sarbanes-Oxley Act, required to be filed by the issuing entity and reviewing filings pursuant to the Exchange Act prepared by the certificate administrator on behalf of the issuing entity. The depositor is also required under the Underwriting Agreement to indemnify the underwriters for, or to contribute to losses in respect of, certain securities law liabilities.

The depositor purchases commercial mortgage loans and interests in commercial mortgage loans for the purpose of selling those assets to trusts created in connection with the securitization of pools of assets and does not engage in any activities unrelated to those securitizations. On the Closing Date, the depositor will acquire the Mortgage Loans from each mortgage loan seller and will simultaneously transfer them, without recourse, to the trustee for the benefit of the Certificateholders.

The depositor remains responsible under the PSA for providing the master servicers, special servicers, certificate administrator and trustee with certain information and other assistance requested by those parties and reasonably necessary to performing their duties under the PSA.  The depositor also remains responsible for mailing notices to the Certificateholders upon the appointment of certain successor entities under the PSA.

The Issuing Entity

The issuing entity, BANK 2019-BNK18 (the “Trust”), will be a New York common law trust formed on the Closing Date pursuant to the PSA.

The only activities that the issuing entity may perform are those set forth in the PSA, which are generally limited to owning and administering the Mortgage Loans and any REO Property, disposing of defaulted mortgage loans and REO Property, issuing the certificates, making distributions, providing reports to Certificateholders and other activities described in this prospectus. Accordingly, the issuing entity may not issue securities other than the certificates, or invest in securities, other than investing of funds in the Collection Accounts and other accounts maintained under the PSA in certain short-term permitted investments. The issuing entity may not lend or borrow money, except that the master servicers, the special servicers and the trustee may make Advances of delinquent monthly debt service payments and Servicing Advances to the issuing entity, but only to the extent it does not deem such Advances to be non-recoverable from the related mortgage loan; such Advances are intended to provide liquidity, rather than credit support. The PSA may be amended as set forth under “Pooling and Servicing Agreement—Amendment”. The issuing entity administers the Mortgage Loans through the trustee, the certificate administrator, the master servicers and the special servicers. A discussion of the duties of the trustee, the certificate administrator, the master servicers and the special servicers, including any discretionary activities performed by each of them, is set forth in this prospectus under “Transaction Parties—The Trustee”, “―The Certificate Administrator”, “—The Master Servicers” and “—The Special Servicers” and “Pooling and Servicing Agreement”.

The only assets of the issuing entity other than the Mortgage Loans and any REO Properties are the Collection Accounts and other accounts maintained pursuant to the PSA, the short-term investments in which funds in the Collection Accounts and other accounts are invested. The issuing entity has no present liabilities, but has potential liability relating to ownership of the Mortgage Loans and any REO Properties and certain other activities described in this prospectus, and indemnity obligations to the trustee, the certificate administrator, the depositor, the master servicers, the special servicers, the operating advisor, the asset representations reviewer and the underwriters. The fiscal year of the issuing entity is the calendar year. The issuing entity has no executive officers or board of directors and acts through the trustee, the certificate administrator, the master servicers and the special servicers.

The depositor will be contributing the Mortgage Loans to the issuing entity. The depositor will be purchasing the Mortgage Loans from the mortgage loan sellers, as described under “Description of the Mortgage Loan Purchase Agreements” in this prospectus.

The Trustee

Wilmington Trust, National Association (“WTNA”) (formerly called M & T Bank, National Association) will act as trustee on behalf of the Certificateholders pursuant to the PSA. WTNA is a national banking association with trust powers incorporated in 1995. The trustee’s principal place of business is located at 1100 North Market Street, Wilmington, Delaware 19890. WTNA is an affiliate of Wilmington Trust Company and both WTNA and Wilmington Trust Company are subsidiaries of Wilmington Trust Corporation and Wilmington Trust Corporation is a wholly-owned subsidiary of M&T Bank Corporation. Since 1998, Wilmington Trust Company has served as trustee in numerous asset-backed securities transactions. As of December 31, 2018, WTNA served as trustee on over 1,718 mortgage-backed related securities transactions having an aggregate original principal balance in excess of $350 billion, of which approximately 451 transactions were commercial mortgage-backed securities transactions having an aggregate original principal balance of approximately $296 billion.

The transaction parties may maintain banking and other commercial relationships with WTNA and its affiliates. In its capacity as trustee on commercial mortgage securitizations, WTNA and its affiliates are generally required to make an advance if the related servicer or special servicer fails to make a required advance. In the past three years, WTNA and its affiliates have not been required to make an advance on a commercial mortgage-backed securities transaction.

WTNA is subject to various legal proceedings that arise from time to time in the ordinary course of business. WTNA does not believe that the ultimate resolution of any of these proceedings will have a material adverse effect on its services as trustee.

The information set forth under this sub-heading has been provided by WTNA. None of the depositor, the underwriters or any other person, other than WTNA, makes any representation or warranty as to the accuracy or completeness of such information.

The responsibilities of the trustee are set forth in the PSA. A discussion of the role of the trustee and its continuing duties, including: (1) any actions required by the trustee, including whether notices are required to investors, rating agencies or other third parties, upon an event of default, potential event of default (and how defined) or other breach of a transaction covenant and any required percentage of a class or classes of asset-backed securities that is needed to require the trustee to take action, (2) limitations on the trustee’s liability under the transaction agreements regarding the asset-backed securities transaction, (3) any indemnification provisions that entitle the trustee to be indemnified from the cash flow that otherwise would be used to pay the asset-backed securities, and (4) any contractual provisions or understandings regarding the trustee’s removal, replacement or resignation, as well as how the expenses associated with changing from one trustee to another trustee will be paid, is set forth in this prospectus under “Pooling and Servicing Agreement”. In its capacity as trustee on commercial mortgage loan securitizations, WTNA and its affiliates are generally required to make an advance if the related servicer or special servicer fails to make a required advance. See “Pooling and Servicing Agreement—Advances” in this prospectus.

For a description of any material affiliations, relationships and related transactions between the trustee and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” in this prospectus.

The trustee will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. For further information regarding the duties, responsibilities, rights and obligations of the trustee under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the trustee’s removal, replacement or resignation are described under “Pooling and Servicing Agreement—Resignation and Removal of the Trustee and the Certificate Administrator” in this prospectus.

The Certificate Administrator

Wells Fargo Bank will act as certificate administrator, certificate registrar, and custodian under the PSA. The certificate administrator will also be the REMIC administrator and the 17g-5 Information Provider under the PSA.

Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company, Wells Fargo & Company is a U.S. bank holding company with approximately $1.9 trillion in assets and approximately 262,000 employees as of September 30, 2018, which provides banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The depositor, the sponsors, the master servicer, the special servicer, the trustee, the operating advisor, the asset representations reviewer and the mortgage loan sellers may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo Bank maintains principal corporate trust offices at 9062 Old Annapolis Road, Columbia, Maryland 21045 (among other locations) and its office for certificate transfer services is located at 600 South 4th Street, 7th floor, MAC: N9300-070, Minneapolis, Minnesota 55479.

Under the terms of the PSA, Wells Fargo Bank is responsible for securities administration, which includes pool performance calculations, distribution calculations and related distributions to Certificateholders and the preparation of monthly distribution reports. As certificate administrator, Wells Fargo Bank is responsible for the preparation and filing of all REMIC tax returns on behalf of the Trust REMICs and all grantor trust tax returns on behalf of the Grantor Trust to the extent required under the PSA and the preparation of monthly reports on Form 10-D, certain current reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the SEC on behalf of the issuing entity. Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995, and in connection with commercial mortgage-backed securities since 1997. As of September 30, 2018, Wells Fargo Bank was acting as securities administrator with respect to more than $467 billion of outstanding commercial mortgage-backed securities.

Wells Fargo Bank is acting as custodian (the “Custodian”) of the mortgage files pursuant to and subject to the PSA. In that capacity, Wells Fargo Bank is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the trustee for the benefit of the Certificateholders. Wells Fargo Bank maintains each mortgage file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction or investor. Wells Fargo Bank has been engaged in the mortgage document custody business for more than 25 years. Wells Fargo Bank maintains its commercial document custody facilities in Minneapolis, Minnesota. As of September 30, 2018, Wells Fargo Bank was acting as custodian of more than 253,000 commercial mortgage files.

Wells Fargo Bank serves or may have served within the past two years as loan file custodian for various mortgage loans owned by a sponsor or an affiliate of a sponsor, and one or more of those mortgage loans may be included in the Trust. The terms of any custodial agreement under which those services are provided by Wells Fargo Bank are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

For one CMBS transaction, Wells Fargo Bank disclosed transaction-level noncompliance on its 2018 Annual Statement of Compliance furnished pursuant to Item 1123 of Regulation AB for such transaction related to its CMBS bond administration function. An administrative error caused an underpayment to one class and a corresponding overpayment to another class on one distribution date in 2018. The affected distributions were revised to correct the error before the next distribution date.

Since June 18, 2014, a group of institutional investors have filed civil complaints in the Supreme Court of the State of New York, New York County, and later the U.S. District Court for the Southern District of New York against Wells Fargo Bank in its capacity as trustee for certain residential mortgage backed securities (“RMBS”) trusts. The complaints against Wells Fargo Bank alleged that the trustee caused losses to investors and asserted causes of action based upon, among other things, the trustee’s alleged failure to: (i) notify and enforce repurchase obligations of mortgage loan sellers for purported breaches of representations and warranties, (ii) notify investors of alleged events of default, and (iii)

abide by appropriate standards of care following alleged events of default. Relief sought included money damages in an unspecified amount, reimbursement of expenses, and equitable relief. Wells Fargo Bank has reached an agreement, in which it denies any wrongdoing, to resolve these claims on a classwide basis for the 271 RMBS trusts currently at issue. The settlement agreement is subject to court approval. Separate lawsuits against Wells Fargo Bank making similar allegations filed by certain other institutional investors concerning 57 RMBS trusts in New York federal and state court are not covered by the agreement. With respect to the foregoing litigations, Wells Fargo Bank believes plaintiffs’ claims are without merit and intends to contest the claims vigorously, but there can be no assurances as to the outcome of the litigations or the possible impact of the litigations on Wells Fargo Bank or the RMBS trusts.

As of the Closing Date, neither Wells Fargo Bank nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization, except that Wells Fargo Bank will retain $24,254,110.70 Certificate Balance of the RR Interest. However, Wells Fargo Bank or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire additional certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates (other than its portion of the RR Interest) at any time. Wells Fargo Bank will be required to retain its portion of the RR Interest for so long as retention thereof is necessary for it to remain in compliance with the Credit Risk Retention Rules. See “Credit Risk Retention”.

The foregoing information set forth under this heading “—The Certificate Administrator” has been provided by Wells Fargo Bank.

For a description of any material affiliations, relationships and related transactions between the certificate administrator and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The certificate administrator will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. For further information regarding the duties, responsibilities, rights and obligations of the certificate administrator under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the certificate administrator’s removal, replacement or resignation are described under “Pooling and Servicing Agreement—Resignation and Removal of the Trustee and the Certificate Administrator” in this prospectus.

The Master Servicers

Wells Fargo Bank, National Association

Wells Fargo Bank will act as the master servicer under the PSA for all of the Mortgage Loans to be deposited into the trust fund other than the National Cooperative Bank, N.A. Mortgage Loans. Wells Fargo Bank is a national banking association organized under the laws of the United States of America, and is a wholly-owned indirect subsidiary of Wells Fargo & Company.

Wells Fargo Bank is also an anticipated holder of a portion of the RR Interest, a sponsor, an originator, a mortgage loan seller, the certificate administrator and the custodian under this securitization, is the current holder of one or more of the 350 Bush Street Companion Loans, one or more of The Alhambra Companion Loans and one or more of the Newport Corporate Center Subordinate Companion Loans, and is an affiliate of Wells Fargo

Securities, LLC, an underwriter. In addition, Wells Fargo Bank is (a) ILPT Trust 2019-SURF TSA, which governs the servicing and administration of the ILPT Hawaii Portfolio Whole Loan and (b) the master servicer, the certificate administrator and the custodian under the WFCM 2019-C50 PSA, which governs the servicing and administration of the Great Wolf Lodge Southern California Whole Loan. Pursuant to an interim servicing agreement between Wells Fargo Bank and Bank of America, a sponsor, an originator and a mortgage loan seller, Wells Fargo Bank acts as primary servicer with respect to certain mortgage loans owned by Bank of America from time to time, including, prior to their inclusion in the trust fund, some or all of the Mortgage Loans that Bank of America will transfer to the depositor. There are currently no outstanding servicing advances made by Wells Fargo Bank in regards to any Mortgage Loan being transferred by Bank of America that is serviced by Wells Fargo Bank prior to its inclusion in the trust fund. Pursuant to certain interim servicing agreements between Wells Fargo Bank and MSMCH, a sponsor and a mortgage loan seller, or Wells Fargo Bank and certain affiliates of MSMCH, Wells Fargo Bank acts as primary servicer with respect to certain mortgage loans owned by MSMCH and such affiliates from time to time, including, prior to their inclusion in the trust fund, some or all of the MSMCH Mortgage Loans. There are currently no outstanding servicing advances made by Wells Fargo Bank in regards to any MSMCH Mortgage Loan that is serviced by Wells Fargo Bank prior to its inclusion in the trust fund. Wells Fargo Bank acts as primary servicer with respect to certain mortgage loans it owns, including, prior to their inclusion in the trust fund, some or all of the Mortgage Loans to be transferred by Wells Fargo Bank. There are currently no outstanding servicing advances made by Wells Fargo Bank in regards to any Mortgage Loan being transferred by it that is serviced by Wells Fargo Bank prior to its inclusion in the trust fund. Wells Fargo Bank is expected to enter into one or more agreements with the other sponsors (other than National Cooperative Bank, N.A.) to purchase the master servicing rights to the related Mortgage Loans and/or the right to be appointed as the master servicer with respect to such Mortgage Loans and to purchase the primary servicing rights to certain of the Mortgage Loans.

The principal west coast commercial mortgage master servicing offices of Wells Fargo Bank are located at MAC A0227-020, 1901 Harrison Street, Oakland, California 94612. The principal east coast commercial mortgage master servicing offices of Wells Fargo Bank are located at Three Wells Fargo, MAC D1050-084, 401 South Tryon Street, Charlotte, North Carolina 28202.

Wells Fargo Bank has been master servicing securitized commercial and multifamily mortgage loans in excess of ten years. Wells Fargo Bank’s primary servicing system runs on McCracken Financial Solutions software, Strategy CS. Wells Fargo Bank reports to trustees and certificate administrators in the CREFC® format. The following table sets forth information about Wells Fargo Bank’s portfolio of master or primary serviced commercial and multifamily mortgage loans (including loans in securitization transactions and loans owned by other investors) as of the dates indicated:

Commercial and Multifamily Mortgage Loans	As of 12/31/2016	As of 12/31/2017	As of 12/31/2018	As of 3/31/2019
By Approximate Number:	31,128	30,017	30,491	30,614
By Approximate Aggregate Unpaid Principal Balance (in billions):	$506.83	$527.63	$569.88	$578.75

Within this portfolio, as of March 31, 2019, are approximately 22,143 commercial and multifamily mortgage loans with an unpaid principal balance of approximately $450.3 billion related to commercial mortgage-backed securities or commercial real estate collateralized debt obligation securities. In addition to servicing loans related to commercial mortgage-backed securities and commercial real estate collateralized debt obligation securities, Wells

Fargo Bank also services whole loans for itself and a variety of investors. The properties securing loans in Wells Fargo Bank’s servicing portfolio, as of March 31, 2019, were located in all 50 states, the District of Columbia, Guam, Mexico, the Bahamas, the Virgin Islands and Puerto Rico and include retail, office, multifamily, industrial, hotel and other types of income-producing properties.

In its master servicing and primary servicing activities, Wells Fargo Bank utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions. This platform allows Wells Fargo Bank to process mortgage servicing activities including, but not limited to: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports.

The following table sets forth information regarding principal and interest advances and servicing advances made by Wells Fargo Bank, as master servicer, on commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations. The information set forth below is the average amount of such advances outstanding over the periods indicated (expressed as a dollar amount and as a percentage of Wells Fargo Bank’s portfolio, as of the end of each such period, of master serviced commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations).

Period*	Approximate Securitized Master-Serviced Portfolio (UPB)*	Approximate Outstanding Advances (P&I and PPA)*	Approximate Outstanding Advances as % of UPB
Calendar Year 2016	$385,516,905,565	$838,259,754	0.22%
Calendar Year 2017	$395,462,169,170	$647,840,559	0.16%
Calendar Year 2018	$426,656,784,434	$509,889,962	0.12%
YTD Q1 2019	$431,760,008,326	$420,732,970	0.10%

* “UPB” means unpaid principal balance, “P&I” means principal and interest advances and “PPA” means property protection advances.

Wells Fargo Bank is rated by Fitch, S&P and Morningstar Credit Ratings, LLC (“Morningstar”) as a primary servicer, a master servicer and a special servicer of commercial mortgage loans in the US. Wells Fargo Bank’s servicer ratings by each of these agencies are outlined below:

	Fitch	S&P	Morningstar
Primary Servicer:	CPS1-	Strong	MOR CS1
Master Servicer:	CMS1-	Strong	MOR CS1
Special Servicer:	CSS2	Above Average	MOR CS2

The long-term issuer ratings of Wells Fargo Bank are “A+” by S&P, “Aa2” by Moody’s Investors Service, Inc. (“Moody’s”) and “AA-” by Fitch. The short-term issuer ratings of Wells Fargo are “A-1” by S&P, “P-1” by Moody’s and “F1+” by Fitch.

Wells Fargo Bank has developed policies, procedures and controls relating to its servicing functions to maintain compliance with applicable servicing agreements and servicing standards, including procedures for handling delinquent loans during the period prior to the occurrence of a special servicing transfer event. Wells Fargo Bank’s master servicing policies and procedures are updated periodically to keep pace with the changes in the commercial mortgage-backed securities industry and have been generally consistent for the last three years in all material respects. The only significant changes in Wells Fargo Bank’s policies and procedures have come in response to changes in federal or state law or investor requirements, such as updates issued by the Federal National Mortgage Association or Federal Home Loan Mortgage Corporation.

Wells Fargo Bank may perform any of its obligations under the PSA through one or more third-party vendors, affiliates or subsidiaries. Notwithstanding the foregoing, the master servicer will remain responsible for its duties thereunder. Wells Fargo Bank may engage third-party vendors to provide technology or process efficiencies. Wells Fargo Bank monitors its third-party vendors in compliance with its internal procedures and applicable law. Wells Fargo Bank has entered into contracts with third-party vendors for the following functions:

●	provision of Strategy and Strategy CS software;

●	audit services;

●	tracking and reporting of flood zone changes;

●	abstracting of leasing consent requirements contained in loan documents;

●	legal representation;

●	assembly of data regarding buyer and seller (borrower) with respect to proposed loan assumptions and preparation and underwriting of loan assumption package for review by Wells Fargo Bank;

●	performance of property inspections;

●	performance of tax parcel searches based on property legal description, monitoring and reporting of delinquent taxes, and collection and payment of taxes;

●	Uniform Commercial Code searches and filings;

●	insurance tracking and compliance;

●	onboarding-new loan setup;

●	lien release-filing & tracking;

●	credit investigation & background checks; and

●	defeasance calculations.

Wells Fargo Bank may also enter into agreements with certain firms to act as a primary servicer and to provide cashiering or non-cashiering sub-servicing on the Mortgage Loans and the Serviced Companion Loans. Wells Fargo Bank monitors and reviews the performance of sub-servicers appointed by it. Generally, all amounts received by Wells Fargo Bank on the Mortgage Loans and Serviced Companion Loans will initially be deposited into a common clearing account with collections on other mortgage loans serviced by Wells Fargo Bank and will then be allocated and transferred to the appropriate account as described in this prospectus. On the day any amount is to be disbursed by Wells Fargo Bank, that amount is transferred to a common disbursement account prior to disbursement.

Wells Fargo Bank (in its capacity as master servicer) will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans or the Serviced Companion Loans. On occasion, Wells Fargo Bank may have custody of certain of such documents as are necessary for enforcement actions involving the Mortgage Loans, the

Serviced Companion Loans or otherwise. To the extent Wells Fargo Bank performs custodial functions as a servicer, documents will be maintained in a manner consistent with the Servicing Standard.

A Wells Fargo Bank proprietary website (www.wellsfargo.com/com/comintro) provides investors with access to investor reports for commercial mortgage-backed securitization transactions for which Wells Fargo Bank is master servicer, and also provides borrowers with access to current and historical loan and property information for these transactions.

Wells Fargo & Company files reports with the SEC as required under the Exchange Act. Such reports include information regarding Wells Fargo Bank and may be obtained at the website maintained by the SEC at www.sec.gov.

There are no legal proceedings pending against Wells Fargo Bank, or to which any property of Wells Fargo Bank is subject, that are material to the Certificateholders, nor does Wells Fargo Bank have actual knowledge of any proceedings of this type contemplated by governmental authorities.

As of the Closing Date, neither Wells Fargo Bank nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization, except that Wells Fargo Bank will retain $24,254,110.70 Certificate Balance of the RR Interest. However, Wells Fargo Bank or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire additional certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates (other than its portion of the RR Interest) at any time. Wells Fargo Bank will be required to retain its portion of the RR Interest for so long as retention thereof is necessary for it to remain in compliance with the Credit Risk Retention Rules. See “Credit Risk Retention”.

The foregoing information set forth under this sub-heading regarding Wells Fargo Bank has been provided by Wells Fargo Bank.

For a description of any material affiliations, relationships and related transactions between Wells Fargo Bank, in its capacity as master servicer, and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Wells Fargo Bank will have various duties under the PSA. Certain duties and obligations of Wells Fargo Bank are described under “Pooling and Servicing Agreement—General” and “—Enforcement of ‘Due-on-Sale’ and ‘Due-on-Encumbrance’ Provisions”. The ability of the master servicer to waive or modify any terms, fees, penalties or payments on the Mortgage Loans (other than a Non-Serviced Mortgage Loan), and the effect of that ability on the potential cash flows from such Mortgage Loans, are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments”. The master servicer’s obligations as the servicer to make advances, and the interest or other fees charged for those advances and the terms of the master servicer’s recovery of those advances, are described under “Pooling and Servicing Agreement—Advances”.

Wells Fargo Bank, in its capacity as master servicer, will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding the master servicer’s removal, replacement or resignation are described under “Pooling and Servicing Agreement—Termination of the Master Servicer or Special Servicer for Cause”, “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events”, “—Rights Upon Servicer Termination Event” and “—Waiver of Servicer

Termination Event”. The master servicer’s rights and obligations with respect to indemnification, and certain limitations on the master servicer’s liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification” in this prospectus.

National Cooperative Bank, N.A.

National Cooperative Bank, N.A., a national banking association regulated by the Office of the Comptroller of the Currency, will act as master servicer with respect to nineteen (19) of the Mortgage Loans (7.8%). National Cooperative Bank, N.A. is one of the mortgage loan sellers and one of the special servicers. Its servicing offices are located at 2011 Crystal Drive, Suite 800, Arlington, VA 22202. National Cooperative Bank, N.A. has been servicing mortgage loans since 1990. As of March 31, 2019, National Cooperative Bank, N.A. was the primary or master servicer of a portfolio of multifamily and commercial mortgage loans in commercial mortgage-backed securities transactions and in agency mortgage-backed security and cash sale transactions in the United States totaling approximately $3.8 billion in aggregate outstanding principal balance. There are currently no outstanding servicing advances made by National Cooperative Bank, N.A. in regards to any Mortgage Loan being transferred by it for inclusion in the Trust Fund.

As of March 31, 2019, National Cooperative Bank, N.A. had total assets of $2,638.7 million (unaudited), a capital base in excess of regulatory requirements with a Common Equity Tier 1 Capital to Risk Weighted Assets ratio of 14.4%. For the three months ended March 31, 2019, National Cooperative Bank, N.A. reported net income of $4.2 million (unaudited). As of December 31, 2018, National Cooperative Bank, N.A. had total assets of $2,378.8 million, a capital base in excess of regulatory requirements with a Common Equity Tier 1 Capital to Risk Weighted Assets ratio of 14.9%. For the year ended December 31, 2018, National Cooperative Bank, N.A. reported net income of $12.9 million.

National Cooperative Bank, N.A. is rated by Fitch and S&P as master, primary and special commercial mortgage servicers. Current ratings are shown below:

Servicer Rating Type	Fitch	S&P
Master Servicer	CMS2-	Average
Primary Servicer	CPS1-	Above Average
Special Servicer	CSS2-	Average

National Cooperative Bank, N.A. is also a Fannie Mae-approved multifamily loan servicer.

National Cooperative Bank, N.A.’s total portfolio of serviced commercial and multifamily mortgage loans by approximate number of loans and approximate unpaid principal balance is shown below:

Year-End	2016(1)	2017(1)	2018(1)	2019(2)
By Approximate Number:	3,718	3,524	3,439	3,431
By Approximate Aggregate Unpaid Principal Balance (in billions):	$5.5 billion	$5.3 billion	$5.2 billion	$5.2 billion

(1)	As of the last day of the calendar year indicated.

(2)	As of March 31, 2019.

Within National Cooperative Bank, N.A.’s total portfolio of serviced commercial and multifamily mortgage loans, as of March 31, 2019, are approximately 1,217 commercial and multifamily mortgage loans with an unpaid principal balance of approximately $3.8 billion related to commercial mortgage-backed securities transactions (including agency mortgage-

backed security and cash sale transactions). In addition to servicing loans related to commercial mortgage-backed securities transactions, National Cooperative Bank, N.A. also services whole loans for itself and a variety of investors. The properties securing loans in National Cooperative Bank, N.A.’s servicing portfolio, as of March 31, 2019, were located in 41 states and the District of Columbia and include retail, office, multifamily, industrial, hospitality and other types of income-producing properties.

National Cooperative Bank, N.A. has detailed operating policies and procedures for the performance of its master servicing obligations. National Cooperative Bank, N.A. servicing policies and procedures are updated periodically to keep pace with changes in the commercial mortgage-backed securities industry generally and have been generally consistent for the last three years in all material respects. The only significant changes in National Cooperative Bank, N.A.’s policies and procedures have come in response to changes in federal or state law or investor requirements, such as updates issued by Fannie Mae.

National Cooperative Bank, N.A. utilizes a multi-application mortgage-servicing technology platform, with multiple capabilities and reporting functions, to facilitate the processing of mortgage servicing activities. Among other functions, this platform performs account maintenance, tracks borrower communications, tracks escrow deposits, balances and withdrawals, tracks loan prepayments and payoffs, updates transaction data and generates various account reports. National Cooperative Bank, N.A.’s primary servicing system runs on McCracken Financial Solutions Corp. Strategy CS software. National Cooperative Bank, N.A. reports to trustees and certificate administrators in the CREFC® format. National Cooperative Bank, N.A. has a formal, documented disaster recovery and business continuity plan, including the use of off-site backup facilities, which is managed by its on-site staff.

The table below sets forth information regarding principal and interest advances and servicing advances made by National Cooperative Bank, N.A., as master servicer, on commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations. The information set forth is the amount of such advances as of the last day of the period indicated (expressed as a dollar amount and as a percentage of National Cooperative Bank, N.A.’s portfolio, as of the end of each such period, of master serviced commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations).

Period	Approximate Securitized Master-Serviced Portfolio (UPB)*	Approximate Outstanding Advances (P&I and PPA)*	Approximate Outstanding Advances as % of UPB
Calendar Year 2016	$1,635,314,153	$1,818,975	0.11%
Calendar Year 2017	$1,734,514,416	$184,087	0.01%
Calendar Year 2018	$2,056,162,733	$0	0.00%
Calendar Year 2019**	$2,058,397,328	$329	0.00%

*	“UPB” means unpaid principal balance, “P&I” means principal and interest advances and “PPA” means property protection advances.

**	As of March 31, 2019.

National Cooperative Bank, N.A. may perform any of its obligations under the PSA through one or more third-party vendors, affiliates or subsidiaries. Notwithstanding the foregoing, National Cooperative Bank, N.A., as a master servicer, will remain responsible for its duties under the PSA. National Cooperative Bank, N.A. may engage third-party vendors to provide technology or process efficiencies. National Cooperative Bank, N.A. monitors its third-party vendors in compliance with its internal vendor management procedures and applicable law. National Cooperative Bank, N.A. has entered into contracts with third party vendors for the following functions:

●	provision of loan servicing software – McCracken/Strategy CS;

●	tracking and reporting of flood zone changes;

●	legal representation;

●	performance of ongoing property inspections;

●	performance of tax parcel searches based on property legal description, monitoring and reporting of delinquent taxes, and collection and payment of taxes; and

●	Uniform Commercial Code searches and filings.

Generally, all amounts received by National Cooperative Bank, N.A. on the mortgage loans will initially be deposited into a common clearing account with collections on other mortgage loans serviced by National Cooperative Bank, N.A. Funds are then transferred to segregated investor specific accounts pursuant to the servicing agreements.

Via a password-protected website, for commercial mortgage-backed securitization transactions for which National Cooperative Bank, N.A. is master servicer, National Cooperative Bank, N.A. provides its commercial mortgage-backed securities investors with access to data and reports.

There are no legal proceedings pending against National Cooperative Bank, N.A., or to which any property of National Cooperative Bank, N.A. is subject, that are material to the Certificateholders, nor does National Cooperative Bank, N.A. have actual knowledge of any such proceedings that are contemplated by governmental authorities.

No securitization transaction in which National Cooperative Bank, N.A. was acting as master servicer has experienced a servicer event of default under any applicable servicing agreement as a result of any action or inaction of National Cooperative Bank, N.A. as master servicer, including as a result of a failure by National Cooperative Bank, N.A. to comply with the applicable servicing criteria in connection with any securitization transaction. National Cooperative Bank, N.A. has not been terminated as master servicer in any securitization due to a servicing default. National Cooperative Bank, N.A. has made all advances required to be made by it under the servicing agreements related to the securitization transactions in which National Cooperative Bank, N.A. is acting as master servicer. No assessment of compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to National Cooperative Bank, N.A. has disclosed any material noncompliance by National Cooperative Bank, N.A. with such applicable servicing criteria in connection with any securitization in which National Cooperative Bank, N.A. was acting as master servicer.

National Cooperative Bank, N.A., as a master servicer, will be required to pay all expenses incurred by it in connection with its responsibilities under the PSA (subject to reimbursement as described in this prospectus), including all fees of any sub-servicers retained by it.

In its capacity as master servicer, National Cooperative Bank, N.A. will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans. On occasion, National Cooperative Bank, N.A. may have custody of certain of such documents as are necessary for enforcement actions involving the Mortgage Loans or otherwise. To the extent National Cooperative Bank, N.A. performs custodial functions as a servicer, documents will be maintained in a manner consistent with the Servicing Standard.

National Cooperative Bank, N.A. converted to a national bank charter from a federal thrift charter effective as of December 31, 2014. As a result of the conversion, its name changed from NCB, FSB to National Cooperative Bank, N.A. The conversion permits the bank to increase its commercial lending but does not otherwise impact its commercial real estate lending business or its servicing or deposit platforms. Similarly, the bank’s Board of Directors and senior management have not changed as a result of the conversion, and the Office of the Comptroller of the Currency continues to be the primary federal regulator of the bank.

As of the Closing Date, neither National Cooperative Bank, N.A. nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, National Cooperative Bank, N.A. or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates at any time.

For a description of any material affiliations, relationships and related transactions between National Cooperative Bank, N.A., in its capacity as master servicer, and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

National Cooperative Bank, N.A. will have various duties under the PSA. Certain duties and obligations of National Cooperative Bank, N.A. are described under “Pooling and Servicing Agreement—General” and “—Enforcement of ‘Due-on-Sale’ and ‘Due-on-Encumbrance’ Provisions” in this prospectus. The ability of a master servicer to waive or modify any terms, fees, penalties or payments on the Mortgage Loans (other than a Non-Serviced Mortgage Loan), and the effect of that ability on the potential cash flows from such Mortgage Loans, are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments” in this prospectus. The master servicers’ obligations to make advances, and the interest or other fees charged for those advances and the terms of the master servicers’ recovery of those advances, are described under “Pooling and Servicing Agreement—Advances” in this prospectus.

National Cooperative Bank, N.A., in its capacity as a master servicer, will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding a master servicer’s removal or replacement, resignation are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, “—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events”, “—Rights Upon Servicer Termination Event” and “—Waiver of Servicer Termination Event” in this prospectus. A master servicer’s rights and obligations with respect to indemnification, and certain limitations on a master servicer’s liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification” in this prospectus.

The information provided in this prospectus concerning National Cooperative Bank, N.A. has been provided by it.

The Special Servicers

Rialto Capital Advisors, LLC

Rialto Capital Advisors, LLC, a Delaware limited liability company (“RCA”), will initially be appointed to act as a special servicer for 36 Mortgage Loans (85.1%) to be deposited into the issuing entity (provided that it will not serve as special servicer for (i) any Non-Serviced Mortgage Loan, (ii) any Servicing Shift Mortgage Loan after the servicing shift securitization date, (iii) any Excluded Special Servicer Loan or (iv) Mortgage Loans serviced by National Cooperative Bank, N.A. or Situs Holdings, LLC) and any related Serviced Companion Loan, and in this capacity will be responsible for the servicing and administration of such Mortgage Loans and Serviced Companion Loans that are Specially Serviced Loans and any associated REO Properties, and in certain circumstances, will review, evaluate and provide or withhold consent as to certain Major Decisions and Special Servicer Decisions and other transactions relating to such Mortgage Loans and Serviced Companion Loans that are non-Specially Serviced Loans, pursuant to the PSA. RCA maintains its principal servicing office at 790 NW 107th Avenue, 4th Floor, Miami, Florida 33172.

RCA has been engaged in the special servicing of commercial mortgage loans for commercial real estate securitizations since approximately May 2012. RCA currently has a commercial mortgage-backed securities special servicer rating of “CSS2” by Fitch, a commercial loan special servicer ranking of “Above Average” by S&P and a commercial mortgage special servicer ranking of “MOR CS2” by Morningstar.

RCA is an affiliate of Rialto Capital Management, LLC, a Delaware limited liability company (“RCM”). RCM is a vertically integrated commercial real estate investment and asset manager. Previously an indirect wholly-owned subsidiary of Lennar Corporation (“Lennar”) (NYSE: LEN and LEN.B), a national homebuilder, RCM and RCA were acquired on November 30, 2018 by investment funds managed by Stone Point Capital LLC (“Stone Point”) in partnership with RCM’s management team. Stone Point is a financial services and asset management focused private equity firm based in Greenwich, Connecticut. As of March 31, 2019, RCM was the sponsor of, and certain of its affiliates were investors in, twelve private equity fund structures (collectively, the “Funds”) and RCM also advised several other investment vehicles such as coinvestments, joint ventures and separately managed accounts, having over $4.4 billion of regulatory assets under management in the aggregate. Twelve of such Funds and investment vehicles are focused on distressed and value-add real estate related investments and/or commercial mortgage-backed securities, ten of such Funds and investment vehicles are focused on investments in commercial mortgage-backed securities and six of such Funds and investment vehicles are focused on mezzanine debt and credit investments.

In addition, RCM has underwritten and purchased, primarily for the Funds, over $6.8 billion in face value of subordinate commercial mortgage-backed securities certificates in approximately 107 securitizations totaling approximately $113 billion in overall transaction size. RCM (or an affiliate) has the right to appoint the special servicer for each of these transactions.

RCM, together with its affiliates (excluding Stone Point), have approximately 217 employees as of March 31, 2019 and are headquartered in Miami with two other main offices located in New York City and Atlanta. RCM’s commercial real estate platform has additional offices across the United States and in Europe.

RCA has detailed operating policies and procedures which are reviewed at least annually and updated as appropriate. These policies and procedures for the performance of its special servicing obligations are, among other things, in compliance with the applicable servicing criteria set forth in Item 1122 of Regulation AB under the Securities Act. RCA has developed strategies and procedures for managing delinquent loans, loans subject to bankruptcies of the borrowers and other breaches by borrowers of the underlying loan documents that are designed to maximize value from the assets for the benefit of certificateholders. These strategies and procedures vary on a case by case basis, and include, but are not limited to, liquidation of the underlying collateral, note sales, discounted payoffs, and borrower negotiation or workout in accordance with the related servicing standard. The strategy pursued by RCA for any particular property depends upon, among other things, the terms and provisions of the underlying loan documents, the jurisdiction where the underlying property is located and the condition and type of underlying property. Standardization and automation have been pursued, and continue to be pursued, wherever possible so as to provide for continued accuracy, efficiency, transparency, monitoring and controls.

RCA is subject to an annual external audit. As part of such external audit, auditors perform test work and review internal controls throughout the year. While RCA was a part of Lennar, RCA was determined to be Sarbanes-Oxley compliant.

RCA maintains a web-based asset management system that contains performance information at the portfolio, loan and property levels on the various loan and REO assets that it services. Additionally, RCA has a formal, documented disaster recovery and business continuity plan.

As of March 31, 2019, RCA and its affiliates were actively special servicing approximately 152 portfolio loans (and REO properties) with an unpaid principal balance of approximately $2.35 billion (see footnote 2 to the chart below).

RCA is also currently performing special servicing for approximately 107 commercial real estate securitizations. With respect to such securitization transactions, RCA is administering approximately 7,200 assets with an unpaid principal balance at securitization of approximately $113 billion. The asset pools specially serviced by RCA include residential, multifamily/condo, office, retail, hotel, healthcare, industrial, manufactured housing and other income-producing properties as well as residential and commercial land.

The table below sets forth information about RCA’s portfolio of specially serviced commercial and multifamily mortgage loans and REO properties in commercial mortgage-backed securitization transactions as of the dates indicated:

CMBS Pools	As of 12/31/2016	As of 12/31/2017	As of 12/31/2018	As of 3/31/2019
Number of CMBS Pools Named Special Servicer	75	90	105	107
Approximate Aggregate Unpaid Principal Balance(1)	$79 billion	$91.8 billion	$110.9 billion	$113 billion
Approximate Number of Specially Serviced Loans or REO Properties(2)	37	77	136	152
Approximate Aggregate Unpaid Principal Balance of Specially Serviced Loans or REO Properties(2)	$320 million	$1.1 billion	$2.02 billion	$2.35 billion

(1)	Includes all commercial and multifamily mortgage loans and related REO properties in RCA’s portfolio for which RCA is the named special servicer, regardless of whether such mortgage loans and related REO properties are, as of the specified date, specially serviced by RCA.

(2)	Includes only those commercial and multifamily mortgage loans and related REO properties in RCA’s portfolio for which RCA is the named special servicer that are, as of the specified date, specially serviced by RCA. Does not include any resolutions during the specified year.

In its capacity as the general special servicer, RCA will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. RCA may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular underlying mortgage loans or otherwise. To the extent that RCA has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the Servicing Standard.

RCA does not have any material advancing rights or obligations with respect to the commercial mortgage-backed securities pools as to which it acts as special servicer. In certain instances RCA may have the right or be obligated to make property related servicing advances in emergency situations with respect to certain commercial mortgage-backed securities pools as to which it acts as special servicer.

There are, to the actual current knowledge of RCA, no special or unique factors of a material nature involved in special servicing the particular types of assets included in this securitization transaction, as compared to the types of assets specially serviced by RCA in other commercial mortgage-backed securitization pools generally, for which RCA has developed processes and procedures which materially differ from the processes and procedures employed by RCA in connection with its special servicing of commercial mortgage-backed securitization pools generally. There have not been, during the past three years, any material changes to the policies or procedures of RCA in the servicing function it will perform under the PSA for assets of the same type included in this securitization transaction.

No securitization transaction in which RCA was acting as special servicer has experienced a servicer event of default as a result of any action or inaction of RCA as special servicer, including as a result of a failure by RCA to comply with the applicable servicing criteria in connection with any securitization transaction. RCA has not been terminated as special servicer in any securitization, either due to a servicing default or the application of a servicing performance test or trigger. RCA has made all advances required to be made by it under the servicing agreements related to the securitization transactions in which RCA is acting as special servicer. There has been no previous disclosure of material noncompliance with the applicable servicing criteria by RCA in connection with any securitization in which RCA was acting as special servicer.

RCA does not believe that its financial condition will have any adverse effect on the performance of its duties under the PSA and, accordingly, RCA believes that its financial condition will not have any material impact on the Mortgage Pool performance or the performance of the Certificates.

From time to time RCA is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. RCA does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the PSA. There are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against RCA or of which any of its property is the subject, that are material to the Certificateholders.

RCA occasionally engages consultants to perform property inspections and to provide surveillance on a property and its local market; it currently does not have any plans to engage sub-servicers to perform on its behalf any of its duties with respect to this transaction with the exception of some outsourced base servicing functions.

In the commercial mortgage-backed securitizations in which RCA acts as special servicer, RCA may enter into one or more arrangements with any party entitled to appoint or remove and replace the special servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, RCA’s appointment as special servicer under the applicable servicing agreement and limitations on such person’s right to replace RCA as the special servicer.

It is expected that RREF III Debt AIV, LP (or another affiliate of RCA) will be the initial Directing Certificateholder. RCA, an expected special servicer for this transaction, is an affiliate of (a) the entity or entities that are anticipated to purchase the Class X-F, Class X-G, Class X-H, Class G, Class H and Class V certificates, (b) RREF III Debt AIV, LP or its affiliate, which is expected to be appointed as the initial Directing Certificateholder and (c) Situs Holdings, LLC, the expected special servicer of the Newport Corporate Center Whole Loan, through common control by Stone Point. RCA or an affiliate assisted RREF III Debt AIV, LP and/or one or more of its affiliates with its due diligence of the Mortgage Loans prior to the Closing Date. In addition, RCA was appointed as the initial special servicer under (i) the ILPT Trust 2019-SURF TSA, which governs the servicing and administration of the ILPT Hawaii Portfolio Whole Loan, and (ii) the WFCM 2019-C50 PSA, which governs the servicing and administration of the Great Wolf Lodge Southern California Whole Loan. RCA is also an affiliate of the entity that is the controlling class certificateholder and the initial directing certificateholder under the WFCM 2019-C50 PSA and of the entities that are the retaining sponsor and the initial risk retention consultation party under the WFCM 2019-C50 PSA; provided that the Great Wolf Lodge Southern California Control Note is not held in the WFCM 2019-C50 securitization and therefore the rights of the directing certificateholder with respect to such loan are subject to the rights of the related Controlling Holder.

From time to time, RCA and/or its affiliates may purchase other securities, including certificates in this offering and including in the secondary market, and may dispose of them at any time. Except as described herein, neither RCA nor any of its affiliates will retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. Any such party will have the right to dispose of such certificates at any time.

The information set forth above under this sub-heading “—The Special Servicers” regarding RCA has been provided by RCA.

The special servicer’s role and responsibilities are set forth in this prospectus under “Pooling and Servicing Agreement”. The special servicer’s ability to waive or modify any terms, fees, penalties or payments on the Mortgage Loans (other than any Non-Serviced Mortgage Loan) and the related Serviced Companion Loans, and the effect of that ability on the potential cash flows from such Mortgage Loans and the related Serviced Companion Loans, are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments”.

The special servicer will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding the special servicer’s removal, replacement, resignation or transfer are described under “Pooling and Servicing Agreement—Termination of a Master Servicer or Special Servicer for Cause”, “—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events”, “—Rights Upon Servicer Termination Event” and “—Waiver of Servicer Termination Event”. The special servicer’s rights and obligations with respect to indemnification, and certain limitations on the special servicer’s liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”.

National Cooperative Bank, N.A.

National Cooperative Bank, N.A., a national banking association regulated by the Office of the Comptroller of the Currency, with respect to nineteen (19) of the Mortgage Loans (7.8%), will initially be responsible for the servicing and administration of the Specially Serviced Loans and REO Properties and, with respect to the applicable mortgage loans that are Non-Specially Serviced Loans, reviewing and evaluating certain borrower requests and applicable master servicer’s written analysis and recommendations. National Cooperative Bank, N.A. is one of the mortgage loan sellers and one of the master servicers. Its servicing offices are located at 2011 Crystal Drive, Suite 800, Arlington, VA 22202. National Cooperative Bank, N.A. has been servicing mortgage loans since 1990.

As of March 31, 2019, National Cooperative Bank, N.A. had total assets of $2,638.7 million (unaudited), a capital base in excess of regulatory requirements with a Common Equity Tier 1 Capital to Risk Weighted Assets ratio of 14.4%. For the three months ended March 31, 2019, National Cooperative Bank, N.A. reported net income of $4.2 million (unaudited). As of December 31, 2018, National Cooperative Bank, N.A. had total assets of $2,378.8 million, a capital base in excess of regulatory requirements with a

Common Equity Tier 1 Capital to Risk Weighted Assets ratio of 14.9%. For the year ended December 31, 2018, National Cooperative Bank, N.A. reported net income of $12.9 million.

National Cooperative Bank, N.A. is approved as a special servicer by Fitch and S&P and currently has a special servicer rating of “CSS2-” by Fitch and “Average” by S&P. National Cooperative Bank, N.A. is also a Fannie Mae-approved multifamily loan servicer.

National Cooperative Bank, N.A.’s total portfolio of serviced commercial and multifamily mortgage loans by approximate number of loans and approximate unpaid principal balance is shown below:

Year-End	2016(1)	2017(1)	2018(1)	2019(2)
By Approximate Number:	3,718	3,524	3,439	3,431
By Approximate Aggregate Unpaid Principal Balance (in billions):	$5.5 billion	$5.3 billion	$5.2 billion	$5.2 billion

(1)	As of the last day of the calendar year indicated.

(2)	As of March 31, 2019.

Within National Cooperative Bank, N.A.’s total portfolio of serviced commercial and multifamily mortgage loans, as of March 31, 2019, are approximately 1,217 commercial and multifamily mortgage loans with an unpaid principal balance of approximately $3.8 billion related to commercial mortgage-backed securities transactions (including agency mortgage-backed security and cash sale transactions). In addition to servicing loans related to commercial mortgage-backed securities transactions, National Cooperative Bank, N.A. also services whole loans for itself and a variety of investors. The properties securing loans in National Cooperative Bank, N.A.’s servicing portfolio, as of March 31, 2019, were located in 41 states and the District of Columbia and include retail, office, multifamily, industrial, hospitality and other types of income-producing properties.

National Cooperative Bank, N.A. has been acting as a special servicer of mortgage loans in CMBS transactions since 2010. National Cooperative Bank, N.A.’s parent, National Consumer Cooperative Bank, has acted as a special servicer of mortgage loans in CMBS transactions since 1998. In 2010, National Consumer Cooperative Bank transferred its CMBS special servicing operations to National Cooperative Bank, N.A. As of March 31, 2019, National Cooperative Bank, N.A. was named the special servicer in approximately 42 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of approximately $1.95 billion. The table below contains information on the size of the portfolio of specially serviced commercial and multifamily mortgage loans and REO Properties that have been referred to National Cooperative Bank, N.A. as special servicer in CMBS transactions from 2015 to March 31, 2019.

Portfolio Size – CMBS Special Servicing	2016(1)	2017(1)	2018(1)	2019(2)
Total	$25,939,525	$0.00	$0.00	$0.00

(1)	Size of portfolio for which National Cooperative Bank, N.A. acted as special servicer as of the last day of the calendar year indicated.

(2)	As of March 31, 2019.

National Cooperative Bank, N.A. has detailed servicing policies and procedures across the various servicing functions to maintain compliance with its servicing obligations and the servicing standards under National Cooperative Bank, N.A.’s servicing agreements, including procedures for managing delinquent and specially serviced loans and loans subject to the bankruptcy of the borrower. These policies and procedures include, among other things, measures for notifying borrowers of payment delinquencies and other loan defaults and for working with borrowers to facilitate collections and performance. National Cooperative Bank, N.A. periodically updates its servicing policies and procedures to keep pace with changes in the commercial mortgage-backed securities industry generally and to comply with changes in federal or state law or investor requirements. These policies and procedures are, among other things, in compliance with the applicable servicing criteria set forth in Item 1122 of Regulation AB.

National Cooperative Bank, N.A.’s servicing personnel are highly skilled professionals that proactively manage specially serviced assets through the workout cycle from initiation of foreclosure, bankruptcy, real estate owned or modification. National Cooperative Bank, N.A. takes a disciplined approach to the management and resolution of specially serviced loans and evaluates all viable resolution strategies to determine the strategy that generates the highest net present value for the holder of such specially serviced loan. Default resolution strategies are determined in accordance with the respective pooling and servicing agreement and the terms of the related mortgage loan documents.

National Cooperative Bank, N.A. has not engaged and does not currently intend to engage any third party servicers to perform on its behalf any of its special servicing duties with respect to the trust mortgage loans for which National Cooperative Bank, N.A. acts as special servicer.

National Cooperative Bank, N.A. has a formal, documented disaster recovery and business continuity plan, including the use of off-site backup facilities, which is managed by its on-site staff.

There are no legal proceedings pending against National Cooperative Bank, N.A., or to which any property of National Cooperative Bank, N.A. is subject, that are material to the Certificateholders, nor does National Cooperative Bank, N.A. have actual knowledge of any such proceedings that are contemplated by governmental authorities.

No securitization transaction in which National Cooperative Bank, N.A. was acting as special servicer has experienced a servicer event of default under any applicable servicing agreement as a result of any action or inaction of National Cooperative Bank, N.A. as special servicer, including as a result of a failure by National Cooperative Bank, N.A. to comply with the applicable servicing criteria in connection with any securitization transaction. National Cooperative Bank, N.A. has not been terminated as special servicer in any securitization due to a servicing default. National Cooperative Bank, N.A. has made all advances required to be made by it under the servicing agreements related to the securitization transactions in which National Cooperative Bank, N.A. is acting as special servicer. No assessment of compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to National Cooperative Bank, N.A. has disclosed any material noncompliance by National Cooperative Bank, N.A. with such applicable servicing criteria in connection with any securitization in which National Cooperative Bank, N.A. was acting as special servicer.

National Cooperative Bank, N.A., as a special servicer, will be required to pay all expenses incurred in connection with its responsibilities under the PSA (subject to reimbursement as described in this prospectus), including all fees of any sub-servicers retained by it.

Although National Cooperative Bank, N.A. does not presently intend to enter into any such arrangement, National Cooperative Bank, N.A. may, in the future, enter into one or more arrangements with any party entitled to appoint or remove and replace a special servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, National Cooperative Bank, N.A.’s appointment as special servicer under the PSA and limitations on such person’s right to replace National Cooperative Bank, N.A. as a special servicer.

National Cooperative Bank, N.A. converted to a national bank charter from a federal thrift charter effective as of December 31, 2014. As a result of the conversion, its name changed from NCB, FSB to National Cooperative Bank, N.A. The conversion permits the bank to increase its commercial lending but does not otherwise impact its commercial real estate lending business or its servicing or deposit platforms. Similarly, the bank’s Board of Directors and senior management have not changed as a result of the conversion, and the Office of the Comptroller of the Currency continues to be the primary federal regulator of the bank.

As of the Closing Date, neither National Cooperative Bank, N.A. nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, National Cooperative Bank, N.A. or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates at any time.

For a description of any material affiliations, relationships and related transactions between National Cooperative Bank, N.A., in its capacity as special servicer, and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” in this prospectus.

National Cooperative Bank, N.A. will have various duties under the PSA. Certain duties and obligations of National Cooperative Bank, N.A. are described under “Pooling and Servicing Agreement—General” and “—Enforcement of ‘Due-on-Sale’ and ‘Due-on-Encumbrance’ Provisions”. The ability of a special servicer to waive or modify any terms, fees, penalties or payments on the Mortgage Loans, and the effect of that ability on the potential cash flows from such Mortgage Loans, are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments” in this prospectus.

National Cooperative Bank, N.A., in its capacity as a special servicer, will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding a special servicer’s removal or replacement, resignation are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, “—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events”, “—Rights Upon Servicer Termination Event” and “—Waiver of Servicer Termination Event” in this prospectus. National Cooperative Bank, N.A.’s, as a special servicer’s, rights and obligations with respect to indemnification, and certain limitations under the PSA on the its liability as a special servicer are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification” in this prospectus.

The information provided in this prospectus concerning National Cooperative Bank, N.A. has been provided by it.

Situs Holdings, LLC

Situs Holdings, LLC, a Delaware limited liability company (“Situs Holdings”), will act as the Newport Corporate Center special servicer (the “Newport Corporate Center Special Servicer”) under the pooling and servicing agreement. Situs Holdings is a wholly owned subsidiary of an affiliated entity of Stone Point Capital LLC (“Stone Point”). Stone Point is a global private equity firm that has raised over $13 billion of committed capital. Stone Point targets investments in the global financial services industries, including insurance underwriting and distribution, mortgage services, benefits and healthcare, outsourcing services, specialty lending, asset management and retirement savings, and banking and depository institutions. Situs Holdings is an affiliate of Rialto Capital Advisors, LLC, an expected initial special servicer for this transaction. Situs Holdings and Rialto Capital Advisors, LLC are commonly controlled by Stone Point.

The principal executive office of Situs Holdings is located at 5065 Westheimer, Suite 700E, Houston, Texas 77056 and its telephone number is (713) 328-4400. Situs Holdings maintains its principal special servicing office at 101 Montgomery Street, Suite 2250, San Francisco, California 94104.

Situs Holdings has a current special servicer rating for “CSS2-” from Fitch and is on S&P’s Select Servicer list as a United States Commercial Mortgage Special Servicer ranked “Above Average.” Situs Holdings is approved by Moody’s, Kroll and DBRS as a special servicer for CMBS and SFR transactions. As of March 31, 2019, Situs Holdings is also the named operating advisor for 29 CMBS transactions with an aggregate outstanding principal balance of approximately $26.2 billion.

Situs Holdings and its affiliates (collectively, “Situs”) are involved in the commercial real estate advisory business and engages principally in:

● Real estate consulting

● Primary servicing

● CMBS special servicing

● Asset management

● Commercial real estate valuation

● Due diligence and underwriting

Since 1985, Situs has provided commercial real estate advisory, due diligence and business solutions to the lending and real estate industries. Situs has major offices located across the U.S. in San Francisco, New York, and Houston as well as offices in London and Frankfurt. Situs provides services to financial institutions investors and servicers as well as to agencies of the United States government.

The table below sets forth information about Situs’ portfolio of securitized specially serviced loans as of the dates indicated below:

Special Servicing	12/31/2016	12/31/2017	12/31/2018	3/31/2019

CMBS Pools (exclude SFR)	17	19	22	23

By Approximate Number	926	1,159	1,220	1,407
Named Specially Serviced Portfolio By Approximate UPB(1)	$11,037,436,457	$9,390,884,743	$11,988,515,043	$12,080,802,751
Actively Specially Serviced Portfolio By Number of Loans(2)	13	14	12	14
Actively Specially Serviced Portfolio By Approximate UPB(2)	$120,278,493	$181,792,953	$138,318,128	$147,116,242

SFR Pools	10	6	3	3

By Approximate Number	164	153	249	245
Named Specially Serviced Portfolio By Approximate UPB(1)	$5,567,067,343	$2,423,291,984	$547,140,715	$527,375,373
Actively Specially Serviced Portfolio By Number of Loans(2)	0	5	7	8
Actively Specially Serviced Portfolio By Approximate UPB(2)	$0	$9,314,191	$11,115,151	$11,487,873

(1)	Includes all securitized loans in Situs’ portfolio for which Situs is the named special servicer, regardless of whether such loans are, as of the specified date, specially-serviced loans.

(2)	Includes only those securitized loans in the portfolio that, as of the specified date, are specially-serviced loans.

As of March 31, 2019, Situs had 42 personnel involved in the asset management and special servicing of commercial real estate assets, of which 7 were dedicated to the special servicing business unit. As of March 31, 2019, Situs specially serviced a portfolio that included approximately 28 loans throughout the United States with a then current face value in excess of $160.5 million, all of which are commercial or multifamily real estate assets. As of March 31, 2019, Situs had 39 personnel involved in the primary/master servicing of commercial real estate, all of which are commercial or multifamily real estate assets.

Those commercial real estate assets included mortgage loans secured by the same types of income producing properties as those securing the Mortgage Loan backing the Certificates. Accordingly, the assets that Situs services, depending upon the particular circumstances, including the nature and location of such assets, compete with the mortgaged real properties securing the mortgage loans for tenants, purchasers, financing and so forth.

Situs has developed policies and procedures for the performance of its servicing and special servicing obligations in compliance with applicable servicing criteria set forth in Item 1122 of Regulation AB, including managing delinquent loans and loans subject to the bankruptcy of the borrower. Situs has recognized that technology can greatly improve its performance as a servicer and special servicer, and Situs’ infrastructure provides improved controls for compliance with pooling and servicing agreements, loan administration and procedures in workout/resolution.

Situs occasionally engages consultants to perform property inspections and provide certain asset management functions. Situs does not have any material primary advancing obligations with respect to the CMBS pools as to which it acts as servicer and/or special servicer and accordingly Situs does not believe that its financial condition will have any adverse effect on the performance of its duties under the pooling and servicing agreement nor any material impact on the loan performance or the performance of the certificates.

Situs will not have primary responsibility for custody services of original documents evidencing the mortgage loans. On occasion, Situs may have custody of certain of such documents as necessary for enforcement actions involving the mortgage loans or otherwise. To the extent that Situs has custody of any such documents, such documents will be maintained in a manner consistent with the servicing standards set forth in the pooling and servicing agreement. There are currently no legal proceedings pending; and no legal proceedings known to be contemplated by governmental authorities, against Situs or of which any of its property is the subject, which is material to the holders of the certificates. Situs Holdings is not an affiliate of the Trust, the master servicers, National Cooperative Bank, N.A., a special servicer, the operating advisor and asset representations reviewer, the certificate administrator or the trustee, but Situs Holdings is an affiliate of Rialto Capital Advisors, LLC, the anticipated special servicer for the serviced mortgage loans (other than the Newport Corporate Center Mortgage Loan and the National Cooperative Bank, N.A. mortgage loans). Situs Holdings is also affiliated with RREF III Debt AIV, LP, the anticipated initial directing certificateholder.

No securitization transaction involving commercial or multifamily mortgage loans in which Situs was acting as servicer and/or special servicer has experienced an event of default as a result of any action or inaction performed by Situs as special servicer. In addition, there has been no previous disclosure of material non-compliance with servicing criteria by Situs with respect to any other securitization transaction involving commercial or multifamily mortgage loans in which Situs was acting as servicer and/or special servicer.

From time to time, Situs and its affiliates are parties to lawsuits and other legal proceedings arising in the ordinary course of business. Situs does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to serve as servicer and/or special servicer.

From time to time, Situs and/or its affiliates may purchase or sell securities, including CMBS certificates. As of the Closing Date, other than RREF III Debt AIV, LP, or its affiliates, which are expected to purchase the Class X-F, Class X-G, Class X-H, Class G, Class H and Class V certificates, neither Situs nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization other than its rights (and the rights of its affiliate, Rialto Capital Advisors, LLC) to special servicer compensation as described in this prospectus. However, Situs or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates at any time.

Situs may enter into one or more arrangements with any party entitled to appoint or remove and replace a special servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, Situs’s appointment as special servicer under the PSA and limitations on such person’s right to replace Situs as a special servicer.

The foregoing information set forth under this sub-heading “—The Special Servicers” has been provided by Situs. None of the depositor, the underwriters, the master servicers, the other special servicers, operating advisor and asset representations reviewer, the trustee, the certificate administrator, or any of their affiliates nor any other person or entity other than Situs takes any responsibility for this information or makes any representation or warranty as to the accuracy or completeness of such information. Situs is providing such information at the depositor’s request to assist it with the preparation of this prospectus and Situs assumes no responsibility or liability for the contents of this prospectus.

The depositor, the mortgage loan sellers, the underwriters, the master servicers, the other special servicers, operating advisor and asset representations reviewer, the trustee and the certificate administrator may maintain banking and other commercial relationships with Situs and its affiliates.

The Operating Advisor and Asset Representations Reviewer

Pentalpha Surveillance LLC (“Pentalpha Surveillance”), a Delaware limited liability company, will act as the operating advisor under the PSA with respect to each Serviced Mortgage Loan. The operating advisor will have certain review and consultation duties with respect to activities of the special servicer. Pentalpha Surveillance will also be serving as the asset representations reviewer under the PSA. The asset representations reviewer will be required to review certain delinquent Mortgage Loans after a specified delinquency threshold has been exceeded and upon notification from the certificate administrator that the required percentage of Certificateholders have voted to direct a review of such delinquent Mortgage Loans.

The principal office of Pentalpha Surveillance is located in Two Greenwich Office Park, Greenwich, Connecticut 06831. Pentalpha Surveillance is a privately held firm founded in 2005 that is primarily dedicated to providing independent oversight of loan securitization trusts’ ongoing operations.

Pentalpha Surveillance and its affiliates have been engaged by individual securitization trusts, financial institutions, institutional investors as well as agencies of the U.S. Government. Pentalpha Surveillance’s platform includes proprietary compliance checking software and a team of industry operations veterans focused on loan origination and servicing oversight, with engagements in surveillance, valuation, collections optimization, representation and warranty settlements, derivative contract errors, litigation support, and expert testimony as well as other advisory assignments.

As of March 31, 2019, Pentalpha Surveillance was acting as operating advisor or trust advisor for approximately 169 commercial mortgage backed securitizations with an aggregate initial unpaid principal balance of approximately $159 billion. As of March 31, 2019, Pentalpha Surveillance was acting as asset representations reviewer for approximately 56 commercial mortgage backed securitizations with an aggregate initial unpaid principal balance of approximately $52 billion

Pentalpha Surveillance satisfies each of the criteria of the definition of “Eligible Operating Advisor” set forth in “The Pooling and Servicing Agreement—Operating Advisor—Eligibility of Operating Advisor” in the prospectus. Pentalpha Surveillance: (a) is an operating advisor on other CMBS transactions rated by any of the Rating Agencies and none of the Rating Agencies has qualified, downgraded or withdrawn any of its rating or ratings of one or more classes of certificates for any such transaction citing concerns with Pentalpha Surveillance as the sole or material factor in such rating action; (b) (x) has been regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and has at least five years of experience in collateral analysis and loss projections, and (y) has at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets; (c) can and is making the representations and warranties as operating advisor set forth in the PSA; (d) is not (and is not affiliated with) the depositor, the trustee, the certificate administrator, the master servicer, the special servicer, any mortgage loan seller, the Directing Certificateholder, the Third Party Purchaser, the Risk Retention Consultation Party or a depositor, trustee, certificate administrator, master servicer, or special servicer with respect to the securitization of any Companion Loan or any of their respective affiliates; (e) has not been paid by the special servicer or any successor special servicer any fees, compensation or other remuneration (x) in respect of its obligations under the PSA or (y) for the recommendation of the replacement of the special servicer or the appointment of a successor special servicer to become the special servicer; and (f) does not directly or indirectly, through one or more affiliates or otherwise, own any interest in any certificates, the VRR Interest, any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than its fees from its role as operating advisor and asset representations reviewer.  In addition, Pentalpha Surveillance believes that its financial condition will not have any material adverse effect on the performance of its duties under the PSA.

There are currently no legal proceedings pending against Pentalpha Surveillance, or to which any of its property is the subject, that are material to the holders of the certificates, nor does Pentalpha Surveillance have actual knowledge of any proceedings of this type contemplated by governmental authorities.

Neither Pentalpha Surveillance LLC nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization.

The foregoing information under this heading “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” has been provided by Pentalpha Surveillance.

For a description of any material affiliations, relationships and related transactions between the operating advisor, the asset representations reviewer and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” in this prospectus.

The operating advisor and the asset representations reviewer will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA, and no implied duties or obligations may be asserted against the operating advisor or the asset representations reviewer. For further information regarding the duties, responsibilities, rights, obligations and certain limitations on liability of the operating advisor and the asset representations reviewer, as the case may be, under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—The Operating Advisor”, “—The Asset Representations Reviewer” and “—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the operating advisor’s or asset representations reviewer’s, as the case may be, removal, replacement, resignation or transfer of obligations are described under “Pooling and Servicing Agreement—The Operating Advisor” and “—The Asset Representations Reviewer” in this prospectus.

Credit Risk Retention

General

Regulation RR implementing the risk retention requirements of Section 15G of the Exchange Act (the “Credit Risk Retention Rules”) will apply to this securitization. The RR Interest is intended to meet the definition of a “single vertical security” that is an “eligible vertical interest” (as such terms are defined in the Credit Risk Retention Rules), and Bank of America is acting as the retaining sponsor under the Credit Risk Retention Rules (in such capacity, the “Retaining Sponsor”). Wells Fargo Bank, Morgan Stanley Bank, N.A. and Bank of America (the “Retaining Parties”) will retain the indicated amount of the RR Interest below.

The RR Interest will have an aggregate Certificate Balance as of the Closing Date of approximately $51,838,998.48, representing 5.0% of all “ABS interests” (as defined in the Credit Risk Retention Rules) in the Trust (which will consist of the certificates other than the Class R certificates). The effective interest rate of the RR Interest will be equal to the WAC Rate. In accordance with the definition of “single vertical security” under the Credit Risk Retention Rules, the RR Interest will entitle the holders thereof to a specified percentage (equal to the Risk Retention Allocation Percentage) of the amounts paid on each class of certificates (other than the Class R certificates and the RR Interest).

Bank of America will be permitted to offset the amount of its required risk retention by the portions of the RR Interest acquired by each of Wells Fargo Bank and Morgan Stanley Bank, N.A., as originators of one or more of the securitized assets. For a description of the originators, see “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

On the Closing Date, Bank of America, a national banking association, in its capacity as Retaining Sponsor, will acquire from the depositor, and retain, $14,928,506.84 Certificate Balance of the RR Interest, representing approximately 28.8% of the aggregate Certificate Balance of all of the outstanding RR Interest. Wells Fargo Bank, a national banking association, will acquire from the depositor, and retain, $24,254,110.70 Certificate Balance of the RR Interest, representing approximately 46.8% of the aggregate Certificate Balance of all of the outstanding RR Interest. Wells Fargo Bank originated approximately 46.8% of the aggregate Initial Pool Balance, which is at least 20% of the total Initial Pool Balance and is equal to its percentage ownership of the aggregate Certificate Balance of all of the outstanding RR Interest, in accordance with Rule 11(a)(1) of the Credit Risk Retention Rules. Morgan Stanley Bank, N.A., a national banking association, will acquire from the depositor, and retain, $12,656,380.94 Certificate Balance of the RR Interest, representing approximately 24.4% of the aggregate Certificate Balance of all of the outstanding RR Interest. Morgan Stanley Bank, N.A., an affiliate of MSMCH, originated approximately 24.4% of the aggregate Initial Pool Balance, which is at least 20% of the total Initial Pool Balance and is equal to its percentage ownership of the aggregate Certificate Balance of all of the outstanding RR Interest, in accordance with Rule 11(a)(1) of the Credit Risk Retention Rules. Each Retaining Party (other than Bank of America) will acquire its applicable portion of the RR Interest from the depositor pursuant to an exchange under Rule 11(a)(1)(iv)(B) of the Credit Risk Retention Rules, whereby such Retaining Party will sell to the depositor (in the case of Morgan Stanley Bank, N.A., through its affiliate, MSMCH) the Mortgage Loans (or applicable portions thereof) that it has originated in exchange for cash consideration and such applicable portion of the RR Interest. The Certificate Balance of such applicable portion of the RR Interest (i) will result in a reduction in the price received by such Retaining Party from the depositor for the Mortgage Loans (or applicable portions thereof) sold by such Retaining Party (in the case of Morgan Stanley Bank, N.A., through its affiliate, MSMCH) to the depositor for inclusion in the Mortgage Pool and (ii) will equal the amount by which the Retaining Sponsor’s risk retention is reduced by such Retaining Party in accordance with the Credit Risk Retention Rules.

None of the sponsors, the depositor, the underwriters, their respective affiliates or any other person is required or intends to retain a material net economic interest in the securitization constituted by the issue of the offered certificates, or to take any other action in respect of such securitization in a manner prescribed or contemplated by the European Union’s Securitization Regulation (Regulation (EU) 2017/2402). In particular, no such person undertakes to take any action which may be required by any investor for the purposes of their compliance with such Regulation or similar requirements. See “Risk Factors—Other Risks Relating to the Certificates—EU Risk Retention and Due Diligence Requirements”.

Notwithstanding any references in this prospectus to the Credit Risk Retention Rules, Regulation RR, the Retaining Sponsor, any Retaining Party and other risk retention related matters, in the event the Credit Risk Retention Rules and/or Regulation RR (or any relevant portion thereof) are repealed or determined by applicable regulatory agencies to be no longer applicable to this securitization transaction, none of the Retaining Sponsor, any Retaining Party or any other party will be required to comply with or act in accordance with the Credit Risk Retention Rules or Regulation RR (or such relevant portion thereof).

RR Interest

Retained Certificate Available Funds

The right to payment of holders of the RR Interest is pro rata and pari passu with the right to payment of holders of the certificates other than the Class R certificates and the RR Interest (as a collective whole). The amount available for distribution to the holders of the RR Interest on each Distribution Date will, in general, equal the sum of (i) the Required Credit Risk Retention Percentage of the Aggregate Available Funds (described under “Description of the Certificates—Distributions—Available Funds”) for such Distribution Date and (ii) the Retained Certificate Gain-on-Sale Remittance Amount for such Distribution Date (such amount, the “Retained Certificate Available Funds”).

The “Retained Certificate Gain-on-Sale Remittance Amount” for each Distribution Date will be equal to the lesser of (i) the amount on deposit in the Retained Certificate Gain-on-Sale Reserve Account on such Distribution Date, and (ii) the Required Credit Risk Retention Percentage of the Aggregate Gain-on-Sale Entitlement Amount (described under “Description of the Certificates—Distributions—Available Funds”).

Priority of Distributions

On each Distribution Date, for so long as the aggregate Certificate Balance of the RR Interest has not been reduced to zero, the certificate administrator is required to apply amounts on deposit in the Distribution Account, to the extent of the Retained Certificate Available Funds, in the following order of priority:

First, to the RR Interest, in respect of interest, up to an amount equal to the Retained Certificate Interest Distribution Amount for such Distribution Date;

Second, to the RR Interest, in reduction of the Certificate Balance thereof, an amount equal to the Retained Certificate Principal Distribution Amount for such Distribution Date, until the Certificate Balance of the RR Interest has been reduced to zero; and

Third, to the RR Interest, up to an amount equal to the product of (A) the Risk Retention Allocation Percentage and (B) the aggregate amount of reimbursed Realized Losses and interest thereon distributed to the holders of the Regular Certificates (other than the RR Interest) pursuant to clauses Third, Sixth, Ninth, Twelfth, Fifteenth, Eighteenth, Twenty-first, Twenty-fourth and Twenty-seventh in “Description of the Certificates—Distributions—Priority of Distributions” in this prospectus;

provided, however, that to the extent any Retained Certificate Available Funds remain in the Distribution Account after applying amounts as set forth in clauses First through Third above, any such amounts will be disbursed to the Class R certificates, as the REMIC residual interest, in compliance with the Code and applicable REMIC Regulations. The REMIC residual interest, sometimes commonly referred to as a “non-economic residual”, is a tax-based certificate required to be issued as part of any REMIC securitization and the holder of that interest will incur any tax liability of the REMIC trust.  The REMIC residual interest is not entitled to any interest or principal in the securitization trust; however, REMIC Regulations require that the amount, if any, remaining in a REMIC trust after all amounts are paid to the regular interests be paid to the REMIC residual interest.

The effective interest rate on the RR Interest will be a per annum rate equal to the WAC Rate for the related Distribution Date.

The “Non-Retained Percentage” is 100% minus the Required Credit Risk Retention Percentage.

The “Retained Certificate Interest Distribution Amount” with respect to any Distribution Date and the RR Interest will equal the product of (A) the Risk Retention Allocation Percentage and (B) the aggregate amount of interest distributed on the Regular Certificates (other than the RR Interest) according to clauses First, Fourth, Seventh, Tenth, Thirteenth, Sixteenth, Nineteenth, Twenty-second and Twenty-fifth in “Description of the Certificates—Distributions—Priority of Distributions” in this prospectus.

The “Retained Certificate Principal Distribution Amount” with respect to any Distribution Date and the RR Interest will equal the product of (a) the Risk Retention Allocation Percentage and (b) the aggregate amount of principal distributed on the Regular Certificates (other than the RR Interest) according to clauses Second, Fifth, Eighth, Eleventh, Fourteenth, Seventeenth, Twentieth, Twenty-third and Twenty-sixth in “Description of the Certificates—Distributions—Priority of Distributions” in this prospectus.

The “Risk Retention Allocation Percentage” will equal the Required Credit Risk Retention Percentage divided by the Non-Retained Percentage.

Allocation of Retained Certificate Realized Losses

The certificate administrator will be required to allocate any Retained Certificate Realized Losses to the RR Interest in reduction of the Certificate Balance thereof.

The “Retained Certificate Realized Loss” with respect to any Distribution Date is the amount, if any, by which (i) the product of (A) the Required Credit Risk Retention Percentage and (B) the aggregate Stated Principal Balance (for purposes of this calculation only, not giving effect to any reductions of the Stated Principal Balance for payments of principal collected on the Mortgage Loans that were used to reimburse any Workout-Delayed Reimbursement Amounts to the extent such Workout-Delayed Reimbursement Amounts are not otherwise determined to be Nonrecoverable Advances) of the Mortgage Loans and any successor REO Loans expected to be outstanding immediately following such Distribution Date, is less than (ii) the Certificate Balance of the RR Interest after giving effect to distributions of principal on such Distribution Date.

Excess Interest

On each Distribution Date, the certificate administrator is required to distribute a portion of any Excess Interest received with respect to an ARD Loan on or prior to the related Determination Date to the holders of the RR Interest in an amount equal to the Required Credit Risk Retention Percentage of such Excess Interest distributable to all certificates (including the RR Interest). Excess Interest will not be available to make distributions to any other class of certificates (other than the Class V certificates as described in “Description of the Certificates—Distributions—Excess Interest”) or to provide credit support for other classes of certificates or offset any interest shortfalls or to pay any other amounts to any other party under the PSA.

Yield Maintenance Charge or Prepayment Premium

On each Distribution Date, the certificate administrator is required to distribute to the holders of the RR Interest the Required Credit Risk Retention Percentage of any Yield Maintenance Charge or Prepayment Premium received on or prior to the related Determination Date, as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”.

Qualifying CRE Loans

The Retaining Parties have determined that for purposes of this transaction 0.0% of the Initial Pool Balance (the “Qualifying CRE Loan Percentage”) is comprised of mortgage loans that are “qualifying CRE loans” as such term is described in Rule 17 of the Credit Risk Retention Rules.

The total required credit risk retention percentage (the “Required Credit Risk Retention Percentage”) for this transaction is 5.0%. The Required Credit Risk Retention Percentage is equal to the product of (i) 1 minus the Qualifying CRE Loan Percentage (expressed as a decimal) and (ii) 5%; subject to a minimum Required Credit Risk Retention Percentage of no less than 2.50% if the issuing entity includes any non-qualifying CRE loans.

Description of the Certificates

General

The certificates will be issued pursuant to a pooling and servicing agreement, between the depositor, the master servicers, the special servicers, the trustee, the certificate administrator, the operating advisor and the asset representations reviewer (the “PSA”) and will represent in the aggregate the entire ownership interest in the issuing entity. The assets of the issuing entity will consist of: (1) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans received after the Cut-off Date (exclusive of payments of principal and/or interest due on or before the Cut-off Date and interest relating to periods prior to, but due after, the Cut-off Date); (2) any REO Property but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan; (3) those funds or assets as from time to time are deposited in the accounts discussed in “Pooling and

Servicing Agreement—Accounts” (such accounts collectively, the “Securitization Accounts”) (but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan), if established; (4) the rights of the mortgagee under all insurance policies with respect to its Mortgage Loans; and (5) certain rights of the depositor under each MLPA relating to Mortgage Loan document delivery requirements and the representations and warranties of each mortgage loan seller regarding the Mortgage Loans it sold to the depositor.

The Commercial Mortgage Pass-Through Certificates, Series 2019-BNK18 will consist of the following classes: the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates (collectively, with the Class A-S certificates, the “Class A Certificates”), the Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-H certificates (collectively, the “Class X Certificates”), and the Class A-S, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class V and Class R certificates and a REMIC regular interest in certificated form representing the RR Interest (the “RR Interest”).

The Class A Certificates (other than the Class A-S certificates) and the Class X Certificates are referred to collectively in this prospectus as the “Senior Certificates”. The Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class H certificates are referred to collectively in this prospectus as the “Subordinate Certificates”. The Class R certificates are sometimes referred to in this prospectus as the “Residual Certificates”. The Senior Certificates, the Subordinate Certificates and the RR Interest are collectively referred to in this prospectus as the “Regular Certificates”. The Senior Certificates (other than the Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-H certificates), the Subordinate Certificates and the RR Interest are collectively referred to in this prospectus as the “Principal Balance Certificates”. The Class A Certificates and the Class X-A, Class X-B, Class B and Class C certificates are also referred to in this prospectus as the “Offered Certificates”.

The Senior Certificates and the Subordinate Certificates are collectively referred to in this prospectus as the “Non-Retained Certificates”.

Upon initial issuance, the Principal Balance Certificates will have the respective Certificate Balances, and the Class X Certificates will have the respective Notional Amounts, set forth in the table under “Summary of Certificates”.

The “Certificate Balance” of any class of Principal Balance Certificates outstanding at any time represents the maximum amount that its holders are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the issuing entity, all as described in this prospectus. On each Distribution Date, the Certificate Balance of each class of Principal Balance Certificates will be reduced by any distributions of principal actually made on, and by any Realized Losses or Retained Certificate Realized Losses, as applicable, actually allocated to, that class of Principal Balance Certificates on that Distribution Date. In the event that Realized Losses or Retained Certificate Realized Losses previously allocated to a class of Principal Balance Certificates in reduction of its Certificate Balance are recovered subsequent to such Certificate Balance being reduced to zero, holders of such class of Principal Balance Certificates may receive distributions in respect of such recoveries in accordance with the distribution priorities described under “—Distributions—Priority of Distributions” below and “Credit Risk Retention—RR Interest—Priority of Distributions” above.

The Residual Certificates will not have a Certificate Balance or entitle their holders to distributions of principal or interest.

The Class X Certificates will not have Certificate Balances, nor will they entitle their holders to distributions of principal, but the Class X Certificates will represent the right to receive distributions of interest in an amount equal to the aggregate interest accrued on their respective notional amounts (each, a “Notional Amount”). The Notional Amount of the Class X-A certificates will equal the aggregate of the Certificate Balances of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates outstanding from time to time. The Notional Amount of the Class X-B certificates will equal the aggregate of the Certificate Balances of the Class A-S, Class B and Class C certificates outstanding from time to time. The Notional Amount of the Class X-D certificates will equal the aggregate of the Certificate Balances of the Class D and Class E certificates outstanding from time to time. The Notional Amount of each class of the Class X-F, Class X-G and Class X-H certificates will equal the Certificate Balance outstanding from time to time of the Class of Principal Balance Certificates that, with the addition of “X-”, has the same alphabetical designation as the subject class of Class X Certificates.

The Class V certificates will not have a Certificate Balance nor will they entitle their holders to distributions of principal, but the Class V certificates will represent the right to receive their allocable portion of Excess Interest received on any ARD Loan allocated as described under “—Excess Interest” below.

“Excess Interest” with respect to an ARD Loan is the interest accrued at the Revised Rate in respect of such ARD Loan in excess of the interest accrued at the Initial Rate, plus any related interest accrued on such amounts, to the extent permitted by applicable law and the related Mortgage Loan documents.

The Mortgage Loans (exclusive of Excess Interest) will be held by the lower-tier REMIC (the “Lower-Tier REMIC”). The certificates (other than the Class V certificates and the rights of the RR Interest to receive a portion of the Excess Interest) will be issued by the upper-tier REMIC (the “Upper-Tier REMIC” and, collectively with the Lower-Tier REMIC, the “Trust REMICs”). The Class V certificates and the rights of the RR Interest to receive a portion of the Excess Interest will be issued by the grantor trust (the “Grantor Trust”).

Distributions

Method, Timing and Amount

Distributions on the certificates are required to be made by the certificate administrator, to the extent of available funds as described in this prospectus, on the 4th business day following each Determination Date (each, a “Distribution Date”). The “Determination Date” will be the 11th day of each calendar month (or, if the 11th calendar day of that month is not a business day, then the next business day) commencing in June 2019.

All distributions (other than the final distribution on any certificate) are required to be made to the Certificateholders in whose names the certificates are registered at the close of business on each Record Date. With respect to any Distribution Date, the “Record Date” will be the last business day of the month immediately preceding the month in which that Distribution Date occurs. These distributions are required to be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities to accept such funds, if the Certificateholder has provided the certificate administrator with written wiring instructions no less than 5 business days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the Certificateholder. The final distribution on any certificate is required to be made in like manner, but only upon presentation and surrender of the certificate at the location that will be specified in a notice of the pendency of the final distribution. All distributions made with respect to a class of certificates will be allocated pro rata among the outstanding certificates of that class based on their respective Percentage Interests.

The “Percentage Interest” evidenced by any certificate (other than a Class V or Class R certificate) will equal its initial denomination as of the Closing Date divided by the initial Certificate Balance or Notional Amount, as applicable, of the related class. The Percentage Interest of any Class V or Class R Certificate will be set forth on the face thereof.

Each master servicer is authorized but not required to direct the investment of funds held in any Collection Account and any Companion Distribution Account maintained by it, in U.S. government securities and other obligations that satisfy criteria established by the Rating Agencies (“Permitted Investments”). Each master servicer will be entitled to retain any interest or other income earned on such funds and each master servicer will be required to bear any losses resulting from the investment of such funds, as provided in the PSA. The certificate administrator (if such certificate administrator is not Wells Fargo Bank) is authorized but not required to direct the investment of funds held in the Lower-Tier REMIC Distribution Account, the Upper-Tier REMIC Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account, the Gain-on-Sale Reserve Account and the Retained Certificate Gain-on-Sale Reserve Account in Permitted Investments. The certificate administrator will be entitled to retain any interest or other income earned on such funds and the certificate administrator will be required to bear any losses resulting from the investment of such funds, as provided in the PSA.

Available Funds

The aggregate amount available for distribution to holders of the certificates (including the RR Interest) on each Distribution Date (the “Aggregate Available Funds”) will, in general, equal the sum of the following amounts (without duplication):

(a)  the aggregate amount of all cash received on the Mortgage Loans (in the case of each Non-Serviced Mortgage Loan, only to the extent received by the issuing entity pursuant to the related Non-Serviced PSA) and any REO Property that is on deposit in the Collection Accounts (in each case, exclusive of any amount on deposit in or credited to any portion of a Collection Account that is held for the benefit of the holder of any related Companion Loan), as of the related P&I Advance Date, exclusive of (without duplication):

●	all scheduled payments of principal and/or interest and any balloon payments paid by the borrowers of a Mortgage Loan or Companion Loan (such amounts other than any Excess Interest, the “Periodic Payments”), that are due on a Due Date after the end of the related Collection Period, excluding interest relating to periods prior to, but due after, the Cut-off Date;

●	all unscheduled payments of principal (including prepayments), unscheduled interest, liquidation proceeds, insurance proceeds and condemnation proceeds and other unscheduled recoveries received subsequent to the related Determination Date (or, with respect to voluntary prepayments of principal of each Mortgage Loan with a Due Date occurring after the related Determination Date, subsequent to the related Due Date) allocable to the Mortgage Loans;

●	all amounts in the Collection Accounts that are due or reimbursable to any person other than the Certificateholders;

●	with respect to each Actual/360 Loan and any Distribution Date occurring in each February and in any January occurring in a year that is not a leap year (in each case, unless such Distribution Date is the final Distribution Date), the related Withheld Amount to the extent those funds are on deposit in the Collection Accounts;

●	all Excess Interest allocable to the Mortgage Loans (which is separately distributed to the Class V certificates and the RR Interest);

●	all Yield Maintenance Charges and Prepayment Premiums;

●	all amounts deposited in a Collection Account in error;

●	any late payment charges or accrued interest on a Mortgage Loan actually collected thereon and allocable to the default interest rate for such Mortgage Loan, to the extent permitted by law, excluding any interest calculated at the Mortgage Rate for the related Mortgage Loan; and

(b)  if and to the extent not already included in clause (a), the aggregate amount transferred from the REO Accounts allocable to the Mortgage Loans to the applicable Collection Account for such Distribution Date;

(c)  all Compensating Interest Payments made by either master servicer with respect to the Mortgage Loans with respect to such Distribution Date and P&I Advances made by either master servicer or the trustee, as applicable, with respect to the Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Certificateholders); and

(d)  with respect to each Actual/360 Loan and any Distribution Date occurring in each March (or February, if such Distribution Date is the final Distribution Date), the related Withheld Amounts as required to be deposited in the Lower-Tier REMIC Distribution Account pursuant to the PSA.

The amount available for distribution to holders of the Regular Certificates (other than the RR Interest) on each Distribution Date will, in general, equal the sum of (i) the Non-Retained Percentage of the Aggregate Available Funds for such Distribution Date and (ii) the Gain-on-Sale Remittance Amount for such Distribution Date (the “Available Funds”).

The “Gain-on-Sale Remittance Amount” for each Distribution Date will be equal to the lesser of (i) the amount on deposit in the Gain-on-Sale Reserve Account on such Distribution Date, and (ii) the Non-Retained Percentage of the Aggregate Gain-on-Sale Entitlement Amount.

The “Aggregate Gain-on-Sale Entitlement Amount” for each Distribution Date will be equal to the aggregate amount of (i) the sum of (a) (x) the aggregate portion of the Interest Distribution Amount for each Class of Regular Certificates (other than the RR Interest) that would remain unpaid as of the close of business on such Distribution Date, divided by (y) the Non-Retained Percentage, and (b) (x) the amount by which the Principal Distribution Amount exceeds the aggregate amount that would actually be distributed on such Distribution Date in respect of such Principal Distribution Amount, divided by (y) the Non-Retained Percentage, and (ii) any outstanding Realized Losses and Retained Certificate Realized Losses outstanding immediately after such Distribution Date, in each case, to the extent such amounts would occur on such Distribution Date or would be outstanding immediately after such Distribution Date, as applicable, without the inclusion of the Gain-on-Sale Remittance Amount as part of the definition of Available Funds and the Retained

Certificate Gain-on-Sale Remittance Amount as part of the definition of Retained Certificate Available Funds.

The “Collection Period” for each Distribution Date and any Mortgage Loan (including any Companion Loan) will be the period beginning with the day after the Determination Date in the month preceding the month in which such Distribution Date occurs (or, in the case of the first Distribution Date, commencing immediately following the Cut-off Date) and ending with the Determination Date occurring in the month in which such Distribution Date occurs.

“Due Date” means, with respect to each Mortgage Loan (including any Companion Loan), the date on which scheduled payments of principal, interest or both are required to be made by the related borrower.

Priority of Distributions

On each Distribution Date, for so long as the Certificate Balances or Notional Amounts of the Regular Certificates (other than the RR Interest) have not been reduced to zero, the certificate administrator is required to apply amounts on deposit in the Distribution Account, to the extent of the Available Funds, in the following order of priority:

First, to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-H certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts for such classes;

Second, to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, in reduction of the Certificate Balances of those classes, in the following priority:

(i)	prior to the Cross-Over Date:

(a)  to the Class A-SB certificates, in an amount equal to the Principal Distribution Amount for such Distribution Date, until the Certificate Balance of the Class A-SB certificates is reduced to the Class A-SB Planned Principal Balance for such Distribution Date;

(b)  to the Class A-1 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clause (a) above have been made on such Distribution Date), until the Certificate Balance of the Class A-1 certificates are reduced to zero;

(c)  to the Class A-2 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a) and (b) above have been made on such Distribution Date), until the Certificate Balance of the Class A-2 certificates is reduced to zero;

(d)  to the Class A-3 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b) and (c) above have been made on such Distribution Date), until the Certificate Balance of the Class A-3 certificates is reduced to zero;

(e)  to the Class A-4 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b), (c) and (d) above have been made on such Distribution Date), until the Certificate Balance of the Class A-4 certificates is reduced to zero; and

(f)  to the Class A-SB certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b), (c), (d) and (e) above have been made on such Distribution Date), until the Certificate Balance of the Class A-SB certificates is reduced to zero;

(ii)	on or after the Cross-Over Date, to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, pro rata (based upon their respective Certificate Balances), in an amount equal to the Principal Distribution Amount for such Distribution Date, until the Certificate Balances of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates are reduced to zero;

Third, to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, first, up to an amount equal to, and pro rata based upon, the aggregate unreimbursed Realized Losses previously allocated to each such class, then in an amount equal to interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Fourth, to the Class A-S certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Fifth, after the Certificate Balances of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates have been reduced to zero, to the Class A-S certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Sixth, to the Class A-S certificates, first, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, then, in an amount equal to interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Seventh, to the Class B certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Eighth, after the Certificate Balances of the Class A Certificates have been reduced to zero, to the Class B certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Ninth, to the Class B certificates, first, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, then, in an amount equal to interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Tenth, to the Class C certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Eleventh, after the Certificate Balances of the Class A Certificates and the Class B certificates have been reduced to zero, to the Class C certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twelfth, to the Class C certificates, first, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, then, in an amount equal to interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Thirteenth, to the Class D certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Fourteenth, after the Certificate Balances of the Class A Certificates and the Class B and Class C certificates have been reduced to zero, to the Class D certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Fifteenth, to the Class D certificates, first, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, then, in an amount equal to interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Sixteenth, to the Class E certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Seventeenth, after the Certificate Balances of the Class A Certificates and the Class B, Class C and Class D certificates have been reduced to zero, to the Class E certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Eighteenth, to the Class E certificates, first, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, then, in an amount equal to interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Nineteenth, to the Class F certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twentieth, after the Certificate Balances of the Class A Certificates and the Class B, Class C, Class D and Class E certificates have been reduced to zero, to the Class F certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-first, to the Class F certificates, first, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, then, in an amount equal to interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Twenty-second, to the Class G certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twenty-third, after the Certificate Balances of the Class A Certificates and the Class B, Class C, Class D, Class E and Class F certificates have been reduced to zero, to the Class G certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-fourth, to the Class G certificates, first, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, then, in an amount equal to interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Twenty-fifth, to the Class H certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twenty-sixth, after the Certificate Balances of the Class A Certificates and the Class B, Class C, Class D, Class E, Class F and Class G certificates have been reduced to zero, to the Class H certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-seventh, to the Class H certificates, first, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, then, in an amount equal to interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class; and

Twenty-eighth, to the Class R certificates, any remaining amounts.

The “Cross-Over Date” means the Distribution Date on which the Certificate Balances of the Subordinate Certificates have all previously been reduced to zero as a result of the allocation of Realized Losses to those certificates.

Reimbursement of previously allocated Realized Losses or Retained Certificate Realized Losses will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the class of certificates in respect of which a reimbursement is made.

Pass-Through Rates

The interest rate (the “Pass-Through Rate”) applicable to each class of Principal Balance Certificates (other than the RR Interest) for any Distribution Date will equal the rates set forth below:

The Pass-Through Rate for each class of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class D, Class E, Class F, Class G and Class H will be a fixed rate per annum equal to the Pass-Through Rate set forth opposite such class in the table under the heading “Summary of Certificates” in this prospectus. The Pass-Through Rate for each class of the Class A-S and Class B certificates will be a variable rate per annum equal to the lesser of (a) the Pass-Through Rate set forth opposite such class in the table under the heading “Summary of Certificates” in this prospectus and (b) the WAC Rate for the related Distribution Date. The Pass-Through Rate for the Class C certificates will be a variable rate per annum equal to the WAC Rate for the related Distribution Date minus 0.14000%.

The Pass-Through Rate for the Class X-A certificates for any Distribution Date will be a per annum rate equal the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates for such Distribution Date, weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date.

The Pass-Through Rate for the Class X-B certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class A-S, Class B and Class C certificates for the related Distribution Date, weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date.

The Pass-Through Rate for the Class X-D certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class D and Class E certificates for the related Distribution Date, weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date.

The Pass-Through Rate for each class of the Class X-F, Class X-G and Class X-H certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the Pass-Through Rate for the related Distribution Date on the Class of Principal Balance Certificates that, with the addition of “X-”, has the same alphabetical designation as the subject class of Class X Certificates.

The Class V certificates will not have a Pass-Through Rate or be entitled to distributions in respect of interest other than their allocated portion of Excess Interest, if any, with respect to any ARD Loan, allocated as described under “—Excess Interest” below.

The “WAC Rate” with respect to any Distribution Date is equal to the weighted average of the applicable Net Mortgage Rates of the Mortgage Loans (including any Non-Serviced Mortgage Loan) as of the first day of the related Collection Period, weighted on the basis of their respective Stated Principal Balances immediately following the preceding Distribution Date (or, in the case of the initial Distribution Date, as of the Closing Date).

The “Net Mortgage Rate” for each Mortgage Loan (including any Non-Serviced Mortgage Loan) and any REO Loan (other than the portion of the REO Loan related to any Companion Loan) is equal to the related Mortgage Rate then in effect (without regard to any increase in the interest rate of any ARD Loan after the related Anticipated Repayment Date), minus the related Administrative Cost Rate; provided, however, that for purposes of calculating Pass-Through Rates, the Net Mortgage Rate for any Mortgage Loan will be determined without regard to any modification, waiver or amendment of the terms of the related Mortgage Loan, whether agreed to by the applicable master servicer, the applicable special servicer, a Non-Serviced Master Servicer or a Non-Serviced Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower. Notwithstanding the foregoing, for Mortgage Loans that do not accrue interest on a 30/360 Basis, then, solely for purposes of calculating the Pass-Through Rates and the WAC Rate, the Net Mortgage Rate of any Mortgage Loan for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of the Mortgage Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually required to be paid in respect of the Mortgage Loan during the one-month period at the related Net Mortgage Rate; provided, however, that with respect to each Actual/360 Loan, the Net Mortgage Rate for the one-month period (1) prior to the Due Dates in January and February in any year which is not a leap year or in February in any year which is a leap year (in either case, unless the related Distribution Date is the final Distribution Date) will be determined exclusive of Withheld Amounts, and (2) prior to the Due Date in March (or February, if the related Distribution Date is the final Distribution Date), will be determined inclusive of Withheld Amounts for the immediately preceding February and January, as applicable. With respect to any REO Loan, the Net Mortgage Rate will be calculated as described above, as if the predecessor Mortgage Loan had remained outstanding.

“Administrative Cost Rate” as of any date of determination will be a per annum rate equal to the sum of the Servicing Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate.

“Mortgage Rate” with respect to any Mortgage Loan (including any Non-Serviced Mortgage Loan) or any related Companion Loan is the per annum rate at which interest accrues on the Mortgage Loan or the related Companion Loan as stated in the related Mortgage Note or the promissory note evidencing such Companion Loan without giving effect to any default rate or Revised Rate.

Interest Distribution Amount

The “Interest Distribution Amount” with respect to any Distribution Date and each class of Regular Certificates (other than the RR Interest) will equal (A) the sum of (i) the Interest Accrual Amount with respect to such class for such Distribution Date and (ii) the Interest Shortfall, if any, with respect to such class for such Distribution Date, less (B) any Excess Prepayment Interest Shortfall allocated to such class on such Distribution Date.

The “Interest Accrual Amount” with respect to any Distribution Date and any class of Regular Certificates (other than the RR Interest) will be equal to the interest for the related Interest Accrual Period accrued at the Pass-Through Rate for such class on the Certificate Balance or Notional Amount, as applicable, for such class immediately prior to that Distribution Date. Calculations of interest for each Interest Accrual Period will be made on 30/360 Basis.

An “Interest Shortfall” with respect to any Distribution Date for any class of Regular Certificates (other than the RR Interest) will be equal to the sum of (a) the portion of the Interest Distribution Amount for such class remaining unpaid as of the close of business on the preceding Distribution Date, and (b) to the extent permitted by applicable law, (i) other than in the case of certificates with a Notional Amount, one month’s interest on that amount remaining unpaid at the Pass-Through Rate applicable to such class for the current Distribution Date and (ii) in the case of the certificates with a Notional Amount, one-month’s interest on that amount remaining unpaid at the WAC Rate for such Distribution Date.

The “Interest Accrual Period” for each Distribution Date will be the calendar month prior to the month in which that Distribution Date occurs.

Principal Distribution Amount

The “Aggregate Principal Distribution Amount” for any Distribution Date will be equal to the sum of the following amounts:

(a)  the Scheduled Principal Distribution Amount for that Distribution Date, and

(b)  the Unscheduled Principal Distribution Amount for that Distribution Date;

provided that the Aggregate Principal Distribution Amount for any Distribution Date will be reduced, to not less than zero, by the amount of any reimbursements of:

(A) Nonrecoverable Advances (including any servicing advance with respect to any Non-Serviced Mortgage Loan under the related Non-Serviced PSA reimbursed out of general collections on the Mortgage Loans), with interest on such Nonrecoverable Advances at the Reimbursement Rate, that are paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Aggregate Principal Distribution Amount for such Distribution Date, and

(B) Workout-Delayed Reimbursement Amounts paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Aggregate Principal Distribution Amount for such Distribution Date;

provided, further, that in the case of clauses (A) and (B) above, if any of the amounts that were reimbursed from principal collections on the Mortgage Loans (including REO Loans) are subsequently recovered on the related Mortgage Loan (or REO Loan), such recovery will increase the Aggregate Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs.

The “Principal Distribution Amount” with respect to any Distribution Date and the Principal Balance Certificates (other than the RR Interest) will equal the sum of (a) the Principal Shortfall for such Distribution Date and (b) the Non-Retained Percentage of the Aggregate Principal Distribution Amount for such Distribution Date.

The “Scheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the principal portions of (a) all Periodic Payments (excluding balloon payments) with respect to the Mortgage Loans due during or, if and to the extent not previously received or advanced and distributed to Certificateholders on a preceding Distribution Date, prior to the related Collection Period and all Assumed Scheduled Payments with respect to the Mortgage Loans for the related Collection Period, in each case to the extent paid by the related borrower as of the related Determination Date (or, with respect to each Mortgage Loan with a Due Date occurring, or a grace period ending, after the related Determination Date, the related Due Date or, last day of such grace period, as applicable, to the extent received by the applicable master servicer as of the business day preceding the P&I Advance Date) or advanced by the applicable master servicer or the trustee, as applicable, and (b) all balloon payments with respect to the Mortgage Loans to the extent received on or prior to the related Determination Date (or, with respect to each Mortgage Loan with a Due Date occurring, or a grace period ending, after the related Determination Date, the related Due Date or, last day of such grace period, as applicable, to the extent received by the applicable master servicer as of the business day preceding the related P&I Advance Date), and to the extent not included in clause (a) above. The Scheduled Principal Distribution Amount from time to time will include all late payments of principal made by a borrower with respect to the Mortgage Loans, including late payments in respect of a delinquent balloon payment, received by the times described above in this definition, except to the extent those late payments are otherwise available to reimburse the applicable master servicer or the trustee, as the case may be, for prior Advances, as described above.

The “Unscheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the following: (a) all prepayments of principal received on the Mortgage Loans as of the Determination Date; and (b) any other collections (exclusive of payments by borrowers) received on the Mortgage Loans and any REO Properties on or prior to the related Determination Date whether in the form of Liquidation Proceeds, Insurance and Condemnation Proceeds, net income, rents, and profits from REO Property or otherwise, that were identified and applied by either master servicer as recoveries of previously unadvanced principal of the related Mortgage Loan; provided that all such Liquidation Proceeds and Insurance and Condemnation Proceeds will be reduced by any unpaid Special Servicing Fees, Liquidation Fees, any amount related to the Loss of Value Payments to the extent that such amount was transferred into a Collection Account during the related Collection Period, accrued interest on Advances and other additional trust fund expenses incurred in connection with the related Mortgage Loan, thus reducing the Unscheduled Principal Distribution Amount.

The “Assumed Scheduled Payment” for any Collection Period and with respect to any Mortgage Loan (including any Non-Serviced Mortgage Loan) that is delinquent in respect of its balloon payment or any REO Loan (excluding, for purposes of any P&I Advances, the portion allocable to any related Companion Loan), is an amount equal to the sum of (a) the principal portion of the Periodic Payment that would have been due on such Mortgage Loan or REO Loan on the related Due Date based on the constant payment required by such related Mortgage Note or the original amortization schedule of the Mortgage Loan, as the case may be (as calculated with interest at the related Mortgage Rate), if applicable, assuming the related balloon payment has not become due, after giving effect to any reduction in the principal balance occurring in connection with a modification of such Mortgage Loan in connection with a default or a bankruptcy (or similar proceeding), and (b) interest on the Stated Principal Balance of that Mortgage Loan or REO Loan (excluding, for purposes of any P&I Advances, the portion allocable to any related Companion Loan) at its Mortgage Rate (net of interest at the applicable rate at which the Servicing Fee is calculated).

The “Principal Shortfall” for any Distribution Date means the amount, if any, by which (1) the Principal Distribution Amount for the prior Distribution Date exceeds (2) the aggregate amount actually distributed on the preceding Distribution Date in respect of such Principal Distribution Amount.

The “Class A-SB Planned Principal Balance” for any Distribution Date is the balance shown for such Distribution Date in the table set forth in Annex E. Such balances were calculated using, among other things, certain weighted average life assumptions. See “Yield and Maturity Considerations—Weighted Average Life”. Based on such assumptions, the Certificate Balance of the Class A-SB certificates on each Distribution Date would be expected to be reduced to the balance indicated for such Distribution Date in the table set forth in Annex E. We cannot assure you, however, that the mortgage loans will perform in conformity with our assumptions. Therefore, we cannot assure you that the balance of the Class A-SB certificates on any Distribution Date will be equal to the balance that is specified for such Distribution Date in the table.

Certain Calculations with Respect to Individual Mortgage Loans

The “Stated Principal Balance” of each Mortgage Loan will be an amount equal to its unpaid principal balance as of the Cut-off Date or, in the case of a replacement Mortgage Loan, as of the date it is added to the trust, after application of all payments of principal due during or prior to the month of substitution, whether or not those payments have been received, minus the sum of:

(i)    the principal portion of each Periodic Payment due on such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, due after the

Due Date in the related month of substitution), to the extent received from the borrower or advanced by the applicable master servicer;

(ii)   all principal prepayments received with respect to such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, after the Due Date in the related month of substitution);

(iii)   the principal portion of all Insurance and Condemnation Proceeds (to the extent allocable to principal on such Mortgage Loan) and Liquidation Proceeds received with respect to such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, after the Due Date in the related month of substitution); and

(iv)    any reduction in the outstanding principal balance of such Mortgage Loan resulting from a valuation by a court in a bankruptcy proceeding that is less than the then outstanding principal amount of such Mortgage Loan or a modification of such Mortgage Loan pursuant to the terms and provisions of the PSA that occurred prior to the end of the Collection Period for the most recent Distribution Date.

The Stated Principal Balance of any REO Loan that is a successor to a Mortgage Loan, as of any date of determination, will be an amount equal to (x) the Stated Principal Balance of the predecessor Mortgage Loan as of the date of the related REO Property was acquired for U.S. federal tax purposes, minus (y) the sum of:

(i)    the principal portion of any P&I Advance made with respect to such REO Loan; and

(ii)    the principal portion of all Insurance and Condemnation Proceeds (to the extent allocable to principal on the related Mortgage Loan), Liquidation Proceeds and all income rents and profits received with respect to such REO Loan.

See “Certain Legal Aspects of Mortgage Loans” below.

With respect to any Companion Loan on any date of determination, the Stated Principal Balance will equal the unpaid principal balance of such Companion Loan as of such date. On any date of determination, the Stated Principal Balance of any Whole Loan will equal the sum of the Stated Principal Balances of the related Mortgage Loan and the related Companion Loan(s), as applicable, on such date.

With respect to any REO Loan that is a successor to a Companion Loan as of any date of determination, the Stated Principal Balance will equal (x) the Stated Principal Balance of the predecessor Companion Loan as of the date of the related REO acquisition, minus (y) the principal portion of any amounts allocable to the related Companion Loan in accordance with the related Intercreditor Agreement.

If any Mortgage Loan or REO Loan is paid in full or the Mortgage Loan or REO Loan (or any REO Property) is otherwise liquidated, then, as of the first Distribution Date that follows the end of the Collection Period in which that payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal Balance of the Mortgage Loan or REO Loan will be zero.

For purposes of calculating allocations of, or recoveries in respect of, Realized Losses and Retained Certificate Realized Losses, as well as for purposes of calculating the Servicing Fee, Certificate Administrator/Trustee Fee, Operating Advisor Fee and Asset Representations Reviewer Fee payable each month, each REO Property (including any REO Property with respect to a Non-Serviced Mortgage Loan held pursuant to the related Non-Serviced PSA) will be treated as if there exists with respect to such REO Property an outstanding Mortgage Loan and, if applicable, each related Companion Loan (an “REO Loan”), and all references to Mortgage Loan or Companion Loan and pool of Mortgage Loans in this prospectus, when used in that context, will be deemed to also be references to or to also include, as the case may be, any REO Loans. Each REO Loan will generally be deemed to have the same characteristics as its actual predecessor Mortgage Loan (or Companion Loan), including the same fixed Mortgage Rate (and, accordingly, the same Net Mortgage Rate) and the same unpaid principal balance and Stated Principal Balance. Amounts due on the predecessor Mortgage Loan (or Companion Loan) including any portion of it payable or reimbursable to either master servicer, any special servicer, the operating advisor, the asset representations reviewer, the certificate administrator or the trustee, as applicable, will continue to be “due” in respect of the REO Loan; and amounts received in respect of the related REO Property, net of payments to be made, or reimbursement to either master servicer or any special servicer for payments previously advanced, in connection with the operation and management of that property, generally will be applied by such master servicer as if received on the predecessor Mortgage Loan or related Companion Loan.

With respect to any Serviced Whole Loan, no amounts relating to the related REO Property or REO Loan allocable to any related Companion Loan will be available for amounts due to the Certificateholders or to reimburse the issuing entity, other than in the limited circumstances related to Servicing Advances, indemnification, Special Servicing Fees and other reimbursable expenses related to such Serviced Whole Loan incurred with respect to such Serviced Whole Loan in accordance with the PSA.

Excess Interest

On each Distribution Date, the certificate administrator is required to distribute any Excess Interest received with respect to an ARD Loan on or prior to the related Determination Date to the holders of the Class V certificates in an amount equal to the Non-Retained Percentage of such Excess Interest. Excess Interest will not be available to make distributions to any other class of certificates (other than the RR Interest in an amount described under “Credit Risk Retention—RR Interest—Excess Interest”) or to provide credit support for other classes of certificates or offset any interest shortfalls or to pay any other amounts to any other party under the PSA.

Application Priority of Mortgage Loan Collections or Whole Loan Collections

Absent express provisions in the related Mortgage Loan documents (and, with respect to any Serviced Whole Loan, the related Intercreditor Agreement) or to the extent otherwise agreed to by the related borrower in connection with a workout of a Mortgage Loan, all amounts collected by or on behalf of the issuing entity in respect of any Mortgage Loan in the form of payments from the related borrower, Liquidation Proceeds, condemnation proceeds or insurance proceeds (excluding, if applicable, in the case of any Serviced Whole Loan, any amounts payable to the holder of the related Companion Loan(s) pursuant to the related Intercreditor Agreement) will be applied in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and unpaid interest at the Reimbursement Rate on such Advances and, if applicable, unreimbursed and unpaid additional trust fund expenses;

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Aggregate Principal Distribution Amount);

Third, to the extent not previously allocated pursuant to clause First or Second above, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the excess of (i) unpaid interest (exclusive of default interest and Excess Interest) accrued on such Mortgage Loan at the related Mortgage Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) after taking into account any allocations pursuant to clause Fifth below on earlier dates, the aggregate portion of the accrued and unpaid interest described in subclause (i) of this clause Third that either (A) was not advanced because of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or (B) accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made;

Fourth, to the extent not previously allocated pursuant to clause First or Second, as a recovery of principal of such Mortgage Loan then due and owing, including by reason of acceleration of such Mortgage Loan following a default thereunder (or, if the Mortgage Loan has been liquidated, as a recovery of principal to the extent of its entire remaining unpaid principal balance);

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the sum of (A) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts, plus (B) any unpaid interest (exclusive of default interest and Excess Interest) that accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (to the extent collections have not been allocated as recovery of such accrued and unpaid interest pursuant to this clause Fifth on earlier dates);

Sixth, as a recovery of amounts to be currently allocated to the payment of, or escrowed for the future payment of, real estate taxes, assessments and insurance premiums and similar items relating to such Mortgage Loan;

Seventh, as a recovery of any other reserves to the extent then required to be held in escrow with respect to such Mortgage Loan;

Eighth, as a recovery of any Yield Maintenance Charge or Prepayment Premium then due and owing under such Mortgage Loan;

Ninth, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Tenth, as a recovery of any assumption fees and Modification Fees then due and owing under such Mortgage Loan;

Eleventh, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees);

Twelfth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance; and

Thirteenth, in the case of an ARD Loan after the related Anticipated Repayment Date, any accrued but unpaid Excess Interest;

provided that, to the extent required under the REMIC provisions of the Code, payments or proceeds received (or receivable by exercise of the lender’s rights under the related Mortgage Loan documents) with respect to any partial release of a Mortgaged Property (including in connection with a condemnation) at a time when the loan-to-value ratio of the related Mortgage Loan or Serviced Whole Loan exceeds 125%, or would exceed 125% following any partial release (based solely on the value of real property and excluding personal property and going concern value, if any, unless otherwise permitted under the applicable REMIC rules as evidenced by an opinion of counsel provided to the trustee) must be collected and allocated to reduce the principal balance of the Mortgage Loan or Serviced Whole Loan) in the manner required by such REMIC provisions.

Collections by or on behalf of the issuing entity in respect of any REO Property (exclusive of the amounts to be allocated to the payment of the costs of operating, managing, leasing, maintaining and disposing of such REO Property and, if applicable, in the case of any Serviced Whole Loan, exclusive of any amounts payable to the holder of the related Companion Loan(s), as applicable, pursuant to the related Intercreditor Agreement) will be applied in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and interest at the Reimbursement Rate on all Advances and, if applicable, unreimbursed and unpaid additional trust fund expenses with respect to the related Mortgage Loan;

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Aggregate Principal Distribution Amount);

Third, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the excess of (i) unpaid interest (exclusive of default interest and Excess Interest) accrued on such Mortgage Loan at the related Mortgage Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) after taking into account any allocations pursuant to clause Fifth below or clause Fifth of the prior paragraph on earlier dates, the aggregate portion of the accrued and unpaid interest described in subclause (i) of this clause Third that either (A) was not advanced because of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or (B) accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made;

Fourth, to the extent not previously allocated pursuant to clause First or Second, as a recovery of principal of such Mortgage Loan to the extent of its entire unpaid principal balance;

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the sum of (A) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts, plus (B) any unpaid interest (exclusive of default interest and Excess Interest) that accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to this clause Fifth or clause Fifth of the prior paragraph on earlier dates);

Sixth, as a recovery of any Yield Maintenance Charge or Prepayment Premium then due and owing under such Mortgage Loan;

Seventh, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Eighth, as a recovery of any assumption fees and Modification Fees then due and owing under such Mortgage Loan;

Ninth, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees); and

Tenth, in the case of an ARD Loan after the related Anticipated Repayment Date, any accrued but unpaid Excess Interest.

Allocation of Yield Maintenance Charges and Prepayment Premiums

If any Yield Maintenance Charge or Prepayment Premium is collected during any particular Collection Period with respect to any Mortgage Loan, then on the Distribution Date corresponding to that Collection Period, the certificate administrator will pay that Yield Maintenance Charge or Prepayment Premium (net of liquidation fees payable therefrom) in the following manner: (x)(1) to each class of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B, Class C, Class D and Class E certificates, the product of (a) the Non-Retained Percentage of such Yield Maintenance Charge or Prepayment Premium, (b) the related Base Interest Fraction for such class, and (c) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B, Class C, Class D and Class E certificates for that Distribution Date, (2) to the Class X-A certificates, the excess, if any, of (a) the product of (i) the Non-Retained Percentage of such Yield Maintenance Charge or Prepayment Premium and (ii) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B, Class C, Class D and Class E certificates for that Distribution Date, over (b) the amount of such Yield Maintenance Charge or Prepayment Premium distributed to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates as described above, (3) to the Class X-B certificates, the excess, if any, of (a) the product of (i) the Non-Retained Percentage of such Yield Maintenance Charge or Prepayment Premium and (ii) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-S, Class B and Class C certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B, Class C, Class D and

Class E certificates for that Distribution Date, over (b) the amount of such Yield Maintenance Charge or Prepayment Premium distributed to the Class A-S, Class B and Class C certificates as described above, and (4) to the Class X-D certificates, any remaining portion of the Non-Retained Percentage of such Yield Maintenance Charge or Prepayment Premium not distributed as described above in this clause (x), and (y) to the RR Interest, the Required Credit Risk Retention Percentage of such Yield Maintenance Charge or Prepayment Premium. All Yield Maintenance Charges and Prepayment Premiums referred to above will be net of any Liquidation Fees payable therefrom.

“Base Interest Fraction” means, with respect to any principal prepayment of any Mortgage Loan that provides for the payment of a Yield Maintenance Charge or Prepayment Premium, and with respect to any class of Principal Balance Certificates (other than the RR Interest), a fraction (A) the numerator of which is the greater of (x) zero and (y) the difference between (i) the pass-through rate on that class, and (ii) the applicable Discount Rate and (B) the denominator of which is the difference between (i) the mortgage interest rate on the related Mortgage Loan and (ii) the applicable Discount Rate; provided, however, that:

●	under no circumstances will the Base Interest Fraction be greater than one;

●	if the applicable Discount Rate is greater than or equal to the mortgage interest rate on the related Mortgage Loan and is greater than or equal to the pass-through rate on that class, then the Base Interest Fraction will equal zero; and

●	if the applicable Discount Rate is greater than or equal to the mortgage interest rate on the related Mortgage Loan and is less than the pass-through rate on that class, then the Base Interest Fraction will be equal to 1.0.

“Discount Rate” means, with respect to any principal prepayment of any Mortgage Loan that provides for the payment of a Yield Maintenance Charge or Prepayment Premium—

●	if a discount rate was used in the calculation of the applicable Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the Mortgage Loan or REO Loan, that discount rate, converted (if necessary) to a monthly equivalent yield, or

●	if a discount rate was not used in the calculation of the applicable Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the Mortgage Loan, the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15 (519)—Selected Interest Rates under the heading “U.S. government securities/Treasury constant maturities” for the week ending prior to the date of the relevant prepayment (or deemed prepayment), of U.S. Treasury constant maturities with a maturity date, one longer and one shorter, most nearly approximating the maturity date or Anticipated Repayment Date, as applicable, of that Mortgage Loan or REO Loan, such interpolated treasury yield converted to a monthly equivalent yield.

For purposes of the immediately preceding bullet, the certificate administrator or the applicable master servicer will select a comparable publication as the source of the applicable yields of U.S. Treasury constant maturities if Federal Reserve Statistical Release H.15 is no longer published.

“Prepayment Premium” means, with respect to any Mortgage Loan, any premium, fee or other additional amount (other than a Yield Maintenance Charge) paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, that Mortgage Loan or any successor REO Loan with respect thereto (including any payoff of a Mortgage Loan by a mezzanine lender on behalf of the subject borrower if and as set forth in the related intercreditor agreement).

“Yield Maintenance Charge” means, with respect to any Mortgage Loan, any premium, fee or other additional amount paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, a Mortgage Loan, calculated, in whole or in part, pursuant to a yield maintenance formula or otherwise pursuant to a formula that reflects the lost interest, including any specified amount or specified percentage of the amount prepaid which constitutes the minimum amount that such Yield Maintenance Charge may be.

No Prepayment Premiums or Yield Maintenance Charges will be distributed to the holders of the Class X-F, Class X-G, Class X-H, Class F, Class G, Class H, Class V or Class R Certificates.

For a description of Yield Maintenance Charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments”.

Assumed Final Distribution Date; Rated Final Distribution Date

The “Assumed Final Distribution Date” with respect to any class of certificates is the Distribution Date on which the aggregate Certificate Balance of that class of certificates would be reduced to zero based on the assumptions set forth below. The Assumed Final Distribution Date with respect to each class of Offered Certificates will in each case be the date set forth next to such class in the table under “Summary of Certificates”.

The Assumed Final Distribution Dates were calculated without regard to any delays in the collection of balloon payments and without regard to delinquencies, defaults or liquidations. Accordingly, in the event of defaults on the Mortgage Loans, the actual final Distribution Date for one or more classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR prepayment rate and the Structuring Assumptions. Since the rate of payment (including prepayments) of the Mortgage Loans may exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the actual final Distribution Date for one or more classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience.

The “Rated Final Distribution Date” for each class of Offered Certificates will be the Distribution Date in May 2062. See “Ratings”.

Prepayment Interest Shortfalls

If a borrower prepays a Serviced Mortgage Loan or Serviced Whole Loan in whole or in part, after the due date but on or before the Determination Date in any calendar month, the amount of interest (net of related Servicing Fees and any Excess Interest) accrued on such prepayment from such due date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected (without regard to any Prepayment Premium or Yield Maintenance Charge actually collected) constitute a “Prepayment Interest Excess”. Conversely, if a borrower prepays a Serviced Mortgage Loan or Serviced Whole Loan in whole or in part after the Determination Date (or, with respect to each Serviced Mortgage Loan or Serviced Whole Loan, as applicable, with a due date occurring after the related Determination Date, the related Due Date) in any calendar month and does not pay interest on such prepayment through the following Due Date, then the shortfall in a full month’s interest (net of related Servicing Fees and any Excess Interest) on such prepayment will constitute a “Prepayment Interest Shortfall”. Prepayment Interest Shortfalls for each Distribution Date with respect to any Serviced A/B Whole Loan will generally be allocated first to the related Subordinate Companion Loan and then to the related Mortgage Loan and any related Serviced Pari Passu Companion Loans on a pro rata basis. Prepayment Interest Excesses (to the extent not offset by Prepayment Interest Shortfalls or required to be paid as Compensating Interest Payments) collected on the Serviced Mortgage Loans and any related Serviced Pari Passu Companion Loan will be retained by the applicable master servicer as additional servicing compensation.

Each master servicer will be required to deliver to the certificate administrator for deposit in the Distribution Account (other than the portion of any Compensating Interest Payment described below that is allocable to a Serviced Pari Passu Companion Loan) on each P&I Advance Date, without any right of reimbursement thereafter, a cash payment (a “Compensating Interest Payment”) in an aggregate amount, equal to the lesser of:

(i)    the aggregate amount of Prepayment Interest Shortfalls incurred in connection with voluntary principal prepayments received in respect of the Serviced Mortgage Loans for which it is acting as master servicer and any related Serviced Pari Passu Companion Loan (in each case other than a Specially Serviced Loan or a Mortgage Loan or any related Serviced Pari Passu Companion Loan on which the applicable special servicer allowed a prepayment on a date other than the applicable Due Date) for the related Distribution Date, and

(ii)    the aggregate of (A) that portion of such master servicer’s Servicing Fees for the related Distribution Date that is, in the case of each Serviced Mortgage Loan, Serviced Pari Passu Companion Loan and REO Loan for which such Servicing Fees are being paid to such master servicer in such Collection Period, calculated at a rate of 0.00250% per annum, (B) all Prepayment Interest Excesses received by such master servicer during such Collection Period with respect to the Serviced Mortgage Loans (and, so long as a Whole Loan is serviced under the PSA, any related Serviced Pari Passu Companion Loan) subject to such prepayment and (C) to the extent earned on voluntary principal prepayments, net investment earnings payable to such master servicer for such Collection Period received by such master servicer during such Collection Period with respect to the applicable Serviced Mortgage Loans or any related Serviced Pari Passu Companion Loan, as applicable, subject to such prepayment. In no event will the rights of the Certificateholders to the offset of the aggregate Prepayment Interest Shortfalls be cumulative.

If a Prepayment Interest Shortfall occurs with respect to a Mortgage Loan as a result of the applicable master servicer allowing the related borrower to deviate (a “Prohibited Prepayment”) from the terms of the related Mortgage Loan documents regarding principal prepayments (other than (v) any Non-Serviced Mortgage Loan, (w) subsequent to a default under the related Mortgage Loan documents or if the Mortgage Loan is a Specially Serviced Loan, (x) pursuant to applicable law or a court order or otherwise in such circumstances where the applicable master servicer is required to accept such principal prepayment in accordance with the Servicing Standard, (y)(i) at the request or with the consent of the applicable special servicer or, (ii) for so long as no Control Termination Event has occurred or is continuing and, other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, at the request or with the consent of the Directing Certificateholder or (z) in connection with the payment of any insurance proceeds or condemnation awards), then for purposes of calculating the Compensating Interest Payment for the related Distribution Date, the applicable master servicer will pay, without regard to clause (ii) above, the aggregate amount of Prepayment Interest Shortfalls with respect to such Mortgage Loan otherwise described in clause (i) above in connection with such Prohibited Prepayments. No master servicer will be required to make any compensating interest payment as a result of any prepayments on Mortgage Loans for which it does not act as master servicer.

Compensating Interest Payments with respect to any Serviced Whole Loan will be allocated among the related Mortgage Loan and any related Serviced Pari Passu Companion Loan in accordance with their respective principal amounts, and the applicable master servicer will be required to pay the portion of such Compensating Interest Payments allocable to any related Serviced Pari Passu Companion Loan to the related Other Master Servicer.

The aggregate of any Prepayment Interest Shortfalls resulting from any principal prepayments made on the Mortgage Loans to be included in the Aggregate Available Funds for any Distribution Date that are not covered by the master servicers’ Compensating Interest Payments for the related Distribution Date and the portion of the compensating interest payments allocable to each Non-Serviced Mortgage Loan to the extent received from the related Non-Serviced Master Servicer is referred to in this prospectus as the “Aggregate Excess Prepayment Interest Shortfall”. The “Excess Prepayment Interest Shortfall” for any Distribution Date will be the Non-Retained Percentage of the Aggregate Excess Prepayment Interest Shortfall and will be allocated on that Distribution Date among the classes of Regular Certificates (other than the RR Interest), pro rata, in accordance with their respective Interest Accrual Amounts for that Distribution Date.

Subordination; Allocation of Realized Losses

The rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the Mortgage Loans and allocable to the Non-Retained Certificates will be subordinated, to the extent described in this prospectus, to the rights of holders of the Senior Certificates. In particular, the rights of the holders of the Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class H certificates to receive distributions of interest and principal, as applicable, will be subordinated to such rights of the holders of the Senior Certificates. The Class A-S certificates will likewise have the benefit of the subordination of the Class B, Class C, Class D, Class E, Class F, Class G and Class H certificates. The Class B certificates will likewise have the benefit of the subordination of the Class C, Class D, Class E, Class F, Class G and Class H certificates. The Class C certificates will likewise have the benefit of the subordination of the Class D, Class E, Class F, Class G and Class H certificates.

This subordination will be effected in two ways: (i) by the preferential right of the holders of a class of Non-Retained Certificates to receive on any Distribution Date the amounts of interest and/or principal allocable to the Non-Retained Certificates and distributable to them prior to any distribution being made on such Distribution Date in respect of any classes of certificates subordinate to that class (as described above under “—Distributions—Priority of Distributions”) and (ii) by the allocation of Realized Losses to classes of Non-Retained Certificates that are subordinate to more senior classes, as described below.

No other form of credit support will be available for the benefit of the Offered Certificates.

Prior to the Cross-Over Date, allocation of principal that is allocable to the Non-Retained Certificates that are Principal Balance Certificates on any Distribution Date will be made first, to the Class A-SB certificates, until their Certificate Balance has been reduced to the Class A-SB Planned Principal Balance for the related Distribution Date, second, to the Class A-1 certificates, until their Certificate Balance has been reduced to zero, third, to the Class A-2 certificates, until their Certificate Balance has been reduced to zero, fourth, to the Class A-3 certificates, until their Certificate Balance has been reduced to zero, fifth, to the Class A-4 certificates, until their Certificate Balance has been reduced to zero, and sixth, to the Class A-SB certificates, until their Certificate Balance has been reduced to zero. On or after the Cross-Over Date, allocation of principal will be made to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates that are still outstanding, pro rata (based upon their respective Certificate Balances), without regard to the Class A-SB Planned Principal Balance, until their Certificate Balances have been reduced to zero. See “—Distributions—Priority of Distributions” above.

Allocation to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution Date will have the effect of reducing the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of Mortgage Loans will decline. Therefore, as principal is distributed to the holders of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, the percentage interest in the issuing entity evidenced by the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates will be decreased (with a corresponding increase in the percentage interest in the issuing entity evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates by the Subordinate Certificates.

Following retirement of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, the successive allocation on each Distribution Date of the remaining Principal Distribution Amount to the Class A-S certificates, the Class B certificates, the Class C certificates, the Class D certificates, the Class E certificates, the Class F certificates, the Class G certificates and the Class H certificates, in that order, for so long as they are outstanding, will provide a similar, but diminishing benefit to those certificates (other than to the Class H certificates) as to the relative amount of subordination afforded by the outstanding classes of certificates with later sequential designations.

On each Distribution Date, immediately following the distributions to be made to the Certificateholders on that date, the certificate administrator is required to calculate the Realized Loss and Retained Certificate Realized Loss for such Distribution Date.

The “Realized Loss” with respect to any Distribution Date is the amount, if any, by which (i) the product of (A) the Non-Retained Percentage and (B) the aggregate Stated Principal Balance (for purposes of this calculation only, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse the master servicers, the special servicers or the trustee from general collections of principal on the Mortgage Loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances) of the Mortgage Loans, including any REO Loans (but in each case, excluding any Companion Loan) expected to be outstanding immediately following that Distribution Date is less than (ii) the then-aggregate Certificate Balance of the Principal Balance Certificates

(other than the RR Interest) after giving effect to distributions of principal on that Distribution Date.

The certificate administrator will be required to allocate any Realized Losses among the respective classes of Principal Balance Certificates (other than the RR Interest) in the following order, until the Certificate Balance of each such class is reduced to zero:

first, to the Class H certificates;

second, to the Class G certificates;

third, to the Class F certificates;

fourth, to the Class E certificates;

fifth, to the Class D certificates;

sixth, to the Class C certificates;

seventh, to the Class B certificates; and

eighth, to the Class A-S certificates.

Following the reduction of the Certificate Balances of all classes of Subordinate Certificates to zero, the certificate administrator will be required to allocate Realized Losses among the Senior Certificates (other than the applicable Class X Certificates), pro rata, based upon their respective Certificate Balances, until their respective Certificate Balances have been reduced to zero.

Realized Losses will not be allocated to the RR Interest, the Class V certificates or the Class R certificates and will not be directly allocated to the Class X Certificates. However, the Notional Amounts of the classes of Class X Certificates will be reduced if the related classes of Principal Balance Certificates are reduced by such Realized Losses.

In general, Realized Losses and Retained Certificate Realized Losses could result from the occurrence of: (1) losses and other shortfalls on or in respect of the Mortgage Loans, including as a result of defaults and delinquencies on the related Mortgage Loans, Nonrecoverable Advances made in respect of the Mortgage Loans, the payment to the special servicers of any compensation as described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, and the payment of interest on Advances and certain servicing expenses; and (2) certain unanticipated, non-Mortgage Loan specific expenses of the issuing entity, including certain reimbursements to the certificate administrator or trustee as described under “Transaction Parties—The Trustee” or “—The Certificate Administrator”, and certain federal, state and local taxes, and certain tax-related expenses, payable out of the issuing entity, as described under “Material Federal Income Tax Considerations”.

Losses on each Whole Loan will be allocated, pro rata, between the related Mortgage Loan and the related Pari Passu Companion Loan(s), based upon their respective principal balances. With respect to any Whole Loan that has a related Subordinate Companion Loan, losses will be allocated first to each related Subordinate Companion Loan in accordance with the related Intercreditor Agreement until each such Subordinate Companion Loan is reduced to zero and then to the related Mortgage Loan and the related Pari Passu Companion Loans (if any), pro rata, based upon their respective principal balances.

A class of Regular Certificates will be considered outstanding until its Certificate Balance or Notional Amount, as the case may be, is reduced to zero. However, notwithstanding a reduction of its Certificate Balance to zero, reimbursements of any previously allocated Realized Losses or Retained Certificate Realized Losses, as applicable, are required thereafter to be made to a class of Principal Balance Certificates, with respect to the Non-Retained Certificates in accordance with the payment priorities set forth in “—Distributions—Priority of Distributions” above and, with respect to the RR Interest in accordance with the payment priorities set forth in “Credit Risk Retention—RR Interest—Priority of Distributions”.

Reports to Certificateholders; Certain Available Information

Certificate Administrator Reports

On each Distribution Date, based in part on information delivered to it by the master servicers or special servicers, as applicable, the certificate administrator will be required to prepare and make available to each Certificateholder of record a Distribution Date Statement providing the information required under Regulation AB and in the form of Annex B relating to distributions made on that date for the relevant class and the recent status of the Mortgage Loans.

In addition, the certificate administrator will include (to the extent it receives such information) (i) the identity of any Mortgage Loans permitting additional debt, identifying (A) the amount of any additional debt incurred during the related Collection Period, (B) the total DSCR calculated on the basis of the mortgage loan and such additional debt and (C) the aggregate loan-to-value ratio calculated on the basis of the mortgage loan and the additional debt in each applicable Form 10-D filed on behalf of the issuing entity and (ii) the beginning and ending account balances for each of the Securitization Accounts (for the applicable period) in each Form 10-D filed on behalf of the issuing entity.

Within a reasonable period of time after the end of each calendar year, the certificate administrator is required to furnish to each person or entity who at any time during the calendar year was a holder of a certificate, a statement with (i) the amount of the distribution on each Distribution Date in reduction of the Certificate Balance of the certificates and (ii) the amount of the distribution on each Distribution Date of the applicable Interest Accrual Amount, in each case, as to the applicable class, aggregated for the related calendar year or applicable partial year during which that person was a Certificateholder, together with any other information that the certificate administrator deems necessary or desirable, or that a Certificateholder or Certificate Owner reasonably requests, to enable Certificateholders to prepare their tax returns for that calendar year. This obligation of the certificate administrator will be deemed to have been satisfied to the extent that substantially comparable information will be provided by the certificate administrator pursuant to any requirements of the Code as from time to time are in force.

In addition, the certificate administrator will make available on its website (www.ctslink.com), to the extent received from the applicable person, on each Distribution Date to each Privileged Person the following reports (other than clause (1) below, the “CREFC® Reports”) prepared by either master servicer, the certificate administrator or any special servicer, as applicable (substantially in the form provided in the PSA, in the case of the Distribution Date Statement, which form is subject to change, and as required in the PSA in the case of the CREFC® Reports) and including substantially the following information:

(1)      a report as of the close of business on the immediately preceding Determination Date, containing the information provided for in Annex B (the “Distribution Date Statement”);

(2)      a Commercial Real Estate Finance Council (“CREFC®”) delinquent loan status report;

(3)      a CREFC® historical loan modification/forbearance and corrected mortgage loan report;

(4)      a CREFC® advance recovery report;

(5)      a CREFC® total loan report;

(6)      a CREFC® operating statement analysis report;

(7)      a CREFC® comparative financial status report;

(8)      a CREFC® net operating income adjustment worksheet;

(9)      a CREFC® real estate owned status report;

(10)    a CREFC® servicer watch list;

(11)    a CREFC® loan level reserve and letter of credit report;

(12)    a CREFC® property file;

(13)    a CREFC® financial file;

(14)    a CREFC® loan setup file (to the extent delivery is required under the PSA); and

(15)    a CREFC® loan periodic update file.

Each master servicer or special servicer, as applicable, may omit any information from these reports that such master servicer or special servicer regards as confidential. Subject to any potential liability for willful misconduct, bad faith or negligence as described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, none of the master servicers, the special servicers, the trustee or the certificate administrator will be responsible for the accuracy or completeness of any information supplied to it by a borrower, a mortgage loan seller or another party to the PSA or a party under any Non-Serviced PSA that is included in any reports, statements, materials or information prepared or provided by it. Some information will be made available to Certificateholders by electronic transmission as may be agreed upon between the depositor and the certificate administrator.

Before each Distribution Date, each master servicer will deliver to the certificate administrator by electronic means:

●	a CREFC® property file;

●	a CREFC® financial file;

●	a CREFC® loan setup file (to the extent delivery is required under the PSA); and

●	a CREFC® loan periodic update file.

In addition, each master servicer (with respect to a Serviced Mortgage Loan that is not a Specially Serviced Loan) or special servicer (with respect to Specially Serviced Loans and REO Properties), as applicable, is also required to prepare the following for each Mortgaged Property securing a Serviced Mortgage Loan and REO Property for which it acts as master servicer or special servicer, as applicable:

●	Within 45 days after receipt of a quarterly operating statement, if any, commencing within 45 days of receipt of such quarterly operating statement for the quarter ending September 30, 2019, a CREFC® operating statement analysis report but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, for the Mortgaged Property or REO Property as of the end of that calendar quarter, provided, however, that any analysis or report with respect to the first calendar quarter of each year will not be required to the extent provided in the then current applicable CREFC® guidelines (it being understood that as of the date of this prospectus, the applicable CREFC® guidelines provide that such analysis or report with respect to the first calendar quarter (in each year) is not required for a Mortgaged Property or REO Property unless such Mortgaged Property or REO Property is analyzed on a trailing 12 month basis, or if the related Serviced Mortgage Loan is on the CREFC® Servicer Watch List).

●	Within 45 days after receipt by the applicable special servicer (with respect to Specially Serviced Loans and REO Properties) or the applicable master servicer (with respect to a Serviced Mortgage Loan that is not a Specially Serviced Loan) of any annual operating statements or rent rolls (if and to the extent any such information is in the form of normalized year-end financial statements that has been based on a minimum number of months of operating results as recommended by CREFC® in the instructions to the CREFC® guidelines) commencing within 45 days of receipt of such annual operating statement for the calendar year ending December 31, 2019, a CREFC® net operating income adjustment worksheet, but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, presenting the computation made in accordance with the methodology in the PSA to “normalize” the full year net operating income and debt service coverage numbers used by the applicable master servicer to prepare the CREFC® comparative financial status report.

Certificate Owners and any holder of a Serviced Pari Passu Companion Loan who are also Privileged Persons may also obtain access to any of the certificate administrator reports upon request and pursuant to the provisions of the PSA. Otherwise, until the time Definitive Certificates are issued to evidence the certificates, the information described above will be available to the related Certificate Owners only if DTC and its participants provide the information to the Certificate Owners.

“Privileged Person” includes the depositor and its designees, the initial purchasers, the underwriters, the mortgage loan sellers, the master servicers, the special servicers (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, any additional servicer designated by either master servicer or any special servicer, the operating advisor, any affiliate of the operating advisor designated by the operating advisor, the asset representations reviewer, any holder of a Companion Loan who provides an Investor Certification, any Non-Serviced Master Servicer, any Other Master Servicer, any person (including the Directing Certificateholder or Risk Retention Consultation Party) who provides the certificate administrator with an Investor Certification and any nationally recognized statistical rating organization within the meaning of Section 3(a)(62)

of the Exchange Act (“NRSRO”), including any Rating Agency, that delivers an NRSRO Certification to the certificate administrator, which Investor Certification and NRSRO Certification may be submitted electronically via the certificate administrator’s website; provided that in no event may a Borrower Party (other than a Borrower Party that is the Risk Retention Consultation Party or a special servicer) be entitled to receive (i) if such party is the Directing Certificateholder or any Controlling Class Certificateholder (each such party, as applicable, an “Excluded Controlling Class Holder”), any Excluded Information via the certificate administrator’s website unless a loan-by-loan segregation is later performed by the certificate administrator, in which case such access will only be prohibited with respect to the related Excluded Controlling Class Loans, and (ii) if such party is not the Directing Certificateholder or any Controlling Class Certificateholder, any information other than the Distribution Date Statement; provided, that, if a special servicer obtains knowledge that it has become a Borrower Party, such special servicer may not directly or indirectly provide any information solely related to any related Excluded Special Servicer Loan, which may include any asset status reports, Final Asset Status Reports (or summaries thereof), and such other information as may be specified in the PSA pertaining to such Excluded Special Servicer Loan to the related Borrower Party, any of such special servicer’s employees or personnel or any of its affiliates involved in the management of any investment in the related Borrower Party or the related Mortgaged Property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related Borrower Party, will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations; provided, further, that each special servicer will at all times be a Privileged Person, despite such restriction on information; provided, further, however, that any Excluded Controlling Class Holder will be permitted to reasonably request and obtain from the applicable master servicer or the applicable special servicer, in accordance with terms of the PSA, any Excluded Information relating to any Excluded Controlling Class Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available via the certificate administrator’s website). Notwithstanding any provision to the contrary herein, none of the master servicers or the certificate administrator will have any obligation to restrict access by a special servicer or any Excluded Special Servicer to any information related to any Excluded Special Servicer Loan.

The “Risk Retention Consultation Party” will be the party selected by the holder or holders of more than 50% of the RR Interest, by Certificate Balance, as determined by the certificate registrar from time to time. The certificate administrator and the other parties to the PSA will be entitled to assume that the identity of the Risk Retention Consultation Party has not changed until such parties receive written notice of the identity and contact information of a replacement of Risk Retention Consultation Party from a party holding the requisite interest in the RR Interest (as confirmed by the certificate registrar). The initial Risk Retention Consultation Party is expected to be Bank of America.

In determining whether any person is an additional servicer or an affiliate of the operating advisor, the certificate administrator may rely on a certification by a master servicer, a special servicer, a mortgage loan seller or the operating advisor, as the case may be.

“Borrower Party” means a borrower, a mortgagor, a manager of a Mortgaged Property, an Accelerated Mezzanine Loan Lender, or any Borrower Party Affiliate. For the avoidance of doubt, with respect to a Mortgage Loan secured by a residential cooperative property, a person will not be considered a “Borrower Party” solely by reason of such person holding one or more cooperative unit loans that are secured by direct equity interests in the related borrower or owning one or more residential cooperative units comprising the related

Mortgaged Property as a result of any foreclosure, transfer in lieu of foreclosure or other exercise of remedies with respect to any such unit loan(s).

“Borrower Party Affiliate” means, with respect to a borrower, a mortgagor, a manager of a Mortgaged Property or an Accelerated Mezzanine Loan Lender, (a) any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable, or (b) any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable. For purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Accelerated Mezzanine Loan Lender” means a mezzanine lender under a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure such mezzanine loan.

“Excluded Controlling Class Loan” means with respect to the Directing Certificateholder or any Controlling Class Certificateholder, a Mortgage Loan or Whole Loan with respect to which the Directing Certificateholder or any Controlling Class Certificateholder is a Borrower Party.

“Excluded Information” means, with respect to any Excluded Controlling Class Loan, any information solely related to such Excluded Controlling Class Loan, which may include any asset status reports, Final Asset Status Reports (or summaries thereof), inspection reports related to Specially Serviced Loans prepared by the applicable special servicer or any Excluded Special Servicer and such other information as may be specified in the PSA specifically pertaining to such Excluded Controlling Class Loan and/or the related Mortgaged Properties, other than such information with respect to such Excluded Controlling Class Loan(s) that is aggregated with information of other Mortgage Loans at a pool level.

“Excluded Loan” means (a) with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, a Mortgage Loan or Whole Loan with respect to which, as of any date of determination, the Directing Certificateholder or the holder of the majority of the Controlling Class is a Borrower Party or (with respect to the Central Tower Whole Loan) a party prohibited from serving as the Directing Certificateholder or the holder of the majority of the Controlling Class under the related Mortgage Loan documents or (b) with respect to the Risk Retention Consultation Party or the holder of the majority of the RR Interest, a Mortgage Loan or Whole Loan with respect to which, as of any date of determination, the Risk Retention Consultation Party or the holder of the majority of the RR Interest is a Borrower Party. It is expected that there will be no Excluded Loans with respect to this securitization on the Closing Date.

“Investor Certification” means a certificate (which may be in electronic form), substantially in the form attached to the PSA or in the form of an electronic certification contained on the certificate administrator’s website (which may be a click-through confirmation), representing (i) that such person executing the certificate is a Certificateholder, the Directing Certificateholder or the Risk Retention Consultation Party, a beneficial owner of a certificate, a Companion Holder or a prospective purchaser of a certificate (or any investment advisor, manager or other representative of the foregoing), (ii) that either (a) such person is the Risk Retention Consultation Party or is a person who is not a Borrower Party, in which case such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA, or (b) such person is a Borrower Party, in which case (1) if such person is the Directing Certificateholder or a Controlling Class Certificateholder, such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA other than any Excluded Information as set forth in the PSA or (2) if such person is not the Directing Certificateholder or a Controlling Class Certificateholder, such person will only receive access to the Distribution Date Statements prepared by the certificate administrator, (iii) (other than with respect to a Companion Holder) that such person has received a copy of the final prospectus and (iv) such person agrees to keep any Privileged Information confidential and will not violate any securities laws; provided, however, that any Excluded Controlling Class Holder (i) will be permitted to reasonably request and obtain from the applicable master servicer or the applicable special servicer, in accordance with terms of PSA, any Excluded Information relating to any Excluded Controlling Class Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available via the certificate administrator’s website) and (ii) will be considered a Privileged Person for all other purposes, except with respect to its ability to obtain information with respect to any related Excluded Controlling Class Loan.

A “Certificateholder” is the person in whose name a certificate (including the RR Interest) is registered in the certificate register or any beneficial owner thereof; provided, however, that solely for the purposes of giving any consent, approval, waiver or taking any action pursuant to the PSA, any certificate (including the RR Interest) registered in the name of or beneficially owned by a master servicer, a special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller, a Borrower Party, or any affiliate of any of such persons will be deemed not to be outstanding (provided that notwithstanding the foregoing, any Controlling Class certificates owned by an Excluded Controlling Class Holder will be deemed not to be outstanding as to such Excluded Controlling Class Holder solely with respect to any related Excluded Controlling Class Loan; and provided, further, that any Controlling Class certificates owned by a special servicer or an affiliate thereof will be deemed not to be outstanding as to such special servicer or such affiliate solely with respect to any related Excluded Special Servicer Loan), and the Voting Rights to which it is entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval, waiver or take any such action has been obtained; provided, however, that the foregoing restrictions will not apply in the case of the master servicers, the special servicers (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller or any affiliate of any of such persons unless such consent, approval or waiver sought from such party would in any way increase its compensation or limit its obligations in the named capacities under the PSA, waive a Servicer Termination Event or trigger an Asset Review (with respect to an Asset Review and any mortgage loan seller, solely with respect to any related Mortgage Loan subject to the Asset Review); provided, further, that so long as there is no Servicer Termination Event with respect to the applicable master servicer or the applicable special servicer, as applicable, such master servicer and special servicer or such affiliate of either will be entitled to exercise such Voting Rights with respect to any issue which could reasonably be believed to adversely affect such party’s compensation or increase its obligations or liabilities under the PSA; and provided, further, that such restrictions will not apply to (i) the exercise of any special servicer’s, either master servicer’s or any mortgage loan seller’s rights, if any, or any of their affiliates as a member of the Controlling Class or (ii) any affiliate of the depositor, either master servicer, any special servicer, the trustee or the certificate administrator that has provided an Investor Certification in which it has certified as to the existence of certain policies and procedures restricting the flow of information between it and the depositor, the applicable master servicer, the applicable special servicer, the trustee or the certificate administrator, as applicable.

“NRSRO Certification” means a certification (a) executed by an NRSRO or (b) provided electronically and executed by such NRSRO by means of a “click-through” confirmation on the 17g-5 Information Provider’s website in favor of the 17g-5 Information Provider that states that such NRSRO is a Rating Agency as such term is defined in the PSA or that such NRSRO has provided the depositor with the appropriate certifications pursuant to paragraph (e) of Rule 17g-5 under the Exchange Act (“Rule 17g-5”), that such NRSRO has access to the depositor’s 17g-5 Information Provider’s website, and that such NRSRO will keep such information confidential except to the extent such information has been made available to the general public.

Under the PSA, the applicable master servicer or the applicable special servicer, as applicable, is required to provide or make available to the holders of any Companion Loan (or their designees including the related Other Master Servicer or Other Special Servicer) certain other reports, copies and information relating to the related Serviced Whole Loan to the extent required under the related Intercreditor Agreement.

Certain information concerning the Mortgage Loans and the certificates, including the Distribution Date Statements, CREFC® reports and supplemental notices with respect to such Distribution Date Statements and CREFC® reports, may be provided by the certificate administrator at the direction of the depositor to certain market data providers, such as Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., BlackRock Financial Management, Inc., Interactive Data Corporation, CMBS.com, Inc., Markit Group Limited, Moody’s Analytics, RealInsight and Thomson Reuters Corporation, pursuant to the terms of the PSA.

Upon the reasonable request of any Certificateholder that has delivered an Investor Certification to the applicable master servicer or special servicer, as applicable, such master servicer (with respect to non-Specially Serviced Loans) and such special servicer (with respect to Specially Serviced Loans) may provide (or make available electronically) at the expense of such Certificateholder copies of any appraisals, operating statements, rent rolls and financial statements obtained by such master servicer or special servicer, as the case may be, at the expense of such Certificateholder; provided that in connection with such request, the applicable master servicer or special servicer, as applicable, may require a written confirmation executed by the requesting person substantially in such form as may be reasonably acceptable to such master servicer or special servicer, as applicable, generally to the effect that such person will keep such information confidential and will use such information only for the purpose of analyzing asset performance and evaluating any continuing rights the Certificateholder may have under the PSA. Upon the request of any Privileged Person (other than the NRSROs) to receive copies of annual operating statements, budgets and rent rolls (or, with respect to residential cooperative properties, maintenance schedules) either collected by the applicable master servicer or the applicable special servicer or caused to be prepared by the applicable special servicer in respect of each REO Property, the applicable master servicer or the applicable special servicer, as the case may be, will be required to deliver copies of such items to the certificate administrator to be posted on the certificate administrator’s website. Certificateholders will not, however, be given access to or be provided copies of, any Mortgage Files or Diligence Files.

Information Available Electronically

The certificate administrator will make available to any Privileged Person via the certificate administrator’s website initially located at www.ctslink.com (and will make available to the general public this prospectus, Distribution Date Statements, the PSA, the MLPAs and the SEC EDGAR filings referred to below):

●	the following “deal documents”:

o	this prospectus;

o	the PSA, each sub-servicing agreement delivered to the certificate administrator from and after the Closing Date, if any, and the MLPAs and any amendments and exhibits to those agreements; and

o	the CREFC® loan setup file delivered to the certificate administrator by a master servicer;

●	the following “SEC EDGAR filings”:

o	any reports on Forms 10-D, ABS-EE, 10-K and 8-K that have been filed by the certificate administrator with respect to the issuing entity through the SEC’s Electronic Data Gathering and Retrieval (EDGAR) system;

●	the following documents, which will be made available under a tab or heading designated “periodic reports”:

o	the Distribution Date Statements;

o	the CREFC® bond level files;

o	the CREFC® collateral summary files;

o	the CREFC® Reports, other than the CREFC® loan setup file (provided that they are received by the certificate administrator); and

o	the annual reports as provided by the operating advisor;

●	the following documents, which will be made available under a tab or heading designated “additional documents”:

o	the summary of any Final Asset Status Report as provided by a special servicer;

o	any property inspection reports, any environmental reports and appraisals delivered to the certificate administrator in electronic format;

o	any appraisals delivered in connection with any Asset Status Report; and

o	any CREFC® appraisal reduction template received by the certificate administrator;

●	the following documents, which will be made available under a tab or heading designated “special notices”:

o	notice of any release based on an environmental release under the PSA;

o	notice of any waiver, modification or amendment of any term of any Mortgage Loan;

o	notice of final payment on the certificates;

o	all notices of the occurrence of any Servicer Termination Event received by the certificate administrator or any notice to Certificateholders of the termination of a master servicer or special servicer;

o	any notice of resignation or termination of a master servicer or special servicer;

o	notice of resignation of the trustee or the certificate administrator, and notice of the acceptance of appointment by the successor trustee or the successor certificate administrator, as applicable;

o	any notice of any request by requisite percentage of Certificateholders for a vote to terminate a special servicer, the operating advisor or the asset representations reviewer;

o	any notice to Certificateholders of the operating advisor’s recommendation to replace a special servicer and the related report prepared by the operating advisor in connection with such recommendation;

o	notice of resignation or termination of the operating advisor or the asset representations reviewer and notice of the acceptance of appointment by the successor operating advisor or the successor asset representations reviewer;

o	notice of the certificate administrator’s determination that an Asset Review Trigger has occurred and a copy of any Asset Review Report Summary received by the certificate administrator;

o	officer’s certificates supporting any determination that any Advance was (or, if made, would be) a Nonrecoverable Advance;

o	any notice of the termination of the issuing entity;

o	any notice that a Control Termination Event has occurred or is terminated or that a Consultation Termination Event has occurred or is terminated;

o	any notice of the occurrence of an Operating Advisor Termination Event;

o	any notice of the occurrence of an Asset Representations Reviewer Termination Event;

o	any Proposed Course of Action Notice;

o	any assessment of compliance delivered to the certificate administrator;

o	any Attestation Reports delivered to the certificate administrator;

o	any “special notices” requested by a Certificateholder to be posted on the certificate administrator’s website described under “—Certificateholder Communication” below; and

o	any notice or documents provided to the certificate administrator by the depositor or the master servicer directing the certificate administrator to post to the “special notices” tab;

●	the “Investor Q&A Forum”;

●	solely to Certificateholders and Certificate Owners that are Privileged Persons, the “Investor Registry”; and

●	the “Risk Retention Special Notices” tab, which will contain any notices relating to ongoing compliance by each Retaining Party with the Credit Risk Retention Rules;

provided, that with respect to a Control Termination Event or Consultation Termination Event that is deemed to exist due solely to the existence of an Excluded Loan, the certificate administrator will only be required to provide notice of the occurrence and continuance of such event if it has been notified of or has knowledge of the existence of such Excluded Loan.

Notwithstanding the foregoing, if the Directing Certificateholder or any Controlling Class Certificateholder, as applicable, is an Excluded Controlling Class Holder, such Excluded Controlling Class Holder is required to promptly notify each master servicer, each special servicer, the operating advisor, the trustee and the certificate administrator pursuant to the PSA and provide an Investor Certification pursuant to the PSA and will not be entitled to access any Excluded Information (unless a loan-by-loan segregation is later performed by the certificate administrator in which case such access will only be prohibited with respect to the related Excluded Controlling Class Loan(s)) made available on the certificate administrator’s website for so long as it is an Excluded Controlling Class Holder. The PSA will require each Excluded Controlling Class Holder in such new Investor Certification to certify that it acknowledges and agrees that it is prohibited from accessing and reviewing (and it agrees not to access and review) any Excluded Information. In addition, if the Directing Certificateholder or any Controlling Class Certificateholder is not an Excluded Controlling Class Holder, such person will certify and agree that they will not share any Excluded Information with any Excluded Controlling Class Holder.

Notwithstanding the foregoing, nothing set forth in the PSA will prohibit the Directing Certificateholder or any Controlling Class Certificateholder from receiving, requesting or reviewing any Excluded Information relating to any Excluded Controlling Class Loan with respect to which the Directing Certificateholder or such Controlling Class Certificateholder is not a Borrower Party and, if such Excluded Information is not available via the certificate administrator’s website, such Directing Certificateholder or Controlling Class Certificateholder that is not a Borrower Party with respect to the related Excluded Controlling Class Loan will be permitted to obtain such information in accordance with terms of the PSA, and each of the applicable master servicer and the applicable special servicer may require and rely on such certifications and other reasonable information prior to releasing any such information.

Any reports on Form 10-D filed by the certificate administrator will (i) contain the information required by Rule 15Ga-1(a) concerning all Mortgage Loans held by the issuing entity that were the subject of a demand to repurchase or replace due to a breach or alleged breach of one or more representations and warranties made by the related mortgage loan seller, (ii) contain a reference to the most recent Form ABS-15G filed by the depositor and the mortgage loan sellers, if applicable, and the SEC’s assigned “Central Index Key” for each such filer, (iii) contain certain account balances to the extent available to the certificate administrator, and (iv) incorporate the most recent Form ABS-EE filing by reference (which such Form ABS-EE will be filed on or prior to the filing of the applicable report on Form 10-D).

The certificate administrator will not make any representation or warranty as to the accuracy or completeness of any report, document or other information made available on the certificate administrator’s website and will assume no responsibility for any such report, document or other information, other than with respect to such reports, documents or other information prepared by the certificate administrator. In addition, the certificate administrator may disclaim responsibility for any information distributed by it for which it is not the original source.

In connection with providing access to the certificate administrator’s website (other than with respect to access provided to the general public in accordance with the PSA), the certificate administrator may require registration and the acceptance of a disclaimer, including an agreement to keep certain nonpublic information made available on the website confidential, as required under the PSA. The certificate administrator will not be liable for the dissemination of information in accordance with the PSA.

The certificate administrator will make the “Investor Q&A Forum” available to Privileged Persons via the certificate administrator’s website under a tab or heading designated “Investor Q&A Forum”, where (i) Certificateholders and beneficial owners that are Privileged Persons may submit inquiries to (a) the certificate administrator relating to the Distribution Date Statements, (b) either master servicer or any special servicer relating to servicing reports prepared by that party, the applicable Mortgage Loans (excluding each Non-Serviced Mortgage Loan) or the related Mortgaged Properties or (c) the operating advisor relating to annual or other reports prepared by the operating advisor or actions by any special servicer referenced in such reports, and (ii) Privileged Persons may view previously submitted inquiries and related answers. The certificate administrator will forward such inquiries to the appropriate person and, in the case of an inquiry relating to a Non-Serviced Mortgage Loan, to the applicable party under the related Non-Serviced PSA. The certificate administrator, the master servicers, the special servicers or the operating advisor, as applicable, will be required to answer each inquiry, unless such party determines (i) the question is beyond the scope of the topics detailed above, (ii) that answering the inquiry would not be in the best interests of the issuing entity and/or the Certificateholders, (iii) that answering the inquiry would be in violation of applicable law, the PSA (including requirements in respect of non-disclosure of Privileged Information) or the Mortgage Loan documents, (iv) that answering the inquiry would materially increase the duties of, or result in significant additional cost or expense to, the certificate administrator, the applicable master servicer, the applicable special servicer or the operating advisor, as applicable, (v) that answering the inquiry would require the disclosure of Privileged Information (subject to the Privileged Information Exception), (vi) that answering the inquiry would or is reasonably expected to result in a waiver of an attorney-client privilege or the disclosure of attorney work product, or (vii) that answering the inquiry is otherwise, for any reason, not advisable. In addition, no party will post or otherwise disclose any direct communications with the Directing Certificateholder or the Risk Retention Consultation Party (in its capacity as Risk Retention Consultation Party) as part of its responses to any inquiries. In the case of an inquiry relating to a Non-Serviced Mortgage Loan, the certificate administrator is required to make reasonable efforts to obtain an answer from the applicable party under the related Non-Serviced PSA; provided that the certificate administrator will not be responsible for the content of such answer, or any delay or failure to obtain such answer. The certificate administrator will be required to post the inquiries and related answers, if any, on the Investor Q&A Forum, subject to and in accordance with the PSA. The Investor Q&A Forum may not reflect questions, answers and other communications that are not submitted through the certificate administrator’s website. Answers posted on the Investor Q&A Forum will be attributable only to the respondent, and will not be deemed to be answers from any of the depositor, the underwriters or any of their respective affiliates. None of the underwriters, depositor, any of their respective affiliates or any other person will certify as to the accuracy of any of the information posted in the Investor Q&A Forum and no such person will have any responsibility or liability for the content of any such information.

The certificate administrator will make the “Investor Registry” available to any Certificateholder and beneficial owner that is a Privileged Person via the certificate administrator’s website. Certificateholders and beneficial owners may register on a voluntary basis for the “Investor Registry” and obtain contact information for any other Certificateholder or beneficial owner that has also registered, provided that they comply with certain requirements as provided for in the PSA.

The certificate administrator’s internet website will initially be located at www.ctslink.com. Access will be provided by the certificate administrator to such persons upon receipt by the certificate administrator from such person of an Investor Certification or NRSRO Certification in the form(s) attached to the PSA, which form(s) will also be located on and submitted electronically via the certificate administrator’s internet website. The parties to the PSA will not be required to provide that certification. In connection with providing access to the certificate administrator’s internet website, the certificate administrator may require registration and the acceptance of a disclaimer. The certificate administrator will not be liable for the dissemination of information in accordance with the terms of the PSA. The certificate administrator will make no representation or warranty as to the accuracy or completeness of such documents and will assume no responsibility for them. In addition, the certificate administrator may disclaim responsibility for any information distributed by the certificate administrator for which it is not the original source. Assistance in using the certificate administrator’s internet website can be obtained by calling the certificate administrator’s customer service desk at 866-846-4526.

The certificate administrator is responsible for the preparation of tax returns on behalf of the issuing entity and the preparation of Distribution Reports on Form 10-D (based on information included in each monthly Distribution Date Statement and other information provided by other transaction parties) and Annual Reports on Form 10-K and certain other reports on Form 8-K that are required to be filed with the SEC on behalf of the issuing entity.

“17g-5 Information Provider” means the certificate administrator.

The PSA will permit each master servicer and each special servicer, at their respective sole cost and expense, to make available by electronic media, bulletin board service or internet website any reports or other information such master servicer or such special servicer, as applicable, is required or permitted to provide to any party to the PSA, the Rating Agencies or any Certificateholder or any prospective Certificateholder that has provided such master servicer or such special servicer, as applicable, with an Investor Certification or has executed a “click-through” confidentiality agreement in accordance with the PSA to the extent such action does not conflict with the terms of the PSA (including, without limitation, any requirements to keep Privileged Information confidential), the terms of the Mortgage Loans or applicable law. However, the availability of such information or reports on the internet or similar electronic media will not be deemed to satisfy any specific delivery requirements in the PSA except as set forth therein.

Except as otherwise set forth in this paragraph, until the time definitive certificates are issued, notices and statements required to be mailed to holders of certificates will be available to Certificate Owners of certificates only to the extent they are forwarded by or otherwise available through DTC and its Participants. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Except as otherwise set forth in this paragraph, the master servicers, the special servicers, the trustee, the certificate administrator and the depositor are required to recognize as Certificateholders only those persons in whose names the certificates are registered on the books and records of the certificate registrar. The initial registered holder of the certificates will be Cede & Co., as nominee for DTC.

Voting Rights

At all times during the term of the PSA, the voting rights for the certificates (the “Voting Rights”) will be allocated among the respective classes of Certificateholders as follows:

(1)      2% in the case of the Class X Certificates, allocated pro rata, based upon their respective Notional Amounts as of the date of determination, and

(2)      in the case of any Principal Balance Certificates (other than the RR Interest), a percentage equal to the product of 98% and a fraction, the numerator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of a special servicer or operating advisor as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Cumulative Appraisal Reduction Amounts allocated to the certificates) of the class, in each case, determined as of the prior Distribution Date, and the denominator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of a special servicer or the operating advisor as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Cumulative Appraisal Reduction Amounts allocated to the certificates) of the Principal Balance Certificates (other than the RR Interest), each determined as of the prior Distribution Date.

The Voting Rights of any class of certificates are required to be allocated among Certificateholders of such class in proportion to their respective Percentage Interests.

None of the Class V or Class R certificates or the RR Interest will be entitled to any Voting Rights.

Delivery, Form, Transfer and Denomination

The Offered Certificates (other than the Class X Certificates) will be issued, maintained and transferred in the book-entry form only in minimum denominations of $10,000 initial Certificate Balance, and in multiples of $1 in excess of $10,000. The Class X Certificates will be issued, maintained and transferred only in minimum denominations of authorized initial Notional Amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Book-Entry Registration

The Offered Certificates will initially be represented by one or more global certificates for each such class registered in the name of a nominee of The Depository Trust Company (“DTC”). The depositor has been informed by DTC that DTC’s nominee will be Cede & Co. No holder of an Offered Certificate will be entitled to receive a certificate issued in fully registered, certificated form (each, a “Definitive Certificate”) representing its interest in such class, except under the limited circumstances described under “―Definitive Certificates” below. Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from holders of Offered Certificates through its participating organizations (together with Clearstream Banking, S.A. (“Clearstream”) and Euroclear Bank, as operator of the Euroclear System (“Euroclear”) participating organizations, the “Participants”), and all references in this prospectus to payments, notices, reports, statements and other information to holders of Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to holders of Offered Certificates through its Participants in accordance with DTC procedures; provided, however, that to the extent that the party to the PSA responsible for distributing any report, statement or other information has been provided in writing with the name of the Certificate Owner of such an Offered Certificate (or the prospective transferee of such Certificate Owner), such report, statement or other information will be provided to such Certificate Owner (or prospective transferee).

Until Definitive Certificates are issued in respect of the Offered Certificates, interests in the Offered Certificates will be transferred on the book-entry records of DTC and its Participants. The certificate administrator will initially serve as certificate registrar for purposes of recording and otherwise providing for the registration of the Offered Certificates.

Holders of Offered Certificates may hold their certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are Participants of such system, or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositories (collectively, the “Depositories”), which in turn will hold such positions in customers’ securities accounts in the Depositories’ names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants (“DTC Participants”) include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”).

Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with the applicable rules and operating procedures of Clearstream and Euroclear.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depository; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depository to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the Depositories.

Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

The holders of Offered Certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, such Offered Certificates may do so only through Participants and Indirect Participants. In addition, holders of Offered Certificates in global form (“Certificate Owners”) will receive all distributions of principal and interest through the Participants who in turn will receive them from DTC. Under a book-entry format, holders of such Offered Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the certificate administrator to Cede & Co., as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or the applicable Certificate Owners. Certificate Owners will not be recognized by the trustee, the certificate administrator, the certificate registrar, the operating advisor, the special servicers or the master servicers as holders of record of certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Participants and Indirect Participants, except that Certificate Owners will be entitled to receive or have access to notices and information and to exercise certain rights as holders of beneficial interests in the certificates through the certificate administrator and the trustee to the extent described in “—Reports to Certificateholders; Certain Available Information”, “—Certificateholder Communication” and “—List of Certificateholders” and “Pooling and Servicing Agreement—The Operating Advisor”, “—The Asset Representations Reviewer”, “—Replacement of a Special Servicer Without Cause”, “—Limitation on Rights of Certificateholders to Institute a Proceeding”, “—Termination; Retirement of Certificates” and “—Resignation and Removal of the Trustee and the Certificate Administrator”.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “DTC Rules”), DTC is required to make book-entry transfers of Offered Certificates in global form among Participants on whose behalf it acts with respect to such Offered Certificates and to receive and transmit distributions of principal of, and interest on, such Offered Certificates. Participants and Indirect Participants with which the Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners. Accordingly, although the Certificate Owners will not possess the Offered Certificates, the DTC Rules provide a mechanism by which Certificate Owners will receive payments on Offered Certificates and will be able to transfer their interest.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates in global form to pledge such Offered Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Offered Certificates, may be limited due to the lack of a physical certificate for such Offered Certificates.

DTC has advised the depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the PSA only at the direction of one or more Participants to whose accounts with DTC such certificate is credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

Clearstream is incorporated under the laws of Luxembourg and is a global securities settlement clearing house. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in numerous currencies, including United States dollars. Clearstream provides to its Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream is regulated as a bank by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Euroclear was created in 1968 to hold securities for participants of the Euroclear system (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of numerous currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in book-entry securities among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with such procedures, and such procedures may be discontinued at any time. None of the depositor, the trustee, the certificate administrator, the master servicers, the special servicers or the underwriters will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect Participants of their respective obligations under the rules and procedures governing their operations.

Definitive Certificates

Owners of beneficial interests in book-entry certificates of any class will not be entitled to receive physical delivery of Definitive Certificates unless: (i) DTC advises the certificate registrar in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the book-entry certificates of such class or ceases to be a clearing agency, and the certificate administrator and the depositor are unable to locate a qualified successor within 90 days of such notice or (ii) the trustee has instituted or has been directed to institute any judicial proceeding to enforce the rights of the Certificateholders of such class and the trustee has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the trustee to obtain possession of the certificates of such class.

The RR Interest will be evidenced by one or more certificates and is expected to be held at all times in definitive form by the certificate administrator on behalf of the beneficial owners of the RR Interest.

Certificateholder Communication

Access to Certificateholders’ Names and Addresses

Upon the written request of any Certificateholder or Certificate Owner that has delivered an executed Investor Certification to the trustee or the certificate administrator (a “Certifying Certificateholder”), the certificate administrator (in its capacity as certificate registrar) will promptly furnish or cause to be furnished to such requesting party a list of the names and addresses of the certificateholders as of the most recent Record Date as they appear in the certificate register, at the expense of the requesting party.

Requests to Communicate

The PSA will require that the certificate administrator include on any Form 10–D any request received prior to the Distribution Date to which such Form 10-D relates (and on or after the Distribution Date preceding such Distribution Date) from a Certificateholder or Certificate Owner to communicate with other Certificateholders or Certificate Owners related to Certificateholders or Certificate Owners exercising their rights under the terms of the PSA. Any Form 10-D containing such disclosure regarding the request to communicate is required to include the following and no more than the following: (i) the name of the Certificateholder or Certificate Owner making the request, (ii) the date the request was received, (iii) a statement to the effect that the certificate administrator has received such request, stating that such Certificateholder or Certificate Owner is interested in communicating with other Certificateholders or Certificate Owners with regard to the possible exercise of rights under the PSA, and (iv) a description of the method other Certificateholders or Certificate Owners may use to contact the requesting Certificateholder or Certificate Owner.

Any Certificateholder or Certificate Owner wishing to communicate with other Certificateholders and Certificate Owners regarding the exercise of its rights under the terms of the PSA (such party, a “Requesting Investor”) should deliver a written request (a “Communication Request”) signed by an authorized representative of the Requesting Investor to the certificate administrator at the address below:

9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Corporate Trust Administration Group – BANK 2019-BNK18

With a copy to:
trustadministrationgroup@wellsfargo.com

Any Communication Request must contain the name of the Requesting Investor and the method other Certificateholders and Certificate Owners should use to contact the Requesting Investor, and, if the Requesting Investor is not the registered holder of a class of certificates, then the Communication Request must contain (i) a written certification from the Requesting Investor that it is a beneficial owner of a class of certificates, and (ii) one of the following forms of documentation evidencing its beneficial ownership in such class of certificates: (A) a trade confirmation, (B) an account statement, (C) a medallion stamp guaranteed letter from a broker or dealer stating the Requesting Investor is the beneficial owner, or (D) a document acceptable to the certificate administrator that is similar to any of the documents identified in clauses (A) through (C). The certificate administrator will not be permitted to require any information other than the foregoing in verifying a certificateholder’s or certificate owner’s identity in connection with a Communication Request. Requesting Investors will be responsible for their own expenses in making any Communication Request, but will not be required to bear any expenses of the certificate administrator.

List of Certificateholders

Upon the written request of any Certificateholder, which is required to include a copy of the communication the Certificateholder proposes to transmit, that has provided an Investor Certification, which request is made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the PSA or the certificates, the certificate registrar or other specified person will, within 10 business days after receipt of such request afford such Certificateholder (at such Certificateholder’s sole cost and expense) access during normal business hours to the most recent list of Certificateholders related to the class of certificates. In addition, upon written request to the certificate administrator of any Certificateholder or certificate owner (if applicable) that has provided an Investor Certification, the certificate administrator is required to promptly notify such Certificateholder or certificate owner of the identity of the then-current Directing Certificateholder.

Description of the Mortgage Loan Purchase Agreements

General

On the Closing Date, the depositor will acquire the Mortgage Loans from each mortgage loan seller pursuant to a separate mortgage loan purchase agreement (each, an “MLPA”), between the related mortgage loan seller and the depositor.

Under the applicable MLPA, the depositor will require each mortgage loan seller to deliver to the certificate administrator, in its capacity as custodian, among other things, generally the following documents (except that the documents with respect to any Non-Serviced Whole Loans (other than the original promissory note) will be held by the custodian under the related Non-Serviced PSA) with respect to each Mortgage Loan sold by the mortgage loan seller (collectively, as to each Mortgage Loan, the “Mortgage File”):

(i)      the original Mortgage Note, endorsed on its face or by allonge to the Mortgage Note, without recourse, to the order of the trustee or in blank and further showing a complete, unbroken chain of endorsement from the originator (or, if the original Mortgage Note has been lost, an affidavit to such effect from the related mortgage loan seller or another prior holder, together with a copy of the Mortgage Note and an indemnity properly assigned and endorsed to the trustee);

(ii)     the original or a copy of the Mortgage, together with an original or copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon or certified to have been submitted for recording;

(iii)    an original assignment of the Mortgage in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if applicable, the assignee’s name) in recordable form (or, if the related mortgage loan seller is responsible for the recordation of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(iv)     the original or a copy of any related assignment of leases and of any intervening assignments (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon or certified to have been submitted for recording;

(v)     an original assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if applicable, the assignee’s name) in recordable form (or, if the related mortgage loan seller is responsible for the recordation of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(vi)     the original assignment of all unrecorded documents relating to the Mortgage Loan or a Serviced Whole Loan, if not already assigned pursuant to items (iii) or (v) above;

(vii)    originals or copies of all modification, consolidation, assumption, written assurance and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated;

(viii)   the original or a copy of the policy or certificate of lender’s title insurance issued in connection with the origination of such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(ix)    any filed copies (bearing evidence of filing) or evidence of filing of any Uniform Commercial Code financing statements, related amendments and continuation statements in the possession of the related mortgage loan seller;

(x)    an original assignment in favor of the trustee of any financing statement executed and filed in favor of the related mortgage loan seller or an affiliate thereof in the relevant jurisdiction (or, if the related mortgage loan seller is responsible for the filing of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(xi)    the original or a copy of any intercreditor agreement relating to existing debt of the borrower, including any Intercreditor Agreement relating to a Serviced Whole Loan;

(xii)   the original or copies of any loan agreement, escrow agreement, security agreement or letter of credit (with any necessary transfer documentation) relating to a Mortgage Loan or a Serviced Whole Loan;

(xiii)   the original or a copy of any ground lease, ground lessor estoppel, environmental insurance policy, environmental indemnity or guaranty relating to a Mortgage Loan or a Serviced Whole Loan;

(xiv)   other than with respect to the Mortgage Loans secured by residential cooperative properties, the original or a copy of any property management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xv)    the original or a copy of any franchise agreements and comfort letters or similar agreements relating to a Mortgage Loan or Serviced Whole Loan and, with respect to any franchise agreement, comfort letter or similar agreement, any assignment of such agreements or any notice to the franchisor of the transfer of a Mortgage Loan or Serviced Whole Loan and/or request for the issuance of a new comfort letter in favor of the trustee, in each case, as applicable;

(xvi)   the original or a copy of any lock-box or cash management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xvii)  the original or a copy of any related mezzanine intercreditor agreement; and

(xviii) the original or a copy of all related environmental insurance policies.

With respect to (A) any Mortgage Loan which is a Non-Serviced Mortgage Loan on the Closing Date, the foregoing documents (other than the documents described in clause (i) above) will be delivered to and held by the custodian under the related Non-Serviced PSA on or prior to the Closing Date and (B) a Servicing Shift Mortgage Loan, the foregoing documents will be delivered to the custodian on or prior to the Closing Date and such documents (other than the documents described in clause (i) above) will be transferred to the custodian related to the securitization that includes the related Control Note on or about the applicable Servicing Shift Securitization Date.

In addition, each mortgage loan seller will be required to deliver the Diligence Files for each of its Mortgage Loans to the depositor by uploading such Diligence Files to the designated website, and the depositor will deliver to the certificate administrator an electronic copy of such Diligence Files to be posted to the secure data room.

“Diligence File” means with respect to each Mortgage Loan or Companion Loan, if applicable, generally the following documents in electronic format:

(a)          A copy of each of the following documents:

(i)          the Mortgage Note, endorsed on its face or by allonge attached to the Mortgage Note, without recourse, to the order of the trustee or in blank and further showing a complete, unbroken chain of endorsement from the originator (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable mortgage loan seller or another prior holder, together with a copy of the Mortgage Note and an indemnity properly assigned and endorsed to the trustee);

(ii)          the Mortgage, together with a copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon or certified to have been submitted for recording (if in the possession of the applicable mortgage loan seller);

(iii)         any related assignment of leases and of any intervening assignments (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon or certified to have been submitted for recording (if in the possession of the applicable mortgage loan seller);

(iv)         all modification, consolidation, assumption, written assurance and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated;

(v)          the policy or certificate of lender’s title insurance issued in connection with the origination of such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(vi)         any UCC financing statements, related amendments and continuation statements in the possession of the applicable mortgage loan seller;

(vii)        any intercreditor agreement relating to permitted debt of the mortgagor, including any intercreditor agreement relating to a Serviced Whole Loan, and any related mezzanine intercreditor agreement;

(viii)        any loan agreement, escrow agreement, security agreement or letter of credit relating to a Mortgage Loan or a Serviced Whole Loan;

(ix)         any ground lease, related ground lessor estoppel, indemnity or guaranty relating to a Mortgage Loan or a Serviced Whole Loan;

(x)          other than with respect to the Mortgage Loans secured by residential cooperative properties, any property management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xi)         any franchise agreements and comfort letters or similar agreements relating to a Mortgage Loan or Serviced Whole Loan and, with respect to any franchise agreement, comfort letter or similar agreement, any assignment of such agreements or any notice to the franchisor of the transfer of a Mortgage Loan or Serviced Whole Loan;

(xii)         any lock-box or cash management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xiii)        all related environmental reports; and

(xiv)        all related environmental insurance policies;

(b)         a copy of any engineering reports or property condition reports;

(c)          other than with respect to a hospitality property (except with respect to tenanted commercial space within a hospitality property) or a residential cooperative property, copies of a rent roll;

(d)          for any office, retail, industrial or warehouse property, a copy of all leases and estoppels and subordination and non-disturbance agreements delivered to the related mortgage loan seller;

(e)          a copy of all legal opinions (excluding attorney-client communications between the related mortgage loan seller or an affiliate thereof, and its counsel that are privileged communications or constitute legal or other due diligence analyses), if any, delivered in connection with the closing of the related Mortgage Loan;

(f)           a copy of all mortgagor’s certificates of hazard insurance and/or hazard insurance policies or other applicable insurance policies (to the extent not previously included as part of this definition), if any, delivered in connection with the closing of the related Mortgage Loan;

(g)          a copy of the appraisal for the related Mortgaged Property(ies);

(h)          for any Mortgage Loan that the related Mortgaged Property(ies) is leased to a single tenant, a copy of the lease;

(i)           a copy of the applicable mortgage loan seller’s asset summary;

(j)           a copy of all surveys for the related Mortgaged Property or Mortgaged Properties;

(k)          a copy of all zoning reports;

(l)           a copy of financial statements of the related mortgagor;

(m)         a copy of operating statements for the related Mortgaged Property or Mortgaged Properties;

(n)          a copy of all UCC searches;

(o)          a copy of all litigation searches;

(p)          a copy of all bankruptcy searches;

(q)          a copy of any origination settlement statement;

(r)           a copy of the insurance summary report;

(s)          a copy of organizational documents of the related mortgagor and any guarantor;

(t)           a copy of all escrow statements related to the escrow account balances as of the Mortgage Loan origination date;

(u)          a copy of all related environmental reports that were received by the applicable mortgage loan seller;

(v)          a copy of any closure letter (environmental); and

(w)          a copy of any environmental remediation agreement for the related Mortgaged Property or Mortgaged Properties;

in each case, to the extent that the originator received such documents in connection with the origination of such Mortgage Loan. In the event any of the items identified above were not included in connection with the origination of such Mortgage Loan (other than documents that would not be included in connection with the origination of the Mortgage Loan because such document is inapplicable to the origination of a Mortgage Loan of that structure or type), the Diligence File will be required to include a statement to that effect. No information that is proprietary to the related originator or mortgage loan seller or any draft documents or privileged or internal communications will constitute part of the Diligence File. It is generally not required to include any of the same items identified above again if such items have already been included under another clause of the definition of Diligence File, and the Diligence File will be required to include a statement to that effect. The mortgage loan seller may, without any obligation to do so, include such other documents as part of the Diligence File that such mortgage loan seller believes should be included to enable the asset representations reviewer to perform the Asset Review on such Mortgage Loan; provided that such documents are clearly labeled and identified.

Each MLPA will contain certain representations and warranties of the applicable mortgage loan seller with respect to each Mortgage Loan (or portion thereof) sold by that mortgage loan seller. Those representations and warranties are set forth in Annex D-1, and will be made as of the Closing Date, or as of another date specifically provided in the representation and warranty, subject to certain exceptions to such representations and warranties as set forth in Annex D-2.

If any of the documents required to be included in the Mortgage File for any Mortgage Loan is missing from the Mortgage File or is defective or if there is a breach of a representation or warranty relating to any Mortgage Loan, and, in either case, such omission, defect or breach materially and adversely affects the value of the related Mortgage Loan, the value of the related Mortgaged Property or the interests of any Certificateholders in the Mortgage Loan or Mortgaged Property or causes the Mortgage Loan to be other than a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a “qualified mortgage” (a “Material Defect”), the applicable mortgage loan seller will be required to, no later than 90 days following:

(i)       such mortgage loan seller’s discovery of the Material Defect or receipt of notice of the Material Defect from any party to the PSA (a “Breach Notice”), except in the case of the following clause (ii); or

(ii)       in the case of such Material Defect that would cause the Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage, the earlier of

(x) discovery by the related mortgage loan seller or any party to the PSA of such Material Defect, or

(y) receipt of a Breach Notice by the mortgage loan seller,

(C) cure such Material Defect in all material respects, at its own expense,

(D) repurchase the affected Mortgage Loan or REO Loan at the Purchase Price, or

(E)  substitute a Qualified Substitute Mortgage Loan (other than with respect to any Whole Loans, as applicable, for which no substitution will be permitted) for such affected Mortgage Loan or REO Loan, and pay a shortfall amount in connection with such substitution;

provided that no such substitution may occur on or after the second anniversary of the Closing Date; provided, however, that the applicable mortgage loan seller will generally have an additional 90-day period to cure such Material Defect (or, failing such cure, to repurchase the affected Mortgage Loan or REO Loan or, if applicable, substitute a Qualified Substitute Mortgage Loan (other than with respect to any related Whole Loan, for which no substitution will be permitted)), if it is diligently proceeding toward that cure, and has delivered to the applicable master servicer, the applicable special servicer, the certificate administrator (who will promptly deliver a copy of such officer’s certificate to the 17g-5 Information Provider), the trustee, the operating advisor and, prior to the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder, an officer’s certificate that describes the reasons that a cure was not effected within the initial 90-day period; provided that if any such Material Defect is not cured after the initial cure period and any such extended cure period solely due to the failure of the mortgage loan seller to have received the recorded document, then the mortgage loan seller will be entitled to continue to defer its cure, repurchase and/or substitution obligations in respect of such Material Defect until eighteen (18) months after the closing date so long as the mortgage loan seller certifies to the trustee, the applicable master servicer, the applicable special servicer, the Directing Certificateholder (prior to the occurrence and continuance of a Consultation Termination Event) and the certificate administrator no less than every ninety (90) days beginning at the end of such extended cure period that the Material Defect is still in effect solely because of its failure to have received the recorded document and that the mortgage loan seller is diligently pursuing the cure of such Material Defect (specifying the actions being taken). Notwithstanding the foregoing, there will be no such 90-day extension if such

Material Defect would cause the related Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage.

However, a delay in either the discovery of a Material Defect or in providing notice of such Material Defect will relieve the applicable mortgage loan seller of its obligation to cure, repurchase or substitute for (or make a Loss of Value Payment with respect to) the related Mortgage Loan if (i) the mortgage loan seller did not otherwise discover or have knowledge of such Material Defect, (ii) such delay is the result of the failure by a party to the PSA to promptly provide a notice of such Material Defect as required by the terms of the MLPA or the PSA after such party has actual knowledge of such defect or breach (knowledge will not be deemed to exist by reason of the custodian’s exception report), (iii) such Material Defect does not relate to the applicable Mortgage Loan not being a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage, and (iv) such delay or failure to provide notice (as required by the terms of the MLPA or the PSA) prevented the mortgage loan seller from being able to cure such Material Defect and such Material Defect was otherwise curable. Notwithstanding the foregoing, if a Mortgage Loan is not secured by a Mortgaged Property that is, in whole or in part, a hotel, restaurant (operated by a borrower), healthcare facility, nursing home, assisted living facility, self storage facility, theater or fitness center (operated by a borrower), then the failure to deliver copies of the UCC financing statements with respect to such Mortgage Loan will not be a Material Defect.

If there is a Material Defect with respect to one or more Mortgaged Properties with respect to a Mortgage Loan, the applicable mortgage loan seller will not be obligated to repurchase the Mortgage Loan if (i) the affected Mortgaged Property may be released pursuant to the terms of any partial release provisions in the related Mortgage Loan documents (and such Mortgaged Property is, in fact, released), (ii) the remaining Mortgaged Property(ies) satisfy the requirements, if any, set forth in the Mortgage Loan documents and the applicable mortgage loan seller provides an opinion of counsel to the effect that such release in lieu of repurchase would not (A) cause any Trust REMIC to fail to qualify as a REMIC or (B) result in the imposition of a tax upon any Trust REMIC or the issuing entity and (iii) each applicable Rating Agency has provided a Rating Agency Confirmation.

Notwithstanding the foregoing, in lieu of a mortgage loan seller repurchasing, substituting or curing such Material Defect, to the extent that the mortgage loan seller and the Enforcing Servicer (with the consent of the Directing Certificateholder in respect of any Mortgage Loan that is not an Excluded Loan with regard to the Directing Certificateholder and for so long as no Control Termination Event has occurred and is continuing) are able to agree upon a cash payment payable by the mortgage loan seller to the issuing entity that would be deemed sufficient to compensate the issuing entity for such Material Defect (a “Loss of Value Payment”), the mortgage loan seller may elect, in its sole discretion, to pay such Loss of Value Payment. Upon its making such payment, the mortgage loan seller will be deemed to have cured such Material Defect in all respects. A Loss of Value Payment may not be made with respect to any such Material Defect that would cause the applicable Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage.

With respect to any Mortgage Loan, the “Purchase Price” equals the sum of (1) the outstanding principal balance of such Mortgage Loan (or successor REO Loan), as of the date of purchase, (2) all accrued and unpaid interest on the Mortgage Loan (or successor REO Loan) at the related Mortgage Rate in effect from time to time (excluding any portion of such interest that represents default interest or Excess Interest on an ARD Loan), to, but not including, the due date immediately preceding or coinciding with the Determination Date for the Collection Period of purchase, (3) all related unreimbursed Servicing Advances plus accrued and unpaid interest on all related Advances at the Reimbursement Rate, Special Servicing Fees (whether paid or unpaid) and any other additional trust fund expenses (except for Liquidation Fees) in respect of such Mortgage Loan (or successor REO Loan), (4) solely in the case of a repurchase or substitution by a mortgage loan seller, all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the applicable master servicer, the applicable special servicer, the depositor, the certificate administrator or the trustee in respect of the omission, breach or defect giving rise to the repurchase or substitution obligation, including any expenses arising out of the enforcement of the repurchase or substitution obligation, including, without limitation, legal fees and expenses and any additional trust fund expenses relating to such Mortgage Loan or successor REO Loan; provided, however, that such out-of-pocket expenses will not include expenses incurred by investors in instituting an Asset Review Vote Election, in taking part in an Affirmative Asset Review Vote or in utilizing the dispute resolution provisions described below under “—Dispute Resolution Provisions”, (5) Liquidation Fees, if any, payable with respect to the affected Mortgage Loan or successor REO Loan (which will not include any Liquidation Fees if such affected Mortgage Loan is repurchased or a Loss of Value Payment is received during the initial 90-day period or, if applicable, prior to the expiration of the additional 90-day period immediately following the initial 90-day period) and (6) solely in the case of a repurchase or substitution by the related mortgage loan seller, any Asset Representations Reviewer Asset Review Fee for such Mortgage Loan, to the extent not previously paid by the related mortgage loan seller.

A “Qualified Substitute Mortgage Loan” is a substitute mortgage loan (other than with respect to any Whole Loan, for which no substitution will be permitted) replacing a removed Mortgage Loan with respect to which a material breach or document defect exists that must, on the date of substitution:

(a)  have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received, not in excess of the Stated Principal Balance of the removed Mortgage Loan as of the due date in the calendar month during which the substitution occurs;

(b)  have a fixed Mortgage Rate not less than the Mortgage Rate of the removed Mortgage Loan (determined without regard to any prior modification, waiver or amendment of the terms of the removed Mortgage Loan);

(c)  have the same due date and a grace period no longer than that of the removed Mortgage Loan;

(d)  accrue interest on the same basis as the removed Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months);

(e)  have a remaining term to stated maturity not greater than, and not more than five years less than, the remaining term to stated maturity of the removed Mortgage Loan;

(f)  have a then-current loan-to-value ratio equal to or less than the lesser of (i) the loan-to-value ratio for the removed Mortgage Loan as of the Closing Date and (ii) 75%,

in each case using a “value” for the Mortgaged Property as determined using an appraisal conducted by a member of the Appraisal Institute (“MAI”) prepared in accordance with the requirements of the FIRREA;

(g)  comply as of the date of substitution in all material respects with all of the representations and warranties set forth in the related MLPA;

(h)  have an environmental report that indicates no material adverse environmental conditions with respect to the related Mortgaged Property and that will be delivered as a part of the related Mortgage File;

(i)   have a then-current debt service coverage ratio at least equal to (A) with respect to any Mortgage Loan other than a Mortgage Loan secured by a residential cooperative property, the greater of (i) the original debt service coverage ratio of the removed Mortgage Loan as of the Closing Date and (ii) 1.25x, or (B) in the case of a Mortgage Loan secured by a residential cooperative property, the original debt service coverage ratio of the removed Mortgage Loan as of the Closing Date;

(j)   constitute a “qualified replacement mortgage” within the meaning of Code Section 860G(a)(4) as evidenced by an opinion of counsel (provided at the related mortgage loan seller’s expense);

(k)  not have a maturity date or an amortization period that extends to a date that is after the date five years prior to the Rated Final Distribution Date;

(l)   have comparable prepayment restrictions to those of the removed Mortgage Loan;

(m) not be substituted for a removed Mortgage Loan unless the trustee and the certificate administrator have received a Rating Agency Confirmation from each of the Rating Agencies (the cost, if any, of obtaining such Rating Agency Confirmation to be paid by the related mortgage loan seller);

(n)  have been approved, so long as no Control Termination Event has occurred and is continuing and the affected Mortgage Loan is not an Excluded Loan with respect to either the Directing Certificateholder or the holder of the majority of the Controlling Class, by the Directing Certificateholder;

(o)  prohibit defeasance within two years of the Closing Date;

(p)  not be substituted for a removed Mortgage Loan if it would result in the termination of the REMIC status of any Trust REMIC or the imposition of tax on the Trust or any Trust REMIC other than a tax on income expressly permitted or contemplated to be imposed by the terms of the PSA, as determined by an opinion of counsel at the cost of the related mortgage loan seller;

(q)  have an engineering report that indicates no material adverse property condition or deferred maintenance with respect to the related Mortgaged Property that will be delivered as a part of the related servicing file; and

(r)  be current in the payment of all scheduled payments of principal and interest then due.

In the event that more than one Mortgage Loan is substituted for a removed Mortgage Loan or Mortgage Loans, then (x) the amounts described in clause (a) are required to be determined on the basis of aggregate principal balances and (y) each such proposed Qualified Substitute Mortgage Loan must individually satisfy each of the requirements specified in clauses (b) through (r) of the preceding sentence, except (z) the rates described in clause (b) above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis, provided that no individual Mortgage Rate (net of the Servicing Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate) may be lower than the highest fixed Pass-Through Rate (not based on or subject to a cap equal to or based on the WAC Rate) of any class of Principal Balance Certificates having a principal balance then-outstanding. When a Qualified Substitute Mortgage Loan is substituted for a removed Mortgage Loan, the applicable mortgage loan seller will be required to certify that the Mortgage Loan meets all of the requirements of the above definition and send the certification to the trustee the certificate administrator and, prior to the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder.

The foregoing repurchase or substitution obligation or the obligation to pay the Loss of Value Payment will constitute the sole remedy available to the Certificateholders and the trustee under the PSA for any uncured breach of any mortgage loan seller’s representations and warranties regarding the Mortgage Loans or any uncured document defect; provided that if any breach pertains to a representation or warranty that the related Mortgage Loan documents or any particular Mortgage Loan document requires the related borrower to bear the costs and expenses associated with any particular action or matter under such Mortgage Loan document(s), then the applicable mortgage loan seller may cure such breach within the applicable cure period (as the same may be extended) by reimbursing the issuing entity (by wire transfer of immediately available funds) for (i) the reasonable amount of any such costs and expenses incurred by parties to the PSA or the issuing entity that are incurred as a result of such breach and have not been reimbursed by the related borrower and (ii) the amount of any fees of the asset representations reviewer attributable to the Asset Review of such Mortgage Loan. The applicable mortgage loan seller will remit the amount of these costs and expenses and upon its making such remittance, the applicable mortgage loan seller (or other applicable party) will be deemed to have cured the breach in all respects. The applicable mortgage loan seller will be the sole warranting party in respect of the Mortgage Loans (or portion thereof) sold by that mortgage loan seller to the depositor, and none of its affiliates and no other person will be obligated to cure, repurchase or replace any affected Mortgage Loan or make a Loss of Value Payment in connection with a breach of any representation and warranty or in connection with a document defect if the applicable mortgage loan seller defaults on its obligation to do so.

Dispute Resolution Provisions

The mortgage loan seller will be subject to the dispute resolution provisions described under “Pooling and Servicing Agreement—Dispute Resolution Provisions” to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by the mortgage loan seller and will be obligated under the related MLPA to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Asset Review Obligations

The mortgage loan seller will be obligated to perform its obligations described under “Pooling and Servicing Agreement—The Asset Representations Reviewer—Asset Review” relating to any Asset Reviews performed by the asset representations reviewer, and the mortgage loan seller will have the rights described under that heading.

Pooling and Servicing Agreement

General

The servicing and administration of the Mortgage Loans serviced under the PSA (the “Serviced Mortgage Loans”), any related Serviced Companion Loan and any related REO Properties (including any interest of the holder of any Companion Loan in the REO Property acquired with respect to any Serviced Whole Loan) will be governed by the PSA and any related Intercreditor Agreement.

Each Non-Serviced Mortgage Loan, the related Non-Serviced Companion Loans and any related REO Properties (including the issuing entity’s interest in REO Property acquired with respect to a Non-Serviced Whole Loan) will be serviced by the related Non-Serviced Master Servicer and the related Non-Serviced Special Servicer under the related Non-Serviced PSA in accordance with such Non-Serviced PSA and the related Intercreditor Agreement. Unless otherwise specifically stated and except where the context otherwise indicates (such as with respect to P&I Advances), discussions in this section or in any other section of this prospectus regarding the servicing and administration of the Mortgage Loans should be deemed to include the servicing and administration of the related Serviced Companion Loans but not to include any Non-Serviced Mortgage Loan, any Non-Serviced Companion Loan and any related REO Property.

The following summaries describe certain provisions of the PSA relating to the servicing and administration of the Mortgage Loans (excluding each Non-Serviced Mortgage Loan), any related Companion Loan and any related REO Properties. In the case of any Serviced Whole Loan, certain provisions of the related Intercreditor Agreement are described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “—The Newport Corporate Center A/B Whole Loan”.

Certain provisions of each Non-Serviced PSA relating to the servicing and administration of the related Non-Serviced Mortgage Loan, the related Non-Serviced Companion Loans, the related REO Properties and the related Intercreditor Agreement are summarized under “Description of the Mortgage Pool—The Whole Loans”, “—The Great Wolf Lodge Southern California A/B Whole Loan” and “—Servicing of the Non-Serviced Mortgage Loans” below.

As to particular servicing matters, the discussion under this heading “Pooling and Servicing Agreement” is applicable to the Servicing Shift Whole Loans only while the PSA governs the servicing of any Servicing Shift Whole Loan. As described in “Risk Factors—Risks Related to Conflicts of Interest—The Servicing of Servicing Shift Whole Loans Will Shift to Others”, on and after the applicable Servicing Shift Securitization Date, the Servicing Shift Whole Loan will be serviced pursuant to the related Servicing Shift PSA, and the provisions of such Servicing Shift PSA may be different than the terms of the PSA, although such Servicing Shift Whole Loan will still need to be serviced in compliance with the requirements of the related Intercreditor Agreement, as described in “Description of the Mortgage Pool—The Whole Loans”.

Assignment of the Mortgage Loans

The depositor will purchase the Mortgage Loans to be included in the issuing entity on or before the Closing Date from each of the mortgage loan sellers pursuant to separate MLPAs. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers” and “Description of the Mortgage Loan Purchase Agreements”.

On the Closing Date, the depositor will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans, without recourse, together with the depositor’s rights and remedies against the mortgage loan sellers under the MLPAs, to the trustee for the benefit of the holders of the certificates. On or prior to the Closing Date, the depositor will require each mortgage loan seller to deliver to the certificate administrator, in its capacity as custodian, the Mortgage Notes and certain other documents and instruments with respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan. The custodian will hold such documents in the name of the issuing entity for the benefit of the holders of the certificates. The custodian is obligated to review certain documents for each Mortgage Loan within 60 days of the Closing Date and report any missing documents or certain types of document defects to the parties to the PSA, the Directing Certificateholder (for so long as no Consultation Termination Event has occurred and is continuing and other than in respect of an Excluded Loan with respect to either the Directing Certificateholder or the holder of the majority of the Controlling Class) and the related mortgage loan seller.

Pursuant to the PSA, the depositor will assign to the trustee for the benefit of Certificateholders the representations and warranties made by the mortgage loan sellers to the depositor in the MLPAs and any rights and remedies that the depositor has against the mortgage loan sellers under the MLPAs with respect to any Material Defect. See “—Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA” below and “Description of the Mortgage Loan Purchase Agreements”.

Servicing Standard

Each master servicer and each special servicer will be required to diligently service and administer the Mortgage Loans (excluding each Non-Serviced Mortgage Loan), any related Serviced Companion Loan and the related REO Properties (other than any REO Property related to a Non-Serviced Mortgage Loan) for which it is responsible in accordance with applicable law, the terms of the PSA, the Mortgage Loan documents, and the related Intercreditor Agreements and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care: (1) the same manner in which, and with the same care, skill, prudence and diligence with which such master servicer or special servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, and (2) the same care, skill, prudence and diligence with which such master servicer or special servicer, as the case may be, services and administers similar mortgage loans owned by such master servicer or special servicer, as the case may be, with a view to: (A) the timely recovery of all payments of principal and interest under the Mortgage Loans or any Serviced Whole Loan or (B) in the case of a Specially Serviced Loan or an REO Property, the maximization of recovery of principal and interest on a net present value basis on the Mortgage Loans and any related Serviced Companion Loan, and the best interests of the issuing entity and the Certificateholders (as a collective whole as if such Certificateholders constituted a single lender) (and, in the case of any Whole Loan, the best interests of the issuing entity, the Certificateholders and the holder of the related Companion Loans (as a collective whole as if such Certificateholders and the holder or holders of the related Companion Loans constituted a single lender), taking into account the pari passu or subordinate, as applicable, nature of the related Companion Loans), as determined by such master servicer or special servicer, as the case may be, in its reasonable judgment, in either case giving due consideration to the customary and usual standards of practice of prudent, institutional commercial, multifamily and manufactured housing community mortgage loan servicers, but without regard to any conflict of interest arising from:

(A) any relationship that the applicable master servicer or special servicer, as the case may be, or any of their respective affiliates, may have with any of the underlying borrowers, the sponsors, the mortgage loan sellers, the originators, any party to the PSA or any affiliate of the foregoing;

(B) the ownership of any certificate (or any interest in any Companion Loan, mezzanine loan or subordinate debt relating to a Mortgage Loan) by the applicable master servicer or special servicer, as the case may be, or any of their respective affiliates;

(C) the obligation, if any, of the applicable master servicer to make advances;

(D) the right of the applicable master servicer or special servicer, as the case may be, or any of its affiliates to receive compensation or reimbursement of costs under the PSA generally or with respect to any particular transaction;

(E)  the ownership, servicing or management for others of (i) a Non-Serviced Mortgage Loan and a Non-Serviced Companion Loan or (ii) any other mortgage loans, subordinate debt, mezzanine loans or properties not covered by the PSA or held by the issuing entity by the applicable master servicer or special servicer, as the case may be, or any of its affiliates;

(F)  any debt that the applicable master servicer or special servicer, as the case may be, or any of its affiliates, has extended to any underlying borrower or an affiliate of any borrower (including, without limitation, any mezzanine financing);

(G) any option to purchase any Mortgage Loan or a related Companion Loan the applicable master servicer or special servicer, as the case may be, or any of its affiliates, may have; and

(H) any obligation of the applicable master servicer or special servicer, or any of their respective affiliates, to repurchase or substitute for a Mortgage Loan as a mortgage loan seller (if such master servicer or special servicer or any of their respective affiliates is a mortgage loan seller) (the foregoing, collectively referred to as the “Servicing Standard”).

All net present value calculations and determinations made under the PSA with respect to any Mortgage Loan, Mortgaged Property or REO Property (including for purposes of the definition of “Servicing Standard” set forth above) will be made in accordance with the Mortgage Loan documents or, in the event the Mortgage Loan documents are silent, by using a discount rate (i) for principal and interest payments on the Mortgage Loan or Serviced Companion Loan or sale by the applicable special servicer of a Defaulted Loan, the highest of (1) the rate determined by the applicable master servicer or special servicer, as applicable, that approximates the market rate that would be obtainable by the related borrower on similar non-defaulted debt of such borrower as of such date of determination, (2) the Mortgage Rate and (3) the yield on 10-year U.S. treasuries as of such date of determination and (ii) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or updated appraisal) of the related Mortgaged Property.

In the case of each Non-Serviced Mortgage Loan, each master servicer and each special servicer will be required to act in accordance with the Servicing Standard with respect to any action required to be taken regarding such Non-Serviced Mortgage Loan pursuant to their respective obligations under the PSA.

Subservicing

Each master servicer and each special servicer may delegate and/or assign some or all of its respective servicing obligations and duties with respect to some or all of the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any Serviced Companion Loan for which it is responsible to one or more third-party sub-servicers, provided that each master servicer and each special servicer, as applicable, will remain obligated under the PSA. A sub-servicer may be an affiliate of the depositor, either master servicer or any special servicer. Notwithstanding the foregoing, none of the special servicers may enter into any sub-servicing agreement that provides for the performance by third parties of any or all of its obligations under the PSA without, prior to the occurrence and continuance of a Control Termination Event and other than with respect to any Mortgage Loan that is an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, the consent of the Directing Certificateholder, except to the extent necessary for the applicable special servicer to comply with applicable regulatory requirements.

Each sub-servicing agreement between a master servicer or special servicer and a sub-servicer (a “Sub-Servicing Agreement”) will generally be required to provide that (i) if for any reason such master servicer or special servicer, as applicable, is no longer acting in that capacity (including, without limitation, by reason of a Servicer Termination Event), the trustee or any successor master servicer or special servicer, as applicable, may, except with respect to certain initial Sub-Servicing Agreements, assume or terminate such party’s rights and obligations under such Sub-Servicing Agreement and (ii) the sub-servicer will be in default under such Sub-Servicing Agreement and such Sub-Servicing Agreement will be terminated (following the expiration of any applicable grace period) if the sub-servicer fails (A) to deliver by the due date any Exchange Act reporting items required to be delivered to the applicable master servicer, the certificate administrator or the depositor pursuant to the PSA or such Sub-Servicing Agreement or to the master servicer under any other pooling and servicing agreement that the depositor is a party to, or (B) to perform in any material respect any of its covenants or obligations contained in such Sub-Servicing Agreement regarding creating, obtaining or delivering any Exchange Act reporting items required in order for any party to the PSA to perform its obligations under the PSA or under the Exchange Act reporting requirements of any other pooling and servicing agreement to which the depositor is a party. Each master servicer or special servicer, as applicable, will be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it pursuant to the terms of the related Sub-Servicing Agreement. However, no sub-servicer will be permitted under any Sub-Servicing Agreement to make material servicing decisions, such as loan modifications or determinations as to the manner or timing of enforcing remedies under the Mortgage Loan documents, without the consent of the applicable master servicer or special servicer, as applicable.

Generally, each master servicer will be solely liable for all fees owed by it to any sub-servicer retained by such master servicer, without regard to whether such master servicer’s compensation pursuant to the PSA is sufficient to pay those fees. Each sub-servicer will be required to be reimbursed by the applicable master servicer for certain expenditures which such sub-servicer makes, only to the same extent such master servicer is reimbursed under the PSA.

Advances

P&I Advances

On the business day immediately preceding each Distribution Date (the “P&I Advance Date”), except as otherwise described below, each master servicer will be obligated, unless determined to be nonrecoverable as described below, to make advances (each, a “P&I Advance”) out of its own funds or, subject to the replacement of those funds as provided in the PSA, certain funds held in its Collection Account that are not required to be part of the Aggregate Available Funds for that Distribution Date, in an amount equal to (but subject to reduction as described below) the aggregate of:

(1)      all Periodic Payments (other than balloon payments) (net of any applicable Servicing Fees) that were due on the Mortgage Loans (including any Non-Serviced Mortgage Loan) and any REO Loan (other than any portion of an REO Loan related to a Companion Loan) for which it acts as master servicer during the related Collection Period and not received as of the business day preceding the P&I Advance Date; and

(2)      in the case of each Mortgage Loan for which it acts as master servicer that is delinquent in respect of its balloon payment as of the P&I Advance Date (including any REO Loan (other than any portion of an REO Loan related to a Companion Loan) as to which the balloon payment would have been past due), an amount equal to its Assumed Scheduled Payment.

Each master servicer’s obligations to make P&I Advances in respect of any Mortgage Loan (including any Non-Serviced Mortgage Loan) or REO Loan (other than any portion of an REO Loan related to a Companion Loan) will continue, except if a determination as to non-recoverability is made, through and up to liquidation of the Mortgage Loan or disposition of the REO Property, as the case may be. To the extent that either master servicer fails to make a P&I Advance that it is required to make under the PSA, the trustee will be required to make the required P&I Advance in accordance with the terms of the PSA.

If an Appraisal Reduction Amount has been determined with respect to any Mortgage Loan (or, in the case of a Non-Serviced Mortgage Loan, an appraisal reduction has been made in accordance with the related Non-Serviced PSA and the master servicer has notice of such appraisal reduction amount) and such Mortgage Loan experiences subsequent delinquencies, then the interest portion of any P&I Advance in respect of that Mortgage Loan for the related Distribution Date will be reduced (there will be no reduction in the principal portion, if any, of such P&I Advance) to equal the product of (x) the amount of the interest portion of the P&I Advance for that Mortgage Loan for the related Distribution Date without regard to this sentence, and (y) a fraction, expressed as a percentage, the numerator of which is equal to the Stated Principal Balance of that Mortgage Loan immediately prior to the related Distribution Date, net of the related Appraisal Reduction Amount (or, in the case of any Whole Loan, the portion of such Appraisal Reduction Amount allocated to the related Mortgage Loan), if any, and the denominator of which is equal to the Stated Principal Balance of that Mortgage Loan immediately prior to the related Distribution Date.

None of the master servicers or the trustee will be required to make a P&I Advance for a balloon payment, default interest, late payment charges, Yield Maintenance Charges, Prepayment Premiums or Excess Interest or with respect to any Companion Loan or any cure payment payable by a holder of a Serviced Subordinate Companion Loan.

Servicing Advances

In addition to P&I Advances, except as otherwise described under “—Recovery of Advances” below and except in certain limited circumstances described below, each master servicer will also be obligated (subject to the limitations described in this prospectus), to make advances (“Servicing Advances” and, collectively with P&I Advances, “Advances”) in connection with the servicing and administration of any Mortgage Loan (other than a Non-Serviced Mortgage Loan) for which it acts as master servicer and any related Serviced Companion Loan, as applicable, in respect of which a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable, or, in connection with the servicing and administration of any Mortgaged Property securing such Mortgage Loan (other than a Non-Serviced Mortgage Loan) or REO Property (other than REO Property related to a Non-Serviced Mortgage Loan), in order to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related Mortgage Loan documents or to protect, lease, manage and maintain the related Mortgaged Property. To the extent that either master servicer fails to make a Servicing Advance that it is required to make under the PSA and the trustee has received notice or otherwise has actual knowledge of this failure, the trustee will be required to make the required Servicing Advance in accordance with the terms of the PSA.

However, none of the master servicers, the special servicers or the trustee will make any Servicing Advance in connection with the exercise of any cure rights or purchase rights granted to the holder of a Serviced Companion Loan under the related Intercreditor Agreement or the PSA.

The special servicers will have no obligation to make any Servicing Advances. However, in an urgent or emergency situation requiring the making of a Servicing Advance, the applicable special servicer may make such Servicing Advance, and the applicable master servicer will be required to reimburse such special servicer for such Advance (with interest on that Advance) within a specified number of days as set forth in the PSA, unless such Advance is determined to be nonrecoverable by the applicable master servicer in its reasonable judgment (in which case it will be reimbursed out of the applicable Collection Account). Once the applicable special servicer is reimbursed, the applicable master servicer will be deemed to have made such special servicer’s Servicing Advance as of the date made by that special servicer, and will be entitled to reimbursement with interest on that Advance in accordance with the terms of the PSA.

No Servicing Advances will be made with respect to any Serviced Whole Loan if the related Mortgage Loan is no longer held by the issuing entity or if such Serviced Whole Loan is no longer serviced under the PSA and no Servicing Advances will be made for any Non-Serviced Whole Loans under the PSA. Any requirement of either master servicer or the trustee to make an Advance in the PSA is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more Mortgage Loans or the related Companion Loan.

The applicable master servicer will also be obligated to make Servicing Advances with respect to any Serviced Whole Loan. With respect to a Non-Serviced Whole Loan, the applicable servicer under the related Non-Serviced PSA will be obligated to make property protection advances with respect to such Non-Serviced Whole Loan. See “—Servicing of the Non-Serviced Mortgage Loans” and “Description of the Mortgage Pool—The Whole Loans”.

Nonrecoverable Advances

Notwithstanding the foregoing, none of the master servicers, the special servicers or the trustee will be obligated to make any Advance that the applicable master servicer or the applicable special servicer, in accordance with the Servicing Standard, or the trustee, in its good faith business judgment, determines would, if made, not be recoverable (including recovery of interest on the Advance) out of Related Proceeds (a “Nonrecoverable Advance”). In addition, each special servicer may, at its option make a determination in accordance with the Servicing Standard that any P&I Advance or Servicing Advance, if made, would be a Nonrecoverable Advance, and if it makes such a determination, must deliver to the applicable master servicer (and, with respect to a Serviced Pari Passu Mortgage Loan, to the applicable master servicer or special servicer under the pooling and servicing agreement governing any securitization trust into which any related Serviced Pari Passu Companion Loan is deposited, and, with respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Master Servicer and Non-Serviced Special Servicer), the certificate administrator, the trustee, the operating advisor and the 17g-5 Information Provider notice of such determination, which determination will be conclusive and binding on the applicable master servicer and the trustee. Each special servicer will have no such obligation to make an affirmative determination that any P&I Advance or Servicing Advance is, or would be, recoverable, and in the absence of a determination by such special servicer that such an Advance is non-recoverable, each such decision will remain with the applicable master servicer or the trustee, as applicable. If any special servicer makes a determination that only a portion, and not all, of any previously made or proposed P&I Advance or Servicing Advance is non-recoverable, the applicable master servicer and the trustee will have the right to make its own subsequent determination that any remaining portion of any such previously made or proposed P&I Advance or Servicing Advance is non-recoverable.

In making such non-recoverability determination, each person will be entitled to consider (among other things): (a) (i) the obligations of the borrower under the terms of the related Mortgage Loan or Companion Loan, as applicable, as it may have been modified, and (ii) the related Mortgaged Properties in their “as-is” or then-current conditions and occupancies, as modified by such party’s assumptions regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties, (b) estimated future expenses, (c) estimated timing of recoveries, and (d) the existence of any Nonrecoverable Advances which, at the time of such consideration, the recovery of which are being deferred or delayed by the applicable master servicer or the trustee because there is insufficient principal available for such recovery, in light of the fact that Related Proceeds are a source of recovery not only for the Advance under consideration but also a potential source of recovery for such delayed or deferred Advance. In addition, any such person may update or change its recoverability determinations (but not reverse any other person’s determination that an Advance is non-recoverable) at any time and may obtain at the expense of the issuing entity any reasonably required analysis, appraisals or market value estimates or other information for such purposes. Absent bad faith, any non-recoverability determination described in this paragraph will be conclusive and binding on the Certificateholders. Each master servicer and the trustee will be entitled to rely conclusively on and will be bound by any non-recoverability determination of the applicable special servicer. Nonrecoverable Advances will represent a portion of the losses to be borne by the Certificateholders.

With respect to a Non-Serviced Whole Loan, if any Non-Serviced Master Servicer or Non-Serviced Trustee under the related Non-Serviced PSA determines that a principal and interest advance with respect to the related Non-Serviced Companion Loan, if made, would be non-recoverable, such determination will not be binding on the applicable master servicer and the trustee as it relates to any proposed P&I Advance with respect to such

Non-Serviced Mortgage Loan. Similarly, with respect to a Non-Serviced Mortgage Loan, if the applicable master servicer or the applicable special servicer determines that any P&I Advance with respect to such Non-Serviced Mortgage Loan, if made, would be non-recoverable, such determination will not be binding on the related Non-Serviced Master Servicer and Non-Serviced Trustee as such determination relates to any proposed P&I Advance with respect to the related Non-Serviced Companion Loan (unless the related Non-Serviced PSA provides otherwise).

Recovery of Advances

Each master servicer, each special servicer and the trustee, as applicable, will be entitled to recover (a) any Servicing Advance made out of its own funds from any amounts collected in respect of a Mortgage Loan (or, consistent with the related Intercreditor Agreement, a Serviced Whole Loan) as to which such Servicing Advance was made, and (b) any P&I Advance made out of its own funds from any amounts collected in respect of the Mortgage Loan as to which such P&I Advance was made, whether in the form of late payments, insurance and condemnation proceeds, liquidation proceeds or otherwise from the related Mortgage Loan or Mortgaged Property (“Related Proceeds”). Each master servicer, each special servicer and the trustee will be entitled to recover any Advance by it that it subsequently determines to be a Nonrecoverable Advance out of general collections on or relating to the Mortgage Loans on deposit in the Collection Accounts (first from principal collections and then from any other collections). Amounts payable in respect of any Serviced Pari Passu Companion Loan pursuant to the related Intercreditor Agreement will not be available for distributions on the certificates or for the reimbursement of Nonrecoverable Advances of principal or interest with respect to the related Mortgage Loan, but will be available, in accordance with the PSA and related Intercreditor Agreement, for the reimbursement of any Servicing Advances with respect to the related Serviced Whole Loan. If a Servicing Advance by the applicable master servicer or the applicable special servicer (or trustee, as applicable) on a Serviced Whole Loan becomes a Nonrecoverable Advance and the applicable master servicer, the applicable special servicer or the trustee, as applicable, is unable to recover such amounts from related proceeds or the related Companion Loans, as applicable, the applicable master servicer, the applicable special servicer or the trustee (as applicable) will be permitted to recover such Nonrecoverable Advance (including interest thereon) out of general collections on or relating to the Mortgage Loans on deposit in the Collection Accounts.

If the funds in the Collection Accounts relating to the Mortgage Loans allocable to principal on the Mortgage Loans are insufficient to fully reimburse the party entitled to reimbursement, then such party as an accommodation may elect, on a monthly basis, at its sole option and discretion to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the advance) for a time as required to reimburse the excess portion from principal for a consecutive period up to 12 months (provided that, other than in the case of an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, any such deferral exceeding 6 months will require, prior to the occurrence and continuance of any Control Termination Event, the consent of the Directing Certificateholder) and any election to so defer will be deemed to be in accordance with the Servicing Standard; provided that no such deferral may occur at any time to the extent that amounts otherwise distributable as principal are available for such reimbursement.

In connection with a potential election by either master servicer or the trustee to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance during the Collection Period for any Distribution Date, such master servicer or the trustee will be authorized to wait for principal collections on the Mortgage Loans to be received until the end of such Collection Period before making its determination of whether to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance; provided, however, that if, at any time a master servicer or the trustee, as applicable, elects, in its sole discretion, not to refrain from obtaining such reimbursement or otherwise determines that the reimbursement of a Nonrecoverable Advance during a Collection Period will exceed the full amount of the principal portion of general collections on or relating to the Mortgage Loans deposited in the Collection Accounts for such Distribution Date, then such master servicer or the trustee, as applicable, will be required to use its reasonable efforts to give the 17g-5 Information Provider 15 days’ notice of such determination for posting on the 17g-5 Information Provider’s website, unless extraordinary circumstances make such notice impractical, which means (1) that party determines in its sole discretion that waiting 15 days after such a notice could jeopardize its ability to recover such Nonrecoverable Advance, (2) changed circumstances or new or different information becomes known to that party that could affect or cause a determination or whether any Advance is a Nonrecoverable Advance or whether to deter reimbursement of a Nonrecoverable Advance or the determination in clause (1) above, or (3) in the case of a master servicer, it has not timely received from the trustee information required by such master servicer to consider in determining whether to defer reimbursement of a Nonrecoverable Advance. If any of the circumstances described in clause (1), clause (2) or clause (3) above apply, the applicable master servicer or trustee, as applicable, must give the 17g-5 Information Provider notice (in accordance with the procedures regarding Rule 17g-5 set forth in the PSA) of the anticipated reimbursement as soon as reasonably practicable. Notwithstanding the foregoing, failure to give such notice will in no way affect the applicable master servicer’s or the trustee’s election whether to refrain from obtaining such reimbursement or right to obtain reimbursement.

Each master servicer, each special servicer and the trustee will be entitled to recover any Advance that is outstanding at the time that a Mortgage Loan is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, together with interest on that Advance, a “Workout-Delayed Reimbursement Amount”) out of principal collections on the Mortgage Loans in the Collection Accounts.

Any amount that constitutes all or a portion of any Workout-Delayed Reimbursement Amount may in the future be determined to constitute a Nonrecoverable Advance and thereafter will be recoverable as any other Nonrecoverable Advance.

In connection with its recovery of any Advance, each master servicer, each special servicer and the trustee will be entitled to be paid, out of any amounts relating to the Mortgage Loans then on deposit in the Collection Accounts, interest at the Prime Rate (the “Reimbursement Rate”) accrued on the amount of the Advance from the date made to, but not including, the date of reimbursement. Neither the applicable master servicer nor the trustee will be entitled to interest on P&I Advances if the related Periodic Payment is received on or before the related Due Date and any applicable grace period has expired or if the related Periodic Payment is received after the Determination Date but on or prior to the P&I Advance Date. The “Prime Rate” will be the prime rate, for any day, set forth in The Wall Street Journal, New York City edition.

See “—Servicing of the Non-Serviced Mortgage Loans” for reimbursements of servicing advances made in respect of a Non-Serviced Whole Loan under the related Non-Serviced PSA.

Accounts

Each master servicer is required to establish and maintain, or cause to be established and maintained, one or more accounts and subaccounts (each, a “Collection Account”) in its own name on behalf of the trustee and for the benefit of the Certificateholders. Each master servicer is required to deposit in its Collection Account on a daily basis (and in no event later than the 2nd business day following receipt in available and properly identified funds) all payments and collections due after the Cut-off Date and other amounts received or advanced with respect to the Mortgage Loans for which it acts as master servicer (including, without limitation, all proceeds (the “Insurance and Condemnation Proceeds”) received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related Mortgage Loan or in connection with the full or partial condemnation of a Mortgaged Property (other than proceeds applied to the restoration of the Mortgaged Property or released to the related borrower in accordance with the Servicing Standard (or, if applicable, a special servicer) and/or the terms and conditions of the related Mortgage) and all other amounts received and retained in connection with the liquidation of any Mortgage Loan that is defaulted and any related defaulted Companion Loan or property acquired by foreclosure or otherwise (the “Liquidation Proceeds”)) together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any REO Properties. Notwithstanding the foregoing, the collections on any Whole Loan will be limited to the portion of such amounts that are payable to the holder of the related Mortgage Loan pursuant to the related Intercreditor Agreement.

The applicable master servicer will also be required to establish and maintain one or more segregated custodial accounts (collectively, the “Companion Distribution Account”) with respect to the Serviced Companion Loans, each of which may be a sub-account of its Collection Account, and deposit amounts collected in respect of such Serviced Companion Loan in the Companion Distribution Account. The issuing entity will only be entitled to amounts on deposit in the Companion Distribution Account to the extent these funds are not otherwise payable to the holder of a Serviced Companion Loan or payable or reimbursable to any party to the PSA. Any amounts in the Companion Distribution Account to which the issuing entity is entitled will be transferred on a monthly basis to its Collection Account.

With respect to each Distribution Date, each master servicer will be required to disburse from its Collection Account and remit to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account, to the extent of funds on deposit in such Collection Account and in respect of the Mortgage Loans for which it acts as master servicer, on the related P&I Advance Date, the Aggregate Available Funds for such Distribution Date and any Yield Maintenance Charges or Prepayment Premiums received as of the related Determination Date. The certificate administrator is required to establish and maintain various accounts, including a “Lower-Tier REMIC Distribution Account” and a “Upper-Tier REMIC Distribution Account”, both of which may be sub-accounts of a single account, (collectively, the “Distribution Accounts”), in its own name on behalf of the trustee and for the benefit of the Certificateholders.

On each Distribution Date, the certificate administrator is required to apply amounts on deposit in the Upper-Tier REMIC Distribution Account (which will include all funds that were remitted by the master servicers from the Collection Accounts, plus, among other things, any P&I Advances less amounts, if any, distributable to the Class V and Class R certificates or distributable to the RR Interest with respect to its interest in the Grantor Trust) as set forth in the PSA generally to make distributions of interest and principal from Available Funds to the holders of the Regular Certificates (other than the RR Interest) and to make distributions of interest and principal from Retained Certificate Available Funds to the holders of the RR Interest, as described under “Description of the Certificates—Distributions—Priority of Distributions” and “Credit Risk Retention—RR Interest—Priority of Distributions”, respectively.

The certificate administrator is also required to establish and maintain an account (the “Interest Reserve Account”) which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Certificateholders. On the P&I Advance Date occurring each February and on any P&I Advance Date occurring in any January which occurs in a year that is not a leap year (in each case, unless the related Distribution Date is the final Distribution Date), the certificate administrator will be required to deposit amounts remitted by the master servicers or P&I Advances made on the related Mortgage Loans into the Interest Reserve Account during the related interest period, in respect of the Mortgage Loans that accrue interest on an Actual/360 Basis (collectively, the “Actual/360 Loans”), in an amount equal to one day’s interest at the Net Mortgage Rate for each such Actual/360 Loan on its Stated Principal Balance and as of the Distribution Date in the month preceding the month in which the P&I Advance Date occurs, to the extent a Periodic Payment or P&I Advance or other deposit is made in respect of the Mortgage Loans (all amounts so deposited in any consecutive January (if applicable) and February, “Withheld Amounts”). On the P&I Advance Date occurring each March (or February, if the related Distribution Date is the final Distribution Date), the certificate administrator will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable) and February, if any, and deposit that amount into the Lower-Tier REMIC Distribution Account.

The certificate administrator is also required to establish and maintain an account (the “Excess Interest Distribution Account”), which may, together with any other Securitization Account(s), be a sub-account of a single account. On the P&I Advance Date immediately preceding the applicable Distribution Date, the applicable master servicer is required to remit to the certificate administrator for deposit into the Excess Interest Distribution Account an amount equal to any Excess Interest received by such master servicer during the related Collection Period.

The certificate administrator may be required to establish and maintain two accounts (the “Gain-on-Sale Reserve Account” and the “Retained Certificate Gain-on-Sale Reserve Account”), each of which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Certificateholders of the Non-Retained Certificates and of the RR Interest, respectively. To the extent that any gains are realized on sales of Mortgaged Properties (or, with respect to any Whole Loan, the portion of such amounts that are payable on the related Mortgage Loan pursuant to the related Intercreditor Agreement), the amounts will be deposited into the Gain-on-Sale Reserve Account in an amount equal to the Non-Retained Percentage multiplied by such amounts and into the Retained Certificate Gain-on-Sale Reserve Account in an amount equal to the Retained Certificate Risk Retention Percentage multiplied by such amounts. Amounts in the Gain-on-Sale Reserve Account will be applied on the applicable Distribution Date as part of Available Funds to all amounts due and payable on the Regular Certificates (other than the RR Interest) (including to reimburse for Realized Losses previously allocated to such certificates), and the amounts in the Retained Certificate Gain-on-Sale Reserve Account will be applied on the applicable Distribution Date as part of Retained Certificate Available Funds to all amounts due and payable on the RR Interest (including to reimburse for Retained Certificate Realized Losses previously allocated to such certificates). Any remaining amounts will be held in the Gain-on-Sale Reserve Account and Retained Certificate Gain-on-Sale Reserve Account, as applicable, to offset shortfalls and losses incurred on subsequent Distribution Dates as described above. Any remaining amounts not necessary to offset any shortfalls or losses on the final Distribution Date will be distributed on the Class R certificates after all amounts payable to the Regular Certificates have been made.

Each special servicer will also be required to establish one or more segregated custodial accounts (each, an “REO Account”) for collections from REO Properties for which each special servicer is responsible. Each REO Account will be maintained by the applicable special servicer in its own name on behalf of the trustee and for the benefit of the Certificateholders.

The Collection Accounts, the Distribution Accounts, the Interest Reserve Account, the Companion Distribution Account, the Excess Interest Distribution Account, the Gain-on-Sale Reserve Account, the Retained Certificate Gain-on-Sale Reserve Account and the REO Accounts are collectively referred to as the “Securitization Accounts” (but with respect to any Whole Loan, only to the extent of the issuing entity’s interest in the Whole Loan). Each of the foregoing accounts will be held at a depository institution or trust company meeting the requirements of the PSA.

Amounts on deposit in the foregoing accounts may be invested in certain United States government securities and other investments meeting the requirements of the PSA (“Permitted Investments”). Interest or other income earned on funds in the accounts maintained by either master servicer, the certificate administrator or any special servicer will be payable to each of them as additional compensation, and each of them will be required to bear any losses resulting from its investment of such funds.

Withdrawals from the Collection Accounts

Either master servicer may, from time to time, make withdrawals from its Collection Account (or the applicable subaccount of such Collection Account, exclusive of the Companion Distribution Account that may be a subaccount of such Collection Account) for any of the following purposes, in each case only to the extent permitted under the PSA and with respect to any Serviced Whole Loan, subject to the terms of the related Intercreditor Agreement, without duplication (the order set forth below not constituting an order of priority for such withdrawals):

(i)      to remit on each P&I Advance Date (A) to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account certain portions of the Aggregate Available Funds and any Prepayment Premiums or Yield Maintenance Charges attributable to the Mortgage Loans for which it acts as master servicer on the related Distribution Date or (B) to the certificate administrator for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received in the applicable one-month period ending on the related Determination Date, if any;

(ii)     to pay or reimburse the applicable master servicer, the applicable special servicer and the trustee, as applicable, pursuant to the terms of the PSA for Advances made by any of them and interest on Advances (such master servicer’s, special servicer’s or the trustee’s respective right, as applicable, to reimbursement for items described in this clause (ii) being limited as described above under
“—Advances”) (provided that with respect to any Serviced Whole Loan, such reimbursements are subject to the terms of the related Intercreditor Agreement);

(iii)    to pay to the applicable master servicer and special servicer, as compensation, the aggregate unpaid servicing compensation;

(iv)    to pay to the operating advisor the Operating Advisor Consulting Fee (but, with respect to the period when the outstanding Certificate Balances of the Control Eligible Certificates have not been reduced to zero as a result of the allocation of Realized Losses to such certificates, only to the extent actually received from the related borrower) or the Operating Advisor Fee;

(v)     to pay to the asset representations reviewer the Asset Representations Reviewer Fee and any unpaid Asset Representations Reviewer Asset Review Fee (but only to the extent such Asset Representations Reviewer Asset Review Fee is to be paid by the issuing entity);

(vi)     to reimburse the trustee, the applicable special servicer and the applicable master servicer, as applicable, for certain Nonrecoverable Advances or Workout-Delayed Reimbursement Amounts;

(vii)    to reimburse the applicable master servicer, the applicable special servicer or the trustee, as applicable, for any unreimbursed expenses reasonably incurred with respect to each related Mortgage Loan that has been repurchased or substituted by such person pursuant to the PSA or otherwise;

(viii)   to reimburse the applicable master servicer or the applicable special servicer for any unreimbursed expenses reasonably incurred by such person in connection with the enforcement of the related mortgage loan seller’s obligations under the applicable section of the related MLPA;

(ix)    to pay for any unpaid costs and expenses incurred by the issuing entity;

(x)     to pay itself and the applicable special servicer, as applicable, as additional servicing compensation, (A) interest and investment income earned in respect of amounts relating to the issuing entity held in its Collection Account and the Companion Distribution Account (but only to the extent of the net investment earnings during the applicable one month period ending on the related Distribution Date) and (B) certain penalty charges and default interest;

(xi)    to recoup any amounts deposited in its Collection Account in error;

(xii)   to the extent not reimbursed or paid pursuant to any of the above clauses, to reimburse or pay the applicable master servicer, the applicable special servicer, the operating advisor, the asset representations reviewer, the depositor or any of their respective directors, officers, members, managers, employees and agents, unpaid additional expenses of the issuing entity and certain other unreimbursed expenses incurred by such person pursuant to and to the extent reimbursable under the PSA and to satisfy any indemnification obligations of the issuing entity under the PSA;

(xiii)  to pay for the cost of the opinions of counsel or the cost of obtaining any extension to the time in which the issuing entity is permitted to hold REO Property;

(xiv)   to pay any applicable federal, state or local taxes imposed on any Trust REMIC, or any of their assets or transactions, together with all incidental costs and expenses, to the extent that none of the applicable master servicer, the applicable special servicer, the certificate administrator or the trustee is liable under the PSA;

(xv)   to pay the CREFC® Intellectual Property Royalty License Fee;

(xvi)   to reimburse the certificate administrator out of general collections on the Mortgage Loans and REO Properties for legal expenses incurred by and reimbursable to it by the issuing entity of any administrative or judicial proceedings related to an examination or audit by any governmental taxing authority;

(xvii)  to pay the related mortgage loan seller or any other person, with respect to each Mortgage Loan, if any, previously purchased or replaced by such person pursuant to the PSA, all amounts received thereon subsequent to the date of purchase or replacement relating to periods after the date of purchase or replacement;

(xviii) to remit to the certificate administrator for deposit in the Interest Reserve Account the amounts required to be deposited in the Interest Reserve Account pursuant to the PSA;

(xix)  in accordance with the terms of the PSA, to pay or reimburse the applicable person for any Uncovered Amount in respect of any other master servicer’s Collection Account, any such person’s right to payment or reimbursement for any such Uncovered Amount being limited to any general funds in the subject master servicer’s Collection Account that are not otherwise to be applied to make any of the payments or reimbursements contemplated to be made out of the subject master servicer’s Collection Account pursuant to any of clauses (i)-(xviii) above;

(xx)   to remit to the companion paying agent for deposit into the Companion Distribution Account the amounts required to be deposited pursuant to the PSA; and

(xxi)  to clear and terminate its Collection Account pursuant to a plan for termination and liquidation of the issuing entity.

As used in clause (xix) above, “Uncovered Amount” means, with respect to any master servicer’s Collection Account, any additional trust fund expense, Nonrecoverable Advance or other item that would be payable or reimbursable out of general funds (as opposed to a specific source of funds) in such Collection Account pursuant to the PSA, but which cannot be so paid or reimbursed because such general funds are insufficient to cover such payment or reimbursement; provided that any such additional trust fund expense, Nonrecoverable Advance or other item will be an Uncovered Amount only to the extent that such general funds are insufficient to cover the payment or reimbursement thereof.

No amounts payable or reimbursable to parties to the PSA out of general collections that do not specifically relate to a Serviced Whole Loan may be reimbursable from amounts that would otherwise be payable to the related Companion Loan.

Certain costs and expenses (such as a pro rata share of any related Servicing Advances) allocable to a Mortgage Loan that is part of a Serviced Whole Loan may be paid or reimbursed out of payments and other collections on the other Mortgage Loans, subject to the issuing entity’s right to reimbursement from future payments and other collections on the related Companion Loan or from general collections with respect to the securitization of the related Companion Loan. If the applicable master servicer makes, with respect to any related Serviced Whole Loan, any reimbursement or payment out of its Collection Account to cover the related Serviced Pari Passu Companion Loan’s share of any cost, expense, indemnity, Servicing Advance or interest on such Servicing Advance, or fee with respect to such Serviced Whole Loan, then such master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan or a Non-Serviced Mortgage Loan) or such special servicer (with respect to Specially Serviced Loans and REO Properties) must use efforts consistent with the Servicing Standard to collect such amount out of collections on such Serviced Pari Passu Companion Loan or, if and to the extent permitted under the related Intercreditor Agreement, from the holder of the related Serviced Pari Passu Companion Loan.

Each master servicer will also be entitled to make withdrawals, from time to time, from the applicable Collection Account of amounts necessary for the payments or reimbursements required to be paid to the parties to the applicable Non-Serviced PSA, pursuant to the applicable Intercreditor Agreement and the applicable Non-Serviced PSA. See “—Servicing of the Non-Serviced Mortgage Loans”.

If a P&I Advance is made with respect to any Mortgage Loan that is part of a Whole Loan, then that P&I Advance, together with interest on such P&I Advance, may only be reimbursed out of future payments and collections on that Mortgage Loan or, as and to the extent described under “—Advances” above, on other Mortgage Loans, but not out of payments or other collections on any related Companion Loan ; provided, that a P&I Advance with respect to the Newport Corporate Center Mortgage Loan is reimbursable from the proceeds of the related Whole Loan prior to any distribution to the promissory notes comprising such Whole Loan. Likewise, the Certificate Administrator/Trustee Fee, the Operating Advisor Fee and the Asset Representations Reviewer Fee that accrue with respect to any Mortgage Loan that is part of a Whole Loan and any other amounts payable to the operating advisor may only be paid out of payments and other collections on such Mortgage Loan and/or the Mortgage Pool generally, but not out of payments or other collections on any related Companion Loan.

Servicing and Other Compensation and Payment of Expenses

General

The parties to the PSA other than the depositor will be entitled to payment of certain fees as compensation for services performed under the PSA. Below is a summary of the fees payable to the parties to the PSA from amounts that the issuing entity is entitled to receive. In addition, CREFC® will be entitled to a license fee for use of its names and trademarks, including the CREFC® Investor Reporting Package. Certain additional fees and costs payable by the related borrowers are allocable to the parties to the PSA other than the depositor, but such amounts are not payable from amounts that the issuing entity is entitled to receive.

The amounts available for distribution on the certificates on any Distribution Date will generally be net of the following amounts:

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Fees
Master Servicing Fee / Master Servicers	With respect to the Mortgage Loans and any related Serviced Companion Loan, the product of the monthly portion of the related annual Servicing Fee Rate calculated on the Stated Principal Balance of such Mortgage Loan and Serviced Companion Loan.	Out of recoveries of interest with respect to the related Mortgage Loan (and any related Serviced Companion Loan) or if unpaid after final recovery on the related Mortgage Loan, out of general collections on deposit in the Collection Accounts with respect to the other Mortgage Loans.	Monthly

Special Servicing Fee / Special Servicers	With respect to each Serviced Mortgage Loan and the related Serviced Companion Loan that are Specially Serviced Loans (including REO Properties), the product of the monthly portion of the related annual Special Servicing Fee Rate calculated on the Stated Principal Balance of such Specially Serviced Loan.	First, from liquidation proceeds, insurance and condemnation proceeds, and collections in respect of the related Mortgage Loan (and any related Serviced Companion Loan), and then from general collections on deposit in the Collection Accounts with respect to the other Mortgage Loans.	Monthly

Workout Fee / Special Servicers(2)	With respect to each Serviced Mortgage Loan and the related Serviced Companion Loan that are Corrected Loans, the Workout Fee Rate multiplied by all payments of interest and principal received on such Mortgage Loan and the related Serviced Companion Loan for so long as they remain a Corrected Loan.	Out of each collection of interest, principal, and prepayment consideration received on the related Mortgage Loan (and each related Serviced Companion Loan) and then from general collections on deposit in the Collection Accounts with respect to the other Mortgage Loans.	Time to time

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Liquidation Fee / Special Servicers(2)	With respect to (i) each Serviced Mortgage Loan and the related Serviced Companion Loan that are Specially Serviced Loans for which the applicable special servicer obtains a full, partial or discounted payoff or any liquidation proceeds, insurance proceeds and condemnation proceeds, and (ii) in certain circumstances, each Mortgage Loan repurchased by a mortgage loan seller (or as to which a Loss of Value Payment is made), an amount calculated by application of a Liquidation Fee Rate to the related payment or proceeds (exclusive of default interest).	From any liquidation proceeds, insurance proceeds, condemnation proceeds and any other revenues received with respect to the related Mortgage Loan (and each related Serviced Companion Loan) and then from general collections on deposit in the Collection Accounts with respect to the other Mortgage Loans.	Time to time

Additional Servicing Compensation / Master Servicers and/or Special Servicers(3)	All modification fees, assumption application fees, defeasance fees, assumption, waiver, consent and earnout fees, late payment charges, default interest, review fees and other similar fees actually collected on the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan.	Related payments made by borrowers with respect to the related Mortgage Loans and any related Serviced Companion Loan.	Time to time

Certificate Administrator/Trustee Fee/Certificate Administrator/Trustee	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Certificate Administrator/Trustee Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Accounts or the Distribution Account.	Monthly

Operating Advisor Upfront Fee / Operating Advisor	A fee of $10,000 on the Closing Date.	Payable by the mortgage loan sellers.	At closing

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Operating Advisor Fee / Operating Advisor	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Operating Advisor Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan (but not any related Companion Loan).	First, out of recoveries of interest with respect to the related Mortgage Loan and then, if the related Mortgage Loan has been liquidated, out of general collections on deposit in the Collection Accounts with respect to the other Mortgage Loans.	Monthly

Operating Advisor Consulting Fee / Operating Advisor	$10,000 for each Major Decision made with respect to a Serviced Mortgage Loan (other than a Servicing Shift Mortgage Loan) (or, with respect to the period when the outstanding Certificate Balances of the Control Eligible Certificates have not been reduced to zero as a result of the allocation of Realized Losses to such certificates, such lesser amount as the related borrower agrees to pay and does pay with respect to such Mortgage Loan).	Payable by the related borrower when incurred during the period when the outstanding Certificate Balances of the Control Eligible Certificates have not been reduced to zero as a result of the allocation of Realized Losses to such certificates; and when incurred subsequent to such period, out of general collections on deposit in the Collection Accounts.	Time to time

Asset Representations Reviewer Fee / Asset Representations Reviewer	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Asset Representations Reviewer Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan (including each Non-Serviced Mortgage Loan, but excluding any Companion Loan).	Out of general collections on deposit in the Collection Accounts.	Monthly

Asset Representations Reviewer Upfront Fee / Asset Representations Reviewer	A fee of $5,000 on the Closing Date.	Payable by the mortgage loan sellers.	At closing

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Asset Representations Reviewer Asset Review Fee	For (a) each Delinquent Loan identified on Annex A-1 as not being secured by a residential cooperative property, the sum of: (i) $15,000 multiplied by the number of Subject Loans, plus (ii) $1,500 per Mortgaged Property relating to the Subject Loans in excess of one Mortgaged Property per Subject Loan, plus (iii) $2,000 per Mortgaged Property relating to a Subject Loan subject to a ground lease, plus (iv) $1,000 per Mortgaged Property relating to a Subject Loan subject to a franchise agreement, hotel management agreement or hotel license agreement, subject, in the case of each of clauses (i) through (iv), to adjustments on the basis of the year-end Consumer Price Index for All Urban Consumers, or other similar index if the Consumer Price Index for All Urban Consumers is no longer calculated for the year of the Closing Date and for the year of the occurrence of the Asset Review; and (b) each Delinquent Loan identified on Annex A-1 as being secured by a residential cooperative property, $10,000.	Payable by the related mortgage loan seller; provided, however, that if the related mortgage loan seller is insolvent or fails to pay such amount within 90 days of written invoice therefor by the asset representations reviewer, such fee will be paid by the trust out of general collections on deposit in the Collection Accounts.	In connection with each Asset Review with respect to a Delinquent Loan.

Servicing Advances / Master Servicers, Special Servicers or Trustee	To the extent of funds available, the amount of any Servicing Advances.	First, from funds collected with respect to the related Mortgage Loan (and any related Serviced Companion Loan), and then with respect to any Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount, out of general collections with respect to Mortgage Loans on deposit in the Collection Accounts, subject to certain limitations.	Time to time

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Interest on Servicing Advances / Master Servicers, Special Servicers or Trustee	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.	First, out of late payment charges and default interest on the related Mortgage Loan (and any related Serviced Companion Loan), and then, after or at the same time such Servicing Advance is reimbursed, out of any other amounts then on deposit in the Collection Accounts, subject to certain limitations.	Time to time

P&I Advances / Master Servicers and Trustee	To the extent of funds available, the amount of any P&I Advances.	First, from funds collected with respect to the related Mortgage Loan and then, with respect to a Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount, out of general collections on deposit in the Collection Accounts.	Time to time

Interest on P&I Advances / Master Servicers and Trustee	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.	First, out of default interest and late payment charges on the related Mortgage Loan and then, after or at the same time such P&I Advance is reimbursed, out of general collections then on deposit in the Collection Accounts with respect to the other Mortgage Loans.	Monthly

Indemnification Expenses /
Trustee, Certificate Administrator, Depositor, Master Servicers, Special Servicers, Operating Advisor or Asset Representations Reviewer and any director, officer, employee or agent of any of the foregoing parties	Amount to which such party is entitled for indemnification under the PSA.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Accounts or the Distribution Account (and, under certain circumstances, from collections on any Serviced Companion Loan)	Time to time

CREFC® Intellectual Property Royalty License Fee / CREFC®	With respect to each Distribution Date, an amount equal to the product of the CREFC® Intellectual Property Royalty License Fee Rate multiplied by the outstanding principal amount of each Mortgage Loan.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Accounts.	Monthly

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Expenses of the issuing entity not advanced (which may include reimbursable expenses incurred by the operating advisor or asset representations reviewer, expenses relating to environmental remediation or appraisals, expenses of operating REO Property and expenses incurred by any independent contractor hired to operate REO Property)	Based on third party charges.	First from collections on the related Mortgage Loan (income on the related REO Property), if applicable, and then from general collections with respect to Mortgage Loans in the Collection Accounts (and custodial account with respect to a Serviced Companion Loan, if applicable), subject to certain limitations.	Time to time

(1)	With respect to any Mortgage Loan and any related Serviced Companion Loan (or any Specially Serviced Loan) in respect of which an REO Property was acquired, all references to Mortgage Loan, Companion Loan, Specially Serviced Loan in this table will be deemed to also be references to or to also include any REO Loans.

With respect to each Non-Serviced Mortgage Loan, the related master servicer, special servicer, certificate administrator, trustee, operating advisor, if any, and/or asset representations reviewer, if any, under the related Non-Serviced PSA will be entitled to receive similar fees and reimbursements with respect to that Non-Serviced Mortgage Loan in amounts, from sources and at frequencies that are similar, but not necessarily identical, to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to each Non-Serviced Whole Loan), such amounts may be reimbursable from general collections on the other Mortgage Loans to the extent not recoverable from the related Non-Serviced Whole Loan.

In connection with the servicing and administration of any Serviced Whole Loan pursuant to the terms of the PSA and the related Intercreditor Agreement, the applicable master servicer and applicable special servicer will be entitled to servicing compensation, without duplication, with respect to any related Serviced Companion Loan as well as the related Mortgage Loan to the extent consistent with the PSA and not prohibited by the related Intercreditor Agreement.

(2)	Subject to certain offsets as described below. Circumstances as to when a Liquidation Fee is not payable are set forth in this “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” section.

(3)	Allocable between the applicable master servicer and the applicable special servicer as provided in the PSA.

Master Servicing Compensation

The fee of each master servicer including the fee of any primary or other sub-servicer (the “Servicing Fee”) will be payable monthly from amounts allocable in respect of interest received in respect of each Mortgage Loan, Serviced Companion Loan (to the extent not prohibited under the related Intercreditor Agreement) and REO Loan (other than the portion of any REO Loan related to any Non-Serviced Companion Loan) (including Specially Serviced Loans and any Non-Serviced Mortgage Loan constituting a “specially serviced loan” under any related Non-Serviced PSA) and will accrue at a rate (the “Servicing Fee Rate”) on the

Stated Principal Balance of such Mortgage Loan, Serviced Companion Loan or REO Loan, equal to (i) with respect to any such Mortgage Loan (and any successor REO Loan), 0.00250% per annum (or, with respect to National Cooperative Bank, N.A. Mortgage Loans, 0.08000% per annum) plus any “Primary Servicing Fee Rate” and any “Pari Passu Loan Primary Servicing Fee Rate” set forth next to the related Mortgaged Property on Annex A-1 and (ii) with respect to any Serviced Companion Loan (or successor REO Loan), 0.00250% per annum (or, with respect to the Subordinate Companion Loan related to the Newport Corporate Center Whole Loan, 0.01500% per annum); provided, that with respect to each Servicing Shift Mortgage Loan, on and after the related Servicing Shift Securitization Date, the primary servicing fee rate comprising a part of the related “Servicing Fee Rate” will be paid to the related Non-Serviced Master Servicer. The Servicing Fee payable to the master servicer with respect to any related Serviced Companion Loan will be payable, subject to the terms of the related Intercreditor Agreement, from amounts payable in respect of the related Companion Loan.

In addition to the Servicing Fee, each master servicer will be entitled to retain, as additional servicing compensation (other than with respect to a Non-Serviced Mortgage Loan), the following amounts to the extent collected from the related borrower relating to a Mortgage Loan and any related Serviced Companion Loan for which it acts as master servicer:

●	100% of Excess Modification Fees related to any modifications, waivers, extensions or amendments of any such Mortgage Loans (other than a Non-Serviced Mortgage Loan) that are not Specially Serviced Loans (including any related Serviced Companion Loan to the extent not prohibited by the related Intercreditor Agreement) that are Master Servicer Decisions; and for any matter for a Mortgage Loan (including any related Companion Loan) that is not a Specially Serviced Loan which matter involves a Major Decision or a Special Servicer Decision, then such master servicer will be entitled to 50% of such Excess Modification Fees;

●	100% of all assumption application fees and other similar items received on any such Mortgage Loans that are not Specially Serviced Loans (including any related Serviced Companion Loan to the extent not prohibited by the related Intercreditor Agreement) to the extent such applicable master servicer is processing the underlying transaction and 100% of all defeasance fees (provided that for the avoidance of doubt, any such defeasance fee will not include any modification fees or waiver fees in connection with a defeasance that the applicable special servicer is entitled to under the PSA);

●	100% of assumption, waiver, consent and earnout fees and other similar fees (other than assumption application fees and defeasance fees) pursuant to the PSA on any such Mortgage Loans that are not Specially Serviced Loans (including any related Serviced Companion Loan to the extent not prohibited by the related Intercreditor Agreement) relating to Master Servicer Decisions; and for any matter for a Mortgage Loan (including any related Companion Loan) that is not a Specially Serviced Loan which matter involves a Major Decision or a Special Servicer Decision, then such master servicer will be entitled to 50% of such assumption, waiver, consent and earnout fees and other similar fees;

●	with respect to accounts held by such applicable master servicer, 100% of charges by such master servicer collected for checks returned for insufficient funds;

●	100% of charges for beneficiary statements and demand charges actually paid by the related borrowers under such Mortgage Loans (and any related Serviced Companion Loan) that are Non-Specially Serviced Loans;

●	the excess, if any, of Prepayment Interest Excesses over Prepayment Interest Shortfalls arising from any principal prepayments on such Mortgage Loans and any related Serviced Pari Passu Companion Loan; and

●	late payment charges and default interest paid by such borrowers (that were accrued while the related Serviced Mortgage Loans or any related Serviced Companion Loan (to the extent not prohibited by the related Intercreditor Agreement) were not Specially Serviced Loans), but only to the extent such late payment charges and default interest are not needed to pay interest on Advances or certain additional trust fund expenses (excluding Special Servicing Fees, Liquidation Fees and Workout Fees) incurred with respect to the related Mortgage Loan or, if provided under the related Intercreditor Agreement, any related Serviced Companion Loan since the Closing Date.

Notwithstanding anything to the contrary, the applicable master servicer and the applicable special servicer will each be entitled to charge and retain reasonable review fees in connection with any borrower request to the extent such fees are not prohibited under the related Mortgage Loan documents and are actually paid by or on behalf of the related borrower.

Notwithstanding anything to the contrary, if either the applicable master servicer or the applicable special servicer has partially waived any penalty charge (part of which accrued when the related Mortgage Loan was not a Specially Serviced Loan and part of which accrued when the related Mortgage Loan was a Specially Serviced Loan), any collections in respect of such penalty charge will be shared pro rata by the applicable master servicer and the applicable special servicer based on the respective portions of such penalty charge to which each would otherwise have been entitled.

With respect to any of the preceding fees (other than penalty charges) as to which both the applicable master servicer and the applicable special servicer are entitled to receive a portion thereof (other than a split fee with respect to penalty charges), the applicable master servicer and the applicable special servicer will each have the right in their sole discretion, but not any obligation, to reduce or elect not to charge its respective portion of such fee; provided that (A) neither the applicable master servicer nor the applicable special servicer will have the right to reduce or elect not to charge the portion of any such fee due to the other and (B) to the extent either the applicable master servicer or the applicable special servicer exercises its right to reduce or elect not to charge its respective portion in any such fee, the party that reduced or elected not to charge its respective portion of such fee will not have any right to share in any part of the other party’s portion of such fee. If the applicable master servicer decides not to charge any fee (other than penalty charges), the applicable special servicer will nevertheless be entitled to charge its portion of the related fee to which the applicable special servicer would have been entitled if the applicable master servicer had charged a fee, and the applicable master servicer will not be entitled to any of such fee charged by the applicable special servicer. Similarly, if the applicable special servicer decides not to charge any fee (other than penalty charges), the applicable master servicer will nevertheless be entitled to charge its portion of the related fee to which the applicable master servicer would have been entitled if the applicable special servicer had charged a fee, and the applicable special servicer will not be entitled to any portion of such fee charged by the applicable master servicer.

In addition, each master servicer also is authorized but not required to invest or direct the investment of funds held in the related Collection Account and Companion Distribution Account in Permitted Investments, and such master servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the PSA. Each master servicer also is entitled to retain any interest earned on any servicing escrow account maintained by such master servicer, to the extent the interest is not required to be paid to the related borrowers.

See “—Modifications, Waivers and Amendments”.

“Excess Modification Fees” means, with respect to any Serviced Mortgage Loan or Serviced Whole Loan, the sum of (A) the excess, if any, of (i) any and all Modification Fees with respect to a modification, waiver, extension or amendment of any of the terms of such Mortgage Loan or Serviced Whole Loan, over (ii) all unpaid or unreimbursed additional expenses (including, without limitation, reimbursement of Advances and interest on Advances to the extent not otherwise paid or reimbursed by the borrower but excluding Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding or previously incurred on behalf of the issuing entity with respect to the related Mortgage Loan or Serviced Whole Loan, and reimbursed from such Modification Fees and (B) expenses previously paid or reimbursed from Modification Fees as described in the preceding clause (A), which expenses have been recovered from the related borrower or otherwise.

“Modification Fees” means, with respect to any Serviced Mortgage Loan or Serviced Whole Loan, any and all fees with respect to a modification, extension, waiver or amendment that modifies, extends, amends or waives any term of such Mortgage Loan documents and/or related Serviced Companion Loan documents (as evidenced by a signed writing) agreed to by the applicable master servicer or the applicable special servicer, as applicable (other than all assumption fees, assumption application fees, consent fees, defeasance fees, Special Servicing Fees, Liquidation Fees or Workout Fees).

With respect to each master servicer and each special servicer, the Excess Modification Fees collected and earned by such person from the related borrower (taken in the aggregate with any other Excess Modification Fees collected and earned by such person from the related borrower within the prior 12 months of the collection of the current Excess Modification Fees) will be subject to a cap of 1.0% of the outstanding principal balance of the related Mortgage Loan or Serviced Whole Loan on the closing date of the related modification, extension, waiver or amendment (after giving effect to such modification, extension, waiver or amendment) with respect to any Mortgage Loan or Serviced Whole Loan.

The Servicing Fee is calculated on the Stated Principal Balance of each Mortgage Loan (including each Non-Serviced Mortgage Loan and any successor REO Loan) and any related Serviced Companion Loan in the same manner as interest is calculated on such Mortgage Loans and Serviced Companion Loan. The Servicing Fee for each Mortgage Loan and any successor REO Loan is included in the Administrative Cost Rate listed for that Mortgage Loan on Annex A-1. Any Servicing Fee Rate calculated on an Actual/360 Basis will be recomputed on the basis of twelve 30-day months, assuming a 360-day year (“30/360 Basis”) for purposes of calculating the Net Mortgage Rate.

Pursuant to the terms of the PSA, Wells Fargo Bank and National Cooperative Bank, N.A. will each be entitled to retain a portion of the Servicing Fee with respect to each Mortgage Loan and any successor REO Loan (other than a Non-Serviced Mortgage Loan) for which it acts as a master servicer and, to the extent provided for in the related Intercreditor

Agreement, each related Serviced Companion Loan, notwithstanding any termination or resignation of such party as master servicer; provided that Wells Fargo Bank and National Cooperative Bank, N.A. may not retain any portion of the Servicing Fee to the extent that portion of the Servicing Fee is required to appoint a successor master servicer. In addition, Wells Fargo Bank and National Cooperative Bank, N.A. will have the right to assign and transfer its rights to receive that retained portion of its Servicing Fee to another party.

Each master servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the PSA. A master servicer will not be entitled to reimbursement for any expenses incurred by it except as expressly provided in the PSA. Each master servicer will be responsible for all fees payable to any sub-servicers. See “Description of the Certificates—Distributions—Method, Timing and Amount”.

With respect to a Non-Serviced Mortgage Loan, the related Non-Serviced Master Servicer (or primary servicer) will be entitled to a primary servicing fee accruing at the rate set forth in the chart entitled “Non-Serviced Mortgage Loans” in the “Summary of Terms—Offered Certificates”, which fee is included as part of the Servicing Fee Rate for purposes of the information presented in this prospectus.

Special Servicing Compensation

The principal compensation to be paid to each special servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

The “Special Servicing Fee” will accrue with respect to each Specially Serviced Loan and each REO Loan (other than a Non-Serviced Mortgage Loan) on a loan-by-loan basis at a rate equal to (a) with respect to Rialto Capital Advisors, LLC, the greater of 0.25% and the per annum rate that would result in a special servicing fee for the related month of (i) $3,500 or (ii) with respect to any Mortgage Loan with respect to which the Risk Retention Consultation Party is entitled to consult with such special servicer, for so long as the related Mortgage Loan is a Specially Serviced Loan during the occurrence and continuance of a Consultation Termination Event, $5,000, (b) with respect to National Cooperative Bank, N.A., the greater of 0.25% and the per annum rate that would result in a special servicing fee of $1,000 for the related month and (c) with respect to Situs Holdings, LLC, the greater of 0.25% and the per annum rate that would result in a special servicing fee for the related month of (i) $3,500 or (ii) with respect to any Mortgage Loan with respect to which the Risk Retention Consultation Party is entitled to consult with such special servicer, for so long as the related Mortgage Loan is a Specially Serviced Loan during the occurrence and continuance of a Consultation Termination Event, $5,000 (the “Special Servicing Fee Rate”), calculated on the basis of the Stated Principal Balance of the related Mortgage Loan (including any REO Loan) and Companion Loan, as applicable, and in the same manner as interest is calculated on the Specially Serviced Loans, and will be payable monthly, first from Liquidation Proceeds, Insurance and Condemnation Proceeds, and collections in respect of the related REO Property or Specially Serviced Loan and then from general collections on all the Mortgage Loans and any REO Properties. Each Non-Serviced Whole Loan will be subject to a similar special servicing fee pursuant to the related Non-Serviced PSA. For further detail, see “Description of the Mortgage Pool—The Whole Loans”.

The “Workout Fee” will generally be payable with respect to each Corrected Loan and will be calculated by application of a “Workout Fee Rate” of 1.00% to each collection (other than penalty charges and Excess Interest) of interest and principal (other than any amount for which a Liquidation Fee would be paid) (including scheduled payments, prepayments, balloon payments and payments at maturity or anticipated repayment date) received on the Corrected Loan for so long as it remains a Corrected Loan; provided, however, that after receipt by the applicable special servicer of Workout Fees with respect to such Corrected Loan in an amount equal to $25,000, any Workout Fees in excess of such amount will be reduced by the Excess Modification Fee Amount received by such special servicer; provided, further, however, that in the event the Workout Fee collected over the course of such workout calculated at the Workout Fee Rate is less than $25,000, then such special servicer will be entitled to an amount from the final payment on the related Corrected Loan (including any related Serviced Companion Loan) that would result in the total Workout Fees payable to such special servicer in respect of that Corrected Loan (including any related Serviced Companion Loan) equal to $25,000. The “Excess Modification Fee Amount” with respect to any master servicer or special servicer, any Corrected Loan and any particular modification, waiver, extension or amendment with respect to such Corrected Loan that gives rise to the payment of a Workout Fee, is an amount equal to the aggregate of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related Mortgage Loan (including the related Serviced Companion Loan, if applicable, unless prohibited under the related Intercreditor Agreement) and received and retained by the applicable master servicer or special servicer, as applicable, as compensation within the prior 12 months of such modification, waiver, extension or amendment, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee. The Non-Serviced Whole Loan will be subject to a similar workout fee pursuant to the related Non-Serviced PSA. For further details, see “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

The Workout Fee with respect to any Corrected Loan will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan but will become payable again if and when the Mortgage Loan (including a Serviced Companion Loan) again becomes a Corrected Loan. The Workout Fee with respect to any Specially Serviced Loan that becomes a Corrected Loan will be reduced by any Excess Modification Fees paid by or on behalf of the related borrower with respect to a related Mortgage Loan or REO Loan and received by the applicable special servicer as compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

If any special servicer is terminated (other than for cause) or resigns, it will retain the right to receive any and all Workout Fees payable with respect to a Mortgage Loan or Serviced Companion Loan that became a Corrected Loan during the period that it acted as special servicer and remained a Corrected Loan at the time of that termination or resignation, except that such Workout Fees will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan. The successor special servicer will not be entitled to any portion of those Workout Fees. If any special servicer resigns or is terminated (other than for cause), it will receive any Workout Fees payable on Specially Serviced Loans for which the resigning or terminated special servicer had determined to grant a forbearance or cured the event of default through a modification, restructuring or workout negotiated by such special servicer and evidenced by a signed writing, but which had not as of the time such special servicer resigned or was terminated become a Corrected Loan solely because the borrower had not made 3 consecutive timely Periodic Payments and which subsequently becomes a Corrected Loan as a result of the borrower making such 3 consecutive timely Periodic Payments.

A “Liquidation Fee” will be payable to the applicable special servicer with respect to (a) each Specially Serviced Loan or REO Property (except with respect to any Non-Serviced

Mortgage Loan) as to which such special servicer receives (i) a full, partial or discounted payoff from the related borrower or (ii) any Liquidation Proceeds or Insurance and Condemnation Proceeds (including with respect to the related Companion Loan, if applicable) or (b) any Loss of Value Payment or Purchase Price paid by a Mortgage Loan Seller (except if such Mortgage Loan Seller makes such Loss of Value Payment in connection with a breach or document defect within the 90-day initial cure period or, if applicable, within the subsequent 90-day extended cure period). The Liquidation Fee for each Specially Serviced Loan (and each related Serviced Companion Loan) and REO Property will be payable from, and will be calculated by application of a “Liquidation Fee Rate” of 1.0% to the related payment or proceeds (or, if such rate would result in an aggregate liquidation fee less than $25,000, then the Liquidation Fee Rate will be equal to the lesser of (i) 3.0% and (ii) such lower rate as would result in an aggregate liquidation fee equal to $25,000); provided that the Liquidation Fee with respect to any Specially Serviced Loan will be reduced by the amount of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related Mortgage Loan (including a Serviced Companion Loan) or REO Property and received by the applicable special servicer as compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based upon, or out of, Liquidation Proceeds or a Loss of Value Payment received in connection with:

(i)    (A) the repurchase of, or substitution for, any Mortgage Loan or Serviced Companion Loan by a mortgage loan seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation within the time period (or extension of such time period, if applicable) provided for such repurchase or substitution if such repurchase or substitution occurs prior to the termination of such extended period, or (B) the payment of a Loss of Value Payment in connection with any such breach or document defect if the applicable mortgage loan seller makes such Loss of Value Payment within the 90 day initial cure period or, if applicable, within the subsequent 90 day extended cure period,

(ii)    the purchase of (A) any Specially Serviced Loan that is part of a Serviced A/B Whole Loan or related REO Property by the holder of the related Subordinate Companion Loan or (b) of any Specially Serviced Loan or an REO Property that is subject to mezzanine indebtedness by the holder of the related mezzanine loan, in each case, within 90 days of such holder’s purchase option first becoming exercisable during the period prior to such Mortgage Loan becoming a Corrected Loan,

(iii)   the purchase of all of the Mortgage Loans and REO Properties in connection with any termination of the issuing entity,

(iv)   with respect to a Serviced Companion Loan, (A) a repurchase of such Serviced Companion Loan by the related mortgage loan seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation under the pooling and servicing agreement for the securitization trust that owns such Serviced Pari Passu Companion Loan within the time period (or extension of such time period) provided for such repurchase if such repurchase occurs prior to the termination of such extended period provided in such pooling and servicing agreement or (B) a purchase of such Serviced Companion Loan (if any) by an applicable party to a pooling and servicing agreement pursuant to a clean-up call or similar liquidation of another securitization entity,

(v)    the purchase of any Specially Serviced Loan by the applicable special servicer or its affiliate (except if such affiliate purchaser is the Directing Certificateholder or its affiliate; provided, however, that if no Control Termination Event has occurred and is continuing, and such affiliated Directing Certificateholder or its affiliate purchases any Specially Serviced Loan within 90 days after the applicable special servicer delivers to the Directing Certificateholder for approval the initial asset status report with respect to such Specially Serviced Loan, such special servicer will not be entitled to a liquidation fee in connection with such purchase by the Directing Certificateholder or its affiliates), or

(vi)   if a Mortgage Loan or the Serviced Whole Loan becomes a Specially Serviced Loan only because of an event described in clause (1) of the definition of “Specially Serviced Loan” under “Pooling and Servicing Agreement—Special Servicing Transfer Event” and the related Liquidation Proceeds are received within 90 days following the related maturity date as a result of the related Mortgage Loan or the Serviced Whole Loan being refinanced or otherwise repaid in full.

Notwithstanding the foregoing, in the event that a liquidation fee is not payable due to the application of any of clauses (i) through (vi) above, the applicable special servicer may still collect and retain a liquidation fee and similar fees from the related borrower to the extent provided for in, or not prohibited by, the related Mortgage Loan documents. Each Non-Serviced Whole Loan will be subject to a similar liquidation fee pursuant to the related Non-Serviced PSA. For further detail, see “Description of the Mortgage Pool—The Whole Loans”.

Each special servicer will also be entitled to additional servicing compensation to each Mortgage Loan and Serviced Companion Loan for which it acts as special servicer in the form of:

(i)    100% of Excess Modification Fees related to modifications, waivers, extensions or amendments of any Specially Serviced Loans,

(ii)   100% of assumption application fees and other similar items received with respect to Specially Serviced Loans and 100% of assumption application fees and other similar items received with respect to Serviced Mortgage Loans and Serviced Companion Loans that are not Specially Serviced Loans to the extent the applicable special servicer is processing the underlying transaction,

(iii)  100% of waiver, consent and earnout fees on any Specially Serviced Loan or certain other similar fees paid by the related borrower,

(iv)  100% of assumption fees and other related fees as further described in the PSA, received with respect to Specially Serviced Loans, and

(v)    50% of all Excess Modification Fees and assumption, waiver, consent and earnout fees and other similar fees (other than assumption application fees and defeasance fees) received with respect to any Serviced Mortgage Loans or Serviced Companion Loan(s) that are not Specially Serviced Loans to the extent that the matter involves a Major Decision or a Special Servicer Decision.

Each special servicer will also be entitled to penalty charges paid by the borrowers and accrued while the related Mortgage Loans (including the related Companion Loan, if applicable, and to the extent not prohibited by the related Intercreditor Agreement) were Specially Serviced Loans and that are not needed to pay interest on Advances or certain additional trust fund expenses with respect to the related Mortgage Loan (including the related Companion Loan, if applicable, to the extent not prohibited by the related Intercreditor Agreement) since the Closing Date. Each special servicer also is authorized but not required to invest or direct the investment of funds held in the REO Accounts and any Loss of Value Payment reserve account in Permitted Investments, and each special servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the PSA.

Notwithstanding anything to the contrary, if either the applicable master servicer or the applicable special servicer has partially waived any penalty charge (part of which accrued when the related Mortgage Loan was a Specially Serviced Loan and part of which accrued when the related Mortgage Loan was not a Specially Serviced Loan), any collections in respect of such penalty charge will be shared pro rata by the applicable master servicer and the applicable special servicer based on the respective portions of such penalty charge to which each would otherwise have been entitled.

With respect to any of the preceding fees (other than penalty charges) as to which both the applicable master servicer and the applicable special servicer are entitled to receive a portion thereof (other than a split fee with respect to penalty charges), the applicable master servicer and the applicable special servicer will each have the right in their sole discretion, but not any obligation, to reduce or elect not to charge its respective portion of such fee; provided that (A) neither the applicable master servicer nor the applicable special servicer will have the right to reduce or elect not to charge the portion of any such fee due to the other and (B) to the extent either the applicable master servicer or the applicable special servicer exercises its right to reduce or elect not to charge its respective portion in any such fee, the party that reduced or elected not to charge its respective portion of such fee will not have any right to share in any part of the other party’s portion of such fee. If the applicable master servicer decides not to charge any fee (other than penalty charges), the applicable special servicer will nevertheless be entitled to charge its portion of the related fee to which the applicable special servicer would have been entitled if the applicable master servicer had charged a fee, and the applicable master servicer will not be entitled to any of such fee charged by the applicable special servicer. Similarly, if the applicable special servicer decides not to charge any fee (other than penalty charges), the applicable master servicer will nevertheless be entitled to charge its portion of the related fee to which the applicable master servicer would have been entitled if the applicable special servicer had charged a fee, and the applicable special servicer will not be entitled to any portion of such fee charged by the applicable master servicer.

Each Non-Serviced Mortgage Loan is serviced under the related Non-Serviced PSA (including on those occasions under such Non-Serviced PSA when the servicing of such Non-Serviced Mortgage Loan has been transferred from the related Non-Serviced Master Servicer to the related Non-Serviced Special Servicer). Accordingly, in its capacity as the special servicer under the PSA, none of the special servicers will be entitled to receive any special servicing compensation for any Non-Serviced Mortgage Loan. Only the related Non-Serviced Special Servicer will be entitled to special servicing compensation on any such Non-Serviced Mortgage Loan and only the related Non-Serviced Special Servicer will be entitled to special servicing compensation on any related Non-Serviced Whole Loan.

Disclosable Special Servicer Fees

The PSA will provide that each special servicer and its affiliates will be prohibited from receiving or retaining any Disclosable Special Servicer Fees in connection with the disposition, workout or foreclosure of any Mortgage Loan and Serviced Companion Loan, the

management or disposition of any REO Property, or the performance of any other special servicing duties under the PSA. The PSA will also provide that, with respect to each Distribution Date, each special servicer must deliver or cause to be delivered to the applicable master servicer within two business days following the Determination Date, and such master servicer must deliver, to the extent it has received, to the certificate administrator, without charge and on the P&I Advance Date, an electronic report which discloses and contains an itemized listing of any Disclosable Special Servicer Fees received by such special servicer or any of its affiliates with respect to such Distribution Date, provided that no such report will be due in any month during which no Disclosable Special Servicer Fees were received.

“Disclosable Special Servicer Fees” means, with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) and related Serviced Companion Loan (including any related REO Property), any compensation and other remuneration (including, without limitation, in the form of commissions, brokerage fees, rebates, or as a result of any other fee-sharing arrangement) received or retained by a special servicer or any of its affiliates that is paid by any person (including, without limitation, the issuing entity, any mortgagor, any manager, any guarantor or indemnitor in respect of such Mortgage Loan or Serviced Companion Loan and any purchaser of such Mortgage Loan or Serviced Companion Loan or REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan or related Serviced Companion Loan, the management or disposition of any REO Property, and the performance by such special servicer or any such affiliate of any other special servicing duties under the PSA, other than (1) any Permitted Special Servicer/Affiliate Fees and (2) any compensation to which such special servicer is entitled pursuant to the PSA or any Non-Serviced PSA.

“Permitted Special Servicer/Affiliate Fees” means any commercially reasonable treasury management fees, banking fees, title agency fees and insurance commissions or fees received or retained by any special servicer or any of its affiliates in connection with any services performed by such party with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) and Serviced Companion Loan (including any related REO Property) in accordance with the PSA.

Each special servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the PSA. A special servicer will not be entitled to reimbursement for any expenses incurred by it except as expressly provided in the PSA. See “Description of the Certificates—Distributions—Method, Timing and Amount”.

Certificate Administrator and Trustee Compensation

As compensation for the performance of its routine duties, the trustee and the certificate administrator will be paid a fee (collectively, the “Certificate Administrator/Trustee Fee”); provided that the Certificate Administrator/Trustee Fee includes the trustee fee, and the certificate administrator will pay the trustee fee to the trustee. The Certificate Administrator/Trustee Fee will be payable monthly from amounts received in respect of the Mortgage Loans and will be equal to the product of a rate equal to 0.00693% per annum (the “Certificate Administrator/Trustee Fee Rate”) and the Stated Principal Balance of the Mortgage Loans and any REO Loans and will be calculated in the same manner as interest is calculated on such Mortgage Loans or REO Loans.

Operating Advisor Compensation

The operating advisor will be paid a fee of $10,000 (the “Operating Advisor Upfront Fee”) on the Closing Date. An additional fee of the operating advisor (the “Operating Advisor Fee”) will be payable monthly from amounts received in respect of each Mortgage Loan (excluding any related Companion Loan) and REO Loan, and will be equal to the product of a rate equal to 0.00120% per annum (the “Operating Advisor Fee Rate”) and the Stated Principal Balance of the Mortgage Loans and any REO Loans and will be calculated in the same manner as interest is calculated on such Mortgage Loans and REO Loans.

An “Operating Advisor Consulting Fee” will be payable to the operating advisor with respect to each Major Decision on which the operating advisor has consultation obligations and performed its duties with respect to that Major Decision. The Operating Advisor Consulting Fee will be a fee for each such Major Decision equal to $10,000 (or such lesser amount as the related borrower agrees to pay and which is in fact paid) with respect to any Serviced Mortgage Loan (other than any Servicing Shift Mortgage Loan); provided that the operating advisor may in its sole discretion reduce the Operating Advisor Consulting Fee with respect to any Major Decision; provided, further, however, that to the extent such fee is incurred after the outstanding Certificate Balances of the Control Eligible Certificates and the corresponding portion of the RR Interest have been reduced to zero as a result of the allocation of Realized Losses to such certificates, such fee will be payable in full to the operating advisor as a trust fund expense.

Each of the Operating Advisor Fee and the Operating Advisor Consulting Fee will be payable from funds on deposit in the Collection Accounts out of amounts otherwise available to make distributions on the certificates as described above in “—Withdrawals from the Collection Accounts”, but with respect to the Operating Advisor Consulting Fee, only as and to the extent that such fee is actually received from the related borrower (other than as described above). If the operating advisor has consultation rights with respect to a Major Decision, the PSA will require the applicable master servicer or special servicer, as applicable, to use commercially reasonable efforts consistent with the Servicing Standard to collect the applicable Operating Advisor Consulting Fee from the related borrower in connection with such Major Decision, only to the extent not prohibited by the related Mortgage Loan documents, and in no event will it take any enforcement action with respect to the collection of such Operating Advisor Consulting Fee other than requests for collection. The applicable master servicer or special servicer, as applicable, will each be permitted to waive or reduce the amount of any such Operating Advisor Consulting Fee payable by the related borrower if it determines that such full or partial waiver is in accordance with the Servicing Standard; provided that such master servicer or special servicer, as applicable, will be required to consult, on a non-binding basis, with the operating advisor prior to any such waiver or reduction.

In addition to the Operating Advisor Fee and the Operating Advisor Consulting Fee, the operating advisor will be entitled to reimbursement of Operating Advisor Expenses in accordance with the terms of the PSA. “Operating Advisor Expenses” for each Distribution Date will equal any unreimbursed indemnification amounts or additional trust fund expenses payable to the operating advisor pursuant to the PSA (other than the Operating Advisor Fee and the Operating Advisor Consulting Fee).

Asset Representations Reviewer Compensation

The asset representations reviewer will be paid a fee of $5,000 (the “Asset Representations Reviewer Upfront Fee”) on the Closing Date. As compensation for the performance of its routine duties, the asset representations reviewer will be paid a fee (the

“Asset Representations Reviewer Fee”). The Asset Representations Reviewer Fee will be payable monthly from amounts received in respect of each Mortgage Loan (including each Non-Serviced Mortgage Loan, but excluding any Companion Loan) and REO Loan, will be equal to the product of a rate equal to 0.00025% per annum (the “Asset Representations Reviewer Fee Rate”) and the Stated Principal Balance of the Mortgage Loans and any REO Loans and will be calculated in the same manner as interest is calculated on such Mortgage Loans. In connection with each Asset Review with respect to (a) each Delinquent Loan identified on Annex A-1 as not being secured by a residential cooperative property (a “Subject Loan”), the asset representations reviewer will be required to be paid a fee equal to the sum of (i) $15,000 multiplied by the number of Subject Loans, plus (ii) $1,500 per Mortgaged Property relating to the Subject Loans in excess of one Mortgaged Property per Subject Loan, plus (iii) $2,000 per Mortgaged Property relating to a Subject Loan subject to a ground lease, plus (iv) $1,000 per Mortgaged Property relating to a Subject Loan subject to a franchise agreement, hotel management agreement or hotel license agreement, subject, in the case of each of clauses (i) through (iv), to adjustments on the basis of the year-end “Consumer Price Index for All Urban Consumers” as published by the U.S. Department of Labor, or other similar index if the Consumer Price Index for All Urban Consumers is no longer calculated for the year of the Closing Date and for the year of the occurrence of the Asset Review, and (b) each Delinquent Loan identified on Annex A-1 as being secured by a residential cooperative property, the asset representations reviewer will be required to be paid a fee equal to $10,000 (any such fee, the “Asset Representations Reviewer Asset Review Fee”).

The Asset Representations Reviewer Fee will be payable from funds on deposit in the Collection Accounts out of amounts otherwise available to make distributions on the certificates as described above in “—Withdrawals from the Collection Accounts”. The Asset Representations Reviewer Asset Review Fee with respect to each Delinquent Loan will be required to be paid by the related mortgage loan seller; provided, however, that if the related mortgage loan seller is insolvent or fails to pay such amount within 90 days of written invoice therefor by the asset representations reviewer, such fee will be paid by the trust following delivery by the asset representations reviewer of evidence reasonably satisfactory to the applicable master servicer of such insolvency or failure to pay such amount (which evidence may be an officer’s certificate of the asset representations reviewer); provided, further, that notwithstanding any payment of such fee by the issuing entity to the asset representations reviewer, such fee will remain an obligation of the related mortgage loan seller and the Enforcing Servicer will be required to pursue remedies against such mortgage loan seller to recover any such amounts to the extent paid by the issuing entity. The Asset Representations Reviewer Asset Review Fee with respect to a Delinquent Loan is required to be included in the Purchase Price for any Mortgage Loan that was the subject of a completed Asset Review and that is repurchased by the related mortgage loan seller, and such portion of the Purchase Price received will be used to reimburse the trust for any such fees paid to the asset representations reviewer pursuant to the terms of the PSA.

CREFC® Intellectual Property Royalty License Fee

A CREFC® Intellectual Property Royalty License Fee will be paid to CREFC® on a monthly basis.

“CREFC® Intellectual Property Royalty License Fee” with respect to each Mortgage Loan and REO Loan (other than the portion of an REO Loan related to any Serviced Pari Passu Companion Loan) and for any Distribution Date is the amount accrued during the related Interest Accrual Period at the CREFC® Intellectual Property Royalty License Fee Rate on the

Stated Principal Balance of such Mortgage Loan and REO Loan as of the close of business on the Distribution Date in such Interest Accrual Period; provided that such amounts will be computed for the same period and on the same interest accrual basis respecting which any related interest payment due or deemed due on the related Mortgage Loan and REO Loan is computed and will be prorated for partial periods. The CREFC® Intellectual Property Royalty License Fee is a fee payable to CREFC® for a license to use the CREFC® Investor Reporting Package in connection with the servicing and administration, including delivery of periodic reports to the Certificateholders, of the issuing entity pursuant to the PSA. No CREFC® Intellectual Property Royalty License Fee will be paid on any Companion Loan.

“CREFC® Intellectual Property Royalty License Fee Rate” with respect to each Mortgage Loan is a rate equal to 0.00050% per annum.

Appraisal Reduction Amounts

After an Appraisal Reduction Event has occurred with respect to a Serviced Mortgage Loan or a Serviced Whole Loan, an Appraisal Reduction Amount and an Allocated Appraisal Reduction Amount are required to be calculated. An “Appraisal Reduction Event” will occur on the earliest of:

(1)      120 days after an uncured delinquency (without regard to the application of any grace period), other than any uncured delinquency in respect of a balloon payment, occurs in respect of the Mortgage Loan or a related Companion Loan, as applicable;

(2)      the date on which a reduction in the amount of Periodic Payments on the Mortgage Loan or Companion Loan, as applicable, or a change in any other material economic term of the Mortgage Loan or Companion Loan, as applicable (other than an extension of its maturity), becomes effective as a result of a modification of the related Mortgage Loan or Companion Loan, as applicable, by any special servicer;

(3)      30 days after the date on which a receiver has been appointed for the Mortgaged Property;

(4)      30 days after the date on which a borrower or the tenant at a single tenant property declares bankruptcy (and the bankruptcy petition is not otherwise dismissed within such time);

(5)      60 days after the date on which an involuntary petition of bankruptcy is filed with respect to the borrower if not dismissed within such time;

(6)      90 days after an uncured delinquency occurs in respect of a balloon payment with respect to such Mortgage Loan or Companion Loan, except where a refinancing is anticipated within 120 days after the maturity date of the Mortgage Loan and related Companion Loan in which case 120 days after such uncured delinquency; and

(7)      immediately after a Mortgage Loan or related Companion Loan becomes an REO Loan;

provided, however, that the 30-day period referenced in clauses (3) and (4) above will not apply if the related Mortgage Loan is a Specially Serviced Loan.

No Appraisal Reduction Event may occur at any time when the Certificate Balances of all classes of Subordinate Certificates have been reduced to zero.

The “Appraisal Reduction Amount” for any Distribution Date and for any Serviced Mortgage Loan or Serviced Whole Loan as to which any Appraisal Reduction Event has occurred, will be an amount, calculated by the applicable special servicer (prior to the occurrence and continuance of a Consultation Termination Event, in consultation with the Directing Certificateholder (except in the case of an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class) and, after the occurrence and during the continuance of a Control Termination Event, in consultation with the Directing Certificateholder (except with respect to any such Excluded Loan) and the operating advisor and, after the occurrence and during the continuance of a Consultation Termination Event, in consultation with the operating advisor), as of the first Determination Date that is at least 10 business days following the date the applicable special servicer receives an appraisal (together with information requested by the applicable special servicer from the applicable master servicer in accordance with the PSA that is in possession of the applicable master servicer and reasonably necessary to calculate the Appraisal Reduction Amount) or conducts a valuation described below, equal to the excess of:

(a)        the Stated Principal Balance of that Mortgage Loan or the Stated Principal Balance of the applicable Serviced Whole Loan, as the case may be, over

(b)        the excess of

1.    the sum of

a)	90% of the appraised value of the related Mortgaged Property as determined (A) by one or more MAI appraisals obtained by the applicable special servicer with respect to that Mortgage Loan (together with any other Mortgage Loan cross-collateralized with such Mortgage Loan) or Serviced Whole Loan with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which will be paid by the applicable master servicer as an Advance), or (B) by an internal valuation performed by the applicable special servicer (or at the applicable special servicer’s election, by one or more MAI appraisals obtained by such special servicer) with respect to any Mortgage Loan (together with any other Mortgage Loan cross-collateralized with such Mortgage Loan) or Serviced Whole Loan with an outstanding principal balance less than $2,000,000, minus with respect to any MAI appraisals such downward adjustments as such special servicer may make (without implying any obligation to do so) based upon its review of the appraisals and any other information it deems relevant; in the case of a residential cooperative property, such appraised value will be determined (i) except as provided in clause (ii) below, in the case of each Mortgaged Property, assuming such Mortgaged Property is operated as a residential cooperative with such value, in general, to equal the sum of (x) the gross share value of all cooperative units in such residential cooperative property (generally applying a discount for sponsor or investor held units that are rent regulated, rent stabilized or rent controlled units, and in certain instances, for market rate units as and if deemed appropriate by the appraiser), based in part on various comparable sales of cooperative apartment units in the market, plus (y) the amount of the underlying debt encumbering such residential cooperative property and (ii) if the applicable special servicer determines, in accordance with the Servicing Standard, that there is no reasonable expectation that the related Mortgaged Property will be operated as a residential cooperative following any work-out or liquidation of the related Mortgage Loan, assuming such Mortgaged Property is operated as a multifamily rental property; and

b)	all escrows, letters of credit and reserves in respect of that Mortgage Loan or Serviced Whole Loan as of the date of calculation; over

2.    the sum as of the Due Date occurring in the month of the date of determination of

a)	to the extent not previously advanced by the applicable master servicer or the trustee, all unpaid interest due on that Mortgage Loan or Serviced Whole Loan at a per annum rate equal to the Mortgage Rate,

b)	all P&I Advances on the related Mortgage Loan and all Servicing Advances on the related Mortgage Loan or Serviced Whole Loan not reimbursed from the proceeds of such Mortgage Loan or Serviced Whole Loan and interest on those Advances at the Reimbursement Rate in respect of that Mortgage Loan or Serviced Whole Loan, and

c)	all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents, unpaid Special Servicing Fees and all other amounts due and unpaid (including any capitalized interest whether or not then due and payable) with respect to such Mortgage Loan or Serviced Whole Loan (which taxes, premiums, ground rents and other amounts have not been the subject of an Advance by the applicable master servicer, the applicable special servicer or the trustee, as applicable).

Each Serviced Whole Loan will be treated as a single mortgage loan for purposes of calculating an Appraisal Reduction Amount with respect to the Mortgage Loan and Companion Loans, as applicable, that comprise such Serviced Whole Loan. Any Appraisal Reduction Amount in respect of a Serviced Whole Loan will be allocated, first, to any related Serviced Subordinate Companion Loan (until its principal balance is notionally reduced to zero by such related Appraisal Reduction Amounts) in accordance with the related Intercreditor Agreement and second, pro rata, between the related Mortgage Loan and the related Serviced Pari Passu Companion Loans based upon their respective outstanding principal balances.

The “Allocated Appraisal Reduction Amount” means, with respect to any Appraisal Reduction Amount, the Non-Retained Percentage of such Appraisal Reduction Amount.

The “Allocated Cumulative Appraisal Reduction Amount” means, with respect to any Cumulative Appraisal Reduction Amount, the Non-Retained Percentage of such Cumulative Appraisal Reduction Amount.

The applicable special servicer will be required to use reasonable efforts to order an appraisal or conduct a valuation promptly upon the occurrence of an Appraisal Reduction Event (other than with respect to a Non-Serviced Whole Loan). On the first Determination Date occurring on or after the tenth business day following the receipt of the MAI appraisal or the completion of the valuation, the applicable special servicer will be required to calculate and report to the applicable master servicer, the trustee, the certificate administrator, the operating advisor and, prior to the occurrence and continuance of any Consultation Termination Event, the Directing Certificateholder, the Appraisal Reduction Amount, taking into account the results of such appraisal or valuation and information the applicable master servicer delivered in accordance with the PSA.

Following the applicable master servicer’s receipt from the applicable special servicer of the calculation of the Appraisal Reduction Amounts, such master servicer will be required to provide such information to the certificate administrator in the form of the CREFC® loan periodic update file, and the certificate administrator will calculate the Allocated Appraisal Reduction Amount and the Allocated Cumulative Appraisal Reduction Amount.

Each such report of the Appraisal Reduction Amount will also be forwarded by the applicable special servicer to the holder of any related Serviced Pari Passu Companion Loan (or, if applicable, to the Other Master Servicer of the securitization into which such Serviced Pari Passu Companion Loan has been sold).

In the event that the applicable special servicer has not received any required MAI appraisal within 60 days after the Appraisal Reduction Event (or, in the case of an appraisal in connection with an Appraisal Reduction Event described in clauses (1) and (6) of the definition of Appraisal Reduction Event above, within 120 days (in the case of clause (1)) or 90 or 120 days (in the case of clause (6)), respectively, after the initial delinquency for the related Appraisal Reduction Event), the Appraisal Reduction Amount will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related Mortgage Loan (or Serviced Whole Loan) until an MAI appraisal or valuation is received (together with information requested by the applicable special servicer from the applicable master servicer in accordance with the PSA) or performed by such special servicer and the Appraisal Reduction Amount is calculated by such special servicer as of the first Determination Date that is at least 10 business days after the special servicer’s receipt of such MAI appraisal or the completion of the valuation. The applicable master servicer will provide (via electronic delivery) the applicable special servicer with any information in its possession that is reasonably required to determine, redetermine, calculate or recalculate any Appraisal Reduction Amount pursuant to its definition using reasonable efforts to deliver such information within four business days of such special servicer’s reasonable request; provided, that the applicable special servicer’s failure to timely make such a request will not relieve the applicable master servicer of its obligation to use reasonable efforts to provide such information to such special servicer within 4 business days following such special servicer’s reasonable request. No master servicer will calculate Appraisal Reduction Amounts.

With respect to each Serviced Mortgage Loan and any Serviced Whole Loan as to which an Appraisal Reduction Event has occurred (unless the Mortgage Loan or Serviced Whole Loan has remained current for 3 consecutive Periodic Payments, and with respect to which no other Appraisal Reduction Event has occurred with respect to that Mortgage Loan or Serviced Whole Loan during the preceding 3 months (for such purposes taking into account any amendment or modification of such Mortgage Loan or Serviced Whole Loan)), the applicable special servicer is required (i) within 30 days of each anniversary of the related Appraisal Reduction Event and (ii) upon its determination that the value of the related Mortgaged Property has materially changed, to notify the applicable master servicer of the occurrence of such anniversary or determination and to order an appraisal (which may be an update of a prior appraisal), the cost of which will be paid by such master servicer as a Servicing Advance (or to the extent it would be a Nonrecoverable Advance, an expense of the issuing entity paid out of the Collection Accounts), or to conduct an internal valuation, as applicable. Based upon the appraisal or valuation and receipt of information in the possession of the applicable master servicer that is reasonably requested by the applicable special servicer from the applicable master servicer and necessary to calculate the Appraisal Reduction Amount, such special servicer is required to determine or redetermine, as applicable, and report to such master servicer, the trustee, the certificate administrator, the operating advisor and, prior to the occurrence and continuance of a Consultation Termination Event and other than with respect to any Mortgage Loan that is an Excluded Loan as to such party, to the Directing Certificateholder, the amount and calculation or recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount with respect to the Mortgage Loan or Serviced Whole Loan, as applicable. Such report will also be forwarded to the holder of any related Serviced Companion Loan by the applicable special servicer. Prior to the occurrence and continuance of a Consultation Termination Event (and unless the related Mortgage Loan is an Excluded Loan as to such party), the applicable special servicer will consult with the Directing Certificateholder with respect to any appraisal, valuation or downward adjustment in connection with an Appraisal Reduction Amount. Notwithstanding the foregoing, the applicable special servicer will not be required to obtain an appraisal or valuation with respect to a Mortgage Loan or Serviced Whole Loan that is the subject of an Appraisal Reduction Event to the extent such special servicer has obtained an appraisal or valuation with respect to the related Mortgaged Property within the 12-month period prior to the occurrence of the Appraisal Reduction Event. Instead, the applicable special servicer may use the prior appraisal or valuation in calculating any Appraisal Reduction Amount with respect to the Mortgage Loan or Serviced Whole Loan, provided that such special servicer is not aware of any material change to the Mortgaged Property that has occurred that would affect the validity of the appraisal or valuation.

Each Non-Serviced Mortgage Loan is subject to provisions in the related Non-Serviced PSA relating to appraisal reductions that are similar, but not necessarily identical, to the provisions described above. The existence of an appraisal reduction under a Non-Serviced PSA in respect of the related Non-Serviced Mortgage Loan will proportionately reduce the applicable master servicer’s or the trustee’s, as the case may be, obligation to make P&I Advances on the related Non-Serviced Mortgage Loan and will generally have the effect of reducing the amount otherwise available for distributions to the Certificateholders. Pursuant to such Non-Serviced PSA, the related Non-Serviced Mortgage Loan will be treated, together with each related Non-Serviced Companion Loan, as a single mortgage loan for purposes of calculating an appraisal reduction amount with respect to the loans that comprise a Non-Serviced Whole Loan. Any appraisal reduction calculated with respect to a Non-Serviced Whole Loan will generally be allocated first, to any related Subordinate Companion Loan(s) and then, to the related Non-Serviced Mortgage Loan and the related Non-Serviced Pari Passu Companion Loan(s), on a pro rata basis based upon their respective Stated Principal Balances. Any appraisal reduction amount determined under such Non-Serviced PSA and allocable to such Non-Serviced Mortgage Loan pursuant to the related intercreditor agreement will constitute an “Appraisal Reduction Amount” under the terms of the PSA with respect to the Non-Serviced Mortgage Loan.

If any Serviced Mortgage Loan or any Serviced Whole Loan previously subject to an Appraisal Reduction Amount becomes a Corrected Loan, and no other Appraisal Reduction Event has occurred and is continuing with respect to such Mortgage Loan or Serviced Whole Loan, the Appraisal Reduction Amount and the related Appraisal Reduction Event will cease to exist.

As a result of calculating one or more Appraisal Reduction Amounts (and, in the case of any Whole Loan, to the extent allocated in the related Mortgage Loan), the amount of any required P&I Advance will be reduced, which will have the effect of reducing the allocable amount of interest available to the most subordinate class of certificates then-outstanding (i.e., first, to the Class H certificates, second, to the Class G certificates, third, to the Class F certificates, fourth, to the Class E certificates, fifth, to the Class D certificates, sixth, to the Class C certificates, seventh, to the Class B certificates, eighth, to the Class A-S certificates, and finally, pro rata based on their respective interest entitlements, to the Senior Certificates). See “—Advances”. The resulting reduction of interest entitlements will also result in a corresponding reduction in any amount of the interest entitlement of the RR Interest.

Appraisal Reduction Amounts and Cumulative Appraisal Reduction Amounts allocated to a related Mortgage Loan will be allocated between the RR Interest on the one hand and the Non-Retained Certificates, on the other hand, based on the Required Credit Risk Retention Percentage and the Non-Retained Percentage, respectively.

As of the first Determination Date following a Serviced Mortgage Loan becoming an AB Modified Loan, the applicable special servicer will be required to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the applicable special servicer with respect to such Mortgage Loan, and all other information relevant to a Collateral Deficiency Amount determination. The applicable master servicer will be required to provide (via electronic delivery) the applicable special servicer with any information in its possession that is reasonably required to determine, redetermine, calculate or recalculate any Collateral Deficiency Amount for any Serviced Mortgage Loan and any Serviced Companion Loan using reasonable efforts to deliver such information within 4 business days of the special servicer’s reasonable request. Upon obtaining knowledge or receipt of notice by the applicable special servicer that a Non-Serviced Mortgage Loan has become an AB Modified Loan, the applicable special servicer will be required to (i) promptly request from the related Non-Serviced Master Servicer, Non-Serviced Special Servicer and Non-Serviced Trustee the most recent appraisal with respect to such AB Modified Loan, in addition to all other information reasonably required by the applicable special servicer to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, and (ii) as of the first Determination Date following receipt by the applicable special servicer of the appraisal and any other information set forth in the immediately preceding clause (i) that such special servicer reasonably expects to receive, calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the Non-Serviced Special Servicer with respect to such Non-Serviced Mortgage Loan, and all other information in its possession relevant to a Collateral Deficiency Amount determination. Upon obtaining knowledge or receipt of notice by any other party to the PSA that a Non-Serviced Mortgage Loan has become an AB Modified Loan, such party will be required to promptly notify the applicable special servicer thereof. None of the master servicers, the trustee, the operating advisor (unless a Control Termination Event has occurred and is continuing and the special servicer has calculated any such Collateral Deficiency Amount) or the certificate administrator will calculate or verify any Collateral Deficiency Amount.

A “Cumulative Appraisal Reduction Amount” as of any date of determination for any Mortgage Loan, is equal to the sum of (i) all Appraisal Reduction Amounts then in effect, and (ii) with respect to any AB Modified Loan, any Collateral Deficiency Amount then in effect. The applicable master servicer and the certificate administrator will be entitled to conclusively rely on the applicable special servicer’s calculation or determination of any Cumulative Appraisal Reduction Amount with respect to a Serviced Mortgage Loan. With respect to a Non-Serviced Mortgage Loan, the applicable special servicer, the applicable master servicer and the certificate administrator will be entitled to conclusively rely on the applicable Non-Serviced Special Servicer’s calculation or determination of any Appraisal Reduction Amount with respect to such Mortgage Loan.

“AB Modified Loan” means any Corrected Loan (1) that became a Corrected Loan (which includes for purposes of this definition any Non-Serviced Mortgage Loan that became a “corrected loan” (or any term substantially similar thereto) pursuant to the related Non-Serviced PSA) due to a modification thereto that resulted in the creation of an A/B note structure (or similar structure) and as to which the new junior note(s) did not previously exist or the principal amount of the new junior note(s) was previously part of either an A note held by the issuing entity or the original unmodified Mortgage Loan and (2) as to which an Appraisal Reduction Amount is not in effect.

“Collateral Deficiency Amount” means, with respect to any AB Modified Loan as of any date of determination, the excess of (i) the Stated Principal Balance of such AB Modified Loan (taking into account the related junior note(s) and any pari passu notes included therein), over (ii) the sum of (in the case of a Whole Loan, solely to the extent allocable to the subject Mortgage Loan) (x) the most recent appraised value for the related Mortgaged Property or Mortgaged Properties, plus (y) solely to the extent not reflected or taken into account in such appraised value (or in the calculation of any related Appraisal Reduction Amount) and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the Mortgage Loan became (and as part of the modification related thereto) such AB Modified Loan for the benefit of the related Mortgaged Property or Mortgaged Properties (provided that in the case of an Non-Serviced Mortgage Loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the applicable special servicer), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y) and solely to the extent not reflected or taken into account in the calculation of any related Appraisal Reduction Amount) held by the lender in respect of such AB Modified Loan as of the date of such determination, which such excess, for the avoidance of doubt, will be determined separately from and exclude any related Appraisal Reduction Amounts. The applicable master servicer, the operating advisor (unless a Control Termination Event has occurred and is continuing and the special servicer has calculated any such Collateral Deficiency Amount) and the certificate administrator will be entitled to conclusively rely on the applicable special servicer’s calculation or determination of any Collateral Deficiency Amount.

“Allocated Collateral Deficiency Amount” means, with respect to any Collateral Deficiency Amount, the Non-Retained Percentage of such Collateral Deficiency Amount.

For purposes of (x) determining the Controlling Class and the occurrence and continuance of a Control Termination Event, and (y) determining the Voting Rights of the related Classes for purposes of removal of the applicable Special Servicer or the Operating Advisor, Allocated Appraisal Reduction Amounts and Allocated Collateral Deficiency Amounts allocated to a related Mortgage Loan will be allocated to each class of Principal Balance Certificates (other than the RR Interest) in reverse sequential order to notionally reduce their Certificate Balances until the Certificate Balances of each such class is notionally reduced to zero (i.e., first, to Class H certificates, second, to the Class G certificates, third, to the Class F certificates, fourth, to the Class E certificates, fifth, to the Class D certificates, sixth, to the Class C certificates, seventh, to the Class B certificates, eighth, to the Class A-S certificates, and finally, pro rata based on their respective Certificate Balances, to the Senior Certificates (other than the Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-H certificates)).

In addition, for purposes of determining the Controlling Class and the occurrence and continuance of a Control Termination Event, Allocated Collateral Deficiency Amounts allocated to a related AB Modified Loan will be allocated to each class of Control Eligible Certificates in reverse sequential order to notionally reduce the Certificate Balance thereof until the related Certificate Balance of each such class is reduced to zero (i.e., first, to Class H certificates, and second, to the Class G certificates). For the avoidance of doubt, for purposes of determining the Controlling Class and the occurrence of a Control Termination Event, any Class of Control Eligible Certificates will be allocated both applicable Appraisal Reduction Amounts and applicable Collateral Deficiency Amounts (the sum of which will constitute the applicable “Cumulative Appraisal Reduction Amount”), but only to the extent of the Allocated Appraisal Reduction Amounts and Allocated Cumulative Appraisal Reduction Amounts as described in this paragraph.

With respect to any Appraisal Reduction Amount or Collateral Deficiency Amount calculated for purposes of determining the Controlling Class and the occurrence and continuance of a Control Termination Event, the appraised value of the related Mortgaged Property will be determined on an “as-is” basis. The applicable special servicer will be required to promptly notify the applicable master servicer and the certificate administrator of (i) any Appraisal Reduction Amount, (ii) any Collateral Deficiency Amount, and (iii) any resulting Cumulative Appraisal Reduction Amount, and the certificate administrator will be required to promptly post notice of such Appraisal Reduction Amount, Collateral Deficiency Amount and/or Cumulative Appraisal Reduction Amount, as applicable, to the certificate administrator’s website.

Any class of Control Eligible Certificates, the Certificate Balance of which (taking into account the application of any Appraisal Reduction Amounts or Collateral Deficiency Amounts to notionally reduce the Certificate Balance of such class) has been reduced to less than 25% of its initial Certificate Balance, is referred to as an “Appraised-Out Class”. Any Appraised-Out Class will no longer be the Controlling Class; provided, however, that if at any time, the Certificate Balances of the Principal Balance Certificates other than the Control Eligible Certificates and the RR Interest have been reduced to zero as a result of principal payments on the Mortgage Loans, then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has an aggregate Certificate Balance greater than zero without regard to any Cumulative Appraisal Reduction Amounts. Notwithstanding any of the foregoing to the contrary, the holder of the majority (by Certificate Balance) of an Appraised-Out Class will have the right, at their sole expense, to require the applicable special servicer to order (or, with respect to a Non-Serviced Mortgage Loan, require the applicable special servicer to request from the applicable Non-Serviced Special Servicer) a second appraisal of any Mortgage Loan (or Serviced Whole Loan) for which an Appraisal Reduction Event has occurred or as to which there exists a Collateral Deficiency Amount (such holders, the “Requesting Holders”). The applicable special servicer will be required to use its reasonable efforts to cause such appraisal to be delivered within 30 days from receipt of the Requesting Holders’ written request and will cause such appraisal to be prepared on an “as-is” basis by an MAI appraiser. With respect to any such Non-Serviced Mortgage Loan, the applicable special servicer will be required to use commercially reasonable efforts to obtain such second appraisal from the applicable Non-Serviced Special Servicer. Upon receipt of such supplemental appraisal, the applicable special servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such supplemental appraisal, any recalculation of the applicable Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, is warranted and, if so warranted, such person will be required to recalculate such Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based upon such supplemental appraisal as described above. If required by any such recalculation, the applicable Appraised-Out Class will be reinstated as the Controlling Class and each other Appraised-Out Class will, if applicable, have its related Certificate Balance notionally restored to the extent required by such recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, if applicable.

In addition, the Requesting Holders of any Appraised-Out Class will have the right to challenge the Collateral Deficiency Amount and to require the special servicer to order an additional appraisal of any Mortgage Loan (other than a Non-Serviced Mortgage Loan) as to which there exists a Collateral Deficiency Amount if an event has occurred at, or with respect to, the related Mortgaged Property or Mortgaged Properties that would have a material effect on its or their appraised value, and the special servicer is required to use reasonable efforts to obtain an appraisal from an MAI appraiser reasonably acceptable to the special servicer within 30 days from receipt of the Requesting Holders’ written request.

Any Appraised-Out Class may not exercise any direction, control, consent and/or similar rights of the Controlling Class until such time, if any, as such class is reinstated as the Controlling Class; the rights of the Controlling Class will be exercised by the next most senior class of Control Eligible Certificates that is not an Appraised-Out Class, if any, during such period.

With respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Directing Certificateholder will be subject to provisions similar to those described above. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

With respect to any Serviced A/B Whole Loan, the holder of the related Subordinate Companion Loan may in certain circumstances post collateral to avoid a change of control as described in “Description of the Mortgage Pool—The Whole Loans”.

Maintenance of Insurance

To the extent permitted by the related Mortgage Loan and required by the Servicing Standard, the applicable master servicer (with respect to the Mortgage Loans and any related Serviced Companion Loan, but excluding any Non-Serviced Mortgage Loan) will be required to use efforts consistent with the Servicing Standard to cause each borrower to maintain, and the applicable special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan and subject to the conditions set forth in the following sentence) will maintain, for the related Mortgaged Property all insurance coverage required by the terms of the related Mortgage Loan documents; provided, however, that such master servicer (with respect to Mortgage Loans and any related Serviced Companion Loan) will not be required to cause the borrower to maintain and such special servicer (with respect to REO Properties) will not be required to maintain terrorism insurance to the extent that the failure of the related borrower to do so is an Acceptable Insurance Default (as defined below) or if the trustee does not have an insurable interest. Insurance coverage is required to be in the amounts (which, in the case of casualty insurance, is generally equal to the lesser of the outstanding principal balance of the related Mortgage Loan and the replacement cost of the related Mortgaged Property), and from an insurer meeting the requirements, set forth in the related Mortgage Loan documents. If the borrower does not maintain such coverage, the applicable master servicer (with respect to such Mortgage Loans and any related Serviced Companion Loan) or the applicable special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan), as the case may be, will be required to maintain such coverage to the extent such coverage is available at commercially reasonable rates and the trustee has an insurable interest, as determined by such master servicer (with respect to the Mortgage Loans and any related Serviced Companion Loan) or such special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan), as applicable, in accordance with the Servicing Standard; provided that if any Mortgage Loan documents permit the holder thereof to dictate to the borrower the insurance coverage to be maintained on such Mortgaged Property, the applicable master servicer or, with respect to REO Property, the applicable special servicer will impose or maintain such insurance requirements as are consistent with the Servicing Standard taking into account the insurance in place at the origination of the Mortgage Loan; provided, further, that with respect to the immediately preceding proviso the applicable master servicer will be obligated to use efforts consistent with the Servicing Standard to cause the borrower to maintain (or to itself maintain) insurance against property damage resulting from terrorist or similar acts unless the borrower’s failure is an Acceptable Insurance Default as determined by the applicable master servicer (with respect to a Non-Specially Serviced Loan) or the applicable special servicer (with respect to a Specially Serviced Loan) with (unless a Control Termination Event has occurred and is continuing and other than with respect to an Excluded Loan with respect to the Directing Certificateholder) the consent of the Directing Certificateholder or, with respect to any Serviced A/B Whole Loan, the holder of the related Subordinate Companion Loan prior to the occurrence and continuance of a Control Appraisal Period. In addition, upon request of the Risk Retention Consultation Party with respect to any individual triggering event, the applicable special servicer will be required to consult on a non-binding basis with the Risk Retention Consultation Party (only with respect to a Specially Serviced Loan and other than with respect to any Mortgage Loan that is an Excluded Loan as to such party) within the same time period as it would obtain the consent of, or consult with, the Directing Certificateholder in connection with any such determination by such special servicer of an Acceptable Insurance Default. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”.

Notwithstanding any contrary provision above, the master servicers will not be required to maintain, and will not be in default for failing to obtain, any earthquake or environmental insurance on any Mortgaged Property unless (other than with respect to a Mortgaged Property securing a Non-Serviced Mortgage Loan) such insurance was required at the time of origination of the related Mortgage Loan, the trustee has an insurable interest and such insurance is currently available at commercially reasonable rates. In addition, the master servicers and special servicers will be entitled to rely on insurance consultants (at the applicable servicer’s expense) in determining whether any insurance is available at commercially reasonable rates. After the applicable master servicer determines that a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Mortgage Loan) is located in an area identified as a federally designated special flood hazard area (and flood insurance has been made available), such master servicer will be required to use efforts consistent with the Servicing Standard (1) to cause the borrower to maintain (to the extent required by the related Mortgage Loan documents), and (2) if the borrower does not so maintain, to itself maintain to the extent the trustee, as mortgagee, has an insurable interest in the Mortgaged Property and such insurance is available at commercially reasonable rates (as determined by such master servicer in accordance with the Servicing Standard but only to the extent that the related Mortgage Loan permits the lender to require the coverage) a flood insurance policy in an amount representing coverage not less than the lesser of (x) the outstanding principal balance of the related Mortgage Loan (and any related Serviced Companion Loan) and (y) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended, plus such additional excess flood coverage with respect to the Mortgaged Property, if any, in an amount consistent with the Servicing Standard.

Notwithstanding the foregoing, with respect to the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan that either (x) require the borrower to maintain “all-risk” property insurance (and do not expressly permit an exclusion for terrorism) or (y) contain provisions generally requiring the applicable borrower to maintain insurance in types and against such risks as the holder of such Mortgage Loan and any related Serviced Companion Loan reasonably requires from time to time in order to protect its interests, the applicable master servicer will be required to, consistent with the Servicing Standard, (A) monitor in accordance with the Servicing

Standard whether the insurance policies for the related Mortgaged Property contain exclusions in addition to those customarily found in insurance policies for mortgaged properties similar to the Mortgaged Properties on or prior to September 11, 2001 (“Additional Exclusions”) (provided that such master servicer will be entitled to conclusively rely upon certificates of insurance in determining whether such policies contain Additional Exclusions), (B) request the borrower to either purchase insurance against the risks specified in the Additional Exclusions or provide an explanation as to its reasons for failing to purchase such insurance, and (C) if the related Mortgage Loan is a Specially Serviced Loan, notify the applicable special servicer if it has knowledge that any insurance policy contains Additional Exclusions or if it has knowledge that any borrower fails to purchase the insurance requested to be purchased by such master servicer pursuant to clause (B) above. If the applicable master servicer (with respect to a Non-Specially Serviced Loan) or the applicable special servicer (with respect to a Specially Serviced Loan) determines in accordance with the Servicing Standard that such failure is not an Acceptable Insurance Default, such special servicer (with regard to such determination made by such special servicer) will be required to notify the applicable master servicer, and the applicable master servicer (in the case of a Specially Serviced Loan, after notice from the applicable special servicer) will be required to use efforts consistent with the Servicing Standard to cause such insurance to be maintained. If the applicable master servicer or special servicer, as applicable, determines that such failure is an Acceptable Insurance Default, it will be required to promptly deliver such conclusions in writing to the 17g-5 Information Provider for posting to the 17g-5 Information Provider’s website for those Mortgage Loans that (i) have one of the 10 highest outstanding principal balances of the Mortgage Loans then included in the issuing entity or (ii) comprise more than 5% of the outstanding principal balance of the Mortgage Loans then included in the issuing entity.

“Acceptable Insurance Default” means, with respect to any Serviced Mortgage Loan or Serviced Whole Loan, a default under the related Mortgage Loan documents arising by reason of (i) any failure on the part of the related borrower to maintain with respect to the related Mortgaged Property specific insurance coverage with respect to, or an all-risk casualty insurance policy that does not specifically exclude, terrorist or similar acts, and/or (ii) any failure on the part of the related borrower to maintain with respect to the related Mortgaged Property insurance coverage with respect to damages or casualties caused by terrorist or similar acts upon terms not materially less favorable than those in place as of the Closing Date, in each case, as to which default the applicable master servicer and the applicable special servicer may forbear taking any enforcement action; provided that, subject to the consent or consultation rights of the Directing Certificateholder or the holder of any Companion Loan as described under “—The Directing Certificateholder—Major Decisions”, and/or the consultation rights of the Risk Retention Consultation Party (solely with respect to the Specially Serviced Loans), the applicable master servicer (with respect to a Non-Specially Serviced Loan) or applicable special servicer (with respect to a Specially Serviced Loan) has determined in its reasonable judgment based on inquiry consistent with the Servicing Standard that either (a) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the related Mortgaged Property and located in or around the region in which such related Mortgaged Property is located, or (b) such insurance is not available at any rate.

During the period that the applicable master servicer or the applicable special servicer is evaluating the availability of such insurance, or waiting for a response from the Directing Certificateholder or the holder of any Companion Loan, or, with respect to any Serviced A/B Whole Loan, the holder of the related Subordinate Companion Loan, and/or (solely with respect to Specially Serviced Loans) upon the request of the Risk Retention Consultation

Party, consulting (on a non-binding basis) with the Risk Retention Consultation Party, neither the applicable master servicer nor the applicable special servicer will be liable for any loss related to its failure to require the borrower to maintain (or its failure to maintain) such insurance and neither will be in default of its obligations as a result of such failure.

Each special servicer will be required to maintain (or cause to be maintained) fire and hazard insurance on each REO Property (other than any REO Property with respect to a Non-Serviced Mortgage Loan) for which it is acting as special servicer, to the extent obtainable at commercially reasonable rates and the trustee has an insurable interest, in an amount that is at least equal to the lesser of (1) the full replacement cost of the improvements on the REO Property, and (2) the outstanding principal balance owing on the related Mortgage Loan and any related Serviced Pari Passu Companion Loan or REO Loan, as applicable, and in any event, the amount necessary to avoid the operation of any co-insurance provisions. In addition, if the REO Property is located in an area identified as a federally designated special flood hazard area, the applicable special servicer will be required to cause to be maintained, to the extent available at commercially reasonable rates (as determined by the special servicer (prior to the occurrence and continuance of a Control Termination Event, with the consent of the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party and any Serviced A/B Whole Loan prior to the occurrence and continuance of a Control Appraisal Period)) and, with respect to a Specially Serviced Loan and upon request of the Risk Retention Consultation Party, upon non-binding consultation with the Risk Retention Consultation Party within the same time period as it would obtain the consent of, or consult with, the Directing Certificateholder (in either such case, in accordance with the Servicing Standard)), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage not less than the maximum amount of insurance that is available under the National Flood Insurance Act of 1968, as amended plus such additional excess flood insurance with respect to the Mortgaged Property, if any, in an amount consistent with the Servicing Standard.

The PSA provides that each master servicer may satisfy its obligation to cause each applicable borrower to maintain a hazard insurance policy and each master servicer or special servicer may satisfy its obligation to maintain hazard insurance by maintaining a blanket or master single interest or force-placed policy insuring against hazard losses on the applicable Mortgage Loans and any related Serviced Companion Loan and REO Properties (other than a Mortgaged Property securing a Non-Serviced Whole Loan), as applicable. Any losses incurred with respect to Mortgage Loans (and any related Serviced Pari Passu Companion Loan) or REO Properties due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds may adversely affect payments to Certificateholders. Any cost incurred by either master servicer or any special servicer in maintaining a hazard insurance policy, if the borrower defaults on its obligation to do so, will be advanced by the applicable master servicer as a Servicing Advance and will be charged to the related borrower. Generally, no borrower is required by the Mortgage Loan documents to maintain earthquake insurance on any Mortgaged Property and the special servicers will not be required to maintain earthquake insurance on any REO Properties. Any cost of maintaining that kind of required insurance or other earthquake insurance obtained by the applicable special servicer will be paid out of the applicable REO Account or advanced by the applicable master servicer as a Servicing Advance.

The costs of the insurance may be recovered by the applicable master servicer or the trustee, as the case may be, from reimbursements received from the borrower or, if the borrower does not pay those amounts, as a Servicing Advance as set forth in the PSA. All costs and expenses incurred by any special servicer in maintaining the insurance described above on REO Properties will be paid out of the related REO Account or, if the amount in such account is insufficient, such costs and expenses will be advanced by the applicable master servicer to such special servicer as a Servicing Advance to the extent that such Servicing Advance is not determined to be a Nonrecoverable Advance.

No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the Mortgage Loans, nor will any Mortgage Loan be subject to FHA insurance.

Modifications, Waivers and Amendments

The applicable master servicer will be responsible for processing waivers, modifications, amendments and consents that are not Major Decisions or Special Servicer Decisions with respect to any Serviced Mortgage Loan and any related Serviced Companion Loan that, in either case, is not a Specially Serviced Loan, without the consent or approval of the Directing Certificateholder (except as specified in the definition of “Master Servicer Decision”) or the consent or approval of the applicable special servicer. The applicable special servicer will be responsible for processing waivers, modifications, amendments and consents with respect to Specially Serviced Loans and will also be responsible for processing waivers, modifications, amendments and consents that are Major Decisions or Special Servicer Decisions with respect to any Serviced Mortgage Loan and any related Serviced Companion Loan. However, except as otherwise set forth in this paragraph, neither a special servicer nor a master servicer may waive, modify or amend (or consent to waive, modify or amend) any provision of a Mortgage Loan and/or Serviced Companion Loan that is not in default or as to which default is not reasonably foreseeable except for (1) the waiver of any due-on-sale clause or due-on-encumbrance clause to the extent permitted in the PSA, and (2) any waiver, modification or amendment more than 3 months after the Closing Date that would not be a “significant modification” of the Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b) or otherwise cause any Trust REMIC to fail to qualify as a REMIC, or the Trust or any Trust REMIC to be subject to tax. Prior to the occurrence and continuance of a Control Termination Event, the applicable special servicer will only be permitted to agree to any modifications, waivers and amendments that constitute Major Decisions with the consent of the Directing Certificateholder (or, with respect to a Serviced A/B Whole Loan prior to the occurrence and continuance of a Control Appraisal Period, the prior consent of the holder of the related Subordinate Companion Loan, to the extent required by the terms of the related Intercreditor Agreement) (which consent will be deemed given (unless earlier objected to by the Directing Certificateholder or Subordinate Companion Loan holder, as applicable, and such objection is communicated to the applicable special servicer) within 10 business days (or, with respect to a Serviced A/B Whole Loan, the period prescribed in the related Intercreditor Agreement) of such party’s receipt from the applicable special servicer of such special servicer’s recommendation and analysis and all information reasonably requested by such party with respect to such Major Decision); provided that after the occurrence and during the continuance of a Control Termination Event, but prior to a Consultation Termination Event, a special servicer will not be permitted to agree to any such matter without such special servicer’s consultation with the Directing Certificateholder as provided in the PSA and described in this prospectus. Any agreement to a modification, waiver or amendment that constitutes a Major Decision will be subject to the process described in “—The Directing Certificateholder—Major Decisions” and “—Control Termination Event and Consultation Termination Event” below, including providing adequate time to accommodate the consultation rights of any Companion Holder, to the extent set forth in the related Intercreditor Agreement.

Upon receiving a request for any matter described in the first paragraph of this section that constitutes a Major Decision or Special Servicer Decision with respect to a Serviced Mortgage Loan that is not a Specially Serviced Loan, the applicable master servicer will be required to promptly forward such request to the applicable special servicer and such special servicer will be required to process such request (including, without limitation, interfacing with the borrower) and except as provided in the next sentence, such master servicer will have no further obligation with respect to such request or such Major Decision or Special Servicer Decision. The applicable master servicer will deliver any additional information in such master servicer’s possession to the applicable special servicer requested by the applicable special servicer relating to such Major Decision or Special Servicer Decision. The applicable master servicer will not be permitted to process any Major Decision or Special Servicer Decision and will not be required to interface with the borrower or provide a written recommendation and/or analysis with respect to any Major Decision or Special Servicer Decision.

In connection with the processing by the applicable master servicer of the matters described in the second preceding paragraph, after completion, the applicable master servicer will be required to promptly deliver notice thereof to the applicable special servicer (and the applicable special servicer, prior to the occurrence and continuance of a Consultation Termination Event and other than in respect of any Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, will be required to forward such notice to the Directing Certificateholder (except to the extent that the Directing Certificateholder notifies the applicable special servicer that it does not desire to receive copies of such items)) and the Risk Retention Consultation Party (other than with respect to a Mortgage Loan that is an Excluded Loan as to such party).

With respect to a Non-Specially Serviced Loan (and in the case of clause (ix), a Non-Serviced Mortgage Loan), the following actions will be performed by the applicable master servicer (each such action, a “Master Servicer Decision”) and, in connection with each such action, the applicable master servicer will not be required to seek or obtain the consent or approval of (or consult with) the Directing Certificateholder (other than as provided below in this paragraph), the applicable special servicer or the Risk Retention Consultation Party:

(i)      grant waivers of non-material covenant defaults (other than financial covenants and receipt of financial statements, but including immaterial timing waivers such as with respect to late financial statements);

(ii)     consents to releases of non-material, non-income producing parcels of a Mortgaged Property that do not materially affect the use or value of the related Mortgaged Property or the ability of the related borrower to pay amounts due in respect of the Mortgage Loan as and when due, provided such releases are required by the related Mortgage Loan documents and there is no lender discretion permitted under the Mortgage Loan documents;

(iii)    approve or consent to grants of easements or rights of way (including, without limitation for utilities, access, parking, public improvements or another purpose) or subordination of the lien of the Mortgage Loan to easements if the applicable special servicer has determined, in accordance with the proviso to the definition of “Special Servicer Decision”, that such easements or rights of way do not materially affect the use or value of a Mortgaged Property or a borrower’s ability to make payments with respect to the related Mortgage Loan or any related Companion Loan;

(iv)     grant subordination, non-disturbance and attornment agreements and consents involving leasing activities that do not involve a ground lease and affect an area less than or equal to the lesser of (a) 30% of the net rentable area of the improvements at the Mortgaged Property and (b) 30,000 square feet of the improvements at the Mortgaged Property, including approval of new leases and amendments to current leases;

(v)      approve or consent to actions and releases related to condemnation of parcels of a Mortgaged Property if the applicable special servicer has determined, in accordance with the proviso to the definition of “Special Servicer Decision”, that such condemnation is not with respect to a material parcel or a material income producing parcel and such condemnation does not materially affect the use or value of the related Mortgaged Property or the ability of the related borrower to pay amounts due in respect of the related Mortgage Loan or Companion Loan when due;

(vi)     consent to a change in property management relating to any Mortgage Loan and related Serviced Companion Loan if the replacement property manager is not a Borrower Party and, other than with respect to any Mortgage Loan secured by a residential cooperative property, the Mortgage Loan has an outstanding principal balance less than $10,000,000;

(vii)     approve annual operating budgets for Mortgage Loans;

(viii)    grant any extension or enter into any forbearance with respect to the anticipated refinancing of a Mortgage Loan or sale of a Mortgaged Property after the related maturity date of such Mortgage Loan so long as (1) such extension or forbearance does not extend beyond 120 days after the related maturity date and (2) the related borrower has delivered documentation reasonably satisfactory in form and substance to the applicable master servicer or the applicable special servicer which provides that a refinancing of such Mortgage Loan or sale of the related Mortgaged Property will occur within 120 days after the date on which such balloon payment will become due;

(ix)    any non-material modification, amendment, consent to a non-material modification or waiver of any term of any Intercreditor Agreement, co-lender or similar agreement with any mezzanine lender, subordinate debt holder or Companion Holder related to a Mortgage Loan or Whole Loan if the applicable special servicer has determined, in accordance with the proviso to the definition of “Major Decision”, that such modification, amendment or consent is administrative in nature, including a note splitting amendment, provided, that if any such modification or amendment would adversely impact the applicable special servicer, such modification or amendment will additionally require the consent of such special servicer as a condition to its effectiveness;

(x)      any determination of Acceptable Insurance Default, except that, prior to the occurrence and continuance of any Control Termination Event and other than in the case of any Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the Directing Certificateholder’s consent (or deemed consent) will be required in accordance with the terms of the PSA for any such determination;

(xi)    approve or consent to any defeasance of the related Mortgage Loan or Serviced Companion Loan other than agreeing to (A) a modification of the type of defeasance collateral required under the Mortgage Loan or Serviced Whole Loan documents other than direct, non-callable obligations of the United States would be permitted or (B) a modification that would permit a principal prepayment instead of defeasance if the Mortgage Loan or Serviced Whole Loan documents do not otherwise permit such principal prepayment;

(xii)     any determination to bring a Mortgaged Property into compliance with applicable environmental laws or to otherwise address hazardous material located at a Mortgaged Property subject, prior to the occurrence and continuance of a Control Termination Event and other than with respect to any Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, to the consent (or deemed consent) of the Directing Certificateholder,

(xiii)    any transfer of the Mortgaged Property that the Mortgage Loan documents allow without the consent of the mortgagee but subject to satisfaction of conditions specified in the Mortgage Loan documents where no lender discretion is necessary in order to determine if such conditions are satisfied;

(xiv)    with respect to a Mortgage Loan secured by a residential cooperative property, consent to the related borrower incurring subordinate debt secured by the related Mortgaged Property, subject to the satisfaction of certain conditions with respect to such subordinate debt;

(xv)     to the extent not a Major Decision or a Special Servicer Decision pursuant to clause (x) of the definition of “Major Decision” or clause (iii) of the definition of “Special Servicer Decision”, respectively, approve any requests for the funding or disbursement of amounts from any escrow accounts, reserve funds or letters of credit held as “performance”, “earn-out”, “holdback” or similar escrows or reserves where such request is for the funding or disbursement of ordinary course impounds, repair and replacement reserves, lender approved budget and operating expenses, and tenant improvements pursuant to an approved lease, or in the case of any Mortgage Loan secured by a residential cooperative property, any other escrow funds, reserve funds or other additional collateral with respect to such Mortgage Loan, each in accordance with the Mortgage Loan documents (all such fundings and disbursements being collectively referred to as “Routine Disbursements”) or any other funding or disbursement as mutually agreed upon by the applicable master servicer and the applicable special servicer; provided, however, that in the case of any Mortgage Loan (other than any Mortgage Loan secured by a residential cooperative property) whose escrows, reserves, holdbacks and related letters of credit exceed, in the aggregate, at the related origination date, 10% of the initial principal balance of such Mortgage Loan, no such funding or disbursement of such escrows, reserves, holdbacks or letters of credit will be deemed to constitute a Routine Disbursement, and will instead constitute Special Servicer Decisions, except for the routine funding of tax payments and insurance premiums when due and payable and except for any such funding or disbursement as to which the related Mortgage Loan documents do not provide for lender discretion; and

(xvi)    grant or agree to any other waiver, modification, amendment and/or consent that does not constitute a Major Decision or a Special Servicer Decision; provided that (A) any such action would not in any way affect a payment term of the Certificates, (B) any such action would not constitute a “significant modification” of such Mortgage Loan or Companion Loan pursuant to Treasury Regulations Section 1.860G-2(b) and would not otherwise cause either Trust REMIC to fail to qualify as a REMIC for federal income tax purposes (as evidenced by an opinion of counsel (at the issuing entity’s expense), to the extent requesting such opinion is consistent with the Servicing Standard), (C) agreeing to such action would be consistent with the Servicing Standard, and (D) agreeing to such action would not violate the terms, provisions or limitations of the PSA or any Intercreditor Agreement; provided, further, that, with respect to any Serviced A/B Whole Loan prior to the occurrence of a Control Appraisal Period with regard to such Serviced A/B Whole Loan, the foregoing matters shall not include (and Master Servicer Decision shall not include) any action that constitutes a “major decision” under the related Intercreditor Agreement.

In the case of any Master Servicer Decision that requires the consent of the Directing Certificateholder, such consent will be deemed given if a response to the request for consent is not provided within 10 business days after receipt of the applicable master servicer’s written recommendation and analysis and all information reasonably requested by the Directing Certificateholder, and reasonably available to such master servicer in order to grant or withhold such consent.

If, and only if, the applicable special servicer determines that a modification, waiver or amendment (including the forgiveness or deferral of interest or principal or the substitution or release of collateral or the pledge of additional collateral) of the terms of a Specially Serviced Loan with respect to which a payment default or other material default has occurred or a payment default or other material default is, in such special servicer’s judgment, reasonably foreseeable, is reasonably likely to produce a greater (or equivalent) recovery on a net present value basis (the relevant discounting to be performed at the related Mortgage Rate) to the issuing entity and, if applicable, the holders of any applicable Companion Loan, than liquidation of such Specially Serviced Loan, then such special servicer may, but is not required to, agree to a modification, waiver or amendment of the Specially Serviced Loan, subject to (w) the restrictions and limitations described below, (x)(a) with respect to any Major Decision with respect to any Mortgage Loan other than any Excluded Loan as to such party, the approval of the Directing Certificateholder (prior to the occurrence and continuance of a Control Termination Event or after the occurrence and during the continuance of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event, upon consultation with the Directing Certificateholder) and (b) upon request of the Risk Retention Consultation Party, with respect to a Specially Serviced Loan other than any Excluded Loan as to such party, non-binding consultation with the Risk Retention Consultation Party (within the same time period as it would obtain the approval of, or consult with, the Directing Certificateholder), in each case as provided in the PSA and described in this prospectus, (y) with respect to any Serviced A/B Whole Loan, any rights of the holder of the related Subordinate Companion Loan to consent to such modification, waiver or amendment and (z)(a) with respect to a Serviced Whole Loan, the rights of the holder of the related Companion Loan, as applicable, to advise or consult with the applicable special servicer with respect to, or consent to, such modification, waiver or amendment, in each case, pursuant to the terms of the related intercreditor agreement and (b) with respect to a Mortgage Loan that has mezzanine debt, the rights of the mezzanine lender to consent to such modification, waiver or amendment, in each case, pursuant to the terms of the related intercreditor agreement.

In connection with (i) the release of a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Whole Loan) or any portion of such a Mortgaged Property from the lien of the related Mortgage or (ii) the taking of a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Whole Loan) or any portion of such a Mortgaged Property by exercise of the power of eminent domain or condemnation, if the related Mortgage Loan documents require the applicable master servicer or the applicable special servicer, as applicable, to calculate (or to approve the calculation of the related borrower of) the loan-to-value ratio of the remaining Mortgaged Property or Mortgaged Properties or the fair market value of the real property constituting the remaining Mortgaged Property or Mortgaged Properties, for purposes of REMIC qualification of the related Mortgage Loan, then such calculation will, unless then permitted by the REMIC provisions, exclude the value of personal property and going concern value, if any, as determined by an appropriate third party.

Each special servicer is required to use its reasonable efforts to the extent reasonably possible to fully amortize a modified Mortgage Loan prior to the Rated Final Distribution

Date. None of the special servicers may agree to a modification, waiver or amendment of any term of any Specially Serviced Loan for which it is acting as special servicer if that modification, waiver or amendment would:

(1)      extend the maturity date of the Specially Serviced Loan to a date occurring later than the earlier of (A) 5 years prior to the Rated Final Distribution Date and (B) if the Specially Serviced Loan is secured solely or primarily by a leasehold estate and not the related fee interest, the date occurring 20 years or, to the extent consistent with the Servicing Standard giving due consideration to the remaining term of the ground lease and, (a) prior to the occurrence and continuance of a Control Termination Event, with the consent of the Directing Certificateholder and (b) upon request of the Risk Retention Consultation Party, with non-binding consultation with the Risk Retention Consultation Party within the same time period as it would obtain the consent of, or consult with, the Directing Certificateholder (in either such case, other than with respect to any Mortgage Loan that is an Excluded Loan as to such party), 10 years, prior to the end of the current term of the ground lease, plus any options to extend exercisable unilaterally by the borrower; or

(2)      provide for the deferral of interest unless interest accrues on the Mortgage Loan or any Serviced Whole Loan, generally, at the related Mortgage Rate.

In connection with the processing by the applicable special servicer of any modification, waiver or amendment of any term of any Serviced Mortgage Loan or Serviced Whole Loan, after completion, such special servicer will be required to deliver notice thereof to the applicable master servicer, the holder of any related Serviced Companion Loan, the related mortgage loan seller (so long as such mortgage loan seller is not a master servicer or sub-servicer of such Mortgage Loan, the Directing Certificateholder or the Risk Retention Consultation Party), the operating advisor (after the occurrence and during the continuance of a Control Termination Event), the certificate administrator, the trustee, the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party, and unless a Consultation Termination Event has occurred and is continuing) and the Risk Retention Consultation Party (other than with respect to a Mortgage Loan that is an Excluded Loan as to such party), and the 17g-5 Information Provider, who will thereafter post any such notice to the 17g-5 Information Provider’s website. In connection with the processing by the applicable master servicer of any modification, waiver or amendment of any term of any Serviced Mortgage Loan or Serviced Whole Loan, after completion, such master servicer will be required to deliver notice thereof to the certificate administrator, the trustee, the applicable special servicer (and the applicable special servicer will be required to forward such notice to the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party, and unless a Consultation Termination Event has occurred and is continuing)), the Risk Retention Consultation Party (other than with respect to a Mortgage Loan that is an Excluded Loan as to such party), the related mortgage loan seller (so long as such mortgage loan seller is not a master servicer or sub-servicer of such Mortgage Loan, the Directing Certificateholder or the Risk Retention Consultation Party), the holder of any related Serviced Companion Loan and the 17g-5 Information Provider, who will be required to thereafter post any such notice to the 17g-5 Information Provider’s website. The party providing notice will be required to deliver to the custodian for deposit in the related Mortgage File, an original counterpart of the agreement related to the modification, waiver or amendment, promptly following the execution of that agreement, and if required, a copy to the applicable master servicer and to the holder of any related Serviced Companion Loan, all as set forth in the PSA. Copies of each agreement whereby the modification, waiver or amendment of any term of any Mortgage Loan is effected are required to be available for review during normal business hours at the offices of the custodian. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

The modification, waiver or amendment of a Serviced Whole Loan or a Mortgage Loan that has a related mezzanine loan will be subject to certain limitations set forth in the related intercreditor agreement. See “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

Each of the following is a “Special Servicer Decision”:

(i)    approval of any waiver regarding the receipt of financial statements (other than immaterial timing waivers including late financial statements);

(ii)   subject to the proviso at the end of this definition, consent to actions and releases related to condemnation of parcels of a Mortgaged Property;

(iii)  other than with respect to a Non-Specially Serviced Loan secured by a residential cooperative property, any requests for the funding or disbursement of amounts from any escrow accounts, reserve funds or letters of credit held as “performance”, “earn-out”, “holdback” or similar escrows or reserves, including the funding or disbursement of any such amounts with respect to any Mortgage Loan, but excluding, as to Mortgage Loans that are not Specially Serviced Loans, any routine and/or customary escrow and reserve fundings or disbursements for which the satisfaction of performance-related criteria or lender discretion is not required or permitted pursuant to the terms of the related Mortgage Loan documents (for the avoidance of doubt, any request with respect to a Mortgage Loan that is not a Specially Serviced Loan for Routine Disbursements or any other funding or disbursement as mutually agreed upon by the applicable master servicer and the applicable special servicer, will not constitute a Special Servicer Decision; provided, however, that in the case of any such Mortgage Loan (other than with respect to a Non-Specially Serviced Loan secured by a residential cooperative property) whose escrows, reserves, holdbacks and related letters of credit exceed, in the aggregate, at the related origination date, 10% of the initial principal balance of such Mortgage Loan, no such funding or disbursement of such escrows, reserves, holdbacks or letters of credit will be deemed to constitute a Routine Disbursement, and will instead constitute Special Servicer Decisions, except for the routine funding of tax payments and insurance premiums when due and payable and except for any such funding or disbursement as to which the related Mortgage Loan documents do not provide for lender discretion);

(iv)   other than with respect to a Mortgage Loan secured by a residential cooperative property, requests to incur additional debt in accordance with the terms of the Mortgage Loan documents;

(v)    subject to the proviso at the end of this definition, any approval or consent to grants of easements or rights of way (including, without limitation, for utilities, access, parking, public improvements or another purpose) or subordination of the lien of the Mortgage Loan to easements, that materially affect the use or value of a Mortgaged Property or a borrower’s ability to make payments with respect to the related Mortgage Loan or any related Companion Loan;

(vi)   determining whether to cure any default by a borrower under a ground lease or permit any Ground Lease modification, amendment or subordination, non-disturbance and attornment agreement or entry into a new Ground Lease; and

(vii)  other than with respect to a ground lease, any modification, waiver or amendment of any lease, the execution of a new lease or the granting of a subordination, non-disturbance and attornment agreement in connection with any lease at a Mortgaged Property or REO Property if the lease affects an area greater than the lesser of (1) 30% of the net rentable area of the improvements at the Mortgaged Property and (2) 30,000 square feet of the improvements at the Mortgaged Property; provided that the special servicer will be required to reach a decision on any such Special Servicer Decision within twenty (20) business days of its receipt from the borrower of all information reasonably requested by the Special Servicer in order to process the Special Servicer Decision (such twenty (20) business days being inclusive of the five (5) business day period within which the Directing Certificateholder is required to grant or withhold its consent);

provided that, with respect to a non-Specially Serviced Loan, if the special servicer determines (a) with respect to clause (ii) above, that a condemnation is not with respect to a material parcel or a material income producing parcel and that such condemnation does not materially affect the use or value of the related Mortgaged Property or the ability of the related borrower to pay amounts due in respect of the related Mortgage Loan or Companion Loan when due, or (b) with respect to clause (v) above that an easement or right of way will not materially affect the use or value of a Mortgaged Property or a borrower’s ability to make payments with respect to the related Mortgage Loan or any related Companion Loan, it is required to provide written notice of such determination to the applicable master servicer, in which case, the applicable master servicer will process such decision and such decision will be deemed to be a Master Servicer Decision not a Special Servicer Decision; provided, further, that the applicable special servicer will be required to make any such determination and provide any such notice within two (2) business days of its receipt of a request related to any such decision.

Except as otherwise described under “—Control Termination Event and Consultation Termination Event” and “—Servicing Override”, prior to the occurrence and continuance of a Control Termination Event, the applicable special servicer will only be permitted to take any of the Special Servicer Decisions in clauses (iv), (v), (vi) and (vii) of the definition of “Special Servicer Decision” as to which the Directing Certificateholder has consented in writing within 10 business days (or, with respect to clause (vii) of the definition of “Special Servicer Decision”, 5 business days) after receipt of the applicable special servicer’s written recommendation and analysis and all information reasonably requested by the Directing Certificateholder, and reasonably available to the special servicer in order to grant or withhold such consent (provided that if such written consent has not been received by the special servicer within such 10 business day (or 5 business day) period, the Directing Certificateholder will be deemed to have approved such action).

Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions

Other than with respect to an action that constitutes a Master Servicer Decision pursuant to clause (xiii) of the definition thereof, the applicable special servicer will determine, in a manner consistent with the Servicing Standard, whether (a) to exercise any right it may have with respect to a Serviced Mortgage Loan and any related Serviced Companion Loan containing a “due-on-sale” clause (1) to accelerate the payments on that Mortgage Loan and any related Companion Loan, as applicable, or (2) to withhold its consent to any sale or transfer, consistent with the Servicing Standard or (b) to waive its right to exercise such rights; provided, that if such matter is a Major Decision (i) (y) prior to the occurrence and continuance of a Control Termination Event and other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the applicable special servicer has obtained the prior written consent (or deemed consent) of the Directing Certificateholder, which consent will be deemed given 10 business days after the Directing Certificateholder’s receipt of the special servicer’s written recommendation and analysis with respect to such waiver and all information reasonably requested by the Directing Certificateholder below, and reasonably available to the special servicer with respect to such proposed waiver or proposed granting of consent (or after the occurrence and during the continuance of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event and other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the applicable special servicer has consulted with the Directing Certificateholder) or (z) with respect to a Serviced A/B Whole Loan prior to the occurrence and continuance of a Control Appraisal Period, the prior consent of the holder of the related Subordinate Companion Loan, to the extent required by the terms of the related Intercreditor Agreement if and to the extent required, and pursuant to the process described under “—The Directing Certificateholder—Major Decisions” below and (ii) with respect to any Mortgage Loan (either alone or, if applicable, with other related Mortgage Loans) that exceeds specified size thresholds (either actual or relative), or that fails to satisfy certain other applicable conditions imposed by the Rating Agencies, in each case as set forth in the PSA, a Rating Agency Confirmation is received by the applicable master servicer or the applicable special servicer, as applicable, from each Rating Agency and a confirmation of any applicable rating agency that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan (if any).

With respect to a Serviced Mortgage Loan and any related Serviced Companion Loan with a “due-on-encumbrance” clause (and other than with respect to an action that constitutes a Master Servicer Decision pursuant to clause (xiii), clause (xiv) or clause (xvi) of the definition thereof with respect to such “due-on-encumbrance” clause), the special servicer will determine, in a manner consistent with the Servicing Standard, whether (a) to exercise any right it may have with respect to a Serviced Mortgage Loan containing a “due-on-encumbrance” clause (1) to accelerate the payments thereon, or (2) to withhold its consent to the creation of any additional lien or other encumbrance, consistent with the Servicing Standard or (b) to waive its right to exercise such rights, provided, that if such matter is a Major Decision (i) (y) prior to the occurrence and continuance of a Control Termination Event and other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the applicable special servicer has obtained the prior written consent (or deemed consent) of the Directing Certificateholder, which consent will be deemed given 10 business days after the Directing Certificateholder’s receipt of the special servicer’s written recommendation and analysis with respect to such waiver and all information reasonably requested by the Directing Certificateholder below, and reasonably available to the special servicer with respect to such proposed waiver or proposed granting of consent (or after the occurrence and during the continuance of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event and other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the applicable special servicer has consulted with the Directing Certificateholder) and (ii) with respect to any Mortgage Loan (either alone or, if applicable, with other related Mortgage Loans) that exceeds specified size thresholds (either actual or relative), or that fails to satisfy certain other applicable conditions imposed by the Rating Agencies, the applicable master servicer or the applicable special servicer has received a Rating Agency Confirmation from each Rating Agency and a confirmation of any applicable rating agency that such action will not result in the downgrade, withdrawal or qualification of its then current ratings of any class of securities backed, wholly or partially, by any Serviced Companion Loan (if any).

After receiving a request for any matter described in the first two paragraphs of this section that constitutes a consent or waiver with respect to a “due-on-sale” or “due-on-encumbrance” clause with respect to a Mortgage Loan that is not a Specially Serviced Loan and other than any transfers provided for in clause (xiii) of the definition of “Master Servicer Decision” and other than any waiver of a “due-on-encumbrance” clause which waiver constitutes a Master Servicer Decision pursuant to clause (xiii), clause (xiv) or clause (xvi) of the definition thereof, the applicable master servicer will be required to promptly forward such request to the applicable special servicer and the applicable special servicer will be required to process such request (including, without limitation, interfacing with the borrower) and except as provided in the next sentence, the applicable master servicer will have no further obligation with respect to such request or due-on-sale or due-on-encumbrance. The applicable master servicer will continue to cooperate with the applicable special servicer by delivering any additional information in the applicable master servicer’s possession to the applicable special servicer requested by the applicable special servicer relating to such consent or waiver with respect to a “due-on-sale” or “due-on-encumbrance” clause. The applicable master servicer will not be permitted to process any request relating to such consent or waiver with respect to a “due-on-sale” or “due-on-encumbrance” clause (other than any transfers provided for in clause (xiii) of the definition of “Master Servicer Decision” and other than any waiver of a “due-on-encumbrance” clause which waiver constitutes a Master Servicer Decision pursuant to clause (xiii), clause (xiv) or clause (xvi) of the definition thereof) and will not be required to interface with the borrower or provide a written recommendation and analysis with respect to any such request.

For the avoidance of doubt, with respect to any “due-on-sale” or “due-on-encumbrance” matter described above that is a Major Decision related to any Mortgage Loan that is not an Excluded Loan with respect to the Risk Retention Consultation Party or the holder of the majority of the RR Interest upon request of the Risk Retention Consultation Party, the applicable special servicer will be required to consult on a non-binding basis with the Risk Retention Consultation Party (provided, that prior to the occurrence and continuance of a Consultation Termination Event, such Mortgage Loan must also be a Specially Serviced Loan), within the same time period as it would obtain the consent of, or consult with, the Directing Certificateholder with respect to such Major Decision.

Any modification, extension, waiver or amendment of the payment terms of a Non-Serviced Whole Loan will be required to be structured so as to be consistent with the servicing standard under the related Non-Serviced PSA and the allocation and payment priorities in the related Mortgage Loan documents and the related Intercreditor Agreement, such that neither the issuing entity as holder of such Non-Serviced Mortgage Loan nor any holder of the related Non-Serviced Companion Loan gains a priority over the other holder that is not reflected in the related Mortgage Loan documents and the related Intercreditor Agreement.

Notwithstanding the foregoing, with respect to the Mortgage Loans secured by residential cooperative properties, the related master servicer will be permitted to waive the enforcement of “due-on-encumbrance” clauses to permit subordinate debt secured by the related Mortgaged Property without the consent of the applicable special servicer or any other person (and without the need to obtain a Rating Agency Confirmation), but subject to the satisfaction of various conditions set forth in the PSA. The Mortgage Loans secured by residential cooperative properties do not restrict the transfer or pledge of interests in the related cooperative borrower in connection with the transfer or financing of cooperative apartment units.

Inspections

Each master servicer will be required to perform (at its own expense) or cause to be performed (at its own expense) physical inspections of each Mortgaged Property relating to a Mortgage Loan (other than a Mortgaged Property securing a Non-Serviced Mortgage Loan, which is subject to inspection pursuant to the related Non-Serviced PSA, and other than a Specially Serviced Loan or an REO Loan) for which it is acting as master servicer with a Stated Principal Balance of (A) $2,000,000 or more at least once every 12 months and (B) less than $2,000,000 at least once every 24 months, in each case commencing in the calendar year 2020 (and each Mortgaged Property is required to be inspected on or prior to December 31, 2021) unless a physical inspection has been performed by the applicable special servicer within the previous 12 months; provided, further, that if any scheduled payment becomes more than 60 days delinquent on the related Mortgage Loan, such special servicer is required to inspect or cause to be inspected the related Mortgaged Property as soon as practicable after the Mortgage Loan becomes a Specially Serviced Loan and annually thereafter for so long as the Mortgage Loan remains a Specially Serviced Loan (the cost of which inspection, to the extent not paid by the related borrower, will be reimbursed first from default interest and late charges constituting additional compensation of the applicable special servicer on the related Mortgage Loan (but with respect to a Serviced Whole Loan, only amounts available for such purpose under the related Intercreditor Agreement) and then from the Collection Accounts as an expense of the issuing entity, and in the case of a Serviced Whole Loan, as an expense of the holders of the related Serviced Pari Passu Mortgage Loan and Serviced Pari Passu Companion Loan, pro rata and pari passu, to the extent provided in the related Intercreditor Agreement. With respect to any Serviced A/B Whole Loan, the costs will be allocated, first, as an expense of the holder of the related Subordinate Companion Loan, and second, as an expense of the holder of the related Mortgage Loan to the extent provided in the related Intercreditor Agreement. The applicable special servicer or master servicer, as applicable, will be required to prepare or cause to be prepared a written report of the inspection describing, among other things, the condition of and any damage to the Mortgaged Property to the extent evident from the inspection and specifying the existence of any vacancies at the Mortgaged Property of which the preparer of such report has knowledge and the applicable master servicer or special servicer, as applicable, deems material, of any sale, transfer or abandonment of the Mortgaged Property of which the preparer of such report has knowledge or that is evident from the inspection, of any adverse change in the condition of the Mortgaged Property of which the preparer of such report has knowledge or that is evident from the inspection, and that the applicable master servicer or special servicer, as applicable, deems material, or of any material waste committed on the Mortgaged Property to the extent evident from the inspection.

Copies of the inspection reports referred to above that are delivered to the certificate administrator will be posted to the certificate administrator’s website for review by Privileged Persons pursuant to the PSA. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

Collection of Operating Information

With respect to each Serviced Mortgage Loan, the applicable special servicer or the applicable master servicer, as applicable, will be required to use reasonable efforts to collect and review quarterly and annual (or, in the case of Mortgage Loans secured by residential cooperative properties, annual only) operating statements, financial statements, budgets and rent rolls of the related Mortgaged Property commencing with the calendar quarter ending on September 30, 2019 and the calendar year ending on December 31, 2019. Most of the Mortgage Loan documents obligate the related borrower to deliver annual property operating statements. However, we cannot assure you that any operating statements required to be delivered will in fact be delivered, nor is the applicable special servicer or the applicable master servicer likely to have any practical means of compelling the delivery in the case of an otherwise performing Mortgage Loan. In addition, the applicable special servicer will be required to cause quarterly and annual operating statements, budgets and rent rolls to be regularly prepared in respect of each REO Property and to collect all such items promptly following their preparation.

Special Servicing Transfer Event

The Mortgage Loans (other than a Non-Serviced Mortgage Loan), any related Companion Loan and any related REO Properties will be serviced by the applicable special servicer under the PSA in the event that the servicing responsibilities of the related master servicer are transferred to such special servicer as described below. Such Mortgage Loans and related Companion Loan (including those loans that have become REO Properties) serviced by any special servicer are referred to in this prospectus collectively as the “Specially Serviced Loans”. Each master servicer will be required to transfer its servicing responsibilities to the applicable special servicer with respect to any Mortgage Loan (including any related Companion Loan) for which such master servicer is responsible for servicing if:

(1)      the related borrower has failed to make when due any balloon payment, and the borrower has not delivered to the applicable master servicer or the applicable special servicer, on or before the date on which the subject payment was due, a written and fully executed (subject only to customary final closing conditions) refinancing commitment from an acceptable lender and reasonably satisfactory in form and substance to the applicable master servicer or the applicable special servicer, as applicable (and the applicable master servicer or the applicable special servicer, as applicable, will be required to promptly forward such commitment to the applicable special servicer or the applicable master servicer, as applicable) which provides that such refinancing will occur within 120 days after the date on which such balloon payment will become due (provided that if either such refinancing does not occur before the expiration of the time period for refinancing specified in such refinancing commitment or the applicable master servicer is required to make a P&I Advance in respect of such Mortgage Loan (or, in the case of any Serviced Whole Loan, in respect of the Mortgage Loan included in the same Whole Loan) at any time prior to such refinancing, a special servicing transfer event will occur immediately);

(2)      the related borrower has failed to make when due any Periodic Payment (other than a balloon payment) or any other payment (other than a balloon payment) required under the related mortgage note or the related mortgage, which failure continues unremedied for 60 days;

(3)      the applicable master servicer determines (in accordance with the Servicing Standard) or receives from the applicable special servicer a written determination of such special servicer (which determination the applicable special servicer is required to make in accordance with the Servicing Standard and (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if no Control Termination Event has occurred and is continuing (or, with respect to a Serviced A/B Whole Loan prior to the occurrence and continuance of a Control Appraisal Period, the prior consent of the holder of the related Control Note, to the extent required by the terms of the related Intercreditor Agreement)) or (B) following consultation with the Directing Certificateholder (other than with respect to (x) an Excluded Loan with respect to such party and only if a Control Termination Event has occurred and is continuing but no

Consultation Termination Event has occurred and is continuing or (y) a Serviced A/B Whole Loan prior to the occurrence of a Control Appraisal Period) that a default in making any Periodic Payment (other than a balloon payment) or any other material payment (other than a balloon payment) required under the related mortgage note or the related mortgage is likely to occur in the foreseeable future, and such default is likely to remain unremedied for at least 60 days beyond the date on which the subject payment will become due; or the applicable master servicer determines (in accordance with the Servicing Standard) or receives from the applicable special servicer a written determination of such special servicer (which determination the applicable special servicer is required to make in accordance with the Servicing Standard and (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if no Control Termination Event has occurred and is continuing (or, with respect to a Serviced A/B Whole Loan prior to the occurrence and continuance of a Control Appraisal Period, the prior consent of the holder of the related Control Note, to the extent required by the terms of the related Intercreditor Agreement)) or (B) following consultation with the Directing Certificateholder (other than with respect to (x) an Excluded Loan with respect to such party and only if a Control Termination Event has occurred and is continuing but no Consultation Termination Event has occurred and is continuing or (y) a Serviced A/B Whole Loan prior to the occurrence of a Control Appraisal Period) that a default in making a balloon payment is likely to occur in the foreseeable future, and such default is likely to remain unremedied for at least 60 days beyond the date on which such balloon payment will become due (or, if the borrower has delivered a written and fully executed (subject only to customary final closing conditions) refinancing commitment from an acceptable lender and reasonably satisfactory in form and substance to the applicable master servicer or the applicable special servicer (and such master servicer or such special servicer, as applicable, will be required to promptly forward such documentation to the applicable special servicer or the applicable master servicer, as applicable) which provides that a refinancing will occur within 120 days after the date on which such balloon payment will become due, the applicable master servicer determines (in accordance with the Servicing Standard) or receives from the applicable special servicer a written determination of such special servicer (which determination the applicable special servicer is required to make in accordance with the Servicing Standard and (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if no Control Termination Event has occurred and is continuing (or, with respect to a Serviced A/B Whole Loan prior to the occurrence and continuance of a Control Appraisal Period, the prior consent of the holder of the related Control Note, to the extent required by the terms of the related Intercreditor Agreement)) or (B) following consultation with the Directing Certificateholder (other than with respect to (x) an Excluded Loan with respect to such party and only if a Control Termination Event has occurred and is continuing but no Consultation Termination Event has occurred and is continuing or (y) a Serviced A/B Whole Loan prior to the occurrence of a Control Appraisal Period) that (a) the borrower is likely not to make one or more assumed Periodic Payments as described under “Pooling and Servicing Agreement—Advances—P&I Advances” in this prospectus prior to such a refinancing or (b) the refinancing is not likely to occur within 120 days following the date on which the balloon payment will become due);

(4)      there has occurred a default (including, in the applicable master servicer’s or the applicable special servicer’s judgment, the failure of the related borrower to maintain any insurance required to be maintained pursuant to the related Mortgage Loan documents, unless such default has been waived in accordance with the PSA) under the related Mortgage Loan documents, other than as described in clause (1) or (2) above, that may, in the good faith and reasonable judgment of the applicable master servicer or the applicable special servicer (and, in the case of the applicable special servicer (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if no Control Termination Event has occurred and is continuing (or, with respect to a Serviced A/B Whole Loan prior to the occurrence and continuance of a Control Appraisal Period, the prior consent of the holder of the related Control Note, to the extent required by the terms of the related Intercreditor Agreement) or (B) following consultation with the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if a Control Termination Event has occurred and is continuing but no Consultation Termination Event has occurred and is continuing), materially impair the value of the related Mortgaged Property as security for such Mortgage Loan or Serviced Whole Loan or otherwise materially and adversely affect the interests of Certificateholders (or, in the case of a Serviced Whole Loan, the interests of any holder of a related Serviced Companion Loan), which default has continued unremedied for the applicable cure period under the terms of such Mortgage Loan or Serviced Whole Loan (or, if no cure period is specified, 60 days);

(5)      a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the related borrower and such decree or order has remained in force undischarged or unstayed for a period of sixty (60) days;

(6)      the related borrower has consented to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to such borrower or of or relating to all or substantially all of its property;

(7)      the related borrower has admitted in writing its inability to pay its debts generally as they become due, filed a petition to take advantage of any applicable insolvency or reorganization statute, made an assignment for the benefit of its creditors, or voluntarily suspended payment of its obligations;

(8)      the applicable master servicer or the applicable special servicer receives notice of the commencement of foreclosure or similar proceedings with respect to the corresponding Mortgaged Property; or

(9)      the applicable master servicer or the applicable special servicer (and in the case of the applicable special servicer, with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if no Control Termination Event has occurred and is continuing (or, with respect to a Serviced A/B Whole Loan prior to the occurrence and continuance of a Control Appraisal Period, the prior consent of the holder of the related Control Note, to the extent required by the terms of the related Intercreditor Agreement))) determines that (i) a default (including, in the applicable master servicer’s or the applicable special servicer’s judgment, the failure of the related borrower to maintain any insurance required to be maintained pursuant to the related Mortgage Loan documents, unless such default has been waived in accordance with the PSA) under the Mortgage Loan documents (other than as described in clause 3 above) is imminent or reasonably foreseeable, (ii) such default will materially impair the value of the corresponding Mortgaged Property as security for the Mortgage Loan or Serviced Pari Passu Companion Loan (if any) or otherwise materially and adversely affect the interests of Certificateholders (or the holder of the related Serviced Pari Passu Companion Loan) and (iii) the default is likely to continue unremedied for the applicable cure period under the terms of the Mortgage Loan documents, or, if no cure period is specified and the default is capable of being cured, for 60 days.

However, the applicable master servicer will be required to continue to (x) receive payments on the Mortgage Loans (and any related Serviced Companion Loan) (including amounts collected by the applicable special servicer), (y) make certain calculations with respect to the Mortgage Loans and any related Serviced Companion Loan and (z) make remittances and prepare certain reports to the Certificateholders with respect to the Mortgage Loans and any related Serviced Companion Loan. Additionally, such master servicer will continue to receive the Servicing Fee in respect of the Mortgage Loans (and any related Serviced Companion Loan) at the Servicing Fee Rate.

If the related Mortgaged Property is acquired in respect of any Mortgage Loan (and any related Serviced Companion Loan) (upon acquisition, an “REO Property”) whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the applicable special servicer will continue to be responsible for its operation and management. If any Serviced Pari Passu Companion Loan becomes specially serviced, then the related Mortgage Loan will also become a Specially Serviced Loan. If any Mortgage Loan becomes a Specially Serviced Loan, then the related Serviced Companion Loan will also become a Specially Serviced Loan. Neither master servicer will have any responsibility for the performance by a special servicer of its duties under the PSA. Any Mortgage Loan (excluding any Non-Serviced Mortgage Loan) that is or becomes a cross-collateralized Mortgage Loan and is cross-collateralized with a Specially Serviced Loan will become a Specially Serviced Loan.

If any Specially Serviced Loan, in accordance with its original terms or as modified in accordance with the PSA, becomes performing for at least 3 consecutive Periodic Payments (provided that no additional event of default is foreseeable in the reasonable judgment of the applicable special servicer and no other event or circumstance exists that causes such Mortgage Loan or related Companion Loan to otherwise constitute a Specially Serviced Loan), such special servicer will be required to transfer servicing of such Specially Serviced Loan (a “Corrected Loan”) to the applicable master servicer.

Asset Status Report

The applicable special servicer will be required to prepare a report (an “Asset Status Report”) for each Serviced Mortgage Loan for which it acts as special servicer and, if applicable, any Serviced Whole Loan that becomes a Specially Serviced Loan not later than 60 days after the servicing of such Mortgage Loan is transferred to such special servicer. Each Asset Status Report will be required to be delivered in electronic form to:

●	the Directing Certificateholder (but only with respect to any Mortgage Loan other than an Excluded Loan as to such party and prior to the occurrence and continuance of a Consultation Termination Event and, in the case of any Serviced A/B Whole Loan, only prior to the occurrence and continuance of a Consultation Termination Event and during a Control Appraisal Period with respect to the related Subordinate Companion Loan);

●	with respect to any Serviced A/B Whole Loan, to the extent the related Subordinate Companion Loan is not subject to a Control Appraisal Period, the holder of the related Subordinate Companion Loan;

●	the Risk Retention Consultation Party (but only with respect to any Mortgage Loan other than an Excluded Loan as to such party);

●	with respect to any related Serviced Pari Passu Companion Loan, the holder of the related Serviced Pari Passu Companion Loan or, to the extent the related Serviced Pari Passu Companion Loan has been included in a securitization transaction, the master servicer of such securitization into which the related Serviced Pari Passu Companion Loan has been sold;

●	the operating advisor (but, other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, only after the occurrence and during the continuance of a Control Termination Event and, with respect to any Serviced A/B Whole Loan, only to the extent that it is subject to a Control Appraisal Period);

●	the applicable master servicer; and

●	the 17g-5 Information Provider, which will be required to post such report to the 17g-5 Information Provider’s website.

A summary of each Final Asset Status Report will be provided to the certificate administrator and the certificate administrator will be required to post the summary of the Final Asset Status Report to the certificate administrator’s website.

An Asset Status Report prepared for each Specially Serviced Loan will be required to include, among other things, the following information:

●	a summary of the status of such Specially Serviced Loan and any negotiations with the related borrower;

●	a discussion of the legal and environmental considerations reasonably known to the applicable special servicer, consistent with the Servicing Standard, that are applicable to the exercise of remedies and to the enforcement of any related guaranties or other collateral for the related Specially Serviced Loan and whether outside legal counsel has been retained;

●	the most current rent roll (or, with respect to residential cooperative properties, maintenance schedule) and income or operating statement available for the related Mortgaged Property;

●	(A) the applicable special servicer’s recommendations on how such Specially Serviced Loan might be returned to performing status (including the modification of a monetary term, and any workout, restructure or debt forgiveness) and returned to the applicable master servicer for regular servicing or foreclosed or otherwise realized upon (including any proposed sale of a Defaulted Loan or REO Property), (B) a description of any such proposed or taken actions, and (C) the alternative courses of action that were or are being considered by such special servicer in connection with the proposed or taken actions;

●	the status of any foreclosure actions or other proceedings undertaken with respect to the Specially Serviced Loan, any proposed workouts and the status of any negotiations with respect to such workouts, and an assessment of the likelihood of additional defaults under the related Mortgage Loan or Serviced Whole Loan;

●	a description of any amendment, modification or waiver of a material term of any ground lease (or any space lease or air rights lease, if applicable) or franchise agreement;

●	the decision that the applicable special servicer made, or intends or proposes to make, including a narrative analysis setting forth such special servicer’s rationale for its proposed decision, including its rejection of the alternatives;

●	an analysis of whether or not taking such proposed action is reasonably likely to produce a greater recovery on a present value basis than not taking such action, setting forth (x) the basis on which the applicable special servicer made such determination and (y) the net present value calculation and all related assumptions;

●	the appraised value of the related Mortgaged Property (and a copy of the last obtained appraisal of such Mortgaged Property) together with a description of any adjustments to the valuation of such Mortgaged Property made by the applicable special servicer together with an explanation of those adjustments; and

●	such other information as the applicable special servicer deems relevant in light of the Servicing Standard.

With respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, if no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to disapprove the Asset Status Report prepared by any special servicer with respect to a Specially Serviced Loan within 10 business days after receipt of the Asset Status Report. If the Directing Certificateholder does not disapprove an Asset Status Report within 10 business days or if the applicable special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval by the Directing Certificateholder (communicated to such special servicer within 10 business days) is not in the best interest of all the Certificateholders and the holder of any related Companion Loan, as a collective whole (taking into account the pari passu or subordinate nature of any Companion Loan), such special servicer will be required to implement the recommended action as outlined in the Asset Status Report. If the Directing Certificateholder disapproves the Asset Status Report within the 10 business day period and the applicable special servicer has not made the affirmative determination described above, such special servicer will be required to revise the Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after the disapproval. The applicable special servicer will be required to continue to revise the Asset Status Report until the Directing Certificateholder (or, with respect to a Serviced A/B Whole Loan prior to the occurrence and continuance of a Control Appraisal Period, the prior consent of the holder of the related Subordinate Companion Loan, to the extent required by the terms of the related Intercreditor Agreement) fails to disapprove the revised Asset Status Report or until such special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval is not in the best interests of the Certificateholders and the holder of any related Companion Loan, as a collective whole (taking into account the pari passu or subordinate nature of any Companion Loan); provided that, if the Directing Certificateholder has not approved the Asset Status Report for a period of 60 business days following the first submission of an Asset Status Report, such special servicer may act upon the most recently submitted form of Asset Status Report, if consistent with the Servicing Standard. Prior to the occurrence of a Control Termination Event, the special servicer will be required to deliver each Final Asset Status Report to the operating advisor promptly following the approval or deemed approval of the Directing Certificateholder.

If a Control Termination Event has occurred and is continuing (or, with respect to any Serviced A/B Whole Loan, if both a Control Termination Event has occurred and is continuing and a Control Appraisal Period is in effect), the applicable special servicer will be required to promptly deliver each Asset Status Report prepared in connection with a Specially Serviced Loan to the operating advisor and to the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party)). The operating advisor will be required to provide comments to the applicable special servicer in respect of the Asset Status Report, if any, within 10 business days following the later of receipt of (i) such Asset Status Report or (ii) such related additional information reasonably requested by the operating advisor, and propose possible alternative courses of action to the extent it determines such alternatives to be in the best interest of the Certificateholders (including any Certificateholders that are holders of the Control Eligible Certificates), as a collective whole. The applicable special servicer will be obligated to consider such alternative courses of action and any other feedback provided by the operating advisor (and the Directing Certificateholder (if no Consultation Termination Event has occurred and is continuing and other than with respect to any Mortgage Loan that is an Excluded Loan as to such party)) in connection with such special servicer’s preparation of any Asset Status Report. The applicable special servicer may revise the Asset Status Report as it deems necessary to take into account any input and/or comments from the operating advisor and the Directing Certificateholder (if no Consultation Termination Event has occurred and is continuing and other than with respect to any Mortgage Loan that is an Excluded Loan as to such party), to the extent such special servicer determines that the operating advisor’s and/or Directing Certificateholder’s input and/or recommendations are consistent with the Servicing Standard and in the best interest of the Certificateholders as a collective whole (or, with respect to a Serviced Whole Loan, the best interest of the Certificateholders and the holders of the related Companion Loan, as a collective whole (taking into account the pari passu nature of such Companion Loan)).

The applicable special servicer will not be required to take or to refrain from taking any action because of an objection or comment by the operating advisor or a recommendation of the operating advisor.

After the occurrence and during the continuance of a Control Termination Event but prior to the occurrence and continuance of a Consultation Termination Event, each of the Directing Certificateholder (other than with respect to an applicable Excluded Loan or any Serviced A/B Whole Loan (prior to the occurrence and continuance of a Control Appraisal Period)) and the operating advisor will be entitled to consult with the applicable special servicer and propose alternative courses of action and provide other feedback in respect of any Asset Status Report. After the occurrence and during the continuance of a Consultation Termination Event, the Directing Certificateholder will not have any right to consult with such special servicer with respect to Asset Status Reports and such special servicer will only be obligated to consult with the operating advisor with respect to any Asset Status Report as described above. The applicable special servicer may choose to revise the Asset Status Report as it deems reasonably necessary in accordance with the Servicing Standard to take into account any input and/or recommendations of the operating advisor or the Directing Certificateholder during the applicable periods described above, but is under no obligation to follow any particular recommendation of the operating advisor or the Directing Certificateholder.

Notwithstanding the foregoing, with respect to any Serviced A/B Whole Loan and prior to the occurrence and continuance of a Control Appraisal Period, the special servicer will prepare an Asset Status Report for such Serviced A/B Whole Loan within 60 days after it becomes a Specially Serviced Loan in accordance with the terms of the PSA and any applicable provisions of the related Intercreditor Agreement, and the holder of the Serviced Subordinate Companion Loan will have the same rights as the Directing Certificateholder described hereunder with respect thereto, and the Directing Certificateholder will have no approval rights over any such Asset Status Report unless a Control Appraisal Period exists. See “Description of the Mortgage Pool—The Whole Loans”.

With respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Directing Certificateholder (or, to the extent provided in the related Intercreditor Agreement, the related Controlling Holder) will have approval and consultation rights with respect to any asset status report prepared by the related Non-Serviced Special Servicer with respect to the related Non-Serviced Whole Loan that are substantially similar, but not identical, to the approval and consultation rights of the Directing Certificateholder with respect to the Mortgage Loans and the Serviced Whole Loans. See “Description of the Mortgage Pool—The Whole Loans”. See also “—Servicing of the Non-Serviced Mortgage Loans” below.

Realization Upon Mortgage Loans

If a payment default or material non-monetary default on a Serviced Mortgage Loan has occurred, then, pursuant to the PSA, the applicable special servicer, on behalf of the trustee, may, in accordance with the terms and provisions of the PSA, at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed-in-lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise. Such special servicer is not permitted, however, to cause the trustee to acquire title to any Mortgaged Property, have a receiver of rents appointed with respect to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the trustee, for the benefit of the Certificateholders, or any other specified person to be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or an “operator” of such Mortgaged Property within the meaning of certain federal environmental laws, unless such special servicer has determined in accordance with the Servicing Standard, based on an updated environmental assessment report prepared by a person who regularly conducts environmental audits and performed within six months prior to any such acquisition of title or other action (which report will be an expense of the issuing entity subject to the terms of the PSA) that:

(a)  such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant, that it would be in the best economic interest of the Certificateholders (and with respect to any Serviced Whole Loan, the related Companion Holders), as a collective whole as if such Certificateholders and, if applicable, Companion Holders constituted a single lender, to take such actions as are necessary to bring such Mortgaged Property in compliance with such laws, and

(b)  there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such hazardous materials are present for which such action could be required, after consultation with an environmental consultant, it would be in the best economic interest of the Certificateholders (and with respect to any Serviced Whole Loan, the related Companion Holders), as a collective whole as if such Certificateholders and, if applicable, Companion Holders constituted a single lender, to take such actions with respect to the affected Mortgaged Property.

Such requirement precludes enforcement of the security for the related Mortgage Loan until a satisfactory environmental site assessment is obtained (or until any required remedial action is taken), but will decrease the likelihood that the issuing entity will become liable for a material adverse environmental condition at the Mortgaged Property. However, we cannot assure you that the requirements of the PSA will effectively insulate the issuing entity from potential liability for a materially adverse environmental condition at any Mortgaged Property.

If title to any Mortgaged Property is acquired by the issuing entity (directly or through a single member limited liability company established for that purpose), the applicable special servicer will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the IRS grants (or has not denied) a qualifying extension of time to sell the Mortgaged Property or (2) such special servicer, the certificate administrator and the trustee receive an opinion of independent counsel to the effect that the holding of the Mortgaged Property by the Lower-Tier REMIC longer than the above-referenced 3 year period will not result in the imposition of a tax on any Trust REMIC or cause any Trust REMIC to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Subject to the foregoing and any other tax-related limitations, pursuant to the PSA, the applicable special servicer will generally be required to attempt to sell any Mortgaged Property so acquired in accordance with the Servicing Standard. The applicable special servicer will also be required to ensure that any Mortgaged Property acquired by the issuing entity is administered so that it constitutes “foreclosure property” within the meaning of Code Section 860G(a)(8) at all times, and that the sale of the Mortgaged Property does not result in the receipt by the issuing entity of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B). If any Lower-Tier REMIC acquires title to any Mortgaged Property, the applicable special servicer, on behalf of such Lower-Tier REMIC, will retain, at the expense of the issuing entity, an independent contractor to manage and operate the property. The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was more than 10% completed at the time default on the related Mortgage Loan became imminent. The retention of an independent contractor, however, will not relieve the applicable special servicer of its obligation to manage the Mortgaged Property as required under the PSA.

In general, the applicable special servicer will be obligated to cause any Mortgaged Property acquired as an REO Property to be operated and managed in a manner that would, in its reasonable judgment and in accordance with the Servicing Standard, maximize the issuing entity’s net after-tax proceeds from such property. Generally, no Trust REMIC will be taxable on income received with respect to a Mortgaged Property acquired by the issuing entity to the extent that it constitutes “rents from real property”, within the meaning of Code Section 856(c)(3)(A) and Treasury Regulations under the Code. Rents from real property include fixed rents and rents based on the gross receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are “customary” within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the issuing entity would not constitute rents from real property. In addition, it is possible that none of the income with respect to a Mortgaged Property would qualify if a separate charge is not stated for non-customary services provided to tenants or if such services are not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the Mortgaged

Property, such as a hospitality property, or rental income attributable to personal property leased in connection with a lease of real property if the rent attributable to personal property exceeds 15% of the total net rent for the taxable year. Any of the foregoing types of income may instead constitute “net income from foreclosure property”, which would be taxable to a REMIC at the federal corporate rate (which currently is 21%) and may also be subject to state or local taxes. The PSA provides that the applicable special servicer will be permitted to cause the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to Certificateholders is greater than another method of operating or net leasing the Mortgaged Property. Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders to permit the issuing entity to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax. These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of certificates. See “Material Federal Income Tax Considerations—Taxes That May Be Imposed on a REMIC—Prohibited Transactions”.

Under the PSA, each special servicer is required to establish and maintain one or more REO Accounts, to be held on behalf of the trustee for the benefit of the Certificateholders and with respect to a Serviced Whole Loan, the related Companion Holder, for the retention of revenues and insurance proceeds derived from each REO Property. Each special servicer is required to use the funds in the applicable REO Account to pay for the proper operation, management, maintenance and disposition of any REO Property for which it is acting as special servicer, but only to the extent that amounts on deposit in the applicable REO Account relate to such REO Property. To the extent that amounts in the applicable REO Account in respect of any REO Property are insufficient to make such payments, the applicable master servicer is required to make a Servicing Advance, unless it determines such Servicing Advance would be nonrecoverable. On the later of the date that is (x) on or prior to each Determination Date or (y) two business days after such amounts are received and properly identified, the applicable special servicer is required to remit to the master servicer for deposit all amounts received in respect of each REO Property during the most recently ended Collection Period, net of any amounts withdrawn to make any permitted disbursements, into the applicable Collection Account; provided that such special servicer may retain in the applicable REO Account permitted reserves.

Sale of Defaulted Loans and REO Properties

If the applicable special servicer determines in accordance with the Servicing Standard that no satisfactory arrangements (including by way of discounted payoff) can be made for collection of delinquent payments thereon and such sale would be in the best economic interests of the Certificateholders or, in the case of a Serviced Whole Loan, Certificateholders and any holder of the related Serviced Pari Passu Companion Loan or any holder of a related Serviced Subordinate Companion Loan (as a collective whole as if such Certificateholders and Companion Holder constituted a single lender and, with respect to a Serviced A/B Whole Loan, taking into account the subordinate nature of the related Serviced Subordinate Companion Loan) to attempt to sell a Defaulted Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan as described below, such special servicer will be required to use reasonable efforts to solicit offers for each Defaulted Loan on behalf of the Certificateholders and the holder of any related Serviced Companion Loan in such manner as will be reasonably likely to maximize the value of the Defaulted Loan on a net present value basis. To the extent that a Non-Serviced Mortgage Loan is not sold together with the related Non-Serviced Companion Loan by the related Non-Serviced Special Servicer, the applicable special servicer will, under certain limited circumstances specified in the related Intercreditor Agreement, be entitled to sell ((i) with the consent of the Directing Certificateholder if no Control Termination Event has occurred and is continuing and (ii) after consulting with the Risk Retention Consultation Party, in each case, with respect to any Mortgage Loan other than an Excluded Loan as to such party) such Non-Serviced Mortgage Loan if it determines in accordance with the Servicing Standard that such action would be in the best interests of the Certificateholders. In the absence of a cash offer at least equal to its outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other amounts under the PSA (a “Par Purchase Price”), the applicable special servicer may purchase the Defaulted Loan for the Par Purchase Price or may accept the first cash offer received from any person that constitutes a fair price for the Defaulted Loan. If multiple offers are received during the period designated by the applicable special servicer for receipt of offers, such special servicer is generally required to select the highest offer. The applicable special servicer is required to give the trustee, the certificate administrator, the applicable master servicer, the operating advisor and (other than in respect of any applicable Excluded Loan) the Directing Certificateholder (but only prior to the occurrence and continuance of a Consultation Termination Event), the holder of the related Subordinate Companion Loan (with respect to a Serviced A/B Whole Loan, but only prior to the occurrence of a Control Appraisal Period), and the Risk Retention Consultation Party 10 business days’ prior written notice of its intention to sell any such Defaulted Loan. Neither the trustee nor any of its affiliates may make an offer for or purchase any Defaulted Loan. “Defaulted Loan” means a Serviced Mortgage Loan or Serviced Whole Loan (i) that is delinquent at least 60 days in respect of its Periodic Payments (other than a balloon payment) or delinquent in respect of its balloon payment, if any; provided that in respect of a balloon payment, such period will be 120 days if the related borrower has provided the applicable special servicer with a written and fully executed commitment for refinancing of the related Mortgage Loan from an acceptable lender reasonably satisfactory in form and substance to such special servicer; and such delinquency is to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note or (ii) as to which such special servicer has, by written notice to the related borrower, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note.

The applicable special servicer will be required to determine whether any cash offer constitutes a fair price for any Defaulted Loan if the highest offeror is a person other than an Interested Person. In determining whether any offer from a person other than an Interested Person constitutes a fair price for any Defaulted Loan, such special servicer will be required to take into account (in addition to the results of any appraisal, updated appraisal or narrative appraisal that it may have obtained pursuant to the PSA within the prior 9 months), among other factors, the period and amount of the occupancy level and physical condition of the related Mortgaged Property and the state of the local economy.

If the offeror is an Interested Person (provided that the trustee may not be a offeror), then the trustee will be required to determine whether the cash offer constitutes a fair price unless (i) the offer is equal to or greater than the applicable Par Purchase Price and (ii) the offer is the highest offer received. Absent an offer at least equal to the Par Purchase Price, no offer from an Interested Person will constitute a fair price unless (A) it is the highest offer received and (B) at least two other offers are received from independent third parties. In determining whether any offer received from an Interested Person represents a fair price for any such Defaulted Loan, the trustee will be supplied with and will be required to rely on the most recent appraisal or updated appraisal conducted in accordance with the PSA within the preceding 9-month period or, in the absence of any such appraisal, on a new appraisal.

Except as provided in the following paragraph, the cost of any appraisal will be covered by, and will be reimbursable as, a Servicing Advance by the applicable master servicer.

Notwithstanding anything contained in the preceding paragraph to the contrary, if the trustee is required to determine whether a cash offer by an Interested Person constitutes a fair price, the trustee will be required to (at the expense of the Interested Person) designate an independent third party expert in real estate or commercial mortgage loan matters with at least 5 years’ experience in valuing loans similar to the subject Mortgage Loan or Serviced Whole Loan, as the case may be, that has been selected with reasonable care by the trustee to determine if such cash offer constitutes a fair price for such Mortgage Loan or Serviced Whole Loan. If the trustee designates such a third party to make such determination, the trustee will be entitled to rely conclusively upon such third party’s determination. The reasonable fees of, and the costs of all appraisals, inspection reports and broker opinions of value incurred by any such third party pursuant to this paragraph will be covered by, and will be reimbursable by, the Interested Person, and to the extent not collected from such Interested Person within 30 days of request therefor, by the applicable master servicer as a Servicing Advance; provided that the trustee will not engage a third party expert whose fees exceed a commercially reasonable amount as determined by the trustee.

The applicable special servicer is required to use reasonable efforts to solicit offers for each REO Property on behalf of the Certificateholders and the related Companion Holder(s) (if applicable) and to sell each REO Property in the same manner as with respect to a Defaulted Loan.

Notwithstanding any of the foregoing paragraphs, the applicable special servicer will not be required to accept the highest cash offer for a Defaulted Loan or REO Property if such special servicer determines, in consultation with (i) the Directing Certificateholder (unless a Consultation Termination Event has occurred and is continuing) and (ii) the Risk Retention Consultation Party, in each case, other than with respect to any Mortgage Loan that is an Excluded Loan as to such party and subject to the limitations on consultation under this “Pooling and Servicing Agreement” and, in the case of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s)), in accordance with the Servicing Standard (and subject to the requirements of any related Intercreditor Agreement), that rejection of such offer would be in the best interests of the Certificateholders and, in the case of a sale of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s) (as a collective whole as if such Certificateholders and, if applicable, the related Companion Holder(s) constituted a single lender (and with respect to any Serviced A/B Whole Loan, taking into account the subordinate nature of the related Subordinate Companion Loan)). In addition, the applicable special servicer may accept a lower offer (from any person other than itself or an affiliate) if it determines, in accordance with the Servicing Standard, that acceptance of such offer would be in the best interests of the Certificateholders and, in the case of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s) (as a collective whole as if such Certificateholders and, if applicable, the related Companion Holder(s) constituted a single lender (and with respect to any Serviced A/B Whole Loan, taking into account the subordinate nature of the related Subordinate Companion Loan)). The special servicers will be required to use reasonable efforts to sell all Defaulted Loans prior to the Rated Final Distribution Date.

An “Interested Person”, as of the date of any determination, is the depositor, any master servicer, any special servicer, the operating advisor, the asset representations reviewer, the certificate administrator, the trustee, the Directing Certificateholder, the Risk Retention Consultation Party, any sponsor, any Borrower Party, any independent contractor engaged by a special servicer, the trustee for the securitization of a related Companion Loan (with respect to a Whole Loan if it is a Defaulted Loan), any related Companion Holder or its representative, any holder of a related mezzanine loan or any known affiliate of any such party described above.

With respect to any Serviced Whole Loan, pursuant to the terms of the related Intercreditor Agreement(s), if such Serviced Whole Loan becomes a Defaulted Loan, and if the applicable special servicer determines to sell the related Mortgage Loan in accordance with the discussion in this “—Sale of Defaulted Loans and REO Properties” section, then such special servicer will be required to sell the related Pari Passu Companion Loans (and, in certain cases, the related Subordinate Companion Loans) together with such Mortgage Loan as one whole loan and will be required to require that all offers be submitted to the applicable special servicer in writing. The applicable special servicer will not be permitted to sell the related Mortgage Loan together with the related Companion Loan if such Serviced Whole Loan becomes a Defaulted Loan without the consent of the holder of the related Companion Loan, unless such special servicer complies with certain notice and delivery requirements set forth in the PSA and the related Intercreditor Agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”.

In connection with any such sale involving any Serviced A/B Whole Loan, the special servicer will also have the right (subject to the related Intercreditor Agreement), but not the obligation, to sell the related Subordinate Companion Loan if the special servicer determines that such sale is in accordance with the Servicing Standard (taking into account the subordinate nature of the applicable Subordinate Companion Loan). See “Description of the Mortgage Pool—The Whole Loans”.

In addition, with respect to each Non-Serviced Mortgage Loan, if such Mortgage Loan has become a defaulted loan under the related Non-Serviced PSA, the related Non-Serviced Special Servicer will generally have the right and obligation to sell such Mortgage Loan together with the related Companion Loan as notes evidencing one whole loan. The issuing entity, as the holder of such Non-Serviced Mortgage Loan, will have the right to consent to such sale, provided that such Non-Serviced Special Servicer may sell the related Non-Serviced Whole Loan without such consent if the required notices and information regarding such sale are provided to the issuing entity in accordance with the related Intercreditor Agreement. The Directing Certificateholder will be entitled to exercise such consent right so long as no Control Termination Event has occurred and is continuing, and if a Control Termination Event has occurred and is continuing, the applicable special servicer will be entitled to exercise such consent rights. See “Description of the Mortgage Pool—The Whole Loans”.

To the extent that Liquidation Proceeds collected with respect to any Mortgage Loan are less than the sum of (1) the outstanding principal balance of the Mortgage Loan, (2) interest accrued on the Mortgage Loan and (3) the aggregate amount of outstanding reimbursable expenses (including any (i) unpaid servicing compensation, (ii) unreimbursed Servicing Advances, (iii) accrued and unpaid interest on all Advances and (iv) additional expenses of the issuing entity) incurred with respect to the Mortgage Loan, the issuing entity will realize a loss in the amount of the shortfall. The trustee, the applicable master servicer and/or the applicable special servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any Mortgage Loan, prior to the distribution of those Liquidation Proceeds to Certificateholders, of any and all amounts that represent unpaid servicing compensation in respect of the related Mortgage Loan, certain unreimbursed expenses incurred with respect to the Mortgage Loan and any unreimbursed Advances (including interest on Advances) made with respect to the Mortgage Loan. In addition, amounts otherwise distributable on the certificates will be further reduced by interest payable to the applicable master servicer, the applicable special servicer or trustee on these Advances.

The Directing Certificateholder

General

Subject to the rights of the holder of any related Companion Loan under the related Intercreditor Agreements as described in the next paragraph and under “—Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans or Servicing Shift Whole Loans” below, for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will be entitled to advise (1) the applicable special servicer, with respect to all Major Decisions for all Serviced Mortgage Loans (other than any Excluded Loan), (2) the applicable special servicer, with respect to all Serviced Mortgage Loans, as to the Special Servicer Decisions described in clauses (iv), (v), (vi) and (vii) of the definition of “Special Servicer Decision” and (3) the applicable master servicer to the extent the Directing Certificateholder’s consent is required by the applicable clauses of the definition of “Master Servicer Decision”, and will have the right to replace the applicable special servicer with or without cause and have certain other rights under the PSA, each as described below. With respect to any Mortgage Loan other than an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, upon the occurrence and continuance of a Control Termination Event, the Directing Certificateholder will have certain consultation rights only, and upon the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder will not have any consent or consultation rights, as further described below.

With respect to any Serviced A/B Whole Loan, prior to the occurrence of a Control Appraisal Period with respect to the related Subordinate Companion Loan, the Directing Certificateholder will not be entitled to exercise the above-described rights, and those rights will be held by the holder of the related Subordinate Companion Loan in accordance with the PSA and the related Intercreditor Agreement. However, during a Control Appraisal Period with respect to any Serviced A/B Whole Loan, the Directing Certificateholder will have generally similar (although not necessarily identical) rights (including the rights described above) with respect to such Serviced A/B Whole Loan as it does for the other Mortgage Loans in the issuing entity. See “Description of the Mortgage Pool—The Whole Loans”.

The Risk Retention Consultation Party will be entitled to consult (other than with respect to any Excluded Loan with respect to the Risk Retention Consultation Party or the holder of the majority of the RR Interest) on a strictly non-binding basis with the applicable special servicer; provided, that prior to the occurrence and continuance of a Consultation Termination Event, the related Mortgage Loan must also be a Specially Serviced Loan.

The “Directing Certificateholder” will be (i) with respect to a Servicing Shift Mortgage Loan, the related Loan-Specific Directing Certificateholder, and (ii) with respect to each Mortgage Loan (other than the Servicing Shift Mortgage Loans), the Controlling Class Certificateholder (or its representative) selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as determined by the certificate registrar from time to time; provided, that

(1)      absent that selection, or

(2)      until a Directing Certificateholder is so selected, or

(3)      upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class (or its representative) will be the Directing Certificateholder; provided, that (i) in the case of this clause (3), in the event no one holder owns the largest aggregate Certificate Balance of the Controlling Class, then there will be no Directing Certificateholder until appointed in accordance with the terms of the PSA, and (ii) the certificate administrator and the other parties to the PSA will be entitled to assume that the identity of the Directing Certificateholder has not changed until such parties receive written notice of a replacement of the Directing Certificateholder from a party holding the requisite interest in the Controlling Class (as confirmed by the certificate registrar), or the resignation of the then-current Directing Certificateholder.

The initial Directing Certificateholder as determined pursuant to clause (ii) above is expected to be RREF III Debt AIV, LP or its affiliate.

As used herein, the term “Directing Certificateholder”, unless used in relation to a Servicing Shift Mortgage Loan, means the entity determined pursuant to clause (ii) of the definition of such term.

“Loan-Specific Directing Certificateholder” means, with respect to a Servicing Shift Mortgage Loan, the “controlling holder”, the “directing certificateholder”, the “directing holder”, “directing lender” or any analogous concept under the related Intercreditor Agreement. Prior to the related Servicing Shift Securitization Date, the Loan-Specific Directing Certificateholder with respect to a Servicing Shift Mortgage Loan will be the holder of the related Control Note, which is the holder listed next to the related Control Note in the column “Note Holder” in the table above entitled “Whole Loan Control Notes and Non-Control Notes”. On and after the related Servicing Shift Securitization Date, there will be no Loan-Specific Directing Certificateholder under the PSA with respect to such Servicing Shift Whole Loan.

In no event will the applicable master servicer or the applicable special servicer be required to consult with or obtain the consent of the holder of a Subordinate Companion Loan unless the holder of such Subordinate Companion Loan has delivered notice of its identity and contact information in accordance with the terms of the applicable Intercreditor Agreement (upon which notice the applicable master servicer and the applicable special servicer will be conclusively entitled to rely). The identity of and contact information for the holder of each Subordinate Companion Loan, as of the Closing Date, will be set forth in an exhibit to the PSA (each, an “Initial Subordinate Companion Loan Holder”). The applicable master servicer and the applicable special servicer will be required to consult with or obtain the consent of the applicable Initial Subordinate Companion Loan Holder, in accordance with the terms of the PSA and the applicable Intercreditor Agreement, and will be entitled to assume that the identity of the holder of the applicable Subordinate Companion Loan has not changed until written notice of the transfer of such Subordinate Companion Loan, including the identity of and contact information for the new holder thereof, is provided in accordance with the terms of the applicable Intercreditor Agreement.

A “Controlling Class Certificateholder” is each holder (or Certificate Owner, if applicable) of a certificate of the Controlling Class as determined by the certificate registrar from time to time, upon request by any party to the PSA.

The “Controlling Class” will be, as of any time of determination, the most subordinate class of Control Eligible Certificates then-outstanding that has an aggregate Certificate Balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts allocable to such class) at least equal to 25% of the initial Certificate Balance of that class; provided, that if at any time the Certificate Balances of the Principal Balance Certificates other than the Control Eligible Certificates and the RR Interest have been reduced to zero as a result of principal payments on the Mortgage Loans, then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has a Certificate Balance greater than zero without regard to any Cumulative Appraisal Reduction Amounts. The Controlling Class as of the Closing Date will be the Class H certificates.

The “Control Eligible Certificates” will be any of the Class G or Class H certificates.

Any master servicer, any special servicer, the operating advisor, the certificate administrator, the trustee or any certificateholder may request that the certificate registrar determine which class of certificates is the then-current Controlling Class and the certificate registrar must thereafter provide such information to the requesting party. The depositor, the trustee, any master servicer, any special servicer, the operating advisor and, for so long as no Consultation Termination Event has occurred and is continuing, the Directing Certificateholder, may request that the certificate administrator provide, and the certificate administrator must so provide, a list of the holders (or Certificate Owners, if applicable) of the Controlling Class at the expense of the issuing entity. The trustee, the certificate administrator, the master servicers, the special servicers and the operating advisor may each rely on any such list so provided.

In the event that no Directing Certificateholder or Risk Retention Consultation Party, as applicable, has been appointed or identified to either master servicer or any special servicer, as applicable, and such master servicer or special servicer, as applicable, has attempted to obtain such information from the certificate administrator and no such entity has been identified to such master servicer or special servicer, as applicable, then until such time as the new Directing Certificateholder or Risk Retention Consultation Party, as applicable, is identified to such master servicer and special servicer, such master servicer or special servicer, as applicable, will have no duty to consult with, provide notice to, or seek the approval or consent of any such Directing Certificateholder or Risk Retention Consultation Party, as applicable, as the case may be.

With respect to any matter for which the consent or consultation of the Directing Certificateholder or Risk Retention Consultation Party is required, to the extent no specific time period for deemed consent or deemed waiver of consultation rights is expressly stated in the PSA, in the event no response from the Controlling Class Representative or Risk Retention Consultation Party, as applicable, is received within 10 business days following written request for input on any required consent or consultation, the Controlling Class Representative or Risk Retention Consultation Party, as applicable, will be deemed to have consented or approved or consulted on the specific matter; provided, that the failure of the Controlling Class Representative or Risk Retention Consultation Party, as applicable, to respond will not affect any future matters with respect to the applicable Mortgage Loan or any other Mortgage Loan.

The Class G certificateholders that are the Controlling Class Certificateholders may waive their rights as the Controlling Class Certificateholders as described in “—Control Termination Event and Consultation Termination Event” below.

Major Decisions

Except as otherwise described under “—Control Termination Event and Consultation Termination Event” and “—Servicing Override” below and subject to the rights of the holder of any related Companion Loan under the related Intercreditor Agreement as described under “—Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans or Servicing Shift Whole Loans” below, prior to the occurrence and continuance of a Control Termination Event, the special servicers will not be permitted to take any of the following actions without the Directing Certificateholder’s consent (provided that if such written consent has not been received by the special servicer within 10 business days after receipt of the applicable special servicer’s written recommendation and analysis and all information reasonably requested by the Directing Certificateholder and reasonably available to the applicable special servicer in order to grant or withhold such consent, the Directing Certificateholder will be deemed to have approved such action); provided that the foregoing consent rights of the Directing Certificateholder will not apply to any Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class.

“Major Decision” means (i) with respect to any Serviced A/B Whole Loan (but only prior to the occurrence and continuance of a Control Appraisal Period), the “major decisions” under the related Intercreditor Agreement; and (ii) with respect to any Serviced Mortgage Loan or Serviced Whole Loan (and, in the case of clause (xii), a Non-Serviced Mortgage Loan), each of the following:

(i)      any proposed or actual foreclosure upon or comparable conversion (which may include acquisition of an REO Property) of the ownership of properties securing any Serviced Mortgage Loan or Serviced Companion Loan that comes into and continues in default;

(ii)     any modification, consent to a modification or waiver of any monetary term (other than late fees and default interest) or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted payoffs) of a Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan or any extension of the maturity date of such Mortgage Loan or Serviced Whole Loan other than in connection with a maturity default if refinancing or sale is expected within 120 days as provided in clause (viii) of the definition of “Master Servicer Decisions”;

(iii)    following a default or an event of default with respect to a Mortgage Loan or Serviced Whole Loan, any exercise of remedies, including the acceleration of the Mortgage Loan or Serviced Whole Loan or initiation of any proceedings, judicial or otherwise, under the related Mortgage Loan documents;

(iv)     any sale of a Defaulted Loan and any related defaulted Companion Loan, or any REO Property (other than in connection with the termination of the issuing entity as described under “—Termination; Retirement of Certificates”) or a defaulted Non-Serviced Mortgage Loan that the applicable special servicer is permitted to sell in accordance with the PSA, in each case, for less than the applicable Purchase Price;

(v)     any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at an REO Property;

(vi)     any release of material collateral or any acceptance of substitute or additional collateral for a Serviced Mortgage Loan or Serviced Whole Loan or any consent to either of the foregoing, other than if required pursuant to the specific terms of the related Mortgage Loan documents and for which there is no lender discretion;

(vii)     any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a Serviced Mortgage Loan or a Serviced Whole Loan, or any consent to such a waiver or consent to a transfer of the Mortgaged Property or interests in the borrower, other than (A) any such transfer as described under clause (xiii) of the definition of “Master Servicer Decision”, or (B) solely with respect to a Mortgage Loan secured by a residential cooperative property, subject to the satisfaction of various conditions and subject to certain parameters set forth in the PSA and discussed under “Description of the Mortgage Pool—Additional Indebtedness—Other Secured Indebtedness—Additional Debt Financing for Mortgage Loans Secured by Residential Cooperatives” in this prospectus, (a) the waiver of a “due-on-encumbrance” clause with respect to a mortgage loan secured by a residential cooperative property to permit subordinate debt secured by the related mortgaged property and (b) the incurrence of additional indebtedness by a borrower of a Mortgage Loan secured by a residential cooperative property;

(viii)    other than in the case of a Mortgage Loan secured by a residential cooperative property, any property management company changes with respect to a Mortgage Loan, including, without limitation, approval of the termination of a manager and appointment of a new property manager, in each case, if the replacement property manager is a Borrower Party or the Mortgage Loan has an outstanding principal balance equal to or greater than $10,000,000;

(ix)    any franchise changes with respect to a Mortgage Loan for which the lender is required to consent or approve such changes under the related Mortgage Loan documents;

(x)     other than in the case of any Non-Specially Serviced Loan secured by a residential cooperative property, releases of any material amounts from escrow accounts, reserve accounts or letters of credit held as performance escrows or reserves, other than those required pursuant to the specific terms of the related Serviced Mortgage Loan or Serviced Whole Loan and for which there is no lender discretion, and other than those that are permitted to be undertaken by the applicable master servicer without the consent of the applicable special servicer under the PSA;

(xi)    any acceptance of an assumption agreement or any other agreement permitting a transfer of interests in a borrower or guarantor releasing a borrower or guarantor from liability under a Serviced Mortgage Loan or Serviced Whole Loan other than pursuant to the specific terms of such Mortgage Loan or Serviced Whole Loan and for which there is no lender discretion;

(xii)     subject to the proviso at the end of this definition, any modification, amendment, consent to a modification or waiver of any material term of any intercreditor, co-lender or similar agreement with any mezzanine lender, subordinate debt holder or Pari Passu Companion Loan holder related to a Mortgage Loan or Whole Loan, or any action to enforce rights (or decision not to enforce rights) with respect thereto; provided, however, that any such modification or amendment that would adversely impact the applicable master servicer will additionally require the consent of such master servicer as a condition to its effectiveness;

(xiii)    agreeing to any modification, waiver, consent or amendment of the related Mortgage Loan or Serviced Whole Loan in connection with a defeasance if such proposed modification, waiver, consent or amendment is with respect to (A) a modification of the type of defeasance collateral required under the Mortgage Loan or

Serviced Whole Loan documents such that defeasance collateral other than direct, non-callable obligations of the United States would be permitted or (B) a modification that would permit a principal prepayment instead of defeasance if the applicable loan documents do not otherwise permit such principal prepayment;

(xiv)    other than with respect to a Non-Specially Serviced Loan, any determination of Acceptable Insurance Default; and

(xv)     any consent to incurrence of additional debt by a borrower or mezzanine debt by a direct or indirect parent of a borrower, to the extent the mortgagee’s approval is required under the related Mortgage Loan documents, other than with respect to a Mortgage Loan secured by a residential cooperative property, as to which certain parameters set forth in the PSA (and discussed under “Description of the Mortgage Pool—Additional Indebtedness—Other Secured Indebtedness—Additional Debt Financing for Mortgage Loans Secured by Residential Cooperatives”) have been satisfied;

provided that with respect to any Non-Specially Serviced Loan or any Non-Serviced Mortgage Loan, if the applicable special servicer determines, with respect to clause (xii) above, that a modification, amendment or waiver is administrative in nature, including a note splitting amendment, it is required to provide written notice of such determination to the applicable master servicer, in which case, the applicable master servicer will process such decision and such decision will be deemed to be a Master Servicer Decision not a Major Decision; provided, further, that the applicable special servicer will be required to make any such determination and provide any such notice within two (2) business days of its receipt of a request related to any such decision.

A “Non-Specially Serviced Loan” means any Serviced Mortgage Loan or Serviced Companion Loan that is not a Specially Serviced Loan.

Subject to the terms and conditions described in this section, the applicable special servicer will be required to process all requests for any matter that constitutes a “Major Decision” with respect to all Serviced Mortgage Loans and Serviced Companion Loans. Upon receiving a request for any matter described in this section that constitutes a Major Decision with respect to a Serviced Mortgage Loan and any Serviced Companion Loan that is not a Specially Serviced Loan, the applicable master servicer will be required to promptly forward such request to the applicable special servicer and such special servicer will be required to process such request (including, without limitation, interfacing with the borrower) and, except as provided in the next sentence, such master servicer will have no further obligation with respect to such request or the Major Decision. With respect to such request, such master servicer will continue to cooperate with reasonable requests of such special servicer by delivering any additional information in such master servicer’s possession to such special servicer that is reasonably requested by such special servicer relating to such Major Decision. The master servicers will not be permitted to process any Major Decision or Special Servicer Decision and will not be required to interface with the borrower or provide a written recommendation and analysis with respect to any Major Decision or Special Servicer Decision.

In addition, the applicable master servicer is required to provide the applicable special servicer with any notice that it receives relating to a default by the borrower under a ground lease where the collateral for the Mortgage Loan is the ground lease, and such special servicer will determine in accordance with the Servicing Standard whether the issuing entity as lender should cure any borrower defaults relating to ground leases. Any costs relating to any such cure of a borrower default relating to a ground lease is required to be paid by the applicable master servicer as a Servicing Advance.

With respect to any Serviced A/B Whole Loan, prior to the occurrence of a Control Appraisal Period with respect to the related Subordinate Companion Loan, the Directing Certificateholder will not be entitled to exercise the rights described in this section, and the rights to exercise any “major decision” under the related Intercreditor Agreement with respect to any Serviced A/B Whole Loan will be held by the holder of the related Subordinate Companion Loan in accordance with the PSA and the related Intercreditor Agreement. However, during a Control Appraisal Period with respect to any Serviced A/B Whole Loan, the Directing Certificateholder will have the generally similar (although not necessarily identical) rights (including the rights described above) with respect to such Serviced A/B Whole Loan as it does for the other Mortgage Loans in the issuing entity. See “Description of the Mortgage Pool—The Whole Loans”.

With respect to (i) prior to the occurrence and continuance of a Consultation Termination Event, any Major Decision relating to a Specially Serviced Loan, and (ii) after the occurrence and during the continuance of a Consultation Termination Event, any Major Decision relating to a Mortgage Loan (in each case, other than with respect to an Excluded Loan with respect to the Risk Retention Consultation Party or the holder of the majority of the RR Interest), each special servicer will be required to provide copies of any notice, information and report that it is required to provide to the Directing Certificateholder pursuant to the PSA with respect to such Major Decision to the Risk Retention Consultation Party, within the same time frame it is required to provide such notice, information or report to the Directing Certificateholder (for this purpose, without regard to whether such items are actually required to be provided to the Directing Certificateholder under the PSA due to the occurrence of a Control Termination Event or a Consultation Termination Event).

Notwithstanding anything to the contrary contained herein, after the occurrence and during the continuance of a Control Termination Event but prior to the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder will remain entitled to receive any notices, reports or information to which it is entitled, and the applicable special servicer and any other applicable party will be required to consult (on a non-binding basis) with the Directing Certificateholder (other than with respect to any Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class) in connection with any action to be taken or refrained from being taken in accordance with the PSA. After the occurrence and continuance of a Consultation Termination Event (and at any time with respect to any Excluded Loan with respect the Directing Certificateholder or the holder of the majority of the Controlling Class), the Directing Certificateholder will have no direction, consultation or consent rights and no right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Directing Certificateholder.

Asset Status Report

So long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to disapprove the Asset Status Report prepared by any special servicer with respect to a Specially Serviced Loan (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party or, with respect to a Serviced A/B Whole Loan, prior to the occurrence and continuance of a Control Appraisal Period). If a Consultation Termination Event has occurred and is continuing, the Directing Certificateholder will have no right to consult with the applicable special servicer with respect to the Asset Status Reports. See “—Asset Status Report” above.

Notwithstanding the foregoing, with respect to a Serviced A/B Whole Loan, prior to the occurrence and continuance of a Control Appraisal Period, the Directing Certificateholder will not be entitled to exercise the control and consent rights described in this section, and those rights will be held by the holder of the related Subordinate Companion Loan. The applicable special servicer will prepare an Asset Status Report for such Serviced A/B Whole Loan within 60 days after it becomes a Specially Serviced Loan in accordance with the terms of the PSA and any applicable provisions of the related Intercreditor Agreement, and the Directing Certificateholder will have no approval rights over any such Asset Status Report. However, during a Control Appraisal Period with respect to a Serviced A/B Whole Loan, the Directing Certificateholder will have generally similar (although not necessarily identical) rights (including the rights described above) with respect to such Serviced A/B Whole Loan as it does for the other Mortgage Loans in the issuing entity.

Replacement of a Special Servicer

With respect to any Mortgage Loan other than an applicable Excluded Loan and for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to replace any special servicer with or without cause as described under “—Replacement of a Special Servicer Without Cause” and “—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events” below.

Control Termination Event and Consultation Termination Event

With respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan or any applicable Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class) or Serviced Whole Loan and subject to the rights of any Companion Holder under an Intercreditor Agreement, if a Control Termination Event has occurred and is continuing, but for so long as no Consultation Termination Event has occurred and is continuing, the applicable special servicer will not be required to obtain the consent of the Directing Certificateholder with respect to any of the Major Decisions or Asset Status Reports, but will be required to consult with the Directing Certificateholder in connection with any Major Decision or Asset Status Report (or any other matter for which the consent of the Directing Certificateholder would have been required or for which the Directing Certificateholder would have the right to direct such special servicer if no Control Termination Event had occurred and was continuing) and to consider alternative actions recommended by the Directing Certificateholder, in respect of such Major Decision or Asset Status Report (or such other matter). Additionally, upon request, such special servicer will be required to consult with the Risk Retention Consultation Party in connection with any Major Decision not relating to an Excluded Loan as to such party and consider alternative actions recommended by the Risk Retention Consultation Party. Any such consultation will not be binding on the applicable special servicer; provided, that prior to the occurrence and continuance of a Consultation Termination Event, the related Mortgage Loan must also be a Specially Serviced Loan. In the event such special servicer receives no response from the Directing Certificateholder or the Risk Retention Consultation Party, as applicable, within 10 business days following its written request for input on any required consultation, such special servicer will not be obligated to consult with the Directing Certificateholder or the Risk Retention Consultation Party, as applicable, on the specific matter; provided, however, that the failure of the Directing Certificateholder to respond will not relieve such special servicer from consulting with the Directing Certificateholder on any future matters with respect to the related Mortgage Loan (other than a Non-Serviced Mortgage Loan or any applicable Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class) or Serviced Whole Loan. With respect to any Excluded Special Servicer Loan (that is not also an applicable Excluded Loan as to the Directing

Certificateholder or the holder of the majority of the Controlling Class), if any, the Directing Certificateholder (prior to the occurrence and continuance of a Control Termination Event) will be required to select an Excluded Special Servicer with respect to such Excluded Special Servicer Loan. After the occurrence and during the continuance of a Control Termination Event, if at any time the applicable Excluded Special Servicer Loan is also an applicable Excluded Loan or if the Directing Certificateholder is entitled to appoint the Excluded Special Servicer but does not so appoint within 30 days of notice of resignation, the resigning special servicer will be required to use reasonable efforts to select the related Excluded Special Servicer. The resigning special servicer will not have any liability with respect to the actions or inactions of the applicable Excluded Special Servicer or with respect to the identity of the applicable Excluded Special Servicer.

In addition, if a Control Termination Event has occurred and is continuing, the applicable special servicer will also be required to consult with the operating advisor in connection with any Major Decision (and such other matters that are subject to consultation rights of the operating advisor pursuant to the PSA) and to consider alternative actions recommended by the operating advisor in respect of such Major Decision; provided that such consultation is on a non-binding basis. In the event such special servicer receives no response from the operating advisor within 10 business days following the later of (i) its written request for input on any required consultation and (ii) delivery of all such additional information reasonably requested by the operating advisor related to the subject matter of such consultation, such special servicer will not be obligated to consult with the operating advisor on the specific matter; provided, however, that the failure of the operating advisor to respond will not relieve such special servicer from consulting with the operating advisor on any future matters with respect to the related Mortgage Loan or Serviced Whole Loan or any other Mortgage Loan. Notwithstanding anything to the contrary contained in this prospectus, with respect to any applicable Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class (regardless of whether a Control Termination Event has occurred and is continuing), the applicable special servicer or the related Excluded Special Servicer, as applicable, will be required to consult with the operating advisor, on a non-binding basis, in connection with the related transactions involving proposed Major Decisions and consider alternative actions recommended by the operating advisor, in respect thereof, in accordance with the procedures set forth in the PSA for consulting with the operating advisor.

If a Consultation Termination Event has occurred and is continuing, no class of certificates will act as the Controlling Class, and the Directing Certificateholder will not have any consultation or consent rights under the PSA or any right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Directing Certificateholder under the PSA. The applicable special servicer will nonetheless be required to consult with only the operating advisor in connection with Major Decisions, asset status reports and other material special servicing actions to the extent set forth in the PSA, and no Controlling Class Certificateholder will be recognized or have any right to approve or be consulted with respect to asset status reports or material special servicer actions.

A “Control Termination Event” will occur when (i) the Class G certificates have a Certificate Balance (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such class) of less than 25% of the initial Certificate Balance of that class or (ii) a holder of the Class G certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor controlling class certificateholder as described below; provided, that no Control Termination Event may occur with respect to the Loan-Specific Directing Certificateholder and the term “Control Termination Event” will not be applicable to the Loan-Specific Directing Certificateholder; provided, however, that a Control Termination Event will be deemed not continuing in the event that the Certificate Balances of the Principal Balance Certificates other than the Control Eligible Certificates and the RR Interest have been reduced to zero as a result of principal payments on the Mortgage Loans.

A “Consultation Termination Event” will occur when (i) there is no class of Control Eligible Certificates that has a then-outstanding Certificate Balance at least equal to 25% of the initial Certificate Balance of that class, in each case, without regard to the application of any Cumulative Appraisal Reduction Amounts; or (ii) a holder of the Class G certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor controlling class certificateholder pursuant to the terms of the PSA; provided that no Consultation Termination Event resulting solely from the operation of clause (ii) will be deemed to have existed or be in continuance with respect to a successor holder of the Class G certificates that has not irrevocably waived its right to exercise any of the rights of the Controlling Class Certificateholder; provided, that no Consultation Termination Event may occur with respect to a Loan-Specific Directing Certificateholder, and the term “Consultation Termination Event” will not be applicable to a Loan-Specific Directing Certificateholder; provided, further, that a Consultation Termination Event will be deemed not continuing in the event that the Certificate Balances of the Principal Balance Certificates other than the Control Eligible Certificates and the RR Interest have been reduced to zero as a result of principal payments on the Mortgage Loans.

The Directing Certificateholder will not have any consent or consultation rights with respect to any Mortgage Loan determined to be an Excluded Loan as to either such Directing Certificateholder or the holder of the majority of the Controlling Class. Notwithstanding the proviso to each of the definitions of “Control Termination Event” and “Consultation Termination Event”, in respect of the servicing of any such Excluded Loan, a Control Termination Event and a Consultation Termination Event will each be deemed to have occurred with respect to any such Excluded Loan.

With respect to any Serviced A/B Whole Loan, prior to the occurrence of a Control Appraisal Period with respect to the related Subordinate Companion Loan, the Directing Certificateholder will not be entitled to exercise the control and consent rights described in this section, and those rights will be held by holder of the related Subordinate Companion Loan in accordance with the PSA and the related Intercreditor Agreement. However, during a Control Appraisal Period with respect to any Serviced A/B Whole Loan, the Directing Certificateholder will have generally similar (although not necessarily identical) rights (including the rights described above) with respect to such Serviced A/B Whole Loan as it does for the other Mortgage Loans in the issuing entity. See “Description of the Mortgage Pool—The Whole Loans”.

At any time that the Controlling Class Certificateholder is the holder of a majority of the Class G certificates and the Class G certificates are the Controlling Class, it may waive its right (a) to appoint the Directing Certificateholder and (b) to exercise any of the Directing Certificateholder’s rights set forth in the PSA by irrevocable written notice delivered to the depositor, certificate administrator, master servicers, special servicers and operating advisor. During such time, the applicable special servicer will be required to consult with only the operating advisor in connection with asset status reports and material special servicing actions to the extent set forth in the PSA, and no Controlling Class Certificateholder will be recognized or have any right to replace such special servicer or approve or be consulted with respect to asset status reports or material special servicer actions. Any such waiver will remain effective until such time as the majority Controlling Class Certificateholder sells or transfers all or a portion of its interest in the certificates to an unaffiliated third party if such unaffiliated third party then holds the majority of the Controlling Class after giving effect to such transfer. Following any such sale or transfer of Class G certificates, the successor Class G certificateholder that is the majority Controlling Class Certificateholder will be reinstated as, and will again have the rights of, the Controlling Class Certificateholder without regard to any prior waiver by the predecessor certificateholder that was the majority Controlling Class Certificateholder. The successor Class G certificateholder that is the Controlling Class Certificateholder will also have the right to irrevocably waive its right to appoint the Directing Certificateholder and to exercise any of the rights of the Controlling Class Certificateholder. In the event of any transfer of the Class G certificates by a Controlling Class Certificateholder that had irrevocably waived its rights as described in this paragraph, the successor Controlling Class Certificateholder that purchased such Class G certificates, even if it does not waive its rights as described in the preceding sentence, will not have any consent rights with respect to any Mortgage Loan that became a Specially Serviced Loan prior to such successor Controlling Class Certificateholder’s purchase of such Class G certificates and had not become a Corrected Loan prior to such purchase until such Mortgage Loan becomes a Corrected Loan.

For a description of certain restrictions on any modification, waiver or amendment to the Mortgage Loan documents, see “—Modifications, Waivers and Amendments” above.

Servicing Override

In the event that the applicable master servicer or the applicable special servicer, as applicable, determines that immediate action with respect to any applicable Master Servicer Decision, Special Servicer Decision or Major Decision (or any other matter requiring consent of the Directing Certificateholder with respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, and with respect to the Directing Certificateholder, prior to the occurrence and continuance of a Control Termination Event in the PSA (or any matter requiring consultation with the Directing Certificateholder, the Risk Retention Consultation Party or the operating advisor)) is necessary to protect the interests of the Certificateholders (and, with respect to a Serviced Whole Loan, the interest of the Certificateholders and the holders of any related Serviced Pari Passu Companion Loan), as a collective whole (taking into account the pari passu nature of any Companion Loan), such master servicer or special servicer, as the case may be, may take any such action without waiting for the Directing Certificateholder’s response (or without waiting to consult with the Directing Certificateholder, the Risk Retention Consultation Party or the operating advisor, as the case may be); provided that such special servicer or master servicer, as applicable, provides the Directing Certificateholder and the Risk Retention Consultation Party (or the operating advisor, if applicable) with prompt written notice following such action including a reasonably detailed explanation of the basis for such action.

Similarly, with respect to any Serviced A/B Whole Loan, in the event that the master servicer or the special servicer, as applicable, determines that immediate action with respect to any Major Decision (or any other matter requiring consent of the related holder of the Subordinate Companion Loan prior to the occurrence and continuance of a Control Appraisal Period (or any matter requiring consultation with the related holder of the Subordinate Companion Loan)) is necessary to protect the interests of the Certificateholders, as a collective whole (taking into account the subordinate nature of the related Subordinate Companion Loan), the master servicer or the special servicer, as the case may be, may take any such action without waiting for the related Companion Holder’s response (or without waiting to consult with the related Companion Holder); provided that the special servicer or master servicer, as applicable, provides the related holder of the Subordinate Companion Loan with prompt written notice following such action including a reasonably detailed explanation of the basis for such action.

In addition, neither the applicable master servicer nor the applicable special servicer (i) will be required to take or refrain from taking any action pursuant to instructions or objections from the Directing Certificateholder or, in the case of any Serviced A/B Whole Loan, the holder of the related Subordinate Companion Loan or (ii) may follow any advice or consultation provided by the Directing Certificateholder, the Risk Retention Consultation Party or the holder of a Serviced Pari Passu Companion Loan (or its representative), or, in the case of a Serviced A/B Whole Loan, the holder of the related Subordinate Companion Loan that would (1) cause it to violate any applicable law, the related Mortgage Loan documents, any related Intercreditor Agreement, the PSA, including the Servicing Standard, or the REMIC provisions, (2) expose any master servicer, any special servicer, the certificate administrator, the operating advisor, the asset representations reviewer, the issuing entity or the trustee to liability, (3) materially expand the scope of responsibilities of a master servicer or special servicer, as applicable, under the PSA or (4) cause such master servicer or special servicer, as applicable, to act, or fail to act, in a manner which in the reasonable judgment of such master servicer or special servicer, as applicable, is not in the best interests of the Certificateholders.

Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans or Servicing Shift Whole Loans

With respect to any Non-Serviced Whole Loan or Servicing Shift Whole Loan, the Directing Certificateholder for this securitization will not be entitled to exercise the rights described above, but such rights, or rights substantially similar to those rights, will be exercisable by the related Non-Serviced Directing Certificateholder or Controlling Holder, as applicable. The issuing entity, as the holder of a Non-Serviced Mortgage Loan or Servicing Shift Mortgage Loan, has consultation rights with respect to certain major decisions relating to the related Non-Serviced Whole Loan or Servicing Shift Whole Loan, as applicable, and, other than in respect of an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will be entitled to exercise such consultation rights of the issuing entity pursuant to the terms of the related Intercreditor Agreement. In addition, other than in respect of an applicable Excluded Loan, so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder may have certain consent rights in connection with a sale of a Non-Serviced Whole Loan or Servicing Shift Whole Loan that has become a defaulted loan under the PSA or the related Non-Serviced PSA, as applicable. See also “Description of the Mortgage Pool—The Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans”.

Rights of the Holders of Serviced Pari Passu Companion Loans

With respect to a Serviced Whole Loan that has a related Pari Passu Companion Loan, the holder of the related Pari Passu Companion Loan has consultation rights with respect to certain Major Decisions and notice and information rights in connection with the sale of such Serviced Whole Loan if it has become a Defaulted Loan to the extent described in “Description of the Mortgage Pool—The Whole Loans—The Serviced Whole Loans” and “—Sale of Defaulted Loans and REO Properties”.

Limitation on Liability of Directing Certificateholder

The Directing Certificateholder will not be liable to the issuing entity or the Certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment. However, the Directing Certificateholder will not be protected against any liability to the Controlling Class Certificateholders that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties owed to the Controlling Class Certificateholders.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the Directing Certificateholder:

(a)  may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(b)  may act solely in the interests of the holders of the Controlling Class;

(c)  does not have any liability or duties to the holders of any class of certificates other than the Controlling Class;

(d)  may take actions that favor the interests of the holders of one or more classes including the Controlling Class over the interests of the holders of one or more other classes of certificates; and

(e)  will have no liability whatsoever for having so acted as set forth in (a) – (d) above, and no Certificateholder may take any action whatsoever against the Directing Certificateholder or any director, officer, employee, agent or principal of the Directing Certificateholder for having so acted.

The taking of, or refraining from taking, any action by either master servicer or any special servicer in accordance with the direction of or approval of the Directing Certificateholder, which does not violate the terms of any Mortgage Loan, any law, the Servicing Standard or the provisions of the PSA or the related Intercreditor Agreement, will not result in any liability on the part of such master servicer or special servicer.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the holders of a Servicing Shift Companion Loan, a Non-Serviced Companion Loan or a Control Note (prior to the occurrence and continuance of a Control Appraisal Period, if applicable) or their respective designees (e.g., the related Non-Serviced Directing Certificateholder) will have limitations on liability with respect to actions taken in connection with the related Mortgage Loan similar to the limitations of the Directing Certificateholder described above pursuant to the terms of the related Intercreditor Agreement and the related Non-Serviced PSA. See “Description of the Mortgage Pool—The Whole Loans”.

The Operating Advisor

General

The operating advisor will act solely as a contracting party to the extent set forth in the PSA, and in accordance with the Operating Advisor Standard, and will have no fiduciary duty to any party. The operating advisor’s duties will be limited to its specific duties under the PSA, and the operating advisor will have no duty or liability to any particular class of certificates or any Certificateholder or any third party. The operating advisor is not a special servicer or a sub-servicer and will not be charged with changing the outcome on any particular Specially Serviced Loan. By purchasing a certificate, potential investors acknowledge and agree that there could be multiple strategies to resolve any Specially Serviced Loan and that the goal of the operating advisor’s participation is to provide additional input relating to the special servicers’ compliance with the Servicing Standard in making its determinations as to which strategy to execute.

Potential investors should note that the operating advisor is not an “advisor” for any purpose other than as specifically set forth in the PSA and is not an advisor to any person, including without limitation any Certificateholder. For the avoidance of doubt, the operating advisor is not an “investment adviser” within the meaning of the Investment Advisers Act of 1940, as amended or a broker or dealer within the meaning of the Exchange Act. See “Risk Factors—Other Risks Relating to the Certificates—Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment”.

Notwithstanding the foregoing, the operating advisor will generally have no obligations or consultation rights as operating advisor under the PSA for this transaction with respect to any Non-Serviced Whole Loan (which will be serviced pursuant to the related Non-Serviced PSA) or any related REO Properties, except as described under “—Description of the Mortgage Pool—The Whole Loans”. Meanwhile, the operating advisors or equivalent parties under the applicable Non-Serviced PSA have certain obligations and consultation rights with respect to the related Non-Serviced Companion Loan. Furthermore, the operating advisor will have no obligations or responsibility at any time to review or assess the actions of either master servicer for compliance with the Servicing Standard, and the operating advisor will not be required to consider such master servicer actions in connection with any annual report.

Duties of Operating Advisor While No Control Termination Event Has Occurred and Is Continuing

With respect to each Serviced Mortgage Loan or Serviced Whole Loan (other than a Servicing Shift Whole Loan), unless a Control Termination Event has occurred and is continuing (or, with respect to any Serviced A/B Whole Loan, unless both a Control Termination Event and a Control Appraisal Period have occurred and are continuing), the operating advisor’s obligations will be limited to the following, and generally will not involve an assessment of specific actions of any special servicer:

(a)  promptly reviewing information available to Privileged Persons on the certificate administrator’s website that is relevant to the operating advisor’s obligations under the PSA;

(b)  promptly reviewing each Final Asset Status Report; and

(c)  reviewing any Appraisal Reduction Amount and net present value calculations used in the applicable special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan (after they have been finalized); however the operating advisor may not opine on, or otherwise call into question, such Appraisal Reduction Amount calculations and/or net present value calculations (except that if the operating advisor discovers a mathematical error contained in such calculations, then the operating advisor will be required to notify such special servicer of such error).

The operating advisor’s review of information (other than a Final Asset Status Report and information accompanying such report) or interaction with the applicable special servicer related to any specific Specially Serviced Loan is only to provide background information to support the operating advisor’s duties following a servicing transfer, if needed, or to allow more meaningful interaction with such special servicer.

A “Final Asset Status Report”, with respect to any Specially Serviced Loan, means each related Asset Status Report, together with such other data or supporting information provided by the applicable special servicer to the Directing Certificateholder or the Risk Retention Consultation Party which does not include any communication (other than the related Asset Status Report) between such special servicer and Directing Certificateholder or the Risk Retention Consultation Party with respect to such Specially Serviced Loan; provided that, with respect to any Mortgage Loan other than an Excluded Loan, so long as no Control Termination Event has occurred and is continuing, no Asset Status Report will be considered to be a Final Asset Status Report unless the Directing Certificateholder has either finally approved of and consented to the actions proposed to be taken in connection therewith, or has exhausted all of its rights of approval or consent or has been deemed to have approved or consented to such action or the Asset Status Report is otherwise being implemented by the applicable special servicer in accordance with the terms of the PSA. In addition, after the occurrence and continuance of a Control Termination Event, no Asset Status Report will be a Final Asset Status Report unless and until the operating advisor is consulted with or deemed to have been consulted with pursuant to the PSA. No such consultation will be required prior to a Control Termination Event and, during such period, the operating advisor is only required to review Final Asset Status Reports delivered to it by the special servicers.

The special servicer will be required to notify the operating advisor of whether any Asset Status Report delivered to the operating advisor is a Final Asset Status Report, which notification may be satisfied by (i) delivery of an Asset Status Report that is either signed by the Directing Certificateholder or that otherwise includes an indication that such Asset Status Report is deemed approved due to the passage of any required consent or consultation time period or (ii) such other method as reasonably agreed to by the operating advisor and the special servicer.

Duties of Operating Advisor While a Control Termination Event Has Occurred and Is Continuing

With respect to each Serviced Mortgage Loan (other than a Servicing Shift Mortgage Loan) or Serviced Whole Loan, (other than a Servicing Shift Whole Loan), after a Control Termination Event has occurred and is continuing (or, with respect to any Serviced A/B Whole Loan, after the occurrence and during the continuance of both a Control Termination Event and a Control Appraisal Period), the operating advisor’s obligations will consist of the following:

(a)  the operating advisor will be required to consult (on a non-binding basis) with the applicable special servicer in respect of the Asset Status Reports in accordance with the Operating Advisor Standard, as described under “—Asset Status Report”;

(b)  the operating advisor will be required to consult (on a non-binding basis) with the applicable special servicer in accordance with the Operating Advisor Standard with respect to Major Decisions as described under “—The Directing Certificateholder—Major Decisions”;

(c)  the operating advisor will be required to prepare an annual report (if any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan was a Specially Serviced Loan during the prior calendar year) substantially in the form attached to this prospectus as Annex C to be provided to the trustee, the applicable master servicer, the applicable special servicer, the Rating Agencies, the certificate administrator

(and made available through the certificate administrator’s website) and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website) in accordance with the Operating Advisor Standard, as described below under “—Annual Report”; and

(d)  the operating advisor will be required to promptly recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with: (1) any Appraisal Reduction Amount or Collateral Deficiency Amount (if the special servicer has calculated any such Appraisal Reduction Amount or Collateral Deficiency Amount) or (2) net present value calculations used in the applicable special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan prior to utilization by such special servicer.

In connection with the performance of the duties described in clause (d) above:

(i)     after the calculation but prior to the utilization by the applicable special servicer, such special servicer will be required to deliver the foregoing calculations together with information and support materials (including such additional information reasonably requested by the operating advisor to confirm the mathematical accuracy of such calculations, but not including any Privileged Information) to the operating advisor;

(ii)    if the operating advisor does not agree with the mathematical calculations or the application of the applicable non-discretionary portions of the formula required to be utilized for such calculation, the operating advisor and the applicable special servicer will be required to consult with each other in order to resolve any inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations or any disagreement; and

(iii)   if the operating advisor and the applicable special servicer are not able to resolve such matters, the operating advisor will be required to promptly notify the certificate administrator and the certificate administrator will be required to examine the calculations and supporting materials provided by such special servicer and the operating advisor and determine which calculation is to apply and will provide such parties prompt written notice of its determination.

With respect to the operating advisor’s review of net present value or Appraisal Reduction Amount calculations as described above, the operating advisor’s recalculation will not take into account the reasonableness of applicable special servicer’s property and borrower performance assumptions or other similar discretionary portions of the net present value or Appraisal Reduction Amount calculation.

The “Operating Advisor Standard” means the requirement that the operating advisor must act solely on behalf of the issuing entity and in the best interest of, and for the benefit of, the Certificateholders and, with respect to any Serviced Whole Loan for the benefit of the holders of the related Companion Loan (as a collective whole as if such Certificateholders and Companion Holders constituted a single lender), and not to holders of any particular class of certificates (as determined by the operating advisor in the exercise of its good faith and reasonable judgment), but without regard to any conflict of interest arising from any relationship that the operating advisor or any of its affiliates may have with any of the underlying borrowers, any sponsor, any mortgage loan seller, the depositor, any master servicer, any special servicer, the asset representations reviewer, any Certificateholder, the

Directing Certificateholder, the Risk Retention Consultation Party, or any of their respective affiliates.

Annual Report. After the occurrence and during the continuance of a Control Termination Event, based on the operating advisor’s review of any Assessment of Compliance report, Attestation Report, Asset Status Report and other information (other than any communications between the Directing Certificateholder and the applicable special servicer that would be Privileged Information) delivered to the operating advisor by the applicable special servicer, including each Asset Status Report delivered during the prior calendar year, the operating advisor will (if any Mortgage Loans were Specially Serviced Loans in the prior calendar year) prepare an annual report substantially in the form attached to this prospectus as Annex C to be provided to the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website) and the certificate administrator for the benefit of the Certificateholders (and made available through the certificate administrator’s website) within 120 days of the end of the prior calendar year for which a Control Termination Event was continuing as of December 31 and setting forth its assessment of such special servicer’s performance of its duties under the PSA during the prior calendar year with respect to the resolution and/or liquidation of Specially Serviced Loans that such special servicer is responsible for servicing under the PSA; provided, however, that in the event such special servicer is replaced, the operating advisor’s annual report will only relate to the entity that was acting as special servicer as of December 31 in the prior calendar year and is continuing in such capacity through the date of such annual report. In preparing any operating advisor annual report, the operating advisor will not be required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the applicable special servicer’s obligations under the PSA that the operating advisor determines, in accordance with the Operating Advisor Standard, to be immaterial.

The operating advisor’s annual report will be prepared on the basis of the applicable special servicer’s performance of its duties as they relate to the resolution and liquidation of Specially Serviced Loans, taking into account the applicable special servicer’s specific duties under the PSA as well as the extent to which those duties were performed in accordance with the Servicing Standard, with reasonable consideration by the operating advisor of the items required to be reviewed by it pursuant to the PSA. Notwithstanding the foregoing, no annual report will be required from the operating advisor with respect to a special servicer if, during the prior calendar year, no Asset Status Report was prepared by such special servicer in connection with a Specially Serviced Loan or REO Property.

No annual report prepared by the operating advisor under the circumstances described above will be permitted to include an analysis of the special servicer’s performance in respect of any Serviced A/B Whole Loan until after the occurrence and continuance of a related Control Appraisal Period under the related Intercreditor Agreement.

The applicable special servicer must be given an opportunity to review any annual report produced by the operating advisor at least 5 business days prior to its delivery to the certificate administrator and the 17g-5 Information Provider; provided that the operating advisor will have no obligation to adopt any comments to such annual report that are provided by such special servicer.

In each annual report, the operating advisor will identify any material deviations (i) from the Servicing Standard and (ii) from the applicable special servicer’s obligations under the PSA with respect to the resolution or liquidation of Specially Serviced Loans or REO Properties that such special servicer is responsible for servicing under the PSA (other than with respect to any REO Property related to a Non-Serviced Mortgage Loan) based on the limited review required in the PSA. Each annual report will be required to comply with the confidentiality requirements, subject to certain exceptions, each as described in this prospectus and as provided in the PSA regarding Privileged Information.

The ability to perform the duties of the operating advisor and the quality and the depth of any annual report will be dependent upon the timely receipt of information prepared or made available by others and the accuracy and the completeness of such information. In addition, in no event will the operating advisor have the power to compel any transaction party to take, or refrain from taking, any action. It is possible that the lack of access to Privileged Information may limit or prohibit the operating advisor from performing its duties under the PSA, in which case any annual report will describe any resulting limitations, and the operating advisor will not be subject to any liability arising from such limitations or prohibitions. The operating advisor will be entitled to conclusively rely on the accuracy and completeness of any information it is provided without liability for any such reliance thereunder.

Recommendation of the Replacement of a Special Servicer

After the occurrence and during the continuance of a Consultation Termination Event, if the operating advisor determines that the applicable special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard, the operating advisor may recommend the replacement of such special servicer in the manner described in “—Replacement of a Special Servicer Without Cause”.

Eligibility of Operating Advisor

The operating advisor will be required to be an Eligible Operating Advisor at all times during the term of the PSA. “Eligible Operating Advisor” means an institution:

(i)     that is a special servicer or operating advisor on a commercial mortgage-backed securities transaction rated by the Rating Agencies (including, in the case of the operating advisor, this transaction) but has not been a special servicer or operating advisor on a transaction for which any Rating Agency has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates for such transaction citing servicing or other relevant concerns with the special servicer or operating advisor, as applicable, as the sole or a material factor in such rating action;

(ii)    that can and will make the representations and warranties of the operating advisor set forth in the PSA;

(iii)   that is not (and is not affiliated with) the depositor, the trustee, the certificate administrator, a master servicer, a special servicer, a mortgage loan seller, the Directing Certificateholder, the Risk Retention Consultation Party or a depositor, a trustee, a certificate administrator, a master servicer or a special servicer with respect to the securitization of a Companion Loan, or any of their respective affiliates;

(iv)    that has not been paid by any special servicer or successor special servicer any fees, compensation or other remuneration (x) in respect of its obligations under the PSA or (y) for the appointment or recommendation for replacement of a successor special servicer to become the special servicer;

(v)    that (x) has been regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and has at least five years of experience in collateral analysis and loss projections, and (y) has at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets; and

(vi)    that is not prohibited from serving as the operating advisor under the loan agreement for the Central Tower Whole Loan.

Other Obligations of Operating Advisor

At all times, subject to the Privileged Information Exception, the operating advisor and its affiliates will be obligated to keep confidential any information appropriately labeled “Privileged Information” received from a special servicer or the Directing Certificateholder in connection with the Directing Certificateholder’s exercise of any rights under the PSA (including, without limitation, in connection with any Asset Status Report) or otherwise in connection with the transaction, except under the circumstances described below. As used in this prospectus, “Privileged Information” means (i) any correspondence between the Directing Certificateholder or the Risk Retention Consultation Party and a special servicer related to any Specially Serviced Loan (other than with respect to an Excluded Loan as to such party) or the exercise of the Directing Certificateholder’s consent or consultation rights or the Risk Retention Consultation Party’s consultation rights under the PSA, (ii) any strategically sensitive information that the applicable special servicer has reasonably determined could compromise the issuing entity’s position in any ongoing or future negotiations with the related borrower or other interested party that is labeled or otherwise identified as Privileged Information by the applicable special servicer, (iii) information subject to attorney-client privilege and (iv) any Asset Status Report or Final Asset Status Report.

The operating advisor is required to keep all such labeled Privileged Information confidential and may not disclose such labeled Privileged Information to any person (including Certificateholders other than the Directing Certificateholder), other than (1) to the extent expressly required by the PSA, to the other parties to the PSA with a notice indicating that such information is Privileged Information, (2) pursuant to a Privileged Information Exception or (3) where necessary to support specific findings or conclusions concerning allegations of deviations from the Servicing Standard (i) in the operating advisor annual report or (ii) in connection with a recommendation by the operating advisor to replace the special servicer. Each party to the PSA that receives Privileged Information from the operating advisor with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the applicable special servicer and, unless a Control Termination Event has occurred, the Directing Certificateholder (with respect to any Mortgage Loan other than a Non-Serviced Whole Loan and other than any applicable Excluded Loan) other than pursuant to a Privileged Information Exception.

“Privileged Information Exception” means, with respect to any Privileged Information, at any time (a) such Privileged Information becomes generally available to the public other than as a result of a disclosure directly or indirectly by the party restricted from disclosing such Privileged Information (the “Restricted Party”), (b) it is reasonable and necessary for the Restricted Party to disclose such Privileged Information in working with legal counsel, auditors, taxing authorities or other governmental agencies, (c) such Privileged Information was already known to such Restricted Party and not otherwise subject to a confidentiality obligation and/or (d) the Restricted Party is (in the case of the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator and the trustee, as evidenced by an officer’s certificate (which, in the case of the master servicer or the special servicer, is required to be from a servicing officer and, in the case of the trustee or the certificate administrator, is required to be from a responsible officer) certifying that such party has determined that it is required by law, rule, regulation, order, judgment or decree to disclose such information (which shall be an additional expense of the Trust) delivered to each of the master servicer, the special servicer, the Directing Certificateholder, the operating advisor, the asset representations reviewer, the certificate administrator and the trustee) required by law, rule, regulation, order, judgment or decree to disclose such information.

Neither the operating advisor nor any of its affiliates may make any investment in any class of certificates; provided, however, that such prohibition will not apply to (i) riskless principal transactions effected by a broker dealer affiliate of the operating advisor or (ii) investments by an affiliate of the operating advisor if the operating advisor and such affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the operating advisor under the PSA from personnel involved in such affiliate’s investment activities and (B) prevent such affiliate and its personnel from gaining access to information regarding the issuing entity and the operating advisor and its personnel from gaining access to such affiliate’s information regarding its investment activities.

Delegation of Operating Advisor’s Duties

The operating advisor may delegate its duties to agents or subcontractors in accordance with the PSA; however, the operating advisor will remain obligated and primarily liable for any actions required to be performed by it under the PSA without diminution of such obligation or liability or related obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the operating advisor alone were performing its obligations under the PSA.

Termination of the Operating Advisor With Cause

The following constitute operating advisor termination events under the PSA (each, an “Operating Advisor Termination Event”), whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(a)  any failure by the operating advisor to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA or to the operating advisor, the certificate administrator and the trustee by the holders of certificates having greater than 25% of the aggregate Voting Rights; provided that with respect to any such failure which is not curable within such 30 day period, the operating advisor will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30 day period and has provided the trustee and the certificate administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(b)  any failure by the operating advisor to perform in accordance with the Operating Advisor Standard which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA;

(c)  any failure by the operating advisor to be an Eligible Operating Advisor, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA;

(d)  a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, was entered against the operating advisor, and such decree or order remained in force undischarged or unstayed for a period of 60 days;

(e)  the operating advisor consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the operating advisor or of or relating to all or substantially all of its property; or

(f)   the operating advisor admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of notice of the occurrence of any Operating Advisor Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders electronically by posting such notice on its internet website and by mail, unless the certificate administrator has received notice that such Operating Advisor Termination Event has been remedied.

Rights Upon Operating Advisor Termination Event

After the occurrence of an Operating Advisor Termination Event, the trustee may, and upon the written direction of Certificateholders representing at least 25% of the Voting Rights (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the classes of certificates), the trustee will, promptly terminate the operating advisor for cause and appoint a replacement operating advisor that is an Eligible Operating Advisor; provided that no such termination will be effective until a successor operating advisor has been appointed and has assumed all of the obligations of the operating advisor under the PSA. The trustee may rely on a certification by the replacement operating advisor that it is an Eligible Operating Advisor. If the trustee is unable to find a replacement operating advisor that is an Eligible Operating Advisor within 30 days of the termination of the operating advisor, the depositor will be permitted to find a replacement.

Upon any termination of the operating advisor and appointment of a successor operating advisor, the trustee will, as soon as possible, be required to give written notice of the termination and appointment to the special servicers, the master servicers, the certificate administrator, the depositor, the Directing Certificateholder, the Risk Retention Consultation Party, any Companion Loan holder, the Certificateholders and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website).

Waiver of Operating Advisor Termination Event

The holders of certificates representing at least 25% of the Voting Rights affected by any Operating Advisor Termination Event may waive such Operating Advisor Termination Event within 20 days of the receipt of notice from the trustee of the occurrence of such Operating Advisor Termination Event. Upon any such waiver of an Operating Advisor Termination Event, such Operating Advisor Termination Event will cease to exist and will be deemed to have been remedied. Upon any such waiver of an Operating Advisor Termination Event by Certificateholders, the trustee and the certificate administrator will be entitled to recover all costs and expenses incurred by it in connection with enforcement action taken with respect to such Operating Advisor Termination Event prior to such waiver from the issuing entity.

Termination of the Operating Advisor Without Cause

After the occurrence and during the continuance of a Consultation Termination Event, the operating advisor may be removed upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights (taking into account the application of Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of classes to which such Cumulative Appraisal Reduction Amounts are allocable) requesting a vote to replace the operating advisor with a replacement operating advisor that is an Eligible Operating Advisor selected by such Certificateholders, (ii) payment by such requesting holders to the certificate administrator of all reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote and (iii) receipt by the trustee of the Rating Agency Confirmation with respect to such removal.

The certificate administrator will be required to promptly provide written notice to all Certificateholders of such request by posting such notice on its internet website, and by mail, and conduct the solicitation of votes of all certificates in such regard.

Upon the vote or written direction of holders of at least 75% of the Voting Rights (taking into account the application of Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of classes to which such Cumulative Appraisal Reduction Amounts are allocable), the trustee will immediately replace the operating advisor with the replacement operating advisor.

In addition, in the event there are no classes of certificates outstanding other than the Control Eligible Certificates, the RR Interest and the Class X-G, Class X-H, Class V and Class R certificates, then all of the rights and obligations of the operating advisor under the PSA will terminate without payment of any penalty or termination fee (other than any rights or obligations that accrued prior to the date of such termination (including accrued and unpaid compensation) and other than indemnification rights arising out of events occurring prior to such termination). If the operating advisor is terminated pursuant to the foregoing sentence, then no replacement operating advisor will be appointed.

Resignation of the Operating Advisor

The operating advisor may resign upon 30 days’ prior written notice to the depositor, the master servicers, the special servicers, the trustee, the certificate administrator, the asset representations reviewer, the Directing Certificateholder and the Risk Retention Consultation Party, if applicable, if the operating advisor has secured a replacement operating advisor that is an Eligible Operating Advisor and such replacement operating advisor has accepted its appointment as the replacement operating advisor and receipt by the trustee of a Rating Agency Confirmation from each Rating Agency. If no successor operating advisor has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning operating advisor may petition any court of competent jurisdiction for the appointment of a successor operating advisor that is an Eligible Operating Advisor. The resigning operating advisor must pay all costs and expenses associated with the transfer of its duties.

Operating Advisor Compensation

Certain fees will be payable to the operating advisor, and the operating advisor will be entitled to be reimbursed for certain expenses, as described under “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”.

In the event the operating advisor resigns or is terminated for any reason it will remain entitled to any accrued and unpaid fees and reimbursement of Operating Advisor Expenses and any rights to indemnification provided under the PSA with respect to the period for which it acted as operating advisor.

The operating advisor will be entitled to reimbursement of certain expenses incurred by the operating advisor in the event that the operating advisor is terminated without cause. See “—Termination of the Operating Advisor Without Cause” above.

The Asset Representations Reviewer

Asset Review

Asset Review Trigger

On or prior to each Distribution Date, based on the CREFC® delinquent loan status report and/or the CREFC® loan periodic update file delivered by each master servicer for such Distribution Date, the certificate administrator will be required to determine if an Asset Review Trigger has occurred. If an Asset Review Trigger is determined to have occurred, the certificate administrator will be required to promptly provide notice to the asset representations reviewer and to provide notice to all Certificateholders by posting a notice of its determination on its internet website and by mailing such notice to the Certificateholders’ addresses appearing in the certificate register. On each Distribution Date after providing such notice to the Certificateholders, the certificate administrator, based on information provided to it by a master servicer or a special servicer, will be required to determine whether (1) any additional Mortgage Loan has become a Delinquent Loan, (2) any Mortgage Loan has ceased to be a Delinquent Loan and (3) an Asset Review Trigger has ceased to exist, and, if there is an occurrence of any of the events or circumstances identified in clauses (1), (2) and/or (3), deliver such information in a written notice (which may be via email) within 2 business days to the master servicers, the special servicers, the operating advisor and the asset representations reviewer.

An “Asset Review Trigger” will occur when either (1) Mortgage Loans with an aggregate outstanding principal balance of 25.0% or more of the aggregate outstanding principal balance of all of the Mortgage Loans (including any successor REO Loans) held by the issuing entity as of the end of the applicable Collection Period are Delinquent Loans or (2)(A) prior to and including the second (2nd) anniversary of the Closing Date, at least ten (10) Mortgage Loans are Delinquent Loans as of the end of the applicable Collection Period and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 15.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any successor REO Loans) held by the issuing entity as of the end of the applicable Collection Period, or (B) after the second (2nd) anniversary of the Closing Date, at least fifteen (15) Mortgage Loans are Delinquent Loans as of the end of the applicable

Collection Period and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 20.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any successor REO Loans) held by the issuing entity as of the end of the applicable Collection Period. The PSA will require that the certificate administrator include in the Distribution Report on Form 10-D relating to the distribution period in which the Asset Review Trigger occurred a description of the events that caused the Asset Review Trigger to occur.

We believe this Asset Review Trigger is appropriate considering the unique characteristics of pools of Mortgage Loans underlying CMBS. See “Risk Factors—Risks Relating to the Mortgage Loans—Static Pool Data Would Not Be Indicative of the Performance of this Pool”. While we do not believe static pool information is relevant to CMBS transactions as a general matter, as a point of relative context, with respect to the 58 prior pools of commercial mortgage loans for which Bank of America, National Association (or its predecessors) was a sponsor in a public offering of CMBS with a securitization closing date on or after April 1, 2010 the highest percentage of loans, based on the aggregate outstanding principal balance of delinquent mortgage loans in an individual CMBS transaction, that were delinquent at least sixty (60) days at the end of any reporting period between January 1, 2014 and March 31, 2019 was approximately 8.17%.

This pool of Mortgage Loans is not homogeneous or granular, and there are individual Mortgage Loans that each represent a significant percentage, by outstanding principal balance, of the Mortgage Pool. For example, the two largest Mortgage Loans in the Mortgage Pool represent approximately 19.3% of the Initial Pool Balance. Given this Mortgage Pool composition and the fact that CMBS pools as a general matter include a small relative number of larger mortgage loans, we believe it would not be appropriate for the delinquency of the two largest Mortgage Loans, in the case of this Mortgage Pool, to cause the Asset Review Trigger to be met, as that would not necessarily be indicative of the overall quality of the Mortgage Pool. On the other hand, a significant number of delinquent Mortgage Loans by loan count could indicate an issue with the quality of the Mortgage Pool. As a result, we believe it would be appropriate to have the alternative test as set forth in clause (2) of the definition of “Asset Review Trigger”, namely to have the Asset Review Trigger be met if Mortgage Loans representing a specified percentage of the Mortgage Loans (by loan count) are Delinquent Loans, assuming those mortgage loans still meet a minimum principal balance threshold. However, given the nature of commercial mortgage loans and the inherent risks of a delinquency based solely on market conditions, a static trigger based on the number of delinquent loans would reflect a lower relative risk of an Asset Review Trigger being triggered earlier in the transaction’s lifecycle for delinquencies that are based on issues unrelated to breaches or representations and warranties and would reflect a higher relative risk later in the transaction’s lifecycle. To address this, we believe the specified percentage should increase during the life of the transaction, as provided for in clause (2) of the definition of “Asset Review Trigger”. CMBS as an asset class has historically not had a large number of claims for, or repurchases based on, breaches of representations and warranties. While the Asset Review Trigger we have selected is less than this historical peak, we feel it remains at a level that avoids a trigger based on market variability while providing an appropriate threshold to capture delinquencies that may have resulted from an underlying deficiency in one or more mortgage loan seller’s Mortgage Loans that could be the basis for claims against those mortgage loan sellers based on breaches of the representations and warranties.

“Delinquent Loan” means a Mortgage Loan that is delinquent at least 60 days in respect of its Periodic Payments or balloon payment, if any, in either case such delinquency to be determined without giving effect to any grace period.

Asset Review Vote

If Certificateholders evidencing not less than 5.0% of the Voting Rights deliver to the certificate administrator, within 90 days after the filing of the Form 10-D reporting the occurrence of an Asset Review Trigger, a written direction requesting a vote to commence an Asset Review (an “Asset Review Vote Election”), the certificate administrator will be required to promptly provide written notice of such direction to all Certificateholders (with a copy to the asset representations reviewer), and to conduct a solicitation of votes of Certificateholders to authorize an Asset Review. Upon the affirmative vote to authorize an Asset Review by Certificateholders evidencing at least (i) a majority of those Certificateholders who cast votes and (ii) a majority of an Asset Review Quorum within 150 days of the receipt of the Asset Review Vote Election (an “Affirmative Asset Review Vote”), the certificate administrator will be required to promptly provide written notice of such Affirmative Asset Review Vote to all parties to the PSA, the underwriters, the mortgage loan sellers, the Directing Certificateholder, the Risk Retention Consultation Party and the Certificateholders. In the event an Affirmative Asset Review Vote has not occurred within such 150-day period following the receipt of the Asset Review Vote Election, no Certificateholder may request a vote or cast a vote for an Asset Review and the asset representations reviewer will not be required to review any Delinquent Loan unless and until, as applicable, (A) an additional Mortgage Loan has become a Delinquent Loan after the expiration of such 150-day period, (B) a new Asset Review Trigger has occurred as a result or an Asset Review Trigger is otherwise in effect, (C) the certificate administrator has timely received an Asset Review Vote Election after the occurrence of the events described in clauses (A) and (B) above and (D) an Affirmative Asset Review Vote has occurred within 150 days after the Asset Review Vote Election described in clause (C) above. After the occurrence of any Asset Review Vote Election or an Affirmative Asset Review Vote, no Certificateholder may make any additional Asset Review Vote Election except as described in the immediately preceding sentence. Any reasonable out-of-pocket expenses incurred by the certificate administrator in connection with administering such vote will be paid as an expense of the issuing entity from the Collection Account.

An “Asset Review Quorum” means, in connection with any solicitation of votes to authorize an Asset Review as described above, the holders of certificates evidencing at least 5.0% of the aggregate Voting Rights represented by all certificates that have Voting Rights.

Review Materials

Upon receipt of notice from the certificate administrator of an Affirmative Asset Review Vote (the “Asset Review Notice”), the custodian (with respect to clauses (i) – (v) for all Mortgage Loans), the applicable master servicer (with respect to clauses (vi) and (vii) for non-Specially Serviced Loans for which it acts as master servicer) and the applicable special servicer (with respect to clauses (vi) and (vii) for Specially Serviced Loans), in each case to the extent in such party’s possession, will be required to promptly, but in no event later than within 10 business days, provide the following materials in electronic format to the asset representations reviewer (collectively, with the Diligence Files posted to the secure data room by the certificate administrator, a copy of the prospectus, a copy of each related MLPA and a copy of the PSA, the “Review Materials”):

(i)     a copy of an assignment of the Mortgage in favor of the trustee, with evidence of recording thereon, for each Delinquent Loan that is subject to an Asset Review;

(ii)    a copy of an assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee, with evidence of recording thereon, related to each Delinquent Loan that is subject to an Asset Review;

(iii)   a copy of the assignment of all unrecorded documents relating to each Delinquent Loan that is subject to an Asset Review, if not already covered pursuant to items (i) or (ii) above;

(iv)   a copy of all filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements related to each Delinquent Loan that is subject to an Asset Review;

(v)    a copy of an assignment in favor of the trustee of any financing statement executed and filed in the relevant jurisdiction related to each Delinquent Loan that is subject to an Asset Review;

(vi)   a copy of any notice previously delivered by a master servicer or a special servicer, as applicable, of any alleged defect or breach with respect to any Delinquent Loan; and

(vii)   any other related documents that were entered into or delivered in connection with the origination of such Mortgage Loan that the asset representations reviewer has determined are necessary in connection with its completion of any Asset Review and that are requested by the asset representations reviewer, in the time frames and as otherwise described below.

In the event that, as part of an Asset Review of a Mortgage Loan, the asset representations reviewer determines that it is missing any document that is required to be part of the Review Materials for such Mortgage Loan and that is necessary in connection with its completion of the Asset Review, the asset representations reviewer will promptly, but in no event later than 10 business days after receipt of the Review Materials, notify the applicable master servicer (with respect to non-Specially Serviced Loans) or the applicable special servicer (with respect to Specially Serviced Loans), as applicable, of such missing document(s), and request such master servicer or special servicer, as applicable, promptly, but in no event later than 10 business days after receipt of notification from the asset representations reviewer, deliver to the asset representations reviewer such missing document(s) to the extent in its possession. In the event any missing documents are not provided by the applicable master servicer or special servicer, as applicable, within such 10 business day period, the asset representations reviewer will be required to request such documents from the related mortgage loan seller. The mortgage loan seller will be required under the related MLPA to deliver such additional documents only to the extent such documents are in the possession of such party but in any event excluding any documents that contain information that is proprietary to the related originator or mortgage loan seller or any draft documents or privileged or internal communications.

The asset representations reviewer may, but is under no obligation to, consider and rely upon information furnished to it by a person that is not a party to the PSA or the related mortgage loan seller, and will do so only if such information can be independently verified (without unreasonable effort or expense to the asset representations reviewer) and is determined by the asset representations reviewer in its good faith and sole discretion to be relevant to the Asset Review (any such information, “Unsolicited Information”), as described below.

Asset Review

Upon its receipt of the Asset Review Notice and access to the Diligence Files posted to the secure data room with respect to a Delinquent Loan, the asset representations reviewer, as an independent contractor, will be required to commence a review of the compliance of each Delinquent Loan with the representations and warranties related to that Delinquent Loan (such review, the “Asset Review”). An Asset Review of each Delinquent Loan will consist of the application of a set of pre-determined review procedures (the “Tests”) for each representation and warranty made by the applicable mortgage loan seller with respect to such Delinquent Loan; provided, that the asset representations reviewer may, but is under no obligation to, modify any Test and/or associated Review Materials if, and only to the extent, the asset representations reviewer determines pursuant to the Asset Review Standard that it is necessary to modify such Test and/or such associated Review Materials in order to facilitate its Asset Review in accordance with the Asset Review Standard. Once an Asset Review of a Mortgage Loan is completed, no further Asset Review will be required of or performed on that Mortgage Loan notwithstanding that such Mortgage Loan may continue to be a Delinquent Loan or become a Delinquent Loan again at the time when a new Asset Review Trigger occurs and a new Affirmative Asset Review Vote is obtained subsequent to the occurrence of such Asset Review Trigger.

“Asset Review Standard” means the performance by the asset representations reviewer of its duties under the PSA in good faith subject to the express terms of the PSA. All determinations or assumptions made by the asset representations reviewer in connection with an Asset Review are required to be made in the asset representations reviewer’s good faith discretion and judgment based on the facts and circumstances known to it at the time of such determination or assumption.

No Certificateholder will have the right to change the scope of the asset representations reviewer’s review, and the asset representations reviewer will not be required to review any information other than (i) the Review Materials and (ii) if applicable, Unsolicited Information.

The asset representations reviewer may, absent manifest error and subject to the Asset Review Standard, (i) assume, without independent investigation or verification, that the Review Materials are accurate and complete in all material respects and (ii) conclusively rely on such Review Materials.

The asset representations reviewer must prepare a preliminary report with respect to each delinquent loan within 56 days after the date on which access to the secure data room is provided by the certificate administrator. In the event that the asset representations reviewer determines that the Review Materials are insufficient to complete a Test and such missing documentation is not delivered to the asset representations reviewer by the applicable master servicer (with respect to non-Specially Serviced Loans) or the applicable special servicer (with respect to Specially Serviced Loans), to the extent in the possession of the applicable master servicer or applicable special servicer, as applicable, or from the related mortgage loan seller within 10 business days following the request by the asset representations reviewer to the applicable master servicer, the applicable special servicer or the related mortgage loan seller, as the case may be, as described above, the asset representations reviewer will list such missing documents in a preliminary report setting forth the preliminary results of the application of the Tests and the reasons why such missing documents are necessary to complete a Test and (if the asset representations reviewer has so concluded) that the absence of such documents will be deemed to be a failure of such Test. The asset representations reviewer will be required to provide such preliminary report to the applicable master servicer (with respect to non-Specially Serviced

Loans) or the applicable special servicer (with respect to Specially Serviced Loans), and the related mortgage loan seller. If the preliminary report indicates that any of the representations and warranties fails or is deemed to fail any Test, the mortgage loan seller will have 90 days (the “Cure/Contest Period”) to remedy or otherwise refute the failure. Any documents or explanations to support the related mortgage loan seller’s claim that the representation and warranty has not failed a Test or that any missing documents in the Review Materials are not required to complete a Test will be sent by the related mortgage loan seller to the asset representations reviewer. For the avoidance of doubt, the asset representations reviewer will not be required to prepare a preliminary report in the event the asset representations reviewer determines that there is no Test failure with respect to the related Delinquent Loan.

The asset representations reviewer will be required, within 60 days after the date on which access to the secure data room is provided to the asset representations reviewer by the certificate administrator or within 10 days after the expiration of the Cure/Contest Period (whichever is later), to complete an Asset Review with respect to each Delinquent Loan and deliver (i) a report setting forth the asset representations reviewer’s findings and conclusions as to whether or not it has determined there is any evidence of a failure of any Test based on the Asset Review and a statement that the asset representations reviewer’s findings and conclusions set forth in such report were not influenced by any third party (an “Asset Review Report”) to each party to the PSA, the related mortgage loan seller for each Delinquent Loan and the Directing Certificateholder, and (ii) a summary of the asset representations reviewer’s conclusions included in such Asset Review Report (an “Asset Review Report Summary”) to the trustee, the applicable special servicer and certificate administrator. The period of time by which the Asset Review Report must be completed and delivered may be extended by up to an additional 30 days, upon written notice to the parties to the PSA and the related mortgage loan seller, if the asset representations reviewer determines pursuant to the Asset Review Standard that such additional time is required due to the characteristics of the Mortgage Loans and/or the Mortgaged Property or Mortgaged Properties. In no event will the asset representations reviewer be required to determine whether any Test failure constitutes a Material Defect, or whether the issuing entity should enforce any rights it may have against the related mortgage loan seller, which, in each such case, will be the responsibility of the Enforcing Servicer. See “—Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA” below. In addition, in the event that the asset representations reviewer does not receive any documentation that it requested from a master servicer (with respect to non-Specially Serviced Loans), a special servicer (with respect to Specially Serviced Loans) or the related mortgage loan seller in sufficient time to allow the asset representations reviewer to complete its Asset Review and deliver an Asset Review Report, the asset representations reviewer will be required to prepare the Asset Review Report solely based on the documentation received by the asset representations reviewer with respect to the related Delinquent Loan, and the asset representations reviewer will have no responsibility to independently obtain any such documentation from any party to the PSA or otherwise. The PSA will require that the certificate administrator (i) include the Asset Review Report Summary in the Distribution Report on Form 10–D relating to the distribution period in which the Asset Review Report Summary was received, and (ii) post such Asset Review Report Summary to the certificate administrator’s website not later than two business days after receipt of such Asset Review Report Summary from the asset representations reviewer.

Eligibility of Asset Representations Reviewer

The asset representations reviewer will be required to represent and warrant in the PSA that it is an Eligible Asset Representations Reviewer. The asset representations reviewer is required to be at all times an Eligible Asset Representations Reviewer. If the asset representations reviewer ceases to be an Eligible Asset Representations Reviewer, the asset representations reviewer is required to immediately notify the master servicers, the special servicers, the trustee, the operating advisor, the certificate administrator and the Directing Certificateholder of such disqualification and immediately resign under the PSA as described under the “—Resignation of Asset Representations Reviewer” below.

An “Eligible Asset Representations Reviewer” is an institution that (i) is the special servicer, operating advisor or asset representations reviewer on a transaction rated by any of DBRS, Inc., Fitch, KBRA, Moody’s, Morningstar or S&P and that has not been a special servicer, operating advisor or asset representations reviewer on a transaction for which DBRS, Inc., Fitch, KBRA, Moody’s, Morningstar or S&P has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates for such transaction citing servicing or other relevant concerns with such special servicer, operating advisor or asset representations reviewer, as applicable, as the sole or material factor in such rating action, (ii) can and will make the representations and warranties of the asset representations reviewer set forth in the PSA, (iii) is not (and is not affiliated with) any sponsor, any mortgage loan seller, any originator, any master servicer, any special servicer, the depositor, the certificate administrator, the trustee, the Directing Certificateholder, the Risk Retention Consultation Party or any of their respective affiliates, (iv) has not performed (and is not affiliated with any party hired to perform) any due diligence, loan underwriting, brokerage, borrower advisory or similar services with respect to any Mortgage Loan or any related Companion Loan prior to the Closing Date for or on behalf of any sponsor, any mortgage loan seller, any underwriter, any party to the PSA, the Directing Certificateholder or the Risk Retention Consultation Party or any of their respective affiliates, or have been paid any fees, compensation or other remuneration by any of them in connection with any such services and (v) that does not directly or indirectly, through one or more affiliates or otherwise, own any interest in any certificates, any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than in fees from its role as asset representations reviewer (or as operating advisor, if applicable) and except as otherwise set forth in the PSA.

Other Obligations of Asset Representations Reviewer

The asset representations reviewer and its affiliates are required to keep confidential any information appropriately labeled as “Privileged Information” received from any party to the PSA or any sponsor under the PSA (including, without limitation, in connection with the review of the Mortgage Loans) and not disclose such Privileged Information to any person (including Certificateholders), other than (1) to the extent expressly required by the PSA in an Asset Review Report or otherwise, to the other parties to the PSA with a notice indicating that such information is Privileged Information or (2) pursuant to a Privileged Information Exception. Each party to the PSA that receives such Privileged Information from the asset representations reviewer with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the applicable special servicer other than pursuant to a Privileged Information Exception.

Neither the asset representations reviewer nor any of its affiliates may make any investment in any class of certificates; provided, however, that such prohibition will not apply to (i) riskless principal transactions effected by a broker dealer affiliate of the asset representations reviewer or (ii) investments by an affiliate of the asset representations reviewer if the asset representations reviewer and such affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the asset representations reviewer under the PSA from personnel involved in such affiliate’s investment activities and (B) prevent such affiliate and its personnel from gaining access to information regarding the issuing entity and the asset representations reviewer and its personnel from gaining access to such affiliate’s information regarding its investment activities.

Delegation of Asset Representations Reviewer’s Duties

The asset representations reviewer may delegate its duties to agents or subcontractors in accordance with the PSA, however, the asset representations reviewer will remain obligated and primarily liable for any Asset Review required in accordance with the provisions of the PSA without diminution of such obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the asset representations reviewer alone were performing its obligations under the PSA.

Asset Representations Reviewer Termination Events

The following constitute asset representations reviewer termination events under the PSA (each, an “Asset Representations Reviewer Termination Event”) whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(i)     any failure by the asset representations reviewer to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by the trustee or to the asset representations reviewer and the trustee by the holders of certificates having greater than 25% of the Voting Rights; provided that with respect to any such failure that is not curable within such 30-day period, the asset representations reviewer will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30-day period and has provided the trustee and the certificate administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(ii)    any failure by the asset representations reviewer to perform its obligations set forth in the PSA in accordance with the Asset Review Standard in any material respect, which failure continues unremedied for a period of 30 days after the date written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

(iii)   any failure by the asset representations reviewer to be an Eligible Asset Representations Reviewer, which failure continues unremedied for a period of 30 days after the date written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

(iv)    a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the asset representations reviewer, and such decree or order has remained in force undischarged or unstayed for a period of 60 days;

(v)    the asset representations reviewer consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the asset representations reviewer or of or relating to all or substantially all of its property; or

(vi)   the asset representations reviewer admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of written notice of the occurrence of any Asset Representations Reviewer Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders (which is required to be simultaneously delivered to the asset representations reviewer) electronically by posting such notice on its internet website and by mail, unless the certificate administrator has received notice that such Asset Representations Reviewer Termination Event has been remedied.

Rights Upon Asset Representations Reviewer Termination Event

If an Asset Representations Reviewer Termination Event occurs, and in each and every such case, so long as such Asset Representations Reviewer Termination Event has not been remedied, then either the trustee (i) may or (ii) upon the written direction of Certificateholders evidencing at least 25% of the Voting Rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) will be required to, terminate all of the rights and obligations of the asset representations reviewer under the PSA, other than rights and obligations accrued prior to such termination and other than indemnification rights (arising out of events occurring prior to such termination), by written notice to the asset representations reviewer. The asset representations reviewer is required to bear all reasonable costs and expenses of each other party to the PSA in connection with its termination for cause.

Termination of the Asset Representations Reviewer Without Cause

Upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) requesting a vote to terminate and replace the asset representations reviewer with a proposed successor asset representations reviewer that is an Eligible Asset Representations Reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will promptly provide notice to all Certificateholders and the asset representations reviewer of such request by posting such notice on its internet website, and by mailing to all Certificateholders and the asset representations reviewer. Upon the written direction of Certificateholders evidencing at least 75% of a Certificateholder Quorum (without regard to the application of any Cumulative Appraisal Reduction Amounts), the trustee will terminate all of the rights and obligations of the asset representations reviewer under the PSA (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights (arising out of events occurring prior to such termination)) by written notice to the asset representations reviewer, and the proposed successor asset representations reviewer will be appointed.

In the event that holders of the certificates entitled to at least 75% of the Voting Rights elect to remove the asset representations reviewer without cause and appoint a successor, the successor asset representations reviewer will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Resignation of Asset Representations Reviewer

The asset representations reviewer may at any time resign by giving written notice to the other parties to the PSA. In addition, the asset representations reviewer will at all times be, and will be required to resign if it fails to be, an Eligible Asset Representations Reviewer by giving written notice to the other parties. Upon such notice of resignation, the depositor will be required to promptly appoint a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. No resignation of the asset representations reviewer will be effective until a successor asset representations reviewer that is an Eligible Asset Representations Reviewer has been appointed and accepted the appointment. If no successor asset representations reviewer has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning asset representations reviewer may petition any court of competent jurisdiction for the appointment of a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. The resigning asset representations reviewer must pay all costs and expenses associated with the transfer of its duties.

Asset Representations Reviewer Compensation

Certain fees will be payable to the asset representations reviewer, and the asset representations reviewer will be entitled to be reimbursed for certain expenses, as described under “—Servicing and Other Compensation and Payment of Expenses”.

Limitation on Liability of Risk Retention Consultation Party

The Risk Retention Consultation Party will not be liable to the issuing entity or the Certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment. However, the Risk Retention Consultation Party will not be protected against any liability to the holders of the RR Interest that would otherwise be imposed by reason of willful misconduct, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations or duties owed to the holders of the RR Interest.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the Risk Retention Consultation Party:

(a)  may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(b)  may act solely in the interests of the holders of the RR Interest;

(c)  does not have any liability or duties to the holders of any class of certificates other than the RR Interest;

(d)  may take actions that favor the interests of the holders of one or more classes including the RR Interest over the interests of the holders of one or more other classes of certificates; and

(e)  will have no liability whatsoever (other than to a holder of the RR Interest) for having so acted as set forth in (a) – (d) above, and no Certificateholder may take any action whatsoever against the Risk Retention Consultation Party or any director, officer, employee, agent or principal of the Risk Retention Consultation Party for having so acted.

The taking of, or refraining from taking, any action by any master servicer or any special servicer in accordance with the recommendation of the Risk Retention Consultation Party, which does not violate the terms of any Mortgage Loan, any law, the Servicing Standard or the provisions of the PSA or the related Intercreditor Agreement, will not result in any liability on the part of such master servicer or special servicer.

Replacement of a Special Servicer Without Cause

Except as limited by certain conditions described in this prospectus and subject to the rights of the holder of the related Companion Loan under the related Intercreditor Agreement, any special servicer may generally be replaced, prior to the occurrence and continuance of a Control Termination Event, at any time and without cause, by the Directing Certificateholder so long as, among other things, the Directing Certificateholder appoints a replacement special servicer that meets the requirements of the PSA, including that the trustee and the certificate administrator receive a Rating Agency Confirmation from each Rating Agency and confirmation from the applicable rating agencies that such replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities and that such replacement special servicer may not be the asset representations reviewer or any of its affiliates. The reasonable fees and out-of-pocket expenses of any such termination incurred by the Directing Certificateholder (other than a Loan-Specific Directing Certificateholder) without cause (including the costs of obtaining a Rating Agency Confirmation) will be paid by the holders of the Controlling Class. Notwithstanding the foregoing, with respect to any Serviced A/B Whole Loan, prior to the occurrence of a Control Appraisal Period with respect to the related Subordinate Companion Loan, the Directing Certificateholder will not be entitled to exercise the above-described rights, and the holder of such Subordinate Companion Loan will be entitled to replace the special servicer with or without cause in accordance with the PSA and the related Intercreditor Agreement. However, during a Control Appraisal Period with respect to any Serviced A/B Whole Loan, the Directing Certificateholder will have generally similar (although not necessarily identical) rights (including the rights described above) with respect to such Serviced A/B Whole Loan as it does for the other Mortgage Loans in the issuing entity. See “Description of the Mortgage Pool—The Whole Loans”.

After the occurrence and during the continuance of a Control Termination Event, upon (i) the written direction of holders of Principal Balance Certificates evidencing not less than 25% of the Voting Rights (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances) of the Principal Balance Certificates (other than the RR Interest) requesting a vote to replace the applicable special servicer with a new special servicer, (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses (including any legal fees and any Rating Agency fees and expenses) to be incurred by the certificate administrator in connection with administering such vote (which fees and expenses will not be additional trust fund expenses), and (iii) delivery by such holders to the certificate administrator and the trustee of Rating Agency Confirmation from each Rating Agency (such Rating Agency Confirmation will be obtained at the expense of those holders of certificates requesting such vote) and confirmation from the applicable rating agencies that the contemplated appointment or replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities, the certificate administrator will be required to post notice of the same on the certificate administrator’s website and concurrently by mail and conduct the solicitation of votes of all certificates in such regard, which requisite affirmative votes must be received within 180 days of the posting of such notice. Upon the written direction of holders of Principal Balance Certificates evidencing at least 66-2/3% of a Certificateholder Quorum, the trustee will be required to terminate all of the rights and obligations of the applicable special servicer under the PSA and appoint the successor special servicer (which must be a Qualified Replacement Special Servicer) designated by such Certificateholders, subject to indemnification, right to outstanding fees, reimbursement of Advances and other rights set forth in the PSA, which survive such termination. The certificate administrator will include on each Distribution Date Statement a statement that each Certificateholder may access such notices via the certificate administrator’s website and that each Certificateholder may register to receive electronic mail notifications when such notices are posted thereon.

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of a special servicer or asset representations reviewer described above, the holders of certificates evidencing at least 50% of the aggregate Voting Rights (taking into account the application of Realized Losses and, other than with respect to the termination of the asset representations reviewer, the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the certificates) of all Principal Balance Certificates (other than the RR Interest) on an aggregate basis.

Notwithstanding the foregoing, if a special servicer obtains knowledge that it has become a Borrower Party with respect to any Mortgage Loan or Serviced Whole Loan (any such Mortgage Loan or Serviced Whole Loan, an “Excluded Special Servicer Loan”), such special servicer will be required to resign as special servicer of that Excluded Special Servicer Loan. Prior to the occurrence and continuance of a Control Termination Event, if the applicable Excluded Special Servicer Loan is not also an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the Directing Certificateholder will be required to select a successor special servicer that is not a Borrower Party in accordance with the terms of the PSA (the “Excluded Special Servicer”) for the related Excluded Special Servicer Loan. After the occurrence and during the continuance of a Control Termination Event, if at any time the applicable Excluded Special Servicer Loan is also an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class or if the Directing Certificateholder is entitled to appoint the Excluded Special Servicer but does not so appoint within 30 days of notice of resignation, the resigning special servicer will be required to use reasonable efforts to select the related Excluded Special Servicer. The applicable special servicer will not have any liability with respect to the actions or inactions of the applicable Excluded Special Servicer or with respect to the identity of the applicable Excluded Special Servicer so long as, on the date of the appointment, the selected Excluded Special Servicer is a Qualified Replacement Special Servicer. It will be a condition to any such appointment that (i) the Rating Agencies confirm that the appointment would not result in a qualification, downgrade or withdrawal of any of their then-current ratings of the certificates and the equivalent from each NRSRO hired to provide ratings with respect to any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan, (ii) the applicable Excluded Special Servicer is a Qualified Replacement Special Servicer and (iii) the applicable Excluded Special Servicer delivers to the depositor and the certificate administrator and any applicable depositor and certificate administrator of any other securitization, if applicable, that contains a Serviced

Pari Passu Companion Loan, the information, if any, required pursuant to Item 6.02 of the Form 8-K regarding itself in its role as Excluded Special Servicer.

If at any time the applicable special servicer is no longer a Borrower Party with respect to an Excluded Special Servicer Loan (including, without limitation, as a result of the related Mortgaged Property becoming REO Property), (1) the related Excluded Special Servicer will be required to resign, (2) the related Mortgage Loan or Serviced Whole Loan will no longer be an Excluded Special Servicer Loan, (3) the applicable special servicer will become the special servicer again for such related Mortgage Loan or Serviced Whole Loan and (4) the applicable special servicer will be entitled to all special servicing compensation with respect to such Mortgage Loan or Serviced Whole Loan earned during such time on and after such Mortgage Loan or Serviced Whole Loan is no longer an Excluded Special Servicer Loan.

The applicable Excluded Special Servicer will be required to perform all of the obligations of the applicable special servicer for the related Excluded Special Servicer Loan and will be entitled to all special servicing compensation with respect to such Excluded Special Servicer Loan earned during such time as the related Mortgage Loan or Serviced Whole Loan is an Excluded Special Servicer Loan (provided that the applicable special servicer will remain entitled to all other special servicing compensation with respect to all Mortgage Loans and Serviced Whole Loans that are not Excluded Special Servicer Loans during such time).

A “Qualified Replacement Special Servicer” is a replacement special servicer that (i) satisfies all of the eligibility requirements applicable to the special servicers in the PSA, (ii) is not the operating advisor, the asset representations reviewer or an affiliate of the operating advisor or the asset representations reviewer, (iii) is not obligated to pay the operating advisor (x) any fees or otherwise compensate the operating advisor in respect of its obligations under the PSA, or (y) for the appointment of the successor special servicer or the recommendation by the operating advisor for the replacement special servicer to become the special servicer, (iv) is not entitled to receive any compensation from the operating advisor other than compensation that is not material and is unrelated to the operating advisor’s recommendation that such party be appointed as the replacement special servicer, (v) is not entitled to receive any fee from the operating advisor for its appointment as successor special servicer, in each case, unless expressly approved by 100% of the Certificateholders, (vi) currently has a special servicer rating of at least “CSS3” from Fitch, (vii) (A) that confirms in writing that it was appointed to act as, and currently serves as, special servicer on a transaction level basis on the closing date of a commercial mortgage loan securitization with respect to which Moody’s rated one or more classes of certificates and one or more of such classes of certificates are still outstanding and rated by Moody’s and (B) with respect to which Moody’s has not cited servicing concerns of such replacement special servicer as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities rated by Moody’s in any other commercial mortgage-backed securities transaction serviced by the replacement special servicer prior to the time of determination, and (viii) is not a special servicer that has been cited by Moody’s or KBRA as having servicing concerns as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a transaction serviced by the applicable servicer prior to the time of determination.

The terms of the PSA described above regarding the replacement of the applicable special servicer without cause will not apply with respect to the Servicing Shift Mortgage Loan. Rather, with respect to any Servicing Shift Whole Loan, the holder of the related Control Note will have the right to replace the applicable special servicer then acting with respect to the Servicing Shift Whole Loan and appoint a replacement special servicer, solely with respect to such Servicing Shift Whole Loan. If such Control Note is included in a securitization trust, the party designated under the related pooling and servicing agreement will be entitled to exercise the rights of the Control Note holder.

Replacement of a Special Servicer After Operating Advisor Recommendation and Certificateholder Vote

After the occurrence and during the continuance of a Consultation Termination Event, if the operating advisor determines in accordance with the Operating Advisor Standard that the applicable special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard, the operating advisor will have the right to recommend the replacement of such special servicer. In such event, the operating advisor will be required to deliver to the trustee and the certificate administrator, with a copy to the applicable special servicer, a written recommendation detailing the reasons supporting its position (along with relevant information justifying its recommendation) and recommending a suggested replacement special servicer (which must be a Qualified Replacement Special Servicer). The certificate administrator will be required to notify each Certificateholder of the recommendation and post it on the certificate administrator’s internet website, and to conduct the solicitation of votes with respect to such recommendation.

The operating advisor’s recommendation to replace the applicable special servicer must be confirmed by an affirmative vote of holders of Principal Balance Certificates evidencing at least a majority of the aggregate Voting Rights (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the respective Certificate Balances) of all Principal Balance Certificates on an aggregate basis. In the event the holders of such Principal Balance Certificates elect to remove and replace a special servicer (which requisite affirmative votes must be received within 180 days of posting of the notice of the operating advisor’s recommendation to the certificate administrator’s website), the certificate administrator will be required to receive a Rating Agency Confirmation from each of the Rating Agencies at that time and confirmation from the applicable rating agencies that such replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities. In the event the certificate administrator receives a Rating Agency Confirmation from each of the Rating Agencies (and the successor special servicer agrees to be bound by the terms of the PSA), the trustee will then be required to terminate all of the rights and obligations of such special servicer under the PSA and to appoint the successor special servicer approved by the Certificateholders, provided that such successor special servicer is a Qualified Replacement Special Servicer, subject to the terminated special servicer’s rights to indemnification, payment of outstanding fees, reimbursement of Advances and other rights set forth in the PSA that survive termination. The reasonable out-of-pocket costs and expenses (including reasonable legal fees and expenses of outside counsel) associated with obtaining such Rating Agency Confirmations and administering the vote of the applicable holders of the Principal Balance Certificates and the operating advisor’s identification of a Qualified Replacement Special Servicer will be an additional trust fund expense. Notwithstanding the foregoing, the operating advisor will not be permitted to recommend the replacement of the special servicer with respect to any Serviced A/B Whole Loan unless a Control Appraisal Period has occurred and is continuing with respect to such Serviced A/B Whole Loan under the related Intercreditor Agreement and a Control Termination Event has occurred and is continuing.

In any case, the trustee will notify the outgoing special servicer promptly of the effective date of its termination. Any replacement special servicer recommended by the operating advisor must be a Qualified Replacement Special Servicer.

No appointment of a special servicer will be effective until the depositor or the depositor for the securitization of a Companion Loan has filed any required Exchange Act filings related to the removal and replacement of the applicable special servicer.

Notwithstanding the foregoing, the Certificateholders’ direction to replace the special servicer will not apply to any Serviced A/B Whole Loan unless a Control Appraisal Period has occurred and is continuing with respect to such Serviced A/B Whole Loan under the related Intercreditor Agreement.

With respect to any Non-Serviced Whole Loans, the related Non-Serviced Special Servicer may be removed, and a successor special servicer appointed at any time by the related Non-Serviced Directing Certificateholder (or, to the extent provided in the related Intercreditor Agreement, the related Controlling Holder) to the extent set forth in the related Non-Serviced PSA and the related Intercreditor Agreement for such Non-Serviced Whole Loan. See “Description of the Mortgage Pool—The Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans” below.

The terms of the PSA described above regarding the replacement of the applicable special servicer without cause will not apply with respect to the Servicing Shift Mortgage Loan. Rather, with respect to any Servicing Shift Whole Loan, the holder of the related Control Note will, subject to the terms and conditions of the applicable Intercreditor Agreement, have the right to replace the applicable special servicer then acting with respect to the Servicing Shift Whole Loan and appoint a replacement special servicer, solely with respect to such Servicing Shift Whole Loan. If such Control Note is included in a securitization trust, the party designated under the related pooling and servicing agreement will be entitled to exercise the rights of the Control Note holder.

Termination of a Master Servicer or Special Servicer for Cause

Servicer Termination Events

A “Servicer Termination Event” under the PSA with respect to either master servicer or any special servicer, as the case may be, will include, without limitation:

(a)  (i) any failure by such master servicer to make any deposit required to be made by such master servicer to the applicable Collection Account or remit to the companion paying agent for deposit into the Companion Distribution Account on the day and by the time such deposit or remittance is first required to be made, which failure is not remedied within one business day, or (ii) any failure by such master servicer to deposit into, or remit to the certificate administrator for deposit into, the Distribution Account any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m. New York City time on the relevant Distribution Date;

(b)  any failure by the applicable special servicer to deposit into the applicable REO Account within one business day after the day such deposit is required to be made, or to remit to the applicable master servicer for deposit in the applicable Collection Account, or any other account required under the PSA, any amount required to be so deposited or remitted by such special servicer pursuant to, and at the time specified by, the PSA;

(c)  any failure on the part of such master servicer or special servicer, as the case may be, duly to observe or perform in any material respect any of its other covenants or obligations under the PSA, which failure continues unremedied for 30 days (or (i) with respect to any year that a report on Form 10-K is required to be filed, 5 business days in the case of such master servicer’s or special servicer’s obligations, as the case may be, under the PSA in respect of Exchange Act reporting items (after any applicable grace periods), (ii) 15 days in the case of such master servicer’s failure to make a Servicing Advance or (iii) 15 days in the case of a failure to pay the premium for any property insurance policy required to be maintained under the PSA) after written notice of the failure has been given (A) to such master servicer or special servicer, as the case may be, by any other party to the PSA, or (B) to such master servicer or special servicer, as the case may be, with a copy to each other party to the related PSA, by Certificateholders evidencing not less than 25% of all Voting Rights or, with respect to a Serviced Whole Loan if affected by that failure, by the holder of the related Serviced Pari Passu Companion Loan; provided, however, that if that failure is capable of being cured and such master servicer or special servicer, as the case may be, is diligently pursuing that cure, such period will be extended an additional 30 days; provided, further, however, that such extended period will not apply to the obligations regarding Exchange Act reporting;

(d)  any breach on the part of such master servicer or special servicer, as the case may be, of any representation or warranty in the PSA that materially and adversely affects the interests of any class of Certificateholders or holders of any Serviced Pari Passu Companion Loan and that continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, will have been given to such master servicer or special servicer, as the case may be, by the depositor, the certificate administrator or the trustee, or to the applicable master servicer, the applicable special servicer, the depositor, the certificate administrator and the trustee by the Certificateholders evidencing not less than 25% of Voting Rights or, with respect to a Serviced Whole Loan affected by such breach, by the holder of the related Serviced Pari Passu Companion Loan; provided, however, that if that breach is capable of being cured and such master servicer or special servicer, as the case may be, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

(e)  certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the applicable master servicer or special servicer, and certain actions by or on behalf of such master servicer or special servicer indicating its insolvency or inability to pay its obligations;

(f)   either Moody’s or KBRA (i) has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates, or (ii) has placed one or more classes of certificates on “watch status” in contemplation of a ratings downgrade or withdrawal (and in the case of clause (i) or (ii), such action has not been withdrawn by Moody’s or KBRA within 60 days of such rating action) and, in the case of either of clauses (i) or (ii), such Rating Agency publicly cited servicing concerns with such master servicer or special servicer, as the case may be, as the sole or a material factor in such rating action; or

(g)  such master servicer or such special servicer, as the case may be, is no longer rated at least “CMS3” or “CSS3”, respectively, by Fitch and such master servicer or special servicer is not reinstated to at least that rating within 60 days of the delisting.

“Serviced Pari Passu Companion Loan Securities” means, for so long as the related Mortgage Loan or any successor REO Loan is part of the Mortgage Pool, any class of securities issued by another securitization and backed by a Serviced Pari Passu Companion Loan.

Rights Upon Servicer Termination Event

If a Servicer Termination Event occurs with respect to any master servicer or any special servicer under the PSA, then, so long as the Servicer Termination Event remains unremedied, the depositor or the trustee will be authorized, and at the written direction of Certificateholders entitled to 25% or more of the Voting Rights or, for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder (solely with respect to a special servicer and other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class), the trustee will be required to terminate all of the rights and obligations of the defaulting party as master servicer or special servicer, as the case may be (other than certain rights in respect of indemnification and certain items of servicing compensation), under the PSA. The trustee will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer or special servicer, as the case may be, under the PSA and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may (or, at the written request of Certificateholders entitled to a majority of the Voting Rights, or, for so long as no Control Termination Event has occurred and is continuing and other than in respect of an applicable Excluded Loan, the Directing Certificateholder, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a mortgage loan servicing institution, subject to the trustee’s receipt of a Rating Agency Confirmation from each of the Rating Agencies and confirmation (or deemed confirmation) from the Companion Loan Rating Agencies that such appointment (or replacement) will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of related Serviced Pari Passu Companion Loan Securities, and, with respect to a successor special servicer, for so long as no Control Termination Event has occurred and is continuing, that has been approved by the Directing Certificateholder, which approval may not be unreasonably withheld. In addition, none of the asset representations reviewer, the operating advisor and their respective affiliates may be appointed as a successor master servicer or special servicer.

Notwithstanding anything to the contrary contained in the section above, if a Servicer Termination Event on the part of the applicable special servicer remains unremedied and affects the holder of a Serviced Companion Loan, and such special servicer has not otherwise been terminated, the holder of such Serviced Companion Loan (or, if applicable, the related trustee, acting at the direction of the related directing certificateholder (or similar entity)) will be entitled to direct the trustee to terminate such special servicer solely with respect to the related Serviced Whole Loan. The appointment (or replacement) of such special servicer with respect to a Serviced Whole Loan will in any event be subject to Rating Agency Confirmation from each Rating Agency and confirmation from the applicable rating agencies that such appointment (or replacement) will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities. A replacement special servicer will be selected by the trustee or, prior to the occurrence and continuance of a Control Termination Event, by the Directing Certificateholder; provided, however, that any successor special servicer appointed to replace the special servicer with respect to a Serviced Mortgage Loan cannot at any time be the person (or an affiliate of such person) that was terminated at the direction of the holder of the related Serviced Companion Loan, without the prior written consent of such holder of the related Serviced Companion Loan.

Notwithstanding anything to the contrary contained in the section above, if a servicer termination event on the part of a Non-Serviced Special Servicer remains unremedied and affects the issuing entity, and such Non-Serviced Special Servicer has not otherwise been terminated, the trustee, acting at the direction of the Directing Certificateholder (subject to the related Intercreditor Agreement as described under “Description of the Mortgage Pool—The Whole Loans”), will generally be entitled to direct the related Non-Serviced Trustee to terminate such Non-Serviced Special Servicer, as applicable, solely with respect to the related Non-Serviced Whole Loan(s), and a successor will be appointed in accordance with the related Non-Serviced PSA.

In addition, notwithstanding anything to the contrary contained in the section described above, if a master servicer receives notice of termination solely due to a Servicer Termination Event described in clause (f) or (g) under “—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events” above, and prior to being replaced as described in the third preceding paragraph, the applicable master servicer will have 45 days after receipt of the notice of termination to find, and sell its rights and obligations to, a successor master servicer that meets the requirements of a master servicer under the PSA; provided that the Rating Agencies have each provided a Rating Agency Confirmation and the Companion Loan Rating Agencies have provided a confirmation (or deemed confirmation) that such sale will not result in the downgrade, withdrawal or qualification of the then-current ratings assigned to any Serviced Pari Passu Companion Loan Securities. The termination of the applicable master servicer will be effective when such successor master servicer has succeeded the terminated master servicer, as successor master servicer and such successor master servicer has assumed the terminated master servicer’s servicing obligations and responsibilities under the PSA. If a successor has not entered into the PSA as successor master servicer within 45 days after notice of the termination of the applicable master servicer, such master servicer will be replaced by the trustee as described above.

Notwithstanding the foregoing, (1) if any Servicer Termination Event on the part of the applicable master servicer affects a Serviced Pari Passu Companion Loan, the related holder of a Serviced Pari Passu Companion Loan or the rating on any Serviced Pari Passu Companion Loan Securities, and if such master servicer is not otherwise terminated, or (2) if any Servicer Termination Event on the part of the applicable master servicer affects only a Serviced Pari Passu Companion Loan, the related holder of a Serviced Pari Passu Companion Loan or the rating on any Serviced Pari Passu Companion Loan Securities, then such master servicer may not be terminated by or at the direction of the related holder of such Serviced Pari Passu Companion Loan or the holders of any Serviced Pari Passu Companion Loan Securities, but upon the written direction of the related holder of such Serviced Pari Passu Companion Loan, the applicable master servicer will be required to appoint a sub-servicer that will be responsible for servicing the related Serviced Whole Loan.

Further, if replaced as a result of a Servicer Termination Event, the applicable master servicer or special servicer, as the case may be, will be responsible for the costs and expenses associated with the transfer of its duties.

Waiver of Servicer Termination Event

The Certificateholders representing at least 66-2/3% of the Voting Rights allocated to certificates affected by any Servicer Termination Event may waive such Servicer Termination Event; provided, however, that a Servicer Termination Event under clause (a), (b) or (f) of the definition of “Servicer Termination Event” may be waived only with the consent of all of the Certificateholders of the affected classes and a Servicer Termination

Event under clause (c) of the definition of “Servicer Termination Event” relating to Exchange Act reporting may be waived only with the consent of the depositor. Upon any such waiver of a Servicer Termination Event, such Servicer Termination Event will cease to exist and will be deemed to have been remedied. Upon any such waiver of a Servicer Termination Event by Certificateholders, the trustee and the certificate administrator will be entitled to recover all costs and expenses incurred by it in connection with enforcement actions taken with respect to such Servicer Termination Event prior to such waiver from the issuing entity.

Resignation of a Master Servicer or Special Servicer

The PSA permits the master servicers and the special servicers to resign from their respective obligations only upon (a) the appointment of, and the acceptance of the appointment by, a successor (which may be appointed by the resigning master servicer or special servicer, as applicable) and receipt by the certificate administrator and the trustee of a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any Serviced Pari Passu Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation required under the PSA may be considered satisfied with respect to the certificates as described in this prospectus); and, as to a special servicer only, for so long as no Control Termination Event has occurred and is continuing, the approval of such successor by the Directing Certificateholder, which approval will not be unreasonably withheld or (b) a determination that their respective obligations are no longer permissible with respect to a master servicer or a special servicer, as the case may be, under applicable law. In the event that a master servicer or special servicer resigns as a result of the determination that their respective obligations are no longer permissible under applicable law, the trustee will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer or special servicer, as the case may be, under the PSA and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction to appoint, a mortgage loan servicing institution, subject to the trustee’s receipt of a Rating Agency Confirmation from each of the Rating Agencies and confirmation (or deemed confirmation) from the Companion Loan Rating Agencies that such appointment (or replacement) will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of related Serviced Pari Passu Companion Loan Securities, and, with respect to a successor special servicer, for so long as no Control Termination Event has occurred and is continuing, which has been approved by the Directing Certificateholder, which approval may not be unreasonably withheld.

No resignation will become effective until the trustee or other successor has assumed the obligations and duties of the resigning master servicer or special servicer, as the case may be, under the PSA. Further, the resigning master servicer or special servicer, as the case may be, must pay all reasonable out-of-pocket costs and expenses associated with the transfer of its duties. Other than as described under “—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events” above, in no event will the applicable master servicer or the applicable special servicer have the right to appoint any successor master servicer or special servicer if such master servicer or special servicer, as applicable, is terminated or removed pursuant to the PSA. In addition, the PSA will prohibit the appointment of the asset representations reviewer, the operating advisor or one of their respective affiliates as successor to a master servicer or special servicer.

Limitation on Liability; Indemnification

The PSA will provide that none of the master servicers (including in any capacity as the paying agent for any Companion Loan), the special servicers, the depositor, the operating advisor, the asset representations reviewer or any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be under any liability to the issuing entity, Certificateholders or holders of the related Companion Loan, as applicable, for any action taken, or not taken, in good faith pursuant to the PSA or for errors in judgment; provided, however, that none of the master servicers (including in any capacity as the paying agent for any Serviced Companion Loan), the special servicers, the depositor, the operating advisor, the asset representations reviewer or similar person will be protected against any breach of a representation or warranty made by such party, as applicable, in the PSA or any liability that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of such party’s obligations or duties under the PSA or by reason of negligent disregard of such obligations and duties. For the purposes of indemnification of any master servicer or any special servicer and limitation of liability, such master servicer or special servicer will be deemed not to have engaged in willful misconduct or committed bad faith or negligence in the performance of its respective obligations and duties under the PSA or acted in negligent disregard of such obligations and duties if such master servicer or special servicer, as applicable, fails to follow the terms of the Mortgage Loan documents because such master servicer or special servicer, as applicable, in accordance with the Servicing Standard, determines that compliance with any Mortgage Loan documents would or potentially would cause any Trust REMIC to fail to qualify as a REMIC or cause a tax to be imposed on the trust or any Trust REMIC or cause the Grantor Trust to fail to qualify as a grantor trust under the relevant provisions of the Code (for which determination, the applicable master servicer and the applicable special servicer will be entitled to rely on advice of counsel, the cost of which will be reimbursed as an additional trust fund expense). The PSA will also provide that the master servicers (including in any capacity as the paying agent for any Serviced Companion Loan), the special servicers, the depositor, the operating advisor, the asset representations reviewer and their respective affiliates and any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be entitled to indemnification by the issuing entity against any claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and other costs, liabilities, fees and expenses (including reasonable attorneys’ fees and expenses and expenses relating to the enforcement of such indemnity) incurred in connection with any actual or threatened legal or administrative action or claim that relates to the PSA, the Mortgage Loans, any related Serviced Companion Loan, the issuing entity or the certificates; provided, however, that the indemnification will not extend to any loss, liability or expense specifically required to be borne by such party pursuant to the terms the PSA, incurred in connection with any breach of a representation or warranty made by such party, as applicable, in the PSA or incurred by reason of willful misconduct, bad faith or negligence in the performance of such party’s obligations or duties under the PSA, by reason of negligent disregard of such party’s obligations or duties, or in the case of the depositor and any of its partners, shareholders, directors, officers, members, managers, employees and agents, any violation by any of them of any state or federal securities law. In addition, absent actual fraud (as determined by a final non-appealable court order), neither the trustee nor the certificate administrator (including its capacity as custodian) will be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the trustee or the certificate administrator has been advised of the likelihood of such loss or damage and regardless of the form of action.

The PSA will also provide that any related master servicer, depositor, special servicer, operating advisor (or the equivalent), asset representations reviewer, certificate administrator or trustee under any Non-Serviced PSA with respect to a Non-Serviced Mortgage Loan and any partner, director, officer, shareholder, member, manager, employee or agent of any of them, and the Non-Serviced Securitization Trust (with respect to any Non-Serviced Mortgage Loan to the extent provided under the related Intercreditor Agreement) will be entitled to indemnification by the issuing entity and held harmless against the issuing entity’s pro rata share (subject to the applicable Intercreditor Agreement) of any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses (including reasonable attorneys’ fees and expenses and expenses relating to the enforcement of such indemnity) incurred in connection with servicing and administration of such Non-Serviced Mortgage Loan and the related Mortgaged Property (as and to the same extent the securitization trust formed under the related Non-Serviced PSA is required to indemnify such parties in respect of other mortgage loans in the securitization trust formed under the related Non-Serviced PSA pursuant to the terms of such Non-Serviced PSA).

In addition, the PSA will provide that none of the master servicers (including in any capacity as the paying agent for any Companion Loan), the special servicers, the depositor, operating advisor or asset representations reviewer will be under any obligation to appear in, prosecute or defend any legal or administrative action, proceeding, hearing or examination that is not incidental to its respective responsibilities under the PSA or that in its opinion may involve it in any expense or liability not recoverable from the issuing entity. However, each of the master servicers, the special servicers, the depositor, the operating advisor and the asset representations reviewer will be permitted, in the exercise of its discretion, to undertake any action, proceeding, hearing or examination that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the PSA and the interests of the Certificateholders (and, in the case of a Serviced Whole Loan, the rights of the Certificateholders and the holders of the related Serviced Companion Loan (as a collective whole), taking into account the pari passu nature of such Serviced Pari Passu Companion Loan) under the PSA; provided, however, that if a Serviced Whole Loan and/or the holder of the related Companion Loan are involved, such expenses, costs and liabilities will be payable out of funds related to such Serviced Whole Loan in accordance with the related Intercreditor Agreement and will also be payable out of the other funds in the applicable Collection Account if amounts on deposit with respect to such Serviced Whole Loan are insufficient therefor. If any such expenses, costs or liabilities relate to a Mortgage Loan or Companion Loan, then any subsequent recovery on that Mortgage Loan or Companion Loan, as applicable, will be used to reimburse the issuing entity for any amounts advanced for the payment of such expenses, costs or liabilities. In that event, the legal expenses and costs of the action, proceeding, hearing or examination and any liability resulting therefrom, will be expenses, costs and liabilities of the issuing entity, and the applicable master servicer (including in its capacity as the paying agent for any Companion Loan), the applicable special servicer, the depositor, the asset representations reviewer or the operating advisor, as the case may be, will be entitled to be reimbursed out of the applicable Collection Account for the expenses.

Pursuant to the PSA, each master servicer and each special servicer will each be required to maintain a fidelity bond and errors and omissions policy or their equivalent with a qualified insurer that provides coverage against losses that may be sustained as a result of an officer’s or employee’s misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the PSA. Notwithstanding the foregoing, each master servicer and special servicer will be allowed to self-insure with respect to an errors and omissions policy and a fidelity bond so long as certain conditions set forth in the PSA are met.

Any person into which any master servicer, any special servicer, the depositor, operating advisor, or asset representations reviewer may be merged or consolidated, or any person resulting from any merger or consolidation to which any master servicer, any special servicer, the depositor, operating advisor or asset representations reviewer is a party, or any person succeeding to the business of any master servicer, any special servicer, the depositor, operating advisor or asset representations reviewer, will be the successor of such master servicer, such special servicer, the depositor, operating advisor or asset representations reviewer, as the case may be, under the PSA, subject to certain conditions set forth in the PSA. The master servicers, the special servicers, the operating advisor and the asset representations reviewer may have other normal business relationships with the depositor or the depositor’s affiliates.

The trustee and the certificate administrator make no representations as to the validity or sufficiency of the PSA (other than as to it being a valid obligation of the trustee and the certificate administrator), the certificates, the Mortgage Loans, this prospectus (other than as to the accuracy of the information provided by the trustee and the certificate administrator as set forth above) or any related documents and will not be accountable for the use or application by the depositor of any of the certificates issued to it or of the proceeds of such certificates, or for the use or application of any funds paid to the depositor in respect of the assignment of the Mortgage Loans to the issuing entity, or any funds deposited in or withdrawn from any Collection Account or any other account by or on behalf of the depositor, either master servicer, any special servicer or, in the case of the trustee, the certificate administrator. The PSA provides that no provision of such agreement will be construed to relieve the trustee and the certificate administrator from liability for their own negligent action, their own negligent failure to act or their own willful misconduct or bad faith.

The PSA provides that neither the trustee nor the certificate administrator, as applicable, will be liable for an error of judgment made in good faith by a responsible officer of the trustee or the certificate administrator, unless it is proven that the trustee or the certificate administrator, as applicable, was negligent in ascertaining the pertinent facts. In addition, neither the trustee nor the certificate administrator, as applicable, will be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of certificates entitled to greater than 25% of the percentage interest of each affected class, or of the aggregate Voting Rights of the certificates, relating to the time, method and place of conducting any proceeding for any remedy available to the trustee and the certificate administrator, or exercising any trust or power conferred upon the trustee and the certificate administrator, under the PSA (unless a higher percentage of Voting Rights is required for such action).

The trustee and the certificate administrator and any director, officer, employee, representative or agent of the trustee and the certificate administrator, will be entitled to indemnification by the issuing entity, to the extent of amounts held in the Collection Accounts or the Lower-Tier REMIC Distribution Account from time to time, for any loss, liability, damages, claims or unanticipated expenses (including reasonable attorneys’ fees and expenses and expenses relating to the enforcement of such indemnity) arising out of or incurred by the trustee or the certificate administrator in connection with their participation in the transaction and any act or omission of the trustee or the certificate administrator relating to the exercise and performance of any of the powers and duties of the trustee and the certificate administrator (including in any capacities in which they serve, e.g., paying agent, REMIC administrator, authenticating agent, custodian, certificate registrar and 17g-5

Information Provider) under the PSA. However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee or the certificate administrator pursuant to the PSA, or to any loss, liability or expense incurred by reason of willful misconduct, bad faith or negligence on the part of the trustee or the certificate administrator in the performance of their obligations and duties under the PSA, or by reason of their negligent disregard of those obligations or duties, or as may arise from a breach of any representation or warranty of the trustee or the certificate administrator made in the PSA.

The rights and protections afforded to the trustee and the certificate administrator as set forth above and under the PSA will also apply to the custodian.

With respect to any indemnification provisions in the PSA providing that the trust or a party thereto is required to indemnify another party to the PSA for costs, fees and expenses, such costs, fees and expenses are intended to include costs (including, but not limited to, reasonable attorney’s fees and expenses) of the enforcement of such indemnity.

Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA

In the event any party to the PSA receives a request or demand from a Requesting Certificateholder to the effect that a Mortgage Loan should be repurchased or replaced due to a Material Defect, or if such party to the PSA determines that a Mortgage Loan should be repurchased or replaced due to a Material Defect, that party to the PSA will be required to promptly forward such request or demand to the applicable master servicer and special servicer, and such master servicer or special servicer, as applicable, will be required to promptly forward it to the related mortgage loan seller. The Enforcing Servicer will be required to enforce the obligations of the mortgage loan sellers under the MLPAs pursuant to the terms of the PSA and the MLPAs. These obligations include obligations resulting from a Material Defect. Subject to the provisions of the applicable MLPA relating to the dispute resolutions as described under “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”, such enforcement, including, without limitation, the legal prosecution of claims, if any, will be required to be carried out in accordance with the Servicing Standard.

Within 30 days after receipt of an Asset Review Report with respect to any Mortgage Loan, the applicable special servicer will be required to determine whether at that time, based on the Servicing Standard, there exists a Material Defect with respect to such Mortgage Loan. If the applicable special servicer determines that a Material Defect exists, it will be required to enforce the obligations of the applicable mortgage loan seller under the MLPA with respect to such Material Defect as discussed in the preceding paragraph. See “—The Asset Representations Reviewer—Asset Review” above.

Any costs incurred by a master servicer or special servicer with respect to the enforcement of the obligations of a mortgage loan seller under the applicable MLPA will be deemed to be Servicing Advances, to the extent not recovered from the mortgage loan seller or the Requesting Certificateholder. See “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”.

Dispute Resolution Provisions

Certificateholder’s Rights When a Repurchase Request Is Initially Delivered by a Certificateholder

In the event an Initial Requesting Certificateholder delivers a written request to a party to the PSA that a Mortgage Loan be repurchased by the applicable mortgage loan seller alleging the existence of a Material Defect with respect to such Mortgage Loan and setting forth the basis for such allegation (a “Certificateholder Repurchase Request”), the receiving party will be required to promptly forward that Certificateholder Repurchase Request to the applicable master servicer and the applicable special servicer. The Enforcing Servicer will then be required to promptly forward it to the applicable mortgage loan seller and each other party to the PSA. An “Initial Requesting Certificateholder” is the first Certificateholder or Certificate Owner (in either case, other than a holder of the RR Interest) to deliver a Certificateholder Repurchase Request as described above with respect to a Mortgage Loan, and there may not be more than one Initial Requesting Certificateholder with respect to any Mortgage Loan. Subject to the provisions described below under this heading “—Dispute Resolution Provisions”, the Enforcing Servicer will be the Enforcing Party with respect to the Certificateholder Repurchase Request.

The “Enforcing Servicer” will be the applicable special servicer.

An “Enforcing Party” is the person obligated to or that elects pursuant to the terms of the PSA to enforce the rights of the issuing entity against the related mortgage loan seller with respect to a Repurchase Request.

Repurchase Request Delivered by a Party to the PSA

In the event that the depositor, any master servicer, any special servicer, the trustee, the certificate administrator, the operating advisor (solely in its capacity as operating advisor) or the Directing Certificateholder identifies a Material Defect with respect to a Mortgage Loan, that party will be required to deliver prompt written notice of such Material Defect to each other party to the PSA and the Directing Certificateholder and the applicable mortgage loan seller, identifying the applicable Mortgage Loan and setting forth the basis for such allegation (a “PSA Party Repurchase Request” and, each of a Certificateholder Repurchase Request or a PSA Party Repurchase Request, a “Repurchase Request”). The Enforcing Servicer will be required to act as the Enforcing Party and enforce the rights of the issuing entity against the related mortgage loan seller with respect to the PSA Party Repurchase Request. However, if a Resolution Failure occurs with respect to the PSA Party Repurchase Request, the provisions described below under “—Resolution of a Repurchase Request” will apply.

In the event the Repurchase Request is not Resolved within 180 days after the mortgage loan seller receives the Repurchase Request (a “Resolution Failure”), then the provisions described below under “—Resolution of a Repurchase Request” will apply. Receipt of the Repurchase Request will be deemed to occur 2 business days after the Repurchase Request is sent to the related mortgage loan seller. A Resolved Repurchase Request will not preclude the applicable master servicer (in the case of non-Specially Serviced Loans) or the applicable special servicer (in the case of Specially Serviced Loans) from exercising any of their respective rights related to a Material Defect in the manner and timing otherwise set forth in the PSA, in the related MLPA or as provided by law. “Resolved” means, with respect to a Repurchase Request, (i) that the related Material Defect has been cured, (ii) the related Mortgage Loan has been repurchased in accordance with the related MLPA, (iii) a mortgage loan has been substituted for the related Mortgage Loan in accordance with the related

MLPA, (iv) the applicable mortgage loan seller has made a Loss of Value Payment, (v) a contractually binding agreement is entered into between the Enforcing Servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related MLPA or (vi) the related Mortgage Loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the PSA.

Resolution of a Repurchase Request

After a Resolution Failure occurs with respect to a Repurchase Request regarding a Mortgage Loan (whether the Repurchase Request was initiated by an Initial Requesting Certificateholder, a party to the PSA or the Directing Certificateholder), the Enforcing Servicer will be required to send a notice (a “Proposed Course of Action Notice”) to the Initial Requesting Certificateholder, if any, to the address specified in the Initial Requesting Certificateholder’s Repurchase Request, and to the certificate administrator. The certificate administrator will be required to make the Proposed Course of Action Notice available to all other Certificateholders and Certificate Owners (by posting such notice on the certificate administrator’s website) indicating the Enforcing Servicer’s intended course of action with respect to the Repurchase Request (a “Proposed Course of Action”). The Proposed Course of Action Notice will be required to include (a) a request to Certificateholders to indicate their agreement with or dissent from such Proposed Course of Action by clearly marking “agree” or “disagree” to the Proposed Course of Action on such notice within 30 days after the date of such notice and a disclaimer that responses received after such 30-day period will not be taken into consideration, (b) a statement that in the event any Requesting Certificateholder disagrees with the Proposed Course of Action, the Enforcing Servicer (if it is the Enforcing Party) will be compelled to follow the course of action agreed to and/or proposed by the majority of Requesting Certificateholders that involves referring the matter to mediation or arbitration, as the case may be, (c) a statement that responding Certificateholders will be required to certify their holdings in connection with such response, (d) a statement that only responses clearly marked “agree” or “disagree” with such Proposed Course of Action will be taken into consideration and (e) instructions for responding Certificateholders to send their responses to the applicable Enforcing Servicer and the certificate administrator. The certificate administrator will within three (3) business days after the expiration of the 30-day response period, tabulate the responses received from the Certificateholders and share the results with the Enforcing Servicer. The certificate administrator will only count responses timely received that clearly indicate agreement or dissent with the related Proposed Course of Action and additional verbiage or qualifying language will not be taken into consideration for purposes of determining whether the related Certificateholder agrees or disagrees with the Proposed Course of Action. The certificate administrator will be under no obligation to answer questions from Certificateholders regarding such Proposed Course of Action. For the avoidance of doubt, the certificate administrator’s obligations in connection with this heading “—Resolution of a Repurchase Request” will be limited solely to tabulating Certificateholder responses of “agree” or “disagree” to the Proposed Course of Action, and such obligation will not be construed to impose any enforcement obligation on the certificate administrator. The Enforcing Servicer may conclusively rely (without investigation) on the certificate administrator's tabulation of the responses of the responding Certificateholders. If (a) the Enforcing Servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, as discussed below under “—Mediation and Arbitration Provisions”, or (b) the Enforcing Servicer’s intended course of action is to pursue further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner does not agree with the dispute resolution method selected by the Enforcing Servicer, then the Initial Requesting Certificateholder, if any, or such other Certificateholder or Certificate Owner may deliver to the Enforcing Servicer a written notice (a “Preliminary Dispute Resolution Election Notice”) within 30 days from the date the Proposed Course of Action Notice is posted on the certificate administrator’s website (the “Dispute Resolution Cut-off Date”) indicating its intent to exercise its right to refer the matter to either mediation or arbitration. In the event any Certificateholder or Certificate Owner delivers a Preliminary Dispute Resolution Election Notice, and the Enforcing Servicer has also received responses from other Certificateholders or Certificate Owners supporting the Enforcing Servicer’s initial Proposed Course of Action, such responses will be considered Preliminary Dispute Resolution Election Notices supporting the Proposed Course of Action.

If neither the Initial Requesting Certificateholder, if any, nor any other Certificateholder or Certificate Owner entitled to do so delivers a Preliminary Dispute Resolution Election Notice prior to the Dispute Resolution Cut-off Date, no Certificateholder or Certificate Owner otherwise entitled to do so will have the right to refer the Repurchase Request to mediation or arbitration, and the Enforcing Servicer, as the Enforcing Party, will be the sole party entitled to determine a course of action, including, but not limited to, enforcing the issuing entity’s rights against the related mortgage loan seller, subject to any consent or consultation rights of the Directing Certificateholder.

Promptly and in any event within 10 business days following receipt of a Preliminary Dispute Resolution Election Notice from (i) the Initial Requesting Certificateholder, if any, or (ii) any other Certificateholder or Certificate Owner (other than of the RR Interest) (each of clauses (i) and (ii), a “Requesting Certificateholder”), the Enforcing Servicer will be required to consult with each Requesting Certificateholder regarding such Requesting Certificateholder’s intention to elect either mediation (including nonbinding arbitration) or arbitration as the dispute resolution method with respect to the Repurchase Request (the “Dispute Resolution Consultation”) so that such Requesting Certificateholder may consider the views of the Enforcing Servicer as to the claims underlying the Repurchase Request and possible dispute resolution methods, such discussions to occur and be completed no later than 10 business days following the Dispute Resolution Cut-off Date. The Enforcing Servicer will be entitled to establish procedures the Enforcing Servicer deems in good faith to be appropriate relating to the timing and extent of such consultations. No later than 5 business days after completion of the Dispute Resolution Consultation, a Requesting Certificateholder may provide a final notice to the Enforcing Servicer indicating its decision to exercise its right to refer the matter to either mediation or arbitration (“Final Dispute Resolution Election Notice”).

If, following the Dispute Resolution Consultation, no Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then the Enforcing Servicer will continue to act as the Enforcing Party and remain obligated under the PSA to determine a course of action, including, but not limited to, enforcing the rights of the issuing entity with respect to the Repurchase Request and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration.

If a Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then such Requesting Certificateholder will become the Enforcing Party and must promptly submit the matter to mediation (including nonbinding arbitration) or arbitration. If there are more than one Requesting Certificateholder that timely deliver a Final Dispute Resolution Election Notice, then such Requesting

Certificateholders will collectively become the Enforcing Party, and the holder or holders of a majority of the Voting Rights among such Requesting Certificateholders will be entitled to make all decisions relating to such mediation or arbitration. If, however, no Requesting Certificateholder commences arbitration or mediation pursuant to the terms of the PSA within 30 days after delivery of its Final Dispute Resolution Election Notice to the Enforcing Servicer, then (i) the rights of a Requesting Certificateholder to act as the Enforcing Party will terminate and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration, (ii) if the Proposed Course of Action Notice indicated that the Enforcing Servicer will take no further action with respect to the Repurchase Request, then the related Material Defect will be deemed waived for all purposes under the PSA and related MLPA; provided, however, that such Material Defect will not be deemed waived with respect to a Requesting Certificateholder, any other Certificateholder or Certificate Owner or the Enforcing Servicer to the extent there is a material change in the facts and circumstances known to such party at the time when the Proposed Course of Action Notice was posted on the certificate administrator’s website and (iii) if the Proposed Course of Action Notice had indicated a course of action other than the course of action under clause (ii), then the Enforcing Servicer will again become the Enforcing Party and, as such, will be the sole party entitled to enforce the issuing entity’s rights against the related mortgage loan seller.

Notwithstanding the foregoing, the dispute resolution provisions described under this heading “—Resolution of a Repurchase Request” will not apply, and the Enforcing Servicer will remain the Enforcing Party, if the Enforcing Servicer has commenced litigation with respect to the Repurchase Request, or determines in accordance with the Servicing Standard that it is in the best interest of Certificateholders to commence litigation with respect to the Repurchase Request to avoid the running of any applicable statute of limitations.

In the event a Requesting Certificateholder becomes the Enforcing Party, the Enforcing Servicer, on behalf of the issuing entity, will remain a party to any proceedings against the related mortgage loan seller as further described below. For the avoidance of doubt, the depositor, the mortgage loan sellers and any of their respective affiliates will not be entitled to be an Initial Requesting Certificateholder or a Requesting Certificateholder.

The Requesting Certificateholder is entitled to elect either mediation or arbitration in its sole discretion; however, the Requesting Certificateholder may not elect to then utilize the alternative method in the event that the initial method is unsuccessful.

Mediation and Arbitration Provisions

If the Enforcing Party elects mediation (including nonbinding arbitration) or arbitration, the mediation or arbitration will be administered by a nationally recognized arbitration or mediation organization selected by the related mortgage loan seller. A single mediator or arbitrator will be selected by the mediation or arbitration organization from a list of neutrals maintained by it according to its mediation or arbitration rules then in effect. The mediator or arbitrator must be impartial, an attorney admitted to practice in the State of New York and have at least 15 years of experience in commercial litigation and, if possible, commercial real estate finance or commercial mortgage-backed securitization matters.

The expenses of any mediation will be allocated among the parties to the mediation, including, if applicable, between the Enforcing Party and Enforcing Servicer, as mutually agreed by the parties as part of the mediation.

In any arbitration, the arbitrator will be required to resolve the dispute in accordance with the MLPA and PSA, and may not modify or change those agreements in any way or award remedies not consistent with those agreements. The arbitrator will not have the power to award punitive or consequential damages. In its final determination, the arbitrator will determine and award the costs of the arbitration to the parties to the arbitration in its reasonable discretion. In the event a Requesting Certificateholder is the Enforcing Party, the Requesting Certificateholder will be required to pay any expenses allocated to the Enforcing Party in the arbitration proceedings or any expenses that the Enforcing Party agrees to bear in the mediation proceedings.

The final determination of the arbitrator will be final and non-appealable, except for actions to confirm or vacate the determination permitted under federal or state law, and may be entered and enforced in any court with jurisdiction over the parties and the matter. By selecting arbitration, the Enforcing Party would be waiving its right to sue in court, including the right to a trial by jury.

In the event a Requesting Certificateholder is the Enforcing Party, the agreement with the arbitrator or mediator, as the case may be, will be required under the PSA to contain an acknowledgment that the issuing entity, or the Enforcing Servicer on its behalf, will be a party to any arbitration or mediation proceedings solely for the purpose of being the beneficiary of any award in favor of the Enforcing Party; provided that the degree and extent to which the Enforcing Servicer actively prepares for and participates in such proceeding will be determined by such Enforcing Servicer in consultation with the Directing Certificateholder (provided that no Consultation Termination Event has occurred and is continuing), and in accordance with the Servicing Standard. All amounts recovered by the Enforcing Party will be required to be paid to the issuing entity, or the Enforcing Servicer on its behalf, and deposited in the applicable Collection Account. The agreement with the arbitrator or mediator, as the case may be, will provide that in the event a Requesting Certificateholder is allocated any related costs and expenses pursuant to the terms of the arbitrator’s decision or the agreement reached in mediation, neither the issuing entity nor the Enforcing Servicer acting on its behalf will be responsible for any such costs and expenses allocated to the Requesting Certificateholder.

The issuing entity (or the Enforcing Servicer or the trustee, acting on its behalf), the depositor or any mortgage loan seller will be permitted to redact any personally identifiable customer information included in any information provided for purposes of any mediation or arbitration. Each party to the proceedings will be required to agree to keep confidential the details related to the Repurchase Request and the dispute resolution identified in connection with such proceedings; provided, however, that the Certificateholders will be permitted to communicate prior to the commencement of any such proceedings to the extent described under “Description of the Certificates—Certificateholder Communication”.

For avoidance of doubt, in no event will the exercise of any right of a Requesting Certificateholder to refer a Repurchase Request to mediation or arbitration or participation in such mediation or arbitration affect in any manner the ability of the applicable special servicer to perform its obligations with respect to a Specially Serviced Loan (including without limitation, a liquidation, foreclosure, negotiation of a loan modification or workout, acceptance of a discounted pay off or deed-in-lieu of foreclosure, or bankruptcy or other litigation) or the exercise of any rights of a Directing Certificateholder.

Any expenses required to be borne by or allocated to the Enforcing Servicer in mediation or arbitration or related responsibilities under the PSA will be reimbursable as additional trust fund expenses.

Servicing of the Non-Serviced Mortgage Loans

General

Each Non-Serviced Mortgage Loan will be serviced pursuant to the related Non-Serviced PSA and the related Intercreditor Agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Great Wolf Lodge Southern California A/B Whole Loan”.

The servicing terms of each such Non-Serviced PSA as it relates to the servicing of the related Non-Serviced Whole Loan will be similar in all material respects to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements will differ in certain respects. For example:

●	Each Non-Serviced Master Servicer and Non-Serviced Special Servicer will be required to service the related Non-Serviced Mortgage Loan pursuant to a servicing standard set forth in the related Non-Serviced PSA that is substantially similar to, but may not be identical to, the Servicing Standard.

●	Any party to the related Non-Serviced PSA that makes a property protection advance with respect to the related Non-Serviced Mortgage Loan will be entitled to reimbursement for that advance, with interest at the prime rate, in a manner substantially similar to the reimbursement of Servicing Advances under the PSA. The Trust, as holder of the related Non-Serviced Mortgage Loan, will be responsible for its pro rata share of any such advance reimbursement amounts (including out of general collections on the BANK 2019-BNK18 mortgage pool, if necessary).

●	Pursuant to the related Non-Serviced PSA, the liquidation fee, the special servicing fee and the workout fee with respect to the related Non-Serviced Mortgage Loan are calculated in a manner similar to the corresponding fees payable under the PSA, but may accrue at different rates, as described below.

●	The extent to which modification fees or other fee items with respect to the related Whole Loan may be applied to offset interest on advances, servicer expenses and servicing compensation will, in certain circumstances, be less than is the case under the PSA.

●	Items with respect to the related Non-Serviced Whole Loan that are the equivalent of assumption application fees, defeasance fees, assumption, waiver, consent and earnout fees, late payment charges, default interest and/or modification fees and that constitute additional servicing compensation under the related Non-Serviced PSA will not be payable to the master servicers or special servicers under the PSA and one or more of such items will be allocated between the related Non-Serviced Master Servicer and the related Non-Serviced Special Servicer under the related Non-Serviced PSA in proportions that may be different than the allocation of similar fees under the PSA between the master servicers and special servicers for this transaction.

●

The Non-Serviced Directing Certificateholder under the related Non-Serviced PSA will have rights substantially similar to the Directing Certificateholder under the PSA with respect to the servicing and administration of the related Non-Serviced Whole Loan, including consenting to the substantial equivalent of Major Decisions under such Non-Serviced PSA proposed by the related Non-Serviced Master Servicer or Non-Serviced Special Servicer and reviewing and consenting to asset status reports prepared by such Non-Serviced Special Servicer in respect of the related Non-Serviced Whole Loan. “Major Decisions” under the related Non-Serviced PSA will differ in certain respects from those actions that constitute Major Decisions under the PSA, and therefore the specific types of servicer actions with respect to which the applicable Non-Serviced Directing Certificateholder will be permitted to consent will correspondingly differ. The related Non-Serviced PSA also provides for the removal of the applicable special servicer by the related Non-Serviced Directing Certificateholder under such Non-Serviced PSA under certain conditions that are similar to the conditions under which the Directing Certificateholder is permitted to replace the special servicers under the PSA.

●	The termination events that will result in the termination of the related Non-Serviced Master Servicer or Non-Serviced Special Servicer are substantially similar to, but not identical to, the Servicer Termination Events under the PSA applicable to the master servicers and special servicers, as applicable.

●	Servicing transfer events under the related Non-Serviced PSA that would cause the related Non-Serviced Whole Loan to become specially serviced will be substantially similar to, but not identical to, the corresponding provisions under the PSA.

●	The servicing decisions which the related Non-Serviced Master Servicer will perform and, in certain cases, for which the related Non-Serviced Master Servicer must obtain the related Non-Serviced Directing Certificateholder’s or Non-Serviced Special Servicer’s consent differ in certain respects from those decisions that constitute Master Servicer Decisions and Major Decisions, respectively, under the PSA.

●	The related Non-Serviced Special Servicer is required to take actions with respect to the related Non-Serviced Whole Loan if it becomes the equivalent of a defaulted mortgage loan, which actions are substantially similar, but not necessarily identical, to the actions described under “—Sale of Defaulted Loans and REO Properties”.

●	Appraisal reduction amounts in respect of the related Non-Serviced Mortgage Loan will be calculated by the related Non-Serviced Special Servicer under the related Non-Serviced PSA in a manner substantially similar to, but not necessarily identical to, calculations of such amounts by the applicable special servicer under the PSA in respect of Serviced Mortgage Loans.

●	The requirement of the related Non-Serviced Master Servicer to make compensating interest payments in respect of prepayment interest shortfalls related to the related Non-Serviced Mortgage Loan is similar, but not necessarily identical, to the requirement of the applicable master servicer to make Compensating Interest Payments in respect of the Serviced Mortgage Loans under the PSA.

●	The servicing provisions under the related Non-Serviced PSA relating to performing inspections and collecting operating information are substantially similar but not necessarily identical to those of the PSA.

●	While the special servicers under the PSA and the Non-Serviced Special Servicer under the related Non-Serviced PSA must each resign as special servicer with respect to a mortgage loan if it becomes affiliated with the related borrower under such mortgage loan, the particular types of affiliations that trigger such resignation obligation, as well as the parties that are entitled to appoint a successor special servicer, may differ as between the PSA and the related Non-Serviced PSA.

●	The parties to the related Non-Serviced PSA (and their related directors, officers and other agents) will be entitled to reimbursement and/or indemnification for losses, liabilities, costs and expenses associated with the servicing of the related Non-Serviced Whole Loan under such Non-Serviced PSA to the same extent that parties to the PSA performing similar functions (and their related directors, officers and other agents) are entitled to reimbursement and/or indemnification for losses, liabilities, costs and expenses associated with their obligations under the PSA. The Trust, as holder of the related Non-Serviced Mortgage Loan, will be responsible for its pro rata share of any such indemnification amounts (including out of general collections on the BANK 2019-BNK18 mortgage pool, if necessary).

●	The matters as to which notice or rating agency confirmation with respect to the rating agencies under the related Non-Serviced PSA are required are similar, but not identical to, similar matters with respect to the Rating Agencies under the PSA (and such agreements differ as to whether it is notice or rating agency confirmation that is required).

●	With respect to non-specially serviced mortgage loans, the related Non-Serviced PSA may differ with respect to whether the related Non-Serviced Master Servicer or related Non-Serviced Special Servicer will be responsible for conducting or managing certain litigation related to such mortgage loans.

●	Each of the related Non-Serviced Master Servicer and related Non-Serviced Special Servicer will be liable in accordance with the related Non-Serviced PSA only to the extent of its obligations specifically imposed by that agreement. Accordingly, in general, each of the related Non-Serviced Master Servicer and related Non-Serviced Special Servicer will not be liable for any action taken, or for refraining from the taking of any action, in good faith pursuant to the related Non-Serviced PSA or for errors in judgment; provided that neither such party will be protected against any breach of representations or warranties made by it in the related Non-Serviced PSA or against any liability which would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations and duties under the related Non-Serviced PSA.

●	The provisions of the related Non-Serviced PSA will also vary from the PSA with respect to one or more of the following: timing, control or consultation triggers or thresholds, terminology, allocation of ministerial duties between multiple servicers or other service providers or certificateholder or investor voting or consent thresholds, master servicer and special servicer termination events, rating requirements for accounts and permitted investments, eligibility requirements applicable to servicers and other service providers, and the circumstances under which approvals, consents, consultation, notices or rating agency confirmations may be required.

The master servicers, the special servicers, the certificate administrator and the trustee under the PSA have no obligation or authority to (a) supervise any related Non-Serviced Master Servicer, Non-Serviced Special Servicer, Non-Serviced Certificate Administrator or Non-Serviced Trustee or (b) make servicing advances with respect to any Non-Serviced Whole Loan. The obligation of the applicable master servicer to provide information and collections and make P&I Advances to the certificate administrator for the benefit of the Certificateholders with respect to each Non-Serviced Mortgage Loan is dependent on its receipt of the corresponding information and/or collections from the applicable Non-Serviced Master Servicer or Non-Serviced Special Servicer.

Prospective investors are encouraged to review the full provisions of each of the Non-Serviced PSAs, which are available by requesting copies from the underwriters.

Servicing of the ILPT Hawaii Portfolio Mortgage Loan

The ILPT Hawaii Portfolio Mortgage Loan is serviced pursuant to the ILPT Trust 2019-SURF TSA. The servicing terms of the ILPT Trust 2019-SURF TSA are similar in all material respects to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements differ in certain respects, including the items set forth above under “—General” (unless otherwise addressed below) and the following:

●	The related Non-Serviced Master Servicer earns a servicing fee with respect to the ILPT Hawaii Portfolio Mortgage Loan that is to be calculated at 0.00125% per annum.

●	Upon the ILPT Hawaii Portfolio Whole Loan becoming a specially serviced loan under related Non-Serviced PSA, the related Non-Serviced Special Servicer will earn a special servicing fee payable monthly with respect to the ILPT Hawaii Portfolio Mortgage Loan accruing at a rate equal to 0.25% per annum, until such time as such Whole Loan is no longer specially serviced. The special servicing fee is not subject to any cap or minimum fee.

●	The related Non-Serviced Special Servicer will be entitled to a workout fee equal to 0.50% of each payment of principal and interest (other than default interest) made by the related borrowers after any workout of the ILPT Hawaii Portfolio Whole Loan. The workout fee is not subject to any cap or minimum fee.

●	The related Non-Serviced Special Servicer will be entitled to a liquidation fee equal to 0.50% of net liquidation proceeds received in connection with the liquidation of the ILPT Hawaii Portfolio Whole Loan or the related Mortgaged Properties. The liquidation fee is not subject to any cap or minimum fee.

●	The ILPT Trust 2019-SURF TSA does not provide for any asset representations review procedures or for any dispute resolution procedures similar to those described under “—Dispute Resolution Provisions”. There is no asset representations reviewer (or equivalent party) with respect to the securitization trust created pursuant to ILPT Trust 2019-SURF TSA.

●	The ILPT Trust 2019-SURF TSA does not require the ILPT Hawaii Portfolio servicer to make the equivalent of compensating interest payments in respect of the ILPT Hawaii Portfolio Whole Loan.

●

The operating advisor under the ILPT Trust 2019-SURF TSA will be entitled to consult with the related Non-Serviced Special Servicer under different circumstances than those under which the BANK 2019-BNK18 operating advisor is entitled to consult with the BANK 2019-BNK18 special servicers. In particular, such operating advisor will be entitled to consult on major decisions when the principal balance of the “eligible horizontal residual interest” (as defined under Regulation RR) issued by the ILPT Trust 2019-SURF TSA securitization trust is 25% or less than the initial balance thereof (taking into account appraisal reduction amounts and collateral deficiency amounts) or the principal balance of the senior-most class of the control eligible certificates issued by the ILPT securitization trust is less than 25% of the initial balance thereof (without taking into account appraisal reduction amounts and collateral deficiency amounts). In addition, the operating advisor under the ILPT Trust 2019-SURF TSA will at any time be entitled to recommend the termination of the ILPT Trust 2019-SURF special servicer if it determines, in its sole discretion exercised in good faith, that (i) such special servicer is not performing its duties as required under the ILPT Trust 2019-SURF TSA or is otherwise not acting in accordance with the related servicing standard and (ii) the replacement of the special servicer would be in the best interest of the ILPT Trust 2019-SURF certificateholders as a collective whole. Such recommendation would then be subject to confirmation by the ILPT Trust 2019-SURF certificateholders pursuant to a certificateholder vote.

●	Unlike the PSA, the ILPT Trust 2019-SURF TSA does not provide certain non-binding consultation rights in respect of the ILPT Hawaii Portfolio Mortgage Loan (if it is specially serviced) to a representative of the holders of the credit risk retention interests.

Prospective investors are encouraged to review the full provisions of the ILPT Trust 2019-SURF TSA, which is available by requesting a copy from the underwriters.

See also “Description of the Mortgage Pool—The Whole Loans—The ILPT Hawaii Portfolio Whole Loan” in this prospectus.

Servicing of the Great Wolf Lodge Southern California Mortgage Loan

The Great Wolf Lodge Southern California Mortgage Loan is serviced pursuant to the WFCM 2019-C50 PSA. The servicing terms of the WFCM 2019-C50 PSA are similar in all material respects to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements differ in certain respects, including the items set forth above under “—General” (unless otherwise addressed below) and the following:

●	The related Non-Serviced Master Servicer earns a servicing fee with respect to the Great Wolf Lodge Southern California Mortgage Loan that is to be calculated at 0.0025% per annum.

●	Upon the Great Wolf Lodge Southern California Whole Loan becoming a specially serviced loan under the related Non-Serviced PSA, the related Non-Serviced Special Servicer will earn a special servicing fee payable monthly with respect to the Great Wolf Lodge Southern California Mortgage Loan accruing at a rate equal to 0.25% per annum, until such time as such Whole Loan is no longer specially serviced. The special servicing fee is subject to a minimum amount equal to $3,500 for any month in which such fee is payable.

●	The related Non-Serviced Special Servicer will be entitled to a workout fee equal to 1.00% of each payment of principal and interest (other than default interest) made by the related borrower after any workout of the Great Wolf Lodge Southern California Whole Loan, subject to a minimum fee of $25,000 with respect to any particular workout of such Whole Loan. The workout fee is not subject to a cap.

●

The related Non-Serviced Special Servicer will be entitled to a liquidation fee equal to 1.00% of net liquidation proceeds received in connection with the liquidation of the Great Wolf Lodge Southern California Whole Loan or the related Mortgaged Properties; provided that if such rate would result in an aggregate liquidation fee less than $25,000, then the liquidation fee rate will be equal to the lesser of (i) 3.00% and (ii) such lower rate as would result in an aggregate liquidation fee equal to $25,000.

Prospective investors are encouraged to review the full provisions of the WFCM 2019-C50 PSA, which is available by requesting a copy from the underwriters.

See also “Description of the Mortgage Pool—The Whole Loans—The Great Wolf Lodge Southern California A/B Whole Loan” in this prospectus.

Rating Agency Confirmations

The PSA will provide that, notwithstanding the terms of the related Mortgage Loan documents or other provisions of the PSA, if any action under such Mortgage Loan documents or the PSA requires a Rating Agency Confirmation from each of the Rating Agencies as a condition precedent to such action, if the party (the “Requesting Party”) required to obtain such Rating Agency Confirmations has made a request to any Rating Agency for such Rating Agency Confirmation and, within 10 business days of such request being posted to the 17g-5 Information Provider’s website, such Rating Agency has not replied to such request or has responded in a manner that indicates that such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then such Requesting Party will be required to confirm (through direct communication and not by posting any confirmation on the 17g-5 Information Provider’s website) that the applicable Rating Agency has received the Rating Agency Confirmation request, and, if it has not, promptly request the related Rating Agency Confirmation again (which may be through direct communication). The circumstances described in the preceding sentence are referred to in this prospectus as a “RAC No-Response Scenario”.

If there is no response to either such Rating Agency Confirmation request within 5 business days of such second request in a RAC No-Response Scenario or if such Rating Agency has responded in a manner that indicates such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then (x) with respect to any condition in any Mortgage Loan document requiring such Rating Agency Confirmation, or with respect to any other matter under the PSA relating to the servicing of the Mortgage Loans (other than as set forth in clause (y) below), the requirement to obtain a Rating Agency Confirmation will be deemed not to apply (as if such requirement did not exist) with respect to such Rating Agency, and the applicable master servicer or the applicable special servicer, as the case may be, may then take such action if such master servicer or such special servicer, as applicable, confirms its original determination (made prior to making such request) that taking the action with respect to which it requested the Rating Agency Confirmation would still be consistent with the Servicing Standard, and (y) with respect to a replacement of either master servicer or any special servicer, such condition will be deemed not to apply (as if such requirement did not exist) if (i) the applicable replacement master servicer or special servicer has been appointed and currently serves as a master servicer or special servicer, as applicable, on a transaction-level basis on a transaction currently rated by Moody’s that currently has securities outstanding and for which Moody’s has not cited servicing concerns with respect to such replacement master servicer or special servicer as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in any other CMBS transaction serviced by such replacement master servicer or special servicer prior to the time of determination, if Moody’s is the non-responding Rating Agency, (ii) the applicable replacement master servicer or special servicer is rated at least “CMS3” (in the case of the replacement master servicer) or “CSS3” (in the case of the replacement special servicer), if Fitch is the non-responding Rating Agency or (iii) KBRA has not publicly cited servicing concerns with respect to the applicable replacement master servicer or special servicer as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in any other CMBS transaction serviced by such replacement master servicer or special servicer prior to the time of determination, if KBRA is the non-responding Rating Agency. Promptly following the applicable master servicer’s or special servicer’s determination to take any action discussed above following any requirement to obtain Rating Agency Confirmation being deemed not to apply (as if such requirement did not exist) as described in clause (x) above, such master servicer or special servicer will be required to provide electronic written notice to the 17g-5 Information Provider, who will promptly post such notice to the 17g-5 Information Provider’s website pursuant to the PSA, of the action taken.

For all other matters or actions not specifically discussed above as to which a Rating Agency Confirmation is required, the applicable Requesting Party will be required to obtain a Rating Agency Confirmation from each of the Rating Agencies. In the event an action otherwise requires a Rating Agency Confirmation from each of the Rating Agencies, in absence of such Rating Agency Confirmation, we cannot assure you that any Rating Agency will not downgrade, qualify or withdraw its ratings as a result of any such action taken by the applicable master servicer or the applicable special servicer in accordance with the procedures discussed above.

As used above, “Rating Agency Confirmation” means, with respect to any matter, confirmation in writing (which may be in electronic form) by each applicable Rating Agency that a proposed action, failure to act or other event specified in this prospectus will not, in and of itself, result in the downgrade, withdrawal or qualification of the then-current rating assigned to any class of certificates (if then rated by the Rating Agency); provided that a written waiver or acknowledgment from the Rating Agency indicating its decision not to review the matter for which the Rating Agency Confirmation is sought will be deemed to satisfy the requirement for the Rating Agency Confirmation from the Rating Agency with respect to such matter. The “Rating Agencies” mean Fitch Ratings, Inc. (“Fitch”), Kroll Bond Rating Agency, Inc. (“KBRA”) and Moody’s Investors Service, Inc. (“Moody’s”).

Any Rating Agency Confirmation requests made by any master servicer, any special servicer, the certificate administrator, or the trustee, as applicable, pursuant to the PSA, will be required to be made in writing, which writing must contain a cover page indicating the nature of the Rating Agency Confirmation request, and must contain all back-up material necessary for the Rating Agency to process such request. Such written Rating Agency Confirmation requests must be provided in electronic format to the 17g-5 Information Provider (who will be required to post such request on the 17g-5 Information Provider’s website in accordance with the PSA).

The applicable master servicer, the applicable special servicer, the certificate administrator and the trustee will be permitted (but not obligated) to orally communicate with the Rating Agencies regarding any of the Mortgage Loan documents or any matter related to the Mortgage Loans, the related Mortgaged Properties, the related borrowers or any other matters relating to the PSA or any related Intercreditor Agreement; provided that such party summarizes the information provided to the Rating Agencies in such communication in writing and provides the 17g-5 Information Provider with such written summary the same day such communication takes place; provided, further, that the summary of such oral communications will not identify with which Rating Agency the communication was. The 17g-5 Information Provider will be required to post such written summary on the 17g-5 Information Provider’s website in accordance with the provisions of the PSA. All other information required to be delivered to the Rating Agencies pursuant to the PSA or requested by the Rating Agencies, will first be provided in electronic format to the 17g-5 Information Provider, who will be required to post such information to the 17g-5 Information Provider’s website in accordance with the PSA.

The PSA will provide that the PSA may be amended to change the procedures regarding compliance with Rule 17g-5 without any Certificateholder consent; provided that notice of any such amendment must be provided to the 17g-5 Information Provider (who will post such notice to the 17g-5 Information Provider’s website) and to the certificate administrator (which will post such report to the certificate administrator’s website).

To the extent required under the PSA, in the event a rating agency confirmation is required by the applicable rating agencies that any action under any Mortgage Loan documents or the PSA will not result in the downgrade, withdrawal or qualification of any such rating agency’s then-current ratings of any Serviced Pari Passu Companion Loan Securities, then such rating agency confirmation may be considered satisfied in the same manner as described above with respect to any Rating Agency Confirmation from a Rating Agency.

Evidence as to Compliance

Each master servicer, each special servicer (regardless of whether such special servicer has commenced special servicing of a Mortgage Loan), the custodian, the trustee (provided, however, that the trustee will not be required to deliver an assessment of compliance with respect to any period during which there was no relevant servicing criteria applicable to it) and the certificate administrator will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the Mortgage Loans, to cause (or, in the case of a sub-servicer that is also a servicing function participant that a mortgage loan seller requires a master servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish), to the depositor, the certificate administrator, the trustee and the 17g-5 Information Provider, an officer’s certificate of the officer responsible for the servicing activities of such party stating, among other things, that (i) a review of that party’s activities during the preceding calendar year or portion of that year and of performance under the PSA or any sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on the review, such party has fulfilled all of its obligations under the PSA or the sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, in all material respects throughout the preceding calendar year or portion of such year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status of the failure.

In addition, each master servicer, each special servicer (regardless of whether such special servicer has commenced special servicing of any Mortgage Loan), the trustee (but only if an advance was made by the trustee in the calendar year), the custodian, the certificate administrator and the operating advisor, each at its own expense, will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the Mortgage Loans, to cause (or, in the case of a sub-servicer that is also a servicing function participant that a mortgage loan seller requires a master servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish) to the trustee, the certificate administrator, the 17g-5 Information Provider and the depositor (and, with respect to any special servicer, also to the operating advisor) a report (an “Assessment of Compliance”) assessing compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (as described below) under the Securities Act of 1933, as amended (the “Securities Act”) that contains the following:

●	a statement of the party’s responsibility for assessing compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to it;

●	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

●	the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the fiscal year, covered by the Form 10-K required to be filed pursuant to the PSA setting forth any material instance of noncompliance identified by the party, a discussion of each such failure and the nature and status of such failure; and

●	a statement that a registered public accounting firm has issued an attestation report (an “Attestation Report”) on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver an Attestation Report of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the public company accounting oversight board, that expresses an opinion, or states that an opinion cannot be expressed (and the reasons for this), concerning the party’s assessment of compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB.

With respect to each Non-Serviced Whole Loan, each of the Non-Serviced Master Servicer, the Non-Serviced Special Servicer, the Non-Serviced Trustee and the Non-Serviced Certificate Administrator will have obligations under the related Non-Serviced PSA similar to those described above.

“Regulation AB” means subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100–229.1125, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the SEC or by the staff of the SEC, or as may be provided by the SEC or its staff from time to time.

Limitation on Rights of Certificateholders to Institute a Proceeding

Other than with respect to any rights to deliver a Certificateholder Repurchase Request and exercise the rights described under “—Dispute Resolution Provisions”, no Certificateholder will have any right under the PSA to institute any proceeding with respect to the PSA or with respect to the certificates, unless the holder previously has given to the trustee and the certificate administrator written notice of default and the continuance of the default and unless (except in the case of a default by the trustee) the holders of certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting the class have made written request upon the trustee to institute a proceeding in its own name (as trustee) and have offered to the trustee reasonable indemnity satisfactory to it, and the trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute the proceeding. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the PSA or the certificates or to institute, conduct or defend any related litigation at the request, order or direction of any of the Certificateholders, unless the Certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result.

Each Certificateholder will be deemed under the PSA to have expressly covenanted with every other Certificateholder and the trustee, that no one or more Certificateholders will have any right in any manner whatsoever by virtue of any provision of the PSA or the certificates to affect, disturb or prejudice the rights of the holders of any other certificates, or to obtain or seek to obtain priority over or preference to any other Certificateholder, or to enforce any right under the PSA or the certificates, except in the manner provided in the PSA or the certificates and for the equal, ratable and common benefit of all Certificateholders.

Termination; Retirement of Certificates

The obligations created by the PSA will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by the certificate administrator on behalf of the trustee and required to be paid on the Distribution Date following the earlier of (1) the final payment (or related Advance) or other liquidation of the last Mortgage Loan and REO Property (as applicable) subject to the PSA, (2) the voluntary exchange of all the then-outstanding Non-Retained Certificates (other than the Class V certificates) and the payment or deemed payment by such exchanging party of the Termination Purchase Amount for the Mortgage Loans and REO Properties remaining in the issuing entity, of which (a) an amount equal to the product of (i) the Required Credit Risk Retention Percentage and (ii) the Termination Purchase Amount will be paid to the holders of the RR Interest in exchange for the surrender of the RR Interest, and (b) an amount equal to the product of (i) the Non-Retained Percentage and (ii) the Termination Purchase Amount will be deemed paid to the issuing entity and deemed distributed to the holder or holders described in clause (B) below in exchange for the then-outstanding Non-Retained Certificates (provided, however, that (A) the aggregate certificate balance of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B, Class C, Class D and Class E certificates is reduced to zero, (B) there is only one holder (or multiple holders acting unanimously) of the then-outstanding Non-Retained Certificates (other than the Class V certificates) and (C) the master servicers consent to the exchange) or (3) the purchase or other liquidation of all of the assets of the issuing entity as described below by the holders of the Controlling Class, any special servicer, either master servicer or the holders of the Class R certificates, in that order of priority. Written notice of termination of the PSA will be given by the certificate administrator to each Certificateholder, each holder of a Serviced Companion Loan and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). The final distribution will be made only upon surrender and cancellation of the certificates at the office of the certificate registrar or other location specified in the notice of termination.

The “Termination Purchase Amount” will equal the sum of (1) the aggregate Purchase Price of all the Mortgage Loans (exclusive of REO Loans) then included in the issuing entity, (2) the appraised value of the issuing entity’s portion of all REO Properties then included in the issuing entity (which fair market value for any REO Property may be less than the Purchase Price for the corresponding REO Loan), as determined by an appraiser selected by the applicable special servicer and approved by the applicable master servicer and the Controlling Class and (3) if the Mortgaged Property secures a Non-Serviced Mortgage Loan and is an REO Property under the terms of the related Non-Serviced PSA, the pro rata portion of the fair market value of the related property, as determined by the related Non-Serviced Master Servicer in accordance with clause (2) above.

The holders of the Controlling Class, the special servicer servicing the greater principal balance of the Mortgage Loans as of the date of determination, the other special servicer, the master servicer servicing the greater principal balance of the Mortgage Loans as of the date of determination, the other master servicer and the holders of the Class R certificates (in that order) will have the right to purchase all of the assets of the issuing entity if the aggregate Stated Principal Balance of the pool of Mortgage Loans is less than 1.0% of the Initial Pool Balance (solely for the purposes of this calculation, if such right is being exercised after June 2029 and the Newport Corporate Center Mortgage Loan is still an asset of the Trust, then such mortgage loan will be excluded from the then-aggregate principal balance of the pool of mortgage loans and from the Initial Pool Balance). This purchase of all the Mortgage Loans and other assets in the issuing entity is required to be made at a price equal to (a) the Termination Purchase Amount, plus (b) the reasonable out-of-pocket expenses of the applicable master servicer and the applicable special servicer related to such purchase, unless such master servicer or such special servicer, as applicable, is the purchaser and less (c) solely in the case where the applicable master servicer is exercising such purchase right, the aggregate amount of unreimbursed Advances and unpaid Servicing Fees remaining outstanding and payable solely to such master servicer (which items will be deemed to have been paid or reimbursed to such master servicer in connection with such purchase). The voluntary exchange of certificates (other than the Class V and Class R certificates and RR Interest), for the remaining Mortgage Loans is not subject to the above described percentage limits but is limited to each such class of outstanding certificates being held by one Certificateholder (or group of Certificateholders acting unanimously) who must voluntarily participate.

If any party above, other than National Cooperative Bank, N.A. as the master servicer of the National Cooperative Bank, N.A. Mortgage Loans, exercises such purchase option, National Cooperative Bank, N.A., so long as National Cooperative Bank, N.A. is a master servicer or a special servicer under the PSA, will be entitled to purchase the remaining National Cooperative Bank, N.A. Mortgage Loans and any related REO Property, and if National Cooperative Bank, N.A. elects to purchase such Mortgage Loans and REO Properties that other party will then purchase only the remaining Mortgage Loans and REO Property that are not being purchased by National Cooperative Bank, N.A.

Additionally, if any party above, other than Situs Holdings, LLC, as the special servicer of the Newport Corporate Center Mortgage Loan, exercises such purchase option, Situs Holdings, LLC, so long as Situs Holdings, LLC is a special servicer under the PSA, will be entitled to purchase the Newport Corporate Center Mortgage Loan and any related REO Property, and if Situs Holdings, LLC elects to purchase such Mortgage Loan and REO Property that other party will then purchase only the remaining Mortgage Loans and REO Properties that are not being purchased by Situs Holdings, LLC.

With respect to the foregoing options to purchase the Mortgage Loans and REO Properties, if all of the special servicers or, if none of the special servicers and both of the master servicers wish to exercise such rights, then the special servicer or master servicer, as applicable, servicing the greater principal balance of Mortgage Loans will be entitled to exercise such a right, subject to National Cooperative Bank, N.A.’s prior right to acquire the National Cooperative Bank, N.A. Mortgage Loans and Situs Holdings, LLC’s prior right to acquire the Newport Corporate Center Mortgage Loan.

On the applicable Distribution Date, the aggregate amount paid by the holders of the Controlling Class, any special servicer, either master servicer or the holders of the Class R certificates, as the case may be, for the Mortgage Loans and other applicable assets in the issuing entity, together with all other amounts on deposit in the Collection Accounts and not otherwise payable to a person other than the Certificateholders, will be applied generally as described above under “Description of the Certificates—Distributions—Priority of Distributions”.

Amendment

The PSA may be amended by the parties to the PSA, without the consent of any of the holders of certificates or holders of any Companion Loan:

(a)  to correct any defect or ambiguity in the PSA in order to address any manifest error in any provision of the PSA;

(b)  to cause the provisions in the PSA to conform or be consistent with or in furtherance of the statements made in the prospectus (or in an offering document for any related non-offered certificates) with respect to the certificates, the issuing entity or the PSA or to correct or supplement any of its provisions which may be defective or inconsistent with any other provisions in the PSA or to correct any error;

(c)  to change the timing and/or nature of deposits in the Collection Accounts, the Distribution Accounts or any REO Account, provided that (A) the P&I Advance Date will in no event be later than the business day prior to the related Distribution Date and (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment;

(d)  to modify, eliminate or add to any of its provisions to the extent as will be necessary to maintain the qualification of any Trust REMIC as a REMIC or the Grantor Trust as a grantor trust under the relevant provisions of the Code at all times that any certificate is outstanding, or to avoid or minimize the risk of imposition of any tax on the issuing entity, any Trust REMIC or the Grantor Trust; provided that the trustee and the certificate administrator have received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and (2) the action will not adversely affect in any material respect the interests of any Certificateholder (including, for the avoidance of doubt, any holder of the RR Interest) or holder of a Companion Loan;

(e)  to modify, eliminate or add to any of its provisions to restrict (or to remove any existing restrictions with respect to) the transfer of the Residual Certificates; provided that the depositor has determined that the amendment will not, as evidenced by an opinion of counsel, give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee;

(f)   to revise or add any other provisions with respect to matters or questions arising under the PSA or any other change, provided that the required action will not adversely affect in any material respect the interests of any Certificateholder (including, for the avoidance of doubt, any holder of the RR Interest) or any holder of a Serviced Pari Passu Companion Loan not consenting to such revision or addition, as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment or supplement and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus);

(g)  to amend or supplement any provision of the PSA to the extent necessary to maintain the then-current ratings assigned to each class of Offered Certificates by each Rating Agency, as evidenced by a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus); provided that such amendment or supplement would not adversely affect in any material respect the interests of any Certificateholder (including, for the avoidance of doubt, any holder of the RR Interest) not consenting to such amendment or supplement, as evidenced by an opinion of counsel;

(h)  to modify the provisions of the PSA with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts if (a) the depositor, the master servicers, the trustee and, with respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class and for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder, determine that the commercial mortgage-backed securities industry standard for such provisions has changed, in order to conform to such industry standard, (b) such modification does not cause any Trust REMIC to fail to qualify as a REMIC or the Grantor Trust to fail to qualify as a grantor trust under the relevant provisions of the Code, as evidenced by an opinion of counsel and (c) a Rating Agency Confirmation from each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any Serviced Pari Passu Companion Loan Securities, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus) has been received;

(i)   to modify the procedures set forth in the PSA relating to compliance with Rule 17g-5, provided that the change would not adversely affect in any material respect the interests of any Certificateholder (including, for the avoidance of doubt, any holder of the RR Interest), as evidenced by (A) an opinion of counsel or (B) if any certificate is then rated, receipt of Rating Agency Confirmation from each Rating Agency rating such certificates; and provided, further, that the certificate administrator must give notice of any such amendment to the 17g-5 Information Provider for posting on the 17g-5 Information Provider’s website and the certificate administration must post such notice to its website;

(j)   to modify, eliminate or add to any of its provisions to such extent as will be necessary to comply with the requirements for use of Form SF-3 in registered offerings to the extent provided in C.F.R. 239.45(b)(1)(ii), (iii) or (iv); or

(k)  to modify, eliminate or add to any of its provisions in the event the Credit Risk Retention Rules or any other regulations applicable to the risk retention requirements for this securitization transaction are amended or repealed, to the extent required to comply with any such amendment or to modify or eliminate the provision related to the risk retention requirements in the event of such repeal.

The PSA may also be amended by the parties to the PSA with the consent of the holders of certificates of each class affected by such amendment evidencing, in each case, a majority of the aggregate Percentage Interests constituting the class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the PSA or of modifying in any manner the rights of the holders of the certificates, except that the amendment may not directly (1) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans that are required to be distributed on a certificate of any class without the consent of the holder of such certificate or which are required to be distributed to a holder of a Companion Loan without the consent of such holder, (2) reduce the aforesaid percentage of certificates of any class the holders of which are required to consent to the amendment or remove the requirement to obtain consent of any holder of a Companion Loan, without the consent of the holders of all certificates of that class then-outstanding or such holder of the related Companion Loan, (3) adversely affect the Voting Rights of any class of certificates, without the consent of the holders of all certificates of that class then-outstanding, (4) change in any manner any defined term used in any MLPA or the obligations or rights of any mortgage loan seller under any MLPA or change any rights of any mortgage loan seller as third party beneficiary under the PSA without the consent of the related mortgage loan seller, or (5) amend the Servicing Standard without the consent of 100% of the holders of certificates or a Rating Agency Confirmation by each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus).

Notwithstanding the foregoing, no amendment to the PSA may be made that changes in any manner the obligations or rights of any mortgage loan seller under any MLPA or the rights of any mortgage loan seller, including as a third party beneficiary, under the PSA, without the consent of such mortgage loan seller. In addition, no amendment to the PSA may be made that changes any provisions specifically required to be included in the PSA by the related Intercreditor Agreement or that otherwise materially and adversely affects the holder of a Companion Loan without the consent of the holder of the related Companion Loan.

Also, notwithstanding the foregoing, no party will be required to consent to any amendment to the PSA without the trustee, the certificate administrator, the master servicers, the special servicers, the asset representations reviewer and the operating advisor having first received an opinion of counsel (at the issuing entity’s expense) to the effect that the amendment does not conflict with the terms of the PSA, and that the amendment or the exercise of any power granted to the master servicers, the special servicers, the depositor, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer or any other specified person in accordance with the amendment will not result in the imposition of a tax on any portion of the issuing entity or cause any Trust REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust under the relevant provisions of the Code.

Resignation and Removal of the Trustee and the Certificate Administrator

Each of the trustee and the certificate administrator will at all times be, and will be required to resign if it fails to be, (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and to accept the trust conferred under the PSA, having a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by federal or state authority and, in the case of the trustee, will not be an affiliate of either master servicer or any special servicer (except during any period when the trustee is acting as, or has become successor to, either master servicer or any special servicer, as the case may be), (ii) an institution insured by the Federal Deposit Insurance Corporation, (iii) an institution whose long-term senior unsecured debt is rated at least “A2” by Moody’s, “A-” by Fitch and, if rated by KBRA, “A” by KBRA; provided that the trustee will not become ineligible to serve based on a failure to satisfy such rating requirements as long as (a) it maintains a long-term unsecured debt rating of no less than “Baa2” by Moody’s and “A-” by Fitch, (b) its short-term debt obligations have a short-term rating of not less than “P-2” from Moody’s and “F1” by Fitch and (c) each master servicer maintains a rating of at least “A2” by Moody’s and “A+” by Fitch (provided that nothing in this proviso will impose on either master servicer any obligation to maintain such rating or any other rating); provided, further, that if any such institution is not rated by KBRA, it maintains an equivalent (or higher) rating by any two other NRSROs (which may include Moody’s and/or Fitch), or such other rating with respect to which the Rating Agencies have provided a Rating Agency Confirmation.

The trustee and the certificate administrator will be also permitted at any time to resign from their obligations and duties under the PSA by giving written notice (which notice will be posted to the certificate administrator’s website pursuant to the PSA) to the depositor, the master servicers, the special servicers, the trustee or the certificate administrator, as applicable, all Certificateholders, the operating advisor, the asset representations reviewer and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). Upon receiving this notice of resignation, the depositor will be required to use its reasonable best efforts to promptly appoint a successor trustee or certificate administrator acceptable to the master servicers and, prior to the occurrence and continuance of a Control Termination Event, the Directing Certificateholder. If no successor trustee or certificate administrator has accepted an appointment within 90 days after the giving of notice of resignation, the resigning trustee or certificate administrator, as applicable, may petition any court of competent jurisdiction to appoint a successor trustee or certificate administrator, as applicable, and such petition will be an expense of the issuing entity.

If at any time the trustee or certificate administrator ceases to be eligible to continue as trustee or certificate administrator, as applicable, under the PSA, and fails to resign after written request therefor by the depositor or either master servicer, or if at any time the trustee or certificate administrator becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee or certificate administrator, or if the trustee or certificate administrator fails to timely publish any report to be delivered, published, or otherwise made available by the certificate administrator pursuant to the PSA, and such failure continues unremedied for a period of 5 days, or if the certificate administrator fails to make distributions required pursuant to the PSA, the depositor will be authorized to remove the trustee or certificate administrator, as applicable, and appoint a successor trustee or certificate administrator acceptable to the master servicers. If no successor trustee or certificate administrator has accepted an appointment within 90 days after the giving of notice of removal, the removed trustee or certificate administrator, as applicable, may petition any court of competent jurisdiction to appoint a successor trustee or certificate administrator, as applicable, and such petition will be an expense of the issuing entity.

In addition, holders of the certificates entitled to at least 75% of the Voting Rights may upon 30 days prior written notice, with or without cause, remove the trustee or certificate administrator under the PSA and appoint a successor trustee or certificate administrator. In the event that holders of the certificates entitled to at least 75% of the Voting Rights elect to remove the trustee or certificate administrator without cause and appoint a successor, the successor trustee or certificate administrator, as applicable, will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Any resignation or removal of the trustee or certificate administrator and appointment of a successor trustee or certificate administrator will not become effective until (i) acceptance of appointment by the successor trustee or certificate administrator, as applicable, and (ii) the certificate administrator files any required Form 8-K. Further, the resigning trustee or certificate administrator, as the case may be, must pay all costs and expenses associated with the transfer of its duties.

The PSA will prohibit the appointment of the asset representations reviewer or one of its affiliates as successor to the trustee or certificate administrator.

Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction

The PSA will be governed by the laws of the State of New York. Each party to the PSA will waive its respective right to a jury trial for any claim or cause of action based upon or arising out of or related to the PSA or certificates. Additionally, each party to the PSA will consent to the jurisdiction of any New York State and Federal courts sitting in New York City with respect to matters arising out of or related to the PSA.

Certain Legal Aspects of Mortgage Loans

The following discussion contains general summaries of certain legal aspects of mortgage loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable local law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular jurisdiction, or to encompass the laws of all jurisdictions in which the security for the mortgage loans is situated.

California. Mortgage loans in California are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in California may be accomplished by a non-judicial trustee’s sale (so long as it is permitted under a specific provision in the deed of trust) or by judicial foreclosure, in each case subject to and accordance with the applicable procedures and requirements of California law. Public notice of either the trustee’s sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by the trustee, if foreclosed pursuant to the trustee’s power of sale, or by court appointed sheriff under a judicial foreclosure. Following a judicial foreclosure sale, the borrower or its successor-in-interest may, for a period of up to one year, redeem the property; however, there is no redemption following a trustee’s power of sale. California’s “security first” and “one action” rules require the lender to complete foreclosure of all real estate provided as security under the deed of trust in a single action in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property where foreclosure of the real property is not required before making a claim under the indemnity. This restriction may apply to property which is not located in California if a single promissory note is secured by property located in California and other jurisdictions. California case law has held that acts such as (but not limited to) an offset of an unpledged account constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the mortgage loan and a loss of the ability to sue for the debt. A sale by the trustee under the deed of trust does not constitute an “action” for purposes of the “one action rule”. Other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower following a judicial foreclosure to the amount by which the indebtedness exceeds the fair value at the time of the public sale and in no event greater than the difference between the foreclosure sale price and the amount of the indebtedness. Further, under California law, once a property has been sold pursuant to a power of sale clause contained in a deed of trust (and in the case of certain types of purchase money acquisition financings, under all circumstances), the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors.

On the other hand, under certain circumstances, California law permits separate and even contemporaneous actions against both the borrower (as to the enforcement of the interests in the collateral securing the loan) and any guarantors. California statutory provisions regarding assignments of rents and leases require that a lender whose loan is secured by such an assignment must exercise a remedy with respect to rents as authorized by statute in order to establish its right to receive the rents after an event of default. Among the remedies authorized by statute is the lender’s right to have a receiver appointed under certain circumstances.

General

Each mortgage loan will be evidenced by a promissory note and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as “mortgages”. A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the applicable property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties, pursuant to which the borrower, or grantor, conveys title to the real property to the grantee, or lender generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the promissory note. The land trustee would not be personally liable for the promissory note obligation. The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

Leases and Rents

Mortgages that encumber income-producing property often contain an assignment of rents and leases, and/or may be accompanied by a separate assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived from the lease, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

In most states, hospitality property and motel room rates are considered accounts receivable under the Uniform Commercial Code (“UCC”). In cases where hospitality properties or motels constitute loan security, the revenues are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the room revenues and must file continuation statements, generally every 5 years, to maintain perfection of such security interest. In certain cases, mortgage loans secured by hospitality properties or motels may be included in the issuing entity even if the security interest in the room revenues was not perfected. Even if the lender’s security interest in room revenues is perfected under applicable nonbankruptcy law, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room revenues following a default. In the bankruptcy setting, however, the lender will be stayed from enforcing its rights to collect room revenues, but those room revenues constitute “cash collateral” and therefore generally cannot be used by the bankruptcy debtor without a hearing or lender’s consent or unless the lender’s interest in the room revenues is given adequate protection (e.g., cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case in value equivalent to the amount of room revenues that the debtor proposes to use, or other similar relief). See “—Bankruptcy Laws” below.

Personalty

In the case of certain types of mortgaged properties, such as hospitality properties, motels, nursing homes and manufactured housing, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property’s value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in that personal property, and must file continuation statements, generally every five years, to maintain that perfection. Certain mortgage loans secured in part by personal property may be included in the issuing entity even if the security interest in such personal property was not perfected.

Foreclosure

General

Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the promissory note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

Foreclosure Procedures Vary from State to State

Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and nonjudicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.

See also “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with One Action Rules”.

Judicial Foreclosure

A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender’s right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

Equitable and Other Limitations on Enforceability of Certain Provisions

United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a nonmonetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

In addition, some states may have statutory protection such as the right of the borrower to reinstate a mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

Nonjudicial Foreclosure/Power of Sale

In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee’s sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the deed of trust and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender’s expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Public Sale

A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the mortgaged property may have occurred during the foreclosure proceedings. Potential buyers may also be reluctant to purchase mortgaged property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Co., 621 F.2d 2001 (5th Cir. 1980) and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the Bankruptcy Code and, thus, could be rescinded in favor of the bankrupt’s estate, if (1) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (2) the price paid for the foreclosed property did not represent “fair consideration”, which is “reasonably equivalent value” under the Bankruptcy Code. Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme Court in BFP v. Resolution Trust Corp., 511 U.S. 531 (1994), the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower’s debt will be extinguished, or for a lesser amount in order to preserve its right to seek a deficiency judgment if such is available under state law and under the terms of the Mortgage Loan documents. Thereafter, subject to the borrower’s right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. Frequently, the lender employs a third-party management company to manage and operate the property. The costs of operating and maintaining a property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing or convalescent homes, hospitals or casinos may be particularly significant because of the expertise, knowledge and, with respect to certain property types, regulatory compliance, required to run those operations and the effect which foreclosure and a change in ownership may have on the public’s and the industry’s, including franchisors’, perception of the quality of those operations. The lender also will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of a property may not equal the lender’s investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

Furthermore, an increasing number of states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See “—Environmental Considerations” below.

The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a “due-on-sale” clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

Rights of Redemption

The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their “equity of redemption”. The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common-law (nonstatutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

Anti-Deficiency Legislation

Some or all of the mortgage loans are non-recourse loans, as to which recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower’s other assets, a lender’s ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust.

A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security; however, in some of those states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

Leasehold Considerations

Mortgage loans may be secured by a mortgage on the borrower’s leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a “mortgageable” ground lease. Certain mortgage loans, however, may be secured by ground leases which do not contain these provisions.

In addition, where a lender has as its security both the fee and leasehold interest in the same property, the grant of a mortgage lien on its fee interest by the land owner/ground lessor to secure the debt of a borrower/ground lessee may be subject to challenge as a fraudulent conveyance. Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by the land owner/ground lessor from the loan. If a court concluded that the granting of the mortgage lien was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the offered certificates, including, under certain circumstances, invalidating the mortgage lien on the fee interest of the land owner/ground lessor.

Cooperative Shares

Mortgage loans may be secured by a security interest on the borrower’s ownership interest in shares, and the related proprietary leases, allocable to cooperative dwelling units that may be vacant or occupied by non-owner tenants. Such loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Such a loan typically is subordinate to the mortgage, if any, on the cooperative’s building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative are subject to various regulations as well as to restrictions under the governing documents of the cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

Under the laws applicable in many states, “foreclosure” on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. A recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary leases.

Bankruptcy Laws

Operation of the federal Bankruptcy Code in Title 11 of the United States Code, as amended from time to time (“Bankruptcy Code”) and related state laws may interfere with or affect the ability of a lender to obtain payment of a loan, realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences of a delay caused by an automatic stay can be significant. For example, the filing of a petition in bankruptcy by or on behalf of a junior mortgage lien holder may stay the senior lender from taking action to foreclose out such junior lien. At a minimum, the senior lender would suffer delay due to its need to seek bankruptcy court approval before taking any foreclosure or other action that could be deemed in violation of the automatic stay under the Bankruptcy Code.

Under the Bankruptcy Code, a bankruptcy trustee, or a borrower as debtor-in-possession, may under certain circumstances sell the related mortgaged property or other collateral free and clear of all liens, claims, encumbrances and interests, which liens would then attach to the proceeds of such sale, despite the provisions of the related mortgage or other security agreement to the contrary. Such a sale may be approved by a bankruptcy court even if the proceeds are insufficient to pay the secured debt in full.

Under the Bankruptcy Code, provided certain substantive and procedural safeguards for a lender are met, the amount and terms of a mortgage or other security agreement secured by property of a debtor may be modified under certain circumstances. Pursuant to a confirmed plan of reorganization, lien avoidance or claim objection proceeding, the secured claim arising from a loan secured by real property or other collateral may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender’s security interest), thus leaving the lender a secured creditor to the extent of the then current value of the property and a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Such general unsecured claims may be paid less than 100% of the amount of the debt or not at all, depending upon the circumstances. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts have approved bankruptcy plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under the Bankruptcy Code, a bankruptcy court may permit a debtor through its plan of reorganization to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided that no sale of the property had yet occurred) prior to the filing of the debtor’s petition. This may be done even if the plan of reorganization does not provide for payment of the full amount due under the original loan. Thus, the full amount due under the original loan may never be repaid. Other types of significant modifications to the terms of mortgage loan may be acceptable to the bankruptcy court, such as making distributions to the mortgage holder of property other than cash, or the substitution of collateral which is the “indubitable equivalent” of the real property subject to the mortgage, or the subordination of the mortgage to liens securing new debt (provided that the lender’s secured claim is “adequately protected” as such term is defined and interpreted under the Bankruptcy Code), often depending on the particular facts and circumstances of the specific case.

Federal bankruptcy law may also interfere with or otherwise adversely affect the ability of a secured mortgage lender to enforce an assignment by a borrower of rents and leases (which “rents” may include revenues from hotels and other lodging facilities specified in the Bankruptcy Code) related to a mortgaged property if the related borrower is in a bankruptcy proceeding. Under the Bankruptcy Code, a lender may be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue can be time consuming and may result in significant delays in the receipt of the rents. Rents (including applicable hotel and other lodging revenues) and leases may also escape such an assignment, among other things, (i) if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding, (ii) to the extent such rents and leases are used by the borrower to maintain the mortgaged property, or for other court authorized expenses, (iii) to the extent other collateral may be substituted for the rents and leases, (iv) to the extent the bankruptcy court determines that the lender is adequately protected, or (v) to the extent the court determines based on the equities of the case that the post-petition rents are not subject to the lender’s pre-petition security interest.

Under the Bankruptcy Code, a security interest in real property acquired before the commencement of the bankruptcy case does not extend to income received after the commencement of the bankruptcy case unless such income is a proceed, product or rent of such property. Therefore, to the extent a business conducted on the mortgaged property creates accounts receivable rather than rents or results from payments under a license rather than payments under a lease, a valid and perfected pre-bankruptcy lien on such accounts receivable or license income generally would not continue as to post-bankruptcy accounts receivable or license income.

The Bankruptcy Code provides that a lender’s perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary “based on the equities of the case”. The equities of a particular case may permit the discontinuance of security interests in pre-petition leases and rents. Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will constitute “cash collateral” under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender’s consent or a prior court order finding that the lender’s interest in the mortgaged hotel, motel or other lodging property and the cash collateral is “adequately protected” as the term is defined and interpreted under the Bankruptcy Code. In addition to post-petition rents, any cash held by a lender in a lockbox or reserve account generally would also constitute “cash collateral” under the Bankruptcy Code. So long as the lender is adequately protected, a debtor’s use of cash collateral may be for its own benefit or for the benefit of any affiliated entity group that is also subject to bankruptcy proceedings, including use as collateral for new debt. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to such revenues.

The Bankruptcy Code provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease to that effect or because of certain other similar events. This prohibition on so-called “ipso facto” clauses could limit the ability of a lender to exercise certain contractual remedies with respect to the leases on any mortgaged property. In addition, section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor’s estate, which may delay a lender’s exercise of those remedies, including foreclosure, in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code. Thus, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the filing of the lessee’s petition. While relief from the automatic stay to enforce remedies may be requested, it can be denied for a number of reasons, including where the collateral is “necessary to an effective reorganization” for the debtor, and if a debtor’s case has been administratively consolidated with those of its affiliates, the court may also consider whether the property is “necessary to an effective reorganization” of the debtor and its affiliates, taken as a whole.

The Bankruptcy Code generally provides that a trustee in bankruptcy or debtor-in-possession may, with respect to an unexpired lease of non-residential real property, before the earlier of (i) 120 days after the filing of a bankruptcy case or (ii) the entry of an order confirming a plan, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the trustee or debtor-in-possession fails to assume or reject the lease within the time specified in the preceding sentence, subject to any extensions by the bankruptcy court, the lease will be deemed rejected and the property will be surrendered to the lessor. The bankruptcy court may for cause shown extend the 120-day period up to 90 days for a total of 210 days. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with “adequate assurance” of future performance. These remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant (if the lease was assigned), and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease as of the date immediately preceding the filing date of the bankruptcy petition. As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, generally would have only an unsecured claim against the debtor, as lessee, for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, under the Bankruptcy Code, a lease rejection damages claim is limited to the “(a) rent reserved by the lease, without acceleration, for the greater of one year, or 15 percent, not to exceed 3 years, of the remaining term of such lease, following the earlier of the date of the bankruptcy petition and the date on which the lessor regained possession of the real property, (b) plus any unpaid rent due under such lease, without acceleration, on the earlier of such dates”.

If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable non-bankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

Similarly, bankruptcy risk is associated with an insolvency proceeding under the Bankruptcy Code of either a borrower ground lessee or a ground lessor. In general, upon the bankruptcy of a lessor or a lessee under a lease of nonresidential real property, including a ground lease, that has not been terminated prior to the bankruptcy filing date, the debtor entity has the statutory right to assume or reject the lease. Given that the Bankruptcy Code generally invalidates clauses that terminate contracts automatically upon the filing by one of the parties of a bankruptcy petition or that are conditioned on a party’s insolvency, following the filing of a bankruptcy petition, a debtor would ordinarily be required to perform its obligations under such lease until the debtor decides whether to assume or reject the lease. The Bankruptcy Code provides certain additional protections with respect to non-residential real property leases, such as establishing a specific timeframe in which a debtor must determine whether to assume or reject the lease. The bankruptcy court may extend the time to perform for up to 60 days for cause shown. Even if the agreements were terminated prior to bankruptcy, a bankruptcy court may determine that the agreement was improperly terminated and therefore remains part of the debtor’s bankruptcy estate. The debtor also can seek bankruptcy court approval to assume and assign the lease to a third party, and to modify the lease in connection with such assignment. In order to assume the lease, the debtor or assignee generally will have to cure outstanding defaults and provide “adequate assurance of future performance” in addition to satisfying other requirements imposed under the Bankruptcy Code. Under the Bankruptcy Code, subject to certain exceptions, once a lease is rejected by a debtor lessee, it is deemed breached, and the non-debtor lessor will have a claim for lease rejection damages, as described above.

If the ground lessor files for bankruptcy, it may determine until the confirmation of its plan of reorganization whether to reject the ground lease. On request of any party to the lease, the bankruptcy court may order the debtor to determine within a specific period of time whether to assume or reject the lease or to comply with the terms of the lease pending its decision to assume or reject. In the event of rejection, the non-debtor lessee will have the right to treat the lease as terminated by virtue of its terms, applicable nonbankruptcy law, or any agreement made by the lessee. The non-debtor lessee may also, if the lease term has begun, retain its rights under the lease, including its rights to remain in possession of the leased premises under the rent reserved in the lease for the balance of the term of the lease (including renewals). The term “lessee” includes any “successor, assign or mortgagee permitted under the terms of such lease”. If, pre-petition, the ground lessor had specifically granted the leasehold mortgagee such right, the leasehold mortgagee may have the right to succeed to the lessee/borrower’s position under the lease.

In the event of concurrent bankruptcy proceedings involving the ground lessor and the lessee/borrower, actions by creditors against the borrower/lessee debtor would be subject to the automatic stay, and a lender may be unable to enforce both the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated and any agreement by the ground lessor to grant the lender a new lease upon such termination. In such circumstances, a lease could be terminated notwithstanding lender protection provisions contained in that lease or in the mortgage. A lender could lose its security unless the lender holds a fee mortgage or the bankruptcy court, as a court of equity, allows the mortgagee to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although consistent with the Bankruptcy Code, such position may not be adopted by the bankruptcy court.

Further, in an appellate decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir, 2003)), the court ruled with respect to an unrecorded lease of real property that where a statutory sale of leased property occurs under the Bankruptcy Code upon the bankruptcy of a landlord, that sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that, at least where a memorandum of lease had not been recorded, this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to the Bankruptcy Code, the lessee would be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that a leasehold mortgagor and/or a leasehold mortgagee (to the extent it has standing to intervene) would be able to recover the full value of the leasehold interest in bankruptcy court.

Because of the possible termination of the related ground lease, whether arising from a bankruptcy, the expiration of a lease term or an uncured defect under the related ground lease, lending on a leasehold interest in a real property is riskier than lending on the fee interest in the property.

In a bankruptcy or similar proceeding involving a borrower, action may be taken seeking the recovery as a preferential transfer of any payments made by such borrower, or made directly by the related lessee, under the related mortgage loan to the issuing entity. Payments on long term debt may be protected from recovery as preferences if they qualify for the “ordinary course” exception under the Bankruptcy Code or if certain other defenses in the Bankruptcy Code are applicable. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

In addition, in a bankruptcy or similar proceeding involving any borrower or an affiliate, an action may be taken to avoid the transaction (or any component of the transaction, such as joint and several liability on the related mortgage loan) as an actual or constructive fraudulent conveyance under state or federal law. Any payment by a borrower in excess of its allocated share of the loan could be challenged as a fraudulent conveyance by creditors of that borrower in an action outside a bankruptcy case or by the representative of the borrower’s bankruptcy estate in a bankruptcy case. Generally, under federal and most state fraudulent conveyance statutes, the incurrence of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person transferred such property with the intent to hinder, delay or defraud its creditors or the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and (i) was insolvent or was rendered insolvent by such obligation or transfer, (ii) was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person constituted unreasonably small capital, or (iii) intended to, or believed that it would, incur debts that would be beyond the person’s ability to pay as such debts matured. The measure of insolvency will vary depending on the law of the applicable jurisdiction. However, an entity will generally be considered insolvent if the present fair salable value of its assets is less than (x) the sum of its debts or (y) the amount that would be required to pay its probable liabilities on its existing debts as they become absolute and matured. Accordingly, a lien granted by a borrower to secure repayment of the loan in excess of its allocated share could be avoided if a court were to determine that (i) such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital, or was not able to pay its debts as they matured and (ii) the borrower did not, when it allowed its property to be encumbered by a lien securing the entire indebtedness represented by the loan, receive fair consideration or reasonably equivalent value for pledging such property for the equal benefit of each other borrower.

A bankruptcy court may, under certain circumstances, authorize a debtor to obtain credit after the commencement of a bankruptcy case, secured among other things, by senior, equal or junior liens on property that is already subject to a lien. In the bankruptcy case of In re General Growth Properties, Inc. 409 B.R. 43 (Bankr. S.D.N.Y. 2009) filed on April 16, 2009, the debtors initially sought approval of a debtor-in-possession loan to the corporate parent entities guaranteed by the property-level single-purpose entities and secured by second liens on their properties. Although the debtor-in-possession loan subsequently was modified to eliminate the subsidiary guarantees and second liens, we cannot assure you that, in the event of a bankruptcy of the borrower sponsor, the borrower sponsor would not seek approval of a similar debtor-in-possession loan, or that a bankruptcy court would not approve a debtor-in-possession loan that included such subsidiary guarantees and second liens on such subsidiaries’ properties.

Certain of the borrowers may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an “ipso facto” clause and, in the event of the general partner’s bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. Limited liability companies may be subjected to similar treatment as that described in this prospectus with respect to limited partnerships. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower’s mortgage loan, which may reduce the yield on the Offered Certificates in the same manner as a principal prepayment.

In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder. Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect a lender’s status as a secured creditor with respect to the mortgagor or its security interest in the mortgaged property.

A borrower that is a limited partnership, in many cases, may be required by the loan documents to have a single-purpose entity as its sole general partner, and a borrower that is a general partnership, in many cases, may be required by the loan documents to have as its general partners only entities that are single-purpose entities. A borrower that is a limited liability company may be required by the loan documents to have a single-purpose member or a springing member. All borrowers that are tenants-in-common may be required by the loan documents to be single-purpose entities. These provisions are designed to mitigate the risk of the dissolution or bankruptcy of the borrower partnership or its general partner, a borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common. However, we cannot assure you that any borrower partnership or its general partner, or any borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common, will not dissolve or become a debtor under the Bankruptcy Code.

Environmental Considerations

General

A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender’s loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

Superlien Laws

Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a “superlien”.

CERCLA

The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), imposes strict liability on present and past “owners” and “operators” of contaminated real property for the costs of clean-up. A secured lender may be liable as an “owner” or “operator” of a contaminated mortgaged property if agents or employees of the lender have participated in the management or operation of such mortgaged property. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed-in-lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA’s definition of “owner” or “operator”, however, is a person “who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest”. This is the so called “secured creditor exemption”.

The Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the “1996 Act”) amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The 1996 Act offers protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The 1996 Act provides that “merely having the capacity to influence, or unexercised right to control” operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption if it exercises decision-making control over the borrower’s environmental compliance and hazardous substance handling or disposal practices, or assumes day-to-day management of environmental or substantially all other operational functions of the mortgaged property. The 1996 Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure, provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

Certain Other Federal and State Laws

Many states have statutes similar to CERCLA, and not all of those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may impose liability for releases of or exposure to asbestos-containing materials, and provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

Federal legislation requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

In a few states, transfers of some types of properties are conditioned upon clean-up of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed-in-lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower’s ability to meet its loan obligations or may decrease the re-sale value of the collateral.

Additional Considerations

The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that individual or entity may be without substantial assets. Accordingly, it is possible that such costs could become a liability of the issuing entity and occasion a loss to the certificateholders.

If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recover its investment in a loan upon foreclosure.

Due-on-Sale and Due-on-Encumbrance Provisions

Certain of the mortgage loans may contain “due-on-sale” and “due-on-encumbrance” clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. The Garn-St Germain Depository Institutions Act of 1982 (the “Garn Act”) generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limitations as set forth in the Garn Act and related regulations. Accordingly, a lender may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a “due-on-sale” provision upon transfer of an interest in the property, without regard to the lender’s ability to demonstrate that a sale threatens its legitimate security interest.

Subordinate Financing

The terms of certain of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or such restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as-is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

Promissory notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower’s payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 (“Title V”) provides that state usury limitations will not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by

Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and related regulations (collectively, the “ADA”), in order to protect individuals with disabilities, public accommodations (such as hospitality properties, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent “readily achievable”. In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The “readily achievable” standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the “readily achievable” standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act as amended (the “Relief Act”), a borrower who enters military service after the origination of such borrower’s mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), upon notification by such borrower, will not be charged interest, including fees and charges, in excess of 6% per annum during the period of such borrower’s active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of certificates, and would not be covered by advances or, any form of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of a lender to foreclose on an affected mortgage loan during the borrower’s period of active duty status, and, under certain circumstances, during an additional three-month period thereafter.

Anti-Money Laundering, Economic Sanctions and Bribery

Many jurisdictions have adopted wide-ranging anti-money laundering, economic and trade sanctions, and anti-corruption and anti-bribery laws, and regulations (collectively, the “Requirements”). Any of the depositor, the issuing entity, the underwriters or other party to the PSA could be requested or required to obtain certain assurances from prospective investors intending to purchase certificates and to retain such information or to disclose information pertaining to them to governmental, regulatory or other authorities or to financial intermediaries or engage in due diligence or take other related actions in the future. Failure to honor any request by the depositor, the issuing entity, the underwriters or other party to the PSA to provide requested information or take such other actions as may be necessary or advisable for the depositor, the issuing entity, the underwriters or other party to the PSA to comply with any Requirements, related legal process or appropriate requests (whether formal or informal) may result in, among other things, a forced sale to another investor of such investor’s certificates. In addition, it is expected that each of the depositor, the issuing entity, the underwriters and the other parties to the PSA will comply with the U.S. Bank Secrecy Act, U.S. Bank Secrecy Act, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (also known as the “Patriot Act”) and any other anti-money laundering and anti-terrorism, economic and trade sanctions, and anti-corruption or anti-bribery laws, and regulations of the United States and other countries, and will disclose any information required or requested by authorities in connection with such compliance.

Potential Forfeiture of Assets

Federal law provides that assets (including property purchased or improved with assets) derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, is subject to the blocking requirements of economic sanctions laws and regulations, and can be blocked and/or seized and ordered forfeited to the United States of America. The offenses that can trigger such a blocking and/or seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the U.S. Bank Secrecy Act, the anti-money laundering, anti-terrorism, economic sanctions, and anti-bribery laws and regulations, including the Patriot Act and the regulations issued pursuant to that act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (a) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (b) the lender, at the time of the execution of the mortgage, “did not know or was reasonably without cause to believe that the property was subject to forfeiture”. However, there is no assurance that such a defense will be successful.

Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties

The depositor is an affiliate of Bank of America, a mortgage loan seller, an originator, a sponsor, the retaining sponsor, the anticipated initial risk retention consultation party, the holder of one or more companion loans related to the Ford Factory Whole Loan and an expected holder of a portion of the RR Interest, and an affiliate of BofA Securities, Inc., one of the underwriters and the anticipated holder of the Class R certificates.

Wells Fargo Bank and its affiliates are playing several roles in this transaction. Wells Fargo Bank, a mortgage loan seller, a sponsor, an originator, an expected holder of a portion of the RR Interest, is the current holder of one or more of the 350 Bush Street Companion Loans, one or more of The Alhambra Companion Loans and one or more of the Newport Corporate Center Subordinate Companion Loans, is a master servicer, the certificate administrator and the custodian under this securitization, and is an affiliate of Wells Fargo Securities, LLC, one of the underwriters. In addition, Wells Fargo Bank is (a) the trustee, certificate administrator and custodian under the ILPT Trust 2019-SURF TSA, which governs the servicing and administration of the ILPT Hawaii Portfolio Whole Loan and (b) the master servicer, the certificate administrator and the custodian under the WFCM 2019-C50 PSA, which governs the servicing and administration of the Great Wolf Lodge Southern California Whole Loan.

MSMCH and its affiliates are playing several roles in this transaction. MSMCH, a mortgage loan seller and sponsor is an affiliate of Morgan Stanley & Co. LLC, one of the underwriters, and Morgan Stanley Bank, an originator, an expected holder of a portion of the RR Interest and the holder of one or more of the Companion Loans related to the 9201 West Sunset Boulevard Whole Loan, the Westin Atlanta Airport Whole Loan and the ILPT Hawaii Portfolio Whole Loan.

Rialto Capital Advisors, LLC, an expected initial special servicer for this transaction, is an affiliate of (i) RREF III Debt AIV, LP, which is expected to purchase the Class X-F, Class X-G, Class X-H, Class G, Class H and Class V certificates, and which is expected to be appointed as the initial Directing Certificateholder, and (ii) Situs Holdings, LLC, the expected special servicer of the Newport Corporate Center Whole Loan, through common control by Stone Point Capital LLC. Rialto Capital Advisors, LLC or an affiliate assisted RREF III Debt AIV, LP and/or one or more of its affiliates with its due diligence of the Mortgage Loans prior to the Closing Date. In addition, Rialto Capital Advisors, LLC was appointed (or is expected to be appointed) as the initial special servicer under (a) the ILPT Trust 2019-SURF TSA, which governs the servicing and administration of the ILPT Hawaii Portfolio Whole Loan, and (b) the WFCM 2019-C50 PSA, which governs the servicing and administration of the Great Wolf Lodge Southern California Whole Loan. Rialto Capital Advisors, LLC is also an affiliate of the entity that is the controlling class certificateholder and the initial directing certificateholder under the WFCM 2019-C50 PSA and of the entities that are the retaining sponsor and the initial risk retention consultation party under the WFCM 2019-C50 PSA; provided that the Great Wolf Lodge Southern California Control Note is not held in the WFCM 2019-C50 securitization and therefore the rights of the directing certificateholder with respect to such loan are subject to the rights of the related Controlling Holder.

Situs Holdings, LLC, the anticipated special servicer of the Newport Corporate Center Whole Loan, is affiliated with Rialto Capital Advisor, LLC, an anticipated initial special servicer for this transaction, and with RREF III Debt AIV, LP, the anticipated initial directing certificateholder, through common control by Stone Point Capital LLC.

Wells Fargo Bank is the purchaser under a repurchase agreement with National Cooperative Bank, N.A. or with a wholly-owned subsidiary or other affiliate of National Cooperative Bank, N.A. for the purpose of providing short-term warehousing of mortgage loans originated or acquired by such mortgage loan seller and/or its respective affiliates.

In the case of the repurchase facility provided to National Cooperative Bank, N.A., for which that mortgage loan seller’s wholly-owned special purpose subsidiary is the primary obligor, Wells Fargo Bank has agreed to purchase mortgage loans from the subsidiary on a revolving basis and to serve as interim custodian of the loan files for the mortgage loans subject to such repurchase agreement. National Cooperative Bank, N.A. guarantees the performance by its wholly-owned subsidiary of certain obligations under the repurchase facility. None of the mortgage loans that will be sold by National Cooperative Bank, N.A. to the depositor in connection with this securitization transaction are subject to such repurchase facility or interim custodial arrangement.

Additionally, National Cooperative Bank, N.A. or a wholly-owned subsidiary or other affiliate is party to an interest rate hedging arrangement with Wells Fargo Bank with respect to some or all of the mortgage loans that National Cooperative Bank, N.A. will transfer to the depositor in connection with this securitization transaction. In each instance, those hedging arrangements will terminate in connection with the contribution of those mortgage loans to this securitization transaction.

National Cooperative Bank, N.A. is playing several roles in this transaction. National Cooperative Bank, N.A., a mortgage loan seller, a sponsor and an originator, is also a master servicer and a special servicer under this securitization. In addition, with respect to certain mortgage loans secured by residential cooperative properties, National Cooperative Bank, N.A. or an affiliate thereof may, now or in the future, be the lender with respect to one or more (1) loans to the related borrower that are secured, on a subordinated basis, by a mortgage lien upon a mortgaged property that also secures a mortgage loan included in the trust, (2) unsecured loans to the related borrower and/or (3) cooperative unit loans that are secured by direct equity interests in the related borrower.

Pursuant to certain interim servicing agreements between Wells Fargo Bank and MSMCH, a sponsor and a mortgage loan seller, or Wells Fargo Bank and certain affiliates of MSMCH, Wells Fargo Bank acts as primary servicer with respect to certain mortgage loans owned by MSMCH and such affiliates from time to time, including, prior to their inclusion in the trust fund, some or all of the MSMCH Mortgage Loans.

Pursuant to an interim servicing agreement between Wells Fargo Bank and Bank of America, each a sponsor, an originator and a mortgage loan seller, Wells Fargo Bank acts as primary servicer with respect to certain mortgage loans owned by Bank of America from time to time, including, prior to their inclusion in the trust fund, some or all of the Mortgage Loans that Bank of America will transfer to the depositor.

Wells Fargo Bank is the interim custodian of the loan files for all of the mortgage loans that Bank of America and MSMCH (except with respect to each Non-Serviced Mortgage Loan) will transfer to the depositor.

WTNA, the trustee, is also the trustee under the WFCM 2019-C50 PSA, which governs the servicing and administration of the Great Wolf Lodge Southern California Whole Loan.

See “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Master Servicers and the Special Servicers”, “—Potential Conflicts of Interest of the Asset Representations Reviewer”, “—Potential Conflicts of Interest of the Directing

Certificateholder and the Companion Holders” and “—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks”. For a description of certain other affiliations, relationships and related transactions, to the extent known and material, among the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

Pending Legal Proceedings Involving Transaction Parties

While the sponsors have been involved in, and are currently involved in, certain litigation or potential litigation, including actions relating to repurchase claims, there are no legal proceedings pending, or any proceedings known to be contemplated by any governmental authorities, against the sponsors that are material to Certificateholders.

For a description of certain other material legal proceedings pending against the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

Use of Proceeds

Certain of the net proceeds from the sale of the Offered Certificates, together with the net proceeds from the sale of the other certificates not being offered by this prospectus, will be used by the depositor to purchase the mortgage loans from the mortgage loan sellers and to pay certain expenses in connection with the issuance of the certificates.

Yield and Maturity Considerations

Yield Considerations

General

The yield to maturity on the Offered Certificates will depend upon the price paid by the investors, the rate and timing of the distributions in reduction of the Certificate Balance or Notional Amount of the applicable class of Offered Certificates, the extent to which Yield Maintenance Charges and Prepayment Premiums allocated to the class of Offered Certificates are collected, and the rate, timing and severity of losses on the Mortgage Loans and the extent to which such losses are allocable in reduction of the Certificate Balance or Notional Amount of the class of Offered Certificates, as well as prevailing interest rates at the time of payment or loss realization.

Rate and Timing of Principal Payments

The rate and amount of distributions in reduction of the Certificate Balance of any class of Offered Certificates that are also Principal Balance Certificates and the yield to maturity of any class of Offered Certificates will be directly related to the rate of payments of principal (both scheduled and unscheduled) on the Mortgage Loans, as well as borrower defaults and the severity of losses occurring upon a default and the resulting rate and timing of collections made in connection with liquidations of Mortgage Loans due to these defaults. Principal payments on the Mortgage Loans will be affected by their amortization schedules, lockout periods, defeasance provisions, provisions relating to the release and/or application of earnout reserves, provisions requiring prepayments in connection with the release of real property collateral, requirements to pay Yield Maintenance Charges or Prepayment Premiums in connection with principal payments, the dates on which balloon payments are due, incentives for a borrower to repay an ARD Loan by the related Anticipated Repayment Date, property release provisions, provisions relating to the application or release of earnout reserves, and any extensions of maturity dates by the applicable master servicer or special servicer. While voluntary prepayments of some Mortgage Loans are generally prohibited during applicable prepayment lockout periods, effective prepayments may occur if a sufficiently significant portion of a mortgaged property is lost due to casualty or condemnation. In addition, such distributions in reduction of Certificate Balances of the respective classes of Offered Certificates that are also Principal Balance Certificates may result from repurchases of, or substitutions for, Mortgage Loans made by the sponsors due to missing or defective documentation or breaches of representations and warranties with respect to the Mortgage Loans as described under “Description of the Mortgage Loan Purchase Agreements” or purchases of the Mortgage Loans in the manner described under “Pooling and Servicing Agreement—Termination; Retirement of Certificates”, and the exercise of purchase options by the holder of a Serviced Subordinate Companion Loan or a mezzanine loan, if any. See “Description of the Mortgage Pool—The Whole Loans”. To the extent a Mortgage Loan requires payment of a Yield Maintenance Charge or Prepayment Premium in connection with a voluntary prepayment, any such Yield Maintenance Charge or Prepayment Premium generally is not due in connection with a prepayment due to casualty or condemnation, is not included in the purchase price of a Mortgage Loan purchased or repurchased due to a breach of a representation or warranty or otherwise, and may not be enforceable or collectible upon a default.

Because the certificates with Notional Amounts are not entitled to distributions of principal, the yield on such certificates will be extremely sensitive to prepayments received in respect of the Mortgage Loans allocated to the Non-Retained Certificates to the extent distributed to reduce the related Notional Amount of the applicable class of certificates. In addition, although the borrower under an ARD Loan may have certain incentives to prepay such ARD Loan on its Anticipated Repayment Date, we cannot assure you that the borrower will be able to prepay such ARD Loan on its related Anticipated Repayment Date. The failure of the borrower to prepay an ARD Loan on its Anticipated Repayment Date will not be an event of default under the terms of such ARD Loan, and pursuant to the terms of the PSA, neither the master servicers nor the special servicers will be permitted to take any enforcement action with respect to the borrower’s failure to pay Excess Interest until the scheduled maturity of such ARD Loan; provided that any master servicer or special servicer, as the case may be, may take action to enforce the issuing entity’s right to apply excess cash flow to principal in accordance with the terms of the respective ARD Loan documents. With respect to the Class A-SB certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-SB certificates to principal prepayments on the mortgage loans allocated to the Non-Retained Certificates will depend in part on the period of time during which the Class A-1, Class A-2, Class A-3 and Class A-4 certificates remain outstanding. As such, the Class A-SB certificates will become more sensitive to the rate of prepayments on the mortgage loans allocated to the Non-Retained Certificates than they were when the Class A-1, Class A-2, Class A-3 and Class A-4 certificates were outstanding.

The extent to which the yield to maturity of any class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which the certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans are in turn distributed on the certificates or, in the case of the Class X Certificates, applied to reduce their Notional Amounts. An investor should consider, in the case of any certificate (other than a certificate with a Notional Amount) purchased at a discount, the risk that a slower than anticipated rate of principal payments on the

Mortgage Loans allocated to the Non-Retained Certificates could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any certificate purchased at a premium (including certificates with Notional Amounts), the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal on the Mortgage Loans is distributed or otherwise results in reduction of the Certificate Balance of a certificate purchased at a discount or premium, the greater will be the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments distributed on an investor’s certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

The yield on each of the classes of certificates that have a Pass-Through Rate equal to, limited by, or based on, the WAC Rate could (or in the case of any class of certificates with a Pass-Through Rate equal to, or based on, the WAC Rate, would) be adversely affected if Mortgage Loans with higher Mortgage Rates prepay faster than Mortgage Loans with lower Mortgage Rates. The Pass-Through Rates on these classes of certificates may be adversely affected by a decrease in the WAC Rate even if principal prepayments do not occur.

Losses and Shortfalls

The Certificate Balance or Notional Amount of any class of Offered Certificates may be reduced without distributions of principal as a result of the occurrence and allocation of Realized Losses, reducing the maximum amount distributable in respect of principal on the Offered Certificates that are Principal Balance Certificates as well as the amount of interest that would have otherwise been payable on the Offered Certificates in the absence of such reduction. In general, a Realized Loss occurs when the principal balance of a Mortgage Loan is reduced without a ratable distribution (based on the allocation of amounts among the Non-Retained Certificates, on the one hand, and the RR Interest, on the other hand) to applicable Certificateholders in reduction of the Certificate Balances of the certificates. Realized Losses may occur in connection with a default on a Mortgage Loan, acceptance of a discounted pay-off, the liquidation of the related Mortgaged Properties, a reduction in the principal balance of a Mortgage Loan by a bankruptcy court or pursuant to a modification, a recovery by the applicable master servicer or trustee of a Nonrecoverable Advance on a Distribution Date or the incurrence of certain unanticipated or default-related costs and expenses (such as interest on Advances, Workout Fees, Liquidation Fees and Special Servicing Fees). Any reduction of the Certificate Balances of the classes of certificates indicated in the table below as a result of the application of Realized Losses will also reduce the Notional Amount of the related certificates.

Interest-Only Class of Certificates	Underlying Classes
Class X-A	Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates
Class X-B	Class A-S, Class B and Class C certificates

Certificateholders are not entitled to receive distributions of Periodic Payments when due except to the extent they are either covered by a P&I Advance or actually received. Consequently, any defaulted Periodic Payment for which no such P&I Advance is made will tend to extend the weighted average lives of the Offered Certificates, whether or not a permitted extension of the due date of the related Mortgage Loan has been completed.

Certain Relevant Factors Affecting Loan Payments and Defaults

The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, the availability of credit for commercial or multifamily real estate, prevailing interest rates, the terms of the Mortgage Loans (for example, due-on-sale clauses, lockout periods or Yield Maintenance Charges, release of property provisions, amortization terms that require balloon payments and incentives for a borrower to repay its mortgage loan by an anticipated repayment date), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental properties in those areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See “Risk Factors” and “Description of the Mortgage Pool”.

The rate of prepayment on the pool of Mortgage Loans is likely to be affected by prevailing market interest rates for Mortgage Loans of a comparable type, term and risk level as the Mortgage Loans. When the prevailing market interest rate is below a mortgage interest rate, a borrower may have an increased incentive to refinance its Mortgage Loan. Although the Mortgage Loans contain provisions designed to mitigate the likelihood of an early loan repayment, we cannot assure you that the related borrowers will refrain from prepaying their Mortgage Loans due to the existence of these provisions, or that involuntary prepayments will not occur. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

With respect to certain Mortgage Loans, the related Mortgage Loan documents allow for the sale of individual properties and the severance of the related debt and the assumption by the transferee of such portion of the Mortgage Loan as-is allocable to the individual property acquired by that transferee, subject to the satisfaction of certain conditions. In addition, with respect to certain Mortgage Loans, the related Mortgage Loan documents allow for partial releases of individual Mortgaged Properties during a lockout period or during such time as a Yield Maintenance Charge would otherwise be payable, which could result in a prepayment of a portion of the initial principal balance of the related Mortgage Loan without payment of a Yield Maintenance Charge or Prepayment Premium. Additionally, in the case of a partial release of an individual Mortgaged Property, the related release amount in many cases is greater than the allocated loan amount for the Mortgaged Property being released, which would result in a greater than proportionate paydown of the Mortgage Loan. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans— Partial Releases; Substitutions; Additions”.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity in the Mortgaged Property, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

We make no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans, as to the relative importance of those factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

Delay in Payment of Distributions

Because each monthly distribution is made on each Distribution Date, which is at least 15 days after the end of the related Interest Accrual Period for the certificates, the effective yield to the holders of such certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming the prices did not account for the delay).

Yield on the Certificates with Notional Amounts

The yield to maturity of the certificates with a Notional Amount will be highly sensitive to the rate and timing of reductions made to the Certificate Balances of the classes of certificates indicated in the table below, including by reason of prepayments and principal losses on the Mortgage Loans allocated to the Non-Retained Certificates and other factors described above.

Interest-Only Class of Certificates	Underlying Classes
Class X-A	Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates
Class X-B	Class A-S, Class B and Class C certificates

Any optional termination by the holders of the Controlling Class, any special servicer, either master servicer or the holders of the Class R certificates would result in prepayment in full of the Offered Certificates and would have an adverse effect on the yield of a class of the certificates with a Notional Amount because a termination would have an effect similar to a principal prepayment in full of the Mortgage Loans and, as a result, investors in these certificates and any other Offered Certificates purchased at premium might not fully recoup their initial investment. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

Investors in the certificates with a Notional Amount should fully consider the associated risks, including the risk that an extremely rapid rate of prepayment or other liquidation of the Mortgage Loans could result in the failure of such investors to recoup fully their initial investments.

Weighted Average Life

The weighted average life of a Principal Balance Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar to be applied in reduction of the aggregate certificate balance of those certificates is paid to the related investor. The weighted average life of a Principal Balance Certificate will be influenced by, among other things, the rate at which principal on the Mortgage Loans is paid or otherwise received, which may be in the form of scheduled amortization, voluntary prepayments, Insurance and Condemnation Proceeds and Liquidation Proceeds. Distributions among the various classes of certificates will be made as set forth under “Description of the Certificates—Distributions—Priority of Distributions” and “Credit Risk Retention—RR Interest—Priority of Distributions”.

Prepayments on Mortgage Loans may be measured by a prepayment standard or model. The “Constant Prepayment Rate” or “CPR” model represents an assumed constant annual rate of prepayment (or, with respect to any Serviced A/B Whole Loan, allocation of principal payments to the related Mortgage Loan) each month, expressed as a per annum percentage of the then-scheduled principal balance of the pool of Mortgage Loans. The “CPY” model represents an assumed CPR prepayment rate after any applicable lockout period, any applicable period in which defeasance is permitted and any applicable yield maintenance period. The depositor also may utilize the “CPP” model, which represents an assumed CPR prepayment rate after any applicable lockout period, any applicable period in which defeasance is permitted, any applicable yield maintenance period and after any fixed penalty period. The model used in this prospectus is the CPP model. As used in each of the following tables, the column headed “0% CPP” assumes that none of the Mortgage Loans is prepaid before its maturity date or Anticipated Repayment Date, as the case may be. The columns headed “25% CPP”, “50% CPP”, “75% CPP” and “100% CPP” assume that prepayments on the Mortgage Loans (or, with respect to any Serviced A/B Whole Loan, principal payments are allocated to the related Mortgage Loan) are made at those levels of CPP. We cannot assure you, however, that prepayments of the Mortgage Loans will conform to any level of CPP, and we make no representation that the Mortgage Loans will prepay (or, with respect to any Serviced A/B Whole Loan, principal payments will be allocated) at the levels of CPP shown or at any other prepayment rate.

The following tables indicate the percentage of the initial Certificate Balance (or, in the case of the Class A-3 and Class A-4 Certificates, the percentage of the related potential maximum and minimum initial Certificate Balances, respectively) of each class of the Offered Certificates that are also Principal Balance Certificates that would be outstanding after each of the dates shown at various CPPs and the corresponding weighted average life of each such class of Offered Certificates. The tables have been prepared on the basis of the following assumptions (the “Structuring Assumptions”), among others:

●	except as otherwise set forth below, the Mortgage Loans have the characteristics set forth on Annex A-1 and the aggregate Cut-off Date Balance of the Mortgage Loans is as described in this prospectus;

●	the initial aggregate certificate balance or notional amount, as the case may be, of each interest-bearing class of certificates is as described in this prospectus;

●	the pass-through rate for each interest-bearing class of certificates is as described in this prospectus;

●	no delinquencies, defaults or losses occur with respect to any of the Mortgage Loans;

●	no additional trust fund expenses (including Operating Advisor Expenses) arise, no Servicing Advances are made under the PSA and the only expenses of the issuing entity consist of the Certificate Administrator/Trustee Fees, the Servicing Fees, the CREFC® Intellectual Property Royalty License Fees, the Asset Representations Reviewer Fees and the Operating Advisor fees, each as set forth on Annex A-1;

●	there are no modifications, extensions, waivers or amendments affecting the monthly debt service payments by borrowers on the Mortgage Loans;

●	each of the Mortgage Loans provides for monthly debt service payments to be due on the first day of each month, regardless of the actual day of the month on which those payments are otherwise due and regardless of whether the subject date is a business day or not;

●	all monthly debt service or balloon payments on the Mortgage Loans are timely received by the applicable master servicer on behalf of the issuing entity on the day on which they are assumed to be due or paid as described in the immediately preceding bullet;

●	each ARD Loan in the trust fund is paid in full on its Anticipated Repayment Date;

●	no involuntary prepayments are received as to any Mortgage Loan at any time (including, without limitation, as a result of any application of escrows, reserve or holdback amounts if performance criteria are not satisfied);

●	except as described in the next two succeeding bullets, no voluntary prepayments are received as to any Mortgage Loan during that Mortgage Loan’s prepayment lockout period, any period when defeasance is permitted, or during any period when principal prepayments on that Mortgage Loan are required to be accompanied by a Prepayment Premium or Yield Maintenance Charge;

●	except as otherwise assumed in the immediately preceding two bullets, prepayments are made on each of the Mortgage Loans at the indicated CPPs set forth in the subject tables or other relevant part of this prospectus, without regard to any limitations in those Mortgage Loans on partial voluntary principal prepayments;

●	all prepayments on the Mortgage Loans are assumed to be accompanied by a full month’s interest and no Prepayment Interest Shortfalls occur;

●	no Yield Maintenance Charges or Prepayment Premiums are collected;

●	no person or entity entitled thereto exercises its right of optional termination as described in this prospectus;

●	no Mortgage Loan is required to be repurchased, and none of the holders of the Controlling Class (or any other Certificateholder), any special servicer, any master servicer or the holders of the Class R certificates will exercise its option to purchase all the Mortgage Loans and thereby cause an early termination of the issuing entity and no holder of any Subordinate Companion Loan, mezzanine debt or other indebtedness will exercise its option to purchase the related Mortgage Loan;

●	distributions on the Offered Certificates are made on the 15th day of each month, commencing in June 2019; and

●	the Offered Certificates are settled with investors on May 31, 2019.

To the extent that the Mortgage Loans have characteristics that differ from those assumed in preparing the tables set forth below, a class of the Offered Certificates that are also Principal Balance Certificates may mature earlier or later than indicated by the tables. The tables set forth below are for illustrative purposes only and it is highly unlikely that the Mortgage Loans will actually prepay at any constant rate until maturity or that all the Mortgage Loans will prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the following tables. These variations may occur even if the average prepayment experience of the Mortgage Loans were to equal any of the specified CPP percentages. Investors should not rely on the prepayment assumptions set forth in this prospectus and are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay, based on their own assumptions. Based on the foregoing assumptions, the following tables indicate the resulting weighted average lives of each class of Offered Certificates and set forth the percentage of the initial Certificate Balance of the class of the certificate that would be outstanding after each of the dates shown at the indicated CPPs.

Percent of the Initial Certificate Balance
of the Class A-1 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
May 2020	85%	85%	85%	85%	85%
May 2021	69%	69%	69%	69%	69%
May 2022	49%	49%	49%	49%	49%
May 2023	25%	25%	25%	25%	25%
May 2024 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	2.79	2.78	2.78	2.78	2.78

Percent of the Initial Certificate Balance
of the Class A-2 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
May 2020	100%	100%	100%	100%	100%
May 2021	100%	100%	100%	100%	100%
May 2022	100%	100%	100%	100%	100%
May 2023	100%	100%	100%	100%	100%
May 2024 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	4.96	4.95	4.94	4.91	4.71

Percent of the Initial Certificate Balance
of the Class A-SB Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
May 2020	100%	100%	100%	100%	100%
May 2021	100%	100%	100%	100%	100%
May 2022	100%	100%	100%	100%	100%
May 2023	100%	100%	100%	100%	100%
May 2024	100%	100%	100%	100%	100%
May 2025	81%	81%	81%	81%	81%
May 2026	61%	61%	61%	61%	61%
May 2027	39%	39%	39%	39%	39%
May 2028	17%	17%	17%	17%	17%
May 2029 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	7.47	7.47	7.47	7.47	7.47

Percent of the Initial Certificate Balance
of the Class A-3 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
May 2020	100%	100%	100%	100%	100%
May 2021	100%	100%	100%	100%	100%
May 2022	100%	100%	100%	100%	100%
May 2023	100%	100%	100%	100%	100%
May 2024	100%	100%	100%	100%	100%
May 2025	100%	100%	100%	100%	100%
May 2026	100%	100%	100%	100%	100%
May 2027	100%	100%	100%	100%	100%
May 2028	100%	100%	100%	100%	100%
May 2029 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.83	9.76	9.67	9.57	9.36

Percent of the Initial Certificate Balance
of the Class A-4 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
May 2020	100%	100%	100%	100%	100%
May 2021	100%	100%	100%	100%	100%
May 2022	100%	100%	100%	100%	100%
May 2023	100%	100%	100%	100%	100%
May 2024	100%	100%	100%	100%	100%
May 2025	100%	100%	100%	100%	100%
May 2026	100%	100%	100%	100%	100%
May 2027	100%	100%	100%	100%	100%
May 2028	100%	100%	100%	100%	100%
May 2029 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.93	9.92	9.90	9.85	9.53

Percent of the Initial Certificate Balance
of the Class A-S Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
May 2020	100%	100%	100%	100%	100%
May 2021	100%	100%	100%	100%	100%
May 2022	100%	100%	100%	100%	100%
May 2023	100%	100%	100%	100%	100%
May 2024	100%	100%	100%	100%	100%
May 2025	100%	100%	100%	100%	100%
May 2026	100%	100%	100%	100%	100%
May 2027	100%	100%	100%	100%	100%
May 2028	100%	100%	100%	100%	100%
May 2029 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.96	9.96	9.96	9.96	9.70

Percent of the Initial Certificate Balance
of the Class B Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
May 2020	100%	100%	100%	100%	100%
May 2021	100%	100%	100%	100%	100%
May 2022	100%	100%	100%	100%	100%
May 2023	100%	100%	100%	100%	100%
May 2024	100%	100%	100%	100%	100%
May 2025	100%	100%	100%	100%	100%
May 2026	100%	100%	100%	100%	100%
May 2027	100%	100%	100%	100%	100%
May 2028	100%	100%	100%	100%	100%
May 2029 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.96	9.96	9.96	9.96	9.71

Percent of the Initial Certificate Balance
of the Class C Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
May 2020	100%	100%	100%	100%	100%
May 2021	100%	100%	100%	100%	100%
May 2022	100%	100%	100%	100%	100%
May 2023	100%	100%	100%	100%	100%
May 2024	100%	100%	100%	100%	100%
May 2025	100%	100%	100%	100%	100%
May 2026	100%	100%	100%	100%	100%
May 2027	100%	100%	100%	100%	100%
May 2028	100%	100%	100%	100%	100%
May 2029 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.96	9.96	9.96	9.96	9.71

Pre-Tax Yield to Maturity Tables

The following tables indicate the approximate pre-tax yield to maturity on a corporate bond equivalent basis on the Offered Certificates for the specified CPPs based on the assumptions set forth under “—Weighted Average Life” above. It was further assumed that the purchase price of the Offered Certificates is as specified in the tables below, expressed as a percentage of the initial Certificate Balance or Notional Amount, as applicable, plus accrued interest from May 1, 2019 to the Closing Date.

The yields set forth in the following tables were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the applicable class of Offered Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price of such class plus accrued interest, and by converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculations do not take into account shortfalls in collection of interest due to prepayments (or other liquidations) of the Mortgage Loans or the interest rates at which investors may be able to reinvest funds received by them as distributions on the applicable class of certificates (and, accordingly, do not purport to reflect the return on any investment in the applicable class of Offered Certificates when such reinvestment rates are considered).

The characteristics of the Mortgage Loans may differ from those assumed in preparing the tables below. In addition, we cannot assure you that the Mortgage Loans will prepay in accordance with the above assumptions (or, with respect to any Serviced A/B Whole Loan, amounts will be allocated to the related Mortgage Loan in accordance with the above assumptions) at any of the rates shown in the tables or at any other particular rate, that the cash flows on the applicable class of Offered Certificates will correspond to the cash flows shown in this prospectus or that the aggregate purchase price of such class of Offered Certificates will be as assumed. In addition, it is unlikely that the Mortgage Loans will prepay in accordance with the above assumptions at any of the specified CPPs until maturity or that all the Mortgage Loans will so prepay at the same rate. Timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. Investors must make their own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase any class of Offered Certificates.

For purposes of this prospectus, prepayment assumptions with respect to the Mortgage Loans are presented in terms of the CPP model described under “—Weighted Average Life” above.

Pre-Tax Yield to Maturity for the Class A-1 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
95.00000%	4.5497%	4.5558%	4.5571%	4.5571%	4.5571%
96.00000%	4.1442%	4.1491%	4.1502%	4.1502%	4.1502%
97.00000%	3.7450%	3.7486%	3.7494%	3.7494%	3.7494%
98.00000%	3.3518%	3.3542%	3.3547%	3.3547%	3.3547%
99.00000%	2.9646%	2.9656%	2.9659%	2.9659%	2.9659%
100.00000%	2.5830%	2.5829%	2.5828%	2.5828%	2.5828%
101.00000%	2.2070%	2.2056%	2.2053%	2.2053%	2.2053%
102.00000%	1.8364%	1.8339%	1.8333%	1.8333%	1.8333%
103.00000%	1.4712%	1.4674%	1.4666%	1.4666%	1.4666%
104.00000%	1.1111%	1.1061%	1.1050%	1.1050%	1.1050%
105.00000%	0.7560%	0.7499%	0.7485%	0.7485%	0.7485%

Pre-Tax Yield to Maturity for the Class A-2 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
98.00000%	3.9175%	3.9180%	3.9191%	3.9210%	3.9374%
99.00000%	3.6909%	3.6912%	3.6917%	3.6925%	3.7000%
100.00000%	3.4670%	3.4669%	3.4668%	3.4667%	3.4654%
101.00000%	3.2456%	3.2453%	3.2446%	3.2435%	3.2336%
102.00000%	3.0267%	3.0262%	3.0249%	3.0228%	3.0044%
103.00000%	2.8104%	2.8096%	2.8077%	2.8047%	2.7778%
104.00000%	2.5964%	2.5954%	2.5930%	2.5890%	2.5537%
105.00000%	2.3849%	2.3836%	2.3806%	2.3757%	2.3322%
106.00000%	2.1757%	2.1741%	2.1706%	2.1647%	2.1131%
107.00000%	1.9687%	1.9669%	1.9629%	1.9561%	1.8964%
108.00000%	1.7640%	1.7619%	1.7574%	1.7497%	1.6820%

Pre-Tax Yield to Maturity for the Class A-SB Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-SB certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
98.00000%	3.7472%	3.7472%	3.7472%	3.7472%	3.7472%
99.00000%	3.5899%	3.5899%	3.5899%	3.5899%	3.5899%
100.00000%	3.4345%	3.4345%	3.4345%	3.4345%	3.4345%
101.00000%	3.2810%	3.2810%	3.2810%	3.2810%	3.2809%
102.00000%	3.1292%	3.1292%	3.1292%	3.1292%	3.1292%
103.00000%	2.9792%	2.9792%	2.9792%	2.9792%	2.9792%
104.00000%	2.8310%	2.8310%	2.8310%	2.8310%	2.8309%
105.00000%	2.6844%	2.6844%	2.6844%	2.6844%	2.6843%
106.00000%	2.5395%	2.5395%	2.5395%	2.5395%	2.5393%
107.00000%	2.3962%	2.3962%	2.3962%	2.3962%	2.3960%
108.00000%	2.2544%	2.2544%	2.2544%	2.2544%	2.2542%

Pre-Tax Yield to Maturity for the Class A-3 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-3 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
96.00000%	3.8266%	3.8295%	3.8333%	3.8372%	3.8467%
97.00000%	3.7005%	3.7027%	3.7055%	3.7084%	3.7154%
98.00000%	3.5760%	3.5774%	3.5792%	3.5811%	3.5856%
99.00000%	3.4530%	3.4536%	3.4544%	3.4553%	3.4574%
100.00000%	3.3313%	3.3312%	3.3311%	3.3310%	3.3306%
101.00000%	3.2111%	3.2103%	3.2092%	3.2081%	3.2054%
102.00000%	3.0923%	3.0907%	3.0887%	3.0866%	3.0815%
103.00000%	2.9748%	2.9725%	2.9696%	2.9665%	2.9591%
104.00000%	2.8587%	2.8557%	2.8518%	2.8477%	2.8380%
105.00000%	2.7438%	2.7401%	2.7353%	2.7303%	2.7182%
106.00000%	2.6302%	2.6258%	2.6201%	2.6142%	2.5998%

Pre-Tax Yield to Maturity for the Class A-4 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-4 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
98.00000%	3.8384%	3.8386%	3.8389%	3.8399%	3.8465%
99.00000%	3.7148%	3.7149%	3.7151%	3.7155%	3.7185%
100.00000%	3.5927%	3.5927%	3.5927%	3.5926%	3.5921%
101.00000%	3.4720%	3.4719%	3.4717%	3.4711%	3.4671%
102.00000%	3.3527%	3.3525%	3.3521%	3.3510%	3.3435%
103.00000%	3.2348%	3.2344%	3.2339%	3.2323%	3.2214%
104.00000%	3.1182%	3.1177%	3.1170%	3.1149%	3.1006%
105.00000%	3.0029%	3.0023%	3.0015%	2.9988%	2.9812%
106.00000%	2.8889%	2.8882%	2.8872%	2.8840%	2.8631%
107.00000%	2.7762%	2.7753%	2.7742%	2.7705%	2.7463%
108.00000%	2.6647%	2.6636%	2.6624%	2.6582%	2.6308%

Pre-Tax Yield to Maturity for the Class X-A Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class X-A certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
6.00000%	8.9852%	8.9266%	8.8518%	8.7480%	8.3094%
6.25000%	7.9724%	7.9119%	7.8348%	7.7277%	7.2757%
6.50000%	7.0203%	6.9582%	6.8788%	6.7685%	6.3036%
6.75000%	6.1228%	6.0590%	5.9775%	5.8642%	5.3869%
7.00000%	5.2745%	5.2092%	5.1256%	5.0094%	4.5202%
7.25000%	4.4708%	4.4039%	4.3183%	4.1994%	3.6987%
7.50000%	3.7076%	3.6393%	3.5518%	3.4302%	2.9185%
7.75000%	2.9814%	2.9117%	2.8223%	2.6982%	2.1759%
8.00000%	2.2891%	2.2180%	2.1269%	2.0002%	1.4677%
8.25000%	1.6280%	1.5556%	1.4627%	1.3337%	0.7913%
8.50000%	0.9955%	0.9218%	0.8274%	0.6960%	0.1440%

Pre-Tax Yield to Maturity for the Class X-B Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class X-B certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
3.12500%	7.6511%	7.6569%	7.6655%	7.6809%	7.3476%
3.25000%	6.7398%	6.7458%	6.7546%	6.7704%	6.4270%
3.37500%	5.8798%	5.8859%	5.8949%	5.9111%	5.5581%
3.50000%	5.0662%	5.0724%	5.0816%	5.0981%	4.7358%
3.62500%	4.2946%	4.3009%	4.3103%	4.3271%	3.9560%
3.75000%	3.5612%	3.5677%	3.5772%	3.5944%	3.2147%
3.87500%	2.8628%	2.8694%	2.8791%	2.8966%	2.5087%
4.00000%	2.1965%	2.2032%	2.2131%	2.2309%	1.8350%
4.12500%	1.5597%	1.5665%	1.5765%	1.5946%	1.1910%
4.25000%	0.9501%	0.9570%	0.9671%	0.9855%	0.5745%
4.37500%	0.3656%	0.3726%	0.3829%	0.4015%	-0.0166%

Pre-Tax Yield to Maturity for the Class A-S Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-S certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
98.00000%	4.0852%	4.0852%	4.0852%	4.0852%	4.0903%
99.00000%	3.9604%	3.9604%	3.9604%	3.9604%	3.9627%
100.00000%	3.8370%	3.8370%	3.8370%	3.8370%	3.8366%
101.00000%	3.7151%	3.7151%	3.7151%	3.7151%	3.7120%
102.00000%	3.5946%	3.5946%	3.5946%	3.5946%	3.5888%
103.00000%	3.4755%	3.4755%	3.4755%	3.4755%	3.4671%
104.00000%	3.3578%	3.3578%	3.3578%	3.3578%	3.3467%
105.00000%	3.2414%	3.2414%	3.2414%	3.2414%	3.2277%
106.00000%	3.1263%	3.1263%	3.1263%	3.1263%	3.1100%
107.00000%	3.0124%	3.0124%	3.0124%	3.0124%	2.9936%
108.00000%	2.8998%	2.8998%	2.8998%	2.8998%	2.8785%

Pre-Tax Yield to Maturity for the Class B Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class B certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
98.00000%	4.2397%	4.2397%	4.2397%	4.2397%	4.2445%
99.00000%	4.1139%	4.1139%	4.1139%	4.1139%	4.1161%
100.00000%	3.9896%	3.9896%	3.9896%	3.9896%	3.9892%
101.00000%	3.8667%	3.8667%	3.8667%	3.8667%	3.8637%
102.00000%	3.7453%	3.7453%	3.7453%	3.7453%	3.7398%
103.00000%	3.6254%	3.6254%	3.6254%	3.6254%	3.6173%
104.00000%	3.5067%	3.5067%	3.5067%	3.5067%	3.4961%
105.00000%	3.3894%	3.3894%	3.3894%	3.3894%	3.3764%
106.00000%	3.2735%	3.2735%	3.2735%	3.2735%	3.2580%
107.00000%	3.1588%	3.1588%	3.1588%	3.1588%	3.1409%
108.00000%	3.0454%	3.0454%	3.0454%	3.0454%	3.0250%

Pre-Tax Yield to Maturity for the Class C Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class C certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25%CPP	50%CPP	75%CPP	100%CPP
98.00000%	4.5493%	4.5495%	4.5497%	4.5502%	4.5576%
99.00000%	4.4215%	4.4217%	4.4220%	4.4224%	4.4272%
100.00000%	4.2953%	4.2955%	4.2957%	4.2962%	4.2983%
101.00000%	4.1706%	4.1708%	4.1710%	4.1715%	4.1710%
102.00000%	4.0474%	4.0475%	4.0478%	4.0482%	4.0452%
103.00000%	3.9255%	3.9257%	3.9260%	3.9264%	3.9209%
104.00000%	3.8051%	3.8053%	3.8056%	3.8060%	3.7980%
105.00000%	3.6861%	3.6863%	3.6865%	3.6870%	3.6765%
106.00000%	3.5684%	3.5686%	3.5688%	3.5693%	3.5563%
107.00000%	3.4520%	3.4522%	3.4525%	3.4529%	3.4376%
108.00000%	3.3370%	3.3371%	3.3374%	3.3378%	3.3201%

Material Federal Income Tax Considerations

General

The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors (such as banks, insurance companies, securities dealers, foreign persons, investors whose functional currency is not the U.S. dollar, and investors that hold the certificates as part of a “straddle” or “conversion transaction”), some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or different interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), as well as regulations (the “REMIC Regulations”) promulgated by the U.S. Department of the Treasury and the IRS. Investors are encouraged to consult their tax advisors in determining the federal, state, local or any other tax consequences to them of the purchase, ownership and disposition of the certificates.

Two separate real estate mortgage investment conduit (“REMIC”) elections will be made with respect to designated portions of the issuing entity (the “Lower-Tier REMIC” and the “Upper-Tier REMIC”, and, together, the “Trust REMICs”). The Lower-Tier REMIC will hold the Mortgage Loans (excluding the entitlement to Excess Interest) and certain other assets and will issue (i) certain classes of uncertificated regular interests (the “Lower-Tier Regular Interests”) to the Upper-Tier REMIC and (ii) an uncertificated interest represented by the Class R certificates as the sole class of “residual interests” in the Lower-Tier REMIC.

The Upper-Tier REMIC will hold the Lower-Tier Regular Interests and will issue (i) the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class X-B, Class X-D, Class X-F, Class X-G, Class X-H, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class H certificates and the RR Interest (in the case of the RR Interest, excluding the right to receive Excess Interest) (the “Regular Interests”), each representing a regular interest in the Upper-Tier REMIC and (ii) an uncertificated interest represented by the Class R certificates as the sole class of “residual interests” in the Upper-Tier REMIC.

Qualification as a REMIC requires ongoing compliance with certain conditions. Assuming (i) the making of appropriate elections, (ii) compliance with the PSA and any Intercreditor Agreement, (iii) compliance with the provisions of any Non-Serviced PSA and any amendments thereto and the continued qualification of the REMICs formed under any Non-Serviced PSA and (iv) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder, in the opinion of Cadwalader, Wickersham & Taft LLP, special tax counsel to the depositor, (a) each Trust REMIC will qualify as a REMIC on the Closing Date and thereafter, (b) each of the Lower-Tier Regular Interests will constitute a “regular interest” in the Lower-Tier REMIC, (c) each of the Regular Interests will constitute a “regular interest” in the Upper-Tier REMIC and (d) the Class R certificates will evidence the sole class of “residual interests” in each Trust REMIC.

In addition, in the opinion of Cadwalader, Wickersham & Taft LLP, special tax counsel to the depositor, the entitlement to the Excess Interest and the Excess Interest Distribution Account will be classified as a trust under section 301.7701-4 of the Treasury Regulations (the “Grantor Trust”), and the holders of the RR Interest and the Class V certificates will be treated as the owners of such assets under section 671 of the Code.

Qualification as a REMIC

In order for each Trust REMIC to qualify as a REMIC, there must be ongoing compliance on the part of such Trust REMIC with the requirements set forth in the Code. Each Trust REMIC must fulfill an asset test, which requires that no more than a de minimis portion of the assets of such Trust REMIC, as of the close of the third calendar month beginning after the Closing Date (which for purposes of this discussion is the date of the issuance of the Regular Interests, the “Startup Day”) and at all times thereafter, may consist of assets other than “qualified mortgages” and “permitted investments”. The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirements will be met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all such Trust REMIC’s assets. Each Trust REMIC also must provide “reasonable arrangements” to prevent its residual interest from being held by “disqualified organizations” or their agents and must furnish applicable tax information to transferors or agents that violate this restriction. The PSA will provide that no legal or beneficial interest in the Class R certificates may be transferred or registered unless certain conditions, designed to prevent violation of this restriction, are met. It is expected that each Trust REMIC will qualify as a REMIC at all times that any of its regular interests are outstanding.

A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to a REMIC on the Startup Day or is purchased by a REMIC within a 3 month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include (i) whole mortgage loans or split-note interests in such mortgage loans, such as the Mortgage Loans; provided that, in general, (a) the fair market value of the real property security (including buildings and structural components of the real property security) (reduced by (1) the amount of any lien on the real property security that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property security that is in parity with the Mortgage Loan) is at least 80% of the aggregate principal balance of such Mortgage Loan either at origination or as of the Startup Day (a loan-to-value ratio of not more than 125% with respect to the real property security) or (b) substantially all the proceeds of the Mortgage Loan were used to acquire, improve or protect an interest in real property that, at the date of origination, was the only security for the Mortgage Loan, and (ii) regular interests in another REMIC, such as the Lower-Tier Regular Interests that will be held by the Upper-Tier REMIC. If a Mortgage Loan was not in fact principally secured by real property or is otherwise not a qualified mortgage, it must be disposed of within 90 days of discovery of such defect, or otherwise ceases to be a qualified mortgage after such 90-day period.

Permitted investments include “cash flow investments”, “qualified reserve assets” and “foreclosure property”. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC to provide for payments of expenses of the REMIC or amounts due on its regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, Prepayment Interest Shortfalls and certain other contingencies. The Trust REMICs will not hold any qualified reserve assets. Foreclosure property is real property acquired by a REMIC in connection with the default or imminent default of a qualified mortgage and maintained by the REMIC in compliance with applicable rules and personal property that is incidental to such real property; provided that the mortgage loan sellers had no knowledge or reason to know, as of the Startup Day, that such a default had occurred or would occur. Foreclosure property may generally not be held after the close of the third calendar year beginning after the date the issuing entity acquires such property, with one extension that may be granted by the IRS.

A mortgage loan held by a REMIC will fail to be a qualified mortgage if it is “significantly modified” unless default is “reasonably foreseeable” or where the servicer believes there is a “significant risk of default” upon maturity of the mortgage loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. A mortgage loan held by a REMIC will not be considered to have been “significantly modified” following the release of the lien on a portion of the real property collateral if (a) the release is pursuant to a defeasance permitted under the Mortgage Loan documents that occurs more than two years after the startup day of the REMIC or (b) following the release the loan-to-value ratio for the mortgage loan is not more than 125% with respect to the real property security. Furthermore, if the release is not pursuant to a defeasance and following the release the loan-to-value ratio for the mortgage loan is greater than 125%, the mortgage loan will continue to be a qualified mortgage if the release is part of a “qualified paydown transaction” in accordance with Revenue Procedure 2010-30.

In addition to the foregoing requirements, the various interests in a REMIC also must meet certain requirements. All of the interests in a REMIC must be either of the following:

(i) one or more classes of regular interests or (ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on the qualified mortgages. The rate on the specified portion may be a fixed rate, a variable rate, or the difference between one fixed or qualified variable rate and another fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. An interest in a REMIC may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, expenses incurred by the REMIC or Prepayment Interest Shortfalls. A residual interest is an interest in a REMIC other than a regular interest that is issued on the Startup Day that is designated as a residual interest. Accordingly, each of the Lower-Tier Regular Interests will constitute a class of regular interests in the Lower-Tier REMIC, each class of the Regular Interests will constitute a class of regular interests in the Upper-Tier REMIC, and the Class R certificates will represent the sole class of residual interests in each Trust REMIC.

If an entity fails to comply with one or more of the ongoing requirements of the Code for status as a REMIC during any taxable year, the Code provides that the entity or applicable portion of it will not be treated as a REMIC for such year and thereafter. In this event, any entity with debt obligations with two or more maturities, such as the Trust REMICs, may be treated as a separate association taxable as a corporation under Treasury regulations, and the certificates may be treated as equity interests in such an association. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith. No such regulations have been proposed. In addition, investors should be aware that the Conference Committee Report to the Tax Reform Act of 1986 (the “1986 Act”) indicates that any relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of a REMIC’s income for the period of time in which the requirements for REMIC status are not satisfied.

Status of Offered Certificates

Offered Certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest (including original issue discount) on the Offered Certificates will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the issuing entity would be so treated. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the Mortgage Loans that are reinvested pending distribution to holders of Offered Certificates qualify for such treatment. Offered Certificates held by a domestic building and loan association will be treated as “loans . .. . secured by an interest in real property which is . . . residential real property” within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C) only to the extent the Mortgage Loans are secured by residential real property. As of the Cut-off Date, 20 Mortgaged Properties (8.4%) are multifamily properties. Holders of Offered Certificates should consult their tax advisors whether the foregoing percentage or some other percentage applies to their Offered Certificates. If at all times 95% or more of the assets of the issuing entity qualify for each of the foregoing treatments, the Offered Certificates will qualify for the corresponding status in their entirety. For the purposes of the foregoing determinations, the Trust REMICs will be treated as a single REMIC. In addition, Mortgage Loans that have been defeased with government securities will not qualify for such treatment. Offered Certificates will be “qualified mortgages” within the meaning of Code Section 860G(a)(3) for another REMIC if transferred to that REMIC within a prescribed time period in exchange for regular or residual interests in that REMIC. Moreover, Offered Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1).

Taxation of Regular Interests

General

Each class of Regular Interests represents a regular interest in the Upper-Tier REMIC. The Regular Interests will represent newly originated debt instruments for federal income tax purposes. In general, interest, original issue discount and market discount on a Regular Interest will be treated as ordinary income to the holder of a Regular Interest (a “Regular Interestholder”), and principal payments on a Regular Interest will be treated as a return of capital to the extent of the Regular Interestholder’s basis in the Regular Interest. Regular Interestholders must use the accrual method of accounting with regard to the Regular Interests, regardless of the method of accounting otherwise used by such Regular Interestholders.

Notwithstanding the following, under new legislation enacted on December 22, 2017 (the “Tax Cuts and Jobs Act”), for tax years beginning after December 31, 2017, Regular Interestholders may be required to accrue amounts of market discount, Yield Maintenance Charges and Prepayment Premiums and other amounts no later than the year they included such amounts as revenue on their applicable financial statements. In addition, income from a debt instrument having original issue discount will be subject to this rule for tax years beginning after December 31, 2018. Prospective investors are urged to consult their tax counsel regarding application of the Tax Cuts and Jobs Act to their particular situation.

Original Issue Discount

Holders of Regular Interests issued with original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues in accordance with the constant yield method, which takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based on temporary and final Treasury regulations (the “OID Regulations”) under Code Sections 1271 through 1273 and 1275 and on the provisions of the 1986 Act. Regular Interestholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Interests. To the extent such issues are not addressed in the OID Regulations, the certificate administrator will apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations if necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule, however, in the absence of a substantial effect on the present value of a taxpayer’s tax liability. Investors are advised to consult their own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and original issue discount with respect to the Regular Interests.

Each Regular Interest will be treated as an installment obligation for purposes of determining the original issue discount includible in a Regular Interestholder’s income. The total amount of original issue discount on a Regular Interest is the excess of the “stated redemption price at maturity” of the Regular Interest over its “issue price”. The issue price of a class of Regular Interests is the first price at which a substantial amount of Regular Interests of such class is sold to investors (excluding bond houses, brokers and underwriters) (in the case of the RR Interest, as decreased for the portion of the price allocable to the right to receive Excess Interest). Although unclear under the OID Regulations, the certificate administrator will treat the issue price of Regular Interests for which there is no substantial sale as of the issue date as the fair market value of such Regular Interests as of the issue date (in the case of the RR Interest, as decreased for the portion of the price allocable to the right to receive Excess Interest). The issue price of the Regular Interests also includes the amount paid by an initial Regular Interestholder for accrued interest that relates to a period prior to the issue date of such class of Regular Interests. The stated redemption price at maturity of a Regular Interest is the sum of all payments provided by the debt instrument other than any qualified stated interest payments. Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate; provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the obligation. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Interest, it is possible that no interest on any class of Regular Interests will be treated as qualified stated interest. However, because the Mortgage Loans provide for remedies in the event of default, the certificate administrator will treat all payments of stated interest on the Regular Interests (other than the Class X Certificates) as qualified stated interest (other than accrued interest distributed on the first Distribution Date for the number of days that exceed the interval between the Closing Date and the first Distribution Date).

It is anticipated that the certificate administrator will treat the Class X-A and Class X-B certificates as having no qualified stated interest. Accordingly, such classes will be considered to be issued with original issue discount in an amount equal to the excess of all distributions of interest expected to be received on such classes over their respective issue prices (including interest accrued prior to the Closing Date). Any “negative” amounts of original issue discount on such classes attributable to rapid prepayments with respect to the Mortgage Loans will not be deductible currently. The holder of a Class X-A or Class X-B certificate may be entitled to a deduction for a loss, which may be a capital loss, to the extent it becomes certain that such holder will not recover a portion of its basis in such class, assuming no further prepayments. In the alternative, it is possible that rules similar to the “noncontingent bond method” of the contingent interest rules of the OID Regulations may be promulgated with respect to such classes. Unless and until required otherwise by applicable authority, it is not anticipated that the contingent interest rules will apply.

Under a de minimis rule, original issue discount on a Regular Interest will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Interest multiplied by the weighted average maturity of the Regular Interest. For this purpose, the weighted average maturity of the Regular Interest is computed as the sum of the amounts determined by multiplying the number of full years (i.e., by rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the stated redemption price at maturity or anticipated repayment date of the Regular Interest. The Conference Committee Report to the 1986 Act provides that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment on the Mortgage Loans used in pricing the transaction, i.e., 0% CPR; provided that it is assumed that any ARD Loan prepays on its anticipated repayment date (the “Prepayment Assumption”). See “Yield and Maturity Considerations—Weighted Average Life” above. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and such income will be capital gain if the Regular Interest is held as a capital asset. Under the OID Regulations, however, Regular Interestholders may elect to accrue all de minimis original issue discount, as well as market discount and premium, under the constant yield method. See “—Election To Treat All Interest Under the Constant Yield Method” below.

A holder of a Regular Interest issued with original issue discount generally must include in gross income for any taxable year the sum of the “daily portions”, as defined below, of the original issue discount on the Regular Interest accrued during an accrual period for each day on which it holds the Regular Interest, including the date of purchase but excluding the date of disposition. With respect to each such Regular Interest, a calculation will be made of the original issue discount that accrues during each successive full accrual period that ends on the day prior to each Distribution Date with respect to the Regular Interests, assuming that prepayments and extensions with respect to the Mortgage Loans will be made in accordance with the Prepayment Assumption. The original issue discount accruing in a full accrual period will be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Interest as of the end of that accrual period and (b) the distributions made on the Regular Interest during the accrual period that are included in the Regular Interest’s stated redemption price at maturity, over (ii) the adjusted issue price of the Regular Interest at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Interest as of the Startup Day, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Interest at the beginning of any accrual period equals the issue price of the Regular Interest, increased by the aggregate amount of original issue discount with respect to the Regular Interest that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Interest’s stated redemption price at maturity that were made on the Regular Interest that were attributable to such prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period.

Under the method described above, the daily portions of original issue discount required to be included as ordinary income by a Regular Interestholder (other than a holder of a Class X-A or Class X-B certificate) generally will increase to take into account prepayments on the Regular Interests as a result of prepayments on the Mortgage Loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. Due to the unique nature of interest-only certificates, the preceding sentence may not apply in the case of the Class X-A or Class X-B certificates.

Acquisition Premium

A purchaser of a Regular Interest at a price greater than its adjusted issue price and less than its remaining stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Interest reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over such adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a purchaser may elect to treat all such acquisition premium under the constant yield method, as described under “—Election To Treat All Interest Under the Constant Yield Method” below.

Market Discount

A purchaser of a Regular Interest also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, “market discount” is the amount by which the purchaser’s original basis in the Regular Interest (i) is exceeded by the remaining outstanding principal payments and non-qualified stated interest payments due on the Regular Interest, or (ii) in the case of a Regular Interest having original issue discount, is exceeded by the adjusted issue price of such Regular Interest at the time of purchase. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Interest as distributions includible in its stated redemption price at maturity are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue, at the election of the holder, either (i) on the basis of a constant interest rate or (ii) in the ratio of interest accrued for the relevant period to the sum of the interest accrued for such period plus the remaining interest after the end of such period, or, in the case of classes issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for such period plus the remaining original issue discount after the end of such period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Interest as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry the Regular Interest over the interest (including original issue discount) distributable on the Regular Interest. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Interest for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Interest is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Interestholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by such Regular Interestholder in that taxable year or thereafter, in which case the interest deferral rule will not apply. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding an alternative manner in which such election may be deemed to be made.

Market discount with respect to a Regular Interest will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Interest multiplied by the weighted average maturity of the Regular Interest remaining after the date of purchase. For this purpose, the weighted average maturity is determined by multiplying the number of full years (i.e., by rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each such distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the total stated redemption price at maturity of the Regular Interest. It appears that de minimis market discount would be reported pro rata as principal payments are received. Treasury regulations implementing the market discount rules have not yet been proposed, and investors should therefore consult their own tax advisors regarding the application of these rules as well as the advisability of making any of the elections with respect to such rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

Premium

A Regular Interest purchased upon initial issuance or in the secondary market at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Interestholder holds such Regular Interest as a “capital asset” within the meaning of Code Section 1221, the Regular Interestholder may elect under Code Section 171 to amortize such premium under the constant yield method. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding making the election under Code Section 171 and an alternative manner in which the Code Section 171 election may be deemed to be made. Final Treasury regulations under Code Section 171 do not, by their terms, apply to prepayable obligations such as the Regular Interests. The Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Interests, although it is unclear whether the alternatives to the constant interest method described above under “—Market Discount” are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Interest rather than as a separate deduction item. It is anticipated that the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B and Class C Certificates will be issued at a premium for federal income tax purposes.

Election To Treat All Interest Under the Constant Yield Method

A holder of a debt instrument such as a Regular Interest may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election, (i) “interest” includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder’s acquisition date in the amount of the holder’s adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder’s acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all taxable premium bonds held or acquired or market discount instruments acquired, by the holder as of the first day of the taxable year for which the election is made and to all taxable premium bonds or market discount instruments, acquired thereafter. The election is made on the holder’s federal income tax return for the year in which the Regular Interest is acquired and is irrevocable except with the approval of the IRS. Investors are encouraged to consult their tax advisors regarding the advisability of making such an election.

Treatment of Losses

Holders of the Regular Interests will be required to report income with respect to the Regular Interests on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans, except to the extent it can be established that such losses are uncollectible. Accordingly, a Regular Interestholder may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they generally may cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166. The following discussion may not apply to holders of interest-only Regular Interests. Under Code Section 166, it appears that the holders of Regular Interests that are corporations or that otherwise hold the Regular Interests in connection with a trade or business should in general be allowed to deduct as an ordinary loss any such loss sustained (and not previously deducted) during the taxable year on account of any such Regular Interests becoming wholly or partially worthless, and that, in general, the Regular Interestholders that are not corporations and do not hold the Regular Interests in connection with a trade or business will be allowed to deduct as a short term capital loss any loss with respect to principal sustained during the taxable year on account of such Regular Interests becoming wholly worthless. Although the matter is not free from doubt, such non-corporate holders of Regular Interests should be allowed a bad debt deduction at such time as the certificate balance of any class of such Regular Interests is reduced to reflect losses on the Mortgage Loans below such holder’s basis in the Regular Interests. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect such losses only after the classes of Regular Interests have been otherwise retired. The IRS could also assert that losses on a class of Regular Interests are deductible based on some other method that may defer such deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating “negative” original issue discount that, with the possible exception of the method discussed in the following sentence, would be deductible only against future positive original issue discount or otherwise upon termination of the applicable class. Although not free from doubt, a holder of Regular Interests with negative original issue discount may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which such holder was entitled, assuming no further prepayments. No bad debt losses will be allowed with respect to the Class X Certificates. Regular Interestholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Interests. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on the Regular Interests.

Yield Maintenance Charges and Prepayment Premiums

Yield Maintenance Charges and Prepayment Premiums actually collected on the Mortgage Loans will be distributed as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”. It is not entirely clear under the Code when the amount of Yield Maintenance Charges and Prepayment Premiums so allocated should be taxed to the holders of such classes of certificates, but it is not expected, for federal income tax reporting purposes, that Yield Maintenance Charges and Prepayment Premiums will be treated as giving rise to any income to the holder of such class of certificates prior to the certificate administrator’s actual receipt of Yield Maintenance Charges and Prepayment Premiums. Yield Maintenance Charges and Prepayment Premiums, if any, may be treated as paid upon the retirement or partial retirement of such classes of certificates. The IRS may disagree with these positions. Certificateholders should consult their own tax advisors concerning the treatment of Yield Maintenance Charges and Prepayment Premiums.

Sale or Exchange of Regular Interests

If a Regular Interestholder sells or exchanges a Regular Interest, such Regular Interestholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Interest. The adjusted basis of a Regular Interest generally will equal the cost of the Regular Interest to the seller, increased by any original issue discount or market discount, or other amounts previously included in the seller’s gross income with respect to the Regular Interest and reduced by amounts included in the stated redemption price at maturity of the Regular Interest that were previously received by the seller, by any amortized premium, and by any deductible losses on the Regular Interest.

Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Interest realized by an investor that holds the Regular Interest as a capital asset will be capital gain or loss and will be long term or short term depending on whether the Regular Interest has been held for the long term capital gain holding period (more than one year). Such gain will be treated as ordinary income: (i) if the Regular Interest is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Interestholder’s net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction; (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates; or (iii) to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the Regular Interestholder if his yield on such Regular Interest were 110% of the applicable federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of such Regular Interestholder with respect to the Regular Interest. In addition, gain or loss recognized from the sale of a Regular Interest by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income of such taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains. In connection with a sale or exchange of an RR Interest, the related Certificateholder must separately account for the sale or exchange of the related “regular interest” in the Upper Tier REMIC and the related interest in the Grantor Trust.

Taxes That May Be Imposed on a REMIC

Prohibited Transactions

Income from certain transactions by either Trust REMIC, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of holders of the Class R certificates, but rather will be taxed directly to the Trust REMIC at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within 3 months of the Startup Day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC, or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC is permitted to hold, (iii) the receipt of compensation for services or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding (i) and (iv), it is not a prohibited transaction to sell REMIC property to prevent a default on regular interests as a result of a default on qualified mortgages or to facilitate a qualified liquidation or a clean-up call. The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of a mortgage loan or the waiver of a “due-on-sale” or “due-on-encumbrance” clause. It is not anticipated that the Trust REMICs will engage in any prohibited transactions.

Contributions to a REMIC After the Startup Day

In general, a REMIC will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC after the Startup Day. Exceptions are provided for cash contributions to the REMIC (i) during the 3 months following the Startup Day, (ii) made to a qualified reserve fund by a holder of a Class R certificate, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call, and (v) as otherwise permitted in Treasury regulations yet to be issued. It is not anticipated that there will be any taxable contributions to the Trust REMICs.

Net Income from Foreclosure Property

The Lower-Tier REMIC will be subject to federal income tax at the corporate rate on “net income from foreclosure property”, determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by foreclosure or deed-in-lieu of foreclosure would be treated as “foreclosure property” until the close of the third calendar year beginning after the Lower-Tier REMIC’s acquisition of an REO Property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

In order for a foreclosed property to qualify as foreclosure property, any operation of the foreclosed property by the Lower-Tier REMIC generally must be conducted through an independent contractor. Further, such operation, even if conducted through an independent contractor, may give rise to “net income from foreclosure property”, taxable at the corporate rate. Payment of such tax by the Lower-Tier REMIC would reduce amounts available for distribution to Certificateholders.

The applicable special servicer will be required to determine generally whether the operation of foreclosed property in a manner that would subject the Lower-Tier REMIC to such tax would be expected to result in higher after-tax proceeds than an alternative method of operating such property that would not subject the Lower-Tier REMIC to such tax.

Bipartisan Budget Act of 2015

The Bipartisan Budget Act of 2015 (the “2015 Budget Act”), which was enacted on November 2, 2015, includes new audit rules affecting entities treated as partnerships, their partners and the persons that are authorized to represent entities treated as partnerships in IRS audits and related procedures. Under the 2015 Budget Act, these rules also apply to REMICs, the holders of their residual interests and the trustees and administrators authorized to represent REMICs in IRS audits and related procedures.

In addition to other changes, under the 2015 Budget Act, (1) unless a REMIC elects otherwise, taxes arising from IRS audit adjustments are required to be paid by the REMIC rather than by its residual interest holders, (2) a REMIC appoints one person to act as its sole representative in connection with IRS audits and related procedures and that representative’s actions, including agreeing to adjustments to REMIC taxable income, will be binding on residual interest holders more so than a representative’s actions under the rules that were in place for taxable years before 2018 and (3) if the IRS makes an adjustment to a REMIC’s taxable year, the holders of residual interests for the audited taxable year may have to take the adjustment into account for the taxable year in which the adjustment is made rather than for the audited taxable year.

The certificate administrator will have the authority to utilize, and will be directed to utilize, any exceptions available under the new provisions (including any changes) and Treasury regulations so that Residual Holders, to the fullest extent possible, rather than any Trust REMIC itself, will be liable for any taxes arising from audit adjustments to the Trust REMIC’s taxable income. It is unclear how any such exceptions may affect the procedural rules available to challenge any audit adjustment that would otherwise be available in the absence of any such exceptions. Residual Holders should discuss with their own tax advisors the possible effect of the new rules on them.

Administrative Matters

Solely for the purpose of the administrative provisions of the Code, a REMIC generally will be treated as a partnership and the Residual Holders will be treated as the partners. and the Certificate Administrator will be the “partnership representative” within the meaning of Code Section 6223 of the related Trust REMIC for purposes of representing Residual Holders in connection with any IRS proceeding. Certain tax information will be furnished quarterly to each Residual Holder who held a Class R Certificate on any day in the previous calendar quarter.

Each Residual Holder is required to treat items on its return consistently with its treatment on each Trust REMIC’s returns, unless the Residual Holder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the applicable Trust REMIC. The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. Any person that holds a Class R Certificate as nominee for another person may be required to furnish the Certificate Administrator, in a manner to be provided in Treasury regulations, with the name and address of such person and other information.

Taxation of Certain Foreign Investors

Interest, including original issue discount, distributable to the Regular Interestholders that are nonresident aliens, foreign corporations or other Non-U.S. Persons will be considered “portfolio interest” and, therefore, generally will not be subject to a 30% United States withholding tax; provided that such Non-U.S. Person (i) is not a “10 percent shareholder” within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) with respect to the Trust REMICs and (ii) provides the certificate administrator, or the person that would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Interest is a Non-U.S. Person. The appropriate documentation includes IRS Form W-8BEN-E or W-8BEN, if the Non-U.S. Person is an entity (such as a corporation) or individual, respectively, eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; IRS Form W-8ECI if the Non-U.S. Person is eligible for an exemption on the basis of its income from the Regular Interest being effectively connected to a United States trade or business; IRS Form W-8BEN-E or W-8IMY if the Non-U.S. Person is a trust, depending on whether such trust is classified as the beneficial owner of the Regular Interest; and Form W-8IMY, with supporting documentation as specified in the Treasury regulations, required to substantiate exemptions from withholding on behalf of its partners, if the Non-U.S. Person is a partnership. With respect to IRS Forms W-8BEN, W-8BEN-E, W-8IMY and W-8ECI, each (other than IRS Form W-8IMY) expires after 3 full calendar years or as otherwise provided by applicable law. An intermediary (other than a partnership) must provide IRS Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A “qualified intermediary” must certify that it has provided, or will provide, a withholding statement as required under Treasury regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its IRS Form W-8IMY, and may certify its account holders’ status without including each beneficial owner’s certification. A “non-qualified intermediary” must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term “intermediary” means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a Regular Interest. A “qualified intermediary” is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS.

If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Interest is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person. In the latter case, such Non-U.S. Person will be subject to United States federal income tax at regular rates. Investors that are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Interest.

A “U.S. Person” is a citizen or resident of the United States, a corporation, partnership (except to the extent provided in the applicable Treasury regulations) or other entity created or organized in or under the laws of the United States, any State or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate that is subject to U.S. federal income tax regardless of the source of income, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in the applicable Treasury regulations, certain trusts in existence on August 20, 1996 that have elected to be treated as U.S. Persons). The term “Non-U.S. Person” means a person other than a U.S. Person.

FATCA

Under the “Foreign Account Tax Compliance Act” (“FATCA”), a 30% withholding tax is generally imposed on certain payments, including U.S.-source interest payments to “foreign financial institutions” and certain other foreign financial entities if those foreign entities fail to comply with the requirements of FATCA. The certificate administrator will be required to withhold amounts under FATCA on payments made to holders who are subject to the FATCA requirements and who fail to provide the certificate administrator with proof that they have complied with such requirements. Prospective investors should consult their tax advisors regarding the applicability of FATCA to their certificates.

Backup Withholding

Distributions made on the certificates, and proceeds from the sale of the certificates to or through certain brokers, may be subject to a “backup” withholding tax under Code Section 3406 on “reportable payments” (including interest distributions, original issue discount and, under certain circumstances, principal distributions) unless the Certificateholder is a U.S. Person and provides IRS Form W-9 with the appropriate certifications, including the correct taxpayer identification number; in the case of the Regular Interests, is a Non U.S. Person and provides IRS Form W-8BEN or W-8BEN-E, as applicable, identifying the Non-U.S. Person and stating that the beneficial owner is not a U.S. Person; or can be treated as an exempt recipient within the meaning of Treasury regulations Section 1.6049-4(c)(1)(ii). Any amounts to be withheld from distribution on the certificates would be refunded by the IRS or allowed as a credit against the Certificateholder’s federal income tax liability. Information reporting requirements may also apply regardless of whether withholding is required. Holders are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

Information Reporting

Holders that are individuals (and certain domestic entities that are formed or availed of for purposes of holding, directly or indirectly, “specified foreign financial assets”) may be subject to certain foreign financial asset reporting obligations with respect to their certificates held through a financial account maintained by a foreign financial institution if the aggregate value of their certificates and their other “specified foreign financial assets” exceeds $50,000. Significant penalties can apply if a holder fails to disclose its specified foreign financial assets. We urge you to consult your tax advisor with respect to this and other reporting obligations with respect to your certificates.

3.8% Medicare Tax on “Net Investment Income”

Certain non-corporate U.S. holders will be subject to an additional 3.8% tax on all or a portion of their “net investment income”, which may include the interest payments and any gain realized with respect to the certificates, to the extent of their net investment income that, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. The 3.8% Medicare tax is determined in a different manner than the regular income tax. U.S. holders should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Reporting Requirements

Each Trust REMIC will be required to maintain its books on a calendar year basis and to file federal income tax returns in a manner similar to a partnership. The form for such returns is IRS Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return. The trustee will be required to sign each Trust REMIC’s returns.

Reports of accrued interest, original issue discount, if any, and information necessary to compute the accrual of any market discount on the Regular Certificates will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships that are either Regular Certificateholders or beneficial owners that own Regular Certificates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt Regular Certificateholders (including corporations, non-calendar year taxpayers, securities or commodities dealers, placement agents, real estate investment trusts, investment companies, common trusts, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to the REMIC. Holders through nominees must request such information from the nominee.

The IRS’s Form 1066 has an accompanying Schedule Q, “Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation”. Treasury regulations require that Schedule Q be furnished by each Trust REMIC to each Residual Holder by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which such Trust REMIC is in existence.

Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to each holder of a Class R Certificate, furnished annually, if applicable, to holders of Regular Certificates, and filed annually with the IRS concerning Code Section 67 expenses, see “—Limitations on Deduction of Certain Expenses” above, allocable to those Regular Certificateholders. Furthermore, under those regulations, information must be furnished quarterly to each holder of a Class R Certificate, furnished annually to the Regular Certificateholders and filed annually with the IRS concerning the percentage of each Trust REMIC’s assets meeting the qualified asset tests described under “—Qualification as a REMIC” above.

DUE TO THE COMPLEXITY OF THESE RULES AND THE CURRENT UNCERTAINTY AS TO THE MANNER OF THEIR APPLICATION TO THE ISSUING ENTITY AND CERTIFICATEHOLDERS, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THEIR ACQUISITION, OWNERSHIP AND DISPOSITION OF THE CERTIFICATES.

Certain State and Local Tax Considerations

In addition to the federal income tax consequences described in “Material Federal Income Tax Considerations” above, purchasers of Offered Certificates should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.

It is possible that one or more jurisdictions may attempt to tax nonresident holders of offered certificates solely by reason of the location in that jurisdiction of the depositor, the trustee, the certificate administrator, the sponsors, a related borrower or a mortgaged property or on some other basis, may require nonresident holders of certificates to file returns in such jurisdiction or may attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of offered certificates. We cannot assure you that holders of offered certificates will not be subject to tax in any particular state, local or other taxing jurisdiction.

You should consult with your tax advisor with respect to the various state and local, and any other, tax consequences of an investment in the Offered Certificates.

Method of Distribution (Underwriter)

Subject to the terms and conditions set forth in an underwriting agreement (the “Underwriting Agreement”), among the depositor and the underwriters, the depositor has agreed to sell to the underwriters, and the underwriters have severally, but not jointly, agreed to purchase from the depositor the respective Certificate Balance or the Notional Amount, as applicable, of each class of Offered Certificates set forth below subject in each case to a variance of 5%.

Underwriter	Class A-1	Class A-2	Class A-SB	Class A-3
BofA Securities, Inc.	$4,056,120	$7,472,472	$6,873,060	$60,579,600
Wells Fargo Securities, LLC	9,019,530	16,616,418	15,283,515	134,709,900
Morgan Stanley & Co. LLC	4,714,350	8,685,110	7,988,425	70,410,500
Academy Securities, Inc	0	0	0	0
Drexel Hamilton, LLC	0	0	0	0
Total	$17,790,000	$32,774,000	$30,145,000	$265,700,000

Underwriter	Class A-4	Class X-A	Class X-B	Class A-S
BofA Securities, Inc.	$78,215,172	$157,196,424	$40,983,456	$20,491,728
Wells Fargo Securities, LLC	173,925,843	349,555,206	91,134,264	45,567,132
Morgan Stanley & Co. LLC	90,907,985	182,706,370	47,634,280	23,817,140
Academy Securities, Inc	0	0	0	0
Drexel Hamilton, LLC	0	0	0	0
Total	$343,049,000	$689,458,000	$179,752,000	$89,876,000

Underwriter	Class B	Class C
BofA Securities, Inc.	$11,228,316	$9,263,412
Wells Fargo Securities, LLC	24,968,229	20,598,903
Morgan Stanley & Co. LLC	13,050,455	10,766,685
Academy Securities, Inc	0	0
Drexel Hamilton, LLC	0	0
Total	$49,247,000	$40,629,000

The Underwriting Agreement provides that the obligations of the underwriters will be subject to certain conditions precedent and that the underwriters will be obligated to purchase all Offered Certificates if any are purchased. In the event of a default by any underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of the non-defaulting underwriter(s) may be increased or the Underwriting Agreement may be terminated.

Additionally, the parties to the PSA have severally agreed to indemnify the underwriters, and the underwriters have agreed to indemnify the depositor and controlling persons of the depositor, against certain liabilities, including liabilities under the Securities Act, and have agreed, if required, to contribute to payments required to be made in respect of these liabilities.

The depositor has been advised by the underwriters that they propose to offer the Offered Certificates to the public from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the depositor from the sale of Offered Certificates will be approximately 108.9% of the initial aggregate Certificate Balance of the Offered Certificates, plus accrued interest on the Offered Certificates from May 1, 2019, before deducting expenses payable by the depositor (estimated at $5,426,341, excluding underwriting discounts and commissions). The underwriters may effect the transactions by selling the Offered Certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters. In connection with the purchase and sale of the Offered Certificates offered by this prospectus, the underwriters may be deemed to have received compensation from the depositor in the form of underwriting discounts.

We anticipate that the Offered Certificates will be sold primarily to institutional investors. Purchasers of Offered Certificates, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be “underwriters” within the meaning of the Securities Act in connection with reoffers and resales by them of Offered Certificates. If you purchase Offered Certificates, you should consult with your legal advisors in this regard prior to any reoffer or resale. The underwriters expect to make, but are not obligated to make, a secondary market in the Offered Certificates. See “Risk Factors—Other Risks Relating to the Certificates—The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline”.

Pursuant to Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Offered Certificates in the secondary market prior to such delivery should specify a longer settlement cycle, or should refrain from specifying a shorter settlement cycle, to the extent that failing to do so would result in a settlement date that is earlier than the date of delivery of such Offered Certificates.

The primary source of ongoing information available to investors concerning the Offered Certificates will be the monthly statements discussed under “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. We cannot assure you that any additional information regarding the Offered Certificates will be available through any other source. In addition, we are not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of that information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

BofA Securities, Inc., one of the underwriters, is an affiliate of Bank of America, which is a mortgage loan seller, an originator, a sponsor, the retaining sponsor, the anticipated initial risk retention consultation party, and an expected holder of a portion of the RR Interest, and is an affiliate of Banc of America Merrill Lynch Commercial Mortgage Inc., the depositor. Wells Fargo Securities, LLC, one of the underwriters, is an affiliate of Wells Fargo Bank, which is a sponsor, an originator, a mortgage loan seller and an expected holder of a portion of the RR Interest, and is also the master servicer, the certificate administrator and the custodian. Morgan Stanley & Co. LLC, one of the underwriters, is an affiliate of MSMCH, which is a sponsor and a mortgage loan seller, and Morgan Stanley Bank, which is an originator, and an expected holder of a portion of the RR Interest. The above-referenced mortgage loan sellers or their affiliates are also the holders of certain companion loans and mezzanine loans related to the Mortgage Loans as described under “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

A portion of the net proceeds of this offering (after the payment of underwriting compensation and transaction expenses) is intended to be directed to affiliates of BofA Securities, Inc., which is one of the underwriters, and a co-lead manager and joint bookrunner for this offering, affiliates of Wells Fargo Securities, LLC, which is one of the underwriters and a co-lead manager and joint bookrunner for this offering and affiliates of Morgan Stanley & Co. LLC, which is one of the underwriters, and a co-lead manager and joint bookrunner for this offering. That direction will occur by means of the collective effect of the payment by the underwriters to the depositor, an affiliate of BofA Securities, Inc., of the purchase price for the Offered Certificates and the following payments:

(1)	the payment by the depositor to Bank of America, an affiliate of BofA Securities, Inc., in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Mortgage Loans to be sold to the depositor by Bank of America;

(2)	the payment by the depositor to Wells Fargo Bank, an affiliate of Wells Fargo Securities, LLC, in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Mortgage Loans to be sold to the depositor by Wells Fargo Bank; and

(3)	the payment by the depositor to MSMCH, an affiliate of Morgan Stanley & Co. LLC, in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Mortgage Loans to be sold to the depositor by MSMCH.

As a result of the circumstances described above, each of BofA Securities, Inc., Wells Fargo Securities, LLC, and Morgan Stanley & Co. LLC have a “conflict of interest” within the meaning of Rule 5121 of the consolidated rules of The Financial Industry Regulatory Authority, Inc. In addition, other circumstances exist that result in the underwriters or their affiliates having conflicts of interest, notwithstanding that such circumstances may not constitute a “conflict of interest” within the meaning of such Rule 5121. See “Risk Factors—Risks Related to Conflicts of Interest—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including but not limited to Wells Fargo Securities, LLC, a member of the New York Stock Exchange, the Financial Industry Regulatory Authority (“FINRA”), the National Futures Association (“NFA”) and the Securities Investor Protection Corporation (“SIPC”), Wells Fargo Prime Services, LLC, a member of FINRA, NFA and SIPC, and Wells Fargo Bank, National Association. Wells Fargo Securities, LLC and Wells Fargo Prime Services, LLC are distinct entities from affiliated banks and thrifts.

For the purposes of this provision, the expression an “offer of the Offered Certificates to the public” in relation to any Offered Certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Offered Certificates to be offered so as to enable an investor to decide to purchase or subscribe to the Offered Certificates, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State, and the expression “Prospectus Directive” means Directive 2003/71/EC (as amended, including by Directive 2010/73/EU), and includes any relevant implementing measure in the Relevant Member State;

Each underwriter has represented and agreed that:

(a)   it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Offered Certificates to any retail investor in the European Economic Area. For the purposes of this provision:

(i)    the expression “retail investor” means a person who is one (or more) of the following:

(A)   a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or

(B)   a customer within the meaning of Directive 2016/97 (as amended), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(C)   not a qualified investor as defined in Directive 2003/71/EC (as amended or superseded, the “Prospectus Directive”); and

(ii)   the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Offered Certificates to be offered so as to enable an investor to decide to purchase or subscribe the Offered Certificates;

(b) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (“FSMA”)) received by it in connection with the issue or sale of the Offered Certificates in circumstances in which Section 21(1) of the FSMA does not apply to the issuing entity or the depositor; and

(c)   it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Offered Certificates in, from or otherwise involving the United Kingdom.

Incorporation of Certain Information by Reference

All reports filed or caused to be filed by the depositor with respect to the issuing entity before the termination of this offering pursuant to Section 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended, that relate to the Offered Certificates (other than Annual Reports on Form 10-K) will be deemed to be incorporated by reference into this prospectus, except that if a Non-Serviced PSA is entered into after termination of this offering, any Current Report on Form 8-K filed after termination of this offering that includes as an exhibit such Non-Serviced PSA will be deemed to be incorporated by reference into this prospectus.

In addition, the following disclosures filed by the depositor on or prior to the date of the filing of this prospectus are hereby incorporated by reference into this prospectus:  the disclosures with respect to the mortgage loans filed as exhibits to Form ABS-EE in accordance with Items 601(b)(102) and Item 601(b)(103) of Regulation S-K (17 C.F.R. §§601(b)(102) and 601(b)(103)).

The depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with this offering (including beneficial owners of the Offered Certificates), upon written or oral request of that person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to the Offered Certificates, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents). Requests to the depositor should be directed in writing to its principal executive offices at One Bryant Park, New York, New York 10036, Attention: President, or by telephone at (646) 855-3953.

Where You Can Find More Information

The depositor has filed a Registration Statement on Form SF-3 (SEC File No. 333-228375) (the “Registration Statement”) relating to multiple series of CMBS, including the Offered Certificates, with the SEC. This prospectus will form a part of the Registration Statement, but the Registration Statement includes additional information. Copies of the Registration Statement and other materials filed with or furnished to the SEC, including Distribution Reports on Form 10-D, Annual Reports on Form 10-K, Current Reports on Form 8-K, Forms ABS-15G, Form ABS-EE and any amendments to these reports may be accessed electronically at “http://www.sec.gov” at which you can view and download copies of reports, proxy and information statements and other information filed or furnished electronically through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system.

The depositor has met the registrant requirements of Section I.A.1. of the General Instructions to the Registration Statement.

Copies of all reports of the issuing entity on Forms ABS-EE, 10-D, 10-K and 8-K will also be made available on the website of the certificate administrator as soon as reasonably practicable after these materials are electronically filed with or furnished to the SEC through the EDGAR system.

Financial Information

The issuing entity will be newly formed and will not have engaged in any business activities or have any assets or obligations prior to the issuance of the Offered Certificates. Accordingly, no financial statements with respect to the issuing entity are included in this prospectus.

The depositor has determined that its financial statements will not be material to the offering of the Offered Certificates.

Certain ERISA Considerations

General

The Employee Retirement Income Security Act of 1974, as amended, or ERISA, and Code Section 4975 impose certain requirements on retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which those plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA or Code Section 4975 (all of which are referred to as “Plans”), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Code Section 410(d), church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, those plans may be subject to the provisions of other applicable federal, state or local law (“Similar Law”) materially similar to the foregoing provisions of ERISA or the Code. Moreover, those plans, if qualified and exempt from taxation under Code Sections 401(a) and 501(a), are subject to the prohibited transaction rules set forth in Code Section 503.

Prospective investors should note that the Arizona State Retirement System (“ASRS”), which is a governmental plan, owns a 95.238% equity interest in the borrowers with respect to the Central Tower Mortgage Loan (6.1%). Persons who have an ongoing relationship with ASRS should consult with counsel regrading whether such a relationship would affect their ability to purchase and hold Certificates.

ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons (“Parties in Interest”) who have certain specified relationships to the Plan, unless a statutory, regulatory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Code Section 4975, unless a statutory, regulatory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Code Section 4975. Special caution should be exercised before the assets of a Plan are used to purchase an Offered Certificate if, with respect to those assets, the depositor, any servicer or the trustee or any of their affiliates, either: (a) has investment discretion with respect to the investment of those assets of that Plan; or (b) has authority or responsibility to give, or regularly gives, investment advice with respect to those assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to those assets and that the advice will be based on the particular investment needs of the Plan; or (c) is an employer maintaining or contributing to the Plan.

Before purchasing any Offered Certificates with Plan assets, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to that purchase under the requirements of ERISA or Code Section 4975, whether any prohibited transaction class exemption or any individual administrative prohibited transaction exemption (as described below) applies, including whether the appropriate conditions set forth in those exemptions would be met, or whether any statutory prohibited transaction exemption is applicable. Fiduciaries of plans subject to a Similar Law should consider the need for, and the availability of, an exemption under such applicable Similar Law.

Plan Asset Regulations

A Plan’s investment in Offered Certificates may cause the assets of the issuing entity to be deemed Plan assets. Section 2510.3-101 of the regulations of the United States Department of Labor (“DOL”), as modified by Section 3(42) of ERISA, provides that when a Plan acquires an equity interest in an entity, the Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by “benefit plan investors” (that is, Plans and entities whose underlying assets include plan assets) is not “significant”. For this purpose, in general, equity participation in an entity will be “significant” on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors.

In general, any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to those assets for a fee, is a fiduciary of the investing Plan. If the assets of the issuing entity constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as a master servicer, a special servicer or any sub-servicer, may be deemed to be a Plan “fiduciary” with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and Code Section 4975. In addition, if the assets of the issuing entity constitute Plan assets, the purchase of Offered Certificates by a Plan, as well as the operation of the issuing entity, may constitute or involve a prohibited transaction under ERISA or the Code.

Administrative Exemptions

The U.S. Department of Labor has issued to a predecessor of BofA Securities, Inc., Prohibited Transaction Exemption (“PTE”) 93-31, 58 Fed. Reg. 28,620 (May 14, 1993), to the predecessor of Wells Fargo Securities, LLC, PTE 96-22, 61 Fed. Reg. 14,828 (April 3, 1996) and to the predecessor of Morgan Stanley & Co. LLC, PTE 90-24, 55 Fed. Reg. 20,548 (May 17, 1990), each as amended by PTE 97-34, 62 Fed. Reg. 39,021 (July 21, 1997), PTE 2000-58, 65 Fed. Reg. 67,765 (November 13, 2000), PTE 2002-41, 67 Fed. Reg. 54,487 (August 22, 2002), PTE 2007-05, 72 Fed. Reg. 13,130 (March 20, 2007) and PTE 2013-08, 78 Fed. Reg. 41,090 (July 9, 2013) (collectively, the “Exemption”). The Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406 and 407 of ERISA, and the excise taxes imposed on prohibited transactions pursuant to Code Sections 4975(a) and (b), certain transactions, among others, relating to the servicing and operation of pools of mortgage loans, such as the pool of mortgage loans held by the issuing entity, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by BofA Securities, Inc., Wells Fargo Securities, LLC and Morgan Stanley & Co. LLC, provided that certain conditions set forth in the Exemption are satisfied. The depositor expects that the Exemption generally will apply to the Offered Certificates.

The Exemption sets forth five general conditions that must be satisfied for a transaction involving the purchase, sale and holding of the Offered Certificates to be eligible for exemptive relief. First, the acquisition of the Offered Certificates by a Plan must be on terms (including the price paid for the Offered Certificates) that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party. Second, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by at least one NRSRO that meets the requirements of the Exemption (an “Exemption Rating Agency”). Third, the trustee cannot be an affiliate of any other member of the Restricted Group other than an underwriter. The “Restricted Group” consists of any underwriter, the depositor, the trustee, each master servicer, each special servicer, any sub-servicer, any entity that provides insurance or other credit support to the issuing entity and any borrower with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of the Offered Certificates, and any affiliate of any of the foregoing entities. Fourth, the sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting the Offered Certificates, the sum of all payments made to and retained by the depositor pursuant to the assignment of the mortgage loans to the issuing entity must represent not more than the fair market value of the mortgage loans and the sum of all payments made to and retained by the master servicers, the special servicers and any sub-servicer must represent not more than reasonable compensation for that person’s services under the PSA and reimbursement of the person’s reasonable expenses in connection therewith. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act.

It is a condition of the issuance of the Offered Certificates that they have the ratings described above required by the Exemption and the depositor believes that each of the Rating Agencies qualifies as an Exemption Rating Agency. Consequently, the second general condition set forth above will be satisfied with respect to the Offered Certificates as of the Closing Date. As of the Closing Date, the third general condition set forth above will be satisfied with respect to the Offered Certificates. In addition, the depositor believes that the fourth general condition set forth above will be satisfied with respect to the Offered Certificates. A fiduciary of a Plan contemplating purchasing an Offered Certificate in the secondary market must make its own determination that, at the time of purchase, the Offered Certificates continue to satisfy the second general condition set forth above. A fiduciary of a Plan contemplating purchasing an Offered Certificate, whether in the initial issuance of the Offered Certificates or in the secondary market, must make its own determination that the first and fifth general conditions set forth above will be satisfied with respect to the related Offered Certificate.

The Exemption also requires that the issuing entity meet the following requirements: (1) the issuing entity must consist solely of assets of the type that have been included in other investment pools; (2) certificates in those other investment pools must have been rated in one of the four highest categories by at least one of the Exemption Rating Agencies for at least one year prior to the Plan’s acquisition of Offered Certificates; and (3) certificates in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of Offered Certificates.

The depositor believes that the conditions to the applicability of the Exemption will generally be met with respect to the Offered Certificates, other than those conditions which are dependent on facts unknown to the depositor or which it cannot control, such as those relating to the circumstances of the Plan purchaser or the Plan fiduciary making the decision to purchase any such Offered Certificates.

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Code Sections 4975(a) and (b) by reason of Code Sections 4975(c)(1)(A) through (D)) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the depositor, any of the underwriters, the trustee, either master servicer, any special servicer, a sub-servicer or a borrower is a party in interest with respect to the investing Plan, (2) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of an “Excluded Plan” by any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan. For purposes of this prospectus, an “Excluded Plan” is a Plan sponsored by any member of the Restricted Group.

If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Code Section 4975(c)(1)(E) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in those certificates is (a) a borrower with respect to 5% or less of the fair market value of the mortgage loans or (b) an affiliate of that person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan.

Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a)

of ERISA, and the taxes imposed by Code Sections 4975(a) and (b) by reason of Code Section 4975(c) for transactions in connection with the servicing, management and operation of the pool of mortgage loans.

In addition, each beneficial owner of an Offered Certificate or any interest therein that is a Plan, including any fiduciary purchasing Offered Certificates on behalf of a Plan (“Plan Fiduciary”) will be deemed to have represented by its acquisition of such Offered Certificates that none of the depositor, the issuing entity, any underwriter, the trustee, any master servicer, any special servicer, the certificate administrator, the operating advisor, the asset representations reviewer or any of their respective affiliated entities (the “Transaction Parties”), has provided any investment recommendation or investment advice on which the Plan or the Plan Fiduciary has relied in connection with the decision to acquire Offered Certificates, and they are not otherwise acting as a fiduciary (within the meaning of Section 3(21) of ERISA or Section 4975(e)(3) of the Code) to the Plan in connection with the Plan’s acquisition of Offered Certificates (unless an applicable prohibited transaction exemption is available to cover the purchase or holding of the Offered Certificates or the transaction is not otherwise prohibited), and (ii) the Plan Fiduciary making the decision to acquire the Offered Certificates is exercising its own independent judgment in evaluating the investment in the Offered Certificates.

A fiduciary of a Plan should consult with its counsel with respect to the applicability of the Exemption. The fiduciary of a plan not subject to ERISA or Code Section 4975, such as a governmental plan, should determine the need for and availability of exemptive relief under applicable Similar Law. A purchaser of an Offered Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

Insurance Company General Accounts

Sections I and III of Prohibited Transaction Class Exemption (“PTCE”) 95-60 exempt from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Code Section 4975 transactions in connection with the acquisition of a security (such as a certificate issued by the issuing entity) as well as the servicing, management and operation of a trust (such as the issuing entity) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the issuing entity, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts investing assets that are treated as assets of Plans would be allowed to purchase certain classes of certificates which do not meet the ratings requirements of the Exemption. All other conditions of the Exemption would have to be satisfied in order for PTCE 95-60 to be available. Before purchasing any class of Offered Certificates, an insurance company general account seeking to rely on Sections I and III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

Section 401(c) of ERISA provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Code Section 4975, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL issued regulations (“401(c) Regulations”), generally effective July 5, 2001, to provide guidance for the purpose of determining, in cases where insurance policies supported by an insurance company’s general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets. Any assets of an insurance company general account which support insurance policies issued to a Plan after

December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets. In addition, because Section 401(c) of ERISA does not relate to insurance company separate accounts, separate account assets are still generally treated as Plan assets of any Plan invested in that separate account. Insurance companies contemplating the investment of general account assets in the Offered Certificates should consult with their counsel with respect to the applicability of Section 401(c) of ERISA.

Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries or who are investing Plan assets consult with their counsel regarding the consequences under ERISA and the Code of their acquisition and ownership of certificates.

THE SALE OF OFFERED CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION BY THE DEPOSITOR OR ANY OF THE UNDERWRITERS THAT THIS INVESTMENT MEETS ANY RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

Legal Investment

None of the classes of Offered Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”).

The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to those restrictions to purchase the Offered Certificates, are subject to significant interpretive uncertainties.

We make no representation as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase any Offered Certificates under applicable legal investment restrictions. Further, any rating of a class of certificates below an “investment grade” rating (i.e., lower than the top four rating categories) by a Rating Agency or another NRSRO, whether initially or as a result of a ratings downgrade, may adversely affect the ability of an investor to purchase or retain, or otherwise impact the liquidity, market value, and regulatory characteristics of, that class. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity and market value of the Offered Certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, should consult with their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments or are subject to investment, capital, or other regulatory restrictions.

The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act.

Legal Matters

The validity of the Offered Certificates and certain federal income tax matters will be passed upon for the depositor by Cadwalader, Wickersham & Taft LLP, Charlotte, North Carolina, and certain other legal matters will be passed upon for the underwriters by Sidley Austin LLP, New York, New York.

Ratings

It is a condition to their issuance that the Offered Certificates (other than the Class X-B, Class B and Class C certificates) receive investment grade credit ratings from each of the three (3) Rating Agencies engaged by the depositor to rate the Offered Certificates, and it is a condition to their issuance that the Class X-B, Class B and Class C certificates receive investment grade credit ratings from the two Rating Agencies engaged by the depositor to rate such Offered Certificates.

We are not obligated to maintain any particular rating with respect to any class of Offered Certificates. Changes affecting the Mortgaged Properties, the parties to the PSA or another person may have an adverse effect on the ratings of the Offered Certificates, and thus on the liquidity, market value and regulatory characteristics of the Offered Certificates, although such adverse changes would not necessarily be an event of default under the related Mortgage Loan.

The ratings address the likelihood of full and timely receipt by the Certificateholders of all distributions of interest at the applicable Pass-Through Rate on the Offered Certificates to which they are entitled on each Distribution Date and the ultimate payment in full of the Certificate Balance of each class of Offered Certificates on a date that it not later than the Rated Final Distribution Date with respect to such class of certificates. The Rated Final Distribution Date will be the Distribution Date in May 2062. See “Yield and Maturity Considerations” and “Pooling and Servicing Agreement—Advances”. Any ratings of each Offered Certificates should be evaluated independently from similar ratings on other types of securities.

The ratings are not a recommendation to buy, sell or hold securities, a measure of asset value or an indication of the suitability of an investment, and may be subject to revision or withdrawal at any time by any Rating Agency. In addition, these ratings do not address: (a) the likelihood, timing, or frequency of prepayments (both voluntary and involuntary) and their impact on interest payments or the degree to which such prepayments might differ from those originally anticipated, (b) the possibility that a Certificateholder might suffer a lower than anticipated yield, (c) the likelihood of receipt of Yield Maintenance Charges, prepayment charges, Prepayment Premiums, prepayment fees or penalties, default interest or post-anticipated repayment date additional interest, (d) the likelihood of experiencing any Prepayment Interest Shortfalls, an assessment of whether or to what extent the interest payable on any class of Offered Certificates may be reduced in connection with any Prepayment Interest Shortfalls, or of receiving Compensating Interest Payments, (e) the tax treatment of the Offered Certificates or effect of taxes on the payments received, (f) the likelihood or willingness of the parties to the respective documents to meet their contractual obligations or the likelihood or willingness of any party or court to enforce, or hold enforceable, the documents in whole or in part, (g) an assessment of the yield to maturity that investors may experience, (h) the likelihood, timing or receipt of any payments of interest to the holders of the Offered Certificates resulting from an increase in the interest rate on any Mortgage Loan in connection with a Mortgage

Loan modification, waiver or amendment, (i) Excess Interest, or (j) other non-credit risks, including, without limitation, market risks or liquidity.

The ratings take into consideration the credit quality of the underlying Mortgaged Properties and the Mortgage Loans, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream of the Mortgage Loans is adequate to make payments required under the Offered Certificates. However, as noted above, the ratings do not represent an assessment of the likelihood, timing or frequency of principal prepayments (both voluntary and involuntary) by the borrowers, or the degree to which such prepayments might differ from those originally anticipated. In general, the ratings address credit risk and not prepayment risk. Ratings are forward-looking opinions about credit risk and express an agency’s opinion about the ability and willingness of an issuer of securities to meet its financial obligations in full and on time. Ratings are not indications of investment merit. In addition, the ratings do not represent an assessment of the yield to maturity that investors may experience or the possibility that investors might not fully recover their initial investment in the event of delinquencies or defaults or rapid prepayments on the Mortgage Loans (including both voluntary and involuntary prepayments) or the application of any Realized Losses. In the event that holders of such certificates do not fully recover their investment as a result of rapid principal prepayments on the Mortgage Loans, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the ratings assigned to such certificates. As indicated in this prospectus, holders of the certificates with Notional Amounts are entitled only to payments of interest on the related Mortgage Loans. If the Mortgage Loans were to prepay in the initial month, with the result that the holders of the certificates with Notional Amounts receive only a single month’s interest and therefore, suffer a nearly complete loss of their investment, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the rating received on those certificates. The Notional Amounts of the certificates with Notional Amounts on which interest is calculated may be reduced by the allocation of Realized Losses and prepayments, whether voluntary or involuntary. The ratings do not address the timing or magnitude of reductions of such Notional Amount, but only the obligation to pay interest timely on the Notional Amount, as so reduced from time to time. Therefore, the ratings of the certificates with Notional Amounts should be evaluated independently from similar ratings on other types of securities. See “Risk Factors—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” and “Yield and Maturity Considerations”.

Although the depositor will prepay fees for ongoing rating surveillance by certain of the Rating Agencies, the depositor has no obligation or ability to ensure that any Rating Agency performs ratings surveillance. In addition, a Rating Agency may cease ratings surveillance if the information furnished to that Rating Agency is insufficient to allow it to perform surveillance.

Any of the three NRSROs that we hired may issue unsolicited credit ratings on one or more classes of certificates that we did not hire it to rate. Additionally, other NRSROs that we have not engaged to rate the Offered Certificates may nevertheless issue unsolicited credit ratings on one or more Classes of Offered Certificates relying on information they receive pursuant to Rule 17g-5 or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from those ratings assigned by the Rating Agencies. The issuance of unsolicited ratings of a Class of the Offered Certificates that are lower than the ratings assigned by the Rating Agencies may adversely impact the liquidity, market value and regulatory characteristics of that class. As part of the process of obtaining ratings for the Offered Certificates, the depositor had initial discussions with and submitted certain materials to six NRSROs. Based on final feedback from those six NRSROs at that time, the depositor hired the Rating Agencies to rate the Offered Certificates and not the other three NRSROs due, in part, to those NRSROs’ initial subordination levels for the various Classes of Offered Certificates. Had the depositor selected such other NRSROs to rate the Offered Certificates, we cannot assure you as to the ratings that such other NRSROs would ultimately have assigned to the Certificates. In the case of one NRSRO hired by the depositor, the depositor only requested ratings for certain Classes of rated Offered Certificates, due in part to the final subordination levels provided by that NRSRO for the Classes of Offered Certificates. If the depositor had selected that NRSRO to rate the Classes of Offered Certificates not rated by it, the ratings on those other Offered Certificates may have been different, and potentially lower, than those ratings ultimately assigned to those certificates by the other two NRSROs hired by the depositor. Although unsolicited ratings may be issued by any NRSRO, an NRSRO might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor.

Index of Defined Terms

@%(#)	167
17g-5 Information Provider	378
1986 Act	565
1996 Act	542
26 Third Street Lease	197
30/360 Basis	418
401(c) Regulations	587
703 Market Lease	197
AB Modified Loan	432
Accelerated Mezzanine Loan Lender	371
Acceptable Insurance Default	437
Acting General Counsel’s Letter	155
Actual/360 Basis	207
Actual/360 Loans	405
ADA	545
Additional Exclusions	437
Administrative Cost Rate	353
ADR	161
Advances	400
Affirmative Asset Review Vote	487
Aggregate Available Funds	346
Aggregate Excess Prepayment Interest Shortfall	364
Aggregate Gain-on-Sale Entitlement Amount	347
Aggregate Principal Distribution Amount	353
Allocated Appraisal Reduction Amount	429
Allocated Collateral Deficiency Amount	433
Allocated Cumulative Appraisal Reduction Amount	429
Annual Debt Service	161
Anticipated Repayment Date	207
Appraisal Institute	267
Appraisal Reduction Amount	428
Appraisal Reduction Event	427
Appraised Value	161
Appraised-Out Class	434
ARD Loan	207
Assessment of Compliance	520
Asset Representations Reviewer Asset Review Fee	426
Asset Representations Reviewer Fee	426
Asset Representations Reviewer Fee Rate	426
Asset Representations Reviewer Termination Event	492
Asset Representations Reviewer Upfront Fee	425
Asset Review	489
Asset Review Notice	487
Asset Review Quorum	487
Asset Review Report	490
Asset Review Report Summary	490
Asset Review Standard	489
Asset Review Trigger	485
Asset Review Vote Election	487
Asset Status Report	453
Assumed Final Distribution Date	362
Assumed Scheduled Payment	355
ASTM	188
Attestation Report	521
Available Funds	347
Balloon Balance	162
Balloon or ARD LTV Ratio	165
Balloon or ARD Payment	166
BAMLCM	304
BANA Qualification Criteria	300
Bank of America	290
Bank of America Data File	298
Bank of America Guidelines	291
Bank of America Securitization Database	298
Bankruptcy Code	535
Base Interest Fraction	361
Beds	173
Borrower Party	370
Borrower Party Affiliate	371
Breach Notice	390
C(WUMP)O	19
Cash Flow Analysis	162
CERCLA	542
Certificate Administrator/Trustee Fee	424
Certificate Administrator/Trustee Fee Rate	424
Certificate Balance	344
Certificate Owners	381
Certificateholder	372
Certificateholder Quorum	496
Certificateholder Repurchase Request	508
Certifying Certificateholder	383
Class A Certificates	344

Class A-SB Planned Principal Balance	355
Class X certificates	3
Class X Certificates	344
Clearstream	380
Clearstream Participants	382
Closing Date	160, 264
CMBS	63
Code	562
Collateral Deficiency Amount	433
Collection Account	404
Collection Period	348
Communication Request	384
Companion Distribution Account	404
Companion Holder	227
Companion Holders	227
Companion Loans	158
Compensating Interest Payment	363
Constant Prepayment Rate	553
Consultation Termination Event	472
Control Appraisal Period	227
Control Eligible Certificates	465
Control Note	227
Control Termination Event	471
Controlling Class	464
Controlling Class Certificateholder	464
Controlling Holder	227
Corrected Loan	453
CPP	554
CPR	553
CPY	553
CRE Loans	273, 287
Credit Risk Retention Rules	340
CREFC®	368
CREFC® Intellectual Property Royalty License Fee	426
CREFC® Intellectual Property Royalty License Fee Rate	427
CREFC® Reports	367
Cross-Over Date	351
CRR	137
CSC	195
Cumulative Appraisal Reduction Amount	432, 434
Cure/Contest Period	490
Custodian	317
Cut-off Date	158
Cut-off Date Balance	163
Cut-off Date Loan-to-Value Ratio	164
Cut-off Date LTV Ratio	164
DDA	181
Debt Service Coverage Ratio	165
DEF(#)	167
DEF/@(#)	168
DEF/YM(#)	168
DEF/YM@%(#)	168
Defaulted Great Wolf Lodge Southern California Purchase Date	263
Defaulted Loan	460
Defaulted Newport Corporate Center Purchase Date	251
Defeasance Deposit	212
Defeasance Loans	212
Defeasance Lock-Out Period	212
Defeasance Option	212
Definitive Certificate	379
DELEGATED DIRECTIVE	16
Delinquent Loan	486
Demand Entities	288, 303
Depositories	380
Determination Date	345
Dexia	275
Diligence File	387
Directing Certificateholder	463
Disclosable Special Servicer Fees	424
Discount Rate	361
Dispute Resolution Consultation	510
Dispute Resolution Cut-off Date	510
Distribution Accounts	404
Distribution Date	345
Distribution Date Statement	368
Dodd-Frank Act	135
DOL	584
DSCR	165
DTC	379
DTC Participants	380
DTC Rules	381
Due Date	206, 348
EDGAR	583
EEA	16
Effective Gross Income	162
Eligible Asset Representations Reviewer	491
Eligible Operating Advisor	480
Enforcing Party	508
Enforcing Servicer	508
ESA	188
EU Institutional Investors	136
EU Risk Retention and Due Diligence Requirements	136
EU Securitization Regulation	136
Euroclear	380
Euroclear Operator	382
Euroclear Participants	382
Excess Interest	207, 345

Excess Interest Distribution Account	405
Excess Modification Fee Amount	420
Excess Modification Fees	418
Excess Prepayment Interest Shortfall	364
Exchange Act	264, 314
Excluded Controlling Class Holder	370
Excluded Controlling Class Loan	371
Excluded Information	371
Excluded Loan	371
Excluded Plan	586
Excluded Special Servicer	496
Excluded Special Servicer Loan	496
Exemption	585
Exemption Rating Agency	585
FATCA	576
FDIA	154
FDIC	154
FIEL	21
Final Asset Status Report	477
Final Dispute Resolution Election Notice	510
Financial Promotion Order	17
FINRA	581
FIRREA	155
Fitch	519
FPO Persons	17
FSMA	582
Gain-on-Sale Remittance Amount	347
Gain-on-Sale Reserve Account	405
Garn Act	544
GLA	165
Government Securities	209
Grantor Trust	345, 563
Great Wolf Lodge Southern California A Noteholders	254
Great Wolf Lodge Southern California A Notes	252
Great Wolf Lodge Southern California Alternate Controlling Noteholder	258
Great Wolf Lodge Southern California Borrower Related Party	259
Great Wolf Lodge Southern California Companion Loans	252
Great Wolf Lodge Southern California Control Appraisal Event	259
Great Wolf Lodge Southern California Controlling Noteholder	258
Great Wolf Lodge Southern California Cure Payment	262
Great Wolf Lodge Southern California Major Decision	259
Great Wolf Lodge Southern California Mortgage Loan	252
Great Wolf Lodge Southern California Noteholders	253
Great Wolf Lodge Southern California Pari Passu Companion Loans	252
Great Wolf Lodge Southern California Purchase Notice	262
Great Wolf Lodge Southern California Subordinate Companion Loan	252
Great Wolf Lodge Southern California Subordinate Companion Loan Noteholder	254
Great Wolf Lodge Southern California Triggering Event of Default	258
Great Wolf Lodge Southern California Whole Loan	252
GWLSC Intercreditor Agreement	253
GWLSC Master Servicer	253
GWLSC PSA	253
GWLSC Special Servicer	253
GWLSC Threshold Event Collateral	259
GWLSC Trustee	253
High Net Worth Companies	17
High Net Worth Companies, Unincorporated Associations, Etc.	18
IDOT	108
ILPT Trust 2019-SURF TSA	227
Indirect Participants	380
Initial Pool Balance	158
Initial Rate	207
Initial Requesting Certificateholder	508
Initial Subordinate Companion Loan Holder	464
In-Place Cash Management	165
Institutional Investor	20
Insurance and Condemnation Proceeds	404
Intercreditor Agreement	227
Interest Accrual Amount	353
Interest Accrual Period	353
Interest Distribution Amount	353
Interest Reserve Account	405
Interest Shortfall	353
Interested Person	461
Investor Certification	371
Japanese Affected Investors	138

Japanese Retention Requirement	138
JFSA	137
JRR Rule	137
KBRA	519
Liquidation Fee	420
Liquidation Fee Rate	421
Liquidation Proceeds	404
LO(#)	167
Loan #58	275
Loan Per Unit	165
Loan-Specific Directing Certificateholder	464
Lock-out Period	209
Loss of Value Payment	391
Lower-Tier Regular Interests	563
Lower-Tier REMIC	345, 563
LTV Ratio	163
LTV Ratio at Maturity or Anticipated Repayment Date	165
LTV Ratio at Maturity or ARD	165
MAI	393
Major Decision	466
MAS	19
Master Servicer Decision	440
Material Defect	390
Maturity Date Balloon or ARD Payment	166
MIFID II	16
MLPA	385
Modification Fees	418
Moody’s	320, 519
Morgan Stanley Bank	276
Morgan Stanley Group	276
Morgan Stanley Origination Entity	278
Morningstar	320
Mortgage	159
Mortgage File	385
Mortgage Loans	158
Mortgage Note	159
Mortgage Pool	158
Mortgage Rate	353
Mortgaged Property	159
MSMCH	276
MSMCH Data File	285
MSMCH Mortgage Loans	276
MSMCH Qualification Criteria	287
MSMCH Securitization Database	285
National Cooperative Bank, N.A. Data Tape	312
National Cooperative Bank, N.A. Deal Team	311
National Cooperative Bank, N.A. Mortgage Loans	306
Net Mortgage Rate	352
Net Operating Income	166
Newport Corporate Center A Notes	239
Newport Corporate Center B Notes	238
Newport Corporate Center Borrower Related Party	248
Newport Corporate Center C Notes	239
Newport Corporate Center Companion Loans	239
Newport Corporate Center Cure Payment	251
Newport Corporate Center D Notes	239
Newport Corporate Center Event Cure	248
Newport Corporate Center Major Decision	249
Newport Corporate Center Mortgage Loan	238
Newport Corporate Center Noteholders	239
Newport Corporate Center Purchase Notice	251
Newport Corporate Center Senior Pari Passu Companion Loans	238
Newport Corporate Center Special Servicer	335
Newport Corporate Center Subordinate Companion Loans	239
Newport Corporate Center Threshold Event Collateral	249
Newport Corporate Center Triggering Event of Default	239
Newport Corporate Center Whole Loan	239
NFA	581
NFIP	97
NI 33-105	22
NOI Date	166
Non-Control Note	228
Non-Controlling Great Wolf Lodge Southern California Noteholder	260
Non-Controlling Holder	228
Nonrecoverable Advance	401
Non-Retained Certificates	344
Non-Retained Percentage	342
Non-Serviced Certificate Administrator	228
Non-Serviced Companion Loan	51, 228
Non-Serviced Companion Loans	51
Non-Serviced Custodian	228
Non-Serviced Directing Certificateholder	228

Non-Serviced Master Servicer	228
Non-Serviced Mortgage Loan	51, 228
Non-Serviced Pari Passu Companion Loan	228
Non-Serviced Pari Passu Whole Loan	228
Non-Serviced PSA	228
Non-Serviced Securitization Trust	228
Non-Serviced Special Servicer	228
Non-Serviced Trustee	229
Non-Serviced Whole Loan	51, 229
Non-Specially Serviced Loan	468
Non-U.S. Person	576
Notional Amount	345
NRA	166
NRSRO	370
NRSRO Certification	373
NXS2 Special Servicer	275
O(#)	167
OCC	264, 290
Occupancy As Of Date	167
Occupancy Rate	166
Offered Certificates	344
OID Regulations	566
OLA	155
Operating Advisor Consulting Fee	425
Operating Advisor Expenses	425
Operating Advisor Fee	425
Operating Advisor Fee Rate	425
Operating Advisor Standard	478
Operating Advisor Termination Event	482
Operating Advisor Upfront Fee	425
Other Master Servicer	229
Other PSA	229
Other Special Servicer	229
P&I	324
P&I Advance	399
P&I Advance Date	399
PACE	117
Pads	173
Par Purchase Price	460
Pari Passu Companion Loans	158
Pari Passu Mortgage Loan	229
Participants	380
Parties in Interest	584
Pass-Through Rate	351
Patriot Act	546
PCIS Persons	18
Pentalpha Surveillance	338
Percentage Interest	346
Periodic Payments	346
Permitted Investments	346, 406
Permitted Special Servicer/Affiliate Fees	424
PIPs	191
PL	268
Plan Fiduciary	587
Plans	583
PML	268
PRC	18
Preliminary Dispute Resolution Election Notice	510
Prepayment Assumption	568
Prepayment Interest Excess	363
Prepayment Interest Shortfall	363
Prepayment Premium	361
Prepayment Provisions	167
PRIIPS REGULATION	16
Prime Rate	403
Principal Balance Certificates	344
Principal Distribution Amount	354
Principal Shortfall	355
Privileged Information	481
Privileged Information Exception	481
Privileged Person	369
Professional Investors	19
Prohibited Prepayment	363
Promotion of Collective Investment Schemes Exemptions Order	17
Proposed Course of Action	509
Proposed Course of Action Notice	509
Prospectus Directive	16
PSA	343
PSA Party Repurchase Request	508
PTCE	587
PTE	585
Qualification Criteria	272
QUALIFIED INVESTOR	16
Qualified Replacement Special Servicer	497
Qualified Substitute Mortgage Loan	392
Qualifying CRE Loan Percentage	343
RAC No-Response Scenario	518
Rated Final Distribution Date	362
Rating Agencies	519
Rating Agency Confirmation	519
REA	78
Realized Loss	365
REC	188
Record Date	345
Registration Statement	583
Regular Certificates	344
Regular Interestholder	566

Regular Interests	563
Regulation AB	521
Reimbursement Rate	403
Related Proceeds	402
Release Date	212
Relevant Investor	20
Relevant Persons	18
Relief Act	545
Remaining Term to Maturity or ARD	168
REMIC	563
REMIC Regulations	562
REO Account	406
REO Loan	357
REO Property	453
Repurchase Request	508
Requesting Certificateholder	510
Requesting Holders	434
Requesting Investor	384
Requesting Party	518
Required Credit Risk Retention Percentage	343
Requirements	546
Residual Certificates	344
Resolution Failure	508
Resolved	508
Restricted Group	585
Restricted Party	481
Retained Certificate Available Funds	341
Retained Certificate Gain-on-Sale Remittance Amount	341
Retained Certificate Gain-on-Sale Reserve Account	405
Retained Certificate Interest Distribution Amount	342
Retained Certificate Principal Distribution Amount	342
Retaining Parties	340
Retaining Sponsor	340
Review Materials	487
Revised Rate	207
RevPAR	168
Rialto	327
Risk Retention Allocation Percentage	342
Risk Retention Consultation Party	370
RMBS	317
Rooms	173
Routine Disbursements	442
RR Interest	344
Rule 15Ga-1 Reporting Period	273
Rule 17g-5	373
Scheduled Principal Distribution Amount	354
SEC	264
Securities Act	521
Securitization Accounts	344, 406
SEL	268
Senior Certificates	344
Serviced A/B Whole Loan	229
Serviced Companion Loan	51, 229
Serviced Mortgage Loans	395
Serviced Pari Passu Companion Loan	229
Serviced Pari Passu Companion Loan Securities	500
Serviced Pari Passu Mortgage Loan	229
Serviced Pari Passu Whole Loan	229
Serviced Subordinate Companion Loan	229
Serviced Whole Loan	50, 51, 229
Servicer Termination Event	499
Servicing Advances	400
Servicing Fee	415
Servicing Fee Rate	415
Servicing Shift Master Servicer	51
Servicing Shift Mortgage Loan	51, 229
Servicing Shift Pooling and Servicing Agreement	51
Servicing Shift PSA	230
Servicing Shift Securitization Date	51, 230
Servicing Shift Special Servicer	51
Servicing Shift Whole Loan	51, 230
Servicing Standard	397
SF	168
SFA	19
SFO	19
Similar Law	583
SIPC	581
Situs Holdings	335
SMMEA	588
Special Servicer Decision	445
Special Servicing Fee	419
Special Servicing Fee Rate	419
Specially Serviced Loans	450
Sq. Ft.	168
Square Feet	168
Startup Day	563
Stated Principal Balance	355
Stone Point	335
Structured Product	19
Structuring Assumptions	554
Subject Loan	426
Subordinate Certificates	344

Subordinate Companion Loan	158, 230
Subordinate LOC	175
Sub-Servicing Agreement	398
T-12	168
Tax Cuts and Jobs Act	566
Term to Maturity	168
Termination Purchase Amount	522
Terms and Conditions	382
Tests	489
The Newport Corporate Center Intercreditor Agreement	239
Title V	544
Total Operating Expenses	163
Transaction Parties	587
TRIPRA	98
Trust	314
Trust REMICs	345, 563
TTM	168
U.S. Bank	275
U.S. Person	575
U/W DSCR	165
U/W Expenses	169
U/W NCF	169
U/W NCF Debt Yield	171
U/W NCF DSCR	165, 171
U/W NOI	172
U/W NOI Debt Yield	172
U/W NOI DSCR	172
U/W Revenues	172
UCC	530
Uncovered Amount	408
Underwriter Entities	122
Underwriting Agreement	579
Underwritten Debt Service Coverage Ratio	165
Underwritten Expenses	169
Underwritten NCF	169
Underwritten NCF Debt Yield	171
Underwritten Net Cash Flow	169
Underwritten Net Cash Flow Debt Service Coverage Ratio	171
Underwritten Net Operating Income	172
Underwritten Net Operating Income Debt Service Coverage Ratio	172
Underwritten NOI	172
Underwritten NOI Debt Yield	172
Underwritten Revenues	172
UNINCORPORATED ASSOCIATIONS	17
Units	173
Unscheduled Principal Distribution Amount	354
Unsolicited Information	488
UPB	324
Upper-Tier REMIC	345, 563
Volcker Rule	135
Voting Rights	379
WAC Rate	352
Wachovia Bank	264
Weighted Average Mortgage Rate	173
Weighted Averages	173
Wells Fargo Bank	264
Wells Fargo Bank Data Tape	271
Wells Fargo Bank Deal Team	271
WFCM 2019-C50 PSA	230
Whole Loan	158
Withheld Amounts	405
Workout Fee	419
Workout Fee Rate	419
Workout-Delayed Reimbursement Amount	403
WTNA	315
Yield Maintenance Charge	362
YM(#)	168
YM@(#)	168

Annex A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
AND MORTGAGED PROPERTIES

[THIS PAGE INTENTIONALLY LEFT BLANK]

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Property Flag	Footnotes	Loan ID	Property Name	% of Initial Pool Balance	Mortgage Loan Originator(1)	Mortgage Loan Seller(1)	Original Balance	Cut-off Date Balance	Maturity/ARD Balance	Cut-off Date Balance per SF/ Units/Rooms/Pads	Loan Purpose	Sponsor	Non-Recourse Carveout Guarantor
Loan	5, 10	1.00	350 Bush Street	9.6%	WFB	WFB	$100,000,000	$100,000,000	$100,000,000	$477.30	Refinance	Gemdale USA Corporation; Vision Real Estate Development, Inc.	Gemdale USA Corporation; Vision Real Estate Development, Inc.
Loan	5, 7, 8, 9	2.00	The Alhambra	9.6%	WFB	WFB	$100,000,000	$100,000,000	$100,000,000	$160.96	Refinance	RM Properties, LLC; Future Land International LLC; Wayne Ratkovich	Future Land International LLC; Wayne Ratkovich; RM Properties, LLC
Loan	5, 9	3.00	Ford Factory	9.2%	BANA	BANA	$95,000,000	$95,000,000	$95,000,000	$525.23	Acquisition	Access Industries	AIPH Holdings LLC
Loan	5, 11	4.00	Newport Corporate Center	7.1%	WFB; DBNY	WFB	$73,800,000	$73,800,000	$73,800,000	$164.28	Acquisition	Farshid Steve Shokouhi; Brett Michael Lipman	Farshid Steve Shokouhi; Brett Michael Lipman
Loan	5	5.00	9201 West Sunset Boulevard	6.8%	MSBNA	MSMCH	$70,000,000	$70,000,000	$70,000,000	$810.33	Refinance	Mani Brothers Real Estate Group	The Daniel Mani Family Trust; The Simon Mani Family Trust; Daniel Mani; Simon Mani
Loan	5, 9, 12	6.00	Central Tower	6.1%	MSBNA; DBNY	MSMCH	$63,700,000	$63,700,000	$63,700,000	$594.49	Refinance	CIM SMA I Investments, LLC	CIM SMA I Investments, LLC
Loan	10	7.00	Marriott Hanover	5.8%	WFB	WFB	$60,000,000	$60,000,000	$55,293,895	$169,971.67	Acquisition	Allan V. Rose	Allan V. Rose
Loan	5	8.00	Westin Atlanta Airport	4.4%	MSBNA	MSMCH	$45,500,000	$45,441,378	$37,029,960	$120,844.10	Refinance	Columbia Sussex Corporation	CSC Holdings, LLC
Loan	5, 6	9.00	ILPT Hawaii Portfolio	3.9%	MSBNA; CREF; UBS AG; JPMC	MSMCH	$40,000,000	$40,000,000	$40,000,000	$67.77	Recapitalization	Industrial Logistics Properties Trust	Industrial Logistics Properties Trust
Loan	5	10.00	Great Wolf Lodge Southern California	3.9%	WFB	WFB	$40,000,000	$40,000,000	$40,000,000	$248,756.22	Refinance	McWhinney Real Estate Services, Inc.; Chad McWhinney; Troy McWhinney; Great Wolf Resorts, Inc.	McWhinney Holding Company, LLLP
Loan		11.00	801 Barton Springs	3.3%	BANA	BANA	$34,500,000	$34,500,000	$34,500,000	$385.14	Acquisition	WeWork Companies Inc.	ARK Master Fund LP; ARK Master Fund AIV 1 LP
Loan	8	12.00	Millennium Park	2.2%	WFB	WFB	$23,000,000	$23,000,000	$19,787,639	$140.34	Refinance	Gary Sakwa	Gary Sakwa
Loan		13.00	Cubesmart - Brooklyn	1.9%	BANA	BANA	$20,000,000	$20,000,000	$20,000,000	$225.47	Refinance	Gerald Sprayregen	Gerald Sprayregen
Loan	10	14.00	Hilton Garden Inn Las Colinas	1.8%	WFB	WFB	$19,000,000	$19,000,000	$16,816,682	$109,826.59	Acquisition	Allan V. Rose	Allan V. Rose
Loan		15.00	Regency Gardens Apartment Corp.	1.6%	NCCB	NCB	$16,675,000	$16,675,000	$13,235,832	$30,652.57	Refinance	N/A	N/A
Loan	8	16.00	Gardena Plaza	1.1%	BANA	BANA	$11,750,000	$11,750,000	$11,750,000	$220.47	Refinance	Rich Development Company	Joseph W. Rich
Loan		17.00	Lincoln Square	1.1%	BANA	BANA	$11,600,000	$11,600,000	$10,014,995	$99.77	Refinance	TM Real Estate Group	Carlos Alcaraz; Matthew Pellar
Loan		18.00	Shoppes at 41st Street	1.1%	BANA	BANA	$11,500,000	$11,500,000	$10,200,639	$372.34	Refinance	Belvin Investments LLC	Adriana Carolina Montani Puche
Loan	9	19.00	Revere Plastics	1.1%	BANA	BANA	$11,495,250	$11,495,250	$10,521,502	$37.11	Acquisition	AG Net Lease Realty Fund III, L.P.	AG Net Lease III Corp.; AG Net Lease III (SO) Corp.
Loan	10	20.00	CVS Office	1.1%	WFB	WFB	$11,000,000	$11,000,000	$11,000,000	$186.60	Acquisition	David J. Peck; The David Joseph Peck 1992 Trust; Harry Peck; The Peck Revocable Family Trust	David J. Peck; The David Joseph Peck 1992 Trust; Harry Peck; The Peck Revocable Family Trust
Loan		21.00	Walgreens - St. Paul	1.0%	WFB	WFB	$10,100,000	$10,100,000	$8,142,976	$646.11	Acquisition	Joseph A. Myer III	Joseph A. Myer III; The Joseph A. Myer III and Anne H. Myer Trust
Loan		22.00	Park Lane North Owners, Inc.	1.0%	NCCB	NCB	$10,000,000	$9,973,266	$8,022,151	$50,625.72	Refinance	N/A	N/A
Loan	6, 7	23.00	50 South Liberty & 925 North State	0.9%	WFB	WFB	$9,515,000	$9,515,000	$7,830,379	$125.92	Refinance	Zenios Michael Zenios	Zenios Michael Zenios
Property		23.01	50 South Liberty	0.5%	WFB	WFB	$5,180,000	$5,180,000	$4,262,886
Property		23.02	925 North State	0.4%	WFB	WFB	$4,335,000	$4,335,000	$3,567,493
Loan		24.00	Elk Grove Crossing	0.8%	BANA	BANA	$8,300,000	$8,300,000	$8,300,000	$212.65	Acquisition	West Valley Properties, Inc.	Brian Fox
Loan		25.00	Winter Park Self Storage	0.7%	BANA	BANA	$7,425,000	$7,425,000	$7,078,334	$82.82	Refinance	Westport Properties, Inc.	The Drew and Jaime Hoeven Family Trust
Loan		26.00	Wyndham Garden Duluth	0.7%	MSBNA	MSMCH	$7,300,000	$7,300,000	$5,616,362	$56,589.15	Refinance	Baraka Hotel Group LLC	Thakor Patel; Minaxi Patel; Romi Patel
Loan		27.00	Rancho Viejo	0.7%	WFB	WFB	$7,070,000	$7,070,000	$5,737,416	$97.72	Recapitalization	Santokh S. Toor; Arpinder K. Toor; The Santokh and Arpinder Toor 2011 Living Trust	Santokh S. Toor; Arpinder K. Toor; The Santokh and Arpinder Toor 2011 Living Trust
Loan		28.00	McGalliard Mall Shoppes	0.7%	MSBNA	MSMCH	$7,000,000	$6,991,241	$5,727,446	$117.91	Refinance	Daniel Dicillo; Greg Donahue; Streak Investments, LLC	Daniel Dicillo; Greg Donahue; Streak Investments, LLC
Loan		29.00	Scott Labs - Petaluma	0.7%	WFB	WFB	$6,800,000	$6,800,000	$5,031,554	$79.67	Refinance	Zachary Stephen Scott; Robert Alexander Scott; Thane LLC	Zachary Stephen Scott; Robert Alexander Scott
Loan		30.00	South Plaza Vista	0.7%	WFB	WFB	$6,750,000	$6,742,214	$5,602,184	$81.44	Refinance	George C. Larsen and Margaret A. Larsen, as Trustees of the George & Margaret Larsen Exempt Trust Dated July 11, 2003	George C. Larsen and Margaret A. Larsen, as Trustees of the George & Margaret Larsen Exempt Trust Dated July 11, 2003
Loan		31.00	CLC-EZ Storage Utica	0.6%	WFB	WFB	$6,355,000	$6,355,000	$5,837,258	$108.47	Acquisition	James E. Pierce Revocable Trust; James E. Pierce	Lawrence Charles Kaplan; George W. Thacker, III; Richard Schontz
Loan		32.00	104 North Avenue 56 and 124 North Avenue 55	0.6%	WFB	WFB	$6,200,000	$6,200,000	$6,200,000	$354.98	Refinance	Stanley Gerlach, Jr.	Stanley Gerlach, Jr.
Loan		33.00	Knights Court	0.6%	MSBNA	MSMCH	$6,120,000	$6,120,000	$6,120,000	$149.70	Acquisition	Harmonia Capital USA, Inc.	Harmonia Capital USA, Inc.
Loan		34.00	Stonegate Apartments	0.6%	BANA	BANA	$6,000,000	$6,000,000	$5,330,276	$74,074.07	Refinance	Alan Stiles	Alan Stiles
Loan		35.00	Greenwood Arms Cooperative Corp.	0.6%	NCCB	NCB	$6,000,000	$5,994,757	$5,279,855	$37,467.23	Refinance	N/A	N/A
Loan		36.00	800 Wilcrest Drive	0.5%	MSBNA	MSMCH	$5,625,000	$5,625,000	$4,866,660	$85.79	Refinance	Giancarlo Mitterhofer; Wendy Velez	Giancarlo Mitterhofer; Wendy M. Velez
Loan		37.00	Talbot Apartments, Inc.	0.5%	NCCB	NCB	$5,500,000	$5,500,000	$4,865,513	$42,635.66	Refinance	N/A	N/A
Loan		38.00	Queens Boulevard Tenants Corp.	0.5%	NCCB	NCB	$5,250,000	$5,236,322	$4,230,861	$41,890.57	Refinance	N/A	N/A
Loan		39.00	Sea Cliff Towers Owners Corp.	0.5%	NCCB	NCB	$5,000,000	$4,986,921	$4,026,583	$43,364.53	Refinance	N/A	N/A
Loan		40.00	Courtview Owners Corp.	0.4%	NCCB	NCB	$4,550,000	$4,513,500	$2,807,779	$35,539.37	Refinance	N/A	N/A
Loan	13, 14	41.00	Mokena Professional Center	0.4%	MSBNA	MSMCH	$4,400,000	$4,400,000	$3,689,843	$89.10	Refinance	Michael R. Glenn, Jr.; Kathleen D. Strick	Michael R. Glenn, Jr.; Kathleen D. Strick
Loan		42.00	Alden Properties Tenants Corp.	0.4%	NCCB	NCB	$4,000,000	$4,000,000	$4,000,000	$54,054.05	Refinance	N/A	N/A
Loan		43.00	Westerfield Townhouses Cooperative, Inc.	0.4%	NCB	NCB	$3,955,000	$3,944,623	$2,441,448	$15,289.24	Refinance	N/A	N/A
Loan		44.00	1440 Renaissance Drive	0.3%	MSBNA	MSMCH	$3,550,000	$3,550,000	$3,550,000	$61.81	Refinance	Isaac J. Weiss	Isaac J. Weiss
Loan	10	45.00	Buda Shops	0.3%	WFB	WFB	$3,500,000	$3,500,000	$3,228,177	$297.11	Acquisition	John M. Shamshoian	John M. Shamshoian
Loan		46.00	Hewlett Park Apartment Owners, Inc.	0.3%	NCCB	NCB	$3,030,000	$3,030,000	$2,670,774	$44,558.82	Refinance	N/A	N/A
Loan		47.00	Boulevard Apartments, Inc.	0.3%	NCCB	NCB	$2,800,000	$2,800,000	$2,470,291	$33,333.33	Refinance	N/A	N/A
Loan		48.00	The 1261 LaVista Cooperative, Inc.	0.3%	NCB	NCB	$2,670,500	$2,665,621	$1,962,320	$38,080.30	Refinance	N/A	N/A
Loan		49.00	201 W. 89 Owners Inc. a/k/a 201 W. 89 Owners, Inc.	0.2%	NCCB	NCB	$2,250,000	$2,250,000	$2,250,000	$22,277.23	Refinance	N/A	N/A
Loan		50.00	Coachella Valley Storage	0.2%	WFB	WFB	$2,000,000	$2,000,000	$2,000,000	$36.21	Refinance	Arthur Scott Flaming; Sarita Ann Flaming	Arthur Scott Flaming; Sarita Ann Flaming; The Flaming Family Trust Dated May 23, 2006
Loan		51.00	Park Terrace Arms Corp.	0.2%	NCCB	NCB	$2,000,000	$1,994,841	$1,614,557	$39,114.53	Refinance	N/A	N/A
Loan		52.00	130 West 16 Owners Inc.	0.2%	NCCB	NCB	$1,750,000	$1,750,000	$1,385,536	$46,052.63	Refinance	N/A	N/A
Loan		53.00	Emerald Court, Inc. F/K/A 836-840 Palisade Avenue Owners, Inc.	0.1%	NCCB	NCB	$1,500,000	$1,500,000	$1,500,000	$26,785.71	Refinance	N/A	N/A
Loan	9	54.00	111-117 West 96th Street Owners, Inc.	0.1%	NCCB	NCB	$1,500,000	$1,493,841	$1,214,718	$37,346.03	Refinance	N/A	N/A
Loan		55.00	220 Chestnut Street Owners Corp.	0.1%	NCCB	NCB	$1,400,000	$1,396,417	$1,131,755	$39,897.64	Refinance	N/A	N/A
Loan		56.00	City Centre Apartment Corp.	0.1%	NCCB	NCB	$1,300,000	$1,294,778	$1,057,398	$19,919.66	Refinance	N/A	N/A

A-1-1

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Property Flag	Footnotes	Loan ID	Property Name	No. of Properties	General Property Type	Detailed Property Type	Title Type	Ground Lease Initial Lease Expiration Date	Hotel Franchise Agreement Expiration Date	Address	City	County	State	Zip Code	Year Built	Year Renovated	Size	Units of Measure	Occupancy Rate(2)	Occupancy Rate As-of Date
Loan	5, 10	1.00	350 Bush Street	1	Office	CBD	Fee	N/A	N/A	350 Bush Street	San Francisco	San Francisco	CA	94104	2018	N/A	387,599	SF	99.0%	4/22/2019
Loan	5, 7, 8, 9	2.00	The Alhambra	1	Office	Suburban	Fee	N/A	N/A	1000 South Fremont Avenue; 1127-1131 South Fremont Avenue	Alhambra	Los Angeles	CA	91803	1927	2015	931,891	SF	89.6%	4/23/2019
Loan	5, 9	3.00	Ford Factory	1	Office	CBD	Fee	N/A	N/A	777 South Santa Fe Avenue	Los Angeles	Los Angeles	CA	90021	1912	2019	257,028	SF	100.0%	5/1/2019
Loan	5, 11	4.00	Newport Corporate Center	1	Office	Suburban	Fee	N/A	N/A	3617, 3650 and 3655 131st Avenue Southeast; 3625 132nd Avenue Southeast; 12920 Southeast 38th Street	Bellevue	King	WA	98006	1988-2010	2019	998,284	SF	99.3%	3/25/2019
Loan	5	5.00	9201 West Sunset Boulevard	1	Office	Medical	Fee	N/A	N/A	9201 West Sunset Boulevard	West Hollywood	Los Angeles	CA	90069	1963	2012	166,599	SF	92.8%	3/31/2019
Loan	5, 9, 12	6.00	Central Tower	1	Office	CBD	Fee	N/A	N/A	30, 32, 34 Third Street; 701, 703, 705 Market Street	San Francisco	San Francisco	CA	94103	1898/1908	2015-2018	164,848	SF	98.5%	2/20/2019
Loan	10	7.00	Marriott Hanover	1	Hospitality	Full Service	Fee	N/A	3/28/2039	1401 Route 10 East	Whippany	Morris	NJ	07981	1986	2019	353	Rooms	72.0%	2/28/2019
Loan	5	8.00	Westin Atlanta Airport	1	Hospitality	Full Service	Fee	N/A	3/31/2037	4736 Best Road	College Park	Clayton	GA	30337	1982	2008	500	Rooms	86.0%	3/31/2019
Loan	5, 6	9.00	ILPT Hawaii Portfolio	186	Various	Various	Fee	N/A	N/A	Various	Honolulu	Honolulu	HI	Various	Various	N/A	9,591,512	SF	100.0%	12/13/2018
Loan	5	10.00	Great Wolf Lodge Southern California	1	Hospitality	Full Service	Fee	N/A	2/16/2041	12681 Harbor Boulevard	Garden Grove	Orange	CA	92840	2016	N/A	603	Rooms	80.8%	1/31/2019
Loan		11.00	801 Barton Springs	1	Office	CBD	Fee	N/A	N/A	801 Barton Springs Road	Austin	Travis	TX	78704	2018	N/A	89,577	SF	100.0%	5/1/2019
Loan	8	12.00	Millennium Park	1	Retail	Anchored	Fee	N/A	N/A	13110-13400 Middlebelt Road; 13550 Middlebelt Road; 28511-28551 Schoolcraft Road	Livonia	Wayne	MI	48150	2000	2019	163,887	SF	100.0%	4/25/2019
Loan		13.00	Cubesmart - Brooklyn	1	Self Storage	Self Storage	Fee	N/A	N/A	2207 Albemarle Road	Brooklyn	Kings	NY	11226	1930	1998	88,702	SF	86.3%	3/28/2019
Loan	10	14.00	Hilton Garden Inn Las Colinas	1	Hospitality	Full Service	Fee	N/A	4/30/2034	7516 Las Colinas Boulevard	Irving	Dallas	TX	75063	1996	2017	173	Rooms	67.1%	2/28/2019
Loan		15.00	Regency Gardens Apartment Corp.	1	Multifamily	Cooperative	Fee	N/A	N/A	141-24 78th Avenue, 141-48 78th Road, & 141-02 79th Avenue	Kew Gardens Hills	Queens	NY	11367	1938	1999	544	Units	95.3%	3/21/2019
Loan	8	16.00	Gardena Plaza	1	Retail	Anchored	Fee	N/A	N/A	15505-15519 South Normandie Avenue	Gardena	Los Angeles	CA	90247	1959	2017	53,296	SF	100.0%	2/28/2019
Loan		17.00	Lincoln Square	1	Office	Suburban	Fee	N/A	N/A	18405, 18425 and 18441 Northwest 2nd Avenue	Miami	Miami Gardens	FL	33169	1980	2016	116,264	SF	94.7%	4/1/2019
Loan		18.00	Shoppes at 41st Street	1	Retail	Unanchored	Fee	N/A	N/A	10355-10405 Northwest 41st Street	Doral	Miami-Dade	FL	33178	2000	N/A	30,886	SF	95.2%	4/1/2019
Loan	9	19.00	Revere Plastics	1	Industrial	Manufacturing	Fee	N/A	N/A	401 East Elm Street	Clyde	Sandusky	OH	43410	1987	N/A	309,760	SF	100.0%	5/1/2019
Loan	10	20.00	CVS Office	1	Office	Suburban	Fee	N/A	N/A	1451 Center Crossing Road	Las Vegas	Clark	NV	89144	2004	2019	58,950	SF	100.0%	5/1/2019
Loan		21.00	Walgreens - St. Paul	1	Retail	Single Tenant	Fee	N/A	N/A	2099 Ford Parkway	Saint Paul	Ramsey	MN	55116	2011	N/A	15,632	SF	100.0%	5/1/2019
Loan		22.00	Park Lane North Owners, Inc.	1	Multifamily	Cooperative	Fee	N/A	N/A	118-17 Union Turnpike	Forest Hills	Queens	NY	11375	1973	2009	197	Units	95.0%	1/24/2019
Loan	6, 7	23.00	50 South Liberty & 925 North State	2													75,565	SF	97.9%
Property		23.01	50 South Liberty		Mixed Use	Office/Retail	Fee	N/A	N/A	50 South Liberty Street	Powell	Delaware	OH	43065	2006	N/A	39,280	SF	100.0%	3/19/2019
Property		23.02	925 North State		Mixed Use	Office/Retail	Fee	N/A	N/A	925 North State Street	Westerville	Delaware	OH	43082	2000	N/A	36,285	SF	95.7%	4/10/2019
Loan		24.00	Elk Grove Crossing	1	Retail	Anchored	Fee	N/A	N/A	8694-8698 Elk Grove Boulevard	Elk Grove	Sacramento	CA	95624	1993	N/A	39,031	SF	95.5%	1/31/2019
Loan		25.00	Winter Park Self Storage	1	Self Storage	Self Storage	Fee	N/A	N/A	7112 (AKA 7000) Aloma Avenue	Winter Park	Orange	FL	32792	2000	N/A	89,650	SF	79.1%	3/7/2019
Loan		26.00	Wyndham Garden Duluth	1	Hospitality	Select Service	Fee	N/A	7/14/2031	1948 Day Drive	Duluth	Gwinnett	GA	30096	1985	2016-2017	129	Rooms	72.9%	12/31/2018
Loan		27.00	Rancho Viejo	1	Retail	Anchored	Fee	N/A	N/A	5103 and 5203 West Walnut Avenue	Visalia	Tulare	CA	93277	1998	N/A	72,351	SF	96.4%	3/26/2019
Loan		28.00	McGalliard Mall Shoppes	1	Retail	Unanchored	Fee	N/A	N/A	700-840 East McGalliard Road	Muncie	Delaware	IN	47303	1982	2007	59,292	SF	94.9%	3/12/2019
Loan		29.00	Scott Labs - Petaluma	1	Industrial	Warehouse	Fee	N/A	N/A	1480 Cader Lane	Petaluma	Sonoma County	CA	94954	2016	N/A	85,354	SF	100.0%	5/1/2019
Loan		30.00	South Plaza Vista	1	Retail	Anchored	Fee	N/A	N/A	493 North Highway 90 Bypass	Sierra Vista	Cochise	AZ	85635	1994	2018	82,790	SF	100.0%	1/25/2019
Loan		31.00	CLC-EZ Storage Utica	1	Self Storage	Self Storage	Fee	N/A	N/A	12700 East Utica Park Boulevard	Utica	Macomb	MI	48315	2005	N/A	58,590	SF	91.2%	2/23/2019
Loan		32.00	104 North Avenue 56 and 124 North Avenue 55	1	Mixed Use	Retail/Office	Fee	N/A	N/A	104 North Avenue 56; 124 North Avenue 55; 115 (1/2) North Avenue 55	Los Angeles	Los Angeles	CA	90042	1923	2017	17,466	SF	100.0%	4/24/2019
Loan		33.00	Knights Court	1	Retail	Unanchored	Fee	N/A	N/A	7746 Highway 6	Missouri City	Fort Bend	TX	77459	2008-2014	N/A	40,882	SF	87.7%	3/1/2019
Loan		34.00	Stonegate Apartments	1	Multifamily	Garden	Fee	N/A	N/A	402 Willow Street	Hallsville	Harrison	TX	75650	2013-2016	N/A	81	Units	96.3%	2/22/2019
Loan		35.00	Greenwood Arms Cooperative Corp.	1	Multifamily	Cooperative	Fee	N/A	N/A	86-10 151st Avenue	Howard Beach	Queens	NY	11414	1964	2001	160	Units	96.0%	12/12/2018
Loan		36.00	800 Wilcrest Drive	1	Office	Suburban	Fee	N/A	N/A	800 Wilcrest Drive	Houston	Harris	TX	77042	1982	2015-2018	65,564	SF	97.9%	2/4/2019
Loan		37.00	Talbot Apartments, Inc.	1	Multifamily	Cooperative	Fee	N/A	N/A	83-52/64/74 Talbot Street	Kew Gardens	Queens	NY	11415	1924	1997	129	Units	94.9%	3/13/2019
Loan		38.00	Queens Boulevard Tenants Corp.	1	Multifamily	Cooperative	Fee	N/A	N/A	106-15 Queens Boulevard	Forest Hills	Queens	NY	11375	1942	2004	125	Units	94.0%	1/15/2019
Loan		39.00	Sea Cliff Towers Owners Corp.	1	Multifamily	Cooperative	Fee	N/A	N/A	20 Cliff Street	Staten Island	Richmond	NY	10305	1966	2000	115	Units	94.0%	12/4/2018
Loan		40.00	Courtview Owners Corp.	1	Multifamily	Cooperative	Fee	N/A	N/A	123-35 82nd Road	Kew Gardens	Queens	NY	11415	1948	2016	127	Units	95.2%	12/5/2018
Loan	13, 14	41.00	Mokena Professional Center	1	Office	Suburban	Fee	N/A	N/A	18927 Hickory Creek Drive	Mokena	Will	IL	60448	2004	N/A	49,380	SF	100.0%	3/28/2019
Loan		42.00	Alden Properties Tenants Corp.	1	Multifamily	Cooperative	Fee	N/A	N/A	284 a/k/a 300 North Broadway	Yonkers	Westchester	NY	10701	1952	1998	74	Units	95.2%	2/9/2019
Loan		43.00	Westerfield Townhouses Cooperative, Inc.	1	Multifamily	Cooperative	Fee	N/A	N/A	320 North Church Street	Olathe	Johnson	KS	66061	1968	2010	258	Units	94.2%	1/7/2019
Loan		44.00	1440 Renaissance Drive	1	Office	Suburban	Fee	N/A	N/A	1440 Renaissance Drive	Park Ridge	Cook	IL	60068	1970	2013	57,434	SF	98.9%	4/1/2019
Loan	10	45.00	Buda Shops	1	Retail	Shadow Anchored	Fee	N/A	N/A	15550 IH-35 South	Buda	Hays	TX	78610	2018	N/A	11,780	SF	100.0%	4/17/2019
Loan		46.00	Hewlett Park Apartment Owners, Inc.	1	Multifamily	Cooperative	Fee	N/A	N/A	1355-95 Broadway	Hewlett	Nassau	NY	11557	1948	2016	68	Units	94.0%	4/5/2019
Loan		47.00	Boulevard Apartments, Inc.	1	Multifamily	Cooperative	Fee	N/A	N/A	103-26/30 68th Avenue	Forest Hills	Queens	NY	11375	1949	1999	84	Units	95.1%	3/13/2019
Loan		48.00	The 1261 LaVista Cooperative, Inc.	1	Multifamily	Cooperative	Fee	N/A	N/A	1261 LaVista Road NE	Atlanta	Dekalb	GA	30324	1966	1999	70	Units	92.0%	2/19/2019
Loan		49.00	201 W. 89 Owners Inc. a/k/a 201 W. 89 Owners, Inc.	1	Multifamily	Cooperative	Fee	N/A	N/A	201 West 89th Street	New York	New York	NY	10024	1924	2011	101	Units	94.9%	1/4/2019
Loan		50.00	Coachella Valley Storage	1	Self Storage	Self Storage	Fee	N/A	N/A	46148 Marilyn Street	Indio	Riverside	CA	92201	1980	2004	55,238	SF	92.3%	4/3/2019
Loan		51.00	Park Terrace Arms Corp.	1	Multifamily	Cooperative	Fee	N/A	N/A	90 Park Terrace East	New York	New York	NY	10034	1948	2003	51	Units	95.0%	12/17/2018
Loan		52.00	130 West 16 Owners Inc.	1	Multifamily	Cooperative	Fee	N/A	N/A	130 West 16th Street	New York	New York	NY	10011	1923	1988	38	Units	95.0%	3/6/2019
Loan		53.00	Emerald Court, Inc. F/K/A 836-840 Palisade Avenue Owners, Inc.	1	Multifamily	Cooperative	Fee	N/A	N/A	836-840 Palisade Avenue	Yonkers	Westchester	NY	10703	1958	2004	56	Units	95.0%	2/8/2019
Loan	9	54.00	111-117 West 96th Street Owners, Inc.	1	Multifamily	Cooperative	Fee	N/A	N/A	111-117 West 96th Street	New York	New York	NY	10025	1889	1993	40	Units	95.0%	12/3/2018
Loan		55.00	220 Chestnut Street Owners Corp.	1	Multifamily	Cooperative	Fee	N/A	N/A	220 Chestnut Street	Port Chester	Westchester	NY	10573	1973	2006	35	Units	92.0%	2/13/2019
Loan		56.00	City Centre Apartment Corp.	1	Multifamily	Cooperative	Fee	N/A	N/A	156-168 Centre Avenue	New Rochelle	Westchester	NY	10805	1964	2006	65	Units	93.0%	11/8/2018

A-1-2

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Property Flag	Footnotes	Loan ID	Property Name	Appraised Value	Appraised Value As-of Date	Mortgage Rate	Administrative Fee Rate(3)	Master Servicing Fee Rate	Primary Servicing Fee Rate	Pari Passu Loan Primary Servicing Fee Rate	Trustee Fee Rate	Trust Advisor Fee Rate	Asset Representations Reviewer Fee Rate	CREFC Fee Rate	Interest Accrual Basis	Seasoning (mos.)	ARD (Yes/No)	Original Term to Maturity (mos.)	Remaining Term to Maturity (mos.)	Original Interest-Only Period (mos.)	Remaining Interest-Only Period (mos.)	Original Amortization Term (mos.)	Remaining Amortization Term (mos.)	Note Date	First Payment Date
Loan	5, 10	1.00	350 Bush Street	$522,000,000	8/1/2019	3.91216216%	0.01388%	0.00250%	0.00250%	0.00000%	0.00693%	0.00120%	0.00025%	0.00050%	Actual/360	0	No	120	120	120	120	0	0	4/22/2019	6/11/2019
Loan	5, 7, 8, 9	2.00	The Alhambra	$230,500,000	2/6/2019	4.2200%	0.02388%	0.00250%	0.01250%	0.00000%	0.00693%	0.00120%	0.00025%	0.00050%	Actual/360	0	No	120	120	120	120	0	0	5/1/2019	6/11/2019
Loan	5, 9	3.00	Ford Factory	$237,000,000	3/1/2019	4.5200%	0.01388%	0.00250%	0.00250%	0.00000%	0.00693%	0.00120%	0.00025%	0.00050%	Actual/360	1	No	120	119	120	119	0	0	3/29/2019	5/1/2019
Loan	5, 11	4.00	Newport Corporate Center	$476,000,000	3/14/2019	3.54323171%	0.01263%	0.00250%	0.00125%	0.00000%	0.00693%	0.00120%	0.00025%	0.00050%	Actual/360	0	Yes	120	120	120	120	0	0	4/10/2019	6/6/2019
Loan	5	5.00	9201 West Sunset Boulevard	$209,000,000	2/12/2019	4.4450%	0.01388%	0.00250%	0.00250%	0.00000%	0.00693%	0.00120%	0.00025%	0.00050%	Actual/360	0	No	120	120	120	120	0	0	4/17/2019	6/5/2019
Loan	5, 9, 12	6.00	Central Tower	$186,300,000	2/26/2019	4.0600%	0.01388%	0.00250%	0.00250%	0.00000%	0.00693%	0.00120%	0.00025%	0.00050%	Actual/360	0	No	120	120	120	120	0	0	4/26/2019	6/6/2019
Loan	10	7.00	Marriott Hanover	$103,300,000	2/25/2020	4.8500%	0.01388%	0.00250%	0.00250%	0.00000%	0.00693%	0.00120%	0.00025%	0.00050%	Actual/360	1	No	120	119	60	59	360	360	3/28/2019	5/11/2019
Loan	5	8.00	Westin Atlanta Airport	$87,500,000	3/1/2019	4.6200%	0.01388%	0.00250%	0.00250%	0.00000%	0.00693%	0.00120%	0.00025%	0.00050%	Actual/360	1	No	120	119	0	0	360	359	3/8/2019	5/1/2019
Loan	5, 6	9.00	ILPT Hawaii Portfolio	$1,439,117,000	Various	4.3100%	0.01263%	0.00250%	0.00000%	0.00125%	0.00693%	0.00120%	0.00025%	0.00050%	Actual/360	3	No	120	117	120	117	0	0	1/29/2019	3/7/2019
Loan	5	10.00	Great Wolf Lodge Southern California	$302,900,000	11/28/2018	5.2533%	0.01388%	0.00250%	0.00000%	0.00250%	0.00693%	0.00120%	0.00025%	0.00050%	Actual/360	2	No	120	118	120	118	0	0	3/11/2019	4/11/2019
Loan		11.00	801 Barton Springs	$63,200,000	3/25/2019	4.0150%	0.01388%	0.00250%	0.00250%	0.00000%	0.00693%	0.00120%	0.00025%	0.00050%	Actual/360	0	No	60	60	60	60	0	0	4/18/2019	6/1/2019
Loan	8	12.00	Millennium Park	$34,000,000	2/13/2019	4.7000%	0.04138%	0.00250%	0.03000%	0.00000%	0.00693%	0.00120%	0.00025%	0.00050%	Actual/360	1	No	120	119	24	23	360	360	4/4/2019	5/11/2019
Loan		13.00	Cubesmart - Brooklyn	$33,780,000	3/9/2019	4.4780%	0.01388%	0.00250%	0.00250%	0.00000%	0.00693%	0.00120%	0.00025%	0.00050%	Actual/360	0	No	120	120	120	120	0	0	4/15/2019	6/1/2019
Loan	10	14.00	Hilton Garden Inn Las Colinas	$31,600,000	2/27/2020	4.9000%	0.01388%	0.00250%	0.00250%	0.00000%	0.00693%	0.00120%	0.00025%	0.00050%	Actual/360	0	No	120	120	36	36	360	360	4/17/2019	6/11/2019
Loan		15.00	Regency Gardens Apartment Corp.	$151,400,000	3/21/2019	3.9000%	0.08888%	0.08000%	0.00000%	0.00000%	0.00693%	0.00120%	0.00025%	0.00050%	Actual/360	0	No	120	120	0	0	360	360	4/25/2019	6/1/2019
Loan	8	16.00	Gardena Plaza	$19,750,000	3/7/2019	4.7500%	0.01388%	0.00250%	0.00250%	0.00000%	0.00693%	0.00120%	0.00025%	0.00050%	Actual/360	0	No	120	120	120	120	0	0	4/18/2019	6/1/2019
Loan		17.00	Lincoln Square	$17,900,000	2/21/2019	4.8300%	0.01388%	0.00250%	0.00250%	0.00000%	0.00693%	0.00120%	0.00025%	0.00050%	Actual/360	0	No	120	120	24	24	360	360	4/26/2019	6/1/2019
Loan		18.00	Shoppes at 41st Street	$18,500,000	3/17/2019	5.0000%	0.01388%	0.00250%	0.00250%	0.00000%	0.00693%	0.00120%	0.00025%	0.00050%	Actual/360	0	No	120	120	36	36	360	360	5/1/2019	6/1/2019
Loan	9	19.00	Revere Plastics	$17,440,000	2/22/2019	4.4100%	0.01388%	0.00250%	0.00250%	0.00000%	0.00693%	0.00120%	0.00025%	0.00050%	Actual/360	1	No	120	119	60	59	360	360	3/15/2019	5/1/2019
Loan	10	20.00	CVS Office	$19,900,000	5/1/2020	4.4200%	0.04388%	0.00250%	0.03250%	0.00000%	0.00693%	0.00120%	0.00025%	0.00050%	Actual/360	1	No	120	119	120	119	0	0	3/29/2019	5/11/2019
Loan		21.00	Walgreens - St. Paul	$16,100,000	3/13/2019	4.3400%	0.01388%	0.00250%	0.00250%	0.00000%	0.00693%	0.00120%	0.00025%	0.00050%	Actual/360	0	No	120	120	0	0	360	360	4/25/2019	6/11/2019
Loan		22.00	Park Lane North Owners, Inc.	$74,420,000	1/24/2019	4.1900%	0.08888%	0.08000%	0.00000%	0.00000%	0.00693%	0.00120%	0.00025%	0.00050%	Actual/360	2	No	120	118	0	0	360	358	2/26/2019	4/1/2019
Loan	6, 7	23.00	50 South Liberty & 925 North State	$12,690,000		4.9500%	0.07138%	0.00250%	0.06000%	0.00000%	0.00693%	0.00120%	0.00025%	0.00050%	Actual/360	0	No	120	120	0	0	360	360	4/16/2019	6/11/2019
Property		23.01	50 South Liberty	$6,910,000	1/18/2019
Property		23.02	925 North State	$5,780,000	1/18/2019
Loan		24.00	Elk Grove Crossing	$12,500,000	1/28/2019	4.6900%	0.01388%	0.00250%	0.00250%	0.00000%	0.00693%	0.00120%	0.00025%	0.00050%	Actual/360	2	No	120	118	120	118	0	0	2/28/2019	4/1/2019
Loan		25.00	Winter Park Self Storage	$12,500,000	2/14/2019	4.5570%	0.01388%	0.00250%	0.00250%	0.00000%	0.00693%	0.00120%	0.00025%	0.00050%	Actual/360	1	No	120	119	84	83	360	360	3/13/2019	5/1/2019
Loan		26.00	Wyndham Garden Duluth	$10,900,000	10/23/2018	5.7000%	0.01388%	0.00250%	0.00250%	0.00000%	0.00693%	0.00120%	0.00025%	0.00050%	Actual/360	0	No	120	120	0	0	300	300	4/25/2019	6/1/2019
Loan		27.00	Rancho Viejo	$10,800,000	12/12/2018	4.5300%	0.01388%	0.00250%	0.00250%	0.00000%	0.00693%	0.00120%	0.00025%	0.00050%	Actual/360	0	No	120	120	0	0	360	360	4/25/2019	6/11/2019
Loan		28.00	McGalliard Mall Shoppes	$10,400,000	3/2/2019	4.7800%	0.01388%	0.00250%	0.00250%	0.00000%	0.00693%	0.00120%	0.00025%	0.00050%	Actual/360	1	No	120	119	0	0	360	359	3/29/2019	5/1/2019
Loan		29.00	Scott Labs - Petaluma	$14,000,000	2/25/2019	4.6100%	0.01388%	0.00250%	0.00250%	0.00000%	0.00693%	0.00120%	0.00025%	0.00050%	Actual/360	0	No	120	120	0	0	300	300	4/16/2019	6/11/2019
Loan		30.00	South Plaza Vista	$10,020,000	1/4/2019	5.2200%	0.01388%	0.00250%	0.00250%	0.00000%	0.00693%	0.00120%	0.00025%	0.00050%	Actual/360	1	No	120	119	0	0	360	359	3/12/2019	5/11/2019
Loan		31.00	CLC-EZ Storage Utica	$9,100,000	3/15/2019	4.6250%	0.01388%	0.00250%	0.00250%	0.00000%	0.00693%	0.00120%	0.00025%	0.00050%	Actual/360	0	No	120	120	60	60	360	360	4/12/2019	6/11/2019
Loan		32.00	104 North Avenue 56 and 124 North Avenue 55	$10,750,000	3/13/2019	4.7600%	0.01388%	0.00250%	0.00250%	0.00000%	0.00693%	0.00120%	0.00025%	0.00050%	Actual/360	0	No	120	120	120	120	0	0	4/30/2019	6/11/2019
Loan		33.00	Knights Court	$10,320,000	1/31/2019	4.9500%	0.01388%	0.00250%	0.00250%	0.00000%	0.00693%	0.00120%	0.00025%	0.00050%	Actual/360	0	No	120	120	120	120	0	0	4/2/2019	6/1/2019
Loan		34.00	Stonegate Apartments	$8,500,000	2/8/2019	5.0800%	0.01388%	0.00250%	0.00250%	0.00000%	0.00693%	0.00120%	0.00025%	0.00050%	Actual/360	1	No	120	119	36	35	360	360	3/6/2019	5/1/2019
Loan		35.00	Greenwood Arms Cooperative Corp.	$35,800,000	12/12/2018	3.8700%	0.08888%	0.08000%	0.00000%	0.00000%	0.00693%	0.00120%	0.00025%	0.00050%	Actual/360	1	No	120	119	0	0	480	479	3/29/2019	5/1/2019
Loan		36.00	800 Wilcrest Drive	$7,500,000	12/27/2018	4.9200%	0.01388%	0.00250%	0.00250%	0.00000%	0.00693%	0.00120%	0.00025%	0.00050%	Actual/360	1	No	120	119	24	23	360	360	3/20/2019	5/1/2019
Loan		37.00	Talbot Apartments, Inc.	$31,650,000	3/13/2019	4.0400%	0.08888%	0.08000%	0.00000%	0.00000%	0.00693%	0.00120%	0.00025%	0.00050%	Actual/360	0	No	120	120	0	0	480	480	4/25/2019	6/1/2019
Loan		38.00	Queens Boulevard Tenants Corp.	$53,900,000	1/15/2019	4.3200%	0.08888%	0.08000%	0.00000%	0.00000%	0.00693%	0.00120%	0.00025%	0.00050%	Actual/360	2	No	120	118	0	0	360	358	2/27/2019	4/1/2019
Loan		39.00	Sea Cliff Towers Owners Corp.	$36,430,000	12/4/2018	4.3000%	0.08888%	0.08000%	0.00000%	0.00000%	0.00693%	0.00120%	0.00025%	0.00050%	Actual/360	2	No	120	118	0	0	360	358	2/28/2019	4/1/2019
Loan		40.00	Courtview Owners Corp.	$50,390,000	12/5/2018	4.3400%	0.08888%	0.08000%	0.00000%	0.00000%	0.00693%	0.00120%	0.00025%	0.00050%	Actual/360	3	No	120	117	0	0	240	237	1/31/2019	3/1/2019
Loan	13, 14	41.00	Mokena Professional Center	$6,410,000	3/8/2019	4.7000%	0.01388%	0.00250%	0.00250%	0.00000%	0.00693%	0.00120%	0.00025%	0.00050%	Actual/360	0	No	121	121	13	13	360	360	5/3/2019	6/1/2019
Loan		42.00	Alden Properties Tenants Corp.	$12,600,000	2/9/2019	4.0600%	0.08888%	0.08000%	0.00000%	0.00000%	0.00693%	0.00120%	0.00025%	0.00050%	Actual/360	1	No	120	119	120	119	0	0	3/29/2019	5/1/2019
Loan		43.00	Westerfield Townhouses Cooperative, Inc.	$19,820,000	1/7/2019	4.3400%	0.08888%	0.08000%	0.00000%	0.00000%	0.00693%	0.00120%	0.00025%	0.00050%	Actual/360	1	No	120	119	0	0	240	239	3/28/2019	5/1/2019
Loan		44.00	1440 Renaissance Drive	$5,560,000	2/27/2019	4.5300%	0.01388%	0.00250%	0.00250%	0.00000%	0.00693%	0.00120%	0.00025%	0.00050%	Actual/360	0	No	120	120	120	120	0	0	4/25/2019	6/1/2019
Loan	10	45.00	Buda Shops	$5,700,000	9/1/2019	4.8950%	0.01388%	0.00250%	0.00250%	0.00000%	0.00693%	0.00120%	0.00025%	0.00050%	Actual/360	0	No	120	120	60	60	360	360	4/17/2019	6/11/2019
Loan		46.00	Hewlett Park Apartment Owners, Inc.	$15,250,000	4/5/2019	3.9200%	0.08888%	0.08000%	0.00000%	0.00000%	0.00693%	0.00120%	0.00025%	0.00050%	Actual/360	0	No	120	120	0	0	480	480	4/29/2019	6/1/2019
Loan		47.00	Boulevard Apartments, Inc.	$25,840,000	3/13/2019	3.9500%	0.08888%	0.08000%	0.00000%	0.00000%	0.00693%	0.00120%	0.00025%	0.00050%	Actual/360	0	No	120	120	0	0	480	480	4/24/2019	6/1/2019
Loan		48.00	The 1261 LaVista Cooperative, Inc.	$10,360,000	2/19/2019	4.4300%	0.08888%	0.08000%	0.00000%	0.00000%	0.00693%	0.00120%	0.00025%	0.00050%	Actual/360	1	No	120	119	0	0	300	299	4/1/2019	5/1/2019
Loan		49.00	201 W. 89 Owners Inc. a/k/a 201 W. 89 Owners, Inc.	$148,300,000	1/4/2019	4.3400%	0.08888%	0.08000%	0.00000%	0.00000%	0.00693%	0.00120%	0.00025%	0.00050%	Actual/360	3	No	120	117	120	117	0	0	1/30/2019	3/1/2019
Loan		50.00	Coachella Valley Storage	$4,600,000	3/4/2019	4.7500%	0.09138%	0.00250%	0.08000%	0.00000%	0.00693%	0.00120%	0.00025%	0.00050%	Actual/360	0	No	120	120	120	120	0	0	4/15/2019	6/11/2019
Loan		51.00	Park Terrace Arms Corp.	$21,600,000	12/17/2018	4.3700%	0.08888%	0.08000%	0.00000%	0.00000%	0.00693%	0.00120%	0.00025%	0.00050%	Actual/360	2	No	120	118	0	0	360	358	2/7/2019	4/1/2019
Loan		52.00	130 West 16 Owners Inc.	$40,225,000	3/6/2019	3.8300%	0.08888%	0.08000%	0.00000%	0.00000%	0.00693%	0.00120%	0.00025%	0.00050%	Actual/360	0	No	120	120	0	0	360	360	4/29/2019	6/1/2019
Loan		53.00	Emerald Court, Inc. F/K/A 836-840 Palisade Avenue Owners, Inc.	$9,900,000	2/8/2019	4.4400%	0.08888%	0.08000%	0.00000%	0.00000%	0.00693%	0.00120%	0.00025%	0.00050%	Actual/360	1	No	120	119	120	119	0	0	3/19/2019	5/1/2019
Loan	9	54.00	111-117 West 96th Street Owners, Inc.	$32,650,000	12/3/2018	4.4800%	0.08888%	0.08000%	0.00000%	0.00000%	0.00693%	0.00120%	0.00025%	0.00050%	Actual/360	3	No	120	117	0	0	360	357	1/29/2019	3/1/2019
Loan		55.00	220 Chestnut Street Owners Corp.	$5,590,000	2/13/2019	4.4100%	0.08888%	0.08000%	0.00000%	0.00000%	0.00693%	0.00120%	0.00025%	0.00050%	Actual/360	2	No	120	118	0	0	360	358	3/1/2019	4/1/2019
Loan		56.00	City Centre Apartment Corp.	$9,190,000	11/8/2018	4.6100%	0.08888%	0.08000%	0.00000%	0.00000%	0.00693%	0.00120%	0.00025%	0.00050%	Actual/360	3	No	120	117	0	0	360	357	1/31/2019	3/1/2019

A-1-3

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Property Flag	Footnotes	Loan ID	Property Name	First P&I Payment Date (Partial IO Loans)	Maturity Date	ARD Loan Final Maturity Date	Monthly Debt Service (P&I)	Monthly Debt Service (IO)	Annual Debt Service (P&I)	Annual Debt Service (IO)	Lockbox Type	Cash Management Status	Crossed With Other Loans	Related-Borrower Loans	UW NOI DSCR (P&I)	UW NOI DSCR (IO)	UW NCF DSCR (P&I)	UW NCF DSCR (IO)	Cut-Off Date LTV Ratio	Maturity Date LTV Ratio	Grace Period to Late Charge (Days)	Grace Period to Default (Days)	Due Date	Prepayment Provisions (No. of Payments)	YM Formula	Third Most Recent Revenues
Loan	5, 10	1.00	350 Bush Street	N/A	5/11/2029	N/A	$0.00	$330,541.48	$0.00	$3,966,497.76	Hard	In Place	No	N/A	N/A	3.58x	N/A	3.42x	35.4%	35.4%	10	0	Eleventh	LO(24);DEF(89);O(7)		N/A
Loan	5, 7, 8, 9	2.00	The Alhambra	N/A	5/11/2029	N/A	$0.00	$356,550.93	$0.00	$4,278,611.16	Hard	In Place	No	N/A	N/A	2.55x	N/A	2.36x	65.1%	65.1%	5	0	Eleventh	LO(24);DEF(92);O(4)		$19,131,802
Loan	5, 9	3.00	Ford Factory	N/A	4/1/2029	N/A	$0.00	$362,803.24	$0.00	$4,353,638.88	Hard	Springing	No	N/A	N/A	1.86x	N/A	1.81x	57.0%	57.0%	5	5	First	LO(25);DEF(88);O(7)		N/A
Loan	5, 11	4.00	Newport Corporate Center	N/A	5/6/2029	10/6/2030	$0.00	$220,935.26	$0.00	$2,651,223.12	Hard	Springing	No	N/A	N/A	5.63x	N/A	5.63x	34.5%	34.5%	5	0	Sixth	LO(24);DEF(89);O(7)		$34,279,904
Loan	5	5.00	9201 West Sunset Boulevard	N/A	5/1/2029	N/A	$0.00	$262,892.94	$0.00	$3,154,715.28	Springing	Springing	No	N/A	N/A	1.92x	N/A	1.87x	64.6%	64.6%	0	0	Fifth	LO(24);DEF(92);O(4)		$12,792,481
Loan	5, 9, 12	6.00	Central Tower	N/A	5/6/2029	N/A	$0.00	$218,511.64	$0.00	$2,622,139.68	Hard	Springing	No	N/A	N/A	2.49x	N/A	2.32x	52.6%	52.6%	0	0	Sixth	LO(24);DEF(89);O(7)		$2,719,236
Loan	10	7.00	Marriott Hanover	5/11/2024	4/11/2029	N/A	$316,615.10	$245,868.06	$3,799,381.20	$2,950,416.72	Hard	Springing	No	Group A	2.15x	2.77x	1.85x	2.38x	58.1%	53.5%	0	0	Eleventh	LO(25);DEF(91);O(4)		$25,926,692
Loan	5	8.00	Westin Atlanta Airport	N/A	4/1/2029	N/A	$233,797.34	$0.00	$2,805,568.08	$0.00	Hard	Springing	No	N/A	2.37x	N/A	2.07x	N/A	69.1%	56.3%	5	5	First	LO(25);DEF(90);O(5)		$26,408,183
Loan	5, 6	9.00	ILPT Hawaii Portfolio	N/A	2/7/2029	N/A	$0.00	$145,662.04	$0.00	$1,747,944.48	Hard	Springing	No	N/A	N/A	2.42x	N/A	2.40x	45.2%	45.2%	0	0	Seventh	LO(27);DEF/YM1(86);O(7)	A	$71,594,513
Loan	5	10.00	Great Wolf Lodge Southern California	N/A	3/11/2029	N/A	$0.00	$177,542.08	$0.00	$2,130,504.96	Soft	Springing	No	N/A	N/A	2.74x	N/A	2.41x	49.5%	49.5%	0	0	Eleventh	LO(26);DEF(87);O(7)		$73,181,700
Loan		11.00	801 Barton Springs	N/A	5/1/2024	N/A	$0.00	$117,034.46	$0.00	$1,404,413.52	Hard	In Place	No	N/A	N/A	2.59x	N/A	2.52x	54.6%	54.6%	5	5	First	LO(24);DEF(32);O(4)		N/A
Loan	8	12.00	Millennium Park	5/11/2021	4/11/2029	N/A	$119,286.70	$91,334.49	$1,431,440.40	$1,096,013.88	Springing	Springing	No	N/A	1.58x	2.07x	1.49x	1.95x	67.6%	58.2%	0	0	Eleventh	LO(25);DEF(88);O(7)		$2,708,351
Loan		13.00	Cubesmart - Brooklyn	N/A	5/1/2029	N/A	$0.00	$75,669.91	$0.00	$908,038.92	Soft	Springing	No	N/A	N/A	2.14x	N/A	2.12x	59.2%	59.2%	5	4	First	LO(24);DEF(92);O(4)		$2,636,082
Loan	10	14.00	Hilton Garden Inn Las Colinas	6/11/2022	5/11/2029	N/A	$100,838.08	$78,660.88	$1,210,056.96	$943,930.56	Hard	Springing	No	Group A	1.96x	2.51x	1.72x	2.21x	60.1%	53.2%	0	0	Eleventh	LO(24);DEF(92);O(4)		$5,321,595
Loan		15.00	Regency Gardens Apartment Corp.	N/A	5/1/2029	N/A	$78,650.67	$0.00	$943,808.04	$0.00	N/A	N/A	No	N/A	6.18x	N/A	6.05x	N/A	11.0%	8.7%	10	10	First	YM1(113);1%(3);O(4)	F	N/A
Loan	8	16.00	Gardena Plaza	N/A	5/1/2029	N/A	$0.00	$47,156.39	$0.00	$565,876.68	Springing	Springing	No	N/A	N/A	1.89x	N/A	1.79x	59.5%	59.5%	5	4	First	LO(24);DEF/YM1(91);O(5)	B	$901,218
Loan		17.00	Lincoln Square	6/1/2021	5/1/2029	N/A	$61,071.71	$47,338.47	$732,860.52	$568,061.64	Soft	Springing	No	N/A	1.77x	2.29x	1.53x	1.98x	64.8%	55.9%	5	4	First	LO(24);DEF(92);O(4)		N/A
Loan		18.00	Shoppes at 41st Street	6/1/2022	5/1/2029	N/A	$61,734.49	$48,582.18	$740,813.88	$582,986.16	Hard	Springing	No	N/A	1.44x	1.83x	1.34x	1.70x	62.2%	55.1%	5	4	First	LO(24);YM1(92);O(4)	C	$1,385,320
Loan	9	19.00	Revere Plastics	5/1/2024	4/1/2029	N/A	$57,631.64	$42,831.78	$691,579.68	$513,981.36	Hard	In Place	No	N/A	1.76x	2.37x	1.65x	2.22x	65.9%	60.3%	5	4	First	LO(25);DEF/YM1(90);O(5)	B	N/A
Loan	10	20.00	CVS Office	N/A	4/11/2029	N/A	$0.00	$41,079.40	$0.00	$492,952.80	Springing	Springing	No	N/A	N/A	2.50x	N/A	2.49x	55.3%	55.3%	0	0	Eleventh	LO(25);DEF(91);O(4)		N/A
Loan		21.00	Walgreens - St. Paul	N/A	5/11/2029	N/A	$50,219.53	$0.00	$602,634.36	$0.00	Hard	Springing	No	N/A	1.59x	N/A	1.59x	N/A	62.7%	50.6%	0	0	Eleventh	LO(24);DEF(92);O(4)		N/A
Loan		22.00	Park Lane North Owners, Inc.	N/A	3/1/2029	N/A	$48,843.37	$0.00	$586,120.44	$0.00	N/A	N/A	No	N/A	4.16x	N/A	4.08x	N/A	13.4%	10.8%	10	10	First	YM1(113);1%(3);O(4)	F	N/A
Loan	6, 7	23.00	50 South Liberty & 925 North State	N/A	5/11/2029	N/A	$50,788.22	$0.00	$609,458.64	$0.00	N/A	N/A	No	N/A	1.69x	N/A	1.62x	N/A	75.0%	61.7%	0	0	Eleventh	LO(24);YM1(89);O(7)	D	$1,516,398
Property		23.01	50 South Liberty																							$746,374
Property		23.02	925 North State																							$770,024
Loan		24.00	Elk Grove Crossing	N/A	3/1/2029	N/A	$0.00	$32,889.71	$0.00	$394,676.52	Springing	Springing	No	N/A	N/A	2.12x	N/A	1.98x	66.4%	66.4%	5	4	First	LO(26);DEF(87);O(7)		$926,911
Loan		25.00	Winter Park Self Storage	5/1/2026	4/1/2029	N/A	$37,873.27	$28,588.05	$454,479.24	$343,056.60	Springing	Springing	No	N/A	1.65x	2.19x	1.62x	2.15x	59.4%	56.6%	5	4	First	LO(25);DEF(90);O(5)		$891,702
Loan		26.00	Wyndham Garden Duluth	N/A	5/1/2029	N/A	$45,704.46	$0.00	$548,453.52	$0.00	Springing	Springing	No	N/A	1.91x	N/A	1.73x	N/A	67.0%	51.5%	5	5	First	LO(24);DEF(92);O(4)		$2,335,569
Loan		27.00	Rancho Viejo	N/A	5/11/2029	N/A	$35,948.79	$0.00	$431,385.48	$0.00	Springing	Springing	No	N/A	1.81x	N/A	1.69x	N/A	65.5%	53.1%	0	0	Eleventh	LO(24);DEF(92);O(4)		$1,073,261
Loan		28.00	McGalliard Mall Shoppes	N/A	4/1/2029	N/A	$36,642.00	$0.00	$439,704.00	$0.00	Springing	Springing	No	N/A	1.69x	N/A	1.56x	N/A	67.2%	55.1%	5	5	First	LO(25);DEF(91);O(4)		$1,084,245
Loan		29.00	Scott Labs - Petaluma	N/A	5/11/2029	N/A	$38,222.43	$0.00	$458,669.16	$0.00	Springing	Springing	No	N/A	1.89x	N/A	1.82x	N/A	48.6%	35.9%	0	0	Eleventh	LO(24);DEF(92);O(4)		N/A
Loan		30.00	South Plaza Vista	N/A	4/11/2029	N/A	$37,148.42	$0.00	$445,781.04	$0.00	Springing	Springing	No	N/A	1.54x	N/A	1.45x	N/A	67.3%	55.9%	0	0	Eleventh	LO(25);DEF(91);O(4)		N/A
Loan		31.00	CLC-EZ Storage Utica	6/11/2024	5/11/2029	N/A	$32,673.57	$24,833.41	$392,082.84	$298,000.92	N/A	N/A	No	N/A	1.52x	2.00x	1.50x	1.97x	69.8%	64.1%	0	0	Eleventh	LO(24);DEF(92);O(4)		$813,471
Loan		32.00	104 North Avenue 56 and 124 North Avenue 55	N/A	5/11/2029	N/A	$0.00	$24,934.91	$0.00	$299,218.92	Hard	In Place	No	N/A	N/A	1.95x	N/A	1.88x	57.7%	57.7%	0	0	Eleventh	LO(24);DEF(92);O(4)		$272,427
Loan		33.00	Knights Court	N/A	5/1/2029	N/A	$0.00	$25,595.63	$0.00	$307,147.56	Springing	Springing	No	N/A	N/A	2.79x	N/A	2.64x	59.3%	59.3%	5	5	First	LO(24);DEF(91);O(5)		$828,647
Loan		34.00	Stonegate Apartments	5/1/2022	4/1/2029	N/A	$32,503.29	$25,752.78	$390,039.48	$309,033.36	Springing	Springing	No	N/A	1.42x	1.80x	1.39x	1.76x	70.6%	62.7%	5	4	First	LO(25);DEF(91);O(4)		$686,220
Loan		35.00	Greenwood Arms Cooperative Corp.	N/A	4/1/2029	N/A	$24,593.39	$0.00	$295,120.68	$0.00	N/A	N/A	No	N/A	7.53x	N/A	7.38x	N/A	16.7%	14.7%	10	10	First	YM1(113);1%(3);O(4)	F	N/A
Loan		36.00	800 Wilcrest Drive	5/1/2021	4/1/2029	N/A	$29,921.80	$23,382.81	$359,061.60	$280,593.72	Springing	Springing	No	N/A	2.03x	2.60x	1.79x	2.28x	75.0%	64.9%	5	5	First	LO(25);DEF(91);O(4)		$1,056,109
Loan		37.00	Talbot Apartments, Inc.	N/A	5/1/2029	N/A	$23,123.63	$0.00	$277,483.56	$0.00	N/A	N/A	No	N/A	3.27x	N/A	3.09x	N/A	17.4%	15.4%	10	10	First	YM1(113);1%(3);O(4)	F	N/A
Loan		38.00	Queens Boulevard Tenants Corp.	N/A	3/1/2029	N/A	$26,042.44	$0.00	$312,509.28	$0.00	N/A	N/A	No	N/A	5.51x	N/A	5.43x	N/A	9.7%	7.8%	10	10	First	YM1(113);1%(3);O(4)	F	N/A
Loan		39.00	Sea Cliff Towers Owners Corp.	N/A	3/1/2029	N/A	$24,743.57	$0.00	$296,922.84	$0.00	N/A	N/A	No	N/A	6.35x	N/A	6.18x	N/A	13.7%	11.1%	10	10	First	YM1(113);1%(3);O(4)	F	N/A
Loan		40.00	Courtview Owners Corp.	N/A	2/1/2029	N/A	$28,394.07	$0.00	$340,728.84	$0.00	N/A	N/A	No	N/A	5.35x	N/A	5.23x	N/A	9.0%	5.6%	10	10	First	YM1(113);1%(3);O(4)	F	N/A
Loan	13, 14	41.00	Mokena Professional Center	7/1/2020	6/1/2029	N/A	$22,820.06	$17,472.69	$273,840.72	$209,672.28	Springing	Springing	No	N/A	1.94x	2.53x	1.76x	2.29x	68.6%	57.6%	5	5	First	LO(24);DEF(93);O(4)		N/A
Loan		42.00	Alden Properties Tenants Corp.	N/A	4/1/2029	N/A	$0.00	$13,721.30	$0.00	$164,655.60	N/A	N/A	No	N/A	N/A	4.89x	N/A	4.75x	31.7%	31.7%	10	10	First	YM1(113);1%(3);O(4)	F	N/A
Loan		43.00	Westerfield Townhouses Cooperative, Inc.	N/A	4/1/2029	N/A	$24,681.00	$0.00	$296,172.00	$0.00	N/A	N/A	No	N/A	4.40x	N/A	4.18x	N/A	19.9%	12.3%	10	10	First	YM1(113);1%(3);O(4)	F	N/A
Loan		44.00	1440 Renaissance Drive	N/A	5/1/2029	N/A	$0.00	$13,587.38	$0.00	$163,048.56	Springing	Springing	No	N/A	N/A	3.36x	N/A	2.95x	63.8%	63.8%	5	5	First	LO(23);YM1(93);O(4)	E	$827,422
Loan	10	45.00	Buda Shops	6/11/2024	5/11/2029	N/A	$18,564.80	$14,475.38	$222,777.60	$173,704.56	Springing	Springing	No	N/A	1.65x	2.11x	1.60x	2.06x	61.4%	56.6%	0	0	Eleventh	LO(24);DEF(89);O(7)		N/A
Loan		46.00	Hewlett Park Apartment Owners, Inc.	N/A	5/1/2029	N/A	$12,513.20	$0.00	$150,158.40	$0.00	N/A	N/A	No	N/A	5.81x	N/A	5.63x	N/A	19.9%	17.5%	10	10	First	YM1(113);1%(3);O(4)	F	N/A
Loan		47.00	Boulevard Apartments, Inc.	N/A	5/1/2029	N/A	$11,615.36	$0.00	$139,384.32	$0.00	N/A	N/A	No	N/A	6.71x	N/A	6.58x	N/A	10.8%	9.6%	10	10	First	YM1(113);1%(3);O(4)	F	N/A
Loan		48.00	The 1261 LaVista Cooperative, Inc.	N/A	4/1/2029	N/A	$14,737.60	$0.00	$176,851.20	$0.00	N/A	N/A	No	N/A	2.87x	N/A	2.71x	N/A	25.7%	18.9%	10	10	First	YM1(113);1%(3);O(4)	F	N/A
Loan		49.00	201 W. 89 Owners Inc. a/k/a 201 W. 89 Owners, Inc.	N/A	2/1/2029	N/A	$0.00	$8,250.52	$0.00	$99,006.24	N/A	N/A	No	N/A	N/A	53.89x	N/A	53.49x	1.5%	1.5%	10	10	First	YM1(113);1%(3);O(4)	F	N/A
Loan		50.00	Coachella Valley Storage	N/A	5/11/2029	N/A	$0.00	$8,026.62	$0.00	$96,319.44	Springing	Springing	No	N/A	N/A	3.57x	N/A	3.50x	43.5%	43.5%	0	0	Eleventh	LO(24);DEF(92);O(4)		$378,929
Loan		51.00	Park Terrace Arms Corp.	N/A	3/1/2029	N/A	$9,979.81	$0.00	$119,757.72	$0.00	N/A	N/A	No	N/A	5.45x	N/A	5.32x	N/A	9.2%	7.5%	10	10	First	YM1(113);1%(3);O(4)	F	N/A
Loan		52.00	130 West 16 Owners Inc.	N/A	5/1/2029	N/A	$8,184.17	$0.00	$98,210.04	$0.00	N/A	N/A	No	N/A	12.54x	N/A	12.40x	N/A	4.4%	3.4%	10	10	First	YM1(113);1%(3);O(4)	F	N/A
Loan		53.00	Emerald Court, Inc. F/K/A 836-840 Palisade Avenue Owners, Inc.	N/A	4/1/2029	N/A	$0.00	$5,627.08	$0.00	$67,524.96	N/A	N/A	No	N/A	N/A	9.26x	N/A	9.03x	15.2%	15.2%	10	10	First	YM1(113);1%(3);O(4)	F	N/A
Loan	9	54.00	111-117 West 96th Street Owners, Inc.	N/A	2/1/2029	N/A	$7,582.46	$0.00	$90,989.52	$0.00	N/A	N/A	No	N/A	10.67x	N/A	10.52x	N/A	4.6%	3.7%	10	10	First	YM1(113);1%(3);O(4)	F	N/A
Loan		55.00	220 Chestnut Street Owners Corp.	N/A	3/1/2029	N/A	$7,018.92	$0.00	$84,227.04	$0.00	N/A	N/A	No	N/A	5.47x	N/A	5.23x	N/A	25.0%	20.2%	10	10	First	YM1(113);1%(3);O(4)	F	N/A
Loan		56.00	City Centre Apartment Corp.	N/A	2/1/2029	N/A	$6,672.15	$0.00	$80,065.80	$0.00	N/A	N/A	No	N/A	6.97x	N/A	6.73x	N/A	14.1%	11.5%	10	10	First	YM1(113);1%(3);O(4)	F	N/A

A-1-4

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Property Flag	Footnotes	Loan ID	Property Name	Third Most Recent Expenses	Third Most Recent NOI	Third Most Recent NOI Date	Third Most Recent NOI Debt Yield	Second Most Recent Revenues	Second Most Recent Expenses	Second Most Recent NOI	Second Most Recent NOI Date	Second Most Recent NOI Debt Yield	Most Recent Revenues	Most Recent Expenses	Most Recent NOI	Most Recent NOI Date	Most Recent NOI Debt Yield	Underwritten Occupancy Rate	Underwritten Effective Gross Income	Underwritten Total Expenses	Underwritten NOI	Underwritten NOI Debt Yield	Underwritten Replacement Reserves	Underwritten TI/LC	Underwritten NCF
Loan	5, 10	1.00	350 Bush Street	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	$12,190,528	$5,287,770	$6,902,758	12/31/2018	3.7%	95.0%	$36,764,325	$10,457,726	$26,306,599	14.2%	$58,140	$1,162,797	$25,085,662
Loan	5, 7, 8, 9	2.00	The Alhambra	$10,648,423	$8,483,379	12/31/2016	5.7%	$21,031,902	$11,378,985	$9,652,918	12/31/2017	6.4%	$24,409,301	$10,688,684	$13,720,618	12/31/2018	9.1%	90.0%	$28,316,825	$11,975,737	$16,341,088	10.9%	$232,973	$931,891	$15,176,225
Loan	5, 9	3.00	Ford Factory	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	95.0%	$17,663,180	$6,155,726	$11,507,454	8.5%	$64,257	$257,028	$11,186,169
Loan	5, 11	4.00	Newport Corporate Center	$10,460,300	$23,819,604	12/31/2016	14.5%	$34,718,517	$10,077,187	$24,641,331	12/31/2017	15.0%	$32,840,915	$9,091,557	$23,749,358	12/31/2018	14.5%	95.3%	$39,917,673	$6,775,774	$33,141,899	20.2%	$149,743	-$149,743	$33,141,899
Loan	5	5.00	9201 West Sunset Boulevard	$3,505,810	$9,286,672	12/31/2016	6.9%	$13,262,339	$3,447,634	$9,814,705	12/31/2017	7.3%	$14,391,096	$3,465,148	$10,925,948	12/31/2018	8.1%	100.0%	$15,015,696	$3,316,417	$11,699,279	8.7%	$32,515	$283,913	$11,382,851
Loan	5, 9, 12	6.00	Central Tower	$2,180,042	$539,194	12/31/2016	0.6%	$7,707,011	$2,507,075	$5,199,935	12/31/2017	5.3%	$12,251,083	$3,156,008	$9,095,076	12/31/2018	9.3%	95.0%	$14,270,330	$4,213,489	$10,056,841	10.3%	$32,970	$646,204	$9,377,667
Loan	10	7.00	Marriott Hanover	$19,243,649	$6,683,043	12/31/2017	11.1%	$27,029,798	$19,730,754	$7,299,044	12/31/2018	12.2%	$26,757,713	$19,796,002	$6,961,711	2/28/2019 TTM	11.6%	72.0%	$28,700,976	$20,521,621	$8,179,355	13.6%	$1,148,039	$0	$7,031,316
Loan	5	8.00	Westin Atlanta Airport	$19,264,442	$7,143,741	12/31/2017	11.8%	$26,454,922	$18,534,787	$7,920,135	12/31/2018	13.1%	$27,603,941	$18,727,788	$8,876,153	3/31/2019 TTM	14.7%	86.0%	$27,603,941	$18,761,583	$8,842,358	14.6%	$1,104,158	$0	$7,738,200
Loan	5, 6	9.00	ILPT Hawaii Portfolio	$16,049,950	$55,544,563	12/31/2016	8.5%	$73,911,499	$17,034,145	$56,877,354	12/31/2017	8.8%	$76,428,806	$18,588,609	$57,840,197	10/31/2018 TTM	8.9%	100.0%	$86,985,222	$18,221,433	$68,763,789	10.6%	$59,078	$498,822	$68,205,889
Loan	5	10.00	Great Wolf Lodge Southern California	$56,397,508	$16,784,192	12/31/2017	11.2%	$83,918,394	$62,245,360	$21,673,034	12/31/2018	14.4%	$84,732,839	$62,714,987	$22,017,852	1/31/2019 TTM	14.7%	80.8%	$84,732,839	$62,846,900	$21,885,939	14.6%	$2,640,560	$0	$19,245,379
Loan		11.00	801 Barton Springs	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	97.3%	$4,952,933	$1,315,437	$3,637,496	10.5%	$13,437	$89,578	$3,534,481
Loan	8	12.00	Millennium Park	$902,846	$1,805,505	12/31/2017	7.9%	$2,756,550	$996,816	$1,759,735	12/31/2018	7.7%	$2,756,665	$999,952	$1,756,713	3/31/2019 TTM	7.6%	95.0%	$3,409,642	$1,143,538	$2,266,104	9.9%	$33,856	$98,259	$2,133,989
Loan		13.00	Cubesmart - Brooklyn	$898,757	$1,737,325	12/31/2017	8.7%	$2,822,389	$873,450	$1,948,939	12/31/2018	9.7%	$2,845,232	$888,839	$1,956,393	2/28/2019 TTM	9.8%	87.5%	$2,809,835	$867,604	$1,942,231	9.7%	$13,305	$0	$1,928,926
Loan	10	14.00	Hilton Garden Inn Las Colinas	$4,027,012	$1,294,583	12/31/2017	6.8%	$7,093,798	$4,778,858	$2,314,940	12/31/2018	12.2%	$7,081,948	$4,814,886	$2,267,062	2/28/2019 TTM	11.9%	67.1%	$7,093,080	$4,726,619	$2,366,461	12.5%	$283,723	$0	$2,082,738
Loan		15.00	Regency Gardens Apartment Corp.	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	95.3%	$10,902,873	$5,074,261	$5,828,612	35.0%	$113,900	$0	$5,714,712
Loan	8	16.00	Gardena Plaza	$218,642	$682,576	12/31/2016	5.8%	$687,273	$202,229	$485,044	12/31/2017	4.1%	$1,114,601	$181,293	$933,308	12/31/2018	7.9%	95.0%	$1,366,787	$297,818	$1,068,969	9.1%	$13,324	$41,555	$1,014,090
Loan		17.00	Lincoln Square	N/A	N/A	N/A	N/A	$1,602,516	$923,782	$678,734	12/31/2018	5.9%	$1,683,509	$960,893	$722,616	2/28/2019 TTM	6.2%	94.4%	$2,291,745	$993,547	$1,298,198	11.2%	$23,253	$150,676	$1,124,269
Loan		18.00	Shoppes at 41st Street	$393,505	$991,815	12/31/2016	8.6%	$1,381,125	$369,416	$1,011,709	12/31/2017	8.8%	$1,512,875	$361,225	$1,151,650	12/31/2018	10.0%	93.0%	$1,453,834	$389,248	$1,064,586	9.3%	$6,177	$66,318	$992,091
Loan	9	19.00	Revere Plastics	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	95.0%	$1,683,585	$464,578	$1,219,007	10.6%	$46,464	$30,976	$1,141,567
Loan	10	20.00	CVS Office	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	95.0%	$1,255,824	$23,816	$1,232,008	11.2%	$5,895	$575	$1,225,538
Loan		21.00	Walgreens - St. Paul	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	97.0%	$968,060	$9,681	$958,379	9.5%	$1,563	$0	$956,816
Loan		22.00	Park Lane North Owners, Inc.	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	95.0%	$5,099,419	$2,660,252	$2,439,167	24.5%	$49,200	$0	$2,389,967
Loan	6, 7	23.00	50 South Liberty & 925 North State	$465,601	$1,050,797	12/31/2017	11.0%	$1,572,681	$525,944	$1,046,737	12/31/2018	11.0%	$1,534,638	$536,295	$998,343	3/31/2019 TTM	10.5%	95.0%	$1,562,622	$531,263	$1,031,359	10.8%	$25,875	$17,472	$988,012
Property		23.01	50 South Liberty	$204,112	$542,262	12/31/2017		$804,359	$234,549	$569,810	12/31/2018		$768,705	$243,463	$525,242	3/31/2019 TTM		95.0%	$792,009	$229,184	$562,824		$10,998	$12,411	$539,414
Property		23.02	925 North State	$261,488	$508,535	12/31/2017		$768,321	$291,395	$476,927	12/31/2018		$765,933	$292,832	$473,101	3/31/2019 TTM		95.0%	$770,614	$302,079	$468,535		$14,877	$5,060	$448,598
Loan		24.00	Elk Grove Crossing	$259,398	$667,513	12/31/2016	8.0%	$1,054,217	$297,621	$756,596	12/31/2017	9.1%	$1,097,363	$310,830	$786,533	12/31/2018	9.5%	92.0%	$1,171,352	$335,678	$835,675	10.1%	$5,855	$50,193	$779,627
Loan		25.00	Winter Park Self Storage	$266,028	$625,674	12/31/2017	8.4%	$996,328	$290,903	$705,425	12/31/2018	9.5%	$1,001,954	$292,755	$709,199	1/31/2019 TTM	9.6%	78.9%	$1,035,563	$284,657	$750,906	10.1%	$13,448	$0	$737,458
Loan		26.00	Wyndham Garden Duluth	$1,278,649	$1,056,920	12/31/2017	14.5%	$2,518,056	$1,463,243	$1,054,813	12/31/2018	14.4%	$2,540,188	$1,482,412	$1,057,776	2/28/2019 TTM	14.5%	72.9%	$2,540,188	$1,490,810	$1,049,378	14.4%	$101,608	$0	$947,771
Loan		27.00	Rancho Viejo	$341,159	$732,102	12/31/2016	10.4%	$1,091,046	$354,527	$736,519	12/31/2017	10.4%	$1,193,769	$392,309	$801,459	12/31/2018 T-11 Ann.	11.3%	89.8%	$1,203,815	$423,366	$780,449	11.0%	$14,469	$36,174	$729,806
Loan		28.00	McGalliard Mall Shoppes	$350,058	$734,187	12/31/2016	10.5%	$1,101,440	$376,016	$725,424	12/31/2017	10.4%	$1,114,952	$359,408	$755,543	12/31/2018	10.8%	94.1%	$1,106,006	$363,117	$742,888	10.6%	$9,386	$47,292	$686,210
Loan		29.00	Scott Labs - Petaluma	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	$885,475	$132,064	$753,411	12/31/2018	11.1%	95.0%	$1,090,393	$224,017	$866,377	12.7%	$8,535	$21,339	$836,503
Loan		30.00	South Plaza Vista	N/A	N/A	N/A	N/A	$252,121	$132,221	$119,899	12/31/2018	1.8%	$345,053	$178,111	$166,942	3/31/2019 TTM	2.5%	92.5%	$850,267	$162,074	$688,193	10.2%	$8,279	$34,011	$645,903
Loan		31.00	CLC-EZ Storage Utica	$352,061	$461,410	12/31/2017	7.3%	$858,714	$359,718	$498,996	12/31/2018	7.9%	$868,122	$352,911	$515,211	1/31/2019 TTM	8.1%	90.2%	$889,221	$292,373	$596,848	9.4%	$10,546	$0	$586,302
Loan		32.00	104 North Avenue 56 and 124 North Avenue 55	$145,656	$126,771	12/31/2017	2.0%	$529,775	$144,782	$384,993	12/31/2018	6.2%	$562,421	$134,006	$428,415	3/31/2019 TTM	6.9%	95.0%	$714,639	$132,041	$582,598	9.4%	$3,493	$17,466	$561,639
Loan		33.00	Knights Court	$227,391	$601,256	12/31/2016	9.8%	$1,060,358	$300,208	$760,150	12/31/2017	12.4%	$1,020,277	$299,125	$721,152	12/31/2018	11.8%	94.6%	$1,277,811	$419,903	$857,908	14.0%	$6,132	$39,656	$812,120
Loan		34.00	Stonegate Apartments	$124,602	$561,618	12/31/2017	9.4%	$807,658	$194,062	$613,596	12/31/2018	10.2%	$821,247	$196,448	$624,799	1/31/2019 TTM	10.4%	97.0%	$873,952	$318,869	$555,083	9.3%	$12,000	$0	$543,083
Loan		35.00	Greenwood Arms Cooperative Corp.	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	96.0%	$3,681,400	$1,460,424	$2,220,976	37.0%	$42,300	$0	$2,178,676
Loan		36.00	800 Wilcrest Drive	$439,265	$616,845	12/31/2016	11.0%	$1,091,348	$421,276	$670,072	12/31/2017	11.9%	$1,171,534	$416,229	$755,305	12/31/2018	13.4%	92.0%	$1,140,465	$411,371	$729,094	13.0%	$15,354	$72,776	$640,964
Loan		37.00	Talbot Apartments, Inc.	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	94.9%	$2,179,226	$1,271,126	$908,100	16.5%	$52,000	$0	$856,100
Loan		38.00	Queens Boulevard Tenants Corp.	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	94.0%	$3,156,583	$1,433,720	$1,722,863	32.9%	$25,200	$0	$1,697,663
Loan		39.00	Sea Cliff Towers Owners Corp.	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	94.0%	$2,903,152	$1,018,879	$1,884,273	37.8%	$48,800	$0	$1,835,473
Loan		40.00	Courtview Owners Corp.	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	95.2%	$3,455,261	$1,633,986	$1,821,275	40.4%	$37,600	$0	$1,783,675
Loan	13, 14	41.00	Mokena Professional Center	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	$902,473	$372,745	$529,728	12/31/2018	12.0%	82.8%	$929,222	$399,155	$530,068	12.0%	$14,750	$34,182	$481,136
Loan		42.00	Alden Properties Tenants Corp.	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	95.2%	$1,536,644	$730,677	$805,967	20.1%	$23,600	$0	$782,367
Loan		43.00	Westerfield Townhouses Cooperative, Inc.	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	94.2%	$2,569,560	$1,266,291	$1,303,269	33.0%	$64,500	$0	$1,238,769
Loan		44.00	1440 Renaissance Drive	$322,078	$505,344	12/31/2016	14.2%	$851,646	$354,198	$497,448	12/31/2017	14.0%	$923,508	$328,729	$594,779	12/31/2018	16.8%	90.0%	$981,061	$433,426	$547,635	15.4%	$14,218	$51,988	$481,429
Loan	10	45.00	Buda Shops	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	$287,558	$77,272	$210,286	1/31/2019 T-6 Ann.	6.0%	95.0%	$489,350	$121,967	$367,384	10.5%	$1,178	$8,835	$357,371
Loan		46.00	Hewlett Park Apartment Owners, Inc.	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	94.0%	$1,881,786	$1,009,056	$872,730	28.8%	$27,600	$0	$845,130
Loan		47.00	Boulevard Apartments, Inc.	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	95.1%	$1,776,485	$841,243	$935,242	33.4%	$18,100	$0	$917,142
Loan		48.00	The 1261 LaVista Cooperative, Inc.	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	92.0%	$1,023,496	$515,831	$507,665	19.0%	$28,000	$0	$479,665
Loan		49.00	201 W. 89 Owners Inc. a/k/a 201 W. 89 Owners, Inc.	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	94.9%	$8,250,734	$2,914,976	$5,335,758	237.1%	$40,400	$0	$5,295,358
Loan		50.00	Coachella Valley Storage	$200,657	$178,272	12/31/2017	8.9%	$457,967	$214,126	$243,841	12/31/2018	12.2%	$466,898	$215,047	$251,851	2/28/2019 TTM	12.6%	91.5%	$529,510	$186,058	$343,452	17.2%	$6,214	$0	$337,238
Loan		51.00	Park Terrace Arms Corp.	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	95.0%	$1,166,816	$514,385	$652,431	32.7%	$14,850	$0	$637,581
Loan		52.00	130 West 16 Owners Inc.	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	95.0%	$1,795,618	$564,338	$1,231,280	70.4%	$13,650	$0	$1,217,630
Loan		53.00	Emerald Court, Inc. F/K/A 836-840 Palisade Avenue Owners, Inc.	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	95.0%	$1,092,253	$467,181	$625,072	41.7%	$15,200	$0	$609,872
Loan	9	54.00	111-117 West 96th Street Owners, Inc.	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	95.0%	$1,483,562	$512,264	$971,298	65.0%	$14,000	$0	$957,298
Loan		55.00	220 Chestnut Street Owners Corp.	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	92.0%	$757,896	$296,788	$461,108	33.0%	$21,000	$0	$440,108
Loan		56.00	City Centre Apartment Corp.	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	93.0%	$1,062,521	$504,273	$558,248	43.1%	$19,800	$0	$538,448

A-1-5

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Property Flag	Footnotes	Loan ID	Property Name	Underwritten NCF Debt Yield	Largest Tenant	Largest Tenant Lease Expiration(4)	Largest Tenant NSF	Largest Tenant % of NSF	2nd Largest Tenant	2nd Largest Tenant Lease Expiration(4)	2nd Largest Tenant NSF	2nd Largest Tenant % of NSF	3rd Largest Tenant
Loan	5, 10	1.00	350 Bush Street	13.6%	Twitch	5/31/2028	185,510	47.9%	Atlassian	9/30/2029	145,215	37.5%	Publicis
Loan	5, 7, 8, 9	2.00	The Alhambra	10.1%	USC	73,677 SF expiring 08/31/2020; 34,711 SF expiring 02/16/2024; 22,475 SF expiring 03/1/2024; 6,471 SF expiring 09/1/2024	137,334	14.7%	ELARC	7,771 SF expiring 01/31/2025; 106,677 SF expiring 07/31/2026	114,448	12.3%	CLA - Public Health
Loan	5, 9	3.00	Ford Factory	8.3%	WMG Acquisition Corp	4/30/2030	257,028	100.0%	N/A	N/A	N/A	N/A	N/A
Loan	5, 11	4.00	Newport Corporate Center	20.2%	T-Mobile	34,949 SF expiring 10/30/2030; 884,052 SF expiring 10/31/2030	919,001	92.1%	KLSY/KIXI	3/31/2026	21,175	2.1%	LifeCenter Northwest
Loan	5	5.00	9201 West Sunset Boulevard	8.4%	HH Sunset - Innovative Dining	9/30/2022	13,258	8.0%	Oncotherapeutics	6/30/2024	11,239	6.7%	Anthony Mills, M.D.
Loan	5, 9, 12	6.00	Central Tower	9.6%	Unity Technologies	8/31/2025	85,783	52.0%	Maru Group, LLC	3/15/2021	5,338	3.2%	Seven Cities PTE, Ltd.
Loan	10	7.00	Marriott Hanover	11.7%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan	5	8.00	Westin Atlanta Airport	12.8%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan	5, 6	9.00	ILPT Hawaii Portfolio	10.5%	Servco Pacific, Inc.	1/31/2064	537,302	5.6%	Coca-Cola Bottling of Hawaii, LLC	12/31/2022; 7/31/2039	350,869	3.7%	Manheim Remarketing, Inc.
Loan	5	10.00	Great Wolf Lodge Southern California	12.8%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		11.00	801 Barton Springs	10.2%	801 Barton Springs Tenant LLC	3/31/2038	89,577	100.0%	N/A	N/A	N/A	N/A	N/A
Loan	8	12.00	Millennium Park	9.3%	Bob's Discount Furniture	5/31/2029	35,040	21.4%	Marshalls	10/31/2020	30,195	18.4%	Michaels
Loan		13.00	Cubesmart - Brooklyn	9.6%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan	10	14.00	Hilton Garden Inn Las Colinas	11.0%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		15.00	Regency Gardens Apartment Corp.	34.3%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan	8	16.00	Gardena Plaza	8.6%	99 Cents Only	1/31/2028	28,130	52.8%	Blink Fitness	3/31/2033	18,213	34.2%	Western Dental
Loan		17.00	Lincoln Square	9.7%	Community Connections for Life Inc.	11,612 SF expiring 5/31/2024; 11,612 SF expiring 3/31/2025	23,224	20.0%	St. Anthony's School of Higher Education	8/31/2023	11,612	10.0%	FL Dept. of Juvenile Justice
Loan		18.00	Shoppes at 41st Street	8.6%	Patagonia Nahuen Restaurant & Market	4/30/2023	4,424	14.3%	La Granja Restaurant	8/31/2020	4,164	13.5%	Pizza Hut
Loan	9	19.00	Revere Plastics	9.9%	Revere Plastics Systems, Inc.	12/31/2038	309,760	100.0%	N/A	N/A	N/A	N/A	N/A
Loan	10	20.00	CVS Office	11.1%	Caremark RX, LLC	1/31/2029	58,950	100.0%	N/A	N/A	N/A	N/A	N/A
Loan		21.00	Walgreens - St. Paul	9.5%	Walgreens	4/30/2086	15,632	100.0%	N/A	N/A	N/A	N/A	N/A
Loan		22.00	Park Lane North Owners, Inc.	24.0%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan	6, 7	23.00	50 South Liberty & 925 North State	10.4%
Property		23.01	50 South Liberty		Artina Promotional Products	3/31/2025	10,459	26.6%	Health Edge Software, Inc.	6/30/2020	9,569	24.4%	Povita, LLC Liberty Tavern
Property		23.02	925 North State		The Wine Bistro	11/5/2023	6,798	18.7%	JRS Wendell's LLC	6/30/2021	5,438	15.0%	Mount Carmel Health System
Loan		24.00	Elk Grove Crossing	9.4%	Dollar Tree	6/30/2029	10,023	25.7%	La Bou	11/30/2021	3,850	9.9%	Moo Moo Tea House
Loan		25.00	Winter Park Self Storage	9.9%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		26.00	Wyndham Garden Duluth	13.0%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		27.00	Rancho Viejo	10.3%	SaveMart	9/30/2023	47,145	65.2%	Amigos Restaurant	3/16/2024	5,603	7.7%	Brain Balance Center
Loan		28.00	McGalliard Mall Shoppes	9.8%	Party City	4/30/2024	12,000	20.2%	DaVita Healthcare	4/30/2024	6,790	11.5%	Buffalo Wild Wings
Loan		29.00	Scott Labs - Petaluma	12.3%	Scott Laboratories	6/30/2027	85,354	100.0%	N/A	N/A	N/A	N/A	N/A
Loan		30.00	South Plaza Vista	9.6%	Planet Fitness	1/31/2024	23,370	28.2%	Bealls Outlet	1/31/2028	20,010	24.2%	Shoe Source
Loan		31.00	CLC-EZ Storage Utica	9.2%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		32.00	104 North Avenue 56 and 124 North Avenue 55	9.1%	Lodge Room HLP	3/31/2034	8,719	49.9%	Delicias Bakery	6/14/2020	2,150	12.3%	City of Los Angeles
Loan		33.00	Knights Court	13.3%	Alpha Omega Gymnastics - Missouri City	12/31/2025	14,661	35.9%	Snap Fitness	8/31/2025	7,199	17.6%	Bushi Ban
Loan		34.00	Stonegate Apartments	9.1%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		35.00	Greenwood Arms Cooperative Corp.	36.3%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		36.00	800 Wilcrest Drive	11.4%	Brilliant Energy, LLC	8/31/2023	5,245	8.0%	Spartek Systems	3/30/2024	5,207	7.9%	R Construction Company
Loan		37.00	Talbot Apartments, Inc.	15.6%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		38.00	Queens Boulevard Tenants Corp.	32.4%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		39.00	Sea Cliff Towers Owners Corp.	36.8%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		40.00	Courtview Owners Corp.	39.5%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan	13, 14	41.00	Mokena Professional Center	10.9%	Presence Life Connections	11/30/2022	18,205	36.9%	IAPMO	5/31/2024	12,000	24.3%	Reinsurance Group of America
Loan		42.00	Alden Properties Tenants Corp.	19.6%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		43.00	Westerfield Townhouses Cooperative, Inc.	31.4%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		44.00	1440 Renaissance Drive	13.6%	XL.Net	12/31/2023	6,394	11.1%	Logiflex Inc.	2/28/2022	5,745	10.0%	Juniper Center PC
Loan	10	45.00	Buda Shops	10.2%	Ulti Mattress	9/30/2024	2,285	19.4%	Verizon Wireless	7/31/2028	2,220	18.8%	Deca Dental
Loan		46.00	Hewlett Park Apartment Owners, Inc.	27.9%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		47.00	Boulevard Apartments, Inc.	32.8%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		48.00	The 1261 LaVista Cooperative, Inc.	18.0%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		49.00	201 W. 89 Owners Inc. a/k/a 201 W. 89 Owners, Inc.	235.3%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		50.00	Coachella Valley Storage	16.9%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		51.00	Park Terrace Arms Corp.	32.0%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		52.00	130 West 16 Owners Inc.	69.6%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		53.00	Emerald Court, Inc. F/K/A 836-840 Palisade Avenue Owners, Inc.	40.7%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan	9	54.00	111-117 West 96th Street Owners, Inc.	64.1%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		55.00	220 Chestnut Street Owners Corp.	31.5%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		56.00	City Centre Apartment Corp.	41.6%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

A-1-6

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Property Flag	Footnotes	Loan ID	Property Name	3rd Largest Tenant Lease Expiration(4)	3rd Largest Tenant NSF	3rd Largest Tenant % of NSF	4th Largest Tenant	4th Largest Tenant Lease Expiration(4)	4th Largest Tenant NSF	4th Largest Tenant % of NSF	5th Largest Tenant	5th Largest Tenant Lease Expiration(4)	5th Largest Tenant NSF	5th Largest Tenant % of NSF	Upfront Replacement Reserves	Monthly Replacement Reserves
Loan	5, 10	1.00	350 Bush Street	1/31/2029	52,879	13.6%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	$0	$0
Loan	5, 7, 8, 9	2.00	The Alhambra	42,250 SF expiring 11/30/2020; 50,525 SF expiring 12/11/2025; 17,107 SF expiring 3/31/2022	109,882	11.8%	CLA - Health Finance	11/30/2026	68,148	7.3%	CLA - Parks & Recreation	11/30/2025	61,364	6.6%	$0	$19,414
Loan	5, 9	3.00	Ford Factory	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	$0	$0
Loan	5, 11	4.00	Newport Corporate Center	8/31/2025	20,713	2.1%	Protingent, Inc.	4/30/2021	11,314	1.1%	Mobica US Inc.	5/31/2021	5,763	0.6%	$0	$12,479
Loan	5	5.00	9201 West Sunset Boulevard	4/30/2024	10,979	6.6%	Gary Motykie	2/28/2022	7,746	4.6%	David L. Matlock M.D	12/31/2026	7,109	4.3%	$0	$2,947
Loan	5, 9, 12	6.00	Central Tower	MTM	5,338	3.2%	Pivot Interiors, Inc.	1/31/2022	5,337	3.2%	Google Inc.	9/30/2021	5,334	3.2%	$0	$0
Loan	10	7.00	Marriott Hanover	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	$670,000	$89,192
Loan	5	8.00	Westin Atlanta Airport	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	$0	$89,164
Loan	5, 6	9.00	ILPT Hawaii Portfolio	4/30/2021	337,734	3.5%	Bradley Shopping Center Company	4/22/2033	333,887	3.5%	Honolulu Warehouse Co., Ltd.	1/31/2044	298,384	3.1%	$0	$0
Loan	5	10.00	Great Wolf Lodge Southern California	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	$0	$0
Loan		11.00	801 Barton Springs	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	$0	$0
Loan	8	12.00	Millennium Park	2/29/2020	21,609	13.2%	PetSmart	5/31/2021	19,235	11.7%	Ulta Salon	9/30/2022	11,144	6.8%	$0	$2,821
Loan		13.00	Cubesmart - Brooklyn	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	$0	$1,109
Loan	10	14.00	Hilton Garden Inn Las Colinas	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	$0	1/12th of 4% of the revenue for the prior fiscal year (currently $23,606.50 monthly)
Loan		15.00	Regency Gardens Apartment Corp.	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	$0	$0
Loan	8	16.00	Gardena Plaza	7/31/2029	5,003	9.4%	UPS Store	1/31/2023	1,110	2.1%	Rose Nail	1/31/2023	840	1.6%	$195,000	$0
Loan		17.00	Lincoln Square	4/30/2022	10,529	9.1%	Nursing Unlimited	3/31/2024	6,100	5.2%	Delta School of Excellence	12/31/2023	5,386	4.6%	$0	$1,938
Loan		18.00	Shoppes at 41st Street	1/5/2021	3,200	10.4%	Doral Wine & Spirits	9/30/2020	2,508	8.1%	T-Mobile	2/28/2023	2,000	6.5%	$80,000	$515
Loan	9	19.00	Revere Plastics	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	$0	$0
Loan	10	20.00	CVS Office	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	$0	$0
Loan		21.00	Walgreens - St. Paul	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	$0	$0
Loan		22.00	Park Lane North Owners, Inc.	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	$0	$0
Loan	6, 7	23.00	50 South Liberty & 925 North State												$0	$2,156
Property		23.01	50 South Liberty	6/30/2022	4,100	10.4%	B Rose Beauty Studios, LLC	1/31/2022	2,877	7.3%	Buckeye Amish Furniture	1/31/2024	2,475	6.3%
Property		23.02	925 North State	4/30/2021	4,975	13.7%	Physicians Mutual Insurance Co.	7/31/2019	4,643	12.8%	Maxtown Family Dental	12/31/2019	2,546	7.0%
Loan		24.00	Elk Grove Crossing	4/30/2028	3,002	7.7%	Maly's Salon Centric	6/30/2022	2,500	6.4%	Thai Chili	10/31/2023	2,404	6.2%	$0	$488
Loan		25.00	Winter Park Self Storage	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	$0	$1,121
Loan		26.00	Wyndham Garden Duluth	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	$230,000	$0
Loan		27.00	Rancho Viejo	8/31/2024	2,500	3.5%	Mountain Mikes Pizza	12/31/2020	2,400	3.3%	Tulare County Federal Credit Union	1/31/2024	1,549	2.1%	$265,496	$1,206
Loan		28.00	McGalliard Mall Shoppes	12/31/2029	6,000	10.1%	Panera Bread	4/30/2022	5,051	8.5%	Rent A Center	7/31/2020	4,179	7.0%	$0	$782
Loan		29.00	Scott Labs - Petaluma	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	$0	$0
Loan		30.00	South Plaza Vista	11/30/2028	15,620	18.9%	Julian's Parkour & Gymnastics	9/15/2026	13,389	16.2%	ULTA Beauty	10/31/2028	10,401	12.6%	$0	$1,380
Loan		31.00	CLC-EZ Storage Utica	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	$0	$879
Loan		32.00	104 North Avenue 56 and 124 North Avenue 55	7/31/2022	2,064	11.8%	Burgerlords 2 LLC	9/30/2023	1,609	9.2%	Madicine LLC	MTM	1,217	7.0%	$0	$292
Loan		33.00	Knights Court	4/30/2020	3,145	7.7%	Dr. Grace Seijo, DOS	12/14/2026	1,878	4.6%	Center Stage Gallery	5/31/2022	1,863	4.6%	$0	$681
Loan		34.00	Stonegate Apartments	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	$1,000	$1,000
Loan		35.00	Greenwood Arms Cooperative Corp.	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	$0	$0
Loan		36.00	800 Wilcrest Drive	6/30/2022	3,941	6.0%	Trelleborg Sealing Solutions Southwest	8/31/2020	3,892	5.9%	Brillant Energy LLC	8/31/2023	3,558	5.4%	$0	$1,280
Loan		37.00	Talbot Apartments, Inc.	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	$0	$0
Loan		38.00	Queens Boulevard Tenants Corp.	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	$0	$0
Loan		39.00	Sea Cliff Towers Owners Corp.	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	$0	$0
Loan		40.00	Courtview Owners Corp.	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	$0	$0
Loan	13, 14	41.00	Mokena Professional Center	2/28/2029	7,911	16.0%	Transamerica Premier Life Insurance	12/31/2020	4,289	8.7%	John E. Hughes & Co.	8/31/2025	2,581	5.2%	$0	$1,229
Loan		42.00	Alden Properties Tenants Corp.	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	$0	$0
Loan		43.00	Westerfield Townhouses Cooperative, Inc.	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	$0	$0
Loan		44.00	1440 Renaissance Drive	2/28/2022	4,952	8.6%	George Zdravkov Inc.	10/31/2020	4,793	8.3%	Certified Survey	8/31/2024	4,697	8.2%	$0	$1,185
Loan	10	45.00	Buda Shops	8/31/2028	2,000	17.0%	Buda Vision	2/28/2026	1,655	14.0%	Jersey Mike's	7/31/2028	1,350	11.5%	$0	$147
Loan		46.00	Hewlett Park Apartment Owners, Inc.	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	$0	$0
Loan		47.00	Boulevard Apartments, Inc.	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	$0	$0
Loan		48.00	The 1261 LaVista Cooperative, Inc.	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	$0	$0
Loan		49.00	201 W. 89 Owners Inc. a/k/a 201 W. 89 Owners, Inc.	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	$0	$0
Loan		50.00	Coachella Valley Storage	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	$0	$0
Loan		51.00	Park Terrace Arms Corp.	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	$0	$0
Loan		52.00	130 West 16 Owners Inc.	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	$0	$0
Loan		53.00	Emerald Court, Inc. F/K/A 836-840 Palisade Avenue Owners, Inc.	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	$0	$0
Loan	9	54.00	111-117 West 96th Street Owners, Inc.	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	$0	$0
Loan		55.00	220 Chestnut Street Owners Corp.	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	$0	$0
Loan		56.00	City Centre Apartment Corp.	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	$0	$0

A-1-7

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Property Flag	Footnotes	Loan ID	Property Name	Replacement Reserve Cap	Upfront TI/LC Reserves	Monthly TI/LC Reserves	TI/LC Reserve Cap	Upfront Tax Reserves	Monthly Tax Reserves	Upfront Insurance Reserves	Monthly Insurance Reserves	Upfront Deferred Maint. Reserve	Initial Other Reserves	Ongoing Other Reserves	Other Reserves Description	Appraisal Report Date	Environmental Phase I Report Date	Environmental Phase II Report Date	Engineering Report Date
Loan	5, 10	1.00	350 Bush Street	$0	$0	$0	$0	$409,996	$205,001	$69,579	$23,192	$0	$6,804,670	$0	Existing TI/LC Obligations Reserve; Development Work Reserve; Publicis Letter of Credit; Atlassian Letter of Credit	9/5/2018	7/31/2018	N/A	7/31/2018
Loan	5, 7, 8, 9	2.00	The Alhambra	$698,918	$0	$77,658	$4,000,000	$782,527	$195,631	$72,226	$24,075	$0	$17,899,805	$0	Land Entitlement Contingency Reserve; Rent Concession Reserve; Existing TI/LC Obligations Reserve	3/22/2019	3/5/2019	N/A	3/5/2019
Loan	5, 9	3.00	Ford Factory	$0	$6,565,530	$0	$0	$0	$0	$0	$0	$0	$0	$0	N/A	3/25/2019	3/11/2019	N/A	3/12/2019
Loan	5, 11	4.00	Newport Corporate Center	$149,743	$60,072,224	$0	$0	$0	$0	$0	$0	$0	$28,839,693	$0	T-Mobile Free Rent Reserve; T-Mobile Capital Expenditure Reserve; General CapEx and TILC Reserve	4/1/2019	2/13/2019	N/A	3/19/2019
Loan	5	5.00	9201 West Sunset Boulevard	$0	$1,500,000	$0	$1,000,000	$206,965	$41,393	$0	$0	$0	$0	$0	N/A	3/13/2019	2/20/2019	N/A	2/19/2019
Loan	5, 9, 12	6.00	Central Tower	$0	$0	$0	$0	$0	$0	$0	$0	$0	$753,839	$0	Existing TI/LC Obligations Reserve	3/29/2019	2/27/2019	N/A	2/27/2019
Loan	10	7.00	Marriott Hanover	$0	$0	$0	$0	$0	$78,973	$0	$0	$0	$14,224,584	$0	PIP Reserve	3/25/2019	1/30/2019	N/A	1/31/2019
Loan	5	8.00	Westin Atlanta Airport	$0	$0	$0	$0	$178,421	$89,211	$0	$0	$0	$3,500,000	$0	PIP Reserve	3/7/2019	3/1/2019	N/A	3/1/2019
Loan	5, 6	9.00	ILPT Hawaii Portfolio	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	N/A	Various	Various	N/A	Various
Loan	5	10.00	Great Wolf Lodge Southern California	$0	$0	$0	$0	$0	$244,016	$0	$0	$0	$2,000,000	$0	Excess FF&E Reserve	12/19/2018	12/6/2018	N/A	12/6/2018
Loan		11.00	801 Barton Springs	$27,000	$0	$0	$179,000	$0	$0	$0	$0	$0	$0	$0	N/A	4/11/2019	2/14/2019	N/A	3/22/2019
Loan	8	12.00	Millennium Park	$250,000	$250,000	$10,417	$450,000	$101,910	$33,970	$0	$0	$0	$849,720	$0	Rent Concession Reserve; Existing TI/LC Reserve	3/19/2019	3/7/2019	N/A	2/22/2019
Loan		13.00	Cubesmart - Brooklyn	$0	$0	$0	$0	$134,661	$22,444	$0	$0	$328,930	$0	$0	N/A	4/8/2019	3/11/2019	N/A	3/11/2019
Loan	10	14.00	Hilton Garden Inn Las Colinas	$0	$0	$0	$0	$27,632	$27,635	$0	$0	$0	$1,966,005	$0	PIP Reserve	4/15/2019	2/6/2019	N/A	2/12/2019
Loan		15.00	Regency Gardens Apartment Corp.	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	N/A	4/29/2019	3/27/2019	N/A	3/28/2019
Loan	8	16.00	Gardena Plaza	$0	$50,000	$0	$50,000	$8,938	$4,469	$0	$0	$16,875	$331,473	$0	Landlord Obligations Reserve; Gap Rent Reserve; Additional Tax Reserve (99 Cents)	4/15/2019	3/26/2019	N/A	3/11/2019
Loan		17.00	Lincoln Square	$0	$250,000	$12,111	$0	$99,583	$19,917	$14,000	$7,000	$0	$129,416	$0	Rent Concessions Reserve; Florida Spine TI/LC Reserve; Florida Spine Occupancy Reserve; Florida Spine Leasing Commissions Reserve	4/8/2019	4/4/2019	N/A	3/13/2019
Loan		18.00	Shoppes at 41st Street	$0	$75,000	$5,725	$150,000	$63,768	$9,110	$21,205	$3,534	$0	$0	$0	N/A	4/24/2019	4/26/2019	N/A	4/26/2019
Loan	9	19.00	Revere Plastics	$116,160	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	N/A	3/6/2019	12/18/2018	N/A	2/8/2019
Loan	10	20.00	CVS Office	$0	$0	$0	$0	$0	$0	$0	$0	$0	$5,261,650	$0	Existing TI/LC Reserve; Rent Concession Reserve	3/11/2019	3/4/2019	N/A	3/5/2019
Loan		21.00	Walgreens - St. Paul	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	N/A	3/26/2019	3/15/2019	N/A	3/14/2019
Loan		22.00	Park Lane North Owners, Inc.	$0	$0	$0	$0	$70,004	$70,004	$0	$0	$0	$0	$0	N/A	2/6/2019	2/4/2019	N/A	2/6/2019
Loan	6, 7	23.00	50 South Liberty & 925 North State	$0	$180,000	$5,000	$180,000	$125,682	$20,947	$12,780	$2,016	$51,500	$0	$0	N/A
Property		23.01	50 South Liberty													3/6/2019	2/15/2019	N/A	2/15/2019
Property		23.02	925 North State													3/5/2019	2/13/2019	N/A	2/4/2019
Loan		24.00	Elk Grove Crossing	$23,419	$150,000	$0	$150,000	$0	$7,146	$0	$0	$0	$350,533	$0	Free Rent Reserve; Seller Credit Reserve; Landlord Obligations Reserve	2/14/2019	2/6/2019	N/A	2/6/2019
Loan		25.00	Winter Park Self Storage	$0	$0	$0	$0	$32,353	$6,471	$0	$0	$0	$0	$0	N/A	3/4/2019	2/20/2019	N/A	2/20/2019
Loan		26.00	Wyndham Garden Duluth	$0	$0	$0	$0	$42,256	$8,451	$3,002	$3,002	$2,375	$732,665	$0	PIP Completion	11/13/2018	11/6/2018	N/A	11/6/2018
Loan		27.00	Rancho Viejo	$0	$0	$7,536	$0	$17,854	$8,927	$5,922	$2,627	$0	$0	$0	N/A	2/20/2019	4/30/2018	N/A	12/28/2018
Loan		28.00	McGalliard Mall Shoppes	$0	$120,000	$4,941	$120,000	$17,314	$8,657	$2,098	$0	$20,031	$0	$0	N/A	3/18/2019	3/7/2019	N/A	3/6/2019
Loan		29.00	Scott Labs - Petaluma	$0	$0	$0	$0	$23,850	$11,925	$0	$0	$0	$0	$0	N/A	3/19/2019	3/12/2019	N/A	3/5/2019
Loan		30.00	South Plaza Vista	$49,674	$0	$3,450	$150,000	$11,148	$5,574	$0	$0	$0	$34,263	$0	Rent Concession Reserve	1/30/2019	1/10/2019	N/A	1/10/2019
Loan		31.00	CLC-EZ Storage Utica	$0	$0	$0	$0	$24,661	$3,523	$0	$0	$0	$0	$0	N/A	3/25/2019	3/12/2019	N/A	3/12/2019
Loan		32.00	104 North Avenue 56 and 124 North Avenue 55	$10,506	$0	$1,459	$0	$12,532	$6,266	$7,147	$1,021	$0	$0	$0	N/A	4/10/2019	3/21/2019	N/A	3/21/2019
Loan		33.00	Knights Court	$0	$0	$3,407	$204,410	$53,751	$10,750	$0	$0	$5,281	$264,540	$0	Free Rent; Outstanding TI	3/5/2019	2/12/2019	N/A	2/12/2019
Loan		34.00	Stonegate Apartments	$0	$0	$0	$0	$42,347	$10,587	$11,125	$3,708	$0	$0	$0	N/A	2/19/2019	2/20/2019	N/A	2/20/2019
Loan		35.00	Greenwood Arms Cooperative Corp.	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	N/A	1/10/2019	12/19/2018	N/A	12/26/2018
Loan		36.00	800 Wilcrest Drive	$46,062	$0	$7,376	$177,023	$39,096	$9,774	$9,789	$3,263	$4,438	$0	$0	N/A	1/22/2019	1/4/2019	N/A	1/7/2019
Loan		37.00	Talbot Apartments, Inc.	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	N/A	4/17/2019	3/25/2019	N/A	5/2/2019
Loan		38.00	Queens Boulevard Tenants Corp.	$0	$0	$0	$0	$33,136	$33,136	$0	$0	$0	$0	$0	N/A	2/7/2019	1/29/2019	N/A	1/30/2019
Loan		39.00	Sea Cliff Towers Owners Corp.	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	N/A	12/14/2018	12/12/2018	N/A	12/17/2018
Loan		40.00	Courtview Owners Corp.	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	N/A	12/17/2018	12/17/2018	N/A	12/18/2018
Loan	13, 14	41.00	Mokena Professional Center	$0	$150,000	$2,881	$150,000	$48,632	$12,158	$3,426	$571	$375	$325,572	$0	Performance Reserve; Grotta Work Reserve	4/1/2019	3/12/2019	N/A	3/13/2019
Loan		42.00	Alden Properties Tenants Corp.	$0	$0	$0	$0	$42,680	$12,034	$0	$0	$0	$350,000	$0	Collateral Security Agreement for Capital Improvements	3/15/2019	2/13/2019	N/A	2/21/2019
Loan		43.00	Westerfield Townhouses Cooperative, Inc.	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	N/A	2/27/2019	1/7/2019	N/A	2/12/2019
Loan		44.00	1440 Renaissance Drive	$0	$200,000	$0	$200,000	$66,416	$11,069	$0	$0	$7,063	$6,641	$0	Free Rent Reserve - XL.net; Free Rent Reserve - Food Industry News	3/15/2019	3/6/2019	N/A	3/6/2019
Loan	10	45.00	Buda Shops	$3,528	$34,620	$1,865	$67,000	$6,205	$1,241	$2,954	$1,477	$0	$96,341	$0	Upfront Reserve; Buda Vision Reserve	2/19/2019	N/A	N/A	2/7/2019
Loan		46.00	Hewlett Park Apartment Owners, Inc.	$0	$0	$0	$0	$125,596	$31,879	$0	$0	$0	$0	$0	N/A	4/23/2019	4/19/2019	N/A	4/18/2019
Loan		47.00	Boulevard Apartments, Inc.	$0	$0	$0	$0	$67,689	$22,563	$0	$0	$0	$0	$0	N/A	4/10/2019	3/25/2019	N/A	4/3/2019
Loan		48.00	The 1261 LaVista Cooperative, Inc.	$0	$0	$0	$0	$45,039	$6,434	$0	$0	$0	$271,290	$0	Repairs and Remediation Reserve for Roof Work	3/22/2019	3/26/2019	N/A	3/21/2019
Loan		49.00	201 W. 89 Owners Inc. a/k/a 201 W. 89 Owners, Inc.	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	N/A	1/15/2019	1/7/2019	N/A	1/8/2019
Loan		50.00	Coachella Valley Storage	$33,288	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	N/A	3/4/2019	N/A	N/A	3/12/2019
Loan		51.00	Park Terrace Arms Corp.	$0	$0	$0	$0	$11,642	$11,642	$0	$0	$0	$625,000	$0	Collateral Security Agreement for Capital Improvements	12/26/2018	12/26/2018	N/A	12/26/2018
Loan		52.00	130 West 16 Owners Inc.	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	N/A	3/25/2019	3/18/2019	N/A	3/18/2019
Loan		53.00	Emerald Court, Inc. F/K/A 836-840 Palisade Avenue Owners, Inc.	$0	$0	$0	$0	$17,145	$5,054	$0	$0	$0	$0	$0	N/A	3/1/2019	2/19/2019	N/A	2/22/2019
Loan	9	54.00	111-117 West 96th Street Owners, Inc.	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	N/A	12/7/2018	12/3/2018	N/A	12/6/2018
Loan		55.00	220 Chestnut Street Owners Corp.	$0	$0	$0	$0	$26,548	$6,808	$0	$0	$0	$0	$0	N/A	2/20/2019	2/19/2019	N/A	2/19/2019
Loan		56.00	City Centre Apartment Corp.	$0	$0	$0	$0	$74,701	$13,158	$0	$0	$0	$135,000	$0	Collateral Security Agreement for Environmental Items	1/30/2019	11/15/2018	N/A	11/16/2018

A-1-8

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Property Flag	Footnotes	Loan ID	Property Name	Seismic Report Date	Seismic Zone (Y/N)	PML %	Cut-off Date Pari Passu Mortgage Debt Balance	Coop - Committed Secondary Debt	Cut-off Date Subord. Mortgage Debt Balance	Total Mortgage Debt Cut-off Date LTV Ratio	Total Mortgage Debt UW NCF DSCR	Total Mortgage Debt UW NOI Debt Yield	Cut-off Date Mezzanine Debt Balance	Total Debt Cut-off Date LTV Ratio	Total Debt UW NCF DSCR	Total Debt UW NOI Debt Yield	Coop - Rental Value	Coop - LTV as Rental	Coop - Unsold Percent	Coop - Sponsor Units	Coop - Investor Units	Coop - Coop Units	Coop - Sponsor/ Investor Carry
Loan	5, 10	1.00	350 Bush Street	7/31/2018	Yes - 4	13.0%	$85,000,000			35.4%	3.42x	14.2%	$100,000,000	54.6%	2.30x	9.2%
Loan	5, 7, 8, 9	2.00	The Alhambra	3/12/2019	Yes - 4	12.0%	$50,000,000			65.1%	2.36x	10.9%
Loan	5, 9	3.00	Ford Factory	3/12/2019	Yes - 4	9.0%	$40,000,000			57.0%	1.81x	8.5%
Loan	5, 11	4.00	Newport Corporate Center	3/19/2019	Yes - 3	10.0%	$90,200,000		$148,000,000	65.5%	2.34x	10.6%
Loan	5	5.00	9201 West Sunset Boulevard	2/15/2019	Yes - 4	11.0%	$65,000,000			64.6%	1.87x	8.7%
Loan	5, 9, 12	6.00	Central Tower	3/14/2019	Yes - 4	19.0%	$34,300,000			52.6%	2.32x	10.3%
Loan	10	7.00	Marriott Hanover	N/A	No	N/A
Loan	5	8.00	Westin Atlanta Airport	N/A	No	N/A	$14,980,674			69.1%	2.07x	14.6%
Loan	5, 6	9.00	ILPT Hawaii Portfolio	N/A	No	N/A	$610,000,000			45.2%	2.40x	10.6%
Loan	5	10.00	Great Wolf Lodge Southern California	12/6/2018	Yes - 4	4.0%	$110,000,000		$20,000,000	56.1%	1.89x	12.9%
Loan		11.00	801 Barton Springs	N/A	No	N/A
Loan	8	12.00	Millennium Park	N/A	No	N/A
Loan		13.00	Cubesmart - Brooklyn	N/A	No	N/A
Loan	10	14.00	Hilton Garden Inn Las Colinas	N/A	No	N/A
Loan		15.00	Regency Gardens Apartment Corp.	N/A	No	N/A		$1,000,000		11.7%	5.71x	33.0%					$114,300,000	14.6%	42.8%	188	43	2	Sponsor Units: $1,163,800.56, Investor units: NAV
Loan	8	16.00	Gardena Plaza	3/11/2019	Yes - 4	18.0%
Loan		17.00	Lincoln Square	N/A	No	N/A
Loan		18.00	Shoppes at 41st Street	N/A	No	N/A
Loan	9	19.00	Revere Plastics	N/A	No	N/A
Loan	10	20.00	CVS Office	N/A	No	N/A
Loan		21.00	Walgreens - St. Paul	N/A	No	N/A
Loan		22.00	Park Lane North Owners, Inc.	N/A	No	N/A		$500,000		14.1%	3.89x	23.3%					$45,500,000	21.9%	1.0%	0	0	2	N/A
Loan	6, 7	23.00	50 South Liberty & 925 North State
Property		23.01	50 South Liberty	N/A	No	N/A
Property		23.02	925 North State	N/A	No	N/A
Loan		24.00	Elk Grove Crossing	2/6/2019	Yes - 4	7.0%
Loan		25.00	Winter Park Self Storage	N/A	No	N/A
Loan		26.00	Wyndham Garden Duluth	N/A	No	N/A
Loan		27.00	Rancho Viejo	3/18/2019	Yes - 3	7.0%
Loan		28.00	McGalliard Mall Shoppes	N/A	No	N/A
Loan		29.00	Scott Labs - Petaluma	3/5/2019	Yes - 4	14.0%
Loan		30.00	South Plaza Vista	N/A	No	N/A
Loan		31.00	CLC-EZ Storage Utica	N/A	No	N/A
Loan		32.00	104 North Avenue 56 and 124 North Avenue 55	3/21/2019	Yes - 4	18.0%
Loan		33.00	Knights Court	N/A	No	N/A
Loan		34.00	Stonegate Apartments	N/A	No	N/A
Loan		35.00	Greenwood Arms Cooperative Corp.	N/A	No	N/A		$250,000		17.4%	7.05x	35.6%					$39,600,000	15.1%	0.0%	0	0	0	N/A
Loan		36.00	800 Wilcrest Drive	N/A	No	N/A
Loan		37.00	Talbot Apartments, Inc.	N/A	No	N/A		$500,000		19.0%	2.79x	15.1%					$19,000,000	28.9%	38.8%	50	0	0	$146,010
Loan		38.00	Queens Boulevard Tenants Corp.	N/A	No	N/A		$500,000		10.6%	4.99x	30.0%					$37,700,000	13.9%	8.0%	10	0	0	$68,811
Loan		39.00	Sea Cliff Towers Owners Corp.	N/A	No	N/A		$500,000		15.1%	5.65x	34.3%					$35,000,000	14.2%	0.0%	0	0	0	N/A
Loan		40.00	Courtview Owners Corp.	N/A	No	N/A		$750,000		10.4%	4.66x	34.6%					$34,100,000	13.2%	22.8%	29	0	0	$107,850
Loan	13, 14	41.00	Mokena Professional Center	N/A	No	N/A
Loan		42.00	Alden Properties Tenants Corp.	N/A	No	N/A		$500,000		35.7%	4.04x	17.9%					$14,200,000	28.2%	27.0%	0	20	0	$70,847
Loan		43.00	Westerfield Townhouses Cooperative, Inc.	N/A	No	N/A		N/A									$19,820,000	19.9%	0.4%	0	0	1	N/A
Loan		44.00	1440 Renaissance Drive	N/A	No	N/A
Loan	10	45.00	Buda Shops	N/A	No	N/A
Loan		46.00	Hewlett Park Apartment Owners, Inc.	N/A	No	N/A		N/A									$14,700,000	20.6%	1.5%	0	0	1	N/A
Loan		47.00	Boulevard Apartments, Inc.	N/A	No	N/A		$500,000		12.8%	5.48x	28.3%					$17,500,000	16.0%	8.3%	7	0	0	-$8,385
Loan		48.00	The 1261 LaVista Cooperative, Inc.	N/A	No	N/A		N/A									$7,950,000	33.5%	0.0%	0	0	0	N/A
Loan		49.00	201 W. 89 Owners Inc. a/k/a 201 W. 89 Owners, Inc.	N/A	No	N/A		$500,000		1.9%	41.73x	194.0%					$111,500,000	2.0%	2.0%	2	0	0	-$11,617
Loan		50.00	Coachella Valley Storage	3/15/2019	Yes - 4	13.0%
Loan		51.00	Park Terrace Arms Corp.	N/A	No	N/A		$500,000		11.6%	4.32x	26.2%					$11,600,000	17.2%	3.9%	2	0	0	$1,667
Loan		52.00	130 West 16 Owners Inc.	N/A	No	N/A		$500,000		5.6%	9.66x	54.7%					$27,100,000	6.5%	5.3%	2	0	0	-$10,279
Loan		53.00	Emerald Court, Inc. F/K/A 836-840 Palisade Avenue Owners, Inc.	N/A	No	N/A		$250,000		17.7%	7.43x	35.7%					$11,100,000	13.5%	1.8%	0	1	0	$9,896
Loan	9	54.00	111-117 West 96th Street Owners, Inc.	N/A	No	N/A		$300,000		5.5%	8.73x	54.1%					$17,400,000	8.6%	30.0%	12	0	0	$33,363
Loan		55.00	220 Chestnut Street Owners Corp.	N/A	No	N/A		$250,000		29.5%	4.48x	28.0%					$7,300,000	19.1%	0.0%	0	0	0	N/A
Loan		56.00	City Centre Apartment Corp.	N/A	No	N/A		$350,000	$300,000	17.9%	5.36x	33.9%					$8,970,000	14.4%	4.6%	3	0	0	-$1,459

A-1-9

BANK 2019-BNK18

Footnotes to Annex A-1

(1)	BANA—Bank of America, National Association; WFB—Wells Fargo Bank, National Association; MSBNA—Morgan Stanley Bank, N.A.; MSMCH—Morgan Stanley Mortgage Capital Holdings LLC; NCB—National Cooperative Bank, N.A.; NCCB—National Consumer Cooperative Bank; CREF—Citi Real Estate Funding Inc.; UBS AG—UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York; JPMC—JPMorgan Chase Bank, National Association; DBNY—Deutsche Bank AG, New York Branch

(2)	Certain tenants may not be in occupancy or may be in free rent periods. See "Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations—Other” in this prospectus for information regarding the 5 largest tenants at mortgaged properties securing the 15 largest mortgage loans which are not in occupancy or are in free rent periods.

(3)	The Administrative Fee Rate includes the master servicing fee rate, operating advisor fee rate, certificate administrator/trustee fee rate, asset representations reviewer fee rate, primary or sub-servicing servicing fee rate, CREFC® license fee rate and, with respect to any non-serviced mortgage loan, pari passu loan primary servicing fee rate, in each case applicable to the related mortgage loan.

(4)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease. See "Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations—Terminations” for information regarding certain lease termination options affecting the 5 largest tenants at mortgaged properties securing the 15 largest mortgage loans.

(5)	With respect to Mortgage Loan No.1, 350 Bush Street, Mortgage Loan No. 2, The Alhambra, Mortgage Loan No. 3, Ford Factory, Mortgage Loan No. 4, Newport Corporate Center, Mortgage Loan No. 5, 9201 West Sunset Boulevard, Mortgage Loan No. 6, Central Tower, Mortgage Loan No. 8, Westin Atlanta Airport, Mortgage Loan No. 9, ILPT Hawaii Portfolio and Mortgage Loan No. 10, Great Wolf Lodge Southern California, each such loan is part of a whole loan related to the Issuing Entity. For further information, see “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”, “—The Non-Serviced Pari Passu Whole Loans”, “—The Newport Corporate Center A/B Whole Loan,” “—The Great Wolf Lodge Southern California A/B Whole Loan,” and “Pooling and Servicing Agreement" and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”, as applicable, in this prospectus.

(6)	With respect to Mortgage Loan No. 9, ILPT Hawaii Portfolio and Mortgage Loan No. 23, 50 South Liberty & 925 North State, each such Mortgage Loan is secured by multiple properties. For purposes of the statistical information set forth in this prospectus as to such Mortgage Loans, all LTV, DSCR, Debt Yield and Cut-off Date Balance per SF/Units/Rooms/Pads calculations are shown on an aggregate basis, and a portion of the Cut-off Date Balance has been allocated to each Mortgaged Property based on the respective Appraised Values and/or UW NCF, among other methods.

(7)	With respect to Mortgage Loan No. 2, The Alhambra and Mortgage Loan No. 23, 50 South Liberty & 925 North State, the related loan documents permit a partial collateral release subject to LTV, DSCR and/or Debt Yield tests, or other release conditions in connection with a partial defeasance or prepayment of the related Mortgage Loan. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Defeasance” and “—Partial Releases; Substitutions; Additions” in this prospectus.

(8)	With respect to Mortgage Loan No. 2, The Alhambra, Mortgage Loan No. 12, Millennium Park and Mortgage Loan No. 16, Gardena Plaza, the related loan documents permit one or more outparcel or other releases without prepayment or defeasance. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Partial Releases; Substitutions; Additions” in this prospectus.

(9)	With respect to Mortgage Loan No. 2, The Alhambra, Mortgage Loan No. 3, Ford Factory, Mortgage Loan No. 6, Central Tower, Mortgage Loan No. 19, Revere Plastics and Mortgage Loan No. 54, 111-117 West 96th Street Owners, Inc. the related mortgage loan documents permit future subordinate secured financing or mezzanine financing and such rights are generally subject to compliance with certain combined LTV, DSCR and/or Debt Yield tests. See “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness” and “—Other Secured Indebtedness” in this prospectus.

(10)	With respect to Mortgage Loan No. 1, 350 Bush Street, the Appraised Value assumes that all outstanding free rent, tenant improvements and leasing commissions have been completed for the three tenants occupying the entire mortgaged property. Reserves were taken at loan closing for all outstanding free rent, tenant improvements and leasing commissions. The appraised value assuming all outstanding free rent, tenant improvements and leasing commissions are not completed is $493,000,000. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the $493,000,000 appraised value is 37.5%.

A-1-10

With respect to Mortgage Loan No. 7, Marriott Hanover, the Appraised Value assumes the in process property improvement plan (“PIP”) has been completed. The PIP is anticipated to be completed in February 2020 and a reserve for all outstanding PIP work was taken at loan closing. The appraised value assuming the PIP has not been completed is $85,000,000. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio or ARD based on the $85,000,000 appraised value are 70.6% and 65.1%, respectively.

With respect to Mortgage Loan No. 14, Hilton Garden Inn Las Colinas, the Appraised Value assumes the in process property improvement plan (“PIP”) has been completed. The PIP is anticipated to be completed in February 2020 and a reserve for all outstanding PIP work was taken at closing. The appraised value assuming the PIP has not been completed is $27,900,000. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the $27,900,000 appraised value are 68.1% and 60.3%, respectively.

With respect to Mortgage Loan No. 20, CVS Office, the Appraised Value assumes that sole tenant (58,950 square feet), representing 100.0% of net rentable square feet, is in occupancy of its space and paying full, unabated rent. The sole tenant is anticipated to be in occupancy of its space by June 2019 and paying unabated rent by May 2020. Reserves were taken at loan closing for all outstanding free rent, tenant improvements and leasing commissions. The appraised value assuming all outstanding free rent, tenant improvements and leasing commissions are not completed is $16,950,000. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the $16,950,000 appraised value is 64.9%.

With respect to Mortgage Loan No. 45, Buda Shops, the Appraised Value assumes the largest tenant (2,285 square feet), representing 19.4% of net rentable square feet, has commenced paying rent and all outstanding tenant improvements have been completed for the fourth largest tenant (1,655 square feet), representing 14.0% of net rentable square feet. The largest tenant is anticipated to begin paying rent in September 2019 and outstanding tenant improvements are anticipated to be completed for the fourth largest tenant in July 2019. Reserves for the gap rent and outstanding tenant improvement work were taken at loan closing. The appraised value assuming the rent has not commenced and tenant improvements have not been completed is $5,500,000. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the $5,500,000 appraised value are 63.6% and 58.7%, respectively.

(11)	With respect to Mortgage Loan No. 4, Newport Corporate Center, the general TILC reserve can also be used for capital expenditures.

(12)	With respect to Mortgage Loan No. 6, Central Tower, in order to avoid a cash sweep event period commencing upon the debt service coverage ratio falling below 1.70x, the borrowers may prepay a portion of the outstanding principal balance of the related Whole Loan in accordance with the Whole Loan documents in an amount sufficient to end such cash sweep event. Such prepayment does not require yield maintenance.

(13)	With respect to Mortgage Loan No. 41, Mokena Professional Center, the first payment date for the Mortgage Loan is July 1, 2019. On the Closing Date, Morgan Stanley will deposit sufficient funds to pay the amount of interest that would be due with respect to a June 1, 2019 payment for the Mortgage Loan. Seasoning (mos.), Prepayment Provisions (No. of Payments), Original Term to Maturity (mos.), Original Interest-only Period (mos.) First Payment Date, Remaining Term to Maturity (mos.) and Remaining Interest-Only Period (mos.) are inclusive of the additional June 1, 2019 interest-only payment funded by Morgan Stanley on the loan Closing Date.

(14)	With respect to Mortgage Loan No. 41, Mokena Professional Center, the Occupancy Rate is inclusive of the largest tenant, Presence Life Connections, which will be vacating approximately 9,100 SF by December 1, 2019. No rent associated with the space expected to be downsized has been underwritten; however, the underwriting assumes that approximately 50% of such space is relet at $14.00 per SF. This vacancy will result in an Occupancy Rate 81.6%.

A.	Yield Maintenance Premium” shall mean an amount equal to the greater of: (a) one percent (1%) of the outstanding principal amount of the Mortgage Loan or (b) the present value as of the Prepayment Date of the Calculated Payments from the Prepayment Date through the Open Prepayment Date determined by discounting such payments at the Discount Rate. As used in this definition, the term “Prepayment Date” shall mean the date on which prepayment is made. As used in this definition, the term “Calculated Payments” shall mean the monthly payments of interest only which would be due based on the principal amount of the Loan being prepaid on the Prepayment Date and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (i) the Interest Rate and (ii) the Yield Maintenance Treasury Rate. As used in this definition, the term “Discount Rate” shall mean the rate which, when compounded monthly, is equivalent to the Yield Maintenance Treasury Rate, when compounded semi-annually. As used in this definition, the term “Yield Maintenance Treasury Rate” shall mean the yield calculated by Lender by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the Prepayment Date, of U.S. Treasury Constant Maturities with maturity dates (one longer or one shorter) most nearly approximating the Maturity Date. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Yield Maintenance Treasury Rate. In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise.

A-1-11

B.	“Yield Maintenance” shall mean an amount equal to the greater of (i) one percent (1%) of the principal amount of the Loan being prepaid, and (ii) the present value as of the Prepayment Calculation Date of a series of monthly payments over the remaining term of the Loan through and including the Open Prepayment Date each equal to the amount of interest which would be due on the principal amount of the Loan being prepaid assuming a per annum interest rate equal to the excess of the Interest Rate over the Reinvestment Yield, and discounted at the Reinvestment Yield. As used herein, “Reinvestment Yield” means the yield calculated by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading “U.S. government securities” and the sub-heading “Treasury constant maturities” for the week ending prior to the date of prepayment, of the U.S. Treasury constant maturities with maturity dates (one longer and one equal to or shorter) most nearly approximating the Open Prepayment Date, and converted to a monthly compounded nominal yield. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Reinvestment Yield. The “Prepayment Calculation Date” shall mean, as applicable, the Payment Date on which Lender applies any prepayment to the reduction of the outstanding principal amount of the Note. Lender’s calculation of Yield Maintenance shall be conclusive and binding absent manifest error.

C.	"Yield Maintenance" shall mean an amount equal to the greater of (i) one percent (1%) of the principal amount of the Loan being prepaid, and (ii) the present value as of the Prepayment Calculation Date of a series of monthly payments over the remaining term of the Loan through and including the Maturity Date each equal to the amount of interest which would be due on the principal amount of the Loan being prepaid assuming a per annum interest rate equal to the excess of the Interest Rate over the Reinvestment Yield, and discounted at the Reinvestment Yield. As used herein, "Reinvestment Yield" means the yield calculated by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading "U.S. government securities" and the sub-heading "Treasury constant maturities" for the week ending prior to the date of prepayment, of the U.S. Treasury constant maturities with maturity dates (one longer and one equal to or shorter) most nearly approximating the Maturity Date, and converted to a monthly compounded nominal yield. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Reinvestment Yield. The "Prepayment Calculation Date" shall mean, as applicable, the Payment Date on which Lender applies any prepayment to the reduction of the outstanding principal amount of the Note. Lender's calculation of Yield Maintenance shall be conclusive and binding absent manifest error.

D.	“Yield Maintenance Premium” shall mean an amount equal to the greater of: (a) an amount equal to the Applicable Percentage of the amount prepaid; or (b) an amount equal to (i) the amount, if any, by which the sum of the present values as of the prepayment date of all unpaid principal and interest payments required hereunder, calculated by discounting such payments from the respective dates each such payment was due hereunder (or, with respect to the payment required on the Maturity Date (assuming the outstanding principal balance of the Loan is due on the Maturity Date), from the Maturity Date) back to the prepayment date at a discount rate equal to the Periodic Treasury Yield (defined below) exceeds the outstanding principal balance of the Loan as of the prepayment date, multiplied by (ii) a fraction whose numerator is the amount prepaid and whose denominator is the outstanding principal balance of the Loan as of the prepayment date. For purposes of the foregoing, “Periodic Treasury Yield” shall mean (y) the annual yield to maturity of the actively traded non-callable United States Treasury fixed interest rate security (other than any such security which can be surrendered at the option of the holder at face value in payment of federal estate tax or which was issued at a substantial discount) that has a maturity closest to (whether before, on or after) the Maturity Date (or if two or more such securities have maturity dates equally close to the Maturity Date, the average annual yield to maturity of all such securities), as reported in The Wall Street Journal or other authoritative publication or news retrieval service on the fifth Business Day preceding the prepayment date, divided by (z) 12. Lender’s calculation of the Yield Maintenance Premium, and all component calculations, shall be conclusive and binding on Borrower absent manifest error.

E.	Yield Maintenance Premium” shall mean an amount equal to the greater of: (x) one percent (1%) of the principal amount of this Note being prepaid or (y) the present value as of the Prepayment Date (defined below) of the Calculated Payments (defined below) from the Prepayment Date through the Maturity Date determined by discounting such payments at the Discount Rate (defined below). As used in this definition, the term “Prepayment Date” shall mean the date on which prepayment is made. As used in this definition, the term “Calculated Payments” shall mean the monthly payments of interest only which would be due based on the principal amount of this Note being prepaid on the Prepayment Date and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (1) the Applicable Interest Rate and (2) the Yield Maintenance Treasury Rate (defined below). As used in this definition, the term “Discount Rate” shall mean the rate which, when compounded monthly, is equivalent to the Yield Maintenance Treasury Rate, when compounded semi-annually. As used in this definition, the term “Yield Maintenance Treasury Rate” shall mean the yield calculated by Lender by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the Prepayment Date, of U.S. Treasury Constant Maturities with maturity dates (one longer or one shorter) most nearly approximating the Maturity Date. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Yield Maintenance Treasury Rate. In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise.

F.	Yield Maintenance Premium shall be equal to the greater of: (A) One percent (1%) of the amount of principal being prepaid; or (B) The product obtained by multiplying: (1) the amount of principal being prepaid, by (2) the difference obtained by subtracting from the Interest Rate on this Note the Yield Rate (as defined below), on the twenty-fifth Business Day preceding (x) the Noticed Prepayment Date, or (y) the date Payee accelerates the indebtedness evidenced by this Note or, except with respect to a Casualty Prepayment (as to which no Prepayment Premium shall be payable), otherwise accepts a prepayment by reason of Payee’s application of any collateral or other security to the repayment of any portion of the unpaid principal

A-1-12

balance of this Note prior to the Maturity Date and in the absence of acceleration, by (3) the present value factor calculated using the following formula:

(1 - (1 + r)^(-n/12)) / r

r = Yield Rate
n = the number of months remaining between (1) either of the following: (x) in the case of a voluntary prepayment, the last day of the month during which the prepayment is made, or (y) in any other case, the date on which Payee accelerates the unpaid principal balance of this Note and (2) the Yield Maintenance Period End Date.

As used herein, the “Yield Rate” means the yield calculated by interpolating the yields for the immediately shorter and longer term U.S. “Treasury constant maturities” (as reported in the Federal Reserve Statistical Release H.15 Selected Interest Rates (the "Fed Release") under the heading "U.S. government securities") closest to the remaining term of the Yield Maintenance Period Term, as follows (rounded to three decimal places):

(((a-b) / (x-y)) x (z-y)) + b

a = the yield for the longer U.S. Treasury constant maturity
b = the yield for the shorter U.S. Treasury constant maturity
x = the term of the longer U.S. Treasury constant maturity
y = the term of the shorter U.S. Treasury constant maturity
z = “n” (as defined in the present value factor calculation above) divided by 12.

Notwithstanding any provision to the contrary, if “z” equals a term reported under the U.S. “Treasury constant maturities” subheading in the Fed Release, the yield for such term shall be used, and interpolation shall not be necessary. If publication of the Fed Release is discontinued by the Federal Reserve Board, Payee shall determine the Yield Rate from another source selected by Payee. Any determination of the Yield Rate by Payee will be binding absent manifest error.

A-1-13

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ANNEX A-2

MORTGAGE POOL INFORMATION (TABLES)

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Annex A-2

Mortgage Pool Information

Mortgage Loan Sellers

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Mortgage Loan Seller	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
Wells Fargo Bank, National Association	17	$485,082,214	46.8%	4.3306%	120	2.87x	13.6%	51.7%	49.2%
Morgan Stanley Mortgage Capital Holdings LLC	10	$253,127,619	24.4%	4.4320%	119	2.12x	11.1%	59.6%	56.1%
Bank of America, National Association	10	$217,570,250	21.0%	4.5078%	110	1.89x	9.4%	58.9%	57.5%
National Cooperative Bank, N.A.	19	$80,999,886	7.8%	4.1317%	119	6.94x	38.4%	14.2%	11.7%
Total/Wtd. Avg.	56	$1,036,779,969	100.0%	4.3770%	117	2.80x	14.0%	52.2%	49.7%

Cut-off Date Balances

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Cut-off Date Balance ($)	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
1,294,778 - 10,000,000	35	$168,218,342	16.2%	4.6002%	119	3.86x	22.1%	45.9%	40.1%
10,000,001 - 20,000,000	9	$123,120,250	11.9%	4.5499%	120	2.38x	13.8%	54.2%	49.8%
20,000,001 - 30,000,000	1	$23,000,000	2.2%	4.7000%	119	1.49x	9.9%	67.6%	58.2%
30,000,001 - 40,000,000	3	$114,500,000	11.0%	4.5507%	100	2.44x	12.0%	49.5%	49.5%
40,000,001 - 60,000,000	2	$105,441,378	10.2%	4.7509%	119	1.94x	14.0%	62.8%	54.7%
60,000,001 - 80,000,000	3	$207,500,000	20.0%	4.0061%	120	3.35x	13.3%	50.2%	50.2%
80,000,001 - 100,000,000	3	$295,000,000	28.5%	4.2123%	120	2.54x	11.2%	52.4%	52.4%
Total/Wtd. Avg.	56	$1,036,779,969	100.0%	4.3770%	117	2.80x	14.0%	52.2%	49.7%

Minimum: $1,294,778
Maximum: $100,000,000
Average: $18,513,928

A-2-1

Annex A-2

Mortgage Pool Information

States

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
State	Mtg. Properties	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
California	12	$510,820,000	49.3%	4.3453%	120	2.36x	11.0%	54.4%	54.1%
New York	18	$94,389,642	9.1%	4.1879%	119	6.15x	33.1%	23.2%	21.5%
Texas	6	$74,745,000	7.2%	4.5113%	92	2.14x	11.4%	59.5%	56.1%
Washington	1	$73,800,000	7.1%	3.5432%	120	5.63x	20.2%	34.5%	34.5%
New Jersey	1	$60,000,000	5.8%	4.8500%	119	1.85x	13.6%	58.1%	53.5%
Georgia	3	$55,406,999	5.3%	4.7532%	119	2.06x	14.8%	66.7%	53.9%
Hawaii	186	$40,000,000	3.9%	4.3100%	117	2.40x	10.6%	45.2%	45.2%
Florida	3	$30,525,000	2.9%	4.8276%	120	1.48x	10.2%	62.5%	55.8%
Michigan	2	$29,355,000	2.8%	4.6838%	119	1.49x	9.8%	68.1%	59.5%
Ohio	3	$21,010,250	2.0%	4.6546%	119	1.64x	10.7%	70.0%	60.9%
Nevada	1	$11,000,000	1.1%	4.4200%	119	2.49x	11.2%	55.3%	55.3%
Minnesota	1	$10,100,000	1.0%	4.3400%	120	1.59x	9.5%	62.7%	50.6%
Illinois	2	$7,950,000	0.8%	4.6241%	121	2.29x	13.5%	66.5%	60.4%
Indiana	1	$6,991,241	0.7%	4.7800%	119	1.56x	10.6%	67.2%	55.1%
Arizona	1	$6,742,214	0.7%	5.2200%	119	1.45x	10.2%	67.3%	55.9%
Kansas	1	$3,944,623	0.4%	4.3400%	119	4.18x	33.0%	19.9%	12.3%
Total/Wtd. Avg.	242	$1,036,779,969	100.0%	4.3770%	117	2.80x	14.0%	52.2%	49.7%

A-2-2

Annex A-2

Mortgage Pool Information

Property Types

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Property Type	Mtg. Properties	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV

Office
CBD	4	$293,200,000	28.3%	4.1533%	113	2.55x	11.1%	48.4%	48.4%
Suburban	7	$209,975,000	20.3%	4.0604%	120	3.45x	14.4%	54.1%	53.1%
Medical	1	$70,000,000	6.8%	4.4450%	120	1.87x	8.7%	64.6%	64.6%
Subtotal:	12	$573,175,000	55.3%	4.1549%	116	2.80x	12.0%	52.5%	52.1%
Hospitality
Full Service	4	$164,441,378	15.9%	4.8903%	119	2.03x	14.0%	59.3%	53.3%
Select Service	1	$7,300,000	0.7%	5.7000%	120	1.73x	14.4%	67.0%	51.5%
Subtotal:	5	$171,741,378	16.6%	4.9247%	119	2.02x	14.0%	59.6%	53.2%
Retail
Anchored	5	$56,862,214	5.5%	4.7494%	119	1.64x	9.9%	65.5%	58.8%
Unanchored	3	$24,611,241	2.4%	4.9251%	120	1.73x	10.8%	62.9%	56.1%
Single Tenant	1	$10,100,000	1.0%	4.3400%	120	1.59x	9.5%	62.7%	50.6%
Shadow Anchored	1	$3,500,000	0.3%	4.8950%	120	1.60x	10.5%	61.4%	56.6%
Subtotal:	10	$95,073,455	9.2%	4.7567%	119	1.66x	10.1%	64.4%	57.1%
Multifamily
Cooperative	19	$80,999,886	7.8%	4.1317%	119	6.94x	38.4%	14.2%	11.7%
Garden	1	$6,000,000	0.6%	5.0800%	119	1.39x	9.3%	70.6%	62.7%
Subtotal:	20	$86,999,886	8.4%	4.1971%	119	6.55x	36.4%	18.1%	15.2%
Leased Fee
Leased Fee	177	$37,760,349	3.6%	4.3100%	117	2.40x	10.6%	45.2%	45.2%
Subtotal:	177	$37,760,349	3.6%	4.3100%	117	2.40x	10.6%	45.2%	45.2%
Self Storage
Self Storage	4	$35,780,000	3.5%	4.5357%	120	1.98x	10.1%	60.2%	58.7%
Subtotal:	4	$35,780,000	3.5%	4.5357%	120	1.98x	10.1%	60.2%	58.7%
Industrial
Manufacturing	1	$11,495,250	1.1%	4.4100%	119	1.65x	10.6%	65.9%	60.3%
Warehouse	1	$6,800,000	0.7%	4.6100%	120	1.82x	12.7%	48.6%	35.9%
Warehouse/Distribution	6	$1,531,495	0.1%	4.3100%	117	2.40x	10.6%	45.2%	45.2%
Flex	2	$567,014	0.1%	4.3100%	117	2.40x	10.6%	45.2%	45.2%
Subtotal:	10	$20,393,759	2.0%	4.4664%	119	1.78x	11.3%	58.0%	50.6%
Mixed Use
Office/Retail	2	$9,515,000	0.9%	4.9500%	120	1.62x	10.8%	75.0%	61.7%
Retail/Office	1	$6,200,000	0.6%	4.7600%	120	1.88x	9.4%	57.7%	57.7%
Subtotal:	3	$15,715,000	1.5%	4.8750%	120	1.72x	10.2%	68.2%	60.1%
Parking
Parking	1	$141,142	0.0%	4.3100%	117	2.40x	10.6%	45.2%	45.2%
Subtotal:	1	$141,142	0.0%	4.3100%	117	2.40x	10.6%	45.2%	45.2%
Total/Wtd. Avg.	242	$1,036,779,969	100.0%	4.3770%	117	2.80x	14.0%	52.2%	49.7%

A-2-3

Annex A-2

Mortgage Pool Information

Mortgage Rates

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Mortgage Rate (%)	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
3.5432 - 3.9999	7	$204,049,757	19.7%	3.7764%	120	4.70x	19.7%	31.7%	31.4%
4.0000 - 4.4999	22	$410,250,602	39.6%	4.2565%	114	2.81x	13.7%	53.6%	52.9%
4.5000 - 4.9999	22	$350,937,397	33.8%	4.6911%	119	1.85x	11.4%	61.5%	56.2%
5.0000 - 5.7000	5	$71,542,214	6.9%	5.2405%	119	1.99x	12.9%	56.8%	52.3%
Total/Wtd. Avg.	56	$1,036,779,969	100.0%	4.3770%	117	2.80x	14.0%	52.2%	49.7%

Minimum: 3.5432%
Maximum: 5.7000%
Weighted Average: 4.3770%

Original Terms to Maturity

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Original Term to Maturity (mos.)	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
60	1	$34,500,000	3.3%	4.0150%	60	2.52x	10.5%	54.6%	54.6%
120	54	$997,879,969	96.2%	4.3881%	119	2.82x	14.2%	52.1%	49.5%
121	1	$4,400,000	0.4%	4.7000%	121	1.76x	12.0%	68.6%	57.6%
Total/Wtd. Avg.	56	$1,036,779,969	100.0%	4.3770%	117	2.80x	14.0%	52.2%	49.7%

Minimum: 60 mos.
Maximum: 121 mos.
Weighted Average: 118 mos.

A-2-4

Annex A-2

Mortgage Pool Information

Remaining Terms to Maturity

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Remaining Term to Maturity (mos.)	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
60	1	$34,500,000	3.3%	4.0150%	60	2.52x	10.5%	54.6%	54.6%
61 - 120	54	$997,879,969	96.2%	4.3881%	119	2.82x	14.2%	52.1%	49.5%
121	1	$4,400,000	0.4%	4.7000%	121	1.76x	12.0%	68.6%	57.6%
Total/Wtd. Avg.	56	$1,036,779,969	100.0%	4.3770%	117	2.80x	14.0%	52.2%	49.7%

Minimum: 60 mos.
Maximum: 121 mos.
Weighted Average: 117 mos.

Original Amortization Terms

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Original Amortization Term (mos.)	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
Interest Only	20	$693,670,000	66.9%	4.2468%	117	2.92x	12.8%	51.6%	51.6%
240	2	$8,458,122	0.8%	4.3400%	118	4.74x	36.9%	14.1%	8.7%
300	3	$16,765,621	1.6%	5.0560%	120	1.92x	14.4%	53.0%	40.0%
360	27	$300,561,469	29.0%	4.6654%	119	2.35x	15.5%	56.7%	49.1%
480	4	$17,324,757	1.7%	3.9456%	120	5.58x	28.5%	16.5%	14.6%
Total/Wtd. Avg.	56	$1,036,779,969	100.0%	4.3770%	117	2.80x	14.0%	52.2%	49.7%

Minimum: 240 mos.
Maximum: 480 mos.
Weighted Average: 360 mos.

A-2-5

Annex A-2

Mortgage Pool Information

Remaining Amortization Terms

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Remaining Amortization Term (mos.)	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
Interest Only	20	$693,670,000	66.9%	4.2468%	117	2.92x	12.8%	51.6%	51.6%
237 - 300	5	$25,223,743	2.4%	4.8159%	119	2.87x	22.0%	39.9%	29.5%
301 - 360	27	$300,561,469	29.0%	4.6654%	119	2.35x	15.5%	56.7%	49.1%
361 - 480	4	$17,324,757	1.7%	3.9456%	120	5.58x	28.5%	16.5%	14.6%
Total/Wtd. Avg.	56	$1,036,779,969	100.0%	4.3770%	117	2.80x	14.0%	52.2%	49.7%

Minimum: 237 mos.
Maximum: 480 mos.
Weighted Average: 360 mos.

Debt Service Coverage Ratios

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Debt Service Coverage Ratio (x)	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
1.34 - 1.60	9	$85,788,455	8.3%	4.7918%	120	1.49x	10.0%	66.0%	56.8%
1.61 - 1.80	9	$83,580,250	8.1%	4.8161%	120	1.71x	11.4%	65.0%	57.2%
1.81 - 2.00	6	$246,300,000	23.8%	4.5933%	119	1.84x	10.0%	59.5%	58.1%
2.01 - 2.20	2	$65,441,378	6.3%	4.5766%	119	2.09x	13.1%	66.1%	57.2%
2.21 - 2.40	3	$203,700,000	19.6%	4.1876%	119	2.36x	10.7%	57.3%	57.3%
2.41 - 2.60	3	$85,500,000	8.2%	4.6464%	95	2.46x	12.5%	52.3%	52.3%
2.61 - 3.10	4	$17,835,621	1.7%	4.5081%	120	2.85x	15.8%	42.3%	40.6%
3.11 - 5.00	5	$119,917,889	11.6%	3.9682%	120	3.55x	15.9%	33.1%	32.6%
5.01 - 7.00	10	$115,727,779	11.2%	3.7498%	120	5.71x	25.6%	26.4%	25.5%
7.01 - 53.49	5	$12,988,598	1.3%	4.0820%	119	16.60x	79.9%	10.8%	9.7%
Total/Wtd. Avg.	56	$1,036,779,969	100.0%	4.3770%	117	2.80x	14.0%	52.2%	49.7%

Minimum: 1.34x
Maximum: 53.49x
Weighted Average: 2.80x

A-2-6

Annex A-2

Mortgage Pool Information

Cut-off Date Loan-to-Value Ratios

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Cut-off Date Loan-to-Value Ratio (%)	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
1.5 - 30.0	18	$76,999,886	7.4%	4.1354%	119	7.05x	39.3%	13.3%	10.7%
30.1 - 45.0	4	$179,800,000	17.3%	3.7733%	120	4.36x	16.8%	35.0%	35.0%
45.1 - 55.0	5	$185,000,000	17.8%	4.3839%	108	2.38x	11.4%	50.6%	50.1%
55.1 - 65.0	15	$346,745,000	33.4%	4.6226%	119	1.85x	10.2%	59.9%	57.7%
65.1 - 75.0	14	$248,235,083	23.9%	4.5410%	120	2.00x	11.5%	67.2%	61.0%
Total/Wtd. Avg.	56	$1,036,779,969	100.0%	4.3770%	117	2.80x	14.0%	52.2%	49.7%

Minimum: 1.5%
Maximum: 75.0%
Weighted Average: 52.2%

Maturity Date Loan-to-Value Ratios

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Maturity Date Loan-to-Value Ratio (%)	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
1.5 - 35.0	20	$154,799,886	14.9%	3.8511%	119	6.31x	29.7%	23.9%	22.6%
35.1 - 45.0	3	$108,800,000	10.5%	3.9712%	120	3.32x	14.2%	36.4%	35.6%
45.1 - 55.0	9	$281,670,000	27.2%	4.5487%	112	2.17x	11.9%	54.1%	51.5%
55.1 - 60.0	15	$270,669,833	26.1%	4.6367%	119	1.84x	10.4%	61.6%	57.0%
60.1 - 66.4	9	$220,840,250	21.3%	4.4082%	120	2.07x	10.2%	66.0%	64.5%
Total/Wtd. Avg.	56	$1,036,779,969	100.0%	4.3770%	117	2.80x	14.0%	52.2%	49.7%

Minimum: 1.5%
Maximum: 66.4%
Weighted Average: 49.7%

A-2-7

Annex A-2

Mortgage Pool Information

Amortization Type

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Amortization Type	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
Interest Only	19	$619,870,000	59.8%	4.3306%	116	2.60x	11.9%	53.6%	53.6%
Partial Interest Only	12	$169,900,250	16.4%	4.8006%	119	1.67x	11.7%	62.7%	56.2%
Amortizing Balloon	24	$173,209,719	16.7%	4.4828%	119	3.42x	21.4%	44.4%	35.8%
Interest Only, ARD	1	$73,800,000	7.1%	3.5432%	120	5.63x	20.2%	34.5%	34.5%
Total/Wtd. Avg.	56	$1,036,779,969	100.0%	4.3770%	117	2.80x	14.0%	52.2%	49.7%

Underwritten NOI Debt Yield

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Underwritten NOI Debt Yield (%)	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
8.5 - 9.5	8	$216,905,000	20.9%	4.5507%	120	1.77x	8.8%	60.9%	59.6%
9.6 - 10.5	8	$167,167,214	16.1%	4.3064%	107	2.13x	10.2%	57.6%	55.7%
10.6 - 11.5	8	$197,671,491	19.1%	4.3622%	119	2.20x	10.8%	61.1%	58.8%
11.6 - 13.5	4	$35,825,000	3.5%	4.8235%	120	1.75x	12.6%	61.3%	52.3%
13.6 - 14.5	4	$173,420,000	16.7%	4.3485%	120	2.78x	14.0%	45.4%	43.2%
14.6 - 16.5	4	$94,491,378	9.1%	4.8509%	119	2.31x	14.7%	57.6%	51.3%
16.6 - 237.1	20	$151,299,886	14.6%	3.8561%	119	6.39x	30.0%	24.4%	23.1%
Total/Wtd. Avg.	56	$1,036,779,969	100.0%	4.3770%	117	2.80x	14.0%	52.2%	49.7%

Minimum: 8.5%
Maximum: 237.1%
Weighted Average: 14.0%

California

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
California	Mtg. Properties	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
Southern California	8	$332,020,000	32.0%	4.5164%	119	2.07x	10.1%	60.3%	60.1%
Northern California	4	$178,800,000	17.2%	4.0275%	120	2.90x	12.6%	43.5%	43.0%
Total/Wtd. Avg.	12	$510,820,000	49.3%	4.3453%	120	2.36x	11.0%	54.4%	54.1%

A-2-8

ANNEX A-3

SUMMARIES OF THE FIFTEEN LARGEST MORTGAGE LOANS

 A-3-1

Office – CBD	Loan #1	Cut-off Date Balance:	$100,000,000
350 Bush Street	350 Bush Street	Cut-off Date LTV:	35.4%
San Francisco, CA 94104		UW NCF DSCR:	3.42x
		UW NOI Debt Yield:	14.2%

 A-3-2

Office – CBD	Loan #1	Cut-off Date Balance:	$100,000,000
350 Bush Street	350 Bush Street	Cut-off Date LTV:	35.4%
San Francisco, CA 94104		UW NCF DSCR:	3.42x
		UW NOI Debt Yield:	14.2%

Floor	Tenant	Details
19	Publicis	14,484 SF | 1/2029
18	Publicis	19,061 SF | 1/2029
17	Publicis	19,334 SF | 1/2029
16	Atlassian	19,375 SF | 9/2029
15	Atlassian	19,334 SF | 9/2029
14	Atlassian	19,341 SF | 9/2029
13	Atlassian	18,327 SF | 9/2029
12	Atlassian	22,804 SF | 9/2029
11	Atlassian	23,017 SF | 9/2029
10	Atlassian	23,017 SF | 9/2029
9	Twitch	22,976 SF | 5/2028
8	Twitch	23,017 SF | 5/2028
7	Twitch	22,976 SF | 5/2028
6	Twitch	23,017 SF | 5/2028
5	Twitch	22,561 SF | 5/2028
4	Twitch	24,068 SF | 5/2028
3	Twitch	19,717 SF | 5/2028
2	Twitch	23,738 SF | 5/2028
1	Vacant	3,995 SF
1	Twitch Separate lobby entrance for Twitch	3,440 SF | 5/2028

VACANT | 2028 | 2029

 A-3-3

Office – CBD	Loan #1	Cut-off Date Balance:	$100,000,000
350 Bush Street	350 Bush Street	Cut-off Date LTV:	35.4%
San Francisco, CA 94104		UW NCF DSCR:	3.42x
		UW NOI Debt Yield:	14.2%

 A-3-4

Office – CBD	Loan #1	Cut-off Date Balance:	$100,000,000
350 Bush Street	350 Bush Street	Cut-off Date LTV:	35.4%
San Francisco, CA 94104		UW NCF DSCR:	3.42x
		UW NOI Debt Yield:	14.2%

Mortgage Loan No. 1 – 350 Bush Street

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$100,000,000			Location:	San Francisco, CA 94104
Cut-off Date Balance(1):	$100,000,000			General Property Type:	Office
% of Initial Pool Balance:	9.6%			Detailed Property Type:	CBD
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsors:	Gemdale USA Corporation; Vision Real			Year Built/Renovated:	2018/N/A
	Estate Development, Inc.			Size:	387,599 SF
Guarantors:	Gemdale USA Corporation; Vision Real			Cut-off Date Balance per SF(1):	$477
	Estate Development, Inc.			Maturity Balance per SF(1):	$477
Mortgage Rate:	3.9122%			Property Manager:	LPC West, Inc.
Note Date:	4/22/2019
First Payment Date:	6/11/2019
Maturity Date:	5/11/2029
Original Term to Maturity:	120 months
Original Amortization Term:	0 months
IO Period:	120 months
Seasoning:	0 months			Underwriting and Financial Information
Prepayment Provisions(2):	LO (24); DEF (89); O (7)			UW NOI(4):	$26,306,599
Lockbox/Cash Mgmt Status:	Hard/In Place			UW NOI Debt Yield(1)(3):	14.2%
Additional Debt Type(1)(3):	Pari Passu / Senior Mezzanine / Junior Mezzanine			UW NOI Debt Yield at Maturity(1)(3):	14.2%
Additional Debt Balance(1)(3):	$85,000,000 / $65,000,000 / $35,000,000			UW NCF DSCR(1)(3):	3.42x
Future Debt Permitted (Type):	No (N/A)			Most Recent NOI(4):	$6,902,758 (12/31/2018)
				2nd Most Recent NOI(5):	N/A
Reserves				3rd Most Recent NOI(5):	N/A
Type	Initial	Monthly	Cap	Most Recent Occupancy:	99.0% (4/22/2019)
Real Estate Taxes:	$409,996	$205,001	N/A	2nd Most Recent Occupancy:	99.0% (12/31/2018)
Insurance:	$69,579	$23,192	N/A	3rd Most Recent Occupancy(5):	N/A
Recurring Replacements:	$0	Springing	N/A	Appraised Value (as of)(6):	$522,000,000 (8/1/2019)
TI/LC:	$0	Springing	N/A	Appraised Value per SF(6):	$1,347
Existing TI/LC Obligations Reserve:	$6,651,482	$0	N/A	Cut-off Date LTV Ratio(1)(3)(6):	35.4%
Development Work Reserve:	$153,188	$0	N/A	Maturity Date LTV Ratio(1)(3)(6):	35.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$185,000,000	74.0%	Loan Payoff Amount:	$147,331,917	58.9%
Mezzanine Debt(3):	$65,000,000	26.0%	Upfront Reserves:	$7,284,245	2.9%
			Closing Costs:	$1,224,279	0.5%
			Return of Equity:	$94,159,559	37.7%
Total Sources:	$250,000,000	100.0%	Total Uses:	$250,000,000	100.0%

(1)	The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the 350 Bush Street Whole Loan (as defined below).

(2)	Defeasance of the 350 Bush Street Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last promissory note representing a portion of the 350 Bush Street Whole Loan to be securitized and (b) April 22, 2022. The assumed defeasance lockout period of 24 payments is based on the closing date of this transaction in May 2019.

(3)	The equity interest in the 350 Bush Street Borrower (as defined in “The Borrower and the Sponsors” section below) has been pledged to secure mezzanine indebtedness with an original principal balance of $65,000,000. As of the Note Date, a separate 350 Bush Street EB-5 Junior Mezzanine Loan of up to $35,000,000 (as defined in the “Mezzanine Loan and Preferred Equity” section below) remains outstanding. As of the Cut-off Date, the UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the 350 Bush Street New Debt (as defined in the “Mezzanine Loan and Preferred Equity” section below) are 10.5%, 10.5%, 2.32x, 47.9% and 47.9%, respectively, while the UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the fully advanced 350 Bush Street Total Debt (as defined in the “Mezzanine Loan and Preferred Equity” section below) are 9.2%, 9.2%, 2.30x, 54.6% and 54.6%, respectively. See the “Mezzanine Loan and Preferred Equity” section below for a full discussion.

(4)	See “Operating History and Underwritten Net Cash Flow” below for a further discussion of the increase from Most Recent NOI to UW NOI.

(5)	Prior historical operating statements and occupancy are not applicable, as the 350 Bush Street Property was constructed in 2018.

(6)	The Appraised Value shown reflects a “prospective value upon stabilization” which assumes that all remaining capital costs and tenant improvements have been paid, free rent periods have expired and the vacant retail space has been leased (see “The Property” section below for further discussion of the retail space). At loan closing, the 350 Bush Street Borrower escrowed $6,651,482 for all existing tenant improvements. There is no free rent, leasing commissions or gap rent outstanding as all tenants are currently paying full, unabated rent for the entirety of their spaces. The appraiser also concluded to an “as-is” appraised value of $493,000,000 as of August 2, 2018, which results in a Cut-off Date LTV Ratio of 37.5% and Maturity Date LTV Ratio of 37.5% for the 350 Bush Street Whole Loan.

 A-3-5

Office – CBD	Loan #1	Cut-off Date Balance:	$100,000,000
350 Bush Street	350 Bush Street	Cut-off Date LTV:	35.4%
San Francisco, CA 94104		UW NCF DSCR:	3.42x
		UW NOI Debt Yield:	14.2%

The Mortgage Loan. The largest mortgage loan (the “350 Bush Street Mortgage Loan”) is part of a whole loan (the “350 Bush Street Whole Loan”) that is evidenced by three pari passu promissory notes in the aggregate original principal amount of $185,000,000. The 350 Bush Street Whole Loan is secured by a first priority fee mortgage encumbering a Class A office building located in San Francisco, California (the “350 Bush Street Property”). The 350 Bush Street Mortgage Loan is evidenced by the controlling promissory Note A-1 in the original principal amount of $100,000,000. The non-controlling promissory notes A-2 and A-3 in the aggregate original principal amount of $85,000,000 (collectively, the “350 Bush Street Serviced Companion Loans”) are currently held by Wells Fargo Bank, N.A. and are expected to be contributed to future securitization trusts or may be otherwise transferred at any time. The 350 Bush Street Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK 2019-BNK18 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Prospectus.

350 Bush Street Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Lead Servicing Interest
A-1	$100,000,000	$100,000,000	BANK 2019-BNK18	Yes
A-2	$65,000,000	$65,000,000	Wells Fargo Bank, N.A.	No
A-3	$20,000,000	$20,000,000	Wells Fargo Bank, N.A.	No
Total	$185,000,000	$185,000,000

The Borrower and the Borrower Sponsors. The borrower is 350 Bush Street Owner LLC (the “350 Bush Street Borrower”), a Delaware limited liability company and single purpose entity with one independent director. Legal counsel to the 350 Bush Street Borrower delivered a non-consolidation opinion in connection with the origination of the 350 Bush Street Whole Loan.

The borrower sponsors and non-recourse carveout guarantors are Gemdale USA Corporation (“Gemdale”) and Vision Real Estate Development, Inc. (a subsidiary of Gemdale), each a Delaware corporation. Gemdale is a real estate investment and development company headquartered in Pasadena, California, with offices in New York City, San Francisco, Boston, Seattle and Dallas. The company primarily develops commercial, multifamily rental and for-sale residential projects and focuses on Class A ground-up developments in key gateway high barrier-to-entry markets. Gemdale was the original developer of the 350 Bush Street Property and its portfolio includes office projects in San Francisco, Los Angeles, San Jose, Orange County, California, Boston and New York City. Gemdale is the U.S. subsidiary of Gemdale Corporation, one of China’s largest real estate developers. Gemdale Corporation was founded in 1988 and first listed on the Shanghai Stock Exchange in 2001. In 2017, Gemdale Corporation built and sold residential condominiums totaling approximately 82.9 million SF across 40 cities in China.

The Property. The 350 Bush Street Property is a 387,599 SF, 19-story Class A office building located in San Francisco, California. Constructed in 2018 and situated on a 0.8-acre site, the 350 Bush Street Property was 99.0% leased to three technology and communications tenants as of April 22, 2019 (with approximately 61.5% of the NRA and 60.9% of underwritten base rent attributed to investment grade tenants). The 350 Bush Street Property includes two ground-level retail spaces totaling 3,995 SF (1.0% of NRA), with frontage on Bush Street and Pine Street, respectively, which are currently vacant and account for all economically vacant space in the building. Construction along the side of the 350 Bush Street Property fronting Bush Street integrated the historic San Francisco Mining Exchange (“Mining Exchange”), the second oldest exchange in the United States after the New York Stock Exchange. The historic Mining Exchange hall serves as the lobby for the 350 Bush Street Property and includes a three-story atrium and a museum that showcases the history of the building and San Francisco’s mining industry. The 350 Bush Street Property features five landscaped terraces on the 3rd, 5th, 18th and 19th floors and on the rooftop. According to the appraisal, the 350 Bush Street Property is one of only two office buildings in the San Francisco Financial District built since 2016. The 350 Bush Street Property includes two levels of basement parking totaling 110 parking spaces, which is operated by Ace Parking III, LLC.

Major Tenants.

Twitch (A+/A3/AA- by Fitch/Moody’s/S&P, 185,510 SF, 47.9% of NRA; 46.2% of underwritten base rent, May 31, 2028 expiration). Twitch Interactive, Inc. (“Twitch”), a subsidiary of Amazon, Inc. (“Amazon”), is a live streaming platform and community for video game players. Founded in 2011 and headquartered at the 350 Bush Street Property, Twitch originally focused almost entirely on video games but has since expanded to include streams dedicated to artwork creation, music, talk shows, and TV series. In August 2014, Amazon acquired Twitch for approximately $970 million. The platform has approximately 15 million daily active users and the Twitch iOS/Android apps have had over 83 million downloads. Twitch reports approximately 23 billion minutes watched per month, as of April 2019. Twitch took occupancy of its space at the 350 Bush Street Property (floors two through nine) in July 2018. Twitch’s lease is guaranteed by Amazon and has two, five-year renewal options at the fair market rental rate following its lease expiration in May 2028.

Atlassian (145,215 SF, 37.5% of NRA; 39.1% of underwritten base rent, September 30, 2029 expiration). Atlassian, Inc. (“Atlassian”) is a software company focused on providing various combinations of collaborative products designed for all types of businesses. Founded in 2002 in Sydney, Australia, Atlassian (NASDAQ: TEAM) currently has approximately 3,000 employees and over 125,000 customers, including NASA, Blackrock, Airbnb, Audi, Twitter, and Tesla. Atlassian currently has over 4,000 apps in its marketplace and reported fiscal year (“FY”) 2018 revenue of approximately $874 million, a 41.0% increase from FY 2017. As of May 1, 2019, Atlassian’s market capitalization was approximately $26.2 billion. Atlassian took occupancy of its Phase I space at the 350 Bush Street Property (106,506 SF on floors 10 through 14) in October 2018 and is targeting an October 2019 move in date for Phase II (38,709 SF on floors 15 and 16). Atlassian is currently paying full, unabated rent on its entire 145,215 SF space. Atlassian may terminate its lease for its entire space effective June 1, 2027 with 12 months prior notice, subject to a termination fee in an amount equal to the present value of the remaining base rent obligation through the end of the remaining term, discounted 7.5% per annum from June 1, 2018. Atlassian has one, five-year renewal option at the fair market rental rate following its lease expiration in September 2029.

Publicis (Baa2/BBB+ by Moody’s/S&P, 52,879 SF, 13.6% of NRA; 14.7% of underwritten base rent, January 31, 2029 expiration). Publicis Groupe, S.A. (“Publicis”), founded in 1926, is the world’s third largest communications group. The company has approximately 80,000 employees across over 100

 A-3-6

Office – CBD	Loan #1	Cut-off Date Balance:	$100,000,000
350 Bush Street	350 Bush Street	Cut-off Date LTV:	35.4%
San Francisco, CA 94104		UW NCF DSCR:	3.42x
		UW NOI Debt Yield:	14.2%

countries and reported revenues of approximately €9.95 billion in FY 2018, an increase of approximately 1.1% over FY 2017. Publicis took occupancy of its space at the 350 Bush Street Property (floors 17 through 19) in June 2018. Publicis has one, five-year renewal option at 95% of the fair market rental rate following its lease expiration in January 2029.

The following table presents certain information relating to the tenancy at the 350 Bush Street Property:

Tenant Summary
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Termination Option (Y/N)	Lease Expiration
Twitch	A+/A3/AA-(1)	185,510	47.9%	$11,846,664(2)	46.2%	$63.86(2)	N	5/31/2028(3)
Atlassian(4)	NR/NR/NR	145,215	37.5%	$10,021,287(5)	39.1%	$69.01(5)	Y(6)	9/30/2029(7)
Publicis	NR/Baa2/BBB+(1)	52,879	13.6%	$3,758,111(8)	14.7%	$71.07(8)	N	1/31/2029(9)
Subtotal/Wtd. Avg.		383,604	99.0%	$25,626,062	100.0%	$66.80

Vacant Space(10)		3,995	1.0%	$0	0.0%	$0.00
Total/Wtd. Avg.		387,599	100.0%	$25,626,062	100.0%	$66.80

(1)	The Twitch lease is guaranteed by Amazon, Inc., the rated entity. The Publicis lease is guaranteed by the Sapient Corporation, which is a subsidiary of Publicis Groupe S.A., the rated entity.

(2)	The Annual UW Rent and Annual UW Rent PSF shown above represent Twitch’s current contractual rent. The lender’s underwriting gives separate credit for straight-line rent averaging over the remaining lease term for Twitch totaling $1,675,737, which implies a total underwritten rental rate of $72.89 PSF (see “Operating History and Underwritten Net Cash Flow” below).

(3)	Twitch has two, 5-year renewal options with 15 months’ notice at the then prevailing fair market rental rate.

(4)	Atlassian took occupancy of its Phase I space (106,506 SF on floors 10 through 14) in October 2018 and is targeting an October 2019 move in date for Phase II (38,709 SF on floors 15 and 16). Atlassian is currently paying full, unabated rent on all of its 145,215 SF of space.

(5)	Annual UW Rent and Annual UW Rent PSF include a contractual rent step for Atlassian in June 2019 totaling $291,882. Atlassian’s current contractual rent is $67.00 PSF.

(6)	Atlassian may terminate its lease effective June 1, 2027 with 12 months prior notice, subject to a termination fee in an amount equal to the present value of the remaining base rent obligation through the end of the remaining term, discounted 7.5% per annum from June 1, 2018, which will be deposited in reserve with the lender (subject to a cap of $16,000,000 so long as no event of default exists).

(7)	Atlassian has one, 5-year renewal option with 15 months’ notice at the then prevailing fair market rental rate.

(8)	The Annual UW Rent and Annual UW Rent PSF shown above represent Publicis’ current contractual rent. The lender’s underwriting gives separate credit for straight-line rent averaging over the remaining lease term for Publicis totaling $517,806, which implies a total underwritten rental rate of $80.86 PSF (see “Operating History and Underwritten Net Cash Flow” below).

(9)	Publicis has one, 5-year renewal option with 12 months’ notice at 95% of the then prevailing fair market rental rate.

(10)	All vacant space is related to two ground level retail spaces.

The following table presents certain information relating to the lease rollover schedule at the 350 Bush Street Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Annual UW Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
2019	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2020	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2021	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2022	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2023	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2024	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2025	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2026	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2027	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2028	1	185,510	$63.86	47.9%	47.9%	$11,846,664	46.2%	46.2%
2029	2	198,094	$69.56	51.1%	99.0%	$13,779,398	53.8%	100.0%
2030 & Beyond	0	0	$0.00	0.0%	99.0%	$0	0.0%	100.0%
Vacant	0	3,995	$0.00	1.0%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	3	387,599	$66.80	100.0%		$25,626,062	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.

(3)	Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

 A-3-7

Office – CBD	Loan #1	Cut-off Date Balance:	$100,000,000
350 Bush Street	350 Bush Street	Cut-off Date LTV:	35.4%
San Francisco, CA 94104		UW NCF DSCR:	3.42x
		UW NOI Debt Yield:	14.2%

The Market. The 350 Bush Street Property is located within the Financial District of San Francisco, California, approximately three blocks northwest of the Montgomery St. Bay Area Rapid Transit (BART) Station, which is serviced by the Yellow (Antioch, CA), Blue (Dublin/Pleasanton, CA), Green (Daly City, CA) and Red (Richmond, CA) lines and connects to the San Francisco Municipal Transportation Authority network of buses, light rail and cable cars. The central subway extension project, planned to open in late 2019, is expected to serve approximately 35,000 new customers per day and is expected to bring the T-Third Street light rail commuter line from its existing 4th and King Station (approximately 1.4 miles southeast of the 350 Bush Street Property) into a new subway running beneath 4th and Stockton Streets (approximately four blocks southwest of the 350 Bush Street Property). The 350 Bush Street Property is situated approximately 13.8 miles north of the San Francisco International Airport and 18.1 miles northwest of the Oakland International Airport. Approximately 5 blocks southwest of the 350 Bush Street Property is Westfield San Francisco Centre, an approximately 1.3 million SF Unibail-Rodamco-Westfield-owned super regional mall anchored by Nordstrom and Bloomingdale’s, featuring various boutique shops, dining and entertainment options, including a Lego Store and a nine-screen Century San Francisco Centre Theatre.

According to a third party market research provider, the estimated 2019 population within a one-, three- and five-mile radius of the 350 Bush Street Property was approximately 145,501, 434,211 and 693,793, respectively; and the estimated 2019 average household income within the same radii was approximately $114,487, $139,388 and $141,361, respectively.

According to a third-party market research report, the 350 Bush Street Property is situated within the Financial District Office submarket of the San Francisco Office Market. As of April 25, 2019, the Financial District Office submarket reported a total inventory of approximately 30.5 million SF with a 7.5% vacancy rate and average asking rent of $69.80 per SF, triple net. The submarket vacancy rate has decreased from 13.4% in 2010 and has averaged 9.1% from 2010 through 2018.

The appraiser identified six directly competitive office properties totaling approximately 6.8 million SF, with an average occupancy rate of 93.7% and direct asking rents ranging from $85.00 to $117.00 per SF, full-service (asking rents based on 10 comparable leases; with one property reporting two comparable leases at rental rates of $57.50 per SF and 68.50 per SF, triple net, with expense charges quoted at $25.00 per SF).

The following table presents certain information relating to the appraisal’s market rent conclusion for the 350 Bush Street Property:

Market Rent Summary
	Office – Lower (Floor 02-09)	Office – Mid (Floor 10-16)	Office – Upper (Floor 17-19)
Market Rent (PSF)	$91	$94	$96
Lease Term (Years)	10	10	10
Lease Type (Reimbursements)	Full-Service	Full-Service	Full-Service
Rent Increase Projection	3.0% per annum	3.0% per annum	3.0% per annum

The following table presents information relating to comparable office property sales for the 350 Bush Street Property:

Comparable Property Sale Summary
Property Name/Location	Sale Date	Year Built/ Renovated	Total NRA (SF)	Occupancy	Sale Price	Adjusted Sale Price(1)	Sale Price PSF	Appraiser’s Adjusted Sale Price PSF(1)
350 Bush Street (subject) San Francisco, CA	N/A	2018/N/A	387,599	99%
Foundry Square III; 505 Howard Street San Francisco, CA	Dec. 2016	2014/N/A	291,093	100%	$332,030,000	$332,030,000	$1,140.63	$1,140.63
55 Hawthorne Street San Francisco, CA	Dec. 2016	1970/2011	136,432	100%	$123,000,000	$125,200,000	$901.55	$917.67
303 2nd Street San Francisco, CA	Nov. 2016	1988/N/A	740,047	95%	$721,000,000	$721,000,000	$974.26	$974.26
100 First Plaza; 100 1st Street San Francisco, CA	Aug. 2016	1988/N/A	466,000	89%	$434,100,000	$437,700,000	$931.55	$939.27
140 New Montgomery Street San Francisco, CA	April 2016	1925/2013	295,177	100%	$284,000,000	$284,000,000	$962.13	$962.13

Source: Appraisal.

(1)	Adjusted sale price for all cash equivalency, lease-up and/or deferred maintenance (as applicable).

 A-3-8

Office – CBD	Loan #1	Cut-off Date Balance:	$100,000,000
350 Bush Street	350 Bush Street	Cut-off Date LTV:	35.4%
San Francisco, CA 94104		UW NCF DSCR:	3.42x
		UW NOI Debt Yield:	14.2%

The following table presents certain information relating to comparable office leases for the 350 Bush Street Property:

Comparable Leases Summary(1)
Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Occupancy	Distance from Subject	Tenant Name	Lease Date/Term	Lease Area (SF)	Annual Base Rent PSF	Lease Type
350 Bush Street Property 350 Bush Street San Francisco, CA	2018/N/A	387,599	99%	-	Twitch	Jan. 2018 / 10.3 Yrs	185,510	$63.86(1)	Triple Net
					Atlassian	Jan. 2018 / 11.3 Yrs	145,215	$67.00(1)	Triple Net
					Publicis	May 2018 / 10.7 Yrs	52,879	$71.07(1)	Triple Net
415 Mission Street 415 Mission Street San Francisco, CA	2018/N/A	1,400,000	90%	0.4 Miles	CBRE (New)	Aug. 2018 / 10.0 Yrs	38,137	$100.00	Full Service
					VY Capital (New)	2018 / 10.0 Yrs	18,833	$117.00	Full Service
One Market Plaza 1 Market Street San Francisco, CA	1976/N/A	1,504,700	95%	0.6 Miles	Ironwood Capital Mgt. (Renewal)	May 2019 / 5.2 Yrs	17,860	$107.00	Full Service
555 California Street 555 California Street San Francisco, CA	1969/N/A	1,497,000	95%	0.1 Miles	UBS (Renewal)	Feb. 2017 / 11.5 Yrs	54,877	$85.00	Full Service
					HMI (New)	Feb. 2018 / 8.2 Yrs	13,737	$109.00	Full Service
4 Embarcadero Center 4 Embarcadero Center San Francisco, CA	1979/N/A	938,200	83%	0.6 Miles	Stockbridge Capital (Renewal)	Dec. 2016 / 3 Yrs	22,313	$98.00	Full Service
The Ferry Building 1 Embarcadero Center San Francisco, CA	1898/2002	262,500	100%	0.7 Miles	Taylor & Co. Law (New)	Aug 2018 / 2.2 Yrs	6,185	$100.00	Full Service
					Shack 15/Meltwater (Renewal)	Jun 2018 / 10.7 Yrs	45,795	$95.00	Full Service
101 California Street 101 California Street San Francisco, CA	1982/N/A	1,243,000	99%	0.4 Miles	Prudential Mortgage Capital (New)	Apr 2018 / 10 Yrs	25,633	$57.50	Triple Net
					CBRE (Short-Term Renewal)	Aug 2017 / 1 Yr	25,660	$68.50	Triple Net

Source: Appraisal.

(1)	Information for the 350 Bush Street Property is based on the underwritten rent roll. Atlassian has a current annual base rental rate of $67.00 PSF and was underwritten to $69.01 PSF based on its contractual escalation in June 2019. The rental rates shown above for Twitch and Publicis represent each tenant’s current contractual rental rates. The lender’s underwriting gives separate credit for straight-line rent averaging over the remaining lease term for Twitch and Publicis (see “Underwritten Net Cash Flow” below).

 A-3-9

Office – CBD	Loan #1	Cut-off Date Balance:	$100,000,000
350 Bush Street	350 Bush Street	Cut-off Date LTV:	35.4%
San Francisco, CA 94104		UW NCF DSCR:	3.42x
		UW NOI Debt Yield:	14.2%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the 350 Bush Street Property:

Cash Flow Analysis
	2018(1)	UW(1)	UW PSF
Gross Potential Base Rent	$17,838,654	$25,626,062(2)	$66.11(2)
Rent Average Benefit	$0	$2,193,543(3)	$5.66
Free Rent Adjustment	($10,999,863)	$0	$0.00
Grossed Up Vacant Space	$0	$379,525	$0.98
Total Recoveries	$5,187,314	$10,250,244	$26.45
Parking Income	$124,120	$170,820	$0.44
Other Income(4)	$40,303	$66,600	$0.17
Less Vacancy & Credit Loss	$0	($1,922,469)(5)	($4.96)
Effective Gross Income	$12,190,528	$36,764,325	$94.85

Real Estate Taxes	$1,416,256	$3,921,790	$10.12
Insurance	$447,387	$256,000	$0.66
Other Operating Expenses	$3,424,127	$6,279,936	$16.20
Total Expenses	$5,287,770	$10,457,726	$26.98

Net Operating Income	$6,902,758	$26,306,599	$67.87
Capital Expenditures	$0	$58,140	$0.15
TI/LC	$0	$1,162,797	$3.00
Net Cash Flow	$6,902,758	$25,085,662	$64.72

Occupancy %	99.0%	95.0%(5)
NOI DSCR(6)	0.94x	3.58x
NCF DSCR(6)	0.94x	3.42x
NOI Debt Yield(6)	3.7%	14.2%
NCF Debt Yield(6)	3.7%	13.6%

(1)	The 350 Bush Street Property was built in 2018, and the lease commencement dates for Twitch, Atlassian and Publicis ranged from January 2018 to February 2019. The increase in Effective Gross Income and Net Operating Income from 2018 to UW was driven in part by (i) all three tenants taking full occupancy of their spaces and all rent abatement periods expiring and (ii) the inclusion of a contractual rent step for Atlassian in June 2019 totaling $291,882 and straight-line rent averaging for investment grade tenants Twitch and Publicis over their remaining lease terms totaling $2,193,543.

(2)	UW Gross Potential Base Rent PSF and UW Gross Potential Base Rent include a contractual rent step for Atlassian in June 2019 totaling $291,882.

(3)	Represents straight-line rent averaging over the remaining lease terms for investment grade tenants Twitch and Publicis.

(4)	Other Income includes antenna rent, work order fees and other miscellaneous income.

(5)	The underwritten economic vacancy is 5.0%. The 350 Bush Street Property was 99.0% occupied as of April 22, 2019.

(6)	The debt service coverage ratios and debt yields are based on the 350 Bush Street Whole Loan.

Escrows and Reserves.

Real Estate Taxes - The 350 Bush Street Borrower is required to deposit an upfront real estate tax reserve of $409,996 and ongoing monthly escrows in an amount equal to one-twelfth of the real estate taxes that the lender estimates will be payable during the next 12 months (initially $205,001).

Insurance - The 350 Bush Street Borrower is required to deposit an upfront insurance reserve of $69,579 and ongoing monthly escrows in an amount equal to one-twelfth of the insurance premiums that the lender estimates will be payable for the renewal of the coverage during the next 12 months (initially $23,192).

Replacement Reserve – Upon the occurrence and continuance of a Cash Trap Event Period (as defined in the “Lockbox and Cash Management” section below), the 350 Bush Street Whole Loan documents require ongoing monthly replacement reserves of $6,460, which the lender may require the 350 Bush Street Borrower to increase (not more than once per year) if the lender reasonably determines such increase is necessary to maintain the proper operation of the 350 Bush Street Property.

Rollover Reserve – Upon the occurrence and continuance of a Cash Trap Event Period, the 350 Bush Street Whole Loan documents require ongoing monthly rollover reserves of $96,900.

Existing TI/LC Obligations Reserve – The 350 Bush Street Borrower is required to deposit an upfront reserve of $6,651,482 for tenant improvements related to Twitch ($2,880,136) and Atlassian ($3,771,346).

Development Work Reserve – The 350 Bush Street Borrower is required to deposit an upfront reserve of $153,188 for the expected cost of development work, including basement improvements, window washing rig screens and davit corners, amenity deck landscaping, permit closeouts and the receipt of final lien waivers, as required per a development agreement.

 A-3-10

Office – CBD	Loan #1	Cut-off Date Balance:	$100,000,000
350 Bush Street	350 Bush Street	Cut-off Date LTV:	35.4%
San Francisco, CA 94104		UW NCF DSCR:	3.42x
		UW NOI Debt Yield:	14.2%

Lockbox and Cash Management. The 350 Bush Street Whole Loan documents require that the 350 Bush Street Borrower establish and maintain a lender-controlled lockbox account, which is already in-place, and that the 350 Bush Street Borrower direct all tenants to pay rent directly into such lockbox account. The loan documents also require that all rents received by the 350 Bush Street Borrower or the property manager be deposited into the lockbox account within two business days of receipt. All funds in the lockbox account are required to be swept each business day into the cash management account controlled by the lender and, on each payment date, all funds in the cash management account are required to be applied in accordance with the 350 Bush Street Whole Loan documents. Prior to the occurrence of a Cash Trap Event Period, any excess cash flow will be disbursed to the 350 Bush Street Borrower. During a Cash Trap Event Period, any excess cash flow remaining after satisfaction of the waterfall items are required to be swept to an excess cash flow subaccount to be held by the lender as additional security for the 350 Bush Street Whole Loan during the continuance of the Cash Trap Event Period (subject to a cap in the amount of the Excess Cash Go Dark Event Cap or LOC (as defined below) if the Cash Trap Event Period results solely from a Go Dark Event (as defined below) related to the lease of an Investment Grade Tenant (as defined below)).

A “Cash Trap Event Period” will commence upon the earlier of the following:

(i)	the occurrence of an event of default under the 350 Bush Whole Loan documents;

(ii)	the net cash flow debt service coverage ratio (“NCF DSCR”) for the 350 Bush Street New Debt being less than 1.15x;

(iii)	the lender receiving written notice from the senior mezzanine lender that a loan default has occurred under the 350 Bush Street Senior Mezzanine Loan (as defined below); or

(iv)	the occurrence of a Lease Sweep Period (as defined below).

A Cash Trap Event Period will end upon the occurrence of the following:

●	with regard to clause (i), the cure of such event of default;

●	with regard to clause (ii), the NCF DSCR for the 350 Bush Street New Debt being equal to or greater than 1.15x for one calendar quarter;

●	with regard to clause (iii), the senior mezzanine lender delivering written notice to the lender that such mezzanine loan default has been cured or waived; or

●	with regard to clause (iv), a Lease Sweep Period Cure (as defined below).

A “Lease Sweep Period” will commence upon the earlier of the following:

(i)	24 months prior to the lease expiration dates of the Twitch or Atlassian (each, a “Major Tenant”) leases unless renewed or extended;

(ii)	the date any Major Tenant discontinues its business at 50% or more of its space at the 350 Bush Street Property (or gives notices of its intent to do so) (a “Go Dark Event”); provided, however, that a Cash Trap Event Period triggered by a Go Dark Event related to the lease of an Investment Grade Tenant will be subject to a cap in the amount of the Excess Cash Go Dark Event Cap or LOC (as defined below);

(iii)	the date any Major Tenant’s lease is surrendered or terminated prior to its then current expiration; or

(iv)	any Major Tenant filing, as a debtor, a bankruptcy or similar insolvency proceeding, or otherwise becoming involved, as a debtor, in a bankruptcy or any similar insolvency proceeding.

A “Lease Sweep Period Cure” will occur upon the following:

●	with regard to clause (i) of the definition of Lease Sweep Period:

○	(a) the date on which the applicable Major Tenant extends or renews the term of its lease pursuant to the terms of its lease or an approved lease amendment and, in either case, sufficient funds as reasonably determined by the lender having been accumulated in the excess cash flow and/or rollover reserve subaccounts to cover all qualified leasing expenses, free rent periods and/or rent abatement periods in connection with such renewal or extension;

○	(b) a Major Tenant Re-Tenanting Event (as defined below); or

○	(c) a DSCR Cure Event (as defined below).

●	with regard to clause (ii) of the definition of Lease Sweep Period:

○	(a) a Major Tenant Re-Tenanting Event;

○	(b) a DSCR Cure Event;

○	(c) the applicable Major Tenant has resumed its business at the 350 Bush Street Property for one month; or

○	(d) if the applicable Major Tenant is an Investment Grade Tenant (as defined below), the date on which more than 50% of the applicable Major Tenant space is occupied and open for business by such Major Tenant and/or one or more Qualified Subtenants (as defined below) for which (1) the 350 Bush Street Borrower and such Qualified Subtenant have entered into a sublease recognition agreement (as outlined in the loan documents) and (2) all Occupancy Conditions (as defined below) have been satisfied, provided however, that this clause (d) is contingent upon such Major Tenant and such Qualified Subtenant continuing to each be an Investment Grade Tenant.

●	with regard to clause (iii) of the definition of Lease Sweep Period:

○	(a) a Major Tenant Re-Tenanting Event; or

○	(b) a DSCR Cure Event.

●	with regard to clause (iv) of the definition of Lease Sweep Period:

○	(a) solely if the Major Tenant’s lease has been terminated as a result of a bankruptcy or similar insolvency proceeding, a Major Tenant Re-Tenanting Event;

○	(b) a DSCR Cure Event; or

 A-3-11

Office – CBD	Loan #1	Cut-off Date Balance:	$100,000,000
350 Bush Street	350 Bush Street	Cut-off Date LTV:	35.4%
San Francisco, CA 94104		UW NCF DSCR:	3.42x
		UW NOI Debt Yield:	14.2%

○	(c) such bankruptcy or similar insolvency proceeding has terminated and/or the applicable Major Tenant’s lease has been affirmed and assumed in a manner reasonably satisfactory to the lender.

“DSCR Cure Event” means the date on which the NCF DSCR for the 350 Bush Street New Debt is at least 1.20x without consideration of any revenue from the applicable Major Tenant lease.

“Excess Cash Go Dark Event Cap or LOC” means in connection with a Lease Sweep Period occurring as a result of a Go Dark Event with respect to an Investment Grade Tenant lease, an amount equal to (or a letter of credit with a face amount of) the product of (i) $50.00 multiplied by (ii) the aggregate rentable square footage of the applicable lease.

“Investment Grade Tenant” means any tenant (or parent entity of any tenant which parent entity has delivered a guaranty to the 350 Bush Street Borrower, guaranteeing such tenant’s obligations under its lease, a “Guaranteed Tenant”) that (i) maintains a long-term unsecured debt rating of at least “BBB+” (or its equivalent) by S&P or Moody’s, or (ii) is an unrated investment grade tenant or Guaranteed Tenant which has a credit score of at least BBB+ and the lender has reasonably determined is substantially similar to at least an investment grade credit rating.

“Major Tenant Re-Tenanting Event” will occur when (1) all or a portion of the Major Tenant’s space is leased pursuant to one or more Qualified Leases (as defined below) sufficient to generate an NCF DSCR for the 350 Bush Street New Debt of at least 1.15x and (2) all Occupancy Conditions have been fully satisfied or expressly waived in writing by the lender.

“Occupancy Conditions” mean delivery by the 350 Bush Street Borrower to the lender of evidence (including an estoppel certificate) that (a) the applicable Major Tenant space is tenanted under one or more Qualified Leases (or Qualified Subleases, as applicable), (b) each such tenant (or Qualified Subtenants, as applicable) is in possession of all of its space and open for business, (c) all contingencies under all such lease(s) have been satisfied, (d) either all TI/LCs have either been completed and paid in full or are reserved with the lender, (e) either such tenant (or Qualified Subtenant, as applicable) has commenced paying full contractual rent and any initial free rent period has expired or such rent amounts have been reserved with the lender and (f) the rent commencement date under all such lease(s) (or Qualified Sublease(s), as applicable) has been set.

“Qualified Lease” means either: (a) the original Major Tenant lease, as extended, renewed or modified in accordance with (1) the express renewal option set forth in such Major Tenant lease or (2) a modification of the Major Tenant lease approved by the lender or (b) a replacement lease (i) with an initial term of not less than five years, (ii) entered into in accordance with the 350 Bush Street Whole Loan documents and (iii) providing for rental rates comparable to existing local market rates for similar properties and is otherwise on commercially reasonable terms.

“Qualified Sublease” means a sublease of all or a portion of the Major Tenant space (a) to an Investment Grade Tenant (b) which occupies the space under a sublease which (i) provides for rental rates at least equal to the rental rates under the applicable Major Tenant lease, (ii) has a term that either (1) expires no earlier than the remainder of the term of the Major Tenant lease or (2) if the remaining term of the applicable Major Tenant lease is longer than five years, is at least five years (but no longer than the remainder term of the applicable Major Tenant lease) and (iii) is otherwise on terms and conditions reasonably approved by the lender (collectively, a “Qualified Subtenant”).

Additional Secured Indebtedness (not including trade debts). The 350 Bush Street Property also secures the 350 Bush Street Serviced Companion Loans, which have an aggregate Cut-off Date principal balance of $85,000,000. The 350 Bush Street Serviced Companion Loans accrue interest at the same rate as the 350 Bush Street Mortgage Loan. The 350 Bush Street Mortgage Loan is entitled to payments of principal and interest on a pro rata and pari passu basis with the 350 Bush Street Serviced Companion Loans. The holders of the 350 Bush Street Mortgage Loan and the 350 Bush Street Serviced Companion Loans have entered into a co-lender agreement which sets forth the allocation of collections on the 350 Bush Street Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Prospectus.

Mezzanine Loan and Preferred Equity. In connection with the origination of the 350 Bush Street Whole Loan, Wells Fargo Bank, National Association, funded and placed with the entities listed below (which are each affiliates of Apollo Global Management, LLC or Athene Asset Management LLC), a $65,000,000 mezzanine loan (the “350 Bush Street Senior Mezzanine Loan”) to 350 Bush Street Holding LLC (collectively, the 350 Bush Street Whole Loan and the 350 Bush Street Senior Mezzanine Loan are referred to herein as the “350 Bush Street New Debt”). The 350 Bush Street Senior Mezzanine Loan is secured by 100.0% of the direct equity interest in the 350 Bush Street Borrower. The 350 Bush Street Senior Mezzanine Loan accrues interest at a rate of 5.2500% per annum and requires payments of interest-only through the maturity date of May 11, 2029 (co-terminous with the 350 Bush Street Whole Loan).

 A-3-12

Office – CBD	Loan #1	Cut-off Date Balance:	$100,000,000
350 Bush Street	350 Bush Street	Cut-off Date LTV:	35.4%
San Francisco, CA 94104		UW NCF DSCR:	3.42x
		UW NOI Debt Yield:	14.2%

350 Bush Street Senior Mezzanine Loan Summary
Mezzanine Note	Original Balance	Cut-off Date Balance	Note Holder
A-1	$20,000,000	$20,000,000	The Lincoln National Life Insurance Company
A-2	$15,000,000	$15,000,000	Athene Annuity & Life Assurance Company
A-3	$10,000,000	$10,000,000	Voya Insurance and Annuity Company
A-4	$5,000,000	$5,000,000	Athene Annuity and Life Company
A-5	$5,000,000	$5,000,000	Athene Annuity and Life Company
A-6	$5,000,000	$5,000,000	Athene Annuity and Life Company
A-7	$5,000,000	$5,000,000	American Equity Investment Life Insurance Company
Total	$65,000,000	$65,000,000

The existing capitalization includes an EB-5 junior mezzanine loan of up to $35,000,000 (the “350 Bush Street EB-5 Junior Mezzanine Loan”) between MIM Bush Pine, LLC, as lender (“350 Bush Street EB-5 Junior Mezzanine Lender”) and Bush Pine Mezzanine Owner LLC (an indirect equity owner of the 350 Bush Street Borrower), as borrower (“350 Bush Street EB-5 Junior Mezzanine Borrower), which loan was entered into in August 2015 and remains outstanding after the origination of the 350 Bush Street New Debt (collectively, the 350 Bush Street New Debt and the 350 Bush Street EB-5 Junior Mezzanine Loan are referred to herein as the “350 Bush Street Total Debt”). The 350 Bush Street EB-5 Junior Mezzanine Loan is fully subordinate to the 350 Bush Street New Debt and is secured by a pledge of direct equity interest in the 350 Bush Street EB-5 Junior Mezzanine Borrower. The 350 Bush Street EB-5 Junior Mezzanine Loan accrues interest at a rate of 0.2500% per annum and requires payments of interest-only (such interest payments will be made from excess cash flow to the extent disbursed to the 350 Bush Street Borrower under the 350 Bush Street Whole Loan or from equity contributions permitted pursuant to the 350 Bush Street Whole Loan documents). The initial maturity date of the 350 Bush Street EB-5 Junior Mezzanine Loan is October 31, 2020 (which can be extended for up to two or three one-year extension terms per the conditions outlined in the 350 Bush Street EB-5 Junior Mezzanine Loan documents). In the event the 350 Bush Street EB-5 Junior Mezzanine Loan is not repaid within 15 days of the fully extended maturity date, the interest rate will increase to 7.0000% per annum. Pursuant to the intercreditor agreements, the 350 Bush Street EB-5 Junior Mezzanine Lender is prohibited from enforcing any rights against its collateral until the 350 Bush Street Whole Loan and the 350 Bush Street Senior Mezzanine Loan are repaid and satisfied in full. See “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness” in the Prospectus.

Total Debt Summary
	Original Principal Balance	Interest Rate	Original Term (mos.)	Original Amort. Term (mos.)	Original IO Term (mos.)	Total Debt UW NCF DSCR	Total Debt UW NOI Debt Yield	Total Debt Cutoff Date LTV
350 Bush Street Senior Mezzanine Loan	$65,000,000	5.2500%	120	0	120	2.32x	10.5%	47.9%
350 Bush Street EB-5 Junior Mezzanine Loan	$35,000,000	0.2500%	60(1)	0	60	2.30x	9.2%	54.6%

(1)	The 350 Bush Street EB-5 Junior Mezzanine Loan was entered into in August 2015 with the first advance occurring in October 2015. The original maturity date of the 350 Bush Street EB-5 Junior Mezzanine Loan is October 31, 2020.

Release of Property. Not permitted.

Ground Lease. None.

Right of First Refusal. Twitch has a right of first refusal to purchase the 350 Bush Street Property if the 350 Bush Street Borrower receives an offer to purchase the 350 Bush Street Property from a Competitor (as defined below) (the “ROFR”). The ROFR is not extinguished by foreclosure; however, the ROFR does not apply to foreclosure or deed-in-lieu thereof.

A “Competitor” means any affiliate of the following companies that is generally used as a real estate holding company (or any single purpose entity formed for such purpose) or operating entity: Microsoft Corporation, Alphabet Inc., Apple Inc., Facebook, Inc., Valve Corporation, Zynga, Inc., Netflix, Inc., Samsung Electronics Co. Ltd., Tencent Holdings Limited or Sony Corporation.

Letter of Credit. A letter of credit issued by Credit Industriel et Commercial in the amount of $4,672,000 was delivered by Publicis and a letter of credit issued by Bank of America, N.A. in the amount of $810,784 was delivered by Atlassian, each as a security deposit for its respective lease. The 350 Bush Street Borrower is the beneficiary of each letter of credit and the letters of credit have been assigned to the lender. The 350 Bush Street Borrower is entitled to draw on the letters of credit, subject to the terms of each tenant’s lease. Any proceeds drawn from either letter of credit are required to be deposited with the lender in the rollover reserve and disbursed in connection with the 350 Bush Street Whole Loan documents.

Terrorism Insurance. The 350 Bush Street Whole Loan documents require that the “all risk” insurance policy required to be maintained by the 350 Bush Street Borrower provide coverage for terrorism in an amount equal to the full replacement cost of the 350 Bush Street Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity (provided that if TRIPRA or a similar statute is not in effect, the 350 Bush Street Borrower will not be obligated to pay terrorism insurance premiums in excess of two times the premium for the casualty and business interruption coverage on a stand-alone basis).

Earthquake Insurance. The 350 Bush Street Whole Loan documents do not require earthquake insurance; however, at the time of loan origination, earthquake insurance coverage was in-place. The seismic report indicated a probable maximum loss of 13.0% for the 350 Bush Street Property.

 A-3-13

Office – Suburban	Loan #2	Cut-off Date Balance:	$100,000,000
1000 South Fremont Avenue;	The Alhambra	Cut-off Date LTV:	65.1%
1127-1131 South Fremont Avenue		U/W NCF DSCR:	2.36x
Alhambra, CA 91803		U/W NOI Debt Yield:	10.9%

 A-3-14

Office – Suburban	Loan #2	Cut-off Date Balance:	$100,000,000
1000 South Fremont Avenue;	The Alhambra	Cut-off Date LTV:	65.1%
1127-1131 South Fremont Avenue		U/W NCF DSCR:	2.36x
Alhambra, CA 91803		U/W NOI Debt Yield:	10.9%

ORANGE STREET
LA|FITNESS
NORTH PARKING AREA
FREMONT AVENUE
DATE AVENUE
SOUTHEAST PARCEL
SOUTH PARKING AREA
MISSION ROAD
Collateral
Parking Garage
Not Part of Collateral

 A-3-15

Office – Suburban	Loan #2	Cut-off Date Balance:	$100,000,000
1000 South Fremont Avenue;	The Alhambra	Cut-off Date LTV:	65.1%
1127-1131 South Fremont Avenue		U/W NCF DSCR:	2.36x
Alhambra, CA 91803		U/W NOI Debt Yield:	10.9%

 A-3-16

Office – Suburban	Loan #2	Cut-off Date Balance:	$100,000,000
1000 South Fremont Avenue;	The Alhambra	Cut-off Date LTV:	65.1%
1127-1131 South Fremont Avenue		U/W NCF DSCR:	2.36x
Alhambra, CA 91803		U/W NOI Debt Yield:	10.9%

Mortgage Loan No. 2 – The Alhambra

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$100,000,000			Location:	Alhambra, CA 91803
Cut-off Date Balance(1):	$100,000,000			General Property Type:	Office
% of Initial Pool Balance:	9.6%			Detailed Property Type:	Suburban
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsors:	RM Properties, LLC; Future Land			Year Built/Renovated:	1927/2015
	International LLC; Wayne Ratkovich			Size:	931,891 SF
Guarantors:	RM Properties, LLC; Future Land			Cut-off Date Balance per SF(1):	$161
	International LLC; Wayne Ratkovich			Maturity Date Balance per SF(1):	$161
Mortgage Rate:	4.2200%			Property Manager:	The Ratkovich Company
Note Date:	5/1/2019				(borrower-related)
First Payment Date:	6/11/2019
Maturity Date:	5/11/2029
Original Term to Maturity:	120 months
Original Amortization Term:	0 months
IO Period:	120 months
Seasoning:	0 months
Prepayment Provisions(2):	LO (24); DEF (92); O (4)			Underwriting and Financial Information
Lockbox/Cash Mgmt Status:	Hard/In Place			UW NOI(5):	$16,341,088
Additional Debt Type(1)(3):	Pari Passu			UW NOI Debt Yield(1):	10.9%
Additional Debt Balance(1)(3):	$50,000,000			UW NOI Debt Yield at Maturity(1):	10.9%
Future Debt Permitted (Type)(4):	Yes (Mezzanine)			UW NCF DSCR(1):	2.36x
				Most Recent NOI(5):	$13,720,618 (12/31/2018)
Reserves				2nd Most Recent NOI(5):	$9,652,918 (12/31/2017)
Type	Initial	Monthly	Cap	3rd Most Recent NOI:	$8,483,379 (12/31/2016)
RE Tax:	$782,527	$195,631	N/A	Most Recent Occupancy:	89.6% (4/23/2019)
Insurance:	$72,226	$24,075	N/A	2nd Most Recent Occupancy:	86.3% (12/31/2018)
Recurring Replacements:	$0	$19,414	$698,918	3rd Most Recent Occupancy:	80.8% (12/31/2017)
TI/LC Reserve:	$0	$77,658	$4,000,000	Appraised Value (as of):	$230,500,000 (2/6/2019)
Land Entitlement Contingency:	$6,000,000	N/A	N/A	Appraised Value per SF:	$247
Rent Concession Reserve:	$2,231,181	N/A	N/A	Cut-off Date LTV Ratio(1):	65.1%
Existing TI/LC Reserve:	$9,668,624	N/A	N/A	Maturity Date LTV Ratio(1):	65.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount:	$150,000,000	100.0%	Loan Payoff:	$106,528,637	71.0%
			Return of Equity:	$23,207,192	15.5%
			Reserves:	$18,754,558	12.5%
			Closing Costs:	$1,509,614	1.0%
Total Sources:	$150,000,000	100.0%	Total Uses:	$150,000,000	100.0%

(1)	The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on The Alhambra Whole Loan (as defined below).

(2)	Defeasance of The Alhambra Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last promissory note representing a portion of The Alhambra Whole Loan to be securitized and (b) May 1, 2022. The assumed defeasance lockout period of 24 payments is based on the closing date of this transaction in May 2019.

(3)	See “The Mortgage Loan” and “Additional Secured Indebtedness (not including trade debts)” below for further discussion of additional debt.

(4)	See “Mezzanine Loan and Preferred Equity” below for further discussion of future debt permitted.

(5)	See “Operating History and Underwritten Net Cash Flow” below for a further discussion of the increases in NOI.

 A-3-17

Office – Suburban	Loan #2	Cut-off Date Balance:	$100,000,000
1000 South Fremont Avenue;	The Alhambra	Cut-off Date LTV:	65.1%
1127-1131 South Fremont Avenue		U/W NCF DSCR:	2.36x
Alhambra, CA 91803		U/W NOI Debt Yield:	10.9%

The Mortgage Loan. The second largest mortgage loan (“The Alhambra Mortgage Loan”) is part of a whole loan (“The Alhambra Whole Loan”) in the original principal balance of $150,000,000. The Alhambra Whole Loan is secured by a first priority fee mortgage encumbering a 931,891 SF suburban office property located in Alhambra, California (“The Alhambra Property”). The Alhambra Whole Loan consists of three pari passu notes totaling $150,000,000. The Alhambra Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK 2019-BNK18 securitization. The Alhambra Mortgage Loan represents the controlling Note A-1, which has an original principal balance of $100,000,000. The non-controlling pari passu notes A-2 and A-3 are referred to herein as “The Alhambra Pari Passu Companion Loans”. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Prospectus.

The Alhambra Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Lead Servicing Interest
A-1	$100,000,000	$100,000,000	BANK 2019-BNK18	Yes
A-2	$30,000,000	$30,000,000	Wells Fargo Bank, N.A.	No
A-3	$20,000,000	$20,000,000	Wells Fargo Bank, N.A.	No
Total	$150,000,000	$150,000,000

The Borrower and the Borrower Sponsors. The borrower is ELITE-TRC Alhambra Community LLC, a Delaware limited liability company structured to be bankruptcy-remote with at least two independent directors (“The Alhambra Borrower”). Legal counsel to The Alhambra Borrower delivered a non-consolidation opinion in connection with the origination of The Alhambra Whole Loan. The borrower sponsors and non-recourse carveout guarantors are Wayne Ratkovich; Future Land International LLC, a Delaware limited liability company; and RM Properties, LLC, a California limited liability company.

Wayne Ratkovich is the President and CEO of The Ratkovich Company (“TRC”), a real estate development company based in Los Angeles, California that Mr. Ratkovich founded in 1977. Specializing in urban infill and rehabilitation projects, TRC’s accomplishments range from large-scale entitlement endeavors to retail, office, entertainment and mixed-use projects. TRC engages in both new development and the imaginative re-use of existing buildings, including nearly 20 properties of historic landmark status. Since inception, TRC has developed more than 18.0 million SF of real estate valued at more than $2.7 billion. RM Properties, LLC is the entity that holds the current operating partner interests of TRC. The current holdings of RM Properties, LLC include San Pedro Public Market, The Alhambra, The Hercules Campus, and 5900 Wilshire.

Future Land International LLC (“Future Land”) is 95.0% indirectly owned by Future Land Development Holdings Co., Ltd., a Shanghai-based, publicly traded company that engages in the development and investment of properties and holds all of Future Land’s U.S. investments. The Alhambra Property is Future Land’s largest investment in the U.S.

While not a borrower sponsor or guarantor, Elite International Investment Fund (“EIIF”) holds an approximately 45.0% equity interest in The Alhambra Borrower. Founded in 2013, EIIF is sponsored by the Chinese investment fund National Federation of Real Estate Chamber of Commerce, which focuses on overseas real estate investment opportunities.

The Property. The Alhambra Property is a 931,891 SF suburban office property located in Alhambra, California. Situated on two non-contiguous sites totaling 27.7 acres, The Alhambra Property comprises 16 office buildings ranging from one to seven stories totaling 863,470 SF, a free-standing LA Fitness facility comprising 50,558 SF, and three retail buildings totaling 17,863 SF (the “Retail Center”), which are connected to the office component via a pedestrian bridge. The office component of The Alhambra Property was constructed in phases between 1927 and 1981, with the Retail Center built in 2004 and the LA Fitness building constructed in 2009. The Alhambra Property is LEED Gold Certified, has an Energy Star Rating of 91 and contains five Bloom Energy Boxes (fuel cells) that are natural gas fueled and produce approximately 25% of the total energy output, per the appraisal. The Alhambra Property has a campus-like setting with amenities including a walking path, car wash, “giant games”, putting green and a large outdoor common area with complimentary wireless internet. As of April 23, 2019 The Alhambra Property was 89.6% occupied by 40 office tenants and 10 retail tenants. Investment grade tenants account for approximately 65.7% of the NRA and 67.7% of underwritten base rent at The Alhambra Property.

The collateral of The Alhambra Property contains two parking garages and one surface parking lot (known as the “South Parking Area”). The Alhambra Property also has the right to access and use surface parking areas along the north and east of the property (known as the “North Parking Area” and the “Southeast Parcel”; not part of the collateral) pursuant to an easement. In total, the office component of The Alhambra Property currently has access to 3,254 parking spaces, resulting in a parking ratio of 3.5 spaces per 1,000 SF of NRA (there are an additional 135 surface parking spaces for the Retail Center). The borrower sponsors have submitted an application to pursue the entitlement of the North Parking Area and the Southeast Parcel in order to construct a mixed-use development consisting of for-sale residential townhomes, for-rent apartments, and ground floor retail space. Per the appraisal, the application was submitted in May 2017 and has not yet received entitlements. The construction of this development would result in the loss of approximately 973 parking spaces; however, part of the entitlement entails the borrower sponsor developing a replacement 5-story parking structure, containing 490 parking spaces (the “Date Avenue Parking Structure”), resulting in an estimated total of approximately 2,771 parking spaces, equating to a parking ratio of 3.0 spaces per 1,000 SF of NRA. The Alhambra Borrower also has the right to release the South Parking Area from the collateral of The Alhambra Whole Loan, which would result in the loss of 503 parking spaces; however, such release requires the completion of and commencement of operations at the Date Avenue Parking Structure as well as evidence that The Alhambra Property complies with all applicable zoning laws and major leases, among other requirements (see “Release of Property” section below). Assuming the loss of parking from the North Parking Area, Southeast Parcel and South Parking Area as well as the completion of the Date Avenue Parking Structure, The Alhambra Property would have access to 2,268 parking spaces, which equates to 2.4 spaces per 1,000 SF of rentable area.

 A-3-18

Office – Suburban	Loan #2	Cut-off Date Balance:	$100,000,000
1000 South Fremont Avenue;	The Alhambra	Cut-off Date LTV:	65.1%
1127-1131 South Fremont Avenue		U/W NCF DSCR:	2.36x
Alhambra, CA 91803		U/W NOI Debt Yield:	10.9%

Major Tenants.

USC (NR/Aa1/AA by Fitch/Moody’s/S&P, 137,334 SF, 14.7% of NRA; 16.6% of underwritten base rent, various lease expiration dates). The University of Southern California (“USC”) is a private university located in Los Angeles and is the largest private employer in the County of Los Angeles. Home to the College of Letters, Arts and Sciences, as well as 21 other academic schools and units, USC had a total enrollment of approximately 47,500 for the 2018-2019 academic year. USC’s Keck School of Medicine, which has its campus approximately 3.1 miles southwest of The Alhambra Property, has been a tenant since October 2000. USC recently expanded its space by 41,182 SF, executing new leases in May 2018 for 34,711 and January 2019 for 6,471 SF. USC has one, three-year renewal option at 95.0% of the fair market rental rate following its respective lease expirations in 2020 and 2024.

ELARC (AA-/Aa3/AA- by Fitch/Moody’s/S&P, 114,448 SF, 12.3% of NRA; 12.9% of underwritten base rent, various lease expiration dates). The Eastern Los Angeles Regional Center (“ELARC”) is one of 21 regional centers in the state of California and is a private, nonprofit organization that works closely with and is funded by the California Department of Developmental Services. ELARC is responsible for coordinating and providing community-based services to individuals with developmental disabilities, and provides volunteer and career opportunities to community members. ELARC has been a tenant at The Alhambra Property since August 2002. ELARC has one, five-year renewal option at the fair market rental rate following its respective lease expirations in 2025 and 2026.

CLA – Public Health (AA-/Aa3/AA- by Fitch/Moody’s/S&P, 109,882 SF, 11.8% of NRA; 12.8% of underwritten base rent, various lease expiration dates). The County of Los Angeles’ (“CLA”) Public Health department works to protect and improve health and well-being of residents in Los Angeles County. Los Angeles County is the largest county in the United States and is home to over 10 million residents and a travel destination for millions each year. CLA – Public Health focuses on reducing health disparities through collaborations with a wide-range of partners. CLA – Public Health has been a tenant at The Alhambra Property since August 2000. CLA – Public Health has the right to terminate its lease with respect to its 50,525 SF space effective January 1, 2025 with 12 months’ prior notice, subject to a termination fee in an amount equal to unamortized tenant improvement allowance. In addition, a different division of CLA, CLA – Health Finance, leases 68,148 SF at The Alhambra Property and accounts for 7.3% of the NRA and 10.0% of underwritten base rent. Another division of CLA, CLA – Public Works, leases 42,807 SF at The Alhambra Property and accounts for 4.6% of the NRA and 4.7% of underwritten base rent. The headquarters of CLA – Public Works is located adjacent to The Alhambra Property.

The following table presents certain information relating to the tenants at The Alhambra Property:

Tenant Summary
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(1)	Tenant SF	Approx. % of Total SF	Annual UW Rent(2)	% of Total Annual UW Rent	Annual UW Rent PSF(2)	Lease Expiration	Termination Option (Y/N)
USC	NR/Aa1/AA	137,334	14.7%	$4,169,714	16.6%	$30.36	Various(3)(4)	N
ELARC	AA-/Aa3/AA-	114,448	12.3%	$3,240,930	12.9%	$28.32	Various(5)(6)	N
CLA – Public Health	AA-/Aa3/AA-	109,882	11.8%	$3,213,770	12.8%	$29.25	Various(7)(8)	Y(9)
CLA – Health Finance	AA-/Aa3/AA-	68,148	7.3%	$2,509,496	10.0%	$36.82	11/30/2026	N
LA Fitness	NR/NR/NR	50,558	5.4%	$1,706,333	6.8%	$33.75	8/25/2028(10)	N
Subtotal/Wtd. Avg.		480,370	51.5%	$14,840,243	59.0%	$30.89

Other Tenants		354,767	38.1%	$10,293,662	41.0%	$29.02
Vacant Space		96,754	10.4%	$0	0.0%	$0.0
Total/Wtd. Avg.		931,891	100.0%	$25,133,905	100.0%	$30.10

Information is based on the underwritten rent roll.

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Annual UW Rent and Annual UW Rent PSF include contractual rent steps through May 2020, totaling $658,231. The lender’s underwriting applied separate straight line averaging credit through the lesser of the loan term or remaining lease term for investment grade tenants (USC, ELARC, County of Los Angeles tenants, and Allstate; See “Operating History and Underwritten Net Cash Flow” section below).

(3)	USC leases a total of 137,334 SF with 73,677 SF expiring on 8/31/2020, 34,711 SF expiring on 2/16/2024, 22,475 SF expiring on 3/1/2024, and 6,471 SF expiring on 9/1/2024.

(4)	USC has one, 3-year renewal option with 6 months’ notice at 95.0% of the then prevailing fair market rental rate.

(5)	ELARC leases a total of 114,448 SF with 7,771 SF expiring on 1/31/2025 and 106,677 SF expiring on 7/31/2026.

(6)	ELARC has one, 5-year renewal option with 12 months’ notice at the then prevailing fair market rental rate.

(7)	CLA – Public Health leases a total of 109,882 SF with 42,250 SF expiring on 11/30/2020, 17,107 SF expiring on 3/31/2022, and 50,525 SF expiring on 12/11/2025.

(8)	CLA – Public Health has one, 5-year renewal option on its 42,250 SF of space, and two, 5-year renewal options on its 50,525 SF of space. All of CLA – Public Health’s renewal options require 12 months’ notice and will be at 95.0% of the then prevailing fair market rental rate.

(9)	CLA – Public Health may terminate its lease with respect to its 50,525 SF of space effective January 1, 2025 with 12 months’ prior notice, subject to a termination fee in an amount equal to the unamortized tenant improvement allowance.

(10)	LA Fitness has two, 5-year renewal option with 24 months’ notice at 95.0% of the then prevailing fair market rental rate.

 A-3-19

Office – Suburban	Loan #2	Cut-off Date Balance:	$100,000,000
1000 South Fremont Avenue;	The Alhambra	Cut-off Date LTV:	65.1%
1127-1131 South Fremont Avenue		U/W NCF DSCR:	2.36x
Alhambra, CA 91803		U/W NOI Debt Yield:	10.9%

The following table presents certain information relating to the lease rollover schedule at The Alhambra Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	UW Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
2019	13	8,497	$43.01	0.9%	0.9%	$365,493	1.5%	1.5%
2020	28	243,427	$29.89	26.1%	27.0%	$7,276,118	28.9%	30.4%
2021	18	49,139	$29.32	5.3%	32.3%	$1,440,943	5.7%	36.1%
2022	5	21,390	$31.49	2.3%	34.6%	$673,628	2.7%	38.8%
2023	2	3,775	$31.15	0.4%	35.0%	$117,579	0.5%	39.3%
2024	9	69,189	$28.34	7.4%	42.4%	$1,960,969	7.8%	47.1%
2025	13	143,092	$30.76	15.4%	57.8%	$4,401,854	17.5%	64.6%
2026	10	174,825	$31.53	18.8%	76.5%	$5,512,634	21.9%	86.5%
2027	0	0	$0.00	0.0%	76.5%	$0	0.0%	86.5%
2028	6	90,481	$32.97	9.7%	86.3%	$2,983,374	11.9%	98.4%
2029	2	13,651	$29.40	1.5%	87.7%	$401,315	1.6%	100.0%
2030 & Beyond(3)	14	17,671	$0.00	1.9%	89.6%	$0	0.0%	100.0%
Vacant	0	96,754	$0.00	10.4%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.(4)	120	931,891	$30.10	100.0%		$25,133,905	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the lease rollover schedule.

(3)	2030 & Beyond includes non-revenue generating space totaling 17,671 SF for the café, auditorium, conference rooms, engineering shop, storage, mail room, and other various spaces.

(4)	Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

The Market. The Alhambra Property is located in Alhambra, Los Angeles County, California, approximately 1.3 miles northwest of Interstate 10 (which provides access westbound to Los Angeles), 2.3 miles northeast of the on/off ramps for Interstate 710 (which provides access southbound to East Los Angeles and Long Beach, California), 6.5 miles northeast of the Los Angeles central business district and 24.5 miles northeast of Los Angeles International Airport. The Alhambra Property is situated approximately 0.1 miles north of the intersection of South Fremont Avenue and Concord Avenue, which, according to a third party market research provider, had a daily traffic count of approximately 44,000 vehicles as of 2017. Approximately 1.9 miles northeast of The Alhambra Property is Renaissance Plaza, a shopping center featuring a Sprouts Farmers Market, Burlington Coat Factory, Ross Dress for Less, Bank of America, Rite Aid, various restaurants and fast casual dining options and a 14-screen Edwards IMAX theater. The Alhambra Property is situated approximately 11.0 miles northeast of the main campus of the University of Southern California, which had a 2018-2019 total enrollment of approximately 47,500 students.

According to a third party market research provider, the estimated 2019 population within a three- and five-mile radius of The Alhambra Property was approximately 270,137 and 775,365, respectively; and the estimated 2019 average household income within the same radii was approximately $83,846 and $80,896, respectively.

According to a third-party market research report, The Alhambra Property is situated within the Western San Gabriel Valley Office submarket of the Los Angeles Office Market. As of May 1, 2019, the Western San Gabriel Valley Office submarket reported a total inventory of approximately 12.1 million SF with a 5.0% vacancy rate and average asking rent of $28.40 per SF, full service gross. The submarket vacancy rate has decreased from 7.9% in 2015 and has averaged 6.7% from 2012 through 2018.

The appraiser identified seven directly competitive office properties totaling approximately 1.3 million SF, with an average occupancy rate of 87.4% and rents ranging from $26.52 to $38.40 per SF, full-service gross (“FSG”) (with one property reporting three comparable leases at rental rates of $25.68 to $31.20 per SF, modified gross).

The following table presents certain information relating to the appraisal’s market rent conclusion for the office campus space at The Alhambra Property:

Market Rent Summary – Office Campus
	Lower Levels	Upper Levels	A9 Upper Levels	A9 Lower Levels	LA Fitness	CLA Renewal	USC Renewal
Market Rent (PSF)	$24.00 to $26.40	$27.60 to $30.00	$28.20 to $31.20	$26.40 to $27.60	$27.00 to $33.60	$27.00 to $28.20	$28.80 to $30.00
Lease Term (Years)	5	5	5	5	10	10	10
Lease Type (Reimbursements)	FSG	FSG	FSG	FSG	NN (Double Net)	FSG	FSG
Rent Increase Projection	3.0% per annum	3.0% per annum	3.0% per annum	3.0% per annum	3.0% per annum	3.0% per annum	3.0% per annum

 A-3-20

Office – Suburban	Loan #2	Cut-off Date Balance:	$100,000,000
1000 South Fremont Avenue;	The Alhambra	Cut-off Date LTV:	65.1%
1127-1131 South Fremont Avenue		U/W NCF DSCR:	2.36x
Alhambra, CA 91803		U/W NOI Debt Yield:	10.9%

The following table presents certain information relating to the appraisal’s market rent conclusion for the retail center space at The Alhambra Property:

Market Rent Summary – Retail Center
	Corner Endcap	Middle Inline	Back Inline
Market Rent (PSF)	$48 to $54	$39 to $42	$24 to $36
Lease Term (Years)	5	5	5
Lease Type (Reimbursements)	NNN	NNN	NNN
Rent Increase Projection	3.0% per annum	3.0% per annum	3.0% per annum

The following table presents information relating to comparable office property sales for The Alhambra Property:

Comparable Property Sale Summary
Property Name/Location	Sale Date	Year Built/ Renovated	Total NRA (SF)	Occupancy	Sale Price	Adjusted Sale Price(1)	Sale Price PSF	Appraiser’s Adjusted Sale Price PSF(1)
The Alhambra (subject) Alhambra, CA	N/A	1927/2015	931,891	89.6%
AXIS Anaheim Anaheim, CA	Dec. 2018	1982/2015	292,311	77.0%	$83,100,000	$91,900,000	$284.29	$314.39
The Airflyte El Segundo, CA	May 2018	1976/N/A	549,222	100.0%	$167,500,000	$167,500,000	$304.98	$304.98
Centerpointe La Palma La Palma, CA	Sept. 2017	1988/N/A	525,560	90.0%	$106,100,000	$106,100,000	$201.88	$201.88
Los Angeles Corporate Center Monterey Park, CA	April 2017	1985/N/A	394,544	95.0%	$81,000,000	$81,000,000	$205.30	$205.30
Woodland Hills Corporate Center Woodland Hills, CA	Mar. 2017	1973/1995	230,833	88.0%	$51,125,000	$51,125,000	$221.48	$221.48
Empire Towers I-IV Ontario, CA	Feb. 2017	2004/N/A	400,976	91.0%	$78,500,000	$78,500,000	$195.77	$195.77
Towne Centre Plaza Foothill Ranch, CA	Jan. 2017	1999/N/A	203,749	100.0%	$40,000,000	$40,000,000	$196.32	$196.32
The Garland Center Los Angeles, CA	Jun. 2016	1983/N/A	733,000	85.0%	$204,000,000	$204,000,000	$278.31	$278.31

Source: Appraisal.

(1)	Adjusted sale price for all cash equivalency, lease-up and/or deferred maintenance (as applicable).

 A-3-21

Office – Suburban	Loan #2	Cut-off Date Balance:	$100,000,000
1000 South Fremont Avenue;	The Alhambra	Cut-off Date LTV:	65.1%
1127-1131 South Fremont Avenue		U/W NCF DSCR:	2.36x
Alhambra, CA 91803		U/W NOI Debt Yield:	10.9%

The following table presents certain information relating to comparable office leases for The Alhambra Property:

Comparable Leases Summary
Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Occupancy	Distance from Subject	Tenant Name	Lease Date/Term	Lease Area (SF)	Annual Base Rent PSF	Lease Type
The Alhambra 1000 South Fremont Avenue; 1127-1131 South Fremont Avenue Alhambra, CA	1927/2015	931,891	89.6%	-
The Lakes 1000-1050 Lakes Drive, West Covina, CA	1990/N/A	187,195	91.0%	14.6 Miles	Various	May – Dec. 2017 / 3.3 – 7.8 Yrs	1,789 – 5,714	$28.20 – $31.80	Full Service
Six25 625 Fair Oaks Avenue South Pasadena, CA	1987/2016	92,548	74.0%	2.5 Miles	Various	Jan. 2017 – Jan. 2018 / 3.2 - 8.0 Yrs	754 – 10,794	$33.60 – $38.40	Full Service
Los Angeles Corporate Center 900, 1000, 1200 & 1255 Corporate Center Drive Monterey Park, CA	1985/N/A	396,239	83.0%	3.2 Miles	Various	Mar. – Jun. 2017 / 6.0 – 7.6 Yrs	1,656 – 83,021	$26.52 – $32.04	Full Service
Pasadena Tech Center 465 North Halstead Street Pasadena, CA	1958/2015	238,205	93.0%	7.9 Miles	Various	Nov. 2015 – May 2019 / 2.0 – 7.6 Yrs	413 – 47,051	$25.68 – $33.00	Full Service - Modified Gross
199 South Los Robles 199 S. Los Robles Avenue Pasadena, CA	1983/N/A	163,234	80.0%	4.7 Miles	Kaiser Permanente	May 2019 / 10.8 Yrs	20,663	$35.40	Full Service
200 South Los Robles 200 S. Los Robles Avenue Pasadena, CA	1988/N/A	130,818	92.0%	4.7 Miles	Various	Oct. 2017 – Jan. 2019 / 3.1 – 5.4 Yrs	2,636 – 3,412	$34.40 – $36.60	Full Service
Pasadena Office Tower 150 South Los Robles Avenue Pasadena, CA	1971/N/A	138,790	99.0%	4.8 Miles	LaMontagne & Amador LLP	Jan. 2018 / 3.2 Yrs	1,636	$34.20	Full Service

Source: Appraisal.

 A-3-22

Office – Suburban	Loan #2	Cut-off Date Balance:	$100,000,000
1000 South Fremont Avenue;	The Alhambra	Cut-off Date LTV:	65.1%
1127-1131 South Fremont Avenue		U/W NCF DSCR:	2.36x
Alhambra, CA 91803		U/W NOI Debt Yield:	10.9%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at The Alhambra Property:

Cash Flow Analysis
	2015	2016	2017(1)	2018(1)	UW(1)	UW PSF
Gross Potential Rent	$16,895,395	$15,827,397	$17,628,901	$21,286,927	$27,915,583	$29.96
Vacancy and Concessions	$0	$0	$0	$0	($2,781,678)	($2.98)
Credit Tenant Rent Average	$0	$0	$0	$0	$537,896(2)	$0.58
Net Rental Income	$16,895,395	$15,827,397	$17,628,901	$21,286,927	$25,671,801	$27.55
Reimbursements	$1,695,071	$1,707,776	$1,701,276	$1,098,513	$1,260,623	$1.35
Other Income(3)	$1,562,142	$1,596,628	$1,701,725	$2,023,862	$1,384,401	$1.49
Effective Gross Income	$20,152,608	$19,131,802	$21,031,902	$24,409,301	$28,316,825	$30.39

Taxes	$2,239,885	$2,453,447	$2,658,444	$2,756,010	$2,347,575	$2.52
Insurance	$267,038	$269,338	$278,988	$310,579	$275,144	$0.30
Other Operating Expenses	$8,058,548	$7,925,638	$8,441,552	$7,622,095	$9,353,018	$10.04
Total Operating Expenses	$10,565,471	$10,648,423	$11,378,985	$10,688,684	$11,975,737	$12.85

Net Operating Income	$9,587,137	$8,483,379	$9,652,918	$13,720,618	$16,341,088	$17.54
TI/LC	$0	$0	$0	$0	$931,891	$1.00
Capital Expenditures	$0	$0	$0	$0	$232,973	$0.25
Net Cash Flow	$9,587,137	$8,483,379	$9,652,918	$13,720,618	$15,176,225	$16.29

NOI DSCR(4)	1.49x	1.32x	1.50x	2.14x	2.55x
NCF DSCR(4)	1.49x	1.32x	1.50x	2.14x	2.36x
NOI Debt Yield(4)	6.4%	5.7%	6.4%	9.1%	10.9%
NCF Debt Yield(4)	6.4%	5.7%	6.4%	9.1%	10.1%

(1)	The increases in Gross Potential Rent and Net Operating Income from 2017 to UW were primarily driven by new leases totaling 262,278 SF and $8,548,258 of new rental revenue, renewal leases for 54,074 SF totaling an increase of $61,407 in rental revenue, and re-tenanted spaces totaling 38,598 SF and an increase of $158,173 in rental revenue. In addition, UW Net Rental Income includes contractual rent steps through May 2020 totaling $658,231 and credit tenant rent averaging totaling $537,896.

(2)	Underwritten Credit Tenant Rent Average includes straight line rent credit through the lesser of the lease term or loan term for USC, ELARC, County of Los Angeles tenants, and Allstate.

(3)	Other Income includes parking income, conference room rental income, vending machine income, rooftop/antenna income, and other miscellaneous income.

(4)	The debt service coverage ratios and debt yields shown are based on The Alhambra Whole Loan.

Escrows and Reserves.

Real Estate Taxes - The Alhambra Borrower is required to deposit an upfront real estate tax reserve of $782,527 and ongoing monthly escrows in an amount equal to one-twelfth of the real estate taxes that the lender estimates will be payable during the next 12 months (initially $195,631).

Insurance – The Alhambra Whole Loan documents require an upfront insurance reserve of $72,226 and ongoing monthly escrows in an amount equal to one-twelfth of the insurance premiums that the lender estimates will be payable during the next 12 months (initially $24,075).

Replacement Reserve – The Alhambra Borrower is required to deposit ongoing monthly replacement reserves of $19,414, subject to a cap of $698,918.

Rollover Reserve – The Alhambra Borrower is required to deposit ongoing monthly rollover reserves of $77,658, subject to a cap of $4,000,000 (excluding any deposits of lease termination fees).

Land Entitlement Contingency Reserve – The Alhambra Borrower is required to deposit an upfront deposit of $6,000,000, which represents the maximum amount of The Alhambra Borrower’s contingent obligations to the seller relating to obtaining the residential construction entitlements at The Alhambra Property.

Rent Concession Reserve - The Alhambra Borrower is required to deposit an upfront reserve of $2,231,181 for future rent credits or abatements under existing leases.

Existing TI/LC Obligations Reserve – The Alhambra Borrower is required to deposit an upfront reserve of $9,668,624 for tenant improvements, tenant allowances and leasing commissions related to County of Los Angeles ($7,350,886), ELARC ($1,329,185), CSULA ($556,242) and other tenants ($432,311).

 A-3-23

Office – Suburban	Loan #2	Cut-off Date Balance:	$100,000,000
1000 South Fremont Avenue;	The Alhambra	Cut-off Date LTV:	65.1%
1127-1131 South Fremont Avenue		U/W NCF DSCR:	2.36x
Alhambra, CA 91803		U/W NOI Debt Yield:	10.9%

Lockbox and Cash Management. The Alhambra Whole Loan documents require a lender-controlled lockbox with in-place cash management, and that The Alhambra Borrower directs the tenants to pay rent directly into such lockbox account. The loan documents also require that all rents received by The Alhambra Borrower or the property manager be deposited into the cash management account within two business days of receipt. All funds in the lockbox account are required to be swept each business day into the cash management account controlled by the lender and, on each payment date, all funds in the cash management account are required to be applied in accordance with The Alhambra Whole Loan documents. Prior to the occurrence of a Cash Trap Event Period (as defined below), any excess funds will be disbursed to The Alhambra Borrower. During a Cash Trap Event Period, any excess funds remaining after satisfaction of the waterfall items are required to be swept to an excess cash flow subaccount to be held by the lender as additional security for The Alhambra Whole Loan.

A “Cash Trap Event Period” will commence upon the earlier of the following:

(i)	the occurrence and continuance of an event of default;

(ii)	the net cash flow debt yield (“NCF DY”) of The Alhambra Whole Loan falling below 8.0%; or

(iii)	the occurrence of a USC Trigger Event (as defined below).

A Cash Trap Event Period will end upon the occurrence of the following:

●	with regard to clause (i), the cure of such event of default;

●	with regard to clause (ii), (x) upon the NCF DY of The Alhambra Whole Loan being equal to or greater than 8.25% for two consecutive calendar quarters or (y) The Alhambra Borrower providing a letter of credit in an amount such that, if the face amount were applied to the pay down the principal balance of The Alhambra Whole Loan, would result in condition (x) above being satisfied; or

●	with regard to clause (iii), a USC Trigger Event Cure (as defined below).

A “USC Trigger Event” will commence upon the earlier of the following:

(i)	USC vacating more than 33% of its rentable SF at The Alhambra Property;

(ii)	USC ceasing to operate or “going dark” with respect to at least 68,667 SF at The Alhambra Property;

(iii)	USC filing, as a debtor, a bankruptcy or similar insolvency proceeding, or otherwise becoming involved, as a debtor, in a bankruptcy or any similar insolvency proceeding;

(iv)	USC no longer being an investment grade rated entity by two or more of Moody’s, S&P and Fitch (an “Investment Grade Tenant”);

(v)	USC failing to renew or extend or enter into new lease with respect to at least 33% of its space on the earlier to occur of (x) six months prior to USC’s lease expiration date, or (y) USC’s lease renewal notice date, per the terms of its lease (current lease requires notice 6 months prior to lease expiration).

A “USC Trigger Event Cure” will occur upon the earlier of the following:

●	with regard to clauses (i)-(v) above:

○	(a) the date on which there is at least 609,423 SF of space at The Alhambra Property leased to Investment Grade Tenants (excluding the space leased to USC) which are in occupancy and have commenced rent payment pursuant to their leases;

○	(b) The Alhambra Borrower delivering a letter of credit to the lender in a face amount of the USC Trigger Event Cap (as defined below) and otherwise in compliance with The Alhambra Whole Loan documents; or

○	(c) the aggregate amount on deposit in the excess cash flow subaccount is equal to at least the USC Trigger Event Cap.

●	with regard to clause (i) or (v) only of the definition of USC Trigger Event, USC leasing 100% of its space that it vacated or failed to renew or extend pursuant to new leases acceptable to the lender;

●	with regard to clause (ii) only of the definition of USC Trigger Event, USC having resumed operations of its business with respect to 100% of the space at The Alhambra Property where it had ceased to operate its business;

●	with regard to clause (iii) only of the definition of USC Trigger Event, such bankruptcy or similar insolvency proceeding having been dismissed and USC’s lease having been accepted and reaffirmed by USC with no material modification and USC is in occupancy and paying full rent; or

●	with regard to clause (iv) only of the definition of USC Trigger Event, USC becoming an Investment Grade Tenant;

The “USC Trigger Event Cap” means the product of (i) $50.00 and (ii) the rentable SF of space which has been vacated to cause the USC Trigger Event.

Additional Secured Indebtedness (not including trade debts). The Alhambra Property also secures The Alhambra Pari Passu Companion Loans, which have an aggregate Cut-off Date principal balance of $50,000,000. The Alhambra Pari Passu Companion Loans accrue interest at the same rate as The Alhambra Mortgage Loan. The Alhambra Mortgage Loan is entitled to payments of principal and interest on a pro rata and pari passu basis with The Alhambra Pari Passu Companion Loans. The holders of The Alhambra Mortgage Loan and The Alhambra Pari Passu Companion Loans have entered into a co-lender agreement, which sets forth the allocation of collections on The Alhambra Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Prospectus.

Mezzanine Loan and Preferred Equity. Solely in connection with a bona fide sale of The Alhambra Property to an unaffiliated third-party person or entity, a permitted mezzanine borrower may incur indebtedness secured by the direct or indirect interests in the borrower in the form of a single mezzanine loan from a mezzanine lender which is acceptable to the lender in its sole discretion, provided that, among other things, and in accordance with The Alhambra Whole Loan Documents, (a) no event of default has occurred or is continuing, (b) the aggregate loan to value ratio is required to be less than or equal to 65.1%, (c) the aggregate net cash flow debt service coverage ratio (“NCF DSCR”) is not less than 2.20x, (d) the mezzanine lender is required to enter into an intercreditor agreement with the lender, (e) rating agency confirmation, (f) legal opinions, including a new non-consolidation opinion having been received, (g) if the permitted mezzanine loan is a floating rate loan, such loan will require the permitted mezzanine borrower to obtain and maintain an interest rate cap which will cause the aggregate NCF DSCR immediately following the closing of the permitted mezzanine loan to be no less than 2.20x, (h) the permitted mezzanine loan is required to be coterminus with The Alhambra Whole Loan and (i) in no event will payments be made on the permitted mezzanine loan during a Cash Trap Event Period.

 A-3-24

Office – Suburban	Loan #2	Cut-off Date Balance:	$100,000,000
1000 South Fremont Avenue;	The Alhambra	Cut-off Date LTV:	65.1%
1127-1131 South Fremont Avenue		U/W NCF DSCR:	2.36x
Alhambra, CA 91803		U/W NOI Debt Yield:	10.9%

Release of Property.

South Parking Area – Following the defeasance lockout date, The Alhambra Borrower may obtain the release of the South Parking Area, provided that, among other things, and in accordance with The Alhambra Whole Loan Documents,

●	no event of default has occurred and is continuing;

●	The Alhambra Whole Loan is partially defeased in an amount such that, following such release, (1) the NCF DSCR is greater than 2.20x and (2) the loan-to-value ratio (“LTV”) is less than 65.1% (based on a then current appraisal);

●	the lender has received reasonably satisfactory evidence that all construction has been completed and operations have commenced at the Date Avenue Parking Structure (as defined in “The Property” section above);

●	the lender has received reasonably satisfactory evidence that, following the release of the South Parking Area, The Alhambra Property complies will all applicable zoning laws, major leases, and permitted encumbrances as defined in The Alhambra Whole Loan documents;

●	prior to the transfer and release, (i) each applicable municipal authority exercising jurisdiction over The Alhambra Property has approved a lot-split ordinance or other applicable action under local law dividing the South Parking Area from the remainder of The Alhambra Property as evidenced by an updated title report and (ii) either (x) a separate tax identification number will have been issued for the South Parking Area parcel or (y) an application has been made under local law to the appropriate governmental authority for a separate tax identification number for the South Parking Area parcel and the transferee and transferor The Alhambra Borrower will have otherwise entered into a property tax allocation agreement which has substantially the same economic effect of a tax lot subdivision;

●	a legal opinion covering compliance in all respects with all laws, rules and regulations governing REMICs has been delivered; and

●	in connection with a partial defeasance, rating agency confirmation is received.

Retail Center – Following the defeasance lockout date, The Alhambra Borrower may obtain the release of the Retail Center in connection with a bona fide sale to an unaffiliated third-party, provided that, among other things, and in accordance with The Alhambra Whole Loan Documents,

●	no event of default has occurred and is continuing;

●	The Alhambra Whole Loan is partially defeased in an amount equal to $8,590,022;

●	following such release, (i) the NCF DSCR is equal to or greater than the greater of (x) 2.20x and (y) the NCF DSCR immediately prior to giving effect to the release, (ii) the LTV is equal to or less than the lesser or (a) 65.1% and (b) the LTV immediately prior to giving effect to the release and (iii) the NCF DY is equal to or greater than the greater of (1) 9.4% and (2) the NCF DY immediately prior to giving effect to the release;

●	a legal opinion covering compliance in all respects with all laws, rules and regulations governing REMICs has been delivered; and

●	in connection with a partial defeasance, rating agency confirmation is received.

Ground Lease. None.

Right of First Refusal. The County of Los Angeles has a right of first refusal (“ROFR”) to purchase The Alhambra Property if The Alhambra Borrower markets The Alhambra Property for sale. The ROFR is not extinguished by foreclosure; however, the ROFR does not apply to foreclosure or deed-in-lieu thereof.

Letter of Credit. None.

Terrorism Insurance. The Alhambra Whole Loan documents require that the “all risk” insurance policy required to be maintained by The Alhambra Borrower provide coverage for terrorism in an amount equal to the full replacement cost of The Alhambra Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity (provided that if TRIPRA or a similar statute is not in effect, The Alhambra Borrower will not be obligated to pay terrorism insurance premiums in excess of two times the premium for the casualty and business interruption coverage on a stand-alone basis).

 A-3-25

Office - CBD	Loan #3	Cut-off Date Balance:	$95,000,000
777 South Santa Fe Avenue	Ford Factory	Cut-off Date LTV:	57.0%
Los Angeles, CA 90021		U/W NCF DSCR:	1.81x
		U/W NOI Debt Yield:	8.5%

 A-3-26

Office - CBD	Loan #3	Cut-off Date Balance:	$95,000,000
777 South Santa Fe Avenue	Ford Factory	Cut-off Date LTV:	57.0%
Los Angeles, CA 90021		U/W NCF DSCR:	1.81x
		U/W NOI Debt Yield:	8.5%

 A-3-27

Office - CBD	Loan #3	Cut-off Date Balance:	$95,000,000
777 South Santa Fe Avenue	Ford Factory	Cut-off Date LTV:	57.0%
Los Angeles, CA 90021		U/W NCF DSCR:	1.81x
		U/W NOI Debt Yield:	8.5%

Mortgage Loan No. 3 – Ford Factory

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$95,000,000			Location:	Los Angeles, CA 90021
Cut-off Date Balance(1):	$95,000,000			General Property Type:	Office
% of Initial Pool Balance:	9.2%			Detailed Property Type:	CBD
Loan Purpose:	Acquisition			Title Vesting:	Fee
Sponsor:	Access Industries			Year Built/Renovated:	1912/2019
Guarantor:	AIPH Holdings LLC			Size:	257,028 SF
Mortgage Rate:	4.5200%			Cut-off Date Balance per SF(1):	$525
Note Date:	3/29/2019			Maturity Date Balance per SF(1):	$525
First Payment Date:	5/1/2019			Property Manager:	CBRE, Inc.
Maturity Date:	4/1/2029
Original Term to Maturity:	120 months
Original Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	120 months			UW NOI:	$11,507,454
Seasoning:	1 month			UW NOI Debt Yield(1):	8.5%
Prepayment Provisions(2):	LO (25); DEF (88); O (7)			UW NOI Debt Yield at Maturity(1):	8.5%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR(1):	1.81x
Additional Debt Type(1)(3):	Pari Passu			Most Recent NOI(5):	N/A
Additional Debt Balance(1)(3):	$40,000,000			2nd Most Recent NOI(5):	N/A
Future Debt Permitted (Type)(4):	Mezzanine			3rd Most Recent NOI(5):	N/A
				Most Recent Occupancy:	100.0% (5/1/2019)
Reserves				2nd Most Recent Occupancy(5):	N/A
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy(5):	N/A
RE Tax:	$0	Springing	N/A	Appraised Value (as of):	$237,000,000 (3/1/2019)
Insurance:	$0	Springing	N/A	Appraised Value per SF:	$922
Recurring Replacements:	$0	Springing	N/A	Cut-off Date LTV Ratio(1):	57.0%
TI/LC:	$6,565,530	Springing	N/A	Maturity Date LTV Ratio(1):	57.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$135,000,000	67.2%	Purchase Price(6):	$193,500,000	96.3%
Borrower Equity(7):	$65,934,930	32.8%	Reserves(7):	$6,565,530	3.3%
			Closing Costs:	$869,400	0.4%
Total Sources:	$200,934,930	100.0%	Total Uses:	$200,934,930	100.0%

(1)	The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the Ford Factory Whole Loan (as defined below).

(2)	Defeasance of the Ford Factory Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last promissory note representing a portion of the Ford Factory Whole Loan to be securitized and (b) September 29, 2022. The assumed defeasance lockout period of 25 payments is based on the closing date of this transaction in May 2019.

(3)	See “The Mortgage Loan” and “Additional Secured Indebtedness (not including trade debts)” below for further discussion of additional debt.

(4)	See “Mezzanine Loan and Preferred Equity” below for further discussion of future debt permitted.

(5)	Historical financial statements and occupancy are not available because the Ford Factory Property (as defined below) was recently redeveloped into a single-tenant office building.

(6)	In October 2016, the borrower sponsor entered a contract to purchase the Ford Factory Property, contingent upon the seller completing $18.8 million of tenant improvement work. The $195,000,000 purchase price included an adjacent 0.36-acre parcel with an allocated purchase price of $1,500,000, which parcel is not collateral for the Ford Factory Whole Loan.

(7)	Borrower Equity includes a seller credit for the $6,565,530 of outstanding tenant improvements owed for completed work, which amount has been reserved by the lender.

The Mortgage Loan. The third largest mortgage loan (the “Ford Factory Mortgage Loan”) is a part of a whole loan (the “Ford Factory Whole Loan”) in the aggregate original principal amount of $135,000,000. The Ford Factory Whole Loan is secured by a first priority fee mortgage on a 257,028 SF office property located in Los Angeles, California (the “Ford Factory Property”). The Ford Factory Whole Loan is comprised of two pari passu promissory notes: Promissory Note A-1 in the original principal amount of $95,000,000 and Promissory Note A-2 in the original principal amount of $40,000,000 (the “Ford Factory Pari Passu Companion Loan”). The controlling Promissory Note A-1 is being contributed to the BANK 2019-BNK18 securitization trust and the non-controlling Promissory Note A-2 is currently being held by Bank of America, N.A. and will be contributed to one or more future securitization trusts. The Ford Factory Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK 2019-BNK18 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Prospectus.

 A-3-28

Office - CBD	Loan #3	Cut-off Date Balance:	$95,000,000
777 South Santa Fe Avenue	Ford Factory	Cut-off Date LTV:	57.0%
Los Angeles, CA 90021		U/W NCF DSCR:	1.81x
		U/W NOI Debt Yield:	8.5%

Ford Factory Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Lead Servicing Interest
A-1	$95,000,000	$95,000,000	BANK 2019-BNK18	Yes
A-2	$40,000,000	$40,000,000	Bank of America, N.A.	No
Total	$135,000,000	$135,000,000

The Borrower and the Borrower Sponsor. The borrower is AI FFOZ Owner LLC, a Delaware limited liability company structured to be bankruptcy-remote with at least two independent directors (the “Ford Factory Borrower”). The non-recourse carveout guarantor is AIPH Holdings LLC, a Delaware limited liability company, which is majority owned by Access Industries, the borrower sponsor.

Access Industries is a privately held industrial group founded in 1986 by Len Blavatnik. Access Industries focuses its investments on natural resources and chemicals, media and telecommunications, venture capital and technology, and real estate. In addition to its ownership of Warner Music Group, Access Industries’ media and telecommunications holdings include AI Film, Amedia, DAZN, Deezer, First Access Entertainment, ice group, Perform and R.G.E. Group Ltd. Access Industries has invested approximately $65.9 million to purchase the Ford Factory Property.

The Property. The Ford Factory Property is a Class A, LEED Gold certified, creative office building designed by the architecture firm Rockwell Group and located in the Arts District neighborhood of downtown Los Angeles, California. The Ford Factory Property is comprised of 257,028 SF of office space plus a six-story parking garage containing 762 spaces (approximately 3.0 spaces per 1,000 SF). Amenities include complimentary car valet service, a fitness center, on-site café, outdoor patio space, and a rooftop patio with unobstructed views of downtown Los Angeles. The ground floor can be used as a full performance space.

The Ford Factory Property was originally constructed as four separate industrial buildings: (i) a five-story tower plus basement that was constructed in 1912 as one of the original Ford Model-T manufacturing facilities; (ii) annexed to such five-story tower is a two-story storage facility that was built in 1984; (iii) a two-story original assembly plant building that was constructed in 1923; and (iv) a two-story cold storage facility that was built in 1996. The four buildings were used by Ford until 1972, then from 1972 to 2005 were used by the Imperial Toy Factory as its headquarters, and afterwards the property was used as a self storage facility. In 2014, the Ford Factory Property was acquired vacant and underwent an approximately $90 million extensive interior and exterior renovation which was completed in 2019. The renovations included a new façade, roof and structural upgrades for the buildings, creation of the parking garage and studio, and a comprehensive tenant buildout. Approximately $300 PSF of tenant improvements were invested into the space, of which the landlord provided $18,763,044 ($73.00 PSF) and the tenant contributed the remainder.

The Ford Factory Property is 100% leased to WMG Acquisition Corp (“WMG”) on a triple-net lease that was signed on October 7, 2016, commenced on August 1, 2017, and expires on April 30, 2030. WMG took occupancy in March 2019. The lease requires annual base rent of $41.38 PSF as of August 2019, with annual rent increases of 3.0%, plus annual rent of $1,712,412 as of August 2019 for parking, with annual increases of 2.0%. The lease contains one 10-year renewal option at market rents, which must be exercised 18 months prior to the initial lease expiration. The tenant received the equivalent of twelve months of free rent, which abatement period has expired, and a landlord contribution of $18,763,044 for tenant improvements, of which $6,565,530 is still outstanding and has been fully reserved by the lender. The lease does not contain any termination options. As a security deposit under its lease, WMG delivered a letter of credit in the amount of $15,448,000 (see “Letter of Credit” below). WMG is under common control with the Ford Factory Borrower, the non-recourse carveout guarantor and the borrower sponsor.

Warner Music Group Corp., the parent company of WMG, is a global entertainment and music company, operating music publisher Warner/Chappell Music and major record labels including Elektra Records, Warner Bros Records, Parlaphone, and Atlantic Records. After having consolidated operations from offices in Burbank, the Ford Factory Property is now Warner Music Group Corp.’s new west coast headquarters, home to Rhino, WEA, ADA, Warner Bros Records, Atlantic Records and Warner/Chappell Music. Warner Music Group Corp. was acquired by Access Industries (the borrower sponsor) in 2011 for $3.3 billion and reported total revenue of $4.0 billion in its 2018 fiscal year. Warner Music Group Corp. is rated “BB-” by S&P.

 A-3-29

Office - CBD	Loan #3	Cut-off Date Balance:	$95,000,000
777 South Santa Fe Avenue	Ford Factory	Cut-off Date LTV:	57.0%
Los Angeles, CA 90021		U/W NCF DSCR:	1.81x
		U/W NOI Debt Yield:	8.5%

The following table presents certain information relating to the lease rollover schedule at the Ford Factory Property:

Lease Rollover Schedule
Year	# of Leases Rolling	SF Rolling	UW Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
2019	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2020	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2021	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2022	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2023	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2024	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2025	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2026	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2027	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2028	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2029	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2030 & Beyond	1	257,028	$41.38	100.0%	100.0%	$10,634,556	100.0%	100.0%
Vacant	0	0	$0.00	0.0%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	1	257,028	$41.38	100.0%		$10,634,556	100.0%

Information is based on the underwritten rent roll.

The Market. The Ford Factory Property is located at 777 South Santa Fe Avenue in the Arts District neighborhood of downtown Los Angeles, California. According to the appraisal, the area was the former industrial center in Los Angeles during the early 20th century, but recently there has been a revitalization in the area. There has been a significant amount of development in the submarket, including the redevelopment of traditional and obsolete industrial and office spaces into modern creative office uses, the development of commercial retail/restaurant spaces, and a high concentration of multifamily development creating a live/work environment in the Downtown area. Creative users in the media, fashion, advertising, and architecture industries are attracted to the creative office space in the Downtown market, as a cheaper option compared to the West Los Angeles market. Adjacent to the Ford Factory Property will be the Soho House private club, currently under construction and taking over a former five-story warehouse building, which will feature three restaurants, six bars, a gym and a rooftop pool. Also under construction adjacent to the Ford Factory Property is a five-story multifamily building.

The area is accessed by the Interstates 5, 10 and 101 and State Route-60 each with interchanges approximately 0.5 miles west of the Ford Factory Property. The Los Angeles Metropolitan Transit Authority also provides public bus service in the area. The Los Angeles International Airport is located approximately ten miles southwest of the neighborhood.

According to the appraisal, the estimated 2018 population within a one-, three- and five-mile radius of the Ford Factory Property was 17,913, 399,186 and 1,238,309, respectively. The estimated 2018 average household income within the same radii was $50,383, $51,025 and $53,831, respectively.

The Ford Factory Property is located in the Downtown submarket of the Los Angeles office market. According to a third party research provider, as of the fourth quarter of 2018, the Downtown submarket contained approximately 40.3 million SF of Class A office product with a vacancy rate of 13.5% and average annual asking rents of $44.16 PSF. In the last five years, asking rents for Class A office space in the submarket have increased year-over-year by between 3.1% and 8.5%, while vacancy has decreased by an aggregate of 2.8%.

 A-3-30

Office - CBD	Loan #3	Cut-off Date Balance:	$95,000,000
777 South Santa Fe Avenue	Ford Factory	Cut-off Date LTV:	57.0%
Los Angeles, CA 90021		U/W NCF DSCR:	1.81x
		U/W NOI Debt Yield:	8.5%

The following table presents comparable creative office properties with respect to the Ford Factory Property:

Comparable Property Summary
Property, Address	Distance from Subject	Year Built or Renovated	Total NRA (SF) / Occupancy	Amenities	Recent Lease	Recent Lease Date/ Term (Yrs)	Recent Lease SF / Rent NNN (PSF)
Ford Factory 777 South Santa Fe Ave	N/A	1912/2019	257,028 / 100.0%(1)	Fitness Center, On-site café, outdoor paseo, rooftop patio	WMG	Aug-17 / 12.75(1)	257,028 / $41.38(1)
At Mateo 555-581 Mateo St	0.5 miles	2017	185,554 / 84.4%	On-site commercial retail/restaurants, rooftop patio	Spotify(2) Confidential	Dec-18 / 9.42 Dec-17 / 10.58	109,706 / $45.00 28,860 / $42.67
ROW DTLA(3) 757, 767 & 777 S Alameda St	0.7 miles	1917/2017	995,182 / 26.7%	On-site retail/restaurants, athletic club, multiple outdoor patio spaces	Adidas J Brand	Feb-18 / 10.00 Oct-17 / 5.00	31,000 / $40.56 29,000 / $36.00
500 South Santa Fe Ave(4) 500 South Santa Fe Ave	0.5 miles	2018	97,916 / 1.7%	Penthouse view decks	NAV	NAV	NAV
440 Seaton St 440 Seaton St	1.1 miles	1913/2019	85,392 / 29.0%	Outdoor patio space, balconies	NAV	NAV	NAV
The Maxwell(5)(6) 405 Mateo St & 1003 E 4th Pl	0.6 miles	1924/2019	61,247 / 100.0%	Car charging station, on-site retail/restaurants, rooftop deck views	WeWork(2)	NAV	61,247(2)
Fourth & Traction(5) 963 E 4th St	1.4 miles	1915/2017	131,701 / 100.0%	Ground floor retail, rooftop deck entertainment area, office penthouse	Honey(2)	NAV	131,701(2)
Factory Place Arts Complex 1300-1330 Factory Pl & 1375 E 6th	1.0 miles	1920/1981/2010	177,128 / 100.0%	Ample retail, restaurants and fitness amenities nearby	Gridspace, Inc.	May-18 / 3.17	3,716 / $44.52
Brunswig Square 356-374 E 2nd St	1.4 miles	1934/2018	138,647 / 66.9%	Bicycle storage, car charging station, on-site retail/restaurants, shower facilities, rooftop patio and entertainment area	Confidential Confidential	Jan-19 / 11.00 Apr-18 / 5.44	29,396 / $37.80 5,440 / $33.60

Source: Appraisal.

(1)	Information obtained from the underwritten rent roll.

(2)	Information obtained from a real estate data provider.

(3)	The appraisal notes that the ROW DTLA property is currently in development and will have a total of 1.3 million SF of office space when complete. Currently three of the six buildings are in lease-up.

(4)	The appraisal notes that the 500 South Santa Fe Ave property was delivered in October 2018 and is currently in lease-up.

(5)	The Maxwell and the Fourth & Traction properties are both owned by Hudson Pacific Properties.

(6)	The appraisal notes that The Maxwell property is under renovation and construction and upon completion will consist of two creative office buildings.

The following table presents the appraiser’s market rent conclusions:

Market Rent Summary
Office
Market Rent (PSF)	$42
Lease Term (Years)	10
Rental Increase Projection	3.0% per annum

 A-3-31

Office - CBD	Loan #3	Cut-off Date Balance:	$95,000,000
777 South Santa Fe Avenue	Ford Factory	Cut-off Date LTV:	57.0%
Los Angeles, CA 90021		U/W NCF DSCR:	1.81x
		U/W NOI Debt Yield:	8.5%

Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the Ford Factory Property:

Cash Flow Analysis(1)
	UW	UW PSF
Gross Potential Rent(2)	$10,634,556	$41.38
Reimbursements	$6,155,726	$23.95
Net Rental Income	$16,790,282	$65.32
Parking Income(2)	$1,712,412	$6.66
Vacancy and Concessions	($839,514)	($3.27)
Effective Gross Income	$17,663,180	$68.72

Taxes	$1,614,662	$6.28
Insurance	$375,899	$1.46
Other Operating Expenses	$4,165,165	$16.21
Total Operating Expenses	$6,155,726	$23.95

Net Operating Income	$11,507,454	$44.77
TI/LC	$257,028	$1.00
Capital Expenditures	$64,257	$0.25
Net Cash Flow	$11,186,169	$43.52

NOI DSCR	1.86x
NCF DSCR	1.81x
NOI Debt Yield	8.5%
NCF Debt Yield	8.3%

(1)	The Ford Factory Property was recently redeveloped to a single tenant office building, therefore historical financial statements are not applicable.

(2)	UW Gross Potential Rent and UW Parking Income are based on the rent in place effective August 1, 2019.

Escrows and Reserves.

Taxes and Insurance Reserves. During the continuance of a Reserve Trigger Event (as defined below), the Ford Factory Borrower is required to reserve monthly 1/12th of the estimated property taxes and 1/12th of the estimated insurance premiums provided that the monthly tax reserve requirement will be waived if the property taxes are paid directly by the tenant(s) and the monthly insurance reserve will be waived if the insurance premiums are paid directly by the tenant(s) or if the Ford Factory Borrower is maintaining a blanket policy covering the Ford Factory Property.

Replacement Reserve. During the continuance of a Reserve Trigger Event, the Ford Factory Borrower is required to reserve monthly $5,355 for replacement reserves.

Tenant Improvements and Leasing Commissions Reserve. WMG was entitled to a landlord contribution of $18,763,044 for tenant improvements, of which $6,565,530 is still outstanding to be paid. At loan origination, the Ford Factory Borrower deposited to the leasing reserve $6,565,530 for such tenant improvements completed but not yet reimbursed to the tenant. During the continuance of a Reserve Trigger Event, the Ford Factory Borrower is required to deposit monthly $24,419 to the leasing reserve.

A “Reserve Trigger Event” will occur when the debt service coverage ratio is less than 1.60x for the preceding twelve months, tested quarterly.

Lockbox and Cash Management. The Ford Factory Whole Loan documents require a hard lockbox with springing cash management. Upon the occurrence and continuance of a Cash Sweep Period (as defined below), on each business day funds in the lockbox account will be transferred to the lender-controlled cash management account and disbursed according to the Ford Factory Whole Loan documents with all excess cash held by the lender as additional security for the Ford Factory Whole Loan (however, excess cash will be available to the Ford Factory Borrower to fund (x) tenant improvements and leasing commissions after depletion of funds in the leasing reserve and (y) replacements after depletion of funds in the replacement reserve.)

If the Cash Sweep Period has been caused by a WMG Sweep Cap Event (as defined below), for so long as (a) no event of default is continuing and (b) WMG remains bound by the terms of its lease, excess cash collected will be used solely to fund tenant improvements and leasing commissions that would be permitted to be disbursed from the leasing reserve and any excess cash collected above $12,851,400 (the “WMG Sweep Cap”) will be released to the Ford Factory Borrower; provided, however, if at least one other trigger is also occurring, all excess cash above the WMG Sweep Cap will remain in the excess cash reserve and be made available to the Ford Factory Borrower to fund tenant improvements, leasing commissions and replacements.

A “Cash Sweep Period” will occur during the period (i) commencing upon an event of default and expiring upon cure of such event of default, (ii) commencing upon the Ford Factory Borrower becoming the subject of any bankruptcy proceeding or having its assets made subject to the jurisdiction of a bankruptcy court and expiring upon the bankruptcy filing no longer being in effect, (iii) commencing when the trailing twelve month debt service coverage ratio is less than 1.50x, tested quarterly, and expiring upon the trailing twelve month debt service coverage ratio being equal to or greater than 1.55x for two consecutive quarters, or (iv) commencing upon a WMG Sweep Event and expiring upon cure of such WMG Sweep Event.

 A-3-32

Office - CBD	Loan #3	Cut-off Date Balance:	$95,000,000
777 South Santa Fe Avenue	Ford Factory	Cut-off Date LTV:	57.0%
Los Angeles, CA 90021		U/W NCF DSCR:	1.81x
		U/W NOI Debt Yield:	8.5%

A “WMG Sweep Event” will commence upon:

(i)	WMG vacating, ceasing to operate, or giving notice to vacate or cease to operate (a “WMG Sweep Cap Event”), or WMG terminating or giving notice to terminate,

(ii)	WMG’s failure to exercise its lease extension option at least twelve months prior to the Ford Factory Whole Loan maturity date;

(iii)	WMG defaulting in rent or having a material default under its lease beyond notice and cure periods;

(iv)	WMG becoming the subject of any bankruptcy proceeding or having its assets made subject to the jurisdiction of a bankruptcy court;

(v)	WMG or any of WMG’s direct or indirect parents having its long-term unsecured debt rating revoked or downgraded below B- (stable) / B3 (stable) by S&P and Moody’s; or

(vi)	WMG breaching a material monetary covenant of any corporate loan or credit facility to which it is a party.

A WMG Sweep Event will end when:

a.	if triggered by (i) or (ii) above, (1) the debt yield is equal to or greater than 8.3% and (2) any replacement tenant is in occupancy and paying full unabated rent under a lease expiring no earlier than April 1, 2031 with no outstanding tenant improvements or leasing commissions remaining owed;

b.	if triggered by (iii) above, the WMG lease default is cured;

c.	if triggered by (iv) above, the WMG lease is assumed without material alteration and WMG’s lease obligations remain unaltered, or the assets of WMG are no longer subject to the jurisdiction of the bankruptcy court;

d.	if triggered by (v) above, the long-term unsecured debt rating of WMG or WMG’s direct or indirect parents is equal to or greater than B- (stable) / B3 (stable) by S&P and Moody’s; and

e.	if triggered by (vi) above, the covenant breach is cured.

Additional Secured Indebtedness (not including trade debts). In addition to the Ford Factory Mortgage Loan, the Ford Factory Property also secures the Ford Factory Pari Passu Companion Loan which has a Cut-off Date principal balance of $40,000,000. The Ford Factory Pari Passu Companion Loan accrues interest at the same rate as the Ford Factory Mortgage Loan. The Ford Factory Mortgage Loan is entitled to payments of interest and principal on a pro rata and pari passu basis with the Ford Factory Pari Passu Companion Loan. The holders of the Ford Factory Mortgage Loan and the Ford Factory Pari Passu Companion Loan have entered into a co-lender agreement which sets forth the allocation of collections on the Ford Factory Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Prospectus.

Mezzanine Loan and Preferred Equity. At any time after March 29, 2021, the Ford Factory Whole Loan documents permit future coterminous mezzanine financing secured by 100% of the direct or indirect equity ownership interests in the Ford Factory Borrower provided among other conditions, (i) the Ford Factory Borrower obtains the lender’s consent, (ii) no event of default is continuing, (iii) the debt service coverage ratio including the mezzanine loan is at least 1.80x, (iv) the loan-to-value ratio including the mezzanine loan is no greater than 57.0%, (v) the debt yield including the mezzanine loan is at least 8.3%, (vi) the mezzanine lender is a qualified institutional lender who has executed an intercreditor agreement with the lender, (vii) the Ford Factory Borrower has delivered a non-consolidation opinion, (viii) the lender has received rating agency confirmation, and (ix) the sum of outstanding principal balance of the Ford Factory Whole Loan and the mezzanine loan is not greater than $175,000,000.

Release of Property. Not permitted.

Ground Lease. None.

Right of First Refusal. None.

Letter of Credit. WMG delivered to the Ford Factory Borrower, as a security deposit under its lease, an irrevocable letter of credit in the original amount of $15,448,000, which letter of credit has been collaterally assigned to the lender. Provided there is no event of default under the lease, the amount of the letter of credit reduces in 2021 (lease year 4) to $11,586,243, in 2022 (lease year 5) to $7,724,162, in 2023 (lease year 6) to $3,862,081, in 2024 (lease year 7) to $1,931,000, and in 2029 (lease year 12) to $0.The letter of credit is also subject to further reduction if WMG and Warner Music Group Corp. obtain a Moody’s or S&P rating as follows: to $12,448,000, if the Moody’s rating is “Ba3” or the S&P rating is “BB-”; to $9,448,000, if the Moody’s rating is “Ba2” or the S&P rating is “BB”; to $6,448,000, if the Moody’s rating is “Ba1” or the S&P rating is “BB+”; and to $0, if the Moody’s rating is “Baa3” (or higher) or the S&P rating is “BBB-” (or higher). Given Warner Music Group Corp.’s current rating of “BB-”, WMG has requested a reduction in the letter of credit amount.

Terrorism Insurance. The Ford Factory Borrower is required to obtain and maintain property insurance that covers perils of terrorism and acts of terrorism in an amount equal to the full replacement cost of the Ford Factory Property and business interruption insurance for 24 months with a twelve month extended period of indemnity. Notwithstanding, in order to obtain the terrorism coverage the Ford Factory Borrower will not be required to pay annual premiums for terrorism insurance in excess of two times the premium for a separate policy insuring only the Ford Factory Property on a stand-alone basis (but will be required to purchase the maximum amount of terrorism coverage available with such funds). See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus.

Environmental Insurance. Due to the historical uses at the Ford Factory Property by Ford Motor Company, an opinion of probable cost was obtained for potential testing and remediation of the site which concluded to a worst-case estimate of $3,350,000. The Ford Factory Borrower has obtained and is required to maintain environmental insurance against claims for pollution and remediation legal liability with a limit of $10,000,000 and a deductible of $25,000 for a period three years past the Ford Factory Whole Loan maturity date. See “Description of the Mortgage Pool—Environmental Considerations” in the Prospectus.

 A-3-33

Office – Suburban	Loan #4	Cut-off Date Balance:	$73,800,000
3617, 3650 and 3655 131st Avenue Southeast; 3625 132nd Avenue	Newport Corporate Center	Cut-off Date LTV:	34.5%
Southeast; 12920 Southeast 38th Street		U/W NCF DSCR:	5.63x
Bellevue, WA 98006		U/W NOI Debt Yield:	20.2%

 A-3-34

Office – Suburban	Loan #4	Cut-off Date Balance:	$73,800,000
3617, 3650 and 3655 131st Avenue Southeast; 3625 132nd Avenue	Newport Corporate Center	Cut-off Date LTV:	34.5%
Southeast; 12920 Southeast 38th Street		U/W NCF DSCR:	5.63x
Bellevue, WA 98006		U/W NOI Debt Yield:	20.2%

 A-3-35

Office – Suburban	Loan #4	Cut-off Date Balance:	$73,800,000
3617, 3650 and 3655 131st Avenue Southeast; 3625 132nd Avenue	Newport Corporate Center	Cut-off Date LTV:	34.5%
Southeast; 12920 Southeast 38th Street		U/W NCF DSCR:	5.63x
Bellevue, WA 98006		U/W NOI Debt Yield:	20.2%

 A-3-36

Office – Suburban	Loan #4	Cut-off Date Balance:	$73,800,000
3617, 3650 and 3655 131st Avenue Southeast; 3625 132nd Avenue	Newport Corporate Center	Cut-off Date LTV:	34.5%
Southeast; 12920 Southeast 38th Street		U/W NCF DSCR:	5.63x
Bellevue, WA 98006		U/W NOI Debt Yield:	20.2%

Mortgage Loan No. 4 – Newport Corporate Center

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$73,800,000			Location:	Bellevue, WA 98006
Cut-off Date Balance(1):	$73,800,000			General Property Type:	Office
% of Initial Pool Balance:	7.1%			Detailed Property Type:	Suburban
Loan Purpose:	Acquisition			Title Vesting:	Fee
Sponsors:	Farshid Steve Shokouhi; Brett Michael Lipman			Year Built/Renovated:	1988-2010/2019
Guarantors:	Farshid Steve Shokouhi; Brett Michael Lipman			Size:	998,284 SF
Mortgage Rate(2)(3):	3.5432%			Cut-off Date Balance per SF(1):	$164
Note Date:	4/10/2019			Maturity Date Balance per SF(1):	$164
First Payment Date:	6/6/2019			Property Manager:	Preylock Real Estate Holdings,
Anticipated Repayment Date(3):	5/6/2029				LLC (borrower-related)
Final Maturity Date(3):	10/6/2030
Original Term to Maturity:	120 months
Original Amortization Term:	0 months
IO Period:	120 months
Seasoning:	0 months
Prepayment Provisions(4):	LO (24); DEF (89); O (7)			Underwriting and Financial Information
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI:	$33,141,899
Additional Debt Type(1)(2)(5):	Pari Passu/Subordinate			UW NOI Debt Yield(1):	20.2%
Additional Debt Balance(1)(2)(5):	$90,200,000/$148,000,000			UW NOI Debt Yield at Maturity(1):	20.2%
Future Debt Permitted (Type):	No (N/A)			UW NCF DSCR(1):	5.63x
				Most Recent NOI:	$23,749,358 (12/31/2018)
Reserves				2nd Most Recent NOI:	$24,641,331 (12/31/2017)
Type	Initial	Monthly	Cap	3rd Most Recent NOI:	$23,819,604 (12/31/2016)
RE Tax:	$0	Springing	N/A	Most Recent Occupancy:	99.3% (3/25/2019)
Insurance:	$0	Springing	N/A	2nd Most Recent Occupancy:	99.3% (12/31/2018)
Replacement Reserve:	$0	$12,479	$149,743	3rd Most Recent Occupancy:	96.3% (12/31/2017)
General CapEx and TI/LC:	$1,675,000	N/A	N/A	Appraised Value (as of):	$476,000,000 (3/14/2019)
T-Mobile TI/LC:	$60,072,224	N/A	N/A	Appraised Value per SF:	$477
T-Mobile CapEx:	$5,357,554	N/A	N/A	Cut-off Date LTV Ratio(1):	34.5%
Rent Concession Reserve:	$21,807,139	N/A	N/A	Maturity Date LTV Ratio(1):	34.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Senior Loan(1):	$164,000,000	34.4%	Gross Purchase Price:	$467,500,000	98.0%
Subordinate Companion Loan(1):	$148,000,000	31.0%	Seller Credits(7):	($88,911,917)	(18.6%)
Equity(6):	$165,272,914	34.6%	Reserves:	$88,911,917	18.6%
			Closing Costs:	$9,772,914	2.0%
Total Sources:	$477,272,914	100.0%	Total Uses:	$477,272,914	100.0%

(1)	The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the Newport Corporate Center Senior Loan (as defined below). The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers based on the Newport Corporate Center Whole Loan (as defined below) are $313, $313, 10.6%, 10.6%, 2.34x, 65.5% and 65.5%, respectively.

(2)	The Newport Corporate Center Senior Loan has an interest rate of 3.54323171% and the Newport Corporate Center Subordinate Companion Loan (as defined below) has interest rates of 4.6250% % for the B Note, 4.9500% for the C Note, and 6.500% for the D Note. See “Additional Secured Indebtedness (not including trade debts)” below for further discussion of additional debt.

(3)	The Newport Corporate Center Whole Loan has an anticipated repayment date of May 6, 2029 (the “Anticipated Repayment Date” or “ARD”) and a final maturity date of October 6, 2030. See “The Mortgage Loan” below for further discussion of the mortgage rate after the ARD.

(4)	Defeasance of the Newport Corporate Center Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last Newport Corporate Center Whole Loan note to be securitized and (b) April 10, 2022. The assumed defeasance lockout period of 24 payments is based on the closing date of this transaction in May 2019.

(5)	See “The Mortgage Loan” and “Additional Secured Indebtedness (not including trade debts)” below for further discussion of additional debt.

(6)	Square Mile Bellevue Preferred LLC made a $96,000,000 preferred equity investment in the Newport Corporate Center Borrower (see “Preferred Equity” below).

(7)	The Seller Credits are related to outstanding tenant improvement costs ($60,072,224), rent abatements ($21,807,139), capital expenditures ($5,357,554), and miscellaneous capital expenditures and tenant improvement costs ($1,675,000).

The Mortgage Loan. The fourth largest mortgage loan (the “Newport Corporate Center Mortgage Loan”) is part of a whole loan (the “Newport Corporate Center Whole Loan”) in the original principal balance of $312,000,000. The Newport Corporate Center Whole Loan is secured by a first priority fee mortgage

 A-3-37

Office – Suburban	Loan #4	Cut-off Date Balance:	$73,800,000
3617, 3650 and 3655 131st Avenue Southeast; 3625 132nd Avenue	Newport Corporate Center	Cut-off Date LTV:	34.5%
Southeast; 12920 Southeast 38th Street		U/W NCF DSCR:	5.63x
Bellevue, WA 98006		U/W NOI Debt Yield:	20.2%

encumbering a 998,284 SF suburban office campus located in Bellevue, Washington (the “Newport Corporate Center Property”). The Newport Corporate Center Whole Loan consists of (i) six senior notes totaling $164,000,000, which are pari passu with each other (collectively, the “Newport Corporate Center Senior Loan”), and (ii) ten subordinate notes totaling $148,000,000 (collectively, the “Newport Corporate Center Subordinate Companion Loan”), which are expected to be sold to a third party purchaser and are subordinate to the Newport Corporate Center Senior Loan. The Newport Corporate Center Mortgage Loan will be serviced pursuant to the pooling and servicing agreement for the BANK 2019-BNK18 securitization trust. The Newport Corporate Center Mortgage Loan represents Notes A-2-A, A-2-B, and A-2-C, which have an aggregate original principal balance of $73,800,000. The remaining Newport Corporate Center Senior Loan pari passu notes are referred to herein as the “Newport Corporate Center Pari Passu Companion Loans”. See “Description of the Mortgage Pool—The Whole Loans—The Newport Corporate Center A/B Whole Loan” and “Pooling and Servicing Agreement” in the Prospectus.

Newport Corporate Center Whole Loan Summary
Note(1)	Original Balance	Cut-off Date Balance	Note Holder	Lead Servicing Interest
Newport Corporate Center Mortgage Loan
A-2-A	$33,800,000	$33,800,000	BANK 2019-BNK18	(2)
A-2-B	$20,000,000	$20,000,000	BANK 2019-BNK18	No
A-2-C	$20,000,000	$20,000,000	BANK 2019-BNK18	No
Newport Corporate Center Pari Passu Companion Loans
A-1-A	$50,000,000	$50,000,000	Deutsche Bank AG, New York Branch	No
A-1-B	$30,000,000	$30,000,000	Deutsche Bank AG, New York Branch	No
A-1-C	$10,200,000	$10,200,000	Deutsche Bank AG, New York Branch	No
Newport Corporate Center Subordinate Companion Loan
B-1-A	$7,150,000	$7,150,000	Deutsche Bank AG, New York Branch	No
B-1-B	$2,750,000	$2,750,000	Deutsche Bank AG, New York Branch	No
B-2-A	$5,850,000	$5,850,000	Wells Fargo Bank, National Association	No
B-2-B	$2,250,000	$2,250,000	Wells Fargo Bank, National Association	No
C-1-A	$22,000,000	$22,000,000	Prima Mortgage Investment Trust, LLC	No
C-1-B	$18,700,000	$18,700,000	NY State Teachers’ Retirement System	No
C-2-A	$18,000,000	$18,000,000	Prima Mortgage Investment Trust, LLC	No
C-2-B	$15,300,000	$15,300,000	NY State Teachers’ Retirement System	No
D-1(2)	$30,800,000	$30,800,000	Deutsche Bank AG, New York Branch	(2)
D-2(2)	$25,200,000	$25,200,000	Wells Fargo Bank, National Association	(2)
Total Newport Corporate Center Whole Loan	$312,000,000	$312,000,000

(1)	The Newport Corporate Center Subordinate Companion Loan is subordinate to the Newport Corporate Center Senior Loan.

(2)	The holders of a majority of the Newport Corporate Center Subordinate Companion Loan D Notes (by principal balance) will have the right to appoint the special servicer of the Newport Corporate Center Whole Loan and to direct certain decisions with respect to the Newport Corporate Center Whole Loan, until a control appraisal event exists under the related co-lender agreement with respect to the D Notes. Thereafter, the holders of a majority of the Newport Corporate Center Subordinate Companion Loan C Notes (by principal balance) will have such rights until a control appraisal event exists under the related co-lender agreement with respect to the C Notes, in which case, the holders of a majority of the Newport Corporate Center Subordinate Companion Loan B Notes (by principal balance) will have such rights until a control appraisal event exists under the related co-lender agreement with respect to the B Notes. If a control appraisal event under the related co-lender agreement exists with respect to the B Notes, the holder of the Newport Corporate Center Note A-2-A (or the directing certificate holder for the securitization trust that holds Note A-2-A) will have such rights.

The Newport Corporate Center Whole Loan is structured with an Anticipated Repayment Date of May 6, 2029, a final maturity date of October 6, 2030, and will be interest-only prior to the Anticipated Repayment Date. From and after the Anticipated Repayment Date, the Newport Corporate Center Whole Loan accrues interest at a fixed rate that is equal to the sum of (i) 2.50% and (ii) the greater of (a) the initial interest rate applicable to such loan and (b) the sum of (1) the 10-year yield for the United States Treasury Note as displayed on Reuters Capital Markets 19901 as of the Anticipated Repayment Date (or the preceding business day if the Anticipated Repayment Date is not a business day), plus (2) (A) with respect to each A Note, 1.04323171%, (B) with respect to each B Note, 2.12500000%, (C) with respect to each C Note, 2.45000000% and (D) with respect to each D note, 4.00000000%. The ARD automatically triggers a Trigger Period (see “Lockbox and Cash Management” section) whereby all excess cash flow, after payments of debt service on the Newport Corporate Center Whole Loan, required deposits to escrows and reserves and budgeted operating expenses is required to be used to pay down the principal balance of the Newport Corporate Center Whole Loan (with paydown priority given to the Newport Corporate Center Senior Loan).

The Borrower and the Borrower Sponsors. The borrower is Preylock Bellevue, LLC, (the “Newport Corporate Center Borrower”) a Delaware limited liability company structured to be bankruptcy-remote with at least two independent directors. Legal counsel to the Newport Corporate Center Borrower delivered a non-consolidation opinion in connection with the origination of the Newport Corporate Center Mortgage Loan.

The borrower sponsors and non-recourse carveout guarantors are Farshid Steve Shokouhi and Brett Michael Lipman. Mr. Shokouhi and Mr. Lipman are both managing partners at Preylock Real Estate Holdings (“Preylock”) and oversee all aspects of the business. Founded in 2016 in Los Angeles, California, Preylock is a real estate acquisition and management company. Preylock has approximately $1.25 billion of assets under management and has a portfolio of approximately 3.0 million SF of office properties located in Southern California and Silicon Valley.

Prior to founding Preylock, Mr. Lipman was most recently a portfolio manager and a partner at RMA Real Estate Investment Advisors (“RMA”), a real estate private equity fund. At RMA, he was responsible for portfolio management, asset management and sourcing direct real estate investment opportunities. Prior to joining RMA, Mr. Lipman worked for JP Morgan, most recently on the Global Real Assets platform, a large institutional real estate investor. Previously, Mr. Shokouhi was the Managing Principal of the Kalimian Organization, a real estate family office based in New York. Mr. Shokouhi focused on the firm’s business development, asset repositioning, and the assembly of a management team.

 A-3-38

Office – Suburban	Loan #4	Cut-off Date Balance:	$73,800,000
3617, 3650 and 3655 131st Avenue Southeast; 3625 132nd Avenue	Newport Corporate Center	Cut-off Date LTV:	34.5%
Southeast; 12920 Southeast 38th Street		U/W NCF DSCR:	5.63x
Bellevue, WA 98006		U/W NOI Debt Yield:	20.2%

The Property. The Newport Corporate Center Property is a five-building, separately parceled, Class A office campus situated on approximately 15.5 acres. The Newport Corporate Center Property was built between 1988 and 2010 and is currently undergoing an approximately $165.8 million renovation, including $85.8 million in tenant improvements and capital work and an expected investment from T-Mobile of approximately $80.0 million. Renovations are expected to include elevator modernization, exterior improvements, roof repairs/replacements, HVAC repairs/replacements, new sky bridges/walkways and new amenities including an amphitheater, collaborative patio spaces, bocce courts, fitness centers and general tenant improvement work.

The Newport Corporate Center Property serves as the global headquarters of T-Mobile, which has been in occupancy since 2000 and recently extended its lease through October 31, 2030. As part of the tenant’s lease renewal, T-Mobile plans to invest its own money towards improving the interior tenant build outs, building systems, and interconnectivity of the campus. Since 2000, the Newport Corporate Center Property has maintained a 95.0% average occupancy rate and been institutionally owned and maintained. As of March 25, 2019, the Newport Corporate Center Property was 99.3% occupied by six tenants with T-Mobile accounting for 92.1% of the NRA and 94.2% of underwritten base rent.

The Newport Corporate Center Property offers natural light and views of the Olympic Mountains, Mt. Baker, and both the Downtown Seattle and Bellevue skylines with most floors offering panoramic views. The five buildings range from 151,414 SF to 288,428 SF and contain five to ten floors. The average floor plate size for the buildings is 28,700 SF, which allows for flexible and open floor plans. Each building has a parking garage (ranging from three to nine levels) and additional surface parking. The Newport Corporate Center Property contains 3,630 total parking spaces, which equates to approximately 3.6 spaces per 1,000 SF of rentable area.

Founded in 1994, T-Mobile is the nation’s third largest wireless telecommunications services provider and is a subsidiary of Deutsche Telekom AG. T-Mobile offers voice, messaging, and data services to over 79 million customers in the postpaid, prepaid, and wholesale markets in the United States, Puerto Rico, and the U.S. Virgin Islands. T-Mobile also provides wireless devices, including smartphones, tablets, and other mobile communication devices, as well as accessories that are manufactured by various suppliers. In addition, T-Mobile offers services, devices, and accessories under the T-Mobile and Metro by T-Mobile brands through its owned and operated retail stores, third party distributors, and its websites. For the fiscal year ended December 31, 2018, T-Mobile reported total revenues of approximately $43.3 billion, which is up approximately 7.0% from the prior year, and net income of approximately $2.9 billion. As of the fiscal year end December 31, 2018, T-Mobile recorded approximately 7.0 million total net additions to its customer base and approximately 1.4 million branded postpaid net additions in 2018.

The following table presents certain information relating to the tenants at the Newport Corporate Center Property:

Tenant Summary
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)	Tenant SF	Approx. % of Total SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	Renewal Options	Termination Options
T-Mobile	BB+/Ba2/BB+(1)	919,001	92.1%	$24,521,626(2)(3)	94.2%	$26.68(2)(3)	10/31/2030	2 x 7 Yrs	N
KLSY/KIXI	NR/NR/NR	21,175	2.1%	$522,131	2.0%	$24.66	3/31/2026	1 x 5 Yrs	N
LifeCenter Northwest	NR/NR/NR	20,713	2.1%	$462,893	1.8%	$22.35	8/31/2025	1 x 5 Yrs	N
Protingent, Inc.	NR/NR/NR	11,314	1.1%	$271,536	1.0%	$24.00	4/30/2021	None	N
Mobica US Inc.	NR/NR/NR	5,763	0.6%	$152,720	0.6%	$26.50	5/31/2021	None	N
PrivacyStar	NR/NR/NR	3,486	0.3%	$87,150	0.3%	$25.00	3/31/2020	None	N
Subtotal/Wtd. Avg.		981,452	98.3%	$26,018,055	100.0%	$26.51

Other(4)		9,878	1.0%	N/A	N/A	N/A
Vacant Space		6,954	0.7%	$0	0.0%	$0.00
Total/Wtd. Avg.		998,284	100.0%	$26,018,055	100.0%	$26.25

Information is based on the underwritten rent roll.

(1)	The ratings shown represent T-Mobile USA Inc., which is the guarantor for T-Mobile’s lease. T-Mobile’s parent company, Deutsche Telekom AG, is rated BBB+/Baa1/BBB+ by Fitch/Moody’s/S&P.

(2)	The lender’s underwriting gives separate credit for straight-line rent averaging over the remaining lease term for T-Mobile totaling $6,136,929, which implies a total underwritten rental rate of $33.36 PSF (see “Operating History and Underwritten Net Cash Flow” below).

(3)	At closing, the Newport Corporate Center Borrower deposited an upfront reserve of $21,807,139 for free rent obligations related to T-Mobile. T-Mobile is currently in a free rent period related to 69,665 SF through December 31, 2020 and has an additional free rent period related to 747,091 SF from January 1, 2020 through October 31, 2020.

(4)	Other includes non-revenue generating space for the fitness center, conference center and engineering shop.

 A-3-39

Office – Suburban	Loan #4	Cut-off Date Balance:	$73,800,000
3617, 3650 and 3655 131st Avenue Southeast; 3625 132nd Avenue	Newport Corporate Center	Cut-off Date LTV:	34.5%
Southeast; 12920 Southeast 38th Street		U/W NCF DSCR:	5.63x
Bellevue, WA 98006		U/W NOI Debt Yield:	20.2%

The following table presents certain information relating to the lease rollover schedule at the Newport Corporate Center Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	UW Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
2019	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2020	1	3,486	$25.00	0.3%	0.3%	$87,150	0.3%	0.3%
2021	2	17,077	$24.84	1.7%	2.1%	$424,256	1.6%	2.0%
2022	0	0	$0.00	0.0%	2.1%	$0	0.0%	2.0%
2023	0	0	$0.00	0.0%	2.1%	$0	0.0%	2.0%
2024	0	0	$0.00	0.0%	2.1%	$0	0.0%	2.0%
2025	1	20,713	$22.35	2.1%	4.1%	$462,893	1.8%	3.7%
2026	1	21,175	$24.66	2.1%	6.3%	$522,131	2.0%	5.8%
2027	0	0	$0.00	0.0%	6.3%	$0	0.0%	5.8%
2028	0	0	$0.00	0.0%	6.3%	$0	0.0%	5.8%
2029	0	0	$0.00	0.0%	6.3%	$0	0.0%	5.8%
2030 & Beyond(2)	1	928,879	$26.40	93.0%	99.3%	$24,521,626	94.2%	100.0%
Vacant	0	6,954	$0.00	0.7%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	6	998,284	$26.25(3)	100.0%		$26,018,055	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	2030 & Beyond includes non-revenue generated space for the fitness center, conference center and engineering shop.

(3)	Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

The Market. The Newport Corporate Center Property is situated just southeast of the intersection of Interstate 90 and Interstate 405, which provide access to the Seattle central business district (approximately 9.2 miles west of the Newport Corporate Center Property) and the Bellevue central business district (3.7 miles north), respectively. The Newport Corporate Center Property is also within walking distance of five bus stops offering services on nine routes and is situated approximately 14.3 miles from the Seattle-Tacoma International Airport. The Newport Corporate Center is adjacent to the Market Place at Factoria, a Kimco-owned regional shopping center totaling over 500,000 SF with over 60 retail and restaurant outlets.

The Newport Corporate Center Property is located in the Puget Sound area within the I-90 Corridor submarket of the Eastside office market. In 2018, Amazon signed a lease for 413,100 SF in Downtown Bellevue, bringing its total footprint in the submarket to over 1.0 million SF of office space. Amazon has approximately 2,000 employees in Bellevue and plans to add capacity for an additional 4,500 employees by the year 2020. Furthermore, Facebook signed three leases across three buildings totaling approximately 423,000 SF in Downtown Bellevue in 2018. Notable existing office tenants in the Eastside office market include Microsoft, T-Mobile, Nintendo, REI, Google, Facebook, Oculus, Costco, AT&T, and Boeing.

Market Statistics – According to a market research report, as of the fourth quarter of 2018, the Eastside office market reported total inventory of approximately 50.5 million SF with a 4.6% vacancy rate and average asking rent of $37.18 PSF. For the same period, the market reported total Class A inventory of approximately 21.4 million SF with a 5.4% vacancy rate and average asking rent of $43.62 PSF.

Submarket Statistics – According to a market research report, as of the fourth quarter of 2018, the I-90 Corridor office submarket reported total inventory of approximately 6.2 million SF with a 10.1% vacancy rate and average asking rent of $35.22 PSF. For the same period, the submarket reported total Class A inventory of approximately 3.1 million SF with a 15.0% vacancy rate and average asking rent of $36.01 PSF.

The following table presents certain information relating to the appraisal’s market rent conclusion for the Newport Corporate Center Property:

Market Rent Summary
	Office (Single Tenant Buildings)	Office (Tower Space)(1)
Market Rent (PSF)	$29	$29
Lease Term (Years)	10	5
Lease Type (Reimbursements)	NNN	NNN
Rent Increase Projection	$1.00/SF per annum	$1.00/SF per annum

(1)	Represents the office space at the Newport Corporate Center Property that is not occupied by T-Mobile.

 A-3-40

Office – Suburban	Loan #4	Cut-off Date Balance:	$73,800,000
3617, 3650 and 3655 131st Avenue Southeast; 3625 132nd Avenue	Newport Corporate Center	Cut-off Date LTV:	34.5%
Southeast; 12920 Southeast 38th Street		U/W NCF DSCR:	5.63x
Bellevue, WA 98006		U/W NOI Debt Yield:	20.2%

The following table presents recent leasing data at comparable office properties with respect to the Newport Corporate Center Property. Initial base rent PSF ranges from $25.50 PSF to $31.50 PSF, with a weighted average initial rent of $27.70 PSF.

Comparable Lease Summary
Property/Location	Year Built/ Renovated	Occupancy	Distance from Subject	Tenant	Lease Area (SF)	Lease Date	Initial Rent PSF(1)	Lease Term (Yrs.)	TI PSF
Newport Corporate Center (subject) Bellevue, WA	1988-2010/ 2019	99.3%	--	T-Mobile	919,001	Various	$26.68	12.8	$70.00
Advanta Bellevue, WA	2008/N/A	100.0%	1.7 miles	Microsoft	601,081	Jul-18	$26.00	5.0	$25.00
90 North Bellevue, WA	1983/N/A	100.0%	1.6 miles	T-Mobile T-Mobile Mindtree	70,170 94,169 93,840	Jun-19 Jun-19 Mar-19	$28.00 $29.50 $28.00	10.5 10.5 10.0	$90.00 $90.00 $72.00
Sunset Corporate Campus Bellevue, WA	1992/N/A	72.0%	0.4 miles	T-Mobile	89,571	Oct-18	$28.00	5.5	$35.00
Sunset North – Bldgs. 3, 4, & 5 Bellevue, WA	1999/N/A	70.0%	0.6 miles	Confidential ArenaNet Farmers Insurance	32,331 96,839 54,000	Feb-19 Jan-19 Nov-18	$29.00 $27.00 $27.00	7.0 10.0 10.6	$50.00 $65.00 $70.00
3600 136th Place SE Bellevue, WA	1986/N/A	100.0%	0.5 miles	Extraslice	16,994	May-19	$27.00	10.5	$45.00
Lincoln Executive Center Bellevue, WA	1984/N/A	99.0%	0.9 miles	Air Reps	14,873	May-19	$25.50	9.4	$40.00
Bravern Office Towers and Garage Bellevue, WA	2009/N/A	100.0%	3.0 miles	Microsoft	255,171	Feb-18	$31.50	7.0	$30.00
Redmond Town Centre Office Redmond, WA	1997/N/A	100.0%	7.0 miles	Microsoft	396,228	Jan-19	$27.50	8.0	$40.00

Source: Appraisal.

(1)	Initial Rent PSF is shown on a NNN basis.

 A-3-41

Office – Suburban	Loan #4	Cut-off Date Balance:	$73,800,000
3617, 3650 and 3655 131st Avenue Southeast; 3625 132nd Avenue	Newport Corporate Center	Cut-off Date LTV:	34.5%
Southeast; 12920 Southeast 38th Street		U/W NCF DSCR:	5.63x
Bellevue, WA 98006		U/W NOI Debt Yield:	20.2%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Newport Corporate Center Property:

Cash Flow Analysis
	2016	2017	2018(1)	UW(1)	UW PSF
Rents in Place	$21,396,135	$21,656,883	$21,408,105	$26,018,055	$26.06
Credit Tenant Rent Steps(2)	$0	$0	$0	$6,227,773	$6.24
Vacant Income	$0	$0	$0	$169,285	$0.17
Gross Potential Rent	$21,396,135	$21,656,883	$21,408,105	$32,415,113	$32.47
Reimbursements	$10,261,307	$10,661,491	$8,616,154	$6,774,943	$6.79
Net Rental Income	$31,657,442	$32,318,374	$30,024,259	$39,190,056	$39.26
Other Income(3)	$2,622,463	$2,400,144	$2,816,656	$2,687,120	$2.69
(Vacancy)	$0	$0	$0	($1,959,503)	($1.96)
Effective Gross Income	$34,279,904	$34,718,517	$32,840,915	$39,917,673	$39.99

Taxes	$1,839,634	$2,166,690	$2,656,780	$2,920,016	$2.93
Insurance	$392,799	$415,287	$348,923	$554,198	$0.56
Other Operating Expenses(4)	$8,227,867	$7,495,210	$6,085,853	$3,301,560	$3.31
Total Operating Expenses	$10,460,300	$10,077,187	$9,091,557	$6,775,774	$6.79

Net Operating Income	$23,819,604	$24,641,331	$23,749,358	$33,141,899	$33.20
CapEx & TI/LC(5)	$0	$0	$0	$0	$0.00
Net Cash Flow	$23,819,604	$24,641,331	$23,749,358	$33,141,899	$33.20

NOI DSCR(6)	4.04x	4.18x	4.03x	5.63x
NCF DSCR(6)	4.04x	4.18x	4.03x	5.63x
NOI Debt Yield(6)	14.5%	15.0%	14.5%	20.2%
NCF Debt Yield(6)	14.5%	15.0%	14.5%	20.2%

(1)	The increase in Gross Potential Rent and Net Operating Income from 2018 to UW is primarily due to free rent periods for T-Mobile that occurred in 2018, underwritten Credit Tenant Rent Steps for T-Mobile and T-Mobile’s assumption of certain expenses at the Newport Corporate Center Property (as further outlined in footnote 4 below).

(2)	Credit Tenant Rent Steps includes straight line rent credit through the loan term for T-Mobile (see “Tenant Summary” table above).

(3)	Other Income primarily consists of parking income and miscellaneous income.

(4)	UW Other Operating Expenses are less than historical expenses because, for the single tenant buildings occupied by T-Mobile, T-Mobile assumed responsibility for these expenses and contracts directly for janitorial, landscaping, parking area and sidewalk maintenance, parking control, HVAC maintenance, elevator maintenance, building maintenance, security, pest control, alarm service, access control, window cleaning, sky bridge maintenance, loading docks and directional and traffic control signage.

(5)	The Newport Corporate Center Borrower deposited $1.675 million into the General CapEx and TI/LC upfront reserve.

(6)	The debt service coverage ratios and debt yields shown are based on the Newport Corporate Center Senior Loan, and excludes the Newport Corporate Center Subordinate Companion Loan.

Escrows and Reserves.

Real Estate Taxes - The Newport Corporate Center Whole Loan documents do not require ongoing monthly escrows for real estate taxes as long as no Trigger Period (as defined in the “Lockbox and Cash Management” section below) exists. Upon the occurrence and continuance of a Trigger Period, the Newport Corporate Center Borrower is required to deposit ongoing monthly deposits in an amount equal to one-twelfth of the estimated annual taxes.

Insurance - The Newport Corporate Center Whole Loan documents do not require ongoing monthly escrows for insurance premiums as long as (i) no event of default has occurred and is continuing and (ii) the Newport Corporate Center Borrower or an affiliate provides the lender with evidence that the Newport Corporate Center Property’s insurance coverage is included in a blanket policy and such policy is in effect.

Replacement Reserve - The Newport Corporate Center Borrower is required to deposit ongoing monthly escrows in an amount equal to approximately $12,479, subject to a cap of $149,743.

General CapEx and TI/LC Reserve - The Newport Corporate Center Borrower is required to deposit an upfront reserve of $1,675,000 for general capital expenditures and/or tenant improvements and leasing commissions.

T-Mobile TI/LC Reserve - The Newport Corporate Center Borrower is required to deposit an upfront reserve of $60,072,224 for certain outstanding tenant improvement and leasing obligations related to T-Mobile.

T-Mobile CapEx Reserve - The Newport Corporate Center Borrower is required to deposit an upfront reserve of $5,357,554 for outstanding capital expenditures related to T-Mobile.

Rent Concession Reserve - The Newport Corporate Center Borrower is required to deposit an upfront reserve of $21,807,139 for certain outstanding free rent obligations related to T-Mobile.

Lockbox and Cash Management. The Newport Corporate Center Whole Loan is structured with a hard lockbox and springing cash management. The Newport Corporate Center Borrower is required to direct all tenants to deposit rents directly into the clearing account controlled by the lender. The loan documents also require that all rents received by the Newport Corporate Center Borrower or the property manager be deposited into the clearing account

 A-3-42

Office – Suburban	Loan #4	Cut-off Date Balance:	$73,800,000
3617, 3650 and 3655 131st Avenue Southeast; 3625 132nd Avenue	Newport Corporate Center	Cut-off Date LTV:	34.5%
Southeast; 12920 Southeast 38th Street		U/W NCF DSCR:	5.63x
Bellevue, WA 98006		U/W NOI Debt Yield:	20.2%

within two business days of receipt. If no Trigger Period (as defined below) exists, all funds in the clearing account will be swept on each business day into the Newport Corporate Center Borrower’s operating account. Upon the occurrence and continuance of a Trigger Period, all funds will be swept on each business day into a deposit account controlled by the lender. During a Trigger Period, funds in the deposit account will be applied and disbursed in accordance with the Newport Corporate Center Whole Loan documents, and all excess cash after payment of the monthly debt service on the Newport Corporate Center Whole Loan, all required reserves and budgeted operating expenses, and certain other items in the waterfall described in the Newport Corporate Center Whole Loan documents will be reserved as additional collateral for the Newport Corporate Center Whole Loan. Under certain circumstances and for limited purposes described in the Newport Corporate Center Whole Loan documents, the Newport Corporate Center Borrower may request disbursements of such excess cash flow for approved leasing expenses related to Lease Sweep Tenant space.

A “Trigger Period” will commence upon the earlier of the following:

(i)	the occurrence of an event of default;

(ii)	the net cash flow debt service coverage ratio (“NCF DSCR”) of the Newport Corporate Center Whole Loan (inclusive of the Newport Corporate Center Subordinate Companion Loan) falling below 1.15x at the end of any calendar quarter;

(iii)	the occurrence of a Lease Sweep Period (as defined below); or

(iv)	the Anticipated Repayment Date.

A Trigger Period will end upon the occurrence of the following:

●	with regard to clause (i), the cure of such event of default;

●	with regard to clause (ii), upon the NCF DSCR of the Newport Corporate Center Whole Loan (inclusive of the Newport Corporate Center Subordinate Companion Loan) being equal to or greater than 1.20x for two consecutive calendar quarters;

●	with regard to clause (iii), such Lease Sweep Period has ended pursuant to the terms of the Newport Corporate Center Whole Loan documents; and

●	with regard to clause (iv), the Newport Corporate Center Whole Loan being repaid in full in accordance with the Newport Corporate Center Whole Loan documents.

A “Lease Sweep Period” will commence upon the earlier of the following:

●	(a) the earlier of (i) October 6, 2028 or (ii) the date by which the Lease Sweep Tenant is required under the Lease Sweep Lease (as defined below) to give notice of its exercise of a renewal option thereunder (the T-Mobile lease currently requires notice by October 31, 2029);

●	(b) the early termination, early cancellation or early surrender of a Lease Sweep Lease or the borrower’s receipt of notice by a Lease Sweep Tenant of its intent to effect an early termination, early cancellation or early surrender of its Lease Sweep Lease;

●	(c) a Lease Sweep Tenant ceasing to operate its business at the Newport Corporate Center Property (i.e., “going dark”) or giving notice that it intends to cease to operate its business in all or substantially all of its space;

●	(d) a monetary or material non-monetary default under a Lease Sweep Lease by a Lease Sweep Tenant beyond any applicable notice and cure period;

●	(e) an insolvency proceeding of a Lease Sweep Tenant or its parent if such parent provides a guaranty or similar credit support for such tenant’s obligations, and their respective successors and assigns; or

●	(f) a decline in the credit rating of the Lease Sweep Tenant under a Lease Sweep Lease, its parent entity or any of their respective successors below “CCC+” or equivalent by any rating agency.

A Lease Sweep Period will end upon the occurrence of the following:

●	(i) with respect to clauses (a), (b) and (c) above, upon some or all of the lease sweep space being leased pursuant to one or more qualified leases sufficient in lender’s reasonable judgment to achieve a net cash flow debt yield of not less than 8.0% based on the Newport Corporate Center Whole Loan (inclusive of the Newport Corporate Center Subordinate Companion Loan) (excluding from underwritten net cash flow the rent from each Lease Sweep Lease which is the subject of a Lease Sweep Period);

●	(ii) with respect to clause (a) above, on the date on which the Lease Sweep Tenant exercises its renewal or extension option with respect to all of its lease sweep space and in lender’s reasonable judgment sufficient funds are held in the lease sweep account to cover leasing expenses and abatements;

●	(iii) with respect to clause (d) above, on the date on which the subject default has been cured and no other default under such Lease Sweep Lease occurs for a period of two consecutive months following such cure;

●	(iv) with respect to clause (e) above, upon either the applicable insolvency proceeding having terminated or the Lease Sweep Lease having been assumed, affirmed, or assigned to a third party in a manner reasonably satisfactory to the lender (provided, however, the Lease Sweep Period will automatically end if the applicable Lease Sweep Lease that was the subject of an applicable insolvency proceeding is affirmed in bankruptcy); or

●	(v) with respect to clause (f) above, if the credit rating of the Lease Sweep Tenant under a Lease Sweep Lease (or its parent entity) has been restored to at least “CCC+” or equivalent by the relevant rating agencies.

A “Lease Sweep Lease” means the lease with T-Mobile or any replacement lease covering 50% of the space currently demised under such lease.

A “Lease Sweep Tenant” means any tenant under a Lease Sweep Lease or its direct or indirect parent company (if any).

 A-3-43

Office – Suburban	Loan #4	Cut-off Date Balance:	$73,800,000
3617, 3650 and 3655 131st Avenue Southeast; 3625 132nd Avenue	Newport Corporate Center	Cut-off Date LTV:	34.5%
Southeast; 12920 Southeast 38th Street		U/W NCF DSCR:	5.63x
Bellevue, WA 98006		U/W NOI Debt Yield:	20.2%

Additional Secured Indebtedness (not including trade debts). The Newport Corporate Center Property also secures the Newport Corporate Center Pari Passu Companion Loans, which have an aggregate Cut-off Date principal balance of $90,200,000, and the Newport Corporate Center Subordinate Companion Loan, which has a Cut-off Date principal balance of $148,000,000. The Newport Corporate Center Pari Passu Companion Loans and the Newport Corporate Center Subordinate Companion Loan are coterminous with the Newport Corporate Center Mortgage Loan. The Newport Corporate Center Pari Passu Companion Loans accrue interest at the same rate as the Newport Corporate Center Mortgage Loan. The Newport Corporate Center Subordinate Companion Loan comprises (i) $18.0 million of B Notes which accrue interest at an initial interest rate of 4.6250% per annum, (ii) $74.0 million of C Notes which accrue interest at an initial interest rate of 4.9500% per annum, and (iii) $56.0 million of D Notes which accrue interest at an initial interest rate of 6.5000% per annum.

The Newport Corporate Center Mortgage Loan and the Newport Corporate Center Pari Passu Companion Loans are pari passu in right of payment with each other and together are senior in right of payment to the Newport Corporate Center Subordinate Companion Loan. The holders of the Newport Corporate Center Mortgage Loan, the Newport Corporate Center Pari Passu Companion Loans and the Newport Corporate Center Subordinate Companion Loan have entered into a co-lender agreement which sets forth the allocation of collections on the Newport Corporate Center Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Newport Corporate Center A/B Whole Loan” in the Prospectus. The Newport Corporate Center Subordinate Companion Loan is expected to be sold to a third party purchaser.

The following table presents certain information relating to the Newport Corporate Center Subordinate Companion Loan:

Subordinate Companion Loan Summary
	Subordinate Note Original Principal Balance	Subordinate Note Interest Rate	Original Term (mos.)	Original Amort. Term (mos.)	Original IO Term (mos.)	Total Debt UW NCF DSCR	Total Debt UW NOI Debt Yield	Total Debt Cutoff Date LTV
B Notes	$18,000,000	4.6250%	120	0	120	4.92x	18.2%	38.2%
C Notes	$74,000,000	4.9500%	120	0	120	3.17x	12.9%	53.8%
D Notes	$56,000,000	6.5000%	120	0	120	2.34x	10.6%	65.5%

Preferred Equity. Square Mile Bellevue Preferred LLC, a Delaware limited liability company (the “Newport Corporate Center Preferred Equity Holder”), has made a $96,000,000 preferred equity investment in the Newport Corporate Center Borrower’s sole member, which equates to an indirect 56.74% preferred equity interest in the Newport Corporate Center Borrower. The rights of the Newport Corporate Center Preferred Equity Holder are governed by a certain Recognition Agreement, dated as of April 10, 2019 by and among Deutsche Bank AG, New York Branch, Wells Fargo Bank, National Association, the Newport Corporate Center Preferred Equity Holder, Square Mile PE Partners LP and Square Mile PE Partners A LP. The preferred equity return (based on a preferred rate of 10.25%) is required to be paid currently on a monthly basis (and it is a default and trigger event under the operating agreement of the Newport Corporate Center Borrower’s sole member (the “Holdco Organizational Agreement”) if payments are not made currently). However, in the event that property revenue less property expenses (including debt service) is insufficient to make a payment of the monthly current preferred return, any such unpaid monthly current preferred return will accrue and will be deemed added to the preferred equity investment, such that monthly current preferred return will be payable upon such accrued and unpaid amounts. In the event that the aggregate accrued and unpaid monthly current preferred return (inclusive of amounts that are deemed added to the preferred equity investment) exceeds $10,000,000, the same will constitute a default and trigger event under the Holdco Organizational Agreement.

The Newport Corporate Center Preferred Equity Holder may receive distributions of excess cash flow pursuant to the terms of the Holdco Organizational Agreement and solely with respect to excess net proceeds remitted to the Newport Corporate Center Borrower in accordance with the loan agreement for the Newport Corporate Center Whole Loan and pursuant to the terms of the Holdco Organizational Agreement. The Holdco Organizational Agreement contains certain rights of the Newport Corporate Center Preferred Equity Holder upon a trigger event or material default under the Holdco Organizational Agreement.

Release of Property. Not permitted.

Ground Lease. None

Right of First Refusal. None.

Letter of Credit. None.

Terrorism Insurance. The Newport Corporate Center Borrower is required to obtain and maintain property insurance that covers perils of terrorism and acts of terrorism in an amount equal to 100% of the full replacement cost of the Newport Corporate Center Property and business interruption insurance for 24-months with a 12-month extended period of indemnity. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus.

Earthquake Insurance. The Newport Corporate Center Whole Loan documents do not require earthquake insurance; however, at the time of loan origination, earthquake insurance coverage is in-place. The seismic report indicated a probable maximum loss of 10.0% for the Newport Corporate Center Property.

 A-3-44

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 A-3-45

Office - Medical	Loan #5	Cut-off Date Balance:	$70,000,000
9201 West Sunset Boulevard	9201 West Sunset Boulevard	Cut-off Date LTV:	64.6%
West Hollywood, CA 90069		U/W NCF DSCR:	1.87x
		U/W NOI Debt Yield:	8.7%

 A-3-46

Office - Medical	Loan #5	Cut-off Date Balance:	$70,000,000
9201 West Sunset Boulevard	9201 West Sunset Boulevard	Cut-off Date LTV:	64.6%
West Hollywood, CA 90069		U/W NCF DSCR:	1.87x
		U/W NOI Debt Yield:	8.7%

 A-3-47

Office - Medical	Loan #5	Cut-off Date Balance:	$70,000,000
9201 West Sunset Boulevard	9201 West Sunset Boulevard	Cut-off Date LTV:	64.6%
West Hollywood, CA 90069		U/W NCF DSCR:	1.87x
		U/W NOI Debt Yield:	8.7%

 A-3-48

Office - Medical	Loan #5	Cut-off Date Balance:	$70,000,000
9201 West Sunset Boulevard	9201 West Sunset Boulevard	Cut-off Date LTV:	64.6%
West Hollywood, CA 90069		U/W NCF DSCR:	1.87x
		U/W NOI Debt Yield:	8.7%

Mortgage Loan No. 5 – 9201 West Sunset Boulevard

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$70,000,000			Location:	West Hollywood, CA 90069
Cut-off Date Balance(1):	$70,000,000			General Property Type:	Office
% of Initial Pool Balance:	6.8%			Detailed Property Type:	Medical
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Mani Brothers Real Estate Group			Year Built/Renovated:	1963/2012
Guarantors:	The Daniel Mani Family Trust;			Size:	166,599 SF
	The Simon Mani Family Trust;			Cut-off Date Balance per SF(1):	$810
	Daniel Mani; Simon Mani			Maturity Date Balance per SF(1):	$810
Mortgage Rate:	4.4450%			Property Manager:	Mani Brothers, LLC
Note Date:	4/17/2019				(borrower-related)
First Payment Date:	6/5/2019
Maturity Date:	5/1/2029
Original Term to Maturity:	120 months
Original Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	120 months			UW NOI:	$11,699,279
Seasoning:	0 months			UW NOI Debt Yield(1):	8.7%
Prepayment Provisions(2):	LO (24); DEF (92); O (4)			UW NOI Debt Yield at Maturity(1):	8.7%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF DSCR(1):	1.87x
Additional Debt Type(1)(3):	Pari Passu			Most Recent NOI:	$10,925,948 (12/31/2018)
Additional Debt Balance(1)(3):	$65,000,000			2nd Most Recent NOI:	$9,814,705 (12/31/2017)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$9,286,672 (12/31/2016)
				Most Recent Occupancy:	92.8% (3/31/2019)
Reserves				2nd Most Recent Occupancy:	91.4% (12/31/2018)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	90.0% (12/31/2017)
RE Tax:	$206,965	$41,393	N/A	Appraised Value (as of):	$209,000,000 (2/12/2019)
Insurance:	$0	Springing	N/A	Appraised Value per SF:	$1,255
Recurring Replacements:	$0	$2,947	N/A	Cut-off Date LTV Ratio(1):	64.6%
TI/LC:	$1,500,000	Springing	$1,000,000	Maturity Date LTV Ratio(1):	64.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$135,000,000	100.0%	Loan Payoff:	$73,699,450	54.6%
			Return of Equity:	$58,621,078	43.4%
			Reserves:	$1,706,965	1.3%
			Closing Costs:	$972,507	0.7%
Total Sources:	$135,000,000	100.0%	Total Uses:	$135,000,000	100.0%

(1)	The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the 9201 West Sunset Boulevard Whole Loan (as defined below)..

(2)	Defeasance of the 9201 West Sunset Boulevard Whole Loan is permitted at any time after the earlier of (i) November 1, 2022, or (ii) two years from the closing date of the securitization that includes the last pari passu note of the 9201 West Sunset Boulevard Whole Loan to be securitized. The assumed lockout period of 24 payments is based on the closing date of this transaction in May 2019.

(3)	See “The Mortgage Loan” and “Additional Secured Indebtedness (not including trade debts)” below for further discussion of additional debt.

The Mortgage Loan. The fifth largest mortgage loan (the “9201 West Sunset Boulevard Mortgage Loan”) is part of a whole loan (the “9201 West Sunset Boulevard Whole Loan”) evidenced by two pari passu promissory notes in the aggregate original principal amount of $135,000,000, both of which are secured by a first priority fee mortgage encumbering a medical office property located in West Hollywood, California (the “9201 West Sunset Boulevard Property”). Promissory Note A-1, in the original principal amount of $70,000,000, represents the 9201 West Sunset Boulevard Mortgage Loan and will be included in the BANK 2019-BNK18 securitization trust. Promissory Note A-2, in the original principal amount of $65,000,000 (the “9201 West Sunset Boulevard Serviced Pari Passu Companion Loan”), represents the non-controlling interest in the 9201 West Sunset Boulevard Whole Loan and is expected to be contributed to one or more securitization transactions. The 9201 West Sunset Boulevard Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK 2019-BNK18 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Prospectus.

 A-3-49

Office - Medical	Loan #5	Cut-off Date Balance:	$70,000,000
9201 West Sunset Boulevard	9201 West Sunset Boulevard	Cut-off Date LTV:	64.6%
West Hollywood, CA 90069		U/W NCF DSCR:	1.87x
		U/W NOI Debt Yield:	8.7%

9201 West Sunset Boulevard Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Lead Servicing Interest
A-1	$70,000,000	$70,000,000	BANK 2019-BNK18	Yes
A-2	$65,000,000	$65,000,000	MSBNA	No
Total	$135,000,000	$135,000,000

The Borrower and the Borrower Sponsor. The borrower is Mani Brothers Sunset Medical Tower (DE), LLC (the “9201 West Sunset Boulevard Borrower”), a single-purpose Delaware limited liability company with one independent director. The borrower sponsor is Mani Brothers Real Estate Group and the non-recourse carveout guarantors are The Daniel Mani Family Trust, The Simon Mani Family Trust, Daniel Mani and Simon Mani. The 9201 West Sunset Boulevard Borrower is owned by The Daniel Mani Family Trust (50.0%) and The Simon Mani Family Trust (50.0%). Daniel Mani and Simon Mani founded Mani Brothers Real Estate Investment Group, a privately-held real estate investment firm that owns, renovates, operates, manages and leases 1.3 million SF of commercial property.

The Property. The 9201 West Sunset Boulevard Property is a Class A, nine-story medical office property totaling 166,599 SF with ground floor retail, on an approximately 1.87 acre site in West Hollywood, California. The 9201 West Sunset Boulevard Property was built in 1963 and renovated in 2012. Amenities at the 9201 West Sunset Boulevard Property include air conditioning, security systems with video surveillance and tenant access key cards, energy-efficient designs and restaurants. There is on-site tenant and visitor parking, on-site storage and cable and satellite television is available in all offices. The 9201 West Sunset Boulevard Property is in close proximity to Beverly Hills and Cedars-Sinai Medical Center and is easily accessible from Sunset Boulevard. The 9201 West Sunset Boulevard Property contains approximately 507 parking spaces (3.0 spaces per 1,000 SF) in a three story parking structure that is open to the general public. Retail space at the 9201 West Sunset Boulevard Property includes the Roku Restaurant and two vacant units totaling 16,096 SF (9.7% of NRA). The 9201 West Sunset Boulevard Property includes a completely finished mezzanine area located above grade that is built-out with office suites and common area finishes comparable to other upper floors in the building. The 9201 West Sunset Boulevard Property also generates significant income from a wall mural (billboard) leased through November 2022. The 9201 West Sunset Boulevard Property was 92.8% leased as of March 31, 2019 to 55 tenants. Since 2017, eight new leases totaling 18,726 SF (11.2% of NRA) were executed at the 9201 West Sunset Boulevard Property.

Major Tenants.

HH Sunset – Innovative Dining (13,258 SF, 8.0% of NRA, 6.2% of underwritten rent). HH Sunset – Innovative Dining leases 13,258 SF at the 9201 West Sunset Boulevard Property, 4,640 SF of which is a Chinese restaurant and the remaining 8,618 SF is an Italian restaurant. HH Sunset – Innovative Dining has been a tenant at the 9201 West Sunset Boulevard Property since 2012, has a lease expiration date of September 30, 2022 and has two, five-year renewal options remaining.

Oncotherapeutics (11,239 SF, 6.7% of NRA, 6.5% of underwritten rent). Oncotherapeutics offers a service portfolio that supports preclinical studies and clinical trials. Oncotherapeutics provides deliverables to clients ranging from small start-up biotechs (16-50 employees) to large biotech and pharmaceutical companies (10,000+ employees). Oncotherapeutics has been a tenant at the 9201 West Sunset Boulevard Property since 2004, has a lease expiration date of June 30, 2024 and has two, five-year renewal options remaining.

Anthony Mills, M.D. (10,979 SF, 6.6% of NRA, 7.2% of underwritten rent). Anthony Mills, M.D. is a holistic healthcare practice that focuses on nutrition, exercise and wellness. Anthony Mills, M.D. has been a tenant at the 9201 West Sunset Boulevard Property since 2001 and has extended its original term of seven years to 22 years and seven months. Anthony Mills, M.D. has a lease expiration date of April 30, 2024 and two, five-year renewal options remaining.

The following table presents certain information relating to the major tenants at the 9201 West Sunset Boulevard Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)	Tenant SF	Approx. % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF(2)	Lease Expiration	Termination Option (Y/N)
HH Sunset - Innovative Dining	NR/NR/NR	13,258	8.0%	$643,155	6.2%	$48.51	9/30/2022	N
Oncotherapeutics	NR/NR/NR	11,239	6.7%	$670,934	6.5%	$59.70	6/30/2024	N
Anthony Mills, M.D.	NR/NR/NR	10,979	6.6%	$748,596	7.2%	$68.18	4/30/2024	N
Gary Motykie	NR/NR/NR	7,746	4.6%	$603,181	5.8%	$77.87	2/28/2022	N
David L. Matlock M.D	NR/NR/NR	7,109	4.3%	$501,270	4.8%	$70.51	12/31/2026	N
Subtotal/Wtd. Avg.		50,331	30.2%	$3,167,136	30.5%	$62.93

Other Tenants		104,231	62.6%	$7,216,996	69.5%	$69.24
Vacant Space		12,037	7.2%	$0	0.0%	$0.00
Total/Wtd. Avg.		166,599	100.0%	$10,384,132	100.0%	$67.18

(1)	Information is based on the underwritten rent roll as of March 31, 2019.

(2)	Total/Wtd. Avg. Annual UW Rent PSF excludes vacant space.

 A-3-50

Office - Medical	Loan #5	Cut-off Date Balance:	$70,000,000
9201 West Sunset Boulevard	9201 West Sunset Boulevard	Cut-off Date LTV:	64.6%
West Hollywood, CA 90069		U/W NCF DSCR:	1.87x
		U/W NOI Debt Yield:	8.7%

The following table presents certain information relating to the lease rollover schedule at the 9201 West Sunset Boulevard Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	UW Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	1	2,040	$46.73	1.2%	1.2%	$95,325	0.9%	0.9%
2019	3	2,959	$73.75	1.8%	3.0%	$218,239	2.1%	3.0%
2020	8	12,952	$76.99	7.8%	10.8%	$997,114	9.6%	12.6%
2021	5	12,053	$64.67	7.2%	18.0%	$779,415	7.5%	20.1%
2022	10	32,323	$62.44	19.4%	37.4%	$2,018,381	19.4%	39.6%
2023	4	12,027	$72.83	7.2%	44.6%	$875,872	8.4%	48.0%
2024	7	33,809	$64.72	20.3%	64.9%	$2,187,973	21.1%	69.1%
2025	3	5,818	$70.47	3.5%	68.4%	$410,005	3.9%	73.0%
2026	4	16,712	$68.78	10.0%	78.4%	$1,149,383	11.1%	84.1%
2027	4	5,577	$70.02	3.3%	81.8%	$390,501	3.8%	87.8%
2028	4	13,662	$67.84	8.2%	90.0%	$926,769	8.9%	96.8%
2029	3	4,630	$72.39	2.8%	92.8%	$335,154	3.2%	100.0%
2030 & Beyond	0	0	$0.00	0.0%	92.8%	$0	0.0%	100.0%
Vacant Space	0	12,037	$0.00	7.2%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	56	166,599	$67.18	100.0%		$10,384,132	100.0%

(1)	Information is based on the underwritten rent roll as of March 31, 2019.

(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases that are not considered in the lease rollover schedule.

(3)	Total/Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

The Market. The 9201 West Sunset Boulevard Property is located in West Hollywood, California, in Los Angeles County, approximately five miles west of downtown Los Angeles. The 9201 West Sunset Boulevard Property is located along a portion of Sunset Boulevard known as the Sunset Strip. This area is an active urban destination offering a range of boutiques, nightclubs, restaurants, hotels, and other entertainment venues that draw visitors from surrounding communities and tourists from around the world. The 9201 West Sunset Boulevard Property is located in the Santa Monica Mountains submarket of the Los Angeles office market. According to a third party market report, as of the fourth quarter of 2018, the vacancy rate in the Santa Monica Mountains submarket was approximately 13.5%, with average asking rents of $56.17 PSF and inventory of approximately 895,866 SF. According to a third party market report, as of the fourth quarter of 2018, the vacancy rate in the Los Angeles office market was approximately 9.9%, with average asking rents of $39.12 PSF and inventory of approximately 417 million SF.

According to the appraisal, the 2018 population within a one-, three- and five-mile radius of the 9201 West Sunset Boulevard Property was 19,030, 209,964 and 693,354, respectively. The 2018 average household income within the same one-, three- and five-mile radius was $149,470, $136,175 and $119,546, respectively.

The following table presents certain information relating to the appraiser’s market rent conclusion for the 9201 West Sunset Boulevard Property:

Market Rent Summary
	Medical	Mezzanine	Retail
Market Rent (PSF)	$67.80	$49.80	$51.00
Lease Term (Years)	10	5	5
Lease Type (Reimbursements)	Full service gross	Full service gross	NNN
Rent Increase Projection	3.0% per annum	3.0% per annum	3.0% per annum

 A-3-51

Office - Medical	Loan #5	Cut-off Date Balance:	$70,000,000
9201 West Sunset Boulevard	9201 West Sunset Boulevard	Cut-off Date LTV:	64.6%
West Hollywood, CA 90069		U/W NCF DSCR:	1.87x
		U/W NOI Debt Yield:	8.7%

The following table presents comparable office leases with respect to the 9201 West Sunset Boulevard Property:

Comparable Office Lease Summary
Property/Location	Year Built	SF	Tenant Name		Lease Date	Lease Term (Mos.)	Rent PSF	Lease Type
				Size (SF)
Parkside Medical Center Santa Monica, CA	1923	65,610	Rapid Smile	1,574	July 2018	84	$54.00	Full Service
2825 Santa Monica Santa Monica, CA	1984	52,676	Santa Monica Fertility	7,604	March 2017	60	$61.20	Mod. Gross
Medical Center of Santa Monica Santa Monica, CA	1965	204,312	Medical Tenant Medical Tenant	1,462 1,014	May 2017 Sept. 2015	120 60	$61.20 $55.80	Full Service Full Service
Santa Monica Medical Plaza Santa Monica, CA	1973	87,386	Confidential	1,300	Aug. 2017	120	$69.00	Full Service
Rox-San Medical Plaza Beverly Hills, CA	1963	55,545	Medical Tenant	3,500	March 2016	37	$75.00	Full Service
Wilshire Linden Medical Beverly Hills, CA	1958	72,800	Medical Tenant	1,500	March 2017	60	$69.00	Full Service
Roxbury Medical Building Beverly Hills, CA	1952	37,924	Medical Tenant	1,158	June 2017	60	$60.00	NNN

Source: Appraisal.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the operating history and Underwritten Net Cash Flow at the 9201 West Sunset Boulevard Property:

Cash Flow Analysis
	2016	2017	2018	UW	UW PSF
Base Rent(1)	$9,272,739	$9,781,200	$10,323,694	$10,705,926	$64.26
Total Recoveries	$264,687	$201,603	$273,209	$273,209	$1.64
Discounts Concessions	($206,798)	($223,897)	($242,369)	$0	$0.00
Other Income(2)	$3,461,852	$3,503,433	$4,036,562	$4,036,562	$24.23
Less Vacancy & Credit Loss	$0	$0	$0	$0	$0.00
Effective Gross Income	$12,792,481	$13,262,339	$14,391,096	$15,015,696	$90.13

Real Estate Taxes	$787,559	$631,892	$644,872	$644,872	$3.87
Insurance	$47,832	$46,594	$39,206	$39,206	$0.24
Other Expenses	$2,670,419	$2,769,148	$2,781,069	$2,632,339	$15.80
Total Expenses	$3,505,810	$3,447,634	$3,465,148	$3,316,417	$19.91

Net Operating Income(3)	$9,286,672	$9,814,705	$10,925,948	$11,699,279	$70.22
Capital Expenditures	$0	$0	$0	$32,515	$0.20
TI/LC	$0	$0	$0	$283,913	$1.70
Net Cash Flow	$9,286,672	$9,814,705	$10,925,948	$11,382,851	$68.32

Occupancy %	92.0%	90.0%	92.8%(4)	92.8%
NOI DSCR	1.53x	1.61x	1.80x	1.92x
NCF DSCR	1.53x	1.61x	1.80x	1.87x
NOI Debt Yield	6.9%	7.3%	8.1%	8.7%
NCF Debt Yield	6.9%	7.3%	8.1%	8.4%

(1)	UW Base Rent is based on the underwritten rent roll dated March 31, 2019 and includes rent steps through April 20, 2020 totaling $321,794.

(2)	UW Other Income includes signage ($1,192,868), parking ($2,605,994) and miscellaneous income ($237,700).

(3)	The increase from 2018 Net Operating Income to UW Net Operating Income is primarily due to two new leases executed in 2019, including Ghalili & Sedgh (1,937 SF, $133,653 of underwritten rent) and Victor Khatchaturian (1,580 SF, $109,020 of underwritten rent), rent steps totaling ($321,794) and a decrease in administrative expenses.

(4)	2018 Occupancy % is as of March 31, 2019. Occupancy as of December 31, 2018 is 91.4%.

 A-3-52

Office - Medical	Loan #5	Cut-off Date Balance:	$70,000,000
9201 West Sunset Boulevard	9201 West Sunset Boulevard	Cut-off Date LTV:	64.6%
West Hollywood, CA 90069		U/W NCF DSCR:	1.87x
		U/W NOI Debt Yield:	8.7%

Escrows and Reserves.

Real Estate Taxes – The 9201 West Sunset Boulevard Whole Loan documents provide for an upfront reserve of $206,965 for real estate taxes and ongoing monthly reserves for real estate taxes in an amount equal to 1/12 of the real estate taxes that the lender estimates will be payable during the next twelve months (initially $41,393).

Insurance – The 9201 West Sunset Boulevard Whole Loan documents do not require ongoing monthly reserves for insurance as long as (i) no event of default is continuing, (ii) the insurance coverage for the 9201 West Sunset Boulevard Property is included in a blanket policy approved by the lender in its reasonable discretion, and (iii) the 9201 West Sunset Boulevard Borrower provides the lender with evidence of timely payment of the insurance premiums and renewals of the insurance policies, no later than ten days prior to the expiration of the current policy.

Recurring Replacements – The 9201 West Sunset Boulevard Whole Loan documents provide for monthly deposits of approximately $2,947 into a replacement reserve.

TI/LC Reserve – The 9201 West Sunset Boulevard Whole Loan documents provide for an upfront reserve of $1,500,000 for future tenant improvements and leasing commissions. In addition, if at any time the amount in such reserve (including the initial upfront deposit) is less than $1,000,000, monthly deposits of approximately $14,034 are required to be made into such reserve until the amount then on deposit in such reserve is at least equal to $1,000,000.

Lockbox and Cash Management. The 9201 West Sunset Boulevard Whole Loan is structured with a springing lockbox and springing cash management. Upon the first occurrence of a Cash Sweep Event Period (as defined below), the 9201 West Sunset Boulevard Borrower is required to establish a lockbox account, to direct tenants to pay rents directly into the lockbox account, and, if notwithstanding such direction, the 9201 West Sunset Boulevard Borrower or property manager receives any rents, to deposit or to cause to be deposited such rents into the lockbox account within one business day of receipt. Upon the first occurrence of a Cash Sweep Event Period, the lender is required to establish, and the 9201 West Sunset Boulevard Borrower is required to cooperate with a cash management bank chosen by the lender to establish, a lender-controlled cash management account, into which all funds in the lockbox account will be required to be deposited periodically so long as a Cash Sweep Event Period is continuing. So long as a Cash Sweep Event Period is continuing, and provided no event of default is continuing, funds in the cash management account are required to be applied (i) to make deposits into the tax and insurance escrows (if any are then required), as described above under “Escrows and Reserves”, (ii) to pay debt service on the 9201 West Sunset Boulevard Whole Loan, (iii) to make deposits into the capital expenditure reserve and (if then required) TI/LC reserve, as described above under “Escrows and Reserves,” (iv) to pay operating expenses set forth in the annual budget (which is required to be approved by the lender during a Cash Sweep Event Period) and extraordinary operating or capital expenses reasonably approved by the lender, and (v) to pay any remainder into an excess cash flow account to be held by the lender as additional security for the 9201 West Sunset Boulevard Whole Loan during the continuance of the Cash Sweep Event Period. If no Cash Sweep Event Period is continuing, all funds in the lockbox account are required to be disbursed to an account designated by the 9201 West Sunset Boulevard Borrower.

A “Cash Sweep Event Period” means a period:

(a)	commencing upon an event of default under the 9201 West Sunset Boulevard Whole Loan and ending if no event of default exists; or

(b)	commencing upon the interest only debt service coverage ratio (assuming the actual loan constant) falling below 1.30x for 12 consecutive calendar months and ending upon the interest only debt service coverage ratio being at least 1.30x for the immediately preceding 12 consecutive calendar months.

Additional Secured Indebtedness (not including trade debts). In addition to the 9201 West Sunset Boulevard Mortgage Loan, the 9201 West Sunset Boulevard Property also secures the 9201 West Sunset Boulevard Serviced Pari Passu Companion Loan which has a Cut-off Date principal balance of $65,000,000. The 9201 West Sunset Boulevard Serviced Pari Passu Companion Loan accrues interest at the same rate as the 9201 West Sunset Boulevard Mortgage Loan. The 9201 West Sunset Boulevard Mortgage Loan is entitled to payments of interest and principal on a pro rata and pari passu basis with the 9201 West Sunset Boulevard Serviced Pari Passu Companion Loan. The holders of the 9201 West Sunset Boulevard Mortgage Loan and the 9201 West Sunset Boulevard Serviced Pari Passu Companion Loan have entered into a co-lender agreement which sets forth the allocation of collections on the 9201 West Sunset Boulevard Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Prospectus.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Ground Lease. None.

Right of First Refusal. None.

Letter of Credit. None.

Terrorism Insurance. The 9201 West Sunset Boulevard Whole Loan documents require that the “all risk” insurance policy required to be maintained by the 9201 West Sunset Boulevard Borrower provide coverage for terrorism in an amount equal to the full replacement cost of the 9201 West Sunset Boulevard Property. The loan documents also require business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a twelve-month extended period of indemnity. Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) is in effect (including any extensions thereof or if another federal governmental program is in effect relating to “acts of terrorism” which provides substantially similar protections as TRIPRA), and covers both domestic and foreign acts of terrorism, the lender is required to accept terrorism insurance that insures against “covered acts” as defined by TRIPRA (or such other program). See “Risk Factors—Risks Relating to the Whole Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus.

 A-3-53

Office - CBD	Loan #6	Cut-off Date Balance:	$63,700,000
30, 32, 34 Third Street;	Central Tower	Cut-off Date LTV:	52.6%
701, 703, 705 Market Street		U/W NCF DSCR:	2.32x
		U/W NOI Debt Yield:	10.3%

 A-3-54

Office - CBD	Loan #6	Cut-off Date Balance:	$63,700,000
30, 32, 34 Third Street;	Central Tower	Cut-off Date LTV:	52.6%
701, 703, 705 Market Street		U/W NCF DSCR:	2.32x
		U/W NOI Debt Yield:	10.3%

 A-3-55

Office - CBD	Loan #6	Cut-off Date Balance:	$63,700,000
30, 32, 34 Third Street;	Central Tower	Cut-off Date LTV:	52.6%
701, 703, 705 Market Street		U/W NCF DSCR:	2.32x
		U/W NOI Debt Yield:	10.3%

Mortgage Loan No. 6 – Central Tower

Mortgage Loan Information				Property Information
Mortgage Loan Seller(1):	MSMCH			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$63,700,000			Location:	San Francisco, CA 94103
Cut-off Date Balance(1):	$63,700,000			General Property Type:	Office
% of Initial Pool Balance:	6.1%			Detailed Property Type:	CBD
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	CIM SMA I Investments, LLC			Year Built/Renovated:	1898/1908; 2015-2018
Guarantor:	CIM SMA I Investments, LLC			Size:	164,848 SF
Mortgage Rate:	4.0600%			Cut-off Date Balance Per SF(1):	$594
Note Date:	4/26/2019			Maturity Date Balance Per SF(1):	$594
First Payment Date:	6/6/2019			Property Manager:	CIM Management, Inc.
Maturity Date:	5/6/2029				(borrower-related)
Original Term to Maturity:	120 months
Original Amortization Term:	0 months
IO Period:	120 months			Underwriting and Financial Information
Seasoning:	0 months			UW NOI(4):	$10,056,841
Prepayment Provisions(2):	LO (24); DEF (89); O (7)			UW NOI Debt Yield(1):	10.3%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity(1):	10.3%
Additional Debt Type(1)(3):	Pari Passu			UW NCF DSCR(1):	2.32x
Additional Debt Balance(1)(3):	$34,300,000			Most Recent NOI:	$9,095,076 (12/31/2018)
Future Debt Permitted (Type)(3):	Yes (Mezzanine)			2nd Most Recent NOI:	$5,199,935 (12/31/2017)
				3rd Most Recent NOI:	$539,194 (12/31/2016)
Reserves				Most Recent Occupancy(4):	98.5% (2/20/2019)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	96.5% (12/31/2018)
RE Tax:	$0	Springing	N/A	3rd Most Recent Occupancy:	90.8% (12/31/2017)
Insurance:	$0	Springing	N/A	Appraised Value (as of):	$186,300,000 (2/26/2019)
Capital Expenditure:	$0	Springing	N/A	Appraised Value per SF:	$1,130
TI/LC:	$0	Springing	N/A	Cut-off Date LTV Ratio(1):	52.6%
Existing TI/LC:	$753,839	$0	N/A	Maturity Date LTV Ratio(1):	52.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$98,000,000	100.0%	Loan Payoff:	$43,424,843	44.3%
			Return of Equity:	$53,254,440	54.3%
			Reserves:	$753,839	0.8%
			Closing Costs:	$566,878	0.6%
Total Sources:	$98,000,000	100.0%	Total Uses:	$98,000,000	100.0%

(1)	The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the Central Tower Whole Loan (as defined below). The Central Tower Whole Loan was co-originated by Morgan Stanley Bank, National Association (“MSBNA”), an affiliate of MSMCH, and Deutsche Bank AG, New York Branch (“DBNY”) on April 26, 2019.

(2)	Defeasance of the Central Tower Whole Loan is permitted at any time after the earlier of (i) June 6, 2022, or (ii) two years from the closing date of the securitization that includes the last pari passu promissory note of the Central Tower Whole Loan to be securitized. The assumed lockout period of 24 payments is based on the closing date of this transaction in May 2019.

(3)	See “The Mortgage Loan,” “Additional Secured Indebtedness (not including trade debts)” and “Mezzanine Loan and Preferred Equity” below for a discussion of additional indebtedness.

(4)	UW NOI and Most Recent Occupancy included (i) Seven Cities PTE, Ltd. (3.2% of NRA and 3.6% of underwritten rent), which occupies its space on a month-to-month basis and (ii) Blue Bottle Coffee, which has executed a lease for 1,268 SF that begins in July 2019, and represents $120,460 in underwritten rent.

The Mortgage Loan. The sixth largest mortgage loan (the “Central Tower Mortgage Loan”) is part of a whole loan (the “Central Tower Whole Loan”) evidenced by two pari passu promissory notes in the aggregate original principal amount of $98,000,000, both of which are secured by a first priority mortgage encumbering two adjacent office buildings located in San Francisco, California (the “Central Tower Property”). The Central Tower Whole Loan was co-originated by MSBNA and DBNY on April 26, 2019. Promissory Note A-1, in the original principal balance of $63,700,000, represents the controlling interest in the Central Tower Whole Loan and will be included in the BANK 2019-BNK18 securitization trust. Promissory Note A-2, in the original principal balance of $34,300,000, represents the non-controlling interest in the Central Tower Whole Loan (the “Central Tower Serviced Pari Passu Companion Loan”), is held by DBNY or an affiliate and is expected to be contributed to one or more future securitizations. The Central Tower Mortgage Loan will be serviced pursuant to the pooling and servicing agreement for the BANK 2019-BNK18 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Prospectus.

 A-3-56

Office - CBD	Loan #6	Cut-off Date Balance:	$63,700,000
30, 32, 34 Third Street;	Central Tower	Cut-off Date LTV:	52.6%
701, 703, 705 Market Street		U/W NCF DSCR:	2.32x
		U/W NOI Debt Yield:	10.3%

Central Tower Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Lead Servicing Interest
A-1	$63,700,000	$63,700,000	BANK 2019-BNK18	Yes
A-2	$34,300,000	$34,300,000	DBNY	No
Total	$98,000,000	$98,000,000

The Borrowers and the Borrower Sponsor. The borrowers are 703 Market Street (SF) Owner, LLC and 26 Third Street (SF) Owner, LLC (collectively, the “Central Tower Borrowers”), each a recycled, single-purpose Delaware limited liability company that is 100% owned by CIM SMA I Investments, LLC. CIM SMA I Investments, LLC is the borrower sponsor and non-recourse carveout guarantor and is controlled by CIM Group, LLC (“CIM”). Founded in 1994, CIM is a Los Angeles based real estate investment firm and private equity fund that focuses on property management, leasing, asset management, development and infrastructure investment. CIM’s portfolio of real estate assets is made up of residential, retail, mixed use, industrial and office properties. CIM employs over 925 people and has offices in Los Angeles, Phoenix, Bethesda, Chicago, Dallas, Oakland and New York. The Arizona State Retirement System owns a 95.238% interest in the non-recourse carveout guarantor.

The Property. The Central Tower Property is a Class A office property consisting of two office buildings, totaling 164,848 SF situated on a 0.3-acre site in San Francisco, California. The first building is a concrete encapsulated steel 21-story tower located at 701, 703, 705 Market Street (the “Tower”), totaling 106,072 SF of NRA and the second building is an adjacent 5-story office building located at 30, 32, 34 Third Street (the “Annex”), totaling 58,776 SF of NRA. The Tower was built in 1898 and the Annex was built in 1908. The borrower sponsor acquired the Central Tower Property in 2013 for a purchase price of approximately $50,000,000, at which point the Central Tower Property was approximately 87% leased to 91 office tenants and 3 retail tenants. The borrower sponsor vacated the Central Tower Property and in between 2015 and 2018 renovated the Central Tower Property. The Tower underwent approximately $29.1 million in renovations, including a lobby repositioning, elevator upgrades to all four elevators, and renovation of 20 floors. The Annex underwent approximately $16.6 million in renovations, including the renovation of the interiors, exterior paint and spalling repairs and the creation of a rooftop amenity deck. As of February 20, 2019, the Central Tower Property was 98.5% leased to 18 tenants. Additionally, the Central Tower Property includes approximately 2,552 SF of ground floor retail space that is currently vacant but being marketed.

Major Tenants.

Unity Technologies (85,783 SF, 52.0% of NRA, 49.3% of underwritten rent). Unity Technologies SF, a California corporation (“Unity”) has been a tenant at the Central Tower Property since 2016 and is a private video game development company that creates games and interactive 2D, 3D, VR and AR experiences. Unity has approximately 2,000 employees and 27 offices worldwide, with its global headquarters located at the Central Tower Property. Unity has a lease expiration of August 31, 2025 and one five-year renewal option remaining.

Maru Group, LLC (5,338 SF, 3.2% of NRA, 3.6% of underwritten rent). Maru Group, LLC (“Maru”) has been a tenant at the Central Tower Property since 2015 and is a customer intelligence professional services company that provides research and advisory services to large enterprises through the use of its proprietary technology. Maru has a lease expiration of March 15, 2021 and one five-year renewal option remaining. Maru subleases its entire space to Vision Critical Communications at $83.50 PSF. Vision Critical Communications is a cloud-based customer intelligence software company. The sublease is coterminous with the primary lease and the Central Tower Whole Loan was underwritten based on the primary lease rent.

Pivot Interiors, Inc. (5,337 SF, 3.2% of NRA, 3.4% of underwritten rent). Pivot Interiors, Inc. (“Pivot”) has been a tenant at the Central Tower Property since 2017 and is an office design company that sells furniture, designs office space and provides budget consultation. Pivot has a lease expiration of January 31, 2022 and one three-year renewal option remaining.

Google Inc. (5,334 SF, 3.2% of NRA, 3.5% of underwritten rent). Google Inc. (“Google”) has been a tenant at the Central Tower Property since 2016 and is a subsidiary of Alphabet Inc. Google is an American multinational technology company that specializes in internet services and products which include search engine, cloud computing, and online advertising. Google has more than 85,000 employees and over 70 offices worldwide. Google has a lease expiration of September 30, 2021. Google subleases its entire space to Civic Technologies, Inc. (“Civic Technologies”) at $75.19 PSF. Civic Technologies provides services to reduce consumer identity theft and online identity fraud. The sublease is coterminous with the primary lease and the Central Tower Whole Loan was underwritten based on the primary lease rent.

Buoyant, Inc. (5,334 SF, 3.2% of NRA, 3.4% of underwritten rent). Buoyant, Inc. (“Buoyant”) has been a tenant at the Central Tower Property since 2017 and is a software solutions company that builds service mesh software. Buoyant was founded in 2015. Buoyant has a lease expiration of September 30, 2022 and one five-year renewal option remaining.

 A-3-57

Office - CBD	Loan #6	Cut-off Date Balance:	$63,700,000
30, 32, 34 Third Street;	Central Tower	Cut-off Date LTV:	52.6%
701, 703, 705 Market Street		U/W NCF DSCR:	2.32x
		U/W NOI Debt Yield:	10.3%

The following table presents a summary regarding the major tenants at the Central Tower Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Appr. % of SF	Annual UW Rent	Annual UW Rent PSF(3)	App. % of Total Annual UW Rent	Lease Expiration	Term. Option

Unity	NR/NR/NR	85,783	52.0%	$5,947,308	$69.33	49.3%	8/31/2025	N
Maru(4)	NR/NR/NR	5,338	3.2%	$438,582	$82.16	3.6%	3/15/2021	N
Pivot	NR/NR/NR	5,337	3.2%	$413,351	$77.45	3.4%	1/31/2022	N
Google(5)	NR/Aa2/AA+	5,334	3.2%	$419,679	$78.68	3.5%	9/30/2021	N
Buoyant	NR/NR/NR	5,334	3.2%	$413,118	$77.45	3.4%	9/30/2022	N
Subtotal/Wtd. Avg.		107,126	65.0%	$7,632,037	$71.24	63.3%

Other Tenants(6)		55,170	33.5%	$4,422,641	$80.16	36.7%
Vacant Space		2,552	1.5%	$0	$0.00	0.0%
Total/Wtd. Avg.		164,848	100.0%	$12,054,679	$74.28	100.0%

(1)	Information is based on the underwritten rent roll as of February 20, 2019.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Wtd. Avg. Annual UW Rent PSF excludes Vacant Space.

(4)	Maru Group, LLC subleases its entire space to Vision Critical Communications at $83.50 PSF. The sublease is coterminous with the primary lease and the Central Tower Whole Loan is underwritten based on the primary lease rent.

(5)	Google subleases its entire space to Civic Technologies at $75.19 PSF. The sublease is coterminous with the primary lease and the Central Tower Whole Loan is underwritten based on the primary lease rent.

(6)	Other Tenants include (i) Seven Cities PTE, Ltd. (3.2% of NRA and 3.6% of underwritten rent), which occupies its space on month-to-month basis and (ii) Blue Bottle Coffee, which has executed a lease for 1,268 SF that begins in July 2019.

The following table presents certain information relating to the lease rollover at the Central Tower Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Annual UW Rent PSF Rolling(3)	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	1	5,338	3.2%	3.2%	$438,570	$82.16	3.6%	3.6%
2019	0	0	0.0%	3.2%	$0	$0.00	0.0%	3.6%
2020	2	10,668	6.5%	9.7%	$814,822	$76.38	6.8%	10.4%
2021	4	19,441	11.8%	21.5%	$1,508,656	$77.60	12.5%	22.9%
2022	5	25,274	15.3%	36.8%	$1,994,838	$78.93	16.5%	39.5%
2023	3	12,524	7.6%	44.4%	$921,025	$73.54	7.6%	47.1%
2024	0	0	0.0%	44.4%	$0	$0.00	0.0%	47.1%
2025	2	85,783	52.0%	96.5%	$5,947,308	$69.33	49.3%	96.4%
2026	0	0	0.0%	96.5%	$0	$0.00	0.0%	96.4%
2027	0	0	0.0%	96.5%	$0	$0.00	0.0%	96.4%
2028	1	2,000	1.2%	97.7%	$309,000	$154.50	2.6%	99.0%
2029	1	1,268	0.8%	98.5%	$120,460	$95.00	1.0%	100.0%
2030 & Beyond	0	0	0.0%	98.5%	$0	$0.00	0.0%	100.0%
Vacant Space	0	2,552	1.5%	100.0%	$0	$0.00	0.0%	100.0%
Total/Wtd. Avg.	19	164,848	100.0%		$12,054,679	$74.28	100.0%

(1)	Information is based on the underwritten rent roll as of February 20, 2019.

(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the lease rollover schedule.

(3)	Wtd. Avg. Annual UW Rent PSF Rolling excludes Vacant Space.

The Markets. The Central Tower Property is located in the San Francisco central business district which is at the center of the San Francisco Bay Area. The Central Tower Property has access to various highways, the BART and the Muni bus system, and is approximately a 30 minute drive to San Francisco International Airport. The Central Tower Property is located in the Yerba Buena submarket of the San Francisco metropolitan statistical area (“MSA”) market. The San Francisco MSA is made up of 87,200,762 SF and the Yerba Buena submarket is made up of 3,685,685 SF. As of the fourth quarter of 2018, the vacancy rate in the San Francisco MSA was 5.8% and the vacancy rate in the Yerba Buena submarket was 1.9%. As of the fourth quarter of 2018, the average monthly asking rents in the San Francisco MSA and the Yerba Buena submarket were $60.71 PSF and $63.96 PSF, respectively.

According to the appraisal, the 2018 estimated population within a one-, three- and five-mile radius of the Central Tower Property is 133,829, 425,372 and 698,650, respectively. The 2018 estimated average household income within a one-, three- and five-mile radius of the Central Tower Property is $104,630, $135,405 and $134,719, respectively.

 A-3-58

Office - CBD	Loan #6	Cut-off Date Balance:	$63,700,000
30, 32, 34 Third Street;	Central Tower	Cut-off Date LTV:	52.6%
701, 703, 705 Market Street		U/W NCF DSCR:	2.32x
		U/W NOI Debt Yield:	10.3%

The following table presents recent leasing data at comparable office properties to the Central Tower Property:

Comparable Lease Summary
Property/Location	Year Built	SF	Tenant Name		Lease Date	Lease Term (Mos.)	Rent PSF
				Size (SF)
30,32,34 Third Street; 701,703,705 Market Street San Francisco, CA	1898/1908	164,848	Unity	85,783	Aug. 2016/Aug. 2017	104	$69.33
500 3rd Street San Francisco, CA	1927	146,961	Opus Bank	1,559	Dec. 2018	96	$84.00
332 Pine Street San Francisco, CA	1912	47,733	Proxy Technology	6,165	Apr. 2019	48	$78.00
115 Sansome Street San Francisco, CA	1913	125,310	Auto List	6,345	Feb. 2019	62	$80.00
965 Mission Street San Francisco, CA	1904	74,817	Noodle Analytics, Inc.	9,355	Jan. 2019	62	$77.00
275 Battery Street San Francisco, CA	1988	485,000	Credit Karma	1,417	Dec. 2018	43	$80.86

Source: Appraisal and underwritten rent roll.

The following table presents certain information relating to the appraiser’s market rent conclusion for the Central Tower Property:

Market Rent Summary
	Tower Fls 2-7	Tower Fls 8-17	Tower Fls 18-21	Tower Fl 18	Corner-Retail	Market St- Retail	3rd St- Office	3rd St - Retail
Market Rent (PSF)	$78	$80	$82	$82	$150	$95	$60	$65
Lease Term (Years)	5	5	5	5	10	10	7	10
Lease Type (Reimbursements)	Industrial Gross	Industrial Gross	Industrial Gross	Industrial Gross	Net	Net	Net	Net
Rent Increase Projection per annum	3.0%	3.0%	3.0%	3.0%	3.0%	3.0%	3.0%	3.0%

 A-3-59

Office - CBD	Loan #6	Cut-off Date Balance:	$63,700,000
30, 32, 34 Third Street;	Central Tower	Cut-off Date LTV:	52.6%
701, 703, 705 Market Street		U/W NCF DSCR:	2.32x
		U/W NOI Debt Yield:	10.3%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Central Tower Property:

Cash Flow Analysis
	2016	2017	2018	UW	UW PSF
Gross Potential Rent(1)(2)	$3,661,644	$7,627,344	$10,978,467	$12,220,559(3)	$74.13
Total Recoveries	$484,577	$1,244,640	$1,504,217	$2,800,841	$16.99
Discount Concessions	$125	$683	$5,115	$0	$0.00
Other Income	($1,427,109)	($1,165,656)	($236,716)	$0	$0.00
Less Vacancy & Credit Loss	$0	$0	$0	($751,070)	($4.56)
Effective Gross Income	$2,719,236	$7,707,011	$12,251,083	$14,270,330	$86.57

Real Estate Taxes	$614,462	$638,276	$1,107,060	$1,139,740	$6.91
Insurance	$36,978	$31,561	$27,902	$28,050	$0.17
Other Expenses	$1,528,602	$1,837,239	$2,021,046	$3,045,699	$18.48
Total Expenses	$2,180,042	$2,507,075	$3,156,008	$4,213,489	$25.56

Net Operating Income(2)	$539,194	$5,199,935	$9,095,076	$10,056,841(3)	$61.01
Capital Expenditures	$0	$0	$0	$32,970	$0.20
TI/LC	$0	$0	$0	$646,204	$3.92
Net Cash Flow	$539,194	$5,199,935	$9,095,076	$9,377,667	$56.89

Occupancy %	45.9%	90.8%	98.5%(4)	95.0%(3)
NOI DSCR(5)	0.13x	1.29x	2.25x	2.49x
NCF DSCR(5)	0.13x	1.29x	2.25x	2.32x
NOI Debt Yield(5)	0.6%	5.3%	9.3%	10.3%
NCF Debt Yield(5)	0.6%	5.3%	9.3%	9.6%

(1)	UW Gross Potential Rent is based on the underwritten rent roll dated February 20, 2019 and includes rent steps through April 2020 totaling $401,502.

(2)	The Gross Potential Rent and Net Operating Income increase from 2016 to 2018 is due to lease up of space as the renovations of the various floors were completed. There were twelve new leases totaling 85,363 SF ($6,613,424 of gross potential rent) with lease commencement dates ranging from January 2017 to December 2018. The Central Tower Borrowers’ business plan was to (i)vacate all of the existing tenant in the Tower and then renovate and reconfigure the floorplates from small offices suites to large creative offices suites and (ii) renovate The Annex. The renovation and floor reconfigurations commenced in 2015 and the renovation was fully completed in 2018. Due to the floors being renovated and at a time the Central Tower Borrowers were able to sign lease with new tenant as each floor was completed. The increase in Gross Potential Rent and Net Operating Income from 2018 to UW is due to the addition of two new leases, Blue Bottle and Sprint, total 3,268 SF ($429,460 of gross potential rent) and rent steps through April 2020 totaling $401,502.

(3)	UW Gross Potential Rent, UW Net Operating Income and UW Occupancy included (i) Seven Cities PTE, Ltd. (3.2% of NRA and 3.6% of UW Gross Potential Rent, which occupies its space on a month-to-month basis and (ii) Blue Bottle Coffee, which has executed a lease for 1,268 SF that beings in July 2019, and represents $120,460 in underwritten rent.

(4)	2018 Occupancy % is as of February 20, 2019.

(5)	Debt service coverage ratios and debt yields are based on the Central Tower Whole Loan.

Escrows and Reserves.

Real Estate Taxes – The Central Tower Whole Loan documents provide for monthly deposits to an ongoing monthly real estate tax reserve in an amount equal to 1/12 of the annual real estate taxes that the lender estimates will be payable during the next twelve months, provided, however, such monthly deposits are waived if (a) no Cash Sweep Event Period (as defined below) has occurred and is continuing and (b) the Central Tower Borrowers provide the lender with evidence that all taxes then due and payable in connection therewith have been paid on or prior to their due date, within 10 business days after the date that such real estate taxes are due and payable.

Insurance – The Central Tower Whole Loan documents do not require ongoing monthly reserves for insurance as long as (i) no Cash Sweep Event Period has occurred and is continuing, (ii) the liability and casualty policies maintained by the Central Tower Borrowers covering the Central Tower Property are included in a blanket policy approved by the lender in its reasonable discretion, and (iii) the Central Tower Borrowers provide the lender with evidence of (a) timely payment of the insurance premiums within 60 days after the beginning of the new policy year and (b) renewals of the insurance policies, no later than ten days prior to the expiration of the current policies. To the extent that the Central Tower Borrowers are required to make monthly deposits to the insurance reserve due to the occurrence of a Cash Sweep Event Period, the amount of such monthly deposits is required to be: (i) with respect to the liability and casualty policies maintained under a blanket policy, an amount equal to 1/12 of the annual insurance premium allocations relating to the Central Tower Property with respect to such liability and casualty policies, and (ii) to the extent that insurance funds have been deposited with the lender equal to the total annual insurance premium allocations with respect to such policies and the lender does not apply such insurance funds to pay for such insurance premiums as they become due and payable, the monthly insurance deposit is required to be suspended for so long as the lender holds such insurance funds (A) equal to the then current annual premium allocations for such blanket policies, (B) such premium allocations for the Central Tower Property do not increase, and (C) no event of default exists.

Capital Expenditure Funds – Upon the commencement and during the continuance of a Cash Sweep Event Period, the Central Tower Whole Loan documents provide for monthly deposits to a capital expenditure reserve of $3,434.

Rollover Funds – Upon the commencement and during the continuance of a Cash Sweep Event Period, the Central Tower Whole Loan documents provide for monthly deposits to a rollover reserve of $20,606.

 A-3-60

Office - CBD	Loan #6	Cut-off Date Balance:	$63,700,000
30, 32, 34 Third Street;	Central Tower	Cut-off Date LTV:	52.6%
701, 703, 705 Market Street		U/W NCF DSCR:	2.32x
		U/W NOI Debt Yield:	10.3%

Existing TI/LC Reserve – The Central Tower Whole Loan documents provide for an upfront reserve of $753,839 for existing tenant improvements and leasing commissions obligations detailed in the Central Tower Whole Loan documents.

Lockbox and Cash Management. The Central Tower Whole Loan is structured with a hard lockbox and springing cash management. The Central Tower Borrowers are required to direct each tenant of the Central Tower Property to deposit funds directly into the lockbox account, and to deposit any funds received by the Central Tower Borrowers and property manager, notwithstanding such direction, into the lockbox account within two business days of receipt. No later than the first occurrence of a Cash Sweep Event Period, the lender is required to establish, and the Central Tower Borrowers are required to cooperate with a cash management bank chosen by the lender to establish, a lender-controlled cash management account, into which all funds in the lockbox account will be required to be deposited periodically so long as a Cash Sweep Event Period is continuing. So long as a Cash Sweep Event Period is continuing, and provided no event of default is continuing, funds in the cash management account are required to be applied (i) to make deposits into the tax and insurance escrows (if any are then required), as described above under “Escrows and Reserves”, (ii) to pay debt service on the Central Tower Whole Loan, (iii) to pay operating expenses set forth in the annual budget (which is required to be approved by the lender) and extraordinary operating or capital expenses reasonably approved by the lender, (iv) to make deposits into the capital expenditure reserve and rollover reserve, as described above under “Escrows and Reserves,” (v) provided no event of default exists, and if the Central Tower Borrowers have exercised the right to obtain a mezzanine loan, as described below under “Mezzanine Loan and Preferred Equity,” to pay debt service then due on the Central Tower Mezzanine Loan (as defined below), as certified by the Central Tower mezzanine lender and (vi) to disburse any remainder into an excess cash flow account to be held by the lender as additional security for the Central Tower Whole Loan during the continuance of the Cash Sweep Event Period (except as described below). If the Central Tower Borrowers exercise their right to obtain the Central Tower Mezzanine Loan and the lender requests amendments to the cash management agreement pursuant to the Central Tower Whole Loan documents, so long as the Central Tower Mezzanine Loan remains outstanding and provided that no Cash Sweep Event Period is continuing, after amounts are applied as set forth in clauses (i)-(v) above, any funds remaining in the lockbox account are required to be disbursed to the Central Tower Borrowers (in lieu of being deposited in an excess cash flow account). Provided no event of default then exists, if no Cash Sweep Event Period is continuing, all funds in the lockbox account are required to be released to the Central Tower Borrowers (except funds deposited up to the Specified Tenant Cap (as defined below) to cure a Specified Tenant Trigger Event (as defined below).

A “Cash Sweep Event Period” means a period:

(a)	commencing upon an event of default and ending if no event of default exists; or

(b)	commencing upon the debt service coverage ratio (based on the aggregate actual debt service due under both the Central Tower Whole Loan and Central Tower Mezzanine Loan (if any)) projected over the 12-month period subsequent to the date of calculation and tested as of the last day of the calendar quarter immediately preceding the applicable date of determination) falling below 1.70x for two consecutive calendar quarters and ending upon such debt service coverage ratio being at least 1.70x for two consecutive calendar quarters; provided, that the Central Tower Borrowers may prepay a portion of the outstanding principal balance of the Central Tower Whole Loan in accordance with the Central Tower Whole Loan documents in an amount sufficient to achieve a debt service coverage ratio of at least 1.70x for two consecutive calendar quarters (which prepayment does not require yield maintenance) or deliver an equivalent letter of credit that, if applied to reduce the outstanding principal balance of the Central Tower Whole Loan, would cause a similar result; or

(c)	commencing upon the occurrence of a Specified Tenant Trigger Event and ending upon the cure of a Specified Tenant Trigger Event as described in the definition of such term; or

(d)	commencing upon the occurrence of a bankruptcy or similar insolvency of the property manager and the failure to replace the property manager (i) within 60 days of the Central Tower Borrowers obtaining knowledge of such bankruptcy or insolvency if the property manager is not an affiliate of the Central Tower Borrowers, guarantor, or controlling party and (ii) within 15 days of obtaining such knowledge, if the property manager is an affiliate of such parties and ending upon the replacement of the property manager with a “qualified manager” pursuant to a “qualified management agreement” (as such terms are defined in the Central Tower Whole Loan documents); or

(e)	commencing upon the occurrence of any bankruptcy or insolvency proceeding concerning any of the Central Tower Borrowers.

A “Specified Tenant Trigger Event” (A) commences upon the occurrence of the first to occur of: (i) a Specified Tenant failing to be in actual, physical possession of its space, failing to be open to the public for business during customary hours and/or “going dark” in its space on and after the date which is 12 months prior to the maturity date, (ii) a Specified Tenant giving notice that it does not intend to renew its lease or it is terminating its lease for any portion of its space, (iii) a Specified Tenant failing to extend or renew its lease on or prior to the date occurring 12 months prior to the expiration of the applicable lease upon terms and conditions reasonably acceptable to the lender or otherwise permitted to be entered into under the Central Tower Whole Loan documents, (iv) any termination or cancellation of any Specified Tenant’s lease or any such lease failing to otherwise be in full force and effect or (v) any bankruptcy or similar insolvency of Specified Tenant or its lease (including without limitation rejection of such lease in any bankruptcy or similar insolvency proceeding) and (B) expires upon the earlier to occur of (x) a Specified Tenant Re-Tenanting Event (as defined below) (including a Specified Tenant Re-Tenanting Event in connection with clause (y)(1) below) occurs and the debt service coverage ratio (based on the aggregate actual debt service due under both the Central Tower Whole Loan and Central Tower Mezzanine Loan (if any)) is at least 2.15x for two consecutive calendar quarters and or (y) the occurrence of the following, as applicable, (1) the applicable Specified Tenant, together with one or more new tenants pursuant to a Specified Tenant Re-Tenanting Event, is in actual, physical possession of the space demised pursuant to the applicable Specified Tenant lease, open to the public for business during customary hours and not “dark” and is paying the full amount of the rent then due under the applicable Specified Tenant lease, (2) in the event the Specified Tenant Trigger Event is due to the Specified Tenant delivering a notice of its intention to terminate its lease for all or any portion of its space, the applicable Specified Tenant has revoked or rescinded all termination or cancellation notices with respect to the applicable Specified Tenant lease and has re-affirmed the applicable Specified Tenant lease as being in full force and effect, (3) in the event the Specified Tenant Trigger Period is due to either the Specified Tenant delivering a notice of its intention not to renew its lease pursuant to the terms thereof or its failure to renew or extend its lease on or prior to the date that is 12 months prior to expiration, the applicable Specified Tenant has renewed or extended its lease in accordance with the terms of the loan documents for a period of at least five years, (4) with respect to any applicable bankruptcy or insolvency proceedings involving the applicable Specified Tenant, the applicable Specified Tenant (a) is no longer insolvent or subject to any bankruptcy or insolvency proceedings and did not reject the applicable Specified Tenant lease or (b) has affirmed the applicable lease pursuant to final, non-appealable order of a court of competent jurisdiction and (5) unless clause (4) applies, the applicable Specified Tenant is paying the full amount of rent then due under its lease (which condition

 A-3-61

Office - CBD	Loan #6	Cut-off Date Balance:	$63,700,000
30, 32, 34 Third Street;	Central Tower	Cut-off Date LTV:	52.6%
701, 703, 705 Market Street		U/W NCF DSCR:	2.32x
		U/W NOI Debt Yield:	10.3%

will not be deemed satisfied until the Specified Tenant is in physical occupancy of its entire space, the effective date and rental commencement date under the lease have occurred and any tenant improvements and leasing commissions under the applicable lease have been paid in full or reserved for). Notwithstanding the foregoing, each Specified Tenant Trigger Event will also end if there are funds in the excess cash flow account in at least the amount of the Specified Tenant Cap (as defined below). The funds on deposit in the excess cash flow account up to the amount of the Specified Tenant Cap may be disbursed to the Central Tower Borrowers for payment of tenant improvements and leasing commissions with respect to the applicable Specified Tenant space (or applicable portion thereof), which is the subject of such Specified Tenant Trigger Event.

“Specified Tenant” means each tenant under (i) the Unity Technologies lease and (ii) any lease which, individually or when aggregated with all other leases at the Central Tower Property with the same tenant or its affiliate, demises 16,000 SF or more of the Central Tower Property’s gross leasable area, assuming the exercise of all fixed expansion rights and other preferential rights to lease additional space at the Central Tower Property.

“Specified Tenant Cap” means, an amount equal to $70 PSF for (i) the entire Specified Tenant’s space as of the origination date less (ii) any portion of such leased space that may be subsequently subject to a Specified Tenant Re-Tenanting Event.

“Specified Tenant Re-Tenanting Event” means the Central Tower Borrowers leasing the applicable Specified Tenant space for a term of at least five years in accordance with the applicable terms and conditions of the Central Tower Whole Loan documents, and the applicable replacement tenant(s) under such replacement lease(s) being in actual, physical occupancy of the space demised under its lease(s) and paying the full amount of the rent then due under its lease(s).

Additional Secured Indebtedness (not including trade debts). In addition to the Central Tower Mortgage Loan, the Central Tower Property also secures the Central Tower Serviced Pari Passu Companion Loan, which has a Cut-off Date principal balance of $34,300,000. The Central Tower Serviced Pari Passu Companion Loan accrues interest at the same rate as the Central Tower Mortgage Loan. The Central Tower Mortgage Loan is entitled to payments of interest and principal on a pro rata and pari passu basis with the Central Tower Serviced Pari Passu Companion Loan. The holders of the Central Tower Mortgage Loan and the Central Tower Serviced Pari Passu Companion Loan have entered into a co-lender agreement which sets forth the allocation of collections on the Central Tower Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Prospectus.

Mezzanine Loan and Preferred Equity. Provided that no event of default is continuing, the Central Tower Whole Loan documents permit the holder of 100% of the equity interests in the Central Tower Borrowers to obtain a single mezzanine loan (the “Central Tower Mezzanine Loan”) secured only by such person’s ownership interest in the Central Tower Borrowers, provided, that, among other things, (i) the aggregate loan-to-value ratio is equal to or less than 57.0%; (ii) the aggregate debt service coverage ratio is equal to 2.15x or greater, (iii) the aggregate debt yield is not less than 9.25%, (iv) the Central Tower Mezzanine Loan is at least co-terminous with the Central Tower Whole Loan, (v) the lender and mezzanine lender have entered into an intercreditor agreement acceptable to the lender in its sole discretion, and (vi) if requested by the lender, the lender has received a rating agency confirmation with respect to the Central Tower Mezzanine Loan.

Release of Property. Not permitted.

Ground Lease. None.

Right of First Refusal. None.

Letter of Credit. The Central Tower Borrowers are permitted to post a letter of credit to avoid a Cash Sweep Event Period caused by a decline in debt service coverage ratio as described above under “—Lockbox and Cash Management”.

Terrorism Insurance. The Central Tower Whole Loan documents require that the “all risk” insurance policy required to be maintained by the Central Tower Borrowers provide coverage for terrorism in an amount not less than 100% of the full replacement cost of the Central Tower Property. The Central Tower Whole Loan documents also require business income/loss of rents insurance for a period of no less than the 18-month period commencing at the time of loss, together with a twelve month extended period of indemnity. Whether or not the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) or subsequent statute, extension, or reauthorization is in effect, the Central Tower Borrowers are required to carry terrorism insurance throughout the term of the Central Tower Whole Loan. Notwithstanding the foregoing, for so long as TRIPRA is in effect (including any extensions thereof or if another federal governmental program is in effect relating to “acts of terrorism” which provides substantially similar protections as TRIPRA), and covers both domestic and foreign acts of terrorism, the lender is required to accept terrorism insurance which insures against “covered acts” as defined by TRIPRA (or such other program); provided, however, if TRIPRA (or such subsequent statute, extension or reauthorization) is not in effect then the Central Tower Borrowers shall not be required to pay annual premiums in excess of the TC Cap (as defined below), and instead the Central Tower Borrowers shall be obligated to purchase the maximum amount of terrorism insurance available with funds equal to the TC Cap). “TC Cap” means an amount equal to two times the premium for separate “Special Form” or “All Risks” policy or equivalent policy insuring only the Central Tower Property on a stand-alone basis at the time that any terrorism insurance is excluded from any applicable policy. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus.

 A-3-62

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 A-3-63

Hospitality – Full Service	Loan #7	Cut-off Date Balance:	$60,000,000
1401 Route 10 East	Marriott Hanover	Cut-off Date LTV:	58.1%
Whippany, NJ 07981		U/W NCF DSCR:	1.85x
		U/W NOI Debt Yield:	13.6%

 A-3-64

Hospitality – Full Service	Loan #7	Cut-off Date Balance:	$60,000,000
1401 Route 10 East	Marriott Hanover	Cut-off Date LTV:	58.1%
Whippany, NJ 07981		U/W NCF DSCR:	1.85x
		U/W NOI Debt Yield:	13.6%

 A-3-65

Hospitality – Full Service	Loan #7	Cut-off Date Balance:	$60,000,000
1401 Route 10 East	Marriott Hanover	Cut-off Date LTV:	58.1%
Whippany, NJ 07981		U/W NCF DSCR:	1.85x
		U/W NOI Debt Yield:	13.6%

Mortgage Loan No. 7 – Marriott Hanover

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio:	Single Asset
Original Balance:	$60,000,000			Location:	Whippany, NJ 07981
Cut-off Date Balance:	$60,000,000			General Property Type:	Hospitality
% of Initial Pool Balance:	5.8%			Detailed Property Type:	Full Service
Loan Purpose:	Acquisition			Title Vesting:	Fee
Sponsor:	Allan V. Rose			Year Built/Renovated:	1986/2019
Guarantor:	Allan V. Rose			Size:	353 Rooms
Mortgage Rate:	4.8500%			Cut-off Date Balance per Room:	$169,972
Note Date:	3/28/2019			Maturity Date Balance per Room:	$156,640
First Payment Date:	5/11/2019			Property Manager:	Dimension Development Two, LLC
Maturity Date:	4/11/2029
Original Term to Maturity:	120 months
Original Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	60 months			UW NOI:	$8,179,355
Seasoning:	1 month			UW NOI Debt Yield:	13.6%
Prepayment Provisions:	LO (25); DEF (91); O (4)			UW NOI Debt Yield at Maturity:	14.8%
Lockbox/Cash Mgmt Status:	Hard / Springing			UW NCF DSCR:	1.85x (P&I); 2.38x (IO)
Additional Debt Type:	N/A			Most Recent NOI:	$6,961,711 (2/28/2019 TTM)
Additional Debt Balance:	N/A			2nd Most Recent NOI:	$7,299,044 (12/31/2018)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$6,683,043 (12/31/2017)
				Most Recent Occupancy:	72.0% (2/28/2019)
Reserves				2nd Most Recent Occupancy:	72.5% (12/31/2018)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	70.8% (12/31/2017)
RE Tax:	$0	$78,973	N/A	Appraised Value (as of)(1):	$103,300,000 (2/25/2020)
Insurance:	$0	Springing	N/A	Appraised Value per Room(1):	$292,635
FF&E:	$670,000	$89,192	N/A	Cut-off Date LTV Ratio(1):	58.1%
PIP Reserve:	$14,224,584	$0	N/A	Maturity Date LTV Ratio(1):	53.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$60,000,000	59.5%	Purchase Price:	$85,000,000	84.2%
Cash Equity Contribution	$40,920,281	40.5%	Reserves:	$14,894,584	14.8%
			Closing Costs:	$1,025,697	1.0%
Total Sources:	$100,920,281	100.0%	Total Uses:	$100,920,281	100.0%

(1)	The Appraised Value shown reflects an “upon completion” value which assumes completion of a property improvement plan (“PIP”) and the addition of eight guestrooms (see “The Property” section below for further discussion). At loan closing, the Marriott Hanover Borrower (as defined in “The Borrower and Borrower Sponsor” section below) deposited $14,224,584 into a PIP reserve account and $670,000 into an FF&E reserve for the related work. The Cut-off Date LTV and Maturity Date LTV Ratio are calculated based upon the Appraised Value of $103,300,000. The “as-is” appraised value is $85,000,000 as of February 25, 2019, and equates to a Cut-off Date LTV Ratio of 70.6% and Maturity Date LTV Ratio of 65.1% for the Marriott Hanover Mortgage Loan (as defined in “The Mortgage Loan” below).

The Mortgage Loan. The seventh largest mortgage loan (the “Marriott Hanover Mortgage Loan”) is evidenced by a single promissory note in the original principal amount of $60,000,000 secured by a first priority fee mortgage encumbering a full service hospitality property located in Whippany, New Jersey (the “Marriott Hanover Property”).

The Borrower and the Borrower Sponsor. The borrower is AVR Hanover Hotel LLC (the “Marriott Hanover Borrower”), a single-purpose Delaware limited liability company with one independent director. Legal counsel to the Marriott Hanover Borrower delivered a non-consolidation opinion in connection with the origination of the Marriott Hanover Mortgage Loan.

The borrower sponsor and non-recourse carveout guarantor is Allan V. Rose, owner and chief executive officer of AVR Realty, a privately held real estate development and management company. Founded by Mr. Rose over 45 years ago, AVR Realty has built, acquired, and developed more than 30 million SF of commercial and residential space, including office complexes, shopping centers, corporate and industrial parks, apartment complexes, residential communities and hotels. AVR Realty’s current portfolio includes 23 full service and limited service hotels in California, Colorado, Florida, Georgia, Louisiana, New Jersey, New York, Texas and Virginia.

The Property. The Marriott Hanover Property is an eight-story, 353-room, full service hotel located in Whippany, New Jersey, approximately 31.8 miles northwest of Manhattan. Built in 1986 and renovated in 2016-2017 and 2019, the Marriott Hanover Property is situated on a 13.3-acre site. Amenities at the Marriott Hanover Property include 18 meeting rooms totaling 28,149 SF of indoor/outdoor meeting space, a breakfast restaurant, pub, room service,

 A-3-66

Hospitality – Full Service	Loan #7	Cut-off Date Balance:	$60,000,000
1401 Route 10 East	Marriott Hanover	Cut-off Date LTV:	58.1%
Whippany, NJ 07981		U/W NCF DSCR:	1.85x
		U/W NOI Debt Yield:	13.6%

indoor swimming pool, fitness center, business center, sundries shop, concierge lounge and guest laundry facilities. The Marriott Hanover Property contains 686 surface parking spaces, equating to a parking ratio of 1.9 spaces per room. The Marriott Hanover Property guestroom configuration includes 186 king bed guestrooms, 145 double beds guestrooms, 14 ADA accessible guestrooms and eight suites.

The Marriott Hanover Property is expected to undergo a 2019 brand-mandated PIP totaling approximately $14.2 million ($40,296 per key) in connection with a new 20-year franchise agreement with Marriott International, Inc. executed in connection with the Marriott Hanover Property acquisition. The franchise agreement expires on March 28, 2039. According to the borrower sponsor, the PIP is expected to begin in November 2019 and to be completed by May 2020 (and required to be completed by March 2021 per the terms of the franchise agreement) and includes renovations to the guestrooms and corridors, meeting rooms, the exterior of the building, mechanical systems and select public areas. The PIP work is expected to result in approximately 68 rooms (19.3% of the existing 353 rooms) being offline each month during the anticipated seven-month duration of the project. The borrower sponsor deposited an upfront reserve of $14.2 million, which represented the total estimated cost of the PIP work (see “Escrows and Reserves” section). In addition, the borrower sponsor plans to complete approximately $2.5 million in capital expenditures in addition to the scope of the brand-mandated PIP (the “Replacement Work”). The borrower sponsor plans to add eight guestrooms to the Marriott Hanover Property (for a total of 361 rooms) from the conversion of a suite on the 8th floor, and the conversion of excess office space and meeting space. The Marriott Hanover Borrower deposited an upfront reserve of $670K, which represented the estimated cost to add six guestrooms (the scope of the PIP includes the addition of two guestrooms, for a total of eight new guestrooms) at the time of the origination of the Marriott Hanover Mortgage Loan (see “Escrows and Reserves” section).

According to the appraisal, the demand segmentation at the Marriott Hanover Property is approximately 35% commercial, 32% leisure, 30% group and 3% extended-stay. In 2018, the top 10 corporate accounts (Accenture, Deloitte, Novartis, Verizon, CAE, Ernst & Young, Allergan, ADP, Bayer and PwC) totaled approximately 26,557 room nights (approximately 20.2% of total underwritten occupied rooms nights); and the top 3 corporate accounts totaled approximately 17,368 room nights (approximately 13.2% of total underwritten occupied rooms nights).

The following table presents historical occupancy, ADR, and RevPAR penetration rates of the Marriott Hanover Property.

Historical Occupancy, ADR, RevPAR(1)(2)
	Competitive Set			Marriott Hanover Property			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
12/31/2015	70.8%	$168.72	$119.48	72.9%	$182.28	$132.84	102.9%	108.0%	111.2%
12/31/2016	72.4%	$168.91	$122.31	73.4%	$188.64	$138.42	101.3%	111.7%	113.2%
12/31/2017	73.2%	$170.06	$124.46	70.8%	$192.08	$135.94	96.7%	112.9%	109.2%
2/28/2019 TTM	72.7%	$176.69	$128.37	72.0%	$195.72	$140.89	99.1%	110.8%	109.8%

Sources: Industry Report.

(1)	According to a third party research report, the competitive set includes Hilton Parsippany, Westin Governor Morris Morristown, Hyatt Morristown @ Headquarters Plaza, Sheraton Parsippany Hotel and Wyndham Hamilton Park Hotel & Conference Center.

(2)	Variances between the underwriting, the appraisal, and third party research report with respect to Occupancy, ADR and RevPAR at the Marriott Hanover Property are attributable to variances in reporting methodologies and/or timing differences.

The Market. The Marriott Hanover Property is located along Route 10 in Whippany, Morris County, New Jersey, approximately 0.5 miles northwest of the on/off ramps for Interstate 287 (which provides access northbound to New York), 3.9 miles southwest of Interstate 80 (which provides access westbound into Pennsylvania), 31.8 miles northwest of Manhattan and 21.6 miles northwest of Newark Liberty International Airport. The Marriott Hanover Property is situated approximately 0.1 miles northwest of the intersection of Mount Pleasant Avenue (Route 10) and Johnson Road, which, according to a third party market research provider, had a daily traffic count of approximately 77,600 vehicles as of 2017. According to a third party market research provider, the 2019 population within a three- and five-mile radius of the Marriott Hanover Property was 62,547 and 148,885, respectively. The 2019 average household income within the same radii was $133,011 and $139,519, respectively.

According to the appraisal, the Marriott Hanover Property is located in close proximity to local demand generators including major pharmaceutical companies (including Allergan, Bayer, GlaxoSmithKlein, Novartis, and Pfizer) as well as major consulting firms (Accenture, Deloitte, Ernst & Young and PwC). Within a five-mile radius of the Marriott Hanover Property, as of May 1, 2019, there were 746 office properties totaling approximately 33.5 million SF, per a third-party market research provider. In July 2018, Teva Pharmaceuticals USA announced plans to relocate its U.S. headquarters from North Wales, Pennsylvania to Parsippany, New Jersey (approximately 4.5 miles northwest of the Marriott Hanover Property), according to a third-party news provider. In addition, Barclays PLC acquired an office building in Whippany, New Jersey (approximately 2.2 miles southeast of the Marriott Hanover Property) for approximately $69 million in 2017 and announced plans to relocate employees from its Manhattan office.

Approximately 9.7 miles southeast of the Marriott Hanover Property is the Mall at Short Hills, an approximately 1.4 million SF Taubman Centers-owned super regional mall anchored by Nordstrom, Bloomingdale’s, Neiman Marcus and Macy’s, with approximately 150 boutiques and shops in addition to various dining and entertainment options, including Legal Sea Foods, California Pizza Kitchen, The Cheesecake Factory and an Apple store.

The appraisal did not identify any hotels that are proposed or currently under development that would be directly competitive with the Marriott Hanover Property.

 A-3-67

Hospitality – Full Service	Loan #7	Cut-off Date Balance:	$60,000,000
1401 Route 10 East	Marriott Hanover	Cut-off Date LTV:	58.1%
Whippany, NJ 07981		U/W NCF DSCR:	1.85x
		U/W NOI Debt Yield:	13.6%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the operating history and Underwritten Net Cash Flow at the Marriott Hanover Property:

Cash Flow Analysis
	2016	2017	2018	TTM 2/28/2019	UW	UW per Room(1)
Occupancy	73.4%	70.8%	72.5%	72.0%	72.0%
ADR	$188.45	$191.97	$195.00	$195.15	$207.19(2)
RevPAR	$138.28	$135.94	$141.33	$140.48	$149.14

Room Revenue	$17,865,842	$17,515,510	$18,209,514	$18,099,528	$19,651,219	$54,436
Food & Beverage Revenue	$8,952,765	$8,146,681	$8,511,363	$8,320,016	$8,540,835	$23,659
Parking Revenue	$0	$0	$0	$33,782	$200,000	$554
Other Revenue(3)	$341,784	$264,501	$308,921	$304,387	$308,921	$856
Total Revenue	$27,160,391	$25,926,692	$27,029,798	$26,757,713	$28,700,976	$79,504

Room Expense	$4,111,330	$4,010,576	$4,249,496	$4,266,907	$4,572,750	$12,667
Food & Beverage Expense	$5,980,380	$5,653,744	$5,897,442	$5,881,536	$5,960,928	$16,512
Other Departmental Expenses	$64,645	$41,214	$39,796	$39,287	$39,796	$110
Total Departmental Expenses	$10,156,355	$9,705,534	$10,186,734	$10,187,730	$10,573,474	$29,289
Gross Operating Income	$17,004,036	$16,221,158	$16,843,064	$16,569,983	$18,127,501	$50,215

Total Undistributed Expenses	$8,822,413	$8,682,574	$8,569,691	$8,620,473	$8,926,534	$24,727
Gross Operating Profit	$8,181,623	$7,538,584	$8,273,373	$7,949,510	$9,200,968	$25,487

Total Fixed Charges	$771,918	$855,541	$974,329	$987,799	$1,021,613	$2,830
Total Operating Expenses	$19,750,686	$19,243,649	$19,730,754	$19,796,002	$20,521,621	$56,847

Net Operating Income	$7,409,705	$6,683,043	$7,299,044	$6,961,711	$8,179,355	$22,657
FF&E	$0	$0	$0	$0	($1,148,039)	($3,180)
Net Cash Flow	$7,409,705	$6,683,043	$7,299,044	$6,961,711	$7,031,316	$19,477

NOI DSCR (IO)	2.51x	2.27x	2.47x	2.36x	2.77x
NOI DSCR(P&I)	1.95x	1.76x	1.92x	1.83x	2.15x
NCF DSCR (IO)	2.51x	2.27x	2.47x	2.36x	2.38x
NCF DSCR(P&I)	1.95x	1.76x	1.92x	1.83x	1.85x
NOI Debt Yield	12.3%	11.1%	12.2%	11.6%	13.6%
NCF Debt Yield	12.3%	11.1%	12.2%	11.6%	11.7%

(1)	UW per Room values reflect the 361 rooms online after the Replacement Work. See “The Property” section above for a full discussion of the additional rooms.

(2)	UW ADR is based on an average of the 2018 ADR of $195.00 and the Appraisal Stabilized post-PIP projected ADR of $219.37.

(3)	Other Revenue consists of revenue from the gift shop, telephones, space rental and other miscellaneous items.

Escrows and Reserves.

Real Estate Taxes - The Marriott Hanover Borrower is required to deposit ongoing monthly escrows for real estate taxes in an amount equal to one-twelfth of the real estate taxes that the lender estimates will be payable during the next twelve months (initially $78,973).

Insurance - The Marriott Hanover Borrower is not required to deposit ongoing monthly escrows for insurance as long as (i) no event of default is continuing, (ii) the Marriott Hanover Borrower provides the lender with evidence that the insurance coverage for the Marriott Hanover Property is included in a blanket or umbrella policy approved by lender and such policy is in full force and effect, and (iii) the Marriott Hanover Borrower provides the lender with evidence of timely payment of the insurance premiums and renewals no later than when such premiums are due and payable.

FF&E Reserve - The Marriott Hanover Mortgage Loan documents require an upfront reserve of $670,000 for estimated remaining expenses related to the construction of six additional guest rooms at the Marriott Hanover Property, including, the procurement of all furniture, fixtures and equipment (“FF&E”) to be used in the operation of such guest rooms. In addition, the Marriott Hanover Borrower is required to deposit ongoing monthly escrows for the costs and expenses of replacement and maintenance of FF&E in an amount equal to $89,192. Based on the annual operating statements for the Marriott Hanover Property, the lender may adjust the FF&E Reserve monthly deposit to the greater of (x) the then-existing monthly deposit or (y) one-twelfth of 4.0% of the revenue for the prior fiscal year.

PIP Reserve - The Marriott Hanover Mortgage Loan documents require an upfront reserve of $14,224,584 for estimated expenses related to the brand-mandated PIP work. In addition, if the lender reasonably determines that the amount in the PIP Reserve is insufficient to complete such work, the Marriott Hanover Borrower is required to deposit an additional springing deposit in an amount equal to 100% of the lender’s reasonable estimate of the cost of remaining and unpaid PIP work.

 A-3-68

Hospitality – Full Service	Loan #7	Cut-off Date Balance:	$60,000,000
1401 Route 10 East	Marriott Hanover	Cut-off Date LTV:	58.1%
Whippany, NJ 07981		U/W NCF DSCR:	1.85x
		U/W NOI Debt Yield:	13.6%

Lockbox and Cash Management. A hard lockbox with springing cash management is in place with respect to the Marriott Hanover Mortgage Loan. The Marriott Hanover Borrower and property manager are required to deposit property income into the lockbox account within one business day of receipt, and credit card providers are required to deposit rents and income directly into the lockbox. During a Cash Trap Event Period (as defined below), all excess cash flow after satisfaction of the waterfall items is required to be held in the excess cash flow sub-account as additional security for the Marriott Hanover Mortgage Loan.

A “Cash Trap Event Period” will commence upon the earlier of the following:

(i)	the occurrence of an event of default;

(ii)	the termination of the franchise agreement; or

(iii)	the net cash flow debt yield (“NCF DY”) falling below (a) 8.5% for the immediately preceding calendar quarter during the first three years of the Marriott Hanover Mortgage Loan term or (b) 9.0% for the immediately preceding calendar quarter during the remaining years of the Marriott Hanover Mortgage Loan term.

A Cash Trap Event Period will end upon the occurrence of the following:

●	with regard to clause (i), the cure of such event of default;

●	with regard to clause (ii), (a) the Marriott Hanover Borrower entering into and delivering to the lender a replacement franchise agreement for the Marriott Hanover Property having an initial term expiring no earlier than March 28, 2039, together with any PIP then in effect and (b) the Marriott Hanover Borrower delivering to the lender a replacement comfort letter with respect to such replacement franchise agreement in form and substance acceptable to the lender; and

●	with regard to clause (iii), upon the NCF DY being equal to or greater than (a) 9.0% for two consecutive calendar quarters during the first three years of the Marriott Hanover Mortgage Loan term or (b) 9.5% for two consecutive calendar quarters during the remaining years of the Marriott Hanover Mortgage Loan term.

Additional Secured Indebtedness (not including trade debts). None.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not Permitted.

Ground Lease. None.

Right of First Refusal. Marriott International, Inc. has a right of first refusal (“ROFR”) to acquire the Marriott Hanover Property if there is a transfer of the hotel or the controlling direct or indirect interest in the Marriott Hanover Borrower to a Competitor (as defined in the franchise agreement). The ROFR is not extinguished by a foreclosure or deed-in-lieu thereof, and if the transfer to a Competitor is by foreclosure, or if the franchisee or its affiliates become a Competitor, the franchisor has the right to purchase the Marriott Hanover Property upon notice to the franchisee.

Letter of Credit. None.

Terrorism Insurance. The Marriott Hanover Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the Marriott Hanover Borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Marriott Hanover Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity.

 A-3-69

Hospitality – Full Service	Loan #8	Cut-off Date Balance:	$45,441,378
4736 Best Road	Westin Atlanta Airport	Cut-off Date LTV:	69.1%
College Park, GA 30337		U/W NCF DSCR:	2.07x
		U/W NOI Debt Yield:	14.6%

 A-3-70

Hospitality – Full Service	Loan #8	Cut-off Date Balance:	$45,441,378
4736 Best Road	Westin Atlanta Airport	Cut-off Date LTV:	69.1%
College Park, GA 30337		U/W NCF DSCR:	2.07x
		U/W NOI Debt Yield:	14.6%

 A-3-71

Hospitality – Full Service	Loan #8	Cut-off Date Balance:	$45,441,378
4736 Best Road	Westin Atlanta Airport	Cut-off Date LTV:	69.1%
College Park, GA 30337		U/W NCF DSCR:	2.07x
		U/W NOI Debt Yield:	14.6%

Mortgage Loan No. 8 – Westin Atlanta Airport

Mortgage Loan Information				Property Information
Mortgage Loan Seller:		MSMCH		Single Asset/Portfolio:	Single Asset
Original Balance(1):		$45,500,000		Location:	College Park, GA 30337
Cut-off Date Balance(1):		$45,441,378		General Property Type:	Hospitality
% of Initial Pool Balance:		4.4%		Detailed Property Type:	Full Service
Loan Purpose:		Refinance		Title Vesting:	Fee
Sponsor:		Columbia Sussex Corporation		Year Built/Renovated:	1982/2008
Guarantor:		CSC Holdings, LLC		Size:	500 Rooms
Mortgage Rate:		4.6200%		Cut-off Date Balance per Room(1):	$120,844
Note Date:		3/8/2019		Maturity Date Balance per Room(1):	$98,475
First Payment Date:		5/1/2019		Property Manager:	Columbia Sussex
Maturity Date:		4/1/2029			Management, LLC
Original Term to Maturity:		120 months			(borrower-related)
Original Amortization Term:		360 months		Underwriting and Financial Information
IO Period:		0 months		UW NOI:	$8,842,358
Seasoning:		1 month		UW NOI Debt Yield(1):	14.6%
Prepayment Provisions(2):		LO (25); DEF (90); O (5)		UW NOI Debt Yield at Maturity(1):	18.0%
Lockbox/Cash Mgmt Status:		Hard/Springing		UW NCF DSCR(1):	2.07x
Additional Debt Type(1)(3):		Pari Passu		Most Recent NOI:	$8,876,153 (3/31/2019 TTM)
Additional Debt Balance(1)(3):		$14,980,674		2nd Most Recent NOI:	$7,920,135 (12/31/2018)
Future Debt Permitted (Type):		No (N/A)		3rd Most Recent NOI:	$7,143,741 (12/31/2017)
				Most Recent Occupancy:	86.0% (3/31/2019)
Reserves				2nd Most Recent Occupancy:	86.3% (12/31/2018)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	89.4% (12/31/2017)
RE Tax:	$178,421	$89,211	N/A	Appraised Value (as of):	$87,500,000 (3/1/2019)
Insurance:	$0	Springing	N/A	Appraised Value per Room:	$175,000
FF&E:	$0	$89,164	N/A	Cut-off Date LTV Ratio(1):	69.1%
PIP:	$3,500,000	Springing	N/A	Maturity Date LTV Ratio(1):	56.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$60,500,000	100.0%	Loan Payoff:	$40,502,460	66.9%
			Return of Equity:	$15,629,533	25.8%
			Reserves:	$3,678,421	6.1%
			Closing Costs:	$689,586	1.1%
Total Sources:	$60,500,000	100.0%	Total Uses:	$60,500,000	100.0%

(1)	The Cut-off Date Balance per Room, Maturity Date Balance per Room, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the Westin Atlanta Airport Whole Loan (as defined below).

(2)	Defeasance of the Westin Atlanta Airport Whole Loan is permitted at any time after the earlier of (i) May 1, 2023, or (ii) two years from the closing date of the securitization that includes the last pari passu note of the Westin Atlanta Airport Whole Loan to be securitized. The assumed lockout period of 25 payments is based on the closing date of this transaction in May 2019.

(3)	See “The Mortgage Loan” and “Additional Secured Indebtedness (not including trade debts)” below for further discussion of additional debt.

The Mortgage Loan. The eighth largest mortgage loan (the “Westin Atlanta Airport Mortgage Loan”) is part of a whole loan (the “Westin Atlanta Airport Whole Loan”) evidenced by three pari passu promissory notes in the aggregate original principal amount of $60,500,000, all of which are secured by a first priority fee mortgage encumbering the full service, 500-room hotel known as Westin Atlanta Airport located in College Park, Georgia (the “Westin Atlanta Airport Property”). The controlling Promissory Note A-2 in the original principal amount of $25,500,000 and the non-controlling Promissory Note A-1-B in the original principal amount of $20,000,000, together having an aggregate original principal amount of $45,500,000, represent the Westin Atlanta Airport Mortgage Loan and will be included in the BANK 2019-BNK18 securitization trust. The non-controlling Promissory Note A-1-A in the original principal amount of $15,000,000 (the “Westin Atlanta Airport Serviced Pari Passu Companion Loan”) is expected to be contributed to one or more future securitization transactions. The Westin Atlanta Airport Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK 2019-BNK18 securitization transaction. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Prospectus.

 A-3-72

Hospitality – Full Service	Loan #8	Cut-off Date Balance:	$45,441,378
4736 Best Road	Westin Atlanta Airport	Cut-off Date LTV:	69.1%
College Park, GA 30337		U/W NCF DSCR:	2.07x
		U/W NOI Debt Yield:	14.6%

Westin Atlanta Airport Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Lead Servicing Interest
A-1-A	$15,000,000	$14,980,674	MSBNA	No
A-1-B	$20,000,000	$19,974,232	BANK 2019-BNK18	No
A-2	$25,500,000	$25,467,146	BANK 2019-BNK18	Yes
Total	$60,500,000	$60,422,052

The Borrower and the Borrower Sponsor. The borrower is CP Best Rd., LLC (the “Westin Atlanta Airport Borrower”), a single-purpose Delaware limited liability company with two independent directors. The borrower sponsor is Columbia Sussex Corporation (“Columbia Sussex”) and the non-recourse carveout guarantor is CSC Holdings, LLC. The Westin Atlanta Airport Borrower is wholly owned by CSC Holdings, LLC.

Founded in 1972, Columbia Sussex is a private hotel company operating in the United States. Columbia Sussex’s portfolio of hotels is made up primarily of upscale branded full-service properties under the Marriott and Hilton brands. Columbia Sussex is one of the largest full-service franchisees of Marriott Hotels, and currently owns and operates 39 hotels (including brands such as Marriott, Hilton, Westin, Renaissance, and Hyatt).

The Property. The Westin Atlanta Airport Property is a 10-story, full service hotel located in College Park, Georgia. The Westin Atlanta Airport Property contains 500 rooms, including 245 king bedrooms, 229 double/double bedrooms, and 26 suites. Amenities include three food and beverage venues (Revive Coffee House, Martini’s lobby bar and Cecilia’s Southern Table), an indoor/outdoor pool, a fitness center, a business center and a sundry shop. The Westin Atlanta Airport Property also features approximately 22,290 SF of meeting space spread across 20 rooms, the largest of which is 6,519 SF. There are 499 garage/surface parking spaces (1.0 space per room) located at the Westin Atlanta Airport Property. The Westin Atlanta Airport Property operates under a franchise agreement with Westin Hotel Management, L.P. that expires on March 31, 2037 with no renewal options remaining.

The Westin Atlanta Airport Borrower is required to complete a change of ownership property improvement plan (“PIP”) totaling $3.5 million ($7,000/room), which amount was reserved for at origination of the Westin Atlanta Airport Whole Loan. The majority of the planned renovations will be to guestrooms, lobby area, and shared amenity spaces. This includes replacing carpet, decorative light fixtures, vinyl wall, artwork, upholstered goods, desk chairs, full length mirrors and window treatments. The change of ownership PIP is required to be completed by September 28, 2020. The Westin Atlanta Airport Property was built in 1982 and underwent its last major renovation in 2008. Since 2008, the Westin Atlanta Airport Property has undergone approximately $22.8 million in renovations.

According to the appraisal, in 2018 the Westin Atlanta Airport Property generated approximately 35% of its room nights from commercial demand, 25% from meeting and group demand, 20% from leisure demand and 20% from contract demand.

More specific information about the Westin Atlanta Airport Property and the related competitive set is set forth in the following table:

Historical Occupancy, ADR, RevPAR(1)(2)
	Competitive Set			Westin Atlanta Airport Property			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
12/31/2017	80.6%	$118.59	$95.60	89.5%	$111.56	$99.83	111.0%	94.1%	104.4%
12/31/2018	80.0%	$121.39	$97.05	86.4%	$117.19	$101.20	108.0%	96.5%	104.3%
3/31/2019 TTM	79.7%	$125.98	$100.41	86.1%	$120.30	$103.54	108.0%	95.5%	103.1%

Source: Industry Report.

(1)	The competitive set includes Holiday Inn Atlanta Airport North, Crowne Plaza Atlanta Airport, Marriott Atlanta Airport, Hilton Atlanta Airport, Embassy Suites by Hilton Atlanta Airport, Renaissance Concourse Atlanta Airport Hotel and Hotel Indigo Atlanta Airport College Park.

(2)	The variances between the underwriting, the appraisal and the industry report data with respect to Occupancy, ADR and RevPAR at the Westin Atlanta Airport Property are attributable to variances in reporting methodologies and/or timing differences.

The Market. The Westin Atlanta Airport Property is located in College Park, Georgia, approximately 11 miles southwest of the city of Atlanta. Primary commercial demand generators in the area include professional and business services, education and health services, government, retail trade and leisure. The main demand generating locations include the Delta Airlines Training Center which is approximately 3.5 miles northeast of the Westin Atlanta Airport Property and the Georgia International Convention Center which is 1.5 miles north of the Westin Atlanta Airport Property. Primary access to the Westin Atlanta Airport Property is provided by Interstate 285, which encircles Atlanta and connects to Interstate 20, and Interstate 285. The Westin Atlanta Airport Property is also in close proximity to the Hartsfield-Jackson Atlanta International Airport, which is the primary airport in Atlanta and maintains seven passenger terminals.

According to the appraisal, there are multiple planned developments for the College Park area. Airport City is a planned 320-acre mixed use development located west of Interstate 85 and the Hartsfield-Jackson Atlanta International Airport. 250 of the 320 acres is estimated to be developable and the remainder is expected to be used for a nine-hole golf course and green space. The project is envisioned to contain a mix of Class A office space, restaurants, as many as 10 new hotels, and retail space. Construction is slated to begin in the summer of 2019. Other developments include BMW of North America, LLC which is currently building its southern region training center in College Park on a 4.1 acre site.

 A-3-73

Hospitality – Full Service	Loan #8	Cut-off Date Balance:	$45,441,378
4736 Best Road	Westin Atlanta Airport	Cut-off Date LTV:	69.1%
College Park, GA 30337		U/W NCF DSCR:	2.07x
		U/W NOI Debt Yield:	14.6%

The following table presents certain information relating to the primary competitive properties to the Westin Atlanta Airport Property:

Property Competitive Summary(1)
Property Name	No. of Rooms	Year Built	Meeting Space (SF)	Commercial	Meeting & Group	Leisure	Contract	Estimated 2018 Occupancy(2)	Estimated 2018 ADR(2)	Estimated 2018 RevPAR(2)
Westin Atlanta Airport	500	1982	22,290	35%	25%	20%	20%	86.3%	$116.08	$100.22
Holiday Inn & Suites Atlanta Airport - North	330	1967	12,203	40%	20%	25%	15%	75.0% - 80.0%	$100 - $105	$75 - $80
Crowne Plaza Atlanta Airport	378	1973	14,727	35%	25%	25%	15%	75.0% - 80.0%	$105 - $110	$80 - $85
Atlanta Airport Marriott	641	1981	30,178	30%	30%	20%	20%	80.0% - 85.0%	$125 - $130	$100 - $105
Hilton Atlanta Airport	507	1989	23,052	30%	30%	20%	20%	85.0% - 90.0%	$130 - $135	$110 - $115
Embassy Suites by Hilton Atlanta Airport	236	1989	7,542	45%	25%	15%	15%	80.0% - 85.0%	$120 - $125	$100 - $105
Renaissance Concourse Atlanta Airport Hotel	387	1992	29,474	30%	30%	20%	20%	80.0% - 85.0%	$135 - $140	$110 - $115
Hotel Indigo Atlanta Airport College Park	142	2012	1,242	45%	20%	25%	10%	70.0% - 75.0%	$105 - $110	$70 - $75

Source: Appraisal.

(1)	Variances between the underwriting, the appraisal and the Historical Occupancy, ADR, RevPAR table with respect to Occupancy, ADR and RevPAR at the Westin Atlanta Airport Property are attributable to variances in reporting methodologies and/or timing differences.

(2)	Estimated 2018 Occupancy, Estimated 2018 ADR and Estimated 2018 RevPAR are based on the appraisal’s estimated 2018 year-end figures.

According to the appraisal, four major projects are currently under development or have been recently opened in the market. There is a 214-room luxury Solis Two Porsche Drive hotel that opened in November 2017, a 99 room Home2Suites by Hilton currently under construction, a 222 room AC by Marriot Hotel that was announced in September 2018 and a new full service InterContinental Hotel planned at the airport redevelopment which is in the early development stages. According to the appraisal, these developments are not expected to directly compete with the Westin Atlanta Airport Property.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the operating history and Underwritten Net Cash Flow at the Westin Atlanta Airport Property:

Cash Flow Analysis
	2016	2017	2018	3/31/2019 TTM	UW	UW per Room
Occupancy	89.6%	89.4%	86.3%	86.0%	86.0%
ADR	$106.31	$111.19	$116.08	$118.97	$118.97
RevPAR	$95.26	$99.35	$100.22	$102.37	$102.37

Room Revenue	$17,432,692	$18,131,982	$18,289,690	$18,683,174	$18,683,174	$37,366
Food & Beverage Revenue	$8,027,694	$7,393,307	$7,088,220	$7,794,130	$7,794,130	$15,588
Other Income	$1,097,322	$882,894	$1,077,012	$1,126,637	$1,126,637	$2,253
Total Revenue	$26,557,708	$26,408,183	$26,454,922	$27,603,941	$27,603,941	$55,208

Real Estate Taxes	$852,000	$1,067,326	$1,070,999	$1,074,395	$1,070,520	$2,141
Insurance	$305,955	$346,987	$293,224	$299,779	$302,302	$605
Other Expenses	$19,642,359	$17,850,129	$17,170,564	$17,353,614	$17,388,761	$34,778
Total Expenses	$20,800,314	$19,264,442	$18,534,787	$18,727,788	$18,761,583	$37,523

Net Operating Income	$5,757,394	$7,143,741	$7,920,135	$8,876,153	$8,842,358	$17,685
FF&E	$1,062,308	$1,056,327	$1,058,197	$1,104,157	$1,104,158	$2,208
Net Cash Flow	$4,695,086	$6,087,414	$6,861,938	$7,771,996	$7,738,200	$15,476

NOI DSCR(1)	1.54x	1.91x	2.12x	2.38x	2.37x
NCF DSCR(1)	1.26x	1.63x	1.84x	2.08x	2.07x
NOI Debt Yield(1)	9.5%	11.8%	13.1%	14.7%	14.6%
NCF Debt Yield(1)	7.8%	10.1%	11.4%	12.9%	12.8%

(1)	Debt service coverage ratios and debt yields are based on the Westin Atlanta Airport Whole Loan.

 A-3-74

Hospitality – Full Service	Loan #8	Cut-off Date Balance:	$45,441,378
4736 Best Road	Westin Atlanta Airport	Cut-off Date LTV:	69.1%
College Park, GA 30337		U/W NCF DSCR:	2.07x
		U/W NOI Debt Yield:	14.6%

Escrows and Reserves.

Real Estate Taxes - The Westin Atlanta Airport Mortgage Loan documents provide for an upfront reserve of $178,421 for real estate taxes and ongoing monthly reserves for real estate taxes in an amount equal to 1/12 of the real estate taxes that the lender estimates will be payable during the next twelve months (initially $89,211).

Insurance - The Westin Atlanta Airport Mortgage Loan documents do not require ongoing monthly reserves for insurance as long as (i) no event of default has occurred and is continuing, (ii) the insurance coverage for the Westin Atlanta Airport Property is included in a blanket or umbrella policy approved by the lender in its reasonable discretion, and (iii) the Westin Atlanta Airport Borrower provides the lender with evidence of timely payment of the insurance premiums and renewals of the insurance policies, no later than ten days prior to the expiration of the current policy.

FF&E Reserve - The Westin Atlanta Airport Mortgage Loan documents provide for ongoing monthly reserves for furniture, fixtures and equipment (“FF&E”) in an amount equal to the greater of (i) 1/12 of 4% of the operating income for the Westin Atlanta Airport Property for the preceding calendar year ($89,164 for the balance of 2019) and (ii) the amount of the deposit required by the franchisor on account of FF&E under the franchise agreement. The monthly deposit will be adjusted annually by the lender in January of each calendar year based on the foregoing.

PIP Reserve - The Westin Atlanta Airport Mortgage Loan documents provide for an upfront reserve of $3,500,000 for a scheduled property improvement plan applicable to the Westin Atlanta Airport Property.

Lockbox and Cash Management. The Westin Atlanta Airport Mortgage Loan is structured with a hard lockbox and springing cash management. At origination, the Westin Atlanta Airport Borrower and manager were required to direct credit card companies and credit card banks to deposit all credit card receipts with respect to the Westin Atlanta Airport Property into the lockbox account controlled by the lender. If notwithstanding the foregoing direction, the Westin Atlanta Airport Borrower or manager receives any rents from the Westin Atlanta Airport Property, it is required to deposit such amounts into the lockbox account within three business days of receipt. In the absence of a Cash Sweep Event Period (as defined below), the funds in the lockbox account will be swept each business day into an account controlled by the Westin Atlanta Airport Borrower. Upon the first Cash Sweep Event Period, the lender has the right to establish, and the Westin Atlanta Airport Borrower is required to cooperate to establish, a lender-controlled cash management account, and if a Cash Sweep Event Period is continuing, all funds in the lockbox account are required to be swept to such cash management account, and applied, provided that no event of default is continuing under the Westin Atlanta Airport Mortgage Loan, to fund the required tax and insurance reserves deposits as described above under “Escrows and Reserves”, to fund the payment of debt service on the Westin Atlanta Airport Mortgage Loan, to fund the required monthly deposit into the FF&E reserve, as described above under “Escrows and Reserves”, to pay monthly operating expenses referenced in the annual budget (which annual budget is required to be approved by the lender during a Cash Sweep Event Period), and extraordinary expenses approved by the lender, and to disburse the remainder into an excess cash flow sweep account to be held as additional collateral for the Westin Atlanta Airport Mortgage Loan during the continuance of such Cash Sweep Event Period.

A “Cash Sweep Event Period” will commence upon:

a)	the occurrence of an event of default and continue until no event of default is continuing;

b)	the date that the debt service coverage ratio for the immediately preceding 12 consecutive calendar months falls below 1.20x (based upon the trailing 12-month period) and will continue until such time as the debt service coverage ratio has been at least 1.20x for the immediately preceding 12 consecutive calendar months (based upon the trailing 12-month period);

c)	the franchisor provides notice that (x) there is a default by the Westin Atlanta Airport Borrower under the franchise agreement or (y) the Westin Atlanta Airport Property is not being operated or maintained in accordance with the franchisor’s standards, resulting in the Westin Atlanta Airport Borrower no longer being in good standing with the franchisor, and such default is not cured within 30 days of such notice, and will continue until such default has been remedied to the satisfaction of the lender and the franchisor, as evidenced by an estoppel or comfort letter from the franchisor reasonably satisfactory to the lender; or

d)	the date that is the earlier to occur of (x) the date either the franchisor or the Westin Atlanta Airport Borrower gives notice to terminate the franchise agreement or (y) the date the franchise agreement expires, is cancelled or terminated, and will continue until a Replacement Franchise Agreement with a Qualified Franchisor has been entered into.

A “Qualified Franchisor” means a reputable and experienced franchisor possessing experience in flagging hotel properties similar in size, scope, use and value as the Westin Atlanta Airport Property and approved by the lender.

A “Replacement Franchise Agreement” means a franchise, trademark or license agreement with a Qualified Franchisor that is either substantially the same in form and substance as the franchise agreement in effect on the loan origination date, or otherwise reasonably acceptable to the lender.

Additional Secured Indebtedness (not including trade debts). In addition to the Westin Atlanta Airport Mortgage Loan, the Westin Atlanta Airport Property also secures the Westin Atlanta Airport Serviced Pari Passu Companion Loan which has a Cut-off Date principal balance of $14,980,674. The Westin Atlanta Airport Serviced Pari Passu Companion Loan accrues interest at the same rate as the Westin Atlanta Airport Mortgage Loan. The Westin Atlanta Airport Mortgage Loan is entitled to payments of interest and principal on a pro rata and pari passu basis with the Westin Atlanta Airport Serviced Pari Passu Companion Loan. The holders of the Westin Atlanta Airport Mortgage Loan and the Westin Atlanta Airport Serviced Pari Passu Companion Loan have entered into a co-lender agreement which sets forth the allocation of collections on the Westin Atlanta Airport Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Prospectus.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Ground Lease. None.

Right of First Refusal. None.

 A-3-75

Hospitality – Full Service	Loan #8	Cut-off Date Balance:	$45,441,378
4736 Best Road	Westin Atlanta Airport	Cut-off Date LTV:	69.1%
College Park, GA 30337		U/W NCF DSCR:	2.07x
		U/W NOI Debt Yield:	14.6%

Letter of Credit. The Westin Atlanta Airport Borrower may, at its option but subject to no less than 30 days’ prior written notice to the lender, provide a letter of credit in lieu of any of the cash deposits required to be made pursuant to the Westin Atlanta Airport Mortgage Loan documents in connection with the PIP reserve, provided that such letter of credit is in the amount of the cash deposit required thereunder and otherwise meets all applicable requirements set forth in the Westin Atlanta Airport Mortgage Loan documents.

Terrorism Insurance. The Westin Atlanta Airport Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the Westin Atlanta Airport Borrower provide coverage for terrorism in an amount not less than 100% of the full replacement cost of the Westin Atlanta Airport Property. The Westin Atlanta Airport Mortgage Loan documents also require business income/loss of rents insurance for a period of no less than the 18-month period commencing at the time of loss, together with a twelve month extended period of indemnity. Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) is in effect (including any extensions thereof or if another federal governmental program is in effect relating to “acts of terrorism” which provides substantially similar protections as TRIPRA), and covers both domestic and foreign acts of terrorism, the lender is required to accept terrorism insurance which insures against “covered acts” as defined by TRIPRA (or such other program). See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus.

 A-3-76

(THIS PAGE INTENTIONALLY LEFT BLANK)

 A-3-77

Various	Loan #9	Cut-off Date Balance:	$40,000,000
Various	ILPT Hawaii Portfolio	Cut-off Date LTV:	45.2%
Honolulu, HI Various		U/W NCF DSCR:	2.40x
		U/W NOI Debt Yield:	10.6%

 A-3-78

Various	Loan #9	Cut-off Date Balance:	$40,000,000
Various	ILPT Hawaii Portfolio	Cut-off Date LTV:	45.2%
Honolulu, HI Various		U/W NCF DSCR:	2.40x
		U/W NOI Debt Yield:	10.6%

HONOLULU
Downtown
Kakaako
HONOLULU
Oahu
Waipahu
Pearl City
Aiea
Kaneohe
Kailua
HONOLULU
Kalihi Kai
Kalihi-Palama
Waipio
Pearl City
Waipahu
Ewa

ILPT Hawaii Portfolio

2019 Pukoloa Street	Honolulu, HI
1360 Pali Highway	Honolulu, HI
1001 Ahua Street	Honolulu, HI
848 Ala Lilikoi Street A	Honolulu, HI
2050 Paa Street	Honolulu, HI
949 Mapunapuna Street	Honolulu, HI
2028 Paa Street	Honolulu, HI
65 Sand Island Access Road	Honolulu, HI
1030 Mapunapuna Street	Honolulu, HI
150 Puuhale Road	Honolulu, HI
2344 Pahounui Drive	Honolulu, HI
130 Sand Island Access Road	Honolulu, HI
1122 Mapunapuna Street	Honolulu, HI
2015 Kaihikapu Street	Honolulu, HI
819 Ahua Street	Honolulu, HI
2144 Auiki Street	Honolulu, HI
1027 Kikowaena Place	Honolulu, HI
2031 Kahai Street	Honolulu, HI
148 Mokauea Street	Honolulu, HI
2005 Paa Street	Honolulu, HI
2038 Kilihau Street	Honolulu, HI
803 Ahua Street	Honolulu, HI
220 Puuhale Road	Honolulu, HI
930 Mapunapuna Street	Honolulu, HI
2103 Kaliawa Street	Honolulu, HI
2069 Mapunapuna Place	Honolulu, HI
158 Sand Island Access Road	Honolulu, HI
1926 Auiki Street	Honolulu, HI
113 Puuhale Road	Honolulu, HI
2250 Pahounui Drive	Honolulu, HI
733 Mapunapuna Street	Honolulu, HI
761 Ahua Street	Honolulu, HI
918 Ahua Street	Honolulu, HI
180 Sand Island Access Road	Honolulu, HI
2829 Awaawaloa Street	Honolulu, HI
120 Mokauea Street	Honolulu, HI
961 Mokumoa Street	Honolulu, HI
2626 Kaihikapu Street	Honolulu, HI
179 Sand Island Access Road	Honolulu, HI
855 Mapunapuna Street	Honolulu, HI
2300 Pahounui Drive	Honolulu, HI
819 Mapunapuna Street	Honolulu, HI
2848-A Awaawaloa Street	Honolulu, HI
238 Sand Island Access Road	Honolulu, HI
704 Mapunapuna Street	Honolulu, HI
1200 Mokauea Street	Honolulu, HI
1150 Kikowaena Street	Honolulu, HI
2127 Auiki Street	Honolulu, HI
2810 Paa Street	Honolulu, HI
2841 Pukoloa Street	Honolulu, HI
1080 Mapunapuna Street	Honolulu, HI
2828 Pukoloa Street	Honolulu, HI
889 Ahua Street	Honolulu, HI
2819 Pukoloa Street	Honolulu, HI
1030 Kikowaena Place	Honolulu, HI
2862 Mokumoa Street	Honolulu, HI
850 Ahua Street	Honolulu, HI
1330 Pali Highway	Honolulu, HI
2850 Pukoloa Street	Honolulu, HI
2855 Pukoloa Street	Honolulu, HI
709 Mapunapuna Street	Honolulu, HI
2865 Mokumoa Street	Honolulu, HI
2318 Sand Island Access Road	Honolulu, HI
2020 Auiki Street	Honolulu, HI
2857 Awaawaloa Street	Honolulu, HI
1050 Kikowaena Place	Honolulu, HI
2855 Mokumoa Street	Honolulu, HI
2840 Mokumoa Street	Honolulu, HI
2830 Mokumoa Street	Honolulu, HI
960 Mapunapuna Street	Honolulu, HI
1259 Puuhale Road	Honolulu, HI
2809 Kaihikapu Street	Honolulu, HI
212 Mohonua Place	Honolulu, HI
852 Mapunapuna Street	Honolulu, HI
1024 Kikowaena Place	Honolulu, HI
865 Ahua Street	Honolulu, HI
215 Puuhale Road	Honolulu, HI
142 Mokauea Street	Honolulu, HI
2847 Awaawaloa Street	Honolulu, HI
2815 Awaawaloa Street	Honolulu, HI
2808 Kaihikapu Street - B	Honolulu, HI
2864 Mokumoa Street	Honolulu, HI
770 Mapunapuna Street	Honolulu, HI
151 Puuhale Road	Honolulu, HI
207 Puuhale Road	Honolulu, HI
2970 Mokumoa Street	Honolulu, HI
2868 Kaihikapu Street	Honolulu, HI
2908 Kaihikapu Street	Honolulu, HI
2816 Kilihau Street	Honolulu, HI
798 Puuloa Road	Honolulu, HI
880 Puuloa Road	Honolulu, HI
879 Puuloa Road	Honolulu, HI
887 Puuloa Road	Honolulu, HI
889 Puuloa Road	Honolulu, HI
930 Mapunapuna Street	Honolulu, HI
822 Mapunapuna Street	Honolulu, HI
842 Mapunapuna Street	Honolulu, HI
214 Sand Island Access Road	Honolulu, HI
799 Ahua Street	Honolulu, HI
766 Mapunapuna Street	Honolulu, HI
830 Mapunapuna Street	Honolulu, HI
2000 Kaihikapu Street	Honolulu, HI
805 Ahua Street	Honolulu, HI
932 Mapunapuna Street	Honolulu, HI
2906 Kaihikapu Street	Honolulu, HI
2879 Paa Street	Honolulu, HI
702 Ahua Street	Honolulu, HI
2864 Awaawaloa Street	Honolulu, HI
2819 Mokumoa Street - A	Honolulu, HI
2869 Mokumoa Street	Honolulu, HI
2819 Mokumoa Street - B	Honolulu, HI
228 Mohonua Place	Honolulu, HI
2264 Pahounui Drive	Honolulu, HI
908 Ahua Street	Honolulu, HI
2827 Kaihikapu Street	Honolulu, HI
907 Ahua Street	Honolulu, HI
2940 Kaihikapu Street	Honolulu, HI
2821 Awaawaloa Street	Honolulu, HI
2858 Kaihikapu Street	Honolulu, HI
2276 Pahounui Drive	Honolulu, HI
2806 Kaihikapu Street	Honolulu, HI
1002 Ahua Street	Honolulu, HI
2889 Mokumoa Street	Honolulu, HI
865 Ahua Street	Honolulu, HI
2839 Mokumoa Street	Honolulu, HI
94-240 Pupuole Street	Honolulu, HI
2828 Kaihikapu Street - A	Honolulu, HI
719 Ahua Street	Honolulu, HI
2812 Awaawaloa Street	Honolulu, HI
2927 Mokumoa Street	Honolulu, HI
197 Sand Island Access Road	Honolulu, HI
2844 Kaihikapu Street	Honolulu, HI
2879 Mokumoa Street	Honolulu, HI
2103 Auiki Street	Honolulu, HI
2135 Auiki Street	Honolulu, HI
2122 Kaliawa Street	Honolulu, HI
2831 Kaihikapu Street	Honolulu, HI
739 Ahua Street	Honolulu, HI
729 Ahua Street	Honolulu, HI
2833 Paa Street #2	Honolulu, HI
2833 Paa Street	Honolulu, HI
2815 Kaihikapu Street	Honolulu, HI
1062 Kikowaena Place	Honolulu, HI
873 Ahua Street	Honolulu, HI
2106 Kaliawa Street	Honolulu, HI
812 Mapunapuna Street	Honolulu, HI
2804 Kilihau Street	Honolulu, HI
525 North King Street	Honolulu, HI
204 Sand Island Access Road	Honolulu, HI
960 Ahua Street	Honolulu, HI
218 Mohonua Place	Honolulu, HI
125 Puuhale Road	Honolulu, HI
645 Ahua Street	Honolulu, HI
675 Mapunapuna Street	Honolulu, HI
659 Ahua Street	Honolulu, HI
1055 Ahua Street	Honolulu, HI
944 Ahua Street	Honolulu, HI
2019 Kahai Street	Honolulu, HI
2001 Kahai Street	Honolulu, HI
106 Puuhale Road	Honolulu, HI
2875 Paa Street	Honolulu, HI
1024 Mapunapuna Street	Honolulu, HI
2760 Kamehameha Highway	Honolulu, HI
2833 Waiwai Loop A	Honolulu, HI
2833 Waiwai Loop B	Honolulu, HI
2836 Awaawaloa Street	Honolulu, HI
909 Ahua Street	Honolulu, HI
905 Ahua Street	Honolulu, HI
2110 Auiki Street	Honolulu, HI
140 Puuhale Road	Honolulu, HI
2139 Kaliawa Street	Honolulu, HI
231 Sand Island Access Road	Honolulu, HI
2140 Kaliawa Street	Honolulu, HI
33 South Vineyard Boulevard	Honolulu, HI
970 Ahua Street	Honolulu, HI
995 Ahua Street	Honolulu, HI
1045 Mapunapuna Street	Honolulu, HI
165 Sand Island Access Road	Honolulu, HI
2839 Kilihau Street	Honolulu, HI
2829 Kilihau Street	Honolulu, HI
2833 Kilihau Street	Honolulu, HI
2821 Kilihau Street	Honolulu, HI
2808 Kam Highway	Honolulu, HI
2815 Kilihau Street	Honolulu, HI
2850 Awaawaloa Street	Honolulu, HI
848 Ala Lilikoi Street B	Honolulu, HI

 A-3-79

Various	Loan #9	Cut-off Date Balance:	$40,000,000
Various	ILPT Hawaii Portfolio	Cut-off Date LTV:	45.2%
Honolulu, HI Various		U/W NCF DSCR:	2.40x
		U/W NOI Debt Yield:	10.6%

Mortgage Loan No. 9 – ILPT Hawaii Portfolio

Mortgage Loan Information				Property Information
Mortgage Loan Seller(1):	MSMCH			Single Asset/Portfolio:	Portfolio
Original Balance(1):	$40,000,000			Location:	Honolulu, HI Various
Cut-off Date Balance(1):	$40,000,000			General Property Type(4):	Various
% of Initial Pool Balance:	3.9%			Detailed Property Type(4):	Various
Loan Purpose:	Recapitalization			Title Vesting:	Fee
Sponsor:	Industrial Logistics Properties Trust			Year Built/Renovated:	Various/N/A
Guarantor:	Industrial Logistics Properties Trust			Size(4):	9,591,512 SF
Mortgage Rate:	4.3100%			Cut-off Date Balance per SF(1):	$68
Note Date:	1/29/2019			Maturity Date Balance per SF(1):	$68
First Payment Date:	3/7/2019			Property Manager:	The RMR Group LLC
Maturity Date:	2/7/2029				(borrower-related)
Original Term to Maturity:	120 months
Original Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	120 months			UW NOI:	$68,763,789
Seasoning:	3 months			UW NOI Debt Yield(1):	10.6%
Prepayment Provisions(2):	LO (27); DEF/YM1 (86); O (7)			UW NOI Debt Yield at Maturity(1):	10.6%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR(1):	2.40x
Additional Debt Type(1)(3):	Pari Passu			Most Recent NOI:	$57,840,197 (10/31/2018 TTM)
Additional Debt Balance(1)(3):	$610,000,000			2nd Most Recent NOI:	$56,877,354 (12/31/2017)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$55,544,563 (12/31/2016)
				Most Recent Occupancy:	100.0% (12/13/2018)
Reserves				2nd Most Recent Occupancy:	100.0% (12/31/2017)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	99.5% (12/31/2016)
RE Tax:	$0	Springing	N/A	Appraised Value (as of)(5):	$1,439,117,000 (Various)
Insurance:	$0	Springing	N/A	Appraised Value per SF(5):	$150
Recurring Replacements:	$0	$0	N/A	Cut-off Date LTV Ratio(1)(5):	45.2%
TI/LC:	$0	$0	N/A	Maturity Date LTV Ratio(1)(5):	45.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$650,000,000	100.0%	Paydown of Corporate Revolver(6):	$380,000,000	58.5%
			Return of Equity:	$267,194,938	41.1%
			Closing Costs:	$2,805,063	0.4%
Total Sources:	$650,000,000	100.0%	Total Uses:	$650,000,000	100.0%

(1)	The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the ILPT Hawaii Portfolio Whole Loan (as defined below). The ILPT Hawaii Portfolio Whole Loan was co-originated by Morgan Stanley Bank, N.A. (“MSBNA”), Citi Real Estate Funding Inc. (“CREFI”), UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York (“UBS AG”) and JPMorgan Chase Bank, National Association (“JPMCB”) on January 29, 2019.

(2)	Following the lockout period, the ILPT Hawaii Portfolio Borrowers (as defined below) have the right to defease the entire ILPT Hawaii Portfolio Whole Loan, on any date after the earlier to occur of (i) two years after the closing date of the securitization that includes the last pari passu note to be securitized and (ii) January 29, 2022 (the “Lockout Expiration Date”). After the Lockout Expiration Date, prepayment in full is permitted with payment of a prepayment fee equal to the greater of (a) 1% of the outstanding principal amount of the ILPT Hawaii Portfolio Whole Loan or (b) the “Yield Maintenance Amount”, which is the present value as of the prepayment date of the remaining monthly interest only payments that would be due through August 7, 2028 (the “Open Prepayment Date”) based on the principal amount of the ILPT Hawaii Portfolio Whole Loan being prepaid, discounted at an interest rate equal to the difference between (i) 4.3100% and (ii) the yield maintenance treasury rate (as defined in the ILPT Hawaii Portfolio Whole Loan documents). The ILPT Hawaii Portfolio Whole Loan is prepayable in full without penalty on or after the Open Prepayment Date. The assumed defeasance and prepayment lockout period of 27 payments is based on the closing date of this transaction in May 2019.

(3)	See “The Mortgage Loan” and “Additional Secured Indebtedness (not including trade debts)” below for a discussion of additional indebtedness.

(4)	The ILPT Hawaii Portfolio Whole Loan is secured by the fee simple interests of the ILPT Hawaii Portfolio Borrowers (as defined below) in an approximately 9,591,512 SF portfolio of 177 leased fee parcels (the “Leased Fee Properties”) and nine fee simple parcels (the “Fee Simple Properties”) located in Honolulu, Hawaii.

(5)	The Appraised Value, Appraised Value per SF, Cut-off Date LTV Ratio and Maturity Date LTV Ratio are based on the aggregate of the individual “as-is” appraised values of leased fee interests in the ILPT Hawaii Portfolio (as defined below) as of December 2018 of $1,439,117,000.

(6)	Prior to the origination of the ILPT Hawaii Portfolio Whole Loan, the ILPT Hawaii Portfolio was unencumbered. According to the borrower sponsor, the proceeds of the ILPT Hawaii Portfolio Whole Loan were used to, among other things, repay all outstanding borrowings under its unsecured revolving credit facility. As of September 30, 2018, the balance of the unsecured revolving credit facility was $380,000,000.

 A-3-80

Various	Loan #9	Cut-off Date Balance:	$40,000,000
Various	ILPT Hawaii Portfolio	Cut-off Date LTV:	45.2%
Honolulu, HI Various		U/W NCF DSCR:	2.40x
		U/W NOI Debt Yield:	10.6%

The Mortgage Loan. The ninth largest mortgage loan (the “ILPT Hawaii Portfolio Mortgage Loan”) is part of a whole loan (the “ILPT Hawaii Portfolio Whole Loan”) in the original principal balance of $650,000,000. The ILPT Hawaii Portfolio Whole Loan is secured by a first priority fee mortgage encumbering 177 Leased Fee Properties and nine Fee Simple Properties located in Honolulu, Hawaii (the “ILPT Hawaii Portfolio”). The ILPT Hawaii Portfolio Whole Loan was co-originated by MSBNA, CREFI, UBS AG and JPMCB on January 29, 2019. The ILPT Hawaii Portfolio Whole Loan is comprised of 18 promissory notes, which are pari passu with each other, with an aggregate original principal balance of $650,000,000. Promissory Note A-5-4, in the original principal balance of $40,000,000, represents the ILPT Hawaii Portfolio Mortgage Loan and will be included in the BANK 2019-BNK18 securitization trust. Of the remaining 17 promissory notes representing the ILPT Hawaii Portfolio Whole Loan (collectively, the “ILPT Hawaii Portfolio Non-Serviced Pari Passu Companion Loans”), Promissory Notes A-1, A-2, A-3, A-4, A-5-1, A-6-1, A-7-1, A-8-1 and A-9, in the aggregate original principal balance of $390,000,000, were contributed to the ILPT Trust 2019-SURF securitization trust. The ILPT Hawaii Portfolio Whole Loan will be serviced pursuant to the trust and servicing agreement for the ILPT Trust 2019-SURF securitization trust. The remaining 8 ILPT Hawaii Portfolio Non-Serviced Pari Passu Companion Loans, which had an aggregate original principal balance of $220,000,000, have been or are expected to be contributed to one or more future securitization transactions or may be otherwise transferred at any time. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Prospectus.

ILPT Hawaii Portfolio Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Lead Servicing Interest(1)
ILPT Hawaii Portfolio Mortgage Loan
A-5-4	$40,000,000	$40,000,000	BANK 2019-BNK18	No
ILPT Hawaii Portfolio Non-Serviced Pari Passu Companion Loans
A-1	$162,500,000	$162,500,000	ILPT Trust 2019-SURF	Yes
A-2	$65,000,000	$65,000,000	ILPT Trust 2019-SURF	No
A-3	$35,000,000	$35,000,000	ILPT Trust 2019-SURF	No
A-4	$32,500,000	$32,500,000	ILPT Trust 2019-SURF	No
A-5-1	$32,500,000	$32,500,000	ILPT Trust 2019-SURF	No
A-5-2	$50,000,000	$50,000,000	BANK 2019-BNK17	No
A-5-3	$40,000,000	$40,000,000	MSBNA	No
A-6-1	$13,000,000	$13,000,000	ILPT Trust 2019-SURF	No
A-6-2	$22,000,000	$22,000,000	CREFI	No
A-6-3	$30,000,000	$30,000,000	CREFI	No
A-7-1	$13,000,000	$13,000,000	ILPT Trust 2019-SURF	No
A-7-2	$23,000,000	$23,000,000	UBS 2019-C16	No
A-8-1	$6,500,000	$6,500,000	ILPT Trust 2019-SURF	No
A-8-2	$26,000,000	$26,000,000	JPMCB	No
A-9	$30,000,000	$30,000,000	ILPT Trust 2019-SURF	No
A-10	$10,000,000	$10,000,000	UBS AG	No
A-11	$19,000,000	$19,000,000	UBS AG	No
Total	$650,000,000	$650,000,000

(1)	All notes held in the ILPT Trust 2019-SURF securitization trust together constitute the controlling notes for the ILPT Hawaii Portfolio Whole Loan.

The proceeds of the ILPT Hawaii Portfolio Whole Loan were used to pay down the borrower sponsor’s unsecured revolving credit facility, pay closing costs and return equity to the borrower sponsor.

The Borrower and the Sponsor. The borrowers are Higgins Properties LLC, Masters Properties LLC, Robin 1 Properties LLC, Tanaka Properties LLC, ILPT TSM Properties LLC, Z&A Properties LLC, LTMAC Properties LLC, ILPT Orville Properties LLC, RFRI Properties LLC, and TedCal Properties LLC (collectively, the “ILPT Hawaii Portfolio Borrowers”), each a Delaware limited liability company structured to be bankruptcy-remote with two independent directors. Legal counsel to the ILPT Hawaii Portfolio Borrowers delivered a non-consolidation opinion in connection with the origination of the ILPT Hawaii Portfolio Whole Loan. Industrial Logistics Properties Trust (“ILPT”) is the borrower sponsor and non-recourse carveout guarantor with respect to the ILPT Hawaii Portfolio Whole Loan. The obligations of ILPT for any guaranteed obligations for which the ILPT Hawaii Portfolio Whole Loan documents provide full recourse (consisting generally of bankruptcy related events) is capped at 15% of the outstanding principal balance of the ILPT Hawaii Portfolio Whole Loan.

ILPT is a real estate investment trust (“REIT”) formed to own and lease industrial and logistics properties throughout the United States. As of September 30, 2018, ILPT owned 269 industrial and logistics properties with approximately 29.2 million rentable SF, which were approximately 99.3% leased to 245 tenants with a weighted average remaining lease term of approximately 10.9 years. Approximately 58.8% of ILPT’s annualized rental revenues as of September 30, 2018 come from 226 properties (buildings, leasable land parcels and easements) with approximately 16.8 million SF located on the island of Oahu, Hawaii, most of which are long-term ground leases to tenants that have constructed buildings and operate businesses on land owned by ILPT.

 A-3-81

Various	Loan #9	Cut-off Date Balance:	$40,000,000
Various	ILPT Hawaii Portfolio	Cut-off Date LTV:	45.2%
Honolulu, HI Various		U/W NCF DSCR:	2.40x
		U/W NOI Debt Yield:	10.6%

The Properties. The ILPT Hawaii Portfolio consists of a total of 186 properties that are wholly owned in fee by the ILPT Hawaii Portfolio Borrowers, consisting of the 177 Leased Fee Properties (where the ILPT Hawaii Portfolio Borrowers own the land but not any of the related improvements, which improvements are owned by the applicable ground lessees) comprised of 9,266,124 SF of land and the nine Fee Simple Properties (where the ILPT Hawaii Portfolio Borrowers own both the land and the related improvements) comprised of 325,388 SF of building square footage. References herein to “SF” mean square feet of land with respect to the Leased Fee Properties and building square feet with respect to the Fee Simple Properties. Of the properties, 176 properties, comprising approximately 91.7% of ILPT Hawaii Portfolio SF, are primarily improved with industrial/warehouse distribution facilities that contribute 91.1% of underwritten base rent. The remaining properties are improved with (i) six retail properties comprising approximately 5.6% of ILPT Hawaii Portfolio SF and contributing 6.3% of underwritten base rent, and (ii) four office properties comprising approximately 2.7% of ILPT Hawaii Portfolio SF and 2.6% of underwritten base rent, along with a 30,000 SF fee simple-owned parking lot serving one such property. The ILPT Hawaii Portfolio has an average historical occupancy of approximately 99.5% from 2003 (when the ILPT Hawaii Portfolio was acquired by the borrower sponsor) through 2018. References herein to “occupancy” mean the percentage of the ILPT Hawaii Portfolio SF (including both land SF and building SF) that is occupied. During the same time period, ILPT has renewed ground leases with existing tenants at an annual rent increase of 20% above prior levels and has entered into ground leases with new tenants at an average rent premium of 28% above the prior comparable lease. Tenants of the ILPT Hawaii Portfolio have typically signed longer term leases and/or renewed their leases, with a weighted average tenancy of approximately 20.5 years as of the Cut-off Date.

Based on the rent roll as of December 13, 2018, the ILPT Hawaii Portfolio was over 99.9% leased by a diverse mix of both national and local tenants. The largest tenant, Servco Pacific, Inc., occupies approximately 5.6% of the ILPT Hawaii Portfolio SF and contributes approximately 5.5% of underwritten base rent. The top 10 largest tenants by SF occupy approximately 30.9% of the ILPT Hawaii Portfolio SF and contribute approximately 28.4% of underwritten base rent, and the top 20 largest tenants by SF occupy approximately 43.9% of the ILPT Hawaii Portfolio SF and contribute approximately 42.7% of underwritten base rent. Overall, the ILPT Hawaii Portfolio has more than 170 tenants, with only one vacant suite totaling 900 SF. The ILPT Hawaii Portfolio benefits from well distributed rollover during the loan term, with the largest amount of rollover occurring in 2022, when leases comprising approximately 22.7% of the ILPT Hawaii Portfolio SF and 22.3% of underwritten base rent expire. The weighted average remaining lease term at the ILPT Hawaii Portfolio is approximately 14.3 years as of May 2019, and approximately 52.9% of the ILPT Hawaii Portfolio SF and 50.2% of underwritten base rent rolls after the maturity of the ILPT Hawaii Portfolio Whole Loan.

The following table presents certain information relating to the ILPT Hawaii Portfolio:

ILPT Hawaii Portfolio Summary
Property Type	Net Rentable Area (SF)	% SF	Occupancy	UW Base Rent(1)	UW Base Rent PSF(1)	% of UW Base Rent	Appraised Value(2)	Allocated Loan Amount
Leased Fee Industrial	8,498,906	88.6%	100.0%	$56,700,212	$6.67	85.2%	$1,227,695,000	$554,507,903
Fee Simple Industrial(3)	295,388	3.1%	99.7%	$3,946,788	$13.40	5.9%	$75,500,000	$34,100,772
Sub-total Industrial:	8,794,294	91.7%	100.0%	$60,647,000	$6.90	91.1%	$1,303,195,000	$588,608,675
Leased Fee Retail	533,736	5.6%	100.0%	$4,204,900	$7.88	6.3%	$96,265,000	$43,479,613
Leased Fee Office(4)	263,482	2.7%	100.0%	$1,699,820	$6.45	2.6%	$39,657,000	$17,911,713
Total/Wtd. Avg.:	9,591,512	100.0%	100.0%	$66,551,720	$6.94	100.0%	$1,439,117,000	$650,000,000

(1)	UW Base Rent and UW Base Rent PSF include $3,723,524 ($0.39 PSF) of rent steps through January 15, 2020.

(2)	Based on the appraisals as of December 2018.

(3)	Fee Simple Industrial UW Base Rent PSF excludes 900 SF of vacant space.

(4)	Leased Fee Office also includes a 30,000 SF fee simple-owned parking lot at 1052 Ahua Street, which serves as additional parking for the leased fee office asset at 2828 Paa Street.

 A-3-82

Various	Loan #9	Cut-off Date Balance:	$40,000,000
Various	ILPT Hawaii Portfolio	Cut-off Date LTV:	45.2%
Honolulu, HI Various		U/W NCF DSCR:	2.40x
		U/W NOI Debt Yield:	10.6%

The following table presents certain information relating to the leases at the ILPT Hawaii Portfolio:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Base Rent(3)	Annual UW Base Rent PSF(3)	% of Total Annual UW Base Rent	Lease Expiration	Termination Option
Servco Pacific, Inc.	NR/NR/NR	537,302	5.6%	$3,672,284	$6.83	5.5%	1/31/2064	N
Coca-Cola Bottling of Hawaii, LLC	NR/NR/NR	350,869	3.7%	$2,014,399	$5.74	3.0%	Various(4)	N
Manheim Remarketing, Inc.	BBB+/Baa2/BBB	337,734	3.5%	$2,450,346	$7.26	3.7%	4/30/2021(5)	N
Bradley Shopping Center Company	NR/NR/NR	333,887	3.5%	$1,515,847	$4.54	2.3%	4/22/2033	N
Honolulu Warehouse Co., Ltd.	NR/NR/NR	298,384	3.1%	$1,775,385	$5.95	2.7%	1/31/2044	N
Warehouse Rentals, Inc.	NR/NR/NR	277,830	2.9%	$1,877,409	$6.76	2.8%	12/31/2049	N
A.L. Kilgo Company, Inc.	NR/NR/NR	276,283	2.9%	$1,913,320	$6.93	2.9%	12/31/2028	N
Kaiser Foundation Health Plan, Inc.	NR/NR/AA-	217,264	2.3%	$1,393,324	$6.41	2.1%	Various(6)	N
Pahounui Partners, LLC	NR/NR/NR	190,836	2.0%	$1,269,059	$6.65	1.9%	6/30/2027	N
New Age Service Hawaii, Inc.	NR/NR/NR	147,444	1.5%	$1,039,548	$7.05	1.6%	Various(7)	N
Subtotal/Wtd. Avg.		2,967,833	30.9%	$18,920,921	$6.38	28.4%

Other Tenants		6,621,709	69.0%	$47,630,799	$7.19	71.6%
Vacant Space(8)		1,970	0.0%	$0	$0.00	0.0%
Total/Wtd. Avg.		9,591,512	100.0%	$66,551,720	$6.94	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company, whether or not the parent guarantees the lease.

(3)	Annual UW Base Rent and Annual UW Base Rent PSF include contractual rent escalations of $3,723,524 ($0.39 PSF) through January 15, 2020.

(4)	Coca-Cola Bottling of Hawaii, LLC leases 34,755 SF through December 31, 2022 and 316,114 SF through July 31, 2039.

(5)	Manheim Remarketing, Inc. has one lease extension option through March 31, 2026 with an annual rent during the lease extension of the greater of (i) fair market rent and (ii) $7.40 PSF annually.

(6)	Kaiser Foundation Health Plan, Inc. leases 30,000 SF through April 30, 2026 and 187,264 SF through June 30, 2046. Kaiser Foundation Health Plan, Inc. has two, 10-year lease extension options for its 30,000 SF lease through April 30, 2046 at fixed rent and two, 10-year lease extension options for its 187,264 SF lease through June 30, 2066 at fixed rent.

(7)	New Age Service Hawaii, Inc. leases 52,250 SF through May 31, 2032, 38,294 SF through April 30, 2033 and 56,900 SF through June 30, 2035.

(8)	Vacant Space includes 1,070 of structurally non-rentable SF and 900 SF of rentable space.

The following table presents certain information relating to the lease rollover schedule at the ILPT Hawaii Portfolio:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling(3)	Total UW Base Rent Rolling(3)	Approx. % of Base Rent Rolling	Approx. Cumulative % of Total Rent Rolling
2019	3	15,075	0.2%	0.2%	$11.86	$178,748	0.3%	0.3%
2020	13	134,341	1.4%	1.6%	$10.01	$1,344,996	2.0%	2.3%
2021	18	423,540	4.4%	6.0%	$8.19	$3,468,102	5.2%	7.5%
2022	66	2,179,785	22.7%	28.7%	$6.80	$14,813,268	22.3%	29.8%
2023	9	158,095	1.6%	30.3%	$8.14	$1,286,858	1.9%	31.7%
2024	3	116,146	1.2%	31.6%	$8.19	$951,543	1.4%	33.1%
2025	5	96,154	1.0%	32.6%	$8.47	$814,396	1.2%	34.3%
2026	2	56,000	0.6%	33.1%	$9.53	$533,599	0.8%	35.1%
2027	3	338,166	3.5%	36.7%	$7.49	$2,534,423	3.8%	39.0%
2028	22	1,002,799	10.5%	47.1%	$7.20	$7,222,059	10.9%	49.8%
2029	3	122,819	1.3%	48.4%	$7.48	$918,544	1.4%	51.2%
2030 & Beyond	79	4,946,622	51.6%	100.0%	$6.57	$32,485,183	48.8%	100.0%
Vacant(4)	0	1,970	0.0%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.(5)	226	9,591,512	100.0%		$6.94	$66,551,720	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and that are not considered in the lease rollover schedule.

(3)	UW Base Rent PSF Rolling and Total UW Base Rent Rolling include $3,723,524 ($0.39 PSF) of rent steps through January 15, 2020.

(4)	Vacant space includes 1,070 SF of structurally non-rentable SF and 900 SF of rentable space.

(5)	Wtd. Avg. UW Base Rent PSF Rolling excludes vacant space.

 A-3-83

Various	Loan #9	Cut-off Date Balance:	$40,000,000
Various	ILPT Hawaii Portfolio	Cut-off Date LTV:	45.2%
Honolulu, HI Various		U/W NCF DSCR:	2.40x
		U/W NOI Debt Yield:	10.6%

The Market. The properties that comprise the ILPT Hawaii Portfolio are primarily located in Honolulu’s industrial/commercial district, and comprise approximately 220 contiguous acres adjacent to Honolulu International Airport with direct access to the H-1 Freeway, Moanalua Freeway and Nimitz Highway, and are a two-mile drive from Honolulu Harbor. The ILPT Hawaii Portfolio is concentrated in two substantial infill locations and benefits from its proximity to Honolulu International Airport and Honolulu Harbor. Hawaii imports approximately 80% of what it consumes and approximately 95% of its imports enter through its commercial harbors. The ILPT Hawaii Portfolio’s location is a last-mile location for many institutional entities located in Oahu and an important one for many local businesses. The Oahu industrial market exhibited a 1.85% vacancy rate as of the third quarter of 2018 and has remained under 2% for the last three years. At the same time, rents have grown, with the market achieving a 5.9% average annual rent increase from 2011 to 2017.

Oahu Industrial Market Statistics
Period	Number of Buildings	Building Area (SF)	Available Space (SF)	YTD Net Absorption (SF)	Vacancy Rate	Wtd. Avg. Asking Rent (Monthly)	Wtd. Avg. Asking Rent (Annually)	Avg. Net Op. Exp. (Monthly)	Avg. Net Op. Exp. (Annually)
2009	1,760	38,197,898	1,834,993	-210,641	4.80%	$0.99	$11.88	$0.32	$3.84
2010	1,777	38,530,034	1,828,951	6,042	4.75%	$0.99	$11.88	$0.32	$3.84
2011	1,798	38,896,094	1,860,883	-32,267	4.78%	$0.92	$11.04	$0.31	$3.72
3Q2012(1)	1,809	39,211,146	1,674,614	186,269	4.27%	$0.98	$11.76	$0.34	$4.08
2013	1,854	40,372,428	1,093,009	375,959	2.71%	$0.99	$11.88	$0.37	$4.44
2014	1,843	39,230,336	830,303	262,706	2.12%	$1.10	$13.20	$0.43	$5.16
2015	1,799	39,768,281	657,117	173,186	1.65%	$1.13	$13.56	$0.35	$4.20
2016	1,804	39,950,156	638,535	64,582	1.60%	$1.21	$14.52	$0.35	$4.20
2017	1,781	40,193,894	795,757	-157,222	1.98%	$1.30	$15.60	$0.37	$4.44
3Q2018	1,788	40,415,322	746,038	49,719	1.85%	$1.23	$14.76	$0.40	$4.80

Source: Appraisal.

(1)	Year end 2012 figures were unavailable.

170 of the 177 Leased Fee Properties, as well as all nine Fee Simple Properties, are in the Honolulu Industrial node, which consists of the Kalihi, Sand Island, Mapunapuna and Airport submarkets, which are comprised of a range of commercial and industrial uses. Market statistics as of the third quarter of 2018 are highlighted in the table below.

Oahu Industrial Market Statistics
Submarket	Number of Buildings	Building Area (SF)	Tenure	Available Space (SF)	3Q 2018 Net Absorption (SF)	Vacancy Rate	Wtd. Avg. Asking Rent PSF (Monthly)	Avg. Net Op. Exp. PSF (Monthly)
Kalihi	707	9,612,549	Fee Simple	215,094	(9,129)	2.24%	$1.19	$0.42
Sand Island	74	663,005	Leasehold	1,125	1,240	0.17%	$1.40	$0.33
Mapunapuna	107	4,214,301	Leasehold	20,900	0	0.50%	$1.41	$0.31
Airport	125	4,641,933	Fee Simple	22,000	12,579	0.47%	$1.00	$0.28

Source: Appraisal.

Kalihi Submarket Area					Sand Island Submarket Area
Period	Quarterly Net Absorption	Vacancy Rate	Wtd. Avg. Asking Rent PSF (Monthly)	Avg. Net Op. Exp. (Monthly)	Period	Quarterly Net Absorption	Vacancy Rate	Wtd. Avg. Asking Rent PSF (Monthly)	Avg. Net Op. Exp. (Monthly)
1Q2016	15,890	1.81%	$1.22	$0.36	1Q2016	(4,500)	2.56%	$0.82	$0.30
2Q2016	19,548	1.60%	$1.12	$0.33	2Q2016	0	2.56%	$0.82	$0.30
3Q2016	(22,471)	1.83%	$1.09	$0.38	3Q2016	(14,443)	0.00%	$0.00	$0.30
4Q2016	(32,539)	2.17%	$1.17	$0.41	4Q2016	(5,500)	0.97%	$1.36	$0.30
1Q2017	8,603	2.08%	$1.11	$0.40	1Q2017	0	0.97%	$1.36	$0.30
2Q2017	(73,547)	2.85%	$1.29	$0.48	2Q2017	(4,080)	1.68%	$1.36	$0.30
3Q2017	28,007	2.55%	$1.27	$0.50	3Q2017	9,580	0.00%	$1.36	$0.30
4Q2017	30,749	2.23%	$1.28	$0.38	4Q2017	(5,097)	0.77%	$1.36	$0.32
1Q2018	(23,764)	2.46%	$1.17	$0.40	1Q2018	3,857	0.19%	$1.40	$0.32
2Q2018	28,970	2.16%	$1.17	$0.40	2Q2018	(1,125)	0.36%	$1.40	$0.32
3Q2018	(9,129)	2.24%	$1.19	$0.42	3Q2018	1,240	0.17%	$1.40	$0.33

Source: Appraisal.

 A-3-84

Various	Loan #9	Cut-off Date Balance:	$40,000,000
Various	ILPT Hawaii Portfolio	Cut-off Date LTV:	45.2%
Honolulu, HI Various		U/W NCF DSCR:	2.40x
		U/W NOI Debt Yield:	10.6%

Mapunapuna Submarket Area					Airport Submarket Area
Period	Quarterly Net Absorption	Vacancy Rate	Wtd. Avg. Asking Rent PSF (Monthly)	Avg. Net Op. Exp. (Monthly)	Period	Quarterly Net Absorption	Vacancy Rate	Wtd. Avg. Asking Rent PSF (Monthly)	Avg. Net Op. Exp. (Monthly)
1Q2016	15,124	0.66%	$1.22	$0.43	1Q2016	29,527	0.11%	$1.20	$0.30
2Q2016	(6,852)	0.83%	$1.21	$0.40	2Q2016	0	0.11%	$1.20	$0.30
3Q2016	8,248	0.63%	$1.35	$0.40	3Q2016	(35,800)	0.88%	$1.20	$0.30
4Q2016	18,250	0.19%	$1.20	$0.35	4Q2016	5,300	0.77%	$1.02	$0.28
1Q2017	(3,020)	0.27%	$1.22	$0.35	1Q2017	13,300	0.48%	$0.85	$0.28
2Q2017	0	0.27%	$1.22	$0.35	2Q2017	0	0.48%	$0.85	$0.28
3Q2017	41,404	1.25%	$1.27	$0.40	3Q2017	22,500	0.00%	$0.85	$0.28
4Q2017	34,072	0.44%	$1.08	$0.33	4Q2017	0	0.00%	$0.85	$0.28
1Q2018	3,086	0.37%	$1.41	$0.26	1Q2018	(29,520)	0.64%	$1.08	$0.28
2Q2018	(5,480)	0.50%	$1.41	$0.31	2Q2018	(5,059)	0.74%	$1.08	$0.28
3Q2018	0	0.50%	$1.41	$0.31	3Q2018	12,579	0.47%	$1.00	$0.28

Source: Appraisal.

Summaries of the appraiser’s market ground rent conclusions for the Mapunapuna and Sand Island submarkets is presented in the below chart. The appraiser concluded market ground rent of $8.59 PSF for Mapunapuna and $7.75 PSF for Sand Island. The weighted average underwritten base rent for the 177 Leased Fee Properties is approximately $6.73 PSF, which is below market.

Summary of Comparable Ground Rents - Mapunapuna
Property Location	Transaction Type	Reset Date	Size (Acres)	Size (SF)	Actual Annual Rent PSF	MC Adjusted Annual Rent PSF(1)
1000 Mapunapuna Street	Ground Rent Reset	July 2017	0.960	41,833	$8.23	$8.58
803 Ahua Street	Ground Rent Reset	May 2018	1.676	73,013	$8.88	$8.88
669 Ahua Street	Ground Rent Reset	June 2018	0.803	35,000	$8.25	$8.25
842 Mapunapuna Street	Ground Rent Reset	November 2022	0.803	35,000	$9.64	$8.59
822 Mapunapuna Street	Ground Rent Reset	November 2022	0.803	35,000	$9.64	$8.59
692 Mapunapuna Street	Ground Rent Reset	January 2023	0.803	35,000	$9.74	$8.63
819 Ahua Street	Ground Rent Reset	January 2023	2.411	105,013	$9.64	$8.54

Source: Appraisal.

Summary of Comparable Ground Rents – Sand Island
Property Location	Transaction Type	Reset Date	Size (Acres)	Size (SF)	Actual Annual Rent PSF	MC Adjusted Annual Rent PSF(1)
158 Sand Island Access Road	Ground Rent Reset	January 2019	2.307	100,500	$7.58	$7.58
2250 Pahounui Drive	Ground Rent Reset	January 2019	1.736	75,627	$7.70	$7.70
2019 Kahai Street	Ground Rent Reset	January 2019	0.619	26,954	$7.73	$7.73
165 Sand Island Access Road	Ground Rent Reset	January 2019	0.359	15,677	$7.73	$7.73
218 Mohonua Place	Ground Rent Reset	January 2019	0.783	34,096	$7.75	$7.75
125 Puuhale Road	Ground Rent Reset	January 2019	0.712	31,006	$7.75	$7.75
2135 Auiki Street	Ground Rent Reset	January 2019	0.765	33,328	$7.75	$7.75
2264 Pahounui Drive	Ground Rent Reset	January 2019	0.760	33,103	$7.75	$7.75
2276 Pahounui Drive	Ground Rent Reset	January 2019	0.754	32,841	$7.75	$7.75
180 Sand Island Access Road	Ground Rent Reset	January 2019	1.534	66,828	$7.89	$7.89
2020 Auiki Street	Ground Rent Reset	January 2019	1.072	46,705	$7.62	$7.62
204 Sand Island Access Road	Ground Rent Reset	January 2019	0.759	33,078	$7.75	$7.75

Source: Appraisal.

(1)	MC Adjusted Annual Rent PSF is equal to Actual Annual Rent PSF adjusted 3% annually for market conditions.

 A-3-85

Various	Loan #9	Cut-off Date Balance:	$40,000,000
Various	ILPT Hawaii Portfolio	Cut-off Date LTV:	45.2%
Honolulu, HI Various		U/W NCF DSCR:	2.40x
		U/W NOI Debt Yield:	10.6%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow of the ILPT Hawaii Portfolio:

Cash Flow Analysis
	2015	2016	2017	10/31/2018 TTM	UW	UW PSF
Total Rental Income	$57,794,802	$59,050,133	$60,614,287	$62,463,516	$72,071,712	$7.51
Total Recoveries	$11,804,235	$12,418,670	$13,144,715	$13,907,140	$14,798,912	$1.54
Total Other Income	$194,061	$125,710	$152,497	$58,150	$114,598	$0.01
Effective Gross Income	$69,793,098	$71,594,513	$73,911,499	$76,428,806	$86,985,222	$9.07

Real Estate Taxes	$11,203,237	$11,786,584	$12,396,068	$13,111,618	$14,032,983	$1.46
Insurance	$47,193	$34,176	$31,368	$29,834	$30,915	$0.00
Other Expenses	$2,871,227	$4,229,190	$4,606,709	$5,447,157	$4,157,535	$0.43
Total Expenses	$14,121,657	$16,049,950	$17,034,145	$18,588,609	$18,221,433	$1.90

Net Operating Income(1)	$55,671,441	$55,544,563	$56,877,354	$57,840,197	$68,763,789	$7.17
Capital Expenditures	$0	$0	$0	$0	$59,078	$0.01
TI/LC	$0	$0	$0	$0	$498,822	$0.05
Net Cash Flow	$55,671,441	$55,544,563	$56,877,354	$57,840,197	$68,205,889	$7.11

Occupancy %(2)	100.0%	99.5%	100.0%	100.0%	100.0%
NOI DSCR(3)	1.96x	1.96x	2.00x	2.04x	2.42x
NCF DSCR(3)	1.96x	1.96x	2.00x	2.04x	2.40x
NOI Debt Yield(3)	8.6%	8.5%	8.8%	8.9%	10.6%
NCF Debt Yield(3)	8.6%	8.5%	8.8%	8.9%	10.5%

(1)	The increase in UW Net Operating Income from 10/31/2018 TTM Net Operating Income is primarily attributed to (i) $3,723,524 ($0.39 PSF) of rent steps through January 15, 2020, (ii) $259,026 in percentage rent from three tenants based on certain sales/revenue figures: Bank of Hawaii (2969 Mapunapuna Street), SLSS Partners (808 Ahua Street), and Honolulu Warehouse Co., Ltd. (2850 Paa Street) and (iii) $5,260,967 in straight-line average of ground rent steps from January 2020 through January 2030.

(2)	As of the underwritten rent roll dated December 13, 2018, the ILPT Hawaii Portfolio is over 99.9% occupied.

(3)	Debt service coverage ratios and debt yields are based on the ILPT Hawaii Portfolio Whole Loan.

Escrows and Reserves.

Real Estate Taxes - Solely during the continuance of a Cash Management Sweep Period (as defined below), the ILPT Hawaii Portfolio Borrowers are required to escrow monthly 1/12th of the annual estimated real estate taxes.

Insurance - Solely during the continuance of a Cash Management Sweep Period, the ILPT Hawaii Portfolio Borrowers are required to escrow monthly 1/12th of the annual estimated insurance premiums (unless the ILPT Hawaii Portfolio Borrowers maintain acceptable blanket insurance policies and the insurance premiums payable in connection therewith have been prepaid for not less than one year in advance, or, for the period of coverage under the insurance policies as to which certificates are delivered at loan origination, such period, if less than one year).

Lockbox and Cash Management. The ILPT Hawaii Portfolio Whole Loan is structured with a hard lockbox and springing cash management. The ILPT Hawaii Portfolio Borrowers are required to direct each tenant of the ILPT Hawaii Portfolio to deposit funds directly into the lockbox account, and to deposit any funds received by the ILPT Hawaii Portfolio Borrowers and property manager, notwithstanding such direction, into the lockbox account within two business days of receipt. If no Cash Management Sweep Period exists, amounts on deposit in the lockbox account are required to be disbursed to the ILPT Hawaii Portfolio Borrowers’ operating account on each business day. Upon the first occurrence of a Cash Management Sweep Period, the lender is required to establish, and the ILPT Hawaii Portfolio Borrowers are required to cooperate to establish, a lender-controlled cash management account. If a Cash Management Sweep Period exists, funds on deposit in the lockbox account are required to be transferred to a lender-controlled cash management account, and applied to make monthly deposits to the tax reserve and insurance reserve as described above under “Escrows and Reserves,” to pay debt service on the ILPT Hawaii Portfolio Whole Loan, to pay approved operating expenses in accordance with the annual budget (which is required to be reasonably approved by the lender during the continuance of a Cash Management Sweep Period) and extraordinary expenses approved by the lender, and to pay any remainder (i) during any Cash Management Sweep Period not caused by a Partial Debt Yield Event (as defined below) into a cash trap account or (ii) during a Cash Management Sweep Period caused by a Partial Debt Yield Event, 50% into the cash trap account, and 50% to the ILPT Hawaii Portfolio Borrowers. In each case, the amounts deposited in the cash trap account are required to be held as additional collateral for the ILPT Hawaii Portfolio Whole Loan during the continuance of the Cash Management Sweep Period; provided that, so long as no event of default is continuing under the ILPT Hawaii Portfolio Whole Loan, funds in the cash trap account are required to be applied to pay any shortfalls in debt service, to make deposits into the tax and insurance reserves to the extent amounts on deposit in the cash management account are insufficient, and, if requested by the ILPT Hawaii Portfolio Borrowers, to pay tenant improvements costs and allowances and leasing commissions for leases approved or deemed approved by the lender, capital expenditures set forth in the approved annual budget, management fees not to exceed 3.0% of operating income for the ILPT Hawaii Portfolio, and (subject to an annual cap of $100,000) REIT distributions to owners of the ILPT Hawaii Portfolio Borrowers.

A “Cash Management Sweep Period” will commence (a) upon the occurrence of an event of default under the loan documents, (b) upon the occurrence of a Debt Yield Event (as defined below) or (c) upon the occurrence of a Partial Debt Yield Event and will terminate upon (x) with respect to clause (a), the cure of such event of default, (y) with respect to clause (b), the termination of such Debt Yield Event, or (z) with respect to clause (c), the termination of such Partial Debt Yield Event.

 A-3-86

Various	Loan #9	Cut-off Date Balance:	$40,000,000
Various	ILPT Hawaii Portfolio	Cut-off Date LTV:	45.2%
Honolulu, HI Various		U/W NCF DSCR:	2.40x
		U/W NOI Debt Yield:	10.6%

A “Debt Yield Event” will commence if the debt yield for the ILPT Hawaii Portfolio Whole Loan is less than 6.75% at the end of two consecutive calendar quarters and will end if (i) the debt yield for the ILPT Hawaii Portfolio Whole Loan is equal to or greater than 6.75% for two consecutive calendar quarters, or (ii) the ILPT Hawaii Portfolio Borrowers have delivered to the lender a letter of credit in accordance with the loan documents in a face amount such that, if applied to reduce the principal balance of the ILPT Hawaii Portfolio Whole Loan, would result in a debt yield of at least 6.75%.

A “Partial Debt Yield Event” will occur if the debt yield for the ILPT Hawaii Portfolio Whole Loan is less than 7.25% at the end of two consecutive calendar quarters (and a Debt Yield Event does not exist) and will end if (i) the debt yield for the ILPT Hawaii Portfolio Whole Loan is equal to or greater than 7.25% for two consecutive calendar quarters, or (ii) the ILPT Hawaii Portfolio Borrowers have delivered to the lender a letter of credit in accordance with the loan documents in a face amount such that, if applied to reduce the principal balance of the ILPT Hawaii Portfolio Whole Loan, would result in a debt yield of at least 7.25%.

Additional Secured Indebtedness (not including trade debts). In addition to the ILPT Hawaii Portfolio Mortgage Loan, the ILPT Hawaii Portfolio also secures the ILPT Hawaii Portfolio Non-Serviced Pari Passu Companion Loans, which have an aggregate Cut-off Date principal balance of $610,000,000. The ILPT Hawaii Portfolio Non-Serviced Pari Passu Companion Loans accrue interest at the same rate as the ILPT Hawaii Portfolio Mortgage Loan. The ILPT Hawaii Portfolio Mortgage Loan is pari passu in right of payment with the ILPT Hawaii Portfolio Non-Serviced Pari Passu Companion Loans. The holders of the ILPT Hawaii Portfolio Mortgage Loan and the ILPT Hawaii Portfolio Non-Serviced Pari Passu Companion Loans have entered into a co-lender agreement which sets forth the allocation of collections on the ILPT Hawaii Portfolio Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Prospectus.

Mezzanine Loan and Preferred Equity. None.

Release of Property. Not permitted.

Right of First Refusal. A tenant at each of the 1052 Ahua Street, 2828 Paa Street, 2831 Kaihikapu Street, 2826 Kaihikapu Street, 1045 Mapunapuna Street and 918 Ahua Street Mortgaged Properties has a right of first refusal and/or right of first offer to purchase the related Mortgaged Property in the event of a proposed transfer of such Mortgaged Property. None of such rights of first refusal or first offer are applicable to a transfer of (i) any of the related Mortgaged Properties in connection with a foreclosure or deed-in-lieu of foreclosure or (ii) the entire ILPT Hawaii Portfolio.

Letter of Credit. None.

Terrorism Insurance. The ILPT Hawaii Portfolio Whole Loan documents require that the “all risk” insurance policy required to be maintained by the ILPT Hawaii Portfolio Borrowers provide coverage for terrorism in an amount equal to the full replacement cost of the ILPT Hawaii Portfolio and 24 months of business interruption insurance (in each case, subject to a cap with respect to non-owned improvements); provided that if the Terrorism Risk Insurance Program Reauthorization Act of 2015 or an extension thereof or a substantially similar program (“TRIPRA”) is in effect and continues to cover both foreign and domestic acts of terrorism, the lender is required to accept terrorism insurance with coverage against “covered acts” within the meaning of TRIPRA.

 A-3-87

Hospitality – Full Service	Loan #10	Cut-off Date Balance:	$40,000,000
12681 Harbor Boulevard	Great Wolf Lodge Southern California	Cut-off Date LTV:	49.5%
Garden Grove, CA 92840		U/W NCF DSCR:	2.41x
		U/W NOI Debt Yield:	14.6%

 A-3-88

Hospitality – Full Service	Loan #10	Cut-off Date Balance:	$40,000,000
12681 Harbor Boulevard	Great Wolf Lodge Southern California	Cut-off Date LTV:	49.5%
Garden Grove, CA 92840		U/W NCF DSCR:	2.41x
		U/W NOI Debt Yield:	14.6%

 A-3-89

Hospitality – Full Service	Loan #10	Cut-off Date Balance:	$40,000,000
12681 Harbor Boulevard	Great Wolf Lodge Southern California	Cut-off Date LTV:	49.5%
Garden Grove, CA 92840		U/W NCF DSCR:	2.41x
		U/W NOI Debt Yield:	14.6%

Mortgage Loan No. 10 – Great Wolf Lodge Southern California

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$40,000,000			Location:	Garden Grove, CA 92840
Cut-off Date Balance(1):	$40,000,000			General Property Type:	Hospitality
% of Initial Pool Balance:	3.9%			Detailed Property Type:	Full Service
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsors:	McWhinney Real Estate Services, Inc.;			Year Built/Renovated:	2016/N/A
	Chad McWhinney; Troy McWhinney;			Size:	603 Rooms
	Great Wolf Resorts, Inc.			Cut-off Date Balance per Room(1):	$248,756
Guarantor:	McWhinney Holding Company, LLLP			Maturity Date Balance per Room(1):	$248,756
Mortgage Rate(2):	5.2533%			Property Manager:	GWR Manager LLC
Note Date:	3/11/2019				(borrower-related)
First Payment Date:	4/11/2019
Maturity Date:	3/11/2029
Original Term to Maturity:	120 months
Original Amortization Term:	0 months
IO Period:	120 months
Seasoning:	2 months			Underwriting and Financial Information
Prepayment Provisions(3):	LO (26); DEF (87); O (7)			UW NOI:	$21,885,939
Lockbox/Cash Mgmt Status:	Soft/Springing			UW NOI Debt Yield(1):	14.6%
Additional Debt Type(1)(4):	Pari Passu / Subordinate			UW NOI Debt Yield at Maturity(1):	14.6%
Additional Debt Balance(1)(4):	$110,000,000 / $20,000,000			UW NCF DSCR(1):	2.41x
Future Debt Permitted (Type):	No (N/A)			Most Recent NOI:	$22,017,852 (1/31/2019 TTM)
				2nd Most Recent NOI(6):	$21,673,034 (12/31/2018)
Reserves(5)				3rd Most Recent NOI(6):	$16,784,192 (12/31/2017)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	80.8% (1/31/2019)
RE Tax:	$0	$244,016	N/A	2nd Most Recent Occupancy(6):	80.3% (12/31/2018)
Insurance:	$0	Springing	N/A	3rd Most Recent Occupancy(6):	69.6% (12/31/2017)
FF&E:	$0	Springing	N/A	Appraised Value (as of):	$302,900,000 (11/28/2018)
Excess FF&E:	$2,000,000	N/A	N/A	Appraised Value per Room(7):	$502,322
Seasonality:	$0	(5)	(5)	Cut-off Date LTV Ratio(7)(1):	49.5%
Amortization:	$0	Springing	N/A	Maturity Date LTV Ratio(1):	49.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Senior Loan(1):	$150,000,000	81.1%	Loan Payoff:	$180,192,917	97.4%
Subordinate Loan(1):	$20,000,000	10.8%	Reserves:	$2,000,000	1.1%
Cash Equity Contribution	$15,010,961	8.1%	Closing Costs:	$2,818,045	1.5%
Total Sources:	$185,010,961	100.0%	Total Uses:	$185,010,961	100.0%

(1)	The Cut-off Date Balance per Room, Maturity Date Balance per Room, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the Great Wolf Lodge Southern California Senior Loan (as defined below). The Cut-off Date Balance per Room, Maturity Date Balance per Room, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers based on the Great Wolf Lodge Southern California Whole Loan (as defined below) are $281,924, $281,924, 12.9%, 12.9%, 1.89x, 56.1% and 56.1%, respectively.

(2)	The Great Wolf Lodge Southern California Mortgage Loan (as defined below) has an interest rate of 5.2533% and the Great Wolf Lodge Southern California Subordinate Companion Loan (as defined below) has an interest rate of 10.7500%.

(3)	Defeasance of the Great Wolf Lodge Southern California Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last Great Wolf Lodge Southern California Whole Loan to be securitized and (b) April 11, 2022. The assumed defeasance lockout period of 26 payments is based on the closing date of this transaction in May 2019.

(4)	See “The Mortgage Loan” and “Additional Secured Indebtedness (not including trade debts)” below for further discussion of additional debt.

(5)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(6)	The increase in NOI and Occupancy from 2017 to 2018 was partly due to the fact that the Great Wolf Lodge Southern California Property opened in 2016 and was ramping up in performance over such time period.

(7)	The appraised value shown assumes that the Great Wolf Lodge Southern California Property is encumbered by the Disposition and Development Agreement and Transient Occupancy Tax rebates are due (See “Disposition and Development Agreement and Transient Occupancy Tax” below). The appraiser also concluded to a value of $293,300,000, which assumes that the Great Wolf Lodge Southern California Property is not encumbered by the Disposition and Development Agreement and no Transient Occupancy Tax rebates are due, which would equate to (i) a Cut-off Date LTV Ratio based on the Great Wolf Lodge Southern California Senior Loan of 51.1% and (ii) a Cut-off Date LTV Ratio based on the Great Wolf Lodge Southern California Whole Loan of 58.0%.

 A-3-90

Hospitality – Full Service	Loan #10	Cut-off Date Balance:	$40,000,000
12681 Harbor Boulevard	Great Wolf Lodge Southern California	Cut-off Date LTV:	49.5%
Garden Grove, CA 92840		U/W NCF DSCR:	2.41x
		U/W NOI Debt Yield:	14.6%

The Mortgage Loan. The tenth largest mortgage loan (the “Great Wolf Lodge Southern California Mortgage Loan”) is part of a whole loan (the “Great Wolf Lodge Southern California Whole Loan”) in the original principal balance of $170,000,000. The Great Wolf Lodge Southern California Whole Loan is secured by a first priority fee mortgage encumbering a full service hospitality property located in Garden Grove, California (the “Great Wolf Lodge Southern California Property”). The Great Wolf Lodge Southern California Whole Loan consists of (i) five senior notes totaling $150,000,000, which are pari passu with each other (collectively, the “Great Wolf Lodge Southern California Senior Loan”), and (ii) a subordinate promissory note with an original principal balance of $20,000,000 (the “Great Wolf Lodge Southern California Subordinate Companion Loan”), which is held by KSL Capital Partners Co Trust II and is subordinate to the Great Wolf Lodge Southern California Senior Loan. The Great Wolf Lodge Southern California Mortgage Loan will be serviced pursuant to the pooling and servicing agreement for the WFCM 2019-C50 securitization trust. The Great Wolf Lodge Southern California Mortgage Loan represents the non-controlling Notes A-3 and A-5, which have an aggregate original principal balance of $40,000,000. The remaining Great Wolf Lodge Southern California Senior Loan pari passu notes are referred to herein as the “Great Wolf Lodge Southern California Pari Passu Companion Loans”. See “Description of the Mortgage Pool—The Whole Loans—The Great Wolf Lodge Southern California Pari Passu A/B Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Prospectus.

Great Wolf Lodge Southern California Whole Loan Summary
Note(1)	Original Balance	Cut-off Date Balance	Note Holder	Lead Servicing Interest
Great Wolf Lodge Southern California Mortgage Loan
A-3	$25,000,000	$25,000,000	BANK 2019-BNK18	No
A-5	$15,000,000	$15,000,000	BANK 2019-BNK18	No
Great Wolf Lodge Southern California Serviced Pari Passu Companion Loans
A-1	$35,000,000	$35,000,000	WFCM 2019-C50	(2)
A-2	$25,000,000	$25,000,000	BANK 2019-BNK17	No
A-4(3)	$50,000,000	$50,000,000	Column Financial, Inc.	No
Great Wolf Lodge Southern California Subordinate Companion Loan
B-1	$20,000,000	$20,000,000	KSL Capital Partners Co Trust II	(2)
Total Great Wolf Lodge Southern California Whole Loan	$170,000,000	$170,000,000

(1)	The Great Wolf Lodge Southern California Subordinate Companion Loan is subordinate to the A-Notes.

(2)	The holder of the Great Wolf Lodge Southern California Subordinate Companion Loan will have the right to appoint the special servicer of the Great Wolf Lodge Southern California Whole Loan and to direct certain decisions with respect to the Great Wolf Lodge Southern California Whole Loan, unless a control appraisal event exists under the related co-lender agreement; provided that after the occurrence of a control appraisal event with respect to the Great Wolf Lodge Southern California Subordinate Companion Loan, the holder of the Great Wolf Lodge Southern California Note A-1 (or the directing certificate holder for the securitization trust that holds Note A-1) will have such rights.

(3)	The A-4 Note was sold to Column Financial, Inc.

The Borrower and the Borrower Sponsors. The borrower is GWGG, LLC (the “Great Wolf Lodge Southern California Borrower”), a single-purpose Delaware limited liability company with two independent directors. The borrower sponsors are McWhinney Real Estate Services, Inc. (“McWhinney”), Chad McWhinney, Troy McWhinney, and Great Wolf Resorts, Inc. (“Great Wolf”); and the non-recourse carveout guarantor is McWhinney Holding Company, LLLP. The Great Wolf Lodge Southern California Borrower is owned by GWGG JV, LLC, a joint venture between MGWGG Investments, LLC (84.7% ownership interest), an entity managed by McWhinney and in which affiliates of McWhinney hold an ownership interest of at least 70.3%; and GWR Garden Grove, LLC (15.3% ownership interest), an affiliate of Great Wolf.

Founded in 1991 by Chad McWhinney, McWhinney’s holdings include approximately 1.2 million SF of commercial space (office, industrial, retail and mixed use), 2,293 hotel keys, 708 multifamily units and more than 2,700 acres of land. McWhinney holds ownership interest in three other hotels in the Anaheim area including the Hilton Garden Inn – Anaheim, Homewood Suites – Anaheim, and Hampton Inn – Anaheim.

Founded in 1997, Great Wolf is the largest indoor water park family resort company in North America and currently operates 15 properties across the United States and Canada, as well as two additional properties under construction and land owned for potential future developments. Great Wolf caters to family travelers, particularly those seeking a resort atmosphere that caters to both children and adults.

The Property. The Great Wolf Lodge Southern California Property is a nine-story, 603-room, full service water park resort hotel located in Garden Grove, California, approximately 2.2 miles south of Disneyland. Built in 2016, the Great Wolf Lodge Southern California Property is situated on an 11.7-acre site and amenities include a 105,000-square-foot indoor waterpark, fitness center, outdoor pool area, miniature golf course, bowling alley, movie theater, arcade, kid-friendly spa, 21,226 SF of meeting space, and multiple restaurants and retail outlets. The indoor waterpark includes a four-story treehouse water fort, 14 water slides, four splash pads and play pools, a surf simulator and large wave pool. In addition, the Great Wolf Lodge Southern California Property offers planned family activities and live performances.

The Great Wolf Lodge Southern California Property guestroom configuration includes 452 standard suites which sleep up to six people; 133 themed suites, including six-person Wolf Den suites with bunk beds and seven-person Kid Cabin suites with bunk beds and a day bed; and 18 premium suites which sleep six to eight people. The Great Wolf Lodge Southern California Property also contains a five-story parking garage with 1,048 parking spaces, equating to a parking ratio of 1.7 spaces per room. According to the appraisal, the demand segmentation at the Great Wolf Lodge Southern California Property is 91% leisure and 9% meeting & group.

The Great Wolf Lodge Southern California Property is not subject to a franchise agreement; however, a management and license agreement is in-place with GWR Manager LLC (an affiliate of Great Wolf) through February 2041. The loan documents require that the Great Wolf Lodge Southern California Property is managed by a “Qualified Manager”, which means one of the following entities: an affiliate of the current manager, Walt Disney Parks and Resorts, Kalahari, Wilderness, Marriott International, Hyatt Hotels Corporation, MGM Resorts International, Hilton Worldwide, IHG, Cedar Fair, Six Flags Great Adventure, SeaWorld Parks and Entertainment, Merlin Entertainment, Wyndham, or an affiliate controlled by one of the foregoing operating any full service flag or brand with a STR Chainscale rating “Upscale” or higher, if such Qualified Manager has experience operating a substantial water amenity,

 A-3-91

Hospitality – Full Service	Loan #10	Cut-off Date Balance:	$40,000,000
12681 Harbor Boulevard	Great Wolf Lodge Southern California	Cut-off Date LTV:	49.5%
Garden Grove, CA 92840		U/W NCF DSCR:	2.41x
		U/W NOI Debt Yield:	14.6%

or “Upper Upscale”, if such Qualified Manager does not have experience operating a substantial water amenity (or, in the case of IHG, “Upper Upscale” or higher), or a reputable and experienced organization possessing experience in managing or franchising full-service hotels (with waterpark) similar to the Great Wolf Lodge Southern California Property. Any replacement management agreement with a Qualified Manager is subject to written approval by the lender in the lender’s reasonable discretion, and such approval may be conditioned upon the lender’s receipt of rating agency confirmation.

The following table presents historical occupancy, ADR, and RevPAR penetration rates of the Great Wolf Lodge Southern California Property.

Historical Occupancy, ADR, RevPAR(1)(2)
	Competitive Set			Great Wolf Lodge Southern California Property			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR(3)	RevPAR	Occupancy	ADR(3)	RevPAR
1/31/2017 TTM(4)	84.7%	$232.72	$197.16	55.8%	$281.50	$157.01	65.9%	121.0%	79.6%
1/31/2018 TTM(4)	84.8%	$238.85	$202.59	71.2%	$264.26	$188.19	84.0%	110.6%	92.9%
1/31/2019 TTM	84.3%	$249.47	$210.31	82.1%	$251.45	$206.42	97.4%	100.8%	98.2%

Source: Industry Report.

(1)	According to a third party research report, the competitive set includes Anaheim Majestic Garden Hotel, Hilton Anaheim, Disney’s Disneyland Hotel, Sheraton Park Hotel @ The Anaheim Resort, Disney’s Paradise Pier Hotel, Hyatt Regency Orange County, Delta Hotel Anaheim Garden Grove, Hyatt Regency Huntington Beach & Spa, Disney’s Grand Californian Hotel & Spa, DoubleTree by Hilton Suites Anaheim Resort Convention Center, Legoland California Resort Hotel, and Courtyard Anaheim Theme Park Entrance.

(2)	Variances between the underwriting, the appraisal, and third party research report with respect to Occupancy, ADR and RevPAR at the Great Wolf Lodge Southern California Property are attributable to variances in reporting methodologies and/or timing differences.

(3)	The ADRs shown above for the Great Wolf Lodge Southern California Property exclude the daily resort fee. The historical and underwritten ADRs represented in the “Operating History and Underwritten Net Cash Flow” section below are inclusive of the daily resort fee.

(4)	The increase in performance from 1/31/2017 TTM to 1/31/2018 TTM is partly due to the fact that the Great Wolf Lodge Southern California Property opened in 2016 and was ramping up in performance over such time period.

The Market. The Great Wolf Lodge Southern California Property is located in Garden Grove, California, Orange County, approximately 4.3 miles south of downtown Anaheim, 2.2 miles south of Disneyland, 11.1 miles north of John Wayne Airport, 30.3 miles southeast of downtown Los Angeles, and 35.0 miles southeast of the Los Angeles International Airport. The Great Wolf Lodge Southern California Property is situated on Harbor Boulevard, which is a main north/south thoroughfare that connects the Great Wolf Lodge Southern California Property to the Anaheim Resort Area, Disneyland and the Interstate 5 on-ramp to the north. Additional attractions in the area include Knott’s Berry Farm (8.8 miles northwest), Angel Stadium (home to Major League Baseball’s Los Angeles Angels; 2.9 miles northeast) and the Anaheim Convention Center (1.7 miles north). The Anaheim Convention Center is the largest convention center on the West Coast and recently completed a $190.0 million expansion.

According to the appraisal, the Anaheim/Garden Grove market is experiencing a period of expansion, primarily led by the tourism and leisure industry. According to the appraisal, the Orange County economy is primarily driven by the tourism industry, which employs more than 140,000 people in the area. Orange County hosted approximately 49.5 million visitors in 2017, a 2.7% increase from 2016, which led to an economic impact of more than $12.5 billion, marking a 3.1% increase in visitor spending from 2016. The Walt Disney Corporation is the largest private-sector employer in Orange County, with approximately 31,000 employees, and Disneyland is one of the largest demand generators in the area. While Disney does not publish attendance data, a 2018 third party research report estimated that Disneyland hosted approximately 18.3 million visitors in 2017, which surpassed the previous peak in 2015 when the park celebrated its 60th anniversary.

According to the appraisal, the 2018 population within a three- and five-mile radius of the Great Wolf Lodge Southern California Property was 305,784 and 856,177, respectively. The 2018 average household income within the same radii was $76,916 and $76,996, respectively.

The appraisal identified six new hotels totaling approximately 2,000 rooms that are expected to have some degree of competitive interaction with the Great Wolf Lodge Southern California Property and are expected to be constructed in 2019 and 2020; however, none of these hotels are anticipated to compete directly with the Great Wolf Lodge Southern California Property.

 A-3-92

Hospitality – Full Service	Loan #10	Cut-off Date Balance:	$40,000,000
12681 Harbor Boulevard	Great Wolf Lodge Southern California	Cut-off Date LTV:	49.5%
Garden Grove, CA 92840		U/W NCF DSCR:	2.41x
		U/W NOI Debt Yield:	14.6%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the operating history and Underwritten Net Cash Flow at the Great Wolf Lodge Southern California Property:

Cash Flow Analysis
	2016(1)	2017(1)	2018(1)	TTM 1/31/2019	UW	UW per Room
Occupancy	56.0%	69.6%	80.3%	80.8%	80.8%
ADR	$302.82	$293.48	$280.43	$280.55	$280.55
RevPAR	$174.35	$204.29	$225.14	$226.80	$226.80

Room Revenue	$37,321,683	$44,962,428	$49,532,819	$49,916,915	$49,916,915	$82,781
Food & Beverage Revenue	$12,651,097	$15,786,521	$18,549,243	$18,659,206	$18,659,206	$30,944
Other Income(2)	$9,801,978	$12,432,751	$15,836,332	$16,156,718	$16,156,718	$26,794
Total Revenue	$59,774,758	$73,181,700	$83,918,394	$84,732,839	$84,732,839	$140,519

Room Expense	$8,229,012	$9,459,551	$11,101,315	$11,308,530	$11,308,530	$18,754
Food & Beverage Expense	$10,057,613	$11,069,358	$11,906,573	$12,095,948	$12,095,948	$20,060
Other Departmental Expenses	$9,251,797	$9,750,793	$11,103,942	$11,333,895	$11,333,895	$18,796
Total Departmental Expenses	$27,538,422	$30,279,702	$34,111,830	$34,738,373	$34,738,373	$57,609
Gross Operating Income	$32,236,336	$42,901,998	$49,806,564	$49,994,466	$49,994,466	$82,910

Total Undistributed Expenses	$17,738,878	$22,740,580	$24,239,081	$24,085,395	$24,085,395	$39,943
Gross Operating Profit	$14,497,458	$20,161,418	$25,567,483	$25,909,071	$25,909,071	$42,967

Total Fixed Charges	$4,226,049	$3,377,226	$3,894,449	$3,891,219	$4,023,132	$6,672
Total Operating Expenses	$49,503,349	$56,397,508	$62,245,360	$62,714,987	$62,846,900	$104,224

Net Operating Income	$10,271,409	$16,784,192	$21,673,034	$22,017,852	$21,885,939	$36,295
FF&E	$0	$0	$0	$0	($3,389,314)	($5,621)
TOT Reimbursement(3)	$560,083	$667,889	$743,272	$749,023	$748,754	$1,242
Net Cash Flow	$10,831,492	$17,452,081	$22,416,306	$22,766,875	$19,245,379	$31,916

NOI DSCR(4)	1.29x	2.10x	2.71x	2.76x	2.74x
NCF DSCR(4)	1.36x	2.18x	2.81x	2.85x	2.41x
NOI Debt Yield(4)	6.8%	11.2%	14.4%	14.7%	14.6%
NCF Debt Yield(4)	7.2%	11.6%	14.9%	15.2%	12.8%

(1)	The increases in Net Operating Income from 2016 to 2018 were driven primarily by increases in Occupancy, Food & Beverage Revenue, and Other Income. The Great Wolf Lodge Southern California Property opened for business in 2016 and was ramping up performance over such time period.

(2)	Other Income consists of revenue from the waterpark, miniature golf, arcade games and other attractions, gift shop revenue, parking revenue, spa revenue, and other miscellaneous income.

(3)	Underwritten TOT Reimbursement is based on underwritten Room Revenue of $49,916,915 multiplied by the 2018 TOT Differential (as defined below) of 1.5% See “Disposition and Development Agreement and Transient Occupancy Tax” section below for further details on TOT reimbursement.

(4)	The debt service coverage ratios and debt yields shown are based on the Great Wolf Lodge Southern California Senior Loan, and excludes the Great Wolf Lodge Southern California Subordinate Companion Loan.

Escrows and Reserves.

Real Estate Taxes - The Great Wolf Lodge Southern California Borrower is required to deposit ongoing monthly escrows for real estate taxes in an amount equal to one-twelfth of the real estate taxes that the lender estimates will be payable during the next twelve months (initially $244,016).

Insurance - The Great Wolf Lodge Southern California Borrower is not required to deposit ongoing monthly escrows for insurance as long as (i) no event of default has occurred and is continuing, (ii) the Great Wolf Lodge Southern California Borrower provides the lender with evidence that the insurance coverage for the Great Wolf Lodge Southern California Property is included in a blanket policy and such policy is in full force and effect, and (iii) the Great Wolf Lodge Southern California Borrower provides the lender with evidence of timely payment of the insurance premiums and renewals.

FF&E Reserve - The Great Wolf Lodge Southern California Borrower is not required to deposit ongoing monthly escrows for capital expenditures as long as (i) the current manager (or any affiliates) is the manager and the management agreement is in full force and effect, (ii) the manager reserves funds for capital expenditures which will be disbursed pursuant to the terms of the management agreement, and (iii) there is no default beyond any applicable notice and cure period under the management agreement.

Excess FF&E Reserve - The Great Wolf Lodge Southern California Borrower was required to deposit an upfront capital expenditure reserve of $2,000,000.

Seasonality Reserve - Upon the request of the lender, the Great Wolf Lodge Southern California Borrower is required to deposit monthly deposits from June 2019 through August 2019 and commencing in 2020 and each year thereafter, from March through August during the term of the Great Wolf Lodge Southern California Whole Loan, into the seasonality reserve in an amount equal to the lesser of (a) $280,000 and (b) available net cash flow after all

 A-3-93

Hospitality – Full Service	Loan #10	Cut-off Date Balance:	$40,000,000
12681 Harbor Boulevard	Great Wolf Lodge Southern California	Cut-off Date LTV:	49.5%
Garden Grove, CA 92840		U/W NCF DSCR:	2.41x
		U/W NOI Debt Yield:	14.6%

expenses and payments required under the loan documents. The Seasonality Reserve will be capped at an amount equal to two months of debt service (exclusive of any amortization payments).

Amortization Reserve – Based on the conditions outlined below, the Great Wolf Lodge Southern California Borrower will be required to commence depositing monthly payments into a reserve account consistent with the applicable hypothetical amortization schedules:

(i)	As of April 1, 2022, if the net cash flow debt yield of the Great Wolf Lodge Southern California Whole Loan (inclusive of the Great Wolf Lodge Southern California Subordinate Companion Loan) is less than 12.0%, the Great Wolf Lodge Southern California Borrower will be required to deposit monthly payments consistent with a 30-year amortization schedule;

(ii)	As of April 1, 2024, if the net cash flow debt yield of the Great Wolf Lodge Southern California Whole Loan (inclusive of the Great Wolf Lodge Southern California Subordinate Companion Loan) is less than 13.0%, the Great Wolf Lodge Southern California Borrower will be required to deposit monthly payments consistent with a 27-year amortization schedule; and

(iii)	As of April 1, 2026, if the net cash flow debt yield of the Great Wolf Lodge Southern California Whole Loan (inclusive of the Great Wolf Lodge Southern California Subordinate Companion Loan) is less than 14.0%, the Great Wolf Lodge Southern California Borrower will be required to deposit monthly payments consistent with a 25-year amortization schedule.

Lockbox and Cash Management. A soft lockbox with springing cash management is in-place with respect to the Great Wolf Lodge Southern California Whole Loan. The borrower and manager are required to deposit into the lockbox account (i) prior to a Great Wolf Cash Management Trigger Event (as defined below), only amounts payable (after operating expenses, management fees and transfers to the reserves) by the manager to the Great Wolf Lodge Southern California Borrower pursuant to the hotel management agreement on a weekly basis; and (ii) from and after a Great Wolf Cash Management Trigger Event, all income within three business days after receipt. Following a Great Wolf Cash Management Trigger Event, credit card providers are required to deposit rents and income directly into the lockbox account. Upon the occurrence and during the continuance of a Great Wolf Cash Management Trigger Event, all funds on deposit in the lockbox account are required to be transferred to the cash management account on a daily basis. Prior to a Cash Trap Event Period (as defined below), all funds on deposit in the cash management account will be disbursed (a) prior to a Great Wolf Cash Management Trigger Event, to the borrower’s operating account, and (b) after the date of a Great Wolf Cash Management Trigger Event, to the manager’s operating account. During a Cash Trap Event Period, all funds on deposit in the cash management account are required to be applied to the payment of, among other things, monthly escrows, debt service, operating expenses set forth in the lender-approved annual budget and extraordinary expenses approved by the lender; and all excess cash flow is required to be held in the excess cash flow subaccount as additional security for the Great Wolf Lodge Southern California Whole Loan.

A “Great Wolf Cash Management Trigger Event” will commence upon the earlier of the following:

(i)	any Great Wolf Entity (as defined below) owning more than 25% of the direct or indirect interest in the Great Wolf Lodge Southern California Borrower; or

(ii)	any Great Wolf Entity controlling the Great Wolf Lodge Southern California Borrower.

A “Great Wolf Entity” means (a) an entity that is controlled (directly or indirectly) by Great Wolf or any entity that controls Great Wolf; or (b) any entity that is under common control with Great Wolf.

A “Cash Trap Event Period” will commence upon the earlier of the following:

(i)	the occurrence and continuance of an event of default; or

(ii)	the net cash flow debt yield of the Great Wolf Lodge Southern California Whole Loan (inclusive of the Great Wolf Lodge Southern California Subordinate Companion Loan) falling below 9.0% at the end of any calendar quarter.

A Cash Trap Event Period will end upon the occurrence of the following:

●	with regard to clause (i), the cure of such event of default; or

●	with regard to clause (ii), upon the net cash flow debt yield of the Great Wolf Lodge Southern California Whole Loan (inclusive of the Great Wolf Lodge Southern California Subordinate Companion Loan) being equal to or greater than 9.5% for two consecutive calendar quarters.

Disposition and Development Agreement and Transient Occupancy Tax. McWhinney obtained the site to construct the Great Wolf Lodge Southern California Property through a disposition and development agreement (“DDA”) with the Garden Grove Agency of Community Development (“Agency”), which was signed in May 2009 and amended in April 2010. As part of the DDA, the Agency has the right to approve any transfer of the Great Wolf Lodge Southern California Property to a non-related entity, but such approval right does not apply to a foreclosure or deed in lieu of foreclosure or to a transfer by lender to a third party purchaser after foreclosure. In exchange for these protective covenants, the Agency provided approximately $47.0 million to McWhinney, with $5.0 million paid at the commencement of construction of the parking garage and $42.0 million at the opening of the Great Wolf Lodge Southern California Property. In addition, the Agency agreed to pay McWhinney, on an ongoing basis, an annual transient occupancy tax (“TOT”) reimbursement, which is based on the TOT Differential (as defined below) between the City of Anaheim and the City of Garden Grove and applied to total annual room revenue. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hospitality Properties” in the Prospectus.

The “TOT Differential” is equal to (i) 2.0% (the “Benchmark TOT Variance”), minus (ii) the current TOT of the City of Anaheim minus the current TOT of the City of Garden Grove (the “Current TOT Variance”). In 2018, the TOTs of the City of Anaheim and the City of Garden Grove were 15.0% and 14.5%, respectively, resulting in a Current TOT Variance of 0.5% and a TOT Differential of 1.5% (TOT Differential calculated by subtracting the TOT Variance of 0.5% from the Benchmark TOT Variance of 2.0%). In 2018, based on room revenue of $49,532,819 and the TOT Differential of 1.5%, the TOT reimbursement was $743,272.

 A-3-94

Hospitality – Full Service	Loan #10	Cut-off Date Balance:	$40,000,000
12681 Harbor Boulevard	Great Wolf Lodge Southern California	Cut-off Date LTV:	49.5%
Garden Grove, CA 92840		U/W NCF DSCR:	2.41x
		U/W NOI Debt Yield:	14.6%

Additional Secured Indebtedness (not including trade debts). The Great Wolf Lodge Southern California Property also secures the Great Wolf Lodge Southern California Pari Passu Companion Loans, which have an aggregate Cut-off Date principal balance of $110,000,000 and the Great Wolf Lodge Southern California Subordinate Companion Loan, which has a Cut-off Date principal balance of $20,000,000. The Great Wolf Lodge Southern California Pari Passu Companion Loans and the Great Wolf Lodge Southern California Subordinate Companion Loan are coterminous with the Great Wolf Lodge Southern California Mortgage Loan. The Great Wolf Lodge Southern California Pari Passu Companion Loans accrue interest at the same rate as the Great Wolf Lodge Southern California Mortgage Loan, and the Great Wolf Lodge Southern California Subordinate Companion Loan accrues interest at an interest rate of 10.7500%. The Great Wolf Lodge Southern California Mortgage Loan and the Great Wolf Lodge Southern California Pari passu Companion Loans are each pari passu in right of payment and together are senior in right of payment to the Great Wolf Lodge Southern California Subordinate Companion Loan. The holders of the Great Wolf Lodge Southern California Mortgage Loan, the Great Wolf Lodge Southern California Pari passu Companion Loans and the Great Wolf Lodge Southern California Subordinate Companion Loan have entered into a co-lender agreement which sets forth the allocation of collections on the Great Wolf Lodge Southern California Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Great Wolf Lodge Southern California Pari Passu A/B Whole Loan” in the Prospectus. The Great Wolf Lodge Southern California Subordinate Companion Loan is held by KSL Capital Partners Co Trust II.

The following table presents certain information relating to the Great Wolf Lodge Southern California Subordinate Companion Loan:

B-Note Summary
	B-Note Original Principal Balance	B-Note Interest Rate	Original Term (mos.)	Original Amort. Term (mos.)	Original IO Term (mos.)	Total Debt UW NCF DSCR	Total Debt UW NOI Debt Yield	Total Debt Cutoff Date LTV
Great Wolf Lodge Southern California Subordinate Companion Loan	$20,000,000	10.7500%	120	0	120	1.89x	12.9%	56.1%

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not Permitted.

Ground Lease. None.

Right of First Refusal. None.

Letter of Credit. None.

Terrorism Insurance. The Great Wolf Lodge Southern California Whole Loan documents require that the “all risk” insurance policy required to be maintained by the Great Wolf Lodge Southern California Borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Great Wolf Lodge Southern California Property. The loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six month extended period of indemnity. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus.

Earthquake Insurance. The loan documents do not require earthquake insurance; however, at the time of closing, earthquake insurance coverage is in-place for the Great Wolf Lodge Southern California Property through a blanket policy. The seismic report indicated a probable maximum loss of 4% for the Great Wolf Lodge Southern California Property.

 A-3-95

Office - CBD	Loan #11	Cut-off Date Balance:	$34,500,000
801 Barton Springs Road	801 Barton Springs	Cut-off Date LTV:	54.6%
Austin, TX 78704		U/W NCF DSCR:	2.52X
		U/W NOI Debt Yield:	10.5%

Mortgage Loan No. 11 – 801 Barton Springs

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Original Balance:	$34,500,000			Location:	Austin, TX 78704
Cut-off Date Balance:	$34,500,000			General Property Type:	Office
% of Initial Pool Balance:	3.3%			Detailed Property Type:	CBD
Loan Purpose:	Acquisition			Title Vesting:	Fee
Sponsor:	WeWork Companies Inc.			Year Built/Renovated:	2018/N/A
Guarantors:	ARK Master Fund LP; ARK Master Fund AIV 1 LP			Size:	89,577 SF
Mortgage Rate:	4.0150%			Cut-off Date Balance per SF:	$385
Note Date:	4/18/2019			Maturity Date Balance per SF:	$385
First Payment Date:	6/1/2019			Property Manager:	Self-managed
Maturity Date:	5/1/2024
Original Term to Maturity:	60 months
Original Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	60 months			UW NOI:	$3,637,496
Seasoning:	0 months			UW NOI Debt Yield:	10.5%
Prepayment Provisions:	LO (24); DEF (32); O (4)			UW NOI Debt Yield at Maturity:	10.5%
Lockbox/Cash Mgmt Status:	Hard/In Place			UW NCF DSCR:	2.52x
Additional Debt Type:	N/A			Most Recent NOI(4):	N/A
Additional Debt Balance:	N/A			2nd Most Recent NOI(4):	N/A
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI(4):	N/A
				Most Recent Occupancy:	100.0% (5/1/2019)
Reserves				2nd Most Recent Occupancy(4):	N/A
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy(4):	N/A
RE Tax:	$0	Springing(1)	N/A	Appraised Value (as of):	$63,200,000 (3/25/2019)
Insurance:	$0	Springing(1)	N/A	Appraised Value per SF:	$706
Recurring Replacements:	$0	Springing(2)	$27,000	Cut-off Date LTV Ratio:	54.6%
TI/LC:	$0	Springing(3)	$179,000	Maturity Date LTV Ratio:	54.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$34,500,000	59.7%	Purchase Price(5):	$56,975,595	98.7%
Borrower Equity:	$23,247,103	40.3%	Closing Costs:	$771,507	1.3%
Total Sources:	$57,747,103	100.0%	Total Uses:	$57,747,103	100.0%

(1)	During the continuance of a cash sweep period (triggered by (a) the debt service coverage ratio falling below 1.15x, (b) WeWork (as defined below) vacating, going dark, defaulting on rent payment or being the subject of a bankruptcy proceeding or (c) termination of WeWork’s lease), the 801 Barton Springs Borrower (as defined below) is required to reserve monthly 1/12th of the estimated property taxes and insurance premiums that the lender estimates will be payable during the next 12 months; provided such deposits will be waived if (i) with respect to taxes, WeWork is paying taxes directly to the tax assessor pursuant to its lease (and no cash sweep period triggered by clause (b) or (c) exists); or (ii) with respect to insurance, required insurance is maintained under a blanket policy acceptable to the lender.

(2)	During the continuance of a cash sweep period, the 801 Barton Springs Borrower is required to reserve monthly $1,119 for replacement reserves, capped at $27,000.

(3)	During the continuance of a cash sweep period, the 801 Barton Springs Borrower is required to reserve monthly $7,465 for leasing reserves, capped at $179,000.

(4)	Historical financial statements and occupancy information are not available because the 801 Barton Springs Property (as defined below) was constructed and leased to a single tenant in 2018.

(5)	The borrower sponsor purchased the 801 Barton Springs Property pursuant to a purchase option in its lease that was negotiated prior to the property’s completion.

The Mortgage Loan. The eleventh largest mortgage loan (the “801 Barton Springs Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $34,500,000 and secured by a first priority fee mortgage on an 89,577 SF office building located in Austin, Texas (the “801 Barton Springs Property”).

The Borrower and the Borrower Sponsor. The borrower is 801 Barton Springs Owner LLC, a Delaware limited liability company structured to be bankruptcy-remote with at least two independent directors (the “801 Barton Springs Borrower”). The non-recourse carveout guarantors are ARK Master Fund LP and ARK Master Fund AIV 1 LP, each a Delaware limited partnership, both of which are in part indirectly owned by WeWork Companies Inc., the borrower sponsor.

WeWork Companies Inc. was founded in 2010 as a provider of co-working and flexible office spaces for individuals and start-up companies and since 2016 expanded its business to include corporate clients. As of year-end 2018, WeWork Companies Inc. was one of the largest corporate landlords, with reportedly 401,000 members worldwide, which include 30% of Fortune 500 companies, and with 425 facilities in 100 cities and 27 countries. WeWork Companies Inc. has five other locations in the Austin market: SXSW Center (1400 Lavaca Street – under construction), Westview (316 West 12th Street), 600 Congress Avenue, University Park (3300 N Interstate Hwy 35) and The Domain (11801 Domain Blvd). WeWork Companies Inc. is a part of The WeCompanies, which also includes WeLive which offers flexible living arrangements, and WeGrow which offers private elementary schooling. In April

 A-3-96

Office - CBD	Loan #11	Cut-off Date Balance:	$34,500,000
801 Barton Springs Road	801 Barton Springs	Cut-off Date LTV:	54.6%
Austin, TX 78704		U/W NCF DSCR:	2.52X
		U/W NOI Debt Yield:	10.5%

2019, The WeCompanies announced that it had filed a draft registration statement with the Securities and Exchange Commission to start the process of potentially making an initial public securities offering.

801 Barton Springs Tenant LLC (“WeWork”) is the sole tenant at the 801 Barton Springs Property. WeWork is a subsidiary of the borrower sponsor and an affiliate of the 801 Barton Springs Borrower and the non-recourse carveout guarantors.

The Property. The 801 Barton Springs Property is a Class A, nine-story building located on the south side of the Austin, Texas central business district that contains 89,577 SF of office space across its top four floors plus 258 garage parking spaces (approximately 2.9 spaces per 1,000 SF) which occupy the bottom five floors of the building. Amenities include high speed internet, conference rooms with audio/visual features, unique common areas and collaborative lounge areas, business supplies and printing, soundproof phone booths, onsite staff and cleaning services, complimentary fruit water and coffee, and programming of professional and social events.

The 801 Barton Springs Property was constructed in 2018 and features a geometric, contemporary precast and glass façade and sweeping views of Downtown Austin and Lady Bird Lake. The 801 Barton Springs Property is proximate to shopping and dining in the South Congress neighborhood and outdoor attractions including Zilker Park, Auditorium Shores and Barton Springs Pool.

The 801 Barton Springs Property is 100% leased to 801 Barton Springs Tenant LLC (“WeWork”) on a 20-year, triple-net lease which commenced on March 20, 2018, and expires on March 31, 2038. Effective March 2020, the annual base rent is $39.54 PSF and the annual parking rent is $322,108, both with annual rent increases of 2.0%. The lease contains two 5-year renewal options at market rents with 15 to 18 months’ notice. WeWork received a rent abatement for the first 8 months of its lease and $75.00 PSF for tenant improvements, which the borrower sponsor is returning in full to the seller as a part of the purchase price for the 801 Barton Springs Property. The lease does not contain any termination options. In addition to a lease security deposit of $367,802, there is a corporate guaranty in place for the lease by WeWork Companies, Inc., capped at the current amount of $18,359,073, which capped amount reduces annually during the lease term and extension periods.

The following table presents certain information relating to the lease rollover schedule at the 801 Barton Springs Property:

Lease Rollover Schedule
Year	# of Leases Rolling	SF Rolling	UW Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
2019	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2020	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2021	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2022	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2023	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2024	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2025	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2026	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2027	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2028	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2029	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2030 & Beyond	1	89,577	$39.54	100.0%	100.0%	$3,541,445	100.0%	100.0%
Vacant	0	0	$0.00	0.0%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	1	89,577	$39.54	100.0%		$3,541,445	100.0%

Information is based on the underwritten rent roll.

The Market. The 801 Barton Springs Property is located on Barton Springs Road which is the southern border of Auditorium Shores in the Austin, Texas central business district. The 801 Barton Springs Property is just west of South 1st Street, which heading north crosses Lady Bird Lake to the Austin Downtown. Immediately south of the 801 Barton Springs Property is the residential community of Bouldin Creek.

Austin is one of the fastest growing metropolitan areas by population. According to the appraisal, the Austin central business district continues to be the hub of economic activity in the metro area and through expanding residential, office and commercial development is becoming an urban lifestyle destination. The location benefits from its proximity to the University of Texas and the State Capitol Complex and to the various attractions of Auditorium Shores including Butler Metro Park, Palmer Events Center and The Long Center for the Performing Arts.

According to the appraisal, there has been significant leasing activity and expansion by both blue-chip companies, such as Google, Facebook and Amazon, and younger start-up companies in the Austin office market, as such users are looking for amenity-rich facilities and a live, work, play lifestyle to attract and retain talent. Austin is a global tech hub and benefits from its business friendly environment, relative low cost of doing business, fast population growth, and access to capital and major markets such as Houston and Dallas and a highly educated workforce.

The area is accessed by Interstate 35 and MoPac Expressway/Loop 1. Barton Springs Road is part of Austin’s dedicated bike lane network and there are two B-Cycle stations within one block of the 801 Barton Springs Property. Austin MetroRapid public bus also services the area.

According to the appraisal, the estimated 2018 population within a one-, three- and five-mile radius of the 801 Barton Springs Property was 18,519, 181,780 and 354,046, respectively. The estimated 2018 average household income within the same radii was $134,930, $90,625 and $90,529, respectively. Since 2000, with a three-mile radius, the primary demographic population and annual household income have grown at a compound annual rate of 1.2% and 3.5%, respectively.

 A-3-97

Office - CBD	Loan #11	Cut-off Date Balance:	$34,500,000
801 Barton Springs Road	801 Barton Springs	Cut-off Date LTV:	54.6%
Austin, TX 78704		U/W NCF DSCR:	2.52X
		U/W NOI Debt Yield:	10.5%

According to a third party data provider, the 801 Barton Springs Property is located along the boundary between the Central Business District and South submarkets of the Austin office market, with its most direct competition is within the Central Business District submarket. As of year-end 2018, the Central Business District submarket had approximately 8.7 million SF of Class A inventory, with a vacancy rate of 10.3% and average asking rents of $44.56 PSF. From 2014 to 2018, the Central Business District Class A submarket had positive net absorption of 2.3 million SF while vacancy ranged between 13.9% and 8.9% and average asking rents ranged between $40.31 and $44.56 PSF.

The following table presents recent leasing data at comparable office properties with respect to the 801 Barton Springs Property:

Comparable Property Summary
Property, Address	Distance from Subject (miles)	Year Built	NRA (SF)	Occupancy	Tenant	Lease Date / Term (Yrs)	Lease Size (SF) / Rent NNN (PSF)	Annual Escalations/ Free Rent/TI’s (PSF)
801 Barton Springs 801 Barton Springs Road	N/A	2018	89,577	100%	WeWork(1)	Mar-18 / 20.0(1)	89,577 / $39.54(1)	2% / 8 mos / $75.00(1)
501 Congress 501 Congress Avenue	1.0	2015(2)	126,100	NAV	Confidential Co-Working Tenant	Mar-19 / 12.5	53,129(2) / $34.26	3% / 6 mos / $70.00
Third & Shoal 208 Nueces Streets	0.9	2019	347,637	100%	Bank Tenant	Feb-19 / 10.0	52,522 / $40.50	$1 PSF / 6 mos / $61.38
JLL Plaza 1703 W. 5th Street	1.8	2009	115,975	NAV	Spanning	Jan-19 / 7.0	12,388 / $33.00	3% / 2 mos / $35.00
Indeed Tower 200 W. 6th Street	1.0	2021(3)	669,130	NAV	Indeed.com	Nov-18 / 13.0	306,632 / $38.50	$0.75 PSF / 4 mos / $80.00
100 Congress 100 Congress Avenue	0.8	1987	411,536	99%	Google	Jun-18 / 5.0	61,736 / $45.00	3% / none / $35.00

Source: Appraisal.

(1)       Information obtained from the underwritten rent roll and lease.

(2)       The 501 Congress property was built in 1963 and redeveloped in 2015. The tenant lease encumbers non-contiguous space.

(3)       The Indeed Tower property is currently under construction and is pre-leased to Indeed.com commencing in 2021.

The following table presents the appraiser’s market rent conclusions:

Market Rent Summary
Office
Market Rent (PSF)	$40

Lease Term (Years)	7

Rental Increase Projection	3.0% per annum

 A-3-98

Office - CBD	Loan #11	Cut-off Date Balance:	$34,500,000
801 Barton Springs Road	801 Barton Springs	Cut-off Date LTV:	54.6%
Austin, TX 78704		U/W NCF DSCR:	2.52X
		U/W NOI Debt Yield:	10.5%

Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the 801 Barton Springs Property:

Cash Flow Analysis(1)
	UW	UW PSF
Gross Potential Rent(2)	$3,541,445	$39.54
Reimbursements	$1,216,378	$13.58
Net Rental Income	$4,757,823	$53.11
Parking Income(2)	$322,108	$3.60
Vacancy and Concessions	($126,998)	($1.42)
Effective Gross Income	$4,952,933	$55.29

Taxes	$1,180,547	$13.18
Insurance	$35,831	$0.40
Other Operating Expenses	$99,059	$1.11
Total Operating Expenses	$1,315,437	$14.68

Net Operating Income	$3,637,496	$40.61
TI/LC	$89,578	$1.00
Capital Expenditures	$13,437	$0.15
Net Cash Flow	$3,534,481	$39.46

NOI DSCR	2.59x
NCF DSCR	2.52x
NOI Debt Yield	10.5%
NCF Debt Yield	10.2%

(1)	Historical financial statements are not available because the 801 Barton Springs Property was constructed and leased to a single tenant in 2018.

(2)	UW Gross Potential Rent and Parking Income are based on the rent in place effective March 2020.

 A-3-99

Retail – Anchored	Loan #12	Cut-off Date Balance:	$23,000,000
13110-13400 Middlebelt Road; 13550 Middlebelt Road;	Millennium Park	Cut-off Date LTV:	67.6%
28511-28551 Schoolcraft Road		U/W NCF DSCR:	1.49x
Livonia, MI 48150		U/W NOI Debt Yield:	9.9%

Mortgage Loan No. 12 – Millennium Park

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio:	Single Asset
Original Balance:	$23,000,000			Location:	Livonia, MI 48150
Cut-off Date Balance:	$23,000,000			General Property Type:	Retail
% of Initial Pool Balance:	2.2%			Detailed Property Type:	Anchored
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Gary Sakwa			Year Built/Renovated:	2000/2019
Guarantor:	Gary Sakwa			Size:	163,887 SF
Mortgage Rate:	4.7000%			Cut-off Date Balance per SF:	$140
Note Date:	4/4/2019			Maturity Date Balance per SF:	$121
First Payment Date:	5/11/2019			Property Manager:	Grand Sakwa Management, LLC (Borrower-related)
Maturity Date:	4/11/2029
Original Term to Maturity:	120 months
Original Amortization Term:	360 months
IO Period:	24 months
Seasoning:	1 month			Underwriting and Financial Information
Prepayment Provisions:	LO (25); DEF (88); O (7)			UW NOI(5):	$2,266,104
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NOI Debt Yield:	9.9%
Additional Debt Type:	N/A			UW NOI Debt Yield at Maturity:	11.5%
Additional Debt Balance:	N/A			UW NCF DSCR:	1.49x (P&I); 1.95x (IO)
Future Debt Permitted (Type):	No (N/A)			Most Recent NOI(5):	$1,756,713 (3/31/2019 TTM)
				2nd Most Recent NOI):	$1,759,735 (12/31/2018)
Reserves				3rd Most Recent NOI:	$1,805,505 (12/31/2017)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	100.0% (4/25/2019)
RE Tax:	$101,910	$33,970(1)	N/A	2nd Most Recent Occupancy:	100.0% (12/31/2018)
Insurance:	$0	Springing(2)	N/A	3rd Most Recent Occupancy:	100.0% (12/31/2017)
Recurring Replacements:	$0	$2,821	$250,000	Appraised Value (as of):	$34,000,000 (2/13/2019)
TI/LC:	$250,000	$10,417	$450,000(3)	Appraised Value per SF:	$207
Rent Concession Reserve(4):	$78,840	$0	N/A	Cut-off Date LTV Ratio:	67.6%
Existing TI/LC(4):	$770,880	$0	N/A	Maturity Date LTV Ratio:	58.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$23,000,000	48.4%	Total Prior Debt Payoff(6):	$42,209,405	88.8%
Proceeds from Non-Collateral Refinance6):	$24,530,364	51.6%	Upfront Reserves:	$1,201,630	2.5%
			Closing Costs:	$170,742	0.4%
			Return of Equity(6):	$3,948,587	8.3%
Total Sources:	$47,530,364	100.0%	Total Uses:	$47,530,364	100.0%

(1)	The Millennium Park Mortgage Loan (as defined below) requires an additional springing deposit for real estate taxes for the Bob’s Discount Furniture space upon the following occurrences: (i) the Bob’s Discount Furniture lease does not obligate the tenant to pay taxes directly; (ii) Bob’s Discount Furniture fails to pays all applicable taxes prior to interest or penalties being incurred thereof; (iii) the Bob’s Discount Furniture lease not being in full force and effect; (iv) an event of default; (v) the debt service coverage ratio is less than 1.15x at the end of any calendar quarter; (vi) Bob’s Discount Furniture (or any successor, assign or replacement tenant in its space) (a) fails to renew or extend its lease on terms and conditions of its lease or acceptable to the lender on or prior to the earliest of (1) nine months prior to lease maturity, or (2) the date required under such lease to exercise a renewal option, (b) "going dark” or otherwise failing to occupy its space or delivering notice to the Millennium Park Borrower (as defined below) of its intention to commence the foregoing, (c) terminating or delivering notice to the Millennium Park Borrower (as defined below) of its intention to terminate its lease, or (d) files for bankruptcy or becomes involved in a bankruptcy.

(2)	The Millennium Park Mortgage Loan documents do not require ongoing monthly escrows for insurance premiums as long as (i) no event of default has occurred and is continuing, (ii) the borrower provides the lender with evidence that the Millennium Park Property’s (as defined below) insurance coverage is included in a lender-approved blanket policy and such policy is in full force and effect and (iii) the borrower pays all applicable insurance premiums and provides the lender with evidence of renewals.

(3)	The TI/LC Reserve Cap does not apply during the continuation of any event of default or the debt service coverage ratio being less than 1.25x.

(4)	Represents outstanding rent concessions and tenant improvement costs related to Bob’s Discount Furniture. Bob’s Discount Furniture is currently completing its build out and is expected to start paying rent at the earlier of: (i) store opening or (ii) 150 days from its lease commencement of January 17, 2019. Bob’s Discount Furniture is expected to open Mary 23, 2019.

(5)	See “Operating History and Underwritten Net Cash Flow” below for details regarding the increase from the Most Recent NOI to UW NOI.

(6)	The borrower sponsor used loan proceeds along with proceeds from the refinance of a non-collateral adjacent property to pay off a $42,209,405 mortgage loan that encumbered both the Millennium Park Property and the non-collateral adjacent property (collectively, the “Total Prior Debt”). The amounts shown above for loan payoff and return of equity reflect the payoff of the Total Prior Debt.

The Mortgage Loan. The twelfth largest mortgage loan (the “Millennium Park Mortgage Loan”) is evidenced by a single promissory note in the original principal amount of $23,000,000 and secured by a first priority fee mortgage encumbering a 163,887 SF anchored retail center (the “Millennium Park Property”) located in Livonia, Michigan.

 A-3-100

Retail – Anchored	Loan #12	Cut-off Date Balance:	$23,000,000
13110-13400 Middlebelt Road; 13550 Middlebelt Road;	Millennium Park	Cut-off Date LTV:	67.6%
28511-28551 Schoolcraft Road		U/W NCF DSCR:	1.49x
Livonia, MI 48150		U/W NOI Debt Yield:	9.9%

The Borrowers and the Sponsor. The borrowers are Millennium Livonia Unit 2 LLC, Millennium Livonia Unit 3 LLC and Millennium Livonia Unit 5 LLC (collectively, the “Millennium Park Borrower”), each a single-purpose Delaware limited liability company. The borrower sponsor and non-recourse carveout guarantor is Gary Sakwa. Mr. Sakwa is the co-founder of Grand Sakwa Properties, L.L.C. Founded over 40 years ago, Grand Sakwa Properties, L.L.C. has developed millions of square feet of retail, mixed-use and residential properties and is one of the largest private real estate developers in the Midwestern United Stated. Mr. Sakwa has over 35 years of experience in the residential and commercial real estate industry, including development of over 10,000 residential lots, construction of over 3,000 homes, and development and/or acquisition in excess of 5.0 million SF of commercial property.

The Property. The Millennium Park Property is a 163,887 SF, anchored retail community center located in Livonia, Michigan. Built in 2000 and situated on a 34.5-acre parcel, the Millennium Park Property is anchored by Bob’s Discount Furniture (“Bob’s”), Marshalls, Michaels, PetSmart, and Ulta Salon and is shadow-anchored by Costco Wholesale, Home Depot and Meijer (shadow anchors are not part of the collateral). The Millennium Park Property comprises 1,095 surface parking spaces resulting in a parking ratio of 6.7 spaces per 1,000 SF of rentable area. As of April 25, 2019, the Millennium Park Property was 100.0% occupied by 15 tenants, including national retailers such as Panera, Wingstop, Famous Footwear, and Great Clips.

The Millennium Park Property has been 100.0% occupied since 2014. Six tenants representing approximately 40.4% of NRA and 41.3% of underwritten rent have been in place at the Millennium Park Property since 2001, and eight tenants representing approximately 41.5% of NRA and 44.9% of underwritten rent have renewed their lease at least once. Approximately 26.3% of the NRA and 22.8% of underwritten base rent at the Millennium Park Property is attributed to investment grade tenants.

According to the Millennium Park Mortgage Loan documents, prior to September 6, 2018 the Millennium Park Property was part of a larger parcel that contained additional adjacent retail tenants. As of September 6, 2018, the owner of the Millennium Park Property split the parent parcel by recording the Millennium Park Condominium. The condominium split resulted in the Millennium Park Property being on its own parcel (“Units 2, 3 and 5”), separate from the remainder of the shopping center. The owner of Units 2, 3 and 5 have a voting rights interest of approximately 53.19% in the related owners’ association. Each unit owner has sole responsibility for the maintenance of its respective property and the association’s duties are limited solely to any common areas. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Condominium and Other Shared Interests” in the Prospectus.

The borrower has the right to the free release of two future outlot areas as defined in the Millennium Park Mortgage Loan documents in connection with a sale or conveyance to a third-party subject to certain conditions outlined in the Millennium Park Mortgage Loan documents. The current sites comprise approximately 8,555 SF (4,000 SF and 4,555 SF, respectively) of surface parking lot space with no improvements. The appraisal has attributed no value to the outlot areas and did not expect any negative impact on the value of the Millennium Park Property from such release. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Partial Releases; Substitutions; Additions” in the Prospectus.

Major Tenants.

Bob’s (35,040 SF, 21.4% of NRA, 20.0% of underwritten rent, lease expires 5/31/2029). Bob’s 10-year lease at the Millennium Park Property commenced in January 2018, and has three 5-year options remaining, each with 270 days’ notice at rental rates as specified in the lease. Rent is required to commence upon the earlier of (i) Bob’s store opening and (ii) 150 days from its lease commencement date of January 17, 2019. The Bob’s space was recently constructed by the borrower sponsor on a previously vacant parcel. Bob’s is currently expected to open May 23, 2019. The Millennium Park Mortgage Loan was structured with an upfront Rent Concession reserve of $78,840 for April and May rent.

Marshalls (30,195 SF, 18.4% of NRA, 12.5% of underwritten rent, lease expires 10/31/2020). Marshalls’ originally signed a 10-year lease at the Millennium Park Property in 2000 and exercised the first two of five 5-year renewal options. Marshalls has three 5-year renewal options remaining, each with 180 days’ notice at rental rates as specified in the lease.

Michaels (21,609 SF, 13.2% of NRA, 9.6% of underwritten rent, lease expires 2/29/2020). Michaels’ original 10-year lease at the Millennium Park Property commenced in 2005. Michaels exercised a 5-year renewal in 2015 and has three 5-year renewal options remaining, each with 180 days’ notice at rental rates as specified in the lease.

PetSmart (19,235 SF, 11.7% of NRA, 12.2% of underwritten rent, lease expires 5/31/2021). PetSmart’s original 15-year lease at the Millennium Park Property commenced in 2001. PetSmart exercised a 5-year renewal in 2016 and has three 5-year renewal options remaining, each with 270 days’ notice at rental rates as specified in the lease.

Ulta Salon (11,144 SF, 6.8% of NRA, 10.3% of underwritten rent, lease expires 9/30/2022). Ulta’s original 10-year lease at the Millennium Park Property commenced in 2012, and has two 5-year options remaining, each with 270 days’ notice at rental rates as specified in the lease.

Other than Bob’s, Marshalls, Michaels, PetSmart and Ulta, no tenant accounts for more than 6.3% of the NRA or 5.3% of underwritten base rent at the Millennium Park Property.

 A-3-101

Retail – Anchored	Loan #12	Cut-off Date Balance:	$23,000,000
13110-13400 Middlebelt Road; 13550 Middlebelt Road;	Millennium Park	Cut-off Date LTV:	67.6%
28511-28551 Schoolcraft Road		U/W NCF DSCR:	1.49x
Livonia, MI 48150		U/W NOI Debt Yield:	9.9%

The following table presents certain information relating to the leases at the Millennium Park Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(2)	Tenant SF	Approx. % of SF	Annual UW Rent(3)	% of Total Annual UW Rent	Annual UW Rent PSF(3)	Lease Expiration	2018 Sales PSF	Occ. Cost %(4)	Term. Option (Y/N)	Exten. Options
Bob’s Discount Furniture	NR/B2/NR	35,040	21.4%	$473,040	20.0%	$13.50	5/31/2029	N/A	N/A	N	3, 5-year
Marshalls	NR/A2/A+	30,195	18.4%	$294,401	12.5%	$9.75	10/31/2020	N/A	N/A	N	3, 5-year
Michaels	NR/NR/BB-	21,609	13.2%	$226,895	9.6%	$10.50	2/29/2020	N/A	N/A	N	3, 5-year
PetSmart	NR/Caa1/CCC	19,235	11.7%	$289,487	12.2%	$15.05	5/31/2021	$316	6.75%	N	3, 5-year
Ulta Salon	NR/NR/NR	11,144	6.8%	$242,382	10.3%	$21.75	9/30/2022	N/A	N/A	N	2, 5-year

Subtotal/Wtd. Avg.		117,223	71.5%	$1,526,205	64.5%	$13.02

Other Tenants		46,664	28.5%	$838,350	35.5%	$17.97
Vacant Space		0	0.0%	$0	0.0%	$0.00
Total/Wtd. Avg.		163,887	100.0%	$2,364,555	100.0%	$14.43

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(3)	Annual UW Rent and Annual UW Rent PSF include contractual rent steps through February 2020 for four tenants totaling $7,474, and straight line rent averaging for Panera through its lease expiration date (January 31, 2026) totaling $9,099.

(4)	Occ. Cost is based on Annual UW Rent and reimbursements.

The following table presents certain information relating to the lease rollover schedule at the Millennium Park Property:

Lease Rollover Schedule(1)(2)

Year	# of Leases Rolling	SF Rolling	UW Rent PSF Rolling	% of Total SF Rolling	Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
2019	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2020	4	55,604	$10.67	33.9%	33.9%	$593,553	25.1%	25.1%
2021	2	21,559	$15.43	13.2%	47.1%	$332,667	14.1%	39.2%
2022	3	23,494	$17.17	14.3%	61.4%	$403,462	17.1%	56.2%
2023	2	12,700	$15.42	7.7%	69.2%	$195,890	8.3%	64.5%
2024	1	7,000	$18.00	4.3%	73.4%	$126,000	5.3%	69.8%
2025	0	0	$0.00	0.0%	73.4%	$0	0.0%	69.8%
2026	1	4,990	$27.39	3.0%	76.5%	$136,693	5.8%	75.6%
2027	1	3,500	$29.50	2.1%	78.6%	$103,250	4.4%	80.0%
2028	0	0	$0.00	0.0%	78.6%	$0	0.0%	80.0%
2029	1	35,040	$13.50	21.4%	100.0%	$473,040	20.0%	100.0%
2030 & Beyond	0	0	$0.00	0.0%	100.0%	$0	0.0%	100.0%
Vacant	0	0	$0.00	0.0%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	15	163,887	$14.43	100.0%		$2,364,555	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

The Market. The Millennium Park Property is located immediately adjacent to Interstate 96, which provides access eastbound to Detroit, approximately 5.9 miles east of Interstate 275, 17.9 miles northwest of the Detroit central business district and 11.3 miles northeast of the Detroit Metropolitan Wayne County Airport. The Millennium Park Property is situated approximately 0.4 miles east of the intersection of Interstate 96 and Cardwell Street, which, according to a third party market research provider, had a daily traffic count of approximately 164,341 vehicles as of 2017.

According to the appraisal, Livonia is home to approximately 4,300 businesses and benefits from the presence of notable industrial plants, such as the Ford Motor Company’s transmission plant (approximately 4.5 miles southwest of the Millennium Park Property), United Parcel Services (approximately 0.7 miles northwest of the Millennium Park Property), Phillips Service Industries, Inc. (approximately 8.9 miles west of the Millennium Park Property) and McLaren Performance Technologies (approximately 6.0 miles northwest of the Millennium Park Property). New investment has been announced by Masco Corporation, a manufacturer of products for the home improvement and new home construction markets. Masco Corporation plans to move employees from the its current headquarters, located in Taylor, Michigan, and move them, into a new, 75,000 SF facility located at West Seven Mile Road and Haggerty Road in Livonia (approximately 8.7 miles northwest of the Millennium Park Property).

 A-3-102

Retail – Anchored	Loan #12	Cut-off Date Balance:	$23,000,000
13110-13400 Middlebelt Road; 13550 Middlebelt Road;	Millennium Park	Cut-off Date LTV:	67.6%
28511-28551 Schoolcraft Road		U/W NCF DSCR:	1.49x
Livonia, MI 48150		U/W NOI Debt Yield:	9.9%

According to a third-party market research report, the estimated 2019 population within a three- and five-mile radius of the Millennium Park Property was approximately 92,643, and 285,188, respectively; while the 2019 estimated average household income within the same radii was $75,184, and $67,999, respectively.

According to a third-party market research report, the Millennium Park Property is situated within the Southern I-275 Corridor submarket of the Detroit Market. As of April 12, 2019, the Southern I-275 Corridor submarket reported a total inventory of approximately 27.6 million SF of retail space with a 7.8% vacancy rate and average asking rent of $16.11 PSF, triple net. The submarket vacancy rate has decreased from 11.5% in 2010 and has averaged 9.0% from 2010 through 2018. Within a three-mile radius of the Millennium Park Property, as of April 15, 2019, there were 709 retail properties totaling approximately 6.8 million SF with a 6.8% vacancy rate, per a third-party market research provider. The appraiser identified 16 competitive properties totaling 858,569 SF with an average vacancy of 5.5%.

The following table presents recent Jr. Anchor leasing data at comparable retail properties with respect to the Millennium Park Property:

Comparable Lease Summary
Property Name/Address	Year Built/ Renovated	Size (SF)	Occupancy	Distance from Subject	Tenant Name	Lease Size (SF)	Lease Date	Lease Term (Yrs.)	Rent/SF	Lease Type
Millennium Park Property 13050 Middlebelt Road Livonia, Michigan	2000/2019	163,887	100.0%	N/A
Fairlane Meadows 16201 Ford Road Dearborn, MI	1987/2015	157,225	98.7%	7.4 miles	Best Buy	35,586	Feb 2017	6.0	$10.50	NNN
Fairlane Meadows 16201 Ford Road Dearborn, MI	1987/2015	157,225	98.7%	7.4 miles	David’s Bridal	11,567	Dec 2015	3.0	$14.00	NNN
Freestanding Retail 29145 Telegraph Road Southfield, Michigan	1966/2006	28,550	100.0%	8.8 miles	Gorman’s Furniture	28,550	Jan 2017	5.0	$12.16	NNN
Shops at Stony Creek 7644 26 Mile Road Shelby Twp., Michigan	2017/N/A	120,871	87.6%	27.2 miles	Petco	12,600	Oct. 2017	10.0	$18.00	NNN
Metro Place Center 35400 E Michigan Ave Wayne, Michigan	1965/2014	48,205	98.0%	7.5 miles	AV Pharmacy	34,000	March 2016	10.0	$15.00	NNN

Source: Appraisal.

The following table presents certain information relating to the appraisal’s market rent conclusions for the Millennium Park Property:

Market Rent Summary
	General Retail	Jr. Anchor	Restaurant
Market Rent (PSF)	$19.48	$14.35	$28.70

Lease Term (Years)	5	7	5

Rent Increase Projection	CPI	CPI	CPI

 A-3-103

Retail – Anchored	Loan #12	Cut-off Date Balance:	$23,000,000
13110-13400 Middlebelt Road; 13550 Middlebelt Road;	Millennium Park	Cut-off Date LTV:	67.6%
28511-28551 Schoolcraft Road		U/W NCF DSCR:	1.49x
Livonia, MI 48150		U/W NOI Debt Yield:	9.9%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the operating history and underwritten net cash flow at the Millennium Park Property:

Cash Flow Analysis
	2016	2017	2019	3/31/2019 TTM(2)	UW(2)	UW PSF
Gross Potential Base Rent(1)1)	$1,803,020	$1,818,379	$1,821,874	$1,776,937	$2,364,555	$14.43
Total Recoveries	$1,013,808	$883,696	$934,271	$978,735	$1,162,910	$7.10
Other Income	$15,374	$6,276	$405	$993	$405	$0.00
Less Vacancy & Credit Loss	$0	$0	$0	$0	($118,228)(3)	($0.72)
Effective Gross Income	$2,832,202	$2,708,351	$2,756,550	$2,756,665	$3,409,642	$20.80

Real Estate Taxes	$330,759	$351,880	$349,879	$369,281	$493,928	$3.01
Insurance	$32,354	$37,956	$24,799	$26,975	$29,869	$0.18
Other Operating Expenses	$565,644	$513,010	$622,138	$603,696	$619,741	$3.78
Total Operating Expenses	$928,757	$902,846	$996,816	$999,952	$1,143,538	$6.98

Net Operating Income	$1,903,445	$1,805,505	$1,759,735	$1,756,713	$2,266,104	$13.83
Capital Expenditures	$0	$0	$0	$0	$33,856	$0.21
TI/LC	$0	$0	$0	$0	$98,259	$0.60
Net Cash Flow	$1,903,445	$1,805,505	$1,759,735	$1,756,713	$2,133,989	$13.02

Occupancy %	100.0%	100.0%	100.0%	100.0%	100.0%(3)
NOI DSCR (IO)	1.74x	1.65x	1.61x	1.60x	2.07x
NOI DSCR (P&I)	1.33x	1.26x	1.23x	1.23x	1.58x
NCF DSCR (IO)	1.74x	1.65x	1.61x	1.60x	1.95x
NCF DSCR (P&I)	1.33x	1.26x	1.23x	1.23x	1.49x
NOI Debt Yield	8.3%	7.9%	7.7%	7.6%	9.9%
NCF Debt Yield	8.3%	7.9%	7.7%	7.6%	9.3%

(1)	UW Gross Potential Base Rent PSF and UW Gross Potential Base Rent include contractual rent steps through February 2020 for four tenants totaling $7,474, and straight line rent averaging through Panera’s lease expiration date (January 31, 2026) totaling $9,099.

(2)	The increase in Gross Potential Base Rent and Net Operating Income from 3/31/2019 to UW was driven partly by the inclusion of Bob‘s new lease, totaling approximately 20.0% of UW Gross Potential Base Rent with rent commencement expected to occur in May 2019. The Bob’s space was recently constructed by the borrower sponsor on a previously vacant parcel.

(3)	The underwritten economic vacancy is 5.0%. As of April 25, 2019, the Millennium Park Property was 100.0% physically occupied.

 A-3-104

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 A-3-105

Self Storage	Loan #13	Cut-off Date Balance:	$20,000,000
2207 Albemarle Road	Cubesmart - Brooklyn	Cut-off Date LTV:	59.2%
Brooklyn, NY 11226		U/W NCF DSCR:	2.12x
		U/W NOI Debt Yield:	9.7%

Mortgage Loan No. 13 – Cubesmart - Brooklyn

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Original Balance:	$20,000,000			Location:	Brooklyn, NY 11226
Cut-off Date Balance:	$20,000,000			General Property Type:	Self Storage
% of Initial Pool Balance:	1.9%			Detailed Property Type:	Self Storage
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Gerald Sprayregen			Year Built/Renovated:	1930/1998
Guarantor:	Gerald Sprayregen			Size:	88,702 SF
Mortgage Rate:	4.4780%			Cut-off Date Balance per SF:	$225
Note Date:	4/15/2019			Maturity Date Balance per SF:	$225
First Payment Date:	6/1/2019			Property Manager:	Cubesmart Asset Management, LLC
Maturity Date:	5/1/2029
Original Term to Maturity:	120 months
Original Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	120 months			UW NOI:	$1,942,231
Seasoning:	0 months			UW NOI Debt Yield:	9.7%
Prepayment Provisions:	LO (24); DEF (92); O (4)			UW NOI Debt Yield at Maturity:	9.7%
Lockbox/Cash Mgmt Status:	Soft/Springing			UW NCF DSCR:	2.12x
Additional Debt Type:	N/A			Most Recent NOI:	$1,956,393 (2/28/2019 TTM)
Additional Debt Balance:	N/A			2nd Most Recent NOI:	$1,948,939 (12/31/2018)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$1,737,325 (12/31/2017)
				Most Recent Occupancy(2):	86.3% (3/28/2019)
Reserves				2nd Most Recent Occupancy(2):	85.3% (12/31/2018)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	86.7% (12/31/2017)
RE Tax:	$134,661	$22,444	N/A	Appraised Value (as of)(3):	$33,780,000 (3/9/2019)
Insurance(1):	$0	Springing	N/A	Appraised Value per SF:	$381
Recurring Replacements:	$0	$1,109	N/A	Cut-off Date LTV Ratio:	59.2%
Deferred Maintenance(2):	$328,930	$0	N/A	Maturity Date LTV Ratio:	59.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$20,000,000	100.0%	Loan Payoff:	$15,181,077	75.9%
			Return of Equity:	$4,096,133	20.5%
			Reserves:	$463,591	2.3%
			Closing Costs:	$259,199	1.3%
Total Sources:	$20,000,000	100.0%	Total Uses:	$20,000,000	100.0%

(1)	The Cubesmart – Brooklyn Mortgage Loan (as defined below) documents do not require ongoing monthly insurance deposits so long as required insurance is maintained under a blanket policy acceptable to the lender.

(2)	Occupancy is based on SF for the self storage space. Due to recent roof issues and water intrusion there are currently 152 (7,420 SF) units either offline, damaged and / or not available for rent that have been underwritten as vacant by the lender. The lender has reserved 125% of the estimated cost of all immediate repairs, which includes $292,805 for the estimated cost to repair the offline units.

(3)	The appraiser assigned a value of $17,440,000 as of March 9, 2019 for the land-only portion of the Cubesmart – Brooklyn Property (as defined below).

The Mortgage Loan. The thirteenth largest mortgage loan (the “Cubesmart - Brooklyn Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $20,000,000, and is secured by a first priority fee mortgage encumbering an 88,702 SF self storage facility in Brooklyn, New York (the “Cubesmart - Brooklyn Property”).

The Borrower and the Sponsor. The borrower is Morningstar 123 LLC (the “Cubesmart - Brooklyn Borrower”), a single-purpose Delaware limited liability company structured to be bankruptcy-remote, with at least one independent director. The Cubesmart - Brooklyn Borrower is 100% indirectly owned by Gerald Sprayregen, the borrower sponsor and non-recourse carveout guarantor.

Mr. Sprayregen is a commercial real estate investor focused on self-storage and commercial properties whose current portfolio includes seven self storage facilities (including the Cubesmart – Brooklyn Property) located across New York, New Jersey, Maryland, Florida and Massachusetts. Mr. Sprayregen acquired the Cubesmart - Brooklyn Property in 1998 and converted it to a self-storage facility.

In 1977, Mr. Sprayregen was convicted for conspiracy, fraud and falsifying financial statements relating to his role as Chairman of Stratton Group, Ltd. Separately, in October 1968, it was charged that Mr. Sprayregen sold unregistered securities in the form of limited partnership interests and effected transactions for those partnerships, in which he failed to disclose affiliations and adverse interests. Such charges were settled and Mr. Sprayregen was

 A-3-106

Self Storage	Loan #13	Cut-off Date Balance:	$20,000,000
2207 Albemarle Road	Cubesmart - Brooklyn	Cut-off Date LTV:	59.2%
Brooklyn, NY 11226		U/W NCF DSCR:	2.12x
		U/W NOI Debt Yield:	9.7%

barred from association with any broker-dealer for two years. During the approximate 40 years since his conviction Mr. Sprayregen has been free of any criminal charges or material legal issues. See “Description of the Mortgage Pool—Litigation and Other Considerations” in the Prospectus.

The Property. The Cubesmart - Brooklyn Property is an 88,702 SF, two-story self storage facility plus basement built in 1930 and converted by the borrower sponsor to a self storage facility in 1998. The Cubesmart - Brooklyn Property is located just east of Flatbush Avenue and south of Church Avenue in the Flatbush neighborhood of Brooklyn, New York. The Cubesmart - Brooklyn Property is currently configured with 2,008 interior climate controlled units, 43 interior non-climate controlled units and 24 container units with drive-up access, and offers 24-hour surveillance, two elevators, handcarts and dollies for rent, packing supplies for sale, and trucks and drivers for hire. Additionally, the Cubesmart - Brooklyn Property includes a 300 SF leasing office.

In the third quarter of 2018, roof and water intrusion damage was identified and 152 units were taken offline (138 interior climate controlled units, twelve interior non-climate controlled units and two container units), with any affected existing tenants moved to available units at the Cubesmart - Brooklyn Property. Repair and renovation of the offline units along with other immediate repairs is required by the Cubesmart – Brooklyn Mortgage Loan documents to be completed by April 2020 and 125% of the estimated cost of such repairs ($292,805) has been fully reserved with the lender. The repair work is not expected to significantly impact ongoing operations.

The following table presents the unit mix at the Cubesmart - Brooklyn Property:

Unit Mix
Unit Type	Number of Units	Occupied Units	Occupancy by Unit	Average Unit Size (SF)	Total Size (SF)	Average Monthly GPR	% of GPR
Interior Climate Controlled	2,008	1,745	86.9%	41	82,615	$114	92.6%
Interior Non-Climate Controlled	43	25	58.1%	52	2,247	$162	2.8%
Container	24	16	66.7%	160	3,840	$479	4.6%
Total/Wtd. Avg.	2,075	1,786	86.1%		88,702		100.0%

Source: Borrower rent roll dated March 28, 2019.

The Market. The Cubesmart - Brooklyn Property is located in the Flatbush neighborhood of Brooklyn, New York. The major employers in the area include: American Airlines, Columbia University, JPMorgan Chase, Memorial Sloan Kettering Cancer Center, Morgan Stanley Children’s Hospital, Mount Sinai Hospital, New York-Presbyterian Hospital, Nielsen Company, Northwell Health, Inc. and Verizon Information. Over the past decade Brooklyn’s private employment sector grew by 19.8% and the number of businesses has grown by 21%, making it the fastest growing area compared to its neighboring boroughs. Approximately 15 million people visit Brooklyn each year contributing to the borough’s economy by expenditures in restaurants, hotels and other attractions.

According to the appraisal, the estimated 2018 population within a one-, two- and three-mile radius around the Cubesmart - Brooklyn Property was 193,938, 615,266 and 1,322,650 respectively. From 2010 to 2018, population within the same radii grew 5.6%, 5.0% and 5.5% respectively. The estimated 2018 average household income within a one-, two- and three-mile radius was $73,090, $82,849 and $83,158 respectively. In 2018, within a three-mile radius of the Cubesmart - Brooklyn Property, approximately 72.2% of households were renter-occupied. The immediate area surrounding the Cubesmart - Brooklyn Property is composed of 248 multifamily properties comprising 8,377,328 SF and retail, industrial and office spaces comprising 2,541,348 SF.

The appraiser determined a two-mile radius around the Cubesmart - Brooklyn Property to be its primary market area. The two-mile radius had a vacancy rate of 8.7% for stabilized self storage properties and the appraiser estimated the supply ratio to be 1.1 for 2018, assuming a population of 615,266 and current inventory of 673,743 SF of self storage space.

The following table presents certain competitive self storage rental comparables to the Cubesmart - Brooklyn Property:

Property	Location	Total NRA	Year Built/Renovated	No. of Self Storage Units	Avg. SF/ Self Storage Unit	Occupancy %	Distance to Subject (mi.)
Cubesmart - Brooklyn	2207 Albemarle Road, Brooklyn, NY	88,702(1)	1930/1998	2,075(1)	43(1)	86.3%(1)	N/A
Safeguard - 115	115 Empire Blvd, Brooklyn, NY	45,725	2007/NA	876	52	95.0%	1.2
Safeguard - 1635	1635 Albany Avenue, Brooklyn, NY	62,820	2015/NA	698	90	86.0%	2.0
Safeguard - 629	629 Utica Avenue, Brooklyn, NY	55,163	2011/NA	835	66	92.0%	2.0
Public Storage - 1534	1534 Utica Avenue, Brooklyn, NY	82,495	1927/2005	1,033	80	91.6%	2.4
Public Storage - 1062	1062 St Johns Pl, Brooklyn, NY	69,300	1912/2005	852	81	96.7%	2.5
Total/Wtd. Avg.(2)		315,503		4,294		92.2%

Source: Appraisal.

(1)	Based on borrower rent roll as of March 28, 2019. Occupancy is based on SF for the self storage space and with offline units considered vacant.

(2)	Total/Wtd. Avg. excludes the Cubesmart - Brooklyn Property.

 A-3-107

Self Storage	Loan #13	Cut-off Date Balance:	$20,000,000
2207 Albemarle Road	Cubesmart - Brooklyn	Cut-off Date LTV:	59.2%
Brooklyn, NY 11226		U/W NCF DSCR:	2.12x
		U/W NOI Debt Yield:	9.7%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Cubesmart - Brooklyn Property:

Cash Flow Analysis
	2016	2017	2018	2/28/2019 TTM	UW	UW PSF
Gross Potential Rent	$2,497,467	$2,411,633	$2,566,695	$3,136,553	$2,914,822	$32.86
Other Income(1)	$81,463	$224,449	$255,694	$258,469	$258,469	$2.91
Vacancy and Credit loss(2)	$0	$0	$0	($549,790)	($363,456)	($4.10)
Effective Gross Income	$2,578,930	$2,636,082	$2,822,389	$2,845,232	$2,809,835	$31.68

Taxes	$301,690	$120,420	$248,644	$248,644	$258,773	$2.92
Insurance	$7,342	$25,084	$14,067	$12,457	$9,834	$0.11
Other Operating Expenses	$428,398	$753,253	$610,739	$627,738	$598,997	$6.75
Total Operating Expenses	$737,430	$898,757	$873,450	$888,839	$867,604	$9.78

Net Operating Income	$1,841,500	$1,737,325	$1,948,939	$1,956,393	$1,942,231	$21.90
Capital Expenditures	$0	$0	$0	$0	$13,305	$0.15
Net Cash Flow	$1,841,500	$1,737,325	$1,948,939	$1,956,393	$1,928,926	$21.75

Occupancy %	85.8%	86.7%	85.3%	86.3%(3)	87.5%
NOI DSCR	2.03x	1.91x	2.15x	2.15x	2.14x
NCF DSCR	2.03x	1.91x	2.15x	2.15x	2.12x
NOI Debt Yield	9.2%	8.7%	9.7%	9.8%	9.7%
NCF Debt Yield	9.2%	8.7%	9.7%	9.8%	9.6%

(1)	Other income includes tenant insurance, late fees, administration fees, retail sales, forfeited deposits, and other miscellaneous income.

(2)	UW Vacancy is based on actual vacancy as of the March 28, 2019 rent roll with offline units considered vacant.

(3)	2/28/2019 TTM occupancy shown in the occupancy is as of the March 28, 2019 rent roll based on SF for the self storage space.

 A-3-108

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 A-3-109

Hospitality – Full Service	Loan #14	Cut-off Date Balance:	$19,000,000
7516 Las Colinas Boulevard	Hilton Garden Inn Las Colinas	Cut-off Date LTV:	60.1%
Irving, TX 75063		U/W NCF DSCR:	1.72x
		U/W NOI Debt Yield:	12.5%

Mortgage Loan No. 14 – Hilton Garden Inn Las Colinas

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio:	Single Asset
Original Balance:	$19,000,000			Location:	Irving, TX 75063
Cut-off Date Balance:	$19,000,000			General Property Type:	Hospitality
% of Initial Pool Balance:	1.8%			Detailed Property Type:	Full Service
Loan Purpose:	Acquisition			Title Vesting:	Fee
Sponsor:	Allan V. Rose			Year Built/Renovated:	1996/2017
Guarantor:	Allan V. Rose			Size:	173 Rooms
Mortgage Rate:	4.9000%			Cut-off Date Balance per Room:	$109,827
Note Date:	4/17/2019			Maturity Date Balance per Room:	$97,206
First Payment Date:	6/11/2019			Property Manager:	Dimension Development Two, LLC
Maturity Date:	5/11/2029
Original Term to Maturity:	120 months
Original Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	36 months			UW NOI:	$2,366,461
Seasoning:	0 months			UW NOI Debt Yield:	12.5%
Prepayment Provisions:	LO (24); DEF (92); O (4)			UW NOI Debt Yield at Maturity:	14.1%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR:	1.72x (P&I); 2.21x (IO)
Additional Debt Type:	N/A			Most Recent NOI:	$2,267,062 (2/28/2019 TTM)
Additional Debt Balance:	N/A			2nd Most Recent NOI(3):	$2,314,940 (12/31/2018)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI(3):	$1,294,583 (12/31/2017)
				Most Recent Occupancy:	67.1% (2/28/2019)
Reserves				2nd Most Recent Occupancy(3):	68.0% (12/31/2018)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy(3):	54.5% (12/31/2017)
RE Tax:	$27,632	$27,635	N/A	Appraised Value (as of)(4):	$31,600,000 (2/27/2020)
Insurance(1):	$0	Springing	N/A	Appraised Value per Room(4):	$182,659
FF&E Reserve:	$0	$23,607(2)	N/A	Cut-off Date LTV Ratio(4):	60.1%
PIP Reserve:	$1,966,005	$0	N/A	Maturity Date LTV Ratio(4):	53.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$19,000,000	62.2%	Purchase Price:	$27,750,000	90.8%
Cash Equity Contribution	$11,554,227	37.8%	Reserves:	$1,993,637	6.5%
			Closing Costs:	$810,590	2.7%
Total Sources:	$30,554,227	100.0%	Total Uses:	$30,554,227	100.0%

(1)	The Hilton Garden Inn Las Colinas Mortgage Loan (as defined below) documents do not require ongoing monthly escrows for insurance premiums as long as (i) no event of default has occurred and is continuing, (ii) the borrower provides the lender with evidence that the Hilton Garden Inn Las Colinas Property’s (as defined below) insurance coverage is included in a lender-approved blanket policy and such policy is in full force and effect and (iii) the borrower pays all applicable insurance premiums and provides the lender with evidence of renewals.

(2)	The FF&E Reserve is subject to an adjustment to one-twelfth of 4.0% of the revenue for the prior fiscal year based on annual operating statements.

(3)	See “Operating History and Underwritten Net Cash Flow” and “The Property” sections below for explanations on historical fluctuations in NOI and Occupancy.

(4)	The Appraised Value reflects the “upon completion” value which assumes completion of a property improvement plan (“PIP”) at a total estimated cost of $1,966,005 (see “The Property” section below for further discussion). At closing, the Hilton Garden Inn Las Colinas Borrower (as defined in “The Borrower and Borrower Sponsor” section below) deposited $1,966,005 into the PIP Reserve account for the related work. The Cut-off Date LTV and Maturity Date LTV Ratio are calculated based upon the Appraised Value of $31,600,000. The “as-is” appraised value is $27,900,000 as of February 27, 2019 and equates to a Cut-off Date LTV Ratio of 68.1% and Maturity Date LTV Ratio of 60.3% for the Hilton Garden Inn Las Colinas Mortgage Loan.

The Mortgage Loan. The fourteenth largest mortgage loan (the “Hilton Garden Inn Las Colinas Mortgage Loan”) is evidenced by a single promissory note in the original principal amount of $19,000,000 which is secured by a first priority fee mortgage encumbering a full service hospitality property located in Irving, Texas (the “Hilton Garden Inn Las Colinas Property”).

The Borrower and the Borrower Sponsor. The borrower is AVR Las Colinas LC Boulevard Hotel LLC (the “Hilton Garden Inn Las Colinas Borrower”), a single-purpose Delaware limited liability company with one independent director. Legal counsel to the Hilton Garden Inn Las Colinas Borrower delivered a non-consolidation opinion in connection with the origination of the Hilton Garden Inn Las Colinas Mortgage Loan.

The borrower sponsor and non-recourse carveout guarantor is Allan V. Rose, owner and chief executive officer of AVR Realty, a privately held real estate development and management company. Founded by Mr. Rose over 45 years ago, AVR Realty has built, acquired, and developed more than 30 million SF of commercial and residential space, including office complexes, shopping centers, corporate and industrial parks, apartment complexes, residential communities and hotels. AVR Realty’s current portfolio includes 23 full service and limited service hotels in California, Colorado, Florida, Georgia, Louisiana, New Jersey, New York, Texas and Virginia.

 A-3-110

Hospitality – Full Service	Loan #14	Cut-off Date Balance:	$19,000,000
7516 Las Colinas Boulevard	Hilton Garden Inn Las Colinas	Cut-off Date LTV:	60.1%
Irving, TX 75063		U/W NCF DSCR:	1.72x
		U/W NOI Debt Yield:	12.5%

The Property. The Hilton Garden Inn Las Colinas Property is a five-story, 173-room, full service hotel located in Irving, Texas, approximately 17.0 miles northwest of the Dallas central business district (“CBD”). Built in 1996 and renovated in 2017, the Hilton Garden Inn Las Colinas Property is situated on a 4.0-acre site and amenities include five event rooms totaling 3,128 SF of meeting space (three of which have the ability to convert into a ballroom), a restaurant and lounge, an outdoor swimming pool, grade level outdoor patio with fireplace, fitness center, business center, sundries shop, guest laundry, and a complimentary shuttle service (within a 5-mile radius). The Hilton Garden Inn Las Colinas Property contains 202 surface parking spaces, equating to a parking ratio of 1.2 spaces per room.

The Hilton Garden Inn Las Colinas Property guestroom configuration includes 65 king bed guestrooms, 64 double queen beds guestrooms, and 44 suites. All guestrooms feature a flat-panel television, a desk with ergonomic chair, bathrooms finished with tub/shower combinations, and appliances including full-sized iron and ironing board, coffee maker, and alarm clock. According to the appraisal, the demand segmentation at the Hilton Garden Inn Las Colinas Property is 61% commercial, 23% leisure, and 16% group.

The Hilton Garden Inn Las Colinas Property is expected to undergo a brand-mandated property improvement plan (“PIP”) totaling approximately $2.0 million ($11,364 per key) in connection with a new 15-year franchise agreement with Hilton Franchise Holdings, LLC executed in connection with the Hilton Garden Inn Las Colinas Property acquisition. The franchise agreement expires on April 30, 2034. The PIP is required to be completed by October 2020 and includes, but is not limited to, completing renovations to the lobby and corridors, meeting rooms, exterior of the building, restaurant and lounge and select public areas. The Hilton Garden Inn Las Colinas Property was previously renovated in 2017 at a total cost of approximately $6.0 million ($34,468 per room). The upcoming PIP work is expected to focus on public spaces, due to the previous renovations of guestrooms. The Hilton Garden Inn Las Colinas Borrower deposited an upfront reserve of approximately $2.0 million for the PIP work.

The following table presents historical occupancy, ADR, and RevPAR penetration rates of the Hilton Garden Inn Las Colinas Property.

Historical Occupancy, ADR, RevPAR(1)(2)
	Competitive Set			Hilton Garden Inn Las Colinas Property			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
12/31/2016	75.4%	$117.71	$88.75	68.7%	$133.20	$91.53	91.1%	113.2%	103.1%
12/31/2017(3)	72.8%	$120.12	$87.49	52.2%(3)	$138.69	$72.40	71.7%(3)	115.5%	82.7%
12/31/2018	70.7%	$123.26	$87.14	67.0%	$144.90	$97.13	94.8%	117.6%	111.5%
2/28/2019 TTM	70.7%	$124.00	$87.67	67.1%	$145.07	$97.31	94.9%	117.0%	111.0%

Sources: Industry Report.

(1)	According to a third party research report, the competitive set includes DoubleTree by Hilton Hotel Dallas Farmers Branch, Courtyard Dallas Las Colinas, Holiday Inn Express & Suites Irving Dallas Fort Worth Airport North, Hampton Inn Dallas Irving Las Colinas, Hyatt Place Dallas Las Colinas, Springhill Suites DFW Airport East Las Colinas Irving, and Tapestry Collection by Hilton NYLO Las Colinas Hotel.

(2)	Variances between the underwriting, the appraisal, and third party research report with respect to Occupancy, ADR and RevPAR at the Hilton Garden Inn Las Colinas Property are attributable to variances in reporting methodologies and/or timing differences.

(3)	Occupancy at the Hilton Garden Inn Las Colinas Property declined in 2017 due to PIP work, which resulted in approximately 12,096 lost room nights between March and September 2017.

The Market. The Hilton Garden Inn Las Colinas Property is located approximately 7.1 miles east of the Dallas/Fort Worth International Airport, 12.8 miles northwest of the Dallas Love Field Airport, 17.1 miles northwest of the Dallas central business district and 27.7 miles northeast of the Fort Worth central business district. The Hilton Garden Inn Las Colinas Property is situated approximately 0.6 miles west of the Interstate 635/Route 161 interchange, which, according to a third party market research provider, had a daily traffic count of approximately 139,347 vehicles as of 2017. According to the third party market research provider, the 2019 population within a one-, three- and five-mile radius of the Hilton Garden Inn Las Colinas Property was 17,375, 75,897 and 213,691, respectively. The 2019 average household income within the same one-, three- and five-mile radii was $120,678, $105,025 and $95,623, respectively.

According to the appraisal, the Hilton Garden Inn Las Colinas Property is located within the Dallas - Fort Worth (“DFW”) Metroplex region, which is home to the global headquarters of 5 Fortune 500 corporations and more than 45 Fortune 1,000 companies. Within the City of Irving, major employers include Citi, Verizon, Allstate Insurance, Pioneer Natural Resources Co., Microsoft Corporation, Quest Diagnostics, Nokia, 7-Eleven, Michaels, Fluor, Commercial Metals, Darling Ingredients Inc., Celanese, Flowserve, and ExxonMobil. According to the Appraisal, the Hilton Garden Inn Las Colinas Property is situated approximately 3.6 southwest of the Cypress Water mixed-use development, an approximately 1,000-acre development expected to include approximately 4.5 million SF of office space and 10,000 multifamily units, expected for completion in 2020. Cypress Waters is home to the headquarters for CoreLogic, 7-Eleven, Nationstar Mortgage, OneSource Virtual, and Signet Jewelers (Zales). According to a third party market research report, within a three-mile radius of the Hilton Garden Inn Las Colinas Property, there are approximately 293 office buildings totaling 29.1 million SF with a weighted average occupancy rate of approximately 15.4%.

The appraisal did not identify any proposed hotels or properties that are currently under development that are expected to be directly competitive with the Hilton Garden Inn Las Colinas Property.

 A-3-111

Hospitality – Full Service	Loan #14	Cut-off Date Balance:	$19,000,000
7516 Las Colinas Boulevard	Hilton Garden Inn Las Colinas	Cut-off Date LTV:	60.1%
Irving, TX 75063		U/W NCF DSCR:	1.72x
		U/W NOI Debt Yield:	12.5%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the operating history and Underwritten Net Cash Flow at the Hilton Garden Inn Las Colinas Property:

Cash Flow Analysis
	2016(1)	2017(1)	2018	TTM 2/28/2019	UW	UW per Room
Occupancy	68.9%	54.5%	68.0%	67.1%	67.1%
ADR	$132.85	$132.76	$142.79	$145.07	$145.07
RevPAR	$91.53	$72.42	$97.14	$97.31	$97.31

Room Revenue	$5,795,543	$4,572,745	$6,133,932	$6,144,346	$6,144,346	$35,516
Food & Beverage Revenue	$555,116	$699,684	$882,751	$866,429	$874,590	$5,055
Other Revenue(2)	$66,675	$49,166	$77,115	$71,173	$74,144	$429
Total Revenue	$6,417,334	$5,321,595	$7,093,798	$7,081,948	$7,093,080	$41,000

Room Expense	$1,024,015	$921,009	$1,138,903	$1,155,111	$1,147,974	$6,636
Food & Beverage Expense	$537,342	$628,746	$719,211	$717,856	$718,590	$4,154
Other Departmental Expenses	$21,417	$19,799	$23,122	$26,718	$25,032	$145
Total Departmental Expenses	$1,582,774	$1,569,554	$1,881,236	$1,899,685	$1,891,596	$10,934
Gross Operating Income	$4,834,560	$3,752,041	$5,212,562	$5,182,263	$5,201,484	$30,066

Total Undistributed Expenses	$2,229,490	$2,022,069	$2,474,705	$2,502,665	$2,405,798	$13,906
Gross Operating Profit	$2,605,070	$1,729,972	$2,737,857	$2,679,598	$2,795,686	$16,160

Total Fixed Charges	$407,654	$435,389	$422,917	$412,536	$429,225	$2,481
Total Operating Expenses	$4,219,918	$4,027,012	$4,778,858	$4,814,886	$4,726,619	$27,321

Net Operating Income	$2,197,416	$1,294,583	$2,314,940	$2,267,062	$2,366,461	$13,679
FF&E	$0	$0	$0	$0	($283,723)	($1,640)
Net Cash Flow	$2,197,416	$1,294,583	$2,314,940	$2,267,062	$2,082,738	$12,039

NOI DSCR (IO)	2.33x	1.37x	2.45x	2.40x	2.51x
NOI DSCR (P&I)	1.82x	1.07x	1.91x	1.87x	1.96x
NCF DSCR (IO)	2.33x	1.37x	2.45x	2.40x	2.21x
NCF DSCR (P&I)	1.82x	1.07x	1.91x	1.87x	1.72x
NOI Debt Yield	11.6%	6.8%	12.2%	11.9%	12.5%
NCF Debt Yield	11.6%	6.8%	12.2%	11.9%	11.0%

(1)	The decline in occupancy inform 2016 to 2017 is attributable to approximate $5,962,974 ($34,468 per key) of PIP work completed at the Hilton Garden Inn Las Colinas Property, which resulted in an average 62 rooms offline for 27 days per month, totaling 12,096 rooms offline between March and September 2017.

(2)	Other Revenue consists of revenue from the gift shop, telephone, guest laundry, vending, attrition fees, and other miscellaneous items.

 A-3-112

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 A-3-113

Multifamily - Cooperative	Loan #15	Cut-off Date Balance:	$16,675,000
141-24 78th Avenue, 141-48 78th Road	Regency Gardens Apartment Corp.	Cut-off Date LTV:	11.0%
& 141-02 79th Avenue		U/W NCF DSCR:	6.05x
Kew Gardens Hills, NY 11367		U/W NOI Debt Yield:	35.0%

Mortgage Loan No. 15 – Regency Gardens Apartment Corp.

Mortgage Loan Information	Property Information
Mortgage Loan Seller:	NCB	Single Asset/Portfolio:	Single Asset
Original Balance:	$16,675,000	Location:	Kew Gardens Hills, NY 11367
Cut-off Date Balance:	$16,675,000	General Property Type:	Multifamily
% of Initial Pool Balance:	1.6%	Detailed Property Type:	Cooperative
Loan Purpose:	Refinance	Title Vesting:	Fee
Sponsor(1):	N/A	Year Built/Renovated:	1938/1999
Guarantor(1):	N/A	Size:	544 Units
Mortgage Rate:	3.9000%	Cut-off Date Balance per Unit:	$30,653
Note Date:	4/25/2019	Maturity Date Balance per Unit:	$24,331
First Payment Date:	6/1/2019	Property Manager:	Vision Enterprises Management, LLC.
Maturity Date:	5/1/2029	Underwriting and Financial Information
Original Term to Maturity:	120 months	UW NOI:	$5,828,612
Original Amortization Term:	360 months	UW NOI Debt Yield(2):	35.0%
IO Period:	0 months	UW NOI Debt Yield at Maturity(2):	44.0%
Seasoning:	0 months	UW NCF DSCR(2):	6.05x
Prepayment Provisions:	YM1 (113); 1% (3); O (4)	Most Recent NOI(5):	N/A
Lockbox/Cash Mgmt Status:	None	2nd Most Recent NOI(5):	N/A
Additional Debt Type(2):	Floating	3rd Most Recent NOI(5):	N/A
Additional Debt Balance(2):	$0	Most Recent Occupancy(6):	N/A
Future Debt Permitted (Type)(3):	Yes (Secured)	2nd Most Recent Occupancy(6):	N/A
3rd Most Recent Occupancy(6):	N/A
Appraised Value (as of)(7):	$151,400,000 (3/21/2019)
Appraised Value per Unit(7):	$278,309
Reserves	Cut-off Date LTV Ratio(2)(7):	11.0%
Type	Initial	Monthly	Cap	Maturity Date LTV Ratio(2)(7):	8.7%
RE Tax:	N/A	Springing(4)	N/A	Coop-Rental Value(8):	$114,300,000
Insurance:	N/A	Springing(4)	N/A	Coop-LTV Rental(8):	14.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$16,675,000	100.0%	Loan Payoff:	$12,691,753	76.1%
			Proceeds to Borrower:	$3,697,464	22.2%
			Closing Costs:	$285,783	1.7%
Total Sources:	$16,675,000	100.0%	Total Uses:	$16,675,000	100.0%

(1)	The Regency Gardens Apartment Corp. Property (as defined below) is owned by the Regency Gardens Apartment Corp. Borrower (as defined below), which is a cooperative housing corporation. No individual or entity (other than the Regency Gardens Apartment Corp. Borrower) has recourse obligations with respect to the Regency Gardens Apartment Corp. Mortgage Loan (as defined below), including pursuant to any guaranty or environmental indemnity.

(2)	The Regency Gardens Apartment Corp. Property also secures a subordinate second lien mortgage loan to the Regency Gardens Apartment Corp. Borrower in the amount of up to $1,000,000 (the “Regency Gardens Apartment Corp. Subordinate Loan”) which permits advances from time to time. The outstanding balance of the Regency Gardens Apartment Corp. Subordinate Loan as of the cut-off date is $0. National Cooperative Bank, N.A. is the holder of the Regency Gardens Apartment Corp. Subordinate Loan. With regard to the interest rate, term, payment terms and other statistical information relating to the Regency Gardens Apartment Corp. Subordinate Loan, see “Description of the Mortgage Pool—Additional Indebtedness—Other Secured Indebtedness—Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives” in the Prospectus. All statistical information presented above relating to balances per unit, debt yields, debt service coverage ratios and loan-to-value ratios are based solely on the Regency Gardens Apartment Corp. Mortgage Loan (as defined below). As of the Cut-off Date, on an aggregate basis (i.e., aggregating both the Regency Gardens Apartment Corp. Mortgage Loan and the Regency Gardens Apartment Corp. Subordinate Loan), the Cut-off Date Balance per Unit, Maturity Date Balance per Unit, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio are $32,491, $26,169, 33.0%, 41.0%, 5.71x, 11.7% and 9.4%, respectively, with such figures being calculated assuming (with respect to the Regency Gardens Apartment Corp. Subordinate Loan) (i) that interest is accruing pursuant to the applicable loan document (with the applicable interest rate determined using the Prime Rate in effect as of April 30, 2019 and giving effect to any applicable interest rate floor), (ii) that the loan has been fully advanced, (iii) that any initial interest-only period has expired and the borrower is required to make scheduled payments of principal and interest as set forth in the promissory note and (iv) that the entire amount of the loan is outstanding as of the maturity date.

(3)	In addition to Regency Gardens Apartment Corp. Subordinate Loan as described in footnote (2) above, National Cooperative Bank, N.A., the applicable master servicer of the Regency Gardens Apartment Corp. Mortgage Loan, will be permitted to waive the enforcement of the “due-on-encumbrance” clause in the related mortgage instrument to permit subordinate debt secured by the Regency Gardens Apartment Corp. Property, subject to the satisfaction of various conditions and subject to certain parameters set forth in the pooling and servicing agreement for the BANK 2019-BNK18 securitization. See “Description of the Mortgage Pool—Additional Indebtedness—Other Secured Indebtedness—Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives” in the Prospectus.
(4)	The Regency Gardens Apartment Corp. Borrower is required to deposit, simultaneously with each monthly loan payment, 1/12 of the estimated annual real estate tax payments upon (i) failure to provide evidence of the payment of such taxes within 60 days following the date on which such payment is due to the applicable taxing authority or (ii) the occurrence of an event of default under the applicable loan documents. In addition, the Regency Gardens Apartment Corp. Borrower may be required to deposit, simultaneously with each monthly loan payment, 1/12 of the annual insurance premiums upon the occurrence of an event of default under the applicable loan documents.
(5)	Most Recent NOI, 2nd Most Recent NOI and 3rd Most Recent NOI are “not available”. Residential cooperatives are not-for-profit entities that set maintenance fees to cover current expenses and plan for future capital needs. A residential cooperative can increase or decrease maintenance fees according to its anticipated expenses and level of cash reserves. The historical NOI figures are not representative of the cash flow generated by the Regency Gardens Apartment Corp. Property if it were operated as a multifamily rental property.

 A-3-114

Multifamily - Cooperative	Loan #15	Cut-off Date Balance:	$16,675,000
141-24 78th Avenue, 141-48 78th Road	Regency Gardens Apartment Corp.	Cut-off Date LTV:	11.0%
& 141-02 79th Avenue		U/W NCF DSCR:	6.05x
Kew Gardens Hills, NY 11367		U/W NOI Debt Yield:	35.0%

(6)	Most Recent Occupancy, 2nd Most Recent Occupancy and 3rd Most Recent Occupancy is not reported as all residential units are owned by tenant-shareholders.

(7)	For purposes of determining the Appraised Value, the Appraised Value per Unit, the Cut-off Date LTV Ratio and the Maturity Date LTV Ratio, the value estimate reflected in the appraisal of the Regency Gardens Apartment Corp. Property is determined as if such residential cooperative property is operated as a residential cooperative and, in general, such value equals the sum of (i) the gross share value of all cooperative units in such residential cooperative property, based in part on various comparable sales of cooperative apartment units in the market, plus (ii) the amount of the underlying debt encumbering such residential cooperative property. See “Description of the Mortgage Pool-Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives” in the Prospectus.

(8)	The Coop-Rental Value and the Coop-LTV as Rental assumes the Regency Gardens Apartment Corp. Property is operated as a multifamily rental property. See “Risk Factors—Risks Relating to the Mortgage Loans—Residential Cooperative Properties Have Special Risks,” and “Description of the Mortgage Pool-Property Types-Multifamily Properties” in the Prospectus.

The Mortgage Loan. The fifteenth largest mortgage loan (the “Regency Gardens Apartment Corp. Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $16,675,000 and secured by a first priority fee mortgage encumbering a residential cooperative building located in Kew Gardens Hills, New York (the “Regency Gardens Apartment Corp. Property”). Proceeds from the Regency Gardens Apartment Corp. Mortgage Loan were used to refinance the previous loan secured by the Regency Gardens Apartment Corp. Property, fund reserves and pay closing costs.

The Borrower. The borrower is Regency Gardens Apartment Corp., a cooperative housing corporation organized under the laws of the State of New York (the “Regency Gardens Apartment Corp. Borrower”). The Regency Gardens Apartment Corp. Property is owned in fee simple by the Regency Gardens Apartment Corp. Borrower. No individual or entity (other than the Regency Gardens Apartment Corp. Borrower) has recourse obligations with respect to the Regency Gardens Apartment Corp. Mortgage Loan, including pursuant to any guaranty or environmental indemnity.

The Property. The Regency Gardens Apartment Corp. Property consists of 544 units, with 543 residential units and one professional unit in 69, two to three story plus basement residential cooperative apartment buildings located in Kew Gardens Hill, New York. The Regency Gardens Apartment Corp. Property was constructed from 1938 to 1940 and converted to cooperative ownership in 1987. The Regency Gardens Apartment Corp. Property is 57.2% (311 units) shareholder-owned and 42.8% unsold (233 units). Of the 233 unsold units, 188 units are sponsor-owned units, 43 units are investor owned units and two units are cooperative owned. The 188 sponsor owned units generate a positive carry of approximately $1.16 million per year. The Regency Gardens Apartment Corp. Property also contains one superintendent unit and three handyman units without shares that are owned by the Regency Gardens Apartment Corp. Borrower.

The Regency Gardens Apartment Corp. Property features tenant storage areas, laundry rooms and two parking garages. The parking garages are located in the basements of the properties located at 141-02 78th Avenue and 141-02 79th Avenue, and consist of 133 total parking spaces, which are leased exclusively to tenant-shareholders of the Regency Gardens Apartment Corp. Borrower.

The table below shows the apartment unit mix at the Regency Gardens Apartment Corp. Property:

Regency Gardens Apartment Corp. Unit Mix
Unit Type	Units	% of Total Units	Average SF per Unit	Total SF
1 Bedroom 3 Rooms	217	39.9%	575	124,775
1 Bedroom 3.5 Rooms	45	8.3%	675	30,375
1 Bedroom 3.5 Rooms w Terrace	14	2.6%	675	9,450
1 Bedroom 4 Rooms	135	24.8%	775	104,625
2 Bedroom	39	7.2%	875	34,125
3 Bedroom	93	17.1%	975	90,675
Professional Unit	1	0.2%	875	875
Total/Wtd. Avg.	544	100%	726	394,900

Source: Appraisal.

The Market. The subject property is located on the northerly side of Union Turnpike, and occupies three city blocks between Union Turnpike on the south and 78th Avenue on the north, between 141st Street on the west and Main Street on the east, in the Kew Gardens Hills neighborhood of Queens County, City and State of New York.

According to the appraisal, the Regency Gardens Apartment Corp. Property is located in Queens Community District 8. This district includes Pomonok, Kew Gardens Hills, Utopia, Fresh Meadows, Hillcrest, Briarwood, Jamaica Hills and Jamaica Estates. The district is bounded on the north by the Horace Harding Expressway and Reeves Avenue, on the east by the Oceania Street and the Clearview Expressway, on the south by Hillside Avenue and on the west by the Van Wyck Expressway. The district covers an area of 7.4 square miles. Most improvements in the immediate vicinity of the subject property were erected in the 1950’s and 1960’s, although there has been some new spot-construction/redevelopment since that time. Additionally, residential housing is considered stable in the area.

There are 32 public elementary and secondary schools, 19 private and parochial elementary schools, and four colleges and other post-secondary institutions within this district. Parks and recreation centers within this district include Flushing Meadow-Corona Park, Kissena Corridor Park and nine playgrounds, which are each within one mile of the subject. Queens Hospital and Medical Center is the nearest major medical facility and is located at 164th Street/Grand Central Parkway, within ½ mile of the subject. The New York City Fire Department and Police Department adequately service this area.

 A-3-115

Multifamily - Cooperative	Loan #15	Cut-off Date Balance:	$16,675,000
141-24 78th Avenue, 141-48 78th Road	Regency Gardens Apartment Corp.	Cut-off Date LTV:	11.0%
& 141-02 79th Avenue		U/W NCF DSCR:	6.05x
Kew Gardens Hills, NY 11367		U/W NOI Debt Yield:	35.0%

North and east of the subject property are other multi-family properties. To the west of the subject property is a park. To the south of the subject property are several small improvements, consisting of commercial and residential uses. Local shopping, including local and regional grocery stores, as well as fashion retailers, is available at the northeast corner of Union Turnpike and Main Street. CUNY-Queens College is approximately 1 mile north of the subject property.

According to a third-party market research report, the Regency Gardens Apartment Corp. Property is located in the Queens County submarket. According to the report, the Queens County submarket reported a 6.2% vacancy rate as of the first quarter of 2019.

Comparable rental properties to the Regency Gardens Apartment Corp. Property are shown in the table below:

Comparable Rental Properties
Property	City/State	Distance	Year Built	# Units	Occupancy	Average SF per Unit	Average Rent per Unit	Average Rent PSF
Regency Gardens Apartment Corp.	Kew Gardens Hills, NY	-	1938	544	95.3%(1)	726	$1,720(2)	$2.37(2)
123-30 83rd Ave.	Kew Gardens, NY	1.3 miles	1962	51	100.0%	724	$1,842	$2.55
79-11 146th St.	Flushing, NY	0.4 miles	1956	47	97.9%	577	NAV	NAV
83-55 Austin St.	Kew Gardens, NY	2.0 miles	1954	43	97.7%	950	$1,797	$1.89
15009 Union Turnpike	Flushing, NY	0.7 miles	1966	200	98.5%	745	$1,572	$2.11

Source: Appraisal and third-party reports and research.

(1)	Occupancy reported as of March 21, 2019 reflects the vacancy/collection loss assumption in the related appraisal for purposes of determining the appraised value of the Regency Gardens Apartment Corp. Property as a multifamily rental property (i.e., the Coop-Rental Value) as of the appraisal valuation date.

(2)	The Average Rent per Unit and Average Rent PSF for the Regency Gardens Apartment Corp. Property is estimated using market rents for residential units as determined by the appraiser.

Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the Regency Gardens Apartment Corp. Property

Cash Flow Analysis(1)
	UW	UW per Unit
Base Rent	$11,198,986	$20,586
Commercial Income(2)	$26,250	$48
Other Income(3)	$215,600	$396
Less Vacancy & Credit Loss(4)	($537,963)	($989)
Effective Gross Income	$10,902,873	$20,042

Total Operating Expenses	$5,074,261	$9,328
Net Operating Income	$5,828,612	$10,714
Capital Expenditures	$113,900	$209
Net Cash Flow	$5,714,712	$10,505

Occupancy %	95.3%(4)
NOI DSCR(5)	6.18x
NCF DSCR(5)	6.05x
NOI Debt Yield(5)	35.0%
NCF Debt Yield(5)	34.3%

(1)	Residential cooperatives are generally organized and operated as not-for-profit entities that set maintenance fees to cover current expenses and plan for future capital needs. The underwritten Net Operating Income and the underwritten Net Cash Flow for the Regency Gardens Apartment Corp. Property is the projected net operating income and projected net cash flow reflected in the appraisal. Underwritten Net Operating Income, in general, equals projected operating income at the Regency Gardens Apartment Corp. Property assuming such property is operated as a rental property with rents and other income set at the prevailing market rates, reduced by underwritten property operating expenses and a market-rate vacancy assumption – in each case as determined by the appraiser. Underwritten Net Cash Flow equals the projected net operating income less projected replacement reserves – as determined by the appraiser. However, the projected net cash flow used in such determinations may differ materially from the scheduled monthly maintenance payments from the tenant-shareholders upon which residential cooperatives depend.

(2)	Commercial Income includes shareholder-owned professional unit Income.

(3)	Other Income includes parking, storage and laundry income.

(4)	The vacancy reported reflects the vacancy assumption in the related appraisal for purposes of determining the appraised value of the Regency Gardens Apartment Corp. Property as a multifamily rental property.

(5)	Debt service coverage ratios and debt yields are based on the Regency Gardens Apartment Corp. Mortgage Loan only and do not include any subordinate debt that may be advanced under the Regency Gardens Apartment Corp. Subordinate Loan or otherwise.

 A-3-116

Annex B

FORM OF DISTRIBUTION DATE STATEMENT

[THIS PAGE INTENTIONALLY LEFT BLANK]

	BANK 2019-BNK18 Commercial Mortgage Pass-Through Certificates Series 2019-BNK18	For Additional Information please contact
CTSLink Customer Service
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Wells Fargo Bank, N.A.		Distribution Date:	6/17/19
Corporate Trust Services		Record Date:	5/31/19
8480 Stagecoach Circle		Determination Date:	6/11/19
Frederick, MD 21701-4747

DISTRIBUTION DATE STATEMENT

STATEMENT SECTIONS	PAGE(s)
Certificate Distribution Detail	2
Certificate Factor Detail	3
Reconciliation Detail	4
Other Required Information	5
Cash Reconciliation Detail	6
Current Mortgage Loan and Property Stratification Tables	7 - 9
Mortgage Loan Detail	10
NOI Detail	11
Principal Prepayment Detail	12
Historical Detail	13
Delinquency Loan Detail	14
Specially Serviced Loan Detail	15 - 16
Advance Summary	17
Modified Loan Detail	18
Historical Liquidated Loan Detail	19
Historical Bond / Collateral Loss Reconciliation	20
Interest Shortfall Reconciliation Detail	21 - 22
Supplemental Reporting	23

Depositor	Master Servicer	Master & Special Servicer	Special Servicer	Operating Advisor

Banc of America Merrill Lynch Commercial Mortgage Inc. Bank of America Tower One Bryant Park New York, NY 10036 Contact: Leland F. Bunch, III Phone Number: (646) 855-3953	Wells Fargo Bank, National Association Three Wells Fargo, MAC D1050-084 401 S. Tryon Street, 8th Floor Charlotte, NC 28202 Contact: REAM_InvestorRelations@wellsfargo.com	National Cooperative Bank, N.A. 2011 Crystal Drive Suite 800 Arlington, VA 22202 Contact: Kathleen Luzik Phone Number: (703) 647-3473	Rialto Capital Advisors, LLC 790 NW 107th Avenue 4th Floor, Suite 300 Miami, FL 33172 Contact: Niral.Shah@rialtocapital.com	Pentalpha Surveillance LLC 375 North French Road Suite 100 Amherst, NY 14228 Contact: Don Simon Phone Number: (203) 660-6100
This report is compiled by Wells Fargo Bank, N.A. from information provided by third parties. Wells Fargo Bank, N.A. has not independently confirmed the accuracy of the information.

Please visit www.ctslink.com for additional information and if applicable, any special notices and any credit risk retention notices. In addition, certificateholders may register online for email notification when special notices are posted. For information or assistance please call 866-846-4526.

	BANK 2019-BNK18 Commercial Mortgage Pass-Through Certificates Series 2019-BNK18	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
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Wells Fargo Bank, N.A.		Distribution Date:	6/17/19
Corporate Trust Services		Record Date:	5/31/19
8480 Stagecoach Circle		Determination Date:	6/11/19
Frederick, MD 21701-4747

Certificate Distribution Detail

Class	CUSIP	Pass-Through Rate	Original Balance	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss/ Additional Trust Fund Expenses	Total Distribution	Ending Balance	Current Subordination Level (1)
A-1		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-SB		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
H		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
V		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
R		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
RR Interest		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Class	CUSIP	Pass-Through Rate	Original Notional Amount	Beginning Notional Amount	Interest Distribution	Prepayment Premium	Total Distribution	Ending Notional Amount
X-A		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-F		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-G		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-H		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00

(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).

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Wells Fargo Bank, N.A.		Distribution Date:	6/17/19
Corporate Trust Services		Record Date:	5/31/19
8480 Stagecoach Circle		Determination Date:	6/11/19
Frederick, MD 21701-4747

Certificate Factor Detail

Class	CUSIP	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss/ Additional Trust Fund Expenses	Ending Balance

A-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-SB		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-3		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-4		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-S		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
C		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
D		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
E		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
F		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
G		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
H		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
V		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
R		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
RR Interest		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

Class	CUSIP	Beginning Notional Amount	Interest Distribution	Prepayment Premium	Ending Notional Amount

X-A		0.00000000	0.00000000	0.00000000	0.00000000
X-B		0.00000000	0.00000000	0.00000000	0.00000000
X-D		0.00000000	0.00000000	0.00000000	0.00000000
X-F		0.00000000	0.00000000	0.00000000	0.00000000
X-G		0.00000000	0.00000000	0.00000000	0.00000000
X-H		0.00000000	0.00000000	0.00000000	0.00000000

	BANK 2019-BNK18 Commercial Mortgage Pass-Through Certificates Series 2019-BNK18	For Additional Information please contact
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Wells Fargo Bank, N.A.		Distribution Date:	6/17/19
Corporate Trust Services		Record Date:	5/31/19
8480 Stagecoach Circle		Determination Date:	6/11/19
Frederick, MD 21701-4747

Reconciliation Detail
Principal Reconciliation
	Stated Beginning Principal Balance	Unpaid Beginning Principal Balance	Scheduled Principal	Unscheduled Principal	Principal Adjustments	Realized Loss	Stated Ending Principal Balance	Unpaid Ending Principal Balance	Current Principal Distribution Amount
Total	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Certificate Interest Reconciliation

Class	Accrual Dates	Accrual Days	Accrued Certificate Interest	Net Aggregate Prepayment Interest Shortfall	Distributable Certificate Interest	Distributable Certificate Interest Adjustment	WAC CAP Shortfall	Interest Shortfall/(Excess)	Interest Distribution	Remaining Unpaid Distributable Certificate Interest
A-1	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-SB	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-A	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-B	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-D	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-F	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-G	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-H	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
H	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
RR Interest	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals		0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

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Wells Fargo Bank, N.A.		Distribution Date:	6/17/19
Corporate Trust Services		Record Date:	5/31/19
8480 Stagecoach Circle		Determination Date:	6/11/19
Frederick, MD 21701-4747

Other Required Information

Available Distribution Amount (1)	0.00

Appraisal Reduction Amount

		Loan Number	Appraisal	Cumulative	Most Recent
			Reduction	ASER	App. Reduction
			Effected	Amount	Date

Total

(1) The Available Distribution Amount includes any Prepayment Fees.

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Wells Fargo Bank, N.A.		Distribution Date:	6/17/19
Corporate Trust Services		Record Date:	5/31/19
8480 Stagecoach Circle		Determination Date:	6/11/19
Frederick, MD 21701-4747

Cash Reconciliation Detail

Total Funds Collected			Total Funds Distributed

Interest:			Fees:
Scheduled Interest	0.00		Master Servicing Fee - Wells Fargo Bank, N.A. and	0.00
Interest reductions due to Nonrecoverability Determinations	0.00		National Cooperative Bank, N.A.
Interest Adjustments	0.00		Trustee Fee - Wilmington Trust, N.A.	0.00
Deferred Interest	0.00		Certificate Administrator Fee - Wells Fargo Bank, N.A.	0.00
ARD Interest	0.00		CREFC® Intellectual Property Royalty License Fee	0.00
Default Interest and Late Payment Charges	0.00		Operating Advisor Fee - Pentalpha Surveillance LLC	0.00
Net Prepayment Interest Shortfall	0.00		Asset Representations Reviewer Fee - Pentalpha Surveillance	0.00
Net Prepayment Interest Excess	0.00		LLC
Extension Interest	0.00		Total Fees		0.00
Interest Reserve Withdrawal	0.00
Total Interest Collected		0.00	Additional Trust Fund Expenses:
			Reimbursement for Interest on Advances	0.00
Principal:			ASER Amount	0.00
Scheduled Principal	0.00		Special Servicing Fee	0.00
Unscheduled Principal	0.00		Attorney Fees & Expenses	0.00
Principal Prepayments	0.00		Bankruptcy Expense	0.00
Collection of Principal after Maturity Date	0.00		Taxes Imposed on Trust Fund	0.00
Recoveries from Liquidation and Insurance Proceeds	0.00		Non-Recoverable Advances	0.00
Excess of Prior Principal Amounts paid	0.00		Workout-Delayed Reimbursement Amounts	0.00
Curtailments	0.00		Other Expenses	0.00
Negative Amortization	0.00		Total Additional Trust Fund Expenses		0.00
Principal Adjustments	0.00
Total Principal Collected		0.00	Interest Reserve Deposit		0.00

			Payments to Certificateholders & Others:
Other:			Interest Distribution	0.00
Prepayment Penalties/Yield Maintenance Charges	0.00		Principal Distribution	0.00
Repayment Fees	0.00		Prepayment Penalties/Yield Maintenance Charges	0.00
Borrower Option Extension Fees	0.00		Borrower Option Extension Fees	0.00
Excess Liquidation Proceeds	0.00		Net Swap Counterparty Payments Received	0.00
Net Swap Counterparty Payments Received	0.00		Total Payments to Certificateholders & Others		0.00
Total Other Collected		0.00	Total Funds Distributed		0.00
Total Funds Collected		0.00

	BANK 2019-BNK18 Commercial Mortgage Pass-Through Certificates Series 2019-BNK18	For Additional Information please contact
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Wells Fargo Bank, N.A.		Distribution Date:	6/17/19
Corporate Trust Services		Record Date:	5/31/19
8480 Stagecoach Circle		Determination Date:	6/11/19
Frederick, MD 21701-4747

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Scheduled Balance							State (3)

Scheduled Balance	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	State	# of Props.	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals
See footnotes on last page of this section.

	BANK 2019-BNK18 Commercial Mortgage Pass-Through Certificates Series 2019-BNK18	For Additional Information please contact
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Wells Fargo Bank, N.A.		Distribution Date:	6/17/19
Corporate Trust Services		Record Date:	5/31/19
8480 Stagecoach Circle		Determination Date:	6/11/19
Frederick, MD 21701-4747

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Debt Service Coverage Ratio							Property Type (3)

Debt Service Coverage Ratio	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Property Type	# of Props.	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

Note Rate							Seasoning

Note Rate	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Seasoning	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

See footnotes on last page of this section.

	BANK 2019-BNK18 Commercial Mortgage Pass-Through Certificates Series 2019-BNK18	For Additional Information please contact
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Wells Fargo Bank, N.A.		Distribution Date:	6/17/19
Corporate Trust Services		Record Date:	5/31/19
8480 Stagecoach Circle		Determination Date:	6/11/19
Frederick, MD 21701-4747

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Anticipated Remaining Term (ARD and Balloon Loans)							Remaining Stated Term (Fully Amortizing Loans)

Anticipated Remaining Term (2)	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Remaining Stated Term	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

Remaining Amortization Term (ARD and Balloon Loans)							Age of Most Recent NOI

Remaining Amortization Term	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Age of Most Recent NOI	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-Off Date balance of each property as disclosed in the offering document.

The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the “State” and “Property” stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The “State” and “Property” stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a “hope note”) of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

Note: There are no Hyper-Amortization Loans included in the Mortgage Pool.

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Wells Fargo Bank, N.A.		Distribution Date:	6/17/19
Corporate Trust Services		Record Date:	5/31/19
8480 Stagecoach Circle		Determination Date:	6/11/19
Frederick, MD 21701-4747

Mortgage Loan Detail

Loan Number	ODCR	Property Type (1)	City	State	Interest Payment	Principal Payment	Gross Coupon	Anticipated Repayment Date	Maturity Date	Neg. Amort (Y/N)	Beginning Scheduled Balance	Ending Scheduled Balance	Paid Thru Date	Appraisal Reduction Date	Appraisal Reduction Amount	Res. Strat. (2)	Mod. Code (3)

Totals

(1) Property Type Code						(2) Resolution Strategy Code									(3) Modification Code

MF	-	Multi-Family	SS	-	Self Storage	1	-	Modification	7	-	REO	11	-	Full Payoff	1	-	Maturity Date Extension	6	-	Capitalization on Interest
RT	-	Retail	98	-	Other	2	-	Foreclosure	8	-	Resolved	12	-	Reps and Warranties	2	-	Amortization Change	7	-	Capitalization on Taxes
HC	-	Health Care	SE	-	Securities	3	-	Bankruptcy	9	-	Pending Return	13	-	TBD	3	-	Principal Write-Off	8	-	Other
IN	-	Industrial	CH	-	Cooperative Housing	4	-	Extension			to Master Servicer	98	-	Other	4	-	Blank	9	-	Combination
MH	-	Mobile Home Park	WH	-	Warehouse	5	-	Note Sale	10	-	Deed in Lieu Of				5	-	Temporary Rate Reduction	10	-	Forbearance
OF	-	Office	ZZ	-	Missing Information	6	-	DPO			Foreclosure
MU	-	Mixed Use	SF	-	Single Family
LO	-	Lodging

	BANK 2019-BNK18 Commercial Mortgage Pass-Through Certificates Series 2019-BNK18	For Additional Information please contact
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Wells Fargo Bank, N.A.		Distribution Date:	6/17/19
Corporate Trust Services		Record Date:	5/31/19
8480 Stagecoach Circle		Determination Date:	6/11/19
Frederick, MD 21701-4747

NOI Detail

Loan Number	ODCR	Property Type	City	State	Ending Scheduled Balance	Most Recent Fiscal NOI (1)	Most Recent NOI (1)	Most Recent NOI Start Date	Most Recent NOI End Date

Total

(1) The Most Recent Fiscal NOI and Most Recent NOI fields correspond to the financial data reported by the Master Servicer. An NOI of 0.00 means the Master Servicer did not report NOI figures in their loan level reporting.

	BANK 2019-BNK18 Commercial Mortgage Pass-Through Certificates Series 2019-BNK18	For Additional Information please contact
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Wells Fargo Bank, N.A.		Distribution Date:	6/17/19
Corporate Trust Services		Record Date:	5/31/19
8480 Stagecoach Circle		Determination Date:	6/11/19
Frederick, MD 21701-4747

Principal Prepayment Detail

Loan Number	Loan Group	Offering Document	Principal Prepayment Amount		Prepayment Penalties
		Cross-Reference	Payoff Amount	Curtailment Amount	Prepayment Premium	Yield Maintenance Charge

Totals

	BANK 2019-BNK18 Commercial Mortgage Pass-Through Certificates Series 2019-BNK18	For Additional Information please contact
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Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	6/17/19
Corporate Trust Services		Record Date:	5/31/19
8480 Stagecoach Circle		Determination Date:	6/11/19
Frederick, MD 21701-4747

Historical Detail

Delinquencies													Prepayments				Rate and Maturities
Distribution	30-59 Days		60-89 Days		90 Days or More		Foreclosure		REO		Modifications		Curtailments		Payoff		Next Weighted Avg.		WAM
Date	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Amount	#	Amount	Coupon	Remit

Note: Foreclosure and REO Totals are excluded from the delinquencies.

	BANK 2019-BNK18 Commercial Mortgage Pass-Through Certificates Series 2019-BNK18	For Additional Information please contact
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Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	6/17/19
Corporate Trust Services		Record Date:	5/31/19
8480 Stagecoach Circle		Determination Date:	6/11/19
Frederick, MD 21701-4747

Delinquency Loan Detail

Loan Number	Offering Document Cross-Reference	# of Months Delinq.	Paid Through Date	Current P & I Advances	Outstanding P & I Advances **	Status of Loan (1)	Resolution Strategy Code (2)	Servicing Transfer Date	Foreclosure Date	Actual Principal Balance	Outstanding Servicing Advances	Bankruptcy Date	REO Date

Totals

		(1) Status of Mortgage Loan								(2) Resolution Strategy Code

A	-	Payment Not Received	0	- Current	4	-	Performing Matured Balloon	1	-	Modification	7	-	REO	11	-	Full Payoff
		But Still in Grace Period	1	- 30-59 Days Delinquent	5	-	Non Performing Matured Balloon	2	-	Foreclosure	8	-	Resolved	12	-	Reps and Warranties
		Or Not Yet Due	2	- 60-89 Days Delinquent	6	-	121+ Days Delinquent	3	-	Bankruptcy	9	-	Pending Return	13	-	TBD
B	-	Late Payment But Less	3	- 90-120 Days Delinquent				4	-	Extension			to Master Servicer	98	-	Other
		Than 30 Days Delinquent						5	-	Note Sale	10	-	Deed In Lieu Of
								6	-	DPO			Foreclosure
** Outstanding P & I Advances include the current period advance.

	BANK 2019-BNK18 Commercial Mortgage Pass-Through Certificates Series 2019-BNK18	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	6/17/19
Corporate Trust Services		Record Date:	5/31/19
8480 Stagecoach Circle		Determination Date:	6/11/19
Frederick, MD 21701-4747

Specially Serviced Loan Detail - Part 1

Loan Number	Offering Document Cross-Reference	Servicing Transfer Date	Resolution Strategy Code (1)	Scheduled Balance	Property Type (2)	State	Interest Rate	Actual Balance	Net Operating Income	DSCR Date	DSCR	Note Date	Maturity Date	Remaining Amortization Term

(1) Resolution Strategy Code								(2) Property Type Code

1	- Modification	7	-	REO	11	-	Full Payoff	MF	-	Multi-Family	SS	-	Self Storage
2	- Foreclosure	8	-	Resolved	12	-	Reps and Warranties	RT	-	Retail	98	-	Other
3	- Bankruptcy	9	-	Pending Return	13	-	TBD	HC	-	Health Care	SE	-	Securities
4	- Extension			to Master Servicer	98	-	Other	IN	-	Industrial	CH	-	Cooperative Housing
5	- Note Sale	10	-	Deed in Lieu Of				MH	-	Mobile Home Park	WH	-	Warehouse
6	- DPO			Foreclosure				OF	-	Office	ZZ	-	Missing Information
								MU	-	Mixed Use	SF	-	Single Family
								LO	-	Lodging

	BANK 2019-BNK18 Commercial Mortgage Pass-Through Certificates Series 2019-BNK18	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	6/17/19
Corporate Trust Services		Record Date:	5/31/19
8480 Stagecoach Circle		Determination Date:	6/11/19
Frederick, MD 21701-4747

Specially Serviced Loan Detail - Part 2

Loan Number	Offering Document Cross-Reference	Resolution Strategy Code (1)	Site Inspection Date	Phase 1 Date	Appraisal Date	Appraisal Value	Other REO Property Revenue	Comment from Special Servicer

(1) Resolution Strategy Code								(2) Property Type Code

1	- Modification	7	-	REO	11	-	Full Payoff	MF	-	Multi-Family	SS	-	Self Storage
2	- Foreclosure	8	-	Resolved	12	-	Reps and Warranties	RT	-	Retail	98	-	Other
3	- Bankruptcy	9	-	Pending Return	13	-	TBD	HC	-	Health Care	SE	-	Securities
4	- Extension			to Master Servicer	98	-	Other	IN	-	Industrial	CH	-	Cooperative Housing
5	- Note Sale	10	-	Deed in Lieu Of				MH	-	Mobile Home Park	WH	-	Warehouse
6	- DPO			Foreclosure				OF	-	Office	ZZ	-	Missing Information
								MU	-	Mixed Use	SF	-	Single Family
								LO	-	Lodging

	BANK 2019-BNK18 Commercial Mortgage Pass-Through Certificates Series 2019-BNK18	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	6/17/19
Corporate Trust Services		Record Date:	5/31/19
8480 Stagecoach Circle		Determination Date:	6/11/19
Frederick, MD 21701-4747

Advance Summary

Loan Group	Current P&I Advances	Outstanding P&I Advances	Outstanding Servicing Advances	Current Period Interest on P&I and Servicing Advances Paid

Totals	0.00	0.00	0.00	0.00

	BANK 2019-BNK18 Commercial Mortgage Pass-Through Certificates Series 2019-BNK18	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	6/17/19
Corporate Trust Services		Record Date:	5/31/19
8480 Stagecoach Circle		Determination Date:	6/11/19
Frederick, MD 21701-4747

Modified Loan Detail

Loan Number	Offering Document Cross-Reference	Pre-Modification Balance	Post-Modification Balance	Pre-Modification Interest Rate	Post-Modification Interest Rate	Modification Date	Modification Description

Totals

	BANK 2019-BNK18 Commercial Mortgage Pass-Through Certificates Series 2019-BNK18	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	6/17/19
Corporate Trust Services		Record Date:	5/31/19
8480 Stagecoach Circle		Determination Date:	6/11/19
Frederick, MD 21701-4747

Historical Liquidated Loan Detail

Distribution Date	ODCR	Beginning Scheduled Balance	Fees, Advances, and Expenses *	Most Recent Appraised Value or BPO	Gross Sales Proceeds or Other Proceeds	Net Proceeds Received on Liquidation	Net Proceeds Available for Distribution	Realized Loss to Trust	Date of Current Period Adj. to Trust	Current Period Adjustment to Trust	Cumulative Adjustment to Trust	Loss to Loan with Cum Adj. to Trust

Current Total
Cumulative Total

* Fees, Advances and Expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

	BANK 2019-BNK18 Commercial Mortgage Pass-Through Certificates Series 2019-BNK18	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	6/17/19
Corporate Trust Services		Record Date:	5/31/19
8480 Stagecoach Circle		Determination Date:	6/11/19
Frederick, MD 21701-4747

Historical Bond/Collateral Loss Reconciliation Detail

Distribution Date	Offering Document Cross-Reference	Beginning Balance at Liquidation	Aggregate Realized Loss on Loans	Prior Realized Loss Applied to Certificates	Amounts Covered by Credit Support	Interest (Shortages)/ Excesses	Modification /Appraisal Reduction Adj.	Additional (Recoveries) /Expenses	Realized Loss Applied to Certificates to Date	Recoveries of Realized Losses Paid as Cash	(Recoveries)/ Losses Applied to Certificate Interest

Totals

	BANK 2019-BNK18 Commercial Mortgage Pass-Through Certificates Series 2019-BNK18	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	6/17/19
Corporate Trust Services		Record Date:	5/31/19
8480 Stagecoach Circle		Determination Date:	6/11/19
Frederick, MD 21701-4747

Interest Shortfall Reconciliation Detail - Part 1

Offering Document Cross- Reference	Stated Principal Balance at Contribution	Current Ending Scheduled Balance	Special Servicing Fees			ASER	(PPIS) Excess	Non-Recoverable (Scheduled Interest)	Interest on Advances	Modified Interest Rate (Reduction) /Excess
			Monthly	Liquidation	Work Out

Totals

	BANK 2019-BNK18 Commercial Mortgage Pass-Through Certificates Series 2019-BNK18	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	6/17/19
Corporate Trust Services		Record Date:	5/31/19
8480 Stagecoach Circle		Determination Date:	6/11/19
Frederick, MD 21701-4747

Interest Shortfall Reconciliation Detail - Part 2

Offering Document Cross-Reference	Stated Principal Balance at Contribution	Current Ending Scheduled Balance	Reimb of Advances to the Servicer		Other (Shortfalls)/ Refunds	Comments
			Current Month	Left to Reimburse Master Servicer

Totals
Interest Shortfall Reconciliation Detail Part 2 Total				0.00
Interest Shortfall Reconciliation Detail Part 1 Total				0.00
Total Interest Shortfall Allocated to Trust				0.00

	BANK 2019-BNK18 Commercial Mortgage Pass-Through Certificates Series 2019-BNK18	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	6/17/19
Corporate Trust Services		Record Date:	5/31/19
8480 Stagecoach Circle		Determination Date:	6/11/19
Frederick, MD 21701-4747

Supplemental Reporting

Additional Contact

Situs Holdings, LLC, as Newport Corporate Center Special Servicer
1010 Montgomery Street, Suite 2250
San Francisco, CA 94104
Atteniton: George Wisniewski
Email: george.wisniewski@situs.com, samnotice@situs.com and legal@situs.com

[THIS PAGE INTENTIONALLY LEFT BLANK]

Annex C

FORM OF OPERATING ADVISOR ANNUAL REPORT1

Report Date: After the occurrence and during the continuance of a Control Termination Event, this report will be delivered annually no later than [INSERT DATE], pursuant to the terms and conditions of the Pooling and Servicing Agreement, dated as of May 1, 2019 (the “Pooling and Servicing Agreement”).
Transaction: BANK 2019-BNK18,
Commercial Mortgage Pass-Through Certificates, Series 2019-BNK18
Operating Advisor: Pentalpha Surveillance LLC
Special Servicer: [Rialto Capital Advisors, LLC][National Cooperative Bank, N.A.][Situs Holdings, LLC]
Directing Certificateholder: RREF III Debt AIV, LP

I.	Population of Mortgage Loans that Were Considered in Compiling this Report

1.	The Special Servicer has notified the Operating Advisor that [●] Specially Serviced Loans were transferred to special servicing in the prior calendar year [INSERT YEAR].

(a)	[●] of those Specially Serviced Loans are still being analyzed by the Special Servicer as part of the development of an Asset Status Report.

(b)	Asset Status Reports were issued with respect to [●] of such Specially Serviced Loans. This report is based only on the Specially Serviced Loans in respect of which an Asset Status Report has been issued. The Asset Status Reports may not yet be fully implemented.

II.	Executive Summary

Based on the requirements and qualifications set forth in the Pooling and Servicing Agreement, as well as the items listed below, the Operating Advisor (in accordance with the Operating Advisor’s analysis requirements outlined in the Pooling and Servicing Agreement) has undertaken a limited review of the Special Servicer’s reported actions on the loans identified in this report. Based solely on such limited review and subject to the assumptions, limitations and qualifications set forth herein, the Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer [is/is not] operating in compliance with the Servicing Standard with respect to its performance of its duties under the Pooling and Servicing Agreement during the prior calendar year on a “platform level basis”. [The Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer has failed to materially comply with the Servicing Standard as a result of the following material deviations.].

●	[LIST OF MATERIAL DEVIATION ITEMS]

1     This report is an indicative report and does not reflect the final form of annual report to be used in any particular year. The Operating Advisor will have the ability to modify or alter the organization and content of any particular report, subject to the compliance with the terms of the Pooling and Servicing Agreement, including, without limitation, provisions relating to Privileged Information.

In addition, the Operating Advisor notes the following: [PROVIDE SUMMARY OF ANY ADDITIONAL MATERIAL INFORMATION].

●	[ADD RECOMMENDATION OF REPLACEMENT OF SPECIAL SERVICER, IF APPLICABLE]

In connection with the assessment set forth in this report, the Operating Advisor:

1.	Reviewed the Asset Status Reports, the Special Servicer’s assessment of compliance report, attestation report by a third party regarding the Special Servicer’s compliance with its obligations and net present value calculations and Appraisal Reduction Amount calculations and [LIST OTHER REVIEWED INFORMATION] for the following [●] Specially Serviced Loans: [List related mortgage loans]

2.	Consulted with the Special Servicer as provided under the Pooling and Servicing Agreement. The Operating Advisor’s analysis of the Asset Status Reports (including related net present value calculations and Appraisal Reduction Amount calculations) related to the Specially Serviced Loans should be considered a limited investigation and not be considered a full or limited audit. For instance, we did not review each page of the Special Servicer’s policy and procedure manuals (including amendments and appendices), re-engineer the quantitative aspects of their net present value calculator, visit any property, visit the Special Servicer, visit the Directing Certificateholder or interact with any borrower. In addition, our review of the net present value calculations and Appraisal Reduction Amount calculations is limited to the mathematical accuracy of the calculations and the corresponding application of the non-discretionary portions of the applicable formulas, and as such, does not take into account the reasonableness of the discretionary portions of such formulas.

III.	Specific Items of Review

1.	The Operating Advisor reviewed the following items in connection with the generation of this report: [LIST MATERIAL ITEMS].

2.	During the prior year, the Operating Advisor consulted with the Special Servicer regarding its strategy plan for a limited number of issues related to the following Specially Serviced Loans: [LIST]. The Operating Advisor participated in discussions and made strategic observations and recommended alternative courses of action to the extent it deemed such observations and recommendations appropriate.

3.	Appraisal Reduction Amount calculations and net present value calculations:

4.	The Operating Advisor [received/did not receive] information necessary to recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portions of the applicable formulas required to be utilized in connection with any Appraisal Reduction Amount or net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan prior to the utilization by the special servicer.

(a)	The operating advisor [agrees/does not agree] with the [mathematical calculations] [and/or] [the application of the applicable non-discretionary portions of the formula] required to be utilized for such calculation.

(b)	After consultation with the special servicer to resolve any inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations, such inaccuracy [has been/ has not been] resolved.

5.	The following is a general discussion of certain concerns raised by the Operating Advisor discussed in this report: [LIST CONCERNS].

6.	In addition to the other information presented herein, the Operating Advisor notes the following additional items, if any: [LIST ADDITIONAL ITEMS].

IV.	Assumptions, Qualifications and Disclaimers Related to the Work Product Undertaken and Opinions Related to this Report

1.	As provided in the Pooling and Servicing Agreement, the Operating Advisor is not required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the special servicer’s obligations under the Pooling and Servicing Agreement that the Operating Advisor determines, in its sole discretion exercised in good faith, to be immaterial and (ii) will not be required to provide or obtain a legal opinion, legal review, or legal conclusion.

2.	In rendering our assessment herein, we have assumed that all executed factual statements, instruments, and other documents that we have relied upon in rendering this assessment have been executed by persons with legal capacity to execute such documents.

3.	Except as may have been reflected in any Asset Status Report, the Operating Advisor did not participate in, or have access to, the Special Servicer’s and Directing Certificateholder’s discussion(s) regarding any Specially Serviced Loan. The Operating Advisor does not have authority to speak with the Directing Certificateholder or borrower directly. As such, the Operating Advisor relied upon the information delivered to it by the Special Servicer as well as its interaction with the Special Servicer, if any, in gathering the relevant information to generate this report. The services that we perform are not designed and cannot be relied upon to detect fraud or illegal acts should any exist.

4.	The Special Servicer has the legal authority and responsibility to service the Specially Serviced Loans pursuant to the Pooling and Servicing Agreement. The Operating Advisor has no responsibility or authority to alter the standards set forth therein or direct the actions of the Special Servicer.

5.	Confidentiality and other contractual limitations limit the Operating Advisor’s ability to outline the details or substance of any communications held between it and the Special Servicer regarding any Specially Serviced Loans and certain information it reviewed in connection with its duties under the Pooling and Servicing Agreement. As a result, this report may not reflect all the relevant information that the Operating Advisor is given access to by the Special Servicer.

6.	There are many tasks that the Special Servicer undertakes on an ongoing basis related to Specially Serviced Loans. These include, but are not limited to, assumptions, ownership changes, collateral substitutions, capital reserve changes, etc. The Operating Advisor does not participate in any discussions regarding such actions. As such, Operating Advisor has not assessed the Special Servicer’s operational compliance with respect to those types of actions.

7.	The Operating Advisor is not empowered to speak with any investors directly. If the investors have questions regarding this report, they should address such questions to the certificate administrator through the certificate administrator’s website.

8.	This report does not constitute recommendations to buy, sell or hold any security, nor does the Operating Advisor take into account market prices of securities or financial markets generally when performing its limited review of the Special Servicer as described above. The Operating Advisor does not have a fiduciary relationship with any Certificateholder or any other party or individual. Nothing is intended to or should be construed as creating a fiduciary relationship between the Operating Advisor and any Certificateholder, party or individual.

Terms used but not defined herein have the meaning set forth in the Pooling and Servicing Agreement.

Annex D-1

MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Each sponsor will make, as of the date specified in the MLPA or such other date as set forth below, with respect to each Mortgage Loan sold by it that we include in the issuing entity, representations and warranties generally to the effect set forth below. Solely for purposes of this Annex D-1 and Annex D-2, the term “Mortgage Loans” will refer to such mortgage loans sold by the applicable mortgage loan seller. The exceptions to the representations and warranties set forth below are identified on Annex D-2. Capitalized terms used but not otherwise defined in this Annex D-1 will have the meanings set forth in this prospectus or, if not defined in this prospectus, in the related MLPA.

Each MLPA, together with the related representations and warranties, serves to contractually allocate risk between the related sponsor, on the one hand, and the issuing entity, on the other. We present the related representations and warranties set forth below for the sole purpose of describing some of the terms and conditions of that risk allocation. The presentation of representations and warranties below is not intended as statements regarding the actual characteristics of the Mortgage Loans, the Mortgaged Properties or other matters. We cannot assure you that the Mortgage Loans actually conform to the statements made in the representations and warranties that we present below. The representations, warranties and exceptions have been provided to you for informational purposes only and prospective investors should not rely on the representations, warranties and exceptions as a basis for any investment decision. For disclosure regarding the characteristics, risks and other information regarding the Mortgage Loans, Mortgaged Properties and the certificates, you should read and rely solely on the prospectus. None of the depositor or the underwriters or their respective affiliates makes any representation regarding the accuracy or completeness of the representations, warranties and exceptions.

1.    Intentionally Omitted.

2.    Whole Loan; Ownership of Mortgage Loans. Except with respect to a Mortgage Loan that is part of a Whole Loan, each Mortgage Loan is a whole loan and not a participation interest in a mortgage loan. At the time of the sale, transfer and assignment to the depositor, no mortgage note or mortgage was subject to any assignment (other than assignments to the Mortgage Loan Seller or (with respect to any Non-Serviced Mortgage Loan) to the related Non-Serviced Trustee for the related Non-Serviced Securitization Trust), participation (it being understood that a Mortgage Loan that is part of a Whole Loan does not constitute a participation) or pledge, and the Mortgage Loan Seller had good title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations (other than with respect to agreements among noteholders with respect to a Whole Loan), any other ownership interests and other interests on, in or to such Mortgage Loan other than any servicing rights appointment, subservicing or similar agreement. The Mortgage Loan Seller has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to the depositor constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan.

3.    Loan Document Status. Each related mortgage note, mortgage, Assignment of Leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Mortgagor, guarantor or other obligor in connection with such Mortgage Loan is the legal, valid and binding obligation of the related Mortgagor, guarantor or other obligor

D-1-1

(subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except as such enforcement may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law and except that certain provisions in such Mortgage Loan documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment premium/yield maintenance charge) may be further limited or rendered unenforceable by applicable law, but (subject to the limitations set forth above) such limitations or unenforceability will not render such Mortgage Loan documents invalid as a whole or materially interfere with the mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).

Except as set forth in the immediately preceding sentence, there is no valid offset, defense, counterclaim or right of rescission available to the related Mortgagor with respect to any of the related mortgage notes, mortgages or other Mortgage Loan documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by Mortgage Loan Seller in connection with the origination of the Mortgage Loan, that would deny the mortgagee the principal benefits intended to be provided by the mortgage note, mortgage or other Mortgage Loan documents.

4.    Mortgage Provisions. The Mortgage Loan documents for each Mortgage Loan, together with applicable state law, contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, non-judicial foreclosure subject to the limitations set forth in the Standard Qualifications.

5.    Intentionally Omitted.

6.    Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related mortgage file or as otherwise provided in the related Mortgage Loan documents (a) the material terms of such mortgage, mortgage note, Mortgage Loan guaranty and related Mortgage Loan documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect which materially interferes with the security intended to be provided by such mortgage; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related mortgage in any manner which materially interferes with the security intended to be provided by such mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither the Mortgagor nor the guarantor has been released from its material obligations under the Mortgage Loan. With respect to each Mortgage Loan, except as contained in a written document included in the mortgage file, there have been no modifications, amendments or waivers, that could be reasonably expected to have a material adverse effect on such Mortgage Loan consented to by the Mortgage Loan Seller on or after the Cut-off Date.

7.    Lien; Valid Assignment. Subject to the Standard Qualifications, each endorsement or assignment of mortgage and assignment of Assignment of Leases from the Mortgage Loan Seller or its affiliate is in recordable form (but for the insertion of the name of the assignee and any related recording information which is not yet available to the Mortgage Loan Seller) and constitutes a legal, valid and binding endorsement or assignment from the Mortgage Loan Seller, or its affiliate, as applicable. Each related mortgage and Assignment

D-1-2

of Leases is freely assignable without the consent of the related Mortgagor. Each related mortgage is a legal, valid and enforceable first lien on the related Mortgagor’s fee (or if identified on the Mortgage Loan Schedule, leasehold) interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to paragraph 8 below (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications. Such Mortgaged Property (subject to Permitted Encumbrances and Title Exceptions) as of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, is free and clear of any recorded mechanics’ or materialmen’s liens and other recorded encumbrances that would be prior to or equal with the lien of the related mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan), except those which are bonded over, escrowed for or insured against by the applicable Title Policy (as described below), and as of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related mortgage, except those which are bonded over, escrowed for or insured against by the applicable Title Policy. Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

8.    Permitted Liens; Title Insurance. Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy or a “marked up” commitment, in each case with escrow instructions and binding on the title insurer) (the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the mortgage, the first priority lien of the mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan), which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record specifically identified in the Title Policy; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property; (f) if the related Mortgage Loan constitutes a Crossed Underlying Loan, the lien of the mortgage for another Mortgage Loan contained in the same Crossed Mortgage Loan Group, and (g) condominium declarations of record and identified in such Title Policy, provided that none of clauses (a) through (g), individually or in the aggregate, materially and adversely interferes with the value or principal use of the Mortgaged Property, the security intended to be provided by such mortgage, or the current ability of the related Mortgaged Property to generate net cash flow sufficient to service the related Mortgage Loan or the Mortgagor’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). For purposes of clause (a) of the immediately preceding sentence, any such taxes, assessments and other charges shall not be considered due and payable until the date on which interest and/or penalties would be payable thereon. Except as contemplated by clause (f) of the second preceding sentence none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related mortgage. Such Title Policy

D-1-3

(or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Mortgage Loan Seller thereunder and no claims have been paid thereunder. Neither the Mortgage Loan Seller, nor to the Mortgage Loan Seller’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy. Each Title Policy contains no exclusion for, or affirmatively insures (except for any Mortgaged Property located in a jurisdiction where such affirmative insurance is not available in which case such exclusion may exist), (a) that the Mortgaged Property shown on the survey is the same as the property legally described in the mortgage and (b) to the extent that the Mortgaged Property consists of two or more adjoining parcels, such parcels are contiguous.

9.    Junior Liens. It being understood that B notes secured by the same mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, except for any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan, as of the Cut-off Date there are no subordinate mortgages or junior mortgage liens encumbering the related Mortgaged Property other than Permitted Encumbrances, mechanics’ or materialmen’s liens (which are the subject of the representation in paragraph (7) above), and equipment and other personal property financing. The Mortgage Loan Seller has no knowledge of any mezzanine debt secured directly by interests in the related Mortgagor other than as set forth on Schedule D-1 to this Annex D-1.

10.   Assignment of Leases and Rents. There exists as part of the related mortgage file an Assignment of Leases (either as a separate instrument or incorporated into the related mortgage). Subject to the Permitted Encumbrances and Title Exceptions (and, in the case of a Mortgage Loan that is part of a Whole Loan, subject to the related assignment of leases constituting security for the entire Whole Loan), each related Assignment of Leases creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications. The related mortgage or related Assignment of Leases, subject to applicable law and the Standard Qualifications, provides that, upon an event of default under the Mortgage Loan, a receiver may be appointed for the collection of rents or for the related mortgagee to enter into possession to collect the rents or for rents to be paid directly to the mortgagee.

11.   Financing Statements. Subject to the Standard Qualifications, each Mortgage Loan or related security agreement establishes a valid security interest in, and a UCC-1 financing statement has been filed and/or recorded (or, in the case of fixtures, the mortgage constitutes a fixture filing) in all places necessary at the time of the origination of the Mortgage Loan (or, if not filed and/or recorded, has submitted or caused to be submitted in proper form for filing and/or recording) to perfect a valid security interest in, the personal property (creation and perfection of which is governed by the UCC) owned by the Mortgagor and necessary to operate such Mortgaged Property in its current use other than (1) non-material personal property, (2) personal property subject to purchase money security interests and (3) personal property that is leased equipment. Each UCC-1 financing statement, if any, filed with respect to personal property constituting a part of the related Mortgaged Property and each UCC-3 assignment, if any, filed with respect to such financing statement was in suitable form for filing in the filing office in which such financing statement was filed. Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that

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possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

12.  Condition of Property. The Mortgage Loan Seller or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six months of origination of the Mortgage Loan and within twelve months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each Mortgage Loan no more than twelve months prior to the Cut-off Date. To the Mortgage Loan Seller’s knowledge, based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans, as of the Closing Date, each related Mortgaged Property was free and clear of any material damage (other than (i) deferred maintenance for which escrows were established at origination and (ii) any damage fully covered by insurance) that would affect materially and adversely the use or value of such Mortgaged Property as security for the Mortgage Loan.

13.  Taxes and Assessments. As of the date of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, all taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges) due with respect to the Mortgaged Property (excluding any related personal property) securing a Mortgage Loan that is or could become a lien on the related Mortgaged Property that became due and owing prior to the Cut-off Date with respect to each related Mortgaged Property have been paid, or, if the appropriate amount of such taxes or charges is being appealed or is otherwise in dispute, the unpaid taxes or charges are covered by an escrow of funds or other security sufficient to pay such tax or charge and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, any such taxes, assessments and other charges shall not be considered due and payable until the date on which interest and/or penalties would be payable thereon.

14.  Condemnation. As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, there is no proceeding pending and, to the Mortgage Loan Seller’s knowledge as of the date of origination and as of the Cut-off Date, there is no proceeding threatened for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the value, use or operation of the Mortgaged Property.

15.  Actions Concerning Mortgage Loan. To the Mortgage Loan Seller’s knowledge, based on evaluation of the Title Policy (as defined in paragraph 8), an engineering report or property condition assessment as described in paragraph 12, applicable local law compliance materials as described in paragraph 26, and the ESA (as defined in paragraph 43), as of origination there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any Mortgagor, guarantor, or Mortgagor’s interest in the Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such Mortgagor’s title to the Mortgaged Property, (b) the validity or enforceability of the mortgage, (c) such Mortgagor’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the principal benefit of the security intended to be provided by the Mortgage Loan documents, or (f) the current principal use of the Mortgaged Property.

16.  Escrow Deposits. All escrow deposits and escrow payments currently required to be escrowed with the Mortgagee pursuant to each Mortgage Loan (including capital improvements and environmental remediation reserves) are in the possession, or under the control, of the Mortgage Loan Seller or its servicer, and there are no delinquencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and

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deposits (or the right thereto) that are required under the related Mortgage Loan documents are being conveyed by the Mortgage Loan Seller to the Depositor or its servicer (or, in the case of a Non-Serviced Mortgage Loan, to the related depositor under the Non-Serviced PSA or Non-Serviced Master Servicer for the related Non-Serviced Securitization Trust).

17.  No Holdbacks. The principal amount of the Mortgage Loan stated on the Mortgage Loan Schedule has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs, occupancy, performance or other matters with respect to the related Mortgaged Property, the Mortgagor or other considerations determined by the Mortgage Loan Seller to merit such holdback).

18.  Insurance. Each related Mortgaged Property is, and is required pursuant to the related mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related Mortgage Loan documents and having a claims-paying or financial strength rating meeting the Insurance Rating Requirements (as defined below), in an amount (subject to customary deductibles) not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

“Insurance Ratings Requirements” means either (1) a claims paying or financial strength rating of at least “A-:VIII” from A.M. Best Company (“A.M. Best”) or “A3” (or the equivalent) from Moody’s Investors Service, Inc. (“Moody’s”) or “A-” from S&P Global Ratings (“S&P”) or (2) the Syndicate Insurance Ratings Requirements. “Syndicate Insurance Ratings Requirements” means insurance provided by a syndicate of insurers, as to which (i) if such syndicate consists of 5 or more members, at least 60% of the coverage is provided by insurers that meet the Insurance Ratings Requirements (under clause (1) of the definition of such term) and up to 40% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P or at least “Baa3” by Moody’s, and (ii) if such syndicate consists of 4 or fewer members, at least 75% of the coverage is provided by insurers that meet the Insurance Ratings Requirements (under clause (1) of the definition of such term) and up to 25% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P or at least “Baa3” by Moody’s.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Mortgage Loan documents, by business interruption or rental loss insurance which (subject to a customary deductible) covers a period of not less than 12 months (or with respect to each Mortgage Loan on a single asset with a principal balance of $50 million or more, 18 months).

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related Mortgagor is required to maintain insurance in an amount equal to the least of (a) the maximum amount available under the National Flood Insurance Program, plus such additional excess flood coverage in

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an amount as is generally required by prudent institutional commercial mortgage lenders originating mortgage loans for securitization, (b) the outstanding principal amount of the Mortgage Loan and (c) the insurable value of the Mortgaged Property.

If the Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, the related Mortgagor is required to maintain coverage for windstorm and/or windstorm related perils and/or “named storms” issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms, in an amount not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property by an insurer meeting the Insurance Rating Requirements.

The Mortgaged Property is covered, and required to be covered pursuant to the related Mortgage Loan documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by the Mortgage Loan Seller for similar commercial and multifamily loans intended for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the seismic condition of such property, for the sole purpose of assessing the probable maximum loss or scenario expected loss (“PML”) for the Mortgaged Property in the event of an earthquake. In such instance, the PML was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the PML would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer rated at least “A:VIII” by A.M. Best or “A3” (or the equivalent) from Moody’s or “A-” by S&P in an amount not less than 100% of the PML.

The Mortgage Loan documents require insurance proceeds (or an amount equal to such insurance proceeds) in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then-outstanding principal amount of the related Mortgage Loan, the Mortgagee (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section that are required by the Mortgage Loan documents to be paid as of the Cut-off Date have been paid, and such insurance policies name the Mortgagee under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the trustee (or, in the case of a Non-Serviced Mortgage Loan, the applicable Non-Serviced Trustee). Each related Mortgage Loan obligates the related Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so, authorizes the Mortgagee to maintain such insurance at the Mortgagor’s cost and expense

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and to charge such Mortgagor for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the Mortgagee of termination or cancellation arising because of nonpayment of a premium and at least 30 days’ prior notice to the Mortgagee of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by the Mortgage Loan Seller.

19.  Access; Utilities; Separate Tax Parcels. Based solely on evaluation of the Title Policy (as defined in paragraph 8) and survey, if any, an engineering report or property condition assessment as described in paragraph 12, applicable local law compliance materials as described in paragraph 26, and the ESA (as defined in paragraph 43), each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has permanent access from a recorded easement or right of way permitting ingress and egress to/from a public road, (b) is served by or has access rights to public or private water and sewer (or well and septic) and other utilities necessary for the current use of the Mortgaged Property, all of which are adequate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been made or is required to be made to the applicable governing authority for creation of separate tax parcels (or the Mortgage Loan documents so require such application in the future), in which case the Mortgage Loan requires the Mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax parcels are created.

20.  No Encroachments. To the Mortgage Loan Seller’s knowledge based solely on surveys obtained in connection with origination and the Title Policy obtained in connection with the origination of each Mortgage Loan, and except for encroachments that do not materially and adversely affect the current marketability or principal use of the Mortgaged Property: (a) all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except for encroachments that are insured against by the applicable Title Policy; (b) no material improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that are insured against by the applicable Title Policy; and (c) no material improvements encroach upon any easements except for encroachments that are insured against by the applicable Title Policy.

21.  No Contingent Interest or Equity Participation. No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature (except that an ARD Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to the Anticipated Repayment Date) or an equity participation by the Mortgage Loan Seller.

22.  REMIC. The Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either: (a) such Mortgage Loan is secured by an interest in real property (including permanently affixed buildings and distinct structural components, such as wiring, plumbing systems and central heating and air conditioning systems, that are integrated into such buildings, serve such buildings in their passive functions and do not

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produce or contribute to the production of income other than consideration for the use or occupancy of space, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan (together with any related Pari Passu Companion Loans) on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan (together with any related Pari Passu Companion Loans) on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)). If the Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. Any prepayment premiums and yield maintenance charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Treasury Regulations Section 1.860G-1(b)(2). All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.

23.  Compliance with Usury Laws. The mortgage rate (exclusive of any default interest, late charges, yield maintenance charge or prepayment premium) of such Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

24.  Authorized to do Business. To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the mortgage note, each holder of the mortgage note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan by the Trust.

25.  Trustee under Deed of Trust. With respect to each mortgage which is a deed of trust, as of the date of origination and, to the Mortgage Loan Seller’s knowledge, as of the Closing Date, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the mortgage and applicable law or may be substituted in accordance with the mortgage and applicable law by the related mortgagee.

26.  Local Law Compliance. To the Mortgage Loan Seller’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, a survey, or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization, the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan are in material compliance with applicable laws, zoning ordinances, rules, covenants, and restrictions (collectively “Zoning Regulations”) governing the occupancy, use, and operation of such Mortgaged Property or constitute a legal non-conforming use or structure and any non-conformity with zoning laws constitutes a legal non-conforming use or structure which does not materially and adversely affect the use, operation or value of such Mortgaged Property. In the event of casualty or destruction, (a) the Mortgaged Property may be restored or repaired to the full extent necessary to

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maintain the use of the structure immediately prior to such casualty or destruction, (b) law and ordinance insurance coverage has been obtained for the Mortgaged Property in amounts customarily required by the Mortgage Loan Seller for similar commercial and multifamily loans intended for securitization, (c) title insurance policy coverage has been obtained with respect to any non-conforming use or structure, or (d) the inability to restore the Mortgaged Property to the full extent of the use or structure immediately prior to the casualty would not materially and adversely affect the use or operation of such Mortgaged Property. The Mortgage Loan documents require the related Mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

27.  Licenses and Permits. Each Mortgagor covenants in the Mortgage Loan documents that it shall keep all material licenses, permits, franchises, certificates of occupancy and applicable governmental approvals necessary for the operation of the Mortgaged Property in full force and effect, and to the Mortgage Loan Seller’s knowledge based upon any of a letter from any government authorities, zoning consultant’s report or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization; all such material licenses, permits, franchises, certificates of occupancy and applicable governmental approvals are in effect or the failure to obtain or maintain such material licenses, permits, franchises or certificates of occupancy and applicable governmental approvals does not materially and adversely affect the use and/or operation of the Mortgaged Property as it was used and operated as of the date of origination of the Mortgage Loan or the rights of a holder of the related Mortgage Loan. The Mortgage Loan documents require the related Mortgagor to comply in all material respects with all applicable regulations, zoning and building laws.

28.  Recourse Obligations. The Mortgage Loan documents for each Mortgage Loan (a) provide that such Mortgage Loan becomes full recourse to the Mortgagor and guarantor (which is a natural person or persons, or an entity or entities distinct from the Mortgagor (but may be affiliated with the Mortgagor) that collectively, as of the date of origination of the related Mortgage Loan, have assets other than equity in the related Mortgaged Property that are not de minimis) in any of the following events (or negotiated provisions of substantially similar effect): (i) if any petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by, consented to, or acquiesced in by, the Mortgagor; (ii) the Mortgagor or guarantor shall have solicited or caused to be solicited petitioning creditors to cause an involuntary bankruptcy filing with respect to the Mortgagor or (iii) voluntary transfers of either the Mortgaged Property or controlling equity interests in the Mortgagor made in violation of the Mortgage Loan documents; and (b) contains provisions for recourse against the Mortgagor and guarantor (which is a natural person or persons, or an entity or entities distinct from the Mortgagor (but may be affiliated with the Mortgagor) that collectively, as of the date of origination of the related Mortgage Loan, have assets other than equity in the related Mortgaged Property that are not de minimis), for losses and damages resulting from the following (or negotiated provisions of substantially similar effect): (i) the Mortgagor’s misappropriation of rents after an event of default, security deposits, insurance proceeds, or condemnation awards; (ii) the Mortgagor’s fraud or intentional material misrepresentation; (iii) breaches of the environmental covenants in the Mortgage Loan documents; or (iv) the Mortgagor’s commission of intentional material physical waste at the Mortgaged Property (but, in some cases, only to the extent there is sufficient cash flow generated by the related Mortgaged Property to prevent such waste).

29.  Mortgage Releases. The terms of the related mortgage or related Mortgage Loan documents do not provide for release of any material portion of the Mortgaged Property

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from the lien of the mortgage except (a) a partial release, accompanied by principal repayment, or partial defeasance (as described in paragraph 34) of not less than a specified percentage at least equal to 110% of the related allocated loan amount of such portion of the Mortgaged Property, (b) upon payment in full of such Mortgage Loan, (c) upon a Defeasance (defined in paragraph 34 below), (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation. With respect to any partial release under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b)(2) and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code; or (y) the mortgagee or servicer can, in accordance with the related Mortgage Loan documents, condition such release of collateral on the related Mortgagor’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), if the fair market value of the real property constituting such Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) after the release is not equal to at least 80% of the principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans) outstanding after the release, the Mortgagor is required to make a payment of principal in an amount not less than the amount required by the REMIC Provisions.

In the case of any Mortgage Loan, in the event of a taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, unless an opinion of counsel is delivered as specified in clause (y) of the preceding paragraph, the Mortgagor can be required to pay down the principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans) in an amount not less than the amount required by the REMIC Provisions and, to such extent, the award from any such taking may not be required to be applied to the restoration of the Mortgaged Property or released to the Mortgagor, if, immediately after the release of such portion of the Mortgaged Property from the lien of the mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) is not equal to at least 80% of the remaining principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans).

No such Mortgage Loan that is secured by more than one Mortgaged Property or that is cross-collateralized with another Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to a partial condemnation, other than in compliance with the REMIC Provisions.

30.  Financial Reporting and Rent Rolls. Each Mortgage Loan requires the Mortgagor to provide the owner or holder of the Mortgage Loan with (a) quarterly (other than for single-tenant properties) and annual operating statements, (b) quarterly (other than for single-tenant properties) rent rolls (or maintenance schedules in the case of Mortgage Loans secured by residential cooperative properties) for properties that have any individual lease

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which accounts for more than 5% of the in-place base rent, and (c) annual financial statements.

31.  Acts of Terrorism Exclusion. With respect to each Mortgage Loan over $20 million, and to the Mortgage Loan Seller’s knowledge with respect to each Mortgage Loan of $20 million or less, as of origination the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and the Terrorism Risk Insurance Program Reauthorization Act of 2015 (collectively referred to as “TRIPRA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each Mortgage Loan, the related Mortgage Loan documents do not expressly waive or prohibit the mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIPRA, or damages related thereto, except to the extent that any right to require such coverage may be limited by commercial availability on commercially reasonable terms, or as otherwise indicated on Annex D-2; provided that if TRIPRA or a similar or subsequent statute is not in effect, then, provided that terrorism insurance is commercially available, the Mortgagor under each Mortgage Loan is required to carry terrorism insurance, but in such event the Mortgagor shall not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable in respect of the property and business interruption/rental loss insurance required under the related Mortgage Loan documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance) at the time of the origination of the Mortgage Loan, and if the cost of terrorism insurance exceeds such amount, the Mortgagor is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

32.  Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each Mortgage Loan contains a “due-on-sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Mortgage Loan documents (which provide for transfers without the consent of the Mortgagee which are customarily acceptable to the Mortgage Loan Seller, including, but not limited to, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Mortgage Loan documents), (a) the related Mortgaged Property, or any equity interest of greater than 50% in the related Mortgagor, is directly or indirectly pledged, transferred or sold (in each case a “Transfer”), other than as related to (i) family and estate planning Transfers or Transfers upon death or legal incapacity, (ii) Transfers to certain affiliates as defined in the related Mortgage Loan documents, (iii) Transfers of less than, or other than, a controlling interest in a Mortgagor, (iv) Transfers to another holder of direct or indirect equity in the Mortgagor, a specific Person designated in the related Mortgage Loan documents or a Person satisfying specific criteria identified in the related Mortgage Loan documents, (v) Transfers of common stock in publicly traded companies or (vi) a substitution or release of collateral within the parameters of paragraphs 29 and 34 herein, or (vii) by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan as set forth on Schedule D-1 to this Annex D-1, or future permitted mezzanine debt as set forth on Schedule D-2 to this Annex D-1, or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any Companion Loan of any Mortgage Loan or any subordinate debt that existed at origination and is permitted under the related

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Mortgage Loan documents, (ii) purchase money security interests (iii) any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan as set forth on Schedule D-3 to this Annex D-1, or (iv) Permitted Encumbrances. The Mortgage or other Mortgage Loan documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Mortgagor is responsible for such payment along with all other reasonable fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.

33.  Single-Purpose Entity. Each Mortgage Loan requires the Mortgagor to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding. Each Mortgage Loan with a Cut-off Date Balance of $30 million or more has a counsel’s opinion regarding non-consolidation of the Mortgagor. For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents and the related Mortgage Loan documents (or if the Mortgage Loan has a Cut-off Date Balance equal to $10 million or less, its organizational documents or the related Mortgage Loan documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties and prohibit it from engaging in any business unrelated to such Mortgaged Property or Mortgaged Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Mortgaged Properties, or any indebtedness other than as permitted by the related mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Mortgagor for a Mortgage Loan that is cross-collateralized and cross-defaulted with the related Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

34.  Defeasance. With respect to any Mortgage Loan that, pursuant to the Mortgage Loan documents, can be defeased (a “Defeasance”), (i) the Mortgage Loan documents provide for defeasance as a unilateral right of the Mortgagor, subject to satisfaction of conditions specified in the Mortgage Loan documents; (ii) the Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Mortgagor is permitted to pledge only United States “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), the revenues from which will be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal balance on the maturity date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment premium) or, if the Mortgage Loan is an ARD Loan, the entire principal balance outstanding on the Anticipated Repayment Date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment premium), and if the Mortgage Loan permits partial releases of real property in connection with partial defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to 110% of the allocated loan amount for the real property to be released; (iv) the defeasance collateral is not permitted to be subject to prepayment, call, or early redemption; (v) the Mortgagor is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the mortgage note as set forth in clause (iii) above; (vi) the defeased note and the defeasance collateral are required to be assumed by a Single-Purpose Entity; (vii) the Mortgagor is required to provide an opinion of counsel that the Trustee has a perfected security interest in such collateral prior to any other claim or interest; and (viii) the Mortgagor is required to pay all rating agency fees associated with defeasance (if rating confirmation is a specific condition precedent thereto)

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and all other reasonable expenses associated with defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

35.  Fixed Interest Rates. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in the case of ARD Loans and situations where default interest is imposed.

36.  Ground Leases. For purposes of this Annex D-1, a “Ground Lease” shall mean a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner.

With respect to any Mortgage Loan where the Mortgage Loan is secured by a Ground Leasehold estate in whole or in part, and the related mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of Mortgage Loan Seller, its successors and assigns (collectively, the “Ground Lease and Related Documents”), Mortgage Loan Seller represents and warrants that:

(a)       The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The Ground Lease and Related Documents permit the interest of the lessee to be encumbered by the related mortgage and do not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related mortgage. No material change in the terms of the Ground Lease has occurred since its recordation, except by any written instruments which are included in the related mortgage file;

(b)       The lessor under such Ground Lease has agreed in a writing included in the related mortgage file (or in such Ground Lease and Related Documents) that the Ground Lease may not be amended, modified, canceled or terminated by agreement of lessor and lessee without the prior written consent of the Mortgagee and that any such action without such consent is not binding on the Mortgagee, its successors or assigns, provided that the Mortgagee has provided lessor with notice of its lien in accordance with the terms of the Ground Lease;

(c)       The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either the Mortgagor or the Mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or 10 years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);

(d)       The Ground Lease either (i) is not subject to any interests, estates, liens or encumbrances superior to, or of equal priority with, the mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances and Title Exceptions; or (ii) is the subject of a subordination, non-disturbance or attornment agreement or similar agreement to which the mortgagee on the lessor’s fee interest is subject;

(e)       Subject to the notice requirements of the Ground Lease and Related Documents, the Ground Lease does not place commercially unreasonable restrictions on the identity of the mortgagee and the Ground Lease is assignable to the holder of the Mortgage Loan and its

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successors and assigns without the consent of the lessor thereunder (or, if such consent is required it either has been obtained or cannot be unreasonably withheld, provided that such Ground Lease has not been terminated and all amounts due thereunder have been paid), and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor (or, if such consent is required it either has been obtained or cannot be unreasonably withheld, provided that such Ground Lease has not been terminated and all amounts due thereunder have been paid);

(f)        The Mortgage Loan Seller has not received any written notice of material default under or notice of termination of such Ground Lease. To the Mortgage Loan Seller’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease and to the Mortgage Loan Seller’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;

(g)       The Ground Lease and Related Documents require the lessor to give to the Mortgagee written notice of any default, and provide that no notice of default or termination is effective against the Mortgagee unless such notice is given to the Mortgagee;

(h)       A Mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the Mortgagee’s receipt of notice of any default before the lessor may terminate the Ground Lease;

(i)        The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by the Mortgage Loan Seller in connection with the origination of similar commercial or multifamily loans intended for securitization;

(j)        Under the terms of the Ground Lease and Related Documents, any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than in respect of a total or substantially total loss or taking as addressed in subpart (k)) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Mortgage Loan documents) the Mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;

(k)       In the case of a total or substantially total taking or loss, under the terms of the Ground Lease and Related Documents, any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and

(l)        Provided that the Mortgagee cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with the Mortgagee upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

37.  Servicing. The servicing and collection practices used by the Mortgage Loan Seller with respect to the Mortgage Loan have been, in all respects legal and have met with customary industry standards for servicing of commercial loans for conduit loan programs.

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38.  Origination and Underwriting. The origination practices of the Mortgage Loan Seller (or the related originator if the Mortgage Loan Seller was not the originator) with respect to each Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such Mortgage Loan and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan; provided that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Annex D-1.

39.  Intentionally Omitted.

40.  No Material Default; Payment Record. No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments in the prior 12 months (or since origination if such Mortgage Loan has been originated within the past 12 months), and as of Cut-off Date, no Mortgage Loan is delinquent (beyond any applicable grace or cure period) in making required payments. To the Mortgage Loan Seller’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration, in the case of either clause (a) or clause (b), materially and adversely affects the value of the Mortgage Loan or the value, use or operation of the related Mortgaged Property; provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Mortgage Loan Seller in this Annex D-1. No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Mortgage Loan documents.

41.  Bankruptcy. As of the date of origination of the related Mortgage Loan and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, neither the Mortgaged Property (other than any tenants of such Mortgaged Property), nor any portion thereof, is the subject of, and no Mortgagor, guarantor or tenant occupying a single-tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.

42.  Organization of Mortgagor. With respect to each Mortgage Loan, in reliance on certified copies of the organizational documents of the Mortgagor delivered by the Mortgagor in connection with the origination of such Mortgage Loan, the Mortgagor is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico. Except with respect to any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan and other than as set forth on Schedule D-4 to this Annex D-1, no Mortgage Loan has a Mortgagor that is an Affiliate of a Mortgagor with respect to another Mortgage Loan. An “Affiliate” for purposes of this paragraph (42) means, a Mortgagor that is under direct or indirect common ownership and control with another Mortgagor.

43.  Environmental Conditions. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II environmental site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA (i) did not identify the existence of recognized environmental conditions (as such term is defined in ASTM E1527-05 or its

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successor, hereinafter “Environmental Condition”) at the related Mortgaged Property or the need for further investigation, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable Environmental Laws or the Environmental Condition has been escrowed by the related Mortgagor and is held or controlled by the related Mortgagee; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Mortgagor that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated or contained in all material respects prior to the date hereof, and, if and as appropriate, a no further action, completion or closure letter or its equivalent was obtained from the applicable governmental regulatory authority (or the environmental issue affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action is required); (D) an environmental policy or a lender’s pollution legal liability insurance policy that covers liability for the identified circumstance or condition was obtained from an insurer rated no less than “A-” (or the equivalent) by Moody’s, S&P, Fitch Ratings, Inc. and/or A.M. Best; (E) a party not related to the Mortgagor was identified as the responsible party for such condition or circumstance and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the Mortgagor having financial resources reasonably estimated to be adequate to address the situation is required to take action. To the Mortgage Loan Seller’s knowledge, except as set forth in the ESA, there is no Environmental Condition (as such term is defined in ASTM E1527-05 or its successor) at the related Mortgaged Property.

44.  Intentionally Omitted.

45.  Appraisal. The mortgage file contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the Mortgage Loan origination date, and within 12 months of the Cut-off Date. The appraisal is signed by an appraiser that (i) is a Member of the Appraisal Institute and (ii) to the Mortgage Loan Seller’s knowledge, had no interest, direct or indirect, in the Mortgaged Property or the Mortgagor or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation.

46.  Mortgage Loan Schedule. The information pertaining to each Mortgage Loan which is set forth in the Mortgage Loan Schedule attached as an exhibit to the related MLPA is true and correct in all material respects as of the Cut-off Date and contains all information required by the Pooling and Servicing Agreement to be contained therein.

47.  Cross-Collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any other mortgage loan that is outside the Mortgage Pool, except in the case of a Mortgage Loan that is part of a Whole Loan.

48.  Advance of Funds by the Mortgage Loan Seller. Except for loan proceeds advanced at the time of loan origination or other payments contemplated by the Mortgage Loan documents, no advance of funds has been made by the Mortgage Loan Seller to the related Mortgagor, and no funds have been received from any person other than the related

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Mortgagor or an affiliate, directly, or, to the knowledge of the Mortgage Loan Seller, indirectly for, or on account of, payments due on the Mortgage Loan. Neither the Mortgage Loan Seller nor any affiliate thereof has any obligation to make any capital contribution to any Mortgagor under a Mortgage Loan, other than contributions made on or prior to the date hereof.

49.  Compliance with Anti-Money Laundering Laws. The Mortgage Loan Seller has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 with respect to the origination of the Mortgage Loan.

For purposes of this Annex D-1, “Mortgagee” means the mortgagee, grantee or beneficiary under any Mortgage, any holder of legal title to any portion of any Mortgage Loan or, if applicable, any agent or servicer on behalf of such party.

For purposes of this Annex D-1, “Mortgagor” means the obligor or obligors on a Mortgage Note, including without limitation, any person that has acquired the related Mortgaged Property and assumed the obligations of the original obligor under the Mortgage Note and including in connection with any Mortgage Loan that utilizes an indemnity deed of trust structure, the borrower and the Mortgaged Property owner/payment guarantor/mortgagor individually and collectively, as the context may require.

For purposes of this Annex D-1, the phrases “the sponsor’s knowledge” and other words and phrases of like import mean, except where otherwise expressly set forth in these representations and warranties, the actual state of knowledge of the sponsor, its officers and employees directly responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth in these representations and warranties in each case without having conducted any independent inquiry into such matters and without any obligation to have done so (except (i) having sent to the servicers servicing the Mortgage Loans on behalf of the sponsor, if any, specific inquiries regarding the matters referred to and (ii) as expressly set forth in these representations and warranties). All information contained in documents which are part of or required to be part of a Mortgage File (to the extent such documents exist) shall be deemed within the sponsor’s knowledge.

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 Schedule D-1 to Annex D-1

MORTGAGE LOANS WITH EXISTING MEZZANINE DEBT

Wells Fargo Bank, National Association Mortgage Loans	Morgan Stanley Mortgage Capital Holdings LLC Mortgage Loans	Bank of America, National Association Mortgage Loans	National Cooperative Bank, N.A. Mortgage Loans
350 Bush Street	N/A	N/A	N/A

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Schedule D-2 to Annex D-1

MORTGAGE LOANS WITH RESPECT TO WHICH MEZZANINE DEBT
IS PERMITTED IN THE FUTURE

Wells Fargo Bank, National Association Mortgage Loans	Morgan Stanley Mortgage Capital Holdings LLC Mortgage Loans	Bank of America, National Association Mortgage Loans	National Cooperative Bank, N.A. Mortgage Loans
The Alhambra	Central Tower	Ford Factory	N/A
Revere Plastics

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Schedule D-3 to Annex D-1

CROSS-COLLATERALIZED MORTGAGE LOANS

None.

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Schedule D-4 to Annex D-1

MORTGAGE LOANS WITH AFFILIATED BORROWERS

Wells Fargo Bank, National Association Mortgage Loans	Morgan Stanley Mortgage Capital Holdings LLC Mortgage Loans	Bank of America, National Association Mortgage Loans	National Cooperative Bank, N.A. Mortgage Loans
Marriott Hanover	N/A	N/A	N/A
Hilton Garden Inn Las Colinas

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Annex D-2

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Wells Fargo Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
8	350 Bush Street (Loan No. 1)	Twitch (#1 tenant) has a right of first refusal (ROFR) to purchase the mortgaged property if the borrower receives offer from a “Competitor” (as to purchasing/ leasing the entirety of the property or conveying a controlling ownership in the borrower) that it is otherwise willing to accept. Competitor means the following companies or their wholly-owned subsidiaries whose primary business is directly competitive with the business being operated by Twitch at the mortgaged property (i.e., video and video game distribution, production, and streaming and associated social media development and production: Microsoft Corporation, Alphabet, Inc., Apple Inc., Facebook, Inc., Valve Corporation, Zynga, inc., Netflix, Inc, Samsung Electronics Co. Ltd., Tencent Holdings Limited, and Sony Corporation; for purposes of the ROFR only, Competitor is also deemed to include any affiliate of any of the above listed Competitors that is generally used by such Competitor as a real estate holding company (including an SPE formed for this purpose) or operating company).
8	The Alhambra (Loan No. 2)	The City of Los Angeles (agencies of which represent the #3, #4 and #5 tenants) has a right of first refusal to purchase the mortgaged property if borrower decides to market the property for sale. The ROFO is not extinguished by foreclosure; however, the ROFO does not apply to foreclosure or deed in lieu thereof.
8	Marriott Hanover (Loan No. 7)	Marriott International, Inc., as franchisor, franchisor has a conditional Right of First Refusal (ROFR) to acquire related property if there is transfer of hotel or controlling direct or indirect interest in the Borrower to a competitor (generally, any person that exclusively develops, operates or franchises through or with a competitor of franchisor comprising at least 10 luxury service hotels, 20 full service hotels or 50 limited service hotels). The ROFR is not extinguished by foreclosure or deed-in-lieu thereof, and if transfer to competitor is by foreclosure, or if franchisee or its affiliates become a competitor, franchisor has right to purchase hotel upon notice to franchisee. Franchisor comfort letter provides that, if lender exercises remedies against franchisee, lender may appoint a lender affiliate to acquire the property and enter into a management or franchise agreement if it is not competitor or competitor affiliate; provided, however, that a lender affiliate will not be deemed a competitor simply due to its ownership of multiple or competing hotels or having engaged managers to manage such other hotels.
8	Great Wolf Lodge Southern California (Loan No. 10)

The sponsor acquired the site to construct the related project through a disposition and development agreement (DDA) with the Garden Grove Agency for Community Development (Agency) in 2009. The sponsor-affiliated developers have completed the construction requirements contemplated by the DDA, and a release of construction covenants has been recorded. The DDA provides, following the release of the

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Wells Fargo Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

construction covenants, that the borrower’s right to transfer the subject property is subject to the transferee’s net worth, development and operational qualifications and experience, and financial commitments and resources being reasonably satisfactory to the Agency. The Agency’s approval is not required, however, in connection with any transfer that is a result of a foreclosure or deed-in-lieu thereof, or the lender’s transfer to a third party purchaser thereafter.

8	Millennium Park (Loan No. 12)

(i) Land Condominium. The mortgaged property is comprised of three units that are part of a land condominium (an alternative to land subdivision). The related unit has a 53.19% voting rights’ interest in the owners’ association. Each unit owner has sole responsibility for the maintenance of its respective property and the owners’ association’s duties are limited solely to any common areas. The loan documents provide for recourse liability to the borrower and the guarantor for springing full recourse if the condominium documents are amended, modified without lender’s prior written consent and if the condominium is cancelled, terminated or withdrawn, or the mortgaged property is made subject to any partition, in each case, without lender’s prior written consent.

(ii) Environmental Restrictions. The Phase I environmental site assessment identified CRECs in connection with soil contamination, soil vapor and groundwater contamination from the prior operations of an off-site maintenance facility and six related underground storage tanks (since removed), located to the south of the mortgaged property. The borrower filed a Baseline Environmental Assessment (BEA) and Due Care Plan with the Michigan Department of Environmental Quality (MDEQ) that were approved in 2017. The Due Care Plan includes restrictions on any construction activities involving dewatering or excavation of soils, including requiring the use of clean fill material and disposal of excavated soils at an MDEQ-licensed landfill, as well as notice to affected construction workers of the potential for unacceptable exposure risks.

8	Walgreens – St. Paul (Loan No. 21)	Tenant (Walgreens) has Right of First Refusal (ROFR) to purchase the entirety of the mortgaged property if the borrower receives offer as to leased premises that it is otherwise willing to accept. The ROFR is not extinguished by foreclosure; however, the ROFO does not apply to foreclosure or deed in lieu thereof.
8	104 North Avenue 56 and 124 North Avenue 55 (Loan No. 32)

The mortgaged property was declared a Los Angeles Historic-Cultural Monument in 1984 and was added to the National Register of Historic Places in 1990.  Subsequently, in November 2018, the mortgaged property was accepted into the Mills Act Historical Property Contract Program with the City of Los Angeles (the “City”), whereby the owner agrees to certain covenants for the use, maintenance and restoration of historical properties in exchange for property tax reductions. The initial term of the Mills Act contract expires November 27, 2028, effecting reduced property valuation beginning in the 2019 tax year, and renews annually absent a notice of non-renewal. If the owner fails to comply with the Mills Act contract, the City may terminate the agreement and require the owner to pay a cancellation fee of 12.5% of the current fair market value of the subject property at the time of cancellation, as determined

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Wells Fargo Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

by the county assessor, without regard to any restrictions on the subject property imposed by the Contract.  The loan documents provide for personal liability to the borrower and guarantor for losses arising out of or in connection with the Mills Act contract. The loan underwriting incorporated the reduced property tax expenses.

15	CLC-EZ Storage Utica (Loan No. 31)	One of three guarantors (Lawrence Kaplan) for the related Mortgage Loans is a named defendant in a lawsuit filed by a former manager (Alexander Meshechok) arising out of the plaintiff’s ouster from the management of various companies in which Kaplan holds a majority stake. The complaint, filed in December 2018, alleges breach of contract, breach of fiduciary duty, unjust enrichment, and conversion, among other things. The plaintiff first sought a temporary restraining order, which the Court denied. Rulings are pending on March hearings related to the plaintiff’s application for a preliminary injunction, and the defendant’s motion to dismiss. The plaintiff asserts damages in an amount not less than $10,000,000. The lawsuit is in its early pleading stages, and discovery has not been completed. XL Specialty Insurance Company has acknowledged that coverage is potentially available for Kaplan with respect to claims asserted in the Complaint under an insurance policy maintained by CSG Partners, LLC. The policy provides coverage for Kaplan’s defense costs subject to a $50,000 retention for each claim. The maximum aggregate coverage of such policy is $1,000,000. The defendant has indicated his intention to contest the plaintiff’s claims. As of February 2019, the aggregate stated net worth of the guarantors other than Mr. Kaplan exceeds the loan amount.
18	Newport Corporate Center (Loan No. 4)	The Mortgaged Property is security for six pari passu senior notes and ten subordinate B-notes aggregating $312,000,000. The loan documents permit a property insurance deductible of up to $100,000. The in-place coverage provides for a $10,000 deductible.
18	Great Wolf Lodge Southern California (Loan No. 10)	The Mortgaged Property is security for five pari passu senior notes and one subordinate B-note aggregating $170,000,000. The loan documents permit a property insurance deductible of up to $100,000. The in-place coverage provides for a $25,000 deductible.
18	Walgreens – St. Paul (Loan No. 21)	Borrower’s obligation to provide required insurance (including property, rent loss, liability and terrorism coverage) is suspended if Walgreens elects to self-insure in accordance with its lease, and satisfies certain other conditions, including the tenant’s maintaining a net worth of $200 million or greater. Tenant has provided notice of its election to self-insure. The tenant has no rent abatement or termination remedies for any reason during the loan term, and is obligated to restore the premises following casualty irrespective of available insurance proceeds. Further, in the event of a casualty, the tenant controls the disbursement of available insurance proceeds.
28	All Wells Fargo Bank Mortgage Loans.	With respect to actions or events triggering recourse to the borrower or guarantor, the loan documents may provide additional qualifications or limitations, or recast the effect of a

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Wells Fargo Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

breach from springing recourse to a losses carve-out, in circumstances where, apart from identified bad acts of the borrower or guarantor, the property cash flow is inadequate for debt service or other required payments, the effect of the exercise of lender remedies restricts the borrower's access to adequate property cash flow for such purposes, inadequate property cash flow results in involuntary liens from other creditors, or there are lesser or time-limited violations of the triggering actions or events, including transfer violations that do not result in a property transfer or a change in control of the borrower,  related to the borrower's inadvertent failure to provide adequate notice or timely or complete information otherwise required by the loan documents, or otherwise obtain necessary prior approval therefore.

29	The Alhambra (Loan No. 2)	The loan documents provide that, following the defeasance lockout date, borrower has the right to obtain the partial release of the 7.62 acre south parking lot parcel, currently a surface parking lot but proposed for residential redevelopment, subject to certain conditions, including: (i) no event of default has occurred and is continuing; (ii) partial defeasance of the Mortgage Loan (if necessary) in an amount such that (1) the post-release NCF DSCR is greater than 2.20x and (2) the post-release LTV is less than 65.1%; (iii) evidence that all construction has been completed and operations have commenced at the proposed Date Avenue parking structure; (iv) evidence that all zoning and subdivision approvals have been obtained; and (v) if requested by lender, an opinion of counsel that the partial release satisfies REMIC requirements. The south parking lot parcel was included in the appraised value of the mortgaged property, but not separately valued by the appraisal or assigned an allocated value in the loan documents. The amount of any partial defeasance, if required at all, will be determined by the residual mortgaged property’s value at the time of redevelopment in relation to the release criteria above (i.e., a partial defeasance of at least 110% of the imputed allocated loan amount for the release property is not required).
31	All Wells Fargo Bank Mortgage Loans.	To the extent exceptions have been taken to the Insurance representation (#18) for failure to provide required insurance, such as self-insurance and leased fee situations, such exceptions also apply to the Acts of Terrorism representation.
33	350 Bush Street (Loan No. 1)

Borrower is recycled SPE that previously owned property other than the mortgaged property. The prior owned property consists of rooftop property that is located on top of the improvements at 500 Pine Street, San Francisco, CA (the remainder of the 500 Pine Street property is owned by a borrower affiliate). The borrower transferred such rooftop property to the city and county of San Francisco for public park purposes on October 16, 2017.  The loan documents include borrower representations that, to the borrower’s knowledge, (i) no environmental condition related to hazardous substances or violations of environmental law existed with respect to the rooftop property during the period of borrower’s ownership and no such conditions or violations currently exist and (ii) there is no condition or circumstance related to the rooftop property which, but for the passage of time or the giving of notice or both, is reasonably likely to result in any dispute or legal

D-2-4

Wells Fargo Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

proceeding involving the borrower.  The loan documents provide for (i) personal liability to the borrower and guarantors for losses related to the breach of single purpose entity-related representations that do not otherwise result in the substantive consolidation of the assets and liabilities of Borrower with any other entity and (ii) full recourse for any breach of single purpose entity-related representations that do result in the substantive consolidation of the assets and liabilities of borrower with any other entity.

33	The Alhambra (Loan No. 2)	Borrower is recycled SPE that previously owned property other than the mortgaged property. The prior owned property consists of the so-called “North Parcel” (an undeveloped 10.88 acre parcel) that is adjacent to the mortgaged property and was conveyed to a borrower affiliate prior to loan origination. A Phase I environmental site assessment was obtained with respect to the prior owned property that indicated no recognized environmental conditions. The loan documents include borrower representations that the borrower has never owned property other than the mortgaged property and the North Parcel, that it has never been party to any lawsuit resulting in unpaid judgments, and that a Phase I environmental site assessment has been delivered to lender covering the mortgaged property and North Parcel, and that no recognized environmental conditions requiring further investigation have been identified. Further, the loan documents provide for personal liability to the borrower and guarantor for losses related to any breach of the foregoing representations.
33	50 South Liberty & 925 North State (Loan No. 23)	As to the 50 South Liberty property only (having an allocated loan amount equal to 54.3% of aggregate loan balance), the related co-borrower is recycled SPE that previously owned property other than the mortgaged property. Such co-borrower previously owned an undeveloped parcel adjacent to the subject property. A Phase I environmental site assessment was obtained with respect to the prior owned property that indicated no recognized environmental conditions. The loan documents provide for personal liability to co-borrowers and guarantor for losses related to such prior owned property.
33	Buda Shops (Loan No. 45)	Borrower is recycled SPE that previously owned property other than the mortgaged property. Borrower previously owned an office building located in Fresno, CA. A Phase I environmental site assessment was obtained with respect to the prior owned property that indicated no recognized environmental conditions. The loan documents provide for personal liability to borrower and guarantor for losses related to the prior owned property.
43	Buda Shops (Loan No. 45) Coachella Valley Storage (Loan No. 50)	In lieu of obtaining a Phase I environmental site assessment, the lender obtained a $3,750,000 group lender environmental collateral protection and liability-type environmental insurance policy with $3,750,000 sublimit per claim from Steadfast Insurance Company, a member company of Zurich North America with a 10 year term (equal to the loan term) and a 3 year policy tail and having no deductible. The policy premium was pre-paid at closing. Zurich North America has an S & P rating of “AA-”.

D-2-5

Wells Fargo Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
45	350 Bush Street (Loan No. 1)	The Appraisal is dated August 2, 2018, more than 6 months prior to the April 22, 2019 loan origination.

D-2-6

Morgan Stanley Mortgage Capital Holdings LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
2	Central Tower (Loan No. 6)	The related Whole Loan prohibits transfer of the Whole Loan or any portion of it to certain specified competitors of the Mortgagors identified in the loan agreement, and further provides that such specified competitors may not serve as the controlling holder or operating advisor or in a similar capacity with respect to the Whole Loan or a securitization in which all or a portion of such Whole Loan is securitized.
7 and 8	Central Tower (Loan No. 6)	The largest tenant at the Mortgaged Property, Unity Technologies, is leasing two spaces, one at each of the two buildings comprising the Mortgaged Property (totaling 52.0% of the square feet at the Mortgaged Property). Both leases are listed as an exception prior to the insured lien in the related title policy.
7 and 8	ILPT Hawaii Portfolio (Loan No. 9)	A tenant at each of the 1052 Ahua Street, 2828 Paa Street, 2831 Kaihikapu Street, 2826 Kaihikapu Street, 1045 Mapunapuna Street and 918 Ahua Street Mortgaged Properties has a right of first refusal and/or right of first offer to purchase the related Mortgaged Property in the event of a proposed transfer of such Mortgaged Property. None of such rights of first refusal are applicable to a transfer of (i) any of the related Mortgaged Properties in connection with any foreclosure sale, deed in lieu of foreclosure or other similar sale, or the initial sale thereafter or (ii) the entire portfolio of Mortgaged Properties. However, such rights of first refusal would apply to a subsequent transfer.
7 and 8	McGalliard Mall Shoppes (Loan No. 28)	In case the Mortgagor decides to sell the premises leased to the tenant Qdoba Restaurant Corporation (“Qdoba”) separately from any other parcel of real estate or retail shopping development which the Mortgagor has an ownership interest in, manages or controls, Qdoba has a right of first offer with respect to its leased premises.
7 and 8	Wyndham Garden Duluth (Loan No. 26)	Wyndham Hotels and Resorts, LLC, the franchisor of the Mortgaged Property, has a right of first refusal to purchase the Mortgaged Property in the event of a proposed transfer of (i) all or part of the Mortgagor’s interest in the Mortgaged Property or the franchise agreement or (ii) an ownership interest in the Mortgagor, pursuant to any bona fide offer from a third party to purchase such interest. The franchisor has agreed in its franchise comfort letter with the lender that such right of first refusal will not apply to a foreclosure or similar action because of any default by the Mortgagor under the terms of its agreements with the lender. However, such right of first refusal would continue to apply following a foreclosure or similar action by the lender.
18	All MSMCH Mortgage Loans

The Mortgage Loan documents may allow the Mortgagor to obtain insurance from an insurer that does not meet the required rating if it obtains a “cut through endorsement” from an insurance company that meets the required rating. The Mortgage Loan documents may also allow the Mortgagor to obtain insurance from an insurer that does not meet the required rating if a parent company that owns at least 51% of the insurer has the required rating and use of such insurance is approved by the rating agencies.

D-2-7

Morgan Stanley Mortgage Capital Holdings LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

The threshold for the lender having the right to hold and disburse insurance proceeds may be based on 5% of the original principal amount rather than 5% of the outstanding principal amount.

In addition, all exceptions to Representation 31 set forth herein for all MSMCH Mortgage Loans are also exceptions to this Representation 18.

26	9201 West Sunset Boulevard (Loan No. 5)	The use and structure of the garage portion of the Mortgaged Property is legal nonconforming, and requires prior approval of the City Planning Commission of the City of Los Angeles. In the event that the building is damaged or partially destroyed and the damage or destruction exceeds 75% of the replacement value, reconstruction may be made only in accordance with applicable zoning and land use regulations, and would require prior approval of the City Planning Commission of the City of Los Angeles. In addition, even if damage is 75% or less of the replacement value, a permit for restoration is required to be obtained within a period of two years from the date of the damage or destruction.
26	Central Tower (Loan No. 6)	The use of the Mortgaged Property as an office building is legal nonconforming in the applicable zoning district (and the Mortgaged Property is also legal non-conforming as to height and maximum floor area ratio). In addition, there is expected to be insufficient net proceeds (even when including actual cash value, land value law and insurance proceeds and business interruption insurance proceeds) to repay the related Whole Loan following the occurrence of a casualty and/or condemnation, and the expected shortfall is expected to be substantial. In the event of casualty or condemnation, the Mortgaged Property is permitted to be restored to its prior structure and use only if restoration is commenced within 18 months of the occurrence of such casualty or condemnation.
26	ILPT Hawaii Portfolio (Loan No. 9)	One or more of the related Mortgaged Properties in the portfolio constitute a legal non-conforming use or structure which, following destruction by any means to an extent of more than 50% of its replacement cost at the time of destruction, may not be reconstructed except in conformity with the provisions of the current zoning code. Certain fire code violations are open at certain of the related Mortgaged Properties.
28	Central Tower (Loan No. 6)	The related Mortgage Loan documents provide that the recourse for (1) misappropriation of rents after an event of default under the Mortgage Loan documents is limited to misappropriation of rents after an event of default of which the Mortgagors have received written notice and (2) breaches of the environmental covenants is limited to material breaches by the Mortgagors or the guarantor .
28	ILPT Hawaii Portfolio (Loan No. 9)

The Mortgage Loan documents do not provide full recourse for voluntary transfers made in violation of the Mortgage Loan documents; however, the Mortgage Loan documents do provide recourse for losses to the lender in connection with such transfers.

In addition, the guarantor’s liability for any guaranteed obligations for which the Mortgage Loan documents provide full recourse is limited to an amount equal to 15% of the outstanding

D-2-8

Morgan Stanley Mortgage Capital Holdings LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
principal balance of the related Whole Loan as of the date of occurrence of any full recourse trigger event.
28	All MSMCH Mortgage Loans

The environmental indemnity agreements or other Mortgage Loan documents may contain provisions to the effect that, if an environmental insurance policy reasonably acceptable to the lender is obtained with respect to the Mortgaged Property, the lender and other indemnified parties are required to first make a claim under such environmental insurance policy, and may not make a claim against the environmental indemnitors, except to the extent that such environmental insurance policy does not cover the losses suffered and/or does not fully cover the costs of such losses or of any remediation or the lender or other indemnified parties have been unable to recover under such environmental insurance policy with respect to all or a portion of such costs or losses within a reasonable period of time despite good faith efforts to do so (or in certain cases, within a specified time period after the date the lender or other indemnified parties commenced efforts to collect such environmental losses).

The Mortgage Loan documents may provide that there will not be recourse for voluntary transfers of either the Mortgaged Property or equity interests in the Mortgagor made in violation of the Mortgage Loan documents to the extent of failure to comply with administrative requirements of notice and updated organizational charts for what would otherwise constitute permitted transfers.

31	Central Tower (Loan No. 6)	If TRIPRA is no longer in effect, the Mortgagors will only be obligated to purchase the maximum amount of terrorism insurance available with funds equal to an amount equal to two times the premium for separate “Special Form” or “All Risks” policy or equivalent policy insuring only the Mortgaged Property on a stand-alone basis at the time that any terrorism insurance is excluded from any applicable policy.
31	All MSMCH Mortgage Loans

The Mortgage Loan documents may allow terrorism insurance to be obtained from an insurer that is rated at least investment grade (i.e. “BBB-”) by S&P and also rated at least “BBB-” by Fitch, and/or “Baa3” by Moody’s (if such rating agencies rate any securitization of such mortgage loans and also rate the insurer). In addition, with respect to terrorism insurance, the Mortgage Loan documents may provide for 12 months, rather than 18 months, of business interruption coverage, even if the Mortgage Loan is in excess of $50,000,000.

All exceptions to Representation 18 set forth herein for all MSMCH Mortgage Loans are also exceptions to Representation 31.

33	ILPT Hawaii Portfolio (Loan No. 9)	Each of the related Mortgagors is a recycled Single-Purpose Entity that was previously a guarantor under a parental credit facility (the “Prior Credit Facility”), which facility was secured by a portfolio of real properties that included properties other than the Mortgaged Property. The Prior Credit Facility was satisfied in full prior to origination and the related Mortgagors have been released from any liability thereunder.
34	9201 West Sunset Boulevard (Loan No. 5)	The fees charged by the servicer in connection with a defeasance, exclusive of its direct out-of-pocket expenses, may not exceed an aggregate amount of $10,000.

D-2-9

Bank of America, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
18	All applicable Bank of America Mortgage Loans	All exceptions to Representation 31 set forth below for all Bank of America mortgage loans are also exceptions to this Representation 18.
18	Ford Factory (Loan No. 3)	The related Mortgage Loan documents contemplate that the borrower will not be required to maintain the insurance coverage otherwise required of it, so long as (i) the sole tenant at the Mortgaged Property, WMG Acquisition Corp. (“WMG”), maintains insurance policies with respect to the Mortgaged Property meeting the requirements of the Mortgage Loan agreement, and (ii) no event of default exists under the WMG lease.
18	Revere Plastics (Loan No. 19)

The related Mortgage Loan documents provide that the borrower will not be required to maintain the insurance coverage otherwise required of it, so long as (i) the sole tenant at the Mortgaged Property, Revere Plastics Systems, Inc. (“Revere”), maintains insurance policies with respect to the Mortgaged Property meeting the requirements of the Mortgage Loan agreement, (ii) Revere delivers certificates of insurance acceptable to the lender of such coverage no less frequently than annually, and (iii) the lender is named as a mortgagee/loss payee on property insurance policies and additional insured on liability insurance policies maintained by the tenant.

The lender's right to hold and disburse insurance proceeds is subject to the terms of the Revere lease, which provides that insurance proceeds (net of expenses incurred by the Mortgagor and lender in collecting same) in excess of $250,000 will be held by the Mortgagor (or the lender, if required by the Mortgage Loan documents) and disbursed to Revere to pay for the restoration of the Mortgaged Property in accordance with the terms and conditions of the Revere lease.

20	Ford Factory (Loan No. 3)	There is a 7.1 foot encroachment by a portion of the basement of the Mortgaged Property under the sidewalk, which is an exception from coverage under the Title Policy and is depicted on the survey. The Mortgage Loan documents include a losses carve-out with respect to such encroachment.
28	Lincoln Square (Loan No. 17)	The liability of the guarantor with respect to the full recourse carve-outs relating to involuntary bankruptcy filings and appointment of a custodian, receiver, trustee or examiner for the Mortgagor or Property is limited to acts that were performed by, at the direction of or with the consent of the guarantor or an entity under the control of the guarantor.
28	Lincoln Square (Loan No. 17)	The environmental indemnity agreement excludes liability for mold from the scope of the guarantor’s liability under such agreement. An environmental insurance policy was obtained in connection with the closing of the Mortgage Loan. Such policy was issued by Sirius International Insurance Corporation (rated A- by S&P and A/XIV by A.M. Best Company) to the lender as named insured with its successors, assigns and/or affiliates, with per incident and aggregate limits of $2,000,000, a deductible of $10,000 and a term expiring on April 26, 2031.

D-2-10

Bank of America, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
28	Revere Plastics (Loan No. 19)	The guarantor with respect to the Mortgage Loan is made up of 2 separate entities. The aggregate obligations of the 2 guarantors under the environmental indemnification agreement are capped at the outstanding principal balance of the Mortgage Loan as of the applicable date of determination.
31	Ford Factory (Loan No. 3)	The related Mortgagor will not be required to spend on the premium for terrorism insurance coverage more than two (2) times the annual insurance premium payable for a separate “Special Form” or “All Risks” policy or equivalent policy insuring only the related Mortgaged Property on a stand-alone basis at the time that any terrorism coverage is excluded from any policy (provided that the related Mortgagor will be obligated to purchase the maximum amount of terrorism coverage available with funds equal to such cap to the extent such coverage is available).
33	Cubesmart – Brooklyn (Loan No. 13) Shoppes at 41st Street (Loan No. 18) Winter Park Self Storage (Loan No. 25) Stonegate Apartments (Loan No. 34)	Each related borrower is a recycled Single-Purpose Entity, however, the related borrower made standard representations and warranties, including backwards representations and warranties where required to complete coverage, and the recourse carve-out guaranty includes coverage with respect to violations of such Single-Purpose Entity representations and warranties.

D-2-11

National Cooperative Bank, N.A.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
9	Regency Gardens Apartment Corp. (Loan No. 15)	The referenced Mortgaged Property is encumbered by a subordinate credit line mortgage in the original principal amount of $1,000,000.00. As of the Cut-off Date, no advances have been made under such subordinate credit line mortgage.
9	Greenwood Arms Cooperative Corp. (Loan No. 35) Emerald Court, Inc. F/K/A 836-840 Palisade Avenue Owners, Inc. (Loan No. 53) 220 Chestnut Street Owners Corp. (Loan No. 55)	The referenced Mortgaged Properties are each encumbered by a subordinate credit line mortgage in the original principal amount of $250,000.00. As of the Cut-off Date, no advances have been made under such subordinate credit line mortgages.
9	111-117 West 96th Street Owners, Inc. (Loan No. 54)	The referenced Mortgaged Property is encumbered by a subordinate credit line mortgage in the original principal amount of $300,000.00. As of the Cut-off Date, no advances have been made under such subordinate credit line mortgage.
9

Park Lane North Owners, Inc. (Loan No. 22)

Talbot Apartments, Inc. (Loan No. 37)

Queens Boulevard Tenants Corp. (Loan No. 38)

Sea Cliff Towers Owners Corp. (Loan No. 39)

Alden Properties Tenants Corp. (Loan No. 42)

Boulevard Apartments, Inc. (Loan No. 47)

201 W. 89 Owners Inc. A/K/A 201 W. 89 Owners, Inc. (Loan No. 49)

Park Terrace Arms Corp. (Loan No. 51)

130 West 16 Owners Inc. (Loan No. 52)

The referenced Mortgaged Properties are each encumbered by a subordinate credit line mortgage in the original principal amount of $500,000.00. As of the Cut-off Date, no advances have been made under such subordinate credit line mortgages.
9	Courtview Owners Corp. (Loan No. 40)	The referenced Mortgaged Property is encumbered by a subordinate credit line mortgage in the original principal amount of $750,000.00. As of the Cut-off Date, no advances have been made under such subordinate credit line mortgage.
9	City Centre Apartment Corp. (Loan No. 56)	The referenced Mortgaged Property is encumbered by a subordinate credit line mortgage in the original principal amount of $350,000.00. As of the Cut-off Date, the outstanding principal balance of such subordinate credit line mortgage is $300,000.00.
18	All of the National Cooperative Bank Mortgage Loans.

The Mortgage Loan documents evidencing the Mortgage Loans secured by residential cooperatives require the related Mortgagors, if and to the extent the related Mortgaged Property is identified by the Secretary of Housing and Urban Development as having special flood hazards, to maintain

D-2-12

National Cooperative Bank, N.A.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

insurance against loss by flood hazards in an amount equal to the lesser of (i) the outstanding principal balance of the related Mortgage Loan or (ii) the maximum amount available under the National Flood Insurance Program.

18	The 1261 LaVista Cooperative, Inc. (Loan No. 48) 220 Chestnut Street Owners Corp. (Loan No. 55)	The business interruption or rental loss insurance for the referenced Mortgaged Properties cover a period of less than 12 months.
28	All of the National Cooperative Bank Mortgage Loans.	All of the Mortgage Loans secured by residential cooperative properties are fully recourse to the related Mortgagors. There are no guarantors for any of the Mortgage Loans secured by residential cooperative properties.
30	All of the National Cooperative Bank Mortgage Loans.	The Mortgage Loans secured by residential cooperative properties do not require the Mortgagor to provide the owner or holder of such Mortgage Loans with quarterly operating statements or quarterly rent rolls.
31	All of the National Cooperative Bank Mortgage Loans.	The related Mortgage Loan documents evidencing the Mortgage Loans secured by residential cooperatives do not contain an express requirement indicating that if TRIPRA or a similar or subsequent statute is not in effect, that the Mortgagor under each such Mortgage Loan is required to carry terrorism insurance, but in such event the related Mortgagor will not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable in respect of the related Mortgaged Property and business interruption/rental loss insurance required under the related Mortgage Loan documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance) at the time of the origination of such Mortgage Loan, and if the cost of terrorism insurance exceeds such amount, the Mortgagor is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.
32	All of the National Cooperative Bank Mortgage Loans.	All of the Mortgage Loans secured by residential cooperative properties permit, without the prior written consent of the holder of the related Mortgage, transfers of stock of the related Mortgagor in connection with the assignment of a proprietary lease for an apartment unit by a tenant-shareholder of the related Mortgagor to other persons who by virtue of such transfers become tenant-shareholders in the related Mortgagor.
33	All of the National Cooperative Bank Mortgage Loans.	The Mortgagors under the Mortgage Loans secured by residential cooperative properties are not Single-Purpose Entities.
45	Regency Gardens Apartment Corp. (Loan No. 15) Park Lane North Owners, Inc. (Loan No. 22) Greenwood Arms Cooperative Corp. (Loan No. 35) Courtview Owners Corp. (Loan No. 40)	The appraisals for the referenced Mortgaged Properties are not signed by an appraiser that is a Member of the Appraisal Institute.

D-2-13

National Cooperative Bank, N.A.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

Alden Properties Tenants Corp. (Loan No. 42)

Boulevard Apartments, Inc. (Loan No. 47)

201 W. 89 Owners Inc. A/K/A 201 W. 89 Owners, Inc. (Loan No. 49)

Emerald Court, Inc. F/K/A 836-840 Palisade Avenue Owners, Inc. (Loan No. 53)

47	Regency Gardens Apartment Corp. (Loan No. 15)	The referenced Mortgaged Property is encumbered by a subordinate credit line mortgage in the original principal amount of $1,000,000.00 that is cross-defaulted with the referenced Mortgage Loan. As of the Cut-off Date, no advances have been made under such subordinate credit line mortgage.
47

Park Lane North Owners, Inc. (Loan No. 22)

Talbot Apartments, Inc. (Loan No. 37)

Queens Boulevard Tenants Corp. (Loan No. 38)

Sea Cliff Towers Owners Corp. (Loan No. 39)

Alden Properties Tenants Corp. (Loan No. 42)

Boulevard Apartments, Inc. (Loan No. 47)

201 W. 89 Owners Inc. A/K/A 201 W. 89 Owners, Inc. (Loan No. 49)

Park Terrace Arms Corp. (Loan No. 51)

130 West 16 Owners Inc. (Loan No. 52)

The referenced Mortgaged Properties are each encumbered by a subordinate credit line mortgage in the original principal amount of $500,000.00 that are cross-defaulted with the corresponding referenced Mortgage Loans. As of the Cut-off Date, no advances have been made under such subordinate credit line mortgages.
47	Greenwood Arms Cooperative Corp. (Loan No. 35) Emerald Court, Inc. F/K/A 836-840 Palisade Avenue Owners, Inc. (Loan No. 53) 220 Chestnut Street Owners Corp. (Loan No. 55)	The referenced Mortgaged Properties are each encumbered by a subordinate credit line mortgage in the original principal amount of $250,000.00 that are cross-defaulted with the corresponding referenced Mortgage Loans. As of the Cut-off Date, no advances have been made under such subordinate credit line mortgages.
47	Courtview Owners Corp. (Loan No. 40)	The referenced Mortgaged Property is encumbered by a subordinate credit line mortgage in the original principal amount of $750,000.00 that is cross-defaulted with the referenced Mortgage Loan. As of the Cut-off Date, no advances have been made under such subordinate credit line mortgage.
47	111-117 West 96th Street Owners, Inc. (Loan No. 54)	The referenced Mortgaged Property is encumbered by a subordinate credit line mortgage in the original principal

D-2-14

National Cooperative Bank, N.A.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
amount of $300,000.00 that is cross-defaulted with the referenced Mortgage Loan. As of the Cut-off Date, no advances have been made under such subordinate credit line mortgage.
47	City Centre Apartment Corp. (Loan No. 56)	The referenced Mortgaged Property is encumbered by a subordinate credit line mortgage in the original principal amount of $350,000.00 that is cross-defaulted with the referenced Mortgage Loan. As of the Cut-off Date, the outstanding principal balance of such subordinate credit line mortgage is $300,000.00.

D-2-15

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Annex E

CLASS A-SB PLANNED PRINCIPAL BALANCE SCHEDULE

Distribution Date	Class A-SB Planned Principal Balance ($)
June 2019	30,145,000.00
July 2019	30,145,000.00
August 2019	30,145,000.00
September 2019	30,145,000.00
October 2019	30,145,000.00
November 2019	30,145,000.00
December 2019	30,145,000.00
January 2020	30,145,000.00
February 2020	30,145,000.00
March 2020	30,145,000.00
April 2020	30,145,000.00
May 2020	30,145,000.00
June 2020	30,145,000.00
July 2020	30,145,000.00
August 2020	30,145,000.00
September 2020	30,145,000.00
October 2020	30,145,000.00
November 2020	30,145,000.00
December 2020	30,145,000.00
January 2021	30,145,000.00
February 2021	30,145,000.00
March 2021	30,145,000.00
April 2021	30,145,000.00
May 2021	30,145,000.00
June 2021	30,145,000.00
July 2021	30,145,000.00
August 2021	30,145,000.00
September 2021	30,145,000.00
October 2021	30,145,000.00
November 2021	30,145,000.00
December 2021	30,145,000.00
January 2022	30,145,000.00
February 2022	30,145,000.00
March 2022	30,145,000.00
April 2022	30,145,000.00
May 2022	30,145,000.00
June 2022	30,145,000.00
July 2022	30,145,000.00
August 2022	30,145,000.00
September 2022	30,145,000.00
October 2022	30,145,000.00
November 2022	30,145,000.00
December 2022	30,145,000.00
January 2023	30,145,000.00
February 2023	30,145,000.00
March 2023	30,145,000.00
April 2023	30,145,000.00
May 2023	30,145,000.00
June 2023	30,145,000.00
July 2023	30,145,000.00
August 2023	30,145,000.00
September 2023	30,145,000.00
October 2023	30,145,000.00
November 2023	30,145,000.00
December 2023	30,145,000.00
January 2024	30,145,000.00
February 2024	30,145,000.00
March 2024	30,145,000.00
April 2024	30,145,000.00

Distribution Date	Class A-SB Planned Principal Balance ($)
May 2024	30,144,909.95
June 2024	29,697,421.81
July 2024	29,209,337.23
August 2024	28,758,122.68
September 2024	28,305,111.69
October 2024	27,811,660.99
November 2024	27,354,879.94
December 2024	26,857,766.17
January 2025	26,397,185.27
February 2025	25,934,770.39
March 2025	25,355,519.66
April 2025	24,888,951.75
May 2025	24,382,328.85
June 2025	23,911,883.71
July 2025	23,401,493.61
August 2025	22,927,140.60
September 2025	22,450,898.37
October 2025	21,934,875.69
November 2025	21,454,679.76
December 2025	20,934,815.57
January 2026	20,450,634.69
February 2026	19,964,525.19
March 2026	19,363,787.05
April 2026	18,873,343.35
May 2026	18,334,329.19
June 2026	17,831,483.31
July 2026	17,288,451.97
August 2026	16,781,438.89
September 2026	16,272,406.34
October 2026	15,723,363.90
November 2026	15,210,115.25
December 2026	14,656,976.35
January 2027	14,139,478.27
February 2027	13,619,918.68
March 2027	12,985,365.15
April 2027	12,461,203.29
May 2027	11,897,460.86
June 2027	11,368,963.27
July 2027	10,801,008.14
August 2027	10,268,140.54
September 2027	9,733,149.79
October 2027	9,158,885.76
November 2027	8,619,473.66
December 2027	8,040,913.75
January 2028	7,497,045.34
February 2028	6,951,009.66
March 2028	6,329,230.22
April 2028	5,778,537.81
May 2028	5,189,017.67
June 2028	4,633,779.73
July 2028	4,039,843.05
August 2028	3,480,023.63
September 2028	2,917,972.95
October 2028	2,317,416.85
November 2028	1,750,730.81
December 2028	1,145,670.88
January 2029	574,312.82
February 2029 and thereafter	0.00

E-1

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No dealer, salesman or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

Summary of Certificates	3
Important Notice Regarding the Offered Certificates	14
Important Notice About Information Presented in this Prospectus	14
Summary of Terms	23
Risk Factors	63
Description of the Mortgage Pool	158
Transaction Parties	264
Credit Risk Retention	340
Description of the Certificates	343
Description of the Mortgage Loan Purchase Agreements	385
Pooling and Servicing Agreement	395
Certain Legal Aspects of Mortgage Loans	528
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	547
Pending Legal Proceedings Involving Transaction Parties	549
Use of Proceeds	549
Yield and Maturity Considerations	549
Material Federal Income Tax Considerations	562
Certain State and Local Tax Considerations	578
Method of Distribution (Underwriter)	579
Incorporation of Certain Information by Reference	582
Where You Can Find More Information	583
Financial Information	583
Certain ERISA Considerations	583
Legal Investment	588
Legal Matters	589
Ratings	589
Index of Defined Terms	592

Until ninety days after the date of this prospectus, all dealers that buy, sell or trade the offered certificates, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

$869,210,000
(Approximate)

Banc of America Merrill
Lynch Commercial Mortgage
Inc.

Depositor

BANK 2019-BNK18

Issuing Entity

Commercial Mortgage Pass-Through
Certificates,
Series 2019-BNK18

Class A-1	$17,790,000
Class A-2	$32,774,000
Class A-SB	$30,145,000
Class A-3	$265,700,000
Class A-4	$343,049,000
Class X-A	$689,458,000
Class X-B	$179,752,000
Class A-S	$89,876,000
Class B	$49,247,000
Class C	$40,629,000

PROSPECTUS

BofA Merrill Lynch
Co-Lead Manager and Joint Bookrunner

Wells Fargo Securities

Co-Lead Manager and Joint Bookrunner

Morgan Stanley

Co-Lead Manager and Joint Bookrunner

Academy Securities, Inc.

Co-Manager

Drexel Hamilton

Co-Manager

May 22, 2019